FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-190246-04

The Information in this free writing prospectus is not complete and may be amended prior to the time of sale.  This free writing prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

THIS FREE WRITING PROSPECTUS, DATED APRIL 21, 2014, MAY BE AMENDED OR COMPLETED PRIOR TO TIME OF SALE (THIS FREE WRITING PROSPECTUS ACCOMPANIES THE ATTACHED PROSPECTUS DATED DECEMBER 6, 2013)

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-190246) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 866-400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

$1,088,661,000 (Approximate)
JPMBB Commercial Mortgage Securities Trust 2014-C19
Issuing Entity
J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor
JPMorgan Chase Bank, National Association
Barclays Bank PLC
KeyBank National Association
Starwood Mortgage Funding II LLC
Sponsors and Mortgage Loan Sellers
Commercial Mortgage Pass-Through Certificates, Series 2014-C19

J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Commercial Mortgage Pass-Through Certificates, Series 2014-C19 consisting of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C and Class EC certificates. The certificates (which are comprised of the certificates offered by this free writing prospectus and the Class A-2FL, Class A-2FX, Class X-C, Class D, Class E, Class F, Class NR, Class CSQ and Class R certificates) represent the beneficial ownership interests in the issuing entity, which will be a trust named JPMBB Commercial Mortgage Securities Trust 2014-C19. The assets of the trust will primarily consist of a pool of fixed rate commercial mortgage loans, which are generally the sole source of payments on the certificates. Credit enhancement will be provided solely by certain classes of subordinate certificates that will be subordinate to certain classes of senior certificates as described under “Description of the Certificates—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus. Each class of certificates will be entitled to receive monthly distributions of interest and/or principal on the 4th business day following the 11th day of each month (or if the 11th is not a business day, the next business day), commencing in June 2014.

	Initial Class Certificate Balance or Notional Amount(1)	Initial Approx. Pass-Through Rate	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Expected Ratings (Fitch/S&P/KBRA)(5)	Rated Final Distribution Date(3)
Class A-1	$67,211,000%		(6)	January 2019	AAAsf / AAA(sf) / AAA(sf)	April 2047
Class A-2	$318,698,000%		(6)	April 2019	AAAsf / AAA(sf) / AAA(sf)	April 2047
Class A-3	$112,365,000%		(6)	April 2021	AAAsf / AAA(sf) / AAA(sf)	April 2047
Class A-4	$276,298,000%		(6)	April 2024	AAAsf / AAA(sf) / AAA(sf)	April 2047
Class A-SB	$62,128,000%		(6)	December 2023	AAAsf / AAA(sf) / AAA(sf)	April 2047
Class X-A	$1,085,370,000	(7)%	Variable(8)	April 2024	AAAsf / AAA(sf) / AAA(sf)	April 2047
Class X-B	$89,860,000	(7)%	Variable(8)	April 2024	AA-sf / AA-(sf) / AAA(sf)	April 2047
Class A-S(9)	$98,670,000	(10)%	(6)	April 2024	AAAsf / AAA(sf) / AAA(sf)	April 2047
Class B(9)	$89,860,000	(10)%	(6)	April 2024	AA-sf / AA-(sf) / AA-(sf)	April 2047
Class C(9)	$63,431,000	(10)%	(6)	April 2024	A-sf / A-(sf) / A-(sf)	April 2047
Class EC(9)(11)	$251,961,000	(10)%	N/A(12)	April 2024	A-sf / A-(sf) / A-(sf)	April 2047

(Footnotes on table on page S-3)

You should carefully consider the risk factors beginning on page S-59 of this free writing prospectus and page 9 of the prospectus.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency, instrumentality or private issuer or any other person or entity.

The certificates will represent interests in the issuing entity only. They will not represent interests in or obligations of the sponsors, depositor, any of their affiliates or any other entity.

The United States Securities and Exchange Commission and state regulators have not approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this free writing prospectus or the accompanying prospectus. Any representation to the contrary is a criminal offense. J.P. Morgan Chase Commercial Mortgage Securities Corp. will not list the offered certificates on any securities exchange or on any automated quotation system of any securities association.

The underwriters, J.P. Morgan Securities LLC, Barclays Capital Inc. and KeyBanc Capital Markets Inc. will purchase the offered certificates from J.P. Morgan Chase Commercial Mortgage Securities Corp. and will offer them to the public at negotiated prices, plus, in certain cases, accrued interest, determined at the time of sale. J.P. Morgan Securities LLC and Barclays Capital Inc. are acting as co-lead managers and joint bookrunners in the following manner: J.P. Morgan Securities LLC is acting as sole bookrunning manager with respect to approximately 68.5% of each class of offered certificates and Barclays Capital Inc. is acting as sole bookrunning manager with respect to approximately 31.5% of each class of offered certificates. KeyBanc Capital Markets Inc. is acting as co-manager for this offering.

The underwriters expect to deliver the offered certificates to purchasers in book-entry form only through the facilities of The Depository Trust Company in the United States and Clearstream Banking, société anonyme and Euroclear Bank, as operator of the Euroclear System, in Europe, against payment in New York, New York on or about May 21, 2014.

J.P. Morgan		Barclays
Co-Lead Manager and Joint Bookrunner		Co-Lead Manager and Joint Bookrunner
KeyBanc Capital Markets
Co-Manager

April [__], 2014

JPMBB Commercial Mortgage Securities Trust 2014-C19

Commercial Mortgage Pass-Through Certificates, Series 2014-C19

Utah
1 property
$22,971,274
1.6% of total
North Dakota
1 property
$11,481,695
0.8% of total
Illinois
27 properties
$65,138,108
4.6% of total
Indiana
5 properties
$84,820,618
6.0% of total
Michigan
6 properties
$56,419,650
4.0% of total
Pennsylvania
5 properties
$144,650,889
10.3% of total
New York
2 properties
$170,000,000
12.1% of total
Massachusetts
3 properties
$16,624,372
1.2% of total
Connecticut
1 property
$5,800,000
0.4% of total
Ohio
2 properties
$19,935,458
1.4% of total
New Jersey
3 properties
$29,084,421
2.1% of total
Nevada
2 properties
$43,500,000
3.1% of total
Maryland
2 properties
$97,591,168
6.9% of total
Washington, D.C.
1 property
$10,200,000
0.7% of total
Virginia
3 properties
$58,710,274
4.2% of total
North Carolina
4 properties
$26,540,405
1.9% of total
California
10 properties
$302,848,118
21.5% of total
South Carolina
2 properties
$12,321,662
0.9% of total
Colorado
2 properties
$16,368,835
1.2% of total
Georgia
3 properties
$25,646,194
1.8% of total
Louisiana
1 property
$33,000,000
2.3% of total
Alabama
1 property
$11,100,000
0.8% of total
Texas
5 properties
$58,009,392
4.1% of total
Kentucky
2 properties
$38,455,000
2.7% of total
Tennessee
3 properties
$15,570,000
1.1% of total
Florida
3 properties
$32,784,235
2.3% of total
Percentage of Initial Pool Balance
0.4% – 2.0%
2.1% – 10.0%
10.1% – 21.5%

SUMMARY OF CERTIFICATES

Class	Initial Class Certificate Balance or Notional Amount(1)		Approx. Initial Credit Support(2)	Pass-Through Rate Description	Assumed Final Distribution Date(3)	Initial Approx. Pass- Through Rate	Weighted Average Life (Yrs.)(4)	Expected Ratings (Fitch/S&P/KBRA)(5)	Principal Window(4)
Offered Certificates
A-1	$67,211,000		30.000%	(6)	January 2019%		2.63	AAAsf / AAA(sf) / AAA(sf)	6/14-1/19
A-2	$318,698,000		30.000%	(6)	April 2019%		4.85	AAAsf / AAA(sf) / AAA(sf)	1/19-4/19
A-3	$112,365,000		30.000%	(6)	April 2021%		6.90	AAAsf / AAA(sf) / AAA(sf)	4/21-4/21
A-4	$276,298,000		30.000%	(6)	April 2024%		9.74	AAAsf / AAA(sf) / AAA(sf)	12/23-4/24
A-SB	$62,128,000		30.000%	(6)	December 2023%		7.14	AAAsf / AAA(sf) / AAA(sf)	1/19-12/23
X-A	$1,085,370,000	(7)	N/A	Variable(8)	April 2024%		N/A	AAAsf / AAA(sf) / AAA(sf)	N/A
X-B	$89,860,000	(7)	N/A	Variable(8)	April 2024%		N/A	AA-sf / AA-(sf) / AAA(sf)	N/A
A-S(9)	$98,670,000	(10)	23.000%	(6)	April 2024%		9.90	AAAsf / AAA(sf) / AAA(sf)	4/24-4/24
B(9)	$89,860,000	(10)	16.625%	(6)	April 2024%		9.90	AA-sf / AA-(sf) / AA-(sf)	4/24-4/24
C(9)	$63,431,000	(10)	12.125%	(6)	April 2024%		9.90	A-sf / A-(sf) / A-(sf)	4/24-4/24
EC(9)(11)	$251,961,000	(10)	12.125%	N/A(12)	April 2024%		9.90	A-sf / A-(sf) / A-(sf)	4/24-4/24
Non-Offered Certificates(13)
A-2FL	$150,000,000	(14)	30.000%	Floating(15)	April 2019%		4.85	AAAsf / NR / AAA(sf)	1/19-4/19
A-2FX	$0	(14)	30.000%	Fixed	April 2019%		4.85	AAAsf / AAA(sf) / AAA(sf)	1/19-4/19
X-C	$105,717,769	(16)	N/A	Variable(17)	April 2029%		N/A	NR / NR / NR	N/A
D	$65,193,000		7.500%	(6)	April 2024%		9.90	BBB-sf / NR / BBB-(sf)	4/24-4/24
E	$31,715,000		5.250%	(6)	April 2024%		9.90	BBsf / NR / BB(sf)	4/24-4/24
F	$17,620,000		4.000%	(6)	April 2024%		9.90	Bsf / NR / B(sf)	4/24-4/24
NR	$56,382,769		0.000%	(6)	April 2029%		10.66	NR / NR / NR	4/24-4/29
CSQ(18)	$21,703,000		0.000%	(6)	April 2034%		17.66	NR / BBB(sf) / NR	4/29-4/34

(1)	Approximate, subject to a permitted variance of plus or minus 5%.

(2)
The initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2, Class A-2FL, Class A-2FX, Class A-3, Class A-4 and Class A-SB certificates, are represented in the aggregate.  The initial credit support for each class of certificates presented in the table does not include the non-pooled component of the Centreville Square mortgage loan. No class of certificates will provide any credit support to the Class A-2FL certificates for any failure by the swap counterparty to make the payment under the related swap contract.

(3)
The assumed final distribution dates set forth in this free writing prospectus have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus. The rated final distribution date for each class of offered certificates is the distribution date in April 2047. See “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus.

(4)
The weighted average life and period during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates (other than the Class X-A, Class X-B and Class X-C certificates) are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in this free writing prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates of the mortgage loans.

(5)
Ratings shown are those of Fitch Ratings, Inc., Standard & Poor’s Ratings Services and Kroll Bond Rating Agency, Inc.  Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates.  We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign.  See “Risk Factors—Ratings of the Certificates” and “Ratings” in this free writing prospectus.  Fitch Ratings, Inc., Standard & Poor’s Ratings Services and Kroll Bond Rating Agency, Inc. (each a “Rating Agency” and collectively, the “Rating Agencies”) have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The Depositor and the Underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the Rating Agencies on their internet websites. Important disclaimer: Credit ratings referenced throughout this material are forward-looking opinions about credit risk and express an agency’s opinion about the ability of and willingness of an issuer of securities to meet its financial obligations in full and on time.  Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value, or an indication of the suitability of an investment.

(6)
The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates and the Class A-2FL/2FX regular interest on each distribution date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (other than the non-pooled component of the Centreville Square mortgage loan, and in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(7)
The notional amount of the Class X-A certificates will be equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) and the Class A-2FL/2FX regular interest. The notional amount of the Class X-B certificates will be equal to the certificate balance of the Class B certificates (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates). The Class X-A and Class X-B certificates will not be entitled to distributions of principal.

(8)
The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (other than the non-pooled component of the Centreville Square mortgage loan, and in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates and the Class A-2FL/2FX regular interest, weighted on the basis of their respective certificate balances immediately prior to that distribution date and calculated without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates.  The pass-through rate for the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (other than the non-pooled component of the Centreville Square mortgage loan, and in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class B certificates for that distribution date. See “Description of the Certificates—Distributions” in this free writing prospectus.

(9)
A holder of Class A-S, Class B and Class C certificates may exchange and convert such classes of certificates (on an aggregate basis) for a related amount of Class EC certificates, and a holder of Class EC certificates may exchange and convert that Class for a ratable portion of each class of Class A-S, Class B and Class C certificates.

(10)
The initial certificate balance of any of the Class A-S, Class B or Class C certificates represents the principal balance of such class without giving effect to any exchange and conversion for Class EC certificates. The initial certificate balance of the Class EC certificates is equal to the aggregate of the initial certificate balances of the Class A-S, Class B and Class C certificates and represents the maximum principal balance of such class that could be issued in an exchange and conversion. In the event that none of the Class A-S, Class B and Class C certificates are converted to Class EC certificates, the Class EC certificate balance would be equal to zero. Other than for federal income tax purposes, any exchange of (i) a portion of the Class A-S, Class B or Class C certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component class of Class A-S, Class B and Class C certificates for, and an increase, on a dollar-for-dollar basis, of the certificate balance of the Class EC certificates, and (ii) any amount of the Class EC certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the certificate balance of the Class EC certificates converted and an increase, on a dollar-for-dollar basis, of a proportionate share of the related certificate balances of each class of Class A-S, Class B and Class C certificates.

(11)
Although the Class EC certificates are listed below the Class C certificates in the chart, the Class EC certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C certificates. For purposes of determining the approximate initial credit support for Class EC certificates, the calculation is based on the aggregate initial class certificate balance of the Class A-S, Class B and Class C certificates as if they were a single class.

(12)
The Class EC certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest that would otherwise be distributable on the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates.  The effective pass-through rate applicable to the Class EC certificates for the initial distribution date is approximately          % per annum.

(13)	The Class R certificates are not represented in the above table.

(14)
The Class A-2FL certificates will evidence a beneficial interest in a grantor trust that includes the Class A-2FL/2FX regular interest and an interest rate swap contract. Under certain circumstances, holders of the Class A-2FL certificates may exchange all or a portion of their certificates for an equal principal amount of Class A-2FX certificates having the same pass-through rate as the Class A-2FL/2FX regular interest. The certificate balance of the Class A-2FL certificates may be adjusted from time to time as a result of such an exchange. The aggregate certificate balances of the Class A-2FX certificates and Class A-2FL certificates will at all times equal the certificate balance of the Class A-2FL/2FX regular interest. The certificate balance of the Class A-2FX certificates will initially be $0.

(15)
For each interest accrual period other than the initial interest accrual period, LIBOR for the Class A-2FL Certificates will be determined on the date that is two LIBOR business days prior to the commencement of such interest accrual period. For the initial interest accrual period, LIBOR for the Class A-2FL Certificates will be determined two LIBOR business days prior to the Closing Date.

(16)
The notional amount of the Class X-C certificates will be equal to the aggregate of the certificate balances of the Class E, Class F and Class NR certificates. The Class X-C certificates will not be entitled to distributions of principal.

(17)
The pass-through rate for the Class X-C certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (other than the non-pooled component of the Centreville Square mortgage loan, and in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class E, Class F and Class NR certificates, weighted on the basis of their respective certificate balances immediately prior to that distribution date. See “Description of the Certificates—Distributions” in this free writing prospectus.

(18)
The Class CSQ certificates will only receive distributions from, and will only incur losses with respect to, the non-pooled component of the Centreville Square mortgage loan.  Such class will share in losses and shortfalls on the related componentized mortgage loan.  See “Description of the Mortgage Pool—Componentized Mortgage Loan” in this free writing prospectus.

The Class A-2FL, Class A-2FX, Class X-C, Class D, Class E, Class F, Class NR, Class CSQ and Class R certificates are not offered by this free writing prospectus.  Any information in this free writing prospectus concerning certificates other than the offered certificates is presented solely to enhance your understanding of the offered certificates.

SUMMARY OF CERTIFICATES	S-3	Multifamily Properties Have Special
IMPORTANT NOTICE REGARDING		Risks	S-71
THE OFFERED CERTIFICATES	S-9	Hotel Properties Have Special Risks	S-73
IMPORTANT NOTICE ABOUT		Risks Relating to Affiliation with a
INFORMATION PRESENTED IN		Franchise or Hotel Management
THIS FREE WRITING		Company	S-74
PROSPECTUS AND THE		Industrial Properties Have Special
ACCOMPANYING PROSPECTUS	S-10	Risks	S-75
SUMMARY OF TERMS	S-14	Manufactured Housing Community
RISK FACTORS	S-59	Properties Have Special Risks	S-76
Combination or “Layering” of		Self-Storage Properties Have
Multiple Risks May Significantly		Special Risks	S-78
Increase Risk of Loss	S-59	Mixed Use Facilities Have Special
The Offered Certificates May Not Be		Risks	S-78
a Suitable Investment for You	S-59	Risks of Lease Early Termination
The Credit Crisis and Downturn in		Options	S-79
the Real Estate Market Have		Geographic Concentration Entails
Adversely Affected and May		Risks	S-80
Continue To Adversely Affect		Risks Relating to Mortgage Loan
the Value of Commercial		Concentrations and Borrower-
Mortgage-Backed Securities	S-59	Sponsor Concentrations	S-81
Market Considerations and Limited		The Borrower’s Form of Entity May
Liquidity	S-60	Cause Special Risks	S-83
Legal and Regulatory Provisions		Tenancies-in-Common May Hinder
Affecting Investors Could		Recovery	S-86
Adversely Affect the Liquidity of		Additional Debt or the Ability To
the Certificates	S-61	Incur Other Borrowings Entails
The Volatile Economy and Credit		Risk	S-86
Crisis May Increase Loan		Borrower May Be Unable To Repay
Defaults and Affect the Value		Remaining Principal Balance on
and Liquidity of Your Investment	S-63	Maturity Date or Anticipated
The Prospective Performance of the		Repayment Date; Longer
Mortgage Loans Included in the		Amortization Schedules and
Trust Fund Should Be		Interest-Only Provisions Create
Evaluated Separately from the		Risks	S-88
Performance of the Mortgage		Tenant Concentration Entails Risk	S-90
Loans in Any of Our Other		Certain Additional Risks Relating to
Trusts	S-65	Tenants	S-91
Commercial Lending Is Dependent		Options and Other Purchase Rights
Upon Net Operating Income	S-65	May Affect Value or Hinder
Risks Relating to Underwritten Net		Recovery with Respect to the
Cash Flow	S-66	Mortgaged Properties	S-93
Limited Information Causes		Risks Related to Redevelopment
Uncertainty	S-67	and Renovation at the
No Reunderwriting of the Mortgage		Mortgaged Properties	S-93
Loans	S-67	Mortgaged Properties Leased to
Risks Associated with Commercial		Borrowers or Borrower Affiliated
Real Estate Lending	S-67	Entities Also Have Risks	S-94
Risks Associated with Retail		Tenant Bankruptcy Entails Risks	S-94
Properties	S-68	Mortgage Loans Are Nonrecourse
Office Properties Have Special		and Are Not Insured or
Risks	S-70	Guaranteed	S-95

Lack of Skillful Property		The Servicing of the 55
Management Entails Risks	S-96	Broadway Whole Loan Will
The Performance of a Mortgage		Shift to Others	S-111
Loan and the Related		Potential Conflicts of Interest of
Mortgaged Property Depends in		the Directing
Part on Who Controls the		Certificateholder	S-112
Borrower and the Related		Conflicts Between
Mortgaged Property	S-96	Certificateholders and the
Some Mortgaged Properties May		Holder of a Companion
Not Be Readily Convertible to		Loan	S-112
Alternative Uses	S-96	Potential Conflicts of Interest of
Condominiums and Master		the Underwriters and Their
Developments May Limit Use		Affiliates	S-113
and Improvements	S-97	Other Possible Conflicts of
Mortgage Loans Secured by		Interest	S-114
Leasehold Interests May		Potential Conflicts of Interest in
Expose Investors to Greater		the Selection of the
Risks of Default and Loss	S-98	Mortgage Loans	S-116
Limitations of Appraisals	S-98	Your Lack of Control Over the Trust
Different Timing of Mortgage Loan		Can Adversely Impact Your
Amortization Poses Certain		Investment	S-116
Risks	S-98	Special Servicer May Be Directed
Environmental Risks Relating to the		To Take Actions	S-118
Mortgaged Properties	S-99	The Sponsors, the Depositor and
Availability of Earthquake, Flood		the Trust Are Subject to
and Other Insurance	S-102	Bankruptcy or Insolvency Laws
Risks Associated with Blanket		That May Affect the Trust
Insurance Policies or Self-		Fund’s Ownership of the
Insurance	S-102	Mortgage Loans	S-120
Availability of Terrorism Insurance	S-103	Risks Relating to the Exchangeable
Zoning Compliance, Use		Certificates and Class EC
Restrictions and Condemnation		Certificates	S-120
May Adversely Affect Property		Risks Relating to Prepayments and
Value	S-104	Repurchases	S-121
Risks Related to Historic Tax		Optional Early Termination of the
Credits	S-105	Trust Fund May Result in an
Increases in Real Estate Taxes Due		Adverse Impact on Your Yield or
to Termination of a PILOT		May Result in a Loss	S-124
Program or Other Tax		The Mortgage Loan Sellers May Not
Abatement Arrangements May		Be Able To Make a Required
Reduce Net Cash Flow and		Repurchase or Substitution of a
Payments to Certificateholders	S-106	Defective Mortgage Loan	S-125
Litigation or Other Legal		Realization on Certain Mortgage
Proceedings Could Adversely		Loans May Be Adversely
Affect the Mortgage Loans	S-106	Affected by the Rights of the
Certain of the Mortgage Loans Lack		Holder of the Related
Customary Provisions	S-107	Subordinate Companion Loan
Potential Conflicts of Interest	S-107	or Mezzanine Lender	S-125
Potential Conflicts of Interest of		Limited Obligations	S-126
the Sponsors and Mortgage		Changes to Accounting Standards
Loan Sellers	S-107	and Regulatory Restrictions
Potential Conflicts of Interest of		Could Have an Adverse Impact
the Master Servicer and the		on the Certificates	S-126
Special Servicer	S-109	Tax Consequences Related to
		Foreclosure	S-126
		State and Local Tax Considerations	S-127

Ratings of the Certificates	S-127	Releases of Individual
DESCRIPTION OF THE MORTGAGE		Mortgaged Properties	S-194
POOL	S-130	Other Releases	S-198
General	S-130	“Due-on-Sale” and “Due-on-
Mortgage Pool Characteristics	S-131	Encumbrance” Provisions	S-198
General	S-131	Hazard, Liability and Other
Fee & Leasehold Estates;		Insurance	S-201
Ground Leases	S-133	Additional Mortgage Loan
Mortgage Loan Concentrations	S-134	Information	S-202
Cross-Collateralized Mortgage		Sale of Mortgage Loans; Mortgage
Loans; Multi-Property		File Delivery	S-208
Mortgage Loans and		Representations and Warranties;
Related Borrower Mortgage		Repurchases and Substitutions	S-209
Loans	S-135	Lockbox Accounts	S-212
Tenancies-in-Common	S-137	TRANSACTION PARTIES	S-214
Property Type Concentrations	S-138	The Sponsors and Mortgage Loan
Geographic Concentrations	S-141	Sellers	S-214
Additional Debt	S-142	JPMorgan Chase Bank,
The Whole Loans	S-149	National Association	S-214
The Outlets at Orange Whole		Barclays Bank PLC	S-224
Loan and the 470 Vanderbilt		KeyBank National Association	S-229
Avenue Whole Loan	S-149	Starwood Mortgage Funding II
The Arundel Mills & Marketplace		LLC	S-235
Whole Loan	S-152	The Depositor	S-241
The 55 Broadway Whole Loan	S-156	The Trust	S-241
The Gumberg Retail Portfolio		The Trustee and the Certificate
Whole Loan	S-160	Administrator	S-242
The Marriott Anaheim Whole		Resignation and Removal of the
Loan	S-167	Trustee and the Certificate
Componentized Mortgage Loan	S-171	Administrator	S-245
Net Cash Flow and Certain		The Master Servicer	S-245
Underwriting Considerations	S-173	The 2014-C18 Special Servicer	S-248
Mortgaged Property Considerations	S-175	The Special Servicer	S-251
Environmental Considerations	S-175	Replacement of the Special Servicer	S-253
Property Renovation Issues	S-176	Servicing and Other Compensation
Litigation Considerations;		and Payment of Expenses	S-255
Bankruptcy Issues and		The Senior Trust Advisor	S-265
Other Proceedings	S-177	DESCRIPTION OF THE
Tenant Issues	S-181	CERTIFICATES	S-266
Purchase Options, Rights of		General	S-266
First Refusal and Rights of		Exchanges of Exchangeable
First Offer	S-183	Certificates and Class EC
Additional Considerations	S-184	Certificates	S-269
Assessments of Property Value and		Exchanges	S-269
Condition	S-185	Procedures and Fees	S-270
Appraisals	S-185	Book-Entry Registration and
Engineering Reports	S-187	Definitive Certificates	S-271
Zoning and Building Code		List of Certificateholders	S-273
Compliance and		Distributions	S-273
Condemnation	S-187	Allocation of Yield Maintenance
Certain Terms and Conditions of the		Charges and Prepayment
Mortgage Loans	S-188	Premiums	S-288
ARD Loans	S-193	Assumed Final Distribution Date;
Defeasance; Collateral		Rated Final Distribution Date	S-290
Substitution; Property		Subordination; Allocation of
Releases	S-193	Collateral Support Deficit	S-290

Advances	S-294	Servicer, the Senior Trust
Appraisal Reductions	S-298	Advisor and the Depositor	S-344
Reports to Certificateholders;		Rating Agency Confirmations	S-346
Certain Available Information	S-302	Evidence as to Compliance	S-348
Voting Rights	S-311	Servicer Termination Events	S-349
Termination; Retirement of		Rights Upon Servicer Termination
Certificates	S-311	Event	S-350
SERVICING OF THE MORTGAGE		Amendment	S-352
LOANS	S-312	CERTAIN AFFILIATIONS,
General	S-312	RELATIONSHIPS AND RELATED
The Directing Certificateholder	S-317	TRANSACTIONS INVOLVING
Limitation on Liability of Directing		TRANSACTION PARTIES	S-355
Certificateholder	S-322	PENDING LEGAL PROCEEDINGS
The Senior Trust Advisor	S-322	INVOLVING TRANSACTION
Consultation Duties of the		PARTIES	S-356
Senior Trust Advisor After a		YIELD AND MATURITY
Control Event	S-325	CONSIDERATIONS	S-356
Replacement of the Special		Yield Considerations	S-356
Servicer	S-326	Weighted Average Life	S-360
Termination and Resignation of		Yield Sensitivity of the Class X-A
the Senior Trust Advisor	S-326	and Class X-B Certificates	S-366
Senior Trust Advisor		Pre-Tax Yield to Maturity Tables	S-367
Compensation	S-328	MATERIAL FEDERAL INCOME TAX
Maintenance of Insurance	S-328	CONSEQUENCES	S-370
Modifications, Waivers and		General	S-370
Amendments	S-331	Tax Status of Offered Certificates	S-371
Mortgage Loans with “Due-on-Sale”		Taxation of Offered Certificates	S-371
and “Due-on-Encumbrance”		Taxation of the Class EC
Provisions	S-333	Certificates	S-372
Realization Upon Defaulted		Taxation of Foreign Investors	S-373
Mortgage Loans	S-334	Further Information	S-373
Servicing of The Arundel Mills &		CERTAIN STATE AND LOCAL TAX
Marketplace Mortgage Loan	S-338	CONSIDERATIONS	S-373
Servicing of the 55 Broadway		CERTAIN ERISA CONSIDERATIONS	S-374
Mortgage Loan	S-341	CERTAIN LEGAL ASPECTS OF THE
Servicing of The Marriott Anaheim		MORTGAGE LOANS	S-376
Mortgage Loan	S-342	LEGAL INVESTMENT	S-377
Inspections; Collection of Operating		LEGAL MATTERS	S-378
Information	S-343	RATINGS	S-378
Certain Matters Regarding the		INDEX OF DEFINED TERMS	S-380
Master Servicer, the Special

ANNEX A-1	CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-2	CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES
ANNEX A-3	DESCRIPTION OF TOP TEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN INFORMATION
ANNEX B	FORM OF REPORT TO CERTIFICATEHOLDERS
ANNEX C	FORM OF SENIOR TRUST ADVISOR ANNUAL REPORT
ANNEX D-1	MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX D-2	EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES
ANNEX E	CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE
ANNEX F	PRINCIPAL PAYMENT SCHEDULE FOR THE CENTREVILLE SQUARE MORTGAGE LOAN
ANNEX G	PRINCIPAL PAYMENT SCHEDULE FOR THE FEDEX DISTRIBUTION – ROSEVILLE MORTGAGE LOAN
ANNEX H	PRINCIPAL PAYMENT SCHEDULE FOR THE IPCC WALGREENS WESTAMPTON MORTGAGE LOAN

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

THE OFFERED CERTIFICATES REFERRED TO IN THESE MATERIALS, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THE OFFERED CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THIS FREE WRITING PROSPECTUS OR MAY BE ISSUED WITH CHARACTERISTICS THAT DIFFER FROM THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. THE UNDERWRITERS’ OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT ONE OR MORE CONDITIONS ARE NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

EACH PROSPECTIVE INVESTOR HAS REQUESTED THAT THE UNDERWRITERS PROVIDE TO SUCH PROSPECTIVE INVESTOR INFORMATION IN CONNECTION WITH SUCH PROSPECTIVE INVESTOR’S CONSIDERATION OF THE PURCHASE OF CERTAIN OFFERED CERTIFICATES DESCRIBED IN THESE MATERIALS. THESE MATERIALS ARE BEING PROVIDED TO EACH PROSPECTIVE INVESTOR FOR INFORMATION PURPOSES ONLY IN RESPONSE TO SUCH PROSPECTIVE INVESTOR’S SPECIFIC REQUEST, THE UNDERWRITERS DESCRIBED IN THESE MATERIALS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY SECURITY OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION CONTAINED IN THIS FREE WRITING PROSPECTUS SUPERSEDES ANY PREVIOUS SUCH INFORMATION DELIVERED TO ANY PROSPECTIVE INVESTOR AND WILL BE SUPERSEDED BY INFORMATION DELIVERED TO SUCH PROSPECTIVE INVESTOR PRIOR TO THE TIME OF SALE.

THIS FREE WRITING PROSPECTUS DOES NOT CONTAIN ALL INFORMATION THAT IS REQUIRED TO BE INCLUDED IN THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS FREE WRITING
PROSPECTUS AND THE ACCOMPANYING PROSPECTUS

Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates.  References in the accompanying prospectus to “prospectus supplement” should, in general, be treated as references to this free writing prospectus insofar as they relate to the certificates offered by this free writing prospectus.

You should rely only on the information contained in this free writing prospectus and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus and the prospectus. The information contained in this free writing prospectus is accurate only as of the date of this free writing prospectus.

This free writing prospectus begins with several introductory sections describing the certificates and the trust in abbreviated form:

Summary of Certificates, commencing on page S-3 of this free writing prospectus, which sets forth important statistical information relating to the certificates;

Summary of Terms, commencing on page S-14 of this free writing prospectus, which gives a brief introduction of the key features of the certificates and a description of the underlying mortgage loans; and

Risk Factors, commencing on page S-59 of this free writing prospectus, which describe risks that apply to the certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

This free writing prospectus and the accompanying prospectus include cross references to Sections in these materials where you can find further related discussions. The Tables of Contents in this free writing prospectus and the prospectus identify the pages where these Sections are located.

Certain capitalized terms are defined and used in this free writing prospectus and the prospectus to assist you in understanding the terms of the offered certificates and this offering.  The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page S-380 of this free writing prospectus. The capitalized terms used in the prospectus are defined on the pages indicated under the caption “Index of Defined Terms” commencing on page 132 of the prospectus.

All annexes and schedules attached to this free writing prospectus are a part of this free writing prospectus.

In this free writing prospectus, the terms “depositor,” “we,” “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted.

EUROPEAN ECONOMIC AREA

THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ANY OFFER OF CERTIFICATES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE PROSPECTUS DIRECTIVE (EACH, A “RELEVANT MEMBER STATE”) WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE PROSPECTUS DIRECTIVE (AS DEFINED BELOW) FROM THE REQUIREMENT TO PUBLISH A PROSPECTUS FOR OFFERS OF CERTIFICATES.  ACCORDINGLY ANY PERSON MAKING OR INTENDING TO MAKE AN OFFER IN THAT RELEVANT MEMBER STATE OF CERTIFICATES WHICH ARE THE SUBJECT OF AN OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS AS COMPLETED BY FINAL TERMS IN RELATION TO THE OFFER OF THOSE CERTIFICATES MAY ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE IN RELATION TO SUCH OFFER.

NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS HAS AUTHORIZED, NOR DOES ANY OF THEM AUTHORIZE, THE MAKING OF ANY OFFER OF CERTIFICATES IN CIRCUMSTANCES IN WHICH AN OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR AN UNDERWRITER TO PUBLISH OR SUPPLEMENT A PROSPECTUS FOR SUCH OFFER.

FOR THE PURPOSES OF THIS PROVISION AND THE PROVISION IMMEDIATELY BELOW, THE EXPRESSION “PROSPECTUS DIRECTIVE” MEANS DIRECTIVE 2003/71/EC (AND AMENDMENTS THERETO, INCLUDING THE 2010 PD AMENDING DIRECTIVE, TO THE EXTENT IMPLEMENTED IN THE RELEVANT MEMBER STATE), AND INCLUDES ANY RELEVANT IMPLEMENTING MEASURE IN THE RELEVANT MEMBER STATE AND THE EXPRESSION “2010 PD AMENDING DIRECTIVE” MEANS DIRECTIVE 2010/73/EU.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

IN RELATION TO EACH RELEVANT MEMBER STATE, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT, WITH EFFECT FROM AND INCLUDING THE DATE ON WHICH THE PROSPECTUS DIRECTIVE IS IMPLEMENTED IN THAT RELEVANT MEMBER STATE, IT HAS NOT MADE AND WILL NOT MAKE AN OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC IN THAT RELEVANT MEMBER STATE OTHER THAN:

(A)   TO ANY LEGAL ENTITY WHICH IS A “QUALIFIED INVESTOR” AS DEFINED IN THE PROSPECTUS DIRECTIVE;

(B)   TO FEWER THAN 100 OR, IF THE RELEVANT MEMBER STATE HAS IMPLEMENTED THE RELEVANT PROVISION OF THE 2010 PD AMENDING DIRECTIVE, 150, NATURAL OR LEGAL PERSONS (OTHER THAN “QUALIFIED INVESTORS” AS DEFINED IN THE PROSPECTUS DIRECTIVE) SUBJECT TO OBTAINING THE PRIOR CONSENT OF THE RELEVANT UNDERWRITER OR UNDERWRITERS NOMINATED BY THE ISSUING ENTITY FOR ANY SUCH OFFER; OR

(C)   IN ANY OTHER CIRCUMSTANCES FALLING WITHIN ARTICLE 3(2) OF THE PROSPECTUS DIRECTIVE;

PROVIDED THAT NO SUCH OFFER OF THE OFFERED CERTIFICATES REFERRED TO IN CLAUSES (A) TO (C) ABOVE SHALL REQUIRE THE DEPOSITOR, THE ISSUING ENTITY OR ANY UNDERWRITER TO PUBLISH A PROSPECTUS PURSUANT TO ARTICLE 3 OF THE PROSPECTUS DIRECTIVE.

FOR THE PURPOSES OF THE PRIOR PARAGRAPH, THE EXPRESSION AN “OFFER OF THE CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED BY THIS FREE WRITING PROSPECTUS TO THE PUBLIC” IN RELATION TO ANY OFFERED CERTIFICATE IN ANY RELEVANT MEMBER STATE MEANS THE COMMUNICATION IN ANY FORM AND BY ANY MEANS OF SUFFICIENT INFORMATION ON THE TERMS OF THE OFFER AND THE CERTIFICATES TO BE OFFERED SO AS TO ENABLE AN INVESTOR TO DECIDE TO PURCHASE OR SUBSCRIBE TO THE OFFERED CERTIFICATES, AS THE SAME MAY BE VARIED IN THAT RELEVANT MEMBER STATE BY ANY MEASURE IMPLEMENTING THE PROSPECTUS DIRECTIVE IN THAT RELEVANT MEMBER STATE.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

UNITED KINGDOM SELLING RESTRICTIONS

EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT:

(A)   IT HAS ONLY COMMUNICATED OR CAUSED TO BE COMMUNICATED AND WILL ONLY COMMUNICATE OR CAUSE TO BE COMMUNICATED AN INVITATION OR INDUCEMENT TO ENGAGE IN INVESTMENT ACTIVITY (WITHIN THE MEANING OF SECTION 21 OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”)) RECEIVED BY IT IN CONNECTION WITH THE ISSUE OR SALE OF THE CERTIFICATES IN CIRCUMSTANCES IN WHICH SECTION 21(1) OF THE FSMA DOES NOT APPLY TO THE ISSUING ENTITY OR THE DEPOSITOR; AND

(B)   IT HAS COMPLIED AND WILL COMPLY WITH ALL APPLICABLE PROVISIONS OF THE FSMA WITH RESPECT TO ANYTHING DONE BY IT IN RELATION TO THE CERTIFICATES IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM.

THE ISSUING ENTITY MAY CONSTITUTE A “COLLECTIVE INVESTMENT SCHEME” AS DEFINED BY SECTION 235 OF THE FSMA THAT IS NOT A “RECOGNIZED COLLECTIVE INVESTMENT SCHEME” FOR THE PURPOSES OF THE FSMA AND THAT HAS NOT BEEN AUTHORIZED OR OTHERWISE APPROVED.  AS AN UNREGULATED SCHEME, THE OFFERED CERTIFICATES CANNOT BE MARKETED IN THE UNITED KINGDOM TO THE GENERAL PUBLIC, EXCEPT IN ACCORDANCE WITH THE FSMA.

THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE FINANCIAL PROMOTION ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “FPO PERSONS”); AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER (ALL SUCH PERSONS TOGETHER BEING REFERRED TO AS “PCIS PERSONS” AND, TOGETHER WITH THE FPO PERSONS, THE “RELEVANT PERSONS”).

THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS.  ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.  ANY PERSONS OTHER THAN RELEVANT PERSONS SHOULD NOT ACT OR RELY ON THIS FREE WRITING PROSPECTUS.

POTENTIAL INVESTORS IN THE UNITED KINGDOM ARE ADVISED THAT ALL, OR MOST, OF THE PROTECTIONS AFFORDED BY THE UNITED KINGDOM REGULATORY SYSTEM WILL NOT APPLY TO AN INVESTMENT IN THE OFFERED CERTIFICATES AND THAT COMPENSATION WILL NOT BE AVAILABLE UNDER THE UNITED KINGDOM FINANCIAL SERVICES COMPENSATION SCHEME.

SUMMARY OF TERMS

This summary highlights selected information from this free writing prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.

Relevant Parties and Dates

Depositor
J.P. Morgan Chase Commercial Mortgage Securities Corp., a Delaware corporation, a wholly-owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, which is a wholly-owned subsidiary of JPMorgan Chase & Co., a Delaware corporation. The depositor’s address is 383 Madison Avenue, 31st Floor, New York, New York 10179, and its telephone number is (212) 272-6858. See “Transaction Parties—The Depositor” in this free writing prospectus.

Issuing Entity
JPMBB Commercial Mortgage Securities Trust 2014-C19, a New York common law trust, to be established on the closing date under the pooling and servicing agreement. For more detailed information, see “Transaction Parties—The Trust” in this free writing prospectus.

Mortgage Loan Sellers
JPMorgan Chase Bank, National Association, a national banking association organized under the laws of the United States of America, Barclays Bank PLC, a public limited company registered in England and Wales, KeyBank National Association, a national banking association organized under the laws of the United States of America, and Starwood Mortgage Funding II LLC, a Delaware limited liability company. JPMorgan Chase Bank, National Association is also an affiliate of each of the depositor and J.P. Morgan Securities LLC, one of the underwriters and an initial purchaser of the non-offered certificates. Barclays Bank PLC is an affiliate of Barclays Capital Inc., one of the underwriters and an initial purchaser of the non-offered certificates. KeyBank National Association, a mortgage loan seller and the master servicer, is an affiliate of KeyBanc Capital Markets Inc., one of the underwriters and an initial purchaser of the non-offered certificates. Starwood Mortgage Funding II LLC is an affiliate of LNR Partners, LLC, the special servicer of the Marriott Anaheim whole loan under the 2014-C18 pooling and servicing agreement (see “Transaction Parties—The 2014-C18 Special Servicer” in this free writing prospectus), and of LNR Securities Holdings, LLC (or its affiliate), which was the purchaser of approximately 15% of the class E, class F, class NR and class Z certificates issued under the 2014-C18 pooling and servicing agreement. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this free writing prospectus.

Sellers of the Mortgage Loans

Seller	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
JPMCB	30	$ 772,697,697	54.8%
Barclays	21	339,638,247	24.1
KeyBank	7	192,955,605	13.7
Starwood	11	104,280,221	7.4
Total	69	$1,409,571,770	100.0%

Master Servicer
KeyBank National Association, will be the master servicer and will be responsible for the master servicing and administration of the mortgage loans and serviced whole loans pursuant to the pooling and servicing agreement. The principal commercial mortgage master servicing offices of KeyBank National Association are located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. See “Transaction Parties—The Master Servicer” in this free writing prospectus.

The Arundel Mills & Marketplace whole loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15, Commercial Mortgage Pass-Through Certificates, Series 2014-C15. The master servicer of the Arundel Mills & Marketplace whole loan under the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 pooling and servicing agreement is Wells Fargo Bank, National Association.

The 55 Broadway whole loan will initially be serviced by the master servicer under the pooling and servicing agreement for this transaction. After the securitization of the 55 Broadway pari passu companion loan, designated as note A-1, the 55 Broadway whole loan will be serviced under, and by the master servicer designated in, the pooling and servicing agreement entered into in connection with that securitization. See “Description of the Mortgage Pool—The 55 Broadway Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the 55 Broadway Mortgage Loan” in this free writing prospectus.

The Marriott Anaheim whole loan will be serviced under the pooling and servicing agreement entered into in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2014-C18, Commercial Mortgage Pass-Through Certificates, Series 2014-C18. The master servicer of the Marriott Anaheim whole loan under the 2014-C18 pooling and servicing agreement is Midland Loan Services, a Division of PNC Bank, National Association.

See “Description of the Mortgage Pool—The Whole Loans—The Arundel Mills & Marketplace Whole Loan”, “—The 55 Broadway Whole Loan”, “— The Marriott Anaheim Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association, will act as special servicer with respect to the mortgage loans and serviced whole loans. The special servicer will be primarily responsible for making decisions and performing certain servicing functions with respect to the mortgage loans and serviced whole loans that, in general, are in default or as to which default is imminent. Midland Loan Services, a Division of PNC Bank, National Association was appointed to be the special servicer by DoubleLine Capital LP. DoubleLine Capital LP (or its affiliate) is expected to be the initial directing certificateholder. DoubleLine Capital LP (or its affiliate) is expected to purchase the Class E, Class F and Class NR certificates and may purchase other classes of certificates.

Midland Loan Services, a Division of PNC Bank, National Association, which is expected to act as the special servicer, assisted DoubleLine Capital LP with due diligence relating to the mortgage loans to be included in the mortgage pool.

The principal servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210, and its telephone number is (913) 253-9000. See “Transaction Parties—The Special Servicer” in this free writing prospectus.

The Arundel Mills & Marketplace whole loan will be specially serviced under the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 pooling and servicing agreement. The special servicer of the Arundel Mills & Marketplace whole loan under the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 pooling and servicing agreement is Midland Loan Services, a Division of PNC Bank, National Association.

The 55 Broadway whole loan will initially be serviced by the special servicer under the pooling and servicing agreement for this transaction. After the securitization of the 55 Broadway pari passu companion loan, designated as note A-1, the 55 Broadway whole loan will be serviced under, and by the special servicer designated in, the pooling and servicing agreement entered into in connection with that securitization. See “Description of the Mortgage Pool—The Whole Loans—The 55 Broadway Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the 55 Broadway Mortgage Loan” in this free writing prospectus.

If the 55 Broadway mortgage loan or the 55 Broadway pari passu companion loan becomes a specially serviced mortgage loan prior to the securitization of the 55 Broadway pari passu companion loan, then the special servicer will be responsible for the servicing and administration of the related whole loan and will be entitled to compensation as described under the pooling and servicing agreement for this transaction and the related intercreditor agreement. See “Risk Factors—Potential Conflicts of Interest—The Servicing of the 55 Broadway Whole Loan Will Shift to Others” in this free writing prospectus.

The Marriott Anaheim whole loan will be specially serviced under the 2014-C18 pooling and servicing agreement. The special servicer of the Marriott Anaheim whole loan under the 2014-C18 pooling and servicing agreement is LNR Partners, LLC, a Florida limited liability company. The primary servicing office of LNR Partners, LLC is located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139, and its telephone number is (305) 695-5600.

See “Description of the Mortgage Pool—The Whole Loans—The Arundel Mills & Marketplace Whole Loan”, “— The 55 Broadway Whole Loan”, “— The Marriott Anaheim Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

Trustee
Wells Fargo Bank, National Association, a national banking association. The corporate trust offices of Wells Fargo Bank, National Association, a national banking association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Its telephone number is (410) 884-2000. See “Transaction Parties—The Trustee and the Certificate Administrator” in this free writing prospectus. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan except for the Arundel Mills & Marketplace mortgage loan for which Deutsche Bank Trust Company Americas, in its capacity as trustee, under the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 pooling and servicing agreement, is the mortgagee of record under the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 and except for the Marriott Anaheim mortgage loan for which Wells Fargo Bank, National Association, in its capacity as trustee, under the 2014-C18 pooling and servicing agreement, is the mortgagee of record under the JPMBB Commercial Mortgage Securities Trust 2014-C18.

Notwithstanding the foregoing, after the securitization of the 55 Broadway pari passu companion loan, the mortgagee of record with respect to the 55 Broadway mortgage loan and the 55 Broadway pari passu companion loan will be the trustee under the pooling and servicing agreement entered into in connection with such securitization. See “Description of the Mortgage Pool—The Whole Loans—The 55 Broadway Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the 55 Broadway Mortgage Loan” in this free writing prospectus.

Certificate Administrator
and Custodian
Wells Fargo Bank, National Association, a national banking association, will initially act as certificate administrator, custodian, certificate registrar and authenticating agent. The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045 and for certificate transfer services, at Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113. See “Transaction Parties—The Trustee and the Certificate Administrator” in this free writing prospectus.

Sponsors
JPMorgan Chase Bank, National Association, a national banking association, Barclays Bank PLC, a public limited company registered in England and Wales, KeyBank National Association, a national banking association, and Starwood Mortgage Funding II LLC, a Delaware limited liability company. For more information, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this free writing prospectus and “The Sponsor” in the prospectus.

Senior Trust Advisor
Pentalpha Surveillance LLC, a Delaware limited liability company, will be the senior trust advisor. During such time as (x) the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) of less than 25% of the initial certificate balance of the Class E certificates or (y) a holder of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its right to exercise any of its rights as the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder, the senior trust advisor will generally be required to review the special servicer’s operational practices in respect of specially serviced mortgage loans to formulate an opinion as to whether or not those operational practices generally satisfy the servicing standard with respect to the resolution and/or liquidation of specially serviced mortgage loans. In addition, during such time, the senior trust advisor will consult on a non-binding basis with the special servicer with regard to certain matters with respect to the servicing of specially serviced mortgage loans to the extent set forth in the pooling and servicing agreement and described in this free writing prospectus. See “Transaction Parties—The Senior Trust Advisor” in this free writing prospectus.

From time to time and under certain circumstances, the senior trust advisor, in order to maintain its familiarity with the mortgage loans, is required to review promptly certain information available to privileged persons regarding the mortgage loans and certain asset status reports; however, prior to the occurrence of a control event, the senior trust advisor generally will not be involved in any assessment of specific actions of the special servicer or be obligated to deliver any reports or otherwise provide feedback to investors as to any specific actions of the special servicer and, in any event, will be subject to limitations set forth in the pooling and servicing agreement and described in this free writing prospectus.

After the occurrence and continuance of a control event, the senior trust advisor will also prepare an annual report to be provided to the certificate administrator for the benefit of the certificateholders setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans.

After the occurrence of a consultation termination event, if the senior trust advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the senior trust advisor may recommend the replacement of the special servicer as described under “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

For additional information regarding the responsibilities of the senior trust advisor, see “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this free writing prospectus.

The senior trust advisor will be entitled to a fee payable on each distribution date calculated on the outstanding principal amount of each mortgage loan (including the non-pooled component of the Centreville Square mortgage loan) in the trust fund and the senior trust advisor fee rate, and will have certain rights to indemnification for certain expenses by the trust fund. The senior trust advisor will also be entitled under certain circumstances to a consulting fee. See “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this free writing prospectus.

Notwithstanding the foregoing, the senior trust advisor will have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to the Arundel Mills & Marketplace whole loan and the Marriott Anaheim whole loan or any related REO property. The senior trust advisor will also have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to the 55 Broadway whole loan after the securitization of the related pari passu companion loan. However, Pentalpha Surveillance LLC is also the senior trust advisor under the 2014-C18 pooling and servicing agreement and, in such capacity, will have certain obligations and consultation rights with respect to the Marriott Anaheim whole loan that are substantially similar to those of the senior trust advisor under the pooling and servicing agreement for this transaction. In addition, Situs Holdings, LLC is the senior trust advisor under the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 pooling and servicing agreement and, in such capacity, will have certain obligations and consultation rights with respect to the Arundel Mills & Marketplace whole loan that are substantially similar to those of the senior trust advisor under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—The Whole Loans—The Arundel Mills & Marketplace Whole Loan,” “—The 55 Broadway Whole Loan” and “—The Marriott Anaheim Whole Loan” in this free writing prospectus. In addition, it is expected that the senior trust advisor under any pooling and servicing agreement governing the securitization of the 55 Broadway pari passu companion loan will have certain obligations and consultation rights with respect to the 55 Broadway whole loan that are substantially similar to those of the senior trust advisor under the pooling and servicing agreement for this securitization. See “Description of the Mortgage Pool—The Whole Loans—The 55 Broadway Whole Loan” in this free writing prospectus.

Furthermore, the senior trust advisor will have no obligations or consultation rights under the pooling and servicing agreement with respect to the Gumberg Retail Portfolio whole loan until the occurrence of a control appraisal period with respect to the subordinate companion loan pursuant to the related intercreditor agreement. See “Description of the Mortgage Pool—The Whole Loans—The Gumberg Retail Portfolio Whole Loan” in this free writing prospectus.

Directing Certificateholder
With respect to each mortgage loan (other than the non-serviced mortgage loans, and other than the Gumberg Retail Portfolio mortgage loan prior to a control appraisal period under the related intercreditor agreement and, after the securitization of the related pari passu companion loan, the 55 Broadway mortgage loan), the directing certificateholder will be the controlling class certificateholder (or its representative) selected by more than 50% of the controlling class certificateholders (by certificate balance, as certified by the certificate registrar from time to time as provided for in the pooling and servicing agreement).

The controlling class will be the most subordinate class of the Class E, Class F and Class NR certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any appraisal reductions allocable to such class, at least equal to 25% of the initial certificate balance of that class; provided, however, that during such time as the Class E certificates would be the controlling class, the holders of such certificates will have the right to irrevocably waive their right to appoint a directing certificateholder or to exercise any of the rights of the controlling class certificateholder (including the consent and consultation rights described below). No class of certificates, other than as described above, will be eligible to act as the controlling class or appoint a directing certificateholder.

The directing certificateholder will have certain consent and consultation rights under the pooling and servicing agreement in certain circumstances with respect to the mortgage loans (other than the non-serviced mortgage loans or any mortgage loan for which consent and consultation rights are held by the related subordinate companion loan); provided that, after and during such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) of less than 25% of the initial certificate balance, the consent rights will terminate. After such time that none of the Class E, Class F and Class NR certificates has a then-outstanding certificate balance at least equal to 25% of the initial certificate balance of that class without regard to the application of any appraisal reductions, the consultation rights of the directing certificateholder will terminate.

Prior to the securitization of the 55 Broadway pari passu companion loan, the directing certificateholder under this transaction will have the same consent and consultation rights with respect to the related mortgage loan as it does for the other mortgage loans in the trust and, after the securitization of such pari passu companion loan, the directing certificateholder under the pooling and servicing agreement entered into in connection with the related securitization will have certain consent and consultation rights with respect to the 55 Broadway mortgage loan, which will be substantially similar to those of the directing certificateholder under the pooling and servicing agreement for this transaction. Following the securitization of the 55 Broadway pari passu companion loan, the directing certificateholder under this securitization will only have limited consultation rights with respect to various servicing matters or mortgage loan modifications affecting both the mortgage loan and the related pari passu companion loan in that split loan structure. See “Description of the Mortgage Pool—The Whole Loans —The 55 Broadway Whole Loan” in this free writing prospectus.

Eightfold Real Estate Capital, L.P., the controlling class representative under the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 pooling and servicing agreement will have certain consent and consultation rights with respect to the Arundel Mills & Marketplace whole loan that are substantially similar to those of the directing certificateholder under the pooling and servicing agreement, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Arundel Mills & Marketplace Whole Loan” in this free writing prospectus.

Entities managed by Ellington Management Group, LLC, the directing certificateholder under the 2014-C18 pooling and servicing agreement, will have certain consent and consultation rights with respect to the Marriott Anaheim whole loan that are substantially similar to those of the directing certificateholder under the pooling and servicing agreement, subject to similar appraisal mechanics. See “Description of the Mortgage Pool—The Whole Loans—The Marriott Anaheim Whole Loan” in this free writing prospectus.

It is anticipated that DoubleLine Capital LP will be the initial directing certificateholder with respect to each mortgage loan. See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder” in this free writing prospectus.

With respect to the Gumberg Retail Portfolio mortgage loan, after the holder of the related subordinate companion loan is no longer permitted to exercise control or consultation rights under the related intercreditor agreement, the applicable directing certificateholder will generally have the same consent and consultation rights with respect to the related whole loan as it does for the other mortgage loans in the applicable securitization. See “Servicing of the Mortgage Loans—The Directing Certificateholder” and “Description of the Mortgage Pool—The Whole Loans—The Gumberg Retail Portfolio Whole Loan” in this free writing prospectus.

Holder of the Subordinate
Companion Loan	One (1) mortgage loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus), collectively representing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is comprised of a senior pari passu note (included in the trust), another senior pari passu note (not included in the trust) and a subordinate companion loan (not included in the trust). Pursuant to the related intercreditor agreement, the holder of the subordinate companion loan will have the right to cure certain defaults with respect to the related mortgage loan and to purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan under certain limited default circumstances. In addition, prior to the occurrence and continuance of a control appraisal period with respect to the subordinate companion loan, the holder of such subordinate companion loan will have the right to approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan under certain circumstances. The holder of the subordinate companion loan will also have the right under the related intercreditor agreement to replace the special servicer with respect to the related mortgage loan at any time prior to the occurrence and continuance of a control appraisal period with respect to such subordinate companion loan, subject to the requirements provided for in the related intercreditor agreement. See “Description of the Mortgage Pool—Additional Debt—The Gumberg Retail Portfolio Whole Loan” and “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

Certain Affiliations
JPMorgan Chase Bank, National Association and its affiliates have several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMorgan Chase Bank, National Association. JPMorgan Chase Bank, National Association, Barclays Bank PLC, KeyBank National Association and Starwood Mortgage Funding II LLC, each have (or, as of the closing date, will have) originated or acquired their respective mortgage loans and will be selling them to the depositor.

JPMorgan Chase Bank, National Association is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the offered certificates and an initial purchaser of the non-offered certificates. JPMorgan Chase Bank, National Association is also a sponsor. In addition, JPMorgan Chase Bank, National Association currently holds each of The Outlets at Orange pari passu companion loan, the 470 Vanderbilt Avenue pari passu companion loan, the 55 Broadway pari passu companion loan and the Gumberg Retail Portfolio pari passu companion loan; however, JPMorgan Chase Bank, National Association expects to deposit each of these pari passu companion loans into one or more future securitizations. JPMorgan Chase Bank, National Association is also the holder of a mezzanine loan related to eight (8) mortgage loans (identified as Loan Nos. 7, 8, 9, 10, 11, 12, 13 and 14 on Annex A-1 to this free writing prospectus), representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

Barclays Bank PLC, one of the sponsors and a mortgage loan seller, is an affiliate of Barclays Capital Inc., an underwriter for the offering of the offered certificates and an initial purchaser of the non-offered certificates. Barclays Bank PLC provides warehouse financing to Starwood Mortgage Funding II LLC through a repurchase facility. All of the mortgage loans that Starwood Mortgage Funding II LLC will transfer to the depositor are subject to that repurchase facility. Proceeds received by Starwood Mortgage Funding II LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Barclays Bank PLC as the repurchase agreement counterparty.

KeyBank National Association, a sponsor, a mortgage loan seller and the master servicer, is an affiliate of KeyBanc Capital Markets Inc., an underwriter for the offering of the offered certificates and an initial purchaser of the non-offered certificates.

Starwood Mortgage Funding II LLC, a mortgage loan seller, and Starwood Mortgage Capital LLC, an originator, are affiliated with each other and are each an affiliate of LNR Partners, LLC, the special servicer of the Marriott Anaheim whole loan under the 2014-C18 pooling and servicing agreement and of LNR Securities Holdings, LLC (or its affiliate), which was the purchaser of approximately 15% of the class E, class F, class NR and class Z certificates issued under the 2014-C18 pooling and servicing agreement.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the trustee, the certificate administrator, the custodian, the certificate registrar and the 17g-5 information provider, and Starwood Mortgage Funding II LLC, which is a sponsor and an originator, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the mortgage loans to be contributed to this securitization by Starwood Mortgage Funding II LLC.

Wells Fargo Bank, National Association is the trustee, the certificate administrator, the custodian, the certificate registrar and the 17g-5 information provider. Wells Fargo Bank, National Association also serves as the custodian and the master servicer (among other functions) under the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 pooling and servicing agreement with respect to the Arundel Mills & Marketplace Whole Loan and serves as the trustee and custodian (among other functions) under the 2014-C18 pooling and servicing agreement with respect to the Marriott Anaheim Whole Loan.

Midland Loan Services, a Division of PNC Bank, National Association is the special servicer and is the master servicer of the Marriott Anaheim whole loan under the 2014-C18 pooling and servicing agreement and the special servicer of the Arundel Mills & Marketplace whole loan under the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 pooling and servicing agreement.

Midland Loan Services, a Division of PNC Bank, National Association, which is expected to act as the special servicer, assisted DoubleLine Capital LP with due diligence relating to the mortgage loans to be included in the mortgage pool.

These roles and other potential relationships may give rise to conflicts of interest as further described in this free writing prospectus under “Risk Factors—Potential Conflicts of Interest” in this free writing prospectus.

As described in “—Relevant Parties and Dates” above, each of the master servicer, the special servicer, the certificate administrator, the trustee and the senior trust advisor is also a service provider under one or more pooling and servicing agreements for different securitizations that govern the servicing and administration of the mortgage loans included in the trust but which will not be serviced under the pooling and servicing agreement for this transaction. These roles may create similar conflicts of interest as those described above.

Swap Counterparty
Deutsche Bank AG, New York Branch will provide an interest rate swap contract that will be assigned to the trust and held by the trustee for the benefit of the Class A-2FL certificates (which such certificates are not offered pursuant to this free writing prospectus).

Cut-off Date
With respect to each mortgage loan, the related due date in May 2014, or with respect to any mortgage loan that has its first due date in June 2014, the date that would have otherwise been the related due date in May 2014.

Closing Date	On or about May 21, 2014.

Distribution Date	The 4th business day following each determination date. The first distribution date will be in June 2014.

Interest Accrual Period
Interest will accrue on the offered certificates during the calendar month prior to the related distribution date. Interest will be calculated on the offered certificates assuming that each month has 30 days and each year has 360 days.

Due Period
For any mortgage loan and any distribution date, the period commencing on the day immediately following the due date for such mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for such mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date	The 11th calendar day of each month or, if the 11th calendar day is not a business day, then the business day immediately succeeding such 11th calendar day.

Record Date	With respect to any distribution date, the last business day of the month preceding the month in which that distribution date occurs.

Assumed Final Distribution Date
The assumed final distribution dates set forth below for each class have been determined on the basis of the assumptions described in “Description of the Certificates—Assumed Final Distribution Date; Rated Final Distribution Date” in this free writing prospectus:

Class A-1	January 2019
Class A-2	April 2019
Class A-3	April 2021
Class A-4	April 2024
Class A-SB	December 2023
Class X-A	April 2024
Class X-B	April 2024
Class A-S	April 2024
Class B	April 2024
Class C	April 2024
Class EC	April 2024

Transaction Overview

On the closing date, each sponsor will sell its respective mortgage loans to the depositor, which will in turn deposit the mortgage loans into the issuing entity, a common law trust created on the closing date. The trust, which will be the issuing entity, will be formed by a pooling and servicing agreement, to be entered into among the depositor, the master servicer, the special servicer, the certificate administrator, the trustee and the senior trust advisor. The master servicer will service the mortgage loans (other than the specially serviced mortgage loans and any non-serviced mortgage loan) in accordance with the pooling and servicing agreement and provide the information to the certificate administrator necessary for the certificate administrator to calculate distributions and other information regarding the certificates.

The transfers of the mortgage loans from the sponsors to the depositor and from the depositor to the issuing entity in exchange for the offered certificates are illustrated below:

Offered Certificates

General	We are offering the following classes of commercial mortgage pass-through certificates as part of Series 2014-C19:

	●	Class A-1

	●	Class A-2

	●	Class A-3

	●	Class A-4

	●	Class A-SB

	●	Class X-A

	●	Class X-B

	●	Class A-S

	●	Class B

	●	Class C

	●	Class EC

The certificates will consist of the above classes and the following classes that are not being offered by this free writing prospectus and the accompanying prospectus: Class A-2FL, Class A-2FX, Class X-C, Class D, Class E, Class F, Class NR, Class CSQ and Class R.

The certificates, other than the Class CSQ certificates, are referred to in the free writing prospectus as the pooled certificates.

The certificates will collectively represent beneficial ownership in the issuing entity, a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust’s assets will primarily be 69 fixed rate commercial mortgage loans secured by first mortgage liens on 100 mortgaged properties. The mortgage loans are comprised of (i) 63 mortgage loans (which have no related pari passu or subordinate interest secured by the related mortgaged property), (ii) five (5) mortgage loans represented by a pari passu portion of a split whole loan secured by the related mortgaged property and (iii) one (1) mortgage loan represented by a pari passu portion of a split senior mortgage loan and a related subordinate companion loan (i.e., a subordinate companion loan that is not an asset of the trust) secured by the related mortgaged property.

The mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Centreville Square will be divided into a pooled component having a cut-off date balance of $38,150,689 and a non-pooled component having a cut-off date balance of $21,703,000. The pooled component described above will be pooled together with the other mortgage loans in the trust fund for purposes of determining distributions to the certificateholders, and interest and principal received in respect of that pooled component will be available to make distributions in respect of each class of certificates other than the Class CSQ certificates. Payments of interest and principal received in respect of the non-pooled component described above will be available to make distributions in respect of the Class CSQ certificates. Losses with respect to the Centreville Square mortgage loan will be allocated pro rata, to the related non-pooled component and the related pooled component. Losses with respect to any of the other mortgage loans will not be allocated to the non-pooled component of the Centreville Square mortgage loan or the Class CSQ certificates.

For purposes of the mortgage loan and pool composition data and other information contained in this free writing prospectus (including the annexes and statistical information), the above described pari passu or subordinate companion loans are not reflected in this free writing prospectus, and the term “mortgage loan” does not include any pari passu or subordinate companion loan, unless otherwise expressly stated in this free writing prospectus. Loan-to-value ratios, debt service coverage ratios and debt yield ratios with respect to any mortgage loan with one or more companion loans are calculated including the principal balance and debt service payment of the related pari passu companion loans, but excluding any related subordinate companion loan. Whenever percentages and other information in this free writing prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or comprised of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus. Although the non-pooled component of the Centreville Square mortgage loan is an asset of the trust, unless otherwise indicated, for purposes of numerical and statistical information contained in this free writing prospectus, the non-pooled component is not reflected in this free writing prospectus and the term “mortgage loans” in those contexts does not include the non-pooled component. However, as this componentized mortgage loan is comprised of a single “whole” loan, any references to the servicing and administration of that mortgage loan include the related non-pooled component. Loan-to-value ratios, debt service coverage ratios and debt yield ratios with respect to the Centreville Square mortgage loan are calculated including the principal balance and debt service payment of the related non-pooled component.

Certificate Balances and
Notional Amounts	Your certificates will have the approximate aggregate initial certificate balance or notional amount set forth below, subject to a variance of plus or minus 5%:
Class A-1	$67,211,000
Class A-2	$318,698,000
Class A-3	$112,365,000
Class A-4	$276,298,000
Class A-SB	$62,128,000
Class X-A	$1,085,370,000
Class X-B	$89,860,000
Class A-S	$98,670,000	(1)
Class B	$89,860,000	(1)
Class C	$63,431,000	(1)
Class EC	$251,961,000	(1)

(1)
The initial certificate balance of any of the Class A-S, Class B or Class C certificates represents the principal balance of such class without giving effect to any exchange and conversion for Class EC certificates. The initial certificate balance of the Class EC certificates is equal to the aggregate of the initial certificate balances of the Class A-S, Class B and Class C certificates and represents the maximum principal balance of such class that could be issued in an exchange and conversion. In the event that none of the Class A-S, Class B and Class C certificates are converted to Class EC certificates, the Class EC certificate balance would be equal to zero. Other than for federal income tax purposes, any exchange of (i) a portion of the Class A-S, Class B or Class C certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component class of Class A-S, Class B and Class C certificates for, and an increase, on a dollar-for-dollar basis, of the certificate balance of the Class EC certificates, and (ii) any amount of the Class EC certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the certificate balance of the Class EC certificates converted and an increase, on a dollar-for-dollar basis, of a proportionate share of the related certificate balances of each class of Class A-S, Class B and Class C certificates.

Pass-Through Rates

A. Offered Certificates	Your certificates will accrue interest at an annual rate called a pass-through rate. The initial approximate pass-through rate is set forth below for each class:

Class A-1%
Class A-2%
Class A-3%
Class A-4%
Class A-SB	%
Class X-A	%	(1)
Class X-B	%	(2)
Class A-S	%
Class B	%
Class C	%
Class EC	N/A	(3)

(1)
The interest accrual amount on the Class X-A certificates will be calculated by reference to a notional amount equal to the aggregate of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates (calculated without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) and the Class A-2FL/2FX regular interest. The pass-through rate for the Class X-A certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (other than the non-pooled component of the Centreville Square mortgage loan, and in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1,

Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates and the Class A-2FL/2FX regular interest weighted on the basis of their respective certificate balances immediately prior to that distribution date (calculated without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) as described under “Description of the Certificates—Distributions” in this free writing prospectus.

(2)
The interest accrual amount on the Class X-B certificates will be calculated by reference to a notional amount equal to the certificate balance of the Class B certificates (calculated without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates). The pass-through rate for the Class X-B certificates for any distribution date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (other than the non-pooled component of the Centreville Square mortgage loan, and in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) for the related distribution date, over (b) the pass-through rate on the Class B certificates for that distribution date, as described under “Description of the Certificates—Distributions” in this free writing prospectus.

(3)
The Class EC certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest that would otherwise be distributable on the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates. The effective pass-through rate applicable to the Class EC certificates for the initial distribution date is approximately     % per annum.

B. Class EC and
Exchangeable Certificates	Exchangeable certificates (the Class A-S, Class B and Class C certificates), in the exchange proportion described in this free writing prospectus, may be converted in an exchange for Class EC certificates. Conversely, Class EC certificates may be converted in an exchange for a proportionate interest in the exchangeable certificates (in the exchange proportion described in this free writing prospectus). The Class EC certificates will receive principal and interest that would otherwise have been payable on the portion of the exchangeable certificates that have been exchanged for such Class EC certificates. Any such allocations of principal and interest as between Class EC certificates, on the one hand, and exchangeable certificates, on the other hand, will have no effect on the principal or interest entitlements of any other class of certificates. Exchanges will be subject to various conditions that we describe in this free writing prospectus. See “Description of the Certificates—Exchanges of Exchangeable Certificates and Class EC Certificates” in this free writing prospectus for a description of the conversion and exchange procedures relating to the Class EC certificates and the exchangeable certificates. See also “Risk Factors—Risks Relating to the Exchangeable Certificates and Class EC Certificates” in this free writing prospectus.

C. Interest Rate Calculation
Convention	Interest on the offered certificates will be calculated based on a 360-day year consisting of twelve 30-day months, or a “30/360 basis”.

For purposes of calculating the pass-through rates on the offered certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year, or an “actual/360 basis”, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in “Description of the Certificates—Distributions—Pass-Through Rates” and “—Interest Distribution Amount” in this free writing prospectus.

D. Servicing and
Administration Fees	The master servicer and special servicer are entitled to a master servicing fee and a special servicing fee, respectively, from the interest payments on each mortgage loan and each serviced companion loan and, with respect to special servicing fees, if the related loan interest payments (or other collections in respect of the related loan or property) are insufficient, then from general collections on all mortgage loans. The servicing fee for each distribution date pursuant to the pooling and servicing agreement, which includes the master servicing fee and the portion of the servicing fee payable to any primary servicer, is calculated on the outstanding principal amount of each mortgage loan (including the non-serviced mortgage loans and the non-pooled component of the Centreville Square mortgage loan) and the serviced companion loans in the trust at the servicing fee rate equal to a per annum rate ranging from 0.0050% to 0.1050%. The special servicing fee for each distribution date is calculated based on the outstanding principal amount of each mortgage loan and the non-pooled component of the Centreville Square mortgage loan and any related companion loan that is a specially serviced mortgage loan or REO loan on a loan-by-loan basis at the special servicing fee rate equal to a per annum rate of 0.25%; provided, that the special servicer will not be entitled to a special servicing fee with respect to any non-serviced mortgage loan, but (i) with respect to the Arundel Mills & Marketplace mortgage loan, the special servicer under the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 pooling and servicing agreement will be entitled to a special servicing fee of 0.25% per annum, (ii) with respect to the Marriott Anaheim mortgage loan, the special servicer under the 2014-C18 pooling and servicing agreement will be entitled to a special servicing fee equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month and (iii) with respect to the 55 Broadway mortgage loan, it is expected that any pooling and servicing agreement governing the securitization of the 55 Broadway pari passu companion loan will provide for similar special servicing fees. Any primary servicing fees or sub-servicing fees will be paid by the related master servicer or special servicer, respectively, out of the fees described above. The master servicer and special servicer are also entitled to additional fees and amounts, including income on the amounts held in certain accounts and certain permitted investments, liquidation fees and workout fees. See “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus.

The certificate administrator fee for each distribution date is calculated on the outstanding principal amount of each mortgage loan (including the non-serviced mortgage loans and the non-pooled component of the Centreville Square mortgage loan)

in the trust fund at the certificate administrator fee rate equal to a per annum rate of 0.0033%. The trustee fee is payable by the certificate administrator from the certificate administrator fee. The senior trust advisor will be entitled to a fee on each distribution date calculated on the outstanding principal amount of each mortgage loan (including the non-serviced mortgage loans and the non-pooled component of the Centreville Square mortgage loan) in the trust fund and at the senior trust advisor fee rate, which will be a per annum rate of 0.0018%. The senior trust advisor will also be entitled under certain circumstances to a consulting fee. Fees payable by the trust to the master servicer, special servicer and senior trust advisor are generally payable prior to any distributions to certificateholders. See “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” and “Servicing of the Mortgage Loans—The Senior Trust Advisor” in this free writing prospectus.

Additionally, with respect to each distribution date, an amount equal to the product of 0.0005% per annum multiplied by the outstanding principal amount of each mortgage loan and any REO loan (but not any companion loan) in the trust will be payable to the Commercial Real Estate Finance Council as a license fee for use of their names and trademarks, including an investor reporting package. This fee will be payable prior to any distributions to certificateholders.

Distributions

A. Amount and Order of
Distributions	On each distribution date, funds available for distribution from the mortgage loans (net of specified trust fees, reimbursements, expenses and yield maintenance charges or other prepayment premiums and amounts allocated and paid in respect of the non-pooled component of the Centreville Square mortgage loan), will be distributed to the pooled certificates in the following amounts and order of priority:

First/Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-C certificates and the Class A-2FL/2FX regular interest: To pay interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-C certificates and the Class A-2FL/2FX regular interest, pro rata, in each case in accordance with their interest entitlements.

Second/Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-2FL/2FX regular interest: To the extent of funds allocated to principal and available for distribution: (a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to this free writing prospectus, (b) second, to principal on the Class A-1 certificates, until the certificate balance of the Class A-1 certificates has been reduced to zero, (c) third, to principal on the Class A-2 certificates and the Class A-2FL/2FX regular interest pro rata, based on their respective certificate balances, until the respective certificate balances of the Class A-2 certificates and the Class A-2FL/2FX regular interest have been reduced to zero, (d) fourth, to principal on the Class A-3 certificates, until the certificate balance of the Class A-3 certificates has been reduced to zero, (e) fifth, to principal on the Class A-4 certificates, until the certificate balance on the Class A-4 certificates has been reduced to zero, and (f) sixth, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates has been reduced to zero. If the certificate balance of each class of certificates other than the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-2FL/2FX regular interest has been reduced to zero as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-2FL/2FX regular interest, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates.

Third/Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-2FL/2FX regular interest: To reimburse the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-2FL/2FX regular interest, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

Fourth/Class A-S certificates: To the Class A-S certificates as follows: (a) first, to interest on the Class A-S certificates, in an amount up to their interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-2FL/2FX regular interest), to principal on the Class A-S certificates, until the certificate balance of the Class A-S certificates has been reduced to zero; and (c) third, to reimburse the Class A-S certificates, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

Fifth/Class B certificates: To the Class B certificates in a manner analogous to the Class A-S certificates’ allocations of priority Fourth above.

Sixth/Class C certificates: To the Class C certificates in a manner analogous to the Class A-S certificates’ allocations of priority Fourth above.

Seventh/Non-offered pooled certificates (other than the Class A-2FL, Class A-2FX and Class X-C certificates): In the amounts and order of priority described in “Description of the Certificates—Distributions” in this free writing prospectus.

On each distribution date, the Class EC certificates will receive, in the aggregate, the sum of the principal and interest and other amounts otherwise distributable to the Class A-S, Class B and

Class C certificates that are converted in an exchange for such Class EC certificates and will similarly be allocated the realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates.

B. Interest and Principal
Entitlements
A description of the interest entitlement of each class of pooled certificates (other than the Class A-2FL, Class A-2FX, Class R certificates) and the Class A-2FL/2FX regular interest can be found in “Description of the Certificates—Distributions—Interest Distribution Amount” in this free writing prospectus.

A description of the amount of principal required to be distributed to each class of pooled certificates and the Class A-2FL/2FX regular interest entitled to principal on a particular distribution date can be found in “Description of the Certificates—Distributions—Principal Distribution Amount” in this free writing prospectus.

C. Yield Maintenance Charges and
Prepayment Premiums
Yield maintenance charges and prepayment premiums with respect to the mortgage loans will be allocated to the certificates and the Class A-2FL/2FX regular interest as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this free writing prospectus.

For an explanation of the calculation of yield maintenance charges, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

D. General
The chart below describes the manner in which the payment rights of certain classes of pooled certificates will be senior or subordinate, as the case may be, to the payment rights of other classes of pooled certificates. The chart shows the entitlement to receive principal and/or interest of certain classes of pooled certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which mortgage loan losses (other than losses allocable to the non-pooled component of the Centreville Square mortgage loan) are allocated to certain classes of the certificates in ascending order (beginning with the non-offered pooled certificates, other than the Class A-2FL, Class A-2FX and Class R certificates); provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-C or Class R certificates, although principal payments and mortgage loan losses (other than losses allocable to the non-pooled component of the Centreville Square mortgage loan) may reduce the notional amounts of the Class X-A, Class X-B or Class X-C certificates and, therefore, the amount of interest they accrue. Any mortgage loan losses and available funds shortfalls allocated to the Class A-2FL/2FX regular interest will result in corresponding losses and shortfalls being allocated to the Class

A-2FL and Class A-2FX certificates as set forth in the pooling and servicing agreement.

(1)
The Class A-2FL/2FX regular interest is entitled to receive fixed rate interest payments from the trust which are allocated between the Class A-2FL and Class A-2FX certificates as set forth in the pooling and servicing agreement.

(2)	The Class X-A, Class X-B and Class X-C certificates are interest-only certificates and the Class X-C certificates are not offered by this free writing prospectus.

(3)
The Class A-S, Class B and Class C certificates may be exchanged for Class EC certificates in the manner described under “Description of the Certificates—Exchanges of Exchangeable Certificates and Class EC Certificates” in this free writing prospectus.

(4)	Other than the Class A-2FL, Class A-2FX, Class X-C, Class CSQ and Class R certificates.

(5)
The Class CSQ certificates will share in losses and shortfalls on the related componentized mortgage loan. See “Description of the Mortgage Pool—Componentized Mortgage Loan” in this free writing prospectus.

Other than the subordination of certain classes of certificates, as described above, no other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

On each distribution date, the Class EC certificates will receive, in the aggregate, the sum of the principal and interest and other amounts otherwise distributable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates and will similarly be allocated any realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates.

Principal losses and principal payments, if any, on mortgage loans that are allocated to a class of certificates (other than the Class X-A, Class X-B, Class X-C, A-2FL, A-2FX or Class R certificates) or the Class A-2FL/2FX regular interest will reduce the certificate balance of that class of certificates or regular interest (and therefore the Class A-2FL and Class A-2FX certificates).

The notional amount of the Class X-A certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) and the Class A-2FL/2FX regular interest. The notional amount of the Class X-B certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class B certificates (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates). The notional amount of the Class X-C certificates will be reduced by the amount of principal losses or principal payments, if any, allocated to the Class E, Class F and Class NR certificates.

See “Description of the Certificates” in this free writing prospectus.

E. Shortfalls in Available Funds
The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from the application of appraisal reductions to reduce principal and interest advances; shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the depositor, master servicer, special servicer, certificate administrator, trustee or senior trust advisor; shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and shortfalls resulting from other unanticipated or default-related expenses of the trust. Prepayment interest shortfalls on the mortgage loans (or, with respect to the Centreville Square mortgage loan, the amount allocated to the related pooled component) that are not covered by certain compensating interest payments made by the master servicer are required to be allocated among the classes of certificates (other than the Class A-2FL, Class A-2FX, Class EC and Class R certificates) and the Class A-2FL/2FX regular interest, on a pro rata basis, to reduce the amount of interest payable on each such class of certificates and regular interest (and therefore the Class A-2FL and Class A-2FX certificates) to the extent described in this free writing prospectus. Investors should note, however, that only losses and shortfalls (including prepayment interest shortfalls) relating to the Centreville Square mortgage loan and allocated to the non-pooled component will be allocated to the Class CSQ certificates. See “Description of the Mortgage Pool—Componentized Mortgage Loan” in this free writing prospectus. The Class EC certificates will receive the sum of the interest that would otherwise be distributable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates, and will therefore bear the risk of prepayment interest shortfalls that would otherwise be allocated to such certificates. See “Description of the Certificates—Distributions—Priority” in this free writing prospectus.

F. Excess Interest
On each distribution date, any excess interest in respect of the increase in the interest rate on any mortgage loan with an anticipated repayment date after the related anticipated repayment date to the extent actually collected and applied as interest during a due period will be distributed to the holders of the Class NR certificates on the related distribution date. This excess interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the pooling and servicing agreement. The Class NR certificates will be entitled to such distributions of excess interest notwithstanding any reduction of their related certificate balance to zero.

Advances

A. P&I Advances
The master servicer is required to advance a delinquent periodic mortgage loan payment (unless the master servicer or the special servicer determines that the advance would be non-recoverable). Neither the master servicer nor the trustee will be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan’s regular interest rate, default interest, late payment charges, prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred (and with respect to any mortgage loan that is part of a whole loan, to the extent such appraisal reduction amount is allocated to the related mortgage loan). See “Description of the Certificates—Advances” in this free writing prospectus. There may be other circumstances in which the master servicer will not be required to advance a full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance, unless the trustee determines that the advance would be non-recoverable. See “Description of the Certificates—Advances” in this free writing prospectus. If an interest advance is made by the master servicer, the master servicer will not advance the portion of interest that constitutes its servicing fee, but will advance the portion of interest that constitutes the certificate administrator’s fee and the CREFC® license fee. See “Description of the Certificates—Advances” in this free writing prospectus. None of the master servicer, special servicer or trustee will make, or be permitted to make, any principal or interest advance with respect to any companion loan that is not part of the trust.

B. Property Protection Advances
The master servicer may be required to make advances with respect to mortgage loans that it is required to service to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

	●	protect and maintain (and in the case of REO properties, lease and manage) the related mortgaged property;

	●	maintain the lien on the related mortgaged property; and/or

	●	enforce the related mortgage loan documents.

The special servicer will have no obligation to make any property protection advances; provided, that in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may make such property protection advance, and the master servicer will be required to reimburse the special servicer for such advance (with interest on that advance) within a specified number of days as set forth in the pooling and servicing agreement, unless such advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once reimbursed, the master servicer will be deemed to have made such property protection advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that advance in accordance with the terms of the pooling and servicing agreement.

If the master servicer fails to make a required advance of this type, the trustee will be required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined by such party to be non-recoverable. See “Description of the Certificates—Advances” in this free writing prospectus.

With respect to the Arundel Mills & Marketplace mortgage loan, the master servicer under the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 pooling and servicing agreement, and with respect to the Marriott Anaheim mortgage loan, the master servicer under the 2014-C18 pooling and servicing agreement will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

It is expected that the master servicer under any pooling and servicing agreement governing the securitization of the 55 Broadway pari passu companion loan will be required to make similar advances with respect to delinquent real estate taxes, assessments and hazard insurance premiums as described above.

C. Interest on Advances
The master servicer, the special servicer and the trustee, as applicable, will be entitled to interest on the above described advances at the “Prime Rate” as published in The Wall Street Journal, as described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired. See “Description of the Certificates—Advances” and “—Subordination; Allocation of Collateral Support Deficit” in this free writing prospectus.

The Mortgage Loans

The Mortgage Pool
The trust’s primary assets will be 69 fixed rate commercial mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust, deeds to secure debt or similar security instruments on the fee and/or leasehold estate of the related borrower in 100 commercial, multifamily and manufactured housing properties. See “Description of the Mortgage Pool—Additional Debt” in this free writing prospectus.

The aggregate principal balance of the mortgage loans as of the cut-off date will be approximately $1,409,571,770.

Whole Loans

In the case of the five (5) mortgage loans referred to in this free writing prospectus as The Outlets at Orange mortgage loan, the 470 Vanderbilt Avenue mortgage loan, the Arundel Mills & Marketplace mortgage loan, the 55 Broadway mortgage loan and the Marriott Anaheim mortgage loan (identified as Loan Nos. 1, 3, 4, 5 and 21, respectively, on Annex A-1 to this free writing prospectus), representing approximately 8.9%, 7.1%, 6.4%, 5.0% and 2.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, each such mortgage loan is secured by the same mortgage instrument on the same mortgaged property as one or more related pari passu companion loans, that are each evidenced by a pari passu note that is not part of the trust, and that are referred to in this free writing prospectus as the respective “pari passu companion loans”.

In the case of one (1) mortgage loan, referred to in this free writing prospectus as the Gumberg Retail Portfolio mortgage loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus), representing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loan is secured by the same mortgage instrument on the same mortgaged property as (i) a related pari passu companion loan, which companion loan is evidenced by a pari passu note that is not part of the trust and is referred to in this free writing prospectus as the Gumberg Retail Portfolio pari passu companion loan, and (ii) a related subordinate companion loan, which companion loan is evidenced by a junior note that is not part of the trust and is referred to in this free writing prospectus as the Gumberg Retail Portfolio subordinate companion loan.

The following table and discussion contains general information regarding the whole loans:

			Approx. %	Pari Passu	Subordinate
		Mortgage Loan	of Initial	Companion	Companion
Loan		Cut-off Date	Pool	Loans Cut-off	Loans Cut-off
No.	Mortgage Loan	Principal Balance	Balance	Date Balance	Date Balance
1	The Outlets
	at Orange	$125,000,000	8.9%	$90,000,000	N/A
3	470 Vanderbilt
	Avenue	$100,000,000	7.1%	$42,000,000	N/A
4	Arundel Mills &
	Marketplace	$90,000,000	6.4%	$295,000,000	N/A
5	55 Broadway	$70,000,000	5.0%	$35,000,000	N/A
6	Gumberg Retail
	Portfolio	$64,920,276	4.6%	$56,930,088	$ 16,493,443
21	Marriott Anaheim	$30,000,000	2.1%	$80,000,000	N/A

Each mortgage loan identified in the above table is included in the trust; however, none of the related companion loans are included in the trust. In the case of the Arundel Mills & Marketplace whole loan, two of the related pari passu companion loans are included in the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15. In the case of the Marriott Anaheim whole loan, the related pari passu companion loan is included in the JPMBB Commercial Mortgage Securities Trust 2014-C18. In the case of The Outlets at Orange whole loan, the 470 Vanderbilt Avenue whole loan, the 55 Broadway whole loan and the Gumberg Retail Portfolio whole loan, the related pari passu companion loans are expected to be deposited into one or more future securitizations, and in the case of the Arundel Mills & Marketplace whole loan, the remaining pari passu companion loans are expected to be deposited into one or more future securitizations. In each instance, the related pari passu companion loan is pari passu in right of payment with the related mortgage loan.

The Arundel Mills & Marketplace mortgage loan and each Arundel Mills & Marketplace pari passu companion loan will each be serviced under the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 pooling and servicing agreement entered into in connection with the issuance of the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15, Commercial Mortgage Pass-Through Certificates, Series 2014-C15. In addition, pursuant to the intercreditor agreement related to such companion loan, the directing certificateholder under that securitization (prior to the occurrence and continuance of a control event under the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 pooling and servicing agreement) may exercise certain rights granted to the holder of the Arundel Mills & Marketplace pari passu companion loans contained in the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15, and therefore will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 master servicer and/or the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 special servicer with respect to various servicing matters or mortgage loan modifications affecting such mortgage loan in the related split loan structure. In addition, pursuant to the intercreditor agreement related to that companion loan, the directing holder under the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 pooling and servicing agreement has the right (prior to the occurrence and continuance of a control event under the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 pooling and servicing agreement) to replace the special servicer for such whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Arundel Mills & Marketplace Whole Loan” in this free writing prospectus.

Prior to the securitization of the 55 Broadway pari passu companion loan, the related whole loan will be serviced in accordance with the pooling and servicing agreement by the master servicer and the special servicer with respect to this securitization and in accordance with the servicing standard provided in the pooling and servicing agreement for this securitization, and the directing certificateholder for this transaction will have the same consent and consultation rights with respect to the related whole loan as it has for the other mortgage loans in this transaction. However, on and after the date of securitization of the 55 Broadway pari passu companion loan, the related whole loan will be serviced pursuant to the pooling and servicing agreement for such securitization by the master servicer and special servicer for that securitization, and the directing certificateholder under this securitization will only have limited consultation rights with respect to various servicing matters or mortgage loan modifications affecting the 55 Broadway mortgage loan in the related split loan structure. See “Description of the Mortgage Pool—The 55 Broadway Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the 55 Broadway Mortgage Loan” in this free writing prospectus.

The Marriott Anaheim mortgage loan and the Marriott Anaheim pari passu companion loan will each be serviced under the 2014-C18 pooling and servicing agreement entered into in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2014-C18, Commercial Mortgage Pass-Through Certificates, Series 2014-C18. In addition, pursuant to the intercreditor agreement related to such companion loan, the directing certificateholder under that securitization (prior to the occurrence and continuance of a control event under the 2014-C18 pooling and servicing agreement) may exercise certain rights granted to the holder of the Marriott Anaheim pari passu companion loan, and therefore will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the 2014-C18 master servicer and/or the 2014-C18 special servicer with respect to various servicing matters or mortgage loan modifications affecting such mortgage loan in the related split loan structure. In addition, pursuant to the intercreditor agreement related to that companion loan, the directing certificateholder under the 2014-C18 pooling and servicing agreement has the right (prior to the occurrence and continuance of a control event under the 2014-C18 pooling and servicing agreement) to replace the special servicer for such mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Marriott Anaheim Whole Loan” in this free writing prospectus.

The Outlets at Orange mortgage loan, The Outlets at Orange pari passu companion loan, the 470 Vanderbilt Avenue mortgage loan and the 470 Vanderbilt Avenue pari passu companion loan will each be serviced in accordance with the pooling and servicing agreement for this transaction by the master servicer and the special servicer, and in accordance with the servicing standard provided in the pooling and servicing agreement. In addition, pursuant to the related intercreditor agreement, the directing certificateholder (prior to the occurrence and continuance of a control event under the pooling and servicing agreement) may exercise certain rights granted to the holder of the related mortgage loan and therefore will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the master servicer and/or special servicer with respect to various servicing matters or mortgage loan modifications affecting the applicable mortgage loan in the related split loan structure. In addition, pursuant to the intercreditor agreement related to that companion loan, the directing certificateholder under the pooling and servicing agreement has the right (prior to the occurrence and continuance of a control event under the pooling and servicing agreement) to replace the special servicer for such mortgage loans. See “Description of the Mortgage Pool—The Whole Loans—The Outlets at Orange Whole Loan and the 470 Vanderbilt Avenue Whole Loan” in this free writing prospectus.

The Gumberg Retail Portfolio mortgage loan, the Gumberg Retail Portfolio pari passu companion loan and the Gumberg Retail Portfolio subordinate companion loan will be serviced in accordance with the pooling and servicing agreement for this transaction and the related intercreditor agreement by the master servicer and the special servicer, and in accordance with the servicing standard provided in the pooling and servicing agreement. Until the occurrence of a control appraisal period pursuant to the related intercreditor agreement, the holder of the related subordinate companion loan will have the right to approve certain modifications to the related mortgage loan and to consent to certain actions to be taken with respect to the related mortgage loan under certain circumstances. In addition, the holder of the subordinate companion loan will have the right to purchase the related mortgage loan and cure defaults under the related mortgage loan under certain limited circumstances. Prior to the occurrence of a control appraisal period pursuant to the related intercreditor agreement, the holder of the subordinate companion loan will also have the right under the related intercreditor agreement to replace the special servicer with respect to the related mortgage loan for so long as the holder of the related subordinate companion loan is the directing lender with respect to such subordinate companion loan, subject to the requirements provided for in the related intercreditor agreement. In addition, after the occurrence of a control appraisal period under the related intercreditor agreement, but prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder (i) may exercise certain rights granted to the holder of the Gumberg Retail Portfolio mortgage loan and therefore will have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the master servicer and/or special servicer with respect to various servicing matters or mortgage loan modifications affecting the Gumberg Retail Portfolio mortgage loan and (ii) will have the right to replace the special servicer for the Gumberg Retail Portfolio mortgage loan mortgage loan. See “Description of the Mortgage Pool—The Whole Loans—The Gumberg Retail Portfolio Whole Loan” in this free writing prospectus.

Each of The Outlets at Orange whole loan, the 470 Vanderbilt Avenue whole loan, the 55 Broadway whole loan (prior to the securitization of the related pari passu companion loan) and the Gumberg Retail Portfolio whole loan is referred to in this free writing prospectus as a “serviced whole loan”. Each of The Outlets at Orange pari passu companion loan, the 470 Vanderbilt Avenue pari passu companion loan, the 55 Broadway pari passu companion loan (prior to the securitization of such pari passu companion loan), the Gumberg Retail Portfolio pari passu companion loan and the Gumberg Retail Portfolio subordinate companion loan is referred to in this free writing prospectus as a “serviced companion loan”. Each of The Outlets at Orange whole loan, the 470 Vanderbilt Avenue whole loan and the Gumberg Retail Portfolio whole loan are also referred to in this free writing prospectus as a “serviced pari passu whole loan”.

Each of the Arundel Mills & Marketplace whole loan, the 55 Broadway whole loan (after the securitization of the related pari passu companion loan) and the Marriott Anaheim whole loan are referred to in this free writing prospectus as a “non-serviced whole loan”. After the securitization of the 55 Broadway pari passu companion loan, the related whole loan will be serviced pursuant to the pooling and servicing agreement entered into in connection with that securitization and the related intercreditor agreement. For additional information regarding these pari passu split loans, see “Description of the Mortgage Pool—The Arundel Mills & Marketplace Whole Loan”, “—The 55 Broadway Whole Loan” and “—The Marriott Anaheim Whole Loan” in this free writing prospectus.

One (1) mortgage loan (identified as Loan No. 18 on Annex A-1 to this free writing prospectus), with the principal balance as of the cut-off date set forth below, will be “componentized” and deemed to be divided into a pooled component and a non-pooled component, each having a cut-off date balance as set forth below.

The components of the componentized mortgage loan are as set forth below.

Loan No.	Componentized Mortgage Loan	Pooled Component Cut-Off Date Balance Amount	% of Initial Pool Balance	Non-Pooled Component Cut-Off Date Principal Balance	Total Cut-off Date Principal Balance	Related Class of Loan Specific Certificates
18	Centreville Square	$38,150,689	2.7%	$21,703,000	$59,853,689	CSQ

The non-pooled component of the Centreville Square mortgage loan will be evidenced by the Class CSQ certificates.

With respect to the Centreville Square mortgage loan described above, the related pooled component will be pro rata in right of payment of interest with the related non-pooled component and, absent the continuance of a pro rata pay event under the terms of the related intercreditor agreement, will be entitled to receive its full principal balance prior to payment of any principal to the related non-pooled component. During the continuance of a pro rata pay event under the terms of the related intercreditor agreement, any principal received will be distributed pro rata between the related pooled component and the related non-pooled component, based on their outstanding principal balances. Losses and shortfalls will be borne pro rata between the related pooled component and the related non-pooled component. The pooled component will be pooled together with the other mortgage loans in the trust fund and interest and principal received in respect of the pooled component will be available to make distributions in respect of each class of pooled certificates. Payments of interest and principal, as applicable, received in respect of the Centreville Square mortgage loan and allocable and payable to the non-pooled component will only be available to make distributions in respect of the Class CSQ certificates and will not be payable in respect of any other class of certificates. For additional information regarding the componentized mortgage loan, see “Description of the Mortgage Pool—Componentized Mortgage Loan” in this free writing prospectus.

Mortgage Loan Characteristics

The following tables set forth certain anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as specifically provided in this free writing prospectus, information presented in this free writing prospectus (including loan-to-value ratios, debt service coverage ratios and debt yield ratios) with respect to any mortgage loan with a pari passu companion loan is calculated including the principal balance and debt service payment of the related pari passu companion loan, but excluding the principal balance and debt service payment of any subordinate companion loan, and, with respect to the Centreville Square mortgage loan, including the principal balance and debt service payment allocable to the related non-pooled component. Unless otherwise indicated, for the purpose of numerical and statistical information contained in this free writing prospectus (including any tables, charts and information set forth on Annex A-1, A-2 and A-3), the non-pooled component of the Centreville Square mortgage loan is not reflected in this free writing prospectus and is not included in that context in the term “mortgage loan” or “mortgage loans” unless otherwise indicated. The non-pooled component supports only the Class CSQ certificates.

The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in this “Summary of Terms” are calculated as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the cut-off date. Whenever percentages and other information in this free writing prospectus are presented on the mortgaged property level rather than the mortgage loan level, the information for mortgage loans secured by more than one mortgaged property (or comprised of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

The mortgage loans will have the following approximate characteristics as of the cut-off date:

Cut-off Date Mortgage Loan Characteristics

All Mortgage Loans
Aggregate outstanding principal balance(1)	$1,409,571,770
Number of mortgage loans	69
Number of mortgaged properties	100
Number of crossed loan pools	2
Crossed loan pools as a percentage	3.9%
Range of mortgage loan principal balances	$1,495,208 to $125,000,000
Average mortgage loan principal balances	$20,428,576
Range of mortgage rates	4.04000% to 6.57500%
Weighted average mortgage rate	4.69750%
Range of original terms to maturity(2)	59 months to 240 months
Weighted average original term to maturity(2)	99 months
Range of remaining terms to maturity(2)	56 months to 239 months
Weighted average remaining term to
maturity(2)	98 months
Range of original amortization term(3)	120 months to 360 months
Weighted average original amortization term(3)	347 months
Range of remaining amortization terms(3)	119 months to 360 months
Weighted average remaining amortization term(3)	346 months
Range of loan-to-value ratios(4)(5)(6)	36.3% to 78.2%
Weighted average loan-to-value ratio(4)(5)(6)	64.4%
Range of loan-to-value ratios as of the maturity date(2)(4)(5)(6)	1.0% to 78.2%
Weighted average loan-to-value ratio as of the maturity date(2)(4)(5)(6)	57.6%
Range of underwritten net cash flow debt service coverage ratios(4)(6)(7)(8)	1.28x to 3.36x
Weighted average underwritten net cash flow debt service coverage ratio(4)(6)(7)(8)	1.79x
Percentage of aggregate outstanding principal balance consisting of: Interest Only	34.9%
Balloon	30.1%
Interest Only-Balloon	26.3%
Interest Only-Balloon-ARD	3.1%
Fully Amortizing	2.7%
Interest Only-ARD	1.6%
Balloon-ARD	1.4%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
In the case of ten (10) mortgage loans with an anticipated repayment date (identified as Loan Nos. 7, 8, 9, 10, 11, 12, 13, 14, 21 and 40 on Annex A-1 to this free writing prospectus), representing approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, calculated as of the related anticipated repayment date.

(3)
Excludes thirteen (13) mortgage loans (identified as Loan Nos. 1, 3, 4, 5, 8, 13, 15, 25, 29, 40, 41, 42 and 45 on Annex A-1 to this free writing prospectus), representing approximately 36.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that are interest-only for the entire term or until the related anticipated repayment date, as applicable. In the case of one (1) mortgage loan (identified as Loan No.10 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related loan documents require principal and interest payments for the first sixty-one (61) payments, and then the loan is interest-only for the remainder of the term.

(4)
In the case of eight (8) mortgage loans (identified as Loan Nos. 7, 8, 9, 10, 11, 12, 13 and 14 on Annex A-1 to this free writing prospectus), representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loans are cross-collateralized and cross-defaulted, and in the case of two (2) mortgage loans (identified as Loan Nos. 41 and 42 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loans are cross-collateralized and cross-defaulted, and in each case, the loan-to-value ratios and debt service coverage ratios are presented on an aggregate basis.

(5)
In the case of ten (10) mortgaged properties (identified as Loan Nos. 2.01, 6.02, 17, 18, 21, 23.05, 26, 27.03, 31 and 40 on Annex A-1 to this free writing prospectus), partially securing ten (10) mortgage loans representing approximately 16.1% of the aggregate principal balance of the pool of mortgage loans by allocated loan amount as of the cut-off date, the loan-to-value ratios were based upon a basis other than the appraised “as-is” value described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus. For further information see Annex A-1 to this free writing prospectus. See “Risk Factors—Limitations of Appraisals” and “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” and “KeyBank National Association—Exceptions to KeyBank’s Disclosed Underwriting Guidelines” in this free writing prospectus. The remaining mortgage loans were calculated using “as-is” values as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

(6)
For the Centreville Square mortgage loan, the calculation of the loan-to-value ratio and debt service coverage ratio includes the principal balance of, and debt service payments allocable to, the non-pooled component. For each mortgage loan with one or more related pari passu companion loans, the calculation of the loan-to-value ratios and debt service coverage ratios includes the principal balance and debt service payment of the related pari passu companion loan(s). With respect to one mortgage loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus), the calculation of the loan-to-value ratios and debt service coverage ratios excludes the principal balance and debt service payment of the related subordinate companion loan. The related debt service coverage ratio and loan-to-value ratio including the subordinate companion loan are 1.21x and 78.5% respectively as of the cut-off date.

(7)
For each partial interest-only loan, the debt service coverage ratio was calculated based on the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced. For all interest-only loans, the debt service coverage ratio was calculated based on the sum of the first 12 interest payments following the cut-off date. With respect to thirteen (13) mortgaged properties (identified as Loan Nos. 1, 3, 5, 6.02, 17, 18, 19, 24, 28, 40, 44, 47 and 51 on Annex A-1 to this free writing prospectus) partially securing thirteen (13) mortgage loans, representing approximately 35.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, certain assumptions and/or adjustments were made to the occupancy, underwritten net cash flow and underwritten net cash flow debt service coverage ratios reflected in the table above. For specific discussions on those particular assumptions and adjustments, see “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations”, “—Mortgaged Property Considerations—Tenant Issues—Occupancy and Tenant Concentrations” and “—Additional Mortgage Loan Information” in this free writing prospectus. See also Annex A-1 and Annex A-3 to this free writing prospectus.

(8)
In the case of three (3) mortgage loans (identified as Loan Nos. 10, 18 and 30 on Annex A-1 to this free writing prospectus), representing approximately 0.4%, 2.7% and 1.3%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the loans will amortize based on the principal payment schedules set forth on Annex H, Annex F and Annex G, respectively to this free writing prospectus. With respect to Loan No. 30, following the initial 36-month interest only period, the mortgage loan amortizes based on a non-standard amortization schedule attached to this free writing prospectus as Annex G, and the debt service coverage ratio for such mortgage loan was calculated based on the debt service for the last twelve principal and interest payments during the term of the mortgage loan (which was the year with the highest annual debt service during the term of the mortgage loan).

All of the mortgage loans accrue interest on an actual/360 basis.

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types
Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Interest Only	10	$ 491,530,000	34.9%
Balloon	29	424,241,839	30.1
IO-Balloon	19	370,085,000	26.3
IO-Balloon-ARD	3	44,078,558	3.1
Fully Amortizing	1	38,150,689	2.7
Interest Only-ARD	3	21,938,696	1.6
Balloon-ARD	4	19,546,988	1.4
Total:	69	$ 1,409,571,770	100.0%

Ten (10) mortgage loans (identified as Loan Nos. 7, 8, 9, 10, 11, 12, 13, 14, 21 and 40 on Annex A-1 to this free writing prospectus), representing approximately 6.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after, and otherwise provide incentives to the related borrower to repay the related mortgage loan by, a certain date, referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest (if any, as required by the mortgage loan documents and to the extent permitted by applicable law), will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time the excess interest, to the extent actually collected, will be required to be paid to the Class NR certificates. After the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property would be applied towards the payment of principal (without payment of a yield maintenance charge or prepayment premium) of the mortgage loan until its principal balance has been reduced to zero and then to the payment of accrued excess interest. A substantial principal payment will be required to pay off each mortgage loan on its anticipated repayment date. The actual term for each such mortgage loan is longer than the period up to the mortgage loan’s anticipated repayment date. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—ARD Loans” in this free writing prospectus.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

The following table contains general information regarding the prepayment provisions of the mortgage loans:

Overview of Prepayment Protection(1)(2)(3)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Defeasance	47	$1,035,654,791	73.5%
Yield Maintenance	18	342,048,143	24.3
Lockout Only(4)	2	21,868,835	1.6
Defeasance/Yield Maintenance	2	10,000,000	0.7
Total:	69	$1,409,571,770	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

(2)
Certain mortgage loans may permit the application of escrows to prepay a portion of the principal balance. The application of such escrows may or may not require a payment of a yield maintenance charge or a prepayment premium based on the amount of the principal that is being paid and may be applied during a lockout/defeasance period.

(3)	In the case of one (1) mortgage loan (identified as Loan No. 32 to this free writing prospectus), representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, in connection with the partial release of an outparcel, the related borrower is permitted to prepay a portion of the mortgage loan following the expiration of the lockout period in the amount of $1,012,500 without the payment of a yield maintenance or other prepayment premium. In the case of one (1) other mortgage loan (identified as Loan No. 34 to this free writing prospectus), representing approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the borrower is permitted to obtain the partial release of up to twenty (20) individual residential units and a parking parcel, in each case without the payment of a yield maintenance or other premium. The release price for the parking parcel is $1,500,000, and the release prices for the residential units will be the greater of the net sales proceeds or the amounts set forth in the loan documents. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Releases of Individual Mortgaged Properties” in this free writing prospectus for additional information.

(4)	In the case of two (2) mortgage loans (identified as Loan Nos. 34 and 55 to this free writing prospectus), representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the mortgage loans may be prepaid after the expiration of the remaining lockout period of 24 and 21 payments, respectively, without defeasance or the payment of any yield maintenance or other prepayment premium.

Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited “open period” immediately prior to and including the stated maturity date or anticipated repayment date as follows:

Prepayment Open Periods(1)

Open Periods (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx % of Initial Pool Balance
2	3	$32,738,855	2.3%
3	26	637,766,433	45.2
4	31	377,314,897	26.8
5	2	19,783,571	1.4
6	1	30,000,000	2.1
7	3	251,948,490	17.9
24	1	38,150,689	2.7
35	2	21,868,835	1.6
Total:	69	$1,409,571,770	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “—Certain Terms and Conditions of the Mortgage Loans—Defeasance; Collateral Substitution; Property Releases” in this free writing prospectus.

Current Uses of the Mortgaged Properties(1)
Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	Approx % of Initial Pool Balance
Retail	26	$585,965,667	41.6%
Office	17	371,527,089	26.4
Multifamily	32	201,680,938	14.3
Hotel	11	160,057,642	11.4
Industrial	5	47,715,000	3.4
Manufactured Housing	5	25,967,462	1.8
Self Storage	3	9,789,136	0.7
Mixed Use	1	6,868,835	0.5
Total:	100	$1,409,571,770	100.0%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

The mortgaged properties are located in 25 states and Washington, D.C. The following table lists the states that have concentrations of mortgaged properties of 5% or more of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Geographic Distribution(1)
Geographic Location	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	Approx. % of Initial Pool Balance
California	10	$ 302,848,118	21.5%
New York	2	170,000,000	12.1
Pennsylvania	5	144,650,889	10.3
Maryland	2	97,591,168	6.9
Indiana	5	84,820,618	6.0
Total:	24	$ 799,910,794	56.7%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

Refinanced Loans
Three (3) mortgage loans were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the refinanced mortgage loan, as described below:

With respect to one (1) mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 8.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, prior indebtedness secured by the Ventana Hills Apartments and Berkley Manor Apartments mortgaged properties was paid off by the mortgage loan at discounts of 0.10% and 0.18%, respectively, in connection with the refinancing of the prior indebtedness that was not the subject of a default.

In the case of one (1) mortgage loan (identified as Loan No. 17 to this free writing prospectus), representing approximately 2.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property was constructed by an affiliate of the current property manager in 2005 using a construction loan provided by a syndicate of lenders. The construction loan subsequently went into maturity default and was restructured in 2010 to extend the maturity date for two years with a partial paydown of the debt. The construction loan went into maturity default again in 2012. Following the second maturity default, the borrower (who is unaffiliated with the previous owner) acquired the mortgaged property for $53,000,000. The acquisition proceeds were used to pay off the prior indebtedness at a discount of approximately 46%. The related mortgage loan was made by the related mortgage loan seller to the borrower on the date following the date of the acquisition and discounted payoff.

With respect to one (1) mortgage loan (identified as Loan No. 39), representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the proceeds of the mortgage loan were used to repay in full a prior mortgage loan that was then in maturity default.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Litigation Considerations; Bankruptcy Issues and Other Proceedings” in this free writing prospectus.

Certain risks relating to bankruptcy proceedings are described in “Risk Factors—Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Additional Aspects of Certificates

Denominations	The offered certificates (other than the Class X-A and Class X-B certificates) that are initially offered and sold to purchasers will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B certificates will be issued, maintained and transferred only in minimum denominations of authorized initial notional amounts of not less than $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Registration, Clearance and
Settlement	Each class of offered certificates will initially be registered in the name of Cede & Co., as nominee of The Depository Trust Company, or DTC.

You may hold offered certificates through: (1) DTC in the United States; or (2) Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System. Transfers within DTC, Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

We may elect to terminate the book-entry system through DTC (with the consent of the DTC participants), Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this free writing prospectus and in the prospectus.

Information Available to
Certificateholders
On each distribution date, the certificate administrator will prepare and make available to each certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date. Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

Deal Information/Analytics	Certain information concerning the mortgage loans and the certificates may be available to subscribers through the following services:

● Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com and Markit;

● the certificate administrator’s website initially located at “www.ctslink.com”; and

● the master servicer’s website initially located at “www.keybank.com/key2cre”.

Optional Termination	On any distribution date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this free writing prospectus will have the option to purchase all of the remaining mortgage loans at the price specified in this free writing prospectus; provided that no such option will be exercisable as long as the Class CSQ certificates are outstanding. Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust may also be terminated in connection with a voluntary exchange of all the then outstanding certificates (other than the Class R certificates), including the Class X-C and Class CSQ certificates (provided, however, that the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class EC and Class D certificates and the Class A-2FL/2FX regular interest are no longer outstanding, there is only one holder (or multiple holders acting in unanimity) of the outstanding certificates and the master servicer consents to the exchange), for the mortgage loans remaining in the trust.

See “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus and “Description of the Certificates—Termination” in the prospectus.

Required Repurchases or
Substitutions of Mortgage Loans	Under certain circumstances, the related mortgage loan seller (or Starwood Mortgage Capital LLC as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC) may be obligated to repurchase (without payment of any yield maintenance charge or prepayment premium) or substitute for an affected mortgage loan from the trust as a result of a material document defect or a material breach of a representation and warranty made by the related mortgage loan seller with respect to the mortgage loan in the mortgage loan purchase agreement that materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of certificateholders in the mortgage loan. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Sale of Defaulted Loans
Pursuant to the pooling and servicing agreement (and subject to any applicable intercreditor agreement), the special servicer may offer to sell to any person (or may offer to purchase) any specially serviced mortgage loan (other than a non-serviced mortgage loan, or, after the securitization of the related pari passu companion loan, the 55 Broadway mortgage loan) if it determines that no satisfactory arrangements (including by way of a discounted pay-off) can be made for collection of delinquent payments and such a sale would be in the best economic interest of the trust (or, in the case of any whole loan, the trust and the holder of the related pari passu companion loan, as a collective whole) on a net present value basis. The special servicer is generally required to accept the highest offer received from any person as more particularly described in “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus. However, with respect to each mortgage loan with a related mezzanine loan (including if any such mezzanine loan is originated in the future), the sale by the special servicer of any defaulted mortgage loan may be subject to the rights of the holder of any related mezzanine debt, to exercise its option to purchase the related mortgage loan or REO property, as applicable, following a default to the extent set forth in the related intercreditor agreement. Similarly, with respect to the mortgage loan with a related subordinate companion loan, the sale by the special servicer of any defaulted mortgage loan may be subject to the rights of the holder of the subordinate companion loan to exercise its option to purchase the related mortgage loan or REO property, as applicable, following a default to the extent set forth in the related intercreditor agreement.

If any mortgage loan with a related pari passu companion loan becomes a defaulted mortgage loan and the special servicer (or, (i) with respect to any non-serviced mortgage loan, the applicable special servicer described in this free writing prospectus, and (ii) with respect to the 55 Broadway mortgage loan, after the securitization of the 55 Broadway pari passu companion loan, the special servicer with respect to such other securitization), determines to sell the related mortgage loan as described above, then the applicable special servicer will be required to sell the related pari passu companion loan (but not the subordinate companion loan) together with the related mortgage loan as a single loan. In connection with any such sale, such special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” in this free writing prospectus, or similar procedures provided for under the other pooling and servicing agreement, as applicable.

Tax Status
Elections will be made to treat designated portions of the trust (exclusive of (a) the Class A-2FL/2FX regular interest, the swap contract, the Class A-2FL floating rate account and the A-2FX floating rate account, (b) excess interest related to any mortgage loan with an anticipated repayment date and the excess interest distribution account and (c) the portion, if any, of the regular interests represented by the Class A-S, Class B and Class C certificates that have been exchanged for and converted to Class EC certificates and the Class EC distribution account) as three separate REMICs – the Centreville Square mortgage loan REMIC, the lower-tier REMIC and the upper-tier REMIC – for federal income tax purposes. In addition, (i) the portions of the trust consisting of (a) any Class A-S, Class B and Class C certificates that have been exchanged for and converted to Class EC certificates (and the related amounts in the Class EC distribution account), (b) the Class A-2FL/2FX regular interest, the swap contract, the Class A-2FL floating rate account and the Class A-2FX floating rate account and (c) the excess interest (and related amounts in the excess interest distribution account), will be treated as a grantor trust for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class EC certificates will represent undivided beneficial interests in the portion of the grantor trust described in clause (i)(a) above and (iii) the Class NR certificates will represent undivided beneficial interests in the portion of the grantor trust described in clause (i)(c) above.

Pertinent federal income tax consequences of an investment in the offered certificates include:

●
Each class of offered certificates will represent or beneficially represent, in the case of the Class EC certificates, “regular interests” in a REMIC as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

●	Each regular interest represented by an offered certificate will be treated as a newly originated debt instrument for federal income tax purposes.

●	You will be required to report income on the regular interest represented by your offered certificates using the accrual method of accounting.

●	It is anticipated that the Class and Class certificates will be issued with original issue discount and that the Class certificates will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this free writing prospectus and the prospectus.

Certain ERISA Considerations
Subject to important considerations described under “Certain ERISA Considerations” in this free writing prospectus and the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment	No class of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the certificates.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended. The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act of 1940, as amended, as a basis for not registering under the Investment Company Act of 1940, as amended.

See “Legal Investment” in this free writing prospectus and in the prospectus.

Ratings
The offered certificates will not be issued unless each of the offered classes receives the following ratings from Fitch Ratings, Inc., Standard & Poor’s Ratings Services and Kroll Bond Rating Agency, Inc.:

	Class	Fitch(1)	S&P(1)	KBRA(1)
	Class A-1	AAAsf	AAA(sf)	AAA(sf)
	Class A-2	AAAsf	AAA(sf)	AAA(sf)
	Class A-3	AAAsf	AAA(sf)	AAA(sf)
	Class A-4	AAAsf	AAA(sf)	AAA(sf)
	Class A-SB	AAAsf	AAA(sf)	AAA(sf)
	Class X-A	AAAsf	AAA(sf)	AAA(sf)
	Class X-B	AA-sf	AA-(sf)	AAA(sf)
	Class A-S	AAAsf	AAA(sf)	AAA(sf)
	Class B	AA-sf	AA-(sf)	AA-(sf)
	Class C	A-sf	A-(sf)	A-(sf)
	Class EC	A-sf	A-(sf)	A-(sf)

(1)
Fitch Ratings, Inc., Standard & Poor’s Ratings Services and Kroll Bond Rating Agency, Inc. have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings. For additional information about this identifier, prospective investors can go to the website of the applicable rating agency.

The ratings address the likelihood of full and timely payment to the certificateholders of all distributions of interest at the applicable pass-through rate on the offered certificates on each distribution date and the ultimate payment in full of the certificate balance of each class of offered certificates on a date that is not later than the rated final distribution date with respect to such class of certificates. Each security rating assigned to the offered certificates should be evaluated independently of any other security rating. Such ratings on the offered certificates do not address the tax attributes of such certificates or the receipt of any default interest or prepayment premium or constitute an assessment of the likelihood or frequency of prepayments on the mortgage loans.

In general, the ratings address credit risk and not prepayment risk and do not represent any assessment of the yield to maturity that purchasers may experience as a result of the rate of principal prepayments. A security rating is not a recommendation to buy, sell, or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by the assigning rating agency. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. See “Ratings” in this free writing prospectus. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class X-A and Class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults, prepayments (both voluntary (to the extent permitted) and involuntary), or losses in respect of the mortgage loans. As described in this free writing prospectus, the amounts payable with respect to the Class X-A and Class X-B certificates consist only of interest. If the mortgage loans were to prepay in the initial month, with the result that the holders of the Class X-A and Class X-B certificates receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X-A and Class X-B certificates. The notional amounts of the Class X-A and Class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and principal prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such notional amount, but only the obligation to pay interest timely on the notional amount, as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B certificates should be evaluated independently from similar ratings on other types of securities.

The rated final distribution date will be the distribution date in April 2047. See “Yield and Maturity Considerations” and “Description of the Certificates—Advances” in this free writing prospectus.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the rating agencies engaged by the depositor, the depositor has no obligation or ability to ensure that any rating agency performs ratings surveillance. In addition, a rating agency may cease ratings surveillance if the information furnished to that rating agency is insufficient to allow it to perform surveillance.

Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from or lower than any ratings assigned to the offered certificates by any other nationally recognized statistical rating organization. The issuance of an unsolicited rating of a class of the offered certificates that is lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to DBRS, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc., Moody’s Investors Service, Inc., Morningstar Credit Ratings, LLC and Standard & Poor’s Ratings Services. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Fitch Ratings, Inc., Standard & Poor’s Ratings Services and Kroll Bond Rating Agency, Inc. to rate the offered certificates and not the other three nationally recognized statistical rating organizations due, in part, to their initial subordination levels for the various classes of offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. See “Risk Factors—Ratings of the Certificates” and “Ratings” in this free writing prospectus.

In addition, neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus. In no event will rating agency confirmations from any such other nationally recognized statistical rating organization (except insofar as the matter involves a mortgage loan with a split loan structure and such other rating organization is hired to rate securities backed by the related pari passu companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of the nationally recognized statistical rating organizations engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Risk Factors—Ratings of the Certificates” and “Ratings” in this free writing prospectus.

RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the accompanying prospectus before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

The risks and uncertainties described below are not the only ones relating to the offered certificates. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also impair your investment. If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected. This free writing prospectus also contains forward looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

In connection with the information presented in this free writing prospectus relating to risks that may relate to certain of the mortgage loans or the mortgage loans in general, examples are sometimes given with respect to a particular risk and a particular mortgage loan. However, the fact that examples are given should not be interpreted as meaning that such examples reflect all of the mortgage loans in the trust to which such risk is applicable or that the identified mortgage loan is not subject to other risk factors described in this free writing prospectus.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the certificates may be significantly increased.

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates. For the reasons set forth in these “Risk Factors”, the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of those certificates. The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time. As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated institutional investors with substantial investment experience with similar types of securities and who have conducted appropriate diligence on the mortgage loans and the offered certificates.

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected and May Continue To Adversely Affect the Value of Commercial Mortgage-Backed Securities

In recent years, the real estate and securitization markets, including the market for commercial mortgage-backed securities, as well as the debt markets, global financial markets and the economy generally, experienced significant dislocations, illiquidity and volatility. Declining real estate values, coupled with diminished availability of leverage and/or refinancings for commercial real estate resulted in increased delinquencies and defaults on commercial mortgage loans. In addition, the most recent downturn in the general economy affected the financial strength of many commercial real estate tenants and resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.

Any further economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on the value and/or liquidity of commercial mortgage-backed securities that are backed by loans secured by such commercial real estate. We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe. Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the mortgage loans and the offered certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the related borrower under the mortgage loans and may result in the inability of the related borrower to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due. In the event of default by a borrower under any of the mortgage loans, the trust may suffer a partial or total loss with respect to such mortgage loan and, consequently, the offered certificates. Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset backed securities or structured products. Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

Market Considerations and Limited Liquidity

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for the offered certificates. While the underwriters currently intend to make a secondary market in the offered certificates, no underwriter is obligated to do so, any market-making may be discontinued at any time, and we cannot assure you that an active secondary market for the offered certificates will develop. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for the offered certificates. Lack of liquidity could result in a substantial decrease in the market value and may adversely affect the regulatory characteristics of the offered certificates. The market value of the offered certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending. No representation is made by any person or entity as to what the market value of any offered certificate will be at any time. Furthermore, you should be aware that the market for securities of the same type as the offered certificates has in the past been volatile and offered very limited liquidity from time to time. See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” in the prospectus.

The market value of the offered certificates can decline even if the offered certificates and the mortgage loans are performing at or above your expectations. The market value of the offered certificates will be sensitive to fluctuations in current interest rates. However, any change in the market value of the offered certificates may be disproportionately impacted by upward or downward movement in current interest rates.

In particular, the market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial mortgage loans, whether newly originated or held in portfolios, that are available for securitization. In addition, recently enacted financial reform legislation in the United States could adversely affect the availability of credit for commercial real estate. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire, or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

●
investors’ perceptions regarding the commercial real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on commercial mortgage loans secured by income producing properties;

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial real estate markets; and

●	the impact on demand generally for commercial mortgage-backed securities as a result of the existence or cancellation of government-sponsored economic programs.

If you decide to sell any offered certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for those certificates, and you may have to sell at a discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans.

The liquidity of the offered certificates may also be affected by present uncertainties and future unfavorable determinations concerning legal investment. No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See “Legal Investment” in this free writing prospectus.

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Certificates

We make no representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions, or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell such certificates in the secondary market. For example:

●
Effective January 1, 2014, EU Regulation 575/2013 (the “CRR”) imposes on European Economic Area (“EEA”) credit institutions and investment firms investing in securitizations issued on or after January 1, 2011, or in securitizations issued prior to that date where new assets are added or substituted after December 31, 2014: (a) a requirement (the “Retention Requirement”) that the originator, sponsor or original lender of such securitization has explicitly disclosed that it will retain, on an ongoing basis, a material net economic interest which, in any event, shall not be less than 5%; and (b) a requirement (the “Due Diligence Requirement”) that the investing credit institution or investment firm has undertaken certain due diligence in respect of the securitization and the underlying exposures and has established procedures for monitoring them on an ongoing basis.

National regulators in EEA member states impose penal risk weights on securitization investments in respect of which the Retention Requirement or the Due Diligence Requirement has not been satisfied in any material respect by reason of the negligence or omission of the investing credit institution or investment firm.

If either of the Retention Requirement or the Due Diligence Requirement is not satisfied in respect of a securitization investment held by a non-EEA subsidiary of an EEA credit institution or investment firm, then an additional risk weight may be applied to such securitization investment when taken into account on a consolidated basis at the level of the EEA credit institution or investment firm.

Requirements similar to the Retention Requirement and the Due Diligence Requirement (the “Similar Requirements”): (i) apply to investments in securitizations by investment funds managed by EEA investment managers subject to EU Directive 2011/61/EU; and (ii) subject to the adoption of certain secondary legislation, will apply to investments in securitizations by EEA insurance and reinsurance undertakings and by EEA undertakings for collective investment in transferable securities.

None of the sponsors, the depositor or any other party intends to retain a material net economic interest in the securitization constituted by the issue of the offered certificates in accordance with Retention Requirement or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with Retention Requirement, the Due Diligence Requirement or Similar Requirements. Consequently, the offered certificates are not a suitable investment for EEA credit institutions, investment firms or the other types of EEA regulated investors mentioned above. As a result, the price and liquidity of the offered certificates in the secondary market may be adversely affected. EEA-regulated investors are encouraged to consult with their own investment and legal advisors regarding the suitability of the offered certificates for investment.

●
The Dodd-Frank Wall Street Reform and Consumer Protection Act enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance on credit agency ratings, including, but not limited to, those found in the federal banking agencies’ risk-based capital regulations.  While many such regulations have been issued in final form, others remain pending.  As a result of these regulations, investments in commercial mortgage-backed securities like the certificates by institutions subject to the risk-based capital regulations may result in greater capital charges to these financial institutions and these new regulations may otherwise adversely affect the treatment of commercial mortgage-backed securities for their regulatory capital purposes.

●
Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act added a provision, commonly referred to as the “Volcker Rule,” to federal banking laws to generally prohibit various covered banking entities from, among other things, engaging in proprietary trading in securities and derivatives, subject to certain exemptions.  Section 619 became effective on July 21, 2012, and final regulations were issued on December 10, 2013.  Conformance with the Volcker Rule’s provisions is required by July 21, 2015, subject to the possibility of up to two one-year extensions granted by the Federal Reserve in its discretion.   The Volcker Rule and those regulations restrict certain purchases or sales of securities generally and derivatives by banking entities if conducted on a proprietary trading basis.  The Volcker Rule’s provisions may adversely affect the ability of banking entities to purchase and sell the offered certificates.

●
The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the trust, could under certain circumstances require an investor or its owner generally to consolidate the assets of the trust in its financial statements and record third parties’ investments in the trust as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in commercial mortgage-backed securities for financial reporting purposes.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

In recent years, the global economy experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products. While the United States economy may technically be out of the recession, any recovery could be fragile and may not be sustainable for any specific period of time, and the global or United States economy could slip into an even more significant recession. Continued downward price pressures and increasing defaults and foreclosures in residential real estate or other conditions that severely depressed the overall economy and contributed to the credit crisis have also led to increased vacancies, decreased rents or other/declines in income from, or the value of, commercial real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial borrowers from refinancing their mortgages. A substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years. These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and lead to widespread commercial mortgage defaults.

In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure. Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase. Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities. Even if the real estate market does recover, the mortgaged property underlying the mortgage loans and, therefore, the certificates, may decline in value. Any further economic downturn may adversely affect the financial resources of the related borrowers and may result in the inability of the related borrowers to make interest payments on the related mortgage loans and repayment at maturity. In the event of default by the related borrowers under the related mortgage loans, the certificateholders would likely suffer a loss on their investment.

In addition, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries. Much of this uncertainty has related to certain countries, including Greece, Ireland, Spain, Portugal and Italy, that participate in the European Monetary Union and whose sovereign debt is generally denominated in euros, the common currency shared by members of that union. In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.

Concerns regarding sovereign debt may spread to other countries at any time. Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary constraints. Market volatility or disruption could result if a state were to default on its debt, or a significant local government were to default on its debt or seek relief from their debt in bankruptcy or by agreement with their creditors. In addition, recently-enacted financial reform legislation in the United States could adversely affect the availability of credit for commercial real estate.

Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time. Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets, such as wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crises, natural disasters and man-made disasters. We cannot predict such matters or their effect on the value or performance of the certificates.

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans and accordingly the performance of the offered certificates. In addition, in connection with all the circumstances described above, you should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds that would be realized in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated or acquired, the values of the mortgaged properties may have declined since the related mortgage loans were originated or acquired and may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid, which may be the case for reasons unrelated to the then-current performance of the offered certificates or the mortgage loans, and which may be the case within a relatively short period following the issuance of the offered certificates;

●
if the mortgage loans default, then the yield on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier than anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the trust fund may experience losses in the form of special servicing fees and other expenses, and you may bear losses as a result, or your yield may be adversely affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies, judicial foreclosure and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing or preferred equity. See “—Potential Conflicts of Interest” in this free writing prospectus;

●
if foreclosure or similar proceedings involve mortgaged properties across multiple states, resolution may take a longer time period and involve greater expenses, resulting in a lower recovery than may have been realized than if foreclosure or similar proceedings were instituted in a single jurisdiction;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements, repurchase transactions or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we describe elsewhere under “Risk Factors” in this free writing prospectus and the accompanying prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

The Prospective Performance of the Mortgage Loans Included in the Trust Fund Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of Our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related commercial mortgage loan. Each income-producing real property represents a separate and distinct business venture and, as a result, each of the mortgage loans requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of commercial mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data that may show a low level of delinquencies and defaults would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors. Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial Lending Is Dependent Upon Net Operating Income

The liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property’s cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the commercial mortgage loan at any given time.

For historical financial information relating to the mortgaged properties, including net operating income for the most recent reporting period and prior three calendar years, to the extent available, prospective investors should review Annex A-1 and Annex A-3 to this free writing prospectus. Certain mortgage loans are secured in whole or in part by mortgaged properties that have no prior operating history available or otherwise lack historical financial figures and information. A mortgaged property may lack prior operating history or historical financial information because it is newly constructed, it is a recent acquisition by the related borrower or it is a single-tenant property that is subject to a triple net lease. In addition, a tenant’s lease may contain confidentiality provisions that restrict the mortgage loan sellers’ access to or disclosure of such tenant’s financial information. The underwritten net cash flows and underwritten net operating income for such mortgaged properties are derived principally from current rent rolls or tenant leases (or, in some cases, based on leases that are not yet in place (and may still be under negotiation) or on tenants that may have signed a lease, or lease amendment expanding the leased space, but are not yet in occupancy in all or a portion of their space and/or paying rent) and historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. However, we cannot assure you that such tenants will execute leases or expand their space or, in any event, that actual cash flows from such mortgaged properties will meet such projected cash flows, income and expense levels or that those funds will be sufficient to meet the payment obligations of the related mortgage loans. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus and “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the prospectus.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other major tenant, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan);

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage” which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections. The failure of such assumptions or projections in whole or in part could cause the underwritten net operating income (calculated as described in “Description of the Mortgage Pool—Additional Mortgage Loan Information”) to vary substantially from the actual net operating income of a mortgaged property. See “—Risks Relating to Underwritten Net Cash Flow” below.

Risks Relating to Underwritten Net Cash Flow

As described under “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus, underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this free writing prospectus as of the cut-off date or any other date represents actual future net cash flows. For example, with respect to certain mortgage loans included in the trust, the occupancy of the related mortgaged property reflects tenants that may not have yet actually executed leases or that have signed leases but have not yet taken occupancy and/or are not paying full contractual rent or tenants that are seeking or may in the future seek to sublet all or a portion of their respective spaces, or tenants that are “dark” tenants but paying rent, or space that has been master leased to an affiliate of a borrower. Each investor should review these and other similar assumptions and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow. In many cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent.

In the event of the inaccuracy of any assumptions or projections used in connection with the calculation of underwritten net cash flow, the actual net cash flow could be significantly adversely affected.

In addition, the debt service coverage ratios set forth in this free writing prospectus for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus for additional information on certain of the mortgage loans in the trust.

Limited Information Causes Uncertainty

Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property, and certain mortgage loans may be secured by recently constructed properties. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.

No Reunderwriting of the Mortgage Loans

We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller’s obligation to repurchase, substitute for or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans, although none of the mortgage loan sellers have made representations and warranties that they know to be untrue (subject to the exceptions to the representations and warranties described in the purchase agreement and this free writing prospectus). If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Risks Associated with Commercial Real Estate Lending

The borrower’s ability to make payments due on its related mortgage loan will be subject to the risks generally associated with real estate investments. These risks include adverse changes in general or local economic conditions, real estate values generally and in the locales of the related mortgaged properties, interest rates, real estate tax rates, other operating expenses (including costs of energy), inflation, the supply of and demand for properties of the type involved, zoning laws or other governmental rules and policies (including environmental restrictions), competitive conditions (including changes in land use and construction of new competitive properties) that may affect the ability of a borrower to obtain or maintain full occupancy of the related mortgaged properties, bankruptcy or other events adversely affecting the tenants or prospective tenants at such mortgaged properties, civil disorder, acts of war or of terrorists, acts of God, such as floods or earthquakes, and other factors beyond the control of the related borrower. Due to these and other factors, the performance of real estate has historically been cyclical.

Such factors may make it difficult for the mortgaged properties to generate sufficient net operating income to make full and timely payments on the related mortgage loans. Also, if any major repair or improvement is required at a mortgaged property, we cannot assure you that the related borrower (or tenant, if required under its lease) will be able to obtain funds to make such repair or improvement. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required at a mortgaged property, changes in governmental approvals may be applicable and may materially affect the cost to, or ability of, the related borrower to effect such reconstruction, major repair or improvement. Furthermore, certain of the reciprocal easement and operating agreements or anchor tenant leases may provide that the anchor tenant is permitted to terminate its lease or operating covenant in certain circumstances, including if a mortgaged property is substantially damaged or taken by condemnation. See “—Risks Associated with Retail Properties” below.

Risks Associated with Retail Properties

Twenty-six (26) of the mortgaged properties, securing twenty-three (23) mortgage loans, representing approximately 41.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount are retail properties.  Sixteen (16) of these Mortgaged Properties, securing thirteen (13) mortgage loans (identified as Loan Nos. 1, 4, 6, 7, 16, 17, 18, 19, 36, 44, 47, 51, 54 and 64 on Annex A-1 to this free writing prospectus), representing approximately 35.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, may have one or more “anchor tenants” or “shadow anchor tenants”, which may or may not be tenants at the mortgaged properties that represent collateral for the related mortgage loan. The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics. The correlation between success of tenant businesses and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Whether a retail property is “anchored”, “shadow anchored” or “unanchored” is also an important consideration. The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important because anchors play a key role in generating customer traffic and making a center desirable for other tenants. An “anchor tenant” located on a related property is usually proportionately larger in size than most other tenants in the property and is vital in attracting customers to a retail property. A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the property so as to influence and attract potential customers, but is not located on the mortgaged property. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew or extend its lease;

●	termination of an anchor tenant’s or shadow anchor tenant’s lease or, if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

In certain instances with respect to the mortgaged properties, anchor tenant leases expire during the term of the related mortgage loan or such tenants may have the option to terminate their respective leases early. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for the lease rollover schedules for certain of the mortgage loans and see Annex A-1 to this free writing prospectus for the lease expiration dates for the five largest tenants (based on net rentable area leased) at each mortgaged property to the extent applicable. We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have anchor tenant-owned stores often have reciprocal easement and operating agreements between the retail property owner and such anchor tenants containing certain operating and maintenance covenants.  We cannot assure you that the reciprocal easement or operating agreements, as applicable, will not expire prior to the maturity date of the related mortgage loan.  Although an anchor tenant that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance and real estate taxes on the improvements and related real property. Anchor tenants that lease their stores often have operating covenants as well. Such operating covenants may be provided for in the anchor tenant lease or in the reciprocal easement and operating agreement, if any, affecting the mortgaged property. Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the term of the related mortgage loan are or will not be contractually obligated to operate their stores at the applicable mortgaged property. A number of the tenant leases and reciprocal easement and operating agreements at the mortgaged properties have co-tenancy clauses which permit such stores to abate the rent payable, refrain from opening for business, cease operating and/or terminate their leases if certain anchor or other major tenants, and/or if a specified percentage of the stores at the related mortgaged property, are not occupied and operating and also have certain other termination rights related to sales targets. Certain of the operating covenants with respect to the mortgaged properties have expired or will expire prior to the maturity date of the related mortgage loan. We cannot assure you that operating covenants will be obtained in the future for these or any of the anchor tenants.

Certain tenant (including anchor tenant) estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or reciprocal easement and operating agreement. Such disputes, defaults or potential defaults could result in a tenant off-setting rent or could lead to a termination or attempted termination of the applicable lease or reciprocal easement and operating agreement by the tenant or to litigation against the related borrower. We cannot assure you that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay the mortgage loan. In addition, we cannot assure you that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

In addition, certain tenants may not provide estoppels, or the estoppels obtained may not be timely. In such cases material information about the related leases may not have been available for loan underwriting purposes at origination. We cannot assure you that the failure to obtain related estoppel information will not have a material adverse effect on the related mortgage loans. See also representation number 44 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties. Certain tenants at the mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy. See “—Certain Additional Risks Relating to Tenants” in this free writing prospectus. Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants. We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels. See “—Risks of Lease Early Termination Options” in this free writing prospectus.

Borrowers and property managers of mortgaged properties and their affiliates may currently own, and in the future, property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located. Property managers at the related mortgaged properties also may manage competing properties. None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

Retail properties also face competition from sources outside a given real estate market. Factory outlet centers, discount shopping centers and clubs, video shopping networks, catalogue retailers, home shopping networks, direct mail, Internet selling and telemarketing all compete with more traditional retail properties for consumer dollars. Continued growth of these and other alternative retail outlets could adversely affect the rents collectible at the mortgaged properties secured by retail properties. Increased competition could adversely affect income from and market value of those mortgaged properties.

In some cases, the leases of certain anchor and other significant tenants prohibit the landlord from leasing space at or near the related mortgaged property to a competitor of the subject tenant, thereby adversely affecting the potential tenant pool and/or the value of the related mortgaged property in a foreclosure scenario.

In addition, certain of the retail properties have tenants that are subject to risks unique to their business, such as theaters and restaurants. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus. In such cases, aspects of building site design and adaptability affect the value of such properties and other retailers at the mortgaged property.  For example, the limited adaptability of certain shopping malls that have proven unprofitable has recently resulted in extremely high loss severities on mortgage loans secured by those shopping malls, which mortgage loans were owned by commercial mortgage-backed securitization trusts. In one particular case, a significant amount of advances made by the applicable servicer(s) of a mortgage loan secured by a shopping mall property, combined with low liquidation proceeds in respect of that property, resulted in a loss severity exceeding 100% of the outstanding principal balance of that mortgage loan.  See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” below.

In addition, decreasing patronage at such properties could adversely affect revenue of the property, which may, in turn, cause the tenants to experience financial difficulties, resulting in downgrades in their credit, lease defaults, ratings and, in certain cases, bankruptcy filings. See “—Tenant Bankruptcy Entails Risks” below. Additionally, receipts at such properties are also affected not only by objective factors but by subjective factors. For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of the restaurant, food safety concerns related to personal health with the handling of food items at the restaurant or by food suppliers and the actions and/or behaviors of staff and management and level of service to the customers. In addition, because of unique construction requirements of such properties, any vacant space would not easily be converted to other uses.

Certain retail properties may have other non-retail types of tenants, including medical office tenants.  For risks related to these types of tenants, see “—Office Properties Have Special Risks” in this free writing prospectus.

Office Properties Have Special Risks

Seventeen (17) of the mortgaged properties, securing seventeen (17) mortgage loans, representing approximately 26.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are office properties.

A large number of factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	an economic decline in the business operated by the tenants;

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

●	the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy, including labor costs, tax environment and the quality of life for employees; and

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (all of which affect the demand for office space).

Certain of the mortgage loans identified as being secured by office properties are medical or dental office properties, which are subject to certain additional risks. The performance of a medical or dental office property may depend on (i) the proximity of such property to a hospital or other health care establishment and (ii) reimbursements for patient fees from private or government-sponsored insurers. The performance of a medical or dental office property may depend on (i) its ability to attract doctors and nurses to be on staff, (ii) its ability to afford and acquire the latest medical or dental equipment, (iii) a sufficient patient base and (iv) reimbursements for patient fees and other charges from private or government sponsored insurers.  Issues related to reimbursement (ranging from non-payment to delays in payment) from insurers could adversely impact cash flow at such mortgaged property.

Certain of the mortgage loans identified as being secured by office properties may include parking garages, which present certain risks.  For example, with respect to one (1) mortgage loan (identified as Loan No. 24), representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property includes a parking garage that represents approximately 23.8% of underwritten effective gross income for the mortgaged property.  Parking garages present risks not associated with other properties.  The primary source of income for parking garages is the rental fees charged for parking spaces. Factors affecting the success of a parking garage include the number of rentable parking spaces and rates charged and the amount of alternative parking spaces in the area.  In addition, because of the unique construction requirements of many parking garages, a parking garage may not be easily converted to other uses.  See “—Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses” in this free writing prospectus.

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See “—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” below and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Multifamily Properties Have Special Risks

Thirty-two (32) of the mortgaged properties, securing ten (10) mortgage loans, representing approximately 14.3% % of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are multifamily properties.

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment or student housing building (e.g., its age, appearance and construction quality);

●	the quality of property management;

●	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

●	the ability of management to provide adequate security, maintenance and insurance;

●	the types of services the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

●	the generally short term of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow on the property;

●
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and the fact that student tenants have a higher turnover rate (and may be financially less able to make rent payments) than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property;

●	state and local regulations, including rent control and rent stabilization;

●	whether the property is subject to low income housing use restrictions that limit income of tenants and rent for units;

●	the presence of competing properties and residential developments in the local market;

●
the existence of corporate tenants renting large blocks of units at the property, which in the event such tenant vacates would leave the property with a significant percentage of unoccupied space; and in the event such tenant was renting at an above-market rent may make finding replacement tenants difficult;

●	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

●	state and local regulations;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Hotel Properties Have Special Risks

Eleven (11) of the mortgaged properties, securing eleven (11) mortgage loans, representing approximately 11.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are hotel properties. See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the prospectus.

Because rooms are generally rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, as a result of high operating costs, relatively small decreases in revenue can cause significant stress on a property’s cash flow.

Moreover, the hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties differently depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses. We cannot assure you that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods or that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.

In addition, some of the hospitality mortgaged properties are limited-service hotels.  Hospitality properties that are limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

In addition to hotel operations, some hospitality properties also operate entertainment complexes, that include restaurants, lounges, nightclubs and/or banquet and meeting spaces and may derive a significant portion of the related property’s revenue therefrom. Consumer demand for entertainment resorts is particularly sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences could be driven by factors such as perceived or actual general economic conditions, the current housing crisis and the credit crisis, high energy, fuel and food costs, the increased cost of travel, the potential for bank failures,  the weakened job market, perceived or actual disposable consumer income and wealth, fears of recession and changes in consumer confidence in the economy, or fears of war and future acts of terrorism. These factors could reduce consumer demand for the leisure activities that the property offers, thus imposing practical limits on pricing and harming operations. Restaurants and nightclubs are particularly vulnerable to changes in consumer preferences. In addition, a nightclub’s, restaurant’s or bar’s revenue is extremely dependent on its popularity and perception. These characteristics are subject to change rapidly and we cannot assure you that any of a hospitality property’s nightclubs, restaurants or bars will maintain their current level of popularity or perception in the market. Any such change could have a material adverse effect on the net cash flow of the property.

Some of the hotels have liquor licenses associated with the mortgaged property. The liquor licenses for these mortgaged properties are generally held by affiliates of the related borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person, or condition such transfer on the prior approval of the governmental authority that issued the license. In the event of a foreclosure of a hotel property that holds a liquor license, the special servicer on behalf of the trust or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay that could be significant. We cannot assure you that a new license could be obtained promptly or at all. The lack of a liquor license in a hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

Additionally, certain of these mortgaged properties may have been designated as historic or landmark buildings or may be located in areas designated as historic or landmark. Such properties may have restrictions related to renovations, construction or other restrictions. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Risks Relating to Affiliation with a Franchise or Hotel Management Company

Nine (9) of the mortgaged properties, securing nine (9) mortgage loans (identified as Loan Nos. 20, 21, 31, 38, 46, 48, 50, 56 and 61 on Annex A-1 to this free writing prospectus), representing approximately 9.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are affiliated with a franchise, licensing or hotel management company through a franchise or management agreement. See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” in the prospectus.

The continuation of a franchise agreement, licensing agreement or management agreement is typically subject to specified operating standards, property improvement plans, and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement, licensing agreement or management agreement. In addition, some of these agreements applicable to the hotel mortgaged properties expire, or grant the franchisor/licensor a termination right that is exercisable, during the term of the related mortgage loan. We cannot assure you that a replacement franchise or license could be obtained in the event of a termination. In addition, replacement franchises/licenses may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor/licensor. Any provision in a franchise agreement, licensing agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

The franchise agreements, license agreements and the property management agreements generally restrict transfers of the subject agreement, transfers of the ownership interests of the related borrower and/or transfers of the subject hospitality mortgaged property, and generally (a) contain certain approval rights regarding the transferee and/or (b) prohibit certain transfers for various reasons, including, without limitation, that (i) the transferee does not have sufficient financial resources to fulfill the owner’s obligations under the franchise agreement, licensing agreement or management agreement, as applicable, (ii) the transferee is among a group of specifically designated prohibited transferees and/or (iii) the transferee is a competitor (within the meaning of the franchise agreement, licensing agreement or management agreement). Such restrictions may impact a foreclosure sale or a sale of an REO property. In the event of a foreclosure, the lender may not have the right to use the franchise license without the franchisor’s consent or the manager might be able to terminate the management agreement. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor/licensor or a hotel management company that it desires to replace following a foreclosure and, further, may be limited as regards the pool of potential transferees for a foreclosure or real estate owned property.

In some cases where a hospitality property is subject to a license or franchise agreement, the licensor or franchisor has required the completion of various repairs and/or renovations pursuant to a property improvement plan issued by the franchisor.  Failure to complete those repairs and/or renovations in accordance with the plan could result in the hospitality property losing its license or franchise.  Annex A-1 sets forth the amount of reserves, if any, established under the related mortgage loans in connection with any of those repairs and/or renovations.  We cannot assure you that any amounts reserved will be sufficient to complete the repairs and/or renovations required with respect to any affected hospitality property.  In addition, in some cases, those reserves will be maintained by the franchisor or property manager.  Furthermore, the lender may not require a reserve for repairs and/or renovations in all instances.

In addition, there may be risks associated with hospitality properties that have not entered into or become a party to any franchise agreement, license agreement or other “flag”. Hospitality properties often enter into these types of agreements in order to align the hospitality property with a certain public perception or to benefit from a centralized reservation system. We cannot assure you that hospitality properties that lack such benefits will be able to operate successfully on an independent basis.

See “—Hotel Properties Have Special Risks” above and “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Industrial Properties Have Special Risks

Five (5) of the mortgaged properties, securing three (3) mortgage loans, representing approximately 3.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are industrial properties. Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable for a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Manufactured Housing Community Properties Have Special Risks

Five (5) of the mortgaged properties, securing one (1) mortgage loan, representing approximately 1.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, are manufactured housing community properties.

Commercial mortgage loans secured by liens on manufactured housing community properties pose risks not associated with commercial mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

●	other manufactured housing community properties;

●	apartment buildings; and

●	site-built single family homes.

Other factors affecting the successful operation of a manufactured housing community property may also include:

●	the physical attributes of the community, including its age and appearance;

●
location of the manufactured housing community property, including the seasonal effect upon occupancy, particularly with respect to seasonal sites occupied by recreational vehicles and travel-trailers, which often have short term rental contracts;

●	the percentage of owner-occupied homes versus rental homes;

●	any restrictions on the age of tenants who may reside at the property;

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services or amenities provided;

●	the property’s reputation; and

●	state and local regulations, including rent control and rent stabilization as well as tenant association rights.

In general, a manufactured housing community property is a “single-purpose” property that could not be readily converted to general residential, retail or office use. Thus, if the operation of the manufactured housing community property becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity:

●	may be subject to rent control and other laws regulating the relationship between a property owner and its residential tenants;

●	may not be connected to public water and sewer systems;

●	have tenants that may not have leases or have short term or month-to-month leases and, accordingly, that are not obligated to remain at such mortgaged property for any extended period;

●	are located, in whole or in part, in a flood zone that requires the related borrower to maintain flood insurance if it owns any material structures located in a flood zone; or

●	may be deemed legally nonconforming for zoning purposes as to the underlying manufactured housing community use.

Certain manufactured housing community properties securing mortgage loans in the issuing entity may be, in whole or in part, age-restricted to individuals that, in general, are 55 years of age or older.  Such restrictions limit the potential residents of the related mortgaged properties and may affect property performance.

In the case of manufactured housing community mortgaged properties that are not connected to public water and sewer systems, the borrower could incur a substantial expense in connection with either the repair, maintenance or replacement of the existing system or the required connection to such public systems in the future. In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

In the case of manufactured housing community mortgaged properties that are located, in whole or in part, in a flood zone, flood insurance may not be available and, even if there are no material borrower-owned structures located in that flood zone, the potential for flooding may be a deterrent to tenants.  See also representation number 18 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

In the case of manufactured housing community mortgaged properties for which the current use or building conformation is deemed legally nonconforming for zoning purposes, limitations on rebuilding following a casualty can have significant and adverse economic effect on the related mortgaged property. First, zoning ordinances frequently establish a damage threshold beyond which the current use or conformation has to conform to current requirements. Where the units themselves are included in the calculation of the damage threshold (as opposed to the calculation being based solely on the underlying pads), or where the units themselves are separately subject to the damage threshold, it is more probable that the damage threshold will be exceeded by manufactured housing community mortgaged properties than for other types of mortgaged properties under comparable circumstances (and property value may be impaired by restrictions on replacing the units). Second, even where proceeds from casualty insurance, including law and ordinance coverage, are available, the value of insured improvements is generally much less than the loan amount. We cannot assure you that, if a casualty results in the manufactured housing community uses or other zoning characteristics, such as setbacks, no longer being permitted by the applicable zoning regulations, the lender will be able to recognize sufficient proceeds from the exercise of foreclosure or equivalent remedies or available insurance to avoid losses on the manufactured housing community mortgage loan. See “—Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value” in this free writing prospectus.

Depending on the location of a manufactured housing community property, occupancy and collections may be highly seasonal.  For example, a manufactured housing community in a warm weather state might earn most of its income from late fall to early spring.

Some of the manufactured housing community mortgaged properties securing the mortgage loans in the issuing entity may have a material number of leased homes that are owned (currently or in the future) by the related borrower or an affiliate of the related borrower and rented by the respective tenants, like apartments.  In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate.  In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home.  Such leased homes may, in certain cases, constitute collateral for the related mortgage loan.  The borrower or an affiliate of the related borrower may acquire, own, lease, sell and/or finance the ownership of homes at a manufactured housing community mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Self-Storage Properties Have Special Risks

Three (3) of the mortgaged properties securing three (3) mortgage loans, representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are self-storage properties.

The self-storage facilities market contains low barriers to entry. In addition, due to the short-term nature of self-storage leases, self-storage properties also may be subject to more volatility in terms of supply and demand than loans secured by other types of properties.

Because of the construction utilized in connection with certain self-storage facilities, it might be difficult or costly to convert such a facility to an alternative use. Thus the liquidation value of self-storage properties may be substantially less than would be the case if the same were readily adaptable to other uses.

Further, certain self-storage facilities may include shipping container-type units that are personal property and consist of non-structural, freestanding shipping containers that have been re-purposed as storage lockers. In addition to the risks otherwise applicable to self-storage properties, such units are personal property and, in the event of a foreclosure, the related income is unlikely to be deemed “qualifying rents from real property” for REMIC purposes. See “Risk Factors—Tax Consequences Related to Foreclosure” in this free writing prospectus.

In addition, it is difficult to assess the environmental risks posed by self-storage facilities due to tenant privacy, anonymity and unsupervised access to these facilities. Therefore, these types of facilities may pose additional environmental risks to investors. The environmental site assessments discussed in this free writing prospectus did not include an inspection of the contents of the self-storage units included in the self-storage properties. We therefore cannot provide assurance that all of the units included in the self-storage properties are free from hazardous materials, or that they will remain so in the future.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Mixed Use Facilities Have Special Risks

One (1) of the mortgaged properties, securing one (1) mortgage loan, representing approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a mixed use property.

Mixed use mortgaged properties consist of office and/or industrial components, and as such, the mortgage loans secured by mixed use mortgaged properties will share risks associated with such underlying components. In addition, a mixed use property may be managed by a manager that is not experienced in managing all of the property types comprising the mortgaged property.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Risks of Lease Early Termination Options

Retail leases often give tenants the right to terminate the related lease or abate or reduce the related rent (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces or otherwise fails to comply with particular parking agreements, (iv) if there is construction at the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of, or access to, the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property that renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if a tenant is not permitted to exercise expansion rights at the mortgaged property, (viii) if the landlord fails to undertake various property renovations or improvement, (ix) upon the failure to meet certain sales criteria, or (x) if the landlord defaults on its obligations under the lease. In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for other tenants at anchored or shadow-anchored retail centers to have the right to terminate their lease or abate or reduce rent if an anchor or shadow anchor tenant goes dark or for anchor tenants to have such rights if other anchor tenants or shadow anchor tenants go dark. Even if other tenants do not have termination or rent abatement rights, because an anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents. If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time. We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid the exercise of any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of anchor tenants, shadow anchors or particular significant tenants, and/or a percentage of the tenants, cease to operate at the applicable mortgaged property. Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases or reduce their rent if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition to termination options tied to certain triggers described above that are common with respect to retail properties, certain tenant leases of other property types permit the related tenant to unilaterally terminate its lease or contract its leased space without the occurrence of any trigger. Generally, any tenants that hold termination options are required to provide advance notice and in some instances pay a termination fee to the related borrowers. We cannot assure you that tenants at any of the mortgaged properties will not exercise any such early termination and contraction rights, or will honor their obligations to pay a termination fee, and we cannot assure you that the absence or reduced presence of any such tenants at the related mortgaged properties will not have a material adverse impact on the related mortgaged properties. See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for additional descriptions of lease termination rights or rights to reduce space for certain tenants with respect to the applicable mortgage loans. In addition, see Annex A-1 to this free writing prospectus and the footnotes thereto for additional information on any tenant’s rights applicable to the top five tenants at the mortgaged properties and “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus for further information on the mortgage loans included in the trust.

Geographic Concentration Entails Risks

Mortgaged properties located in California, New York, Pennsylvania, Maryland and Indiana and secure approximately 21.5%, 12.1%, 10.3%, 6.9% and 6.0%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount and collectively secure approximately 56.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

The remaining mortgaged properties are located throughout twenty (20) other states and Washington, D.C., with no more than 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount secured by mortgaged properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. In addition, local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area. A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located would result in a decrease in consumer demand in the region and the income from and market value of the mortgaged properties may be adversely affected.

In this respect, one (1) mortgaged property, securing one (1) mortgage loan (identified as Loan No. 24 on Annex A-1 to this free writing prospectus), representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, is located near Detroit, Michigan.  On July 18, 2013, the City of Detroit filed a petition for relief under Chapter 9 of the federal bankruptcy code. While the consequences of this filing are as yet unclear, steps taken by the bankruptcy court and the city during the bankruptcy proceedings and pursuant to any resulting plan of reorganization could have adverse consequences to the local economy and the performance of these mortgaged properties.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regards, would be considered secondary or tertiary markets. Mortgage loans secured by mortgaged properties in these secondary or tertiary markets may be more susceptible to the impacts of risks disclosed in this free writing prospectus.

Other regional factors—e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies—also may adversely affect the mortgaged properties. Mortgaged properties in certain regional areas may be more susceptible to certain hazards (such as earthquakes, mudslides, wildfires, hurricanes or floods) than properties in other parts of the country and properties located in coastal states may be more generally susceptible to hurricanes than properties in other parts of the country. As a result, areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments. We cannot assure you that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy. Furthermore, the mortgage loans do not all require flood insurance on the related mortgaged property unless they have material improvements that are in flood zones and flood insurance is available. We cannot assure you that any hurricane damage would be covered by insurance. See “Servicing of the Mortgage Loans—Maintenance of Insurance” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus and “Description of the Pooling Agreements—Hazard Insurance Policies” in the prospectus.

On October 29, 2012, Hurricane Sandy made landfall approximately five miles southwest of Atlantic City, New Jersey, causing extensive damage to coastal and inland areas in the eastern United States, including many states where mortgaged properties are located. The damage to the affected areas includes, among other things, flooding, wind and water damage, forced evacuations and fire damage. The cost of the hurricane’s impact, due to the physical damage it caused, as well as the related economic impact, is expected to be significant for some period of time, particularly in the areas most directly damaged by the storm.  One or more mortgaged properties securing a mortgage loan included in the pool of mortgage loans may be affected by changes in the regional or local economies that have resulted or may result from the hurricane.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations

The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool’s aggregate principal balance. In this regard:

●
The largest mortgage loan (or group comprised of more than one cross-collateralized mortgage loan) represents approximately 8.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

●
The three (3) largest mortgage loans (or group comprised of more than one cross-collateralized mortgage loan) represent, in the aggregate, approximately 24.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

●
The ten (10) largest mortgage loans (or group comprised of more than one cross-collateralized mortgage loan) represent, in the aggregate, approximately 52.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Mortgage Loan Concentrations” in this free writing prospectus.

Each of the other mortgage loans (or group comprised of more than one cross-collateralized mortgage loan) represents no more than approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

Property Type Concentrations Greater Than 5%(1)

Property Type	Number of Mortgaged Properties	Aggregate Principal Balance of Mortgaged Properties	Approx. % of Initial Pool Balance
Retail	26	$585,965,667	41.6%
Office	17	371,527,089	26.4
Multifamily	32	201,680,938	14.3
Hotel	11	160,057,642	11.4
Total:	86	$1,319,231,337	93.6%

(1)
Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as set forth in Annex A-1.

A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus for information related to property type concentrations.

Certain of the mortgage loans have borrowers that are related to each other. Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1 to this free writing prospectus. Certain of the mortgage loans are cross-collateralized with each other. Mortgage loans that are cross-collateralized are identified under “Crossed Loans” on Annex A-1 to this free writing prospectus.

A concentration of mortgage loans with the same borrower or related borrowers can also pose increased risks. Any adverse circumstances relating to a borrower or an affiliate of the borrower and affecting one of the related mortgage loans or mortgaged properties could also affect other mortgage loans or mortgaged properties of the related borrower. For example, if a borrower that owns or controls several properties (whether or not all of them secure mortgage loans in the pool) experiences financial difficulty at one property, it could defer maintenance at a mortgaged property in order to satisfy current expenses with respect to the other properties, or they could attempt to avert a foreclosure by filing a bankruptcy petition that might have the effect of interrupting payments for an indefinite period on all of the related mortgage loans.

In addition, it is possible that some or all of the properties owned or controlled by a borrower or related borrower will be managed by the same property manager (whether or not all of the properties secure mortgage loans in the pool). A concentration of mortgaged properties with a common property manager may result in a conflict of interest in that the property manager may have interests in other competing properties that may be adverse to the mortgaged properties in the pool.

Mortgaged properties owned by related borrowers are likely to:

●	have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

●	have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

Mortgage loans involving more than one borrower or that are cross-collateralized with each other could be challenged as fraudulent conveyances by creditors of the respective borrowers in an action brought outside a bankruptcy case or, if a borrower were to become a debtor in a bankruptcy case, by a borrower’s representative. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus. This is particularly the case where multiple borrowers with respect to a mortgage loan have differing ownership structures. Having different ownership structures poses a greater risk that borrowers who own different properties securing one loan did not receive fair consideration or reasonably equivalent value when they allowed their respective mortgaged properties to be encumbered by a lien securing the entire indebtedness, and that the lien is an avoidable fraudulent conveyance.

A lien granted by a borrower could be avoided if a court were to determine that (i) the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and (ii) the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could: (i) subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower; (ii) recover payments made under that mortgage loan; or (iii) take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

In the case of three (3) mortgage loans (identified as Loan Nos. 1, 4 and 19 on Annex A-1 to this free writing prospectus), representing approximately 17.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related sponsor of the mortgage loans is Simon Property Group (“Simon”).  On December 13, 2013, Simon publicly announced its plan to spin off a group of 98 properties, which includes its strip center business and its smaller enclosed malls.  The mortgaged property securing Loan No. 19 is scheduled to be included in the group of properties in that transaction, but the mortgaged properties securing Loan Nos. 1 and 4 are not included in that transaction.  Simon announced that the transaction is targeted to be concluded in the second quarter of 2014.  We cannot assure you that this transaction will be completed, that such transaction will be completed in the time frame contemplated, or that, when and if such transaction is completed, such transaction will not have a negative impact on the operations at the related mortgaged property.  For additional information regarding Simon’s planned spin off as it relates to Loan No. 19, see Annex A-3 to this free writing prospectus.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans” in this free writing prospectus for information relating to mortgage loans secured by multiple mortgaged properties and mortgage loans with related borrowers.

The Borrower’s Form of Entity May Cause Special Risks

The borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake aside from their interest in the properties. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “single-purpose entities”. In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties, and related ancillary activities, and limit the borrowers’ ability to incur additional indebtedness or create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus. Also, although a borrower may currently be a single purpose entity, in certain cases, that borrower was not originally a single-purpose entity, but at origination of the related mortgage loan its organizational documents were amended. That borrower may also have previously owned property other than the related mortgaged property or it is a “recycled” single-purpose vehicle that previously had other liabilities. In addition, that borrower may not have observed all covenants that typically are required to consider a borrower a “single purpose entity”. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not single-purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have personal liabilities unrelated to the mortgaged property.

However, any borrower, even a single-purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

Certain borrowers’ organizational documents or the terms of certain mortgage loans permit an affiliated property manager to maintain a custodial account on behalf of such borrower and certain affiliates of such borrower into which funds available to such borrower under the terms of the related mortgage loans and funds of such affiliates are held, but which funds are and will continue to be separately accounted for as to each item of income and expense for each related mortgaged property and each related borrower. A custodial account structure for affiliated entities, while common among certain REITs, institutions or independent owners of multiple properties, presents a risk for consolidation of the assets of such affiliates as commingling of funds is a factor a court may consider in considering a request by other creditors for substantive consolidation. Substantive consolidation is an equitable remedy that could result in an otherwise solvent company becoming subject to the bankruptcy proceedings of an insolvent affiliate, making its assets available to repay the debts of affiliated companies. A court has the discretion to order substantive consolidation in whole or in part and may include non-debtor affiliates of the bankrupt entity in the proceedings. In particular, consolidation may be ordered when corporate funds are commingled and used for a principal’s personal purposes, inadequate records of transfers are made and corporate entities are deemed an alter ego of a principal. Strict adherence to maintaining separate books and records, avoiding commingling of assets and otherwise maintaining corporate policies designed to preserve the separateness of corporate assets and liabilities make it less likely that a court would order substantive consolidation, but we cannot assure you that the related borrowers, property managers or affiliates will comply with these requirements as set forth in the related mortgage loans.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. In addition, where a mortgage loan includes provisions imposing recourse liability on an affiliate or sponsor there is greater risk of consolidation.  In such event, consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates.

The organizational documents of a borrower (generally, but not in all cases, under a mortgage loan that has an original principal balance in excess of $20,000,000) may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, a borrower could file for bankruptcy without obtaining the consent of its independent directors, managers or trustees (and we cannot assure you that such bankruptcy would be dismissed as an unauthorized filing), and in any case the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the bankruptcy code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the In re General Growth Properties, Inc. bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances. Unless a mortgage loan had an original principal balance in excess of $20 million, it is unlikely that the originator obtained a non-consolidation opinion with respect to the related borrower. Additionally in certain circumstances where the related mortgage loan had an original principal balance in excess of $20 million, no non-consolidation opinion was obtained with respect to the related borrower at origination.  See representation number 33 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus and see “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the prospectus.

In addition, certain of the mortgage loans may be secured by a mortgaged property owned by a Delaware statutory trust (including, without limitation, the borrowers under Loan Nos. 7, 8, 9, 10, 11, 12, 13 and 14, which represent approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date) (or its signatory trustee if required by local law).  Delaware statutory trusts are restricted in their ability to actively operate a property, including with respect to loan workouts, leasing and re-leasing, making material improvements and other material actions affecting the related mortgaged property. In addition, in the case of a mortgaged property that is owned by a Delaware statutory trust, certain decisions may require the consent of the holders of the beneficial interests in the Delaware statutory trust and, in such event, there is a risk that obtaining such consent will be time consuming and cause delays in the event certain actions need to be taken by or on behalf of the borrower or with respect to the mortgaged property. See “Description of the Mortgage Pool” in this free writing prospectus.

In the case of two (2) mortgage loans (identified as Loan Nos. 25 and 26 on Annex A-1 to this free writing prospectus), representing approximately 3.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, there is no requirement for an independent director or manager despite the fact that such mortgage loan has an original principal balance of $24,000,000 or $23,000,000, respectively.

Tenancies-in-Common May Hinder Recovery

Three (3) mortgage loans (identified as Loan Nos. 5, 15 and 40 on Annex A-1 to this free writing prospectus), representing approximately 8.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, have one or more borrowers that own the related mortgaged properties as tenants-in-common. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common” in this free writing prospectus for additional information on certain of the mortgage loans.

In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if such tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition), the tenant-in-common has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally. As a result, if a tenant-in-common borrower or owner exercise its right of partition, the related mortgage loan may be subject to prepayment. In addition, the tenant-in-common structure may cause delays in the enforcement of remedies because each time a tenant-in-common borrower or owner file for bankruptcy, the bankruptcy court stay will be reinstated. In each case, each related tenant-in-common borrower or owner has waived its right to partition, reducing the risk of partition. However, we cannot assure you that, if challenged, this waiver would be enforceable. In addition, in some cases, the related mortgage loan documents provide for full recourse or personal liability for losses as to the related tenants-in-common and the guarantor or for the occurrence of an event of default under such mortgage loan documents if a tenant-in-common files for partition. In some cases, a related tenant-in-common borrower or owner is a special purpose entity (in some cases bankruptcy remote), reducing the risk of bankruptcy. We cannot assure you that a bankruptcy proceeding by a single tenant-in-common borrower or owner will not delay enforcement of the related mortgage loan. Additionally, in some cases, subject to the terms of the related mortgage loan documents, a borrower or a tenant-in-common borrower may assign its interests to one or more tenant-in-common borrowers. Such change to, or increase in, the number of tenant-in-common borrowers increases the risks related to this ownership structure. See “—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus.

Additional Debt or the Ability To Incur Other Borrowings Entails Risk

When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated, mezzanine loans or preferred equity), the trust is subjected to additional risk. See “Risk Factors—Ability to Incur Other Borrowings Entails Risk” in the prospectus.

Six (6) mortgage loans (identified as Loan Nos. 1, 3, 4, 5, 6 and 21 on Annex A-1 to this free writing prospectus), representing approximately 8.9%, 7.1%, 6.4%, 5.0%, 4.6% and 2.1% respectively of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are each part of a pari passu split loan structure that is secured by the same mortgage instrument on the related mortgaged property.  In each instance, the related pari passu companion loan is pari passu in right of payment with the related mortgage loan and will be allocated losses pari passu with the related mortgage loan.  See “Description of the Mortgage Pool—The Whole Loans—The Outlets at Orange Whole Loan”, “—The 470 Vanderbilt Avenue Whole Loan”, “—The Arundel Mills & Marketplace Whole Loan”, “—The 55 Broadway Whole Loan”, “ —The Gumberg Retail Portfolio Whole Loan” and “—The Marriott Anaheim Whole Loan”  in this free writing prospectus.

One (1) of the mortgage loans discussed in the paragraph above (identified as Loan No. 6 on Annex A-1 to this free writing prospectus), representing approximately 4.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is also part of a senior and subordinate split loan structure that is secured by the same mortgage instruments on the related mortgaged property. With respect to the Gumberg Retail Portfolio whole loan, the related mortgage loan is included in the trust, but neither the related pari passu companion loan nor the related subordinate companion loan is included in the trust.  With respect to the Gumberg Retail Portfolio whole loan, the holder of the subordinate companion loan will have the right to cure certain events of default under the related mortgage loan documents and to purchase (without payment of any yield maintenance charge or prepayment premium) the Gumberg Retail Portfolio mortgage loan under certain limited circumstances. In addition, prior to the occurrence of a control appraisal period with respect to the subordinate companion loan, the holder of such subordinate companion loan will have the right to approve major decisions with respect to the Gumberg Retail Portfolio whole loan under certain circumstances. In exercising the foregoing rights, the holder of such subordinate companion loan has no obligation to consider the interests of, or the impact of such exercise on, the trust fund or the certificates. The subordinate companion loan is generally subordinate in right of payment to the Gumberg Retail Portfolio mortgage loan, subject to the terms of the related intercreditor agreement. See “Description of the Mortgage Pool—Additional Debt” and “—The Whole Loans—The Gumberg Retail Portfolio Whole Loan” in this free writing prospectus.

With respect to one (1) mortgage loan (identified as Loan No. 18 on Annex A-1 to this free writing prospectus), representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loan is divided into a pooled component and a non-pooled component, and the non-pooled component is evidenced solely by the Class CSQ certificates.  The Class CSQ certificates will be entitled to all amounts allocated to the non-pooled component.  See “Description of the Mortgage Pool—Componentized Mortgage Loan” in this free writing prospectus.

Although no pari passu companion  or subordinate companion loan is an asset of the trust, in each instance the related borrower is still obligated to make interest and principal payments on or in respect of each related pari passu companion loan and/or subordinate companion loan.  Additionally, in the case of the pari passu companion loans and the non-pooled component, such obligations are not subordinate to the obligations under the related mortgage loan or pooled component, but rather are pari passu in right of entitlement with the related mortgage loan or pooled component.  Although the non-pooled component is an asset of the trust, only the pooled component of the related mortgage loan supports the pooled certificates; however, the related borrower is still obligated to make debt service payments on the entire balance of the mortgage loan (including the non-pooled component).  In this regard, the non-pooled component will have the same effect as additional debt.  As a result of the foregoing, the trust is subject to additional risks, including:

●
the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the related borrower to pay the required debt service on each related companion loan or non-pooled component and that the value of the mortgaged property may decline as a result; and

●
the risk that it may be more difficult for the related borrower to refinance the related mortgage loan, or to sell the related mortgaged property for purposes of making any balloon payment on the entire balance of the whole loan, upon the maturity of the related mortgage loan.

See “Description of the Mortgage Pool—The Whole Loans—The Outlets at Orange Whole Loan”, “—The 470 Vanderbilt Avenue Whole Loan”, “—The Arundel Mills & Marketplace Whole Loan”, “—The 55 Broadway Whole Loan”, “ —The Gumberg Retail Portfolio Whole Loan” and “—The Marriott Anaheim Whole Loan” and “Description of the Mortgage Pool—Componentized Mortgage Loan” in this free writing prospectus.

Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of limited partnership, non-managing member or other passive equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See “—The Borrower’s Form of Entity May Cause Special Risks” in this free writing prospectus.

Certain of the mortgage loans will have mezzanine debt secured by pledges of direct or indirect ownership interests in the related borrower in place on the closing date of this securitization transaction. In addition, certain of the mortgage loans permit future mezzanine debt, secured by pledges of direct or indirect ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents. See “Description of the Mortgage Pool—Additional Debt—Mezzanine Debt” and “—Existing Mezzanine Debt” in this free writing prospectus.

In addition, the mortgage loan documents related to certain mortgage loans allow the related borrower to employ so-called “preferred equity” structures, where one or more special limited partners or members receive a preferred return in exchange for an infusion of capital. Such arrangements can present risks that resemble mezzanine debt, including dilution of the loan sponsor’s equity in the mortgaged property, stress on the cash flow in the form of a preferred return, and potential changes in the management of the related mortgaged property in the event the preferred return is not satisfied. In certain instances, the right to replace the manager of the borrower may currently be exercisable by the holder of the preferred equity or the preferred equity holder may have the right to purchase the defaulted mortgage loan.  For more information regarding the rights of the holder of certain preferred equity with respect to one mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 7.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, see the individual mortgage loan and portfolio descriptions under “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus.

See “Description of the Mortgage Pool—Additional Debt—Existing Mezzanine Debt,” “—Future Mezzanine Debt”, “—Other Secured Indebtedness”, “—Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or that permit subordinate, mezzanine or other additional debt in the future.  In addition, see representation number 9 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

In addition, borrowers under most of the mortgage loans are generally permitted to incur trade payables and equipment financing, which may not be limited or may be significant, in order to operate the related mortgaged properties. Also, with respect to certain mortgage loans the related borrower either has incurred or is permitted to incur unsecured debt from an affiliate of either the borrower or the sponsor of the borrower. See “Description of the Mortgage Pool—Additional Debt—Unsecured Debt” in this free writing prospectus.

Borrower May Be Unable To Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date; Longer Amortization Schedules and Interest-Only Provisions Create Risks

Mortgage loans with substantial remaining principal balances on their stated maturity date or anticipated repayment date, as applicable, involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an actual/360 basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity. See “Risk Factors—Borrowers May Be Unable to Make Balloon Payments” in the prospectus.

The mortgage loan sellers have informed us that each mortgage loan is expected to have a substantial remaining principal balance as of the stated maturity date or anticipated repayment date of the related mortgage loan, including certain mortgage loans that pay interest-only for a portion of the related term or until the respective maturity dates or anticipated repayment dates of the related mortgage loans, and that substantially all of the mortgage loans have amortization schedules that are significantly longer than their respective terms.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, as applicable, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date, as applicable, and (ii) lead to increased losses for the trust either during the loan term or at maturity or on the anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.  The ability of a borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date, as applicable, depends upon its ability either to refinance the related mortgage loan (including any related companion loan) or to sell the mortgaged property for an amount that is sufficient to repay the mortgage loan (including any related companion loan) in full with interest.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial properties, which may fluctuate over time;

●	prevailing interest rates;

●	the fair market value of the related mortgaged property;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s financial condition;

●	the operating history and occupancy level of the mortgaged property;

●	tax laws; and

●	prevailing general and regional economic conditions.

See “Risk Factors—Borrowers May Be Unable to Make Balloon Payments” in the accompanying prospectus for additional risk factor considerations.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment that would otherwise be distributable on your certificates, whether such delay is due to borrower default or to a modification of the related mortgage loan, and any delay in collection of an anticipated repayment date payment that would otherwise be distributable on your certificates, will likely extend the weighted average life of your certificates.

Furthermore, the recent credit crisis and economic downturn resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity. These factors increased the risk that refinancing may not be available for commercial mortgage loans. See “—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” in this free writing prospectus. We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date or anticipated repayment date, as applicable. Although there may be financial incentives to do so, failure to pay a mortgage loan with an anticipated repayment date in full on or before that date will not be an event of default.

Additionally, none of the mortgage loan sellers, any party to the pooling and servicing agreement or any other person will be under any obligation to refinance any mortgage loan.  However, in order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement permits the special servicer to extend the maturity of, or otherwise modify mortgage loans (other than non-serviced mortgage loans, which will be serviced pursuant to separate pooling and servicing agreements) in a manner consistent with the servicing standard and subject to the REMIC provisions of the Internal Revenue Code of 1986, as amended, subject to the limitations described under “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.  We cannot assure you, however, that any such extension or modification will increase the present value of recoveries in a given case.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the applicable maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—General” and “—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus for information on the terms of the mortgage loans in the trust.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or that are leased to a single tenant or whose tenants make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier’s business operations are negatively impacted or that single tenant or those tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

With respect to some of the mortgage loans that are secured by mortgaged properties that are leased to a single tenant, leases will expire prior to, at or soon after the anticipated repayment dates or maturity dates of the related mortgage loans. In addition, certain of the mortgage loans may have mortgaged properties for which the leases of significant tenants provide the tenant with the ability to assign its lease or sublease its space, in some cases, subject to certain conditions set forth in such lease. In certain circumstances, the tenants and/or lease guarantors may be released from further liability under such leases in connection with such assignments and/or subleases. See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date or anticipated repayment date, as applicable, of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term or took additional reserves or required letters of credit in connection with the lease expiration.

We cannot assure you that any material or sole tenant will re-lease the premises or that the premises will be relet to another tenant or that the space will be relet at the same rent per square foot during the term of, or at the expiration of, the primary lease term, or that the related mortgaged property will not suffer adverse economic consequences in this regard. Additionally, the underwriting of certain of these mortgage loans with mortgaged properties leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this free writing prospectus for additional information on certain mortgage loans included in the trust and “Risk Factors—Tenant Concentration Entails Risk” in the prospectus.

Certain Additional Risks Relating to Tenants

Certain of the mortgaged properties may have tenants that sublet a portion or all of their space or may intend to sublet out a portion or all of their space in the future. With respect to certain of these spaces that are sublet, the rents with respect to the related mortgage loan may have been underwritten at the amount of rent paid by the direct tenant even if the rent being paid by the sublessee is lower. See “Risk Factors—Certain Additional Risks Relating to Tenants” in the prospectus.

Certain of the mortgaged properties are and/or may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or lack of appropriations or damage to the leased premises caused by casualty or condemnation. In some of these cases, the government-sponsored tenant may have the right to terminate its lease at any time for any reason. See Annex A-1 to this free writing prospectus for an identification of any government-sponsored tenant that constitutes one of the five largest tenants at any mortgaged property.

In addition, in certain cases a mortgaged property may be leased in whole or substantial part by the related borrower under the mortgage loan to an affiliate of the borrower.  In such cases, it may be more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant or have other non-standard, more tenant-friendly provisions.  We cannot assure you that any conflicts arising where a borrower is affiliated with a tenant at a mortgaged property would not adversely impact the value of the related mortgage loan.  In some cases an affiliated lessee may be physically occupying space related to its business; in other cases, an affiliated lessee may be a tenant under a master lease with the related borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. Master leases in these circumstances may be used to bring occupancy to a “stabilized” level with the intent of finding additional tenants to occupy some of all of the master leased space, but may not provide additional economic support for the mortgage loan. We cannot assure you that any space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below and “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” and “—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

In addition, certain of the mortgage loans may have tenants who are leasing their spaces on a month to month basis and have the right to terminate their leases on a monthly basis. Further, certain tenant leases may permit affected tenants to terminate their leases or reduce their rent if a tenant at an adjacent or nearby property terminates its lease or goes dark.

Tenant Rollover Risks. The mortgaged properties related to certain mortgage loans have one or more properties with leases to single tenants in which the lease expires prior to, at or shortly after the maturity date or anticipated repayment date, as applicable, of the related mortgage loans. In addition, the mortgaged properties related to many of the mortgage loans will experience substantial (50% or more, and as much as 100%, of gross leasable area) lease rollover prior to the maturity date or anticipated repayment date, as applicable, of the related mortgage loan and in many cases relatively near, or soon after, the maturity dates or anticipated repayment dates, as applicable, of the related mortgage loans. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus for additional information relating to lease terminations and expirations with respect to certain mortgage loans in the trust. In addition, for tenant rollover information relating to each of the top ten mortgage loans, see the related summaries attached as Annex A-3 to this free writing prospectus.

Certain of the mortgaged properties securing other mortgage loans included in the trust are scheduled to have large lease rollovers prior to or shortly after the related maturity date or anticipated repayment date. Prospective investors are encouraged to review the lease expirations for the top five tenants at each mortgaged property on Annex A-1 to this free writing prospectus where applicable.

Co-tenancy. In the event certain key tenants or a certain percent of tenants terminate their respective leases or cease operations or vacate their respective premises at the related mortgaged properties, certain co-tenancy clauses may be triggered with respect to other tenants at the related mortgaged property thereby enhancing the impact of the lease expirations or terminations.

Certain examples of co-tenancy provisions and other lease termination rights affecting various mortgaged properties are identified under “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus and in Annex A-1, Annex A-3 and in the footnotes thereto.

Occupancy and Other Leasing Considerations. With respect to the mortgage loans described above and certain other mortgage loans, some of the related mortgage loan documents require tenant improvement and leasing commission or other reserves (including trapping excess cash flow after notice of lease termination or failure to notify the lender of a lease term extension, or if the tenant vacates its space or files for bankruptcy protection), and in some cases, the leases contain lessee extension options extending the term of such leases for a specified term. However, we cannot assure you that any such extension options will be exercised or that the amount of any such reserves will be adequate to mitigate the lack of rental income associated with these rollovers. Also, certain of the mortgaged properties may be subject to tenant termination rights prior to the maturity date or anticipated repayment date, as applicable, of the related mortgage loan.

In addition, certain mortgaged properties may have ongoing negotiations with potential tenants or tenants that have executed leases, but have not yet commenced paying rent, or are not in occupancy or may have vacant space that is not leased. In addition, in certain cases the related lender has reserved funds for rent abatements and/or tenant build-outs at the related space. Unless otherwise specifically indicated, the occupancy, underwritten net operating income and underwritten net cash flow statistics set forth in this free writing prospectus assume that those tenants are presently occupying the related leased space; however we cannot assure you that those tenants that are not currently in occupancy will ultimately occupy their respective spaces or that those tenants that are not currently paying full rent will pay that rent as required under their respective leases. For more information regarding tenants that may have executed leases, but are not yet in occupancy, see Annex A-1 to this free writing prospectus including the footnotes thereto, Annex A-3 to this free writing prospectus and “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus.  In addition, investors should note that mortgaged properties with significant vacant space may be more difficult to relet as compared with mortgaged properties that have the benefit of higher occupancy rates.

Certain anchor or national tenant leases permit such tenants to cease operations (or go “dark”). Any “dark” space may often be recaptured by the related borrower, as landlord, following a period of vacancy or ceased operations to the extent provided in the respective lease, however recapture is not always an available remedy if not otherwise provided in the related lease and such tenant is not otherwise in default nor may a suitable replacement tenant be willing to relet the “dark” space.

The leases with respect to certain of the mortgage loans provide that under certain circumstances the related tenant has the right to cease operating at the related mortgaged property provided that it continues to pay rent subject, in certain circumstances, to certain landlord recapture rights.

Certain tenants at the mortgaged properties may presently be dark but are continuing to pay current rent. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Occupancy and Tenant Concentrations” in this free writing prospectus.

In addition, certain of the tenant leases for the mortgaged properties permit the affected tenants to terminate their leases and/or abate rent if all or a portion of the leased property is affected by a casualty or subject to a condemnation proceeding, which in some cases is a relatively low percentage. See “Risk Factors—Certain Additional Risks Relating to Tenants” in the prospectus.

For additional descriptions of lease termination rights, rights to reduce space for certain tenants and occupancy and leasing issues with respect to the applicable mortgage loans, see “—Risks of Lease Early

Termination Options” and “—Certain Additional Risks Relating to Tenants”, “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues—Terminations” and “—Expirations” in this free writing prospectus, and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus. See Annex A-1 to this free writing prospectus for additional information on certain occupancy and leasing issues applicable to the top five tenants at the mortgaged properties.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

With respect to certain of the mortgage loans, the related borrower has given to one or more tenants or others an option to purchase, a right of first refusal and/or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right may not be subordinate to the related mortgage.  In addition, state statutes may grant a right of first refusal to certain designated parties.  This may impede the mortgagee’s ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property. Additionally, the exercise of such a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited. See “—Risks Relating to Prepayments and Repurchases”, “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this free writing prospectus and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus.

Rights of first refusal or rights of first offer may continue to apply after a foreclosure or comparable conversion of the related mortgaged properties, and may have a chilling effect on the special servicer’s ability to liquidate the mortgaged property, and as a result may materially adversely impact any liquidation proceeds available for distribution to certificateholders. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” in this free writing prospectus for additional information on certain mortgage loans in the trust relating to purchase options, rights of first offer and rights of first refusal affecting the related mortgaged properties.

Risks Related to Redevelopment and Renovation at the Mortgaged Properties

Certain of the mortgaged properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation. As described in “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus, the underwriting of certain of the mortgage loans relied upon hypothetical “as if renovated” values in the related appraisals. We cannot assure you that any current or planned redevelopment, renovation or expansion will be completed, that such redevelopment, renovation or expansion will be completed in the time frame contemplated, or that, when and if redevelopment, renovation or expansion is completed, such redevelopment, renovation or expansion will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgaged property, which could affect the ability of the related borrower to repay the related mortgage loan.

In the event the related borrower (or a tenant, if applicable) fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment, renovation or expansion, the portion of the mortgaged property on which there is ongoing construction or renovation may be subject to mechanic’s or materialmen’s liens that may be senior to the lien securing the related mortgage loan.

The existence of construction at a mortgaged property may take rental units or leasable space “off-line” or otherwise make space unavailable for rental, or, in general, make such mortgaged property less attractive to tenants or their customers, and accordingly, in each case, could have a negative effect on net operating income.

If the special servicer forecloses on behalf of the trust on a mortgaged property that is being redeveloped, renovated or expanded, pursuant to the REMIC provisions of the Internal Revenue Code of 1986, as amended, the special servicer will only be permitted to arrange for completion of the redevelopment, renovation or expansion if more than 10% of the costs of construction were incurred at the time the default on the related mortgage loan became imminent. As a result, the trust fund may not realize as much proceeds upon disposition of a foreclosure property as it would if it were permitted to complete construction.

In addition, we cannot assure you that any disruption caused by renovations at the mortgaged properties will not have an adverse impact on the revenue from the related mortgaged properties, and therefore on the borrower’s ability to repay the related mortgage loan with income from the related mortgaged property. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Property Renovation Issues” in this free writing prospectus for additional related information on certain mortgage loans in the trust.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the related mortgage loan or to an affiliate of the borrower, there may be conflicts of interest.

In such cases, it may be more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant or have other non-standard, more tenant-friendly provisions.  We cannot assure you that any conflicts arising where a borrower is affiliated with a tenant at a mortgaged property would not adversely impact the value of the related mortgage loan.  See “—Certain Additional Risks Relating to Tenants” above.

See “Risk Factors—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in the prospectus.

Tenant Bankruptcy Entails Risks

Any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction or failure to make rental payments when due. If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rent or other occupancy costs. If a tenant defaults in its obligations to a property owner, that property owner may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

Section 365(e) of the bankruptcy code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s solvency, but the bankruptcy code allows the debtor to assume or reject or, subject to certain conditions, assume and assign to a third party, any unexpired lease in full (which, as a practical matter, may give the debtor leverage to seek amendments to the lease in order to avoid a rejection). If the tenant rejects the lease, the landlord’s claim for breach of the lease would (absent collateral securing the claim) be treated as a general unsecured claim against the tenant. The amount of the claim would be limited to the amount owed for unpaid rent under the lease for the periods prior to the bankruptcy petition, or earlier repossession or surrender of the lease premises, plus the rent under the lease for the greater of one year, or 15%, not to exceed three years, of the remaining term of such lease, and the actual amount of the recovery could be less than the amount of the claim. If a tenant assigns or assumes and assigns its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. We cannot assure you that tenants of the mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner. See “Risk Factors—Tenant Bankruptcy Entails Risks” in the prospectus.

Under the Federal Deposit Insurance Act, upon the insolvency of certain banking institutions, the Federal Deposit Insurance Corporation would be appointed as receiver for such tenant and has the option to disaffirm any lease it determines to be burdensome if disaffirmance will permit the orderly administration of the failed bank. In such event, where a bank was the lessee, damages would be limited to contractual rent accruing before the later of the date (i) the notice of disaffirmance was mailed by the Federal Deposit Insurance Corporation or (ii) the disaffirmance becomes effective, unless the lessor is in breach of the lease. Upon such a disaffirmance, the landlord will also generally have a claim for unpaid rent due as the date of appointment of the receiver, subject to all defenses, and to the limitation on claims of the failed tenant’s creditors generally. To the extent the landlord’s claim for past rent is unsecured, such claim may be further limited by the depositor preference provisions of the Federal Deposit Insurance Act that could cause the bulk of the failed tenant’s assets to be paid to depositors and the Federal Deposit Insurance Corporation as the subrogee of any depositors paid by the Federal Deposit Insurance Corporation in its capacity as insurer.

Mortgage Loans Are Nonrecourse and Are Not Insured or Guaranteed

In general, the mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, certain customary non-recourse carveouts to the borrower and/or one or more principals or affiliates of the borrower.  Even if a mortgage loan is recourse to the borrower (or if a non-recourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property. Consequently, payment prior to maturity or the anticipated repayment date is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, we cannot assure you that any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim.

In the case of one (1) mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 8.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related guarantor’s liability for the non-recourse carveouts under the mortgage loan is capped at $43,000,000.  Additionally, with respect to one (1) mortgage loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus), representing approximately 4.6% of the aggregate principal balance of mortgage loans as of the cut-off date, the related guarantor will only have liability for breaches or violations of the non-recourse carveouts related to bankruptcy or insolvency matters or the related ground lease. In the case of one (1) other mortgage loan (identified as Loan No. 45 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, such mortgage loan does not have a separate guarantor for the non-recourse carveout liabilities, and the borrower is the sole party responsible for any violations or breaches of the non-recourse carveout provisions in the mortgage loan documents.

With respect to one (1) mortgaged property (identified as Loan No. 4 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 6.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related guarantor is only liable for the following non-recourse carveouts under the mortgage loan: (i) the related borrower filing a voluntary bankruptcy petition or soliciting creditors for an involuntary bankruptcy petition, (ii) the environmental indemnity and (iii) a prepayment relating to the exercise by the Anne Arundel Foundation of its option to purchase its leased premises.  Such guarantor’s liability is capped at $77,000,000.

In addition, in connection with the origination of certain mortgage loans, the related borrower may be permitted to provide a guaranty from its parent or its sponsor in lieu of funding a reserve or providing an irrevocable letter of credit. In addition, such guaranty may be permitted in lieu of funding a reserve or providing an irrevocable letter of credit in the future.  For example, with respect to one (1) mortgaged property (identified as Loan No. 4 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 6.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower, in lieu of funding certain springing reserves relating to tenant improvements, leasing commissions and replacements, may provide on such future date a guaranty from such borrower’s sponsor in the amount of $5,329,200 (in addition to all amounts incurred by the lender to enforce the guaranty).

Payment at maturity or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property in relation to the unpaid balance of the related mortgage loan or the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability. Certain individuals involved in the management or general business development at certain mortgaged properties may engage in unlawful activities or otherwise exhibit poor business judgment that adversely affect operations and ultimately cash flow at such properties. We make no representation or warranty as to the skills of any present or future managers. See “Risk Factors—Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property” in the prospectus.

The Performance of a Mortgage Loan and the Related Mortgaged Property Depends in Part on Who Controls the Borrower and the Related Mortgaged Property

The operation and performance of a mortgage loan will depend in part on the identity of the persons or entities who control the related borrower and the related mortgaged property. The performance of such mortgage loan may be adversely affected if control of the related borrower changes, which may occur, for example, by means of transfers of direct or indirect ownership interests in such borrower. Generally, the mortgage loan documents place certain restrictions on the transfer and/or pledging of equity interests in the related borrower, including specific percentage or control limitations. Oftentimes, however, the terms of the mortgage loan documents will permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the equity interests in the related borrower or a transfer of the equity interests of the borrower to an affiliate of the borrower and, in certain cases, the mortgage loans may have existing or permitted future mezzanine indebtedness. See also “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—“Due-on-Sale” and “Due-on-Encumbrance” Provisions” and “Description of the Mortgage Pool—Additional Debt—Existing Mezzanine Debt” in this free writing prospectus, as well as representation number 32 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable for any reason. For example, mortgaged properties that are part of a condominium regime may not be readily convertible due to use and other restrictive covenants imposed by the condominium declaration and other related documents, especially in a situation where such mortgaged property does not represent the entire condominium regime. Additionally, any vacant movie theater space would not easily be converted to other uses due to the unique construction requirements of movie theaters. In addition, converting self-storage space, specialty self-storage space, manufactured housing community properties, hospitals, parking garages, certain single tenant retail, office or industrial properties, fitness centers, educational institutions or gallery and showroom space to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties. Furthermore, certain mortgaged properties may be subject to certain use restrictions and/or low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the mortgaged property were readily adaptable to other uses. See “—Risks Associated with Retail Properties” above.

Zoning or other restrictions may also prevent alternative uses. See “—Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value” below.

Condominiums and Master Developments May Limit Use and Improvements

With respect to four (4) mortgaged properties, securing four (4) mortgage loans (identified as Loan Nos. 34, 47, 52 and 69 on Annex A-1 to this free writing prospectus), representing approximately 2.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, all or part of the related mortgaged property consists of the related borrower’s interest in commercial and/or residential condominium interests in buildings and/or other improvements or in real property that is part of a master development, and related interests in the common areas and/or the related voting rights in the condominium or owners association. Additionally, with respect to Loan Nos. 47 and 69, the related mortgaged properties are also units or parcels in a larger master condominium regime.  See “Description of the Mortgage Pool—Mortgaged Property Considerations—Additional Considerations” in this free writing prospectus.  In addition, with respect to one (1) mortgaged property, securing one (1) mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing approximately 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related borrower has the right to convert the mortgaged property into a condominium regime as further described under “Description of the Mortgage Pool—Mortgaged Property Considerations—Property Renovation Issues”.

Condominium interests in buildings and/or other improvements or in real property that is part of a master development may in some cases constitute less than a majority of such voting rights and result in the related borrower not having control of the related condominium or owners association. The board of managers or directors of the related condominium or master development generally has discretion to make decisions affecting the condominium or master development and we cannot assure you that the related borrower under a mortgage loan secured by one or more interests in that condominium or by a property that is part of that master development will have any control over decisions made by the related board of managers or directors. Thus, decisions made by that board of managers or directors, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium or master development and many other decisions affecting the maintenance of that condominium or master development, may have a significant impact on the related mortgage loans in the trust fund that are secured by mortgaged properties consisting of such condominium interests or that are part of a master development. We cannot assure you that the related board of managers or directors will always act in the best interests of the related borrower under the related mortgage loans. In addition, with respect to such mortgage loans, there are certain circumstances when insurance proceeds must be used to repair and restore the related mortgaged property in accordance with the terms of the governing documents for the related condominium or master development.

Further, due to the nature of condominiums and master developments, a default on the part of the borrower with respect to such mortgaged properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominium units or part of a master development. The rights of other unit or property owners, the documents governing the management of the condominium units or properties that are part of master developments and the state and local laws applicable to condominium units or properties that are part of master developments must be considered. In addition, in the event of a casualty with respect to a condominium, due to the possible existence of multiple loss payees on any insurance policy covering such property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium unit or part of a master development.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Additional Considerations” in this free writing prospectus for additional information on certain mortgage loans in the trust relating to condominium interests affecting the related mortgaged properties.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

With respect to three (3) mortgaged properties, partially securing three (3) mortgage loans (identified as Loan Nos. 3, 6.01 and 34 on Annex A-1 to this free writing prospectus), representing approximately 11.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, all or a portion of the related mortgaged property consists of a leasehold interest in the related mortgaged property. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Fee & Leasehold Estates; Ground Leases” in this free writing prospectus and “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in the accompanying prospectus.  Additionally, see “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for an additional description of the ground lease related to Loan No. 3, as well as representation number 36 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus for additional information with respect to any mortgage loan secured in whole or in part by a leasehold interest.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, notwithstanding that all of the mortgage loans were underwritten and originated within the past four (4) months (and all of the mortgage loans have appraisal dates within six (6) months of the cut-off date), the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Additionally, certain appraisals with respect to mortgage loans secured by multiple mortgaged properties may have been conducted on a portfolio basis rather than on an individual property basis, and the sum of the values of the individual properties may be different from (and in some cases may be less than) the appraised value of the aggregate of such properties on a portfolio basis. Further, with respect to ten (10) mortgaged properties (identified as Loan Nos. 2.01, 6.02, 17, 18, 21, 23.05, 26, 27.03, 31 and 40) on Annex A-1 to this free writing prospectus), partially securing ten (10) mortgage loans representing approximately 16.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount, the related appraiser provided a valuation other than an “as-is” value based on certain assumptions, each as described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus.  With respect to certain mortgage loans made in connection with acquisition of the related mortgaged properties, the acquisition price of such mortgaged properties was less than the “as is” appraised value set forth in the related appraisal.  See “—Risks Related to Redevelopment and Renovation at the Mortgaged Properties”, “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus and “Risk Factors—Limitations of Appraisals” in the prospectus.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this free writing prospectus. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding (higher priority) class or classes entitled to receive principal has been reduced to zero.

Environmental Risks Relating to the Mortgaged Properties

The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I environmental site assessments or updates of previously performed Phase I environmental site assessments, or (ii) subject to a secured creditor environmental insurance policy or other environmental insurance policy. In some cases, Phase II environmental site assessments or equivalent tests also have been performed or recommended.  In certain cases, these assessments revealed conditions that resulted in requirements that the related borrowers establish operations and maintenance plans, monitor the mortgaged property or nearby properties, abate or remediate the condition, and/or provide additional security such as letters of credit, reserves, a secured creditor impaired property policy, environmental insurance policy or pollution legal liability environmental impairment policy or environmental indemnification.  In certain cases, recommended Phase II site assessments were not performed and reserves or insurance policies were obtained in lieu of such Phase II site assessments or the related lender otherwise determined not to have the Phase II site assessment performed.  Additionally, certain of the mortgaged properties have had recognized environmental conditions for which remediation has previously occurred or ongoing remediation or monitoring is still continuing.  Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

Except as described under “Description of the Mortgage Pool—Mortgaged Property Considerations—Environmental Considerations”, none of the environmental site assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

●	that will be remediated or abated in all material respects by the closing date;

●	for which an escrow or letter of credit for the remediation was established;

●	for which an environmental insurance policy was obtained from a third party insurer;

●
for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

●
for which the borrower, the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental site assessments;

●	for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

●
as to which the borrower or other responsible party obtained a “no further action” letter or other evidence that governmental authorities are not requiring further action or remediation (or as to which the borrower or other responsible party will be obtaining such “no further action” or remediation letter and a holdback or other assurance was made to secure the receipt of such letter); or

●	that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

With respect to such environmental site assessments, in certain cases the identified condition was related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint and mold, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks or hydraulic equipment and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance, letter of credit or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

In addition, problems associated with mold may pose risks to mortgaged properties and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, we cannot assure you that the presence or extent of mold will be accurately identified. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses, any of which could adversely impact collections from a mortgaged property or otherwise adversely affect the ability of the borrower to pay its loan obligations.

We cannot assure you that with respect to any mortgaged property that any remediation plan or any projected remedial costs or time is accurate or sufficient to complete the remediation objectives, or that no additional contamination requiring environmental investigation or remediation will not be discovered on any mortgaged property. Likewise, all environmental policies naming lender as named insured cover certain risks or events specifically identified in the policy, but the coverage is limited by its terms, conditions, limitations and exclusions, and does not purport to cover all environmental conditions whatsoever affecting the applicable mortgaged property, and we cannot assure you that any environmental conditions currently known, suspected, or unknown and discovered in the future will be covered by the terms of the policy.

In general, different types of environmental liability insurance policies provide coverage with respect to a mortgage loan for one or more of the following losses, subject to the applicable coverage limits and deductibles, and further subject to each policy’s conditions and exclusions:

●
if, during the term of some types of lender environmental policies, the borrower defaults under its mortgage loan and adverse environmental conditions exist at levels above legal limits on the related underlying real property, the insurer will indemnify the insured for an amount (in some cases capped at remediation costs) equal to the outstanding principal balance (or, in some cases, a lesser specified amount) of the related mortgage loan on the date of the default, together with accrued interest from the date of default (or, in some cases, the date that the default is reported to the insurer) until the date that the outstanding principal balance is paid; or

●
if the insured becomes legally obligated to pay as a result of a claim first made against the insured and reported to the insurer during the term of a policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from the underlying real property, the insurer will pay the lesser of a specified amount and the amount of that claim; or

●
if the insured enforces the related mortgage loan, the insurer will thereafter pay the lesser of a specified amount and the amount of the legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired underlying real property, provided that the appropriate party reported those conditions to the applicable government agency in accordance with applicable law.

Environmental liability insurance policies do not cover adverse environmental conditions that the insured first became aware of before the term of the policy unless those conditions were disclosed to the insurer before the policy was issued.  In some cases, policies exclude coverage for known conditions even if disclosed.

Environmental liability insurance policies may contain additional limitations and exclusions, including, but not limited to, exclusions from coverage for mold or other microbial contamination, asbestos and lead based paint, coverages that are less than the related loan amount or policy durations which do not extend to or beyond the maturity of the related loan.

Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related mortgage loan documents with respect to environmental matters.  We cannot assure you that recommended operations and maintenance plans have been implemented or will continue to be complied with.

In some cases, the environmental consultant did not recommend that any action be taken by the related borrower with respect to a potential adverse environmental condition at a mortgaged property because a responsible party, other than the related borrower, had been identified with respect to that condition.  We cannot assure you, however, that such a responsible party will be willing or financially able to remediate the subject condition.

In addition, certain properties may be undergoing ongoing monitoring in connection with past remediation or contamination.

We cannot assure you that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been or will be completely abated or remediated or that any reserves, insurance or operations and maintenance plans will be sufficient to remediate the environmental conditions.  Moreover, we cannot assure you that:

●	future laws, ordinances or regulations will not impose any material environmental liability; or

●
the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties (such as underground storage tanks).

Before the special servicer acquires title to a mortgaged property on behalf of the trust, it must obtain an environmental assessment of such mortgaged property, or rely on a recent environmental assessment.  This requirement will decrease the likelihood that the trust will become liable under any environmental law.  However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained, or until any required remedial action is thereafter taken.  There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or remedial action is being taken.  Moreover, we cannot assure you that this requirement will effectively insulate the trust from potential liability under environmental laws.  Any such potential liability could reduce or delay distributions to certificateholders.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Environmental Considerations” in this free writing prospectus for additional information on environmental conditions at mortgaged properties securing certain mortgage loans in the trust.  See also representation number 43 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—KeyBank

National Association—KeyBank’s Underwriting Guidelines and Processes—Environmental Assessments”, and “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment”, “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Availability of Earthquake, Flood and Other Insurance

Although the mortgaged properties are required to be insured against certain risks, there is a possibility of casualty loss with respect to the mortgaged properties for which insurance proceeds may not be adequate or which may result from risks not covered by insurance.

In addition, hazard insurance policies will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the related mortgaged property in order to recover the full amount of any partial loss. As a result, even if insurance coverage is maintained, if the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

The mortgage loans do not all require flood insurance on the related mortgaged properties unless they have material improvements that are in a flood zone and flood insurance is available and, in certain instances, even where the related mortgaged property was in a flood zone and flood insurance was available, flood insurance was not required.

We cannot assure you that the borrowers will in the future be able to comply with requirements to maintain adequate insurance with respect to the mortgaged properties or be able to pay any deductible on a policy, and any uninsured loss could have a material adverse impact on the amount available to make payments on the related mortgage loan, and consequently, the offered certificates. As with all real estate, if reconstruction (for example, following fire or other casualty) or any major repair or improvement is required to the damaged property, changes in laws and governmental regulations may be applicable and may materially affect the cost to, or ability of, the borrowers to effect such reconstruction, major repair or improvement. As a result, the amount realized with respect to the mortgaged properties and the amount available to make payments on the related mortgage loan and, consequently, the offered certificates could be reduced. In addition, we cannot assure you that the amount of insurance required or provided would be sufficient to cover damages caused by any casualty, or that such insurance will be available in the future at commercially reasonable rates.

In addition, with respect to certain of the mortgage loans, the insurable value of the related mortgaged properties, and therefore the hazard insurance maintained, is significantly lower than the principal balance of such mortgage loans.  Moreover, certain of the related mortgaged properties have legal nonconforming uses and/or zoning characteristics that limit restoration following a casualty or condemnation under certain circumstances.  We cannot assure you that if such a mortgaged property is unable to be restored, the lender would be able to recognize sufficient proceeds from foreclosure or equivalent remedies or available insurance to avoid losses on such mortgage loans.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” in this free writing prospectus.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties). In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property. In addition, with respect to some of the mortgaged properties, a tenant or an affiliate of the related borrower is permitted to provide insurance or to self-insure against risks. To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when a loss occurs. Additionally, the risk of blanket or self-insurance can be magnified if affiliated borrowers under multiple mortgage loans in the trust are covered under the same blanket policy.  See representation and warranty number 18 on Annex D-1 to this free writing prospectus and the exceptions to that representation on Annex D-2 to this free writing prospectus.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in the New York City area and Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government. The Terrorism Risk Insurance Program Reauthorization Act of 2007 requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million. As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the Terrorism Risk Insurance Program Reauthorization Act of 2007 at 20% of an insurer’s direct earned premium for any program year). The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance. Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon Terrorism Risk Insurance Program Reauthorization Act of 2007’s expiration.

If the Terrorism Risk Insurance Program Reauthorization Act of 2007 is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of the Terrorism Risk Insurance Program Reauthorization Act of 2007. We cannot assure you that such temporary program will create any long term changes in the availability and cost of such insurance.

In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers are required to maintain terrorism insurance if such insurance is not available at commercially reasonable rates, (ii) waiving the requirement that such borrowers are required to maintain terrorism insurance, or limiting the amount of such insurance, for mortgaged properties in certain locations or for certain property types, (iii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount or a cap based on a percentage or multiple factor in order to obtain such terrorism insurance, or, in the event such terrorism insurance is not available from a “qualified carrier”, then the borrower may be permitted to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting certain tenants to insure or to self-insure as to risks of terrorism at mortgaged properties that may only be occupied (or are predominantly occupied) by such tenants, or (v) allowing for a deductible (which may be substantial in certain instances) for such terrorism insurance.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” in this free writing prospectus for additional information on certain mortgage loans in the trust.  See also representation number 31 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to satisfy the remaining indebtedness of the related mortgage loan. Similarly, proceeds payable in connection with partial condemnations may not be sufficient to restore the related mortgaged property and, as a result, any partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.  See also representation numbers 14 and 15 in Annex D-1 and the identified exceptions to those representations in Annex D-2 to this free writing prospectus.

Certain of the mortgaged properties have zoning violations based on current law, including those related to density, use, parking, height, setbacks, area ratio or building separation.  Many of these mortgaged properties have been determined to be (i) legal non-conforming structures, which would be required to be rebuilt in accordance with current zoning requirements if there is a casualty greater than a certain threshold percentage of the property, or (ii) legal non-conforming uses, which would no longer be permitted if there is a casualty greater than a certain threshold percentage of the property or if there is an abandonment of the legal non-conforming use for a requisite period.  In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from the inability to rebuild the improvements or continue the use as it existed prior to such casualty.  However, if as a result of the applicable zoning laws the rebuilt improvements are constrained by size or square footage limitations, or otherwise are limited in the type of property that may be rebuilt as compared to the original improvements, any potential loss in income will generally not be covered by law and ordinance insurance.  In addition, certain of the mortgaged properties are in violation of zoning requirements.  In connection with the mortgaged properties that are legal non-conforming or have zoning violations, see “Description of the Mortgage Pool—Assessments of Property Value and Condition—Zoning and Building Code Compliance and Condemnation” in this free writing prospectus for additional information on certain mortgage loans in the trust and “Risk Factors—If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited” in the prospectus.  See representation number 26 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

In addition, certain of the mortgaged properties may be subject to certain use restrictions and/or operational requirements imposed pursuant to development agreements, ground leases, restrictive covenants, environmental deed restrictions, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations may impose upon the borrower stricter requirements with respect to repairs and alterations, including following a casualty loss.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Risks Related to Historic Tax Credits

With respect to certain mortgage loans, the related property owners may be entitled to receive historic tax credits pursuant to Section 47 of the Code, which provides a tax credit for a percentage of qualified rehabilitation expenditures with respect to any certified historic structure. The property owners may use the tax credits to offset income tax that they may otherwise owe, or they may sell or pass-through the historic tax credit to tax credit investors.  To preserve the pass-through of the historic tax credits, the property owner and tax credit investor may use a master lease structure.

With respect to one (1) mortgaged property (identified as Loan No. 24 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property contains a historic building that has been redeveloped and may in the future qualify for historic tax credits under Section 47 of the Code, and the master lease structure is intended to facilitate a pass-through of the historic tax credits.

We cannot assure you that the tax credits may not ultimately be subject to recapture. Action by the Internal Revenue Service could be disruptive to the management of the mortgaged property in any event, and if the tax credits are recaptured, the borrower or its affiliates are likely to be contractually responsible to reimburse the tax credit investor for related losses.

Investors should not assume that the issuing entity will derive any economic benefit from the historic tax credits.

Preserving the historic tax credits may also restrict the use of the property to its uses as rehabilitated, which could limit flexibility in using the property for alternative purposes for the duration of the recapture period.

A property owner’s pass-through of historic tax credits to a tax credit investor may also have the effect of reducing the property owner’s equity in the property, and diminishing incentives to own and operate the mortgaged property in the same manner as it would otherwise. Further, the transaction structure may provide for the tax credit investor’s obtaining a preferred return on its investment. For these and similar reasons, a property with historic tax credits that are sold or passed-through to a third party tax credit investor may experience reduced cash flow compared to a property without them, and the operation or management of the mortgaged property may be adversely affected.

See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Net Cash Flow and Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans may have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement or reimbursement arrangements. Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower or a reduction of payments to the related borrower. An increase in real estate taxes may affect the ability of the borrower to pay debt service on the related mortgage loan. We cannot assure you that any such program will continue for the term of the related mortgage loan or would survive a mortgage loan foreclosure or deed in lieu of foreclosure.  See “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for additional descriptions of the tax abatement programs with respect to Loan    No. 3.

Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the mortgaged properties and their respective affiliates related to the business of or arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. Any such litigation or proceedings could adversely impact the related borrower’s ability to meet its obligations under the related mortgage loan and, as a result, have a material adverse effect on your certificates.

In addition, certain of the borrower sponsors, property managers, affiliates of any of the foregoing and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past, whether or not related to the mortgaged property securing a mortgage loan in this securitization transaction. In some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure.

Certain of the borrower sponsors may have a history of litigation or other proceedings against their lender, in some cases involving various parties to a securitization transaction. We cannot assure you that the borrower sponsors that have engaged in litigation or other proceedings in the past will not commence action against the trust in the future upon any attempt by the special servicer to enforce the mortgage loan documents. Any such actions by the borrower or borrower sponsor may result in significant expense and potential loss to the issuing entity and a shortfall in funds available to make payments on the offered certificates.

If a borrower or a principal of a borrower or affiliate has been a party to a bankruptcy, foreclosure, litigation or other proceeding, particularly against a lender, or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the lender or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Further, borrowers, principals of borrowers, property managers and affiliates of such parties may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings), whether or not related to the mortgage loans. We cannot assure you that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan and, as a result could have a material adverse effect upon your certificates.

Often it is difficult to confirm the identity of owners of all of the equity in a borrower, which means that past issues may not be discovered as to such owners.

See “Description of the Mortgage Pool—Mortgaged Property Considerations—Litigation Considerations; Bankruptcy Issues and Other Proceedings” in this free writing prospectus for additional information on certain mortgage loans in the trust and “Risk Factors—Litigation Concerns” in the prospectus.  See also representation number 15 in Annex D-1 and the identified exceptions to those representations in Annex D-2 to this free writing prospectus.

Certain of the Mortgage Loans Lack Customary Provisions

Certain of the mortgage loans lack one or more features that are customary in mortgage loans intended for securitization. The borrowers with respect to those mortgage loans may not be required to make payments to lockboxes or to maintain reserves for certain expenses, such as taxes, insurance premiums, capital expenditures, tenant improvements and leasing commissions, or the requirement to make such payments may be suspended if the related borrower or a tenant at the mortgaged property complies with the terms of the related mortgage loan documents, or the lenders under such mortgage loans may not have the right to terminate the related property manager upon the occurrence of certain events or require lender approval of a replacement property manager. However, as described in this free writing prospectus, the mortgage loans were generally originated in accordance with the related mortgage loan seller’s underwriting guidelines. For more information, see “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “—Barclays Bank PLC—Barclays’ Underwriting Guidelines and Processes”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes”, and “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes” in this free writing prospectus.

Potential Conflicts of Interest

Potential Conflicts of Interest of the Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association is a sponsor and one of the mortgage loan sellers and is an affiliate of each of J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor and J.P. Morgan Securities LLC, an underwriter and an initial purchaser of the non-offered certificates. In addition, JPMorgan Chase Bank, National Association currently holds each of The Outlets at Orange pari passu companion loan, the 470 Vanderbilt Avenue pari passu companion loan, the 55 Broadway pari passu companion loan and the Gumberg Retail Portfolio companion loan; however, JPMorgan Chase Bank, National Association expects to deposit each of the pari passu companion loans into one or more future securitizations.

Barclays Bank PLC is a sponsor and one of the mortgage loan sellers and is an affiliate of Barclays Capital Inc., an underwriter for the offered certificates and an initial purchaser of the non-offered certificates.  Barclays Bank PLC provides warehouse financing to Starwood Mortgage Funding II LLC through a repurchase facility.  All of the mortgage loans that Starwood Mortgage Funding II LLC will transfer to the depositor are subject to that repurchase facility.  Proceeds received by Starwood Mortgage Funding II LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to Barclays Bank PLC as the repurchase agreement counterparty.

KeyBank National Association is a sponsor, the master servicer, one of the mortgage loan sellers and is an affiliate of KeyBanc Capital Markets Inc., an underwriter for the offered certificates and an initial purchaser of the non-offered certificates.

Starwood Mortgage Funding II LLC is a sponsor, one of the mortgage loan sellers and is an affiliate of LNR Partners, LLC, the special servicer of the Marriott Anaheim whole loan under the 2014-C18 pooling and servicing agreement and of LNR Securities Holdings, LLC (or its affiliate), which was the purchaser of approximately 15% of the class E, class F, class NR and class Z certificates issued under the 2014-C18 pooling and servicing agreement.

In connection with its acquisition of the Class E, Class F and Class NR certificates, DoubleLine Capital LP (or its affiliate) was given the opportunity to perform due diligence on the mortgage loans originally identified by the mortgage loan sellers for inclusion in the trust, or to request the removal, re-sizing or modification of other features of some or all of the mortgage loans.  We cannot assure you that a third party purchaser or an unaffiliated purchaser of the Class E, Class F and Class NR certificates would have agreed to the inclusion of any or all of such mortgage loans in the trust.

Because the incentives of the anticipated purchaser of the Class E, Class F and Class NR certificates may, in certain circumstances, differ from a purchaser who is not the same entity as, or is not affiliated with, any of the mortgage loan sellers, prospective investors should consider the potential impact of the conflicts of interest described above.

Pursuant to the related mortgage loan purchase agreement, each mortgage loan seller (or Starwood Mortgage Capital LLC as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC) is obligated to repurchase or substitute a similar commercial mortgage loan for a mortgage loan sold by it in connection with either a material breach of such mortgage loan seller’s representations and warranties or any material document defects, if the applicable mortgage loan seller does not otherwise cure such breach or defect pursuant to the related mortgage loan purchase agreement. See “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Conflicts may also arise because the mortgage loan sellers and their respective affiliates intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the mortgage loan sellers and their respective affiliates may acquire, sell or lease properties, or finance loans secured by properties, which may include the mortgaged properties securing the mortgage loans or properties that are in the same markets as the mortgaged properties. Such other properties, similar to other third-party owned real estate, may compete with the mortgaged properties for existing and potential tenants. The mortgage loan sellers may also, from time to time, be among the tenants at the mortgaged properties, and they can be expected to make occupancy-related decisions based on their self-interest and not that of the Trust Fund. We cannot assure you that the activities of these parties with respect to such other properties will not adversely impact the performance of the mortgaged properties.

In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller or a mortgage loan seller or its affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their respective affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the related mortgage loans. In the circumstances described above, the interests of the mortgage loan sellers and their respective affiliates may differ from, and compete with, the interests of the trust fund. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the related mortgage loans may create conflicts of interest.

Courts may apply the doctrine of equitable subordination to subordinate the claim or lien of a lender against a borrower to claims or liens of other creditors of the borrower, when the lender or one of its affiliates is found to have engaged in unfair, inequitable or fraudulent conduct. The courts have also applied the doctrine of equitable subordination when a lender or one of its affiliates is found to have exerted inappropriate control over a client, including control resulting from the ownership of equity interests in the borrower. Payments on a loan to a borrower in which the lender or one of its affiliates also holds an equity interest, may be subject to claims of equitable subordination. If the lender were deemed to have the ability to control or otherwise exercise influence over the business and affairs of the borrower resulting in economic hardship to other creditors of the borrower, this control or influence may constitute grounds for equitable subordination and a court may treat one or more of the loans as if it were unsecured or common equity in the borrowers. In that case, if the borrower were to liquidate, the lender (which may include unaffiliated assignees in some cases) would be entitled to repayment of its loan on a pro rata basis with other unsecured debt or, if the effect of subordination was to place the lender at the level of common equity, then on an equal basis with other holders of the borrower’s common equity only after all of the borrower’s obligations relating to its debt and preferred securities had been satisfied.

The sponsors and their affiliates may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates. The sponsors will sell the mortgage loans to the depositor. To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsors’ exposure to these mortgage loans by effectively transferring the sponsors’ exposure to the purchasers of the offered certificates. The sponsors and their respective affiliates will be compensated in an amount based on, among other things, the offering price of the offered certificates and the amount of proceeds received from the sale of the offered certificates to investors.

Furthermore, the sponsors and their respective affiliates may benefit from a completed offering of the offered certificates because the offering would establish an additional market precedent and a valuation data point for securities similar to the offered certificates, thus enhancing the ability of the sponsors and their respective affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of mortgage loans or other similar assets or securities held on their balance sheet.

With respect to eight (8) mortgage loans (identified as Loan Nos. 7, 8, 9, 10, 11, 12, 13 and 14 on Annex A-1 to this free writing prospectus), representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, JPMorgan Chase Bank, National Association, a sponsor and mortgage loan seller, is the holder of a related mezzanine loan secured by direct or indirect equity interests in the related mortgage borrowers. The additional financial interest in these mortgaged properties may create a conflict of interest.  See “Description of the Mortgage Pool—Additional Debt” in this free writing prospectus.  In exercising its rights, no mezzanine lender has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans and any serviced whole loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their respective affiliates. See “Servicing of the Mortgage Loans—General” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans and any serviced whole loans that are in conflict with those of holders of the certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds remaining certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans and any serviced whole loans. As discussed in “Transaction Parties—The Special Servicer” in this free writing prospectus, Midland Loan Services, a Division of PNC Bank, National Association may enter into one or more arrangements with the directing certificateholder, operating adviser, holders of controlling class certificates or any person with the right to appoint or remove and replace the special servicer (including, with respect to the Gumberg Retail Portfolio whole loan, the holder of the related subordinate companion loan) to provide for a discount and/or revenue sharing with respect to the special servicer’s compensation in consideration of, among other things, the appointment of Midland Loan Services, a Division of PNC Bank, National Association, as special servicer and limitations on the directing certificateholder’s right to replace the special servicer. Each of these relationships may create a conflict of interest. For instance, a special servicer or its affiliate that holds remaining certificates or an interest in a companion loan might seek to reduce the potential for losses allocable to those certificates or from a related troubled mortgage loan with a split loan structure by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, neither the master servicer nor the special servicer is required to act in a manner more favorable to the certificates or any particular class of certificates than to the remaining certificates. See “—Special Servicer May Be Directed To Take Actions” below.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the trustee, the certificate administrator, the custodian, the certificate registrar and the 17g-5 information provider, and Starwood Mortgage Funding II LLC, which is a sponsor and an originator, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the mortgage loans to be contributed to this securitization by Starwood Mortgage Funding II LLC.

Midland Loan Services, a Division of PNC Bank, National Association, which is expected to act as the special servicer, assisted DoubleLine Capital LP with due diligence relating to the mortgage loans to be included in the mortgage pool.

The master servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer.

Certain relationships and transactions between the directing certificateholder (or any other party entitled to remove the special servicer, including with respect to the Gumberg Retail Portfolio whole loan, the holder of the related subordinate companion loan subject to the terms of the Gumberg Retail Portfolio intercreditor agreement) and the special servicer may result in conflicts of interest. The directing certificateholder appoints and can, without cause, remove the special servicer during such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance. In addition, the directing certificateholder maintains certain consent and consultation rights with respect to the mortgage loans that relate to, and could impact, the special servicer’s duties.  With respect to the Gumberg Retail Portfolio whole loan, the holder of the subordinate companion loan will have the right, prior to a control appraisal period under the related intercreditor agreement, to replace the special servicer and to exercise certain consent rights that could impact the special servicer’s duties.   Additionally, these parties (and/or their affiliates) may, in the ordinary course of business, have relationships with, render services to, and engage in other transactions with each other. We cannot assure you that these transactions and relationships will not influence the actions taken by the special servicer.

In addition, the Arundel Mills & Marketplace mortgage loan will be serviced under the MSBAM 2014-C15 pooling and servicing agreement.  It is expected that the directing certificateholder under the MSBAM 2014-C15 pooling and servicing agreement will have certain consent and consultation rights with respect to the Arundel Mills & Marketplace whole loan that are substantially similar to those of the directing certificateholder under the pooling and servicing agreement, subject to similar appraisal mechanics.  See “Description of the Mortgage Pool—The Whole Loans—The Arundel Mills & Marketplace Whole Loan” in this free writing prospectus. While the directing certificateholder in this securitization has certain consultation rights with respect to actions taken by the master servicer and special servicer relating to the

Arundel Mills & Marketplace whole loan, such master servicer and special servicer will have no obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

Following the securitization of the 55 Broadway pari passu companion loan, the 55 Broadway mortgage loan will be serviced under the pooling and servicing agreement related to the securitization of the 55 Broadway pari passu companion loan, subject to the related intercreditor agreement. Following the securitization of the 55 Broadway pari passu companion loan, the holder of the 55 Broadway pari passu companion loan (the directing certificateholder under that securitization, subject to the terms of the related pooling and servicing agreement, will be the holder of the 55 Broadway pari passu companion loan for this purpose) will have certain rights with respect to the 55 Broadway whole loan and the related mortgaged property, including the right, under certain conditions, to advise and direct the related master servicer and/or the related special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the 55 Broadway mortgage loan. Following the securitization of the 55 Broadway pari passu companion loan, the directing certificateholder in this securitization will have certain consultation rights with respect to actions taken by the directing certificateholder of the securitization of the 55 Broadway pari passu companion loan relating to the 55 Broadway whole loan. However, the directing certificateholder of the securitization of the 55 Broadway pari passu companion loan will have no obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

The Marriott Anaheim mortgage loan will be serviced under the 2014-C18 pooling and servicing agreement.  The directing certificateholder under the 2014-C18 pooling and servicing agreement has certain consent and consultation rights with respect to the Marriott Anaheim whole loan that are substantially similar to those of the directing certificateholder under the pooling and servicing agreement, subject to similar appraisal mechanics.  See “Description of the Mortgage Pool—The Whole Loans—The Marriott Anaheim Whole Loan” in this free writing prospectus. While the directing certificateholder in this securitization has certain consultation rights with respect to actions taken by the master servicer and special servicer relating to the Marriott Anaheim whole loan, such master servicer and special servicer will have no obligation to consider the interests of, or impact on, the trust or the holders of the certificates.  Midland Loan Services, a Division of PNC Bank, National Association is the master servicer of the Marriott Anaheim whole loan under the 2014-C18 pooling and servicing agreement and the special servicer of the Arundel Mills & Marketplace whole loan under the MSBAM 2014-C15 pooling and servicing agreement.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

The Servicing of the 55 Broadway Whole Loan Will Shift to Others

The servicing of the 55 Broadway whole loan is expected to be governed by the pooling and servicing agreement only temporarily, until such time as the related pari passu companion loan is securitized in a separate securitization.  At that time, the servicing and administration of the related whole loan will shift to the master servicer and special servicer under that other securitization and will be governed exclusively by the pooling and servicing agreement entered into in connection with that securitization and the related intercreditor agreement.  Neither the closing date of such securitization nor the identity of such other master servicer or special servicer has been determined.  In addition, the provisions of the other pooling and servicing agreement have not been determined, although they will be required pursuant to the related intercreditor agreement to satisfy the requirements described under “Description of the Mortgage Pool—The Whole Loans—The 55 Broadway Whole Loan” in this free writing prospectus.  Prospective investors should be aware that they will not have any control over the identity of the other master servicer or special servicer, nor will they have any assurance as to the terms of the other pooling and servicing agreement except to the extent of compliance with the requirements referred to in the previous sentence.  Moreover, once the servicing is governed by the other pooling and servicing agreement, the directing certificateholder for this securitization will not have any consent or consultation rights with respect to the servicing of the related whole loan other than those limited consent and consultation rights as are provided in the related intercreditor agreement, and the holder of the related pari passu companion loan or the controlling party in the related securitization of such pari passu companion loan or such other party specified in the related intercreditor agreement will have rights similar to, or more expansive than, those granted to the directing certificateholder in this transaction.  See “Description of the Mortgage Pool—The Whole Loans—The 55 Broadway Whole Loan” in this free writing prospectus.

Potential Conflicts of Interest of the Directing Certificateholder

The special servicer will be required to consult with the directing certificateholder with respect to certain actions of the special servicer and in certain circumstances obtain the consent of the directing certificateholder.  In connection with the Gumberg Retail Portfolio whole loan, prior to the occurrence and continuance of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder does not have any consent or consultation rights with respect to such whole loan.  After the occurrence and during the continuance of a control appraisal period with respect to the related subordinate companion loan, the directing certificateholder will have the same consent and consultation rights with respect to such whole loan as it has for the other mortgage loans in the pool.  Neither the directing certificateholder nor the holder of the subordinate companion loan has any duties to the holders of any class of certificates and may take actions that favor the interests of the holders of the controlling class or the holder of the subordinate companion loan, as applicable, over the interests of the holders of one or more other classes of certificates. See “Servicing of the Mortgage Loans—The Directing Certificateholder” and “Description of the Mortgage Pool—Additional Debt—The Gumberg Retail Portfolio Whole Loan” in this free writing prospectus.

The directing certificateholder and its affiliates may have interests that are in conflict with those of certificateholders, especially if the directing certificateholder or any of its affiliates holds certificates, or has financial interests in or other financial dealings with a borrower or a parent of a borrower. Each of these relationships may create a conflict of interest.

Conflicts Between Certificateholders and the Holder of a Companion Loan

With respect to six (6) mortgage loans (identified as Loan Nos. 1, 3, 4, 5, 6 and 21 on Annex A-1 to this free writing prospectus), representing approximately 8.9%, 7.1%, 6.4%, 5.0%, 4.6% and 2.1%, respectively, of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, the related mortgaged property also secures one or more related pari passu companion loans and/or subordinate companion loans.  With respect to three (3) mortgage loans (identified as Loan Nos. 1, 3 and 5), pursuant to the related intercreditor agreement, for so long as each such mortgage loan and the related pari passu companion loan are serviced under the pooling and servicing agreement, certain decisions to be made with respect to each such mortgage loan will be subject to the consent and consultation rights of the directing certificateholder, although after the securitization of the related pari passu companion loan, servicing of the mortgage loan identified as Loan No. 5 will shift to the pooling and servicing agreement for that related securitization transaction and consent and consultation rights with respect to that mortgage loan will generally be exercised by the directing certificateholder for that transaction.  With respect to one (1) mortgage loan (identified as Loan No. 6), pursuant to the related intercreditor agreement, for so long as the related whole loan is serviced under the pooling and servicing agreement, certain decisions to be made with respect to the related whole loan will be subject to the consent and consultation rights of (i) prior the occurrence of a control appraisal period under the related intercreditor agreement, the holder of the related subordinate companion loan and (ii) following the occurrence of a control appraisal period under the related intercreditor agreement, but prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder.

The Arundel Mills & Marketplace whole loan will be serviced pursuant to the MSBAM 2014-C15 pooling and servicing agreement, and certain decisions to be made with respect to the related mortgage loan will be subject to the consent and consultation rights of the directing certificateholder of that securitization. The Marriott Anaheim whole loan will be serviced pursuant to the 2014-C18 pooling and servicing agreement, and certain decisions to be made with respect to the related mortgage loan will be subject to the consent and consultation rights of the directing certificateholder of that securitization. As a result, you will have less control over the servicing of the Arundel Mills & Marketplace mortgage loan and the Marriott Anaheim mortgage loan than you would have if such mortgage loans were being serviced by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement.  See “Description of the Mortgage Pool—The Whole Loans—The Arundel Mills & Marketplace Whole Loan” and “—The Marriott Anaheim Whole Loan” in this free writing prospectus.

In addition, after the securitization of the 55 Broadway pari passu companion loan, the related whole loan will be serviced pursuant to the pooling and servicing agreement related to such other securitization, and certain decisions to be made with respect to the related mortgage loan will be subject to the consent and consultation rights of the directing certificateholder of the other securitization or such other party specified in such other pooling and servicing agreement.  As a result, you will have less control over the servicing of the 55 Broadway mortgage loan than you would have if such mortgage loan were being serviced at all times by the master servicer and the special servicer pursuant to the terms of the pooling and servicing agreement.  See “Description of the Mortgage Pool—The 55 Broadway Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the 55 Broadway Mortgage Loan” in this free writing prospectus.

With respect to the Gumberg Retail Portfolio whole loan, the holder of the related subordinate companion loan will have certain rights with respect to the such whole loan under certain circumstances, including the right, under certain conditions, to consent to, provide advice with respect to, or consult concerning various modifications and waivers or other matters affecting the related whole loan and certain actions and amendments to the mortgage loan documents proposed by the special servicer with respect to the related mortgage loan or with respect to the purchase of the related mortgage loan if such mortgage loan is in default.  Additionally, prior to the occurrence of a control appraisal period under the related intercreditor agreement, the holder of the related subordinate companion loan will also have the right under, and subject to the requirements of, the related intercreditor agreement to replace the special servicer with respect to such whole loan. See “Description of the Mortgage Pool—The Whole Loans—The Gumberg Retail Portfolio Whole Loan” in this free writing prospectus. In exercising those rights, no holder of a subordinate companion loan has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

The interests of the directing certificateholder of the other securitizations (or such other party specified in the MSBAM 2014-C15 pooling and servicing agreement or the 2014-C18 pooling and servicing agreement) and the holder of any subordinate companion loan entitled to exercise various rights with respect to the servicing of the Arundel Mills & Marketplace whole loan, the 55 Broadway whole loan, the Marriott Anaheim whole loan or the Gumberg Retail Portfolio whole loan, as applicable, may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates. No certificateholder may take any action against any such party for having acted solely in its respective interest.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest. The underwriters and their respective affiliates may retain, or own in the future, classes of the offered certificates, and any voting rights of that class could be exercised by them in a manner that could adversely impact the certificates. Any of the underwriters or their respective affiliates may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in the offered certificates. If that were to occur, that underwriter or affiliate’s interests may not be aligned with your interests in the offered certificates that you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients. Accordingly, the underwriters and their respective affiliates and clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for such certificates. Such transactions may result in underwriters and their respective affiliates and/or their clients having long or short positions in such instruments. Any such short positions will increase in value if the related securities or other instruments decrease in value. Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more of the offered certificates. The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates default or decrease in value. In conducting such activities, no underwriter or its respective affiliates has any obligation to take into account the interests of the certificateholders or holders of a companion loan or any possible effect that such activities could have on them. The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders or holders of a companion loan.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the senior trust advisor, the certificate administrator or the trustee and will have no authority to advise the master servicer, the special servicer, the senior trust advisor, the certificate administrator or the trustee or to direct their actions.

In addition, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the sponsors and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the trust, on the other hand.

See “Summary of Terms—Certain Affiliations” in this free writing prospectus for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of those relationships should be considered carefully by you before you invest in any of the offered certificates.

Other Possible Conflicts of Interest

The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

●	a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

●	these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

●	affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

None of the borrowers, property managers, or any of their affiliates or any employees of the foregoing has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near the mortgaged properties.

With respect to mortgage loans that have mezzanine debt, the mezzanine lenders will have certain rights with respect to the related mortgage loan under certain circumstances, including the right, under certain conditions, to consent to various modifications and waivers or other matters affecting the related mortgage loan and certain actions and amendments to the mortgage loan documents proposed by the special servicer with respect to the related mortgage loan or to purchase the related mortgage loan after certain defaults under such mortgage loan (and an originator of a mortgage loan that intends to retain the related mezzanine debt that it also originated may have an incentive to give itself more favorable rights as a mezzanine lender than it would grant an unaffiliated third party).  With respect to eight (8) mortgage loans (identified as Loan Nos. 7, 8, 9, 10, 11, 12, 13 and 14 on Annex A-1 to this free writing prospectus), representing approximately 3.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, JPMorgan Chase Bank, National Association, a sponsor and mortgage loan seller, is the holder of a related mezzanine loan secured by direct or indirect equity interests in the related mortgage borrowers.  These additional financial interests in the mortgage loans may create conflicts of interest.  The holders of preferred equity interests may have similar rights as those described above of mezzanine loan holders. See “Description of the Mortgage Pool—Additional Debt” in this free writing prospectus. In exercising such rights, no mezzanine lender has any obligation to consider the interests of, or impact of the exercise of such rights upon, the trust or the certificateholders.

Pentalpha Surveillance LLC has been appointed the senior trust advisor. See “Transaction Parties—The Senior Trust Advisor”. Pursuant to the pooling and servicing agreement, during such time as (x) the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance, or (y) a holder of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its right to exercise any of its rights as the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder, the senior trust advisor will be required to consult with the special servicer with respect to certain actions of the special servicer. Additionally, during that time, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect a senior trust advisor consulting fee from the related borrower in connection with certain major decisions related to the mortgage loans, to the extent not prohibited by the related mortgage loan documents. In acting as senior trust advisor, the senior trust advisor is acting solely as a contracting party to the extent described in this free writing prospectus and will have no fiduciary duty to any party. See “Transaction Parties—The Senior Trust Advisor” in this free writing prospectus.

In the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator, the trustee or the directing certificateholder or affiliates of any of the foregoing parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as senior trust advisor. There can be no guarantee that the existence of these relationships and other relationships in the future will not impact the manner in which the senior trust advisor performs its duties under the pooling and servicing agreement.

In addition, the senior trust advisor and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself and its affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the senior trust advisor and its affiliates and their clients may differ from, and compete with the interests of the issuing entity.

Although the senior trust advisor is required to consider the servicing standard in connection with its analysis and reporting regarding the special servicer under the pooling and servicing agreement, the senior trust advisor will not itself be bound by the servicing standard.

The senior trust advisor is prohibited from making a principal investment in any class of certificates issued by the trust. However, that prohibition will not be construed to have been violated in connection with riskless principal transactions effected by a broker-dealer affiliate of the senior trust advisor or investments by an affiliate of the senior trust advisor if the senior trust advisor and such affiliate maintain policies and procedures designed to segregate personnel involved in the activities of the senior trust advisor under the pooling and servicing agreement from personnel involved in such affiliate’s investment activities and to prevent such affiliate and its personnel from gaining access to information regarding the trust fund and the senior trust advisor and its personnel from gaining access to such affiliate’s information regarding its investment activities. In addition, we cannot assure you that such policies and procedures will be effective for their intended purposes.

Each of the foregoing relationships should be considered carefully by prospective investors.

Potential Conflicts of Interest in the Selection of the Mortgage Loans

The anticipated purchasers of the Class E, Class F and Class NR certificates were given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the trust, and to request the removal, re-sizing or modification of other features of some or all of the mortgage loans or to request certain price adjustments or cost mitigation arrangements in connection with its agreement to purchase those classes of certificates.  The mortgage loans’ pricing and purchase terms as originally proposed by the sponsors may be adjusted based on some of this feedback prior to the closing date.

We cannot assure you that you or another investor would make requests to modify the original pool if given the opportunity or that the final pool if influenced by such buyers’ feedback would not adversely affect the performance of the offered certificates and benefit the performance of such buyers’ certificates. Because of the differing subordination levels, such buyers have interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits such buyers but that does not benefit other investors. In addition, such buyers may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates.

The anticipated purchasers of those certificates will have no liability to any certificateholder for any actions taken with respect to the preceding two paragraphs, and the pooling and servicing agreement will provide that each certificateholder, by its acceptance of a certificate, waives any claims against such buyers in respect of such actions.

It is anticipated that DoubleLine Capital LP (or its affiliate) will purchase the Class E, Class F and Class NR certificates and will initially constitute the directing certificateholder, and thus would have certain rights to direct and consult with the special servicer as described under “Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus. In addition, DoubleLine Capital LP (or its affiliate) may buy additional certificates that are not control eligible Certificates.

Because the incentives and actions of the anticipated purchaser of those certificates may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the mortgage loans.

Your Lack of Control Over the Trust Can Adversely Impact Your Investment

Except as described in this free writing prospectus, investors in the certificates do not have the right to make decisions with respect to the administration of the trust. These decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer, the certificate administrator and the trustee. Any decision made by any of those parties in respect of the trust in accordance with the terms of the pooling and servicing agreement, even if it determines that decision to be in your best interests, may be contrary to the decision that you would have made and may negatively affect your interests.

Notwithstanding the foregoing, the directing certificateholder appointed by the controlling class will have certain consent rights prior to the occurrence and continuance of such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance, and will have certain non-binding consultation rights prior to such time as the Class E certificates have a certificate balance (without taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance; provided, however, that the controlling class may lose any such rights upon the occurrence of certain events. See “Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus and “Risk Factors—Your Lack of Control Over Trust Fund Can Create Risks” in the prospectus.

In addition, while there is a senior trust advisor with certain obligations in respect of reviewing the compliance of the special servicer with certain of its obligations under the pooling and servicing agreement, the senior trust advisor has no control rights over actions by the special servicer at any time and the senior trust advisor has no consultation rights over actions by the special servicer prior to (i) such time as the Class E certificates have a certificate balance (taking into account the application of appraisal reductions to notionally reduce the certificate balance of such class of certificates) that is less than 25% of its initial certificate balance or (ii) such time as a holder of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its controlling class rights as described in this free writing prospectus. In addition, the senior trust advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and the special servicer is under no obligation at any time to act upon any of the senior trust advisor’s recommendations.  In addition, the senior trust advisor has no (A) fiduciary duty or (B) other duty to act on behalf of the certificateholders or the trust fund or in the best interest of any particular certificateholder. It is not intended that the senior trust advisor act as a surrogate for the certificateholders. Investors should not rely on the senior trust advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the directing certificateholder or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement. Further, the senior trust advisor will have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to any non-serviced whole loan or any related REO Properties, which will be serviced pursuant to separate pooling and servicing agreements, or the 55 Broadway whole loan after the securitization of the related pari passu companion loan. However, Pentalpha Surveillance LLC is also the senior trust advisor under the 2014-C18 pooling and servicing agreement and, in such capacity, will have certain obligations and consultation rights with respect to the Marriott Anaheim whole loan that are substantially similar to those of the senior trust advisor under the pooling and servicing agreement for this transaction.  In addition, Situs Holdings, LLC is the senior trust advisor under the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 pooling and servicing agreement and, in such capacity, will have certain obligations and consultation rights with respect to the Arundel Mills & Marketplace whole loan that are substantially similar to those of the senior trust advisor under the pooling and servicing agreement for this transaction.  In addition, it is expected that the senior trust advisor under any pooling and servicing agreement governing the securitization of the 55 Broadway pari passu companion loan will have certain obligations and consultation rights with respect to the 55 Broadway whole loan that are substantially similar to those of the senior trust advisor under the pooling and servicing agreement for this securitization.  In addition, with respect to the Gumberg Retail Portfolio whole loan, the senior trust advisor will have no obligations or consultation rights prior to a control appraisal period (as defined in the related intercreditor agreement).

In certain limited circumstances, certificateholders have the right to vote on matters affecting the trust. In some cases these votes are by certificateholders taken as a whole and in others the vote is by class. In all cases, voting is based on the outstanding certificate balance, which is reduced by realized losses, and in certain cases, also by appraisal reductions. These limitations on voting could adversely affect your ability to protect your interests with respect to matters voted on by certificateholders. See “Description of the Certificates—Voting Rights” and “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

In addition, none of the pari passu companion loans will be included as an asset of the trust fund, but each related whole loan (other than the non-serviced whole loans and other than the 55 Broadway whole loan upon the inclusion in a securitization trust of the related pari passu companion loan, at which time both the 55 Broadway pari passu companion loan and the related mortgage loan will be serviced pursuant to the other pooling and servicing agreement established in connection with such other securitization, subject to the 55 Broadway intercreditor agreement) will be serviced under the pooling and servicing agreement for this transaction.  The directing certificateholder (or, with respect to the Arundel Mills & Marketplace pari passu companion loans contained in the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 and the Marriott Anaheim pari passu companion loan, the applicable directing certificateholder for the related securitization, or, after the securitization of the 55 Broadway pari passu companion loan, the directing certificateholder under the other pooling and servicing agreement for that securitization) will have certain rights with respect to the related whole loan and the related mortgaged property, including the right, under certain conditions, to advise and direct the applicable master servicer and/or the applicable special servicer with respect to various servicing matters or mortgage loan modifications affecting the related whole loan.

The directing certificateholder in this securitization will have certain consultation rights with respect to actions taken by (i) the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 directing certificateholder under the MSBAM 2014-C15 pooling and servicing agreement, in the case of the Arundel Mills & Marketplace pari passu companion loans contained in the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15, (ii) the other directing certificateholder following a securitization of the 55 Broadway pari passu companion loan and (iii) the 2014-C18 directing certificateholder under the 2014-C18 pooling and servicing agreement, in the case of the Marriott Anaheim pari passu companion loan . No directing certificateholder (in this securitization or the securitization of any pari passu companion loan), in exercising any consultation, consent or direction rights, will have any obligation to consider the interests of or the impact on, the holder of the certificates in any transaction other than the related controlling class for which it is acting. The directing certificateholder for any other trust may not have the same incentives with respect to the effects on this trust as would the directing certificateholder for this securitization.

In addition, with respect to the Gumberg Retail Portfolio Whole Loan, the related subordinate companion loan holder will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no control appraisal period under the related intercreditor agreement has occurred, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan.  See “Description of the Mortgage Pool—The Whole Loans—The Gumberg Retail Portfolio Mortgage Loan—Cure Rights” and “—Amendments and Consents” in this free writing prospectus.

In addition, with respect to mortgage loans that have mezzanine debt, the related mezzanine lender will have the right under certain limited circumstances to (i) cure certain defaults with respect to, and under certain default scenarios, purchase (without payment of any yield maintenance charge or prepayment premium) the related mortgage loan and (ii) so long as no event of default with respect to the related mortgage loan continues after the mezzanine lender’s cure right has expired, approve certain modifications and consent to certain actions to be taken with respect to the related mortgage loan.  The holders of preferred equity interests may have similar rights as those described above of mezzanine loan holders. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” and “—Additional Debt” in this free writing prospectus.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced mortgage loans (other than the non-serviced mortgage loans, and other than the 55 Broadway mortgage loan after a securitization of the related pari passu companion loan), the special servicer may, at the direction of the directing certificateholder (prior to the occurrence and continuance of a control event (or with respect to the Gumberg Retail Portfolio Whole Loan, at the direction of the holder of the related subordinate companion loan prior to the occurrence and continuance of a control appraisal period under the related intercreditor agreement)), take actions with respect to such specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. The directing certificateholder will be controlled by the controlling class certificateholders. The directing certificateholder or a holder of a related subordinate companion loan may have interests in conflict with those of the certificateholders. As a result, it is possible that the directing certificateholder or a holder of the related subordinate companion loan may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “Transaction Parties—Replacement of the Special Servicer”, the special servicer may be removed without cause by the directing certificateholder (or solely with respect to the Gumberg Retail Portfolio whole loan, the subordinate companion loan holder prior to a control appraisal period under the related intercreditor agreement and, after a control appraisal period, the directing certificateholder), in each case as described in this free writing prospectus. The special servicer may also be removed in certain circumstances (x) if a request is made by certificateholders evidencing not less than 25% of the voting rights (taking into account the application of appraisal reductions to notionally reduce the respective certificate balances) of the certificates (other than the Class X-A, Class X-B, Class X-C and Class R certificates) and (y) upon receipt of approval by certificateholders holding at least 75% of a quorum of the certificateholders (which is the holders of certificates evidencing at least 75% of the voting rights (taking into account the application of realized losses and the application of appraisal reductions to notionally reduce the respective certificate balances) of the certificates (other than the Class X-A, Class X-B, Class X-C and Class R certificates)), as described in this free writing prospectus. See “Servicing of the Mortgage Loans—General”, “Transaction Parties—The Master Servicer” and “—The Special Servicer” and “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.

Similarly, (i) the special servicer under the MSBAM 2014-C15 pooling and servicing agreement may, at the direction of the related directing certificateholder, take actions with respect to the Arundel Mills & Marketplace mortgage loan that could adversely affect the holders of some or all of the classes of the offered certificates, (ii) after the securitization of the 55 Broadway pari passu companion loan, the special servicer under the pooling and servicing agreement entered into in connection with that securitization will be able to, in accordance with the terms of such pooling and servicing agreement, take actions with respect to the related mortgage loan that could adversely affect the holders of some or all of the classes of the offered certificates and (iii) the special servicer under the 2014-C18 pooling and servicing agreement may, at the direction of the related directing certificateholder, take actions with respect to the Marriott Anaheim mortgage loan that could adversely affect the holders of some or all of the classes of the offered certificates. See “Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus.  Each of the MSBAM 2014-C15 Trust directing certificateholder, the directing certificateholder of the pooling and servicing agreement entered into in connection with the securitization of the 55 Broadway pari passu companion loan and the 2014-C18 directing certificateholder will exercise its rights in accordance with the related pooling and servicing agreement and the related intercreditor agreement, pursuant to which those mortgage loans and the related pari passu companion loans are serviced. See “Servicing of the Mortgage Loans—The Directing Certificateholder” in this free writing prospectus.  Each of the MSBAM 2014-C15 Trust directing certificateholder, the directing certificateholder of the pooling and servicing agreement entered into in connection with the securitization of the 55 Broadway pari passu companion loan and the 2014-C18 directing certificateholder will exercise its rights in accordance with such pooling and servicing agreement and the related intercreditor agreement.  Each of the MSBAM 2014-C15 Trust directing certificateholder, the directing certificateholder of the pooling and servicing agreement entered into in connection with the securitization of the 55 Broadway pari passu companion loan and the 2014-C18 directing certificateholder may have interests in conflict with those of the certificateholders of the classes of the offered certificates in this transaction.  As a result, it is possible that such directing certificateholder may direct the special servicer under the pooling and servicing agreement entered into in connection with the securitization of such pari passu companion loan to take actions that conflict with the interests of certain classes of the offered certificates.  However, such special servicer will not be permitted to take actions that are prohibited by law or violate the servicing standards or breach the terms of the related mortgage loan documents. In addition such special servicer may be removed without cause by the related directing certificateholder as described in this free writing prospectus. See “Servicing of the Mortgage Loans—General,” “—The Directing Certificateholder” and “Transaction Parties—The Master Servicer” and “—The Special Servicer” in this free writing prospectus.

The Sponsors, the Depositor and the Trust Are Subject to Bankruptcy or Insolvency Laws That May Affect the Trust Fund’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of a sponsor or the depositor, it is possible the trust’s right to payment from or ownership of the mortgage loans could be challenged, and if such challenge were successful, delays, reductions in payments and/or losses on the certificates could occur.

The transfer of the mortgage loans by the sponsors in connection with this offering is not expected to qualify for the securitization safe harbor adopted by the Federal Deposit Insurance Corporation for securitizations sponsored by insured depository institutions (12 C.F.R. § 360.6); however, the safe harbor is non-exclusive.

In the case of each sponsor, an opinion of counsel will be rendered on the closing date, based on certain facts and assumptions and subject to certain qualifications, to the effect that the transfer of the applicable mortgage loans by such sponsor to the depositor would generally be respected in the event of a bankruptcy or insolvency of such sponsor. Nevertheless, we cannot assure you that the Federal Deposit Insurance Corporation, a bankruptcy trustee, if applicable, or another interested party would not attempt to assert that such transfer was not a sale. Even if a challenge were not successful, it is possible that payments on the offered certificates would be delayed while a court resolves the claim.

In addition, since the trust is a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a “business trust” for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a “business trust”. Regardless of whether a bankruptcy court ultimately determines that the trust is a “business trust”, it is possible that payments on the offered certificates would be delayed while the court resolved the issue.

Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act provides for an orderly liquidation authority under which the Federal Deposit Insurance Corporation can be appointed as receiver of certain U.S. non-bank financial companies and their direct or indirect subsidiaries in certain cases if it is determined that their failure would have adverse effects on U.S. financial stability. We make no representation as to whether this would or could apply to any of the sponsors.  In January 2011, the acting general counsel of the Federal Deposit Insurance Corporation issued a letter in which he expressed his view that, under then-existing regulations, the Federal Deposit Insurance Corporation, as receiver under the orderly liquidation authority, would not, in the exercise of its orderly liquidation authority repudiation powers, recover as property of a financial company assets transferred by the financial company, provided that the transfer satisfies the conditions for the exclusion of assets from the financial company’s estate under the bankruptcy code. The letter further noted that, while the Federal Deposit Insurance Corporation staff may be considering recommending further regulations under orderly liquidation authority, the acting general counsel would recommend that such regulations incorporate a 90 day transition period for any provisions affecting the Federal Deposit Insurance Corporation’s statutory power to disaffirm or repudiate contracts. If, however, the Federal Deposit Insurance Corporation were to adopt a different approach than that described in the acting general counsel’s letter, delays or reductions in payments on the offered certificates would occur.

Risks Relating to the Exchangeable Certificates and Class EC Certificates

The characteristics of the Class EC certificates will reflect, in the aggregate, the characteristics of the exchangeable certificates that make up the components of such class.  As a result, the Class EC certificates will be subject to the same risks as each exchangeable certificate described in this free writing prospectus.  Investors are encouraged to also consider a number of factors that will limit a certificateholder’s ability to exchange and convert exchangeable certificates for Class EC certificates and vice versa:

●	At the time of a proposed exchange and conversion, a certificateholder must own exchangeable certificates in the requisite exchange proportion to make the desired exchange and conversion.

●
A certificateholder that does not own each class of the exchangeable certificates in the requisite exchange proportion may be unable to obtain the necessary exchangeable certificates because the holders of the needed certificates may be unwilling or unable to sell them or because the necessary certificates have been placed into other financial structures.

●
Principal distributions will decrease the amounts available for exchange and conversion over time and once any class of exchangeable certificates has been reduced to zero as a result of such class being paid all interest and principal on such class in full or through the allocation of collateral support deficits, conversions will no longer be permissible.

●	Certificates may only be held in authorized denominations.

Risks Relating to Prepayments and Repurchases

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties or document defects.

In addition, it is important to note that previously issued commercial mortgage-backed securities (including, potentially, certain commercial mortgage-backed securities sponsored by JPMorgan Chase Bank, National Association, Barclays Bank PLC, KeyBank National Association and Starwood Mortgage Funding II LLC or affiliates of any of those parties) have recently experienced greater losses than expected, and in certain circumstances significantly greater losses, as a result of defaults and liquidations of the mortgage loans that comprise those commercial mortgage-backed securities. We cannot assure you that the losses actually incurred with respect to the mortgage loans that back the offered certificates will not similarly exceed any assumed or expected losses. See “Yield and Maturity Considerations” in this free writing prospectus.

Except with respect to the non-pooled component of the Centreville Square Mortgage Loan and the Class CSQ certificates, the yield on each of the classes of certificates could (or in the case of any class of certificates with a pass-through rate equal to, or based on, the weighted average mortgage rate, would) be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates. The pass-through rates on these classes of certificates may also be adversely affected as a result of a decrease in the weighted average of the net mortgage rates on the mortgage loans (other than the non-pooled component of the Centreville Square mortgage loan) even if principal prepayments do not occur. See “Yield and Maturity Considerations” in this free writing prospectus.

The Class X-A and Class X-B certificates will not be entitled to distributions of principal but instead will accrue interest on their respective notional amounts. Because the notional amount of the Class X-A certificates is based upon the outstanding aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB and Class A-S certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) and the Class A-2FL/2FX regular interest and the notional amount of the Class X-B certificates is based upon the outstanding certificate balance of the Class B certificates (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates), the yield to maturity on the Class X-A and Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the mortgage loans to the extent allocated to the related classes of certificates or regular interest. In particular, the Class X-A certificates (and to a lesser extent, the Class X-B certificates) will be sensitive to prepayments on the mortgage loans because the prepayments will have the effect of reducing the notional amount of the Class X-A certificates first. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans (other than the non-pooled component of the Centreville Square mortgage loan) could result in the failure to recoup the initial investment in the Class X-A certificates and then the Class X-B certificates. Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans (other than the non-pooled component of the Centreville Square mortgage loan) could result in the failure of such investors to recoup fully their initial investments.

In addition, with respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans (other than the non-pooled component of the Centreville Square mortgage loan) will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates and the Class A-2FL/2FX regular interest remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans (other than the non-pooled component of the Centreville Square mortgage loan) than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates and the Class A-2FL/2FX regular interest were outstanding.

With respect to the Centreville Square mortgage loan, (identified as Loan No. 18 on Annex A-1 to this free writing prospectus), representing approximately 2.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, in the absence of a pro rata pay event (as described under “Description of the Mortgage Pool—Componentized Mortgage Loan” in this free writing prospectus) any prepayments received with respect to such mortgage loan will be applied to the pooled component of the mortgage loan prior to being applied to the non-pooled component.  Accordingly, prepayments on this mortgage loan may have more of an impact on the offered certificates than if such prepayments were applied to the pooled and non-pooled components in a pro rata fashion.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the trust fund ultimately affect the average life of the offered certificates will depend on the terms of the offered certificates, more particularly:

●
A class of offered certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●
A class of offered certificates that entitles the holders of the offered certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this free writing prospectus.

Although the mortgage loans generally have prepayment protection in the form of lockout periods and/or one or more of the following: (a) defeasance, (b) yield maintenance or (c) prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their related mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

There are eighteen (18) mortgage loans (identified as Loan Nos. 3, 6, 7, 8, 9, 10, 11, 12, 13, 14, 16, 18, 27, 45, 49, 54, 63 and 68 on Annex A-1 to this free writing prospectus), representing approximately 24.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that permit prepayment together with the payment of a yield maintenance premium, generally following the end of a lockout period of at least 24 due dates from origination (or in the case of Loan No. 63 representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, 11 due dates from origination). There are two (2) mortgage loans (identified as Loan Nos. 41 and 42 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off-date, that permit either (i) prepayment together with the payment of a yield maintenance premium following the end of a lockout period of at least 37 due dates from origination or (ii) defeasance of the related mortgage loan following the end of a lockout period of at least 25 due dates from the closing date.  Additionally, there are two (2) mortgage loans (identified as Loan Nos. 34 and 55 on Annex A-1 to this free writing prospectus), representing approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, that permit prepayment following the expiration of the remaining lockout period of 24 and 21 payments, respectively, without defeasance or the payment of a yield maintenance premium.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experiences of commercial mortgage loans. However, the rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

●	the terms of the related mortgage loans;

●	the length of any prepayment lockout period;

●	the level of prevailing interest rates;

●	the availability of mortgage credit;

●	any applicable yield maintenance charges and prepayment premiums;

●	the master servicer’s or special servicer’s ability to enforce those yield maintenance charges or prepayment premiums;

●	the failure to meet certain requirements for the release of escrows;

●	the occurrence of casualties or natural disasters; and

●	economic, demographic, tax, legal or other factors.

In addition, the rate at which voluntary prepayments occur may also be impacted by the existence of any purchase options related to a mortgaged property. The exercise of the purchase option could occur during what would otherwise be a lockout/defeasance period. The resulting prepayment is required to be accompanied by a yield maintenance charge. See “Yield and Maturity Considerations” in this free writing prospectus. Further, the rate at which voluntary prepayments occur may also be impacted by the ability of borrowers with respect to certain mortgage loans to affect a paydown of amounts owing under the related mortgage loan documents in connection with a release of a portion of the related mortgaged property during periods in which prepayments on the mortgage loan were otherwise prohibited. See “Description of the Mortgage Pool—Mortgaged Property Considerations—Tenant Issues” and “—Certain Terms and Conditions of the Mortgage Loans—Releases of Individual Mortgaged Properties” in this free writing prospectus for additional information relating to prepayment provisions on certain mortgage loans in the trust.

We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See “—Risks Relating to Prepayments and Repurchases” in this free writing prospectus. Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some jurisdictions and under federal bankruptcy law. Those provisions also may be interpreted as constituting the collection of interest for usury purposes. Also, we cannot assure you that liquidation proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Generally, no yield maintenance charge or prepayment premium will be required for prepayments in connection with a casualty or condemnation. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation or a change in applicable laws that would allow a lender to accelerate the related mortgage loan pursuant to the related mortgage loan documents, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration; provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award and/or no event of default has occurred and is continuing under the mortgage loan. See “Risk Factors—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” in the prospectus.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties or document defects, the repurchase price paid with respect to such mortgage loan (other than any portion allocable to a related non-pooled component) will be passed through to the holders of the offered certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge or prepayment premium will be payable.  Mezzanine lenders and holders of subordinate companion loans may have the option to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges.  In addition, certain of the mortgage loans are secured by mortgaged properties that have franchisors, tenants or other parties that have an option to purchase the mortgaged property. See “—Certain Additional Risks Relating to Tenants” above.  A repurchase or the exercise of such a purchase option may adversely affect the yield to maturity on the offered certificates.

Certain of the mortgage loans are secured in part by letters of credit and/or cash reserves that in each such case:

(i)       will be released to the related borrower, in whole or in part, upon satisfaction by that borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

(ii)      if not so released, may, at the discretion of the lender, prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay or defease the related mortgage loan if such performance related conditions are not satisfied within specified time periods.

In addition, with respect to certain of the mortgage loans, if the borrower does not satisfy the performance conditions and does not qualify for the release of the related cash reserve, the reserve, less, in some cases, a yield maintenance charge or prepayment premium (which, in some cases, may be paid out of the related additional collateral), may be applied to reduce the principal balance of the mortgage loan and the remaining unpaid balance of the mortgage loan may be re-amortized over the remaining amortization term. If such amount is used to prepay or defease the mortgage loan as described in paragraph (ii) above, there is no obligation on the part of the related borrower to replenish such cash reserves.

Optional Early Termination of the Trust Fund May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans (including any related non-pooled component) and any REO properties in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus.

The Mortgage Loan Sellers May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

The related mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by it to us. However, solely in the case of Starwood Mortgage Funding II LLC, a mortgage loan seller, Starwood Mortgage Capital LLC will guarantee the repurchase and substitution obligations of Starwood Mortgage Funding II LLC under the related mortgage loan purchase agreement as described in “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank, National Association solely in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of a mortgage loan seller’s representations and warranties or any material document defects, if the applicable mortgage loan seller defaults on its obligation to do so. We cannot assure you that the loan sellers (or Starwood Mortgage Capital LLC, as the guarantor of the repurchase or substitution obligations of Starwood Mortgage Funding II LLC) will effect or cause, as applicable, such a repurchase or substitution.  In addition, the loan sellers (or Starwood Mortgage Capital LLC, as the guarantor of the repurchase or substitution obligations of Starwood Mortgage Funding I LLC) may have various legal defenses available to them in connection with a repurchase or substitution obligation.  See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—Starwood Mortgage Funding II LLC” in this free writing prospectus.  Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” for a REMIC may cause designated portions of the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” and “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitutions” in this free writing prospectus.

Realization on Certain Mortgage Loans May Be Adversely Affected by the Rights of the Holder of the Related Subordinate Companion Loan or Mezzanine Lender

Any sale of a serviced whole loan by the special servicer will not terminate or otherwise limit the payment, servicing, intercreditor and other rights of the holders of any related subordinate companion loan. The attendant constraints on a prospective purchaser’s ability to control a workout, foreclosure or other resolution of the related serviced whole loan may adversely affect the ability of the special servicer to sell either the related mortgage loan or the serviced whole loan after a loan default. In addition, the net proceeds of any such sale that does occur may be substantially less than would have been realized if such mortgage loan were in the form of a whole loan and otherwise not partitioned. See “Description of the Mortgage Pool—Additional Debt—Loan Combinations” in this free writing prospectus.

In addition, holders of subordinate interests in mortgage loans and mezzanine lenders commonly hold a defaulted mortgage loan purchase option pursuant to the related intercreditor agreement, which generally permits the holder of subordinate interests in a mortgage loan or mezzanine lender, as applicable, to purchase the related defaulted mortgage loan for a purchase price generally equal to the outstanding principal balance of the related defaulted mortgage loan, together with accrued and unpaid interest (exclusive of default interest) on, and unpaid servicing expenses, protective advances and interest on advances related to, such defaulted mortgage loan. However, in the event the holder of any subordinate interest in a mortgage loan or a mezzanine lender, as applicable, is not obligated to pay some or all of those fees and additional expenses, including any liquidation fee payable to the special servicer under the terms of the pooling and servicing agreement, then the exercise of such party’s rights under the intercreditor agreement to purchase the related mortgage loan from the trust may result in a loss to the trust in the amount of those fees and additional expenses.  Furthermore, a mezzanine lender or subordinate companion loan holder generally has the right to cure defaults under the related defaulted mortgage loan, thereby delaying the mortgagee’s ability to realize on or otherwise take action with respect to such defaulted mortgage loan.

Limited Obligations

The certificates, when issued, will represent beneficial interests in the trust fund. The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the certificate administrator, the trustee or any other person. The primary assets of the trust fund will be the notes evidencing the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on or in respect of the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled. See “Description of the Certificates—General” in this free writing prospectus.

Changes to Accounting Standards and Regulatory Restrictions Could Have an Adverse Impact on the Certificates

None of the issuing entity, the depositor, the sponsors or the underwriters make any representation or warranty regarding any accounting implications related to the offered certificates. The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products.  These changes, or any other future changes, may impact the accounting for entities such as the trust and could require the trust to be consolidated in an investor’s financial statements. Each investor in the offered certificates should consult its accounting advisor to determine the impact these accounting changes might have as a result of an investment in the offered certificates.

Tax Consequences Related to Foreclosure

If the trust were to acquire a mortgaged property subsequent to a default on the related mortgage loan pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer would be required to retain an independent contractor to operate and manage such mortgaged property. Among other things, the independent contractor would not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless such construction was more than 10% completed when the default on the related mortgage loan became imminent. Any (i) net income from such operation and management (other than qualifying “rents from real property”), (ii) rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is noncustomary in the area and for the type of property involved, and (iii) rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to that personal property exceeds 15% of the total rent at the related mortgaged property for the taxable year, will subject the REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. No determination has been made whether any portion of the income from the mortgaged property constitutes “rents from real property”. The pooling and servicing agreement provides that the special servicer will be permitted to cause the REMICs to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating, e.g., net leasing the mortgaged property. See “Material Federal Income Tax Consequences” in this free writing prospectus. In addition, if the trust were to acquire any mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the certificate administrator, the trustee, the related borrower or the mortgaged properties or on some other basis, may require nonresident holders of certificates to file returns in such jurisdiction or may attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates. We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the related borrower, the certificate administrator, the trustee, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates therefor.

Potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the certificates.

Ratings of the Certificates

The ratings assigned to the offered certificates by Fitch Ratings, Inc., Standard & Poor’s Ratings Services and Kroll Bond Rating Agency, Inc. are based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction. A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience. The ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings were issued. Future events could have an adverse impact on such ratings. The ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. The ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of the offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates are determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the trust. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis by the hired rating agencies and other nationally recognized statistical rating organizations, the assumptions by the rating agencies engaged by the depositor and other nationally recognized statistical rating organizations regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

We are not obligated to maintain any particular rating with respect to any class of the offered certificates, and the ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the sponsors, the certificate administrator, the trustee, the senior trust advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of the rating agencies engaged by the depositor to rate the offered certificates.  Although these changes would not necessarily be or result from an event of default on any underlying mortgage loan, any adverse change to the ratings of the offered certificates would likely have an adverse effect on the market value, liquidity and/or regulatory characteristics of those certificates. Changes affecting the mortgaged properties, the trustee, the certificate administrator, the master servicer, the special servicer or another person may have an adverse effect on the ratings of the offered certificates, and thus on the liquidity, market value and regulatory characteristics of the offered certificates, although such adverse changes would not necessarily be an event of default under any related mortgage loan. See “Ratings” in this free writing prospectus.

Further, a rating of any class of offered certificates below an investment grade rating by any of the rating agencies engaged by the depositor or another nationally recognized statistical rating organization, whether initially or as a result of a ratings downgrade, could adversely affect the ability of a benefit plan or other investor to purchase or retain that class. See “Certain ERISA Considerations” and “Legal Investment” in this free writing prospectus.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the rating agencies engaged by the depositor, the depositor has no obligation or ability to ensure that any rating agency performs ratings surveillance.  In addition, a rating agency may cease ratings surveillance if the information furnished to that rating agency is insufficient to allow it to perform surveillance.

The depositor has requested a rating on the offered certificates from Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Standard & Poor’s Ratings Services.  We cannot assure you as to whether another nationally recognized statistical rating organization will rate any class of the offered certificates or, if it were to rate any class of offered certificates, what rating would be assigned by it. Additionally, other nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of the offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by the rating agencies engaged by the depositor. The issuance of an unsolicited rating of a class of the offered certificates that is lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class. As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to six nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected three of them to rate the offered certificates, and did not select the other three nationally recognized statistical rating organizations due, in part, to their initial subordination levels for the various classes of the offered certificates. Had the depositor selected the other three nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that they would ultimately have assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor. In addition, neither the depositor nor any other person or entity will have any duty to notify you if any other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of the offered certificates after the date of this free writing prospectus. In no event will rating agency confirmations from any such other nationally recognized statistical rating organization (except insofar as the matter involves a mortgage loan with a split loan structure and such other rating organization is hired to rate securities backed by the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Certain actions provided for in the mortgage loan agreements require, as a condition to taking such action, that a rating agency confirmation be obtained from each of the rating agencies engaged by the depositor.  In certain circumstances, this condition may be deemed to have been met or waived without any such rating agency confirmation being obtained.  In the event such an action is taken without a rating agency confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings on the certificates as a result of the taking of such action.  If you invest in the certificates, the terms of the pooling and servicing agreement will be binding on you, and as a result, you should be aware of the procedures relating to no downgrade confirmations described under the definition of “Rating Agency Confirmation” in “Servicing of the Mortgage Loans—Rating Agency Confirmations” in this free writing prospectus.

Furthermore, the United States Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Ratings” in this free writing prospectus.

DESCRIPTION OF THE MORTGAGE POOL

General

The trust will consist primarily of a pool of 69 fixed rate commercial mortgage loans with an aggregate principal balance of approximately $1,409,571,770  as of the Cut-off Date (the “Initial Pool Balance”).

The mortgage loan (the “Centreville Square Mortgage Loan” or the “Componentized Mortgage Loan”) secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Centreville Square will be deemed to be divided into a pooled component having a cut-off date balance of $38,150,689 (the “Pooled Component”), and a non-pooled component having a cut-off date balance of $21,703,000  (the “Non-Pooled Component”) for purposes of determining distributions to the Certificates.  The Pooled Component will be pooled together with the other mortgage loans, and interest and principal allocated in respect of the Pooled Component will be available to make distributions in respect of each class of certificates other than the Class CSQ certificates (the “Pooled Certificates”).  Interest and principal allocated in respect of the Non-Pooled Component will not be available for distributions on the Pooled Certificates and will be payable only to the Class CSQ certificates.  See “Description of the Mortgage Pool—Componentized Mortgage Loan”.

On or about May 21, 2014 (the “Closing Date”), J.P. Morgan Chase Commercial Mortgage Securities Corp., as depositor, will acquire the mortgage loans from JPMorgan Chase Bank, National Association (“JPMCB”), Barclays Bank PLC (“Barclays”), KeyBank National Association (“KeyBank”) and Starwood Mortgage Funding II LLC (“SMF II”) pursuant to a separate mortgage loan purchase agreement with each mortgage loan seller (each, a “Purchase Agreement”).  We will then assign our interests in the mortgage loans, without recourse, to Wells Fargo Bank, National Association, as trustee for the benefit of the holders of the certificates (each, a “Certificateholder”).

The “Cut-off Date” with respect to each mortgage loan is the related due date in May 2014, or with respect to any mortgage loan that has its first due date in June 2014, the date that would have otherwise been the related due date in May 2014.  All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this free writing prospectus without further description are approximate percentages by Cut-off Date Balances and/or allocated loan amounts.

The “Cut-off Date Balance” of any mortgage loan, Pooled Component or Non-Pooled Component will be the unpaid principal balance of that mortgage loan, Pooled Component or Non-Pooled Component, respectively, as of the Cut-off Date for such mortgage loan, Pooled Component or Non-Pooled Component, after application of all payments due on or before that date, whether or not received.

The mortgage loans were originated in the period between December 19, 2013 and April 9, 2014, and were selected for this transaction from mortgage loans specifically originated for securitizations of this type by the mortgage loan sellers and their respective affiliates, or originated by others and acquired by the mortgage loan sellers specifically for a securitization of this type, in either case, taking into account, among other factors, rating agency criteria and anticipated feedback from investors in the most subordinate certificates, property type and geographic location.  Forty-four (44) mortgage loans, representing approximately 70.8% of the Initial Pool Balance, will not have made any scheduled debt service payments as of the related Cut-off Date.

As of the Cut-off Date, none of the mortgage loans will be 30 days or more delinquent and none of the mortgage loans have been 30 days or more delinquent since origination. A mortgage loan will be treated as 30 days delinquent if the scheduled payment for a due date is not received from the related borrower by the immediately following due date.

The mortgage loans are not insured or guaranteed by the sponsors, the mortgage loan sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure the related mortgage loan.

As used in this free writing prospectus, the term “mortgage loan” refers to the mortgage loans that are assets of the trust, which will be in the form of either a whole mortgage loan, or, in the case of The Outlets at Orange Whole Loan, the 470 Vanderbilt Avenue Whole Loan, the Arundel Mills & Marketplace Whole Loan, the 55 Broadway Whole Loan, the Gumberg Retail Portfolio Whole Loan and the Marriott Anaheim Whole Loan (each as described below), includes only the related mortgage loan but does not include any related companion loans.  See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for additional descriptions of these mortgage loans.  With respect to the Componentized Mortgage Loan, although the related Non-Pooled Component is an asset of the trust, unless otherwise indicated, for purposes of numerical and statistical information contained in this free writing prospectus, the Non-Pooled Component is not reflected in this free writing prospectus and the term “mortgage loans” in that context do not include the Non-Pooled Component.  However, as the Componentized Mortgage Loan is comprised of a single “whole” loan, any references to the servicing and administration of that mortgage loan include the Non-Pooled Component.

Lenders typically look to the “debt yield” and/or “debt service coverage ratio” or “DSCR”, each of which is based on the property’s net operating income, and the “Loan-to-Value Ratio” or “LTV” as important factors in evaluating the risk of default on that loan and the likelihood of recovery of the principal balance of the loan in the event of a default and liquidation. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans” in the prospectus for a description of debt service coverage ratios, net operating income, LTV Ratios and debt yield, the manner in which these terms are calculated and important considerations related to their use.

Mortgage Pool Characteristics

General

For a discussion of the presentation of statistical information on the mortgage loans (or group comprised of more than one cross-collateralized mortgage loan) and Mortgaged Properties described in this free writing prospectus and the related Annexes, see “—Additional Mortgage Loan Information”. Calculations of debt service coverage ratios, LTV Ratios and debt yields will differ, and may differ significantly, depending on the assumptions and inputs used. The information presented in this free writing prospectus reflects assumptions and inputs provided by the mortgage loan sellers in connection with the origination of the mortgage loans. For purposes of the mortgage loan (or group comprised of more than one cross-collateralized mortgage loan) and pool composition data and other information contained in this free writing prospectus (including the annexes and all numerical and statistical information presented in this free writing prospectus, including LTV Ratios, debt service coverage ratios and debt yields) with respect to each of the Whole Loans (each as described below), such information, unless otherwise indicated, is calculated including the principal balance and debt service payment of any related pari passu companion loans, but excluding any related subordinate companion loan and, with respect to the Centreville Square mortgage loan, including the principal balance and debt service payment allocable to the related Non-Pooled Component.  See “Risk Factors—Commercial Lending Is Dependent Upon Net Operating Income” and “—Limitations of Appraisals” in this free writing prospectus.

The tables set forth in this free writing prospectus present certain anticipated characteristics of the mortgage loans as of the Cut-off Date (unless otherwise indicated). The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures and percentages presented in these tables are calculated as described below under “—Additional Mortgage Loan Information” and, unless otherwise indicated, such figures and percentages are approximate and in each case, represent the indicated figure or percentage of the aggregate principal balance of the pool of mortgage loans (or group comprised of more than one cross-collateralized mortgage loan) as of the Cut-off Date. The principal balance of each mortgage loan as of the Cut-off Date assumes the timely receipt of principal scheduled to be paid on or before the Cut-off Date and no defaults, delinquencies or prepayments on, or modifications of, any mortgage loan on or prior to the Cut-off Date. Whenever percentages and other information in this free writing prospectus are presented on the Mortgaged Property level rather than the mortgage loan level, the information for mortgage loans secured by more than one Mortgaged Property (or comprised of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

General Mortgage Loan Characteristics
(As of the Cut-off Date unless otherwise indicated)
All Mortgage Loans
Initial Pool Balance(1)	$1,409,571,770
Number of mortgage loans	69
Number of Mortgaged Properties	100
Number of crossed loan pools	2
Crossed loan pools as a percentage	3.9%
Range of Cut-off Date Balances	$1,495,208 to $125,000,000
Average Cut-off Date Balance	$20,428,576
Range of Mortgage Rates	4.04000% to 6.57500%
Weighted average Mortgage Rate	4.69750%
Range of original terms to maturity(2)	59 months to 240 months
Weighted average original term to maturity(2)	99 months
Range of remaining terms to maturity(2)	56 months to 239 months
Weighted average remaining term to maturity(2)	98 months
Range of original amortization term(3)	120 months to 360 months
Weighted average original amortization term(3)	347 months
Range of remaining amortization terms(3)	119 months to 360 months
Weighted average remaining amortization term(3)	346 months
Range of Loan-to-Value Ratios(4)(5)(6)	36.3% to 78.2%
Weighted average Loan-to-Value Ratio(4)(5)(6)	64.4%
Range of Loan-to-Value Ratios as of the maturity date(2)(4)(5)(6)	1.0% to 78.2%
Weighted average Loan-to-Value Ratio as of the maturity date(2)(4)(5)(6)	57.6%
Range of UW NCF DSCR(4)(6)(7)(8)	1.28x to 3.36x
Weighted average UW NCF DSCR(4)(6)(7)(8)	1.79x
Percentage of Initial Pool Balance consisting of:
Interest Only	34.9%
Balloon	30.1%
Interest Only-Balloon	26.3%
Interest Only-Balloon-	3.1%
Fully Amortizing	2.7%
Interest Only-ARD	1.6%
Balloon-ARD	1.4%

(1)	Subject to a permitted variance of plus or minus 5%.

(2)
In the case of ten (10) mortgage loans with an Anticipated Repayment Date (identified as Loan Nos. 7, 8, 9, 10, 11, 12, 13,14, 21 and 40  on Annex A-1 to this free writing prospectus), representing approximately 6.1% of the Initial Pool Balance, calculated as of the related Anticipated Repayment Date.

(3)
Excludes thirteen (13) mortgage loans (identified as Loan Nos. 1, 3, 4, 5, 8, 13, 15, 25, 29, 40, 41, 42 and 45 on Annex A-1 to this free writing prospectus), representing approximately 36.4% of the Initial Pool Balance, that are interest-only for the entire term or until the related Anticipated Repayment Date, as applicable. In the case of one (1) mortgage loan (identified as Loan No.10 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the of the Initial Pool Balance, the related mortgage loan documents require principal and interest payments for the first sixty-one (61) payments, and then the loan is interest-only for the remainder of the term.

(4)
In the case of eight (8) mortgage loans (identified as Loan Nos. 7, 8, 9, 10, 11, 12, 13 and 14 on Annex A-1 to this free writing prospectus), representing approximately 3.2% of the Initial Pool Balance, the mortgage loans are cross-collateralized and cross-defaulted, and in the case of two (2) mortgage loans (identified as Loan Nos. 41 and 42 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the Initial Pool Balance, the mortgage loans are cross-collateralized and cross-defaulted, and in each case, the loan-to-value ratios and debt service coverage ratios are presented on an aggregate basis.

(5)
In the case of ten (10) mortgaged properties (identified as Loan Nos. 2.01, 6.02, 17, 18, 21, 23.05, 26, 27.03, 31 and 40 on Annex A-1 to this free writing prospectus), partially securing ten (10) mortgage loans representing approximately 16.1% of the Initial Pool Balance by allocated loan amount, the Loan-to-Value Ratios were based upon a basis other than the appraised “as-is” value described under “Description of the Mortgage Pool—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus.  For further information see Annex A-1 to this free writing prospectus. See “Risk Factors—Limitations of Appraisals” and “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” and “KeyBank National Association—Exceptions to KeyBank’s Disclosed Underwriting Guidelines” in this free writing prospectus. The remaining mortgage loans were calculated using “as-is” values as described under “—Additional Mortgage Loan Information” in this free writing prospectus.

(6)
For the Componentized Mortgage Loan, the calculation of the Loan-to-Value Ratio and UW NCF DSCR includes the principal balance and debt service payment of the related Non-Pooled Component.  For each mortgage loan related to a Whole Loan (each as described below), the calculation of the Loan-to-Value Ratios and UW NCF DSCRs include the principal balance and debt service payment of any related pari passu companion loan, and excludes the principal balance and debt service payment of a related subordinate companion loan.

(7)
For each partial interest-only loan, the UW NCF DSCR was calculated based on the first principal and interest payment to be made into the trust during the term of the mortgage loan once amortization has commenced.  For all interest-only loans, the UW NCF DSCR was calculated based on the sum of the first 12 interest payments following the cut-off date.  With respect to thirteen (13) Mortgaged Properties (identified as Loan Nos. 1, 3, 5, 6.02, 17, 18, 19, 24, 28, 40, 44, 47 and 51 on Annex A-1 to this free writing prospectus) partially securing thirteen (13) mortgage loans, representing 35.4% of the Initial Pool Balance, certain assumptions and/or adjustments were made to the occupancy, UW NCF and UW NCF DSCRs reflected in the table above.  For specific discussions on those particular assumptions and adjustments, see “—Net Cash Flow and Certain Underwriting Considerations”, “—Mortgaged Property Considerations—Tenant Issues—Occupancy and Tenant Concentrations” and “—Additional Mortgage Loan Information” in this free writing prospectus. See also Annex A-1 and Annex A-3 to this free writing prospectus.

(8)
In the case of three (3) mortgage loans (identified as Loan Nos. 10, 18 and 30 on Annex A-1 to this free writing prospectus), representing approximately 0.4%, 2.7% and 1.3%, respectively, of the aggregate principal balance Initial Pool Balance, the loans will amortize based on the principal payment schedules set forth on Annex H, Annex F and Annex G, respectively to this free writing prospectus. With respect to Loan No. 30, following the initial 36-month interest only period, the mortgage loan amortizes based on a non-standard amortization schedule attached to this free writing prospectus as Annex G, and the UW NCF DSCR for such mortgage loan was calculated based on the debt service for the last twelve principal and interest payments during the term of the mortgage loan (which was the year with the highest annual debt service during the term of the mortgage loan).

Fee & Leasehold Estates; Ground Leases

Each mortgage loan, including the Whole Loans, is evidenced by one or more promissory notes (each, a “Mortgage Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”). In all cases, the Mortgages create a first mortgage lien:

(1)        on a fee simple estate in one or more commercial properties;

(2)        on a leasehold estate in one or more commercial properties; and/or

(3)        on a combination of fee simple estates and leasehold estates in one or more commercial properties (each of the fee simple estates and/or leasehold estates described in clauses (1), (2) and/or this clause (3), a “Mortgaged Property”).

The table below shows the distribution of underlying interests encumbered by the mortgages related to the Mortgaged Properties:

Underlying Estate Distribution(1)

Underlying Estate	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Fee	97	$1,243,454,544	88.2%
Leasehold	1	100,000,000	7.1
Fee/Leasehold	2	66,117,226	4.7
Total:	100	$1,409,571,770	100.0%

(1)
Because this table presents information relating to Mortgaged Properties and not mortgage loans, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this free writing prospectus and “Risk Factors—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss”, “Certain Legal Aspects of Mortgage Loans—Foreclosure” and “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

As regards ground leases, also see representation No. 36 on Annex D-1 to this free writing prospectus and the exceptions to that representation on Annex D-2 to this free writing prospectus.  See “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus for an additional description of the ground leases related to Loan Nos. 3 and 6.01.

Mortgage Loan Concentrations

Top Ten Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans

The following table shows certain information regarding the ten largest mortgage loans or groups of cross-collateralized loans by Cut-off Date Balance:

Loan Name	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Loan per Unit(2)	UW NCF DSCR(2)		Cut-off Date LTV Ratio(2)(3)	Property Type
The Outlets at Orange	$125,000,000	8.9%	273	2.64	x	51.4%	Retail
NSP Multifamily Portfolio	120,000,000	8.5%	86,831	1.39	x	70.6%	Multifamily
470 Vanderbilt Avenue	100,000,000	7.1%	220	1.80	x	69.8%	Office
Arundel Mills & Marketplace	90,000,000	6.4%	233	2.84	x	52.7%	Retail
55 Broadway	70,000,000	5.0%	303	1.43	x	66.9%	Office
Gumberg Retail Portfolio	64,920,276	4.6%	106	1.49	x	69.2%	Retail
IPCC Retail Portfolio Loans(1)	45,364,242	3.2%	165	1.72	x	58.3%	Retail
Kleban Southeastern Portfolio Pool 1	44,100,000	3.1%	118	2.07	x	60.0%	Retail
Foothill Crossing	40,381,488	2.9%	129	1.35	x	74.6%	Retail
The Summit	40,000,000	2.8%	108	1.74	x	74.7%	Retail

Top 3 Total/Weighted Average	$345,000,000	24.5%		1.96	x	63.4%
Top 5 Total/Weighted Average	$505,000,000	35.8%		2.04	x	62.0%
Top 10 Total/Weighted Average	$739,766,005	52.5%		1.92	x	63.7%

(1)	Includes mortgage loans identified on Annex A-1 to this free writing prospectus as Loan Nos. 7, 8, 9, 10, 11, 12, 13 and 14.

(2)
In the case of each of the mortgage loans that is part of a Whole Loan, each of which has one or more pari passu companion loans that are not part of the trust, the Loan per Unit, UW NCF DSCR and Cut-off Date LTV Ratio for each such mortgage loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the mortgage loan included in the trust and the related pari passu companion loan(s) in the aggregate, but excludes the principal balance and debt service payment of a related subordinate companion loan.  In the case of the Componentized Mortgage Loan, the Loan per Unit, UW NCF DSCR and Cut-off Date LTV Ratio for such mortgage loan is calculated based on the principal balance, debt service payment and Underwritten Net Cash Flow for the Pooled Component and the Non-Pooled Component.

(3)
In the case of the NSP Multifamily Portfolio, the Gumberg Retail Portfolio and The Summit loans, the Cut-off Date LTV Ratio was based on hypothetical appraised values.  In the case of the NSP Multifamily Portfolio – Ventana Hills Apartments Mortgaged Property, the appraiser’s “hypothetical market value as-is” value of $76,350,000 effective February 21, 2014, which does not include the cost to restore 20 units at the Ventana Hills Apartments Mortgaged Property damaged by fire, was used.  The appraiser’s “market value as-is” value, which includes the cost to restore the 20 units, is $74,700,000.  At closing, the borrower escrowed $1,492,719 to cover the costs associated with the restoration of the 20 units.  In the case of the Gumberg Retail Portfolio – Northtowne Mall Mortgaged Property, the appraiser provided a “hypothetical as-is” value as of February 4, 2014, for the related Mortgaged Property, which assumed that all leasing costs, renovation costs, tenant improvement allowances and rent abatements are reserved.  The “hypothetical as-is” value of $20,000,000 results in a Cut-off Date LTV Ratio of 69.2%, and the “as-is” value of $17,000,000 results in a Cut-off Date LTV Ratio of 70.4%.  In the case of The Summit Mortgaged Property, the appraiser provided a “hypothetical market value as-is” value as of November 10, 2013, which assumed that all tenant improvement allowances for outstanding or first year leases have been paid. The “hypothetical market value as-is” appraised value of $53,550,000 results in a Cut-off Date LTV Ratio of 74.7%, and the “as-is” value of $51,750,000 results in a Cut-off Date LTV Ratio of 77.3%.  See ““Description of the Mortgage Pool—Assessments of Property Value and Condition” in this free writing prospectus for additional information.

For more information regarding the ten largest mortgage loans or groups of cross-collateralized loans and/or loan concentrations and related Mortgaged Properties, see the individual mortgage loan and portfolio descriptions under “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus. Other than with respect to the top ten mortgage loans identified in the table above, each of the other mortgage loans or groups of cross-collateralized loans represents no more than 2.7% of the Initial Pool Balance.

See “Risk Factors—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” in this free writing prospectus.

Cross-Collateralized Mortgage Loans; Multi-Property Mortgage Loans and Related Borrower Mortgage Loans

The pool of mortgage loans will include sixteen (16) mortgage loans (identified as Loan Nos. 2, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 23, 27, 35, 41 and 42 on Annex A-1 to this free writing prospectus), representing approximately 24.4% of the Initial Pool Balance, which are either part of cross-collateralized groups of mortgage loans or which are each secured by two or more properties (other than through cross-collateralization of that mortgage loan with other mortgage loans) as set forth in the table below. In some cases, however, the amount of the mortgage lien encumbering a particular property may be less than the full amount of indebtedness under the mortgage loan, generally to minimize recording tax. In such instances, the mortgage amount may equal a specified percentage (generally ranging from 100% to 150%, inclusive) of the appraised value or allocated loan amount for the particular Mortgaged Property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other Mortgaged Properties securing the same mortgage loan or group of cross-collateralized mortgage loans.  See “Risk Factors—The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment” in this free writing prospectus.

The table below shows each individual mortgage loan that is secured by two or more Mortgaged Properties and each group of cross-collateralized mortgage loans.

Cross-Collateralized/Multi-Property Mortgage Loans

Mortgage Loan/Property Portfolio Names	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
NSP Multifamily Portfolio	$120,000,000	8.5%
Gumberg Retail Portfolio	64,920,276	4.6
IPCC Shoppes at Page Pointe, IPCC Whole Foods, IPCC Academy Sports Frisco, IPCC Walgreens Westampton, IPCC Schnucks, IPCC Walgreens GA, IPCC CVS Chelmsford, IPCC Walgreens TX (1)	45,364,242	3.2
Kleban Southeastern Portfolio Pool 1	44,100,000	3.1
Four Leaf Properties MHC Portfolio	25,967,462	1.8
EIP 3	20,400,000	1.4
Pangea 7 Multifamily Portfolio	13,000,000	0.9
David Taylor Office, David Taylor Data Center (2)	10,000,000	0.7
Total	$343,751,979	24.4%

(1)
The IPCC Shoppes at Page Pointe, IPCC Whole Foods, IPCC Academy Sports Frisco, IPCC Walgreens Westampton, IPCC Schnucks, IPCC Walgreens GA, IPCC CVS Chelmsford and IPCC Walgreens TX mortgage loans are cross-collateralized and cross-defaulted loans and are presented in the table above on an aggregate basis.

(2)	The David Taylor Office and David Taylor Data Center mortgage loans are cross-collateralized and cross-defaulted loans and are presented in the table above on an aggregate basis.

In addition, in the case of one (1) mortgage loan (identified as Loan No. 54 on Annex A-1 to this free writing prospectus), representing approximately 0.5% of the Initial Pool Balance, the related Mortgaged Property consists of two (2) adjacent properties.

Five (5) groups of mortgage loans which in the aggregate are twelve (12) mortgage loans (identified as Loan Nos. 1, 4, 5, 17, 19, 22, 40, 57, 58, 62, 66 and 69 on Annex A-1 to this free writing prospectus), representing approximately 30.1% of the Initial Pool Balance, are not cross-collateralized but have borrower sponsors related to each other, but no group of mortgage loans having borrower sponsors that are related to each other represents more than approximately 17.9% of the Initial Pool Balance.  The following table shows each group of mortgage loans having borrowers that are related to each other.  See “Risk Factors—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” in this free writing prospectus in addition to Annex-A-1 to this free writing prospectus.

Related Borrower Loans (Other than Cross-Collateralized Groups)

Mortgage Loan	Aggregate Cut-off Date Principal Balance	Approx. % of Initial Pool Balance
Group 1:
The Outlets at Orange	$125,000,000	8.9%
Arundel Mills & Marketplace	90,000,000	6.4
Muncie Mall	36,948,490	2.6
Total for Group 1:	$251,948,490	17.9%
Group 2:
55 Broadway	$70,000,000	5.0%
450 H Street	10,200,000	0.7
Total for Group 2:	$80,200,000	5.7%
Group 3:
The Summit	$40,000,000	2.8%
Four Points Centre	29,000,000	2.1
Total for Group 3:	$69,000,000	4.9%
Group 4:
Brookhaven Apartments	$5,860,000	0.4%
Hampton Creek Apartments	5,400,000	0.4
Harpeth Trace Apartments	4,310,000	0.3
Total for Group 4:	$15,570,000	1.1%
Group 5:
Carriage Cove Apartments	$5,992,506	0.4%
Lock Up Self Storage	1,495,208	0.1
Total for Group 5:	$7,487,715	0.5%

Mortgage loans with related borrowers are identified under “Related Borrower” on Annex A-1 to this free writing prospectus. See “Risk Factors—Risks Relating to Mortgage Loan Concentrations and Borrower-Sponsor Concentrations” in this free writing prospectus in addition to Annex A-1 and the footnotes related thereto.

Tenancies-in-Common

Three (3) mortgage loans (identified as Loan Nos. 5, 15 and 40 on Annex A-1 to this free writing prospectus), representing 8.8% of the Initial Pool Balance, have one or more borrowers that own all or a portion of the related Mortgaged Property or Mortgaged Properties as tenants-in-common, and the respective tenants-in-common have agreed to a waiver of their rights of partition. See “Risk Factors—Tenancies-in-Common May Hinder Recovery” in this free writing prospectus.

Property Type Concentrations

The table below shows the property type concentrations of the Mortgaged Properties:

Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Retail	26	$585,965,667	41.6%
Office	17	371,527,089	26.4
Multifamily	32	201,680,938	14.3
Hotel	11	160,057,642	11.4
Industrial	5	47,715,000	3.4
Manufactured Housing	5	25,967,462	1.8
Self Storage	3	9,789,136	0.7
Mixed Use	1	6,868,835	0.5
Total:	100	$1,409,571,770	100.0%

(1)
Because this table presents information relating to Mortgaged Properties and not mortgage loans, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1 to this free writing prospectus.

With respect to the retail properties and mixed use properties with retail components set forth in the above chart, we note in particular the following:

●
Sixteen (16) of the Mortgaged Properties (identified as Loan Nos. 1, 4, 6, 7, 16, 17, 18, 19, 36, 44, 47, 51, 54 and 64 on Annex A-1 to this free writing prospectus), securing fourteen (14) mortgage loans representing approximately 35.2% of the Initial Pool Balance, are considered by the applicable sponsor to have an “anchor tenant” or “shadow anchor” tenant.

●
Nine (9) of the Mortgaged Properties (identified as Loan Nos. 1, 4, 6.03, 7, 16, 43, 47, 54 and 64 on Annex A-1 to this free writing prospectus), securing nine (9) mortgage loans representing approximately 21.4% of the Initial Pool Balance by allocated loan amount, have one or more restaurants among the five largest tenants (by net rentable area leased) at the Mortgaged Property.

●
Four (4) of the Mortgaged Properties, (identified as Loan Nos. 1, 4, 6.01 and 17 on Annex A-1 to this free writing prospectus), partially securing four (4) mortgage loans representing approximately 21.7% of the Initial Pool Balance by allocated loan amount, have a theater as one of the five largest tenants (by net rentable area leased). See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Tenant Bankruptcy Entails Risks” in this free writing prospectus.

●
One (1) of the Mortgaged Properties, securing one (1) mortgage loan (identified as Loan No. 4 on Annex A-1 to this free writing prospectus), representing approximately 6.4% of the Initial Pool Balance, has a casino, which is ground leased to one of the five largest tenants (by net rentable area leased). See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Tenant Bankruptcy Entails Risks” in this free writing prospectus.

●
Three (3) of the Mortgaged Properties (identified as Loan Nos. 6.03, 15.02 and 18 on Annex A-1 to this free writing prospectus), partially securing three (3) mortgage loans representing approximately 3.9% of the Initial Pool Balance by allocated loan amount, have a gas station on the related Mortgaged Property by allocated loan amount. See “Risk Factors—Environmental Risks Relating to the Mortgaged Properties” in this free writing prospectus.

●
Four (4) of the Mortgaged Properties (identified as Loan Nos. 1, 7, 29 and 44 on Annex A-1 to this free writing prospectus), securing four (4) mortgage loans representing approximately 11.6% of the Initial Pool Balance, have one or more fitness centers as part of its retail mix. See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.  In addition, one (1) Mortgaged Property (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 8.9% of the Initial Pool Balance, has a skateboard park as one of its largest five (5) tenants (by net rentable area leased).

●
In the case of one (1) mortgage loan (identified as Loan No. 51 on Annex A-1 to this free writing prospectus), representing approximately 0.6% of the Initial Pool Balance, has a tenant operating a medical office at the related mortgaged property.  Medical offices and facilities pose unique risks.  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

See “Risk Factors—Risks Associated with Retail Properties” in this free writing prospectus.

With respect to the office properties set forth in the above chart and mixed use properties that include office tenants, we note in particular the following:

●
In the case of three (3) mortgage loans (identified as Loan Nos. 33, 53 and 59 on Annex A-1 to this free writing prospectus), representing approximately 2.1% of the Initial Pool Balance, tenants operating medical or dental offices lease space at the related mortgaged property and, in the case of Loan No. 59, the largest tenant also operates a fitness center.  Medical offices and facilities and dental offices pose unique risks.  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

●
One (1) Mortgaged Property (identified as Loan No. 24 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 1.7% of the Initial Pool Balance, includes a parking garage that represents approximately 23.8% of underwritten effective gross income for the Mortgaged Property.  Parking garages pose unique risks.  See “Risk Factors—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” in this free writing prospectus.

●
With respect to one (1) Mortgaged Property (identified as Loan No. 24 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 1.7% of the Initial Pool Balance, the related borrower entered into a master lease for the entire mortgaged property with 1001 Webward Master Tenant, LLC, an affiliate of the borrower (the “Master Tenant” ). The Master Tenant collects all rents and pays all operating expenses of the related Mortgaged Property. The Master Tenant is also required to pay the borrower annual base rental payments of $2,900,000 (with 1/12 paid each month). The related Mortgaged Property contains an historic building that has been redeveloped and may in the future qualify for historic tax credits under Section 47 of the Code, and the master lease structure is intended to facilitate a pass-through of the historic tax credits. See “Risk Factors—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks”, “—Risks Related to Historic Tax Credits”, “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” and “—Mortgaged Property Considerations—Tenant Issues” in this free writing prospectus.

●
In the case of one (1) Mortgaged Property (identified as Loan No. 24 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 1.7% of the Initial Pool Balance, the second largest tenant, representing approximately 21.9% of the net rentable area at the Mortgaged Property, is a borrower affiliate.  See “Risk Factors—Certain Additional Risks Relating to Tenants” in this free writing prospectus.

See “Risk Factors—Office Properties Have Special Risks” and “Risk Factors—Mixed Use Facilities Have Special Risks” in this free writing prospectus.

With respect to the multifamily properties set forth in the above chart, we note in particular the following:

●
In the case of one (1) mortgage loan (identified as Loan No. 35 on Annex A-1 to this free writing prospectus), representing approximately 0.9% of the Initial Pool Balance, 27 units across the portfolio of mortgaged properties, representing approximately 9.0% of all units at the portfolio of mortgaged properties, rely on rent subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development. We cannot assure you that such program will be continued in its present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.

●
One (1) Mortgaged Property (identified as Loan No. 25 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 1.7% of the Initial Pool Balance, is predominately student housing.

See “Risk Factors—Multifamily Properties Have Special Risks” and “—Potential Conflicts of Interest” in this free writing prospectus.

With respect to the hotel properties set forth in the above chart, we note in particular the following:

●
Nine (9) Mortgaged Properties (identified as Loan Nos. 20, 21, 31, 38, 46, 48, 50, 56 and 61 on Annex A-1 to this free writing prospectus), securing nine (9) mortgage loans, representing approximately 9.5% of the Initial Pool Balance, are affiliated with a franchise, licensing or hotel management company through a franchise or management agreement.  In the case of one (1) of those Mortgaged Properties (identified as Loan No. 46 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 0.7% of the Initial Pool Balance, the related franchise agreement expires prior to the maturity date of the related mortgage loan.  In the case of two (2) mortgage loans (identified as Loan Nos. 34 and 39 on Annex A-1 to this free writing prospectus), representing approximately 1.9% of Initial Pool Balance, the related Mortgaged Properties are not affiliated with a franchisor under a franchise agreement. The lack of a nationally recognized franchise may impact occupancy and revenue as the related Mortgaged Properties do not have the benefit of a nationally linked reservation system or the marketing benefits which come from association with a nationally recognized franchisor.    See “Risk Factors—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in this free writing prospectus.

●
Five (5) Mortgaged Properties (identified as Loan Nos. 21, 31, 34, 39 and 46 on Annex A-1 to this free writing prospectus), securing five (5) mortgage loans representing approximately 6.0% of the Initial Pool Balance, are identified as hotel properties even though they are comprised of a mixture of hotel and restaurant facilities.

●
With respect to one (1) Mortgaged Property (identified as Loan No. 21 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 2.1% of the Initial Pool Balance, the entire related Mortgaged Property is operated by Marriott Hotel Services, Inc. pursuant to an operating lease. The related mortgage loan documents permit the borrower to terminate the operating lease for monetary defaults without the consent of the lender. Any such termination by the borrower will not trigger an event of default under the mortgage loan and will not result in any liability to the related borrower or borrower sponsor. Loss of the operating tenant at the Mortgaged Property may have a material adverse effect on the value of the Mortgaged Property.

●
With respect to one (1) Mortgaged Property (identified as Loan No. 39 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 0.8% of the Initial Pool Balance, the entire related Mortgaged Property is operated by one of the borrowers, Williston Airport International Inn, LLC, pursuant to an operating lease between such co-borrower and the other co-borrower/fee owner. Under the operating lease, Williston Airport International Inn, LLC collects all rents and pays operating expenses of the related Mortgaged Property.  Rental payments under the operating lease will equal all amounts payable to the lender pursuant to the mortgage loan.  Upon any default under the mortgage loan, the lender will have the right to terminate the operating lease or replace the operating lessee.  Loss of the operating lessee at the Mortgaged Property may have a material adverse effect on the value of the Mortgaged Property.

See “Risk Factors—Hotel Properties Have Special Risks” and “—Risks Relating to Affiliation with a Franchise or Hotel Management Company” in this free writing prospectus.

With respect to the industrial properties set forth in the above chart, we note in particular the following:

●
With respect to one (1) mortgage loan (identified as Loan No. 49 on Annex A-1 to this free writing prospectus), representing approximately 0.6% of the Initial Pool Balance, the Mortgaged Property is identified as an industrial property even though some portions of the Mortgaged Property are used as office facilities.

See “Risk Factors—Industrial Properties Have Special Risks” and “—Office Properties Have Special Risks” in this free writing prospectus.

Geographic Concentrations

The Mortgaged Properties are located in 25 states and Washington, D.C. The following table lists the states that have concentrations of Mortgaged Properties of 5% or more of the Initial Pool Balance:

Geographic Distribution(1)

Geographic Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
California	10	$302,848,118	21.5%
New York	2	170,000,000	12.1
Pennsylvania	5	144,650,889	10.3
Maryland	2	97,591,168	6.9
Indiana	5	84,820,618	6.0
Total:	24	$799,910,794	56.7%

(1)
Because this table presents information relating to Mortgaged Properties and not mortgage loans, the information for mortgage loans secured by more than one Mortgaged Property is based on allocated loan amounts as set forth in Annex A-1.

The remaining Mortgaged Properties are located throughout 20 other states and Washington, D.C., with no more than 4.6% of the Initial Pool Balance by allocated loan amount secured by Mortgaged Properties located in any such jurisdiction.

Repayments by borrowers and the market value of the related Mortgaged Properties could be affected by economic conditions generally or specific to geographic areas or the regions of the United States, particularly where Mortgaged Properties are concentrated in distinct geographic areas. In this regard, we note that the Mortgaged Properties included in the trust include the following:

●
Eleven (11) Mortgaged Properties (identified as Loan Nos. 4, 14, 15.01, 15.02, 33, 34, 38, 46, 49, 51 and 64 on Annex A-1 to this free writing prospectus), securing eleven (11) mortgage loans, representing approximately 14.9% of the Initial Pool Balance by allocated loan amount, are located in coastal areas in states or territories more susceptible to hurricanes.

●	Thirteen (13) Mortgaged Properties (identified as Loan Nos. 1, 16, 17, 20, 21, 26, 29, 30, 31, 53, 63, 65 and 67 on Annex A-1 to this free writing prospectus), securing thirteen (13) mortgage loans, representing approximately 26.2% of the Initial Pool Balance by allocated loan amount, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). Each of these Mortgaged Properties is located in California, Nevada or Utah.  Seismic reports were prepared with respect to these Mortgaged Properties, and based on those reports, no Mortgaged Property has a probable maximum loss in excess of 18%.

See “Risk Factors—Geographic Concentration Entails Risks” in this free writing prospectus.

Additional Debt

General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.  See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this free writing prospectus.

Loan Combinations.  The mortgage loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as “The Outlets at Orange”, “470 Vanderbilt Avenue”, “Arundel Mills & Marketplace”, “55 Broadway”, “Gumberg Retail Portfolio” and “Marriott Anaheim” are each evidenced by one of two or more pari passu mortgage notes (and, in the case of “Gumberg Retail Portfolio”, an additional subordinate mortgage note) secured by a single mortgage and a single assignment of leases and rents or by the same set of mortgages and assignments of leases and rents in the case of any Whole Loan secured by multiple Mortgaged Properties.

“The Outlets at Orange Mortgage Loan”, identified as Loan No. 1 on Annex A-1 to this free writing prospectus, representing approximately 8.9% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as “The Outlets at Orange Pari Passu Companion Loan”. Together, The Outlets at Orange Mortgage Loan and The Outlets at Orange Pari Passu Companion Loan are referred to in this free writing prospectus as “The Outlets at Orange Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

The “470 Vanderbilt Avenue Mortgage Loan”, identified as Loan No. 3 on Annex A-1 to this free writing prospectus, representing approximately 7.1% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as the “470 Vanderbilt Avenue Pari Passu Companion Loan”. Together, the 470 Vanderbilt Avenue Mortgage Loan and the 470 Vanderbilt Avenue Pari Passu Companion Loan, are referred to in this free writing prospectus as the “470 Vanderbilt Avenue Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

The “Arundel Mills & Marketplace Mortgage Loan”, identified as Loan No. 4 on Annex A-1 to this free writing prospectus, representing approximately 6.4% of the Initial Pool Balance, has four pari passu companion loans that are not included in the trust, and which are each referred to in this free writing prospectus as a “Arundel Mills & Marketplace Pari Passu Companion Loan”. Together, the Arundel Mills & Marketplace Mortgage Loan and the Arundel Mills & Marketplace Pari Passu Companion Loans, are referred to in this free writing prospectus as the “Arundel Mills & Marketplace Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

The “55 Broadway Mortgage Loan”, identified as Loan No. 5 on Annex A-1 to this free writing prospectus, representing approximately 5.0% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as the “55 Broadway Pari Passu Companion Loan”. Together, the 55 Broadway Mortgage Loan and the 55

Broadway Pari Passu Companion Loan, are referred to in this free writing prospectus as the “55 Broadway Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

The “Gumberg Retail Portfolio Mortgage Loan”, identified as Loan No. 6 on Annex A-1 to this free writing prospectus, representing approximately 4.6% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as the “Gumberg Retail Portfolio Pari Passu Companion Loan” and has a subordinate companion loan that is not included in the trust, and which is referred to in this free writing prospectus as the “Subordinate Companion Loan”. Together, the Gumberg Retail Portfolio Mortgage Loan, the Gumberg Retail Portfolio Pari Passu Companion Loan and the Subordinate Companion Loan are referred to in this free writing prospectus as the “Gumberg Retail Portfolio Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

The “Marriott Anaheim Mortgage Loan”, identified as Loan No. 21 on Annex A-1 to this free writing prospectus, representing approximately 2.1% of the Initial Pool Balance, has a pari passu companion loan that is not included in the trust, and which is referred to in this free writing prospectus as the “Marriott Anaheim Pari Passu Companion Loan”. Together, the Marriott Anaheim Mortgage Loan and the Marriott Anaheim Pari Passu Companion Loan, are referred to in this free writing prospectus as the “Marriott Anaheim Whole Loan”, and comprise the entire mortgage loan evidenced by those interests.

The Outlets at Orange Pari Passu Companion Loan, the 470 Vanderbilt Avenue Pari Passu Companion Loan, each Arundel Mills & Marketplace Pari Passu Companion Loan, the 55 Broadway Pari Passu Companion Loan, the Gumberg Retail Portfolio Pari Passu Companion Loan, the Subordinate Companion Loan and the Marriott Anaheim Pari Passu Companion Loan are sometimes referred to in this free writing prospectus, individually or collectively, as the context requires, as a “Companion Loan”.  In addition, The Outlets at Orange Whole Loan, the 470 Vanderbilt Avenue Whole Loan, the Arundel Mills & Marketplace Whole Loan, the 55 Broadway Whole Loan, the Gumberg Retail Portfolio Whole Loan and the Marriott Anaheim Whole Loan are sometimes referred to in this free writing prospectus, individually or collectively, as the context requires, as a “Whole Loan”.

The Outlets at Orange Whole Loan, the 470 Vanderbilt Avenue Whole Loan, the 55 Broadway Whole Loan and the Gumberg Retail Portfolio Whole Loan will be serviced by the master servicer and the special servicer pursuant to the Pooling and Servicing Agreement and the applicable intercreditor agreement. However, on and after the date that the 55 Broadway Pari Passu Companion Loan is included in a securitization trust (the “55 Broadway Pari Passu Companion Loan Securitization Date”), the 55 Broadway Whole Loan (including the 55 Broadway Mortgage Loan) will be serviced pursuant to, and by the master servicer and special servicer designated in, the pooling and servicing agreement (the “55 Broadway PSA”) entered into in connection with such other securitization and the related intercreditor agreement.  The Arundel Mills & Marketplace Whole Loan will be serviced pursuant to the pooling and servicing agreement (the “MSBAM 2014-C15 PSA”) entered into in connection with the issuance of the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15, Commercial Mortgage Pass-Through Certificates, Series 2014-C15 and the applicable intercreditor agreement by Wells Fargo Bank, National Association, the master servicer under the MSBAM 2014-C15 PSA (the “MSBAM 2014-C15 Master Servicer”) and Midland Loan Services, a Division of PNC Bank, National Association, a national banking association, the special servicer under the MSBAM 2014-C15 PSA (the “MSBAM 2014-C15 Special Servicer”).  The Marriott Anaheim Whole Loan will be serviced pursuant to the pooling and servicing agreement (the “2014-C18 PSA”) entered into in connection with the issuance of the JPMBB Commercial Mortgage Securities Trust 2014-C18, Commercial Mortgage Pass-Through Certificates, Series 2014-C18 and the applicable intercreditor agreement by Midland Loan Services, a Division of PNC Bank, National Association, the master servicer under the 2014-C18 PSA (the “2014-C18 Master Servicer”) and LNR Partners, LLC, the special servicer under the 2014-C18 PSA (the “2014-C18 Special Servicer”).

As used in this free writing prospectus, the following terms are used to refer to the different portions of each Whole Loan, and with respect to the 55 Broadway Whole Loan at different times (i.e., prior to and after the 55 Broadway Pari Passu Companion Loan Securitization Date):

“Non-Serviced Mortgage Loan” means each of the Arundel Mills & Marketplace Mortgage Loan and the Marriott Anaheim Mortgage Loan. However, on and after the 55 Broadway Pari Passu Companion Loan Securitization Date, the 55 Broadway Mortgage Loan will also be a Non-Serviced Mortgage Loan.

“Non-Serviced Pari Passu Companion Loan” means each Arundel Mills & Marketplace Pari Passu Companion Loan and the Marriott Anaheim Pari Passu Companion Loan. However, on and after the 55 Broadway Pari Passu Companion Loan Securitization Date, the 55 Broadway Pari Passu Companion Loan will also be a Non-Serviced Pari Passu Companion Loan.

“Non-Serviced Whole Loan”  means each of the Arundel Mills & Marketplace Whole Loan and the Marriott Anaheim Whole Loan. However, on and after the 55 Broadway Pari Passu Companion Loan Securitization Date, the 55 Broadway Whole Loan will also be a Non-Serviced Whole Loan.

“Other PSA”  means each of the 2014-C18 PSA, the MSBAM 2014-C15 PSA and the 55 Broadway PSA.

“Pari Passu Companion Loans”  means each of The Outlets at Orange Pari Passu Companion Loan, the 470 Vanderbilt Avenue Pari Passu Companion Loan, the Arundel Mills & Marketplace Pari Passu Companion Loans, the 55 Broadway Pari Passu Companion Loan, the Gumberg Retail Portfolio Pari Passu Companion Loan and the Marriott Anaheim Pari Passu Companion Loan.

“Serviced Companion Loan” means each of The Outlets at Orange Pari Passu Companion Loan, the 470 Vanderbilt Avenue Pari Passu Companion Loan, the Gumberg Retail Portfolio Pari Passu Companion Loan and the Subordinate Companion Loan.

“Serviced Mortgage Loan” means each of The Outlets at Orange Mortgage Loan, the 470 Vanderbilt Avenue Mortgage Loan, the 55 Broadway Mortgage Loan (prior to the 55 Broadway Pari Passu Companion Loan Securitization Date) and the Gumberg Retail Portfolio Mortgage Loan.

“Serviced Pari Passu Companion Loan” means each of The Outlets at Orange Pari Passu Companion Loan, the 470 Vanderbilt Avenue Pari Passu Companion Loan, the 55 Broadway Pari Passu Companion Loan (prior to the 55 Broadway Pari Passu Companion Loan Securitization Date) and the Gumberg Retail Portfolio Pari Passu Companion Loan.

“Serviced Pari Passu Whole Loan” means each of The Outlets at Orange Whole Loan, the 470 Vanderbilt Avenue Whole Loan, the 55 Broadway Pari Passu Whole Loan (prior to the 55 Broadway Pari Passu Companion Loan Securitization Date) and the Gumberg Retail Portfolio Whole Loan.

“Serviced Whole Loan” means each of The Outlets at Orange Whole Loan, the 470 Vanderbilt Avenue Whole Loan, the 55 Broadway Whole Loan (prior to the 55 Broadway Pari Passu Companion Loan Securitization Date) and the Gumberg Retail Portfolio Whole Loan.

Information regarding each Whole Loan and its related Companion Loan as of the Cut-off Date is as set forth in the following table:

Loan Combination Summary

Loan No.	Whole Loan	Mortgage Loan Cut-off Date Balance(1)	Approx. % of Initial Pool Balance	Pari Passu Companion Loan Cut-off Date Principal Balance	Subordinate Companion Loan Cut-off Date Principal Balance	Mortgage Loan UW NCF DSCR(2)		Whole Loan UW NCF DSCR(3)		Mortgage Loan Cut-off Date LTV Ratio(2)	Whole Loan Cut-off Date LTV Ratio(3)
1	The Outlets at Orange	$125,000,000	8.9%	$90,000,000	N/A	2.64	x	2.64	x	51.4%	51.4%
3	470 Vanderbilt Avenue	$100,000,000	7.1%	$42,000,000	N/A	1.80	x	1.80	x	69.8%	69.8%
4	Arundel Mills & Marketplace	$90,000,000	6.4%	$295,000,000	N/A	2.84	x	2.84	x	52.7%	52.7%
5	55 Broadway	$70,000,000	5.0%	$35,000,000	N/A	1.43	x	1.43	x	66.9%	66.9%
6	Gumberg Retail Portfolio	$64,920,276	4.6%	$56,930,088	$16,493,443	1.49	x	1.21	x	69.2%	78.5%
21	Marriott Anaheim	$30,000,000	2.1%	$80,000,000	N/A	1.30	x	1.30	x	64.7%	64.7%

(1)	Information is presented without regard to any related Pari Passu Companion Loan or any related Subordinate Companion Loan.

(2)
For each mortgage loan with a related Pari Passu Companion Loan, the calculation of the Mortgage Loan UW NCF DSCR and Mortgage Loan Cut-off Date LTV Ratio includes the principal balance and debt service payment of the related Pari Passu Companion Loan(s). For each mortgage loan with a related Subordinate Companion Loan, the calculation of the Mortgage Loan UW NCF DSCR and Mortgage Loan Cut-off Date LTV Ratio does not include the related Subordinate Companion Loan.

(3)	Information is calculated including the related Subordinate Companion Loan.

Componentized Mortgage Loan.  One (1) mortgage loan (identified as Loan No. 18 on Annex A-1 to this free writing prospectus), with the principal balance as of the cut-off date as set forth in the table below (the “Componentized Mortgage Loan”), is deemed to be divided into two (2) components, a pooled component (the “Pooled Component”) and a non-pooled component (the “Non-Pooled Component”).  The Non-Pooled Component is evidenced by the Class CSQ certificates.

Information regarding the Componentized Mortgage Loan and its respective components as of the Cut-off Date is as set forth in the following table:

Summary of Componentized Mortgage Loan

Loan No.	Componentized Mortgage Loan	Pooled Component Cut-Off Date Balance	% of Initial Pool Balance	Non-Pooled Component Cut-Off Date Balance	Total Mortgage Loan Cut-off Date Balance	Pooled Component UW NCF DSCR(1)	Total Mortgage Loan UW NCF DSCR	Pooled Component Cut-off Date LTV Ratio(1)	Mortgage Loan Cut-off Date LTV Ratio
18	Centreville Square	$38,150,689	2.7%	$21,703,000	$59,853,689	1.47x	1.47x	57.0%	57.0%

(1)	The calculation of the Pooled Component UW NCF DSCR and Pooled Component Cut-off Date LTV Ratio includes the principal balance and debt service payment of the related Non-Pooled Component.

Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the Mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. Certain mortgage loans described below permit the incurrence of mezzanine debt subject to satisfaction of certain conditions including a certain maximum combined loan-to-value ratio and/or a minimum combined debt service coverage ratio, and in some cases mezzanine debt is already in place. Also, certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower (or its direct or indirect owners) that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. To the extent that a direct or indirect equity owner in a mortgage borrower has previously incurred, or in the future incurs, mezzanine debt secured by its direct or indirect equity interests, the holders of such mezzanine loans may have (or, in the case of the existing mezzanine loans described below, do have) the right to cure certain defaults occurring on the related mortgage loan, consent rights over certain modifications, waivers and amendments of the related mortgage loan, and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with the purchase of a mortgage loan by a mezzanine lender is equal to the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest (other than default interest) on, and unpaid servicing expenses, liquidation fees in certain circumstances, protective advances and interest on Advances related to, such mortgage loan. However, with respect to permitted future mezzanine loans, that price may have different components. In addition, the holder of the mezzanine debt typically is able to foreclose upon the ownership interests in the related borrower subject to the terms of an intercreditor agreement, which typically require either confirmation from each Rating Agency that the transfer would not result in the downgrade, withdrawal or qualification of the then-current ratings assigned to any class of offered certificates, lender approval or that the holder of the ownership interests is the original mezzanine lender or an entity which at the time it acquires the mezzanine loan meets certain financial and other tests under the related intercreditor agreement.  See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this free writing prospectus.

Existing Mezzanine Debt. As of the Cut-off Date, the mortgage loan sellers have informed us that they are aware of the following mezzanine indebtedness with respect to mortgage loans the mortgage loan sellers are selling to the depositor.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Approx. % of Initial Pool Balance	Mezzanine Loan Cut-off Date Balance	Mortgage Loan UW NCF DSCR	Combined UW NCF DSCR(1)	Mortgage Loan Cut- off Date LTV Ratio	Combined Cut-off Date LTV Ratio(2)
2	NSP Multifamily Portfolio	$ 120,000,000	8.5%	$ 19,000,000	1.39x	1.07x	70.6%	81.7%
7-14,	IPCC Retail Portfolio Loans(3)	$ 45,364,242	3.2%	$ 8,900,000	1.72x	1.28x	58.3%	69.7%
30	FedEx Distribution - Roseville	$ 18,815,000	1.3%	$ 2,325,000	1.36x(4)	1.08x(4)	70.7%	79.5%

(1)	The Combined UW NCF DSCR reflects the Combined UW NCF DSCR for the aggregate of all mortgage debt (regardless of lien priority) and mezzanine debt related to the Mortgaged Property.

(2)
The Combined Cut-off Date LTV Ratio reflects the combined Cut-off Date LTV Ratio for the aggregate of all mortgage debt (regardless of lien priority) and mezzanine debt related to the Mortgaged Property.

(3)
These eight (8) mortgage loans (identified as Loan Nos. 7, 8, 9, 10, 11, 12, 13 and 14 on Annex A-1 to this free writing prospectus), representing approximately 3.2% of the Initial Pool Balance, are cross-collateralized and cross-defaulted and the loan-to-value ratios and debt service coverage ratios are presented on an aggregate basis.

(4)
The Mortgage Loan UW NCF DSCR and the Combined UW NCF DSCR are calculated by using the average of principal and interest payments over the last 12 months of the loan term, which was the highest of any 12 month period during the loan term. See the principal payment schedule set forth on Annex G to this free writing prospectus.

Certain risks relating to additional debt are described in “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Future Mezzanine Debt. With respect to the mortgage loans listed in the following chart, the mortgage loan sellers have informed us that the direct and indirect equity owners of the borrower are permitted to incur future mezzanine debt, subject to the satisfaction of conditions contained in the related loan documents, including, among other things, the combined maximum loan-to-value ratio and the combined minimum debt service coverage ratio, as listed in the following chart and determined in accordance with the related loan documents.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	Combined Maximum LTV Ratio	Combined Minimum DSCR
15	Kleban Southeastern Portfolio Pool 1	$44,100,000	65.0%	1.93x
16	Foothill Crossing (1)	$40,381,488	75.0%	1.30x
24	1001 Woodward	$24,470,779	75.0%	1.25x
35	Pangea 7 Multifamily Portfolio (2)	$13,000,000	70.0%	1.50x
49	Business Center at Park Ten	$8,500,000	70.0%	1.40x
60	GSA - Five Points (3)	$5,718,159	60.0%	1.30x

(1)	Future mezzanine debt is only permitted if the borrower exercises its option to terminate the Sears Grand lease.
(2)	The mortgage loan documents also require a combined debt yield of 9.5%.
(3)	The Maximum LTV Ratio is 70% if certain conditions under the related loan documents are met, including the renewal or replacement of the GSA—HUD lease.

The mortgage loans may also permit mezzanine debt in circumstances where, if the mezzanine lender were to take possession of the equity collateral, such transfer would not trigger any due-on-sale clause.

Generally, upon a default under a mezzanine loan, the holder of the mezzanine loan would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although this transfer of equity may not trigger the due-on-sale clause under the related mortgage loan, it could cause a change in control of the borrower and/or cause the obligor under the mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related Mortgaged Property and the related borrower’s ability to make payments on the related mortgage loan in a timely manner.

Certain risks relating to additional debt are described in “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Preferred Equity. So-called “preferred equity” structures, where a special limited partner or member receives a preferred return in exchange for an infusion of capital, can present risks that resemble additional debt, including dilution of the sponsor’s equity in the Mortgaged Property, stress on the cash flow in the form of a preferred return, and potential changes in the management of the Mortgaged Property.

When a mortgage loan borrower, or its constituent members, also has one or more other outstanding obligations, even if the obligations are structured as preferred equity obligations, the trust is subjected to additional risks. For example, the borrower may have difficulty meeting its preferred equity obligations. In addition, the existence of a preferred equity obligation generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related Mortgaged Property and may thus jeopardize the borrower’s ability to make any balloon payment due under the mortgage loan at maturity. Preferred equity obligations effectively reduce a non-preferred equity owner’s economic stake in the related Mortgaged Property. The existence of a preferred equity obligation will reduce cash flow on the related borrower’s Mortgaged Property after the payment of debt service and the preferred return and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a Mortgaged Property to suffer by not making capital infusions to support the Mortgaged Property.

With respect to one (1) mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 7.1% of the Initial Pool Balance, one investor in the joint venture that owns and controls the borrower has made a preferred equity investment in the original amount of $33,750,000.  The preferred equity holder is paid its preferred return out of available cash after payment of debt service, reserves, operating expenses and any other expenses incurred pursuant to an approved budget.  The current pay yield rate for the preferred equity is 8.0% per annum, with an increase to 10.25% per annum after the second anniversary of the date of origination of the mortgage loan.  The preferred holder is also entitled to a return of the lesser of 15% or the maximum amount permitted by law for any additional advance made by the preferred equity holder under the joint venture agreement.  The preferred equity holder has the right to replace the general partner of the joint venture and assume management and control over the borrower upon certain material events of default under the joint venture operating agreement, which include, without limitation, the bankruptcy or insolvency of the general partner, a default under the ground lease or mortgage loan documents, a payoff of the mortgage loan without a simultaneous payoff of the preferred equity, the occurrence of the maturity date of the loan or any other material default under the joint venture operating agreement.  There is no mandatory redemption date for the preferred equity.  The related loan documents designate the holder of the preferred equity as permitted transferees under the loan documents, subject to certain conditions contained in the loan documents.

Unsecured Debt. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

With respect to eight (8) other mortgage loans (identified as Loan Nos. 7, 8, 9, 10, 11, 12, 13 and 14 on Annex A-1 to this free writing prospectus), representing approximately 3.2% of Initial Pool Balance, the related borrowers are permitted to incur one or more unsecured loans up to a maximum amount of approximately 7.8% of the original principal balance of each such mortgage loan from the related sponsor and guarantor without the lender’s consent, under certain conditions specified in the related loan documents. The loan documents provide that the loans must be subordinate to the mortgage loans and that the proceeds from such loans will be used solely for various payments and expenditures related to  the mortgage loans, including debt service. Notwithstanding the foregoing, unsecured and subordinate  indebtedness presents many of the same risks set forth above with respect to other types of additional debt.

With respect to one (1) mortgage loan (identified as Loan No. 23 on Annex A-1 to this free writing prospectus), representing approximately 1.8% of the Initial Pool Balance, two of the borrowers are borrowers under unsecured subordinate notes payable to Four Leaf Ventures 2, LLC in the amount of $3,500,000 and to Kings Park, LLC in the amount of $3,000,000, respectively.  Each of the notes is held by an affiliate of the borrower and is subject to a standstill agreement that prohibits the subordinate noteholder from exercising any remedies while the mortgage loan is outstanding.

With respect to one (1) other mortgage loan (identified as Loan No. 24 on Annex A-1 to this free writing prospectus), representing approximately 1.7% of the Initial Pool Balance, the related borrower is permitted to incur one or more unsecured loans from Daniel Gilbert (or one of his affiliates), the principal of the related sponsor and guarantor, without the lender’s consent, under certain conditions specified in the related loan documents. The loan documents provide that the loan(s) must be subordinate to the mortgage loan and that amounts payable pursuant to such loan(s) may only be permitted to the extent that net cash flow is available after all payments required pursuant to the mortgage loan documents. Notwithstanding the foregoing, unsecured and subordinate  indebtedness presents many of the same risks set forth above with respect to other types of additional debt.

With respect to one (1) mortgage loan (identified as Loan No. 48 on Annex A-1 to this free writing prospectus), representing approximately 0.6% of the Initial Pool Balance, the sole member of the borrower has incurred unsecured indebtedness payable to Choice Hotels International, Inc. (“Choice Hotels” ) in the amount of approximately $4,340,113.  Choice Hotels and the lender have entered into a subordination and standstill agreement.  Pursuant to the unsecured note, to the extent the borrower pays to Choice Hotels the amount of approximately $785,913 plus any accrued but unpaid interest, such unsecured note will be considered paid in full.

Other Secured Indebtedness. With respect to one (1) mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 7.1% of the Initial Pool Balance, an affiliate of the borrower has incurred a loan made by Manufacturers and Traders Trust Company, as trustee for the registered certificate holders of the CGA Credit Lease-Backed Pass Through Trust Certificates, Series 2011-CTL-1, in the original principal amount of $45,605,271.  This additional debt was created to finance tenant improvements related to the largest lease at the Mortgaged Property with the City of New York Human Resources Administration, and the debt is secured by a dedicated rent stream under the related lease which is separate from the base rent due by the tenant.  The rent payments intended to service the tenant improvement loan are equal to the debt service payments required under the loan.  The lender for the tenant improvement loan does not have a security interest in the base rent due under the lease, and the affiliated borrower for the tenant improvement loan has been structured as a special purpose entity.   The mortgage lender and tenant improvement lender have entered into an intercreditor agreement, and the tenant improvement loan will be fully amortized by September 2018, which is prior to the mortgage loan maturity date.  Notwithstanding the foregoing, the existence of this tenant improvement loan presents similar risks to the risks set forth above with respect to other types of additional indebtedness.

See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this free writing prospectus.

The Whole Loans

The Outlets at Orange Whole Loan and the 470 Vanderbilt Avenue Whole Loan

General. Each of The Outlets at Orange Whole Loan and the 470 Vanderbilt Avenue Whole Loan (identified as Loan Nos. 1 and 3 on Annex A-1 to this free writing prospectus), representing approximately 8.9% and 7.1%, respectively of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Outlets at Orange Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $125,000,000.  The related The Outlets at Orange Pari Passu Companion Loan is evidenced by another promissory note with a Cut-off Date Balance of $90,000,000.  The 470 Vanderbilt Avenue Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $100,000,000.  The related 470 Vanderbilt Avenue Pari Passu Companion Loan is evidenced by another promissory note with a Cut-off Date Balance of $42,000,000.  None of the Pari Passu Companion Loans are included in the trust.  Each of the related Mortgage Loans and its Pari Passu Companion Loan are pari passu with each other in terms of priority. The related Mortgage Loan and Pari Passu Companion Loan are collectively referred to in this free writing prospectus as a Whole Loan.  It is anticipated that each of these Pari Passu Companion Loans will be included in future securitizations; however, we cannot assure you that this will ultimately occur.

The holders of each of the promissory notes comprising these Whole Loans (“The Outlets at Orange Noteholders” and the “470 Vanderbilt Avenue Noteholders”, respectively) have entered into a co-lender agreement (“The Outlets at Orange Intercreditor Agreement” and the “470 Vanderbilt Avenue Intercreditor Agreement”, respectively) that sets forth the respective rights of each of the holders of the related Mortgage Loan and the Pari Passu Companion Loan.  Pursuant to the terms of each of these intercreditor agreements, the related Whole Loans will be serviced and administered pursuant to the Pooling and Servicing Agreement by the master servicer and the special servicer, as the case may be, according to the Servicing Standard.  These intercreditor agreements provide that expenses, losses and shortfalls relating to each Whole Loan will be allocated on a pro rata basis to the related noteholders.

Servicing. These Whole Loans and any related REO Properties will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “Servicing of the Mortgage Loans” in this free writing prospectus, but subject to the terms of the related intercreditor agreements. In servicing these Whole

Loans, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the master servicer and the special servicer to take into account the interests, as a collective whole, of both the Certificateholders and the holder of each of the related Pari Passu Companion Loans.

Amounts payable to the trust as holder of the related Mortgage Loans pursuant to the intercreditor agreements will be included in the available distribution amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holders of each of the related Pari Passu Companion Loans will be distributed to such holders net of certain fees and expenses on the related Pari Passu Companion Loans as set forth in the related intercreditor agreement and will not be available for distributions on the Offered Certificates.

Application of Payments.  The intercreditor agreements set forth the respective rights of the holder of the Mortgage Loans and the holder of the related Pari Passu Companion Loans with respect to distributions of funds received in respect of the related Whole Loans, and provides, in general, that:

●
the applicable Mortgage Loan and the related Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security for the other;

●
all payments, proceeds and other recoveries on or in respect of the applicable Whole Loan or the related Mortgaged Property will be applied to the related Mortgage Loan and Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the master servicer, the special servicer, the senior trust advisor, the certificate administrator, the depositor and the trustee) in accordance with the terms of the applicable intercreditor agreement and the Pooling and Servicing Agreement; and

●
costs, fees, expenses, losses and shortfalls relating to the applicable Whole Loan will be allocated, on a pro rata and pari passu basis, to the related Mortgage Loan and Pari Passu Companion Loan in accordance with the terms of the applicable intercreditor agreement and the Pooling and Servicing Agreement.

Notwithstanding the foregoing, if a P&I Advance is made with respect to any of these Mortgage Loans pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the related Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans, but not out of payments or other collections on the related Pari Passu Companion Loan or any loans included in any future securitization trust related to the Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of a Servicing Advance) allocable to the applicable Pari Passu Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on that Pari Passu Companion Loan or from general collections with respect to the securitization of that Pari Passu Companion Loan.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control.  The controlling noteholder under each intercreditor agreement will be the trust as holder of the applicable Mortgage Loan; provided that, prior to the occurrence and continuance of a Control Event, the Controlling Class Certificateholder (or the Directing Certificateholder on its behalf) will be entitled to exercise the rights of the controlling noteholder with respect to the applicable Whole Loan.  The Directing Certificateholder will be entitled to exercise all of the rights of the trust in its capacity as the controlling noteholder under each intercreditor agreement, as set forth under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the applicable Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to that Whole Loan will require the special servicer to consult with the Directing Certificateholder as and to the extent described in this free writing prospectus under “Servicing of the Mortgage Loans—General”.  Pursuant to the terms of the Pooling and Servicing Agreement, the Directing Certificateholder and the Senior Trust Advisor will each have the same consent and/or consultation rights with respect to these Whole Loans as it does, and for so long as it does, with respect to the other mortgage loans included in the trust.

In addition, pursuant to the terms of the applicable intercreditor agreement, the holder of the related Pari Passu Companion Loan (or its representative which, at any time that Pari Passu Companion Loan is included in a securitization, may be the controlling class certificateholder for that securitization or any other party assigned the rights to exercise the rights of the holder of that Pari Passu Companion Loan, as and to the extent provided in the related pooling and servicing agreement) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer, as applicable, is required to provide to the Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the Directing Certificateholder under the Pooling and Servicing Agreement without regard to the occurrence of a Control Event or Consultation Termination Event) with respect to any major decisions to be taken with respect to such Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis to the extent the holder of the related Pari Passu Companion Loan (or its representative) requests consultation with respect to certain major decisions to be taken with respect to such Whole Loan or the implementation of any recommended action outlined in an asset status report relating to such Whole Loan.  The consultation right of the holder of the related Pari Passu Companion Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of such Pari Passu Companion Loan (or its representative) has responded within such period; provided that if the master servicer or special servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal.  Notwithstanding the consultation rights of the holder of a related Pari Passu Companion Loan (or its representative) described above, the master servicer or special servicer, as applicable, is permitted to make any material decision or take any action set forth in the asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the related Mortgage Loan and Pari Passu Companion Loan.  Neither the master servicer nor the special servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the applicable Pari Passu Companion Loan (or its representative, including, if such Pari Passu Companion Loan has been contributed to a securitization, the related controlling class representative).

Neither the master servicer nor the special servicer may follow any advice or consultation provided by the holder of any Pari Passu Companion Loan (or its representative) that would require or cause the master servicer or the special servicer, as applicable, to violate any applicable law, including the REMIC Provisions, be inconsistent with the Servicing Standard, require or cause the master servicer or the special servicer, as applicable, to violate provisions of the related intercreditor agreement, require or cause the master servicer or the special servicer, as applicable, to violate the terms of the related Whole Loan, or materially expand the scope of any of the master servicer’s or the special servicer’s, as applicable, responsibilities under the related intercreditor agreement or the Pooling and Servicing Agreement.

In addition to the consultation rights of the holder of the applicable Pari Passu Companion Loan (or its representative) described above, pursuant to the terms of the related intercreditor agreement, the holder of the applicable Pari Passu Companion Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the master servicer or special servicer, as applicable) annual meetings with the master servicer or special servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to that Whole Loan.

Sale of Defaulted Serviced Pari Passu Whole Loan.  Pursuant to the terms of the applicable intercreditor agreement, if any Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the special servicer determines to sell the related Mortgage Loan that has become a Specially Serviced Mortgage Loan in accordance with the Pooling and Servicing Agreement, then the special servicer will be required to sell the related Pari Passu Companion Loan together with such Mortgage Loan as one whole loan.  In connection with any such sale, the special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans.”

Notwithstanding the foregoing, the special servicer will not be permitted to sell any of these Serviced Mortgage Loans and related Pari Passu Companion Loans if such loan becomes a defaulted whole loan without the written consent of the holder of the related Pari Passu Companion Loan (provided that such consent is not required if the holder of the related Pari Passu Companion Loan is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of the related Pari Passu Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the applicable Whole Loan, and any documents in the servicing file reasonably requested by the holder of the related Pari Passu Companion Loan that are material to the price of such Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the holder of the related Pari Passu Companion Loan may waive any of the delivery or timing requirements described in this sentence.  Subject to the terms of the Pooling and Servicing Agreement, the holder of such Pari Passu Companion Loan (or its representative) will be permitted to bid at any sale of the related Whole Loan.

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” below in this free writing prospectus.

Special Servicer Appointment Rights. Pursuant to the terms of the applicable intercreditor agreement and the Pooling and Servicing Agreement, the controlling noteholder with respect to each of these Whole Loans (which will be the trust) will have the right, with or without cause, to replace the special servicer then acting with respect to the applicable Whole Loan and appoint a replacement special servicer without the consent of the holder of the related Pari Passu Companion Loan.  The Directing Certificateholder (prior to a Control Event), and the applicable certificateholders with the requisite percentage of Voting Rights (after a Control Event) will exercise the rights of the trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to each of these Whole Loans and appoint a replacement special servicer, as described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

The Arundel Mills & Marketplace Whole Loan

General.  The Arundel Mills & Marketplace Mortgage Loan (identified as Loan No. 4 on Annex A-1 to this free writing prospectus), representing approximately 6.4% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Arundel Mills & Marketplace Mortgage Loan is evidenced by two promissory notes with an aggregate Cut-off Date Balance of $90,000,000.  The Arundel Mills & Marketplace Pari Passu Companion Loans are evidenced by four promissory notes, two of which have individual Cut-off Date Balances of approximately $75,000,000 each, which are both included in the Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 (the “MSBAM 2014-C15 Trust”) and two of which have individual Cut-off Date Balances of approximately $72,500,000 each, which are held by Bank of America, N.A. and Barclays Bank PLC, respectively, each of which is expected to be deposited into one or more future securitizations.  Only the Arundel Mills & Marketplace Mortgage Loan is included in the trust.  The Arundel Mills & Marketplace Mortgage Loan and the Arundel Mills & Marketplace Pari Passu Companion Loans are pari passu with each other in terms of priority and are collectively referred to in this free writing prospectus as the Arundel Mills & Marketplace Whole Loan.

The holders (the “Arundel Mills & Marketplace Noteholders”) of each promissory note comprising the Arundel Mills & Marketplace Whole Loan have entered into a co-lender agreement (the “Arundel Mills & Marketplace Intercreditor Agreement”) that sets forth the respective rights of each Arundel Mills & Marketplace Noteholder. Pursuant to the terms of the Arundel Mills & Marketplace Intercreditor Agreement, the Arundel Mills & Marketplace Whole Loan will be serviced and administered pursuant to the terms of the MSBAM 2014-C15 PSA. The Arundel Mills & Marketplace Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Arundel Mills & Marketplace Whole Loan will be allocated on a pro rata basis to the Arundel Mills & Marketplace Noteholders.

The Morgan Stanley Bank of America Merrill Lynch Trust 2014-C15 will be the holder of two of the Arundel Mills & Marketplace Pari Passu Companion Loans, and so long as no control event has occurred under the MSBAM 2014-C15 PSA, the directing certificateholder under the MSBAM 2014-C15 PSA (the “MSBAM 2014-C15 Directing Certificateholder”) will have the right to consult with and advise the MSBAM 2014-C15 Master Servicer and the MSBAM 2014-C15 Special Servicer with respect to the Arundel Mills & Marketplace Whole Loan, but will be required to consult with the Directing Certificateholder of the Arundel Mills & Marketplace Mortgage Loan (so long as no Control Event has occurred under the Pooling and Servicing Agreement for this transaction) and the holders of the other Arundel Mills & Marketplace Pari Passu Companion Loans with respect to such advice, consent or action.  In the event that the parties exercising the rights of the holders of the Arundel Mills & Marketplace Pari Passu Companion Loans and the holder of the Arundel Mills & Marketplace Mortgage Loan under the Arundel Mills & Marketplace Intercreditor Agreement disagree, the decision of the party exercising the rights of the holder of the Arundel Mills & Marketplace Pari Passu Companion Loans contained in the MSBAM 2014-C15 Trust will be binding.

Servicing.  The Arundel Mills & Marketplace Whole Loan and any related REO Property will be serviced and administered by the MSBAM 2014-C15 Master Servicer and, if necessary, the MSBAM 2014-C15 Special Servicer, according to the terms of the MSBAM 2014-C15 PSA and the servicing standard thereunder, which requires the MSBAM 2014-C15 Master Servicer and the MSBAM 2014-C15 Special Servicer to take into account the interests, as a collective whole, of both the Certificateholders and the holder of the Arundel Mills & Marketplace Pari Passu Companion Loans.

Amounts payable to the trust as holder of the Arundel Mills & Marketplace Mortgage Loan, net of certain fees and expenses on the Arundel Mills & Marketplace Mortgage Loan, pursuant to the Arundel Mills & Marketplace Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the Arundel Mills & Marketplace Pari Passu Companion Loans will be distributed to such holder net of certain fees and expenses on the Arundel Mills & Marketplace Pari Passu Companion Loans as set forth in the Arundel Mills & Marketplace Intercreditor Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments.  The Arundel Mills & Marketplace Intercreditor Agreement sets forth the respective rights of the holder of the Arundel Mills & Marketplace Mortgage Loan and the holders of the Arundel Mills & Marketplace Pari Passu Companion Loans with respect to distributions of funds received in respect of the Arundel Mills & Marketplace Whole Loan, and provides, in general, that:

The Arundel Mills & Marketplace Mortgage Loan and each Arundel Mills & Marketplace Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Arundel Mills & Marketplace Whole Loan or the related Mortgaged Property will be applied to the Arundel Mills & Marketplace Mortgage Loan and the Arundel Mills & Marketplace Pari Passu Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the master servicer, the special servicer, the senior trust advisor, the certificate administrator and the trustee) in accordance with the terms of the Arundel Mills & Marketplace Intercreditor Agreement and the MSBAM 2014-C15 PSA; and

●
costs, fees, expenses, losses and shortfalls relating to the Arundel Mills & Marketplace Whole Loan will be allocated, on a pro rata and pari passu basis, to the Arundel Mills & Marketplace Mortgage Loan and the Arundel Mills & Marketplace Pari Passu Companion Loans in accordance with the terms of the Arundel Mills & Marketplace Intercreditor Agreement and the MSBAM 2014-C15 PSA.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Arundel Mills & Marketplace Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Arundel Mills & Marketplace Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans, but not out of payments or other collections on the Arundel Mills & Marketplace Pari Passu Companion Loans or any loans included in any securitization trust related to any Arundel Mills & Marketplace Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any servicing advance with respect to the Arundel Mills & Marketplace Whole Loan made pursuant to the MSBAM 2014-C15 PSA) allocable to the Arundel Mills & Marketplace Mortgage Loan in accordance with the MSBAM 2014-C15 PSA and the Arundel Mills & Marketplace Intercreditor Agreement may be paid or reimbursed out of payments and other collections on the mortgage pool.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control.  The controlling noteholder under the Arundel Mills & Marketplace Intercreditor Agreement will be the trust formed pursuant to the MSBAM 2014-C15 PSA (the “MSBAM 2014-C15 Trust”) as holder of two of the Arundel Mills & Marketplace Pari Passu Companion Loans under the MSBAM 2014-C15 PSA; provided that, prior to the occurrence and continuance of a control event under the MSBAM 2014-C15 PSA, the MSBAM 2014-C15 Directing Certificateholder will be entitled to exercise the rights of the controlling noteholder with respect to the Arundel Mills & Marketplace Whole Loan.  The MSBAM 2014-C15 Directing Certificateholder will be entitled to exercise rights substantially similar to the rights of the trust, in its capacity as the controlling noteholder under the Arundel Mills & Marketplace Intercreditor Agreement, as set forth under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the Arundel Mills & Marketplace Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Arundel Mills & Marketplace Whole Loan will require the MSBAM 2014-C15 Special Servicer to consult with the MSBAM 2014-C15 Directing Certificateholder in a manner substantially similar to that described herein under “Servicing of the Mortgage Loans—General”.  Pursuant to the terms of the MSBAM 2014-C15 PSA, the MSBAM 2014-C15 Directing Certificateholder will have the same consent and/or consultation rights with respect to the Arundel Mills & Marketplace Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in that trust.

In addition, pursuant to the terms of the Arundel Mills & Marketplace Intercreditor Agreement, the holder of the Arundel Mills & Marketplace Mortgage Loan (or its representative, which will be the Controlling Class Certificateholder or any other party assigned the rights to exercise the rights of the holder of the Arundel Mills & Marketplace Mortgage Loan, as and to the extent provided in the Pooling and Servicing Agreement) will (i) have the right to receive copies of all notices, information and reports that the MSBAM 2014-C15 Master Servicer or MSBAM 2014-C15 Special Servicer, as applicable, is required to provide to the MSBAM 2014-C15 Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the MSBAM 2014-C15 Directing Certificateholder under the MSBAM 2014-C15 PSA without regard to the occurrence of any control event or consultation termination event under the MSBAM 2014-C15 PSA) with respect to any major decisions to be taken with respect to the Arundel Mills & Marketplace Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Arundel Mills & Marketplace Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis (to the extent the holder of the Arundel Mills & Marketplace Mortgage Loan (or its representative) requests consultation) with respect to certain major decisions to be taken with respect to the Arundel Mills & Marketplace Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Arundel Mills & Marketplace Whole Loan.  The consultation right of the holder of the Arundel Mills & Marketplace Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the Arundel Mills & Marketplace Mortgage Loan (or its representative) has responded within such period; provided, that if the MSBAM 2014-C15 Master Servicer or MSBAM 2014-C15 Special Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal.  Notwithstanding the consultation rights of the holder of the Arundel Mills & Marketplace Mortgage Loan (or its representative) described above, the MSBAM 2014-C15 Master Servicer or MSBAM 2014-C15 Special Servicer, as applicable, is permitted to make any major decision or take any action set forth in the asset status report before the expiration of the aforementioned 10-business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Arundel Mills & Marketplace Mortgage Loan and the Arundel Mills & Marketplace Pari Passu Companion Loans.  Neither the MSBAM 2014-C15 Master Servicer nor the MSBAM 2014-C15 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Arundel Mills & Marketplace Mortgage Loan (or its representative, including, the directing certificateholder).  The senior trust advisor will have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to the Arundel Mills & Marketplace Whole Loan or any related REO Property.  However, Situs Holdings, LLC is the senior trust advisor under the MSBAM 2014-C15 PSA and, in such capacity, will have certain obligations and consultation rights with respect to the Arundel Mills & Marketplace Whole Loan that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement for this transaction.

Neither the MSBAM 2014-C15 Master Servicer nor the MSBAM 2014-C15 Special Servicer will be permitted to follow any advice or consultation provided by the holder of the Arundel Mills & Marketplace Mortgage Loan (or its representative) that would require or cause the MSBAM 2014-C15 Master Servicer or the MSBAM 2014-C15 Special Servicer, as applicable, to violate any applicable law, including the applicable provisions of the Code, as well as the related regulations and announcements promulgated by the U.S. Department of the Treasury (collectively, the “REMIC Provisions”), be inconsistent with the servicing standard under the MSBAM 2014-C15 PSA, require or cause the MSBAM 2014-C15 Master Servicer or the MSBAM 2014-C15 Special Servicer, as applicable, to violate provisions of the Arundel Mills & Marketplace Intercreditor Agreement or the MSBAM 2014-C15 PSA, require or cause the MSBAM 2014-C15 Master Servicer or the MSBAM 2014-C15 Special Servicer, as applicable, to violate the terms of the Arundel Mills & Marketplace Whole Loan, or materially expand the scope of any of the MSBAM 2014-C15 Master Servicer’s or the MSBAM 2014-C15 Special Servicer’s, as applicable, responsibilities under the Arundel Mills & Marketplace Intercreditor Agreement.

In addition to the consultation rights of the holder of the Arundel Mills & Marketplace Mortgage Loan (or its representative) described above, pursuant to the terms of the Arundel Mills & Marketplace Intercreditor Agreement, the holder of the Arundel Mills & Marketplace Mortgage Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the MSBAM 2014-C15 Master Servicer or MSBAM 2014-C15 Special Servicer, as applicable) annual meetings with the MSBAM 2014-C15 Master Servicer or MSBAM 2014-C15 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the MSBAM 2014-C15 Master Servicer or MSBAM 2014-C15 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Arundel Mills & Marketplace Whole Loan.

Sale of Defaulted Arundel Mills & Marketplace Whole Loan.  Pursuant to the terms of the Arundel Mills & Marketplace Intercreditor Agreement, if the Arundel Mills & Marketplace Whole Loan becomes a defaulted whole loan, and if the MSBAM 2014-C15 Special Servicer determines to sell the Arundel Mills & Marketplace Pari Passu Companion Loans in accordance with the MSBAM 2014-C15 PSA, then the MSBAM 2014-C15 Special Servicer will be required to sell the Arundel Mills & Marketplace Mortgage Loan together with all of the Arundel Mills &

Marketplace Pari Passu Companion Loans as one whole loan.  In connection with any such sale, the MSBAM 2014-C15 Special Servicer will be required to follow procedures contained in the MSBAM 2014-C15 PSA, which are substantially similar to those set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans”.

Notwithstanding the foregoing, the MSBAM 2014-C15 Special Servicer will not be permitted to sell the Arundel Mills & Marketplace Whole Loan if it becomes a defaulted whole loan without the written consent of the holder of the Arundel Mills & Marketplace Mortgage Loan (provided that such consent is not required if the holder of the Arundel Mills & Marketplace Mortgage Loan is the borrower or an affiliate of the borrower) unless the MSBAM 2014-C15 Special Servicer has delivered to the holder of the Arundel Mills & Marketplace Mortgage Loan:  (a) at least 15 business days prior written notice of any decision to attempt to sell the Arundel Mills & Marketplace Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the MSBAM 2014-C15 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Arundel Mills & Marketplace Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Arundel Mills & Marketplace Mortgage Loan that are material to the price of the Arundel Mills & Marketplace Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the MSBAM 2014-C15 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the MSBAM 2014-C15 Master Servicer or the MSBAM 2014-C15 Special Servicer in connection with the proposed sale; provided that the holder of the Arundel Mills & Marketplace Mortgage Loan may waive any of the delivery or timing requirements set forth in this sentence.  Subject to the terms of the MSBAM 2014-C15 PSA, the holder of the Arundel Mills & Marketplace Mortgage Loan (or its representative) will be permitted to bid at any sale of the Arundel Mills & Marketplace Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” below in this free writing prospectus.

Special Servicer Appointment Rights.  Pursuant to the Arundel Mills & Marketplace Intercreditor Agreement, the controlling noteholder (or its representative) with respect to the Arundel Mills & Marketplace Whole Loan (which will be the MSBAM 2014-C15 Trust) will have the right, with or without cause, to replace the special servicer then acting with respect to the Arundel Mills & Marketplace Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of the Arundel Mills & Marketplace Mortgage Loan.  The MSBAM 2014-C15 Directing Certificateholder (prior to a control event), and the applicable certificateholders under the MSBAM 2014-C15 PSA with the requisite percentage of voting rights (after a control event under the MSBAM 2014-C15 PSA) will exercise the rights of the MSBAM 2014-C15 Trust as controlling noteholder, and will have the right, with or without cause, to replace the special servicer then acting with respect to the Arundel Mills & Marketplace Whole Loan and appoint a replacement special servicer in lieu thereof, in a manner substantially similar to that described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

The 55 Broadway Whole Loan

General. The 55 Broadway Mortgage Loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing approximately 5.0% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The 55 Broadway Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $70,000,000.  The related 55 Broadway Pari Passu Companion Loan is evidenced by another promissory note with a Cut-off Date Balance of $35,000,000 that is not included in the trust.  Only the 55 Broadway

Mortgage Loan is included in the trust.  The 55 Broadway Mortgage Loan and the 55 Broadway Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this free writing prospectus as the 55 Broadway Whole Loan.  It is anticipated that the 55 Broadway Pari Passu Companion Loan will be included in a future securitization; however, we cannot assure you that this will ultimately occur.

The holders (the “55 Broadway Noteholders”) of each promissory note comprising the 55 Broadway Whole Loan have entered into a co-lender agreement (the “55 Broadway Intercreditor Agreement”) that sets forth the respective rights of each 55 Broadway Noteholder.  Pursuant to the terms of the 55 Broadway Intercreditor Agreement, the 55 Broadway Whole Loan will be initially serviced and administered pursuant to the terms of the Pooling and Servicing Agreement by the master servicer and the special servicer, as the case may be, according to the Servicing Standard until the date (the “55 Broadway Pari Passu Companion Loan Securitization Date”) on which the 55 Broadway Pari Passu Companion Loan is securitized, after which the 55 Broadway Whole Loan will be serviced and administered pursuant to the 55 Broadway PSA entered into in connection with such other securitization and the 55 Broadway Intercreditor Agreement.  The 55 Broadway Intercreditor Agreement provides that expenses, losses and shortfalls relating to the 55 Broadway Whole Loan will be allocated on a pro rata basis to the 55 Broadway Noteholders.

Servicing. Prior to the 55 Broadway Pari Passu Companion Loan Securitization Date, the 55 Broadway Whole Loan (including the 55 Broadway Mortgage Loan) and any related REO Property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “Servicing of the Mortgage Loans” in this free writing prospectus, but subject to the terms of the related 55 Broadway Intercreditor Agreement. In servicing the 55 Broadway Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the master servicer and the special servicer to take into account the interests, as a collective whole, of each of the Certificateholders and the holder of the 55 Broadway Pari Passu Companion Loan.

On and after the 55 Broadway Pari Passu Companion Loan Securitization Date, the 55 Broadway Whole Loan (including the 55 Broadway Mortgage Loan) and any related REO Property will be serviced and administered by the applicable master servicer and, if necessary, the applicable special servicer, pursuant to the 55 Broadway PSA (and in accordance with the servicing standard thereunder) and the 55 Broadway Intercreditor Agreement, in the manner described under “Servicing of the Mortgage Loans—Servicing of the 55 Broadway Mortgage Loan” in this free writing prospectus, but subject to the terms of the 55 Broadway Intercreditor Agreement.

If any of the 55 Broadway Mortgage Loan or the 55 Broadway Pari Passu Companion Loan becomes specially serviced prior to the securitization of the 55 Broadway Pari Passu Companion Loan, the special servicer for this securitization will be required to service and administer the 55 Broadway Whole Loan and any related REO Property in the same manner as any other Specially Serviced Mortgage Loan or REO Property in this transaction and will be entitled to all rights and compensation earned with respect to such Whole Loan as set forth under the Pooling and Servicing Agreement.  Prior to such securitization, no other special servicer will be entitled to any such compensation or have such rights and obligations.  After such securitization, the 55 Broadway Whole Loan will no longer be serviced pursuant to the Pooling and Servicing Agreement but will be serviced by the related master servicer and special servicer pursuant to the 55 Broadway PSA.  If the 55 Broadway Whole Loan is being specially serviced when the 55 Broadway Pari Passu Companion Loan is securitized, the special servicer will be entitled to compensation for the period during which it acted as special servicer with respect to such Whole Loan, as well as all surviving indemnity and other rights in respect of such special servicing role in accordance with the terms of the Pooling and Servicing Agreement and will not be available for distributions on the Offered Certificates.

Amounts payable to the trust as holder of the 55 Broadway Mortgage Loan pursuant to the related 55 Broadway Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the 55 Broadway Pari Passu Companion Loan will be distributed to such holder net of certain fees and expenses on the 55 Broadway Pari Passu Companion Loan as set forth in the 55 Broadway Intercreditor Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The 55 Broadway Intercreditor Agreement sets forth the respective rights of the holder of the 55 Broadway Mortgage Loan and the holder of the 55 Broadway Pari Passu Companion Loan with respect to distributions of funds received in respect of the 55 Broadway Whole Loan, and provides, in general, that:

●
the 55 Broadway Mortgage Loan and the 55 Broadway Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the 55 Broadway Whole Loan or the related Mortgaged Property will be applied to the 55 Broadway Mortgage Loan and the 55 Broadway Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the master servicer, the special servicer, the senior trust advisor, the certificate administrator and the trustee) in accordance with the terms of the 55 Broadway Intercreditor Agreement and the Pooling and Servicing Agreement (or, after the 55 Broadway Pari Passu Companion Loan Securitization Date, the 55 Broadway PSA); and

●
costs, fees, expenses, losses and shortfalls relating to the 55 Broadway Whole Loan will be allocated, on a pro rata and pari passu basis, to the 55 Broadway Mortgage Loan and the 55 Broadway Pari Passu Companion Loan in accordance with the terms of the 55 Broadway Intercreditor Agreement and the Pooling and Servicing Agreement (or, after the 55 Broadway Pari Passu Companion Loan Securitization Date, the 55 Broadway PSA).

Notwithstanding the foregoing, if a P&I Advance is made with respect to the 55 Broadway Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the 55 Broadway Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans, but not out of payments or other collections on the 55 Broadway Pari Passu Companion Loan or any loans included in any future securitization trust related to the 55 Broadway Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any related Servicing Advances or, after the 55 Broadway Pari Passu Companion Loan Securitization Date, any servicing advance with respect to the 55 Broadway Whole Loan made pursuant to the 55 Broadway PSA) allocable to the 55 Broadway Mortgage Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to, in the case of a Servicing Advance made prior to the 55 Broadway Pari Passu Companion Loan Securitization Date, to the trust’s right to reimbursement from future payments and other collections on the 55 Broadway Pari Passu Companion Loan.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control. The controlling noteholder under the 55 Broadway Intercreditor Agreement will initially be the Directing Certificateholder, and from and after the 55 Broadway Pari Passu Companion Loan Securitization Date, will be the controlling class representative or such other party specified in the 55 Broadway PSA (such party, the “55 Broadway Directing Holder”).  In its capacity as the controlling noteholder under the 55 Broadway Intercreditor Agreement, the 55 Broadway Directing Holder will be entitled to exercise rights similar to those of the Directing Certificateholder as set forth under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the 55 Broadway Whole Loan.

In addition, pursuant to the terms of the 55 Broadway Intercreditor Agreement, after the 55 Broadway Pari Passu Companion Loan Securitization Date, the Trust as holder of the 55 Broadway Mortgage Loan (or prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will (i) have the right to receive copies of all notices, information and reports that the master servicer or special servicer under the 55 Broadway PSA is required to provide to the 55 Broadway Directing Holder (within the same time frame such notices, information and reports are or would have been required to be provided to the 55 Broadway Directing Holder under the 55 Broadway PSA without regard to the occurrence of any control event or consultation termination event) with respect to any major decisions to be taken with respect to the 55 Broadway Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the 55 Broadway Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis with respect to certain major decisions to be taken with respect to the 55 Broadway Whole Loan or the implementation of any recommended action outlined in an Asset Status Report relating to the 55 Broadway Whole Loan.  The consultation right of the holder of the 55 Broadway Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the 55 Broadway Mortgage Loan (or its representative) has responded within such period; provided, that if the master servicer or special servicer, as applicable, under the 55 Broadway PSA proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal.  Prior to the 55 Broadway Pari Passu Companion Loan Securitization Date, the holder of the 55 Broadway Pari Passu Companion Loan (or its representative) will be entitled to the same information and consultation rights set forth above.  Notwithstanding the consultation rights of the holder of the 55 Broadway Mortgage Loan (or its representative) described above, the master servicer or special servicer, as applicable, under the 55 Broadway PSA, is permitted to take any material action or any action set forth in the Asset Status Report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the 55 Broadway Mortgage Loan and the 55 Broadway Pari Passu Companion Loan.  Prior to the 55 Broadway Pari Passu Companion Loan Securitization Date, the master servicer and special servicer will be entitled to take such action after making such a determination as set forth in the preceding sentence.  Neither the master servicer or special servicer, as applicable, under the 55 Broadway PSA will be obligated at any time to follow or take any alternative actions recommended by the holder of the 55 Broadway Mortgage Loan (or its representative, including the Directing Certificateholder) and neither the master servicer nor the special servicer for this transaction will be obligated at any time to follow or take any alternative actions recommended by the holder of the 55 Broadway Pari Passu Companion Loan (or its representative, including the directing certificateholder under the 55 Broadway PSA).

In addition to the consultation rights of the holder of the 55 Broadway Pari Passu Companion Loan (or its representative) described above, pursuant to the terms of the 55 Broadway Intercreditor Agreement, the holder of the 55 Broadway Pari Passu Companion Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the master servicer or special servicer, as applicable) annual meetings with the master servicer or special servicer, as applicable, under the 55 Broadway PSA, upon reasonable notice and at times reasonably acceptable to the master servicer or special servicer, as applicable, for the purpose of discussing servicing issues related to the 55 Broadway Whole Loan.

Sale of Defaulted 55 Broadway Whole Loan. Pursuant to the terms of the 55 Broadway Intercreditor Agreement, if the 55 Broadway Whole Loan becomes a defaulted whole loan, and if the special servicer determines to sell the 55 Broadway Mortgage Loan (or, after the 55 Broadway Pari Passu Companion Loan Securitization Date, the special servicer under the 55 Broadway PSA determines to sell the 55 Broadway Pari Passu Companion Loan), then the applicable special servicer will be required to sell the 55 Broadway Pari Passu Companion Loan together with the 55 Broadway Mortgage Loan as one whole loan.  In connection with any such sale, the applicable special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans”.

Notwithstanding the foregoing, on and after the 55 Broadway Pari Passu Companion Loan Securitization Date, the special servicer under the 55 Broadway PSA will not be permitted to sell the 55 Broadway Whole Loan if it becomes a defaulted whole loan without the written consent of the holder of the 55 Broadway Mortgage Loan (provided that such consent is not required if the holder of the 55

Broadway Mortgage Loan is the borrower or an affiliate of the borrower), unless the special servicer under the 55 Broadway PSA has delivered to the holder of the 55 Broadway Mortgage Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the 55 Broadway Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer under the 55 Broadway PSA in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the 55 Broadway Whole Loan, and any documents in the servicing file reasonably requested by the holder of the 55 Broadway Mortgage Loan (or its representative) that are material to the sale price of the 55 Broadway Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer under the 55 Broadway PSA in connection with the proposed sale.  The borrower or an agent or affiliate of the borrower is not permitted to bid at any sale of the 55 Broadway Whole Loan.

Prior to the 55 Broadway Pari Passu Companion Loan Securitization Date, in the event of the sale by the special servicer of the 55 Broadway Mortgage Loan, the special servicer will be required to provide the same information to, and consult with, the holder of the 55 Broadway Pari Passu Companion Loan as described above.  See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” below in this free writing prospectus.

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” below in this free writing prospectus.

Special Servicer Appointment Rights.  On and after the 55 Broadway Pari Passu Companion Loan Securitization Date, pursuant to the 55 Broadway Intercreditor Agreement, the controlling noteholder with respect to the 55 Broadway Whole Loan (which, unless a control event or consultation termination event exists under the 55 Broadway PSA, will be the directing certificateholder under the 55 Broadway PSA) will have the right, with or without cause, to replace the special servicer then acting with respect to the 55 Broadway Whole Loan and appoint a replacement special servicer in lieu thereof without the consent of the holder of the 55 Broadway Mortgage Loan.  The directing certificateholder under the 55 Broadway PSA (prior to a control event under the 55 Broadway PSA), and the applicable certificateholders with the requisite percentage of voting rights (after a control event) will have the right, with or without cause, to replace the special servicer then acting with respect to the 55 Broadway Whole Loan and appoint a replacement special servicer in lieu thereof, pursuant to terms substantially similar to those as described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

The Gumberg Retail Portfolio Whole Loan

General. The Gumberg Retail Portfolio Mortgage Loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus), representing approximately 4.6% of the Initial Pool Balance, is part of a split loan structure comprised of three mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Gumberg Retail Portfolio Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $64,920,276.  The Gumberg Retail Portfolio Pari Passu Companion Loan is evidenced by another promissory note with a Cut-off Date Balance of $56,930,088 and is not included in the trust.  The Subordinate Companion Loan is evidenced by another promissory note with a Cut-off Date Balance of $16,493,443 and is not included in the trust.  Only the Gumberg Retail Portfolio Mortgage Loan is included in the trust.  The Gumberg Retail Portfolio Mortgage Loan and the Gumberg Retail Portfolio Pari Passu Companion Loan are pari passu with each other in terms of priority.  The Subordinate Companion Loan is junior in priority to the Gumberg Retail Portfolio Mortgage Loan and the Gumberg Retail Portfolio Pari Passu Companion Loan. These notes are collectively referred to in this free writing prospectus as the Gumberg Retail Portfolio Whole Loan.  It is anticipated that the Gumberg Retail Portfolio Pari Passu

Companion Loan will be included in a future securitization; however, we cannot assure you that this will ultimately occur.

The holders (the “Gumberg Retail Portfolio Noteholders”) of each promissory note comprising the Gumberg Retail Portfolio Whole Loan have entered into a co-lender agreement (the “Gumberg Retail Portfolio Intercreditor Agreement”) that sets forth the respective rights of each Gumberg Retail Portfolio Noteholder.  Pursuant to the terms of the Gumberg Retail Portfolio Intercreditor Agreement, the Gumberg Retail Portfolio Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the master servicer and the special servicer, as the case may be, according to the Servicing Standard.

Prior to the occurrence of a Control Appraisal Period, the holder of the Subordinate Companion Loan will have the right to cure certain defaults by the borrower, and the right to approve certain modifications and consent to certain actions to be taken with respect to the Gumberg Retail Portfolio Whole Loan, each as more fully described below.  A “Control Appraisal Period” will exist with respect to the Gumberg Retail Portfolio Whole Loan, if and for so long as (a)(1) the initial principal balance of such Subordinate Companion Loan minus (2) the sum of (x) any payments of principal allocated to, and received on, the Subordinate Companion Loan, (y) any appraisal reductions for the Gumberg Retail Portfolio Whole Loan that are allocated to the Subordinate Companion Loan and (z) any losses realized with respect to the Mortgaged Property or the Gumberg Retail Portfolio Whole Loan that are allocated to the Subordinate Companion Loan, is less than (b) 25% of the remainder of the (i) initial principal balance of the Subordinate Companion Loan less (ii) any payments of principal allocated to, and received, by the holder of the Subordinate Companion Loan.  The holder of the Subordinate Companion Loan also has the right to purchase the Gumberg Retail Portfolio Mortgage Loan and/or the Gumberg Retail Portfolio Pari Passu Companion Loan in certain instances as set forth below.

The controlling noteholder with respect to the Gumberg Retail Portfolio Whole Loan (initially the holder of the related Subordinate Companion Loan) is entitled to avoid its applicable Control Appraisal Period caused by the application of an appraisal reduction amount upon satisfaction of certain conditions, including without limitation, delivery of additional collateral in the amount of the Additional Collateral Amount and in the form of either (x) cash collateral or (y) an unconditional and irrevocable standby letter of credit issued by a bank or other financial institutions that meets the rating requirements as described in the Gumberg Retail Portfolio Intercreditor Agreement.  “Additional Collateral Amount” means an amount which, that when added to the appraised value of the related Mortgaged Property as determined pursuant to the Pooling and Servicing Agreement, would cause the applicable Control Appraisal Period not to occur.

Servicing. The Gumberg Retail Portfolio Whole Loan and any related REO Property will be serviced and administered by the master servicer and, if necessary, the special servicer, pursuant to the Pooling and Servicing Agreement, in the manner described under “Servicing of the Mortgage Loans” in this free writing prospectus, but subject to the terms of the Gumberg Retail Portfolio Intercreditor Agreement. In servicing the Gumberg Retail Portfolio Whole Loan, the Servicing Standard set forth in the Pooling and Servicing Agreement will require the master servicer and the special servicer to take into account the interests, as a collective whole, of each of the Certificateholders, the holder of the Gumberg Retail Portfolio Pari Passu Companion Loan and the holder of the Gumberg Retail Portfolio Subordinate Companion Loan (taking into account the subordinate or pari passu nature of such Companion Loans, as the case may be).

Amounts payable to the trust as holder of the Gumberg Retail Portfolio Mortgage Loan pursuant to the Gumberg Retail Portfolio Intercreditor Agreement, net of certain fees and expenses on the Gumberg Retail Portfolio Whole Loan, will be included in the available distribution amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the Gumberg Retail Portfolio Pari Passu Companion Loan and Subordinate Companion Loan will be distributed to such holders net of certain fees and expenses on the Gumberg Retail Portfolio Pari Passu Companion Loan and the Subordinate Companion Loan as set forth in the Gumberg Retail Portfolio Intercreditor Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments. The Gumberg Retail Portfolio Intercreditor Agreement sets forth the respective rights of the holder of the Gumberg Retail Portfolio Mortgage Loan, the holder of the Gumberg Retail Portfolio Pari Passu Companion Loan and the holder of the Subordinate Companion Loan with respect to distributions of funds received in respect of the Gumberg Retail Portfolio Whole Loan, and provides, in general, that:

Pursuant to the Gumberg Retail Portfolio Intercreditor Agreement, prior to the occurrence and continuance of (i) an event of default with respect to an obligation to pay money due under the Gumberg Retail Portfolio Whole Loan, (ii) any other event of default for which the mortgage loan is actually accelerated, (iii) any other event of default which causes the Gumberg Retail Portfolio Whole Loan to become a Specially Serviced Mortgage Loan or (iv) any bankruptcy or insolvency event that constitutes an event of default (each, a “Sequential Pay Event”) (or, if such a default has occurred, but the holder of the Subordinate Companion Loan has cured such default), after payment of amounts for required reserves or escrows required by the mortgage loan documents and amounts payable or reimbursable under the Pooling and Servicing Agreement to the master servicer, special servicer, senior trust advisor, certificate administrator or trustee, payments and proceeds received with respect to the Gumberg Retail Portfolio Whole Loan will generally be applied in the following order:

first, to the holder of the Gumberg Retail Portfolio Mortgage Loan and the holder of the Gumberg Retail Portfolio Pari Passu Companion Loan, pro rata, in an amount equal to the accrued and unpaid interest on the outstanding principal of their respective notes at their interest rate;

second, to the holder of the Gumberg Retail Portfolio Mortgage Loan and the holder of the Gumberg Retail Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to all amounts required to be paid in respect of principal (in the aggregate) for the Gumberg Retail Portfolio Mortgage Loan and the Gumberg Retail Portfolio Pari Passu Companion Loan, until their principal balances have been reduced to zero;

third, to the holder of the Gumberg Retail Portfolio Mortgage Loan and the holder of the Gumberg Retail Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis, up to the amount of any unreimbursed costs and expenses paid by such holder not previously reimbursed to such holder (or paid or advanced by the Master Servicer or Special Servicer on their behalf and not previously paid or reimbursed);

fourth, to the holder of the Gumberg Retail Portfolio Mortgage Loan and the holder of the Gumberg Retail Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to any prepayment premium in respect of the Gumberg Retail Portfolio Mortgage Loan and the Gumberg Retail Portfolio Pari Passu Companion Loan, to the extent paid by the borrower;

fifth, to the holder of the Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal of its note at its interest rate;

sixth, to the holder of the Subordinate Companion Loan in an amount equal to all amounts required to be paid in respect of principal on the Subordinate Companion Loan, until its balance has been reduced to zero;

seventh, to the holder of the Subordinate Companion Loan in an amount equal to any prepayment premium or other fees received in respect of the Subordinate Companion Loan, to the extent paid by the borrower;

eighth, to the extent the holder of the Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the Gumberg Retail Portfolio Intercreditor Agreement, to reimburse such holder for all such cure payments;

ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing (first)-(eighth) and, as a result of a workout, the balance of the Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Subordinate Companion Loan in an amount up to the reduction, if any, of the principal balance of the Subordinate Companion Loan as a result of such workout, plus interest on such amount at the applicable interest rate;

tenth, to the extent assumption, transfer fees, late payment fees or charges (other than prepayment premiums) actually paid by the borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the Master Servicer or Special Servicer (in each case provided that such reimbursements or payments relate to the Gumberg Retail Portfolio Whole Loan), any such fees or expenses, to the extent actually paid by the borrower, will be paid to the holder of the Gumberg Retail Portfolio Mortgage Loan, the holder of the Gumberg Retail Portfolio Pari Passu Companion Loan and the holder of the Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

eleventh, if any excess amount is available to be distributed in respect of the Gumberg Retail Portfolio Whole Loan, and not otherwise applied in accordance with the foregoing clauses (first)-(tenth), any remaining amount is required to be paid pro rata to the holder of the Gumberg Retail Portfolio Mortgage Loan, the holder of the Gumberg Retail Portfolio Pari Passu Companion Loan and the holder of the Subordinate Companion Loan, based on their respective percentage interests.

Following the occurrence and during the continuance of a Sequential Pay Event, after payment of all amounts for required reserves or escrows required by the mortgage loan documents and amounts then payable or reimbursable under the Pooling and Servicing Agreement to the master servicer, special servicer, senior trust advisor, certificate administrator and trustee, payments and proceeds with respect to the Gumberg Retail Portfolio Whole Loan will generally be applied in the following order, in each case to the extent of available funds:

first, to the holder of the Gumberg Retail Portfolio Mortgage Loan and the holder of the Gumberg Retail Portfolio Pari Passu Companion Loan pro rata in an amount equal to the accrued and unpaid interest on the outstanding principal of their respective notes at their interest rate;

second, to the holder of the Gumberg Retail Portfolio Mortgage Loan and the holder of the Gumberg Retail Portfolio Pari Passu Companion Loan, pro rata, based on their outstanding principal balance until their principal balances have been reduced to zero;

third, to the holder of the Gumberg Retail Portfolio Mortgage Loan and the holder of the Gumberg Retail Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis up to the amount of any unreimbursed costs and expenses paid by such holder not previously reimbursed to such holder (or paid or advanced by the Master Servicer or Special Servicer on their behalf and not previously paid or reimbursed);

fourth, to the holder of the Gumberg Retail Portfolio Mortgage Loan and the holder of the Gumberg Retail Portfolio Pari Passu Companion Loan on a pro rata and pari passu basis in an amount equal to any prepayment premium in respect of the Gumberg Retail Portfolio Mortgage Loan and the Gumberg Retail Portfolio Pari Passu Companion Loan, to the extent paid by the borrower;

fifth, to the holder of the Subordinate Companion Loan in an amount equal to the accrued and unpaid interest on the outstanding principal of its note at its interest rate;

sixth, to the holder of the Subordinate Companion Loan in an amount equal to the principal balance of such note until its principal balance has been reduced to zero;

seventh, to the holder of the Subordinate Companion Loan in an amount equal to any prepayment premium in respect of the Subordinate Companion Loan, to the extent paid by the borrower;

eighth, to the extent the holder of the Subordinate Companion Loan has made any payments or advances with the exercise of its cure rights under the Gumberg Retail Portfolio Intercreditor Agreement, to reimburse such holder for all such cure payments;

ninth, if the proceeds of any foreclosure sale or any liquidation exceed the amounts required to be applied in accordance with the foregoing Clauses (first)-(eighth) and, as a result of a workout, the balance of the Subordinate Companion Loan has been reduced, such excess amount is required to be paid to the holder of the Subordinate Companion Loan in an amount up to the reduction, if any, of the Subordinate Companion Loan principal balance as a result of such workout, plus interest on such amount at the applicable interest rate;

tenth, to the extent assumption, transfer fees, late payment fees or charges (other than prepayment premiums) actually paid by the borrower are not required to be otherwise applied under the Pooling and Servicing Agreement, including, without limitation, to provide reimbursement for interest on any Advances, to pay any additional servicing expenses or to compensate the Master Servicer or Special Servicer (in each case provided that such reimbursements or payments relate to the Gumberg Retail Portfolio Whole Loan), any such fees or expenses, to the extent actually paid by the borrower, will be paid to the holder of the Gumberg Retail Portfolio Mortgage Loan, the holder of the Gumberg Retail Portfolio Pari Passu Companion Loan and the holder of the Subordinate Companion Loan, pro rata, based on their respective percentage interests; and

eleventh, if any excess amount is available to be distributed in respect of the mortgage loan, and not otherwise applied in accordance with the foregoing clauses (first)-(tenth), any remaining amount is required to be paid pro rata to the holder of the Gumberg Retail Portfolio Mortgage Loan, the holder of the Gumberg Retail Portfolio Pari Passu Companion Loan and the holder of the Subordinate Companion Loan, based on their respective percentage interests.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Gumberg Retail Portfolio Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Gumberg Retail Portfolio Mortgage Loan and the Subordinate Companion Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans, but not out of payments or other collections on the Gumberg Retail Portfolio Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any unreimbursed special servicing fee or Servicing Advance) allocable to the Gumberg Retail Portfolio Pari Passu Companion Loan and the Subordinate Companion Loan may be paid or reimbursed out of payments and other collections on the mortgage pool, subject to the trust’s right to reimbursement from future payments and other collections on the Gumberg Retail Portfolio Pari Passu Companion Loan and the Subordinate Companion Loan or from general collections with respect to the securitization of the Gumberg Retail Portfolio Pari Passu Companion Loan.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Cure Rights. In the event that the Gumberg Retail Portfolio borrower fails to make any payment of principal or interest on the Gumberg Retail Portfolio Whole Loan that results in a monetary event of default or the borrower otherwise defaults with respect to the Gumberg Retail Portfolio Whole Loan, prior to the occurrence of a Control Appraisal Period, the holder of the Subordinate Companion Loan will have the right to cure such event of default subject to certain limitations set forth in the Gumberg Retail Portfolio Intercreditor Agreement.  The holder of the Subordinate Companion Loan will be limited to six (6) cure payments over the life of the Gumberg Retail Portfolio Whole Loan, and, with respect to monetary events of default, no more than four (4) of which may be consecutive.  So long as the holder of the Subordinate Companion Loan is permitted to make a cure payment under the Gumberg Retail Portfolio Intercreditor Agreement, neither the master servicer nor the special servicer will be permitted to treat such event of default as such for purposes of transferring the Gumberg Retail Portfolio Whole Loan to special servicing or exercising remedies.

Amendments and Consents. Prior to the occurrence and continuance of a Control Appraisal Period, the consent of the holder of the Subordinate Companion Loan is required for any Gumberg Retail Portfolio Major Decision; provided that the foregoing does not relieve the master servicer or the special servicer, as applicable, from complying with the Servicing Standard or any applicable law, including the REMIC provisions of the Code

“Gumberg Retail Portfolio Major Decisions” means:

(i)       any workout or other change to the Gumberg Retail Portfolio Whole Loan that would result in any modification of, or waiver with respect to, the mortgage loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the mortgage loan or a modification or waiver of any other monetary term of the mortgage loan relating to the amount or timing of any payment of principal or interest or any other sums (including reserve requirements) due and payable under the mortgage loan documents or a modification or waiver of any material non-monetary provision of the mortgage loan, including but not limited to provisions which restrict the borrower or its equity owners from incurring additional indebtedness or transferring interests in the Mortgaged Property or the borrower;

(ii)      any modification of, or waiver with respect to, the Gumberg Retail Portfolio Whole Loan that would result in a discounted pay-off of the Subordinate Companion Loan;

(iii)      any foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of any Mortgaged Property or any acquisition of a Mortgaged Property by deed-in-lieu of foreclosure or any other exercise of remedies or waiver of exercise of remedies following an event of default;

(iv)      any material direct or indirect sale of all or any material portion of the Mortgaged Property or REO Property other than those required pursuant to the specific terms of the mortgage loan documents  and for which there is no material lender discretion;

(v)       any substitution, release or addition of collateral for the Gumberg Retail Portfolio Whole Loan other than those required pursuant to the specific terms of the mortgage loan documents and for which there is no material lender discretion;

(vi)      any release of the borrower or guarantor from liability with respect to the Gumberg Retail Portfolio Whole Loan including, without limitation, by acceptance of an assumption of the mortgage loan by a successor borrower or replacement guarantor other than those required pursuant to the specific terms of the mortgage loan documents and for which there is no material lender discretion;

(vii)     any determination (1) not to enforce a “due-on-sale” or “due–on–encumbrance” clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the borrower) or (2) to accelerate the Gumberg Retail Portfolio Whole Loan (other than automatic accelerations pursuant to the mortgage loan documents);

(viii)    any transfer of the Mortgaged Property or any portion thereof, or any transfer of any direct or indirect ownership interest in the borrower, other than those required pursuant to the specific terms of the mortgage loan documents and for which there is no material lender discretion;

(ix)     any incurring of additional debt by the borrower, including the terms of any document evidencing or securing any such additional debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement or incurring of mezzanine financing by any beneficial owner of the borrower, including the terms of any document evidencing or securing any such mezzanine debt and of any intercreditor or subordination agreement executed in connection therewith and any waiver of or amendment or modification to the terms of any such document or agreement (other than those required pursuant to the specific terms of the mortgage loan documents and for which there is no material lender discretion);

(x)      any action to bring any Mortgaged Property or any REO Property into compliance with environmental laws or otherwise address hazardous materials located at such Mortgaged Property;

(xi)     any proposed modification or waiver of any provision of the mortgage loan documents governing the types, nature or amount of insurance coverage required to be obtained and maintained by the borrower;

(xii)     the approval, consent or actions taken (or refrained from being taken) in relation to any matters relating to leases for more than 20,000 square feet at any Mortgaged Property, to the extent that lender approval is required under the mortgage loan documents;

(xiii)    any termination or replacement of any “Manager” (as defined in the mortgage loan agreement), or the execution, termination, renewal or material modification of any material management agreement, to the extent that lender approval is required under the mortgage loan documents;

(xiv)    any amendment to the special purpose entity provisions in any mortgage loan document;

(xv)     the filing or consent to any filing of a bankruptcy or insolvency petition with respect to any borrower or the voting of any plan of reorganization, restructuring or similar plan in any bankruptcy of any borrower;

(xvi)    the waiver or modification of any documentation relating to the guarantor’s obligations under the guaranty (as defined in the mortgage loan documents); and

(xvii)   the releases of any escrows or reserve accounts other than those required pursuant to the specific terms of the mortgage loan documents and for which there is no material lender discretion.

Purchase Option. If an event of default with respect to the Gumberg Retail Portfolio Whole Loan has occurred and is continuing, the holder of the Subordinate Companion Loan will have the option to purchase the Gumberg Retail Portfolio Mortgage Loan and the Gumberg Retail Portfolio Pari Passu Companion Loan in whole but not in part at a price generally equal to the sum, without duplication, of (a) the principal balance of the Gumberg Retail Portfolio Mortgage Loan and the Gumberg Retail Portfolio Pari Passu Companion Loan, (b) accrued and unpaid interest on the Gumberg Retail Portfolio Mortgage Loan and the Gumberg Retail Portfolio Pari Passu Companion Loan through the end of the related interest accrual period, (c) any other amounts due under the Gumberg Retail Portfolio Mortgage Loan and the Gumberg Retail Portfolio Pari Passu Companion Loan, but excluding prepayment premiums, default interest, late fees, exit fees and any other similar fees (unless the purchaser is the borrower or a borrower related party),  (d) any unreimbursed Advances and any expenses incurred in enforcing the mortgage loan documents, including among other items, Servicing Advances and any accrued and unpaid Special Servicing Fees, (e) any accrued and unpaid interest on Advances, (f) and any Liquidation Fees or Workout Fees payable with respect to such Gumberg Retail Portfolio Whole Loan, if (i) the Gumberg Retail Portfolio Whole Loan borrower or borrower related party is the purchaser or (ii) if the Gumberg Retail Portfolio Whole Loan is not purchased within 90 days after such option first becomes exercisable pursuant to the Gumberg Retail Portfolio Intercreditor Agreement, and (g) certain additional amounts to the extent provided for in the Gumberg Retail Portfolio Intercreditor Agreement.

Sale of Defaulted Gumberg Retail Portfolio Whole Loan. Pursuant to the terms of the Gumberg Retail Portfolio Intercreditor Agreement, if the Gumberg Retail Portfolio Mortgage Loan becomes a Defaulted Mortgage Loan, and if the special servicer determines to sell the Gumberg Retail Portfolio Mortgage Loan that has become a Specially Serviced Mortgage Loan in accordance with the Pooling and Servicing Agreement and subject to the consent or deemed consent of any Pari Passu Companion Loan holder as described below, then the special servicer will be required to sell the Gumberg Retail Portfolio Pari Passu Companion Loan (but not the Subordinate Companion Loan) together with the Gumberg Retail Portfolio

Mortgage Loan as one whole loan.  In connection with any such sale, the special servicer will be required to follow the procedures set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans.”

Notwithstanding the foregoing, the special servicer will not be permitted to sell the Gumberg Retail Portfolio Whole Loan if it becomes a defaulted whole loan without the written consent of the Gumberg Retail Portfolio Pari Passu Companion Loan noteholder (provided that such consent is not required if the Gumberg Retail Portfolio Pari Passu Companion Loan noteholder is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the Gumberg Retail Portfolio Pari Passu Companion Loan noteholder: (a) at least 15 business days prior written notice of any decision to attempt to sell the Gumberg Retail Portfolio Mortgage Loan and the Gumberg Retail Portfolio Pari Passu Companion Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Gumberg Retail Portfolio Mortgage Loan and the Gumberg Retail Portfolio Pari Passu Companion Loan, and any documents in the servicing file reasonably requested by the Gumberg Retail Portfolio Pari Passu Companion Loan noteholder that are material to the price of the Gumberg Retail Portfolio Mortgage Loan and the Gumberg Retail Portfolio Pari Passu Companion Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Controlling Class Representative) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that the Gumberg Retail Portfolio Pari Passu Companion Loan noteholder may waive any of the delivery or timing requirements set forth in this sentence.  Subject to the terms of the Pooling and Servicing Agreement, the holder of the Gumberg Retail Portfolio Pari Passu Companion Loan (or its representative), will be permitted to bid at any sale of the Gumberg Retail Portfolio Mortgage Loan and the Gumberg Retail Portfolio Pari Passu Companion Loan (unless such person is the borrower or an agent or affiliate of the borrower).

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” below in this free writing prospectus.

Special Servicer Appointment Rights. Pursuant to the Gumberg Retail Portfolio Intercreditor Agreement, the Subordinate Companion Loan holder (prior to a Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the Gumberg Retail Portfolio Whole Loan and appoint a replacement special servicer in lieu of such special servicer.  The Directing Certificateholder (after the occurrence of a Control Appraisal Period), and the applicable certificateholders with the requisite percentage of Voting Rights (after the occurrence of a Control Appraisal Period) will have the right, with or without cause, to replace the special servicer then acting with respect to the Gumberg Retail Portfolio Whole Loan and appoint a replacement special servicer in lieu of such special servicer, as described under “Servicing of the Mortgage Loans—Rights Upon Servicer Termination Event” in this free writing prospectus.

The Marriott Anaheim Whole Loan

General.  The Marriott Anaheim Mortgage Loan (identified as Loan No. 21 on Annex A-1 to this free writing prospectus), representing approximately 2.1% of the Initial Pool Balance, is part of a split loan structure comprised of two mortgage notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property.

The Marriott Anaheim Mortgage Loan is evidenced by a promissory note with a Cut-off Date Balance of $30,000,000.  The Marriott Anaheim Pari Passu Companion Loan is evidenced by another promissory note with a Cut-off Date Balance of $80,000,000 and is not included in the trust.  Only the Marriott Anaheim Mortgage Loan is included in the trust. The Marriott Anaheim Mortgage Loan and the Marriott Anaheim Pari Passu Companion Loan are pari passu with each other in terms of priority and are collectively referred to in this free writing prospectus as the Marriott Anaheim Whole Loan.

The holders (the “Marriott Anaheim Noteholders”) of each promissory note comprising the Marriott Anaheim Whole Loan have entered into a co-lender agreement (the “Marriott Anaheim Intercreditor Agreement”) that sets forth the respective rights of each Marriott Anaheim Noteholder. Pursuant to the terms of the Marriott Anaheim Intercreditor Agreement, the Marriott Anaheim Whole Loan will be serviced and administered pursuant to the terms of the 2014-C18 PSA. The Marriott Anaheim Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Marriott Anaheim Whole Loan will be allocated on a pro rata basis to the Marriott Anaheim Noteholders.

The 2014-C18 Trust will be the holder of the Marriott Anaheim Pari Passu Companion Loan, and so long as no control event has occurred under the 2014-C18 PSA, the 2014-C18 Directing Certificateholder will have the right to consult with and advise the 2014-C18 Master Servicer and the 2014-C18 Special Servicer with respect to the Marriott Anaheim Whole Loan, but will be required to consult with the Directing Certificateholder of the Marriott Anaheim Mortgage Loan so long as no Control Event has occurred under the Pooling and Servicing Agreement for this transaction) with respect to such advice, consent or action.  In the event that the parties exercising the rights of the holder of the Marriott Anaheim Pari Passu Companion Loan and the holder of the Marriott Anaheim Mortgage Loan under the Marriott Anaheim Intercreditor Agreement disagree, the decision of the party exercising the rights of the holder of the Marriott Anaheim Pari Passu Companion Loan will be binding.

Servicing.  The Marriott Anaheim Whole Loan and any related REO Property will be serviced and administered by the 2014-C18 Master Servicer and, if necessary, the 2014-C18 Special Servicer, according to the terms of the 2014-C18 PSA and the servicing standard thereunder, which requires the 2014-C18 Master Servicer and the 2014-C18 Special Servicer to take into account the interests, as a collective whole, of both the Certificateholders and the holder of the Marriott Anaheim Pari Passu Companion Loan.

Amounts payable to the trust as holder of the Marriott Anaheim Mortgage Loan, net of certain fees and expenses on the Marriott Anaheim Mortgage Loan, pursuant to the Marriott Anaheim Intercreditor Agreement will be included in the Available Distribution Amount for the related Distribution Date to the extent described in this free writing prospectus, and amounts payable to the holder of the Marriott Anaheim Pari Passu Companion Loan will be distributed to such holder net of certain fees and expenses on the Marriott Anaheim Pari Passu Companion Loan as set forth in the Marriott Anaheim Intercreditor Agreement and will not be available for distributions on the Offered Certificates.

Application of Payments.  The Marriott Anaheim Intercreditor Agreement sets forth the respective rights of the holder of the Marriott Anaheim Mortgage Loan and the holder of the Marriott Anaheim Pari Passu Companion Loan with respect to distributions of funds received in respect of the Marriott Anaheim Whole Loan, and provides, in general, that:

The Marriott Anaheim Mortgage Loan and the Marriott Anaheim Pari Passu Companion Loan are of equal priority with each other and no portion of either of them will have priority or preference over any portion of the other or security therefor;

●
all payments, proceeds and other recoveries on or in respect of the Marriott Anaheim Whole Loan or the related Mortgaged Property will be applied to the Marriott Anaheim Mortgage Loan and the Marriott Anaheim Pari Passu Companion Loan on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment of amounts for required reserves or escrows required by the related mortgage loan documents and payment and reimbursement rights of the master servicer, the special servicer, the senior trust advisor, the certificate administrator and the trustee) in accordance with the terms of the Marriott Anaheim Intercreditor Agreement and the 2014-C18 PSA; and

●
costs, fees, expenses, losses and shortfalls relating to the Marriott Anaheim Whole Loan will be allocated, on a pro rata and pari passu basis, to the Marriott Anaheim Mortgage Loan and the Marriott Anaheim Pari Passu Companion Loan in accordance with the terms of the Marriott Anaheim Intercreditor Agreement and the 2014-C18 PSA.

Notwithstanding the foregoing, if a P&I Advance is made with respect to the Marriott Anaheim Mortgage Loan pursuant to the terms of the Pooling and Servicing Agreement, then that P&I Advance, together with interest on that P&I Advance, may only be reimbursed out of future payments and collections on the Marriott Anaheim Mortgage Loan or, as and to the extent described under “Description of the Certificates—Advances” in this free writing prospectus, on other mortgage loans, but not out of payments or other collections on the Marriott Anaheim Pari Passu Companion Loan or any loans included in any securitization trust related to the Marriott Anaheim Pari Passu Companion Loan.

Certain costs and expenses (such as a pro rata share of any servicing advance with respect to the Marriott Anaheim Whole Loan made pursuant to the 2014-C18 PSA) allocable to the Marriott Anaheim Mortgage Loan in accordance with the 2014-C18 PSA and the Marriott Anaheim Intercreditor Agreement may be paid or reimbursed out of payments and other collections on the mortgage pool.  This may result in temporary (or, if not ultimately reimbursed, permanent) shortfalls to holders of the certificates.

Consultation and Control

The controlling noteholder under the Marriott Anaheim Intercreditor Agreement will be the trust formed pursuant to the 2014-C18 PSA (the “2014-C18 Trust”) as holder of the Marriott Anaheim Pari Passu Companion Loan under the 2014-C18 PSA; provided that, prior to the occurrence and continuance of a control event under the 2014-C18 PSA, the 2014-C18 Directing Certificateholder will be entitled to exercise the rights of the controlling noteholder with respect to the Marriott Anaheim Whole Loan.  The 2014-C18 Directing Certificateholder will be entitled to exercise rights substantially similar to the rights of the trust, in its capacity as the controlling noteholder under the Marriott Anaheim Intercreditor Agreement, as set forth under “Servicing of the Mortgage Loans—The Directing Certificateholder” with respect to the Marriott Anaheim Whole Loan, and the implementation of any recommended actions outlined in an asset status report with respect to the Marriott Anaheim Whole Loan will require the 2014-C18 Special Servicer to consult with the 2014-C18 Directing Certificateholder in a manner substantially similar to that described herein under “Servicing of the Mortgage Loans—General”.  Pursuant to the terms of the 2014-C18 PSA, the 2014-C18 Directing Certificateholder will have the same consent and/or consultation rights with respect to the Marriott Anaheim Whole Loan as it does, and for so long as it does, with respect to the other mortgage loans included in that trust.

In addition, pursuant to the terms of the Marriott Anaheim Intercreditor Agreement, the holder of the Marriott Anaheim Mortgage Loan (or its representative, which will be the Controlling Class Certificateholder or any other party assigned the rights to exercise the rights of the holder of the Marriott Anaheim Mortgage Loan, as and to the extent provided in the Pooling and Servicing Agreement) will (i) have the right to receive copies of all notices, information and reports that the 2014-C18 Master Servicer or 2014-C18 Special Servicer, as applicable, is required to provide to the 2014-C18 Directing Certificateholder (within the same time frame such notices, information and reports are or would have been required to be provided to the 2014-C18 Directing Certificateholder under the 2014-C18 PSA without regard to the occurrence of any control event or consultation termination event under the 2014-C18 PSA) with respect to any major decisions to be taken with respect to the Marriott Anaheim Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Marriott Anaheim Whole Loan and (ii) have the right to be consulted on a strictly non-binding basis (to the extent the holder of the Marriott Anaheim Mortgage Loan (or its representative) requests consultation) with respect to certain major decisions to be taken with respect to the Marriott Anaheim Whole Loan or the implementation of any recommended action outlined in an asset status report relating to the Marriott Anaheim Whole Loan.  The consultation right of the holder of the Marriott Anaheim Mortgage Loan (or its representative) will expire 10 business days following the delivery of written notice and information relating to the matter subject to consultation whether or not the holder of the Marriott Anaheim Mortgage Loan (or its representative) has responded within such period; provided, that if the 2014-C18 Master Servicer or 2014-C18 Special

Servicer, as applicable, proposes a new course of action that is materially different from the actions previously proposed, the 10 business-day consultation period will be deemed to begin anew from the date of delivery of such new proposal and delivery of all information related to such new proposal.  Notwithstanding the consultation rights of the holder of the Marriott Anaheim Mortgage Loan (or its representative) described above, the 2014-C18 Master Servicer or 2014-C18 Special Servicer, as applicable, is permitted to make any major decision or take any action set forth in the asset status report before the expiration of the aforementioned 10-business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Marriott Anaheim Mortgage Loan and the Marriott Anaheim Pari Passu Companion Loan.  Neither the 2014-C18 Master Servicer nor the 2014-C18 Special Servicer will be obligated at any time to follow or take any alternative actions recommended by the holder of the Marriott Anaheim Mortgage Loan (or its representative, including, the directing certificateholder).  The senior trust advisor will have no obligations or consultation rights under the pooling and servicing agreement for this transaction with respect to the Marriott Anaheim Whole Loan or any related REO Property.  However, Pentalpha Surveillance LLC is also the senior trust advisor under the 2014-C18 PSA and, in such capacity, will have certain obligations and consultation rights with respect to the Marriott Anaheim Whole Loan that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement for this transaction.

Neither the 2014-C18 Master Servicer nor the 2014-C18 Special Servicer will be permitted to follow any advice or consultation provided by the holder of the Marriott Anaheim Mortgage Loan (or its representative) that would require or cause the 2014-C18 Master Servicer or the 2014-C18 Special Servicer, as applicable, to violate any applicable law, including the applicable provisions of the Code, as well as the related regulations and announcements promulgated by the U.S. Department of the Treasury (collectively, the “REMIC Provisions”), be inconsistent with the servicing standard under the 2014-C18 PSA, require or cause the 2014-C18 Master Servicer or the 2014-C18 Special Servicer, as applicable, to violate provisions of the Marriott Anaheim Intercreditor Agreement or the 2014-C18 PSA, require or cause the 2014-C18 Master Servicer or the 2014-C18 Special Servicer, as applicable, to violate the terms of the Marriott Anaheim Whole Loan, or materially expand the scope of any of the 2014-C18 Master Servicer’s or the 2014-C18 Special Servicer’s, as applicable, responsibilities under the Marriott Anaheim Intercreditor Agreement.

In addition to the consultation rights of the holder of the Marriott Anaheim Mortgage Loan (or its representative) described above, pursuant to the terms of the Marriott Anaheim Intercreditor Agreement, the holder of the Marriott Anaheim Mortgage Loan (or its representative) will have the right to attend (in-person or telephonically in the discretion of the 2014-C18 Master Servicer or 2014-C18 Special Servicer, as applicable) annual meetings with the 2014-C18 Master Servicer or 2014-C18 Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the 2014-C18 Master Servicer or 2014-C18 Special Servicer, as applicable, for the purpose of discussing servicing issues related to the Marriott Anaheim Whole Loan.

Sale of Defaulted Marriott Anaheim Whole Loan.  Pursuant to the terms of the Marriott Anaheim Intercreditor Agreement, if the Marriott Anaheim Whole Loan becomes a defaulted whole loan, and if the 2014-C18 Special Servicer determines to sell the Marriott Anaheim Pari Passu Companion Loan in accordance with the 2014-C18 PSA, then the 2014-C18 Special Servicer will be required to sell the Marriott Anaheim Mortgage Loan together with the Marriott Anaheim Pari Passu Companion Loan as one whole loan.  In connection with any such sale, the 2014-C18 Special Servicer will be required to follow procedures contained in the 2014-C18 PSA, which are substantially similar to those set forth under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans”.

Notwithstanding the foregoing, the 2014-C18 Special Servicer will not be permitted to sell the Marriott Anaheim Whole Loan if it becomes a defaulted whole loan without the written consent of the holder of the Marriott Anaheim Mortgage Loan (provided that such consent is not required if the holder of the Marriott Anaheim Mortgage Loan is the borrower or an affiliate of the borrower) unless the 2014-C18 Special Servicer has delivered to the holder of the Marriott Anaheim Mortgage Loan:  (a) at least 15 business days prior written notice of any decision to attempt to sell the Marriott Anaheim Whole Loan; (b) at least 10 days prior to the proposed sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the 2014-C18 Special Servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the Marriott Anaheim Whole Loan, and any documents in the servicing file reasonably requested by the holder of the Marriott Anaheim Mortgage Loan that are material to the price of the Marriott Anaheim Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the 2014-C18 Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the 2014-C18 Master Servicer or the 2014-C18 Special Servicer in connection with the proposed sale; provided that the holder of the Marriott Anaheim Mortgage Loan may waive any of the delivery or timing requirements set forth in this sentence.  Subject to the terms of the 2014-C18 PSA, the holder of the Marriott Anaheim Mortgage Loan (or its representative) will be permitted to bid at any sale of the Marriott Anaheim Whole Loan (unless such person is the borrower or an agent or affiliate of the borrower).

See “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans” below in this free writing prospectus.

Special Servicer Appointment Rights.  Pursuant to the terms of the Marriott Anaheim Intercreditor Agreement and the 2014-C18 PSA, the controlling noteholder with respect to the Marriott Anaheim Whole Loan (which will be the JPMBB Commercial Mortgage Securities Trust 2014-C18) will have the right to replace the special servicer then acting with respect to the Marriott Anaheim Whole Loan and appoint a replacement special servicer without the consent of the holder of the Marriott Anaheim Pari Passu Companion Loan (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the special servicer under the 2014-C18 PSA or (ii) LNR Partners, LLC or its affiliate owns less than 15%% of the controlling class of certificates issued by the JPMBB Commercial Mortgage Securities Trust 2014-C18.

Componentized Mortgage Loan

Under the Pooling and Servicing Agreement, the Componentized Mortgage Loan will be deemed to be divided into two components, a Pooled Component and a Non-Pooled Component, for purposes of determining distributions to the Certificates.  The Pooled Component, with a Cut-off Date Balance of $38,150,689, representing approximately 2.7% of the Initial Pool Balance, will be pooled with the other mortgage loans, and interest and principal and other amounts payable in respect of such Pooled Component will be available to make distributions in respect of the Pooled Certificates.  The Non-Pooled Component, with a Cut-off Date Balance of $21,703,000, will support the Class CSQ certificates and interest and principal and other amounts payable in respect of the Non-Pooled Component will only be available to make distributions and pay other amounts in respect of the Class CSQ certificates.   Each of the Pooled Component and the Non-Pooled Component will accrue interest at a rate equal to approximately 4.98000% per annum, which is the related Mortgage Rate.  For the purpose of all numerical and statistical information contained in this free writing prospectus with respect to the Componentized Mortgage Loan (including LTV Ratios, Debt Service Coverage Ratios and Debt Yields), unless otherwise specifically stated, such information is calculated including the related Non-Pooled Component.

General

The Componentized Mortgage Loan will be serviced pursuant to the terms of the Pooling and Servicing Agreement (and all decisions, consents, waivers, approvals and other actions on the part of any holder of the Componentized Mortgage Loan will be effected in accordance with the Pooling and Servicing Agreement).  The master servicer or the trustee, as applicable, will be obligated to make (i) any required P&I Advances on the Componentized Mortgage Loan (which will have the effect of making P&I Advances on both the Pooled Component and the Non-Pooled Component) unless the master servicer or the trustee, as applicable, determines that such an advance would not be recoverable from collections on the Componentized Mortgage Loan in the same manner as any other mortgage loan under the Pooling and Servicing Agreement, and (ii) Servicing Advances with respect to the Componentized Mortgage Loan (including the related Non-Pooled Component) unless the master servicer, the special servicer or the trustee, as applicable, determines that such advance would not be recoverable from collections on the Componentized Mortgage Loan in the same manner as any other Mortgage Loan under the Pooling and Servicing Agreement.

Application of Payments

With respect to each Distribution Date, so long as no Pro Rata Pay Event has occurred, amounts collected or advanced in respect of the Componentized Mortgage Loan (net of amounts, if any, allocated, in accordance with the Pooling and Servicing Agreement, to reimburse any outstanding Advances, or pay any Servicing Fees, Special Servicing Fees, Certificate Administrator Fees, Senior Trust Advisor Fees, Workout Fees, Liquidation Fees, additional servicing compensation, interest on Advances and other additional expenses of the trust in respect of the Componentized Mortgage Loan or otherwise payable to persons other than the Certificateholders) will be allocated between the Pooled Component and the Non-Pooled Component in the following order of priority:

first, to the Pooled Component and the Non-Pooled Component, pro rata, in respect of interest, up to an amount equal to the amount of accrued and unpaid interest for the related Due Date at the related Net Mortgage Rate, and, to the extent not previously collected and distributed, for all prior Due Dates;

second, to the Pooled Component, in reduction of its principal balance until reduced to zero, the amount of principal collections received in respect of the Componentized Mortgage Loan after the Determination Date for the prior Distribution Date but on or prior to the Determination Date for the related Distribution Date;

third, after the principal balance of the Pooled Component has been reduced to zero, to the Non-Pooled Component, in reduction of its principal balance until reduced to zero, the amount of principal collections received in respect of the Componentized Mortgage Loan after the Determination Date for the prior Distribution Date but on or prior to the Determination Date for the related Distribution Date;

fourth, to the Pooled Component and the Non-Pooled Component, pro rata, as reimbursement for any unreimbursed Class CSQ Collateral Support Deficit previously allocated to such component, an amount equal to the aggregate of such unreimbursed Class CSQ Collateral Support Deficit previously allocated to such component;

fifth, to the Pooled Component and the Non-Pooled Component, in an amount equal to their respective pro rata shares of the amount of any assumption or transfer fees actually received from the related borrower which are not required to be paid to the master servicer or the special servicer, as applicable, in connection with the Pooling and Servicing Agreement; and

sixth, to the Pooled Component and the Non-Pooled Component, in an amount equal to their respective pro rata shares (based on their respective initial principal balances) of any amount available to be distributed in connection with the Componentized Mortgage Loan that is not otherwise distributable in accordance with the foregoing.

“Pro Rata Pay Event” means any event of default with respect to an obligation to pay money due under the Componentized Mortgage Loan, any other event of default for which the Componentized Mortgage Loan is actually accelerated or any other event of default which causes the Componentized Mortgage Loan to become a Specially Serviced Mortgage Loan, or any bankruptcy or insolvency event that constitutes an event of default under the Componentized Mortgage Loan; provided, however, that unless the master servicer or the special servicer has notice or knowledge of such event at least ten (10) business days prior to the applicable Distribution Date, distributions on the Componentized Mortgage Loan will be made as if a Pro Rata Pay Event is in existence beginning on the subsequent Distribution Date; provided, further, that the requirement of notice or knowledge will not apply in the case of distribution of the final proceeds of a liquidation or final disposition of the Componentized Mortgage Loan. A Pro Rata Pay Event will no longer exist to the extent it has been cured; provided that a Pro Rata Pay Event will be deemed to exist at any time that a Workout Fee is being paid with respect to the Componentized Mortgage Loan.

With respect to each Distribution Date, if a Pro Rata Pay Event has occurred and is continuing with respect to the Componentized Mortgage Loan, all amounts collected or advanced in respect of the Componentized Mortgage Loan (net of amounts, if any, allocated, in accordance with the Pooling and

Servicing Agreement, to reimburse any outstanding Advances, or pay any Servicing Fees, Special Servicing Fees, Certificate Administrator Fees, Senior Trust Advisor Fees, Workout Fees, Liquidation Fees, additional servicing compensation, interest on Advances and other additional expenses of the trust in respect of the Componentized Mortgage Loan or otherwise payable to persons other than the Certificateholders) will be allocated between the Pooled Component and the Non-Pooled Component on a pro rata basis.

“Class CSQ Collateral Support Deficits” with respect to any Distribution Date means the amount, if any, by which the aggregate principal balance of the Pooled Component and the Non-Pooled Component after giving effect to distributions made on such Distribution Date exceeds the Stated Principal Balance of the Componentized Mortgage Loan immediately following the Determination Date preceding such Distribution Date.

All Class CSQ Collateral Support Deficits on the Componentized Mortgage Loan and all other shortfalls in principal collections or shortfalls in interest collections (exclusive of default interest) on the Componentized Mortgage Loan will be allocated on a pro rata basis between the Non-Pooled Component and the Pooled Component.  In addition, all amounts of Mortgage Deferred Interest on the Componentized Mortgage Loan allocated to the respective Pooled Component and Non-Pooled Component will reduce the amount of interest entitlement distributable pursuant to the allocations described above.

In accordance with the foregoing rights to receive amounts collected on the Componentized Mortgage Loan, (a) amounts allocated and paid to the Pooled Component will be available to make distributions of principal and interest on each class of Pooled Certificates and (b) amounts allocated and paid to the Non-Pooled Component will be available to make distributions on the Class CSQ certificates.

Net Cash Flow and Certain Underwriting Considerations

Underwritten net cash flow generally includes cash flow (including any cash flow from master leases) adjusted based on a number of assumptions used by the mortgage loan sellers. Each investor should review the assumptions described in “—Additional Mortgage Loan Information” below and make its own determination of the appropriateness of the assumptions used in determining underwritten net cash flow. In addition, with respect to the mortgage loans in the trust, we note the following:

●
In the case of thirteen (13) Mortgage Properties (identified as Loan Nos. 1, 3, 5, 6.02, 18, 19, 26, 28, 30, 42, 43, 44 and 51 on Annex A-1 to this free writing prospectus), partially securing thirteen (13) mortgage loans representing approximately 33.3% of the Initial Pool Balance by allocated loan amount, the occupancy reflected in this free writing prospectus includes certain tenants that are among the five (5) largest tenants at the related Mortgaged Property or which, in the aggregate, constitute a significant portion of the related Mortgaged Property, that have signed leases but are not in occupancy of their full spaces and/or are not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for) and the Underwritten Net Cash Flow and Underwritten Net Cash Flow Debt Service Coverage Ratio reflected in this free writing prospectus includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements. In the case of one (1) mortgage loan (identified as Loan No. 30 on Annex A-1 to this free writing prospectus), representing approximately 1.3% of the Initial Pool Balance, the single tenant has taken occupancy and possession and is paying full rent. However, the site is not fully operational due to the customization of a conveyor system assembly which is underway. The site is expected to be fully operational in August 2014. The tenant at the Mortgaged Property does not have any right to abate the rent or to terminate the lease, notwithstanding any delay of completion of the renovation.  See Annex A-1 and Annex A-3 in this free writing prospectus.

●	In the case of twenty-three (23) Mortgaged Properties securing four (4) mortgage loans, (identified as Loan Nos. 24, 26, 30 and 35 on Annex A-1 to this free writing prospectus),

representing approximately 5.6% of the Initial Pool Balance by allocated loan amount, the related mortgage loans are secured in whole or in part by a recently acquired or constructed Mortgaged Property that either has no or limited prior operating history or does not have historical financial information.

●
In the case of one (1) Mortgaged Property (identified as Loan No. 44 on Annex A-1 to this free writing prospectus), securing one (1) mortgage loan, representing approximately 0.7% of the Initial Pool Balance, historical operating statements include the income and expenses from an adjacent property which is not a part of the Mortgaged Property. As such, historical financials are not available.

●
In the case of one (1) Mortgaged Property (identified as Loan No. 63 on Annex A-1 to this free writing prospectus), securing one (1) mortgage loan, representing approximately 0.4% of the Initial Pool Balance, the related Mortgaged Property was occupied by a single tenant until April 2013, when it vacated at lease expiration. The new lease with single tenant ProQuest LLC was executed in October 2013. As such, 2013 financials are not available. In addition, since the related borrower acquired the Mortgaged Property in August 2011, 2011 financials are not available.

●
In the case of one (1) Mortgaged Property (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), securing one (1) mortgage loan representing approximately 7.1% of the Initial Pool Balance, the Mortgaged Property benefits from two separate New York City Industrial and Commercial Incentive Plans.  Under the programs, increases in the assessed value of the Mortgaged Property resulting from renovations are phased in over a period of 25 years. For the first 16 years of each abatement program, 100% of the assessed value less the assessed value prior to construction/renovation is exempt, and each exemption declines 10% annually after that year.  With respect to the Mortgaged Property, the first exemption commenced July 1, 2001 and is set to expire on June 30, 2025, and the second exemption commenced July 1, 2010 and is set to expire on June 30, 2036.  Taxes for the 2014/2015 year are estimated to be $1,423,769 and are expected to rise to $4,792,198 by the 2018/2019 tax year with the phasing out of one exemption in 2017/2018. The lender underwrote real estate taxes based on the average tax expense over the whole term.  We cannot assure you that the related Mortgaged Property will support such increases in tax liability upon expiration of the related abatement programs.

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With respect to one (1) Mortgaged Property (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 7.1% of the Initial Pool Balance, the related mortgage loan seller underwrote the November 2015 increased rent amount ($30.48 per square foot) for the largest tenant at the Mortgaged Property, New York City Human Resources Administration (the “NYCHRA”), although the tenant is currently paying below market rent until November 2015 ($21.48 per square foot).  The lender is reserving the difference between the underwritten rent and the actual rent using proceeds from a payment in lieu of rent settlement plan.  A former tenant at the Mortgaged Property which occupied a portion of the space currently occupied by the NYCHRA executed a lease amendment in 2011 with the prior owner of the Mortgaged Property, in which the former tenant agreed to accelerate the expiration date of its lease and pay five annual installments of rent (on January 1 of each year) in lieu of the rent remaining in the term, commencing in 2012.  The 2014 payment in the amount of $5,296,653 was made on January 1 and the borrower received a credit in its purchase of the Mortgaged Property for its pro rata share of this amount.  Additionally, at the closing of the acquisition of the Mortgaged Property, the rent payments for the former tenant for 2015 and 2016 were deposited by the seller into escrow with a title company.  The mortgage loan documents require the borrower to deposit any funds received from the former tenant into a reserve fund established with the lender at origination and to demand the funds held in escrow with the title company if there is a default in the payment of any rent payment amounts by the former tenant.  Any such funds which are deposited into the reserve held by the mortgage loan seller will be distributed in equal annual installments throughout the year to the cash management account to supplement the Mortgaged Property’s cash flow. See Annex A-1 to this free writing prospectus for additional information.

●
In the case of one (1) mortgage loan (identified as Loan No. 24 on Annex A-1 to this free writing prospectus), representing approximately 1.7% of the Initial Pool Balance, the related borrower entered into a master lease for the entirety of the mortgaged property with 1001 Webward Master Tenant LLC, an affiliate of the borrower (the “Master Tenant” ). The Master Tenant is also required to pay the borrower annual base rental payments of $2,900,000 (with 1/12 paid each month).  The underwritten net cash flow and underwritten net operating income for the related Mortgaged Property are calculated based on the total revenue generated at the related Mortgaged Property, rather than the payments under the master lease.  While the borrower is only entitled to amounts payable under the master lease, each of the master tenant and the borrower have assigned their rights under all of the leases at the related Mortgaged Property to the lender.

●
In the case of two (2) mortgage loans (identified as Loan No. 29 and 37 on Annex A-1 to this free writing prospectus), representing approximately 2.2% of the Initial Pool Balance, there are a number of tenants occupying the related Mortgaged Property on a month-to-month basis or as short term rental studios, and Underwritten Net Cash Flow and Underwritten Net Cash Flow Debt Service Coverage Ratio includes rent from such tenants. The month-to-month tenants occupy approximately 31.6% and 10.6%, respectively, of the net rentable area at the Mortgaged Properties and, with respect to the mortgage loan identified as Loan No. 29 on Annex A-1 to this free writing prospectus, representing approximately 1.4% of the Initial Pool Balance, the short term studio tenants occupy approximately 4.4% of the net rentable area at the Mortgaged Property.

●
In the case of one (1) mortgage loan (identified as Loan No. 40 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the Initial Pool Balance, the Underwritten Net Cash Flow and Underwritten Net Cash Flow Debt Service Coverage Ratio are calculated based on the straight-line average rent of the sole tenant at the Mortgaged Property.

See “Risk Factors—Risks Relating to Underwritten Net Cash Flow”, Annex A-1 and Annex A-3 (including the related footnotes) in this free writing prospectus.

Mortgaged Property Considerations

Environmental Considerations

In connection with the origination of the mortgage loans, the related mortgage loan seller or other originator either (i) obtained or updated an environmental site assessment for the related Mortgaged Property from a qualified environmental firm or (ii) obtained an environmental insurance policy for the related Mortgaged Property. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Environmental Site Assessment”, “—Barclays Bank PLC—Barclays Underwriting Guidelines and Processes”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes—Environmental Assessment”, and “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Environmental Assessment” in this free writing prospectus.

See “Risk Factors—Environmental Risks Relating to the Mortgaged Properties” in this free writing prospectus and “Certain Legal Aspects of the Mortgage Loans—Environmental Risks” in the prospectus.  In addition, with respect to the mortgage loans in the trust, we note the following:

In the case of one (1) Mortgaged Property (identified as Loan No. 19 on Annex A-1 to this free writing prospectus), which secures a mortgage loan representing approximately 2.6% of the Initial Pool Balance, the Phase I environmental site assessment obtained in connection with the origination of the mortgage loan noted the long-term use of a portion of the Mortgaged Property as an automobile repair facility.  The assessment indicated the possible presence of a 550-gallon underground storage tank (UST) previously used for gasoline storage. No information was available for the assessment as to whether the tank has been removed or whether the prior use of the tank impacted the subsurface. Additionally, the assessment noted the presence of a trench drain that may carry hazardous materials, an oil/water separator, and thirteen below-ground hydraulic lifts that are no longer in use. Accordingly, the assessment characterized the UST, the oil/water separator, the hydraulic lifts and the general long-term use of the facility for automobile repair as recognized environmental conditions, and recommended further investigation into the potential environmental impacts of such matters. The assessment estimated that, if soil or groundwater contamination is discovered, the cost of such remediation would be approximately $300,000. At origination of the mortgage loan, the related borrower agreed to obtain a Phase II environmental site assessment for the site, and also escrowed $375,000 with the lender in the event that remediation is required. To date, the related tenant has not cooperated in permitting access to the Mortgaged Property to complete the recommended Phase II. We can provide no assurances that the borrower will obtain the required Phase II subsurface assessment, we can provide no assurances  regarding the potential findings of the Phase II subsurface assessment and we can provide no assurances that in the event remediation is required, the funds reserved at origination will be sufficient to complete the required remediation.

In the case of one (1) Mortgaged Property (identified as Loan No. 13 on Annex A-1 to this free writing prospectus), which secures a mortgage loan representing approximately 0.2% of the Initial Pool Balance, the soil and groundwater at and under the Mortgaged Property is contaminated with drycleaning solvents resulting from the actions of a prior owner.  Although the prior owner has committed to cleaning up the Mortgaged Property to a standard acceptable to the Massachusetts Department of Environmental Protection pursuant to a written agreement, the clean-up to date is classified as a temporary solution, and the standard to which contamination on the Mortgaged Property will be remedied may involve contamination being left in the soil and groundwater and may also require limitations on the use of the Mortgaged Property.  Such limitations could include vapor intrusion controls, prohibition on the use of groundwater for drinking or irrigation purposes, limitations on excavation and reuse of soils and groundwater, and prohibitions against the use of the Mortgaged Property for single family residences, day care, school, and agriculture purposes, and possibly limitations on multifamily uses.  We can provide no assurances that the responsible party will complete any remediation required or advisable with respect to the Mortgaged Property, and we can provide no assurances regarding the impact of any remaining contamination or use restrictions on the operations at the Mortgaged Property.

See also representation number 43 on Annex D-1 to this free writing prospectus and the exceptions to that representation on Annex D-2 to this free writing prospectus.

Property Renovation Issues

Certain of the Mortgaged Properties are properties that are currently undergoing or are expected to undergo in the future redevelopment or renovation.

With respect to one (1) mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing approximately 5.0% of the Initial Pool Balance, the related borrower has the right to convert the Mortgaged Property into a condominium regime.  In the event that the conversion is consummated, the borrower also has the right to perform certain alterations and construction to the first floor and mezzanine levels to create additional tenant spaces.  Following the conversion, the loan documents allow the borrower to commence the alterations and construction upon certain terms and conditions, which include the following: (i) there is no event of default; (ii) the debt service coverage ratio during and after the construction will be at least equal to the debt service coverage ratio as of the date of origination of the mortgage loan; (iii) the borrower delivers any plans and specifications to the lender for approval, which approval may not be unreasonably withheld, conditioned or delayed; (iv) the alterations are completed within nine months of commencement and prior to the date that is six months before the maturity date; and (v) the borrower delivers a certificate from an architect or engineer estimating the cost to complete the alterations and construction and the borrower reserves such estimated amount with the lender.  Currently, the estimated cost to complete such alterations is approximately $3,000,000.  We can provide no assurances as to the impact on occupancy or revenues of the Mortgaged Property in the event the borrower elects to commence the alterations and construction, or that the estimated cost or amount reserved will be sufficient to complete such alterations.

With respect to one (1) Mortgaged Property (identified as Loan No. 15.01 on Annex A-1 to this free writing prospectus), partially securing a mortgage loan and representing approximately 2.3% of the Initial Pool Balance by allocated loan amount, the sole tenant at the Mortgaged Property may, at its sole cost and expense, add additional buildings or structures or enlarge, reduce the size of or demolish any buildings or other improvements, and otherwise make structural and nonstructural alterations to any of the improvements, in each case without the consent of the borrower.  The lease requires that the tenant obtain all applicable governmental approvals and that no liens be filed against the Mortgaged Property (or that the tenant discharge any such liens).  Nonetheless, we can provide no assurances that the tenant will perform or complete any such construction or demolition in accordance with its lease or applicable laws, or that such construction or demolition will not have an adverse impact on the operations at the Mortgaged Property.

With respect to one (1) mortgage loan (identified as Loan No. 31 on Annex A-1 to this free writing prospectus), representing approximately 1.3% of the Initial Pool Balance, a property improvement program (a “PIP”) is planned for the related Mortgaged Property pursuant to the related franchise agreement. At origination, the borrower deposited a reserve of $5,903,128 with the lender, representing the estimated costs of implementing the PIP.  We cannot assure you that the required work will be completed in accordance with the franchise agreement or that, while ongoing, such required work will not be a deterrent to guests or otherwise adversely affect the performance of the related Mortgaged Property.

With respect to one (1) mortgage loan (identified as Loan No. 40 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the Initial Pool Balance, the sole tenant will vacate for three months while the Mortgaged Property undergoes a renovation.  At closing, the borrower reserved $3,200,000 and $334,894 with the lender for tenant improvement and leasing commissions and deferred maintenance, respectively, to complete the renovation.  In addition, the borrower reserved $728,655 at origination with the lender, which is the estimated rent due during the renovation period.  The tenant at the Mortgaged Property does not have any right to abate the rent or to terminate the lease, notwithstanding any delay of completion of the renovation. We cannot assure you that amounts reserved will be sufficient to satisfy the costs of completing the renovation at the Mortgaged Property or that the tenant will take occupancy of its space following completion of the renovation.

We cannot assure you that any of these renovations or expansions will be completed or that the failure to do so will not have a material adverse impact on the related Mortgaged Properties.

See “Risk Factors—Risks Related to Redevelopment and Renovation at the Mortgaged Properties” in this free writing prospectus.

Litigation Considerations; Bankruptcy Issues and Other Proceedings

There may be pending or threatened legal proceedings against, or other past or present adverse regulatory circumstances experienced by, the borrowers, their sponsors and managers of the Mortgaged Properties and their respective affiliates arising out of the ordinary business of the borrowers, their sponsors, managers and affiliates. In addition, certain of the borrower sponsors and/or entities controlled thereby have been a party to bankruptcy proceedings, mortgage loan defaults and restructures, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. In some cases, Mortgaged Properties securing certain of the mortgage loans previously secured other loans that had been in default, restructured or the subject of a discounted payoff, foreclosure or deed-in-lieu of foreclosure. In this regard, we note the following with respect to the mortgage loans in the trust:

Three (3) of the mortgage loans were refinancings of loans in default at the time of refinancing and/or otherwise involved discounted pay-offs in connection with the origination of the related mortgage loan, as described below:

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With respect to one (1) mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 8.5% of the Initial Pool Balance, prior indebtedness secured by the Ventana Hills Apartments and Berkley Manor Apartments Mortgaged Properties was paid off by the subject mortgage loan at discounts of 0.10% and 0.18%, respectively, in connection with the refinancing of the prior indebtedness that was not the subject of a default.

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In the case of one (1) mortgage loan (identified as Loan No. 17 on Annex A-1 to this free writing prospectus), representing approximately 2.8% of the Initial Pool Balance, the related Mortgaged Property was constructed by an affiliate of the current property manager in 2005 using a construction loan provided by a syndicate of lenders. The construction loan subsequently went into maturity default and was restructured in 2010 to extend the maturity date for two years with a partial paydown of the debt.  The construction loan went into maturity default again in 2012.  Following the second maturity default, the borrower (who is unaffiliated with the previous owner) acquired the Mortgaged Property for $53,000,000.  The acquisition proceeds were used to pay off the prior indebtedness at a discount of approximately 46%.  The related mortgage loan was made by the lender to the borrower on the date following the date of the acquisition and discounted payoff.

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In the case of one (1) mortgage loan (identified as Loan No. 39 on Annex A-1 to this free writing prospectus), representing approximately 0.8% of the Initial Pool Balance, the proceeds of the mortgage loan were used to repay in full a prior mortgage loan that was then in maturity default.

With respect to twenty-six (26) mortgage loans (identified as Loan Nos. 2, 4, 5, 7, 8, 9, 10, 11, 12, 13, 14, 16, 20, 22, 23, 29, 32, 37, 38, 40, 47, 48, 53, 59, 60 and 64 on Annex A-1 to this free writing prospectus), representing approximately 40.2% of the Initial Pool Balance, within the last ten (10) years, borrower sponsors (or affiliates of borrower sponsors) have previously sponsored real estate projects (including in some such cases, the particular Mortgaged Property or Mortgaged Properties in this trust (which Mortgaged Properties, in certain cases, involved prior borrowers in connection with financings unrelated to the mortgage loans)) that became or are currently the subject of foreclosure proceedings, deed-in-lieu of foreclosure, short sale, loan restructuring, bankruptcy or insolvency proceedings or similar proceedings.  See “Risk Factors—Risks Associated with Commercial Real Estate Lending”, “—The Borrower’s Form of Entity May Cause Special Risks” and “—Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans”.

With respect to one (1) mortgage loan (identified as Loan No. 1 on Annex A-1 to this free writing prospectus), representing approximately 8.9% of the Initial Pool Balance, an indirect owner of the borrower and affiliate of the sponsor has filed a lawsuit against certain of the other indirect owners related to a buy/sell provision in the limited partnership agreement of Orange City Mezzanine Mills II Limited Partnership (“Orange City”), which indirectly owns a 99.5% interest in the related borrower.  The dispute arises from the merger of The Mills Corporation with an entity affiliated to the plaintiff sponsor.  The operating partnership for The Mills Corporation was The Mills Limited Partnership (“TMLP”), and under the related organizational documents, partnership units in TMLP were convertible into common stock of The Mills Corporation.  Following the merger, the interests formerly held by TMLP in Orange City were owned by a subsidiary of the plaintiff sponsor, and the subsidiary became TMLP’s assignee and successor under the limited partnership agreement of Orange City.  The limited partnership agreement of Orange City provides the plaintiff sponsor with a call right for the equity interests of the defendants in Orange City, which may be exercised with notice pursuant to the agreement.  After receipt of the notice, the defendants refused to sell their equity interests to the plaintiff sponsor, on the basis that the consideration required by the limited partnership agreement was to be paid in TMLP equity units or, at the election of the defendants, cash.  The plaintiff sponsor has offered the defendants limited partnership units in Simon Property Group, L.P., in lieu of the TMLP equity units, but the defendants have refused and argued in pleadings that their rights and benefits would be diminished if they elected to sell their units in exchange for limited partnership units in Simon Property Group, L.P.  The defendants have filed an answer and counterclaim, seeking a declaratory judgment interpreting the limited partnership agreement in their favor and an award of damages based on breach of contract.   We can provide no assurances

regarding the outcome of this litigation or the potential consequences of the litigation on the related borrower or Mortgaged Property.

In the case of one (1) mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), representing approximately 8.5% of the Initial Pool Balance, the previous owners of the Mortgaged Properties, which were indirectly owned by Ivan Djurin, one of the non-recourse guarantors for the NSP Multifamily Portfolio mortgage loan, filed for bankruptcy protection in connection with defaults under prior balance sheet mortgage loans that had been secured by the NSP Multifamily Portfolio Mortgaged Properties.  During the bankruptcy settlement proceedings in 2011 and 2012, respectively, with the prior balance sheet mortgage lenders, the NSP Multifamily Portfolio Mortgaged Properties were transferred to entities controlled by Angelina Djurin, one of the non-recourse guarantors for the NSP Multifamily Portfolio mortgage loan.  All of the Mortgaged Properties in the NSP Multifamily Portfolio were previously encumbered with debt originated by balance sheet lenders. The original balance sheet lender that owned the debt secured  by the Ventana Hills Apartments and Berkley Manor Apartments Mortgaged Properties was Anglo Irish Bank. Anglo Irish Bank sold this debt along with other balance sheet loans to a subsequent investor in a portfolio loan sale. This subsequent investor agreed to a de minimis discounted payment of $50,000 for each of the Ventana Hills Apartments and Berkley Manor Apartments Mortgaged Properties at discounts of 0.10% and 0.18%, respectively, based on the prior mortgage loans current outstanding principal balances.  The two remaining properties in the portfolio were paid off at par.  Additionally, Ivan Djurin currently has four (4) active judgments against him totaling $25,900,000.

In the case of one (1) mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 7.1% of the Initial Pool Balance, the fifth largest tenant by net rentable area, Aereo Inc. (“Aereo”), representing 3.0% of the net rentable area and 4.0% of the underwritten base rent, is involved in a lawsuit with Walt Disney Co’s ABC network, CBS Broadcasting Inc, Comcast Corp’s NBCUniversal and Twenty-First Century Fox Inc. (collectively, the “Networks”).  The Networks  brought suit claiming that Aereo steals copyrighted TV content and have appealed a decision by the 2nd U.S. Circuit Court of Appeals in April that denied their request to shut Aereo down while litigation proceeds.  Aereo’s business is to charge users a fee to watch live or recorded broadcasts of over the air TV though computers or mobile devices.  The appeal will be heard by the Supreme Court on or about April 22, 2014.

In the case of two (2) mortgage loans (identified as Loan Nos. 5 and 40 on Annex A-1 to this free writing prospectus), representing approximately 5.7% of the Initial Pool Balance, the related sponsor previously caused an affiliated borrower under an unrelated loan to file bankruptcy after the loss of a major tenant led to difficulties paying the debt service on the loan. That mortgage loan, unlike the mortgage loans identified as Loan Nos. 5 and 40 to this free writing prospectus, did not include a non-recourse carveout for filing voluntary bankruptcy; however, we cannot assure you that the sponsor will not, or will not cause the borrowers under the related mortgage loans to, avail themselves of rights in bankruptcy in the event the Mortgaged Properties experience economic hardship.

In the case of one (1) mortgage loan (identified as Loan No. 16, on Annex A-1 to this free writing prospectus), representing approximately 2.9% of the Initial Pool Balance, the borrower reports that the sole member of the borrower, together with other parties as defendants, is the subject of a lawsuit relating to the sale/purchase of real property unrelated to the Mortgaged Property and the failed condominium conversion of such real property.  The sole member denies liability, and the mortgage loan documents related to the Mortgaged Property include a guaranty covering any losses suffered by the lender in connection with such litigation. The title policy relating to the property in question also covers losses suffered by the lender in connection with such litigation.

With respect to one (1) mortgage loan (identified as Loan No. 27 on Annex A-1 to this free writing prospectus), representing approximately 1.4% of the Initial Pool Balance, the sponsors, who are also the non-recourse carveout guarantors, are among the defendants in a case filed in December 2013 by El Sid Properties, LLC (“El Sid” ) on its own behalf and derivatively on behalf of Doremus Newark, LLC (“Doremus Newark” ) in the Superior Court of New Jersey, Essex County, Docket No. ESX-C-291-13. Equity Industrial Partners Corp (“EIP” ), which is an affiliate of the sponsors, is the manager of Doremus Newark, and an affiliate of EIP owns a 50% membership interest in that entity. El Sid owns a 50%

membership interest in Doremus Newark. The lawsuit involves a dispute over the distribution of proceeds from an August 2013 refinancing of a loan on a non-collateral property in Newark, New Jersey. The plaintiff alleges that EIP, Doremus Newark and certain other affiliates and principals (including Donald Levine, Lewis Heafitz and Neal Shalom, the sponsors and non-recourse carveout guarantors of this mortgage loan) caused the fraudulent and wrongful diversion of up to $13,000,000 of proceeds from that refinancing. The plaintiff is demanding, among other things, unspecified compensatory damages and punitive damages against all defendants, the appointment of a custodian to manage the affairs of Doremus Newark and its parent, and a full accounting of the defendants’ assets. In February 2014, the defendants filed an answer to the plaintiff’s complaint denying any wrongdoing, reflecting their position that all proceeds from the non-collateral property’s refinancing were used to repay existing loans on that property and that no sums were diverted for any other purpose. The defendants also filed a number of counterclaims against El Sid alleging El Sid’s misconduct under the Doremus Newark organizational documents, among other claims. We have been informed that the sponsors intend to continue vigorously defending the lawsuit, and the Mortgage Loan documents contain a carveout for any losses resulting from the lawsuit.  We can provide no assurances regarding the outcome of this litigation or the potential consequences of the litigation on the guarantors.

In the case of one (1) mortgage loan (identified as Loan No. 29 to this free writing prospectus), representing approximately 1.4% of the Initial Pool Balance, the FDIC investigated certain violations related to a loan made by Premier Business Bank during a period in which the sponsor and non-recourse carveout guarantor served on the board of directors of the bank.  The FDIC subsequently removed the sponsor and guarantor from the board of directors and levied a civil fine of $75,000 against him individually in connection with the investigation.  The alleged violations related to a loan made by the bank to an entity owned by the related sponsor’s family members.  We can provide no assurances that the related sponsor and guarantor will not engage in similar behavior with regard to the mortgage loan.

In the case of one (1) mortgage loan (identified as Loan No. 38 to this free writing prospectus), representing approximately 0.9% of the Initial Pool Balance, the sponsor reports that it previously sponsored seven (7) real estate projects that became the subject of foreclosure proceedings between 2010 and 2012.  The related mortgage loans had been securitized. In addition, the sponsor reports that it previously negotiated discounted payoff settlements with the lenders of two (2) mortgage loans in 2011 and 2012 for undisclosed amounts.  The related mortgage loans were not securitized.

In the case of one (1) mortgage loan (identified as Loan No. 47 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the Initial Pool Balance, the related non-recourse carveout guarantor was involved in a dispute with the Internal Revenue Service in United States Tax Court relating to whether the guarantor qualified for a certain exception.  The court held in favor of the guarantor in March 2014.  The Internal Revenue Service has until June 2014 to appeal the holding.

In the case of one (1) Mortgaged Property (identified as  Loan No. 59 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 0.4% of the Initial Pool Balance, the sponsor for the mortgage loan has had assets in CMBS transactions that resulted in dispositions pursuant to deeds-in-lieu of foreclosure.  The first involved a loan made in 2000 where the tenant vacated five (5) years into the loan term and the landlord was unable to fill the property at comparable rent.  The sponsor and the special servicer agreed to a deed-in-lieu of foreclosure in 2006.  The sponsor was additionally involved in another loan originated in 2006.  Rents in the applicable market declined as a result of the recession and in 2013, when a tenant representing 10% of the net rentable area defaulted on its lease, replacement tenants resulted in significant TI/LC costs.  After unsuccessful negotiations with the special servicer, the note was sold in 2013 and shortly after an agreement was reached for a deed-in-lieu of foreclosure.

See “Risk Factors—Litigation or Other Legal Proceedings Could Adversely Affect the Mortgage Loans” in this free writing prospectus and “Risk Factors—Litigation Concerns” in the prospectus.  See also representations and warranties Nos. 15, 41, 42 and 50 on Annex D-1 to this free writing prospectus and the exceptions to those representations on Annex D-2 to this free writing prospectus.

Tenant Issues

Occupancy and Tenant Concentrations.  Mortgaged Properties that are owner-occupied or leased to a single tenant, or leased to a tenant that makes up a significant portion of the rental income, are more susceptible to interruptions of cash flow if that tenant’s business operations are negatively impacted or if such tenant fails to renew its lease.

See “Risk Factors—Risks of Lease Early Termination Options” and “—Certain Additional Risks Relating to Tenants” in this free writing prospectus, and Annex A-3 to this free writing prospectus.

In addition, the Mortgaged Properties securing mortgage loans included in the trust have single tenant concentrations as set forth below:

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Fifteen (15) of the Mortgaged Properties securing fourteen (14) mortgage loans (identified as Loan Nos. 8, 9, 10, 11, 12, 13, 14, 15, 27.03, 30, 40, 42, 60 and 63 on Annex A-1 to this free writing prospectus), representing approximately 9.0% of the Initial Pool Balance by allocated loan amount, are leased to a single tenant.  With respect to certain of these mortgage loans, the single tenant’s lease expires prior to the related maturity date. See Annex A-1 to this free writing prospectus for tenant lease expiration dates for the single tenants at these respective Mortgaged Properties.

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Six (6) Mortgaged Properties (identified as Loan Nos. 3, 5, 33, 40, 45 and 60 on Annex A-1 to this free writing prospectus), securing six (6) mortgage loans representing approximately 15.0% of the Initial Pool Balance, have government tenants among the five largest tenants at the related Mortgaged Property. See “Risk Factors—Certain Additional Risks Relating to Tenants” in this free writing prospectus.

●	No Mortgaged Property leased to a single tenant secures a mortgage loan representing more than approximately 2.3% of the Initial Pool Balance by allocated loan amount.

Mortgaged Properties securing certain mortgage loans have tenant lease concentrations. For certain information on the top ten tenants at each of the top ten mortgage loans, see the chart entitled “Tenant Summary” on Annex A-3 to this free writing prospectus.  In addition, see Annex A-1 for the identity and size of the top five tenants at each Mortgaged Property.  Further, we note the following with respect to the mortgage loans in the trust:

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With respect to ten (10) Mortgaged Properties, partially securing nine (9) mortgage loans (identified as Loan Nos. 3, 6.03, 7, 16, 27.01, 27.02, 32, 41, 54 and 59 on Annex A-1 to this free writing prospectus), representing approximately 14.8% of the Initial Pool Balance by allocated loan amount, the related Mortgaged Properties are leased to a tenant that makes up 50% or more (but less than 100%) of the rentable square footage.

See “Risk Factors—Tenant Concentration Entails Risk” and “—Certain Additional Risks Related to Tenants” in this free writing prospectus.

Certain Mortgaged Properties securing some of the mortgage loans may have low occupancy rates. For example, with respect to one (1) mortgage loan (identified as Loan No. 23 on Annex A-1 to this free writing prospectus), representing approximately 1.8% of the Initial Pool Balance, the related Mortgaged Property is 64.2% occupied as of February 1, 2014.  For the occupancy rate and the date of its measurement for each mortgage loan, see Annex A-1 to this free writing prospectus.  Further, we note the following with respect to the mortgage loans in the trust:

With respect to one (1) mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing approximately 5.0% of the Initial Pool Balance, the second largest tenant at the Mortgaged Property (representing approximately 6.0% of the net rentable area), is subleasing 5,352 square feet of its total space of 20,964 feet to two sub-tenants.  The remaining portion of the tenant’s space is currently vacant.  The tenant has continued to comply with its obligations to pay rent as provided in its lease.

Certain of the Mortgaged Properties are leased to the related borrower or affiliates of the related borrower.  In that regard, we note the following with respect to the mortgage loans in this trust:

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With respect to one (1) Mortgaged Property (identified as Loan No. 16 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 2.9% of the Initial Pool Balance, the borrower may allow the Sears tenant to transfer its interest under its ground lease of the Sears Grand parcel to an affiliate of the borrower upon satisfaction of certain conditions set forth in the related loan documents, including (i) the lender’s approval of the proposed transferee, (ii) the transferee entering into a lease for at least 66% of the net rentable area of the Sears Grand parcel and (iii) the borrower paying the projected shortfall of net operating income and tenant reimbursement obligations for insurance, taxes and other similar items resulting from the proposed transfer and either paying or acquiring financing acceptable to lender to cover re-tenanting costs.

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With respect to one (1) Mortgaged Property (identified as Loan No. 19 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 2.6% of the Initial Pool Balance, the related borrower is permitted to enter into a lease for up to 10,000 square feet (approximately 1.9% of the net rentable area) with an affiliated non-profit foundation, provided that the leased space is used to further the foundation’s mission.

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With respect to one (1) Mortgaged Property (identified as Loan No. 24 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 1.7% of the Initial Pool Balance, the borrower entered into a master lease for the entirety of the mortgaged property with an affiliate of the borrower, as described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus. In addition, the second-largest tenant, representing approximately 21.9% of the net rentable area at the Mortgaged Property, is a borrower affiliate.  See “Risk Factors—Certain Additional Risks Relating to Tenants” and “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this free writing prospectus.

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With respect to one (1) Mortgaged Property (identified as Loan No. 39 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 0.8% of the Initial Pool Balance, the co-borrower/fee owner entered into an operating lease with the other co-borrower, as operating lessee, as described under “Description of the Mortgage Pool—Mortgage Pool Characteristics—Property Type Concentrations” in this free writing prospectus.  See “Risk Factors—Certain Additional Risks Relating to Tenants” and “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this free writing prospectus.

Expirations. Certain Mortgaged Properties are subject to tenant leases that expire before the maturity date of the related mortgage loan. For tenant lease expiration information in the form of a lease rollover chart relating to each of the top ten mortgage loans, see the related summaries attached as Annex A-3 to this free writing prospectus. In addition, see Annex A-1 to this free writing prospectus for tenant lease expiration dates for the five largest tenants at each Mortgaged Property. In addition, identified below are certain lease terminations and expirations with respect to the Mortgaged Properties securing certain of the mortgage loans included in the trust:

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One (1) mortgage loan (identified as Loan No. 63 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the Initial Pool Balance, is occupied by a single tenant under a lease which expires prior to the maturity of the related mortgage loan.

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Fifteen (15) Mortgaged Properties (identified as Loan Nos. 1, 5, 6, 19, 22, 28, 29, 32, 40, 41, 45, 49, 54, 55 and 59 on Annex A-1 to this free writing prospectus) (excluding Mortgaged Properties leased to a single tenant and set forth in the bullet above), securing fifteen (15) mortgage loans, representing approximately 30.9% of the Initial Pool Balance, are each subject to tenant leases that are scheduled to have a 50% or more (based either on net rentable area or total underwritten rent) lease rollover in the same year as, or prior to, the related maturity date or anticipated repayment date.

●
In addition, with respect to certain other Mortgaged Properties, there are leases that represent in the aggregate a material portion (but less than 50%) of the net rentable square footage of the related Mortgaged Property that expire in a single calendar year prior to, or shortly after, the maturity of the related Mortgage Loan.

Terminations. Tenants under commercial leases often have the right to terminate the related lease or abate or reduce the related rent for various reasons or upon various conditions See “Risk Factors—Risks of Lease Early Termination Options” in this free writing prospectus.

Fourteen (14) Mortgaged Properties (identified as Loan Nos. 3, 5, 22, 24, 27.01, 28, 33, 36, 44, 45, 51, 59, 60 and 63 on Annex A-1 to this free writing prospectus), partially securing fourteen (14) mortgage loans representing approximately 23.0% of the Initial Pool Balance by allocated loan amount, are each subject to leases where one or more of the top five (5) tenants at such Mortgaged Property either has the right to terminate its lease during the term of the loan, prior to the stated expiration of the full lease term and during the term of the related mortgage loan (either at such tenant’s option or for reasons other than a landlord default under the applicable lease, including as a result of the trigger of co-tenancy provisions) and/or the right to reduce such tenant’s total leased space at the related Mortgaged Property pursuant to the related lease. See Annex A-1 to this free writing prospectus and the footnotes related thereto for additional information on the top five tenants at the related Mortgaged Properties.

One (1) mortgage loan (identified as Loan No. 4 on Annex A-1 to this free writing prospectus), representing approximately 6.4% of the Initial Pool Balance, the second through fifth largest tenants identified as “Bass Pro Shops Outdoor,” “Cinemark Theatres,” “Burlington Coat Factory” and “Medieval Times,” representing approximately 23.1% of the net rentable area in the aggregate, have the options to cease operations at the Mortgaged Property but will be required to continue paying rent in compliance with their obligations under their respective leases.

Purchase Options, Rights of First Refusal and Rights of First Offer

Tenants under commercial leases, franchisors, property managers, ground lessors and others may have the right to purchase all or a portion of the related Mortgaged Property under certain circumstances, including, in the event that the related borrower contemplates a sale of such Mortgaged Property. See “Risk Factors—Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties” in this free writing prospectus and representation No. 8 on Annex D-1 to this free writing prospectus and the exceptions to that representation on Annex D-2 to this free writing prospectus. With respect to the Mortgaged Properties securing the mortgage loans in the trust, we note in particular the following:

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In the case of seven (7) Mortgaged Properties (identified as Loan Nos. 4, 6.02, 10, 12, 14, 15.02 and 59 on Annex A-1 to this free writing prospectus), partially securing seven (7) mortgage loans, representing approximately 8.9% of the Initial Pool Balance by allocated loan amount, certain tenants, franchisors, property managers, ground lessors, owners’ associations at such Mortgaged Properties or other parties have a right of first refusal or right of first offer, upon satisfaction of certain conditions, to purchase all or a portion of the related Mortgaged Property in the event the related borrower decides to sell the related Mortgaged Property or a portion thereof, as applicable.

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In the case of one (1) Mortgaged Property (identified as Loan No. 4 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 6.4% of the Initial Pool Balance, the Anne Arundel Foundation tenant has the option, commencing in 2018, to purchase the leased premises upon written notice to the borrower and payment of a purchase price in an amount determined by using an 8% capitalization rate of the then current annual minimum rent. The related mortgage loan documents permit the partial release of the Anne Arundel parcel in the event that the Anne Arundel Foundation exercises the option to purchase such portion of the Mortgaged Property upon the satisfaction of certain conditions precedent set forth therein, including (i) the payment of the net sales proceeds from such sale (in addition to any amounts required under the REMIC provisions of the mortgage loan documents), (ii) payment of a yield maintenance premium and (iii) the positive difference, if any, of $1,238,700 minus the net sales proceeds.

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In the case of one (1) Mortgaged Property (identified as Loan No. 21 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 2.1% of the Initial Pool Balance, the Mortgaged Property is operated by Marriott Hotel Services, Inc. pursuant to a long term operating lease entered into with the borrower, which is the fee owner of the Mortgaged Property. The lease provides that during any fiscal year when the lessee’s annual budget of FF&E expenditures and capital repairs for the coming year exceeds the available funds in the reserve established by the lessee with the borrower for such purpose, the borrower and the lessee may make additional contributions to cover the shortfall in their respective percentages as set forth in the lease. To the extent that the borrower fails to contribute its share of such amounts, the lessee will have the right to either (1) make such repairs and replacements at its own expense or (2) purchase the Mortgaged Property for a price equal to $62,000,000 plus any amounts expended by the borrower for capital repairs or improvements and amounts deposited by the borrower into the property improvement reserve, on a dollar by dollar basis (which amount was estimated to be approximately $36,253,562 as of the date of the operating lease). The related loan documents contain a nonrecourse carveout against the borrower and guarantor in the event that the lessee exercises this right, except that the carveout will not apply to the extent that the borrower defeases the loan in full or the lessee assumes the loan in accordance with the loan documents.

Additional Considerations

In the case of two (2) mortgage loans (identified as Loan Nos. 17 and 18 on Annex A-1 to this free writing prospectus), representing approximately 5.5% of the Initial Pool Balance, co-tenancy provisions have been triggered with respect to four (4) tenants at the related Mortgaged Properties due to certain temporary vacancies at the Mortgaged Properties.  In addition, in the case of one (1) mortgage loan (identified as Loan No. 44 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the Initial Pool Balance, a termination provision has been triggered with respect to one (1) tenant at the related Mortgaged Property due to the landlord’s uncured default regarding permitted uses at the shopping center.  None of the tenants have currently exercised their co-tenancy or termination remedies under their respective leases; however, we can provide no assurances that the co-tenancy period will be satisfied or that the related tenants will not exercise their rights under their respective leases.

In the case of one (1) mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing approximately 5.0% of the Initial Pool Balance, the borrower has the right to convert the Mortgaged Property into a condominium structure.  The borrower must comply with the terms and conditions set forth in the loan documents, which include obtaining the lender’s approval for the condominium documents and structure.  See “Risk Factors—Condominiums and Master Developments May Limit Use and Improvements” and “Description of the Mortgage Pool—Assessments of Property Value and Condition” in this free writing prospectus for additional information.

With respect to one (1) mortgage loan (identified as Loan No. 34 on Annex A-1 to this free writing prospectus), representing approximately 1.1% of the Initial Pool Balance, the related Mortgaged Property is part of a fractured condominium regime. The related borrower owns 88 of 134 total declared units and is required under the related Mortgage Loan documents to retain ownership of at least 68 of the 134 units. The related borrower has the ability to affirmatively control all material decisions of the owners’ association with respect to the fractured condominium regime.

In the case of one (1) mortgage loan (identified as Loan No. 45 to this free writing prospectus), representing approximately 0.7% of the Initial Pool Balance, there is no separate non-recourse carveout guarantor, and the borrower is the only obligor responsible for any breaches or violations of the non-recourse carveout provisions.

With respect to one (1) mortgage loan (identified as Loan No. 47 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the Initial Pool Balance, the related mortgaged property consists of 5 units out of an 8-unit condominium regime.  Votes under the condominium regime are determined by either a majority of the units or two-thirds of the units, in each case measured by value and number of units.  See “Risk Factors—Condominiums and Master Developments May Limit Use and Improvements” in this free writing prospectus.

With respect to one (1) mortgage loan (identified as Loan No. 52 on Annex A-1 to this free writing prospectus), representing approximately 0.5% of the Initial Pool Balance, the mortgaged property consists of 77 townhomes within a 90-unit condominium project.  The sponsor of the mortgage loan controls the condo association, is the manager of the property, and collects monthly condominium dues from the 13 owner-occupied units.

With respect to one (1) mortgage loan (identified as Loan No. 69 on Annex A-1 to this free writing prospectus), representing approximately 0.1% of the Initial Pool Balance, the related mortgaged property consists of 1 unit out of a 9-unit land condominium regime. The related borrower does not control the condominium board. There are 3 directors on the condominium board and voting is by pro rata ownership.  See “Risk Factors—Condominiums and Master Developments May Limit Use and Improvements” in this free writing prospectus.

Assessments of Property Value and Condition

Appraisals

For each Mortgaged Property, the related mortgage loan seller obtained a current (within six (6) months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Appraisal and Loan-to-Value Ratio”, “—Barclays Bank PLC—Barclays Underwriting Guidelines and Processes”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes—Appraisals”, and  “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Appraisals” in this free writing prospectus.

In the case of one (1) Mortgaged Property (identified as  Loan No. 2.01 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 3.8% of the Initial Pool Balance by allocated loan amount, the appraiser provided and the lender used a “hypothetical market value as-is” of $76,350,000 effective February 21, 2014, which excludes the cost to restore 20 units at the Ventana Hills Apartments Mortgaged Property damaged by fire.  The appraiser’s “market value as-is”, which includes the cost to restore the 20 units, is $74,700,000. At closing, the borrower escrowed $1,492,719 to cover the costs associated with the restoration of the 20 units.  The “hypothetical market value as-is” of $76,350,000 results in a Cut-off Date LTV Ratio of 70.6% and the “market value as-is” of $74,700,000 results in a Cut-off Date LTV Ratio of 71.3%.  See Annex A-1 and Annex A-3 in this free writing prospectus for additional information.

In the case of one (1) Mortgaged Property (identified as Loan No. 6.02 on Annex A-1 to this free writing prospectus, partially securing a mortgage loan representing approximately 0.5% of the Initial Pool Balance by allocated loan amount, the appraiser provided a “hypothetical as-is” as of February 4, 2014, for the related Mortgaged Property, which assumed that all leasing costs, renovation costs, tenant improvement allowances and rent abatements are reserved.  The “hypothetical as-is” of $20,000,000 results in a Cut-off Date LTV Ratio of 69.2%, and the “as-is” value of $17,000,000 results in a Cut-off Date LTV Ratio of 70.4%.  See Annex A-1 and Annex A-3 in this free writing prospectus for additional information.

In the case of one (1) Mortgaged Property (identified as Loan No. 17 on Annex A-1 to this free writing prospectus, securing a mortgage loan representing approximately 2.8% of the Initial Pool Balance, the appraiser provided a “hypothetical market value as-is” value as of November 10, 2013, for the related Mortgaged Property, which assumed that all tenant improvement allowances for outstanding or first year leases have been paid. The “hypothetical market value as-is” appraised value of $53,550,000 results in a Cut-off Date LTV Ratio of 74.7%, and the “as-is” value of $51,750,000 results in a Cut-off Date LTV Ratio of 77.3%.  See Annex A-1 and Annex A-3 in this free writing prospectus for additional information.

With respect to Loan No. 18, which represents approximately 2.7% of the Initial Pool Balance, the appraiser provided an “as-stabilized” value as of April 5, 2014, for the related Mortgaged Property, which assumed that the largest tenant at the Mortgaged Property has taken occupancy and commenced paying rent. The “as-stabilized” appraised value of $105,000,000 results in a Cut-off Date LTV Ratio of 57.0%, and the “as-is” value of $102,000,000 results in a Cut-off Date LTV Ratio of 58.7%.  See Annex A-1 and Annex A-3 in this free writing prospectus for additional information.

In the case of one (1) Mortgaged Property (identified as Loan No. 21 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 2.1% of the Initial Pool Balance, the appraised value of $170,000,000 for the related Mortgaged Property was based on the “as-is” value of the leased fee interest due to the operating lease with Marriott Hotel Services, Inc. The Cut-off Date LTV Ratio based on the “as-is” value of the leased fee interest is 64.7%. The appraised value using the “hypothetical fee simple” value of $214,600,000 provided by the appraisal results in a Cut-off Date LTV Ratio of 51.3%. See Annex A-1 in this free writing prospectus for additional information.

In the case of one (1) Mortgaged Property (identified as Loan No. 23.05 on Annex A-1 to this free writing prospectus, securing a mortgage loan representing approximately 0.1% of the Initial Pool Balance by allocated loan amount, the appraiser provided an “as-is market value” and an “as-is market value of excess land,” for the related Mortgaged Property.  Both the “as-is market value” and the “as-is market value of excess land” are included in the calculation of the Cut-off Date LTV Ratio as the excess land secures the related Mortgage Loan and such value was not included in the “as-is market value” determination.  See Annex A-1 in this free writing prospectus for additional information.

In the case of one (1) Mortgaged Property (identified as  Loan No. 26 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 1.6% of the Initial Pool Balance, the appraiser provided a “prospective market value upon stabilization” of $31,200,000, which assumes all tenant improvements are completed and all tenants are paying full rent, which the lender utilized in calculating the Cut-off Date LTV.  The effective date of the “prospective market value upon stabilization” of August 1, 2014, is the date upon which the last in-place tenant begins paying full base rent under the terms of their lease.  The appraiser’s “as-is” value of the Mortgaged Property is $29,600,000.  At closing, the borrower escrowed a total of $686,840 for unfinished space and for the difference between the full rent and the reduced rent for those tenants in reduced rent periods.  The “prospective market value upon stabilization” of $31,200,000 results in a Cut-off Date LTV Ratio of 73.6% and the “as-is” value of $29,600,000 results in a Cut-off Date LTV Ratio of 77.6%.  See Annex A-1 in this free writing prospectus for additional information.

In the case of one (1) Mortgaged Property (identified as Loan No. 27.03 on Annex A-1 to this free writing prospectus), partially securing a mortgage loan representing approximately 0.3% of the Initial Pool Balance by allocated loan amount, the appraiser provided an “as-stabilized” value as of April 1, 2014, for the related Mortgaged Property, which assumed that the lease with one of the tenants, Regency Warehousing and Distribution, Inc., had been executed.  At origination of the mortgage loan, the lease was finalized and executed.  The “as-stabilized” appraised value of $6,100,000 results in a Cut-off Date LTV Ratio of 75.0%, and the “as-is” value of $5,850,000 results in a Cut-off Date LTV Ratio of 75.7%.  See Annex A-1 in this free writing prospectus for additional information.

In the case of one (1) Mortgaged Property (identified as Loan No. 31 on Annex A-1 to this free writing prospectus, securing a mortgage loan representing approximately 1.3% of the Initial Pool Balance, the appraiser provided an “as-renovated” value as of March 1, 2015, for the related Mortgaged Property, which assumed that the property improvement plan related to the franchise agreement for the Mortgaged

Property has been completed. The “as-renovated” appraised value of $35,000,000 results in a Cut-off Date LTV Ratio of 52.5%, and the “as-is” value of $27,500,000 results in a Cut-off Date LTV Ratio of 66.8%.  See Annex A-1 in this free writing prospectus for additional information.

In the case of one (1) Mortgaged Property (identified as Loan No. 40 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 0.7% of the Initial Pool Balance, the appraiser provided an “as-stabilized” value as of June 1, 2014, for the related Mortgaged Property, which assumed that the tenant improvements and renovations related to the sole tenant at the Mortgaged Property have been completed. The “as-stabilized” appraised value of $18,100,000 results in a Cut-off Date LTV Ratio of 56.4%, and the “as-is” value of $13,600,000 results in a Cut-off Date LTV Ratio of 75.0%.  See Annex A-1 in this free writing prospectus for additional information.

See “Risk Factors—Limitations of Appraisals” in this free writing prospectus.

Engineering Reports

In connection with the origination of each mortgage loan included in the trust, other than as identified below, the related mortgage loan seller or other originator obtained an engineering report with respect to the related Mortgaged Property with an engineering report dated within eight months of the Cut-off Date. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Physical Assessment Report”, “—Barclays Bank PLC—Barclays Underwriting Guidelines and Processes”, “KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes—Engineering Assessments” and “—Starwood Mortgage Funding II LLC—SMF II’s Underwriting Guidelines and Processes —Assessments of Property Condition” in this free writing prospectus. With respect to such engineering reports, prospective investors should note the related representation number 12 in Annex D-1 to this free writing prospectus.

See “Risk Factors—Limitations of Appraisals” in this free writing prospectus.

Zoning and Building Code Compliance and Condemnation

In connection with the origination of each mortgage loan included in the trust, the related mortgage loan seller or other originator generally examined whether the use and occupancy of the related real property collateral was in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes—Zoning and Building Code Compliance”, “—Barclays Bank PLC—Barclays Underwriting Guidelines and Processes”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes—Engineering Assessments”, and “—Starwood Mortgage Funding Corporation II LLC—SMF II’s Underwriting Guidelines and Processes—Assessments of Property Condition—Zoning and Building Code Compliance” in this free writing prospectus.  In this regard we note the following:

With respect to one (1) mortgage loan (identified as Loan No. 10 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the Initial Pool Balance by allocated loan amount, Burlington County, New Jersey, intends to take a strip of land located at the front of the related Mortgaged Property as part of a planned road widening. The related borrower has represented and warranted in the related loan documents that the taking does not impact any structures or interfere with access or the operation of the property for retail purposes.

With respect to one (1) mortgage loan (identified as Loan No. 17 on Annex A-1 to this free writing prospectus), representing approximately 2.8% of the Initial Pool Balance, the related mortgage loan documents allow the borrower to dedicate a private road that runs through the Mortgaged Property to the City of Reno, Nevada, and release the road from the lien of the mortgage subject to certain conditions set forth in the loan documents including, without limitation, that the road continue to be used for vehicular access and traffic at the Mortgaged Property.  Currently, the borrower is required to maintain the road.  No release will be permitted if, after giving effect to the release, the LTV Ratio would be greater than 125%.

With respect to one (1) mortgage loan (identified as Loan No. 63 on Annex A-1 to this free writing prospectus), representing approximately 0.4% of the Initial Pool Balance, the current use of the related Mortgaged Property as an office property is nonconforming, because a conditional use permit has not been issued.  Upon the issuance of a conditional use permit, the use would be legal conforming. In addition, a valid certificate of occupancy may only be issued upon the issuance of a conditional use permit. The related borrower and non-recourse carveout guarantor are required to cause the issuance of a conditional use permit and a certificate of occupancy within 6 months of origination.  Failure to do so will constitute an event of default under the loan documents. In addition, the borrower has escrowed an amount equal to 6 months’ debt service to be held as additional collateral until a conditional use permit and permanent certificate of occupancy have been obtained.

In the case of one (1) Mortgaged Property (identified as Loan No. 65 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 0.3% of the Initial Pool Balance, the mortgaged property is non-conforming as to permitted use and displayed signs.  Income from the prohibited use was not included for purposes of underwriting.  The applicable rebuild provision provides that if 50% or more of the mortgaged property is damaged, it cannot be rebuilt as a self-storage property.  Law and ordinance insurance has been obtained, however, there can be no assurance that, in the event of a casualty which exceeds the threshold under the policy, the related borrower will be able to obtain the required permits to rebuild the property or that the amount of any insurance proceeds and law and ordinance proceeds will be sufficient to satisfy any remaining obligations under the related mortgage loan documents.  The loan documents provide that if after casualty or condemnation the borrower is unable to rebuild, then the lender will not be obligated to disburse insurance proceeds.

See “Risk Factors—Zoning Compliance, Use Restrictions and Condemnation May Adversely Affect Property Value” in this free writing prospectus and see representation number 26 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

Certain Terms and Conditions of the Mortgage Loans

All of the mortgage loans bear interest at a mortgage rate (each, a “Mortgage Rate”) that will remain fixed for their remaining terms; provided, however, that after the Anticipated Repayment Date, the interest rate on the ARD Loans will increase as described in this free writing prospectus. See “—ARD Loans” in this free writing prospectus.  With respect to the Componentized Mortgage Loan, the interest rates on the related Pooled Component and Non-Pooled Component are equal to the related Mortgage Rate for the Componentized Mortgage Loan.  The mortgage loans have due dates that occur on the day of each month as set forth in the following table:

Overview of Due Dates
Due Date	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
1	36	$845,653,302	60.0%
6	32	443,918,468	31.5
7	1	120,000,000	8.5
Total:	69	$1,409,571,770	100.0%

As used in this free writing prospectus, “Due Date” means, with respect to each mortgage loan, the date on which scheduled payments of principal, interest or both are required to be made by the related borrower on the mortgage loan.

The mortgage loans have grace periods as set forth in the following table:

Overview of Grace Periods

Grace Period (Days)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
0	60	$1,144,302,675	81.2%
3	1	30,000,000	2.1
5(1)	8	235,269,095	16.7
Total:	69	$1,409,571,770	100.0%

(1)
In the case of one (1) mortgage loan (identified as Loan No. 29 on Annex A-1 to this free writing prospectus), representing approximately 1.4% of the Initial Pool Balance, grace periods are restricted to no more than twice per year.

As used in this free writing prospectus, “grace period” is the number of days following the Due Date before a payment default would exist under each mortgage loan and is based solely on the express terms of the respective mortgage loans. Various states may impose statutorily longer grace periods.

In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

All of the mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year (“Actual/360 Basis”).

The mortgage loans have the amortization characteristics set forth in the following table:

Amortization Types
Amortization Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Interest Only	10	$491,530,000	34.9%
Balloon	29	424,241,839	30.1
IO-Balloon	19	370,085,000	26.3
IO-Balloon-ARD	3	44,078,558	3.1
Fully Amortizing	1	38,150,689	2.7
Interest Only-ARD	3	21,938,696	1.6
Balloon-ARD	4	19,546,988	1.4
Total:	69	$1,409,571,770	100.0%

Overview of Prepayment Protection(1)(2)(3)

Prepayment Protection	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
Defeasance	47	$1,035,654,791	73.5%
Yield Maintenance	18	342,048,143	24.3
Lockout Only(4)	2	21,868,835	1.6
Defeasance/Yield Maintenance	2	10,000,000	0.7
Total:	69	$1,409,571,770	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

(2)
Certain mortgage loans may permit the application of escrows to prepay a portion of the principal balance. The application of such escrows may or may not require a payment of a yield maintenance charge or a prepayment premium based on the amount of the principal that is being paid and may be applied during a lockout/defeasance period.

(3)
In the case of one (1) mortgage loan (identified as Loan No. 32 on Annex A-1 to this free writing prospectus), representing approximately 1.2% of the Initial Pool Balance, in connection with the partial release of an outparcel, the related borrower is permitted to prepay a portion of the mortgage loan following the expiration of the lockout period in the amount of $1,012,500 without the payment of a yield maintenance or other prepayment premium. In the case of one (1) other mortgage loan (identified as Loan No. 34 on Annex A-1 to this free writing prospectus), representing approximately 1.1% of the Initial Pool Balance, the borrower is permitted to obtain the partial release of up to twenty (20) individual residential units and a parking parcel in each case without the payment of a yield maintenance or other premium. The release price for the parking parcel is $1,500,000, and the release prices for the residential units will be the greater of the net sales proceeds or the amounts set forth in the loan documents.  See “Description of the Mortgage Pool—Releases of Individual Mortgaged Properties” in this free writing prospectus for additional information.

(4)
In the case of two (2) mortgage loans (identified as Loan Nos. 34 and 55 on Annex A-1 to this free writing prospectus), representing approximately 1.6% of the Initial Pool Balance, the mortgage loans may be prepaid after the expiration of the related remaining lockout period of 24 and 21 payments, respectively, without defeasance or the payment of any yield maintenance or other prepayment premium.

With respect to certain mortgage loans that permit prepayment subject to yield maintenance, the “Yield Maintenance Charge” will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid and (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest (including any balloon payment) from the prepayment date through the date specified in the related mortgage loan documents (which will generally be the maturity date, the Anticipated Repayment Date or the first date on which the borrower can prepay without a yield maintenance charge) determined by discounting such payments at a Discount Rate, less the amount of principal being prepaid. See Annex A-1 to this free writing prospectus for the specific prepayment restrictions for each mortgage loan.

The term “Discount Rate” as used in the preceding paragraph will be as set forth in the related loan documents but will generally mean the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date, open prepayment date and/or Anticipated Repayment Date or the remaining weighted average life, of the related mortgage loan plus, in certain circumstances, an additional specified percentage and converted to a monthly equivalent yield (as described in the respective loan documents).

With respect to certain other mortgage loans that permit prepayment subject to yield maintenance, the “Yield Maintenance Charge” will generally, subject to certain variations, be an amount (in some cases, not less than 1.0% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential and payable on each scheduled due date over the remaining original term of the prepaid yield maintenance mortgage loan and, with respect to the principal balance of the note due to be outstanding on such date, the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable, discounted at the Reinvestment Yield as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date through and including the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable.

The term “Interest Payment Differential” with respect to any related prepaid yield maintenance mortgage loan will generally equal (i) the Mortgage Rate minus the Reinvestment Yield, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance of the prepaid yield maintenance mortgage loan on the date of prepayment (if the prepayment date is a scheduled due date, after the application of the monthly payment amount due), provided that the Interest Payment Differential will never be less than zero.

The term “Reinvestment Yield” means with respect to any related prepaid yield maintenance mortgage loan, will generally equal, depending on the mortgage loan, either: (a) the yield calculated by the related lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date or the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable (and, as used in the second preceding paragraph, converted to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the open prepayment period, as applicable, of the prepaid yield maintenance mortgage loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the open prepayment period, as applicable, of the prepaid yield maintenance mortgage loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid yield maintenance mortgage loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid yield maintenance mortgage loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date of prepayment set forth in the related borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

The term “U.S. Obligations” means, in general, securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8), as amended, or (3) such other instruments as set forth in the related mortgage loan documents.

Yield Maintenance Charges and any prepayment premiums are distributable as described in this free writing prospectus under “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums”.

The mortgage loans generally permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an “open period” immediately prior to and including the stated maturity date or Anticipated Repayment Date set forth in the following table:

Prepayment Open Periods(1)

Open Period (Payments)	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
2	3	$32,738,855	2.3%
3	26	637,766,433	45.2
4	31	377,314,897	26.8
5	2	19,783,571	1.4
6	1	30,000,000	2.1
7	3	251,948,490	17.9
24	1	38,150,689	2.7
35	2	21,868,835	1.6
Total:	69	$1,409,571,770	100.0%

(1)	See Annex A-1 to this free writing prospectus for specific criteria applicable to the mortgage loans.

Unless a mortgage loan is relatively near its stated maturity date (or Anticipated Repayment Date), or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or prepayment premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or prepayment premium provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or prepayment premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment to offset the effects of such prepayment on the yield to Certificateholders.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans may require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related Insurance and Condemnation Proceeds to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that (i) the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award and/or (ii) no event of default exists. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to Yield Maintenance Charges or prepayment premiums upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge or prepayment premium is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge or prepayment premium will be enforceable under applicable state law. See “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Certain of the mortgage loans may provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the related mortgage loan upon application of specified amounts of Insurance and Condemnation Proceeds, upon the release of individual properties securing certain mortgage loans or upon application of certain holdbacks, if such holdbacks are not used for their specified purpose, to pay the related unpaid principal balance. Such application of a holdback may or may not require a payment of a Yield Maintenance Charge or prepayment premium based upon the amount of the principal being paid.

ARD Loans

Ten (10) mortgage loans (identified as Loan Nos. 7, 8, 9, 10, 11, 12, 13, 14, 21 and 40 on Annex A-1 to this free writing prospectus) (the “ARD Loans”), representing approximately 6.1% of the Initial Pool Balance, each provide that, if after a certain date (the “Anticipated Repayment Date”), the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the applicable stated Mortgage Rate (the “Initial Rate”). See Annex A-1 in this free writing prospectus for the Anticipated Repayment Date and Revised Rate for each of the ARD Loans. After its respective Anticipated Repayment Date, each ARD Loan further requires that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related mortgage loan documents and all escrows and property expenses required under the mortgage loan documents be used to accelerate amortization of principal (without payment of any yield maintenance premium or prepayment charge) on the related ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on each ARD Loan after its respective Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of each ARD Loan has been paid in full, at which time the Excess Interest will be paid to the holders of the Class NR certificates.

Additionally, an account has been established for the ARD Loans into which the related tenants are required to directly deposit rents or other revenues from the related Mortgaged Property.  The foregoing features are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about its related Anticipated Repayment Date. However, we cannot assure you that the ARD Loans will be prepaid on its respective Anticipated Repayment Date.

Defeasance; Collateral Substitution; Property Releases

The terms of forty-nine (49) mortgage loans (identified as Loan Nos. 1, 2, 4, 5, 15, 17, 19, 20, 21, 22, 23, 24, 25, 26, 28, 29, 30, 31, 32, 33, 35, 36, 37, 38, 39, 40, 41, 42, 43, 44, 46, 47, 48, 50, 51, 52, 53, 56, 57, 58, 59, 60, 61, 62, 64, 65, 66, 67 and 69 on Annex A-1 to this free writing prospectus), representing approximately 74.2% of the Initial Pool Balance,  permit the applicable borrower on any due date after a specified period not less than two years from the Closing Date (or in the case of the Marriott Anaheim Whole Loan, not less than four years after origination or two years after this securitization) (the “Defeasance Lockout Period”), provided that no event of default exists, to obtain a release of all of a Mortgaged Property from the lien of the related Mortgage in exchange for a grant of a security interest in certain U.S. government securities (a “Defeasance”).

In general, the release is subject to certain conditions, including, among other conditions, that the borrower:

(a)      pays or delivers to the master servicer on any due date (the “Release Date”) (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other government securities within the meaning of Section 2(a)(16) the Investment Company Act of 1940, as amended (“Government Securities”), providing payments (x) on or prior to all successive scheduled due dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including all outstanding principal and interest, and (y) in amounts at least equal to the scheduled payments due on these dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial Defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the Government Securities; and

(b)      delivers a security agreement granting the trust fund a first priority lien on the Government Securities purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

The existing borrower or, if the borrower is not required to do so under the mortgage loan documents, the master servicer, will be responsible for purchasing the Government Securities on behalf of the borrower at the borrower’s expense. Simultaneously with these actions, the applicable Mortgaged Property or Properties will be released from the lien of the Mortgage and the pledged Government Securities (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan (although in some cases involving a partial Defeasance, the Government Securities and the remaining real property collateral secure separate non-crossed notes).

In some cases, a successor borrower established or designated by the existing borrower or by the originator (or, if the existing borrower is not required or permitted to do so under the mortgage loan documents, established or designated by the master servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the existing borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret the excess, if any, of the amount paid to purchase the Defeasance collateral over the amount of the defeased debt, as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the Defeasance provisions of any mortgage loan.

In addition to the provisions described above, certain mortgage loans permit partial Defeasances, partial releases and property substitutions as described below.

Releases of Individual Mortgaged Properties

With respect to one (1) mortgage loan (identified as Loan No. 2 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 8.5% of the Initial Pool Balance, the mortgage loan documents provide for release of an individual property from the date after the lockout period in connection with the sale of the property to a third party provided that, among other things: (i) no event of default has occurred or is continuing; (ii) a release amount equal to the greater of (a) 115% of the applicable allocated loan amount or (b) the lender’s allocation of 80% of the net sale proceeds from the released property is delivered; (iii) after giving effect to the release for the applicable individual property, the DSCR for the remaining properties (inclusive of the mezzanine loan, if any), based on the trailing twelve months preceding the release is no less than the greater of (a) 1.07x or (b) the DSCR (inclusive of the mezzanine loan, if any) for all the NSP Multifamily Portfolio properties immediately preceding the release of the applicable individual property; and (iv) after giving effect to the release for the applicable individual property, the LTV (inclusive of the mezzanine loan, if any) for the remaining properties is no greater than the lesser of (a) the LTV (inclusive of the mezzanine loan, if any) immediately preceding the release of the applicable individual Property and (b) 81.7%.

With respect to one (1) mortgage loan (identified as Loan No. 4 on Annex A-1 to this free writing prospectus), representing approximately 6.4% of the Initial Pool Balance, the related mortgage loan documents permit releases of the Marketplace parcel and Anne Arundel parcel upon the satisfaction of certain conditions precedent set forth therein, including, among other things, (i) with respect to the Marketplace parcel, (a) prior to the defeasance lock-out date, (x) the payment of a release price equal to $9,975,000 (in addition to any amounts required under the REMIC provisions) and (y) payment of a yield maintenance premium and (b) after the defeasance lock-out date, (x) partial defeasance  in an amount equal to $9,975,000 so long as the debt yield of the Mortgaged Property remaining subject to the lien is not less than 11.99%; and (ii) with respect to the Anne Arundel parcel if the Anne Arundel Foundation exercises the option to purchase the premises demised under the Anne Arundel lease, the payment of (a) $1,238,700 minus the net sale proceeds (in addition to any amounts required under the REMIC provisions) and (b) a yield maintenance premium.

With respect to one (1) mortgage loan (identified as Loan No. 5 on Annex A-1 to this free writing prospectus), representing approximately 5.0% of the Initial Pool Balance, the related mortgage loan documents provide that, in the event the borrower converts the Mortgaged Property into a condominium regime as provided in the related loan documents, the borrower will be permitted to obtain the release of the individual retail units through a partial prepayment of the mortgage loan after the lockout period and subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the sum of the release price for the related unit (which will be established by the lender after consummation of the conversion based on an updated appraisal) plus the yield maintenance premium specified in the mortgage loan documents, and (ii) after giving effect to such release, the debt service coverage ratio for the remaining portion of the Mortgaged Property is greater than or equal to the greater of (a) 1.10x and (b) the debt service coverage ratio for the entire Mortgaged Property immediately preceding the release date or the date that the borrower provided notice of the release to the lender.  If, after giving effect to such release, the loan-to-value ratio of the remaining Mortgaged Property exceeds 125%, no release will be permitted unless the borrower pays down the mortgage loan as provided by the related mortgage loan documents, unless the lender receives an opinion of counsel that the Trust will not fail to maintain its status as a REMIC trust as a result of the release.

With respect to one (1) mortgage loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus), representing approximately 4.6% of the Initial Pool Balance as of the Cut-off Date, the related mortgage loan documents provide that the borrower is permitted to obtain the release of the Northtowne Mall individual Mortgaged Property through a partial prepayment of such mortgage loan after the lockout period and prior to the maturity date, subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the sum of 115% of the allocated release amount for such individual Mortgaged Property being released, and, if the release occurs prior to the “open period”, the applicable individual yield maintenance premium specified in the related mortgage loan documents for such Mortgaged Property, (ii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties based on the immediately preceding twelve (12) month period is greater than or equal to the greater of (a) 1.15x, and (b) the debt service coverage ratio for all of the Mortgaged Properties (including the individual Mortgaged Property being released) for the immediately preceding twelve (12) month period, and (iii) after giving effect to such release, the loan-to-value ratio of the remaining Mortgaged Properties is not greater than 75%.  If, after giving effect to such release, the loan-to-value ratio of the remaining Mortgaged Properties exceeds 125%, no release will be permitted unless the borrower pays down the mortgage loan as provided by the related mortgage loan documents or the lender receives an opinion of counsel that the Trust will not fail to maintain its status as a REMIC trust as a result of the release.

With respect to eight (8) mortgage loans (identified as Loan Nos. 7, 8, 9, 10, 11, 12, 13 and 14 on Annex A-1 to this free writing prospectus), representing approximately 3.2% of the Initial Pool Balance, the related borrowers are permitted to obtain the release of individual Mortgaged Properties from the cross-collateralization and cross-default agreement through a prepayment of related mortgage loan after the expiration of the lockout period subject to the satisfaction of certain conditions, including, but not limited to: (i) payment of the sum of (a) the allocated release amount for such individual Mortgaged Property being released, (b) if the release occurs prior to the “open period”, a premium of (1) 5% of the original principal balance with respect to Loan No. 7, (2) 10% of the original principal balance with respect to Loan No. 9, and (3) 20% of the original principal balance with respect to the remaining loans, and (c) if the release occurs prior to the “open period”, the yield maintenance premium specified in the mortgage loan documents, and (ii) after giving effect to such release, the aggregate debt service coverage ratio for the remaining Mortgaged Properties is greater than or equal to the greater of (a) 1.61x, and (b) the aggregate debt service coverage ratio for all of the Mortgaged Properties (including the individual

Mortgaged Property being released) for the immediately preceding twelve (12) month period.  If, after giving effect to such release, the aggregate loan-to-value ratio of the remaining Mortgaged Properties exceeds 125%, no release will be permitted unless the borrower pays down the remaining mortgage loans as provided by the related mortgage loan documents or the lender receives an opinion of counsel that the Trust will not fail to maintain its status as a REMIC trust as a result of the release.

With respect to one (1) mortgage loan (identified as Loan No. 15 on Annex A-1 to this free writing prospectus), representing approximately 3.1% of the Initial Pool Balance, the related mortgage loan documents provide that the borrowers are permitted to obtain the release of either individual Mortgaged Property through a partial defeasance of the mortgage loan after the lockout period and prior to the open period and subject to the satisfaction of certain conditions, including, but not limited to: (i) defeasance of the amount of 115% of the allocated loan amount specified in the mortgage loan documents, (ii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Property is greater than or equal to 2.08x, and (iii) the loan-to-value ratio for the remaining Mortgaged Property is equal to or less than 60.0%.

With respect to one (1) mortgage loan (identified as Loan No. 16 on Annex A-1 to this free writing prospectus), representing approximately 2.9% of the Initial Pool Balance, the related mortgage loan documents permit the partial release of the portion of the Mortgaged Property leased to Sears, Roebuck & Co. after July 6, 2014 for a release price of $10,500,000 (in addition to any amounts required under the REMIC provisions).

With respect to one (1) mortgage loan (identified as Loan No. 23 on Annex A-1 to this free writing prospectus), representing approximately 1.8% of the Initial Pool Balance, the related mortgage loan documents permit the release of any of the individual properties in connection with a defeasance at any time after the defeasance lockout period upon the satisfaction of certain conditions precedent set forth therein, including (i) payment of a release price equal to the greater of (a) 125% of the allocated loan amount and (b) the net sales proceeds applicable to such individual property, (ii) after giving effect to such release, the debt service coverage ratio must be equal to or greater than the greater of (a) the debt service coverage ratio for the twelve (12) full calendar months immediately preceding the closing date of the mortgage loan, (b) the debt service coverage ratio for the properties then remaining (including the individual property to be released and taking into account the debt evidenced by the defeased note in question) for the twelve (12) full calendar months immediately preceding the release of the individual property and (c) 1.40x, (iii) after giving effect to such release, the loan-to-value ratio for the properties then remaining subject to the liens of the mortgages must be equal to or less than the lesser of (a) the loan-to-value ratio immediately preceding the closing date of the mortgage loan, (b) the loan-to-value ratio for all of the properties remaining (including the individual property to be released and taking into the account the debt evidenced by the defeased note in question) immediately preceding the release of the individual property and (c) 75% and (iv) satisfaction of the REMIC requirements.

With respect to one (1) mortgage loan (identified as Loan No. 27 on Annex A-1 to this free writing prospectus), representing approximately 1.4% of the Initial Pool Balance, the related loan documents permit the release of any individual Mortgaged Property from the lien of the security instrument at any time (including, without limitation, during the lockout period) in connection with a prepayment arising from application of net proceeds from a casualty or condemnation without payment of a yield maintenance or other prepayment premium, subject to the satisfaction of conditions set forth in the related loan documents, including, among other conditions, the following: (i) payment of a release price equal to 125% of the allocated mortgage loan amount specified in the mortgage loan documents; (ii) after giving effect to such release, the debt service coverage ratio for the remaining Mortgaged Properties based on the trailing twelve (12) month period immediately preceding the release of the applicable Mortgaged Property is greater than or equal to the greater of (a) 1.40x and (b) the debt service coverage ratio for all of the Mortgaged Properties immediately preceding the release based on the twelve (12) month period prior to the release; and (iii) after giving effect to such release, the loan-to-value ratio for the remaining Mortgaged Properties shall be no greater than the lesser of (a) 75% and (b) the loan-to-value ratio for all of the Mortgaged Properties immediately preceding the release. If the borrower is unable to satisfy the loan-to-value ratio requirements set forth above, then it may prepay a portion of the mortgage loan in an amount which would satisfy the test, which prepayment must include the yield maintenance premium if it occurs prior to the “open period.”  Additionally, if, after giving effect to such release, the loan-to-value ratio of the remaining Mortgaged Properties would exceed 125%, no release will be permitted unless the related borrower pays down the mortgage loan by the amounts specified in the mortgage loan documents, unless the lender receives an opinion of counsel that if (y) is not followed, the Trust will not fail to maintain its status as a REMIC trust as a result of the release.

With respect to one (1) mortgage loan (identified as Loan No. 30 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 1.3% of the Initial Pool Balance, the related loan documents provide for a partial release of the portion of the mortgaged property depicted as a proposed public right of way in connection with a dedication of the portion of the property to the City of Roseville for roadway purposes, provided that certain conditions are met as set forth in the loan documents.

With respect to one (1) mortgage loan (identified as Loan No. 32 on Annex A-1 to this free writing prospectus), representing approximately 1.2% of the Initial Pool Balance, the related borrower is permitted to obtain the release of an outparcel through a partial prepayment of the mortgage loan after the lockout period and subject to the satisfaction of certain conditions, including, but not limited to payment of the sum of $1,012,500.  The borrower is not required to pay a yield maintenance or other prepayment premium in connection with the partial release.  Additionally, if after giving effect to such release, the loan-to-value ratio of the remaining Mortgaged Property exceeds 125%, no release will be permitted unless the borrower pays down the mortgage loan as provided by the related mortgage loan documents.  The payment will be applied by the lender to pay down the outstanding principal balance of the mortgage loan, and following such application, the monthly debt service amount will be reduced on a pro rata basis.

With respect to one (1) mortgage loan (identified as Loan No. 34 on Annex A-1 to this free writing prospectus), representing approximately 1.1% of the Initial Pool Balance, the related loan documents permit the release of up to 20 residential condominium units at the Mortgaged Property from the lien of the security instrument on or after the permitted prepayment date of the mortgage loan without payment of a yield maintenance or other prepayment premium, subject to the satisfaction of conditions set forth in the related loan documents, including, among other conditions, the following: (i) payment of a release price equal to the greater of (a) the allocated loan amount for such unit or (b) the net sales proceeds from the unit’s sale; (ii) after giving effect to the release of such units, the debt service coverage ratio for the remaining residential units based on the twelve (12) month period immediately preceding the release of such units shall be equal to or greater than 1.40x; and (iii) after giving effect to the release of such units, the related borrower shall continue to own at least 68 units and continue to retain control of the condominium association.  Additionally, if, after giving effect to such release, the loan-to-value ratio of the remaining portion of the Mortgaged Property would exceed 125%, no release will be permitted unless the related borrower pays down the mortgage loan by the amount specified in the mortgage loan documents, unless the lender receives an opinion of counsel that if (y) is not followed, the Trust will not fail to maintain its status as a REMIC trust as a result of the release. The related loan documents also permit the release of a parcel currently used for parking from the lien of the security instrument at any time on or after permitted prepayment date of the mortgage loan without payment of a yield maintenance or other prepayment premium, subject to the satisfaction of conditions set forth in the related loan documents, including, among other conditions, the following: (i) payment of a $1,500,000 release price; (ii) after giving effect to the release of such parcel, the debt service coverage ratio for the remaining portion of the Mortgaged Property shall be equal to or greater than 1.20x; and (iii) the related borrower and the owner of such parcel after the release thereof shall enter into a reciprocal easement agreement that provides the remaining portion of the Mortgaged Property with sufficient parking spaces so that (a) such remaining property has exclusive use of the same number of parking spaces as did the Mortgaged Property on the closing date; and (b) such remaining property has non-exclusive use of a sufficient number of parking spaces as are necessary to comply with (1) existing zoning requirements, (2) the requirements of all leases, and (3) any restaurant license agreement or future hotel franchise agreement. Additionally, if, after giving effect to such release, the loan-to-value ratio of the remaining portion of the Mortgaged Property would exceed 125%, no release will be permitted unless the related borrower pays down the mortgage loan by the amount specified in the mortgage loan documents, unless the lender receives an opinion of counsel that if (y) is not followed, the Trust will not fail to maintain its status as a REMIC trust as a result of the release.

With respect to two (2) mortgage loans (identified as Loan Nos. 41 and 42 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the Initial Pool Balance, the loan documents permit the release of one of the mortgaged properties in connection with the severance of the cross-collateralization provisions on or after the permitted prepayment date upon satisfaction of certain conditions precedent set forth therein, including a paydown equal to $1,050,000 with respect to the David Taylor Data Center Loan if the David Taylor Office Loan is prepaid or defeased and a paydown equal to $450,000 with respect to the David Taylor Office Loan if the David Taylor Data Center Loan is prepaid or defeased.  In addition, a release of the cross-collateralization is also permitted in connection with an assumption upon satisfaction of certain conditions precedent set forth in the related mortgage loan documents, including (i) the borrower pays an assumption severance deposit to lender equal to $1,050,000 with respect to the David Taylor Data Center Loan if the David Taylor Office Loan is assumed or $750,000 with respect to the David Taylor Office Loan if the David Taylor Data Center Loan is assumed, (ii) the debt service coverage ratio for the property then remaining subject to the lien of the security instrument must be greater than the greater of (a) the combined debt service coverage ratio of both mortgage loans immediately preceding the closing date of such mortgage loans, (b) the debt service coverage ratio for the property then remaining subject to the lien of the security instrument immediately preceding the closing date of the mortgage loans and (c) the debt service coverage ratio for the property then remaining subject to the lien of the security instrument immediately preceding the assumption, (iii) the loan-to-value ratio for the property then remaining subject to the lien of the security instrument must be at least equal to the lesser of (a) the combined loan-to-value ratio of both mortgage loans immediately preceding the closing date of such mortgage loans, (b) the loan-to-value ratio for the promissory note secured by the property then remaining subject to the lien of the security instrument immediately preceding the closing date of the mortgage loans and (c) the combined loan-to-value ratio for both mortgage loans immediately preceding the assumption and (iv) debt yield for the remaining property must be greater than the greater of (i) the combined debt yield for both of the loans for the twelve (12) full calendar months immediately preceding the closing date of the mortgage loans, and (ii) the debt yield of the severed property to be released for the twelve (12) full calendar months immediately preceding the release of the severed property.

Other Releases

With respect to five (5) mortgage loans (identified as Loan Nos. 1, 17, 19, 25 and 36, on Annex A-1 to this free writing prospectus), representing approximately 17.0% of the Initial Pool Balance, the related mortgage loan documents permit a partial release for no consideration of an unimproved or minimally improved portion (which may have landscaping, parking or other non-income generating improvements or minimal improvements such as a miniature golf course and merchant facilities).

“Due-on-Sale” and “Due-on-Encumbrance” Provisions

The mortgage loans contain “due-on-sale” and “due-on-encumbrance” provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property or upon the transfer or encumbrance of ownership interests in the related borrower or its equity owner(s) without the consent of the holder of the mortgage loan; provided, however, that under the terms of many of the mortgage loans, this consent may not be unreasonably withheld, and in some cases must be granted if certain conditions are met. Certain of the mortgage loans permit transfers by the related borrower of the Mortgaged Property to purchasers who would then assume the related mortgage loan subject to the reasonable acceptability of the transferee to the mortgagee and the satisfaction of certain conditions provided in the related loan documents. The transfer of a Mortgaged Property to a new unaffiliated entity will likely involve the termination of any applicable cross-collateralization arrangement under the related mortgage loan documents. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See “—Additional Debt” in this free writing prospectus.

Exceptions to the “Due-On-Sale” provisions may include, but are not limited to:

●	transfers related to family and estate planning,

●	transfers related to the death or physical or mental disability of holder,

●	transfers of a passive interest or less than a controlling interest in the borrower,

●	transfers to affiliates of, or persons otherwise related to, the borrower or transferor,

●	transfers among existing members, partners, shareholders or beneficiary owners in the borrower or between holders of tenant-in-common interests in the Mortgaged Property,

●	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

●	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

●	transfers of stock listed on a nationally recognized stock exchange,

●	transfers among affiliated borrowers with respect to any multi-property mortgage loans,

●	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

●
transfers related to conversions of a borrower entity form, including drop-down distributions or entity conversions resulting from a borrower structured as (or converted to) a Delaware statutory trust and certain triggering conditions that may require or necessitate such transfers,

●
transfers of tenant-in-common interests or beneficial interests in a Delaware statutory trust to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

●	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

●
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day to day operations of the borrower,

●
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the mortgage loan documents but for which lender consent may not be required,

●	transfers related to the foreclosure of existing or permitted mezzanine debt,

●	transfers as to which a Rating Agency Confirmation is obtained, or

●
other transfers customarily acceptable to prudent commercial and multifamily mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the mortgage loan documents.

See representation number 32 in Annex D-1 and the identified exceptions to that representation in Annex D-2 to this free writing prospectus.

The master servicer, with respect to non-Specially Serviced Mortgage Loans, other than the Non-Serviced Mortgage Loans, and the special servicer, with respect to Specially Serviced Mortgage Loans, other than the Non-Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan or related Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, if (i) with respect to all non-Specially Serviced Mortgage Loans, the master servicer has obtained the prior written consent (or deemed consent) of the special servicer, (ii) the special servicer has obtained, prior to the occurrence and continuance of any Control Event, the prior written consent (or deemed consent) of the Directing Certificateholder (or the holder of the Subordinate Companion Loan prior to a Control Appraisal Period, as applicable) (or after the occurrence and continuance of a Control Event, but prior to a Consultation Termination Event, upon consultation with the Directing Certificateholder), and  (ii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding, and (z) together with all other mortgage loans with which it is cross-collateralized or cross-defaulted or together with all other mortgage loans with the same or an affiliated borrower, that is one of the ten largest mortgage loans outstanding (by Stated Principal Balance), a Rating Agency Confirmation is received by the master servicer or the special servicer, as the case may be, from the three NRSROs engaged by the depositor to rate the Offered Certificates (collectively, the “Rating Agencies”) and confirmation from the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to the Serviced Pari Passu Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus); provided, however, that with respect to clauses (y) and (z) of this paragraph, such mortgage loan will also be required to have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation requirement to apply.

With respect to a mortgage loan with a “due-on-encumbrance” clause, the master servicer, with respect to non-Specially Serviced Mortgage Loans, other than Non-Serviced Mortgage Loans, and the special servicer, with respect to Specially Serviced Mortgage Loans, other than Non-Serviced Mortgage Loans, will be required to (a) exercise any right it may have with respect to a mortgage loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) waive its right to exercise such rights; provided that, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the master servicer has made a recommendation and obtained the prior written consent or the deemed consent of the special servicer, (ii) the special servicer has obtained, prior to the occurrence and continuance of any Control Event, the prior written consent or the deemed consent of the Directing Certificateholder (or the holder of the Subordinate Companion Loan prior to a Control Appraisal Period, as applicable) and (iii) the master servicer or the special servicer, as the case may be, has received a Rating Agency Confirmation from each Rating Agency if such mortgage loan (1) has an outstanding principal balance that is greater than or equal to 2% of the aggregate Stated Principal Balance of the mortgage loans or (2) has a loan-to-value ratio greater than 85% (including any existing and proposed debt) or (3) has a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and related Companion Loan, if any, and the principal amount of the proposed additional loan) or (4) is one of the ten largest mortgage loans (by Stated Principal Balance) or (5) has a Stated Principal Balance over $20,000,000; provided, however, that with respect to clauses (1), (2), (3) and (4), such mortgage loan must also have a Stated Principal Balance of at least $10,000,000 for such Rating Agency Confirmation to apply.

The Rating Agency Confirmation described above will be at the related borrower’s expense, to the extent permitted by the related mortgage loan documents; provided that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the master servicer or the special servicer, as applicable, is required to use reasonable efforts to have the related borrower bear such costs and expenses.  Unless determined to be non-recoverable, any such costs not collected from the related borrower will be required to be advanced as a Servicing Advance.

The existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus.

Hazard, Liability and Other Insurance

The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible, which may be a large amount in the case of certain mortgage loans) at least equal to the lesser of (a) the outstanding principal balance of the related mortgage loan and (b) 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the applicable mortgage loan seller and, in some cases, may be significantly less than the outstanding principal amount of the mortgage loan. Moreover, with respect to certain of the mortgage loans insured for less than the full principal balance, applicable zoning ordinances may prevent restoration of the use or prevent or limit rebuilding of the related Mortgaged Properties to their current condition under certain circumstances. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant or a condominium association to self-insure or provide insurance for its premises. In some cases, required insurance is provided under a blanket policy that also insures properties that do not secure mortgage loans included in this securitization. See “Risk Factors—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the deductibles, conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000 per occurrence. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from such causes unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months.  In addition, some mortgage loans permit the related borrower to satisfy its obligations to insure the related Mortgaged Property by relying on a tenant or condominium association to obtain the insurance or permit a tenant to self-insure.  See representation number 18 on Annex D-1 to this free writing prospectus and the exceptions to that representation on Annex D-2 to this free writing prospectus.

In general, the mortgage loans do not require earthquake insurance. In particular, thirteen (13) Mortgaged Properties, securing thirteen (13) mortgage loans (identified as Loan Nos. 1, 16, 17, 20, 21, 26, 29, 30, 31, 53, 63, 65, and 67 on Annex A-1 to this free writing prospectus), representing approximately 26.2% of the Initial Pool Balance by allocated loan amount, are located in an area that is considered a high earthquake risk (seismic zone 3 or 4). These areas include, without limitation, all or parts of the States of California, Nevada or Utah.  A seismic report was prepared with respect to the

Mortgaged Properties, and based on those reports, the Mortgaged Properties do not have a probable maximum loss in excess of 18%.

See “Risk Factors—Availability of Earthquake, Flood and Other Insurance” in this free writing prospectus for information regarding earthquake insurance coverage.

With respect to hazard, liability and other insurances required by the mortgage loans included in the trust, we note in particular the following:

With respect to one (1) other mortgage loan (identified as Loan No. 4 on Annex A-1 to this free writing prospectus), representing approximately 6.4% of the Initial Pool Balance, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 is not in effect, the borrower is required to maintain (or cause to be maintained) a stand-alone policy with a deductible in the maximum amount of $5,000,000.

With respect to two (2) mortgage loans (identified as Loan Nos. 1 and 19 on Annex A-1 to this free writing prospectus), representing approximately 11.5% of the Initial Pool Balance, if the insurance policies contain an exclusion for terrorism coverage or if the Terrorism Risk Insurance Program Reauthorization Act of 2007 is not in effect, then the related borrower must obtain and maintain a separate terrorism insurance policy with coverage amounts required by the related mortgage loan documents; provided, however, the related mortgage loan documents place a cap on the related borrower’s required out-of-pocket cost for terrorism insurance premiums equal to 200% of the insurance premiums payable under the mortgage loan documents with respect to property insurance (excluding the wind, flood and earthquake components of such policy).  With respect to four (4) other mortgage loans (identified as Loan Nos. 5, 15, 17 and 34 on Annex A-1 to this free writing prospectus), representing approximately 12.0% of the Initial Pool Balance, if the Terrorism Risk Insurance Program Reauthorization Act of 2007 is not in effect, the related mortgage loan documents place a cap on the related borrower’s required out-of-pocket cost for terrorism insurance premiums equal to (a) 250% of the insurance premiums payable for (i) the casualty insurance policy with respect to Loan No. 17, or (ii) the casualty insurance and business interruption/rent loss insurance with respect to Loan No. 15 and (b) 200% of the insurance premiums payable for the casualty insurance and business interruption/ rent loss insurance (excluding the terrorism component of the casualty policy and business interruption/rent loss policy) with respect to Loan Nos. 5 and 34.

With respect to two (2) mortgage loans (identified as Loan Nos. 39 and 44 on Annex A-1 to this free writing prospectus), representing approximately 1.5% of the Initial Pool Balance, whether or not the Terrorism Risk Insurance Program Reauthorization Act of 2007 is in effect, the related borrower is only required to obtain terrorism insurance coverage that can be obtained with premiums equal to two (2) times the premium for a separate “special form” or “all risks” policy or equivalent policy (such insurance premium not to include catastrophe loss perils) insuring only the related Mortgaged Property on a stand-alone basis at the time the related Mortgage Loan was originated.

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Several additional mortgage loans provide for waivers of, or other limitations on, the requirement to maintain terrorism insurance, and/or permit a tenant to maintain the required insurance coverage with respect to the related Mortgaged Property or to self-insure or allow for a deductible for such policy, which may be substantial in certain cases. For example, with respect to three (3) mortgage loans (identified as Loan Nos. 1, 4 and 19 on Annex A-1 to this free writing prospectus), representing approximately 17.9% of the Initial Pool Balance, the loan documents permit the borrowers to maintain a stand-alone terrorism policy with a deductible of up to $5,000,000.

See also representation numbers 18 and 31 on Annex D-1 to this free writing prospectus and the exceptions to that representation on Annex D-2 to this free writing prospectus.

Additional Mortgage Loan Information

The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. For purposes of the information contained in this free writing prospectus (including in Annex A-1, Annex A-2 and Annex A-3), unless otherwise indicated, the Subordinate

Companion Loan is not reflected in this free writing prospectus and the term “mortgage loan” does not include any related Subordinate Companion Loan. For purposes of the presentation of numbers and statistical information set forth in this free writing prospectus, unless otherwise noted, all numbers and statistical information regarding the mortgage loans exclude the Subordinate Companion Loan. The sum in any column in the tables presented in Annex A-2 to this free writing prospectus may not equal the indicated total due to rounding. The descriptions in this free writing prospectus of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the Cut-off Date will be made and (2) there will be no principal prepayments on or before the Cut-off Date.

Prior to the issuance of the certificates, one or more mortgage loans (including mortgage loans specifically described in this free writing prospectus) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the depositor or the mortgage loan sellers deem the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this free writing prospectus. The depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this free writing prospectus may vary.

With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this free writing prospectus with respect to UW NCF Debt Yield, UW NCF DSCR and LTV Ratios, as applicable, is the UW NCF Debt Yield, UW NCF DSCR or LTV Ratio of the mortgage loan based on all of the related Mortgaged Properties collectively. The UW NCF Debt Yield, UW NCF DSCR and LTV Ratio for any loan or allocated loan amount comprising a portion of these mortgage loans will vary from the UW NCF Debt Yield, UW NCF DSCR and LTV Ratio shown. See Annex A-1 for the UW NOI and UW NCF for each loan or allocated loan amount comprising these mortgage loans.

For purposes of the statistical information in this free writing prospectus, unless otherwise noted, all numerical and statistical information presented in this free writing prospectus, including LTV Ratios, UW NCF DSCR and UW NCF Debt Yield, and similar numerical and statistical information with respect to each Whole Loan and the Componentized Mortgage Loan, is calculated on both the aggregate principal balance and aggregate debt service of the related mortgage loan and the related Pari Passu Companion Loan, but excluding the Subordinate Companion Loan (or, in the case of the Componentized Mortgage Loan including both the Pooled Component and the Non-Pooled Component).

Whenever percentages and other information in this free writing prospectus are presented on the Mortgaged Property level rather than the mortgage loan level, the information for mortgage loans secured by more than one Mortgaged Property (or comprised of more than one cross-collateralized mortgage loan) is based on allocated loan amounts as stated in Annex A-1 to this free writing prospectus.

A current report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates contemporaneously with the delivery of the final prospectus supplement and will be filed, together with the Pooling and Servicing Agreement, the underwriting agreement (the “Underwriting Agreement’’) and the Purchase Agreements, with the United States Securities and Exchange Commission (the “SEC”). If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1 to this free writing prospectus. All of the numerical information included in this free writing prospectus is presented on an approximate basis and any sums presented may not equal the indicated total due to rounding.

“Occupancy” means the percentage of square feet, units, rooms, pallets or pads, as the case may be, of a Mortgaged Property that were occupied or leased as of or, in the case of certain properties, average units or rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this free writing prospectus as the “Occupancy Date”). The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property.

The “Underwritten Net Cash Flow Debt Service Coverage Ratio” or “UW NCF DSCR” for any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of Underwritten Net Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan except that the Underwritten Net Cash Flow Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. The Underwritten Net Cash Flow Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date.  With respect to any mortgage loan comprised of a cross-collateralized group of mortgage loans, the Underwritten Net Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Net Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. With respect to the Componentized Mortgage Loan, the calculation of the Underwritten Net Cash Flow Debt Service Coverage Ratio includes the debt service payments allocable to the Non-Pooled Component. With respect to the mortgage loan identified as Loan No. 30 on Annex A-1 to this free writing prospectus, following the initial 36-month interest-only period, the mortgage loan amortizes based on a non-standard amortization schedule attached to this free writing prospectus as Annex G, and the Underwritten Net Cash Flow Debt Service Coverage Ratio for such mortgage loan was calculated based on the debt service for the last twelve principal and interest payments during the term of the mortgage loan (which was the year with the highest annual debt service during the term of the mortgage loan).

The “Underwritten Net Operating Income Debt Service Coverage Ratio” or “UW NOI DSCR” for any mortgage loan for any period, as presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2 attached to this free writing prospectus, is the ratio of Underwritten NOI calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan except that the Underwritten Net Operating Income Debt Service Coverage Ratio for all partial interest-only loans, if any, was calculated based on the first principal and interest payment required to be made into the trust fund during the term of the loan. The Underwritten Net Operating Income Debt Service Coverage Ratio for all interest-only loans were calculated based on the sum of the first 12 interest payments following the Cut-off Date. With respect to any mortgage loan comprised of a cross-collateralized group of mortgage loans, the Underwritten Net Operating Income Debt Service Coverage Ratio is the ratio of the Underwritten NOI calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. With respect to the Componentized Mortgage Loan, the calculation of the Underwritten Net Operating Income Debt Service Coverage Ratio includes the debt service payments allocable to the Non-Pooled Component. With respect to the mortgage loan identified as Loan No. 30 on Annex A-1 to this free writing prospectus, following the initial 36-month interest-only period, the mortgage loan amortizes based on a non-standard amortization schedule attached to this free writing prospectus as Annex G, and the Underwritten Net Operating Income Debt Service Coverage Ratio for such mortgage loan was calculated based on the debt service for the last twelve principal and interest payments during the term of the mortgage loan (which was the year with the highest annual debt service during the term of the mortgage loan).

The “UW NCF Debt Yield” or “UW NCF DY” for any mortgage loan is calculated by dividing (x) the UW NCF for such mortgage loan by (y) the Cut-off Date Balance for such mortgage loan. With respect to any mortgage loan comprised of a cross-collateralized group of mortgage loans, the UW NCF Debt Yield is calculated by dividing (x) the aggregate UW NCF of each mortgage loan comprising the cross-collateralized group of mortgage loans by (y) the aggregate Cut-off Date Balance of such mortgage loans.

With respect to the Componentized Mortgage Loan, the calculation of the UW NCF Debt Yield includes the Cut-off Date Balance of the Non-Pooled Component.

The “UW NOI Debt Yield” or “UW NOI DY” for any mortgage loan is calculated by dividing (x) the UW NOI for such mortgage loan by (y) the Cut-off Date Balance for such mortgage loan. With respect to any mortgage loan comprised of a cross-collateralized group of mortgage loans, the UW NOI Debt Yield is calculated by dividing (x) the aggregate UW NOI of each mortgage loan comprising the cross-collateralized group of mortgage loans by (y) the aggregate Cut-off Date Balance of such mortgage loans. With respect to the Componentized Mortgage Loan, the calculation of the UW NOI Debt Yield includes the Cut-off Date Balance of the Non-Pooled Component.

The “UW NOI Debt Yield” with respect to any class of Pooled Certificates is calculated by dividing (x) the aggregate UW NOI for the pool of mortgage loans by (y) the aggregate Certificate Balance of such class of certificates and all classes of certificates senior to such class of certificates (or, in the case of the Class A-1, Class A-2, Class A-2FL, Class A-2FX, Class A-3, Class A-4 or Class A-SB certificates, the aggregate Certificate Balances of such Certificates). Although the UW NOI for the pool of mortgage loans is based on an aggregate of the mortgage loans, excess cash flow available from any particular mortgage loan will not be available to support any other mortgage loan.

The “Underwritten Net Cash Flow” or “UW NCF” for any Mortgaged Property means the Underwritten NOI for such Mortgaged Property decreased by an amount that the related mortgage loan seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

“Underwritten NOI” or “UW NOI” for any Mortgaged Property means the net operating income for such Mortgaged Property as determined by the related mortgage loan seller in accordance with its underwriting guidelines for similar properties. Operating revenues from a Mortgaged Property (“Effective Gross Income”) are generally calculated as follows: rental revenue is calculated using actual rental rates or, in some cases, estimates in the appraisal, which are usually derived from historical results, but which may include anticipated revenues from newly executed contracts, in some cases adjusted downward to market rates or upward to account for contractual rent increases that are specified in a tenant’s lease or contract (as deemed appropriate by the applicable mortgage loan seller in light of the circumstances), with vacancy rates equal to the related Mortgaged Property’s historical rate, the market rate or an assumed vacancy rate (or that are effective in a lease renewal option period that a tenant has orally indicated its intent to exercise as deemed appropriate by the applicable mortgage loan seller in light of the circumstances); other revenue, such as parking fees, laundry fees and other income items are included only if supported by a trend and/or are likely to be recurring. In some cases, the related mortgage loan seller included in the operating revenues rents otherwise payable by a tenant in occupancy of its space but for the existence of an initial or periodic “free rent” period, reduced rent period or a permitted rent abatement, or rents payable by a tenant that is not in occupancy but has executed a lease, for which (in any of the foregoing cases) the related mortgage loan seller may have reserved funds as deemed appropriate by the applicable mortgage loan seller in light of the circumstances. Operating expenses generally reflect the related Mortgaged Property’s historical expenses, adjusted in some cases to account for inflation, significant occupancy increases and a market rate management fee. However, some operating expenses are based on the budget of the borrower or the appraiser’s estimate.

The Underwritten NOI for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such Mortgaged Property to differ materially from the Underwritten NOI set forth in this free writing prospectus. Some assumptions and subjective judgments are related to future events, conditions and circumstances, including future expense levels and the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the trust, the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator or the trustee has control. In some cases, the Underwritten NOI for any Mortgaged Property is higher, and may be materially higher, than the actual annual net operating income for that Mortgaged Property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining the relevant operating information. See “Risk Factors—Risks Relating to Underwritten Net Cash Flow” in this free writing prospectus. The mortgage loan amount used in this free writing prospectus for purposes of calculating the loan-to-value ratios, debt service coverage ratios and debt yields for each Whole Loan is the aggregate principal balance of the related mortgage loan and the related Pari Passu Companion Loan and the Componentized Mortgage Loan, but excluding the Subordinate Companion Loan (or, in the case of the Componentized Mortgage Loan including both the Pooled Component and the Non-Pooled Component).  Further, in the case of ten (10) mortgage loans (identified as Loan Nos. 1, 5, 6, 17, 18, 19, 26, 28, 30 and 42, on Annex A-1 to this free writing prospectus), representing approximately 31.2% of the Initial Pool Balance by allocated loan amount, certain tenants among the five (5) largest tenants (based on net rentable area leased) at the respective related Mortgaged Properties or tenants, which in the aggregate constitute a significant portion of the Mortgaged Property, have executed leases but are not currently fully occupying the related space and/or not paying full contractual rent and/or are entitled to periodic rent abatements (which in some cases were not reserved for) and in certain cases, the UW NOI includes rent from those tenants (without deduction for abated rent) even though the related tenants are not paying full contractual rent or are paying reduced or no rent or will receive such periodic rent abatements.  In certain cases the related lender has reserved funds for rent abatements and/or tenant build-outs at the related space. We cannot assure you that any of those tenants will occupy its respective space and/or pay rent as required under its respective lease.  In the case of one (1) mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus, representing approximately 7.1% of the Initial Pool Balance, the related sponsor underwrote the November 2015 increased rent amount for the largest tenant at the Mortgaged Property, despite the fact that the tenant is currently paying below market rent.  At origination, the lender reserved the difference between the actual and underwritten rents using certain settlement payments in lieu of rent provided by a former anchor tenant at the Mortgaged Property.  In the case of one (1) other mortgage loan (identified as Loan No. 40 on Annex A-1 to this free writing prospectus, representing approximately 0.7% of the Initial Pool Balance, the related sponsor underwrote the average rent of the sole tenant at the Mortgaged Property over the term of the mortgage loan.  See “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus, as well as Annex A-1 and “Description of Top Ten Mortgage Loans and Additional Mortgage Loan Information” in Annex A-3 to this free writing prospectus, for additional information.

The amounts representing net operating income, Underwritten NOI and Underwritten Net Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property’s operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the net operating income, Underwritten NOI and Underwritten Net Cash Flow set forth in this free writing prospectus intended to represent such future cash flow.

The UW NCFs and UW NOIs used as a basis for calculating the UW NCF DSCRs presented in this free writing prospectus, including the tables presented on Annex A-1 and Annex A-2, were derived principally from operating statements obtained from the respective borrowers (the “Operating Statements”). With respect to mortgage loans secured by newly constructed or recently acquired Mortgaged Properties, the UW NCFs used as a basis for calculating UW NCF DSCRs are derived principally from rent rolls, tenant leases and the borrowers’ appraisers’ projected expense levels. In certain cases when the information is available, UW NCFs for newly constructed or recently acquired Mortgaged Properties are based on historical data provided by the borrower. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner.  In the case of one (1) mortgage loan (identified as Loan No. 29 on Annex A-1 to this free writing prospectus, representing approximately 1.4% of the Initial Pool Balance, the mortgage loan documents calculate the UW DSCR based on the actual net operating income, without deductions or adjustment for taxes, insurance, management fees or other reserves.

The tables presented in Annex A-2 that are entitled “Cut-off Date LTV Ratios” and “Maturity Date LTV Ratios” set forth the range of LTV Ratios of the mortgage loans as of the Cut-off Date and the stated maturity dates (or, if applicable, the Anticipated Repayment Date), respectively, of the related mortgage loans, respectively. An “LTV Ratio” for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the “as-is” appraised value of the related Mortgaged Property or Mortgaged Properties, as applicable (or, (a) with respect to the mortgage loan identified as Loan No. 18 on Annex A-1 to this free writing prospectus, the “hypothetical as-stabilized” appraised value, (b) with respect to the Mortgaged Properties identified as Loan Nos. 2.01 and 17 on Annex A-1 to this free writing prospectus, the “hypothetical market value as-is”, (c) with respect to the mortgage loan identified as Loan No. 21 on Annex A-1 to this free writing prospectus, the “leased fee estate as-is” appraised value, (d) with respect to the mortgage loan identified as Loan No. 26 on Annex A-1 to this free writing prospectus, the “prospective market value upon stabilization”, (e) with respect to the mortgage loan identified as Loan No. 31 on Annex A-1 to this free writing prospectus), the “as-renovated” appraised value, (f) with respect to the mortgage loan identified as Loan No. 40 on Annex A-1 to this free writing prospectus, the “as-stabilized” appraised value, (g) with respect to the Mortgage Property identified as Loan No. 6.02, the “hypothetical as-is” appraised value, (h) with respect to the Mortgaged Property identified as Loan No. 27.03, the “as-stabilized” appraised value and (i) with respect to the Mortgaged Property identified as Loan No. 23.05, the “as-is” appraised value plus the “as-is” appraised value of the excess land that secures the related Mortgage Loan, each as described under “—Assessments of Property Value and Condition—Appraisals” in this free writing prospectus of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the related mortgage loan. With respect to the Componentized Mortgage Loan, the LTV Ratio is calculated including the Non-Pooled Component. In the event that a mortgage loan is comprised of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the related maturity date or, if applicable, the Anticipated Repayment Date, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the related maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the related maturity date or, if applicable, the Anticipated Repayment Date, (in either case, not including the balloon payment) are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this free writing prospectus in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower’s current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan and the LTV Ratio at maturity may be higher than its LTV Ratio at origination even after taking into account amortization since origination.  See “Risk Factors—Limitations of Appraisals” in this free writing prospectus.

The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this free writing prospectus. Certain additional information regarding the mortgage loans is set forth in this free writing prospectus below under “Certain Legal Aspects of the Mortgage Loans” and “Transaction Parties—The Sponsors and Mortgage Loan Sellers—JPMorgan Chase Bank, National Association—JPMCB’s Underwriting Guidelines and Processes”, “Barclays Bank PLC—Barclays Underwriting Guidelines and Processes”, “—KeyBank National Association—KeyBank’s Underwriting Guidelines and Processes” and “—Starwood Mortgage Funding II LLC’s Underwriting Guidelines and Processes” in this free writing prospectus.

Sale of Mortgage Loans; Mortgage File Delivery

On the Closing Date, the depositor will acquire each of the mortgage loans from the related mortgage loan seller and will simultaneously transfer the mortgage loans, without recourse, to the trustee for the benefit of the Certificateholders. Under the related transaction documents, the depositor will require each mortgage loan seller to deliver to the custodian, among other things, the following documents with respect to each mortgage loan or Companion Loan, if applicable, sold by the applicable mortgage loan seller (except that (A) the documents with respect to the Arundel Mills & Marketplace Whole Loan (other than the documents described in clause (i) below) will be held by the custodian under the MSBAM 2014-C15 PSA, (B) the documents with respect to the 55 Broadway Whole Loan will be delivered to the custodian on or prior to the Closing Date and such documents (other than the documents described in clause (i)) will be transferred to the custodian related to the applicable securitization on the 55 Broadway Pari Passu Companion Loan Securitization Date) and (C) the documents with respect to the Marriott Anaheim Whole Loan (other than the documents described in clause (i) below) will be held by the custodian under the 2014-C18 PSA) (collectively, as to each mortgage loan, the “Mortgage File”): (i) the original Mortgage Note, endorsed on its face or by allonge attached thereto, without recourse, to the order of the trustee or in blank (or, if the original Mortgage Note has been lost, an affidavit to such effect from the applicable mortgage loan seller or another prior holder, together with a copy of the Mortgage Note and an indemnity properly assigned and endorsed to the trustee); (ii) the original or a certified copy of the Mortgage, together with an original or copy of any intervening assignments of the Mortgage, in each case with evidence of recording indicated thereon or certified to have been submitted for recording; (iii) an original assignment of the Mortgage in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation); (iv) the original or a copy of any related assignment of leases and of any intervening assignments (if such item is a document separate from the Mortgage), with evidence of recording indicated thereon or certified to have been submitted for recording; (v) an original assignment of any related assignment of leases (if such item is a document separate from the Mortgage) in favor of the trustee or in blank and (subject to the completion of certain missing recording information and, if applicable, the assignee’s name) in recordable form (or, if the related mortgage loan seller is responsible for the recordation of that assignment, a copy of such assignment to be sent for recordation); (vi) the original assignment of all unrecorded documents relating to the mortgage loan, if not already assigned pursuant to items (iii) or (v) above; (vii) originals or copies of all modification, consolidation, assumption, written assurance and substitution agreements in those instances in which the terms or provisions of the Mortgage or Mortgage Note have been modified or the mortgage loan has been assumed or consolidated; (viii) the original or a copy of the policy or certificate of lender’s title insurance issued on the date of the origination of such mortgage loan, or, if such policy has not been issued or located, an irrevocable, binding commitment (which may be a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy; (ix) any filed copies (bearing evidence of filing) or evidence of filing of any Uniform Commercial Code financing statements, related amendments and continuation statements in the possession of the applicable mortgage loan seller; (x) an original assignment in favor of the trustee of any financing statement executed and filed in favor of the applicable mortgage loan seller in the relevant jurisdiction (or, if the related mortgage loan seller is responsible for the filing of that assignment, a copy of such assignment to be sent for filing); (xi) any intercreditor agreement relating to permitted debt of the borrower; (xii) copies of any loan agreement, escrow agreement, security agreement or letter of credit relating to a mortgage loan; (xiii) the original or copy of any ground lease, ground lessor estoppel, environmental insurance policy or guaranty relating to a mortgage loan; (xiv) a copy of any property management agreement relating to a mortgage loan; (xv) a copy of any franchise agreements and comfort letters or similar agreements relating to a mortgage loan and, with respect to any franchise agreement, comfort letter or similar agreement related thereto, any assignment of such agreements or any notice to the franchisor of the transfer of the mortgage loan and a request for confirmation that the issuing entity is a beneficiary of such comfort letter or other agreement, or for the issuance of a new comfort letter in favor of the issuing entity, as the case may be; (xvi) a copy of any lock-box or cash management agreement relating to a mortgage loan; (xvii) a copy of any related mezzanine intercreditor agreement; and (xviii) with respect to each mortgage loan with a related Companion Loan, the related intercreditor agreement and a copy of the mortgage note related to such Companion Loan.

As provided in the Pooling and Servicing Agreement, the custodian is required to review each Mortgage File within a specified period following its receipt of such Mortgage File. If any of the above-described documents is found during the course of such review to be missing from any Mortgage File or defective, and in either case such omission or defect materially and adversely affects the value of the applicable mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan or Mortgaged Property, the applicable mortgage loan seller, if it cannot deliver the document or cure the defect (other than omissions solely due to a document not having been returned by the related recording office) within a period of 90 days (which, in certain circumstances, may be extended to 180 days) following such mortgage loan seller’s receipt of notice thereof, will be obligated pursuant to the applicable Purchase Agreement to (1) repurchase the affected mortgage loan within such 90-day period (or extended period) for the Purchase Price or (2) substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, as applicable, for which no substitution will be permitted) for such mortgage loan and pay a shortfall amount within such 90-day period (or extended period). See “—Representations and Warranties; Repurchases and Substitutions” below.

The Pooling and Servicing Agreement requires that the certificate administrator take the actions specified in the Pooling and Servicing Agreement necessary to maintain the security interest of the trust in the mortgage loans. In addition, the custodian is required to maintain custody of the Mortgage File for each mortgage loan.

Representations and Warranties; Repurchases and Substitutions

In the related Purchase Agreement, it is anticipated that each mortgage loan seller will make the representations and warranties set forth in Annex D-1 to this free writing prospectus as of the Closing Date, or as of another date specifically provided in the representation and warranty, with respect to each mortgage loan sold by that mortgage loan seller, subject to certain exceptions to such representations and warranties set forth in Annex D-2 to this free writing prospectus.

In addition, the related Purchase Agreements provide that, with respect to each of the Arundel Mills & Marketplace Whole Loan, the Marriott Anaheim Whole Loan and the 55 Broadway Whole Loan, if a “material document defect” exists under the related Other PSA, and the related seller repurchases the related Non-Serviced Pari Passu Companion Loan(s) from the trust formed under the applicable Other PSA, such seller is required to repurchase the related Non-Serviced Mortgage Loan; provided, however, that no such repurchase obligation will apply to any material document defect related solely to the promissory notes for any related Pari Passu Companion Loans contained in a trust formed under an Other PSA.

Any disclosures in this free writing prospectus that are contrary to the representations and warranties included in Annex D-1 should also be considered exceptions thereto.

If the related mortgage loan seller has been notified of a breach of any of the representations and warranties included in Annex D-1 or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the value of the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the related mortgage loan seller cannot cure the breach or defect within a period of 90 days following (x) except in the case of the succeeding clause (y), such mortgage loan seller’s receipt of that notice or, (y) in the case of a breach or a defect that would cause the mortgage loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), but without regard to the rule of Treasury Regulations Section 1.860G-2(f)(2) that causes a defective mortgage loan to be treated as a qualified mortgage, the earlier of (A) the mortgage loan seller’s discovery of the breach or defect, or (B) discovery of such breach or defect by any other party identified in the Purchase Agreement, provided the mortgage loan seller has received prompt written notice of such breach or defect (such 90-day period, the “Initial Resolution Period”), then the related mortgage loan seller will be obligated pursuant to the related Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans sold thereunder, to the trustee), to (a) repurchase the affected mortgage loan (or the related REO Loan) within the Initial Resolution Period (or with respect to certain breaches or document defects, an extended cure period), at a price (the “Purchase Price”) equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) (excluding, for such purpose, the related Companion Loan, if applicable), as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) (excluding, for such purpose, the related Companion Loan, if applicable) at the related Mortgage Rate in effect from time to time (excluding any portion of such interest that represents default interest or Excess Interest on the ARD Loans), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and any other additional trust fund expenses (except for Liquidation Fees) in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a mortgage loan seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the master servicer, the special servicer, the depositor, the certificate administrator or the trustee in respect of the breach or document defect giving rise to the repurchase or substitution obligation, including any expenses arising out of the enforcement of the repurchase or substitution obligation, including, without limitation, legal fees and expenses and any additional trust expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan (which will not include any Liquidation Fees if such affected mortgage loan is repurchased prior to the expiration of the Extended Resolution Period), or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan (other than with respect to the Whole Loans, for which no substitution will be permitted) and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the scheduled principal balance of the Qualified Substitute Mortgage Loan as of the due date in the month of substitution; provided, however, that the applicable mortgage loan seller generally has an additional 90-day period (the “Extended Resolution Period”) immediately following the expiration of the Initial Resolution Period to cure the breach or defect (or, failing such cure, to repurchase the related Mortgage Loan or REO Loan (excluding any related Companion Loan, if applicable) or, if applicable, substitute a Qualified Substitute Mortgage Loan as described below) (other than with respect to the Whole Loans, for which no substitution will be permitted) if it is diligently proceeding toward that cure, and has delivered to the master servicer, the special servicer, the certificate administrator (who will promptly deliver a copy of such officer’s certificate to the 17g-5 Information Provider), the trustee, the senior trust advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, an officer’s certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the mortgage loan seller’s receipt of notice or discovery of a breach or document defect, with no extension, if such breach or document defect would cause the mortgage loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3). No delay in either the discovery of a document defect or a breach of a representation or warranty on the part of any party to the Pooling and Servicing Agreement in providing notice of such defect or breach will relieve the applicable mortgage loan seller of its obligation to repurchase the related mortgage loan unless (i) the mortgage loan seller did not otherwise discover or have knowledge of such breach or defect, (ii) such delay is the result of the failure by a party to the applicable Purchase Agreement or the Pooling and Servicing Agreement to provide prompt notice as required by the terms of the applicable Purchase Agreement or the Pooling and Servicing Agreement after such party has actual knowledge of such defect or breach (knowledge will not be deemed to exist by reason of the custodian’s exception report) and (iii) such delay precludes the mortgage loan seller from curing such defect or breach.

A “Qualified Substitute Mortgage Loan” is a substitute mortgage loan (other than with respect to the Whole Loans, for which no substitution will be permitted) replacing a Mortgage Loan with respect to which a material breach or document defect exists that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, whether or not received, not in excess of the Stated Principal Balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan; (d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current loan-to-value ratio equal to or less than the lesser of (i) the loan-to-value ratio for the deleted mortgage loan as of the Closing Date and (ii) 75%, in each case using a “value” for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute (“MAI”); (g) comply (except in a manner that would not be adverse to the interests of the Certificateholders) as of the date of substitution in all material respects with all of the representations and warranties set forth in the related Purchase Agreement; (h) have an environmental report that indicates no material adverse environmental conditions with respect to the related Mortgaged Property that will be delivered as a part of the related Mortgage File; (i) have a then-current DSCR at least equal to the greater of (i) the original DSCR of the deleted mortgage loan as of the Closing Date and (ii) 1.25x; (j) constitute a “qualified replacement mortgage” within the meaning of Code Section 860G(a)(4) as evidenced by an opinion of counsel (provided at the applicable mortgage loan seller’s expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have comparable prepayment restrictions to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the trustee and the certificate administrator have received a Rating Agency Confirmation from each of the Rating Agencies (the cost, if any, of obtaining such Rating Agency Confirmation to be paid by the applicable mortgage loan seller); (n) have been approved, so long as a Control Event has not occurred and is not continuing, by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any of the Centreville Square Mortgage Loan REMIC (the “Centreville Square Mortgage Loan REMIC”), the lower-tier REMIC (the “Lower-Tier REMIC”) or the upper-tier REMIC (the “Upper-Tier REMIC”) (collectively, the “Trust REMICs” ) or the imposition of tax on any Trust REMIC other than a tax on income expressly permitted or contemplated to be imposed by the terms of the Pooling and Servicing Agreement as determined by an opinion of counsel; (q) have an engineering report with respect to the related Mortgaged Property which will be delivered as a part of the related servicing file; and (r) be current in the payment of all scheduled payments of principal and interest then due. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan must individually satisfy each of the requirements specified in clauses (b) through (r) of the preceding sentence, except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee, the Certificate Administrator Fee and the Senior Trust Advisor Fee) may be lower than the highest fixed Pass-Through Rate (not based on or subject to a cap equal to or based on the WAC Rate) of any Principal Balance Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable mortgage loan seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the trustee the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder.

The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the trustee under the Pooling and Servicing Agreement for any uncured breach of any mortgage loan seller’s representations and warranties regarding the mortgage loans or any uncured document defect; provided, however, that if any breach pertains to a representation or warranty that the related mortgage loan documents or any particular mortgage loan document requires the related borrower to bear the costs and expenses associated with any particular action or matter under such mortgage loan document(s), then the applicable mortgage loan seller (or Starwood Mortgage Capital LLC as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC) will be required to cure such breach within the applicable cure period (as the same may be extended) by reimbursing the trust for the reasonable amount of any such costs and expenses incurred by the master servicer, the special servicer, the certificate administrator, the trustee or the trust fund that are incurred as a result of such breach and have not been reimbursed by the related borrower; provided, further, that in the event any such costs and expenses exceed $10,000, the applicable mortgage loan seller (or its guarantor) will have the option to either repurchase or substitute for the related mortgage loan as provided above or pay such costs and expenses. The applicable mortgage loan seller (or its guarantor) will remit the amount of these costs and expenses and upon its making such remittance, the applicable mortgage loan seller (or its guarantor) will be deemed to have cured the breach in all respects. The respective mortgage loan seller, or Starwood Mortgage Capital LLC as guarantor of the repurchase and substitution obligations of Starwood Mortgage Funding II LLC, will be the sole warranting party in respect of the mortgage loans sold by that mortgage loan seller to the depositor, and none of its affiliates (other than the guarantor) and none of the depositor, the master servicer, the special servicer, the other mortgage loan seller, the trustee, the certificate administrator, the underwriters or any of their affiliates will be obligated to repurchase or replace any affected mortgage loan in connection with a breach of the applicable mortgage loan seller’s representations and warranties or in connection with a document defect if the applicable mortgage loan seller defaults on its obligation to do so. We cannot assure you that the applicable mortgage loan seller (or its guarantor) will have sufficient resources to repurchase or replace a defective mortgage loan. See “Transaction Parties—The Sponsors and Mortgage Loan Sellers” in this free writing prospectus. However, the depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the depositor’s attention prior to the Closing Date that causes it to believe that the representations and warranties, subject to the exceptions to the representations and warranties, made by a mortgage loan seller (or its guarantor) regarding the mortgage loan will not be correct in all material respects when made.

Lockbox Accounts

The mortgage loans documents prescribe the manner in which the related borrowers are permitted to collect rents from tenants at each Mortgaged Property. The following table sets forth the account mechanics prescribed for the mortgage loans included in the trust:

Lockbox Account Types

Lockbox Type	Number of Mortgage Loans	Aggregate Principal Balance of Mortgage Loans	Approx. % of Initial Pool Balance
CMA Lockbox	31	$672,399,640	47.7%
Hard Lockbox	11	375,673,082	26.7
Springing Lockbox	22	187,712,614	13.3
Soft Lockbox	2	150,000,000	10.6
NAP	3	23,786,434	1.7
Total:	69	$1,409,571,770	100.0%

Except as set forth in the table above and where noted below, the borrower is entitled to receive a disbursement of all cash remaining in the lockbox account after required payment for debt service, agent fees, required reserves, and operating expenses, the agreements governing the lockbox accounts provide that the borrower has no withdrawal or transfer rights with respect to the related lockbox account. The lockbox accounts will not be assets of the trust.

“CMA Lockbox” or “CMA” means that the related mortgage loan documents currently require tenants, or the related borrower (or its property manager), at the related Mortgaged Property to pay rent or other income directly to the lockbox account; however, thereafter funds deposited in such lockbox account are paid directly to the related borrower who pays debt service and funds all required escrow and reserve accounts (including debt service) from amounts received. However, upon the occurrence of certain triggering events enumerated in the related mortgage loan documents, the lockbox account converts to a Hard Lockbox or Soft Lockbox.

“Hard Lockbox” means that the related mortgage loan documents currently require tenants (or its property manager) to pay rent or other income directly to the lockbox account, with the funding of all required escrow and reserve accounts (including for debt service) derived directly from such lockbox account.

“Springing Lockbox” means that no lockbox account is currently in place (or there is a lockbox account in place but no requirement to deposit rents into such account as of the origination date) and that the related borrower (or its property manager) is responsible for paying debt service and funding all escrow and reserve accounts (including debt service); however, upon the occurrence of certain triggering events enumerated in the related mortgage loan documents, the related borrower is required to implement either a Hard Lockbox, Soft Lockbox or CMA Lockbox.

“Soft Lockbox” means that the related mortgage loan documents currently require the related borrower or the property manager at the related Mortgaged Property to collect rents from tenants and pay all such rent directly to the lockbox account, with the funding of all required escrow and reserve accounts (including for debt service) derived directly from such lockbox account.

TRANSACTION PARTIES

The Sponsors and Mortgage Loan Sellers

JPMorgan Chase Bank, National Association

JPMorgan Chase Bank, National Association (“JPMCB”) is a national banking association and wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB offers a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency. JPMCB is an affiliate of J.P. Morgan Securities LLC, an underwriter and the depositor. Additional information, including the most recent annual report on Form 10-K for the year ended December 31, 2012, of JPMorgan Chase & Co., the 2012 Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed with or furnished to the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this free writing prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 or at the SEC’s website at www.sec.gov. None of the documents that JPMorgan Chase & Co. files with the SEC or any of the information on, or accessible through, the SEC’s website, is part of, or incorporated by reference into, this free writing prospectus.

JPMCB Securitization Program. The following is a description of JPMCB’s commercial mortgage-backed securitization program.

JPMCB underwrites and originates mortgage loans secured by commercial, multifamily and manufactured housing community properties for its securitization program. As sponsor, JPMCB sells the loans it originates or acquires through commercial mortgage-backed securitizations. JPMCB, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans for securitization in 1994 and securitizing commercial mortgage loans in 1995. As of December 31, 2013, the total amount of commercial mortgage loans originated and securitized by JPMCB and its predecessors is in excess of $87.1 billion. Of that amount, approximately $75.0 billion has been securitized by the depositor. In its fiscal year ended December 31, 2013, JPMCB originated approximately $11.2 billion of commercial mortgage loans, of which approximately $8.8 billion were securitized by the depositor.

On May 30, 2008, JPMorgan Chase & Co., the parent of JPMCB, merged with The Bear Stearns Companies Inc. As a result of such merger, Bear Stearns Commercial Mortgage, Inc. (“BSCMI”) became a subsidiary of JPMCB. Subsequent to such merger, BSCMI changed its name to J.P. Morgan Commercial Mortgage Inc. Prior to the merger, BSCMI was a sponsor of its own commercial mortgage-backed securitization program. BSCMI, with its commercial mortgage lending affiliates and predecessors, began originating commercial mortgage loans in 1995 and securitizing commercial mortgage loans in 1996. As of November 30, 2007, the total amount of commercial mortgage loans originated by BSCMI was in excess of $60 billion, of which approximately $39 billion has been securitized. Of that amount, approximately $22 billion has been securitized by an affiliate of BSCMI acting as depositor. BSCMI’s annual commercial mortgage loan originations grew from approximately $65 million in 1995 to approximately $1.0 billion in 2000 and to approximately $21.0 billion in 2007. After the merger, only JPMCB continued to be a sponsor of commercial mortgage-backed securitizations.

The commercial mortgage loans originated, co-originated or acquired by JPMCB include both fixed-rate and floating-rate loans and both smaller “conduit” loans and large loans. JPMCB primarily originates loans secured by retail, office, multifamily, hospitality, industrial and self-storage properties, but also originates loans secured by manufactured housing communities, theaters, land subject to a ground lease and mixed use properties. JPMCB originates loans in every state.

As a sponsor, JPMCB originates, co-originates or acquires mortgage loans and, either by itself or together with other sponsors or loan sellers, initiates their securitization by transferring the mortgage loans to a depositor, which in turn transfers them to the trust for the related securitization. In coordination with its affiliate, J.P. Morgan Securities LLC, and other underwriters, JPMCB works with rating agencies, loan sellers, subordinated debt purchasers and master servicers in structuring the securitization transaction. JPMCB acts as sponsor, originator or loan seller both in transactions in which it is the sole sponsor and mortgage loan seller as well as in transactions in which other entities act as sponsor and/or mortgage loan seller. Some of these loan sellers may be affiliated with underwriters on the transactions.

Neither JPMCB nor any of its affiliates acts as master servicer of the commercial mortgage loans in its securitizations. Instead, JPMCB sells the right to be appointed master servicer of its securitized loans to rating-agency approved master servicers.

For a description of certain affiliations, relationships and related transactions between the sponsor and the other transaction parties, see “Risk Factors—Potential Conflicts of Interest” in this free writing prospectus.

Review of JPMCB Mortgage Loans

Overview. JPMCB, in its capacity as the sponsor of the JPMCB mortgage loans, has conducted a review of the JPMCB mortgage loans in connection with the securitization described in this free writing prospectus. The review of the JPMCB mortgage loans was performed by a deal team comprised of real estate and securitization professionals who are employees of JPMCB, or one or more of JPMCB’s affiliates, or, in certain circumstances, are consultants engaged by JPMCB (the “JPMCB Deal Team”). The review procedures described below were employed with respect to all of the JPMCB mortgage loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JPMCB Deal Team updated its internal origination database of loan-level and property-level information relating to each JPMCB mortgage loan. The database was compiled from, among other sources, the related mortgage loan documents, third party appraisals (as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained), zoning reports, if applicable, evidence of insurance coverage or summaries of the same prepared by an outside insurance consultant, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by JPMCB during the underwriting process. After origination or acquisition of each JPMCB mortgage loan, the JPMCB Deal Team updated the information in the database with respect to such JPMCB mortgage loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the JPMCB Deal Team.

A data tape (the “JPMCB Data Tape”) containing detailed information regarding each JPMCB mortgage loan was created from the information in the database referred to in the prior paragraph. The JPMCB Data Tape was used by the JPMCB Deal Team to provide the numerical information regarding the JPMCB mortgage loans in this free writing prospectus.

Data Comparison and Recalculation. JPMCB engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by JPMCB relating to information in this free writing prospectus regarding the JPMCB mortgage loans. These procedures included:

●	comparing the information in the JPMCB Data Tape against various source documents provided by JPMCB that are described above under “—Database”;

●	comparing numerical information regarding the JPMCB mortgage loans and the related Mortgaged Properties disclosed in this free writing prospectus against the JPMCB Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the JPMCB mortgage loans disclosed in this free writing prospectus.

Legal Review. JPMCB engaged various law firms to conduct certain legal reviews of the JPMCB mortgage loans for disclosure in this free writing prospectus. In anticipation of the securitization of each JPMCB mortgage loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from material provisions of JPMCB’s standard form loan documents. In addition, origination counsel for each JPMCB mortgage loan reviewed JPMCB’s representations and warranties set forth on Annex D-1 to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JPMCB mortgage loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain JPMCB mortgage loans marked against the standard form document, (ii) a review of the legal data records referred to above relating to the JPMCB mortgage loans prepared by origination counsel, and (iii) a review of due diligence questionnaires completed by the JPMCB Deal Team and origination counsel. Securitization counsel also reviewed the property release provisions, if any, and condemnation provisions for each JPMCB mortgage loan for compliance with the REMIC Provisions.

Origination counsel and securitization counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in Annex A-3 to this free writing prospectus, based on their respective reviews of pertinent sections of the related mortgage loan documents.

Other Review Procedures. On a case-by-case basis as deemed necessary by JPMCB, with respect to any pending litigation that existed at the origination of any JPMCB mortgage loan that is material and not covered by insurance, JPMCB requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. JPMCB confirmed with the related servicer that there has not been recent material casualty to any improvements located on real property that serves as collateral for JPMCB mortgage loans. In addition, if JPMCB became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a JPMCB mortgage loan, JPMCB obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The JPMCB Deal Team also consulted with JPMCB personnel responsible for the origination of the JPMCB mortgage loans to confirm that the JPMCB mortgage loans were originated or acquired in compliance with the origination and underwriting criteria described below under “—JPMCB’s Underwriting Guidelines and Processes”, as well as to identify any material deviations from those origination and underwriting criteria. See “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions. Based on the foregoing review procedures, JPMCB determined that the disclosure regarding the JPMCB mortgage loans in this free writing prospectus is accurate in all material respects. JPMCB also determined that the JPMCB mortgage loans were originated or acquired in accordance with JPMCB’s origination procedures and underwriting criteria, except as described under “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines” below. JPMCB attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Review Procedures in the Event of a Mortgage Loan Substitution.  JPMCB will perform a review of any mortgage loan that it elects to substitute for a mortgage loan in the pool in connection with material breach of a representation or warranty or a material document defect.  JPMCB, and if appropriate its legal counsel, will review the mortgage loan documents and servicing history of the substitute mortgage loan to confirm it meets each of the criteria required under the terms of the related Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (the “Qualification Criteria”).  JPMCB will engage a third party accounting firm to compare the Qualification Criteria against the underlying source documentation to verify the accuracy of the review by JPMCB and to confirm any numerical and/or statistical information to be disclosed in any required filings under the Exchange Act.  Legal counsel will also by engaged by JPMCB to render any tax opinion required in connection with the substitution.

JPMCB’s Underwriting Guidelines and Processes

JPMCB has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. All of the mortgage loans sold to the trust by JPMCB were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by JPMCB at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The mortgage loans to be included in the trust were originated or acquired by JPMCB generally in accordance with the commercial mortgage-backed securitization program of JPMCB. For a description of any material exceptions to the underwriting guidelines in this free writing prospectus, see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines,” below.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions to JPMCB’s Disclosed Underwriting Guidelines”), the underwriting of the JPMCB mortgage loans will conform to the general guidelines described below.

Property Analysis. JPMCB performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. JPMCB assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, JPMCB evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. JPMCB reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio, including taking into account the benefits of any governmental assistance programs. See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and the loan-to-value ratio in connection with the origination of each loan.

The debt service coverage ratio will generally be calculated based on the ratio of the underwritten net cash flow from the property in question as determined by JPMCB and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. For specific discussions on the particular assumptions and adjustments, see “Description of the Mortgage Pool—Net Cash Flow and Certain Underwriting Considerations” and Annex A-1 and Annex A-3 to this free writing prospectus. The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal. In addition, with respect to certain mortgage loans, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans will have a lower combined debt service coverage ratio and/or a higher combined loan-to-value ratio when such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for interest only payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, JPMCB obtains a current (within 6 months of the origination date of the mortgage loan) full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (“FIRREA”). The appraisal is based on the current use of the Mortgaged Property and must include an estimate of the then-current market value of the property “as-is” in its then-current condition although in certain cases, JPMCB may also obtain a value on an “as-stabilized” basis reflecting leases that have been executed but tenants have not commenced paying rent. JPMCB then determines the loan-to-value ratio of the mortgage loan at the date of origination or, if applicable, in connection with its acquisition, in each case based on the value set forth in the appraisal.

Evaluation of Borrower. JPMCB evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities as a result of, among other things, fraud, misrepresentation, misappropriation or conversion of funds and breach of environmental or hazardous materials requirements. JPMCB evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

Environmental Site Assessment. Prior to origination, JPMCB either (i) obtains or updates an environmental site assessment (“ESA”) for a Mortgaged Property prepared by a qualified environmental firm or (ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, JPMCB reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous materials or other material adverse environmental condition or circumstance. In cases in which the ESA identifies conditions that would require cleanup, remedial action or any other response estimated to cost in excess of 5% of the outstanding principal balance of the mortgage loan, JPMCB either (i) determines that another party with sufficient assets is responsible for taking remedial actions directed by an applicable regulatory authority or (ii) requires the borrower to do one of the following: (A) carry out satisfactory remediation activities or other responses prior to the origination of the mortgage loan, (B) establish an operations and maintenance plan, (C) place sufficient funds in escrow or establish a letter of credit at the time of origination of the mortgage loan to complete such remediation within a specified period of time, (D) obtain an environmental insurance policy for the Mortgaged Property, (E) provide or obtain an indemnity agreement or a guaranty with respect to such condition or circumstance, or (F) receive appropriate assurances that significant remediation activities or other significant responses are not necessary or required.

Certain of the mortgage loans may also have environmental insurance policies. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” above.

Physical Assessment Report. Prior to origination, JPMCB obtains a physical assessment report (“PAR”) for each Mortgaged Property prepared by a qualified structural engineering firm. JPMCB reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, JPMCB generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or, in many cases, requires the borrower to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months. In certain instances, JPMCB may waive such escrows but require the related borrower to complete such repairs within a stated period of time in the related mortgage loan documents.

Title Insurance Policy. The borrower is required to provide, and JPMCB reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located; (b) the policy must be in an amount equal to the original principal balance of the mortgage loan; (c) the protection and benefits must run to the mortgagee and its successors and assigns; (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located; and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

Property Insurance. The borrower is required to provide, and JPMCB reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) a fire and extended perils insurance policy providing “special” form coverage including coverage against loss or damage by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as JPMCB may require based on the specific characteristics of the Mortgaged Property.

Seismic Report. A seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, the originator will examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: a zoning report, legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower.

Escrow Requirements. JPMCB may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, JPMCB may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by JPMCB. The typical required escrows for mortgage loans originated by JPMCB are as follows:

●
Taxes - An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide JPMCB with sufficient funds to satisfy all taxes and assessments. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant pays taxes directly (or JPMCB may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that pays taxes for its portion of the Mortgaged Property directly); or (ii) any Escrow/Reserve Mitigating Circumstances.

●
Insurance - An initial deposit and monthly escrow deposits equal to approximately 1/12th of the estimated annual property insurance premium are required to provide JPMCB with sufficient funds to pay all insurance premiums. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the borrower maintains a blanket insurance policy; (ii) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant maintains the property insurance or self-insures (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that maintains property insurance for its portion of the Mortgaged Property or self-insures); or (iii) any Escrow/Reserve Mitigating Circumstances.

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant) and the tenant repairs and maintains the Mortgaged Property (or may waive the escrow for a portion of the Mortgaged Property which is leased to a tenant that repairs and maintains its portion of the Mortgaged Property); or (ii) any Escrow/Reserve Mitigating Circumstances.

●
Tenant Improvement/Lease Commissions— A tenant improvement/leasing commission reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or springing upon certain tenant events to cover certain anticipated leasing commissions, free rent periods or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), with a lease that extends beyond the loan term; or (ii) any Escrow/Reserve Mitigating Circumstances.

●
Deferred Maintenance - A deferred maintenance reserve may be required to be funded at loan origination in an amount equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee to complete the immediate repairs; (ii) the deferred maintenance items do not materially impact the function, performance or value of the property; (iii) the deferred maintenance cost does not exceed $50,000; (iv) the Mortgaged Property is a single tenant property (or substantially leased to single tenant), and the tenant is responsible for the repairs; or (v) any Escrow/Reserve Mitigating Circumstances.

●
Environmental Remediation - An environmental remediation reserve may be required at loan origination in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report. JPMCB may waive this escrow requirement in certain circumstances, including, but not limited to: (i) the sponsor of the borrower delivers a guarantee agreeing to complete the remediation; (ii) environmental insurance is in place or obtained; or (iii) any Escrow/Reserve Mitigating Circumstances.

JPMCB may determine that establishing any of the foregoing escrows or reserves is not warranted in one or more of the following instances (collectively, the “Escrow/Reserve Mitigating Circumstances”): (i) the amounts involved are de minimis, (ii) JPMCB’s evaluation of the ability of the Mortgaged Property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve, (iii) based on the Mortgaged Property maintaining a specified debt service coverage ratio, (iv) JPMCB has structured springing escrows that arise for identified risks, (v) JPMCB has an alternative to a cash escrow or reserve, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower; (vi) JPMCB believes there are credit positive characteristics of the borrower, the sponsor of the borrower and/or the Mortgaged Property that would offset the need for the escrow or reserve; or (vii) the reserves are being collected and held by a third party, such as a management company, a franchisor, or an association.

Notwithstanding the foregoing discussion under this caption “—JPMCB’s Underwriting Guidelines and Processes”, one or more of the mortgage loans contributed to this securitization by JPMCB may vary from, or may not comply with, JPMCB’s underwriting guidelines described above. In addition, in the case of one or more of the mortgage loans contributed to this securitization by JPMCB, JPMCB may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating or mitigating factors.

Exceptions to JPMCB’s Disclosed Underwriting Guidelines

We have disclosed generally our underwriting guidelines with respect to the mortgage loans. However, one or more of JPMCB’s mortgage loans may vary from the specific JPMCB underwriting guidelines described above when additional credit positive characteristics are present as discussed above. In addition, in the case of one or more of JPMCB’s mortgage loans, JPMCB may not have applied each of the specific underwriting guidelines described above as the result of case-by-case permitted flexibility based upon other compensating factors. In certain cases, we may have made exceptions and the underwriting of a particular mortgage loan did not comply with all aspects of the disclosed criteria.

With respect to two (2) mortgage loans (identified as Loan Nos. 1 and 19 on Annex A-1 to this free writing prospectus), representing approximately 11.5% of the Initial Pool Balance, JPMCB agreed to waive the reserves for taxes, replacements, tenant improvements and leasing commissions if there is no cash sweep period in effect.  In addition, JPMCB did not conduct credit searches or obtain certifications for real estate experience or contingent liabilities for the related borrower sponsor due to the facts that the borrower sponsor is a public company and a prior client of JPMCB. Based on the credit characteristics of the related borrower sponsor, JPMCB approved inclusion of the mortgage loans in this transaction. Certain characteristics of the mortgage loans can be found in Annex A-1 and Annex A-3 to this free writing prospectus.

With respect to one (1) mortgage loan (identified as Loan No. 3 on Annex A-1 to this free writing prospectus), representing approximately 7.1% of the Initial Pool Balance, JPMCB agreed to waive the tenant improvements and leasing commissions reserve if the mortgage loan meets a certain debt service coverage ratio threshold specified in the mortgage loan documents.  This represents an exception to the underwriting guidelines for JPMCB. Based on the strong tenancy and the nature of the leases and the debt service coverage ratio requirement, JPMCB approved inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 and Annex A-2 to this free writing prospectus.

With respect to one (1) mortgage loan (identified as Loan No. 6 on Annex A-1 to this free writing prospectus), representing approximately 4.6% of the Initial Pool Balance, the UW NCF LTV Ratio is based on a “hypothetical as-is” appraised value of the Northtowne Mall individual Mortgaged Property.  The use of the “hypothetical as-is” represents an exception to the underwriting guidelines for JPMCB. JPMCB’s determination to include the mortgage loan notwithstanding this exception was supported by the compensating factor that the full estimated cost of the leasing expenses and rent abatements was escrowed by JPMCB at origination.  In addition, JPMCB did not obtain certifications for real estate experience or contingent liabilities for the related borrower sponsor due to the fact that the borrower provided a statement of minimum net worth.  Finally, the non-recourse carveout guarantor is only responsible for breaches or violations of the non-recourse carveouts related to bankruptcy or insolvency matters or the related ground lease. JPMCB believes that the “hypothetical as-is” is the accurate reflection of the UW NCF LTV Ratio for this mortgage loan and approved the inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this free writing prospectus.

With respect to one (1) mortgage loan (identified as Loan No. 15 on Annex A-1 to this free writing prospectus), representing approximately 3.1% of the Initial Pool Balance, JPMCB agreed to waive the tax reserve if the mortgage loan meets a certain debt service coverage ratio threshold specified in the mortgage loan documents. This represents an exception to the underwriting guidelines for JPMCB. Based on the debt service coverage ratio requirement, JPMCB approved inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this free writing prospectus.

With respect to one (1) mortgage loan (identified as Loan No. 17 on Annex A-1 to this free writing prospectus), representing approximately 2.8% of the Initial Pool Balance, the UW NCF LTV Ratio is based on a “hypothetical market value as-is” appraised value of the Mortgaged Property.  The use of the “hypothetical market value as-is” represents an exception to the underwriting guidelines for JPMCB. JPMCB’s determination to include the mortgage loan notwithstanding this exception was supported by the compensating factor that the full estimated cost of the capital improvements and outstanding leasing expenses was escrowed by JPMCB at origination.  Based on this compensating factor, JPMCB believes that the “hypothetical market value as-is” is the accurate reflection of the UW NCF LTV Ratio for this mortgage loan and approved the inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this free writing prospectus.

With respect to one (1) mortgage loan (identified as Loan No. 18 on Annex A-1 to this free writing prospectus), representing approximately 2.7% of the Initial Pool Balance, JPMCB agreed to waive the replacement reserve and the tenant improvements and leasing commissions reserve if there is no cash sweep period in effect.  In addition, JPMCB agreed to waive the reserve for taxes if the loan meets a certain debt service coverage ratio threshold specified in the mortgage loan documents.  These represent exceptions to the underwriting guidelines for JPMCB. Based on the credit characteristics of the related borrower sponsor and the debt service coverage ratio requirement, JPMCB approved inclusion of the mortgage loan in this transaction.  Further, the UW NCF LTV Ratio is based on an “as-stabilized” appraised value of the Mortgaged Property. The use of the “as-stabilized” value represents an exception to the underwriting guidelines for JPMCB. JPMCB’s determination to include the mortgage loan notwithstanding this exception was supported by the compensating factor that the full estimated cost of the tenant improvements, leasing commissions and free rent related to the build-out of the largest tenant’s space was escrowed by JPMCB at origination. Based on this compensating factor, JPMCB believes that the “as-stabilized” appraised value is the accurate reflection of the UW NCF LTV Ratio for this mortgage loan and approved the inclusion of the mortgage loan in this transaction.  Certain characteristics of the mortgage loan can be found in Annex A-1 to this free writing prospectus.

With respect to one (1) mortgage loan (identified as Loan No. 21 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 2.1% of the Initial Pool Balance, the UW NCF LTV Ratio is based on the “as-is” appraised value of the leased fee interest. This represents an exception to the underwriting guidelines for JPMCB. Based on the fact that the entire Mortgaged Property is leased to an affiliate of a third party hotel chain operator, JPMCB approved inclusion of the mortgage loan in this transaction despite this exception.  Certain characteristics of the mortgage loan can be found in Annex A-1 to this free writing prospectus.

With respect to one (1) mortgage loan (identified as Loan No. 27 on Annex A-1 to this free writing prospectus), representing approximately 1.4% of the Initial Pool Balance, JPMCB agreed to waive the reserves for taxes on each Mortgaged Property if there is no event of default and the related borrower provides evidence that the taxes have been paid directly by the tenants for such Mortgaged Property.  Additionally, the UW NCF LTV Ratio is based on an “as-stabilized” appraised value of the Worcester individual Mortgaged Property. The use of the “as-stabilized” value represents an exception to the underwriting guidelines for JPMCB. JPMCB’s determination to include the mortgage loan notwithstanding this exception was supported by the compensating factor that the assumption contained in the appraisal (i.e. the assumption that the lease related to one tenant at the Worcester individual Mortgaged Property was executed) was satisfied at the time of origination of the mortgage loan.  Based on this compensating factor, JPMCB believes that the “as-stabilized” appraised value is the accurate reflection of the UW NCF LTV Ratio for this mortgage loan and approved the inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this free writing prospectus.

With respect to one (1) mortgage loan (identified as Loan No. 31 on Annex A-1 to this free writing prospectus), representing approximately 1.3% of the Initial Pool Balance, the UW NCF LTV Ratio is based on an “as-renovated” appraised value of the Mortgaged Property. The use of the “as-renovated” value represents an exception to the underwriting guidelines for JPMCB. JPMCB’s determination to include the mortgage loan notwithstanding this exception was supported by the compensating factor that the full estimated cost of the related property improvement plan was escrowed by JPMCB at origination.

Based on this compensating factor, JPMCB believes that the “as-renovated” appraised value is the accurate reflection of the UW NCF LTV Ratio for this mortgage loan and approved the inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this free writing prospectus.

With respect to one (1) mortgage loan (identified as Loan No. 40 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the Initial Pool Balance, the UW NCF LTV Ratio is based on an “as-stabilized” appraised value of the Mortgaged Property. The use of the “as-stabilized” value represents an exception to the underwriting guidelines for JPMCB. JPMCB’s determination to include the mortgage loan notwithstanding this exception was supported by the compensating factor that the full estimated cost of the tenant improvements related to the renovation of the sole tenant’s space was escrowed by JPMCB at origination. Based on this compensating factor, JPMCB believes that the “as-stabilized” appraised value is the accurate reflection of the UW NCF LTV Ratio for this mortgage loan and approved the inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this free writing prospectus.

With respect to one (1) mortgage loan (identified as Loan No. 7 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the Initial Pool Balance by allocated loan amount, JPMCB agreed to waive the reserve for taxes if the loan meets a certain debt service coverage ratio threshold specified in the mortgage loan documents. The waiver of this reserve represents an exception to the underwriting guidelines for JPMCB. Based on the credit characteristics of the borrower sponsor and the debt service coverage ratio requirement, JPMCB approved inclusion of this mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this free prospectus.

With respect to one (1) mortgage loan (identified as Loan No. 45 on Annex A-1 to this free writing prospectus), representing approximately 0.7% of the Initial Pool Balance, JPMCB agreed to waive the reserves for replacements and tenant improvements and leasing commissions if the loan meets a certain debt yield threshold specified in the mortgage loan documents.  In addition, JPMCB did not obtain certifications for real estate experience or contingent liabilities for the related borrower sponsor due to the fact that the borrower sponsor is a large city pension fund.  Finally, there is no separate nonrecourse carveout guarantor for the mortgage loan, and the borrower is solely responsible for breaches of covenant of the nonrecourse carveout provisions in the related loan documents.  Based on the credit characteristics of the related borrower sponsor and the debt yield test, JPMCB approved inclusion of the mortgage loan in this transaction. Certain characteristics of the mortgage loan can be found in Annex A-1 to this free writing prospectus.

Compliance with Rule 15Ga-1 under the Exchange Act

The depositor’s most recently filed Form ABS-15G, which includes information related to JPMCB, was filed with the SEC on February 12, 2014. The depositor’s CIK number is 0001013611. JPMCB’s most recently filed Form ABS-15G was filed with the SEC on February 12, 2014. JPMCB’s CIK number is 0000835271. With respect to the period from and including January 1, 2011 to and including December 31, 2013, JPMCB has the following activity to report as required by Rule 15Ga-1 (“Rule 15Ga-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Name of Issuing Entity(1)	Check if Registered	Name of Originator	Total Assets in ABS by Originator			Assets That Were Subject of Demand(1)			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (within cure period)			Demand in Dispute(1)			Demand Withdrawn			Demand Rejected
			#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance	#	$	% of principal balance
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)	(n)	(o)	(p)	(q)	(r)	(s)	(t)	(u)	(v)	(w)	(x)

Asset Class – Commercial Mortgages(1)
J.P. Morgan Chase Commercial Mortgage Securities Trust 2008-C2 (CIK# 0001432823)	X	JPMorgan Chase Bank, N.A.	29	662,438,813	56.8	1	123,979,548	12.40	0	0.00	0.00	0	0.00	0.00	1	123,979,549	12.4	0	0.00	0.00	0	0.00	0.00
J.P. Morgan Commercial Mortgage Finance Corp., Mortgage Pass-Through Certificates, Series 1997-C5 (CIK# 0001046305)	X	Smith Barney Mortgage Capital Group, Inc.	71	234,889,102	22.7	1	1,336,954	2.94	0	0.00	0.00	0	0.00	0.00	0	0	0	1	1,336,954(3)	2.94	0	0.00	0.00
J.P. Morgan Commercial Mortgage Finance Corp., Mortgage Pass-Through Certificates, Series 1997-C5 (CIK# 0001046305)	X	Morgan Guaranty Trust Company of New York	93	401,244,372	38.8	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00

(1)
This column does not include any previously-reported repurchase request or demand for which there has been no change in reporting status during this reporting period from the status previously reported.

(2)
The asset subject to the repurchase request entered REO status in December 2009.  The outstanding principal balance is calculated as of the most recent trustee’s report that provided the outstanding principal balance of the asset, and the percentage of principal balance is calculated by dividing the outstanding principal balance by the total pool balance as provided in the same trustee report.

(3)
The mortgage loan included on this chart that was subject to a demand to repurchase or replace for breach of a representation and warranty was paid off during the April 1, 2012 to June 30, 2012 reporting period. The outstanding principal balance reflected in the chart was calculated at the time of payoff and the percentage of principal balance reflected in the chart was calculated by dividing the outstanding principal balance by the total pool balance as of the immediately preceding trustee’s report. Such mortgage loan was originated by Smith Barney Mortgage Capital Group, Inc. (“Smith Barney”) and sold to Morgan Guaranty Trust Company of New York (“MGT”). In connection with the securitization, MGT made the representations and warranties to the securitization trust for such mortgage loan and, as a result, the demand to repurchase or replace such mortgage loan was made to MGT and Smith Barney. JPMCB is the successor in interest to MGT.

Barclays Bank PLC

General

Barclays Bank PLC, a public limited company registered in England and Wales under number 1026167 (“Barclays”), a sponsor and a mortgage loan seller, is an affiliate of Barclays Capital Inc., one of the underwriters.  The principal offices of Barclays in the United States are located at 745 Seventh Avenue, New York, New York 10019, telephone number (212) 412-4000.

Barclays’ Securitization Program

As a sponsor, Barclays originates or acquires mortgage loans and initiates a securitization transaction by selecting the portfolio of mortgage loans to be securitized and transferring those mortgage loans to a securitization depositor who in turn transfers those mortgage loans to the issuing entity.  In selecting a portfolio to be securitized, consideration is given to geographic concentration, property type concentration and rating agency models and criteria.  Barclays’ role also includes participation in the selection of third-party service providers such as the master servicer, the special servicer, the trustee and the certificate administrator, and engaging the rating agencies.  In coordination with the underwriters for the related offering, Barclays works with rating agencies, investors, mortgage loan sellers and servicers in structuring the securitization transaction.

Barclays has been engaged in commercial mortgage loan securitization in the United States since 2004.  The vast majority of commercial mortgage loans originated by Barclays are intended to be either sold through securitization transactions in which Barclays acts as a sponsor or sold to third parties in individual loan sale transactions.  The following is a general description of the types of commercial mortgage loans that Barclays originates for securitization:

●
Fixed rate mortgage loans generally having maturities between five and ten years and secured by commercial real estate such as office, retail, hospitality, multifamily, manufactured housing, healthcare, self-storage and industrial properties.  These loans are primarily originated for the purpose of securitization.

●
Floating rate loans generally having shorter maturities and secured by stabilized and non-stabilized commercial real estate properties.  These loans are primarily originated for securitization, though in certain cases only a senior interest in the loan is intended to be securitized.

●	Subordinate mortgage loans and mezzanine loans. These loans are generally not originated for securitization and are sold in individual loan sale transactions.

In general, Barclays does not hold the loans it originates until maturity.

Neither Barclays nor any of its affiliates act as servicer of the commercial mortgage loans in its securitization transactions.  Instead, Barclays contracts with other entities to service the mortgage loans in the securitization transactions.

Barclays affiliates commenced selling commercial mortgage loans into U.S. securitizations in 2004.  During the period commencing in 2004 and ending on February 28, 2014, Barclays affiliates were the loan sellers in approximately 31 commercial mortgage-backed securitization transactions.  Approximately $12.58 billion of the mortgage loans included in those transactions were originated or acquired by Barclays.

The following table sets forth information with respect to originations and securitizations of fixed rate and floating rate commercial and multifamily mortgage loans by Barclays affiliates for the years ending on December 31, 2007, 2008, 2009, 2010, 2011, 2012 and 2013 and for the period January 1, 2014 through February 28, 2014.

Fixed and Floating Rate Commercial Loans

Year	Aggregate Principal Balance of Fixed and Floating Rate Loans Securitized in CMBS by Barclays and Affiliates (as loan seller) (approximate)
2014	$279,121,026
2013	$2,723,393,594
2012	$2,067,901,204
2011	$0
2010	$0
2009	$0
2008	$196,399,012
2007	$2,470,879,020

Review of Barclays Mortgage Loans

Overview.  Barclays has conducted a review of the mortgage loans for which Barclays is a sponsor in this securitization (the “Barclays Mortgage Loans”) in connection with the securitization described in this free writing prospectus.  The review of the Barclays Mortgage Loans was performed by a team comprised of real estate and securitization professionals at Barclays offices (the “Barclays Review Team”). The review procedures described below were employed with respect to all of the Barclays Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Barclays Review Team created a database of loan-level and property-level information relating to each Barclays Mortgage Loan.  The database was compiled from, among other sources, the related loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Barclays Review Team during the underwriting process.  After origination of each Barclays Mortgage Loan, the Barclays Review Team updated the information in the database with respect to such Barclays Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Barclays Review Team.

A data tape (the “Barclays Data Tape”) containing detailed information regarding each Barclays Mortgage Loan was created from the information in the database referred to in the prior paragraph. The

Barclays Data Tape was used to provide the numerical information regarding the Barclays Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  An affiliate of Barclays engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by Barclays, relating to information in this free writing prospectus regarding the Barclays Mortgage Loans.  These procedures included:

●	comparing the information in the Barclays Data Tape against various source documents provided by Barclays that are described above under “—Database”;

●	comparing numerical information regarding the Barclays Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the Barclays Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the Barclays Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Barclays and the other originators of the Barclays Mortgage Loans engaged various law firms to conduct certain legal reviews of the Barclays Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of each Barclays Mortgage Loan, Barclays’ and the other originators’ origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Barclays’ and the other originators’ origination and underwriting staff also performed a review of the representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the Barclays Mortgage Loans.  Such assistance included, among other things, (i) a review of Barclays’ internal credit memorandum for each Barclays Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the Barclays Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Barclays Review Team of a due diligence questionnaire relating to the Barclays Mortgage Loans, and (iv) the review of certain loan documents with respect to the Barclays Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Barclays was aware at the origination of any Barclays Mortgage Loan, Barclays requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Barclays Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the Barclays Mortgage Loans to determine whether any Barclays Mortgage Loan materially deviated from the underwriting guidelines set forth under “—Barclays’ Underwriting Guidelines and Processes”, “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below.

Findings and Conclusions.  Based on the foregoing review procedures, Barclays determined that the disclosure regarding the Barclays Mortgage Loans in this free writing prospectus is accurate in all material respects.  Barclays also determined that the Barclays Mortgage Loans were originated in accordance with Barclays’ origination procedures and underwriting criteria, respectively, except as described under “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below.  Barclays attributes to itself all findings and conclusions resulting from the foregoing review procedures.

Barclays’ Underwriting Guidelines and Processes

After review and participation in the pre-closing due diligence and closing process by Barclays, each of the Barclays Mortgage Loans was generally originated in accordance with the underwriting criteria described below.  Each lending situation is unique, however, and the facts and circumstances surrounding a particular mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to that specific loan.  These underwriting criteria are general, and we cannot assure you that every loan will comply in all respects with the guidelines.  For additional information with respect to exceptions to the underwriting guidelines, see “—Exceptions to Barclays’ Disclosed Underwriting Guidelines” below. Barclays originates mortgage loans principally for securitization.

General.  Barclays originates commercial mortgage loans from its headquarters in New York and its West Coast office.  Barclays also originates and acquires loans pursuant to table funding arrangements through third party origination platforms that have origination offices in additional locations.  Bankers at Barclays and at table funded lenders focus on sourcing, structuring, underwriting and performing due diligence on their loans.  Structured finance bankers work closely with the loans’ originators to ensure that the loans are suitable for securitization and satisfy rating agency criteria.  All mortgage loans, including those originated by table funded lenders, must be approved by Barclays’ credit department, as described below under “—Loan Approval”.

With respect to certain mortgage loans, Barclays has delegated certain of its underwriting and origination functions to table funded lenders, subject to loan-by-loan oversight and ultimate review and approval by Barclays professionals.  These functions were all performed in substantial accordance with the mortgage loan approval procedures described in this free writing prospectus.  In all cases, mortgage loans are documented on Barclays’ approved documentation.

Loan Analysis.  Generally, Barclays performs both a credit analysis and collateral analysis with respect to a loan applicant and the real estate that will secure a mortgage loan.  In general, the analysis of a borrower includes a review of anti-money laundering or OFAC checks, as well as background checks and the analysis of its loan sponsor includes a review of money laundering and background checks, third-party credit reports, bankruptcy and lien searches, general banking references and commercial mortgage related references.  In general, the analysis of the collateral includes a site visit and a review of the property’s historical operating statements (if available), independent market research, an appraisal with an emphasis on rental and sales comparables, engineering and environmental reports, the property’s historic and current occupancy, financial strengths of tenants, the duration and terms of tenant leases and the use of the property.  Each report is reviewed for acceptability by a real estate finance loan underwriter.  The borrower’s and property manager’s experience and presence in the subject market are also reviewed.  Consideration is also given to anticipated changes in cash flow that may result from changes in lease terms or market considerations.

Borrowers are generally required to be single purpose entities although they are generally not required to be structured to reduce the possibility of becoming insolvent or bankrupt unless the loan has a principal balance of greater than $20 million, in which case additional limitations including the requirement that the borrower have at least one independent director are required.

Loan Approval.  All mortgage loans originated or table funded by Barclays must be approved by a credit committee.  The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  Barclays’ underwriting standards generally mandate minimum debt service coverage ratios and maximum loan-to-value ratios.  A loan-to-value generally based upon the appraiser’s determination of value as well as the value derived using a stressed capitalization rate is considered.  The debt service coverage ratio is based upon the underwritten net cash flow and is given particular importance.  However, notwithstanding such guidelines, in certain circumstances the actual debt service coverage ratios, loan-to-value ratios and amortization periods for the mortgage loans originated by Barclays may vary from these guidelines.

Escrow Requirements.  Generally, Barclays requires most borrowers to fund escrows for expenses such as taxes and insurance, capital expenses and replacement reserves, in some cases upon triggers.  In the case of certain hotel loans, FF&E reserves may be held by the franchisor or manager rather than the lender.  Generally, the required escrows for mortgage loans originated or acquired by Barclays are as follows (see Annex A-1 to this free writing prospectus for instances in which reserves were not taken):

●
Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments.  Barclays may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio.

●
Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade or creditworthy tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio.

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years.  Barclays relies on information provided by an independent engineer to make this determination.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade or creditworthy tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio.

●
Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Barclays generally requires that at least 110% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade  or creditworthy party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) the amount recommended is de minimis.

●
Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants.  Barclays may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio.

●	For certain mortgage loans, Barclays requires reserves only upon the occurrence of certain trigger events, such as debt service coverage ratios or tenant-specific tests or occurrences.

●	Other Factors - Other factors that are considered in the origination of a commercial mortgage loan include current operations, occupancy and tenant base.

Servicing.  Interim servicing for all loans originated or acquired by Barclays prior to securitization is typically performed by Wells Fargo Bank, National Association.

The Arundel Mills & Marketplace Mortgage Loan consists of six (6) promissory notes co-originated by Barclays Bank PLC and Bank of America, N.A. (“Bank of America” ), in the following principal amounts as of the Cut-Off Date: Note A-1-1 in the amount of $75,000,000; Note A-1-2 in the amount of $75,000,000; Note A-2-1 in the amount of $72,500,000; Note A-2-2 in the amount of $72,500,000; Note A-3-1 in the amount of $45,000,000; and Note A-3-2 in the amount of $45,000,000.  Note A-3-1 and Note A-3-2 collectively evidence the Arundel Mills & Marketplace Mortgage Loan.  Note A-3-1 was issued in the name of Bank of America, and Note A-3-2 was issued in the name of Barclays.  On or prior to the Closing Date, Barclays will purchase Note A-3-1 from Bank of America, and on the Closing Date, Barclays will sell both such promissory notes to the depositor for inclusion in the Issuing Entity.  However, as the promissory notes comprising the Arundel Mills & Marketplace Mortgage Loan are pari passu with each other and were co-originated, Note A-3-1 issued in the name of Bank of America was effectively originated in accordance with Barclay’s underwriting guidelines.  Unless otherwise specified in this free writing prospectus, the Arundel Mills & Marketplace Mortgage Loan is presented for all purposes as one mortgage loan.

Exceptions to Barclays’ Disclosed Underwriting Guidelines

The Barclays Mortgage Loans were originated in accordance with the applicable underwriting guidelines set forth above, except as otherwise noted below.

Compliance with Rule 15Ga-1 under the Exchange Act

Barclays has most recently filed a Form ABS 15G on February 14, 2014 in connection with it being a securitizer of certain types of mortgage loans.  Barclays’ Central Index Key is 0000312070.  It has no history of repurchases or repurchase requests required to be reported by Barclays under Rule 15Ga-1 under the Exchange Act, as amended, with respect to breaches of representations and warranties made by it as a sponsor of commercial mortgage loan securitizations.

The information set forth under this sub-heading has been provided by Barclays.

Neither Barclays Bank PLC nor any of its affiliates will insure or guarantee distributions on the Certificates.  The Certificateholders will have no rights or remedies against Barclays Bank PLC for any losses or other claims in connection with the certificates or the mortgage loans except in respect of the repurchase and substitution obligations for material document defects or the material breaches of representations and warranties made by Barclays Bank PLC in the related Purchase Agreement as described under “Description of the Mortgage Pool—Representations and Warranties; Repurchases and Substitution” in this free writing prospectus.

From time to time, Barclays is involved in civil legal proceedings and arbitration proceedings concerning matters arising in connection with the conduct of its business. Although there can be no assurance as to the ultimate outcome of such matters, Barclays has denied, or believes it has meritorious defenses and will deny, liability in all significant cases pending against it, and intends to defend actively each such case.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation.  The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2013, KeyBank’s real estate capital group originated a total of $10.7 billion in permanent, bridge, development and construction commercial mortgage loans from 22 offices nationwide. Of this total, $4.2 billion commercial mortgage loans were originated for sale through commercial mortgage-backed securities (“CMBS”) transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or sale to life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000.  As of March 31, 2014, KeyBank had originated approximately $13.2 billion of commercial mortgage loans that have been securitized in 57 securitized transactions.  KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self-storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized.  KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview.  KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this free writing prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this free writing prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described above under “—Database”;

●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the KeyBank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the REMIC Provisions.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this free writing prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures.  With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth under “—KeyBank’s Underwriting Guidelines and Process” below.  See “—Exceptions to KeyBank’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions.  Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this free writing prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described below under “—Exceptions to KeyBank’s Disclosed Underwriting Guidelines” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

KeyBank’s Underwriting Guidelines and Processes

General.  KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this free writing prospectus, see “—Exceptions to KeyBank’s Disclosed Underwriting Guidelines” below.

Notwithstanding the discussion below, given the differences between individual commercial Mortgaged Properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions to KeyBank’s Disclosed Underwriting Guidelines” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis.  KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis.  KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower.  KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval.  All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio.  KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt.  When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals.  KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by

The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments.  KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee.  An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.  In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings.  Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments.  In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report.  A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance.  In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements.  KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●
Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

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Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions to KeyBank’s Disclosed Underwriting Guidelines

Other than as set forth below, the KeyBank Mortgage Loans were originated in accordance with the underwriting standards set forth above.

With respect to one (1) mortgage loan (identified as Loan No. 30 on Annex A-1 to this free writing prospectus), representing approximately 1.3% of the Initial Pool Balance, the mortgage loan has a non-standard amortization schedule based on a 360-month amortization period for the mortgage loan together with the related mezzanine loan.  The monthly debt service, annual debt service, and UW NCF DSCR for this mortgage loan were calculated using the maximum annual debt service payments, by loan year, for underwriting purposes, based on the tenth year of the loan, which is the maximum amount during any loan year.  The related Mortgaged Property is a single tenant property with FedEx Ground Package System, Inc.  FedEx Ground Package System, Inc. makes up approximately 24% of FedEx Corporation’s, its parent company’s, revenue and approximately 70% of its operating income.  Based on the strength of the tenant, the recent build-to-suit, and the use of conservative tenth year annual debt service payments, KeyBank was comfortable with the non-standard amortization schedule, the various debt service calculations, and the reserves impounded pursuant to the loan documents.

With respect to one (1) Mortgaged Property (identified as  Loan No. 2.01 on Annex A-1 to this free writing prospectus), partially securing a mortgage loan representing approximately 3.8% of the Initial Pool Balance based on allocated loan amount, the appraiser provided and the lender used a “hypothetical market value as-is” of $76,350,000, which excludes the cost to restore 20 units at the Ventana Hills Apartments Mortgaged Property damaged by fire.  The appraiser’s “market value as-is,” which includes the cost to restore the 20 units, is $74,700,000. At origination, the borrower escrowed $1,492,719 to cover the costs associated with the restoration of the 20 damaged units.

With respect to one (1) Mortgaged Property (identified as  Loan No. 26 on Annex A-1 to this free writing prospectus), securing a mortgage loan representing approximately 1.6% of the Initial Pool Balance, the appraiser provided a “prospective market value upon stabilization” of $31,200,000, which assumes all tenant improvements are completed and all tenants are paying full rent, which the lender utilized in calculating the loan-to-value ratio.  The effective date of the “prospective market value upon stabilization” of August 1, 2014, is the date upon which the last in-place tenant begins paying full base rent under the terms of their lease.  The appraiser’s “as-is” value of the Mortgaged Property is $29,600,000.  At closing, the borrower escrowed a total of $686,840 for unfinished space and for the difference between the full rent and the reduced rent for those tenants in reduced rent periods.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on February 4, 2014 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2013 as a sponsor of commercial mortgage loan securitizations.  Since KeyBank has no demand, repurchase or replacement claims as a sponsor of commercial mortgage loan securitizations to report KeyBank has no obligation to file quarterly reports.  KeyBank’s Central Index Key is 0001089877. With respect to the period from and including January 1, 2011 to and including December 30, 2013, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Starwood Mortgage Funding II LLC

General

Starwood Mortgage Funding II LLC (“SMF II”) is a limited liability company organized under the laws of the state of Delaware and a wholly-owned subsidiary of Starwood Mortgage Capital LLC (“SMC” and, together with its subsidiaries, including SMF II, “Starwood”).  SMC is affiliated with LNR Property LLC, an international commercial real estate company specializing in property development, specialty finance, asset management, investing and special servicing of CMBS loans.  SMF II is a sponsor of, and a seller of certain mortgage loans (the “Starwood Mortgage Loans”) into, the securitization described in this free writing prospectus.  Starwood was formed to invest in commercial real estate debt.  The executive offices of Starwood are located at 1601 Washington Avenue, Suite 800, Miami Beach, Florida 33139.  Starwood also maintains offices in Charlotte, North Carolina, Newport Beach, California and New York, New York.

Barclays Bank PLC provides warehouse financing to SMF II through a master repurchase facility.  All of the SMF II Mortgage Loans, representing approximately 7.4% of the Initial Pool Balance, are subject to that repurchase facility.  Proceeds received by SMF II in connection with the sale of the SMF II Mortgage Loans to the depositor will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays Bank PLC as the repurchase agreement counterparty.

Starwood Mortgage Funding II LLC is an affiliate of LNR Partners, LLC, the special servicer of the Marriott Anaheim Whole Loan under the 2014-C18 PSA and of LNR Securities Holdings, LLC (or its affiliate), which was the purchaser of approximately 15% of the class E, class F, class NR and class Z certificates issued under the 2014-C18 PSA.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the Trustee, the Certificate Administrator, the custodian, the certificate registrar and the 17g-5 information provider, and SMF II, which is a Sponsor and an Originator, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the mortgage loans to be contributed to this securitization by SMF II.

Starwood’s Securitization Program

This is the 20th commercial mortgage securitization to which Starwood is contributing loans; however, certain key members of the senior management team of SMC were senior officers at Donaldson, Lufkin & Jenrette, Deutsche Bank Mortgage Capital, L.L.C., Wachovia Bank and Banc of America Securities.  These members of the senior management team have been active in the commercial mortgage securitization business since 1992, and have been directly and/or indirectly responsible for the origination and/or securitization of several billion dollars of loans.  Starwood securitized approximately $2.66 billion of commercial loans in its prior securitizations.

Starwood originates commercial mortgage loans that are secured by retail shopping centers, office buildings, multifamily apartment complexes, hotels, mixed-use, self-storage and industrial properties located in North America.  Starwood’s securitization program generally provides fixed rate mortgage loans having maturities between five and ten years.  Additionally, Starwood may from time to time provide bridge/transitional loans, mezzanine loans and preferred equity structures.

Review of SMF II Mortgage Loans

Overview.  SMF II has conducted a review of the SMF II mortgage loans (the “SMF II Mortgage Loans”) in connection with the securitization described in this free writing prospectus.  The review of the SMF II Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of Starwood or one or more of its affiliates (the “Starwood Review Team”).  The review procedures described below were employed with respect to all of the SMF II Mortgage Loans.  No sampling procedures were used in the review process.

Database.  To prepare for securitization, members of the Starwood Review Team created a database of loan-level and property-level information relating to each SMF II Mortgage Loan.  The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the Starwood Review Team during the underwriting process.  After origination of each SMF II Mortgage Loan, the Starwood Review Team updated the information in the database with respect to such SMF II Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the Starwood Review Team.

A data tape (the “SMF II Data Tape”) containing detailed information regarding each SMF II Mortgage Loan was created from the information in the database referred to in the prior paragraph.  The SMF II Data Tape was used to provide the numerical information regarding the SMF II Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation.  SMF II engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by SMF II, relating to information in this free writing prospectus regarding the SMF II Mortgage Loans.  These procedures included:

●	comparing the information in the SMF II Data Tape against various source documents provided by SMF II that are described above under “—Database”;

●	comparing numerical information regarding the SMF II Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the SMF II Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the SMF II Mortgage Loans disclosed in this free writing prospectus.

Legal Review.  Starwood engaged various law firms to conduct certain legal reviews of the SMF II Mortgage Loans for disclosure in this free writing prospectus.  In anticipation of the securitization of each

SMF II Mortgage Loan, Starwood’s origination counsel reviewed a form of securitization representations and warranties at origination and, if applicable, identified exceptions to those representations and warranties.  Starwood’s origination and underwriting staff performed a similar review and prepared similar exception reports.

Legal counsel was also engaged in connection with this securitization to assist in the review of the SMF II Mortgage Loans.  Such assistance included, among other things, (i) a review of Starwood’s internal credit memorandum for each SMF II Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the SMF II Mortgage Loans prepared by origination counsel, (iii) the review and assistance in the completion by the Starwood Review Team of a due diligence questionnaire relating to the SMF II Mortgage Loans, and (iv) the review of certain loan documents with respect to the SMF II Mortgage Loans.

Other Review Procedures.  With respect to any material pending litigation of which Starwood was aware at the origination of any SMF II Mortgage Loan, Starwood requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The Starwood Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the SMF II Mortgage Loans to determine whether any SMF II Mortgage Loan materially deviated from the underwriting guidelines set forth under “—SMF II’s Underwriting Guidelines and Processes” below.  See “—Exceptions to SMF II’s Disclosed Underwriting Guidelines” below.

Findings and Conclusions.  Based on the foregoing review procedures, Starwood determined that the disclosure regarding the SMF II Mortgage Loans in this free writing prospectus is accurate in all material respects.  Starwood also determined that the SMF II Mortgage Loans were originated in accordance with Starwood’s origination procedures and underwriting criteria, except as described below under “—Exceptions to SMF II’s Disclosed Underwriting Guidelines” below.  SMF II attributes to itself all findings and conclusions resulting from the foregoing review procedures.

SMF II’s Underwriting Guidelines and Processes

Overview.  Set forth below is a discussion of certain general underwriting guidelines with respect to mortgage loans originated by Starwood for securitization.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, the property type, current use, size, location, market conditions, reserve requirements, additional collateral, tenant quality and lease terms, borrower identity, sponsorship, performance history and/or other factors.  Therefore, this general description of SMF II’s origination procedures and underwriting criteria is not intended as a representation that every commercial mortgage loan originated by it complies entirely with all procedures and criteria set forth below.  For important information about the circumstances that have affected the underwriting of an SMF II Mortgage Loan in the mortgage pool, see the “Risk Factors” section of this free writing prospectus, the other subsections of this “Transaction Parties—The Sponsors and Mortgage Loan Sellers” section and “Annex D-2—Exceptions to Mortgage Loan Representations and Warranties” in this free writing prospectus.

If a mortgage loan exhibits any one or more of the following characteristics, variances from general underwriting/origination procedures described below may be considered acceptable under the circumstances indicated:  (i) low loan-to-value ratio; (ii) high debt service coverage ratio; (iii) experienced property loan sponsor(s)/guarantor(s) with financial wherewithal; (iv) additional springing reserves; (v) cash flow sweeps; and (vi) elements of recourse included in the mortgage loan.

Loan Analysis.  Generally, both a credit analysis and a collateral analysis are conducted with respect to each mortgage loan.  The credit analysis of the borrower generally includes a review of third-party credit reports and/or judgment, lien, bankruptcy and pending litigation searches.  The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases.  The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments, zoning reports and seismic reports, if applicable, and obtained.  Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property.  The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.  Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and we cannot assure you that such financial, occupancy and other information remains accurate.

Loan Approval.  All mortgage loans originated by Starwood require approval by a loan credit committee which includes senior executives of SMC.  The committee may approve a mortgage loan as recommended, request additional due diligence prior to approval, approve it subject to modifications of the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio.  Generally, the debt service coverage ratio for mortgage loans originated by Starwood will be equal to or greater than 1.20x and the loan-to-value ratio for mortgage loans originated by Starwood will be equal to or less than 80%; provided, however, that the underwriting guidelines provide that exceptions may be made when consideration is given to circumstances particular to the mortgage loan, the related property, loan-to-value ratio, reserves or other factors.  For example, Starwood may originate a mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Starwood’s judgment of improved property and/or market performance and/or other relevant factors.

In addition, with respect to certain mortgage loans originated by Starwood, there may exist subordinate debt secured by the related property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower.  Such mortgage loans may have a lower debt service coverage ratio, and a higher loan-to-value ratio, if such subordinate or mezzanine debt is taken into account.  Also, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.  The debt service coverage ratio guideline discussed above is calculated based on values determined at the origination of the mortgage loan.

Additional Debt.  Certain mortgage loans originated by Starwood may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured.  It is possible that an affiliate of Starwood may be the lender on that additional debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition.  As part of the underwriting process, the property assessments and reports described below generally will be obtained:

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Appraisals.  Independent appraisals or an update of an independent appraisal is required in connection with the origination of each mortgage loan.  Starwood requires that the appraiser comply with and abide by Title XI of the Financial Institution Reform, Recovery and Enforcement Act of 1989 (although such act is not applicable to Starwood) and the Uniform Standards of Professional Appraisal Practice.

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Environmental Assessment.  Phase I environmental assessments that conform to the American Society for Testing and Materials (ASTM) Standard E 1527-05 entitled, “Standard Practices for Environmental Site Assessment:  Phase I Environmental Site Assessment Process,” as may be amended from time to time, are performed on all properties.  However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized.  Nevertheless, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues.

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Depending on the findings of the initial environmental assessment, any of the following may be required:  additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; and/or a guaranty or reserves with respect to environmental matters.

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Property Condition Assessments.  Inspections or updates of previously conducted inspections are conducted by independent licensed engineers or architects or both for all properties in connection with the origination of a mortgage loan.  The inspections are conducted to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at a property.  The resulting reports on some of the properties may indicate a variety of deferred maintenance items and recommended capital expenditures.  In some instances, repairs or maintenance are completed before closing or cash reserves are established to fund the deferred maintenance or replacement items or both.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

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Zoning and Building Code Compliance.  With respect to each mortgage loan, Starwood will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property.  Evidence of this compliance may be in the form of one or more of the following:  legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

However, the underwriting guidelines provide that Starwood may, on a case-by-case basis, consider a loan secured by a property that does not conform to current zoning regulations governing density, size, set-backs or parking for the property under certain circumstances including, but not limited to, when (i) legislation or the local zoning or housing authority permits the improvements to be rebuilt to pre-damage use, size and density in the event of partial or full destruction; and (ii) documentation of such permission is submitted in the form of legislation or a variance letter or certificate of rebuildability from the zoning authority.

Escrow Requirements.  Generally, Starwood requires most borrowers to fund various escrows for taxes and insurance, capital expenses and replacement reserves.  Generally, the required escrows for mortgage loans originated by Starwood are as follows:

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Taxes - typically, an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide Starwood with sufficient funds to satisfy all taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional loan sponsor or high net worth individual loan sponsor, or (ii) if the related mortgaged property is a single tenant property in which the related tenant is required to pay taxes directly.

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Insurance - if the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide Starwood with sufficient funds to pay all insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related borrower maintains a blanket insurance policy, or (ii) if the related mortgaged property is a single tenant property and the related tenant self-insures.

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Replacement Reserves - replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, if the related mortgaged property is a single tenant property and the related tenant is responsible for all repairs and maintenance, including those required with respect to the roof and improvement structure.

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Completion Repair/Environmental Remediation - typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary.  Upon funding of the applicable mortgage loan, Starwood generally requires that at least 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee with respect to such matter, (ii) if the estimated cost of such repair or remediation does not materially impact the property’s function, performance or value, or if the related mortgaged property is a single tenant property for which the tenant is responsible for such repair or remediation or (iii) if environmental insurance is obtained or already in place.

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Tenant Improvement/Lease Commissions - in most cases, various tenants have lease expirations within the loan term.  To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the related loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related mortgaged property is a single tenant property and the related tenant’s lease extends beyond the loan term, or (ii) where rent at the related mortgaged property is considered below market.

Furthermore, Starwood may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.  In some cases, Starwood may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Starwood’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the SMF II Mortgage Loans, please see Annex A-1 to this free writing prospectus.

Title Insurance Policy.  The borrower is required to provide, and Starwood or its origination counsel typically will review, a title insurance policy for each property.  The title insurance policies provided typically must meet the following requirements:  (a) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) in an amount at least equal to the original principal balance of the mortgage loan, (c) protection and benefits run to the mortgagee and its successors and assigns, (d) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Property Insurance.  Starwood typically requires the borrower to provide one or more of the following insurance policies:  (1) commercial general liability insurance for bodily injury or death and property damage; (2) an “All Risk of Physical Loss” policy; (3) if applicable, boiler and machinery coverage; and (4) if the mortgaged property is located in a special flood hazard area where mandatory flood insurance purchase requirements apply, flood insurance.  In some cases, a sole tenant is responsible for maintaining insurance and, subject to the satisfaction of rating conditions or net worth criteria, is allowed to self-insure against the risks.

Exceptions to SMF II’s Disclosed Underwriting Guidelines

Other than as set forth below, none of the SMF II Mortgage Loans have exceptions to the related underwriting criteria.

With respect to one (1) mortgage loan (identified as Loan No. 24 on Annex A-1 to this free writing prospectus), representing approximately 1.7% of the Initial Pool Balance, a credit search was not run on Daniel Gilbert, the principal of the related borrower, sponsor and guarantor.  The originator ran public records searches and Mr. Gilbert delivered a certified statement regarding the absence of bankruptcies and felony convictions.  In addition, Mr. Gilbert is the founder of Quicken Loans Inc. and the majority owner of the National Basketball Association’s Cleveland Cavaliers. Based on these compensating factors, SMF II approved inclusion of this mortgage loan into this transaction.

Servicing

Interim servicing for all loans originated by Starwood prior to securitization is typically performed by Wells Fargo Bank, National Association.  Generally, servicing responsibilities are transferred from the interim servicer to the master servicer of the securitization trust at the closing of the securitization.  From time to time, the interim servicer may retain primary servicing.

Compliance with Rule 15Ga-1 under the Exchange Act

Starwood has no history as a securitizer prior to February 2012.  SMC most recently filed a Form ABS-15G on January 21, 2014.  SMC’s Central Index Key is 0001548405.  Starwood has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

The Depositor

J.P. Morgan Chase Commercial Mortgage Securities Corp., the depositor, is a Delaware corporation organized on September 19, 1994. The depositor is a wholly-owned subsidiary of JPMCB. The depositor maintains its principal office at 383 Madison Avenue, 31st Floor, New York, New York 10179. Its telephone number is (212) 272-6858. The depositor does not have, nor is it expected in the future to have, any significant assets.

The depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto. On the Closing Date, the depositor will acquire the mortgage loans from each mortgage loan seller and will simultaneously transfer them, without recourse, to the trustee for the benefit of the Certificateholders.

The depositor remains responsible under the Pooling and Servicing Agreement for providing the master servicer, special servicer, certificate administrator and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling and Servicing Agreement. The depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling and Servicing Agreement.

The Trust

JPMBB Commercial Mortgage Securities Trust 2014-C19 (the “Issuing Entity”), will be a New York common law trust, formed on the Closing Date pursuant to the Pooling and Servicing Agreement.

The only activities that the trust may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the mortgage loans and any REO Property, disposing of defaulted mortgage loans and REO Property, issuing the certificates, making distributions, providing reports to Certificateholders and other activities described in this free writing prospectus. Accordingly, the trust may not issue securities other than the certificates, or invest in securities, other than investing of funds in the Certificate Account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term permitted investments. The trust may not lend or borrow money, except that the master servicer, the special servicer and the trustee may make Advances of delinquent monthly debt service payments and Servicing Advances to the trust, but only to the extent it does not deem such Advances to be non-recoverable from the related mortgage loan; such Advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth in this free writing prospectus under “Servicing of the Mortgage Loans—Amendment”. The trust administers the mortgage loans through the trustee, the certificate administrator, the master servicer and the special servicer (and in the case of (i) the Arundel Mills & Marketplace Mortgage Loan, the related master servicer and special servicer under the MSBAM 2014-C15 PSA, (ii) the 55 Broadway mortgage loan, after the securitization of the 55 Broadway pari passu companion loan, the related master servicer and special servicer under the 55 Broadway PSA, and (iii) the Marriott Anaheim Mortgage Loan, the related master servicer and special servicer under the 2014-C18 PSA).  A discussion of the duties of the trustee, the certificate administrator, the master servicer and the special servicer, including any discretionary activities performed by each of them, is set forth in this free writing prospectus under “Transaction Parties—The Trustee and the Certificate Administrator”, “—The Master Servicer” and “—The Special Servicer” and “Servicing of the Mortgage Loans”.

The only assets of the trust other than the mortgage loans and any REO Properties are the Certificate Account and other accounts maintained pursuant to the Pooling and Servicing Agreement, the short-term investments in which funds in the Certificate Account and other accounts are invested and the trust’s rights under the interest rate swap contract related to the Class A-2FL certificates (although no holder of any Offered Certificate will have any direct or indirect benefit of such interest rate swap contract). The trust has no present liabilities, but has potential liability relating to ownership of the mortgage loans and any REO Properties and certain other activities described in this free writing prospectus (including its being bound by the interest rate swap contract related to the Class A-2FL certificates (although no holder of any Offered Certificate will bear risk associated with such interest rate swap contract)), and indemnity obligations to the trustee, the certificate administrator, the depositor, the master servicer and the special servicer. The fiscal year of the trust is the calendar year. The trust has no executive officers or board of directors and acts through the trustee, the certificate administrator, the master servicer and the special servicer.

The depositor is contributing the mortgage loans to the trust. The depositor is purchasing the mortgage loans from the mortgage loan sellers, as described in this free writing prospectus under “Description of the Mortgage Pool—Sale of Mortgage Loans; Mortgage File Delivery” and “—Representations and Warranties; Repurchases and Substitutions”.

The Trustee and the Certificate Administrator

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as the trustee, custodian, and certificate administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.5 trillion in assets and 264,000 employees as of December 31, 2013, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is responsible for securities administration, which includes pool performance calculations, distribution calculations and related distributions to certificateholders and the preparation of monthly distribution reports. As certificate administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC and grantor trust tax returns on behalf of the trust REMICs and to the extent required under the Pooling and Servicing Agreement, the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of December 31, 2013, Wells Fargo Bank was acting as securities administrator with respect to more than $244 billion of outstanding commercial mortgage-backed securities.

Wells Fargo Bank has provided corporate trust services since 1934.  Wells Fargo Bank acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.  As of December 31, 2013, Wells Fargo Bank was acting as trustee on approximately 299 series of commercial mortgage-backed securities with an aggregate principal balance of approximately $167 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related master servicer or special servicer fails to make a required advance.  In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant and subject to the Pooling and Servicing Agreement (and is acting as custodian of the mortgage loan files (other than the Mortgage Note) for each of the Arundel Mills & Marketplace Whole Loan and the Marriott Anaheim Whole Loan under the applicable Other PSA), except that with respect to the 55 Broadway Whole Loan, Wells Fargo Bank is initially acting as the custodian of the mortgage loan documents until the 55 Broadway Pari Passu Companion Loan Securitization Date, at which time such mortgage loan documents (other than the Mortgage Note) will be transferred to the custodian related to such other securitization.  In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the trustee and the Certificateholders.  Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains its commercial document custody facilities in Minneapolis, Minnesota.  As of December 31, 2013, Wells Fargo Bank was acting as custodian of more than 67,000 commercial mortgage loan files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by one or more of the sponsors or an affiliate of one or more of the Sponsors, and one or more of those mortgage loans may be included in the Trust.  The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

For a description of any material affiliations, relationships and related transactions between the trustee, the certificate administrator, and the other transaction parties, see “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in this free writing prospectus.

The foregoing information set forth under this heading “The Trustee and the Certificate Administrator” has been provided by Wells Fargo Bank.

As compensation for the performance of its routine duties, the trustee and the certificate administrator will be paid a fee (collectively, the “Certificate Administrator Fee”); provided that the Certificate Administrator Fee includes the trustee fee, and the certificate administrator will pay the trustee fee to the trustee. The Certificate Administrator Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0033% per annum (the “Certificate Administrator Fee Rate”) and the Stated Principal Balance of the mortgage loans and will be calculated in the same manner as interest is calculated on such mortgage loans. The Certificate Administrator Fee includes the trustee fee.

Each of the trustee and the certificate administrator will at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $100,000,000 and subject to supervision or examination by federal or state authority and in the case of the trustee, will not be an affiliate of the master servicer or the special servicer (except during any period when the trustee is acting as, or has become successor to, the master servicer or the special servicer, as the case may be), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated at least and “AA-” by S&P and Fitch; provided that the trustee and the certificate administrator will not become ineligible to serve based on a failure to satisfy such rating requirements as long as it maintains a long-term unsecured debt rating of no less than “A+” by S&P and Fitch and the short-term debt obligations of the certificate administrator have a short-term rating of not less than “F1” from Fitch and “A-1” from S&P.

The trustee and the certificate administrator make no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the trustee and the certificate administrator), the certificates, the mortgage loans, this free writing prospectus (other than as to the accuracy of the information provided by the trustee and the certificate administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the master servicer or the special servicer of any funds paid to the master servicer or any special servicer in respect of the certificates or the mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the master servicer or any special servicer. The Pooling and Servicing Agreement provides that no provision of such agreement will be construed to relieve the trustee and the certificate administrator from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that neither the trustee nor the certificate administrator, as applicable, will be liable for an error of judgment made in good faith by a responsible officer of the trustee or the certificate administrator, unless it is proven that the trustee and the certificate administrator, as applicable, were negligent in ascertaining the pertinent facts. In addition, neither the trustee nor the certificate administrator, as applicable, will be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of certificates entitled to greater than 25% of the percentage interest of each affected class, or of the aggregate Voting Rights of the certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the trustee and the certificate administrator, or exercising any trust or power conferred upon the trustee and the certificate administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The trustee and the certificate administrator and any director, officer, employee, representative or agent of the trustee and the certificate administrator, will be entitled to indemnification by the trust fund, to the extent of amounts held in the Certificate Account, the Centreville Square REMIC Distribution Account or the Lower-Tier REMIC Distribution Account from time to time, for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the trustee or the certificate administrator in connection with their participation in the transaction and any act or omission of the trustee or the certificate administrator relating to the exercise and performance of any of the powers and duties of the trustee and the certificate administrator (including in any capacities in which they serve, e.g., paying agent, REMIC administrator, authenticating agent, certificate custodian, certificate registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee or the certificate administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of the trustee or the certificate administrator in the performance of their obligations and duties under the Pooling and Servicing Agreement, or by reason of their negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the trustee or the certificate administrator made in the Pooling and Servicing Agreement.

The certificate administrator will be the REMIC administrator and the 17g-5 Information Provider.

Resignation and Removal of the Trustee and the Certificate Administrator

The trustee and the certificate administrator will be permitted at any time to resign from their obligations and duties under the Pooling and Servicing Agreement by giving written notice to the depositor, the master servicer, the special servicer, the trustee or the certificate administrator, as applicable, all Certificateholders (which notice will be posted to the certificate administrator’s website pursuant to the Pooling and Servicing Agreement), the senior trust advisor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the depositor will be required to use its reasonable best efforts to promptly appoint a successor trustee or certificate administrator, as applicable. If no successor trustee or certificate administrator has accepted an appointment within 30 days after the giving of notice of resignation, the resigning trustee or certificate administrator, as applicable, may petition any court of competent jurisdiction to appoint a successor trustee or certificate administrator, as applicable.

If at any time the trustee or certificate administrator ceases to be eligible to continue as trustee or certificate administrator, as applicable, under the Pooling and Servicing Agreement, and fails to resign after written request therefor by the depositor or the master servicer, or if at any time the trustee or certificate administrator becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee or certificate administrator, or if the trustee or certificate administrator fails to timely publish any report to be delivered, published, or otherwise made available by the certificate administrator pursuant to the pooling and servicing agreement, and such failure continues unremedied for a period of five (5) days, or if the certificate administrator fails to make distributions required pursuant to the pooling and servicing agreement, the depositor will be authorized to remove the trustee or certificate administrator, as applicable, and appoint a successor trustee or certificate administrator. In addition, holders of the certificates entitled to at least 75% of the Voting Rights may at any time, with or without cause, remove the trustee or certificate administrator under the Pooling and Servicing Agreement and appoint a successor trustee or certificate administrator. In the event that holders of the certificates entitled to at least 75% of the Voting Rights elect to remove the trustee or certificate administrator without cause and appoint a successor, the successor trustee or certificate administrator, as applicable, will be responsible for all expenses necessary to effect the transfer of responsibilities from its predecessor.

Any resignation or removal of the trustee or certificate administrator and appointment of a successor trustee or certificate administrator will not become effective until acceptance of appointment by the successor trustee or certificate administrator, as applicable.

In addition, certain provisions regarding the obligations and duties of the trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “Servicing of the Mortgage Loans—Amendment” in this free writing prospectus.

The Master Servicer

KeyBank acts as the master servicer for all mortgage loans and the Serviced Companion Loans (in such capacity, the “Master Servicer”).  KeyBank is a national banking association and is a wholly-owned subsidiary of KeyCorp.  KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211.  KeyBank is not an affiliate of the trust, the depositor, the special servicer, any other mortgage loan seller, the certificate administrator, the operating advisor, or the trustee.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998.  The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	12/31/2011	12/31/2012	12/31/13
By Approximate Number	11,970	10,972	10,151
By Approximate Aggregate Principal Balance (in billions)	$107.5	$101.6	$136.5

Within this servicing portfolio are, as of December 31, 2013, approximately 10,151 loans with a total principal balance of approximately $136.5 billion that are included in approximately 268 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States.  KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties.  Based on the aggregate outstanding principal balance of loans being serviced as of December 31, 2013, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s Investors Service, Inc., S&P, Fitch and Morningstar Credit Ratings, LLC (“Morningstar”).  Moody’s Investors Service, Inc. does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS1” as a primary servicer, and “CSS2+” as a special servicer.  Morningstar Credit Ratings, LLC has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer.  S&P’s, Fitch’s, and Morningstar Credit Ratings, LLC’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

KeyBank’s servicing system utilizes a servicing technology platform with multiple capabilities and reporting functions.  This platform allows KeyBank to process servicing activities including:  (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.  KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/Key2CRE) that provides access to reports and other information to investors in CMBS transactions that KeyBank is the master servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial loans.  The following table sets forth the ratings assigned to KeyBank’s long-term deposits and short-term deposits.
	S&P	Fitch	Moody’s
Long-Term Deposits	A-	A-	A3
Short-Term Deposits	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the pooling and servicing agreement and, accordingly, will not have any material adverse impact on the performance of the underlying mortgage loan or the performance of the Certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act (“Regulation AB”).  These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the pooling and servicing agreement for assets of the same type included in this securitization transaction are updated periodically to keep pace with the changes in the CMBS industry.  For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and loan borrowers can access information regarding their investments and loans.  Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the master servicer, generally responsible for the master servicing and primary servicing functions with respect to the underlying mortgage loans.  KeyBank, as the master servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its master servicing functions under the pooling and servicing agreement pursuant to one or more sub-servicing agreements.  Additionally, KeyBank may from time to time perform some of its servicing obligations under the pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any foreclosed property.  KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions, and KeyBank will remain liable for its servicing obligations under the pooling and servicing agreement as if KeyBank had not retained any such vendors.

The manner in which collections on the underlying mortgage loans are to be maintained is described under “Description of the Certificates—Distributions” in this free writing prospectus. Generally, all amounts received by KeyBank on the mortgage loans are initially deposited into a common clearing account with collections on other commercial loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the pooling and servicing agreement.  Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the mortgage loans.  KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise.  To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as primary servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as primary servicer, including as a result of KeyBank’s failure to comply with the servicing criteria in connection with any securitization transaction.  KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business.  KeyBank does not believe that any such lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.  KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Certain duties and obligations of the master servicer, and the provisions of the Pooling and Servicing Agreement are described under “Servicing of the Mortgage Loans—General” and “—Mortgage Loans with ‘Due-on-Sale’ and ‘Due-on-Encumbrance’ Provisions” in this free writing prospectus. The master servicer’s ability to waive or modify any terms, fees, penalties or payments on the underlying mortgage loans and the effect of that ability on the potential cash flows from the underlying mortgage loans are described under “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” in this free writing prospectus.

The master servicer’s obligations as the servicer to make advances, and the interest or other fees charged for those advances and the terms of the master servicer’s recovery of those advances, are described under “Description of the Certificates—Advances” in this free writing prospectus.

Certain terms of the Pooling and Servicing Agreement regarding the master servicer’s removal, replacement, resignation or transfer are described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor”, “—Servicer Termination Events” and “—Rights upon Servicer Termination Event” in this free writing prospectus. The master servicer’s rights and obligations with respect to indemnification, and certain limitations on the master servicer’s liability under the Pooling and Servicing Agreement, are described under “Servicing of the Mortgage Loans—Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor” in this free writing prospectus.

The 2014-C18 Special Servicer

LNR Partners, LLC (“LNR Partners”), a Florida limited liability company and a subsidiary of LNR Property LLC (“LNR”), a Delaware limited liability company, will initially be the special servicer for the Marriott Anaheim Whole Loan pursuant to the 2014-C18 PSA (in such capacity, the “2014-C18 Special Servicer”).  The principal executive offices of LNR Partners are located at 1601 Washington Avenue, Suite 700, Miami Beach, Florida 33139 and its telephone number is (305)-695-5600.

LNR through its subsidiaries, affiliates and joint ventures, is involved in the real estate finance, management and development business and engages in, among other activities:

●	acquiring, developing, repositioning, managing and selling commercial and multifamily residential real estate properties,

●	investing in high-yielding real estate loans, and

●	investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage backed securities.

LNR Partners and its affiliates have substantial experience in working out loans and in performing the other obligations of the 2014-C18 Special Servicer as more particularly described in the 2014-C18 PSA, including, but not limited to, processing borrower requests for lender consent to assumptions, leases, easements, partial releases and expansion and/or redevelopment of the mortgaged properties. LNR Partners and its affiliates have been engaged in the special servicing of commercial real estate assets for over 22 years.  The number of CMBS pools specially serviced by LNR Partners and its affiliates has increased from 46 in December 1998 to 148 as of March 31, 2014.  More specifically, LNR Partners (and its predecessors in interest) acted as special servicer with respect to: (a) 84 domestic CMBS pools as of December 31, 2001, with a then current face value in excess of $53 billion; (b) 101 domestic CMBS pools as of December 31, 2002, with a then current face value in excess of $67 billion; (c) 113 domestic CMBS pools as of December 31, 2003, with a then current face value in excess of $79 billion; (d) 134 domestic CMBS pools as of December 31, 2004, with a then current face value in excess of $111 billion; (e) 142 domestic CMBS pools as of December 31, 2005, with a then current face value in excess of $148 billion; (f) 143 domestic CMBS pools as of December 31, 2006, with a then current face value in excess of $201 billion; (g) 143 domestic CMBS pools as of December 31, 2007 with a then current face value in excess of $228 billion; (h) 138 domestic CMBS pools as of December 31, 2008 with a then current face value in excess of $210 billion; (i) 136 domestic CMBS pools as of December 31, 2009 with a then current face value in excess of $191 billion; (j) 144 domestic CMBS pools as of December 31, 2010 with a then current face value in excess of $201 billion; (k) 140 domestic CMBS pools as of December 31, 2011 with a then current face value in excess of $176 billion; (l) 131 domestic CMBS pools as of December 31,

2012 with a then current face value in excess of $136 billion; (m) 141 domestic CMBS pools as of December 31, 2013 with a then current face value in excess of $133 billion; and (n) 148 domestic CMBS pools with a then current face value in excess of $137 billion as of March 31, 2014.  Additionally, LNR Partners has resolved approximately $53.6 billion of U.S. commercial and multifamily loans over the past 22 years, including approximately $1.1 billion of U.S. commercial and multifamily mortgage loans during 2001, $1.9 billion of U.S. commercial and multifamily mortgage loans during 2002, $1.5 billion of U.S. commercial and multifamily mortgage loans during 2003, $2.1 billion of U.S. commercial and multifamily mortgage loans during 2004, $2.4 billion of U.S. commercial and multifamily mortgage loans during 2005, $0.9 billion of U.S. commercial and multifamily mortgage loans during 2006, $1.4 billion of U.S. commercial and multifamily mortgage loans during 2007, $1.0 billion of U.S. commercial and multifamily mortgage loans during 2008, $1.2 billion of U.S. commercial and multifamily mortgage loans during 2009, $7.7 billion of U.S. commercial and multifamily mortgage loans during 2010, $10.9 billion of U.S. commercial and multifamily mortgage loans during 2011, $11.7 billion of U.S. commercial and multifamily mortgage loans during 2012 and $6.5 billion of U.S. commercial and multifamily mortgage loans during 2013 and $1.6 billion of U.S. commercial and multifamily mortgage loans during the first quarter of 2014.

LNR or one of its affiliates generally seeks investments where it has the right to appoint LNR Partners as the special servicer.  LNR Partners and its affiliates have regional offices located across the country in Florida, Georgia, Massachusetts, California, New York and North Carolina and in England and Germany.  As of March 31, 2014, LNR Partners had approximately 231 employees responsible for the special servicing of commercial real estate assets.  As of March 31, 2014, LNR Partners and its affiliates specially service a portfolio, which included approximately 10,663 assets across the United States and various international properties with a then current face value of approximately $137 billion, all of which are commercial real estate assets.  Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as secure the Marriott Anaheim Whole Loan backing, in part, the certificates issued pursuant to the 2014-C18 PSA.  Accordingly, the assets of LNR Partners and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the underlying mortgage loans for tenants, purchasers, financing and so forth.  LNR Partners does not service any assets other than commercial real estate assets.

LNR Partners maintains internal and external watch lists, corresponds with master servicers on a monthly basis and conducts overall deal surveillance and shadow servicing. LNR Partners has developed distinct strategies and procedures for working with borrowers on problem loans (caused by delinquencies, bankruptcies or other breaches of the loan documents) designed to maximize value from the assets for the benefit of the certificateholders.  These strategies and procedures vary on a case by case basis, and include, but are not limited to, liquidation of the underlying collateral, note sales, discounted pay-offs, and borrower negotiation or workout in accordance with the applicable servicing standard.  Generally, four basic factors are considered by LNR Partners as part of its analysis and determination of what strategies and procedures to utilize in connection with problem loans.  They are (i) the condition and type of mortgaged property, (ii) the borrower, (iii) the jurisdiction in which the mortgaged property is located and (iv) the actual terms, conditions and provisions of the underlying loan documents.  After each of these items is evaluated and considered, LNR Partners’ strategy is guided by the servicing standard and all relevant provisions of the applicable pooling and servicing agreement pertaining to specially serviced and REO mortgage loans.

LNR Partners has the highest ratings afforded to special servicers by S&P and is rated “CSS1-” by Fitch.

There have not been, during the past three years, any material changes to the policies or procedures of LNR Partners in the servicing function it will perform with respect to the Marriott Anaheim Whole Loan under the 2014-C18 PSA.  LNR Partners has not engaged, and currently does not have any plans to engage, any sub-servicers to perform on its behalf any of its duties with respect to its servicing of the Marriott Anaheim Whole Loan.  LNR Partners does not believe that its financial condition will have any adverse effect on the performance of its duties under the 2014-C18 PSA and, accordingly, will not have any material impact on the performance of the Marriott Anaheim Whole Loan or the performance of the certificates issued pursuant to the 2014-C18 PSA.  Generally, LNR Partners’ servicing functions under pooling and servicing agreements do not include collection on the pool assets, however LNR Partners does maintain certain operating accounts with respect to REO mortgage loans in accordance with the terms of the applicable pooling and servicing agreements and consistent with the servicing standard set forth in each of such pooling and servicing agreements.  LNR Partners does not have any material advancing obligations with respect to the CMBS pools as to which it acts as special servicer.  Generally, LNR Partners has the right, but not the obligation, to make property related servicing advances in emergency situations with respect to CMBS pools as to which it acts as special servicer.

LNR Partners will not have primary responsibility for custody services of original documents evidencing the Marriott Anaheim Whole Loan. On occasion, LNR Partners may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise.  To the extent that LNR Partners has custody of any such documents, such documents will be maintained in a manner consistent with the applicable servicing standard.

No securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer has experienced an event of default as a result of any action or inaction by LNR Partners as special servicer.  LNR Partners has not been terminated as servicer in a commercial mortgage loan securitization, either due to a servicing default or to application of a servicing performance test or trigger.  In addition, there has been no previous disclosure of material noncompliance with servicing criteria by LNR Partners with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which LNR Partners was acting as special servicer.

There are, to the actual current knowledge of LNR Partners, no special or unique factors of a material nature involved in special servicing the Marriott Anaheim Whole Loan, as compared to the types of assets specially serviced by LNR Partners in other commercial mortgage backed securitization pools generally, for which LNR Partners has developed processes and procedures which materially differ from the processes and procedures employed by LNR Partners in connection with its special servicing of commercial mortgaged backed securitization pools generally.

There are currently no legal proceedings pending, and no legal proceedings known to be contemplated, by governmental authorities, against LNR Partners or of which any of its property is the subject, that are material to the Certificateholders.

LNR Partners is not an affiliate of the depositor, the underwriters, the issuing entity, the master servicer, the 2014-C18 master servicer, the trustee, the certificate administrator, the senior trust advisor, any sponsor (other than Starwood Mortgage Funding II LLC), any originator (other than Starwood Mortgage Capital LLC) or any significant obligor.  LNR Partners, however, is an affiliate of Starwood Mortgage Funding II LLC, one of the sponsors and mortgage loan sellers, Starwood Mortgage Capital LLC, one of the originators, and LNR Securities Holdings, LLC, which entity purchased approximately 15% of the class E, class F, class NR and class Z certificates issued pursuant to the 2014-C18 PSA.

Except for LNR Partners acting as the 2014-C18 Special Servicer, LNR Securities Holdings, LLC having acquired approximate 15% of the class E, class F, class NR and class Z certificates issued pursuant to the 2014-C18 PSA, Starwood Mortgage Funding II LLC being one of the sponsors and mortgage loan sellers and Starwood Mortgage Capital LLC being one of the originators, and except as otherwise disclosed in this free writing prospectus, there are no specific relationships that are material involving or relating to this securitization transaction or the securitized mortgage loans between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, any sponsor, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the 2014-C18 Master Servicer or the senior trust advisor, on the other hand, that currently exist or that existed during the past two years.  In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm’s length transaction with an unrelated third party – apart from the JPMBB Commercial Mortgage Securities Trust 2014-C18, Commercial Mortgage Pass-Through Certificates, Series 2014-C18 securitization transaction– between LNR Partners or any of its affiliates, on the one hand, and the issuing entity, any Sponsor, the trustee, the certificate administrator, any originator, any significant obligor, the master servicer, the 2014-C18 Master Servicer or the senior trust advisor, on the other hand, that currently exist or that existed during the past two years and that are material to an investor’s understanding of the Certificates.

LNR Partners, the 2014-C18 Special Servicer described above, is an affiliate of Starwood Mortgage Funding II LLC, a sponsor and mortgage loan seller, Starwood Mortgage Capital LLC, an originator, and LNR Securities Holdings, LLC, the entity which owns approximately 15% of the class E, class F, class NR and class Z certificates issued by the 2014-C18 Trust which holds the Marriott Anaheim Pari Passu Companion Loan.

The foregoing information has been provided by LNR Partners.  None of the depositor, the underwriters, the master servicer, the senior trust advisor, the trustee, the certificate administrator, or any of their affiliates takes any responsibility for this information or makes any representation or warranty as to its accuracy or completeness.

For a description of the servicing arrangements under the 2014-C18 PSA, see “Servicing of the Mortgage Loans—Servicing of the Marriott Anaheim Mortgage Loan” in this free writing prospectus.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association (“Midland”) will act as the special servicer and in such capacity will initially be responsible for the servicing and administration of the Specially Serviced Mortgage Loans (other than any Non-Serviced Mortgage Loan) and serviced REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to non-Specially Serviced Mortgage Loans, pursuant to the Pooling and Servicing Agreement.  Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities (“CMBS”) by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc., Fitch Ratings, Inc., and Morningstar Credit Ratings, LLC. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from Standard & Poor’s Ratings Services, Fitch Ratings, Inc. and Morningstar Credit Ratings, LLC. For each category, Standard & Poor’s Ratings Services ranks Midland as “Strong”, Fitch Ratings, Inc. ranks Midland as “CMS1” as a master servicer, and “CSS1” as a special servicer, and Morningstar Credit Ratings, LLC ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and specially serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default or servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of March 31, 2014, Midland was servicing approximately 30,471 commercial and multifamily mortgage loans with a principal balance of approximately $294 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,143 of such loans, with a total principal balance of approximately $140 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties. As of March 31, 2014, Midland was named the special servicer in approximately 125 commercial mortgage backed securities transactions with an aggregate outstanding principal balance of approximately $68 billion. With respect to such transactions as of such date, Midland was administering approximately 113 assets with an outstanding principal balance of approximately $709 million.

Midland has been servicing mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2011 to 2013.
Portfolio Size – Master/Primary	Calendar Year End (Approximate amounts in billions)
	2011	2012	2013
CMBS	$130	$115	$141
Other	$137	$167	$167
Total	$267	$282	$308

Midland has acted as a special servicer for commercial and multifamily mortgage loans in CMBS transactions since 1992.  The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in CMBS transactions from 2011 to 2013.
Portfolio Size – Special Servicing	Calendar Year End (Approximate amounts in billions)
	2011	2012	2013
Total	$75	$82	$70

Midland may enter into one or more arrangements with the directing certificateholder, operating advisor, holders of controlling class certificates or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment (or continuance) as special servicer under the Pooling and Servicing Agreement, any related co-lender agreement and the limitations on such person’s right to remove the special servicer.

Midland is the master servicer of the Marriott Anaheim Whole Loan under the 2014-C18 PSA and the special servicer of the Arundel Mills & Marketplace Whole Loan under the MSBAM 2014-C15 PSA.

Midland, which is expected to act as the special servicer, assisted DoubleLine Capital LP with due diligence relating to the mortgage loans to be included in the mortgage pool.

The foregoing information regarding Midland under this heading “—The Special Servicer” has been provided by Midland.

The special servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus and the Pooling and Servicing Agreement).

The special servicer may resign under the Pooling and Servicing Agreement as described under “Servicing of the Mortgage Loans—Certain Matters Regarding, the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor” in this free writing prospectus. The special servicer and various related persons and entities will be entitled to be indemnified by the issuing entity for certain losses and liabilities incurred by the special servicer as described under “Servicing of the Mortgage Loans—Certain Matters Regarding, the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor” in this free writing prospectus.

Replacement of the Special Servicer

The special servicer may be removed, and a successor special servicer appointed at any time, other than after the occurrence of and during the continuance of a Control Event, by the Directing Certificateholder, provided that each Rating Agency provides a Rating Agency Confirmation. The reasonable fees and out-of-pocket expenses of any such termination made by the Directing Certificateholder without cause will be paid by the holders of the Controlling Class. With respect to any Non-Serviced Whole Loan, the related special servicer may be removed, and a successor special servicer appointed at any time by the related Non-Serviced Mortgage Loan Controlling Holder (and not by the Directing Certificateholder for this transaction), to the extent set forth in the related Other PSA and the related intercreditor agreement for such Non-Serviced Whole Loan.

After the occurrence of and during the continuance of a Control Event, upon (i) the written direction of holders of Principal Balance Certificates and Class EC certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balances) of the Principal Balance Certificates and Class EC certificates requesting a vote to replace the special servicer with a new special servicer, (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the certificate administrator in connection with administering such vote (which fees and expenses will not be additional trust fund expenses), and (iii) delivery by such holders to the certificate administrator and the trustee of Rating Agency Confirmation from each Rating Agency (such Rating Agency Confirmation will be obtained at the expense of those holders of certificates requesting such vote), the certificate administrator will be required to post notice of the same on the certificate administrator’s website and conduct the solicitation of votes of all certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and Class EC certificates evidencing at least 75% of a Certificateholder Quorum of Certificates, the trustee will be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and appoint the successor special servicer designated by such Certificateholders; provided such successor special servicer is a Qualified Replacement Special Servicer, subject to indemnification, right to outstanding fees, reimbursement of Advances and other rights set forth in the Pooling and Servicing Agreement, which survive such termination. The certificate administrator will include on each Statement to Certificateholders a statement that each Certificateholder may access such notices via the certificate administrator’s website and that each Certificateholder may register to receive electronic mail notifications when such notices are posted thereon. A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the special servicer described above, the holders of certificates evidencing at least 75% of the aggregate Voting Rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the certificates) of all Principal Balance Certificates and Class EC certificates on an aggregate basis.  Notwithstanding the foregoing, the Certificateholders’ direction to remove the special servicer will not apply to the Gumberg Retail Portfolio Whole Loan if the holder of the related Subordinate Companion Loan is not then subject to a Control Appraisal Period.

The holder of the Subordinate Companion Loan will have the right, prior to the occurrence and continuance of a Control Appraisal Period, to replace the special servicer solely with respect to the related Gumberg Retail Portfolio Whole Loan.

A “Qualified Replacement Special Servicer” is a replacement special servicer that (i) satisfies all of the eligibility requirements applicable to special servicers in the Pooling and Servicing Agreement, (ii) is not an affiliate of the senior trust advisor, (iii) is not obligated to pay the senior trust advisor (x) any fees or otherwise compensate the senior trust advisor in respect of its obligations under the Pooling and Servicing Agreement, and (y) for the appointment of the successor special servicer or the recommendation by the senior trust advisor for the replacement special servicer to become the special servicer, (iv) is not entitled to receive any compensation from the senior trust advisor other than compensation that is not material and is unrelated to the senior trust advisor’s recommendation that such party be appointed as the replacement special servicer, (v) is not entitled to receive any fee from the senior trust advisor for its appointment as successor special servicer, in each case, unless such fee expressly approved by 100% of the Certificateholders, (vi) has a rating of “CSS3” from Fitch, (vii) is not a special servicer that has been cited by KBRA as having servicing concerns as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination and (viii) is currently listed on S&P’s “Select Servicer” list as a “U.S. Commercial Mortgage Special Servicer”.

In addition, after the occurrence of a Consultation Termination Event, if the senior trust advisor determines that the special servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the senior trust advisor will have the right to recommend the replacement of the special servicer. In such event, the senior trust advisor will be required to deliver to the trustee and the certificate administrator, with a copy to the special servicer, a written recommendation detailing the reasons supporting its position (along with relevant information justifying its recommendation) and recommending a suggested replacement special servicer. The certificate administrator will be required to notify each Certificateholder of the recommendation and post it on the certificate administrator’s internet website, and to conduct the solicitation of votes with respect to such recommendation. The senior trust advisor’s recommendation to replace the special servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates and Class EC certificates evidencing at least a majority of the aggregate Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and Class EC certificates on an aggregate basis. In the event the holders of such Principal Balance Certificates and Class EC certificates elect to remove and replace the special servicer, the certificate administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time. In the event the certificate administrator receives a Rating Agency Confirmation from each of the Rating Agencies (and the successor special servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the trustee will then be required to terminate all of the rights and obligations of the special servicer under the Pooling and Servicing Agreement and to appoint the successor special servicer approved by the Certificateholders, provided such successor special servicer is a Qualified Replacement Special Servicer, subject to the terminated special servicer’s rights to indemnification, payment of outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. The reasonable costs and expenses associated with obtaining such Rating Agency Confirmations and administering the vote of the applicable holders of the Principal Balance Certificates and Class EC certificates and the senior trust advisor’s identification of a Qualified Replacement Special Servicer will be an additional trust fund expense. Notwithstanding the foregoing, the senior trust advisor will not be permitted to recommend the replacement of the special servicer with respect to the Gumberg Retail

Portfolio Whole Loan so long as the holder of the related Subordinate Companion Loan is not subject to a Control Appraisal Period under the related intercreditor agreement.

In any case, the trustee will notify the outgoing special servicer promptly of the effective date of its termination. Any replacement special servicer recommended by the senior trust advisor must be a Qualified Replacement Special Servicer.

Servicing and Other Compensation and Payment of Expenses

The master servicer, special servicer, certificate administrator, trustee and senior trust advisor will be entitled to payment of certain fees as compensation for services performed under the Pooling and Servicing Agreement. Below is a summary of the fees payable to the master servicer, special servicer, certificate administrator, trustee and senior trust advisor from amounts that the trust fund is entitled to receive. In addition, CREFC® will be entitled to a license fee for use of their names and trademarks, including the CREFC® investor reporting package. Certain additional fees and costs payable by the related borrowers are allocable to the master servicer, special servicer, trustee and senior trust advisor, but such amounts are not payable from amounts that the trust fund is entitled to receive.

Type/Recipient	Amount	Source(1)	Frequency
Fees
Servicing Fee / Master Servicer
With respect to the pool of mortgage loans in the trust (and the Serviced Companion Loans) and any REO Loan, the product of the monthly portion of the related annual Servicing Fee Rate(2) calculated on the outstanding principal amount of each mortgage loan (and the Serviced Companion Loans) or REO Loan.

First, out of recoveries of interest with respect to that mortgage loan (and the Serviced Companion Loans) and any REO Loan and then, if the related mortgage loan (and the Serviced Companion Loans) and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Monthly
Special Servicing Fee / Special Servicer(3)
With respect to any Specially Serviced Mortgage Loan (and the Serviced Companion Loans) and REO Property, the product of the monthly portion of the annual Special Servicing Fee Rate(4) computed on the basis of the same principal amount in respect of which any related interest payment is due on such mortgage loan (and the related Companion Loan) or REO Loan.

First, from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related mortgage loan (and the Serviced Companion Loans) or any related REO Property, and then from general funds on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Monthly
Workout Fee / Special Servicer(3) (5)
With respect to each mortgage loan (and the Serviced Companion Loans) that is a Corrected Mortgage Loan, the Workout Fee Rate of 1.00% multiplied by all payments of interest and principal received on the subject mortgage loan (and the Serviced Companion Loans) for so long as it remains a Corrected Mortgage Loan.

Out of each collection of interest, principal, and prepayment consideration received on the related mortgage loan (and each related Companion Loan) and then from general funds on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Time to time

Type/Recipient	Amount	Source(1)	Frequency
Fees
Liquidation Fee / Special Servicer(3) (5)
With respect to any Specially Serviced Mortgage Loan (and the Serviced Companion Loans) and REO Property for which the special servicer obtains a full, partial or discounted payoff or any liquidation proceeds, insurance proceeds and condemnation proceeds an amount calculated by application of a Liquidation Fee Rate of 1.00% to the related payment or proceeds (exclusive of default interest).

From any liquidation proceeds, insurance proceeds, condemnation proceeds and any other revenues received with respect to the related mortgage loan (and each related Companion Loan) or any related REO Property and then from general funds on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Time to time
Additional Servicing Compensation / Master Servicer and/or Special Servicer
All modification fees, assumption application fees, defeasance fees, assumption, waiver, consent and earnout fees, late payment charges, default interest and other processing fees actually collected on the mortgage loans (and the Serviced Companion Loans).(6)
		Related payments made by borrowers with respect to the related mortgage loans (and the Serviced Companion Loans).	Time to time
Certificate Administrator Fee / Certificate Administrator
With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Certificate Administrator Fee Rate(7) multiplied by the total outstanding principal amount of each mortgage loan in the trust.
		Out of general funds on deposit in the Certificate Account or the Distribution Account.	Monthly
Trustee Fee / Trustee	With respect to each Distribution Date, an amount equal to the monthly portion of the annual trustee fee.(8)	Out of general funds on deposit in the Certificate Account or the Distribution Account.	Monthly
Senior Trust Advisor Fee / Senior Trust Advisor
With respect to each Distribution Date, an amount equal to the product of the monthly portion of the annual Senior Trust Advisor Fee Rate(9) multiplied by the total outstanding principal amount of each mortgage loan in the trust and any REO Loan.

First, out of recoveries of interest with respect to that mortgage loan or REO Loan and then, if the related mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans.
Monthly
Senior Trust Advisor Consulting Fee / Senior Trust Advisor	$10,000 for each Major Decision made with respect to a mortgage loan or such lesser amount as the related borrower agrees to pay with respect to such mortgage loan.	From the related borrower.	Time to time
Servicing Advances / Master Servicer, Special Servicer or Trustee(3)	To the extent of funds available, the amount of any servicing advances.
First, from funds collected with respect to the related mortgage loan or REO Property and then out of general funds on deposit in the Certificate Account, subject to certain limitations (and, under certain circumstances, from collections on the Serviced Companion Loan).
Time to time

Interest on Servicing Advances / Master Servicer, Special Servicer or Trustee(3)	At a rate per annum equal to the Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.
First, out of default interest and late payment charges on the related mortgage loan and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account, subject to certain limitations (and, under certain circumstances, from collections on the Serviced Companion Loans).
Time to time
P&I Advances / Master Servicer and Trustee	To the extent of funds available, the amount of any P&I Advances.
First, from funds collected with respect to the related mortgage loan (excluding the Pari Passu Companion Loan) or REO Loan and then out of general funds on deposit in the Certificate Account, subject to certain limitations.
Time to time
Interest on P&I Advances / Master Servicer and Trustee	At a rate per annum equal to Reimbursement Rate calculated on the number of days the related Advance remains unreimbursed.
First, out of default interest and late payment charges on the related mortgage loan (excluding the Pari Passu Companion Loan) and then, after or at the same time that advance is reimbursed, out of any other amounts then on deposit in the Certificate Account with respect to the other mortgage loans and REO Loans (and, under certain circumstances, from collections on the Subordinate Companion Loan).
Monthly

Indemnification Expenses /
Trustee, Certificate Administrator, Depositor, Master Servicer, Senior Trust Advisor or Special Servicer and any director, officer, employee or agent of any of the foregoing parties(3)
Amount to which such party is entitled for indemnification under the Pooling and Servicing Agreement.
Out of general funds on deposit in the Certificate Account or the Distribution Account, subject to certain limitations (and, under certain circumstances, from collections on the related Companion Loan (other than the Non-Serviced Pari Passu Companion Loans)).
Time to time
CREFC® Intellectual Property Royalty License Fee / CREFC®	With respect to each Distribution Date, an amount equal to the product of 0.0005% per annum multiplied by the outstanding principal amount of each mortgage loan in the trust.	Out of general funds on deposit in the Certificate Account.	Monthly

(1)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer or the certificate administrator in the case of amounts owed to any of them) prior to distributions on the certificates.

(2)	The Servicing Fee Rate for each mortgage loan and Companion Loan will be a per annum rate ranging from 0.005% to 0.105%, as described below.

(3)
The related master servicer, special servicer, certificate administrator, trustee and/or senior trust advisor under the related Other PSA governing the servicing of any Non-Serviced Mortgage Loan will be entitled to receive fees and reimbursements with respect to the applicable Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are substantially similar to those described above and, in certain cases (for example, with respect to unreimbursed special servicing fees and servicing advances with respect to a Non-Serviced Whole Loan), such amounts may be reimbursable from general collections on the mortgage pool to the extent not recoverable from the related Non-Serviced Whole Loan.

(4)
The Special Servicing Fee Rate for each mortgage loan and the Serviced Companion Loans and any related REO Property on a loan-by-loan basis will be equal to a per annum rate of 0.25%, as described in this “—Servicing and Other Compensation and Payment of Expenses” section.

(5)	Subject to certain offsets as described below. Circumstances as to when a Liquidation Fee is not payable are set forth in this “—Servicing and Other Compensation and Payment of Expenses” section.

(6)
Allocable between the master servicer and the special servicer as provided in the Pooling and Servicing Agreement. The indicated fees payable in respect to any Non-Serviced Mortgage Loan will be paid to, and allocated among the applicable master servicer and special servicer in accordance with the related other PSA governing the servicing of such Non-Serviced Mortgage Loan.

(7)	The Certificate Administrator Fee Rate will equal 0.0033% per annum, as described above under “—The Trustee and the Certificate Administrator”.

(8)	The trustee fee is included in the Certificate Administrator Fee.

(9)	The Senior Trust Advisor Fee Rate will equal 0.0018% per annum, as described below under “Servicing of the Mortgage Loans—The Senior Trust Advisor—Senior Trust Advisor Compensation”.

The fee of the master servicer including the fee of any primary or other sub-servicer (the “Servicing Fee”) will be payable monthly from amounts allocable in respect of interest received in respect of each mortgage loan (including the Non-Pooled Component and the Non-Serviced Mortgage Loans) or related REO Loan, and any related Serviced Companion Loan (to the extent not prohibited under the related intercreditor agreement), and will accrue at a rate (the “Servicing Fee Rate”), equal to a per annum rate ranging from 0.005% to 0.105%.  The Servicing Fee payable to the master servicer with respect to each Serviced Companion Loan will be payable, subject to the terms of the related intercreditor agreement, from amounts payable in respect of the related Companion Loan (as applicable).  In addition to the Servicing Fee, the master servicer will be entitled to retain, as additional servicing compensation (other than with respect to the Non-Serviced Mortgage Loans), the following amounts to the extent collected from the related borrower: (1) 100% of Excess Modification Fees related to any modifications, waivers, extensions or amendments of any mortgage loans (including any related Companion Loan, to the extent not prohibited by the related intercreditor agreement) that are not Specially Serviced Mortgage Loans (including any related Serviced Companion Loan, to the extent not prohibited by the related intercreditor agreement);  provided, that with respect to such transactions, the consent of the special servicer is not required for the related transaction and, in the event that the special servicer’s consent is required, then the master servicer will be entitled to 50% of such fees, (2) 100% of all assumption application fees received on any mortgage loans (including any related Companion Loan, to the extent not prohibited by the related intercreditor agreement) that are not Specially Serviced Mortgage Loans (whether or not the consent of the special servicer is required) and 100% of all defeasance fees, (3) 100% of assumption, waiver, consent and earnout fees and other processing fees pursuant to the Pooling and Servicing Agreement on any mortgage loans (including any related Companion Loan, to the extent not prohibited by the related intercreditor agreement) that are not Specially Serviced Mortgage Loans, provided that with respect to such transactions, the consent of the special servicer is not required to take such actions, (4) a specified percentage of all assumption, waiver, consent and earnout fees and other processing fees (other than assumption application fees and defeasance fees), in each case, with respect to all mortgage loans and any related Companion Loan, as applicable (to the extent not prohibited by the related intercreditor agreement) that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the special servicer and only to the extent that all amounts then due and payable with respect to the related mortgage loan have been paid and (5) late payment charges and default interest paid by the borrowers (that were accrued while the related mortgage loans or any related Companion Loan, as applicable (to the extent not prohibited by the related intercreditor agreement) were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan or, if provided under the related intercreditor agreement, any related Companion Loan, since the Closing Date. The master servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the master servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The master servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.  In connection with the servicing and administration of each Serviced Whole Loan pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Serviced Companion Loan as well as the related mortgage loan to the extent consistent with the Pooling and Servicing Agreement and not prohibited by the related intercreditor agreement.  For the avoidance of doubt, the master servicer and the special servicer are entitled to fees payable in respect of the Componentized Mortgage Loan, including with respect to the Pooled Component and Non-Pooled Component.

“Excess Modification Fees” means, with respect to any mortgage loan (other than the Non-Serviced Mortgage Loans) and Serviced Whole Loan, the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a modification, waiver, extension or amendment of any of the terms of such mortgage loan or Serviced Whole Loan, over (ii) all unpaid or unreimbursed additional expenses (including, without limitation, reimbursement of Advances and interest on Advances to the extent not otherwise paid or reimbursed by the borrower but excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the trust with respect to the related mortgage loan or Serviced Whole Loan, if applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in the preceding clause (A), which expenses have been recovered from the related borrower or otherwise.

“Modification Fees” means, with respect to any mortgage loan (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan, any and all fees with respect to a modification, extension, waiver or amendment that modifies, extends, amends or waives any term of such mortgage loan documents and/or related Companion Loan documents (as evidenced by a signed writing) agreed to by the master servicer or the special servicer, as applicable, (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

With respect to each of the master servicer and special servicer, the Excess Modification Fees collected and earned by such person from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such person from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.0% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment (after giving effect to such modification, extension, waiver or amendment) with respect to any mortgage loan or Serviced Whole Loan.

The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans (including the Non-Serviced Mortgage Loans) and, the related Serviced Companion Loans, and any REO Loan (other than any portion of such REO Loan related to a Non-Serviced Pari Passu Companion Loan) in the same manner as interest is calculated on the mortgage loans and the related Serviced Companion Loan. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on the basis of twelve 30-day months, assuming a 360-day year (“30/360 Basis”) for purposes of calculating the Net Mortgage Rate.  With respect to the 55 Broadway Pari Passu Companion Loan, after the 55 Broadway Pari Passu Companion Loan Securitization Date, the Servicing Fee for such loan will be computed and allocated as provided in the 55 Broadway PSA.

Pursuant to the terms of the Pooling and Servicing Agreement, KeyBank will be entitled to retain a portion of the Servicing Fee with respect to each mortgage loan and, to the extent provided for in the related intercreditor agreement, the Companion Loan it is responsible for servicing notwithstanding any termination or resignation of KeyBank as master servicer; provided that KeyBank may not retain any portion of the Servicing Fee to the extent that portion of the Servicing Fee is required to appoint a successor master servicer. In addition, KeyBank will have the right to assign and transfer its rights to receive that retained portion of its Servicing Fee to another party.

The master servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus), including all fees of any subservicers retained by it.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

The Arundel Mills & Marketplace Mortgage Loan will be serviced under the MSBAM 2014-C15 PSA (including those occasions under the MSBAM 2014-C15 PSA when the servicing of the Arundel Mills & Marketplace Mortgage Loan has been transferred from the MSBAM 2014-C15 Master Servicer to the MSBAM 2014-C15 Special Servicer). The Marriott Anaheim Mortgage Loan will be serviced under the 2014-C18 PSA (including those occasions under the 2014-C18 PSA when the servicing of the Marriott Anaheim Mortgage Loan has been transferred from the 2014-C18 Master Servicer to the 2014-C18 Special Servicer). Accordingly, in its capacity as the special servicer under the Pooling and Servicing Agreement, the special servicer will not be entitled to receive any special servicing compensation for each of the Arundel Mills & Marketplace Mortgage Loan and the Marriott Anaheim Mortgage Loan. Only the MSBAM 2014-C15 Special Servicer or the 2014-C18 Special Servicer, as applicable, will be entitled to special servicing compensation on each of these mortgage loans.

If the 55 Broadway Mortgage Loan or the 55 Broadway Pari Passu Companion Loan becomes a Specially Serviced Mortgage Loan prior to the 55 Broadway Pari Passu Companion Loan Securitization Date, then the related Whole Loan will be specially serviced under and in accordance with the Pooling and Servicing Agreement and the special servicer will be entitled to receive the same special servicing compensation for such Whole Loan as if the related Companion Loan were a mortgage loan under the Pooling and Servicing Agreement.  On and after the 55 Broadway Pari Passu Companion Loan Securitization Date, the 55 Broadway Whole Loan will be serviced under the 55 Broadway PSA and the special servicer under the 55 Broadway PSA will be entitled to fees paid under the 55 Broadway PSA.  After such securitization, the 55 Broadway Whole Loan will no longer be serviced pursuant to the Pooling and Servicing Agreement.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Mortgage Loan and REO Loan on a loan-by-loan basis at a rate equal to a per annum rate of 0.25% (the “Special Servicing Fee Rate”) calculated on the basis of the Stated Principal Balance of the related mortgage loan (including any REO Loan) and Companion Loan, if applicable, and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds, Insurance and Condemnation Proceeds, and collections in respect of the related REO Property or Specially Serviced Mortgage Loan and then from general collections on all the mortgage loans and any REO Properties in the trust fund.  Each Non-Serviced Whole Loan will be subject to a similar special servicing fee pursuant to the related Other PSA.  For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Outlets at Orange Whole Loan”, “—The 470 Vanderbilt Avenue Whole Loan”, “—The Arundel Mills & Marketplace Whole Loan”, “—The 55 Broadway Whole Loan”, “ —The Gumberg Retail Portfolio Whole Loan” and “—The Marriott Anaheim Whole Loan” in this free writing prospectus.

The “Workout Fee” will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a “Workout Fee Rate” of 1.00% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan; provided, however, that after receipt by the special servicer of Workout Fees with respect to such Corrected Mortgage Loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided, further, however, that in the event the Workout Fee collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the special servicer will be entitled to an amount from the final payment on the related mortgage loan (including a Companion Loan, if applicable) that would result in the total Workout Fees payable to the special servicer in respect of that mortgage loan (including a Companion Loan, if applicable) to be $25,000. The “Excess Modification Fee Amount” with respect to either the master servicer or the special servicer, any Corrected Mortgage Loan and any particular modification, waiver, extension or amendment that gives rise to the payment of a Workout Fee, is an amount equal to the aggregate of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related Companion Loan, if applicable, unless prohibited under the related intercreditor agreement) and received and retained by the master servicer or the special servicer, as applicable, as compensation within the prior 12 months of such modification, waiver, extension or amendment, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.  The Arundel Mills & Marketplace Whole Loan will be subject to a similar workout fee pursuant to the MSBAM 2014-C15 PSA, and it is expected that the 55 Broadway Whole Loan will be subject to a similar workout fee after the 55 Broadway Pari Passu Companion Loan Securitization Date pursuant to the 55 Broadway PSA and the Marriott Anaheim will be subject to a similar workout fee pursuant to the 2014-C18 PSA.  For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Outlets at Orange Whole Loan”, “—The 470 Vanderbilt Avenue Whole Loan”, “—The Arundel Mills & Marketplace Whole Loan”, “—The 55 Broadway Whole Loan”, “ —The Gumberg Retail Portfolio Whole Loan” and “—The Marriott Anaheim Whole Loan” in this free writing prospectus.

The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan (including a Companion Loan, if applicable) again becomes a Corrected Mortgage Loan. The Workout Fee with respect to any Specially Serviced Mortgage Loan that becomes a Corrected Mortgage Loan will be reduced by any Excess Modification Fees paid by or on behalf of the related borrower with respect to a related mortgage loan or REO Loan and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that no Workout Fee will be less than $25,000 in the aggregate with respect to each Mortgage Loan.

If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all Workout Fees payable with respect to a mortgage loan or Companion Loan that became a Corrected Mortgage Loan during the period that it acted as special servicer and remained a Corrected Mortgage Loan at the time of that termination or resignation, except that such Workout Fees will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the special servicer resigns or is terminated (other than for cause), it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated special servicer had determined to grant a forbearance or cured the event of default through a modification, restructuring or workout negotiated by the special servicer and evidenced by a signed writing, but which had not as of the time the special servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

A “Liquidation Fee” will be payable to the special servicer with respect to each Specially Serviced Mortgage Loan or REO Property (except with respect to the Non-Serviced Mortgage Loans) as to which the special servicer (a) receives a full, partial or discounted payoff from the related borrower or (b) receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a “Liquidation Fee Rate” of 1.00% to the related payment or proceeds; provided that the Liquidation Fee with respect to any Specially Serviced Mortgage Loan will be reduced by the amount of any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including a Companion Loan, if applicable) or REO Property and received by the special servicer as compensation within the prior 12 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee; provided, however, that no Liquidation Fee will be less than $25,000. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of, or substitution for, any mortgage loan by a mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period (or extension of such time period) provided for such repurchase or substitution if such repurchase or substitution occurs prior to the termination of the Extended Resolution Period, (ii) the purchase of (A) any Specially Serviced Mortgage Loan that is a Whole Loan by the holder of the related Subordinate Companion Loan or (B) any Specially Serviced Mortgage Loan that is subject to mezzanine indebtedness by the holder of the related mezzanine loan within 90 days of such holder’s purchase option first becoming excercisable during that period prior to such Mortgage Loan becoming a Corrected Mortgage Loan, (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund, (iv) with respect to a Serviced Pari Passu Companion Loan, (x) a repurchase of such Serviced Pari Passu Companion Loan by the applicable mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation under the pooling and servicing agreement for the trust that owns such Serviced Pari Passu Companion Loan within the time period (or extension of such time period) provided for such repurchase if such repurchase occurs prior to the termination of the extended resolution period provided in such pooling and servicing agreement or (y) a purchase of such Serviced Pari Passu Companion Loan by an applicable party to a pooling and servicing agreement pursuant to a clean-up call or similar liquidation of another securitization entity, (v) the purchase of any Specially Serviced Mortgage Loan by the special servicer or its affiliate (except if such affiliate purchaser is the Directing Certificateholder or its affiliate; provided, however, that if prior to a Control Event, such Directing Certificateholder or its affiliate purchases any Specially Serviced Mortgage Loan within 90 days after the special servicer delivers to such Directing Certificateholder for approval the initial asset status report with respect to such Specially Serviced Mortgage Loan, the special servicer will not be entitled to a liquidation fee in connection with such purchase by the Directing Certificateholder or its affiliates) or (vi) if a mortgage loan or the Serviced Whole Loan becomes a Specially Serviced Mortgage Loan only because of an event described in clause (1) of the definition of “Specially Serviced Mortgage Loan” under the heading “Servicing of the Mortgage Loans—General” and the related Liquidation Proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or the Serviced Whole Loan being refinanced or otherwise repaid in full. Notwithstanding the foregoing, in the event that a liquidation fee is not payable due to the application of any of clauses (i) through (vi) above, the special servicer may still collect and retain a liquidation fee and similar fees from the related borrower to the extent provided for in, or not prohibited by, the related mortgage loan documents.  Each Non-Serviced Whole Loan will be subject to a similar liquidation fee pursuant to the related Other PSA.  For further detail, see “Description of the Mortgage Pool—The Whole Loans—The Outlets at Orange Whole Loan”, “—The 470 Vanderbilt Avenue Whole Loan”, “—The Arundel Mills & Marketplace Whole Loan”, “—The Gumberg Retail Portfolio Whole Loan” and “—The Marriott Anaheim Whole Loan” in this free writing prospectus.  The special servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

The special servicer will also be entitled to additional servicing compensation in the form of (i) 100% of Excess Modification Fees related to modifications, waivers, extensions or amendments of any Specially Serviced Mortgage Loans, (ii) 100% of assumption application fees and assumption fees received with respect to the Specially Serviced Mortgage Loans, (iii) 100% of waiver, consent and earnout fees on any Specially Serviced Mortgage Loan or certain other similar fees paid by the related borrower, and (iv) a specified percentage of all Excess Modification Fees and assumption, consent and earnout fees received with respect to all mortgage loans (including the Serviced Companion Loans, to the extent not prohibited by the related Intercreditor Agreements, if applicable) (excluding any Non Serviced Mortgage Loan) that are not Specially Serviced Mortgage Loans and for which the special servicer’s consent or approval is required. The special servicer will also be entitled to late payment charges and default interest paid by the borrowers and accrued while the related mortgage loans (including the related Companion Loan, if applicable, and to the extent not prohibited by the related intercreditor agreement) were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan (including the related Companion Loan, if applicable, to the extent not prohibited by the related intercreditor agreement) since the Closing Date.  The special servicer also is authorized but not required to invest or direct the investment of funds held in the REO Account in Permitted Investments, and the special servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement.

Although the master servicer and the special servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standard above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the master servicer or the special servicer, as the case may be, with an economic disincentive to comply with this standard.

The Pooling and Servicing Agreement will provide that, with respect to each Distribution Date, the special servicer must deliver or cause to be delivered to the master servicer within two (2) business days following the Determination Date, and the master servicer must deliver, to the extent it has received, to the certificate administrator, without charge and on the same day as the master servicer is required to deliver the CREFC® investor reporting package for such Distribution Date, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to such Distribution Date, provided that no such report will be due in any month during which no Disclosable Special Servicer Fees were received.

“Disclosable Special Servicer Fees” means, with respect to any mortgage loan or REO Property (other than the Non-Serviced Mortgage Loans or related REO Properties), any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) received or retained by the special servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any mortgagor, any manager, any guarantor or indemnitor in respect of a mortgage loan and any purchaser of any mortgage loan or REO Property) in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, and the performance by the special servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement, other than (1) any Permitted Special Servicer/Affiliate Fees and (2) any compensation to which the special servicer is expressly entitled pursuant to the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, insurance commissions or fees and appraisal fees received or retained by the special servicer or any of its affiliates in connection with any services performed by such party with respect to any mortgage loan, any Serviced Whole Loan or REO Property.

The Pooling and Servicing Agreement will provide that the special servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the trust fund, any mortgagor, any property manager, any guarantor or indemnitor) in respect of a mortgage loan and any purchaser of any mortgage loan or any REO Property in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly provided for in the Pooling and Servicing Agreement; provided that such prohibition will not apply to Permitted Special Servicer/Affiliate Fees.

As and to the extent described in this free writing prospectus under “Description of the Certificates—Advances”, the master servicer, the trustee and the special servicer, as applicable, will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the master servicer nor the special servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The master servicer will be responsible for all fees payable to any sub-servicers. See “Description of the Certificates—Distributions—Method, Timing and Amount” in this free writing prospectus.

The master servicer and the special servicer may delegate certain of their servicing obligations in respect of the mortgage loans (and any related Companion Loan) serviced thereby to one or more third-party sub-servicers; provided that the master servicer and the special servicer, as applicable, will remain obligated under the Pooling and Servicing Agreement. A sub-servicer may be an affiliate of the depositor, the master servicer or the special servicer. Each sub-servicing agreement between the master servicer or special servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally be required to provide that (i) if for any reason the master servicer or special servicer, as applicable, is no longer acting in that capacity, the trustee or any successor master servicer or special servicer, as applicable, may assume or terminate such parties’ rights and obligations under such Sub-Servicing Agreement and (ii) the sub-servicer will be in default under such Sub-Servicing Agreement and such Sub-Servicing Agreement will be terminated (following the expiration of any applicable grace period) if the sub-servicer fails (A) to deliver by the due date any Exchange Act reporting items required to be delivered to the master servicer pursuant to the Pooling and Servicing Agreement or such Sub-Servicing Agreement or to the master servicer under any other pooling and servicing agreement that the depositor is a party to, or (B) to perform in any material respect any of its covenants or obligations contained in such Sub-Servicing Agreement regarding creating, obtaining or delivering any Exchange Act reporting items required in order for any party to the Pooling and Servicing Agreement to perform its obligations under the Pooling and Servicing Agreement or under the Exchange Act reporting requirements of any other pooling and servicing agreement that the depositor is a party to. The master servicer or special servicer, as applicable, will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of Certificateholders. However, no sub-servicer will be permitted under any Sub-Servicing Agreement to make material servicing decisions, such as loan modifications or determinations as to the manner or timing of enforcing remedies under the mortgage loan documents, without the consent of the master servicer or special servicer, as applicable.

Generally, the master servicer will be solely liable for all fees owed by it to any sub-servicer retained by the master servicer, without regard to whether the master servicer’s compensation pursuant to the Pooling and Servicing Agreement is sufficient to pay those fees. Each sub-servicer will be required to be reimbursed by the master servicer for certain expenditures which such sub-servicer makes, generally to the same extent the master servicer would be reimbursed under the Pooling and Servicing Agreement.

If a borrower prepays a mortgage loan or any Serviced Pari Passu Companion Loan in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected (without regard to any prepayment premium or yield maintenance charge actually collected) constitute a “Prepayment Interest Excess”. Conversely, if a borrower prepays a mortgage loan or any Serviced Pari Passu Companion Loan in whole or in part after the Determination Date (or, with respect to each mortgage loan with a due date occurring after the related Determination Date, the related due date) in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month’s interest (net of related Servicing Fees and any Excess Interest) on such prepayment will constitute a “Prepayment Interest Shortfall”. Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls or required to be paid as Compensating Interest Payments) collected on the mortgage loans and the Serviced Pari Passu Companion Loans will be retained by the master servicer as additional servicing compensation.  With respect to the Componentized Mortgage Loan, any Prepayment Interest Shortfall for any Distribution Date will be allocated between the related Pooled Component and Non-Pooled Component, pro rata, based on the ratio of the respective Stated Principal Balances of the related Pooled Component and Non-Pooled Component.

The master servicer will be required to deliver to the certificate administrator for deposit in the Distribution Account (other than the portion of any Compensating Interest Payment described below that is allocable to a Serviced Pari Passu Companion Loan) on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a “Compensating Interest Payment”) in an amount, with respect to each mortgage loan (including the Non-Pooled Component of the Componentized Mortgage Loan) (other than Non-Serviced Mortgage Loans) and any related Serviced Pari Passu Companion Loan, equal to the lesser of:

(i)       the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans and any related Serviced Pari Passu Companion Loan (in each case other than a Specially Serviced Mortgage Loan or a mortgage loan or the any related Serviced Pari Passu Companion Loan on which the special servicer allowed a prepayment on a date other than the applicable Due Date) for the related Distribution Date, and

(ii)       the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each mortgage loan, Pari Passu Companion Loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.0025% per annum, and (B) all Prepayment Interest Excesses received by the master servicer during such Due Period with respect to the mortgage loans (and, so long as a Whole Loan is serviced under the Pooling and Servicing Agreement, any related Serviced Pari Passu Companion Loan) subject to such prepayment and (C) to the extent earned on principal prepayments, net investment earnings payable to the master servicer for such Due Period received by the master servicer during such Due Period with respect to the mortgage loan or any related Serviced Pari Passu Companion Loan, as applicable, subject to such prepayment. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.

If a Prepayment Interest Shortfall occurs as a result of the master servicer allowing the related borrower to deviate (a “Prohibited Prepayment”) from the terms of the related mortgage loan documents regarding principal prepayments (other than (w) subsequent to a default under the related mortgage loan documents, (x) pursuant to applicable law or a court order or otherwise in such circumstances where the master servicer is required to accept such principal prepayment in accordance with the Servicing Standard, (y) at the request or with the consent of the special servicer or, so long as a Control Event has not occurred or is not continuing, the Directing Certificateholder or (z) in connection with the payment of any insurance proceeds or condemnation awards), then for purposes of calculating the Compensating Interest Payment for the related Distribution Date, master servicer will pay, without regard to clause (ii) above, the aggregate amount of Prepayment Interest Shortfalls otherwise described in clause (i) above in connection with such Prohibited Prepayments.

Compensating Interest Payments with respect to the Serviced Whole Loans will be allocated among the related mortgage loan and the related Pari Passu Companion Loan, pro rata, in accordance with their respective principal amounts.

The Senior Trust Advisor

Pentalpha Surveillance LLC (“Pentalpha Surveillance”), a Delaware limited liability company, will act as senior trust advisor under the Pooling and Servicing Agreement (in such capacity, the “Senior Trust Advisor”).

Pentalpha Surveillance, located at 375 N. French Road, Amherst, New York, is privately held and primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations.  Pentalpha Surveillance is an affiliate of the privately-owned Pentalpha group of companies, which is headquartered at Two Greenwich Office Park, Greenwich, Connecticut.  The Pentalpha group of companies was founded in 1995 and is managed by James Callahan.  Mr. Callahan has historically focused on subordinate debt trading of commercial mortgage-backed securities and residential mortgage-backed securities, as well as securities backed by consumer and corporate loans.

Pentalpha Surveillance maintains proprietary software and a team of industry operations veterans dedicated to investigating and resolving securitization matters including, but not limited to, collections optimization, representation and warranty settlements, derivative contract errors and transaction party disputes.  Loans collateralized by commercial and residential real estate debt represent the majority of its focus.  Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance to provide “loan-level preapprovals” before a vendor takes an action. More than $500 billion of residential, commercial and other income producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the U.S. Government. As of March 31, 2014, Pentalpha Surveillance has acted as operating advisor or trust advisor in approximately 41 commercial mortgage-backed securitizations with an aggregate initial unpaid principal balance of approximately $45 billion since October 2010.

Pentalpha Surveillance is not an affiliate of the Issuing Entity, the depositor, the sponsors, the mortgage loan sellers, the trustee, the certificate administrator, the master servicer, the special servicer, the directing certificateholder or any “originators” (within the meaning of Item 1110 of Regulation AB) or “significant obligor” (within the meaning of Item 1112 of Regulation AB) with respect to the trust.

From time to time, Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as Senior Trust Advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the certificates.

The foregoing information set forth in this free writing prospectus concerning the senior trust advisor under this heading “The Senior Trust Advisor” has been provided by the senior trust advisor.

DESCRIPTION OF THE CERTIFICATES

General

The certificates will be issued pursuant to a pooling and servicing agreement, among the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the senior trust advisor (the “Pooling and Servicing Agreement”) and will represent in the aggregate the entire beneficial ownership interest in JPMBB Commercial Mortgage Securities Trust 2014-C19, which will be a trust fund consisting of, among other things: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the Cut-off Date (exclusive of payments of principal and/or interest due on or before the Cut-off Date and interest relating to periods prior to, but due after, the Cut-off Date); (2) any REO Property but, with respect to any Whole Loan, only to the extent of the trust fund’s interest in such Whole Loan; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts (including any sub-accounts), the Interest Reserve Account, the Gain-on-Sale Reserve Account, the Excess Interest Distribution Account or the REO Account (such accounts collectively, the “Securitization Accounts”) (but, with respect to any Whole Loan, only to the extent of the trust fund’s interest in such Whole Loan), if established; (4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; and (5) certain rights of the depositor under the Purchase Agreement relating to mortgage loan document delivery requirements and the representations and warranties of each mortgage loan seller regarding the mortgage loans it sold to the depositor.

The depositor’s Commercial Mortgage Pass-Through Certificates, Series 2014-C19 will consist of the following classes: the Class A-1, Class A-2, Class A-2FL, Class A-2FX, Class A-3, Class A-4 and Class A-SB certificates (collectively, with the Class A-S certificates, the “Class A Certificates”), the Class X-A, Class X-B and Class X-C certificates (collectively, the “Class X Certificates”), and the Class A-S, Class B, Class C, Class EC, Class D, Class E, Class F, Class NR, Class R and Class CSQ certificates. The Class A Certificates (other than the Class A-S certificates) and the Class X Certificates are referred to collectively in this free writing prospectus as the “Senior Certificates”. The Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR certificates are referred to collectively in this free writing prospectus as the “Subordinate Certificates”.  The certificates other than the Class CSQ certificates are referred to in this free writing prospectus as the “Pooled Certificates”.  The Class R certificates are sometimes referred to in this free writing prospectus as the “Residual Certificates”. The Senior Certificates and the Subordinate Certificates are collectively referred to in this free writing prospectus as the “Regular Certificates”. The Class A Certificates and the Subordinate Certificates are collectively referred to in this free writing prospectus as the “Principal Balance Certificates”. The Senior Certificates (other than the

Class A-2FL, Class A-2FX and Class X-C certificates) and the Class A-S, Class B, Class C and Class EC certificates are also referred to in this free writing prospectus as the “Offered Certificates”.  The Class A-S, Class B and Class C certificates are collectively referred to in this free writing prospectus as the “Exchangeable Certificates”.

On the Closing Date, the Class A-2FL/2FX regular interest will also be issued by the trust as an uncertificated regular interest in the Upper-Tier REMIC. The Class A-2FL/2FX regular interest is not offered by this free writing prospectus. The depositor will transfer the Class A-2FL/2FX regular interest to the trust in exchange for the Class A-2FL and Class A-2FX certificates, which are not offered by this free writing prospectus and any information presented in this free writing prospectus with respect to those classes is provided solely to enhance a prospective purchaser’s understanding of the Offered Certificates.

The “Certificate Balance” of any class of Principal Balance Certificates, Class CSQ certificates, Class EC certificates and the Class A-2FL/2FX regular interest, as applicable, outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates, Class CSQ certificates and the Class A-2FL/2FX regular interest, as applicable, will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit (or, with respect to the Class CSQ certificates, any Loan-Specific Collateral Support Deficit related to the Componentized Mortgage Loan allocable to the Non-Pooled Component) actually allocated to, that class of Principal Balance Certificates and the Class A-2FL/2FX regular interest, as applicable, on that Distribution Date. On each Distribution Date, the Certificate Balance of each class of Principal Balance Certificates and the Class A-2FL/2FX regular interest, as applicable, will be increased by any Certificate Deferred Interest allocated to such class of certificates (or, in the case of the Class CSQ certificates, any Mortgage Deferred Interest related to the Componentized Mortgage Loan allocable to the Non-Pooled Component)  or such regular interest, as applicable, and, with respect to any class of Principal Balance Certificates and the Class A-2FL/2FX regular interest that has unreimbursed Collateral Support Deficit allocated to such class, the Certificate Balance of such class may be increased by the amount of any recoveries of Nonrecoverable Advances, up to the unreimbursed Collateral Support Deficit for such class, allocated in accordance with the distribution priorities described under “—Distributions—Priority” below. Reimbursements of any previously allocated Class CSQ Collateral Support Deficits allocated to the Class CSQ certificates will be reimbursed in a similar manner. The initial Certificate Balance of each class of offered Principal Balance Certificates is expected to be the balance set forth on the cover of this free writing prospectus.

The initial Certificate Balances of the Class A-S, Class B and Class C certificates represent the principal balance of such Classes without giving effect to any exchange and conversion for Class EC certificates. The initial Certificate Balance of the Class EC certificates shown on the front cover represents the maximum principal balance of such Class that could be issued in an exchange and conversion. In the event that no Exchangeable Certificates are converted to Class EC certificates, the Certificate Balance of the Class EC certificates would be equal to zero. Any exchange of (i) a portion of the Exchangeable Certificates will be deemed to result (other than for federal income tax purposes) in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component Class of the Exchangeable Certificates for, and a conversion and increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC certificates, and (ii) any amount of the Class EC certificates will be deemed to result (other than for federal income tax purposes) in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC certificates converted and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each class of certificates that are components of the Exchangeable Certificates.

For purposes of determining the Controlling Class under the Pooling and Servicing Agreement and for the exercise of certain Voting Rights as described in this free writing prospectus, the Certificate Balance of each class of Principal Balance Certificates (other than the Class A Certificates) will be notionally reduced by its share of appraisal reductions allocated as described in “—Appraisal Reductions” below.  Appraisal Reductions allocated to the Exchangeable Certificates will reduce the Voting Rights of the Class EC certificates as described in “Description of the Certificates—Voting Rights” in this free writing prospectus.  Appraisal Reductions in respect of the Componentized Mortgage Loan and allocated to the Non-Pooled Component will reduce the Voting Rights of the Class CSQ certificates.

The Residual Certificates will not have a Certificate Balance or entitle their holders to distributions of principal or interest.

The Class X Certificates will not have a Certificate Balance, nor will they entitle their holders to distributions of principal, but the Class X Certificates will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on their respective notional amounts (each, a “Notional Amount”). The Notional Amount of the Class X-A certificates will equal the aggregate of the Certificate Balances of the Class A Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest outstanding from time to time (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates). The initial Notional Amount of the Class X-A certificates will be approximately $1,085,370,000. The Notional Amount of the Class X-B certificates will equal the Certificate Balance of the Class B certificates outstanding from time to time (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates). The initial Notional Amount of the Class X-B certificates will be approximately $89,860,000.  The Notional Amount of the Class X-C certificates will equal the aggregate of the Certificate Balances of the Class E, Class F and Class NR certificates outstanding from time to time. The initial Notional Amount of the Class X-C certificates will be approximately $105,717,769.

The Class NR certificates will be entitled to receive Excess Interest received on the ARD Loans, if any, irrespective of whether such Class NR certificates have a remaining outstanding Certificate Balance.

The Offered Certificates (other than the Class X-A and Class X-B certificates) will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of $10,000 and, with respect to the Class X-A and Class X-B certificates, will be issued, maintained and transferred only in minimum denominations of authorized initial Notional Amount of not less than $1,000,000, and in integral multiples of $1 in excess of $1,000,000. The “Percentage Interest” evidenced by any certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, in the case of the Exchangeable Certificates after giving effect to any exchange and conversion for Class EC certificates, divided by the initial Certificate Balance or Notional Amount of the class to which it belongs.  With respect to the Class EC certificates, the percentage interest is equal to the denomination of such certificate divided by the initial Certificate Balance as of the Closing Date of the Exchangeable Certificates exchanged and converted for such Class EC certificates.

The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company (“DTC”). The depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a “Certificate Owner”) will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under “—Book-Entry Registration and Definitive Certificates” below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, société anonyme (“Clearstream”) and Euroclear Bank, as operator of the Euroclear System (“Euroclear”) participating organizations, the “Participants”), and all references in this free writing prospectus to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures.

A “Certificateholder” is the person in whose name a certificate is registered in the certificate register; provided, however, that solely for the purposes of giving any consent, approval, waiver or taking any action pursuant to the Pooling and Servicing Agreement, any certificate registered in the name of or beneficially owned by the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller, a manager of a Mortgaged Property, a borrower or any affiliate of any of such persons will be deemed not to be outstanding, and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval, waiver or take any such action has been obtained; provided, however, the foregoing restrictions will not apply in the case of the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller or any affiliate of any of such persons unless such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement or waive a Servicer Termination Event; provided, further, however, that so long as there is no Servicer Termination Event with respect to the master servicer or the special servicer, the master servicer and the special servicer or such affiliate of either will be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party’s compensation or increase its obligations or liabilities under the Pooling and Servicing Agreement; and provided, further, however, that such restrictions will not apply to the exercise of the special servicer’s, the master servicer’s or any mortgage loan seller’s rights, if any, or any of their affiliates as a member of the Controlling Class.

Until definitive certificates are issued, interests in any class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

Exchanges of Exchangeable Certificates and Class EC Certificates

Exchanges

The Certificate Balances of the Class A-S, Class B and Class C certificates represent the principal balance of such classes without giving effect to any exchange and conversion for Class EC certificates. The initial Certificate Balance of the Class EC certificates represents the maximum principal balance of such class that could be issued in an exchange and conversion for all of the Exchangeable Certificates. In the event that no Exchangeable Certificates are converted to Class EC certificates, the Certificate Balance of the Class EC certificates would be equal to zero. Any exchange of (i) a portion of the Exchangeable Certificates will be deemed to result (other than for federal income tax purposes) in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component class of the Exchangeable Certificates for, and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC certificates, and (ii) any amount of the Class EC certificates will be deemed to result (other than for federal income tax purposes) in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC certificates converted and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each class of certificates that are components of the Exchangeable Certificates.

Holders of Exchangeable Certificates may surrender their certificates to the certificate administrator and the certificate administrator will be required to convert those Exchangeable Certificates for a like amount of Class EC certificates. Similarly, holders of the Class EC certificates may surrender their certificates to the certificate administrator and the certificate administrator will be required to convert those certificates for a like amount of the related Classes of Exchangeable Certificates.

The Class EC certificates represent an interest in a grantor trust for tax purposes only, and do not represent an interest in an entity other than the issuing entity and such grantor trust is not a separate legal entity. No investor in Exchangeable Certificates or Class EC certificates will be entitled to redeem their certificates for any portion of the mortgage loans or any other assets included in the Issuing Entity or for any other consideration.

Exchangeable Certificates in the Exchange Proportion may be exchanged and converted for Class EC certificates and Class EC certificates may be exchanged and converted for all three classes of Exchangeable Certificates, in each case, in whole or in part. This process may occur repeatedly. In the event that the Certificate Balance of any class of Exchangeable Certificates is reduced to zero as a result of any such class being paid all interest and principal in full, exchanges will no longer be permissible. With respect to any exchange and conversion, all three classes of Exchangeable Certificates will be required in order to exchange and convert such Exchangeable Certificates to Class EC certificates and Class EC certificates can be exchanged and converted to all three classes of Exchangeable Certificates, such conversion being calculated using the initial Certificate Balances of the individual certificates being exchanged and converted (rather than the outstanding Certificate Balance), in each case, in the applicable Exchange Proportion. This Exchange Proportion is based on the initial Certificate Balances of the classes (rather than the outstanding Certificate Balances). The aggregate Certificate Balance of the certificates (with each class rounded down to the nearest whole dollar) received after an exchange and conversion, immediately after the exchange and conversion, must equal the aggregate Certificate Balance of the certificates (with each class rounded down to the nearest whole dollar) surrendered for conversion immediately prior to such exchange and conversion.  Each class of Exchangeable Certificates exchanged and converted or received in any exchange and conversion must be at least the minimum denomination as described under “Description of the Certificates — General” in this free writing prospectus. In addition, the depositor will have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the certificate administrator on the Closing Date.

The “Exchange Proportion” is as follows:

Class A-S: 39.16082250824530%	Class EC: 100.00000000000000%

Class B: 35.66424962593420%

Class C: 25.17492786582050%

The Class EC certificates will only receive distributions of interest and principal and other amounts that are allocated to the Exchangeable Certificates exchanged for and converted to such Class EC certificates.  Any Collateral Support Deficits or other shortfalls, including as a result of Appraisal Reduction Events, allocated to Exchangeable Certificates that were exchanged for and converted to Class EC certificates will be borne by such Class EC certificates and any recoveries of such amounts will be paid to such Class EC certificates.  In addition, any Appraisal Reductions that would otherwise be allocated to individually reduce any class of Exchangeable Certificates will be allocated to the Class EC certificates.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Class EC certificates, see “Material Federal Income Tax Consequences—Taxation of the Class EC Certificates” in this free writing prospectus.

Procedures and Fees

If a Certificateholder wishes to convert Exchangeable Certificates for Class EC certificates, or Class EC certificates for Exchangeable Certificates, such Certificateholder must notify the certificate administrator by e-mail at the email address on the certificate administrator’s website no later than three (3) business days prior to the proposed date of such exchange and conversion (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month, subject to satisfaction of the certificate administrator and the restrictions set forth in the Pooling and Servicing Agreement. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates or Class EC certificates to be exchanged and converted and the Class EC certificates or Exchangeable Certificates to be received, the Class Certificate Balance of the Exchangeable Certificates to be exchanged and converted, the Certificateholder’s DTC participant number, if applicable and the proposed Exchange Date. The Certificateholder will utilize the “deposit and withdrawal system” at DTC to affect the exchange and conversion of the Certificates.

The principal and interest entitlements of the certificates received must equal the entitlements of the certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

In connection with each exchange, the Certificateholder may be required to pay certain fees charged by DTC and such fees must be received by the certificate administrator prior to the exchange date or such exchange will not be effected. The first distribution on an Exchangeable Certificate or Class EC certificates will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such certificate.  Neither the certificate administrator nor the depositor will have any obligation to ensure the availability of the applicable certificates to accomplish any exchange.

Book-Entry Registration and Definitive Certificates

General. Certificateholders may hold their certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories (collectively, the “Depositories”) which in turn will hold those positions in customers’ securities accounts in the Depositories’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations (“Direct Participants”). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the certificate administrator through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the certificate administrator to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under “—Reports to

Certificateholders; Certain Available Information” below, Certificate Owners will not be recognized by the trustee, the certificate administrator, the special servicer or the master servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the certificates, may be limited due to the lack of a physical certificate for the certificates.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

None of the depositor, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this free writing prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the depositor takes no responsibility for the accuracy or completeness of the information.

Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

Upon the occurrence of certain events, as described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates”, the certificate administrator is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the certificate administrator will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amount, as applicable, owned by individual Certificate Owners, and thereafter the trustee, the certificate administrator, the special servicer, the master servicer and the senior trust advisor will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

List of Certificateholders

Upon the written request of any Certificateholder that has provided an Investor Certification, which such request is made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the Pooling and Servicing Agreement or the certificates, the certificate registrar or other specified person will, within 10 business days after receipt of such request afford such Certificateholder (at such Certificateholder’s sole cost and expense) access during normal business hours to the most recent list of Certificateholders related to the class of certificates.

Distributions

Method, Timing and Amount. Distributions on the certificates are required to be made by the certificate administrator, to the extent of available funds as described in this free writing prospectus, on the 4th business day following each Determination Date (each, a “Distribution Date”). The “Determination Date” will be the 11th day of each calendar month (or, if the 11th calendar day of that month is not a business day, then the business day immediately succeeding such 11th calendar day) commencing in June 2014. All distributions (other than the final distribution on any certificate) are required to be made to the Certificateholders in whose names the certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the “Record Date” will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the certificate administrator with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any certificate is required to be made in like manner, but only upon presentation and surrender of the certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a class of certificates will be allocated pro rata among the outstanding certificates of that class based on their respective Percentage Interests.

The master servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts and subaccounts (collectively, the “Certificate Account”) as described in the Pooling and Servicing Agreement. The Certificate Account may be maintained with the master servicer, special servicer or any mortgage loan seller or with a depository institution that is an affiliate of any of the foregoing or the depositor; provided that any such entity must comply with certain standards set forth in the Pooling and Servicing Agreement. The master servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the Cut-off Date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds (the “Insurance and Condemnation Proceeds”) received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the Mortgaged Property or released to the related borrower in accordance with the Servicing Standard (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) and all other amounts received and retained in connection with the liquidation of any mortgage loan that is defaulted and any related defaulted Companion Loans or property acquired by foreclosure or otherwise (the “Liquidation Proceeds”)) together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any REO Properties, and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, the collections on the Whole Loans will be limited to the portion of such amounts that are payable to the holder of the related mortgage loan included in the trust pursuant to the related intercreditor agreement.

The certificate administrator is required to establish and maintain accounts (the “Centreville Square REMIC Distribution Account”, the “Lower-Tier REMIC Distribution Account”, the “Upper-Tier REMIC Distribution Account”, the “Class EC Distribution Account”, the “Class A-2FL Floating Rate Account”, the “Class A-2FX Floating Rate Account” and the “Excess Interest Distribution Account”, each of which may be sub-accounts of a single account (collectively, the “Distribution Account”)), in the name of the trustee and for the benefit of the Certificateholders. On each Distribution Date, the certificate administrator is required to apply amounts on deposit in the Upper-Tier REMIC Distribution Account (which will include all funds that were remitted by the master servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class R certificates as set forth in the Pooling and Servicing Agreement) generally to (1) make distributions of interest and principal from the Available Distribution Amount to the holders of the Pooled Certificates (other than the holders of the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest as described in this free writing prospectus, (2) make distributions of interest and principal, if any, from the available distribution amount for the Class CSQ certificates to the holders of such Class CSQ certificates, as described in this free writing prospectus and (3) apply amounts on deposit in the Class A-2FL Floating Rate Account and the Class A-2FX Floating Rate Account to the holders of the Class A-2FL and Class A-2FX certificates and the swap counterparty, as provided in the Pooling and Servicing Agreement.  Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

The certificate administrator is required to establish and maintain an account (the “Interest Reserve Account”) which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the Certificateholders. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year (in each case, unless the related Distribution Date is the final Distribution Date), the certificate administrator will be required to deposit amounts remitted by the master servicer or P&I Advances made on the related mortgage loans (or, in the case of the Componentized Mortgage Loan, on the related Pooled Component) into the Interest Reserve Account during the related interest period, in respect of the mortgage loans (or, in the case of the Componentized Mortgage Loan, on the related Pooled Component) that accrue interest on an Actual/360 Basis (collectively, the “Withheld Loans”), in an amount equal to one day’s interest at the Net Mortgage Rate for each such Withheld Loan on its Stated Principal Balance and as of the Distribution Date in the month preceding the month in which the Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance or other deposit is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, “Withheld Amounts”). On the Master Servicer Remittance Date occurring each March (or February, if the related Distribution Date is the final Distribution Date), the certificate administrator will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier REMIC Distribution Account.

The certificate administrator is required to establish and maintain an account (the “Class EC Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class EC certificates.

The certificate administrator is required to establish and maintain an account (the “Excess Interest Distribution Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the holders of the Class NR certificates. Prior to the applicable Distribution Date, the master servicer is required to remit to the certificate administrator for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received by the master servicer on or prior to the related Determination Date.

The certificate administrator may be required to establish and maintain an account (the “Gain-on-Sale Reserve Account”), which may be a sub-account of the Distribution Account, in the name of the trustee for the benefit of the Certificateholders. To the extent that gains (or, with respect to any Whole Loan, the portion of such amounts that are payable to the holder of the related mortgage loan included in the trust pursuant to the related intercreditor agreement or, with respect to the Componentized Mortgage Loan, the amount allocated in respect of the related Pooled Component) realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.  With respect to any of the foregoing amounts collected with respect to the Componentized Mortgage Loan, such amounts will be allocated only to the related Pooled Component.

The master servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies (“Permitted Investments”). The master servicer will be entitled to retain any interest or other income earned on such funds and the master servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. The certificate administrator is authorized but not required to direct the investment of funds held in the Centreville Square REMIC Distribution Account, the Lower-Tier REMIC Distribution Account, the Upper-Tier REMIC Distribution Account, the Interest Reserve Account, the related companion distribution account, the Class EC Distribution Account, the Excess Interest Distribution Account and the Gain-on-Sale Reserve Account in Permitted Investments. The certificate administrator will be entitled to retain any interest or other income earned on such funds and the certificate administrator will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

The Available Distribution Amount. The aggregate amount available for distribution to holders of the Pooled Certificates (other than the holders of the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest on each Distribution Date (the “Available Distribution Amount”) will, in general, equal the sum of the following amounts (excluding, with respect to the Componentized Mortgage Loan, any amount allocable to the Non-Pooled Component) (without duplication):

(a)  the aggregate amount of all cash received on the mortgage loans in the case of any Non-Serviced Mortgage Loan, only to the extent received by the trust pursuant to the related Other PSA and/or the related intercreditor agreement for the related Non-Serviced Whole Loan) and any REO Property that is on deposit in the Certificate Account (in each case, exclusive of any amount on deposit in or credited to any portion of the Certificate Account that is held for the benefit of the holder of any related Companion Loan), the Distribution Account and, without duplication, the REO Account (in each case, exclusive of any amount on deposit in or credited to any portion of the REO Account that is held for the benefit of the holder of any related Companion Loan), as of the Master Servicer Remittance Date, exclusive of (without duplication):

(1)        all scheduled payments of principal and/or interest, including any balloon payments (the “Periodic Payments”), collected but due on a Due Date subsequent to the related Due Period, excluding interest relating to periods prior to, but due after, the Cut-off Date;

(2)        all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a Due Date occurring after the related Determination Date, subsequent to the related Due Date) allocable to the mortgage loans;

(3)        all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

(4)        with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year (unless such Distribution Date is the final Distribution Date), the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

(5)        Excess Interest allocable to the mortgage loans (which is separately distributed to the Class NR certificates);

(6)        all Yield Maintenance Charges and prepayment premiums;

(7)        all amounts deposited in the Certificate Account, the Lower-Tier REMIC Distribution Account and, without duplication, the REO Account in error; and

(8)        any late payment charges or accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

(b)  all P&I Advances made by the master servicer or the trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders) (See “Description of the Certificates—Distributions” in this free writing prospectus); and

(c)  with respect to the Distribution Date occurring in each March (or February, if such Distribution Date is the final Distribution Date), the related Withheld Amounts as required to be deposited in the Lower-Tier REMIC Distribution Account pursuant to the Pooling and Servicing Agreement.

The “Due Period” for each Distribution Date and any mortgage loan (including any related Pooled Component, Non-Pooled Component and Companion Loan) will be the period commencing on the day immediately following the Due Date for such mortgage loan (including any related Pooled Component, Non-Pooled Component and Companion Loan) in the month preceding the month in which that Distribution Date occurs or the date that would have been the Due Date if such mortgage loan (including any related Pooled Component, Non-Pooled Component and Companion Loan) had a Due Date in such preceding month and ending on and including the Due Date for such mortgage loan (and any related Companion Loan) occurring in the month in which that Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans (including any related Pooled Component, Non-Pooled Component and Companion Loan) relating to such Due Period on the business day immediately following such day will be deemed to have been received during such Due Period and not during any other Due Period.

“Due Date” means, with respect to each mortgage loan (including any related Pooled Component, Non-Pooled Component and any related Companion Loan), the date on which scheduled payments of principal, interest or both are required to be made by the related borrower.

Priority. On each Distribution Date, for so long as the Certificate Balances or Notional Amounts of the Regular Certificates (other than the Class A-2FL and Class A-2FX certificates) or the Certificate Balance of the Class A-2FL/2FX regular interest have not been reduced to zero, the certificate administrator is required to apply amounts on deposit in the Distribution Account (excluding amounts relating to the Non-Pooled Component), to the extent of the Available Distribution Amount, in the following order of priority:

First, to pay interest on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B and Class X-C certificates and Class A-2FL/2FX regular interest, pro rata, up to an amount equal to the aggregate Interest Distribution Amount for such class, in each case based upon their respective entitlements to interest for that Distribution Date;

Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and Class A-2FL/2FX regular interest, in reduction of the Certificate Balances of those classes: (I) prior to the Cross-Over Date (a) first, to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, (b) then, to the Class A-1 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clause (a) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-1 certificates is reduced to zero, (c) then, to the Class A-2 certificates and Class A-2FL/2FX regular interest, pro rata, based on their respective Certificate Balances, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a) and (b)

above have been made) for such Distribution Date, until the respective Certificate Balances of the Class A-2 certificates and Class A-2FL/2FX regular interest are reduced to zero, (d) then, to the Class A-3 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b) and (c) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-3 certificates is reduced to zero, (e) then, to the Class A-4 certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c) and (d) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-4 certificates is reduced to zero, and (f) then, to the Class A-SB certificates, in an amount equal to the Principal Distribution Amount (or the portion of it remaining after payments specified in clauses (a), (b), (c), (d) and (e) above have been made) for such Distribution Date, until the Certificate Balance of the Class A-SB certificates is reduced to zero and (II) on or after the Cross-Over Date, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and Class A-2FL/2FX regular interest, pro rata (based upon their respective Certificate Balances), in an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and Class A-2FL/2FX regular interest are reduced to zero;

Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-2FL/2FX regular interest, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those classes, but not previously reimbursed, have been reimbursed in full;

Fourth, to the Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and Class A-2FL/2FX regular interest to zero, to the Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and Class A-2FL/2FX regular interest on that Distribution Date), until the Certificate Balance of the Class A-S certificates is reduced to zero (and, with respect to exchanged portions of the Class A-S certificates, such passed through amounts shall reduce the outstanding Certificate Balance of the Class EC certificates until reduced to zero);

Sixth, to the Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), until all amounts of Collateral Support Deficit previously allocated to the Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates), but not previously reimbursed, have been reimbursed in full;

Seventh, to the Class B certificates (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Eighth, following reduction of the Certificate Balances of the Class A Certificates (including any portion that has been exchanged and converted to Class EC certificates) (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest to zero, to the Class B certificates (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (including any portion that has been exchanged and converted to Class EC certificates) (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest on that Distribution Date), until the Certificate Balance of the Class B certificates is reduced to zero (and, with respect to exchanged portions of the Class B certificates, such passed through amounts shall reduce the outstanding Certificate Balance of the Class EC certificates until reduced to zero);

Ninth, to the Class B certificates (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), until all amounts of Collateral Support Deficit previously allocated to the Class B certificates (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), but not previously reimbursed, have been reimbursed in full;

Tenth, to the Class C certificates (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Eleventh, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest and Class B certificates (including any portion that has been exchanged and converted to Class EC certificates) to zero, to the Class C certificates (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest and Class B certificates (including any portion that has been exchanged and converted to Class EC certificates) on that Distribution Date), until the Certificate Balance of the Class C certificates is reduced to zero (and, with respect to exchanged portions of the Class C certificates, such passed through amounts shall reduce the outstanding Certificate Balance of the Class EC certificates until reduced to zero);

Twelfth, to the Class C certificates (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), until all amounts of Collateral Support Deficit previously allocated to the Class C certificates (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), but not previously reimbursed, have been reimbursed in full;

Thirteenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Fourteenth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest, Class B certificates and Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates) to zero, to the Class D certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest, Class B certificates and Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates) on that Distribution Date), until the Certificate Balance of the Class D certificates is reduced to zero;

Fifteenth, to the Class D certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D certificates, but not previously reimbursed, have been reimbursed in full;

Sixteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Seventeenth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates) and Class D certificates to zero, to the Class E certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates) and Class D certificates on that Distribution Date), until the Certificate Balance of the Class E certificates is reduced to zero;

Eighteenth, to the Class E certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E certificates, but not previously reimbursed, have been reimbursed in full;

Nineteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twentieth, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates and Class E certificates to zero, to the Class F certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates and Class E certificates on that Distribution Date), until the Certificate Balance of the Class F certificates is reduced to zero;

Twenty-first, to the Class F certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F certificates, but not previously reimbursed, have been reimbursed in full;

Twenty-second, to the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that class;

Twenty-third, following reduction of the Certificate Balances of the Class A Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates, Class E certificates and Class F certificates to zero, to the Class NR certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest, Class B certificates, Class C certificates (and, if any exchange for the Class EC certificates has occurred, the Class EC certificates), Class D certificates, Class E certificates and Class F certificates on that Distribution Date), until the Certificate Balance of the Class NR certificates is reduced to zero;

Twenty-fourth, to the Class NR certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR certificates, but not previously reimbursed, have been reimbursed in full; and

Twenty-fifth, to the Class R certificates, the amount, if any, of the Available Distribution Amount remaining in the Lower-Tier REMIC Distribution Account and Upper-Tier REMIC Distribution Account with respect to that Distribution Date.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Subordinate Certificates (calculated without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates) have all been reduced to zero as a result of the allocation of mortgage loan losses (other than, with respect to the Componentized Mortgage Loan, losses allocable to the related Non-Pooled Component) to those certificates.

Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the class of certificates in respect of which a reimbursement is made.

Distributions on the Class EC Certificates.  If Class A-S, Class B and Class C certificates are exchanged and converted for Class EC certificates, the Class EC certificates received in such conversion will be entitled to receive on each Distribution Date distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, Principal Distribution Amounts, Yield Maintenance Charges and reimbursements of Collateral Support Deficits and other amounts that would otherwise be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC certificates. Similarly, any such converted Class EC certificates will be allocated the aggregate amount of Collateral Support Deficits, Net Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) that would otherwise be allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC certificates.

Pass-Through Rates. The interest rate (the “Pass-Through Rate”) applicable to each class of certificates (other than the Class R certificates) and the Class A-2FL/2FX regular interest for any Distribution Date will equal the rates set forth below:

The Pass-Through Rate on the Class A-1 certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-2 certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-2FL/2FX regular interest will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-2FL certificates will be a per annum rate equal to LIBOR plus       %; provided, however, that under certain circumstances, the Pass-Through Rate on the Class A-2FL certificates may convert to a per annum rate equal to the Pass-Through Rate on the Class A-2FL/2FX regular interest.

The Pass-Through Rate on the Class A-2FX certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-3 certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-4 certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-SB certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class A-S certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class B certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class C certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class D certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class E certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class F certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class NR certificates will be a per annum rate equal to       %.

The Pass-Through Rate on the Class CSQ certificates will be a per annum rate equal to       %.

The Pass-Through Rate applicable to the Class X-A certificates for the initial Distribution Date will equal approximately       % per annum. The Pass-Through Rate for the Class X-A certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class A Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest for such Distribution Date, weighted on the basis of their respective Certificate Balances (calculated without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) immediately prior to that Distribution Date. The Pass-Through Rate applicable to the Class X-B certificates for the initial Distribution Date will equal approximately       % per annum.

The Pass-Through Rate for the Class X-B certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the Pass-Through Rate on the Class B certificates for such Distribution Date.

The Pass-Through Rate applicable to the Class X-C certificates for the initial Distribution Date will equal approximately       % per annum. The Pass-Through Rate for the Class X-C certificates for any Distribution Date will equal the excess, if any of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass-Through Rates on the Class E, Class F and Class NR certificates for such Distribution Date, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

The Class EC certificates will not have a Pass-Through Rate, but will receive the sum of the interest that would otherwise be distributable on the Class A-S, Class B and Class C certificates that have been converted in an exchange for such Class EC certificates. The effective pass-through rate applicable to the Class EC certificates for the initial Distribution Date is approximately       % per annum.

The “WAC Rate” with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates of the mortgage loans as of the first day of the related Due Period, weighted on the basis of their respective Stated Principal Balances (excluding the Non-Pooled Component) as of the first day of such Due Period (after giving effect to any payments received during any applicable grace period).

The “Net Mortgage Rate” for each mortgage loan or any REO Loan (other than the portion of an REO Loan related to any related Companion Loan) is equal to the related Mortgage Rate in effect from time to time (without regard to any increase in the interest rate of any ARD Loans after the related Anticipated Repayment Date), less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the related mortgage loan, whether agreed to by the master servicer, the special servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans (or, in the case of the Componentized Mortgage Loan, the Pooled Component) that do not accrue interest on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Offered Certificates, the Net Mortgage Rate of any mortgage loan (or, in the case of the Componentized Mortgage Loan, the Pooled Component) for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan (or, in the case of the Componentized Mortgage Loan, the Pooled Component) on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan (or, in the case of the Componentized Mortgage Loan, the Pooled Component) during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan (but not the Non-Pooled Component), the Net Mortgage Rate for the one-month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year (in either case, unless the related Distribution Date is the final Distribution Date) will be determined exclusive of Withheld Amounts, and (2) prior to the due date in March (or February, if the related Distribution Date is the final Distribution Date), will be determined inclusive of Withheld Amounts for the immediately preceding February and January, as applicable.  The Pooled Component and Non-Pooled Component will generally have the same Net Mortgage Rate, other than in months when the Pooled Component is a Withheld Loan).

“Administrative Cost Rate” as of any date of determination and with respect to any mortgage loan (including the Non-Pooled Component) will be a per annum rate equal to the sum of the Servicing Fee Rate, the Certificate Administrator Fee Rate, the Senior Trust Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate.

“CREFC® Intellectual Property Royalty License Fee” with respect to each mortgage loan and REO Loan and for any Distribution Date is the amount accrued during the related Interest Accrual Period at the CREFC® Intellectual Property Royalty License Fee Rate on the Stated Principal Balance of such mortgage loan or REO Loan as of the close of business on the Distribution Date in such Interest Accrual

Period; provided that such amounts will be computed for the same period and on the same interest accrual basis respecting which any related interest payment due or deemed due on the related mortgage loan or REO Loan is computed and will be prorated for partial periods.  For the avoidance of doubt, the CREFC® Intellectual Property Royalty License Fee will be payable by the master servicer from the Lower-Tier REMIC. The CREFC® Intellectual Property Royalty License Fee is a fee payable to CREFC® for a license to use the CREFC Investor Reporting Package® in connection with the servicing and administration, including delivery of periodic reports to the Certificateholders, of the Trust pursuant to the Pooling and Servicing Agreement. No CREFC® Intellectual Property Royalty License Fee will be paid on any Companion Loan.

“CREFC® Intellectual Property Royalty License Fee Rate” with respect to each mortgage loan is a rate equal to 0.0005% per annum.

“Mortgage Rate” with respect to any mortgage loan or any related Serviced Pari Passu Companion Loan is the per annum rate at which interest accrues on the mortgage loan or the  related Serviced Pari Passu Companion Loan as stated in the related Mortgage Note without giving effect to any default rate or an increased interest rate.

“Excess Interest” with respect to each ARD Loan is the interest accrued at the Revised Rate in respect of such ARD Loans in excess of the interest accrued at the Initial Rate, plus any related interest, to the extent permitted by applicable law and the related mortgage loan documents.

Interest Distribution Amount. Interest will accrue for each class of certificates (other than the Class A-2FL, Class A-2FX, Class EC and Class R certificates) and the Class A-2FL/2FX regular interest during the related Interest Accrual Period. The “Interest Distribution Amount” of any class of Regular Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest for any Distribution Date is an amount equal to the sum of (a) all Distributable Certificate Interest in respect of that class of certificates or Class A-2FL/2FX regular interest for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, and (b) any Accrued Interest From Recoveries for such class of certificates or Class A-2FL/2FX regular interest to the extent not previously paid, for all prior Distribution Dates. If Exchangeable Certificates are converted in an exchange for Class EC certificates, all Interest Distribution Amounts that would otherwise be distributable to such converted Exchangeable Certificates will be distributed to such Class EC certificates, without duplication.

The interest distribution amount for the Class CSQ certificates will be calculated in an analogous manner with respect to the portions allocable to the Non-Pooled Component.

“Accrued Interest From Recoveries” in respect of each Distribution Date and any class of Principal Balance Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest that had an increase to its Certificate Balance as a result of the trust fund’s recovery of Nonrecoverable Advances that were previously reimbursed to the master servicer or the trustee, as applicable, from general principal collections, is an amount equal to interest at the Pass-Through Rate applicable to that class for the applicable Interest Accrual Periods on the amount of such increase to its Certificate Balance accrued from the Distribution Date on which the related Collateral Support Deficit was allocated to such class as a result of the reimbursement of Nonrecoverable Advances from the trust to, but not including, the Distribution Date on which the Certificate Balance was so increased. If Exchangeable Certificates are converted in an exchange for Class EC certificates, all amounts of Accrued Interest From Recoveries that would otherwise be allocable to such converted Exchangeable Certificates will be deemed allocable to such Class EC certificates, without duplication. With respect to any Distribution Date, the Accrued Interest From Recoveries on the Class A-2FL/2FX regular interest will be allocated to the Class A-2FL and Class A-2FX certificates, pro rata, based on their respective Certificate Balances as of such Distribution Date.

The “Interest Accrual Period” in respect of each class of Regular Certificates (other than the Class A-2FL certificates), the Class A-2FL/2FX regular interest and the Class CSQ certificates for each Distribution Date will be the calendar month prior to the month in which that Distribution Date occurs and will (other than with respect to the Class CSQ certificates) be calculated on a 30/360 Basis. Interest on the Class CSQ Certificates will be calculated on an Actual/360 Basis.

The “Distributable Certificate Interest” in respect of each class of Regular Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest for each Distribution Date is equal to one month’s interest at the Pass-Through Rate applicable to that class of certificates or the Class A-2FL/2FX regular interest on that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, other than in the case of the Class X Certificates, reduced, to not less than zero, by (a) such class of certificates’ or regular interest’s allocable share of the aggregate of any Prepayment Interest Shortfalls (excluding, with respect to the Componentized Mortgage Loan, Prepayment Interest Shortfalls allocated to the Non-Pooled Component) (calculated as described below) resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the master servicer’s Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the “Net Aggregate Prepayment Interest Shortfall”) and (b) any Certificate Deferred Interest allocated to such class of certificates with respect to such Distribution Date.  If Exchangeable Certificates are converted in an exchange for Class EC certificates, all amounts of Distributable Certificate Interest that would otherwise by allocable to such converted Exchangeable Certificates will be deemed allocable to such Class EC certificates.

The distributable certificate interest for the Class CSQ certificates will be calculated in an analogous manner with respect to the portions allocable to the Non-Pooled Component.

The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each class of Principal Balance Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount (without regard to the allocation of such Prepayment Interest Shortfalls for such Distribution Date) in respect of that class of certificates or regular interest for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount (without regard to the allocation of such Prepayment Interest Shortfalls for such Distribution Date) in respect of all classes of Principal Balance Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest for the related Distribution Date. If any Exchangeable Certificates are converted in an exchange for Class EC certificates, the aggregate amount of Net Aggregate Prepayment Interest Shortfalls in respect of such converted Exchangeable Certificates with respect to any Distribution Date will be deemed Net Aggregate Prepayment Interest Shortfalls of the Class EC certificates, without duplication. Net Aggregate Prepayment Interest Shortfalls allocable to the Class A-2FL/2FX regular interest will be allocated to the Class A-2FL and Class A-2FX certificates, pro rata, in accordance with their respective percentage interests. Shortfalls allocable to the Non-Pooled Component as a result of Prepayment Interest Shortfalls not covered by Compensating Interest Payments will be allocated to the Class CSQ certificates.

The “Certificate Deferred Interest” for each Distribution Date with respect to any class of Principal Balance Certificates (other than the Class A-2FL and Class A-2FX certificates) or the Class A-2FL/2FX regular interest is equal to the amount of Mortgage Deferred Interest (or, with respect to the Componentized Mortgage Loan, to the extent allocated to the related Pooled Component) allocated to such class of certificates (in the case of the Principal Balance Certificates (other than the Class A-2FL and Class A-2FX certificates) or the Class A-2FL/2FX regular interest, in reverse sequential order). If any Exchangeable Certificates are converted in an exchange for Class EC certificates, the aggregate amount of Certificate Deferred Interest in respect of such converted Exchangeable Certificates with respect to any Distribution Date will be deemed Certificate Deferred Interest of the Class EC certificates, without duplication. Certificate Deferred Interest allocable to the Class A-2FL/2FX regular interest will be allocated to the Class A-2FL and Class A-2FX certificates, pro rata, in accordance with their respective percentage interests. Mortgage Deferred Interest allocated to the Non-Pooled Component will result in certificate deferred interest to the Class CSQ certificates.

As of any Due Date and for any mortgage loan that has been modified to (i) reduce the rate at which interest is paid currently below the Mortgage Rate and (ii) capitalize the amount of such interest reduction (such capitalized interest, “Mortgage Deferred Interest”) the excess, if any, of (a) interest accrued on the Stated Principal Balance of the related mortgage loan during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related monthly payment, as so modified or reduced, or, if applicable, the interest portion of the Assumed Scheduled Payment due on such Due Date.  With respect to the Componentized Mortgage Loan, the amount of Mortgage Deferred Interest for the Due Dates occurring in the related Due Period will be allocated pro rata between the related Non-Pooled Component and the related Pooled Component, in each case up to the amount of interest distributable to such component for such Distribution Date.

Principal Distribution Amount. The “Principal Distribution Amount” for any Distribution Date with respect to the Principal Balance Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest (and, correspondingly, the Class A-2FL and Class A-2FX certificates) is an amount equal to the sum of the following amounts: (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided that the Principal Distribution Amount for any Distribution Date will be reduced, to not less than zero, by the amount of any reimbursements of (A) Nonrecoverable Advances, with interest on such Nonrecoverable Advances at the Reimbursement Rate that are paid or reimbursed from principal collections on the mortgage loans (or, with respect to the Componentized Mortgage Loan, the related Pooled Component) in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (B) Workout-Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans (or, with respect to the Componentized Mortgage Loan, the related Pooled Component) in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided that, in the case of clauses (A) and (B) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans (or, with respect to the Componentized Mortgage Loan, the related Pooled Component) are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs). If Exchangeable Certificates are converted in an exchange for Class EC certificates, all amounts of principal that would otherwise be distributable to such converted Exchangeable Certificates will be deemed allocable to and will be distributable to such Class EC certificates, without duplication.

The “Scheduled Principal Distribution Amount” for each Distribution Date will equal the aggregate of the principal portions (excluding, with respect to the Componentized Mortgage Loan, any amounts allocated to the related Non-Pooled Component) of (a) all Periodic Payments (excluding balloon payments) with respect to the mortgage loans due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments with respect to the mortgage loans for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date) or advanced by the master servicer or the trustee, as applicable, and (b) all balloon payments with respect to the mortgage loans to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a Due Date occurring, or a grace period ending, after the related Determination Date, the related Due Date or, last day of such grace period, as applicable, to the extent received by the master servicer as of the business day preceding the Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower with respect to the mortgage loans, including late payments in respect of a delinquent balloon payment, received by the times described above in this definition, except to the extent those late payments are otherwise available to reimburse the master servicer or the trustee, as the case may be, for prior Advances, as described above.

The “Unscheduled Principal Distribution Amount” for each Distribution Date will equal (excluding, with respect to the Componentized Mortgage Loan, any amounts allocated to the related Non-Pooled Component) the aggregate of the following: (a) all prepayments of principal received on the mortgage loans as of the Determination Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the master servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds will be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

The “Assumed Scheduled Payment” for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment or any REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan, if applicable), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on such mortgage loan or REO Loan on the related Due Date based on the constant payment required by such related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification (or similar proceeding), and (b) interest on the Stated Principal Balance of that mortgage loan or REO Loan (excluding, for purposes of any P&I Advances, the portion allocable to any related Companion Loan, if applicable) at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

For purposes of the foregoing definition of Principal Distribution Amount, the term “Principal Shortfall” for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S certificates (and, with respect to exchanged portions of the Class A-S certificates, passed through to the Class EC certificates) and the Class A-2FL/2FX regular interest, Class B (and, with respect to exchanged portions of the Class B certificates, passed through to the Class EC certificates), Class C (and, with respect to exchanged portions of the Class C certificates, passed through to the Class EC certificates), Class D, Class E, Class F and Class NR certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.  If Exchangeable Certificates are converted in an exchange for Class EC certificates, all Principal Shortfalls that would otherwise be distributable to such converted Exchangeable Certificates will be deemed allocable to such Class EC certificates, without duplication.

The “Class A-SB Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex E to this free writing prospectus. Such balances were calculated using, among other things, certain weighted average life assumptions. See “Yield and Maturity Considerations—Weighted Average Life” in this free writing prospectus. Based on such assumptions, the Certificate Balance of the Class A-SB certificates on each Distribution Date would be expected to be reduced to the balance indicated for such Distribution Date in the table set forth in Annex E to this free writing prospectus. We cannot assure you, however, that the mortgage loans will perform in conformity with our assumptions. Therefore, we cannot assure you that the balance of the Class A-SB certificates on any Distribution Date will be equal to the balance that is specified for such Distribution Date in the table.

Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The “Stated Principal Balance” of each mortgage loan (and, with respect to the Componentized Mortgage Loan, the related Pooled Component and/or Non-Pooled Component) will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date (and, in the case of the Componentized Mortgage Loan, allocated in respect of the

Pooled Component or Non-Pooled Component, as applicable), but increased by any Mortgage Deferred Interest added to the principal balance of any such mortgage loan or component.  The Stated Principal Balance of a mortgage loan or component may also be reduced in connection with any forced reduction of its actual unpaid principal balance (or with respect to a component, to the Componentized Mortgage Loan and allocated to reduce such component) imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero. With respect to any Companion Loan on any date of determination, the Stated Principal Balance will equal the unpaid principal balance of such Companion Loan as of such date. With respect to any Whole Loan on any date of determination, the Stated Principal Balance of such Whole Loan will be the sum of the Stated Principal Balance of the related mortgage loan and each related Companion Loan on such date.

For purposes of calculating distributions on, and allocations of, Collateral Support Deficit to the certificates and the Class A-2FL/2FX regular interest, as well as for purposes of calculating the Servicing Fee and Certificate Administrator Fee payable each month, each REO Property (including any REO Property with respect to a Non-Serviced Mortgage Loan held pursuant to the related Other PSA) will be treated as if there exists with respect to such REO Property an outstanding mortgage loan and, if applicable, each related Companion Loan, Pooled Component and Non-Pooled Component (an “REO Loan”), and all references to mortgage loan, Companion Loan, Pooled Component, Non-Pooled Component and pool of mortgage loans in this free writing prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan (including related Pooled Component and Non-Pooled Component, if applicable), including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan (including related Pooled Component and Non-Pooled Component, if applicable) or any related Companion Loan, including any portion of it payable or reimbursable to the master servicer, the special servicer, the senior trust advisor, the certificate administrator or the trustee, as applicable, will continue to be “due” in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the master servicer or special servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the master servicer as if received on the predecessor mortgage loan (including related Pooled Component and Non-Pooled Component, if applicable) or any related Companion Loan.

Notwithstanding anything to the contrary, with respect to each Serviced Whole Loan, no amounts relating to the related REO Property or REO Loan allocable to any related Pari Passu Companion Loan will be available for amounts due to the Certificateholders or to reimburse the trust, other than in the limited circumstances related to recoveries of amounts previously declared non-recoverable or otherwise paid from general collections that would otherwise have been paid from or allocable to the related Pari Passu Companion Loan with respect to such Serviced Whole Loan in accordance with the Pooling and Servicing Agreement or with respect to the Subordinate Companion Loan, as set forth in the related intercreditor agreements.

Excess Interest. On each Distribution Date, the certificate administrator is required to distribute any Excess Interest received with respect to the ARD Loans on or prior to the related Determination Date to the holders of the Class NR certificates. Excess Interest will not be available to make distributions to any other class of certificates or to provide credit support for other classes of certificates or offset any interest shortfalls or to pay any other amounts to any other party under the Pooling and Servicing Agreement.  The Class NR certificates will be entitled to such distributions of Excess Interest notwithstanding any reduction of their Certificate Balance to zero.

Application Priority of Mortgage Loan Collections. Absent express provisions in the related loan documents (including any related intercreditor agreement), other than with respect to the application of Liquidation Proceeds, all amounts collected by or on behalf of the trust in respect of a mortgage loan in the form of payments from the related borrower or Insurance and Condemnation Proceeds under the mortgage loan or proceeds (other than Liquidation Proceeds) with respect to any REO Loan (exclusive of amounts payable to any related Companion Loan pursuant to the terms of the related intercreditor agreement) will be applied in the following order of priority:

first, as a reimbursement first, to the trustee and second to the master servicer or the special servicer, as applicable, for any outstanding Advances related to such mortgage loan or REO Loan (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the master servicer or special servicer, as applicable) and interest thereon as provided in the Pooling and Servicing Agreement and unpaid servicing compensation and related additional trust fund expenses;

second, as a recovery of the accrued and unpaid interest on such mortgage loan or REO Loan, that has not been the subject of a P&I Advance, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt;

third, as a recovery of Unliquidated Advances, and, without duplication, principal of such mortgage loan or REO Loan then due and owing, in each case, that were paid from collections on the mortgage loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”;

fourth, as a recovery of Nonrecoverable Advances;

fifth, as a recovery of principal of such mortgage loan to the extent of its entire unpaid principal balance; and

sixth, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such mortgage loan, including, without limitation, late payment charges and default interest and Yield Maintenance Charges;

provided that payments or proceeds received with respect to any partial release of a Mortgaged Property or any portion of a Mortgaged Property (including pursuant to a condemnation) at a time when the loan-to-value ratio of the related mortgage loan exceeds 125% (based solely on the value of the real property, and excluding the value of personal property and going concern value, if any) must be applied to reduce the principal balance of the mortgage loan in the manner permitted by the REMIC Provisions; provided, further, that if a Non-Serviced Mortgage Loan and any related Companion Loan comprising a Whole Loan becomes an REO Loan, the treatment of the foregoing amounts with respect to such Non-Serviced Whole Loan will be subject to the terms of the related intercreditor agreement and the related Other PSA, in that order; provided, further, that with respect to each mortgage loan related to any Serviced Whole Loan, amounts collected with respect to any Serviced Whole Loan will be allocated first, pursuant to the terms of the related intercreditor agreement and then, any amounts allocated to the related Serviced Mortgage Loan will be subject to application as described above.

Liquidation Proceeds in respect of each mortgage loan or REO Loan (exclusive of amounts payable to a Companion Loan pursuant to the terms of the related intercreditor agreement) will be applied in the following order of priority:

first, as a reimbursement first, to the trustee and second, to the master servicer or special servicer, as applicable, for any outstanding Advances related to such mortgage loan or REO Loan (including Workout-Delayed Reimbursement Amounts that have not been reimbursed to the master servicer or special servicer, as applicable) and interest thereon as provided in the Pooling and Servicing Agreement and unpaid servicing compensation, liquidation expenses and related additional trust fund expenses;

second, as a recovery of accrued and unpaid interest on such mortgage loan or REO Loan that has not been the subject of a P&I Advance, at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt less any Appraisal Reduced Interest;

third, as a recovery of Unliquidated Advances, and, without duplication, principal of such mortgage loan or REO Loan then due and owing, in each case, that were paid from collections on the mortgage loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of “Principal Distribution Amount”;

fourth, as a recovery of Nonrecoverable Advances;

fifth, as a recovery of principal of such mortgage loan to the extent of its entire unpaid principal balance;

sixth, as a recovery of Appraisal Reduced Interest; and

seventh, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such mortgage loan including, without limitation, late payment charges and default interest and Yield Maintenance Charges.

Any Liquidation Proceeds in respect of each such mortgage loan or REO Loan in excess of the related outstanding balance will first be applied to offset any Prepayment Interest Shortfalls allocated to the Principal Balance Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest, in sequential order and then to offset any realized losses allocated to the Principal Balance Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest, in sequential order. Any Liquidation Proceeds remaining after such applications will be distributed to the Class R certificates.

With respect to any Non-Serviced Whole Loan, amounts collected with respect to such Non-Serviced Whole Loan will be subject to the terms of the related intercreditor agreement and the related Other PSA, in that order.  With respect to each mortgage loan related to a Serviced Whole Loan, amounts collected with respect to the related Serviced Whole Loan will be allocated first, pursuant to the terms of the related intercreditor agreement and then, any amounts allocated to the related Serviced Mortgage Loan will be subject to application as described above.

“Unliquidated Advances” are any Advances that have been previously reimbursed, as between the party that made the Advance(s) under the Pooling and Servicing Agreement, on the one hand, and the trust fund, on the other, as part of a Workout-Delayed Reimbursement Amount but that have not been recovered from the related borrower or otherwise from collections on or the proceeds of the mortgage loan or REO Property in respect of which the Advance(s) were made.

“Appraisal Reduced Interest” is accrued and unpaid interest at the related Mortgage Rate that is not advanced by the master servicer or the trustee solely due to the application of Appraisal Reductions as described under “—Advances” in this free writing prospectus.

Allocation of Yield Maintenance Charges and Prepayment Premiums

On each Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans (or, in the case of the Componentized Mortgage Loan, to the extent collected and allocated to the related Pooled Component) during the related Due Period will be required to be distributed by the certificate administrator to the holders of each class of Regular Certificates (excluding the Class A-2FL, Class A-2FX, Class X-C, Class E, Class F and Class NR certificates) and the Class A-2FL/2FX regular interest in the following manner:  (1) pro rata, between (x) the group (the “YM Group A”) of Class A Certificates (other than the Class A-2FL and Class A-2FX Certificates) and the Class A-2FL/2FX regular interest and the Class X-A certificates, and (y) the group (the “YM Group B” and, collectively with the YM Group A, the “YM Groups”) of Class X-B, Class B, Class C and Class D certificates, based upon the aggregate of principal distributed to the classes of Principal Balance Certificates in each YM Group on such Distribution Date (calculated without giving effect to any exchange and conversion of Class A-S, Class B and Class C certificates for Class EC certificates), and (2) among the classes of certificates (or regular interest) in each YM Group, in the following manner:  (A) the holders of each class of Principal Balance Certificates (other than the Class A-2FL and Class A-2FX Certificates) and the Class A-2FL/2FX regular interest in such YM Group will be entitled to receive on each Distribution Date an amount of Yield Maintenance Charges equal to the sum, for all mortgage loan prepayments, of the product of (a) a fraction whose numerator is the amount of principal distributed to such class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Principal Balance Certificates (or regular interest) in that YM Group representing principal payments in respect of the mortgage loans on such Distribution Date (in each case, calculated without giving effect to any exchange and conversion of Exchangeable Certificates for Class EC certificates), (b) the Base Interest Fraction for the related principal prepayment and such class of Principal Balance Certificates (or regular interest), and (c) the Yield Maintenance Charges collected during the related Due Period and allocated to such YM Group (in each case, without giving effect to any exchange and conversion of the Exchangeable Certificates for Class EC certificates); provided, however, that in the case of any exchange and conversion of portions of Exchangeable Certificates, amounts that would otherwise have been distributable to such exchanged Exchangeable Certificate had they not been exchanged will be distributed to the Class EC certificates and (B) any Yield Maintenance Charges allocated to such YM Group collected during the related Due Period remaining after such distributions will be distributed to the class of Class X Certificates in such YM Group.  If there is more than one such class of certificates (or regular interest) entitled to distributions of principal on any particular Distribution Date on which Yield Maintenance Charges relating to the mortgage loans are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such classes of certificates up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with the first sentence of this paragraph.

The “Base Interest Fraction” with respect to any principal prepayment on any mortgage loan (or, with respect to the Componentized Mortgage Loan, solely the portion allocable to the Pooled Component) and with respect to any class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C and Class D certificates and Class A-2FL/2FX regular interest is a fraction (A) whose numerator is the greater of zero and the difference between (i) the Pass-Through Rate on such class of certificates or regular interest, and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the greater of zero and the difference between (i) the Mortgage Rate on the related mortgage loan (or with respect to any mortgage loan that is part of a Serviced Whole Loan, the Mortgage Rate of such Serviced Whole Loan, as applicable) and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that (1) under no circumstances will the Base Interest Fraction be greater than one or less than zero, (2) if such Discount Rate is greater than or equal to the Mortgage Rate on the related mortgage loan or Serviced Whole Loan, as applicable, and is greater than or equal to the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will equal zero, and (3) if the Discount Rate is greater than or equal to the Mortgage Rate on such mortgage loan or Serviced Whole Loan, as applicable, and is less than the Pass-Through Rate on such class of certificates, then the Base Interest Fraction will be one.

No Yield Maintenance Charge will be distributed to the holders of the Class X-C, Class E, Class F, Class NR or Class R certificates. After the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class D and Class EC certificates and Class A-2FL/2FX regular interest have been reduced to zero (without regard to any exchange and conversion of Exchangeable Certificates for Class EC certificates), all Yield Maintenance Charges with respect to the mortgage loans (other than any Yield Maintenance Charges allocable to the Non-Pooled Component) will be distributed to the holders of the Class X-B certificates.

As described above, if Exchangeable Certificates are converted in exchange for Class EC certificates, any Yield Maintenance Charges that otherwise would have been distributable to such converted Exchangeable Certificates had they not been converted will be distributed to such Class EC certificates.

Any Yield Maintenance Charges allocable in respect of the Class A-2FL/2FX regular interest will be allocated between the Class A-2FL certificates and Class A-2FX certificates, pro rata, in accordance with the respective class percentage interests; provided, however, that unless the swap counterparty has failed to make a payment when due under the swap contract (and such failure continues for one business day after notice from the Certificate Administrator) or the swap contract is terminated and no replacement swap contract has been entered into, Yield Maintenance Charges distributable in respect of the Class A-2FL/2FX regular interest and allocable in respect of the Class A-2FL certificates will be payable to the swap counterparty instead of to the holders of the Class A-2FL Certificates.

Any Yield Maintenance Charges allocable to the Non-Pooled Component will be distributed to the Class CSQ certificates.

For a description of Yield Maintenance Charges, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Assumed Final Distribution Date; Rated Final Distribution Date

The “Assumed Final Distribution Date” with respect to any class of certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Amount of that class of certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date with respect to each class of Offered Certificates will in each case be as follows:

Class Designation	Assumed Final Distribution Date
Class A-1	January 2019
Class A-2	April 2019
Class A-3	April 2021
Class A-4	April 2024
Class A-SB	December 2023
Class X-A	April 2024
Class X-B	April 2024
Class A-S	April 2024
Class B	April 2024
Class C	April 2024
Class EC	April 2024

The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to delinquencies, defaults or liquidations. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR prepayment rate and the Modeling Assumptions. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience.

The “Rated Final Distribution Date” for each class of Offered Certificates will be the Distribution Date in April 2047. See “Ratings” in this free writing prospectus.

Subordination; Allocation of Collateral Support Deficit

The rights of holders of the Subordinate Certificates and Class EC certificates to receive distributions of amounts collected or advanced on the mortgage loans (excluding, with respect to the Componentized

Mortgage Loan, the related Non-Pooled Component) will be subordinated, to the extent described in this free writing prospectus, to the rights of holders of the Senior Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest (and therefore, to the Class A-2FL and Class A-2FX certificates). Moreover, to the extent described in this free writing prospectus:

●	the rights of the holders of the Class NR certificates will be subordinated to the rights of the holders of the Class F certificates,

●	the rights of the holders of the Class F and Class NR certificates will be subordinated to the rights of the holders of the Class E certificates,

●	the rights of the holders of the Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Class D certificates,

●
the rights of the holders of the Class D, Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Class C certificates (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, to any related portion of the Class EC certificates),

●
the rights of the holders of the Class C (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class D, Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Class B certificates (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, to any related portion of the Class EC certificates),

●
the rights of the holders of the Class B (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class C (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class D, Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Class A-S certificates (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, to any related portion of the Class EC certificates), and

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the rights of the holders of the Class A-S (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class B (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class C (and, to the extent any Exchangeable Certificates have been converted in an exchange for Class EC certificates, any related portion of the Class EC certificates), Class D, Class E, Class F and Class NR certificates will be subordinated to the rights of the holders of the Senior Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest.

This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest of the full amount of all interest payable in respect of the Senior Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates (other than the Class A-2FL, Class A-2FX and Class A-S certificates) and the Class A-2FL/2FX regular interest of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates (other than the Class A-2FL, Class A-2FX and Class A-S certificates) and the Class A-2FL/2FX regular interest. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of more senior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more senior Exchangeable Certificates) of the full amount of interest payable in respect of those classes of certificates on each Distribution Date, and the ultimate receipt by the holders of more senior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more senior Exchangeable Certificates) of principal equal to the entire Certificate Balance of each of those classes as compared with more junior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more junior Exchangeable Certificates).

The protection afforded to the holders of more senior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more senior Exchangeable Certificates) by means of the subordination of more junior classes of Subordinate Certificates (including the Class EC certificates with respect to the components representing more junior Exchangeable Certificates) will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under “—Distributions” above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

On or after the Cross-Over Date, allocation of principal will be made to the Class A-1, Class A-2,  Class A-3, Class A-4 and Class A-SB certificates and the Class A-2FL/2FX regular interest (and therefore, to the Class A-2FL and Class A-2FX certificates) that are still outstanding, pro rata, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal on any Distribution Date will be made first, to the Class A-SB certificates until their Certificate Balance has been reduced to the Class A-SB Planned Principal Balance for the related Distribution Date, second, to the Class A-1 certificates until their Certificate Balance has been reduced to zero, third, to the Class A-2 certificates and the Class A-2FL/2FX regular interest, pro rata, based on their respective Certificate Balances until their respective Certificate Balances have been reduced to zero, fourth, to the Class A-3 certificates until their Certificate Balance has been reduced to zero, fifth, to the Class A-4 certificates until their Certificate Balance has been reduced to zero, and sixth, to the Class A-SB certificates until their Certificate Balance has been reduced to zero.

Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-2FL/2FX regular interest (and therefore, to the Class A-2FL and Class A-2FX certificates), for so long as they are outstanding, of the entire Principal Distribution Amount for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-2FL/2FX regular interest (and therefore, to the Class A-2FL and Class A-2FX certificates) at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-2FL/2FX regular interest, the percentage interest in the trust evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-2FL/2FX regular interest (and therefore, to the Class A-2FL and Class A-2FX certificates) will be decreased (with a corresponding increase in the percentage interest in the trust evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-2FL/2FX regular interest (and therefore, to the Class A-2FL and Class A-2FX certificates) by the Subordinate Certificates.

Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-2FL/2FX regular interest (and therefore, to the Class A-2FL and Class A-2FX certificates), the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class A-S certificates (and, with respect to converted portions of the Class A-S certificates, passed through to the Class EC certificates), the Class B certificates (and, with respect to converted portions of the Class B certificates, passed through to the Class EC certificates), the Class C certificates (and, with respect to converted portions of the Class C certificates, passed through to the Class EC certificates), the Class D certificates, the Class E certificates, the Class F certificates and the Class NR certificates, in that order, for so long as they are outstanding, will provide a similar, but diminishing benefit to those certificates (other than to Class NR certificates) as to the relative amount of subordination afforded by the outstanding classes of certificates with later sequential designations.

On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date and the allocation of Certificate Deferred Interest for such date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans (or, with respect to the Componentized Mortgage Loan, the related Pooled Component) that were used to reimburse the master servicer, the special servicer or the trustee from general collections of principal on the mortgage loans (or, with respect to the Componentized Mortgage Loan, the related Pooled Component) for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans, including any REO Loans (but in each case, excluding any portion allocable to any related Non-Pooled Component or Companion Loan) expected to be outstanding immediately following that Distribution Date is less than (ii) the then aggregate Certificate Balance of the Principal Balance Certificates (calculated without regard to any exchange and conversion of the Exchangeable Certificates for Class EC certificates) (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest after giving effect to distributions of principal on that Distribution Date and the allocation of Certificate Deferred Interest (any such deficit, a “Collateral Support Deficit”).  The certificate administrator will be required to allocate any Collateral Support Deficit among the respective classes of Principal Balance Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest in the following order:  to the Class NR certificates, Class F certificates, Class E certificates, Class D certificates, Class C certificates (without regard to the exchange and conversion of the Exchangeable Certificates for Class EC certificates), Class B certificates (without regard to the exchange and conversion of the Exchangeable Certificates for Class EC certificates) and Class A-S certificates (without regard to the exchange and conversion of the Exchangeable Certificates for Class EC certificates), and in each case in respect of and until the remaining Certificate Balance of that class of certificates has been reduced to zero.  Following the reduction of the Certificate Balances of all classes of Subordinate Certificates and Class EC certificates to zero, the certificate administrator will be required to allocate the Collateral Support Deficit among the classes of Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-2FL/2FX regular interest (and therefore to the Class A-2FL and Class A-2FX certificates), pro rata without regard to the Class A-SB Planned Principal Balance (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-2FL/2FX regular interest have been reduced to zero. Any Collateral Support Deficit allocated to a class of certificates will be allocated among the respective certificates of such class in proportion to the Percentage Interests evidenced by the respective certificates.

With respect to each Distribution Date, the certificate administrator will be required to allocate any Collateral Support Deficit allocated to the Class A-2FL/2FX regular interest on such Distribution Date to the Class A-2FL and Class A-2FX certificates, pro rata, based upon their respective percentage interests immediately prior to such Distribution Date.

Class CSQ Collateral Support Deficits with respect to the Componentized Mortgage Loan will be allocated, pro rata, to the Non-Pooled Component and the Pooled Component, up to their respective principal balances, with any such amounts allocated to the Pooled Component reducing the Stated Principal Balance of the related mortgage loan for purposes of the above calculation of Collateral Support Deficit.  Class CSQ Collateral Support Deficits allocated to the Non-Pooled Component of the Componentized Mortgage Loan will be applied to reduce the Certificate Balance of the Class CSQ certificates.

“Class CSQ Collateral Support Deficits” with respect to any Distribution Date means the amount, if any, by which the aggregate Stated Principal Balance of the Pooled Component and the Non-Pooled Component after giving effect to distributions made on such Distribution Date exceeds the Stated Principal Balance of the Componentized Mortgage Loan immediately following the Determination Date preceding such Distribution Date.

Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class R certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the

classes of Class X Certificates may be reduced if the related classes of Principal Balance Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest are reduced by such loan losses or such Collateral Support Deficits.

In the event that all or a portion of the Exchangeable Certificates are converted in an exchange for the Class EC certificates, such Class EC certificates will be entitled to the sum of the principal and interest and other amounts otherwise distributable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates and will similarly be allocated the Collateral Support Deficit and other shortfalls otherwise allocable to the Class A-S, Class B and Class C certificates that are converted in an exchange for such Class EC certificates. As a result, the Class EC certificates will have the benefit of the subordination afforded the underlying Exchangeable Certificates and will be subject to the corresponding risks and limitations that subordination of a related component Class of Exchangeable Certificates entails.

In general, Collateral Support Deficits with respect to the Offered Certificates could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans (or Pooled Component in the case of the Componentized Mortgage Loan), including as a result of defaults and delinquencies on the related mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the special servicer of any compensation as described in “Transaction Parties—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the certificate administrator or trustee as described under “Transaction Parties—Trustee and the Certificate Administrator” in this free writing prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under “Material Federal Income Tax Consequences” in this free writing prospectus and “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

A class of certificates and the Class A-2FL/2FX regular interest will be considered outstanding until its Certificate Balance or Notional Amount is reduced to zero (without regard to the exchange and conversion of the Exchangeable Certificates for Class EC certificates); provided that in any event the Class NR certificates will be considered outstanding so long as holders of such certificates are entitled to receive Excess Interest.  However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a class of Principal Balance Certificates (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest (and correspondingly, the Class A-2FL and Class A-2FX certificates) in accordance with the payment priorities set forth in “—Distributions—Priority” above.  Reimbursements of any previously allocated Class CSQ Collateral Support Deficits allocated to the Class CSQ certificates will be reimbursed in a similar manner.

Advances

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, and are not credit support for the certificates and will not act to guarantee or insure against losses on the mortgage loans or otherwise. On the business day immediately preceding each Distribution Date (the “Master Servicer Remittance Date”), the master servicer will be obligated, unless determined to be non-recoverable as described below, to make advances (each, a “P&I Advance”) out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described below) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans (including the Non-Serviced Mortgage Loans and including the Non-Pooled Component) and any REO Loan (other than any portion of an REO Loan related to a Companion Loan) during the related Due Period and not received as of the business day preceding the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the Master Servicer Remittance Date (including any REO Loan (other than any portion of an REO Loan related to a Companion Loan) as to which the balloon payment would have been past due) and each REO Loan (other than any portion of an REO Loan related to a Companion Loan), an amount equal to its Assumed Scheduled Payment. The master servicer’s obligations to make P&I Advances in respect of any mortgage loan (including the Non-Serviced Mortgage Loans and including the Non-Pooled Component) or REO Loan (other than any portion of a REO Loan related to a Companion Loan) will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related Due Date has passed and any applicable grace period has expired or if the related Periodic Payment is received after the Determination Date but on or prior to the Master Servicer Remittance Date. To the extent that the master servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the trustee will be required to make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

Neither the master servicer nor the trustee will be required to make a P&I Advance for a balloon payment, default interest, late payment charges, Yield Maintenance Charges, prepayment premiums or Excess Interest or with respect to any Companion Loan.

In addition, neither the master servicer nor the trustee will make any P&I Advance with respect to any amounts due to be paid by the swap counterparty for distribution to the Class A-2FL certificates.

If an Appraisal Reduction has been made with respect to any mortgage loan (or, in the case of a Non-Serviced Whole Loan, an appraisal reduction has been made in accordance with the related Other PSA and the master servicer has notice of such Appraisal Reduction) and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion, if any, of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction (or, in the case of any Whole Loan, the portion of such Appraisal Reduction allocated to the related mortgage loan), if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

Any Appraisal Reduction in respect of the Componentized Mortgage Loan will be allocated, pro rata between the related Non-Pooled Component and the related Pooled Component based upon their respective Stated Principal Balances.

In no event will either the master servicer or the trustee be required to make a P&I Advance with respect to any Companion Loan.

In addition to P&I Advances, the master servicer will also be obligated (subject to the limitations described in this free writing prospectus), to make advances (“Servicing Advances” and, collectively with P&I Advances, “Advances”) in connection with the servicing and administration of any mortgage loan or Whole Loan (other than the Non-Serviced Whole Loans), as applicable, in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the master servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the trustee has received notice or otherwise has actual knowledge of this failure, the trustee will be required to make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.  However, none of the master servicer, special servicer or the trustee will make any Servicing Advance in connection with the exercise of any cure rights or purchase rights granted to the holder of a Companion Loan under the related intercreditor agreement.

The special servicer will have no obligation to make any Servicing Advances; provided, that in an urgent or emergency situation requiring the making of a Servicing Advances, the special servicer may make such Servicing Advance,  and the master servicer will be required to reimburse the special servicer for such Advance (with interest on that Advance) within a specified number of days as set forth in the Pooling and Servicing Agreement, unless such Advance is determined to be nonrecoverable by the master servicer in its reasonable judgment (in which case it will be reimbursed out of the collection account). Once the Special Servicer is reimbursed, the master servicer will be deemed to have made such Servicing Advance as of the date made by the special servicer, and will be entitled to reimbursement with interest on that Advance in accordance with the terms of the Pooling and Servicing Agreement.

The master servicer, the special servicer or the trustee, as applicable, will be entitled to recover (a) any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (or, consistent with the related intercreditor agreement, a Serviced Whole Loan) as to which such Servicing Advance was made, and (b) any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan as to which such P&I Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan (“Related Proceeds”). Notwithstanding the foregoing, none of the master servicer, the special servicer or the trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a “Nonrecoverable Advance”).

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from any other collections). The master servicer and trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer but such determination will not be binding on the master servicer or the trustee.  Amounts payable in respect of each Companion Loan pursuant to the related intercreditor agreement will not be available for distributions on the certificates or for the reimbursement of Nonrecoverable Advances of principal or interest with respect to the related mortgage loan (except as permitted by the related intercreditor agreement with respect to the Subordinate Companion Loan), but will be available, in accordance with the Pooling and Servicing Agreement and related intercreditor agreement, for the reimbursement of any Servicing Advances with respect to the related Serviced Whole Loan. If a Servicing Advance by the master servicer or special servicer (or trustee, as applicable) on a Serviced Whole Loan becomes a Nonrecoverable Advance and the master servicer, the special servicer or the trustee, as applicable, is unable to recover such amounts from related proceeds or the related Companion Loan, as applicable, the master servicer, the special servicer or the trustee (as applicable) will be permitted to recover such Nonrecoverable Advance (including interest thereon) out of general funds on deposit in the Certificate Account.  Any Nonrecoverable Advances (including interest on those Advances) with respect to the Componentized Mortgage Loan will be permitted to be recovered out of general funds on deposit in the Certificate Account in the same manner as described above.

If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party as an accommodation may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months (provided that any such deferral exceeding 6 months will require, prior to the occurrence and continuance of any Control Event, the consent of the Directing Certificateholder) and any election to so defer will be deemed to be in accordance with the Servicing Standard; provided that no such deferral may occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement.

In connection with a potential election by the master servicer or the trustee to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance during the one month collection period ending on the related Determination Date for any Distribution Date, the master servicer or the trustee will be authorized to wait for principal collections on the mortgage loans to be received until the end of such collection period before making its determination of whether to refrain from the reimbursement of all or a portion of a particular Nonrecoverable Advance; provided, however, that if, at any time the master servicer or the trustee, as applicable, elects, in its sole discretion, not to refrain from obtaining such reimbursement or otherwise determines that the reimbursement of a Nonrecoverable Advance during a one month collection period will exceed the full amount of the principal portion of general collections deposited in the Certificate Account for such Distribution Date, then the master servicer or the trustee, as applicable, will be required to use its reasonable efforts to give the 17g-5 Information Provider 15 days’ notice of such determination for posting on the 17g-5 Information Provider’s website, unless extraordinary circumstances make such notice impractical, and thereafter will be required to deliver copies of such notice to the Rating Agencies. Notwithstanding the foregoing, failure to give such notice will in no way affect the master servicer’s or the trustee’s election whether to refrain from obtaining such reimbursement.

Each of the master servicer, the special servicer and the trustee will be entitled to recover any Advance that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, together with interest on that Advance, a “Workout-Delayed Reimbursement Amount”) out of principal collections on the mortgage loans in the Certificate Account; provided that, neither the master servicer, special servicer nor the trustee will be entitled to recover any Workout-Delayed Reimbursement Amount in respect of any mortgage loan from any collections allocable to the Non-Pooled Component, other than, in that case, any Workout-Delayed Reimbursement Amounts for the Componentized Mortgage Loan.

Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter will be recoverable as any other Nonrecoverable Advance; provided that, neither the master servicer nor the trustee will be entitled to recover any Nonrecoverable Advance made in respect of any mortgage loan from any collections allocable to the Non-Pooled Component, other than any Nonrecoverable Advance for the Componentized Mortgage Loan.

In addition, the special servicer may, at its option (with respect to any specially-serviced mortgage loan, in consultation with, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance, and if it makes such a determination, must deliver to the master servicer (and, with respect to a Serviced Mortgage Loan, to any master servicer or special servicer under the pooling and servicing agreement governing any trust into which the related Serviced Pari Passu Companion Loan is deposited, and, with respect to any Non-Serviced Mortgage Loan, the related master servicer under the related Other PSA), the certificate administrator, the trustee, the senior trust advisor and the 17g-5 Information Provider notice of such determination, which determination may be conclusively relied upon by, but will not be binding upon, the master servicer and the trustee; however, the special servicer will have no such obligation to make an affirmative determination that any P&I Advance or Servicing Advance is, or would be, recoverable, and in the absence of a determination by the special servicer that such an Advance is non-recoverable, each such decision will remain with the master servicer. If the special servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance or Servicing Advance is non-recoverable, the master servicer will have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed P&I Advance or Servicing Advance is non-recoverable.  With respect to any Non-Serviced Whole Loan, if any servicer in connection with a securitization of the related  Non-Serviced Pari Passu Companion Loan determines that a P&I Advance with respect to the related Non-Serviced Pari Passu Companion Loan, if made, would be non-recoverable, such determination will not be binding on the master servicer and the trustee as it relates to any proposed P&I Advance with respect to the related Non-Serviced Mortgage Loan.  Similarly, with respect to any Non-Serviced Mortgage Loan, if the master servicer or the special servicer determines that any P&I Advance with respect to such Non-Serviced Mortgage Loan, if made, would be non-recoverable, such determination will not be binding on the related master servicer and related trustee as it relates to any proposed P&I Advance with respect to any related Non-Serviced Pari Passu Companion Loan.  In making such non-recoverability determination, such person will be entitled to consider (among other things): (a) the obligations of the borrower under the terms of the related mortgage loan or Companion Loan as it may have been modified, (b) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (c) estimated future expenses, and (d) estimated timing of recoveries, and will be entitled to give due regard to the existence of any Nonrecoverable Advances which, at the time of such consideration, the recovery of which are being deferred or delayed by the master servicer, in light of the fact that Related Proceeds are a source of recovery not only for the Advance under consideration but also a potential source of recovery for such delayed or deferred Advance. In addition, any such person may update or change its recoverability determinations (but not reverse any other person’s determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph will be conclusive and binding on the Certificateholders, and may be conclusively relied upon by, but is not binding upon, the master servicer and the trustee. The master servicer and the trustee will be entitled to rely conclusively on any non-recoverability determination of the special servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders.

No P&I Advances will be made by the master servicer or the trustee with respect to delinquent amounts in respect of monthly payments or the balloon payments due on any Companion Loan.  No Servicing Advances will be made with respect to any Serviced Whole Loan if the related mortgage loan is no longer part of the trust or if such Serviced Whole Loan is no longer serviced by the trust and no Servicing Advances will be made for any Non-Serviced Whole Loan. Any requirement of the master servicer or the trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans or the related Companion Loan.

In connection with its recovery of any Advance, each of the master servicer, the special servicer and the trustee will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest at the Prime Rate (the “Reimbursement Rate”) accrued on the amount of the Advance from the date made to, but not including, the date of reimbursement. Neither the master servicer nor the trustee will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The “Prime Rate” will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

Each Statement to Certificateholders furnished or made available by the certificate administrator to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

Appraisal Reductions

After an Appraisal Reduction Event has occurred with respect to a mortgage loan (other than the Non-Serviced Mortgage Loans), any related Serviced Pari Passu Companion Loan or  Serviced Whole Loan, an Appraisal Reduction is required to be calculated. An “Appraisal Reduction Event” will occur on the earliest of:

(1)           120 days after an uncured delinquency (without regard to the application of any grace period), other than any uncured delinquency in respect of a balloon payment, occurs in respect of the mortgage loan or a related Companion Loan, as applicable;

(2)           the date on which a reduction in the amount of Periodic Payments on the mortgage loan or a related Companion Loan, as applicable or a change in any other material economic term of the mortgage loan or a related Companion Loan, as applicable, (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan or a related Companion Loan, as applicable, by the special servicer;

(3)           30 days after the date on which a receiver has been appointed for the Mortgaged Property;

(4)           30 days after the date on which a borrower declares bankruptcy (and not otherwise dismissed within such time);

(5)           60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

(6)           90 days after an uncured delinquency occurs in respect of a balloon payment with respect to such mortgage loan or related Companion Loan, except where a refinancing is anticipated within 120 days after the maturity date of the mortgage loan and related Companion Loan in which case 120 days after such uncured delinquency; and

(7)           immediately after a mortgage loan or related Companion Loan becomes an REO Loan;

provided, however, that the 30 day period referenced in clauses (3) and (4) above will not apply if the related mortgage loan is a Specially Serviced Mortgage Loan.

No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all classes of Pooled Certificates (other than the Class A-1, Class A-2, Class A-2FL, Class A-2FX, Class A-3, Class A-4 and Class A-SB certificates) has been reduced to zero.

The “Appraisal Reduction” for any Distribution Date and for any mortgage loan (other than a Non-Serviced Mortgage Loan), or any Serviced Whole Loan as to which any Appraisal Reduction Event has occurred, will be an amount, calculated by the special servicer, based upon the value determined by the special servicer (and, prior to the occurrence of a Consultation Termination Event, in consultation with the Directing Certificateholder and, after the occurrence and during the continuance of a Control Event, in consultation with the Senior Trust Advisor), as of the first Determination Date that is at least 10 business days following the date the special servicer receives an appraisal or conducts a valuation described below, equal to the excess of (a) the Stated Principal Balance of that mortgage loan or Serviced Whole Loan, as the case may be, over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals obtained by the special servicer with respect to that mortgage loan or Serviced Whole Loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the master servicer as an Advance), or (B) by an internal valuation performed by the special servicer with respect to any mortgage loan together with any other mortgage loan cross-collateralized with such mortgage loan with an outstanding principal balance less than $2,000,000, minus with respect to any MAI appraisals such downward adjustments as the special servicer may make (without implying any obligation to do so) based upon its review of the appraisals and any other information it deems relevant, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan or Serviced Whole Loan as of the date of calculation over (2) the sum as of the Due Date occurring in the month of the date of determination of (x) to the extent not previously advanced by the master servicer or the trustee, all unpaid interest due on that mortgage loan or Serviced Whole Loan at a per annum rate equal to the Mortgage Rate, (y) all P&I Advances on the related mortgage loan or Serviced Whole Loan not reimbursed from the proceeds of such mortgage loan or Serviced Whole Loan and all Servicing Advances on the related mortgage loan or Serviced Whole Loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan or Serviced Whole Loan, and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid with respect to such mortgage loan or Serviced Whole Loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the master servicer, the special servicer or the trustee, as applicable).

Each Serviced Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction with respect to the mortgage loan and Companion Loan that comprise such Serviced Whole Loan.  Any Appraisal Reduction in respect of any Serviced Whole Loan will be allocated in accordance with the related intercreditor agreement or, if no allocation is specified in the related intercreditor agreement, then, pro rata, between the related mortgage loan and the related Pari Passu Companion Loan based upon their respective Stated Principal Balances, provided that, with respect to the Gumberg Retail Portfolio Whole Loan, all appraisal reductions will first be allocated to the Subordinate Companion Loan until reduced to zero, and then to the mortgage loan and Pari Passu Companion Loan, pro rata, based on their principal balances.  Any Appraisal Reduction or deemed Appraisal Reduction in respect of the Componentized Mortgage Loan will be allocated, pro rata between the Non-Pooled Component and the Pooled Component based upon their respective Stated Principal Balances.

The special servicer will be required to order an appraisal or conduct a valuation, promptly upon the occurrence of an Appraisal Reduction Event (other than with respect to the Non-Serviced Whole Loans). On the first Determination Date occurring on or after the tenth business day following the receipt of the MAI appraisal or the completion of the valuation, the special servicer will be required to calculate and report to the master servicer, the trustee, the certificate administrator, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, and, after the occurrence of a Control Event, the Senior Trust Advisor, the Appraisal Reduction, taking into account the results of such appraisal or valuation and receipt of information requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction.  Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related mortgage loan is a Specially Serviced Mortgage Loan).  In the event that the special servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the definition of Appraisal Reduction Event above, within 120 days (in the case of clause (1)) or 90 or 120 days (in the case of clause (6)), respectively, after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan (or Serviced Whole Loan) until an MAI appraisal is received by the special servicer and the Appraisal Reduction is calculated as of the first Determination Date that is at least ten (10) business days after the special servicer’s receipt of such MAI appraisal.  The master servicer will provide (via electronic delivery) the special servicer with information in its possession that is reasonably required to determine, redetermine, calculate or recalculate any Appraisal Reduction pursuant to its definition using reasonable efforts to deliver such information within four business days of the special servicer’s reasonable request (which request is required to be made promptly, but in no event later than 10 business days, after the special servicer’s receipt of the applicable appraisal or preparation of the applicable internal valuation); provided, however, that the special servicer’s failure to timely make such a request will not relieve the master servicer of its obligation to use reasonable efforts to provide such information to the special servicer within four business days following the special servicer’s reasonable request. The master servicer will not calculate Appraisal Reductions.

As a result of calculating one or more Appraisal Reductions (and, in the case of any Whole Loan, to the extent allocated in the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then outstanding (i.e., first to the Class NR certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates), then to the Class B certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates) and then to the Class A-S certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates)). The Class EC certificates will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been converted in an exchange for such Class EC certificates. As a result, any reduction in the amount of interest distributable to any converted Exchangeable Certificates due to the reduction of any P&I Advance described above will reduce the amount of interest distributable to the Class EC certificates. See “—Advances” above.

With respect to each mortgage loan (other than the Non-Serviced Mortgage Loans) and each Serviced Whole Loan as to which an Appraisal Reduction Event has occurred (unless the mortgage loan or Serviced Whole Loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect to that mortgage loan during the preceding three months (for such purposes taking into account any amendment or modification of such mortgage loan, any related Serviced Companion Loan or Serviced Whole Loan)), the special servicer is required (i) within 30 days of each annual anniversary of the related Appraisal Reduction Event and (ii) upon its determination that the value of the related Mortgaged Property has materially changed, to order an appraisal (which may be an update of a prior appraisal), the cost of which will be paid by the master servicer as a Servicing Advance (or to the extent it would be a Nonrecoverable Advance, an expense of the trust paid out of the Collection Account), or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation and receipt of information reasonably requested by the special servicer from the master servicer reasonably necessary to calculate the Appraisal Reduction, the special servicer is required to determine or redetermine, as applicable, and report to the master servicer, the trustee, the certificate administrator, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, and, after the occurrence of a Control Event, the Senior Trust Advisor, the calculated or recalculated amount of the Appraisal Reduction with respect to the mortgage loan or Serviced Whole Loan, as applicable.  Such report will also be forwarded to the holder of any related Companion Loan by the master servicer (or the special servicer if the related mortgage loan is a Specially Serviced Mortgage Loan).  Prior to the occurrence of a Consultation Termination Event, the special servicer will consult with the Directing Certificateholder (or, with respect to the Gumberg Retail Portfolio Whole Loan, the holder of the related Subordinate Companion Loan prior to a Control Appraisal Period), with respect to any appraisal, valuation or downward adjustment in connection with an Appraisal Reduction. Notwithstanding the foregoing, the special servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan or Serviced Whole Loan that is the subject of an Appraisal Reduction Event to the extent the special servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the special servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan or Serviced Whole Loan, provided that the special servicer is not aware of any material change to the Mortgaged Property, that has occurred that would affect the validity of the appraisal or valuation.

Each Non-Serviced Mortgage Loan is subject to the provisions in the related Other PSA relating to appraisal reductions that are substantially similar to the provisions described above. The existence of an appraisal reduction under the related Other PSA in respect of a Non-Serviced Mortgage Loan will proportionately reduce the master servicer’s or the trustee’s, as the case may be, obligation to make P&I Advances on that Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for distributions to the Certificateholders. Pursuant to the related Other PSA, each Non-Serviced Mortgage Loan will be treated as a single mortgage loan for purposes of calculating an appraisal reduction amount with respect to the loans that comprise such Non-Serviced Whole Loan.  Any appraisal reduction calculated with respect to a Non-Serviced Whole Loan will generally be allocated to the related Non-Serviced Mortgage Loans and the Non-Serviced Pari Passu Companion Loan(s), on a pro rata basis based upon their respective Stated Principal Balances.

Any mortgage loan (other than a Non-Serviced Mortgage Loan) or Serviced Whole Loan previously subject to an Appraisal Reduction that becomes a Corrected Mortgage Loan, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction, including with respect to each Non-Serviced Mortgage Loan under the related Other PSA.

For purposes of determining the Controlling Class, Appraisal Reductions allocated to a related mortgage loan (but not a Companion Loan, and with respect to Appraisal Reductions allocated to the Componentized Mortgage Loan, solely to the extent allocated to the Pooled Component) will be allocated to each class of Principal Balance Certificates in reverse sequential order to notionally reduce the Certificate Balance until the related Certificate Balances of each such class is reduced to zero (i.e., first to the Class NR certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates (determined without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates), then to the Class B certificates (determined without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates) and then to the Class A-S certificates (determined without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates)). With respect to any Appraisal Reduction calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

For purposes of determining control with respect to the Gumberg Retail Portfolio Whole Loan, Appraisal Reductions  will first be notionally allocated to the related Subordinate Companion Loan.

Any Control Eligible Certificates, the Certificate Balance of which (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of such class) has been reduced to less than 25% of its initial Certificate Balance, is referred to as an “Appraised-Out Class”. The holders of the majority (by Certificate Balance) of an Appraised-Out Class will have the right, at their sole expense, to require the special servicer to order a second appraisal of any mortgage loan (or Serviced Whole Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”). The special servicer will use its reasonable efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will ensure that such appraisal is prepared by an MAI appraiser. Upon receipt of such second appraisal, the special servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such second appraisal, any recalculation of the applicable Appraisal Reduction is warranted and, if so warranted will recalculate such Appraisal Reduction based upon such second appraisal. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each other Appraised-Out Class will, if applicable, have its related Certificate Balance notionally restored to the extent required by such recalculation of the Appraisal Reduction.

Any Appraised-Out Class for which the Requesting Holders are challenging the special servicer’s Appraisal Reduction determination may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class; the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

With respect to the Gumberg Retail Portfolio Whole Loan, the holder of the Subordinate Companion Loan may in certain circumstances post collateral to avoid a change of control as described in “Description of the Mortgage Pool—The Whole Loans—The Gumberg Retail Portfolio Whole Loan—General” in this free writing prospectus.

With respect to each Non-Serviced Mortgage Loan, the related controlling class representatives and directing certificateholders will be subject to provisions similar to those described above.  See “Servicing of the Mortgage Loans—Servicing of the Arundel Mills & Marketplace Mortgage Loan”, —Servicing of the 55 Broadway Mortgage Loan” and “—Servicing of the Marriott Anaheim Mortgage Loan” in this free writing prospectus.

Reports to Certificateholders; Certain Available Information

On each Distribution Date, the certificate administrator will be required to prepare and make available to any Certificateholder on its website pursuant to the Pooling and Servicing Agreement a statement (a “Statement to Certificateholders”) based in part upon information provided by the master servicer in accordance with the guidelines of CREFC® (or any successor organization reasonably acceptable to the trustee, the master servicer, the special servicer, the certificate administrator and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) setting forth, among other things:

(1)           the amount of the distribution on the Distribution Date to the holders of each class of certificates and the Class A-2FL/2FX regular interest in reduction of the Certificate Balance of the certificates and regular interest;

(2)           the amount of the distribution on the Distribution Date to the holders of each class of certificates allocable to Distributable Certificate Interest or loan-specific distributable interest, as applicable, and the Interest Distribution Amount for the Class A-2FL/2FX regular interest;

(3)           the aggregate amount of Advances made, with respect to the pool of Mortgage Loans, during the period from but not including the previous Distribution Date to and including such Distribution Date and details of P&I Advances as of the date such P&I Advances are required to be made;

(4)           the aggregate amount of compensation paid to the trustee and the certificate administrator, servicing compensation paid to the master servicer and the special servicer, the fees payable to the senior trust advisor and CREFC® Intellectual Property Royalty License Fees paid to CREFC®, in each case with respect to the Due Period for the Distribution Date;

(5)           the aggregate Stated Principal Balance of the mortgage loans, the Pooled Component, the Non-Pooled Component and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(6)           the aggregate amount of unscheduled payments received;

(7)           the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

(8)           the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 to 119 days (and for each 30-day period thereafter until liquidation), (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

(9)           the value of any REO Property (and, with respect to any Serviced Whole Loan, the trust’s interest in such Serviced Whole Loan)  included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

(10)         the Available Distribution Amount and the available distribution amounts for the Class CSQ certificates for the Distribution Date;

(11)         the accrued certificate interest or Class CSQ accrued certificate interest, as applicable, in respect of each class of certificates for such Distribution Date, separately identifying any Certificate Deferred Interest or Class CSQ certificate deferred interest, as applicable, for such Distribution Date allocated to such class of certificates;

(12)         the amount of the distribution on the Distribution Date to the holders of each class of certificates allocable to (A) Yield Maintenance Charges, (B) Excess Interest and (c) prepayment premiums;

(13)         the Pass-Through Rate for each class of certificates for the Distribution Date;

(14)         the Scheduled Principal Distribution Amount or Class CSQ scheduled principal distribution amount, as applicable, and Unscheduled Principal Distribution Amount or Class CSQ unscheduled principal distribution amount, as applicable, for the Distribution Date;

(15)         the Certificate Balance or Notional Amount, as the case may be, of each class of certificates and the Class A-2FL/2FX regular interest immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit or Loan-Specific Collateral Support Deficit, as applicable, on the Distribution Date and the aggregate amount of all reductions as a result of Collateral Support Deficits or Loan-Specific Collateral Support Deficit, as applicable, in respect of the Principal Balance Certificates and Class CSQ certificates to date and the Class A-2FL/2FX regular interest to date and, with respect to the Class EC certificates, the portion of such Certificates representing the Certificate Balance of the Class A-S, Class B and Class C certificates converted in an exchange for such Class EC certificates;

(16)         the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each class of certificates (other than the Residual Certificates) immediately following the Distribution Date;

(17)         (a) the amount of any Appraisal Reductions (including, with respect to any Serviced Whole Loan, the amount allocable to the related mortgage loan and any Serviced Companion Loan and, with respect to the Componentized Mortgage Loan, the amount allocable to the related Pooled Component and Non-Pooled Component) effected in connection with the Distribution Date on a loan-by-loan basis, (b) the total Appraisal Reduction effected in connection with such Distribution Date and (c) Appraisal Reductions allocable to the Pooled Certificates);

(18)         the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) on a loan-by-loan basis;

(19)         the amount of any remaining unpaid interest shortfalls for each class of certificates as of the Distribution Date;

(20)         a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) and the amount and the type of principal prepayment occurring;

(21)         a loan-by-loan listing of any mortgage loan that was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(22)         all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the Master Servicer Remittance Date;

(23)         the amount of the distribution on the Distribution Date to the holders of the Residual Certificates;

(24)         the amount of the distribution on the Distribution Date to the holders of each class of Principal Balance Certificates, Class CSQ certificates, the Class EC certificates and the Class A-2FL/2FX regular interest in reimbursement of Collateral Support Deficit or Loan-Specific Collateral Support Deficit, as applicable;

(25)         the aggregate Stated Principal Balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

(26)         with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date) or prior to the related Determination Date (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the certificates) and (C) the amount of any Collateral Support Deficit allocated to the Principal Balance Certificates in connection with the liquidation and, with respect to the Class EC certificates, the portion of such Principal Balance Certificates representing the Certificate Balance of the Class A-S, Class B and Class C certificates converted in an exchange for such Class EC certificates;

(27)         with respect to any REO Property (including, with respect to any related Whole Loan, the trust fund’s interest in such Whole Loan) included in the trust as to which the special servicer determined, in accordance with the Servicing Standard, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the certificates) and (C) the amount of any realized loss or Collateral Support Deficit (and Class CSQ Collateral Support Deficit, if applicable), as applicable, allocated to the Principal Balance Certificates (and Class CSQ certificates, if applicable) in respect of the related REO Loan in connection with that determination and, with respect to the Class EC certificates, the portion of such Principal Balance Certificates representing the Certificate Balance of the Class A-S, Class B and Class C certificates converted in an exchange for such Class EC certificates;

(28)         the aggregate amount of interest on P&I Advances paid to the master servicer and the trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(29)         the aggregate amount of interest on Servicing Advances paid to the master servicer, the special servicer and the trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(30)         the then-current credit support levels for each class of certificates;

(31)         the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the Cut-off Date);

(32)         identification of any material modification, extension or waiver of a mortgage loan;

(33)         identification of any material breach of the representations and warranties given with respect to a mortgage loan by the applicable mortgage loan seller;

(34)         the amount of any Excess Interest actually received;

(35)         an itemized listing of any Disclosable Special Servicer Fees received by the special servicer or any of its affiliates with respect to the related Distribution Date;

(36)         LIBOR as calculated for the related Distribution Date;

(37)         the amount of any (A) payment by the swap counterparty under the swap contract with respect to the Class A-2FL certificates as a termination payment, (B) payment to any successor swap counterparty to acquire a replacement interest rate swap contract, and (C) collateral posted in connection with any rating agency trigger event; and

(38)         the amount of and identification of any payment on the Class A-2FL certificates.

Under the Pooling and Servicing Agreement, the master servicer is required to provide to the holders of any Companion Loan (or their designee including any master servicer or special servicer) certain other reports, copies and information relating to the related Serviced Whole Loan to the extent required under the related intercreditor agreement.

“Privileged Person” includes the depositor and its designees, the initial purchasers, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, the trustee, the certificate administrator, any additional servicer designated by the master servicer or the special servicer, the senior trust advisor, any affiliate of the senior trust advisor designated by the senior trust advisor, any holder of a Companion Loan who provides an Investor Certification, any person who provides the certificate administrator with an Investor Certification and any nationally recognized statistical rating organization within the meaning of Section 3(a)(62) of the Exchange Act (“NRSRO”), including any Rating Agency, that delivers a NRSRO Certification to the certificate administrator, which Investor Certification and NRSRO Certification may be submitted electronically via the certificate administrator’s website; provided, that in no event may a borrower, a manager of a Mortgaged Property, an affiliate, principal, partner, member, joint venture, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any of the foregoing or a mezzanine lender for which an event has occurred that would permit acceleration or who has commenced foreclosure proceedings be considered a Privileged Person. Prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be a Privileged Person.

“Investor Certification” means a certificate, substantially in the form attached to the Pooling and Servicing Agreement, representing (i) that such person executing the certificate is a Certificateholder, a beneficial owner of a certificate, a Companion Loan holder or a prospective purchaser of a certificate (or any investment advisor or manager of the foregoing), (ii) that such person is not a borrower, a manager of a Mortgaged Property, an affiliate of any of the foregoing or an agent, principal, partner, member, joint venturer, limited partner, employee, representative, director, trustee, advisor of or investor in or of any of the foregoing or a mezzanine lender who has commenced foreclosure proceedings and (iii) that such person has received a copy of the free writing prospectus and the prospectus.

“NRSRO Certification” means a certification (a) executed by an NRSRO or (b) provided electronically and executed by such NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website in favor of the 17g-5 Information Provider that states that such NRSRO is a Rating Agency as such term is defined in the Pooling and Servicing Agreement or that such NRSRO has provided the depositor with the appropriate certifications pursuant to paragraph (e) of Rule 17g-5 under the Exchange Act (“Rule 17g-5”), that such NRSRO has access to the depositor’s 17g-5 Information Provider’s website, and that such NRSRO will keep such information confidential except to the extent such information has been made available to the general public.

In the case of information furnished pursuant to clauses (1), (2), (11), (12), (15), (19), (23), (24), (34), (37) and (38) above, (i) the amounts will be expressed as a dollar amount in the aggregate for all certificates of each applicable class and per any definitive certificate and (ii) the Class EC certificates will receive such information allocable to the Class A-S, Class B and Class C exchanged for such Class EC certificates. In addition, within a reasonable period of time after the end of each calendar year, the certificate administrator is required to furnish to each person or entity who at any time during the calendar year was a holder of a certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the certificate administrator deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the certificate administrator will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the certificate administrator pursuant to any requirements of the Code as from time to time are in force.

Copies of each Statement to Certificateholders will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirements of the Exchange Act. The public also may read and copy any materials filed with the SEC at its Public Reference Room located at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Certain information concerning the mortgage loans and the certificates, including the Statements to Certificateholders, CREFC® reports and supplemental notices, may be provided by the certificate administrator to certain market data providers, such as Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc.,

BlackRock Financial Management, Inc., Interactive Data Corporation, CMBS.com and Markit, pursuant to the terms of the Pooling and Servicing Agreement.

Upon the reasonable request of any Certificateholder (or with respect to the Subordinate Companion Loan, the holder of such Subordinate Companion Loan) that is a Privileged Person identified to the master servicer’s reasonable satisfaction, the master servicer may provide (or forward electronically) (at the expense of such Certificateholder or holder of such Subordinate Companion Loan, as applicable) copies of any appraisals, operating statements, rent rolls and financial statements in the possession of the master servicer; provided that, in connection therewith, the master servicer may require a written confirmation executed by the requesting person substantially in such form as may be reasonably acceptable to the master servicer, generally to the effect that such person is a Certificateholder, Subordinate Companion Loan holder or a beneficial holder of book-entry certificates (or an investment advisor for a Certificateholder or a beneficial holder of book-entry certificates) and a Privileged Person and will keep such information confidential and will use such information only for the purpose of analyzing asset performance and evaluating any continuing rights the Certificateholder or holder of such Subordinate Companion Loan, as applicable) may have under the trust.

The Pooling and Servicing Agreement requires that the certificate administrator make available to Privileged Persons (provided that the free writing prospectus, Statements to Certificateholders and the SEC EDGAR filings referred to below will be made available to the general public) via the certificate administrator’s website, among other things, the following items, in each case to the extent prepared by or delivered to the certificate administrator:

(A)        The following documents, which will be made available under a tab or heading designated “deal documents”:

●
the final prospectus supplement and prospectus and any other disclosure document relating to the Offered Certificates, in the form most recently provided to the certificate administrator by the depositor or by any person designated by the depositor;

●	the Pooling and Servicing Agreement and any exhibits and any amendments to that agreement; and

●	the CREFC® loan setup file provided by the master servicer to the certificate administrator;

(B)        the following documents, which will be made available under a tab or heading designated “SEC EDGAR filings”:

●	any reports on Forms 10-D, 10-K and 8-K that have been filed by the certificate administrator with respect to the trust through the EDGAR system;

(C)        The following documents, which will be made available under a tab or heading designated “periodic reports”:

●	the Statements to Certificateholders;

●
certain information and reports specified in the Pooling and Servicing Agreement (including the collection of reports (other than the loan setup file) specified by CREFC® (or any successor organization reasonably acceptable to the certificate administrator and the master servicer) known as the “CREFC Investor Reporting Package®”) relating to the mortgage loans, to the extent that the certificate administrator receives such information and reports from the master servicer from time to time; and

●	the annual reports prepared by the senior trust advisor;

(D)        The following documents, which will be made available under a tab or heading designated “additional documents”:

●	summaries of Final Asset Status Reports;

●	property inspection reports; and

●	appraisals;

(E)        The following documents, which will be made available under a tab or heading designated “special notices”:

●	notice of any release based on an environmental release under the Pooling and Servicing Agreement;

●	notice of any waiver, modification or amendment of any term of any mortgage loan;

●	notice of final payment on the certificates;

●
all notices of the occurrence of any Servicer Termination Event received by the certificate administrator or any notice to Certificateholders of the termination of the master servicer or the special servicer;

●	any notice of resignation or termination of the master servicer or special servicer;

●	notice of resignation of the trustee or the certificate administrator, and notice of the acceptance of appointment by the successor trustee or the successor certificate administrator, as applicable;

●	any notice to Certificateholders of the senior trust advisor’s recommendation to replace the special servicer;

●	notice of resignation or termination of the senior trust advisor and notice of the acceptance of appointment by the successor senior trust advisor;

●	any notice of the termination of a sub-servicer;

●	officer’s certificates supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

●	any notice of the termination of the trust;

●	any assessment of compliance delivered to the certificate administrator; and

●	any Attestation Reports delivered to the certificate administrator;

(F)        The “Investor Q&A Forum”; and

(G)        Solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry”.

Any reports on Form 10-D filed by the certificate administrator will contain (i) the information required by Rule 15Ga-1(a) concerning all assets of the trust that were subject of a demand to repurchase or replace for breach of the related representations and warranties and (ii) a reference to the most recent Form ABS-15G filed by the depositor and the mortgage loan sellers, if applicable, and the SEC’s assigned “Central Index Key” for each such filer.

In addition, the certificate administrator will include (i) the identity of any mortgage loans permitting additional debt, identifying (A) the amount of any additional debt incurred during the related Due Period,

(B) the total DSCR calculated on the basis of the mortgage loan and such additional debt and (C) the aggregate loan-to-value ratio calculated on the basis of the mortgage loan and the additional debt in each applicable Form 10-D filed on behalf of the Issuing Entity and (ii) the beginning and ending account balances for each of the Securitization Accounts (for the applicable period) in each Form 10-D filed on behalf of the Issuing Entity.

The certificate administrator will be required to post on the certificate administrator’s website the Statements to Certificateholders and the reports included in the CREFC Investor Reporting Package® listed above on each Distribution Date. In addition, if the depositor directs the certificate administrator, and on terms acceptable to the certificate administrator, the certificate administrator will be required to make certain other information and reports related to the mortgage loans available through its internet website.

The certificate administrator will not make any representations or warranties as to the accuracy or completeness of any report, document or other information made available on the certificate administrator’s website and will assume no responsibility for any such report, document or other information, other than with respect to such reports, documents or other information prepared by the certificate administrator. In addition, the certificate administrator may disclaim responsibility for any information distributed by it for which it is not the original source.

In connection with providing access to the certificate administrator’s website (other than with respect to access provided to the general public in accordance with the Pooling and Servicing Agreement), the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance therewith.

The certificate administrator will make the “Investor Q&A Forum” available to Privileged Persons via the certificate administrator’s website under a tab or heading designated “Investor Q&A Forum”, where (i) Certificateholders and beneficial owners may (a) submit inquiries to the certificate administrator relating to the Statements to Certificateholders, (b) submit inquiries to the master servicer or the special servicer relating to servicing reports, the mortgage loans (excluding the Non-Serviced Mortgage Loans) or the related Mortgaged Properties or (c) submit inquiries to the senior trust advisor relating to annual reports prepared by the senior trust advisor or actions by the special servicer referenced in such annual reports, and (ii) Privileged Persons may view previously submitted inquiries and related answers. The certificate administrator will forward such inquiries to the appropriate person and, in the case of an inquiry relating to a Non-Serviced Mortgage Loan, to the applicable party under the related Other PSA. The certificate administrator, the master servicer, the special servicer or the senior trust advisor, as applicable, will be required to answer each inquiry, unless such party determines (i) the question is beyond the scope of the topics detailed above, (ii) that answering the inquiry would not be in the best interests of the trust fund and/or the Certificateholders, (iii) that answering the inquiry would be in violation of applicable law, the Pooling and Servicing Agreement (including requirements in respect of non-disclosure of Privileged Information) or the mortgage loan documents, (iv) that answering the inquiry would materially increase the duties of, or result in significant additional cost or expense to, the certificate administrator, the master servicer, the special servicer or the senior trust advisor, as applicable, (v) that answering the inquiry would require the disclosure of Privileged Information or (vi) that answering the inquiry is otherwise not advisable. In addition, no party will post or otherwise disclose any direct communications with the Directing Certificateholder as part of its responses to any inquiries.  In the case of an inquiry relating to a Non-Serviced Mortgage Loan, the certificate administrator is required to make reasonable efforts to obtain an answer from the applicable party under the related Other PSA; provided that the certificate administrator will not be responsible for the content of such answer, or any delay or failure to obtain such answer.  The certificate administrator will be required to post the inquiries and related answers, if any, on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement. The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the certificate administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and will not be deemed to be answers from any of the depositor, the underwriters or any of their respective affiliates. None of the underwriters, depositor, any of their respective affiliates or any other person will certify as to the accuracy of any of the information posted in the Investor Q&A Forum and no such person will have any responsibility or liability for the content of any such information.

The certificate administrator will make the “Investor Registry” available to any Certificateholder and beneficial owner that is a Privileged Person via the certificate administrator’s website. Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The certificate administrator’s internet website will initially be located at “www.ctslink.com”. Access will be provided by the certificate administrator to such persons upon receipt by the certificate administrator from such person of an Investor Certification or NRSRO Certification in the form(s) attached to the Pooling and Servicing Agreement, which form(s) will also be located on and submitted electronically via the certificate administrator’s internet website. The parties to the Pooling and Servicing Agreement will not be required to provide that certification. In connection with providing access to the certificate administrator’s internet website, the certificate administrator may require registration and the acceptance of a disclaimer. The certificate administrator will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. The certificate administrator will make no representations or warranties as to the accuracy or completeness of such documents and will assume no responsibility for them. In addition, the certificate administrator may disclaim responsibility for any information distributed by the certificate administrator for which it is not the original source. Assistance in using the certificate administrator’s internet website can be obtained by calling the certificate administrator’s customer service desk at 866-846-4526.

The certificate administrator is responsible for the preparation of tax returns on behalf of the trust and the preparation of monthly reports on Form 10-D (based on information included in each monthly Statement to Certificateholders and other information provided by other transaction parties) and annual reports on Form 10-K and certain other reports on Form 8-K that are required to be filed with the SEC on behalf of the trust.

“17g-5 Information Provider” means the certificate administrator.

“CREFC®” means the Commercial Real Estate Finance Council.

The Pooling and Servicing Agreement will require the master servicer, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the master servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the master servicer, to any Privileged Person so identified by a Certificate Owner or an underwriter, that requests reports or information. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information (which such amounts in any event are not reimbursable as additional trust fund expenses), except that, other than for extraordinary or duplicate requests, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of certificates will be available to Certificate Owners of certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the master servicer, the special servicer, the trustee, the certificate administrator and the depositor are required to recognize as Certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar. The initial registered holder of the certificates will be Cede & Co., as nominee for DTC.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, the voting rights for the certificates (the “Voting Rights”) will be allocated among the respective classes of Certificateholders as follows:  (1) 2% in the case of the Class X Certificates (allocated, pro rata, among the Class X-A, Class X-B and Class X-C certificates based upon their Notional Amounts as of the date of determination) and (2) in the case of any other class of Regular Certificates (other than the Class X Certificates), a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and senior trust advisor as described in this free writing prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reductions allocated to the certificates) of the class (without giving effect to any exchange of the Exchangeable Certificates to Class EC certificates), in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance (and solely in connection with certain votes relating to the replacement of the special servicer and the senior trust advisor as described in this free writing prospectus, taking into account any notional reduction in the Certificate Balance for Appraisal Reductions allocated to the certificates) of the Regular Certificates (other than the Class X Certificates and without giving effect to any exchange of the Exchangeable Certificates to Class EC certificates), each determined as of the prior Distribution Date. The holders of the Class EC, Class A-2FL and Class A-2FX certificates who are not “United States persons” for federal income tax purposes will be required to irrevocably appoint a United States person to vote on any matters requiring the vote of such holders.  The Class CSQ and Class R certificates will not be entitled to any Voting Rights. Voting Rights allocated to a class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective certificates. In addition, if Exchangeable Certificates are exchanged for Class EC certificates, Certificateholders of such Class EC certificates will be entitled to exercise the Voting Rights that would otherwise be allocated to the Exchangeable Certificates converted for such Class EC certificates. Certificates registered in the name of or beneficially owned by the master servicer, the special servicer, the trustee, the certificate administrator, the depositor, any mortgage loan seller, a manager of a Mortgaged Property, a borrower or any affiliate of any of such persons will be subject to restrictions on the exercise of related Voting Rights as set forth in the definition of Certificateholder.

Termination; Retirement of Certificates

The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the certificate administrator on behalf of the trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan and REO Property (as applicable) subject to the Pooling and Servicing Agreement, (2) the voluntary exchange of all the then outstanding certificates (other than the Class R certificates) for the mortgage loans remaining in the trust (provided, however, that (a) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class A-S, Class B, Class C, Class EC and Class D certificates and the Class A-2FL/2FX regular interest are no longer outstanding, (b) there is only one holder (or multiple holders acting in unanimity) of the then outstanding certificates (other than the Class R certificates) and (c) the master servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given by the certificate administrator to each Certificateholder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). The final distribution will be made only upon surrender and cancellation of the certificates at the office of the certificate registrar or other location specified in the notice of termination.

The holders of the Controlling Class, the special servicer, the master servicer and the holders of the Class R certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund, (2) the aggregate fair market value of the trust fund’s portion of all

REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected by the master servicer and approved by certain classes of Certificates, (3) the reasonable out of pocket expenses of the master servicer related to such purchase, unless the master servicer is the purchaser, less (b) solely in the case where the master servicer is exercising such purchase right, the aggregate amount of unreimbursed Advances and unpaid Servicing Fees remaining outstanding and payable solely to the master servicer (which items will be deemed to have been paid or reimbursed to the master servicer in connection with such purchase) and (4) if the Mortgaged Property secures a Non-Serviced Mortgage Loan and is an REO Property under the terms of the related Other PSA, the pro rata portion of the fair market value of the related property, as determined by the related master servicer in accordance with clauses (2) and (3) above.  This purchase will effect early retirement of the then outstanding certificates, but the rights of the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates to effect the termination is subject to the requirements that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance and that the Class CSQ certificates are no longer outstanding. The voluntary exchange of Certificates (other than the Class R certificates), for the remaining mortgage loans is not subject to the 1% limit but is limited to each class of outstanding certificates being held by one Certificateholder who must voluntarily participate.

On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders, will be applied generally as described above under “—Distributions—Priority” in this free writing prospectus.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the certificates and would have an adverse effect on the yield of the Class X certificates, because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “Yield and Maturity Considerations” in this free writing prospectus.

SERVICING OF THE MORTGAGE LOANS

General

The servicing and administration of the mortgage loans (excluding the Non-Serviced Mortgage Loans) and any related REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans (excluding the Non-Serviced Mortgage Loans) and any REO Properties. Each Non-Serviced Mortgage Loan and any related REO Property will be serviced in accordance with the related Other PSA by the related master servicer and the related special servicer and according to the servicing standards provided for in the related Other PSA, which require, among other things, that the related master servicer and related special servicer attempt to maximize recovery on all portions of such Non-Serviced Whole Loan.  Except where the context otherwise indicates (such as with respect to P&I Advances), discussions in this free writing prospectus (in this section or in each other section of the free writing prospectus) regarding the servicing and administration of the mortgage loans should be deemed to include the servicing and administration of the Serviced Whole Loans (and the Pooled Component and Non-Pooled Component of the Componentized Mortgage Loan) but do not include the Non-Serviced Mortgage Loans and any related REO Properties, unless otherwise specifically stated. In connection with the servicing and administration of a Serviced Whole Loan pursuant to the terms of the Pooling and Servicing Agreement and the related intercreditor agreement, the master servicer and special servicer will be entitled to servicing compensation, without duplication, with respect to the related Companion Loan as well as the related mortgage loan as set forth in the related intercreditor agreement and the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement and any related intercreditor agreement and the terms of the Other PSA related to a Non-Serviced Whole Loan. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this free writing prospectus supersedes any contrary information set forth in the prospectus. See “Description of the Pooling Agreements” in the prospectus.

As to particular servicing matters, the discussion under this heading ‘‘Servicing of the Mortgage Loans” is applicable with respect to the 55 Broadway Whole Loan only while the Pooling and Servicing Agreement governs the servicing of the 55 Broadway Whole Loan (i.e., prior to the 55 Broadway Pari Passu Companion Loan Securitization Date).  As described under ‘‘Risk Factors—Potential Conflicts of Interest—The Servicing of the 55 Broadway Whole Loan Will Shift to Others” in this free writing prospectus, on and after the 55 Broadway Pari Passu Companion Loan Securitization Date, the related Whole Loan will be a Non-Serviced Whole Loan and will be serviced pursuant to the applicable Other PSA entered into in connection with such securitization, and the provisions of that Other PSA may be different than the terms of the Pooling and Servicing Agreement, although such Whole Loan will still be required to be serviced in compliance with the requirements of the related intercreditor agreement, which are described under “Description of the Mortgage Pool—The Whole Loans—The 55 Broadway Whole Loan” and “Servicing of the Mortgage Loans—Servicing of the 55 Broadway Mortgage Loan” in this free writing prospectus.

The master servicer (directly or through one or more sub-servicers) and the special servicer (directly or through one or more sub-servicers) will be required to service and administer the mortgage loans for which it is responsible. The master servicer and the special servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party sub-servicers (although the master servicer and the special servicer, as applicable, will remain primarily responsible for the servicing of those mortgage loans). Notwithstanding the foregoing, the special servicer may not enter into any Sub-Servicing Agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, prior to the occurrence and continuance of a Control Event, the consent of the Directing Certificateholder, except to the extent necessary for the special servicer to comply with applicable regulatory requirements.

The master servicer and the special servicer will each be required to service and administer the mortgage loans (excluding the Non-Serviced Mortgage Loans), Serviced Whole Loans and REO Properties (other than any REO Property related to a Non-Serviced Mortgage Loan), for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents, and in the case of a Serviced Whole Loan or any related mezzanine loan, the terms of the related intercreditor agreement and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the master servicer and the special servicer service and administer similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the master servicer or special servicer services and administers similar mortgage loans owned by the master servicer and the special servicer, in either case, with a view to the maximization of timely recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans and any related Serviced Companion Loans, as applicable, and the best interests of the trust and the Certificateholders (and, in the case of a Serviced Whole Loan, the holder of the related Companion Loan, taking into account the subordinate or pari passu nature of the related Companion Loan) as determined by the master servicer or the special servicer, as the case may be, in its reasonable judgment, in either case giving due consideration to the customary and usual standards of practice of prudent, institutional multifamily and commercial mortgage loan servicers, but without regard to any conflict of interest arising from:

(A)        any relationship that the master servicer or special servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any mortgage loan seller or any other party to the Pooling and Servicing Agreement;

(B)        the ownership of any certificate or, if applicable, any related mezzanine loan or any related Companion Loan by the master servicer or special servicer or any of its affiliates;

(C)       any obligation to make advances;

(D)       the master servicer’s or special servicer’s right to receive, or adequacy of, compensation for its services and reimbursement for its costs under the Pooling and Servicing Agreement or with respect to any particular transaction;

(E)       the ownership, servicing or management for others of any other mortgage loans, subordinate interests, subordinate debt, mezzanine loans or Mortgaged Properties by the master servicer or special servicer;

(F)        any option to purchase any mortgage loan or the related Companion Loan it may have; and

(G)       any debt that the master servicer or special servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the “Servicing Standard”).

The master servicer will be responsible initially for the servicing and administration of each of the mortgage loans (other than the Non-Serviced Mortgage Loans) and each Serviced Whole Loan. The master servicer will be required to transfer its servicing responsibilities to the special servicer with respect to any mortgage loan (including any related Companion Loan) or Serviced Whole Loan for which the master servicer is responsible for servicing:

(1)        as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; and in the case of a balloon payment, if the balloon payment is delinquent and the related borrower has not provided the master servicer, within 60 days of the related maturity date, with a written and fully executed (subject only to customary final closing conditions) written commitment for refinancing from an acceptable lender reasonably satisfactory in form and substance to the master servicer (and the master servicer will promptly forward such commitment to the special servicer), which provides that such refinancing will occur within 120 days of such related maturity date, provided that the mortgage loan (including any related Companion Loan) will become a Specially Serviced Mortgage Loan immediately if the related borrower fails to diligently pursue such financing or to pay any Assumed Scheduled Payment on the related due date (subject to any applicable grace period) at any time before the refinancing or, if such refinancing does not occur, the related mortgage loan (including any related Companion Loan) will become a Specially Serviced Mortgage Loan at the end of such 120-day period (or for such shorter period beyond the date on which the related balloon payment was due within which the refinancing is scheduled to occur pursuant to the commitment for refinancing or on which such commitment terminates);

(2)        as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of a Serviced Whole Loan or a mortgage loan with an associated mezzanine loan, the holder of the related Companion Loan or mezzanine debt cures such delinquency);

(3)        as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan (including any related Companion Loan) will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

(4)        as to which the master servicer or special servicer has received notice of the foreclosure or proposed foreclosure of any lien other than the Mortgage on the Mortgaged Property;

(5)        as to which, in the judgment of the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder), as applicable, a payment default is imminent or reasonably foreseeable and is not likely to be cured by the borrower within 60 days;

(6)        as to which a default that the master servicer or special servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (and, with respect to any Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loan, as the case may be), has occurred and remains unremediated for the applicable grace period specified in the mortgage loan or related Companion Loan documents, other than in certain circumstances the failure to maintain terrorism insurance (or if no grace period is specified for events of default that are capable of cure, 60 days); or

(7)        as to which the master servicer or special servicer (and, in the case of the special servicer, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) determines that (i) a default (other than as described in clause (5) above) under the mortgage loan or related Companion Loan is imminent or reasonably foreseeable, (ii) such default will materially impair the value of the corresponding Mortgaged Property as security for the mortgage loan or related Companion Loan (if any) or otherwise materially adversely affect the interests of Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans, as the case may be), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or related Companion Loan, as applicable, or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan or related Companion Loan); provided that any determination that a special servicing transfer event has occurred under this clause (7) with respect to any mortgage loan or related Companion Loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (and, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder) as described under “—Maintenance of Insurance” below.

However, the master servicer will be required to continue to (w) receive payments on the mortgage loans (and any related Serviced Companion Loan) (including amounts collected by the special servicer), (x) make certain calculations with respect to the mortgage loans and any related Serviced Companion Loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loans and any related Serviced Companion Loan and (z) receive the Servicing Fee in respect of the mortgage loans (including any related Serviced Companion Loan, if applicable) at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (and any related Serviced Companion Loan) (upon acquisition, an “REO Property”) whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the special servicer will continue to be responsible for its operation and management. The mortgage loans (including each Serviced Companion Loan, but excluding the Non-Serviced Whole Loans) serviced by the special servicer and any mortgage loans (including each Serviced Whole Loan, but excluding the Non-Serviced Whole Loans) that have become REO Properties are referred to in this free writing prospectus collectively as the “Specially Serviced Mortgage Loans”. If any Serviced Companion Loan becomes specially serviced, then the related mortgage loan will also become a Specially Serviced Mortgage Loan. If any mortgage loan becomes a Specially Serviced Mortgage Loan, then the related Serviced Companion Loan will also become a Specially Serviced Mortgage Loan. The master servicer will have no responsibility for the performance by the special servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is or becomes a cross-collateralized mortgage loan and is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan.

If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least three consecutive Periodic Payments (provided that no additional event of default is foreseeable in the reasonable judgment of the special servicer and no other event or circumstance exists that causes such mortgage loan or Companion Loan to otherwise constitute a Specially Serviced Mortgage Loan), the special servicer will be required to return servicing of such Specially Serviced Mortgage Loan (a “Corrected Mortgage Loan”) to the master servicer.

The special servicer will be required to prepare a report (an “Asset Status Report”) for each mortgage loan (other than a Non-Serviced Mortgage Loan) and, if applicable, any Serviced Whole Loan that becomes a Specially Serviced Mortgage Loan not later than 60 days after the servicing of such mortgage loan is transferred to the special servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder (but only prior to the occurrence of a Consultation Termination Event), the senior trust advisor (but only after the occurrence and during the continuance of a Control Event), the certificate administrator, the master servicer and the trustee and, with respect to the related Serviced Companion Loan, the holder of the related Serviced Companion Loan (unless, with respect to the holder of a Subordinate Companion Loan, such holder is subject to a Control Appraisal Period), and the 17g-5 Information Provider. After it receives such report, the 17g-5 Information Provider will be required to post such report to the 17g-5 Information Provider’s website. Prior to the occurrence and continuance of a Control Event, if the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. In addition, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the special servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the Certificateholders. If, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder disapproves the Asset Status Report and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. Prior to the occurrence and continuance of a Control Event, the special servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above, until the Directing Certificateholder’s approval is no longer required or until the special servicer makes a determination that the objection is not in the best interests of the Certificateholders.

With respect to the Gumberg Retail Portfolio Whole Loan, the rights set forth in the preceding paragraph will be exercised by the holder of the related Subordinate Companion Loan prior to a Control Appraisal Period.

In addition, the special servicer will be required to deliver a summary of each Final Asset Status Report in accordance with the Pooling and Servicing Agreement and any related intercreditor agreement, to the certificate administrator. Upon receipt of such summary, the certificate administrator will be required to post such summary on its website.

A “Final Asset Status Report”, with respect to any Specially Serviced Mortgage Loan, means each related Asset Status Report, together with such other data or supporting information provided by the special servicer to the Directing Certificateholder or holder of the Subordinate Companion Loan, as applicable, in each case, which does not include any communication (other than the related Asset Status Report) between the special servicer and Directing Certificateholder or Subordinate Companion Loan holder with respect to such Specially Serviced Mortgage Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless, prior to a Control Event, or Control Appraisal

Period, as applicable, the Directing Certificateholder or Subordinate Companion holder, as applicable, has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent or has been deemed to have approved or consented to such action or the Asset Status Report is otherwise implemented by the special servicer in accordance with the terms of the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event but prior to the occurrence of a Consultation Termination Event, each of the Directing Certificateholder and the senior trust advisor will be entitled to consult with the special servicer and propose alternative courses of action and provide other feedback in respect of any Asset Status Report.  After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no right to consult with the special servicer with respect to the Asset Status Reports and the special servicer will only be obligated to consult with the senior trust advisor with respect to any Asset Status Reports as described above.  The special servicer may choose to revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the senior trust advisor or the Directing Certificateholder during the applicable periods described above, but is under no obligation to follow any particular recommendation of the senior trust advisor or the Directing Certificateholder.

The Directing Certificateholder

Except as described in this free writing prospectus regarding the mortgage loans, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder will be entitled to advise (1) the special servicer, with respect to all Specially Serviced Mortgage Loans, (2) the special servicer, with respect to non-Specially Serviced Mortgage Loans, as to all matters for which the master servicer must obtain the consent or deemed consent of the special servicer, and (3) the special servicer, with respect to all mortgage loans for which an extension of maturity is being considered by the special servicer or by the master servicer, subject to consent or deemed consent of the special servicer.

Notwithstanding anything to the contrary contained in this free writing prospectus, with respect to the Gumberg Retail Portfolio Whole Loan, prior to the occurrence of a Control Appraisal Period with respect to the related Subordinate Companion Loan, the Directing Certificateholder will have no consent or consultation rights with respect to such Gumberg Retail Portfolio Whole Loan and any control and consultation rights will be held by the holder of the related Subordinate Companion Loan in accordance with the related intercreditor agreement. However, during a Control Appraisal Period with respect to the Gumberg Retail Portfolio Whole Loan (but prior to a Control Event or Consultation Termination Event), the Directing Certificateholder will have the same consent and consultation rights with respect to such Whole Loan as it does for the other mortgage loans in the trust.  For more information regarding the consent and consultation rights of the holders of the related Subordinate Companion Loan prior to a related Control Appraisal Period, see “Description of the Mortgage Pool—The Whole Loans—The Gumberg Retail Portfolio Whole Loan” in this free writing prospectus.

Except as otherwise described in the succeeding paragraphs below, (a) the master servicer will not be permitted to take any of the following actions (each, a “Major Decision”) unless it has obtained the consent of the special servicer and (b) with respect to any mortgage loan (other than the Non-Serviced Mortgage Loans) and any Serviced Whole Loan, prior to the occurrence and continuance of a Control Event, the special servicer will not be permitted to consent to the master servicer’s taking any of the following actions, nor will the special servicer itself be permitted to take any of the following actions, as to which the Directing Certificateholder has objected in writing within ten business days (or thirty (30) days with respect to clause (x) below) after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the master servicer or the special servicer, as applicable, within such ten-business-day (or 30 day) period, the Directing Certificateholder will be deemed to have approved such action):

(i)       any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

(ii)      any modification, consent to a modification or waiver of any monetary term (other than late fees and default interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a mortgage loan or any extension of the maturity date of such mortgage loan;

(iii)     any sale of a Defaulted Mortgage Loan and any related defaulted Companion Loan or REO Property (other than in connection with the termination of the trust as described under “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus) for less than the applicable Mortgage Loan Repurchase Price;

(iv)     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(v)      any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related mortgage loan and for which there is no lender discretion;

(vi)     any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a mortgage loan or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(vii)     any property management company changes (with respect to a mortgage loan with a principal balance greater than $2,500,000) or franchise changes (with respect to a mortgage loan for which the lender is required to consent or approve under the mortgage loan documents);

(viii)   any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan and for which there is no lender discretion;

(ix)     any determination of an Acceptable Insurance Default;

(x)      any exercise of a material remedy with respect to a mortgage loan following a default or event of default of such mortgage loan;

(xi)     any modification, consent to a modification or waiver of any material term of any intercreditor or similar agreement related to a mortgage loan, or any action to enforce rights with respect thereto; and

(xii)    any consent to incurrence of additional debt by a borrower or mezzanine debt by a direct or indirect parent of a borrower, to the extent the mortgagee’s approval is required under the related mortgage loan documents;

provided, however, that in the event that the special servicer or the master servicer (in the event the master servicer is otherwise authorized by the Pooling and Servicing Agreement to take such action), as applicable, determines that immediate action with respect to the foregoing matters (or any other matter requiring consent of the Directing Certificateholder prior to the occurrence and continuance of a Control Event in the Pooling and Servicing Agreement (or any matter requiring consultation with the Directing Certificateholder or the Senior Trust Advisor)) is necessary to protect the interests of the Certificateholders (and, with respect to a Serviced Whole Loan, the interest of the Certificateholders and the holders of the related Serviced Companion Loan), as a collective whole (taking into account the subordinate or pari passu nature of any Companion Loans, as the case may be), the master servicer or the special servicer, as the case may be, may take any such action without waiting for the Directing Certificateholder’s response (or without waiting to consult with the Directing Certificateholder or the Senior Trust Advisor, as the case may be), provided that the special servicer or master servicer, as applicable provides the Directing Certificateholder (or the Senior Trust Advisor, if applicable) with prompt written notice following such action including a reasonably detailed explanation of the basis for such action. The special servicer is not required to obtain the consent of the Directing Certificateholder for any of the foregoing actions upon the occurrence and during the continuance of a Control Event; provided, however, that after the occurrence and during the continuance of a Control Event, but prior to the occurrence of a Consultation Termination Event, the special servicer will be required to consult with the Directing Certificateholder in connection with any Major Decision (and such other matters that are subject to consultation rights of the Directing Certificateholder pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by the Directing Certificateholder in respect of such Major Decision.  In the event the special servicer receives no response from the Directing Certificateholder within 10 days following its written request for input on any required consultation, the special servicer will not be obligated to consult with the Directing Certificateholder on the specific matter; provided, however, that the failure of the Directing Certificateholder to respond will not relieve the special servicer from consulting with the Directing Certificateholder on any future matters with respect to the applicable mortgage loan or any other mortgage loan.  With respect to the Gumberg Retail Portfolio Whole Loan, the rights of the Directing Certificateholder listed above will be exercised, until the occurrence and continuance of an AB Control Appraisal Period, by the holder of the Subordinate Companion Loan.

In addition, after the occurrence and during the continuance of a Control Event (or, with respect to the Gumberg Retail Portfolio Whole Loan, after the occurrence and during the continuation of both a Control Event and related Control Appraisal Period), the special servicer will also be required to consult with the senior trust advisor in connection with any Major Decision (and such other matters that are subject to consultation rights of the senior trust advisor pursuant to the Pooling and Servicing Agreement) and to consider alternative actions recommended by the senior trust advisor in respect of such Major Decision, provided that such consultation is on a non-binding basis.  In the event the special servicer receives no response from the senior trust advisor within 10 days following the later of (i) its written request for input on any required consultation and (ii) delivery of all such additional information reasonably requested by the senior trust advisor related to the subject matter of such consultation, the special servicer will not be obligated to consult with the senior trust advisor on the specific matter; provided, however, that the failure of the senior trust advisor to respond will not relieve the special servicer from consulting with the senior trust advisor on any future matters with respect to the applicable mortgage loan or any other mortgage loan.

In addition, unless a Control Event has occurred and is continuing, the Directing Certificateholder may direct the special servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that the special servicer will not be required to take or refrain from taking any action pursuant to instructions or objections from the Directing Certificateholder that would cause it to violate applicable law, the related mortgage loan documents, any related intercreditor agreement, the Pooling and Servicing Agreement, including the Servicing Standard, or the REMIC Provisions, or expose the master servicer, the special servicer, the certificate administrator, the senior trust advisor, the trust fund or the trustee to liability, or materially expand the scope of responsibilities of the master servicer or the special servicer, as applicable, under the Pooling and Servicing Agreement or cause the master servicer or the special servicer, as applicable, to act, or fail to act, in a manner which in the reasonable judgment of the master servicer or the special servicer, as applicable, is not in the best interests of the Certificateholders (and, with respect to a Serviced Whole Loan, subject to the rights of the holders of the related Companion Loan as described under “Description of the Mortgage Pool—The Whole Loans” in this free writing prospectus).

With respect to the Non-Serviced Whole Loans, the Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights, or rights substantially similar to those rights, will be exercisable by the related Non-Serviced Mortgage Loan Controlling Holder; provided that nothing precludes the Directing Certificateholder from consulting with the related special servicer, regardless of whether the related Non-Serviced Mortgage Loan Controlling Holder is entitled to exercise such rights.  See “Servicing of the Mortgage Loans—Servicing of the Arundel Mills & Marketplace Mortgage Loan” and “—Servicing of the Marriott Anaheim Mortgage Loan” in this free writing prospectus.

The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the certificate registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder represents that it owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement; provided, further, the certificate administrator and the other parties to the Pooling and Servicing Agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed absent written notice of a replacement of the Directing Certificateholder by a majority of the Controlling Class, or the resignation of the then-current Directing Certificateholder. After the occurrence and during the continuance of a Control Event, (i) the Directing Certificateholder will only retain its consultation rights to the extent specifically provided for in the Pooling and Servicing Agreement and (ii) the holders of more than 50%, by Certificate Balance, of the most senior Class of Control Eligible Certificates then outstanding will have the right to select the Directing Certificateholder. In the event the Controlling Class Certificateholder has elected to irrevocably waive its right to appoint a Directing Certificateholder or to exercise any of the rights of the Controlling Class Certificateholder as described in this free writing prospectus, there will be no Directing Certificateholder and no party will be entitled to exercise any of the rights of the Directing Certificateholder described in this free writing prospectus until such time as a Controlling Class Certificateholder is reinstated and a new Directing Certificateholder is appointed as described below.  See “Description of the Certificates—Appraisal Reductions” in this free writing prospectus. The initial Directing Certificateholder is expected to be DoubleLine Capital LP.

Notwithstanding anything to the contrary contained in this free writing prospectus, at any time that the Controlling Class Certificateholder is the holder of a majority of the Class E certificates and the Class E certificates are the Controlling Class, it may waive its right (a) to appoint the Directing Certificateholder or (b) to exercise any of the Directing Certificateholder’s rights set forth in the Pooling and Servicing Agreement by irrevocable written notice delivered to the depositor, certificate administrator, master servicer, special servicer and senior trust advisor. During such time, the special servicer will be required to consult with only the senior trust advisor in connection with asset status reports and material special servicing actions to the extent set forth in the Pooling and Servicing Agreement, and no Controlling Class Certificateholder will be recognized or have any right to replace the special servicer or approve or be consulted with respect to asset status reports or material special servicer actions.  Any such waiver will remain effective until such time as the Controlling Class Certificateholder sells or transfers all or a portion of its interest in the Class E certificates to an unaffiliated third party if such unaffiliated third party then holds the majority of the Controlling Class after giving effect to such transfer. Following any such sale or transfer of a Class E certificate, the successor Class E Certificateholder that is the Controlling Class Certificateholder will be reinstated as, and will again have the rights of, the Controlling Class Certificateholder without regard to any prior waiver by the predecessor Class E certificateholder that is the Controlling Class Certificateholder. The successor Class E certificateholder that is the Controlling Class Certificateholder will also have the right to irrevocably waive its right to appoint the Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder. In the event of any transfer of the Class E certificates by a Controlling Class Certificateholder that had irrevocably waived its rights as described in this paragraph, the successor Controlling Class Certificateholder that purchased such Class E certificates, even if it does not waive its rights as described in the preceding sentence, will not have any consent rights with respect to any mortgage loan that became a Specially Serviced Mortgage Loan prior to such successor Controlling Class Certificateholder’s purchase of the Class E certificates and had not become a Corrected Mortgage Loan prior to such purchase until such mortgage loan becomes a Corrected Mortgage Loan.

A “Controlling Class Certificateholder” is each holder (or Certificate Owner, if applicable) of a certificate of the Controlling Class as determined by the certificate registrar from time to time, upon request by any party to the Pooling and Servicing Agreement.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reductions allocable to such class, at least equal to 25% of the initial Certificate Balance of that class. A “Consultation Termination Event” will occur when (i) there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Appraisal Reductions; or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder pursuant to the terms of the Pooling and Servicing Agreement; provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of Class E certificates that has not irrevocably waived its right to exercise any of the rights of the Controlling Class Certificateholder.  Upon the occurrence of a Consultation Termination Event, no class of certificates will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement to consent or consult with the master servicer or special servicer. The Controlling Class as of the Closing Date will be the Class NR certificates.

The “Non-Serviced Mortgage Loan Controlling Holder”, with respect to any Non-Serviced Whole Loan will be the “controlling class certificateholders” or similar party under the related Other PSA.

The master servicer, the special servicer, the senior trust advisor, the certificate administrator, the trustee or any Certificateholder may request that the certificate registrar determine which class of certificates is the then-current Controlling Class and the certificate registrar must thereafter provide such information to the requesting party. The depositor, the trustee, the certificate administrator, the master servicer, the special servicer, the senior trust advisor and, prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder, may request that the certificate registrar provide, and the certificate registrar must so provide, a list of the holders (or Certificate Owners, if applicable) of the Controlling Class. The trustee, the certificate administrator, the master servicer, the special servicer and the senior trust advisor may each rely on any such list so provided.

In the event that no Directing Certificateholder has been appointed or identified to the master servicer or the special servicer, as applicable, and the master servicer or special servicer, as applicable, has attempted to obtain such information from the certificate administrator and no such entity has been identified to the master servicer or the special servicer, as applicable, then until such time as the new Directing Certificateholder is identified, the master servicer or the special servicer, as applicable, shall have no duty to consult with, provide notice to, or seek the approval or consent of any such Directing Certificateholder as the case may be.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class NR certificates.

A “Control Event” will occur when (i) the Class E certificates have a Certificate Balance (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class or (ii) a holder of the Class E certificates is the majority Controlling Class Certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor controlling class certificateholder.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no consultation rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Certificateholder. However, the Directing Certificateholder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

Neither the master servicer nor the special servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Certificateholder or holders of the Subordinate Companion Loan, or because of any failure to approve an action by any such party, or because of an objection by any such party that would cause either the master servicer or the special servicer to violate applicable law, the related loan documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related intercreditor agreements or the REMIC Provisions.

Limitation on Liability of Directing Certificateholder

The Directing Certificateholder (and, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties owed to the Controlling Class Certificateholders.

Each Certificateholder acknowledges and agrees, by its acceptance of its certificates, that the Directing Certificateholder (and, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder):

(a)      may have special relationships and interests that conflict with those of holders of one or more classes of certificates;

(b)      may act solely in the interests of the holders of the Controlling Class (or, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder);

(c)      does not have any liability or duties to the holders of any class of certificates other than the Controlling Class (or, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder);

(d)      may take actions that favor the interests of the holders of the Controlling Class (or, with respect to any Non-Serviced Whole Loan, the related Non-Serviced Mortgage Loan Controlling Holder) over the interests of the holders of one or more other classes of certificates; and

(e)      will have no liability whatsoever (other than to a Controlling Class Certificateholder) for having so acted as set forth in (a) – (d) above, and no Certificateholder may take any action whatsoever against the Directing Certificateholder (or the related Non-Serviced Mortgage Loan Controlling Holder) or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the master servicer or the special servicer in accordance with the direction of or approval of the Directing Certificateholder, which does not violate the terms of any mortgage loan, any law or the accepted servicing practices or the provisions of the Pooling and Servicing Agreement or any intercreditor agreements, will not result in any liability on the part of the master servicer or the special servicer.

Generally, the holders of any Companion Loan and its designees (e.g. a Non-Serviced Mortgage Loan Controlling Holder and/or Subordinate Companion Loan holder) will have limitations on liability with respect to actions taken in connection with the related mortgage loan similar to the limitations of the Directing Certificateholder described above.

The Senior Trust Advisor

General Obligations. After the occurrence and during the continuance of a Control Event, the senior trust advisor will generally review the special servicer’s operational practices in respect of Specially Serviced Mortgage Loans to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Mortgage Loans. In addition, after the occurrence and during the continuance of a Control Event, the senior trust advisor will consult on a non-binding basis with the special servicer with regard to certain matters with respect to its servicing of the Specially Serviced Mortgage Loans to the extent set forth in the Pooling and Servicing Agreement and described in this free writing prospectus.

Notwithstanding the foregoing, the senior trust advisor will have no obligations or consultation rights under the Pooling and Servicing Agreement for this transaction with respect to the Non-Serviced Whole Loans (each of which will be serviced pursuant to the related Other PSA) or any related REO Properties. These rights and obligations with respect to the 55 Broadway Whole Loan will only be applicable prior to the securitization of the related Pari Passu Companion Loan. However, Pentalpha Surveillance LLC is also the senior trust advisor under the 2014-C18 PSA and, in such capacity, will have certain obligations and consultation rights with respect to the Marriott Anaheim Whole Loan that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement. See “Description of the Mortgage Pool—The Whole Loans—The Marriott Anaheim Whole Loan” in this free writing prospectus.  In addition, Situs Holdings, LLC is the senior trust advisor under the MSBAM 2014-C15 PSA and, in such capacity, will have certain obligations and consultation rights with respect to the Arundel Mills & Marketplace Whole Loan that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement.  See “Description of the Mortgage Pool—The Whole Loans—The Arundel Mills & Marketplace Whole Loan” in this free writing prospectus.  Furthermore, the senior trust advisor will have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the Gumberg Retail Portfolio Whole Loan prior to a related Control Appraisal Period, as defined in the related intercreditor agreement. In addition, it is expected that the senior trust advisor under the 55 Broadway PSA will have certain obligations and consultation rights with respect to the 55 Broadway Whole Loan that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement after the securitization of the 55 Broadway Pari Passu Companion Loan.

The senior trust advisor will act solely as a contracting party to the extent set forth in the Pooling and Servicing Agreement and described in this free writing prospectus, and will have no fiduciary duty to any party. The senior trust advisor’s duties will be limited to its specific duties under the Pooling and Servicing Agreement, and the senior trust advisor will have no duty or liability to any particular class of certificates or any Certificateholder. The senior trust advisor is not the special servicer or a sub-servicer and will not be charged with changing the outcome on any particular Specially Serviced Mortgage Loan. By purchasing a certificate, potential investors acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Mortgage Loan and that the goal of the senior trust advisor’s participation is to provide additional input relating to the special servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. The senior trust advisor’s review of information (other than a Final Asset Status Report and information accompanying such report) or interaction with the special servicer related to any specific Specially Serviced Mortgage Loan is only to provide background information to support the senior trust advisor’s duties following a servicing transfer, if needed, or to allow more meaningful interaction with the special servicer. Potential investors should note that the senior trust advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. For the avoidance of doubt, the senior trust advisor is not an “investment adviser” within the meaning of the Investment Advisers Act of 1940, as amended. See “Risk Factors—Your Lack of Control Over the Trust Can Adversely Impact Your Investment” in this free writing prospectus.

In order to maintain the senior trust advisor’s familiarity with the mortgage loans, the senior trust advisor is required to promptly review all information available to Privileged Persons on the certificate administrator’s website related to Specially Serviced Mortgage Loans and certain information available to Privileged Persons on the certificate administrator’s website related to mortgage loans on the CREFC® watch list report prepared monthly by the master servicer and each Final Asset Status Report. The special servicer will be required to deliver to the senior trust advisor each Final Asset Status Report.  In addition, prior to the occurrence and continuance of a Control Event (or, with respect to the Gumberg Retail Portfolio Whole Loan, prior to the occurrence and continuance of both a Control Event and a related Control Appraisal Period), the special servicer will forward any Appraisal Reduction and net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the senior trust advisor after they have been finalized and the senior trust advisor will review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations. Prior to the occurrence and continuance of a Control Event, the senior trust advisor’s obligations will be limited to the review described in this paragraph and generally will not involve an assessment of specific actions of the special servicer and, in any event, will be subject to limitations set forth in the Pooling and Servicing Agreement and described in this free writing prospectus.

Prior to the occurrence and continuance of a Control Event, the senior trust advisor will have no specific involvement with respect to servicing transfers, collateral substitutions, assignments, insurance policies, borrower substitutions, lease changes and other similar actions that the special servicer may perform under the Pooling and Servicing Agreement.

At all times, the senior trust advisor will be obligated to keep confidential any Privileged Information received from the special servicer or Directing Certificateholder in connection with the Directing Certificateholder’s exercise of any rights under the Pooling and Servicing Agreement (including, without limitation, in connection with any Asset Status Report) or otherwise in connection with the transaction, except under the circumstances described below.  As used in this free writing prospectus, “Privileged Information” means (i) any correspondence between the Directing Certificateholder and the special servicer related to any Specially Serviced Mortgage Loan or the exercise of the Directing Certificateholder’s consent or consultation rights under the Pooling and Servicing Agreement, (ii) any strategically sensitive information that the special servicer has reasonably determined could compromise the trust fund’s position in any ongoing or future negotiations with the related borrower or other interested party and (iii) information subject to attorney-client privilege.

The senior trust advisor will not disclose any Privileged Information to any person (including any Certificateholders which are not then holders of Control Eligible Certificates), other than to the other parties to the Pooling and Servicing Agreement, to the extent expressly required by the Pooling and Servicing Agreement (which parties, in turn, will not without the prior written consent of the special servicer and the Directing Certificateholder, disclose such information to any other person), except to the extent that (a) such Privileged Information becomes generally available and known to the public other than as a result of disclosure directly or indirectly by such parties, (b) it is reasonable and necessary for such parties to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such party and not otherwise subject to a confidentiality obligation or (d) such disclosure is required by applicable law, as evidenced by an opinion of counsel (which will be an expense of the trust) delivered to the master servicer, the senior trust advisor, the certificate administrator, the special servicer, the Directing Certificateholder and the trustee. Notwithstanding the foregoing, the senior trust advisor will be permitted to share Privileged Information with its affiliates and any subcontractors of the senior trust advisor that agree in writing to be bound by the same confidentiality provisions applicable to the senior trust advisor.

The senior trust advisor, its affiliates and any of its members, managers, directors, officers, employees or agents will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal or administrative action or claim that relates to the Pooling and Servicing Agreement or the certificates (including, without limitation, any action or claim arising from, or relating to, a recommendation by the senior trust advisor to replace the special servicer); provided that such indemnification will not extend to any loss, liability or expense incurred by reason of the senior trust advisor’s bad faith, willful misconduct or negligence in the performance of its obligations or duties under the Pooling and Servicing Agreement.

Annual Report. After the occurrence and during the continuance of a Control Event, based on the senior trust advisor’s review of any Assessment of Compliance, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Certificateholder and the special servicer that would be Privileged Information) delivered to the senior trust advisor by the special servicer, including each Asset Status Report delivered during the prior calendar year, the senior trust advisor will (if any Mortgage Loans were Specially Serviced Mortgage Loans in the prior calendar year) prepare an annual report to be provided to the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) and the certificate administrator for the benefit of the Certificateholders (and made available through the certificate administrator’s website) within 120 days of the end of the prior calendar year for which a Control Event was continuing as of December 31 and setting forth its assessment of the special servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Mortgage Loans.

Notwithstanding the foregoing, with respect to the Gumberg Retail Portfolio Whole Loan, no annual report prepared by the senior trust advisor will be permitted to include an analysis of the special servicer’s performance in respect of the Gumberg Retail Portfolio Whole Loan until after the occurrence and continuance of a Control Appraisal Period under the related intercreditor agreement.

The special servicer must be given an opportunity to review any annual report produced by the senior trust advisor at least 5 business days prior to its delivery to the certificate administrator and the 17g-5 Information Provider, provided that the senior trust advisor will have no obligation to adopt any comments to such annual report that are provided by the special servicer.

A form of annual report is attached to this free writing prospectus as Annex C (which form may, subject to the Pooling and Servicing Agreement, be modified or supplemented from time to time to cure any ambiguity or error or to incorporate additional information). In each annual report, the senior trust advisor will identify any material deviations (i) from the Servicing Standard and (ii) from the special servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution or liquidation of Specially Serviced Mortgage Loans or REO Properties (other than with respect to the Non-Serviced Mortgage Loans) based on the limited review required in the Pooling and Servicing Agreement. Each annual report will be required to comply with the confidentiality requirements, subject to certain exceptions, each as described in this free writing prospectus and as provided in the Pooling and Servicing Agreement regarding Privileged Information.

Consultation Duties of the Senior Trust Advisor After a Control Event

After the occurrence and during the continuance of a Control Event (or, with respect to the Gumberg Retail Portfolio Whole Loan, after the occurrence and during the continuance of both a Control Event and a related Control Appraisal Period), the special servicer will be required to promptly deliver each Asset Status Report prepared in connection with the workout or liquidation of a Specially Serviced Mortgage Loan to the senior trust advisor. The senior trust advisor will be required to provide comments to the special servicer in respect of the Asset Status Reports, if any, within 10 business days following the later of (i) receipt of such Asset Status Report or (ii) such related additional information reasonably requested by the senior trust advisor, and propose possible alternative courses of action to the extent it determines such alternatives to be in the best interest of the Certificateholders (including any Certificateholders that are holders of the Control Eligible Certificates), as a collective whole.

After the occurrence and during the continuance of a Control Event (or, with respect to the Gumberg Retail Portfolio Whole Loan, after the occurrence and during the continuance of both a Control Event and a related Control Appraisal Period), the special servicer will be obligated to consider such alternative courses of action and any other feedback provided by the senior trust advisor (and, during the continuance of such Control Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder) in connection with the special servicer’s preparation of any Asset Status Report. The special servicer will revise the Asset Status Reports as it deems necessary to take into account any input and/or comments from the senior trust advisor (and, during the continuance of such Control Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder), to the extent the special servicer determines that the senior trust advisor’s and/or Directing Certificateholder’s input and/or recommendations are consistent with the Servicing Standard and in the best interest of the Certificateholders (or, with respect to a Serviced Whole Loan, the best interest of the Certificateholders and the holders of the related Companion Loan, as a collective whole (taking into account the subordinate or pari passu nature of such Companion Loans, as the case may be)), taking into account the interests of all of the Certificateholders as a collective whole. See “Servicing of the Mortgage Loans—General” in this free writing prospectus.

The special servicer will not be required to take or to refrain from taking any action because of an objection or comment by the senior trust advisor or a recommendation of the senior trust advisor.

After the occurrence and during the continuance of a Control Event (or, with respect to the Gumberg Retail Portfolio Whole Loan, after the occurrence and during the continuance of both a Control Event and a related Control Appraisal Period), the special servicer will forward any Appraisal Reduction or net present value calculations to the senior trust advisor and the senior trust advisor is required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to utilization by the special servicer. The special servicer will be required to deliver the foregoing calculations together with information and supporting materials (including such additional information reasonably requested by the senior trust advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the senior trust advisor. The senior trust advisor will recalculate and verify the accuracy of those calculations and, in the event the senior trust advisor does not agree with the mathematical calculations of the Appraisal Reduction (as calculated by the special servicer) or net present value or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the senior trust advisor and special servicer will consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement within five (5) business days of delivery of such calculations. In the event the senior trust advisor and special servicer are not able to resolve such matters, the senior trust advisor is required to promptly notify the certificate administrator and the certificate administrator will determine any necessary action to take in accordance with the Pooling and Servicing Agreement.

The ability to perform the duties of the senior trust advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information prepared or made available by others and the accuracy and the completeness of such information. In addition, in no event will the senior trust advisor have the power to compel any transaction party to take, or refrain from taking, any action. It is possible that the lack of access to Privileged Information may limit or prohibit the senior trust advisor from performing its duties under the Pooling and Servicing Agreement, in which case any annual report will describe any resulting limitations.

Replacement of the Special Servicer

After the occurrence of a Consultation Termination Event, if the senior trust advisor determines that the special servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the senior trust advisor may recommend the replacement of the special servicer in the manner described in “Transaction Parties—Replacement of the Special Servicer” in this free writing prospectus.  Notwithstanding the foregoing, the senior trust advisor will not be permitted to recommend the replacement of the special servicer with respect to the Gumberg Retail Portfolio Whole Loan until after the occurrence and during the continuance of a Control Appraisal Period under the related intercreditor agreement; however, this restriction does not impact the right of the senior trust advisor to recommend the replacement of the special servicer with respect to the other applicable mortgage loans.

Termination and Resignation of the Senior Trust Advisor

After the occurrence of a Consultation Termination Event, the senior trust advisor may be removed upon (i) the written direction of holders of certificates evidencing not less than 25% of the aggregate Certificate Balance of all classes of Principal Balance Certificates and Class EC certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balances of classes to which such Appraisal Reductions are allocable) requesting a vote to replace the senior trust advisor with a replacement senior trust advisor selected by such Certificateholders, (ii) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (iii) receipt by the trustee and the certificate administrator of Rating Agency Confirmation from each Rating Agency that the appointment of such replacement senior trust advisor will not result in a downgrade of the Offered Certificates (which confirmations will be obtained by the certificate administrator at the expense of such holders). The certificate administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all certificates in such regard. Upon the vote or written direction of holders of at least 75% of the aggregate Certificate Balance of all classes of Principal Balance Certificates and Class EC certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balances of classes to which such Appraisal Reductions are allocable), the trustee will immediately replace the senior trust advisor with the replacement senior trust advisor.

In addition, in the event that the senior trust advisor fails to duly observe or perform in any material respect any of its duties, covenants or obligations under the Pooling and Servicing Agreement, then the trustee may, and upon the written direction of Certificateholders representing at least 51% of the Voting Rights (taking into account the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the classes of certificates), the trustee will, terminate the senior trust advisor for cause. In the event (i) of the insolvency of the senior trust advisor, or (ii) the senior trust advisor acknowledges in writing its inability to legally perform its duties under the Pooling and Servicing Agreement, then the trustee will terminate the senior trust advisor for cause. Upon the termination of the senior trust advisor, a replacement senior trust advisor meeting the eligibility requirements set forth in the Pooling and Servicing Agreement and described in this free writing prospectus will be selected by the certificate administrator. The certificate administrator may rely on a certification by the replacement senior trust advisor that it meets such criteria. If the certificate administrator is unable to find a replacement senior trust advisor within 30 days of the termination of the senior trust advisor, the depositor will be permitted to find a replacement. Unless and until a replacement senior trust advisor is appointed, no party may act as the senior trust advisor. Any replacement senior trust advisor must (or all of the personnel responsible for supervising the obligations of the senior trust advisor must) meet either of the following criteria: (A) (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections, and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a commercial mortgage-backed securities transaction rated by Standard & Poor’s Ratings Services, Fitch, Moody’s, Morningstar Credit Ratings, LLC, KBRA, DBRS Limited or DBRS, Inc. (including, in the case of the senior trust advisor, this transaction) but has not been special servicer or senior trust advisor on a transaction for which any Rating Agency has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction citing servicing concerns with the special servicer or senior trust advisor as the sole or a material factor in such rating action.

The senior trust advisor may resign upon 30 days’ prior written notice to the depositor, master servicer, special servicer, trustee, certificate administrator and the Directing Certificateholder, if the senior trust advisor has secured a replacement senior trust advisor meeting the eligibility requirements set forth in the Pooling and Servicing Agreement and described in this free writing prospectus and such replacement has accepted its appointment as the replacement senior trust advisor and the trustee has received a Rating Agency Confirmation from each Rating Agency.

Prior to the occurrence and continuance of a Control Event, the Directing Certificateholder will have the right to consent, such consent not to be unreasonably withheld, conditioned or delayed to the identity of any replacement senior trust advisor.

In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates and the Class R certificates, then all of the rights and obligations of the senior trust advisor under the Pooling and Servicing Agreement will terminate without payment of any penalty or termination fee. If the senior trust advisor is terminated pursuant to the foregoing sentence, then no replacement senior trust advisor will be appointed. In the event the senior trust advisor resigns or is terminated for any reason it will remain entitled to any accrued and unpaid fees and reimbursement of Senior Trust Advisor Expenses and any rights to indemnification provided under the Pooling and Servicing Agreement with respect to the period for which it acted as senior trust advisor.

Senior Trust Advisor Compensation

The fee of the senior trust advisor (the “Senior Trust Advisor Fee”) will be payable monthly from amounts received in respect of each mortgage loan (including the Non-Pooled Component and each Non-Serviced Mortgage Loan, but not any Companion Loan) and REO Loan, and will accrue at a rate (the “Senior Trust Advisor Fee Rate”), equal to a per annum rate of 0.0018%.

A “Senior Trust Advisor Consulting Fee” will be payable to the senior trust advisor with respect to each Major Decision on which the senior trust advisor has consultation obligations and performed its duties with respect to that Major Decision. The Senior Trust Advisor Consulting Fee will be a fee for each such Major Decision equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any mortgage loan (other than any Non-Serviced Mortgage Loan); provided that the senior trust advisor may in its sole discretion reduce the Senior Trust Advisor Consulting Fee with respect to any Major Decision.

Each of the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee will be payable from funds on deposit in the Certificate Account out of amounts otherwise available to make distributions on the Offered Certificates as described in “Description of the Certificates—Distributions” in this free writing prospectus, but with respect to the Senior Trust Advisor Consulting Fee, only as and to the extent that such fee is actually received from the related borrower. If the senior trust advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the master servicer or the special servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Senior Trust Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related mortgage loan documents. The master servicer or special servicer, as applicable, will each be permitted to waive or reduce the amount of any such Senior Trust Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event will take any enforcement action with respect to the collection of such Senior Trust Advisor Consulting Fee other than requests for collection; provided that the master servicer or the special servicer, as applicable, will be required to consult, on a non-binding basis, with the senior trust advisor prior to any such waiver or reduction.

In addition to the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee, the senior trust advisor will be entitled to reimbursement of Senior Trust Advisor Expenses in accordance with the terms of the Pooling and Servicing Agreement. “Senior Trust Advisor Expenses” for each Distribution Date will equal any unreimbursed indemnification amounts or additional trust fund expenses payable to the senior trust advisor pursuant to the Pooling and Servicing Agreement (other than the Senior Trust Advisor Fee and the Senior Trust Advisor Consulting Fee).

Maintenance of Insurance

To the extent permitted by the related mortgage loan and required by the Servicing Standard, the master servicer (with respect to the mortgage loans and any related Serviced Companion Loan but excluding the Non-Serviced Mortgage Loans) will be required to use efforts consistent with the Servicing Standard to cause each borrower to maintain, and the special servicer (with respect to REO Properties other than the Mortgaged Property securing a Non-Serviced Whole Loan) will maintain, for the related Mortgaged Property all insurance coverage required by the terms of the related mortgage loan documents; provided, however, the master servicer (with respect to mortgage loans and serviced companion loans) will not be required to cause the borrower to maintain and the special servicer (with respect to REO Properties) will not be required to maintain terrorism insurance to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below) or if the trustee does not have an insurable interest. Insurance coverage is required to be in the amounts (which, in the case of casualty insurance, is generally equal to the lesser of the outstanding principal balance of the related mortgage loan and the replacement cost of the related Mortgaged Property), and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the master servicer (with respect to such mortgage loans and any related Serviced Companion Loan) or the special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the trustee has an insurable interest, as determined by the master servicer (with respect to the mortgage loans and any related Serviced Companion Loan) or special servicer (with respect to REO Properties other than a Mortgaged Property securing a Non-Serviced Whole Loan), as applicable, in accordance with the Servicing Standard; provided that the master servicer will be obligated to use efforts consistent with the Servicing Standard to cause the borrower to maintain (or to itself maintain) insurance against property damage resulting from terrorist or similar acts unless the borrower’s failure is an Acceptable Insurance Default as determined by the special servicer. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Hazard, Liability and Other Insurance” and “Risk Factors—Availability of Terrorism Insurance” in this free writing prospectus. Notwithstanding any contrary provision above, the master servicer will not be required to maintain, and will not be in default for failing to obtain, any earthquake or environmental insurance on any Mortgaged Property unless (other than with respect to a Mortgaged Property securing a Non-Serviced Mortgage Loan) such insurance was required at the time of origination of the related mortgage loan, the trustee has an insurable interest and is currently available at commercially reasonable rates. In addition, the master servicer and special servicer will be entitled to rely on insurance consultants (at the applicable servicer’s expense) in determining whether any insurance is available at commercially reasonable rates. After the master servicer determines that a Mortgaged Property other than the Mortgaged Property securing a Non-Serviced Mortgage Loan is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the master servicer will be required to use efforts consistent with the Servicing Standard to (1) cause each borrower to maintain (to the extent required by the related mortgage loan documents), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the trustee, as mortgagee, has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the master servicer in accordance with the Servicing Standard) a flood insurance policy in an amount representing coverage not less than the lesser of (x) the outstanding principal balance of the related mortgage loan (and any related Serviced Companion Loan, if applicable) and (y) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, plus such additional excess flood coverage with respect to the Mortgaged Property, if any, in an amount consistent with the Servicing Standard, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standard.

Notwithstanding the foregoing, with respect to the mortgage loans (other than the Non-Serviced Mortgage Loans) and any related Serviced Companion Loan that either (x) require the borrower to maintain “all-risk” property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan and any related Serviced Companion Loan reasonably requires from time to time in order to protect its interests, the master servicer will be required to, consistent with the Servicing Standard, (A) monitor in accordance with the Servicing Standard whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies on or prior to September 11, 2001 (“Additional Exclusions”), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the special servicer if it has knowledge that any insurance policy contains Additional Exclusions or if it has knowledge that any borrower fails to purchase the insurance requested to be purchased by the master servicer pursuant to clause (B) above. If the special servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the special servicer will be required to notify the master servicer and the master servicer will be required to use efforts consistent with the Servicing Standard to cause such insurance to be maintained. If the special servicer determines that such failure is an Acceptable Insurance Default, it will be required to promptly deliver such conclusions in writing to the 17g-5 Information Provider for posting to the 17g-5 Information Provider’s website for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

“Acceptable Insurance Default” means, with respect to any mortgage loan (other than the Non-Serviced Mortgage Loans) or Serviced Whole Loan, a default under the related mortgage loan documents arising by reason of (i) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or (ii) any failure on the part of the related borrower to maintain with respect to the related Mortgaged Property, insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of the Closing Date, in each case, as to which default the master servicer and the special servicer may forbear taking any enforcement action; provided that the special servicer has determined in its reasonable judgment based on inquiry consistent with the Servicing Standard and, unless a Control Event has occurred and is continuing, with the consent of the Directing Certificateholder (or, with respect to the Gumberg Retail Portfolio Whole Loan prior to the occurrence of a Control Appraisal Period, with the consent of the applicable controlling holder of such Gumberg Retail Portfolio Whole Loan to the extent required under the related intercreditor agreement) (and after a Control Event has occurred, but prior to the occurrence of a Consultation Termination Event, after consultation with the Directing Certificateholder as provided in the Pooling and Servicing Agreement), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located, or (b) such insurance is not available at any rate; provided, however, that the Directing Certificateholder (or, with respect to the Gumberg Retail Portfolio Whole Loan and prior to a Control Appraisal Period, the applicable controlling holder of such Gumberg Retail Portfolio Whole Loan to the extent required under the related intercreditor agreement) will not have more than 30 days to respond to the special servicer’s request for such consent or consultation; provided, further, that upon the special servicer’s determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the Directing Certificateholder or the applicable controlling holder of the Gumberg Retail Portfolio Whole Loan, the special servicer will not be required to do so. Each of the master servicer (at its own expense) and the special servicer (at the expense of the trust) will be entitled to rely on insurance consultants in making the determinations described above.

During the period that the special servicer is evaluating the availability of such insurance, or waiting for a response from the Directing Certificateholder, neither the master servicer nor the special servicer will be liable for any loss related to its failure to require the borrower to maintain such insurance and neither will be in default of its obligations as a result of such failure.

The special servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property (other than any REO Property with respect to a Non-Serviced Mortgage Loan), to the extent obtainable at commercially reasonable rates and the trustee has an insurable interest, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, and (2) the outstanding principal balance owing on the related mortgage loan (and any related Companion Loan) or REO Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the special servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the special servicer in accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

The Pooling and Servicing Agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy and the master servicer or special servicer may satisfy their respective obligation to maintain hazard insurance by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties (other than the Mortgaged Property securing a Non-Serviced Whole Loan), as applicable. Any losses incurred with respect to mortgage loans (and any related Companion Loan) or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the master servicer or special servicer in maintaining a hazard insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the master servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the special servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the special servicer will be paid out of a segregated custodial account created and maintained by the special servicer on behalf of the trustee for the benefit of the Certificateholders (the “REO Account”) or advanced by the master servicer as a Servicing Advance.

The costs of the insurance may be recovered by the master servicer or the trustee, as the case may be, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement. All costs and expenses incurred by the special servicer in maintaining the insurance described above on REO Properties will be paid out of the related REO Account or, if the amount in such account is insufficient, such costs and expenses will be advanced by the master servicer to the special servicer as a Servicing Advance to the extent that such Servicing Advance is not determined to be a Nonrecoverable Advance.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

Modifications, Waivers and Amendments

Except as otherwise set forth in this paragraph, the special servicer (or, with respect to certain non-material modifications, waivers and amendments, the master servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan and/or Companion Loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a “significant modification” of the mortgage loan within the meaning of Treasury Regulations Section 1.860G-2(b). The master servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the special servicer (which such consent may be deemed received by the master servicer if the special servicer does not respond within ten (10) business days of delivery to the special servicer of the recommendation and analysis and all information reasonably requested by the special servicer in order to grant or withhold such consent, plus the time provided to the Directing Certificateholder or other relevant party under the Pooling and Servicing Agreement and, if applicable, any time period provided to a holder of a Companion Loan under a related intercreditor agreement), except certain non-material consents and waivers described in the Pooling and Servicing Agreement and as permitted under the mortgage loan documents.

If, and only if, the special servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the special servicer’s judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) to the trust and, if applicable, the holders of any applicable Companion Loan than liquidation of such Specially Serviced Mortgage Loan, then the special servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to (x) the restrictions and limitations described below, (y) with respect to any mortgage loan, prior to the occurrence and continuance of a Control Event, the approval of the Directing Certificateholder (or after the occurrence and continuance of a Control Event, but prior to a Consultation Termination Event upon consultation with the Directing Certificateholder) as provided in the Pooling and Servicing Agreement and described in this free writing prospectus; provided that with respect to the Gumberg Retail Portfolio Whole Loan, prior to the occurrence of a Control Appraisal Period, the approval of the related holder of the Subordinate Companion Loan will be required to the extent set forth in the related intercreditor agreement and the Directing Certificateholder will have no consent or consultation rights regarding the matter), and, (z) with respect to a Serviced Whole Loan, the rights of the holder of the related Serviced Companion Loan, to advise or consult with the special servicer with respect to, or consent to, such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement and, with respect to a mortgage loan that has mezzanine debt, the rights of the mezzanine lender to consent to such modification, waiver or amendment, in each case, pursuant to the terms of the related intercreditor agreement.

In connection with (i) the release of a Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Whole Loan) or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the mortgage loan documents require the master servicer or the special servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related mortgage loan, then such calculation will, unless then permitted by the REMIC Provisions, exclude the value of personal property and going concern value, if any, as determined by an appropriate third party.

The special servicer is required to use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The special servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

(1)           extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) five years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured solely or primarily by a leasehold estate and not the related fee interest, the date occurring twenty years or, to the extent consistent with the Servicing Standard giving due consideration to the remaining term of the ground lease and, prior to the occurrence and continuance of a Control Event, with the consent of the Directing Certificateholder, ten years, prior to the end of the current term of the ground lease, plus any options to extend exercisable unilaterally by the borrower; or

(2)           provide for the deferral of interest unless interest accrues on the mortgage loan or the Serviced Whole Loans, generally, at the related Mortgage Rate.

In the event of a modification that creates Mortgage Deferred Interest, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the class or classes of certificates (other than the Class A-2FL, Class A-2FX, Class X-A, Class X-B, Class X-C and Class R certificates) and the Class A-2FL/2FX regular interest (with the amount allocated to the Class A-2FL/2FX regular interest correspondingly allocated in accordance with their respective percentage interests to reduce the interest distributable to the Class A-2FL and Class A-2FX Certificates) with the latest sequential designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the class or classes.  In the event of a modification of the Componentized Mortgage Loan that creates Mortgage Deferred Interest, such Mortgage Deferred Interest will be allocated as described in this paragraph between the Class CSQ certificates and the Pooled Certificates, pro rata.

If the special servicer gives notice of any modification, waiver or amendment of any term of any mortgage loan (other than a Non-Serviced Whole Loan) or related Companion Loan, the special servicer will be required to notify the master servicer, the holder of any related Companion Loan (unless, with respect to the holder of the Subordinate Companion Loan, a Control Appraisal Period has occurred), the applicable mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such mortgage loan or the Directing Certificateholder), the senior trust advisor (after the occurrence and during the continuance of a Control Event), the certificate administrator, the trustee, the Directing Certificateholder (unless a Consultation Termination Event has occurred), and the 17g-5 Information Provider, who will thereafter post any such notice to the 17g-5 Information Provider’s website. If the master servicer gives notice of any modification, waiver or amendment of any term of any such mortgage loan or related Companion Loan, the master servicer will be required to notify the certificate administrator, trustee, special servicer (and, unless a Consultation Termination Event has occurred, the special servicer will be required to forward any such notice to the Directing Certificateholder), the related mortgage loan seller (so long as such mortgage loan seller is not a master servicer or sub-servicer of such mortgage loan or the Directing Certificateholder) and the 17g-5 Information Provider, who will be required to thereafter post any such notice to the 17g-5 Information Provider’s website. The party providing notice will be required to deliver to the custodian for deposit in the related Mortgage File, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, and if required, a copy to the master servicer and to the holder of any related Companion Loan, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the custodian. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

The modification, waiver or amendment of a Serviced Whole Loan or a mortgage loan that has a related mezzanine loan will be subject to certain limitations set forth in the related intercreditor agreement. See “Risk Factors—Additional Debt or the Ability To Incur Other Borrowings Entails Risk” in this free writing prospectus.

Mortgage Loans with “Due-on-Sale” and “Due-on-Encumbrance” Provisions

The master servicer, with respect to non-Specially Serviced Mortgage Loans (other than the Non-Serviced Mortgage Loans), and the special servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan and any related Companion Loan containing a “due-on-sale” clause (1) to accelerate the payments on that mortgage loan and any related Companion Loan, as applicable, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standard or (b) to waive its right to exercise such rights; provided, however, that with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the master servicer has made a recommendation and obtained the prior written consent (or deemed consent) of the special servicer, (ii) with respect to all Specially Serviced Mortgage Loans and all non-Specially Serviced Mortgage Loans, prior to the occurrence and continuance of a Control Event, the special servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder (or, with respect to the Gumberg Retail Portfolio Whole Loan, at all times prior to the occurrence and continuance of a Control Appraisal Period, the prior written consent of the controlling holder of the Subordinate Companion Loan, to the extent required under the intercreditor agreement) (or after the occurrence and continuance of a control event, but prior to a Consultation Termination Event, has consulted with the Directing Certificateholder), if applicable.

With respect to a mortgage loan (other than the Non-Serviced Mortgage Loans) and any related Companion Loan with a “due-on-encumbrance” clause, the master servicer, with respect to non-Specially Serviced Mortgage Loans, and the special servicer, with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a “due-on-encumbrance” clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standard or (b) to waive its right to exercise such rights, provided, however, that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the master servicer has made a recommendation and obtained the prior written consent (or deemed consent) of the special servicer, (ii)

with respect to all Specially Serviced Mortgage Loans and all non-Specially Serviced Mortgage Loans (or, with respect to the Gumberg Retail Portfolio Whole Loan, at all times prior to the occurrence and continuance of a Control Appraisal Period, the prior written consent of the controlling holder of the Subordinate Companion Loan, to the extent required under the intercreditor agreement), prior to the occurrence and continuance of a Control Event, the special servicer has obtained the consent of the Directing Certificateholder, if applicable.

Any modification, extension, waiver or amendment of the payment terms of a Non-Serviced Whole Loan will be required to be structured so as to be consistent with the Servicing Standard and the allocation and payment priorities in the related loan documents and the related intercreditor agreement, such that neither the trust as holder of such Non-Serviced Mortgage Loan nor any holder of the related Companion Loan gains a priority over the other holder that is not reflected in the related loan documents and the related intercreditor agreement.

Realization Upon Defaulted Mortgage Loans

Within 30 days after a Defaulted Mortgage Loan has become a Specially Serviced Mortgage Loan, the special servicer will be required to order an appraisal of the related Mortgaged Property (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the related mortgage loan in accordance with the Servicing Standard. The special servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard. The special servicer will promptly notify the master servicer in writing of the initial fair value determination and any adjustment to its fair value determination.  “Defaulted Mortgage Loan” means a mortgage loan (i) that is delinquent at least sixty (60) days in respect of its Periodic Payments or more than thirty (30) days (or sixty (60) days with respect to the circumstances described under clause (1) of the definition of Specially Serviced Mortgage Loan) delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related mortgage or mortgage note and without regard to any acceleration of payments under the related mortgage and mortgage note or (ii) as to which the master servicer or special servicer has, by written notice to the related mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

The Pooling and Servicing Agreement will provide that the special servicer may offer to sell to any person any Specially Serviced Mortgage Loan (to the extent consistent with the term of any related intercreditor agreement) or may offer to purchase any Specially Serviced Mortgage Loan, if and when the special servicer determines, consistent with the Servicing Standard, that no satisfactory arrangements (including by way of a discounted pay-off) can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the trust (or in the case of any Serviced Pari Passu Whole Loan, the trust and the holder of any related Companion Loan, as a collective whole, taking into account pari passu nature of such Companion Loan) on a net present value basis. The special servicer is required to give the trustee not less than five days prior written notice of its intention to sell any Specially Serviced Mortgage Loan, in which case the special servicer is required to accept the highest offer received from any person for any Specially Serviced Mortgage Loan in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan (or REO Loan) or, if applicable, Serviced Pari Passu Whole Loan and any outstanding expenses of the trust relating to such mortgage loan (the “Mortgage Loan Repurchase Price”) or, at its option, if it has received no offer at least equal to the Mortgage Loan Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan at such Mortgage Loan Repurchase Price.

In the absence of any such offer (or purchase by the special servicer), the special servicer will accept the highest offer received from any person that is determined by the special servicer to be a fair price for such Specially Serviced Mortgage Loan, if the highest offeror is a person other than the depositor, the master servicer, the special servicer, the certificate administrator, the trustee, the senior trust advisor, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the special servicer, a holder of any related Companion Loan (in connection with offers related to any Serviced Pari

Passu Whole Loan), a holder of a related mezzanine loan (except to the extent described below), or any known affiliate of any of them (any such person, an “Interested Person”). The trustee (based upon, among other things, updated independent appraisals ordered by the special servicer (or ordered by the trustee if the special servicer or any of its affiliates is the Interested Person) and received by the trustee (the cost of which will be a Servicing Advance by the master servicer), is required to determine the fair price for the Specially Serviced Mortgage Loan if the highest offeror is an Interested Person. The reasonable cost of such independent appraisal will be an expense of the offering Interest Person and, after reasonable efforts are made to collect payment for such costs, if not so paid within 30 days will be reimbursable from the certificate account. Any such determination by the trustee will be binding on all parties. If the trustee is required to determine whether a cash offer by an Interested Person constitutes a fair price, the trustee may (at its option) designate an independent third party expert in real estate or commercial mortgage loan matters with at least 5 years’ experience in valuing or investing in loans similar to the subject mortgage loan, that has been selected with reasonable care by the trustee to determine if such cash offer constitutes a fair price for such mortgage loan.  If the trustee designates such a third party to make such determination, the trustee will be entitled to rely conclusively upon such third party’s determination.  The reasonable fees and costs of all appraisals, inspection reports and broker opinions of value incurred by any such third party shall be covered by, and will be required to be paid by the offering Interested Person and, after reasonable efforts are made to collect payment for such costs, if not so paid within 30 days will be reimbursable from the certificate account.  Neither the trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan.

The Pooling and Servicing Agreement will not obligate the special servicer to accept the highest offer if the special servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of certificates and, with respect to a Serviced Pari Passu Whole Loan, any related holder of a Companion Loan, as a collective whole. In addition, the special servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of certificates and, with respect to a Serviced Pari Passu Whole Loan, any related holder of a Companion Loan, as a collective whole (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not the special servicer or a person affiliated with the special servicer. The special servicer is required to use reasonable efforts to sell all Specially Serviced Mortgage Loans prior to the Rated Final Distribution Date.

Notwithstanding the foregoing, with respect to each mortgage loan (other than the Non-Serviced Mortgage Loans) with a related mezzanine loan or Subordinate Companion Loan, the sale by the special servicer of any Specially Serviced Mortgage Loan is subject to the rights of the holder of the related mezzanine debt or Subordinate Companion Loan to exercise its option to purchase the related mortgage loan or REO Property, as applicable, following a default as described under the related intercreditor agreement (and such purchase price is subject to the terms of such intercreditor agreement). See “Description of the Mortgage Pool—Additional Debt—Mezzanine Debt” in this free writing prospectus.

Pursuant to the terms of the related intercreditor agreement, if a Serviced Mortgage Loan becomes a Defaulted Mortgage Loan, and if the special servicer determines to sell the related Serviced Mortgage Loan that has become a Specially Serviced Mortgage Loan in accordance with the terms described above, then the special servicer will be required to sell related the Serviced Pari Passu Companion Loan together with the related Serviced Mortgage Loan as one whole loan and will be required to require that all offers be submitted to the certificate administrator in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the offer amount (subject to a cap of $2,500,000). Notwithstanding the foregoing, the special servicer will not be permitted to sell such Serviced Pari Passu Whole Loan if it becomes a Specially Serviced Mortgage Loan without the written consent of the holder of the related Serviced Pari Passu Companion Loan (provided that such consent is not required if the holder of 50% or more of such Serviced Pari Passu Companion Loan is the borrower or an affiliate of the borrower) unless the special servicer has delivered to the holder of such Serviced Pari Passu Companion Loan: (a) at least 15 business days prior written notice of any decision to attempt to sell the related Pari

Passu Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for such Serviced Pari Passu Whole Loan, and any documents in the servicing file reasonably requested by the holder of a Serviced Pari Passu Companion Loan that are material to the sale price of such Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors and the Directing Certificateholder) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the master servicer or the special servicer in connection with the proposed sale; provided that with respect to a Serviced Pari Passu Whole Loan, the holder of such Serviced Pari Passu Companion Loan may waive any of the delivery or timing requirements set forth in this sentence. The holder of the a Serviced Pari Passu Companion Loan (or its representative) will be permitted to bid at any sale of the related Serviced Pari Passu Whole Loan; however, the mortgagor and its agents and affiliates will not be permitted to bid at such sale.  See “Description of the Mortgage Pool—The Whole Loans—The Gumberg Retail Portfolio Whole Loan—Amendments and Consents”, “—Sale of a Defaulted Gumberg Retail Portfolio Whole Loan”, “Description of the Mortgage Pool—The Outlets at Orange and the 470 Vanderbilt Avenue Whole Loan—Consultation and Control”, and “—Sale of Defaulted Serviced Pari Passu Whole Loan” in this free writing prospectus.

Pursuant to the terms of the Intercreditor Agreement for each Non-Serviced Whole Loan, if such Non-Serviced Whole Loan becomes a defaulted mortgage loan, and if the related special servicer determines to sell the related Pari Passu Companion Loan that has become a specially serviced mortgage loan in accordance with the applicable Other PSA, then the related special servicer will be required to sell the applicable Non-Serviced Mortgage Loan together with the related Pari Passu Companion Loans as one whole loan. In connection with any such sale, the related special servicer will be required to follow procedures substantially similar to those described above. Notwithstanding the foregoing, the related special servicer will not be permitted to sell the applicable Non-Serviced Whole Loan if it becomes a defaulted mortgage loan without the written consent of the Directing Certificateholder (prior to the occurrence and continuance of a Control Event (provided that such consent is not required if such party is the borrower or an affiliate of the borrower)) unless the related special servicer has delivered to the special servicer for this securitization, who will forward to the Directing Certificateholder: (a) at least 15 business days prior written notice of any decision to attempt to sell the applicable Non-Serviced Whole Loan; (b) at least 10 days prior to the permitted sale date, a copy of each bid package (together with any material amendments to such bid packages) received by the related special servicer in connection with any such proposed sale; (c) at least 10 days prior to the proposed sale date, a copy of the most recent appraisal for the applicable Non-Serviced Whole Loan, and any documents in the servicing file reasonably requested by the holder of the applicable Non-Serviced Mortgage Loan that are material to the sale price of the applicable Non-Serviced Whole Loan; and (d) until the sale is completed, and a reasonable period of time (but no less time than is afforded to other offerors) prior to the proposed sale date, all information and other documents being provided to other offerors and all leases or other documents that are approved by the related master servicer or the related special servicer in connection with the proposed sale; provided that the special servicer for this securitization may (with the consent of the Directing Certificateholder prior to the occurrence and continuance of a Control Event) in accordance with the Pooling and Servicing Agreement waive any of the delivery or timing requirements set forth in this sentence.

If title to any Mortgaged Property is acquired by the trust fund, the special servicer, on behalf of the trust fund (and the holder of any related Companion Loan, if applicable), will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the IRS grants or has not denied an extension of time to sell the property or (2) the trustee, the certificate administrator and the master servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on any Trust REMIC or cause any Trust REMIC to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the special servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The special servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes “foreclosure property” within the meaning of Section 860G(a)(8) of the Code at all times and that the sale of the property does not result in the receipt by the trust fund or the holder of any Companion Loan of any “income from non-permitted assets” as described in Section 860F(a)(2)(B) of the Code, endanger the status of any Trust REMIC, or result in the imposition of a tax upon any Trust REMIC or the trust fund (including but not limited to the tax on “prohibited transactions” as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on “net income from foreclosure property” as defined in Section 860G(c)(2) of the Code). If the trust fund acquires title to any Mortgaged Property, the special servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was more than 10% completed before default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

Generally, no Trust REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes “rents from real property,” within the meaning of Section 856(d) of the Code and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel, or rental income attributable to personal property leased in connection with a lease of real property if the rent attributable to that personal property exceeds 15% of the total rent at the related mortgaged property for the taxable year. Any of the foregoing types of income may instead constitute “net income from foreclosure property,” which would be taxable to the Lower-Tier REMIC (or the Centreville Square Mortgage Loan REMIC, as applicable) at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the special servicer will be permitted to cause a Trust REMIC to earn “net income from foreclosure property” that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of certificates. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Mark to Market Regulations—Taxes That May Be Imposed on the REMIC Pool” in the prospectus.

To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the master servicer, the special servicer, the certificate administrator, the senior trust advisor or the trustee or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall.

The trustee, the certificate administrator, the master servicer, the special servicer and/or the senior trust advisor will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the certificates will be further reduced by interest payable to the master servicer, the special servicer or the trustee on these Advances.

If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the master servicer will not be required to advance the funds to effect the restoration unless (1) the special servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and (2) the master servicer has not determined that the advance would be a Nonrecoverable Advance.

Servicing of The Arundel Mills & Marketplace Mortgage Loan

The Arundel Mills & Marketplace Mortgage Loan and the related Whole Loan, and any related REO Property, are each being serviced under the MSBAM 2014-C15 PSA. Accordingly, the MSBAM 2014-C15 Master Servicer will generally make servicing advances and remit collections on the Arundel Mills & Marketplace Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the Arundel Mills & Marketplace Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the Arundel Mills & Marketplace Mortgage Loan under the terms of the related intercreditor agreement and make P&I Advances with respect to the Arundel Mills & Marketplace Mortgage Loan, subject to any non-recoverability determination. The servicing arrangements under the MSBAM 2014-C15 PSA differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement. Below are certain provisions in the MSBAM 2014-C15 PSA for your consideration:

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The master servicer, the special servicer, the certificate administrator, senior trust advisor and the trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise or consent to the actions of the MSBAM 2014-C15 Master Servicer, the MSBAM 2014-C15 Special Servicer, or any of the trustee, certificate administrator or senior trust advisor under the MSBAM 2014-C15 PSA or (b) make Servicing Advances with respect to the Arundel Mills & Marketplace Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the Arundel Mills & Marketplace Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the MSBAM 2014-C15 Master Servicer or the MSBAM 2014-C15 Special Servicer.

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Pursuant to the MSBAM 2014-C15 PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the Arundel Mills & Marketplace Mortgage Loan will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement, although the special servicing fee on a loan-by-loan basis will be equal to a per annum rate of 0.25%.

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The master servicer for this securitization will be required to make P&I Advances with respect to the Arundel Mills & Marketplace Mortgage Loan, unless it has determined that such Advance would not be recoverable from collections on the related mortgage loan.

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The MSBAM 2014-C15 Master Servicer is obligated to make servicing advances with respect to the Arundel Mills & Marketplace Whole Loan. If the MSBAM 2014-C15 Master Servicer determines that a servicing advance it made with respect to the Arundel Mills & Marketplace Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related mortgage loan and the related

Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on the mortgage loans in the trust established under the MSBAM 2014-C15 PSA and the trust established under the Pooling and Servicing Agreement for this transaction.

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With respect to the Arundel Mills & Marketplace Mortgage Loan, prior to the occurrence and continuance of any control event under the MSBAM 2014-C15 PSA, the MSBAM 2014-C15 Directing Certificateholder will have the right to terminate the MSBAM 2014-C15 Special Servicer, with or without cause, and appoint itself or an affiliate or another person as the successor MSBAM 2014-C15 Special Servicer.

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In addition, with respect to the Arundel Mills & Marketplace Mortgage Loan, during any collective consultation period or senior consultation period under the MSBAM 2014-C15 PSA, at the written direction of holders of principal balance certificates under the MSBAM 2014-C15 PSA evidencing not less than 25% of the voting rights of such certificates, a request can be made to vote to terminate the MSBAM 2014-C15 Special Servicer and appoint a successor MSBAM 2014-C15 Special Servicer.

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In addition, with respect to the Arundel Mills & Marketplace Mortgage Loan, during any senior consultation period under the MSBAM 2014-C15 PSA, if the senior trust advisor under the MSBAM 2014-C15 PSA determines that the MSBAM 2014-C15 Special Servicer is not performing its duties under the MSBAM 2014-C15 PSA or is otherwise not acting in accordance with the related servicing standard, the senior trust advisor under the MSBAM 2014-C15 PSA will have the right to recommend the replacement of the MSBAM 2014-C15 Special Servicer.

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If the Arundel Mills & Marketplace Mortgage Loan becomes a defaulted mortgage loan, the MSBAM 2014-C15 Special Servicer will be required to take actions that are substantially similar to the actions described under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans”  in this free writing prospectus.

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The MSBAM 2014-C15 Directing Certificateholder will have substantially similar consent and consultation rights with respect to “major decisions” regarding the Arundel Mills & Marketplace Mortgage Loan as the Directing Certificateholder for this transaction has with respect to other mortgage loans in this transaction; provided that “major decisions” under the MSBAM 2014-C15 PSA will include:

o
any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

o
any modification, consent to a modification or waiver of a monetary term (other than penalty charges, but including the timing of payments and acceptance of discounted payoffs) or material non-monetary term of a mortgage loan or any extension of the maturity date of any mortgage loan;

o
following a default or an event of default with respect to a mortgage loan, any exercise of remedies, including the acceleration of the mortgage loan or initiation of judicial, bankruptcy or similar proceedings under the related mortgage loan documents;

o	any sale of a defaulted mortgage loan or REO property for less than the applicable purchase price set forth in the MSBAM 2014-C15 PSA;

o	any determination to bring an REO property into compliance with applicable environmental laws or to otherwise address hazardous materials located at a mortgaged property or at an REO property;

o
any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan, or any consent to either of the foregoing, unless required or permitted pursuant to the specific terms of the related mortgage loan and for which there is no material lender discretion;

o
any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a mortgage loan or, if lender consent is required, any consent to such waiver or consent to a transfer of the mortgaged property or interests in the mortgagor, or consent to the incurrence of additional debt (including the incurrence of mezzanine financing by an owner of the mortgagor not permitted under the related mortgage loan documents), other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related mortgage loan documents;

o
any material modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender or subordinate debt holder related to a mortgage loan, or an action to enforce rights with respect to any such agreement;

o
any franchise changes (with respect to a mortgage loan for which the lender is required to consent or approve under the related mortgage loan documents), or, with respect to a mortgage loan with an unpaid principal balance greater than $2,500,000, any material property management company changes, including approval of the termination of a manager and appointment of a new property manager;

o
releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves other than those required pursuant to the specific terms of the related Mortgage Loan and for which there is no material lender discretion;

o
any requests for the funding or disbursement of “performance”, “earn-out”, “holdback” or similar escrows and reserves (including those evidenced by letters of credit) for any mortgage loan whose escrows and reserves (i) exceed, at the related origination date, in the aggregate, 10% of the initial principal balance of such mortgage loan (regardless of whether such funding or disbursement may be characterized as routine and/or customary and regardless of whether such mortgage loan has a primary servicer other than the MSBAM 2014-C15 Master Servicer) or (ii) are not routine and/or customary escrow and reserve fundings or disbursements;

o
any acceptance of an assumption agreement releasing a mortgagor, guarantor or other obligor from liability under a mortgage Loan other than pursuant to the specific terms of such mortgage loan and for which there is no lender discretion;

o	any determination of an acceptable insurance default;

o
the modification, waiver, amendment, execution, termination or renewal of any lease, to the extent lender approval is required under the related mortgage loan documents and if such lease (a) involves a ground lease or lease of an outparcel or affects an area greater than or equal to the greater of (i) 10% of leasable space or (ii) 20,000 square feet, (b) is for over 50,000 square feet, or (c) otherwise constitutes a “major lease” or “material lease,” if applicable, under the related mortgage loan documents, including entering into any related subordination, non-disturbance and attornment agreement, subject to any deemed approval expressly set forth in the related lease;

o
any adoption or implementation of a budget submitted by a mortgagor with respect to a mortgage loan (to the extent lender approval is required under the related mortgage loan documents), if (a) the mortgage loan is on the CREFC® Servicer Watch List or (b) such budget includes material (more than 25%) increases in operating expenses or payments to entities actually known by the MSBAM 2014-C15 Master Servicer to be affiliates of the related mortgagor (excluding affiliated managers paid at fee rates agreed to at the origination of the related mortgage loan), subject in each case to any deemed approval expressly set forth in the related mortgage loan documents;

o	the voting on any plan of reorganization, restructuring or similar plan in the bankruptcy of a mortgagor; and

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the exercise of the rights and powers granted under the related intercreditor agreement or mezzanine loan intercreditor agreement to the “note a holder”, the “note a controlling holder”, the “senior lender”, the “senior loan controlling holder”, or such other similar term as may be set forth in any such intercreditor agreement or mezzanine loan intercreditor agreement, as applicable, and/or the “servicer” referred to in such agreement, if and to the extent such rights or powers affect the priority, payments, consent rights, or security interest with respect to the “note a holder”, the “note a controlling holder”, the “senior lender”, the “senior loan controlling holder”, or such other similar term.

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With respect to the Arundel Mills & Marketplace Mortgage Loan, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

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The MSBAM 2014-C15 Master Servicer and MSBAM 2014-C15 Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

Servicing of the 55 Broadway Mortgage Loan

If the 55 Broadway Mortgage Loan or the 55 Broadway Pari Passu Companion Loan becomes specially serviced prior to the securitization of the 55 Broadway Pari Passu Companion Loan, then the 55 Broadway Whole Loan will be specially serviced under and in accordance with the Pooling and Servicing Agreement and the special servicer will be entitled to receive similar special servicing compensation for the 55 Broadway Whole Loan as if the 55 Broadway Whole Loan were a mortgage loan under the Pooling and Servicing Agreement although fee rates or other terms may not be identical.

Pursuant to the terms of the related intercreditor agreement, after the 55 Broadway Pari Passu Companion Loan Securitization Date, the related mortgage loan will be serviced and administered pursuant to the 55 Broadway PSA, which are expected to contain servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement.  None of the senior trust advisor, the master servicer, the special servicer or the trustee will have any obligation or authority to supervise or consent to the actions of any other master servicer, special servicer or trustee under the 55 Broadway PSA, and none of the master servicer, the special servicer or the trustee will have any obligation or authority to make Servicing Advances with respect to the related mortgage loan.  The obligation of the master servicer to provide information and collections to the trustee, the certificate administrator and the Certificateholders with respect to the related mortgage loan is dependent upon its receipt of the corresponding information and collections from the master servicer or special servicer under the other securitization.

After the 55 Broadway Pari Passu Companion Loan Securitization Date, the 55 Broadway Mortgage Loan will not be subject to the Servicer Termination Events described under “—Servicer Termination Events,” but will be subject to generally similar but not necessarily identical events provided for in the related Other PSA.  In addition, the conditions that would result in an Appraisal Reduction Event under the Pooling and Servicing Agreement may differ in some respects from the conditions that would require an appraisal under any Other PSA governing the servicing of a Non-Serviced Whole Loan.

See “Description of the Mortgage Pool—The 55 Broadway Whole Loan” in this free writing prospectus.

Servicing of The Marriott Anaheim Mortgage Loan

The Marriott Anaheim Mortgage Loan and the related Whole Loan, and any related REO Property, are each being serviced under the 2014-C18 PSA. Accordingly, the 2014-C18 Master Servicer will generally make servicing advances and remit collections on the Marriott Anaheim Mortgage Loan to or on behalf of the trust for this securitization. However, the master servicer for this securitization will generally be obligated to compile reports that include information on the Marriott Anaheim Mortgage Loan, and, to the extent required by the Servicing Standard, to enforce the rights of the trust as the holder for this securitization of the Marriott Anaheim Mortgage Loan under the terms of the related intercreditor agreement and make P&I Advances with respect to the Marriott Anaheim Mortgage Loan, subject to any non-recoverability determination. The servicing arrangements under the 2014-C18 PSA differ in certain respects from the servicing arrangements under the Pooling and Servicing Agreement. Below are certain provisions in the 2014-C18 PSA for your consideration:

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The master servicer, the special servicer, the certificate administrator, senior trust advisor and the trustee under the Pooling and Servicing Agreement will have no obligation or authority to (a) supervise or consent to the actions of the 2014-C18 Master Servicer, the 2014-C18 Special Servicer, or any of the trustee, certificate administrator or senior trust advisor under the 2014-C18 PSA or (b) make Servicing Advances with respect to the Marriott Anaheim Mortgage Loan. The obligation of the master servicer for this securitization to provide information and collections and make P&I Advances to the certificate administrator for the benefit of the Certificateholders with respect to the Marriott Anaheim Mortgage Loan is dependent on its receipt of the corresponding information and/or collections from the 2014-C18 Master Servicer or the 2014-C18 Special Servicer.

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Pursuant to the 2014-C18 PSA, the liquidation fee, the special servicing fee and the workout fee with respect to the Marriott Anaheim Mortgage Loan will be generally similar to the corresponding fee payable under the Pooling and Servicing Agreement, although the special servicing fee on a loan-by-loan basis will be equal to the greater of a per annum rate of 0.25% and the per annum rate that would result in a special servicing fee of $3,500 for the related month.

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The master servicer for this securitization will be required to make P&I Advances with respect to the Marriott Anaheim Mortgage Loan, unless it has determined that such Advance would not be recoverable from collections on the related mortgage loan.

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The 2014-C18 Master Servicer is obligated to make servicing advances with respect to the Marriott Anaheim Whole Loan. If the 2014-C18 Master Servicer determines that a servicing advance it made with respect to the Marriott Anaheim Whole Loan or the related Mortgaged Property is nonrecoverable, it will be entitled to be reimbursed first from collections on, and proceeds of, the related mortgage loan and the related Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then from general collections on the mortgage loans in the trust established under the 2014-C18 PSA and the trust established under the Pooling and Servicing Agreement for this transaction.

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With respect to the Marriott Anaheim Mortgage Loan, prior to the occurrence and continuance of any control event under the 2014-C18 PSA, the 2014-C18 Directing Certificateholder will have the right to terminate the 2014-C18 Special Servicer (a) for cause at any time and (b) without cause if either (i) LNR Partners, LLC or its affiliate is no longer the 2014-C18 Special Servicer or (ii) LNR Securities Holdings, LLC or its affiliate owns less than 15% of the controlling class of certificates issued under the 2014-C18 PSA.

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In addition, with respect to the Marriott Anaheim Mortgage Loan, after the occurrence and during the continuance of any control event under the 2014-C18 PSA, at the written direction of holders of principal balance certificates under the 2014-C18 PSA evidencing not less than 25% of the voting rights of such certificates, a request can be made to vote to terminate the 2014-C18 Special Servicer and appoint a successor 2014-C18 Special Servicer.

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In addition, with respect to the Marriott Anaheim Mortgage Loan, following the occurrence of a consultation termination event under the 2014-C18 PSA, if the senior trust advisor under the 2014-C18 PSA determines that the 2014-C18 Special Servicer is not performing its duties under the 2014-C18 PSA or is otherwise not acting in accordance with the related servicing standard, the senior trust advisor under the 2014-C18 PSA will have the right to recommend the replacement of the 2014-C18 Special Servicer.

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If the Marriott Anaheim Mortgage Loan becomes a defaulted mortgage loan, the 2014-C18 Special Servicer will be required to take actions that are substantially similar to the actions described under “Servicing of the Mortgage Loans—Realization Upon Defaulted Mortgage Loans”  in this free writing prospectus.

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The 2014-C18 Directing Certificateholder will have substantially similar consent and consultation rights with respect to “major decisions” regarding the Marriott Anaheim Mortgage Loan as the Directing Certificateholder for this transaction has with respect to other mortgage loans in this transaction; provided that “major decisions” under the 2014-C18 PSA will not include “any modification, consent to a modification or waiver of any material term of any Intercreditor Agreement related to a Mortgage Loan, or any action to enforce rights with respect thereto”;

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With respect to the Marriott Anaheim Mortgage Loans, the servicing provisions relating to performing inspections and collecting operating information are substantially similar to those of the Pooling and Servicing Agreement.

The 2014-C18 Master Servicer and 2014-C18 Special Servicer (a) have substantially similar rights related to resignation and (b) are subject to servicer termination events substantially similar to those in the Pooling and Servicing Agreement, as well as the rights related thereto.

Inspections; Collection of Operating Information

The master servicer will be required to perform (at its own expense) or cause to be performed (at its own expense), physical inspections of each Mortgaged Property relating to a mortgage loan (other than the Mortgaged Property securing a Non-Serviced Mortgage Loan, which is subject to inspection pursuant to the related Other PSA, and other than a Specially Serviced Mortgage Loan) with a Stated Principal Balance of (A) $2,000,000 or more at least once every 12 months and (B) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2015 unless a physical inspection has been performed by the special servicer within the previous 12 months and the master servicer has no knowledge of a material change in the Mortgaged Property since such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the special servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the special servicer on the related mortgage loan (but with respect to a Serviced Whole Loan, only amounts available for such purpose under the related intercreditor agreement) and then from the Certificate Account as an expense of the trust fund, and, in the case of a Serviced Whole Loan, as an expense of the holders of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata, to the extent provided in the related intercreditor agreement provided that with respect to the Gumberg Retail Portfolio Whole Loan, such costs will first be allocated to the related Subordinate Companion Loan, to the extent provided in the related intercreditor agreement, prior to being allocated as expenses of the related Serviced Mortgage Loan and Serviced Pari Passu Companion Loan, pro rata.  With respect to the Componentized Mortgage Loan, the costs will be allocated to the Non-Pooled Component and the Pooled Component on a pro rata basis.  The special servicer or the master servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property to the extent evident from the inspection and specifying the existence of any vacancies in the Mortgaged Property of which it has knowledge and deems material, of any sale, transfer or abandonment of the Mortgaged Property of which it has knowledge or that is evident from the inspection, of any adverse change in the condition of the Mortgaged Property of which the preparer of such report has knowledge or that is evident from the inspection, and that the preparer of such report deems material, or of any material waste committed on the Mortgaged Property to the extent evident from the inspection.

With respect to each mortgage loan that requires the borrower to deliver Operating Statements, the special servicer or the master servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements beginning with calendar year end 2014 of the related Mortgaged Property. Most of the mortgage loan documents obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the special servicer or the master servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

Copies of the inspection reports referred to above that are delivered to the certificate administrator will be posted to the certificate administrator’s website for review by Privileged Persons pursuant to the Pooling and Servicing Agreement. See “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in this free writing prospectus.

Certain Matters Regarding the Master Servicer, the Special Servicer, the Senior Trust Advisor and the Depositor

The Pooling and Servicing Agreement permits the master servicer and the special servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the certificate administrator and the trustee of a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Serviced Companion Loan (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus); and, as to the special servicer only, for so long as a Control Event has not occurred and is not continuing, the approval of such successor by the Directing Certificateholder, which approval will not be unreasonably withheld or (b) a determination that their respective obligations are no longer permissible with respect to the master servicer or the special servicer, as the case may be, under applicable law. No resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement. Further, the resigning master servicer or special servicer, as the case may be, must pay all costs and expenses associated with the transfer of its duties.  Other than as described under “—Servicer Termination Events” below, in no event will the master servicer or the special servicer have the right to appoint any successor master servicer or special servicer if such master servicer or special servicer, as applicable, is terminated or removed pursuant to the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the depositor, the senior trust advisor or any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund, Certificateholders or holders of the related Companion Loan for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the master servicer, the special servicer, the depositor, the senior trust advisor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of such obligations and duties. The Pooling and Servicing Agreement will also provide that the master servicer, the special servicer, the depositor, the senior trust advisor and their respective affiliates and any partner, shareholder, member, manager, director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement, the mortgage loans, any related Companion Loan or the certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party’s obligations or duties, or in the case of the depositor and any of its partners, shareholders, directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.  The Pooling and Servicing Agreement will also provide that any related master servicer, depositor, special servicer, senior trust advisor or trustee under the related Other PSA with respect to a Non-Serviced Pari Passu Companion Loan and any partner, director, officer, shareholder, member, manager, employee or agent of any of them will be entitled to indemnification by the trust fund and held harmless against the trust’s pro rata share of any liability or expense incurred in connection with any legal action or claim that relates to such Non-Serviced Mortgage Loan under the related Other PSA or the Pooling and Servicing Agreement; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the related master servicer, depositor, special servicer, senior trust advisor or trustee under the related Other PSA in the performance of obligations or duties or by reason of negligent disregard of obligations or duties under the related Other PSA.

In addition, the Pooling and Servicing Agreement will provide that none of the master servicer, the special servicer, the depositor or senior trust advisor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the master servicer, the special servicer, the depositor and the senior trust advisor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and, in the case of the a Serviced Whole Loan, the rights of the Certificateholders and the holders of the related Companion Loan (as a collective whole, taking into account the subordinate or pari passu nature of such Companion Loan, as the case may be)) under the Pooling and Servicing Agreement; provided, however, that if a Serviced Whole Loan and/or the holder of the related Companion Loan are involved, such expenses, costs and liabilities will be payable out of funds related to such Serviced Whole Loan in accordance with the related intercreditor agreement and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such Serviced Whole Loan are insufficient therefor. If any such expenses, costs or liabilities relate to a mortgage loan or Companion Loan, then any subsequent recovery on that mortgage loan or Companion Loan, as applicable, will be used to reimburse the trust for any amounts advanced for the payment of such expenses, costs or liabilities. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the Certificateholders, and the master servicer, the special servicer or the depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

Pursuant to the Pooling and Servicing Agreement, the master servicer and the special servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the master servicer and the special servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

Any person into which the master servicer, the special servicer, the depositor or senior trust advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the depositor or senior trust advisor is a party, or any person succeeding to the business of the master servicer, the special servicer, the depositor or senior trust advisor, will be the successor of the master servicer, the special servicer, the depositor or senior trust advisor, as the case may be, under the Pooling and Servicing Agreement. The master servicer, the special servicer and the senior trust advisor may have other normal business relationships with the depositor or the depositor’s affiliates.

Unless and until the special servicer liquidates a mortgage loan (other than a Non-Serviced Mortgage Loan) following a default with respect to such mortgage loan, the special servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including, without limitation, workout, sale and foreclosure, consistent with the Servicing Standard and any applicable REMIC Provisions.

In connection with the master servicer and the special servicer’s duties, all net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to a mortgage loan, Serviced Companion Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard”) will be made using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on a mortgage loan or Serviced Companion Loan, as applicable, or a sale of a mortgage loan by the special servicer, the higher of (1) the rate determined by the master servicer or special servicer, as applicable, that approximates the market rate that would be obtainable by the borrower on non-defaulted debt of such borrower as of such date of determination and (2) the Mortgage Rate on the applicable mortgage loan or Serviced Companion Loan based on its outstanding principal balance and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or update of such appraisal) of the related Mortgaged Property.

The Pooling and Servicing Agreement will provide that if with respect to any mortgage loan (or Serviced Whole Loan) the related mortgage loan documents permit the lender to (but do not require the lender to), at its option, prior to an event of default under the related mortgage loan (or Serviced Whole Loan), apply amounts held in any reserve account as a prepayment or hold such amounts in a reserve account, the master servicer or special servicer, as applicable, may not apply such amounts as a prepayment, and will instead continue to hold such amounts in the applicable reserve account.  Such amount may be used, if permitted under the mortgage loan documents, to defease the loan, or may be used to prepay the mortgage loan (or Serviced Whole Loan), or for other purpose consistent with the Servicing Standard and the mortgage loan documents, upon a subsequent default.

Rating Agency Confirmations

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related mortgage loan documents or other provisions of the Pooling and Servicing Agreement, if any action under such mortgage loan documents or the Pooling and Servicing Agreement requires a Rating Agency Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such Rating Agency Confirmations has made a request to any Rating Agency for such Rating Agency Confirmation and, within 10 business days of such request being posted to the 17g-5 Information Provider’s website, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then such Requesting Party will be required to confirm (through direct communication and not by posting any confirmation on the 17g-5 Information Provider’s website) that the applicable Rating Agency has received the Rating Agency Confirmation request, and, if it has, promptly request the related Rating Agency Confirmation again. The circumstances described in the preceding sentence are referred to in this free writing prospectus as a “RAC No-Response Scenario”.

If there is no response to either such Rating Agency Confirmation request within 5 business days of such second request in a RAC No-Response Scenario or if such Rating Agency has responded in a manner that indicates such Rating Agency is neither reviewing such request nor waiving the requirement for Rating Agency Confirmation, then (x) with respect to any condition in any mortgage loan document requiring such Rating Agency Confirmation, or with respect to any other matter under the Pooling and Servicing Agreement relating to the servicing of the mortgage loans (other than as set forth in clause (y) below), the requirement to obtain a Rating Agency Confirmation will be deemed not to apply (as if such requirement did not exist) with respect to such Rating Agency, and the master servicer or the special servicer, as the case may be, may then take such action if the master servicer or the special servicer, as applicable, confirms its original determination (made prior to making such request) that taking the action with respect to which it requested the Rating Agency Confirmation would still be consistent with the Servicing Standard, and (y) with respect to a replacement of the master servicer or special servicer, such condition will be deemed not to apply (as if such requirement did not exist) (i) if the applicable replacement master servicer or special servicer is rated at least “CMS3” (in the case of the master servicer) or “CSS3” (in the case of the special servicer), if Fitch is the non-responding Rating Agency, (ii) if KBRA has not cited servicing concerns of the applicable replacement as the sole or material factor in such rating action or any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if KBRA is the non-responding Rating Agency or (iii) if the replacement master servicer or the special servicer, as applicable, is currently listed on S&P’s “Select Servicer” list as a “U.S. Commercial Mortgage Master Servicer” or a “U.S. Commercial Mortgage Special Servicer”, as applicable, if S&P is the non-responding Rating Agency.  Promptly following the master servicer’s or special servicer’s determination to take any action discussed above following any requirement to obtain Rating Agency Confirmation being deemed not to apply (as if such requirement did not exist) as described in clause (x) above, the master servicer or special servicer will be required to provide written notice to the 17g-5 Information Provider, who will promptly post such notice to the 17g-5 Information Provider’s website pursuant to the Pooling and Servicing Agreement, of the action taken.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a Rating Agency Confirmation from each of the Rating Agencies. In the event an action otherwise requires a Rating Agency Confirmation from each of the Rating Agencies, in absence of such Rating Agency Confirmation, we cannot assure you that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the master servicer or the special servicer in accordance with the procedures discussed above.

As used above, “Rating Agency Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event specified in this free writing prospectus will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any class of certificates (if then rated by the Rating Agency) (or, to the extent set forth in the Pooling and Servicing Agreement, any class of certificates backed, wholly or partially, by any Serviced Pari Passu Companion Loan, if then rated by the Rating Agency); provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the Rating Agency Confirmation is sought will be deemed to satisfy the requirement for the Rating Agency Confirmation from the Rating Agency with respect to such matter.

Any Rating Agency Confirmation requests made by the master servicer, special servicer, certificate administrator, or trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the Rating Agency Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written Rating Agency Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to post such request on the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement).

The master servicer, the special servicer, the certificate administrator and the trustee will be permitted (but not obligated) to orally communicate with the Rating Agencies regarding any of the mortgage loan documents or any matter related to the mortgage loans, the related Mortgaged Properties, the related borrowers or any other matters relating to the Pooling and Servicing Agreement or any related intercreditor agreement; provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place, provided, that the summary of such oral communications will not identify with which Rating Agency the communication was. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement. All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided in electronic format to the 17g-5 Information Provider, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement, and thereafter be delivered by the applicable party to the Rating Agencies in accordance with the delivery instructions set forth in the Pooling and Servicing Agreement. The senior trust advisor will have no obligation or authority to communicate directly with the Rating Agencies, but may deliver required information to the Rating Agencies to the extent set forth in this free writing prospectus.

The Pooling and Servicing Agreement will provide that the Pooling and Servicing Agreement may be amended to change the procedures regarding compliance with Rule 17g-5 without any Certificateholder consent; provided that notice of any such amendment must be provided to the 17g-5 Information Provider (who will post such notice to the 17g-5 Information Provider’s website) and to the certificate administrator (which will post such report to the certificate administrator’s website).

To the extent required under the Pooling and Servicing Agreement, in the event a rating agency confirmation is required by the applicable rating agencies that any action under any mortgage loan documents or the Pooling and Servicing Agreement will not result in the downgrade, withdrawal or qualification of any such rating agency’s then-current ratings of any securities related to a Companion Loan, then such rating agency confirmation may be considered satisfied in the same manner as described above with respect to any Rating Agency Confirmation from a Rating Agency.

Evidence as to Compliance

Each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of a mortgage loan), the custodian, the trustee and the certificate administrator will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the mortgage loans, to use reasonable efforts to cause such servicing function participant to furnish) to the depositor, the certificate administrator, the trustee and the 17g-5 Information Provider, an officer’s certificate of the officer responsible for the servicing activities of such party stating, among other things, that (i) a review of that party’s activities during the preceding calendar year or portion of that year and of performance under the Pooling and Servicing Agreement or any sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on the review, such party has fulfilled all of its obligations under the Pooling and Servicing Agreement or the sub-servicing agreement in the case of an additional master servicer or special servicer, as applicable, in all material respects throughout the preceding calendar year or portion of such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure.

In addition, each of the master servicer, the special servicer (regardless of whether the special servicer has commenced special servicing of the mortgage loan), the trustee, the custodian, the certificate administrator and the senior trust advisor will be required to furnish (and each such party will be required, with respect to each servicing function participant with which it has entered into a servicing relationship with respect to the mortgage loans, to use reasonable efforts to cause such servicing function participant to furnish) to the trustee, the certificate administrator, the 17g-5 Information Provider and the depositor a report (an “Assessment of Compliance”) assessing compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (as described below) under the Securities Act of 1933, as amended (the “Securities Act”) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria set forth in Item 1122 of Regulation AB applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

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the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the fiscal year, covered by the Form 10-K required to be filed pursuant to the Pooling and Servicing Agreement setting forth any material instance of noncompliance identified by the party, a discussion of each such failure and the nature and status of such failure; and

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a statement that a registered public accounting firm has issued an attestation report (an “Attestation Report”) on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior fiscal year.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver an Attestation Report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the public company accounting oversight board, that expresses an opinion, or states that an opinion cannot be expressed (and the reasons for this), concerning the party’s assessment of compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB.

“Regulation AB” means subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1123, as such rules may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506-1,631 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Servicer Termination Events

A “Servicer Termination Event” under the Pooling and Servicing Agreement with respect to the master servicer or the special servicer, as the case may be, will include, without limitation:

(a)  (i) any failure by the master servicer to make a required deposit to the Certificate Account or remit to the companion paying agent for deposit into the related companion distribution account on the day such deposit or remittance was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the master servicer to deposit into, or remit to the certificate administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

(b)  any failure by the special servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the master servicer for deposit in the Certificate Account, or any other account required under the Pooling and Servicing Agreement, any such remittance required to be made by the special servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

(c)  any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (or (i) with respect to any year that a report on Form 10-K is required to be filed, five business days in the case of the master servicer’s or special servicer’s, as applicable, obligations regarding Exchange Act reporting required under the Pooling and Servicing Agreement and compliance with Regulation AB (including with respect to a Serviced Pari Passu Companion Loan), (ii) 15 days in the case of the master servicer’s failure to make a Servicing Advance or (iii) 15 days in the case of a failure to pay the premium for any property insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% or, with respect to a Serviced Whole Loan, by the holder of the related Companion Loan; provided, however, that if that failure is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days; provided, further, however, that such extended period will not apply to the obligations regarding Exchange Act reporting;

(d)  any breach on the part of the master servicer or the special servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any class of Certificateholders or holders of any Companion Loan (excluding the holder of a Non-Serviced Pari Passu Companion Loan) and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the master servicer or the special servicer, as the case may be, by the depositor, the certificate administrator or the trustee, or to the master servicer, the special servicer, the depositor, the certificate administrator and the trustee by the Certificateholders of any class, evidencing as to that class, Percentage Interests aggregating not less than 25% or, with respect to a Serviced Whole Loan, by the holder of the related Companion Loan; provided, however, that if that breach is capable of being cured and the master servicer or the special servicer, as the case may be, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)  certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the master servicer or the special servicer, and certain actions by or on behalf of the master servicer or the special servicer indicating its insolvency or inability to pay its obligations;

(f)   the master servicer or the special servicer is no longer rated at least “CMS3” or “CSS3”, respectively, by Fitch and such master servicer or special servicer is not reinstated to at least that rating within 60 days of the delisting; or

(g)  KBRA (i) has qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates, or (ii) has placed one or more classes of Certificates on “watch status” in contemplation of a rating downgrade or withdrawal (and in the case of clause (i) and (ii), such action has not been withdrawn by KBRA within 60 days of such actual knowledge by the master servicer or the special servicer, as the case may be) and, in the case of either of clauses (i) or (ii), cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole or a material factor in such action; or

(h)  (i) the master servicer is removed from S&P’s “Select Servicer” list as a “U.S. Commercial Mortgage Master Servicer”, and is not reinstated to the S&P’s “Select Servicer” list within 60 days of such removal; or (ii) the special servicer is removed from S&P’s “Select Servicer” list as a “U.S. Commercial Mortgage Special Servicer” and is not reinstated within 60 days of such removal.

Rights Upon Servicer Termination Event

If a Servicer Termination Event occurs with respect to the master servicer or the special servicer under the Pooling and Servicing Agreement, then, so long as the Servicer Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder (solely with respect to the special servicer), the trustee will be required to terminate all of the rights and obligations of the defaulting party as master servicer or the special servicer, as the case may be (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The trustee will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer or special servicer, as the case may be, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable to so act, it may (or, at the written request of Certificateholders entitled to not less than 51% of the Voting Rights, or, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to any class of Offered Certificates by any Rating Agency to act as successor to the master servicer or special servicer, as the case may be, under the Pooling and Servicing

Agreement and, for so long as a Control Event has not occurred and is not continuing, that has been approved by the Directing Certificateholder, which approval may not be unreasonably withheld.

In addition, the Depositor may direct the trustee to terminate each of the master servicer or the special servicer, as applicable, upon five business days’ notice if there is a Servicer Termination Event under clause (c)(i) above.

Notwithstanding anything to the contrary contained in the section described above, if a Servicer Termination Event on the part of the special servicer remains unremedied and affects the holder of a Companion Loan, and the special servicer has not otherwise been terminated, the holder of such Companion Loan (or, if applicable, the related trustee, acting at the direction of the related controlling class representative) will be entitled to direct the trustee to terminate the special servicer solely with respect to the related Serviced Pari Passu Whole Loan.  The appointment (or replacement) of a special servicer with respect to a Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency.  A replacement special servicer will be selected by the trustee or, prior to a Consultation Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the special servicer with respect to a Serviced Mortgage Loan cannot at any time be the person (or an affiliate of such person) that was terminated at the direction of the holder of the related Companion Loan, without the prior written consent of such holder of the related Companion Loan.

Notwithstanding anything to the contrary contained in the section described above, if a servicer termination event on the part of the special servicer under an Other PSA entered into in connection with the securitization of a Non-Serviced Pari Passu Companion Loan (such special servicer, the related “Non-Serviced Special Servicer”) remains unremedied and affects the holder of such Non-Serviced Mortgage Loan, and the related Non-Serviced Special Servicer has not otherwise been terminated, the holder of the related Non-Serviced Mortgage Loan (or the trustee, acting at the direction of the Directing Certificateholder) will be entitled to direct the trustee under the related Other PSA (the “Non-Serviced Trustee”) to terminate the related Non-Serviced Special Servicer solely with respect to the related Whole Loan).  The appointment (or replacement) of a Non-Serviced Special Servicer with respect to a Non-Serviced Whole Loan will in any event be subject to Rating Agency Confirmation from each Rating Agency.  Such replacement special servicer will be selected by the related Non-Serviced Trustee or, prior to a consultation termination event under the related Other PSA, by the related directing holder; provided, however, that any successor Non-Serviced Special Servicer appointed to replace the terminated Non-Serviced Special Servicer with respect to a Non-Serviced Whole Loan cannot at any time be the person (or its affiliate) that was terminated at the direction of the holder of the related Non-Serviced Mortgage Loan, without the prior written consent of the Directing Certificateholder.

In addition, notwithstanding anything to the contrary contained in the section described above, if the master servicer receives notice of termination solely due to a Servicer Termination Event described in clauses (f), (g) or (h) under “—Servicer Termination Events” above, and prior to being replaced as described in the second preceding paragraph, the master servicer will have 45 days after receipt of the notice of termination to find, and sell its rights and obligations to, a successor master servicer that meets the requirements of a master servicer under the Pooling and Servicing Agreement; provided that the Rating Agencies have each provided a Rating Agency Confirmation. The termination of the master servicer will be effective when such successor master servicer has succeeded the terminated master servicer, as successor master servicer and such successor master servicer has assumed the terminated master servicer’s servicing obligations and responsibilities under the Pooling and Servicing Agreement. If a successor has not entered into the Pooling and Servicing Agreement as successor master servicer within 45 days after notice of the termination of the master servicer, the master servicer will be replaced by the trustee as described above.

Notwithstanding the foregoing, (1) if any Servicer Termination Event on the part of the master servicer affects a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, and if the master servicer is not otherwise terminated, or (2) if a Servicer Termination Event on the part of the master servicer affects only a Serviced Companion Loan, the related holder of a Serviced Companion Loan or the rating on any class of certificates backed, wholly or partially, by any Serviced Companion Loan, then the master servicer may not be terminated by or at the direction of the related holder of such Serviced Companion Loan or the holders of any certificates backed, wholly or partially, by such Serviced Companion Loan, but upon the written direction of the related holder of such Serviced Companion Loan, the master servicer will be required to appoint a sub-servicer that will be responsible for servicing the related Serviced Whole Loan.

No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the certificates or the Pooling and Servicing Agreement unless the holder previously has given to the trustee and the certificate administrator written notice of default and the continuance of the default and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made written request upon the trustee to institute a proceeding in its own name (as trustee) and have offered to the trustee indemnity satisfactory to it, and the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

Further, if replaced as a result of a Servicer Termination Event any master servicer or special servicer, as the case may be, will be responsible for the costs and expenses associated with the transfer of its duties.

Amendment

The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of certificates:

(a)  to correct any defect or ambiguity in the Pooling and Servicing Agreement in order to address any manifest error in any provision of the Pooling and Servicing Agreement;

(b)  to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in the prospectus supplement with respect to the certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions in the Pooling and Servicing Agreement or to correct any error;

(c)  to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or any REO Account, provided that (A) the Master Servicer Remittance Date will in no event be later than the business day prior to the related Distribution Date and (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment;

(d)  to modify, eliminate or add to any of its provisions to the extent as will be necessary to maintain the qualification of any Trust REMIC as a REMIC or the Grantor Trust as a grantor trust under the relevant provisions of the Code at all times that any certificate is outstanding, or to avoid or minimize the risk of imposition of any tax on any Trust REMIC or the Grantor Trust that would be a claim against a related Trust REMIC or the Grantor Trust; provided that the trustee and the certificate administrator have received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of imposition of any such tax and (2) the action will not adversely affect in any material respect the interests of any holder of the certificates or holder of a Companion Loan;

(e)  to modify, eliminate or add to any of its provisions to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates; provided that the depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee; provided that the depositor may conclusively rely upon an opinion of counsel to such effect;

(f)   to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder or any holder of a Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel at the expense of the party requesting such amendment or as evidenced by a Rating Agency Confirmation from each of the Rating Agencies with respect to such amendment or supplement and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus);

(g)  to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the then-current ratings assigned to each class of Offered Certificates by each Rating Agency, as evidenced by a Rating Agency Confirmation from each of the Rating Agencies and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus); provided that such amendment or supplement would not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced by an opinion of counsel;

(h)  to modify the provisions of the Pooling and Servicing Agreement with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts if (a) the depositor, the master servicer, the trustee and, for so long as a Control Event has not occurred and is not continuing, the Directing Certificateholder, determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (b) such modification does not adversely affect the status of any Trust REMIC or the status of the Grantor Trust as a grantor trust under the relevant provisions of the Code, as evidenced by an opinion of counsel and (c) a Rating Agency Confirmation and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus);

(i)   to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5, provided that the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by (A) an opinion of counsel or (B) if any certificate is then rated, Rating Agency Confirmation from each Rating Agency rating such certificates; and provided, further, that the certificate administrator must give notice of any such amendment to the 17g-5 Information Provider for posting on the 17g-5 Information Provider’s website and the certificate administration must post such notice to its website; and

(j)   in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement to such extent as shall be necessary to (A) effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) modify such other provisions as necessary to conform the Pooling and Servicing Agreement and be consistent with the modifications made pursuant to the preceding clause (A); provided, that any amendment pursuant to this clause (j) will be at the sole cost and expense of the depositor.

With respect to paragraph (j) above, in a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA.  (See for example, in Retirement Board of the Policemen’s Annuity and Benefit Fund of the City of Chicago v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (SDNY Apr. 3, 2012) and Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012)).  These rulings are contrary to more than three decades of market and SEC practice, as well as guidance provided by the Division of Corporation Finance Interpretive Response 202.01 regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”).  See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988).  If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA.

In the event that subsequent to the date of this free writing prospectus the depositor informs the trustee that it has determined that the TIA does apply to the Pooling and Servicing Agreement (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended, without the consent of any Certificateholder and at the expense of the depositor, to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it shall be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement shall expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter its provisions or (y) increase the obligations, liabilities or scope of responsibility of any party thereto. Generally, the TIA provisions include additional obligations of the trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the trustee resign in the event the interests of the holders of the various classes of certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of certificates of each class affected by such amendment evidencing, in each case, not less than 51% of the aggregate Percentage Interests constituting the class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the certificates, except that the amendment may not directly (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a certificate of any class without the consent of the holder of such certificate or which are required to be distributed to a holder of a Companion Loan without the consent of such holder, (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of any holder of a Companion Loan, without the consent of the holders of all certificates of that class then-outstanding or such holder of the related Companion Loan, (3) adversely affect the Voting Rights of any class of certificates, without the consent of the holders of all certificates of that class then outstanding, (4) change in any manner the obligations of any mortgage loan seller under any Purchase Agreement without the consent of the applicable mortgage loan seller, or (5) amend the Servicing Standard without, in each case, the consent of 100% of the holders of certificates or a Rating Agency Confirmation by each Rating Agency and confirmation of the applicable rating agencies that such action will not result in the downgrade, withdrawal or qualification of its then-current ratings of any securities related to a Companion Loan, if any (provided that such rating agency confirmation may be considered satisfied in the same manner as any Rating

Agency Confirmation may be considered satisfied with respect to the certificates as described in this free writing prospectus) and, if required under the related intercreditor agreement, the consent of the holder of the Subordinate Companion Loan.

Notwithstanding the foregoing, no amendment to the Pooling and Servicing Agreement may be made that changes in any manner the obligations of any mortgage loan seller under any Purchase Agreement or the rights of any mortgage loan seller, including as a third party beneficiary, under the Pooling and Servicing Agreement, without the consent of such mortgage loan seller.

Also, notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without the trustee, the certificate administrator, the master servicer, the special servicer and the senior trust advisor having first received an opinion of counsel (at the trust fund’s expense) to the effect that the amendment does not conflict with the terms of the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the master servicer, the special servicer, the depositor, the certificate administrator, the trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause any Trust REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust under the relevant provisions of the Code.

In addition to other limitations described above, no amendment may be made to the Pooling and Servicing Agreement that would adversely affect the swap counterparty under the swap contract without the consent of the swap counterparty. For the avoidance of doubt, any exchange by a holder of a Class A-2FL certificate of any portion of its aggregate outstanding Certificate Balance for an equal aggregate outstanding Certificate Balance of Class A-2FX certificates will not be deemed to be an amendment.

CERTAIN AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING TRANSACTION PARTIES

JPMCB and its affiliates are playing several roles in this transaction. J.P. Morgan Chase Commercial Mortgage Securities Corp. is the depositor and a wholly-owned subsidiary of JPMCB. JPMCB and the other mortgage loan sellers originated or acquired the mortgage loans and will be selling them to the depositor. JPMCB is also an affiliate of J.P. Morgan Securities LLC, an underwriter for the offering of the certificates.

Barclays is a sponsor and a mortgage loan seller. It is also an affiliate of Barclays Capital Inc., an underwriter for the Offered Certificates and an initial purchaser of the non-offered certificates. Barclays, an affiliate of one of the underwriters, provides warehouse financing to SMF II, through a master repurchase facility.  All of the Starwood Mortgage Loans, representing approximately 7.4% of the Initial Pool Balance, are subject to that repurchase facility.  Proceeds received by SMF II in connection with the contribution of the SMF II Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and to make payments to Barclays as the repurchase agreement counterparty.

Starwood Mortgage Funding II LLC is a sponsor and one of the mortgage loan sellers and is an affiliate of LNR Partners, LLC, the special servicer of the Marriott Anaheim Whole Loan under the 2014-C18 PSA and of LNR Securities Holdings, LLC (or its affiliate), which was the purchaser of approximately 15% of the class E, class F, class NR and class Z certificates issued under the 2014-C18 PSA.

KeyBank is a sponsor, mortgage loan seller and the master servicer.  It is also an affiliate of KeyBanc Capital Markets Inc., an underwriter for the Offered Certificates. KeyBank or one of its affiliates originated each of the mortgage loans that KeyBank is selling to the depositor for inclusion in the trust.

Pursuant to interim servicing agreements between Wells Fargo Bank, National Association, which is the Trustee, the Certificate Administrator, the custodian, the certificate registrar and the 17g-5 information provider, and SMF II, which is a Sponsor and an Originator, Wells Fargo Bank, National Association acts as interim servicer with respect to all of the mortgage loans to be contributed to this securitization by SMF II.

Wells Fargo Bank, National Association is the trustee, the certificate administrator, the custodian, the certificate registrar, the 17g-5 Information Provider. Wells Fargo Bank, National Association also serves as the custodian and the master servicer (among other functions) under the MSBAM 2014-C15 PSA with respect to the Arundel Mills & Marketplace Whole Loan and as the trustee and custodian (among other functions) under the 2014-C18 PSA with respect to the Marriott Anaheim Whole Loan.

Midland, which is expected to act as the special servicer, assisted DoubleLine Capital LP with due diligence relating to the mortgage loans to be included in the mortgage pool.

Midland is the Special Servicer and is the master servicer of the Marriott Anaheim Whole Loan under the 2014-C18 PSA and the special servicer of the Arundel Mills & Marketplace Whole Loan under the MSBAM 2014-C15 PSA.

Further, JPMCB currently holds each of The Outlets at Orange Pari Passu Companion Loan, the 470 Vanderbilt Avenue Pari Passu Companion Loan, the Gumberg Retail Portfolio Pari Passu Companion Loan and the 55 Broadway Pari Passu Companion Loan; however, JPMCB expects to deposit each such loan into one or more future securitizations.  See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Underwriters and Their Affiliates” in this free writing prospectus. JPMCB is also the holder of a mezzanine loan related to eight (8) mortgage loans (identified as Loan Nos. 7, 8, 9, 10, 11, 12, 13 and 14 on Annex A-1 to this free writing prospectus.

See “Risk Factors—Potential Conflicts of Interest” and “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this free writing prospectus. For a description of certain other affiliations, relationships and related transactions, to the extent known and material, among the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties” in this free writing prospectus.

PENDING LEGAL PROCEEDINGS INVOLVING TRANSACTION PARTIES

While the sponsors have been involved in, and are currently involved in, certain litigation or potential litigation, including actions relating to repurchase claims, there are no legal proceedings pending, or any proceedings known to be contemplated by any governmental authorities, against the sponsors that are material to Certificateholders.

For a description of certain other material legal proceedings pending against the transaction parties, see the individual descriptions of the transaction parties under “Transaction Parties” in this free writing prospectus.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any class of Offered Certificates will depend on:  (1) the Pass-Through Rate for the class; (2) the price paid for such certificates and, if the price was other than par, the rate and timing of payments (whether as a result of voluntary or involuntary prepayments received in respect of the mortgage loans) of principal on the Pooled Certificate (or, in the case of the Class X-A, Class X-B and Class X-C certificates, reduction of the Notional Amount of the Class X-A, Class X-B and Class X-C certificates, as applicable (in each case, determined without giving effect to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates)); (3) the aggregate amount of distributions on the certificates (or in the case of the Class X-A, Class X-B and Class X-C certificates, the resulting reductions of the Notional Amount of the Class X-A, Class X-B and Class X-C certificates, as applicable (in each case, determined without giving effect to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates), as a result of such principal distributions); and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a class of Pooled Certificates (or, in the case of the Class X-A, Class X-B and Class X-C certificates, in reduction of the Notional Amount of the Class X-A, Class X-B and Class X-C certificates, as applicable (in each case, determined without giving effect to any exchange of Class A-S, Class B and Class C certificates for Class EC certificates)).

Pass-Through Rate. The Pass-Through Rate applicable to each class of Offered Certificates (other than the Class EC certificates, which do not have a Pass-Through Rate) for any Distribution Date will equal the rate set forth on the cover of this free writing prospectus (including additional information indicated by any relevant footnotes). See “Description of the Certificates” in this free writing prospectus.

Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this free writing prospectus, the Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-SB certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, second, in respect of the Class A-1 certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 certificates and the Class A-2FL/2FX regular interest (and thus the Class A-2FL and Class A-2FX certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances are reduced to zero, fourth, in respect of the Class A-3 certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB certificates, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans (or, with respect to the Componentized Mortgage Loan, the related Pooled Component) will generally be distributable entirely in respect of the Class A-S certificates, the Class B certificates, the Class C certificates, the Class D certificates, the Class E certificates, the Class F certificates and the Class NR certificates, in that order, in each case until the Certificate Balance of such class of certificates is reduced to zero (calculated without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates).  On each Distribution Date, the Class EC certificates will receive, in the aggregate, the sum of the principal distributable to the Class A-S, Class B and Class C certificates that have been exchanged for such Class EC certificates.  Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, lockout periods, defeasance provisions, provisions relating to the release and/or application of earnout reserves, provisions requiring prepayments in connection with the release of real property collateral, requirements to pay Yield Maintenance Charges and/or other prepayment consideration in connection with principal payments, the dates on which balloon payments are due, incentives for a borrower to repay an ARD Loan by the related anticipated repayment date, property release provisions, provisions relating to the application or release of earnout reserves, any extensions of maturity dates by the master servicer or the special servicer and the rate and timing of principal prepayments and other unscheduled collections received in respect of the mortgage loans (or, with respect to the Componentized Mortgage Loan, the related Pooled Component) (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the Class X Certificates are not entitled to distributions of principal, the yield on such certificates will be extremely sensitive to prepayments received in respect of the mortgage loans to the extent distributed to reduce the related Notional Amount of the applicable class of Class X Certificates. In addition, although the borrower under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, we cannot assure you that the borrower will be able to prepay such ARD Loan on its related Anticipated Repayment Date. The failure of the borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and pursuant to the terms of the Pooling and Servicing Agreement, neither the master servicer nor the special servicer will be permitted to take any enforcement action with respect to the borrower’s failure to pay Excess Interest, other than to make requests for collection, until the scheduled maturity of such ARD Loan; provided that the master servicer or the special servicer, as the case may be, may take action to enforce the trust fund’s right to apply excess cash flow to principal in accordance with the terms of the respective ARD Loan documents. With respect to the Class A-SB certificates, the extent to which the planned balances are achieved and the sensitivity of the Class A-SB certificates to principal prepayments on the mortgage loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3 and Class A-4 certificates and the Class A-2FL/2FX regular interest remain outstanding. As such, the Class A-SB certificates will become more sensitive to the rate of prepayments on the mortgage loans than they were when the Class A-1, Class A-2, Class A-3 and Class A-4 certificates and the Class A-2FL/2FX regular interest were outstanding.

Prepayments and, assuming the respective stated maturity dates (or, if applicable, Anticipated Repayment Dates) for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans to maturity (or, if applicable, to the related anticipated repayment date).  Defaults on the mortgage loans particularly at or near their stated maturity dates (or, if applicable, Anticipated Repayment Dates), may result in significant delays in anticipated payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See “Servicing of the Mortgage Loans—Modifications, Waivers and Amendments” and “—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans” in this free writing prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the certificates or, in the case of the Class X-A or Class X-B certificates applied to reduce the Notional Amount of the Class X-A or Class X-B certificates, as applicable (in each case, determined without giving effect to any exchange of Exchangeable Certificates for Class EC certificates.  An investor should consider, in the case of any certificate (other than the Class X Certificates) purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the mortgage loans is distributed or otherwise results in reduction of the principal balance of a certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments distributed on an investor’s certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Because the Notional Amounts of the Class X-A and Class X-B certificates are based on the outstanding Certificate Balances of, in the case of the Class X-A certificates, the Class A Certificates (determined without giving effect to any exchange and conversion of any Class A-S certificates for Class EC certificates) (other than the Class A-2FL and Class A-2FX certificates) and the Class A-2FL/2FX regular interest and, in the case of the Class X-B certificates, the Class B certificates (determined without giving effect to any exchange and conversion of any Class B certificates for Class EC certificates), the yield to maturity on the Class X-A and Class X-B certificates will be extremely sensitive to the rate and timing of prepayments of principal on the mortgage loans.

Principal prepayments on the mortgage loans may also affect the yield on the classes of certificates with a Pass-Through Rate equal to, based on, or limited by the WAC Rate, to the extent that mortgage loans with higher Mortgage Rates prepay faster than mortgage loans with lower Mortgage Rates. The Pass-Through Rates on these classes of certificates may be adversely affected by a decrease in the WAC Rate even if principal prepayments do not occur.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR certificates, the Class F certificates, the Class E certificates, the Class D certificates, the Class C certificates (and any related portion of the Class EC certificates), Class B certificates (and any related portion of the Class EC certificates) and the Class A-S certificates (and any related portion of the Class EC certificates), in that order, in each case to the extent of amounts otherwise distributable in respect of the class of Subordinate Certificates. Although losses on the Class A-S certificates (and any related portion of the Class EC certificates) will not be allocated to the Class X-A certificates directly, they will reduce the Notional Amount of the Class X-A certificates (without giving effect to any conversion and exchange of Class A-S certificates for Class EC certificates), which will reduce the yield on such Offered Certificates. Similarly, although losses on the Class B certificates (and any related portion of the Class EC certificates) will not be allocated to the Class X-B certificates directly, they will reduce the Notional Amount of the Class X-B certificates (without giving effect to any conversion and exchange of Class B certificates for Class EC certificates), which will reduce the yield on such Offered Certificates.  In the event of the reduction of the Certificate Balances of all those classes of Subordinate Certificates and the Class EC certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-SB certificates and the Class A-2FL/2FX regular interest. As is the case with losses on the Class A-S certificates as described above, although losses on such Class A Certificates will not be allocated to the Class X-A certificates directly, they will reduce the Notional Amount of the Class X-A certificates (without giving effect to any conversion and exchange of Class A-S certificates for Class EC certificates), which will reduce the yield on such Offered Certificates. If Exchangeable Certificates are converted in an exchange for Class EC certificates, all losses and shortfalls that would otherwise be allocable to such converted Exchangeable Certificates will be borne by such Class EC certificates. In addition, although losses will not be directly allocated to the Class A-2FL and Class A-2FX certificates, losses allocated to the Class A-2FL/2FX regular interest will result in a corresponding pro rata reduction of the Certificate Balance of the Class A-2FL and Class A-2FX certificates.

Losses and shortfalls on the Componentized Mortgage Loan and Net Aggregate Prepayment Interest Shortfalls for each Distribution Date with respect to the Componentized Mortgage Loan will generally be allocated pro rata to the related Non-Pooled Component (and, correspondingly, the related Class CSQ certificates) and the related Pooled Component.  However, losses in excess of amounts available for distribution, such as Non-Recoverable Advances, may result in losses on the Pooled Certificates.

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, lockout periods or Yield Maintenance Charges, release of property provisions, amortization terms that require balloon payments and incentives for a borrower to repay its mortgage loan by an anticipated repayment date), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” and “Yield and Maturity Considerations” in this free writing prospectus.

The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to lockout periods and/or Yield Maintenance Charges.  In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

With respect to certain mortgage loans, the related mortgage loan documents allow for the sale of individual properties and the severance of the related debt and the assumption by the transferee of such portion of the mortgage loan as is allocable to the individual property acquired by that transferee, subject to the satisfaction of certain conditions. In addition, with respect to certain mortgage loans, the related mortgage loan documents allow for partial releases of individual Mortgaged Properties during a lockout period or during such time as a yield maintenance charge would otherwise be payable, which could result in a prepayment of a portion of the initial principal balance of the related mortgage loan without payment of a yield maintenance charge or prepayment premium. Additionally, in the case of a partial release of an individual Mortgaged Property, the related release amount in many cases is greater than the allocated loan amount for the Mortgaged Property being released, which would result in a greater than proportionate paydown of the mortgage loan. For more information see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Releases of Individual Mortgaged Properties” in this free writing prospectus.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

We make no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans or related mortgage loans.

Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 15 days after the end of the related Interest Accrual Period for the certificates, the effective yield to the holders of such certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

Unpaid Distributable Certificate Interest. As described under “Description of the Certificates—Distributions—Priority” in this free writing prospectus, if the portion of the Available Distribution Amount distributable in respect of interest on any class of certificates or the Class A-2FL/2FX regular interest on any Distribution Date is less than the Distributable Certificate Interest then payable for that class of certificates or the Class A-2FL/2FX regular interest, then the shortfall will be distributable to holders of that class of certificates or the Class A-2FL/2FX regular interest on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the related class of certificates for so long as it is outstanding. Similarly, any amounts constituting Collateral Support Deficit that are subsequently reimbursed generally will not bear interest (except as provided in this free writing prospectus with respect to Accrued Interest From Recoveries).

Weighted Average Life

The weighted average life of a Regular Certificate and the Class EC certificates refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the certificate is distributed to the related investor. The weighted average life of a Regular Certificate and the Class EC certificates will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise received, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this free writing prospectus, the Principal Distribution Amount for each Distribution Date will generally be distributable first, in respect of the Class A-SB certificates until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date, second, in respect of the Class A-1 certificates until their Certificate Balance is reduced to zero, third, in respect of the Class A-2 certificates and the Class A-2FL/2FX regular interest (and thus the Class A-2FL and Class A-2FX certificates), pro rata, based upon their respective Certificate Balances, until their respective Certificate Balances are reduced to zero, fourth, in respect of the Class A-3 certificates until their Certificate Balance is reduced to zero, fifth, in respect of the Class A-4 certificates until their Certificate Balance is reduced to zero, and sixth, in respect of the Class A-SB certificates, without regard to the Class A-SB Planned Principal Balance, until their Certificate Balance is reduced to zero. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the A-S certificates, then the Class B certificates, then the Class C certificates, then the Class D certificates, then the Class E certificates, then the Class F certificates, and then the Class NR certificates, in that order, in each case until the Certificate Balance of each such class of certificates or the Class A-2FL/2FX regular interest is reduced to zero (calculated without giving effect to any exchange of the Exchangeable Certificates for Class EC certificates).  On each Distribution Date, the Class EC certificates will receive, in the aggregate, the sum of the Principal Distribution Amount that would otherwise be distributed to the Class A-S, Class B and Class C certificates that have been converted in an exchange for such Class EC certificates. A reduction in the Certificate Balance of the Class A-2FL/2FX regular interest will result in a corresponding reduction of the Certificate Balances of the Class A-2FL and Class A-2FX certificates, pro rata.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The “Constant Prepayment Rate” or “CPR” model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans (or, with respect to the Componentized Mortgage Loan, the related Pooled Component). The “CPY” model represents an assumed CPR prepayment rate after any applicable lockout period, any applicable period in which Defeasance is permitted and any applicable yield maintenance period. The model used in this free writing prospectus is the CPY model. As used in each of the following tables, the column headed “0% CPY” assumes that none of the mortgage loans is prepaid before its maturity date or Anticipated Repayment Date, as the case may be. The columns headed “25% CPY”, “50% CPY”, “75% CPY” and “100% CPY” assume that prepayments on the mortgage loans are made (or, with respect to the Componentized Mortgage Loan, principal is allocated to the related Pooled Component) at those levels of CPR following the expiration of any applicable lockout period, any applicable period in which Defeasance is permitted and any applicable yield maintenance period (except as described below). We cannot assure you, however, that prepayments of the mortgage loans (or, with respect to the Componentized Mortgage Loan, the related Pooled Component) will conform to any level of CPY, and we make no representation that the mortgage loans will prepay at the levels of CPY shown or at any other prepayment rate.

The following tables indicate the percentage of the initial Certificate Balance of each class of the Offered Certificates that would be outstanding after each of the dates shown at various CPYs and the corresponding weighted average life of each class of Offered Certificates. The tables have been prepared on the basis of the following assumptions (the “Modeling Assumptions”), among others:

(a)  scheduled Periodic Payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 15th day of the related month, beginning in June 2014;

(b)  the Mortgage Rate in effect for each mortgage loan as of the Cut-off Date will remain in effect to the related maturity date or Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

(c)  the mortgage loan sellers will not be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the special servicer, the master servicer or the holders of the Class R certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and no holder of any Subordinate Companion Loan, mezzanine debt or other indebtedness will exercise its option to purchase the related mortgage loan;

(d)  any principal prepayments on the mortgage loans will be received on their respective Due Dates after the expiration of any applicable lockout period, any applicable period in which Defeasance is permitted, and any applicable yield maintenance period, in each case, at the respective levels of CPY set forth in the tables (without regard to any limitations in such mortgage loans on partial voluntary principal prepayment);

(e)  no Prepayment Interest Shortfalls are incurred and no prepayment premiums or Yield Maintenance Charges are collected;

(f)   the Closing Date is on May 21, 2014;

(g)  each ARD Loan prepays in full on the related Anticipated Repayment Date;

(h)  the Pass-Through Rates, initial Certificate Balances and initial Notional Amounts of the respective classes of Offered Certificates are as described in this free writing prospectus;

(i)   one month LIBOR on the Class A-2FL Certificates will remain constant at 0.152%;

(j)   the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans;

(k)  no reserves, earnouts, holdbacks, insurance proceeds or condemnation proceeds are applied to prepay any related mortgage loan in whole or in part;

(l)   no additional trust fund expenses or Senior Trust Advisor Expenses are incurred;

(m) no property releases (or related re-amortizations) occur;

(n)  the optional termination is not exercised;

(o)  the Certificate Balance of the Class EC certificates at all times equals the aggregate of the Certificate Balances of the Class A-S, Class B and Class C certificates;

(p)  there are no modifications or maturity date extensions in respect of the mortgage loans;

(q)  no Pro Rata Pay Event occurs; and

(r)   the mortgage loans secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Loan Nos. 10, 18 and 30, representing approximately 0.4%, 2.7% and 1.3%, respectively of the Initial Pool Balance, amortize based on the principal payment schedule schedules attached to this free writing prospectus as Annex H, Annex F and Annex G, respectively.

To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a class of Offered Certificates may mature earlier or later than indicated by the tables. The tables set forth below are for illustrative purposes only and it is highly unlikely that the mortgage loans will actually prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPY percentages. Investors should not rely on the prepayment assumptions set forth in this free writing prospectus and are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay, based on their own assumptions. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the class of the certificate that would be outstanding after each of the dates shown at the indicated CPYs.

Percent of the Initial Certificate Balance
of the Class A-1 Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
May 2015	86	86	86	86	86
May 2016	66	65	65	63	56
May 2017	43	35	27	19	12
May 2018	18	4	0	0	0
May 2019	0	0	0	0	0
Weighted Average Life (years)(1)	2.63	2.42	2.27	2.16	1.97

(1)
The weighted average life of the Class A-1 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

Percent of the Initial Certificate Balance
of the Class A-2 Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
May 2015	100	100	100	100	100
May 2016	100	100	100	100	100
May 2017	100	100	100	100	100
May 2018	100	100	99	98	98
May 2019	0	0	0	0	0
Weighted Average Life (years)(1)	4.85	4.83	4.81	4.79	4.64

(1)
The weighted average life of the Class A-2 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

Percent of the Initial Certificate Balance
of the Class A-3 Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
May 2015	100	100	100	100	100
May 2016	100	100	100	100	100
May 2017	100	100	100	100	100
May 2018	100	100	100	100	100
May 2019	100	100	100	100	100
May 2020	100	100	100	100	100
May 2021	0	0	0	0	0
Weighted Average Life (years)(1)	6.90	6.88	6.86	6.83	6.62

(1)
The weighted average life of the Class A-3 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 certificates.

Percent of the Initial Certificate Balance
of the Class A-4 Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
May 2015	100	100	100	100	100
May 2016	100	100	100	100	100
May 2017	100	100	100	100	100
May 2018	100	100	100	100	100
May 2019	100	100	100	100	100
May 2020	100	100	100	100	100
May 2021	100	100	100	100	100
May 2022	100	100	100	100	100
May 2023	100	100	100	100	100
May 2024	0	0	0	0	0
Weighted Average Life (years)(1)	9.74	9.70	9.64	9.58	9.34

(1)
The weighted average life of the Class A-4 certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 certificates.

Percent of the Initial Certificate Balance
of the Class A-SB Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
May 2015	100	100	100	100	100
May 2016	100	100	100	100	100
May 2017	100	100	100	100	100
May 2018	100	100	100	100	100
May 2019	91	91	91	91	92
May 2020	72	72	72	72	73
May 2021	52	52	52	52	52
May 2022	33	33	33	33	33
May 2023	12	12	12	12	13
May 2024	0	0	0	0	0
Weighted Average Life (years)(1)	7.14	7.14	7.14	7.14	7.15

(1)
The weighted average life of the Class A-SB certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-SB certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-SB certificates.

Percent of the Initial Certificate Balance
of the Class A-S Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
May 2015	100	100	100	100	100
May 2016	100	100	100	100	100
May 2017	100	100	100	100	100
May 2018	100	100	100	100	100
May 2019	100	100	100	100	100
May 2020	100	100	100	100	100
May 2021	100	100	100	100	100
May 2022	100	100	100	100	100
May 2023	100	100	100	100	100
May 2024	0	0	0	0	0
Weighted Average Life (years)(1)	9.90	9.90	9.88	9.80	9.52

(1)
The weighted average life of the Class A-S certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-S certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-S certificates.

Percent of the Initial Certificate Balance
of the Class B Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
May 2015	100	100	100	100	100
May 2016	100	100	100	100	100
May 2017	100	100	100	100	100
May 2018	100	100	100	100	100
May 2019	100	100	100	100	100
May 2020	100	100	100	100	100
May 2021	100	100	100	100	100
May 2022	100	100	100	100	100
May 2023	100	100	100	100	100
May 2024	0	0	0	0	0
Weighted Average Life (years)(1)	9.90	9.90	9.90	9.90	9.65

(1)
The weighted average life of the Class B certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

Percent of the Initial Certificate Balance
of the Class C Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
May 2015	100	100	100	100	100
May 2016	100	100	100	100	100
May 2017	100	100	100	100	100
May 2018	100	100	100	100	100
May 2019	100	100	100	100	100
May 2020	100	100	100	100	100
May 2021	100	100	100	100	100
May 2022	100	100	100	100	100
May 2023	100	100	100	100	100
May 2024	0	0	0	0	0
Weighted Average Life (years)(1)	9.90	9.90	9.90	9.90	9.71

(1)
The weighted average life of the Class C certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

Percent of the Initial Certificate Balance
of the Class EC Certificates at the Respective CPYs
Set Forth Below:
Distribution Date	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY
Initial Percentage	100%	100%	100%	100%	100%
May 2015	100	100	100	100	100
May 2016	100	100	100	100	100
May 2017	100	100	100	100	100
May 2018	100	100	100	100	100
May 2019	100	100	100	100	100
May 2020	100	100	100	100	100
May 2021	100	100	100	100	100
May 2022	100	100	100	100	100
May 2023	100	100	100	100	100
May 2024	0	0	0	0	0
Weighted Average Life (years)(1)	9.90	9.90	9.89	9.86	9.61

(1)
The weighted average life of the Class EC certificates is determined by (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class EC certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class EC certificates.

Yield Sensitivity of the Class X-A and Class X-B Certificates

The yield to maturity of the Class X-A and Class X-B certificates will be highly sensitive to the rate and timing of principal payments including by reason of prepayments (whether voluntary or involuntary), principal losses and other factors described above to the extent allocated to (a) in the case of the Class X-A certificates, the Class A Certificates (and any portion of the Class EC certificates related to the Class A-S certificates) and (b) in the case of the Class X-B certificates, the Class B certificates (and any portion of the Class EC certificates related to the Class B Certificates). Investors in the Class X-A and Class X-B certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Any optional termination by the holders of the Controlling Class, the special servicer, the master servicer or the holders of the Class R certificates would result in prepayment in full of the Offered Certificates and would have an adverse effect on the yield of a class of Class X-A and Class X-B certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in any Class X-A and Class X-B certificates and any other certificates purchased at premium might not fully recoup their initial investment. See “Description of the Certificates—Termination; Retirement of Certificates” in this free writing prospectus.

Pre-Tax Yield to Maturity Tables

The following tables indicate the approximate pre-tax yield to maturity on a corporate bond equivalent (“CBE”) basis on the Offered Certificates for the specified CPYs based on the assumptions set forth under “—Weighted Average Life” above. It was further assumed that the purchase price of the Offered Certificates is as specified in the tables below, expressed as a percentage of the initial Certificate Balance or Notional Amount, as applicable, plus accrued interest from May 1, 2014 to the Closing Date.

The yields set forth in the following tables were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable class of Offered Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of such class, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculations do not take into account shortfalls in collection of interest due to prepayments (or other liquidations) of the mortgage loans (or, with respect to the Componentized Mortgage Loan, the related Pooled Component) or the interest rates at which investors may be able to reinvest funds received by them as distributions on the applicable class of certificates (and, accordingly, do not purport to reflect the return on any investment in the applicable class of Offered Certificates when such reinvestment rates are considered).

The characteristics of the mortgage loans may differ from those assumed in preparing the tables below. In addition, we cannot assure you that the mortgage loans will prepay in accordance with the above assumptions (or, with respect to the Componentized Mortgage Loan, amounts will be allocated to the related Pooled Component in accordance with the above assumptions) at any of the rates shown in the tables or at any other particular rate, that the cash flows on the applicable class of Offered Certificates will correspond to the cash flows shown in this free writing prospectus or that the aggregate purchase price of such class of Offered Certificates will be as assumed. In addition, it is unlikely that the mortgage loans will prepay in accordance with the above assumptions at any of the specified CPYs until maturity or that all the mortgage loans will so prepay at the same rate. Timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors. Investors must make their own decisions as to the appropriate prepayment assumption to be used in deciding whether to purchase any class of Offered Certificates.

For purposes of this free writing prospectus, prepayment assumptions with respect to the mortgage loans are presented in terms of the CPY model described under “—Weighted Average Life” above.

TABLES OF PRE-TAX YIELD TO MATURITY FOR THE CLASS A-1, CLASS A-2, CLASS A-3,
CLASS A-4,  CLASS A-SB, CLASS X-A, CLASS X-B, CLASS A-S, CLASS B, CLASS C AND CLASS
EC CERTIFICATES

Pre-Tax Yield to Maturity for the Class A-1 Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class A-1 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-2 Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class A-2 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-3 Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class A-3 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-4 Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class A-4 certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-SB Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class A-SB certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-A Certificates
Assumed Purchase Price (% of Initial Notional Amount of Class X-A certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class X-B Certificates
Assumed Purchase Price (% of Initial Notional Amount of Class X-B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class A-S Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class A-S certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class B Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class B certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class C Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class C certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

Pre-Tax Yield to Maturity for the Class EC Certificates
Assumed Purchase Price (% of Initial Certificate Balance of Class EC certificates)	Prepayment Assumption (CPY)
	0% CPY	25% CPY	50% CPY	75% CPY	100% CPY

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

This discussion reflects the applicable REMIC Provisions, but does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and should review the discussions under the heading “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

The Centreville Square Mortgage Loan REMIC will hold the Componentized Mortgage Loan and the proceeds of such mortgage loan, together with any related property acquired by foreclosure or deed in lieu of foreclosure and will issue certain uncertificated classes (the “Centreville Square REMIC Regular Interests” ) as the regular interests in the Centreville Square Mortgage Loan REMIC and an uncertificated interest represented by the Class R Certificates, as the sole class of residual certificates in the Centreville Square Mortgage Loan REMIC.  The Lower-Tier REMIC will hold the mortgage loans (other than the Componentized Mortgage Loan) and the related proceeds of such mortgage loans (other than Excess Interest), the trust’s allocable share of any related property acquired by foreclosure or deed in lieu of foreclosure (or, in the case of a Non-Serviced Mortgage Loan, a beneficial interest in an allocable portion of the property securing that Non-Serviced Mortgage Loan) and the Centreville Square REMIC Regular Interests, and will issue certain uncertificated classes (the “Lower-Tier REMIC Regular Interests”), as the regular interests in the Lower-Tier REMIC, and an uncertificated interest represented by the Class R certificates, as the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and the proceeds of the Lower-Tier REMIC Regular Interests and will issue the Senior Certificates (other than the Class A-2FL and Class A-2FX certificates), the Subordinate Certificates (other than the portion of the Class NR certificates evidencing interests in the Grantor Trust (defined below)), the Class CSQ certificates and the Class A-2FL/2FX regular interest as regular interests in the Upper-Tier REMIC and an uncertificated interest represented by the Class R certificates as the sole class of residual interest in the Upper-Tier REMIC.

On the Closing Date, Cadwalader, Wickersham & Taft LLP, special counsel to the depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and any applicable intercreditor agreements, (3) (a) compliance with the provisions of the MSBAM 2014-C15 PSA and other related documents and any amendments thereto and the continued qualification of the REMICs formed under the MSBAM 2014-C15 PSA and (b) compliance with the provisions of the 2014-C18 PSA and other related documents and any amendments thereto and the continued qualification of the REMICs formed under the 2014-C18 PSA, (4) on and after the 55 Broadway Pari Passu Companion Loan Securitization Date, compliance with all provisions of the 55 Broadway PSA and other related documents and any amendments thereto and the continued qualification of the REMICs formed under the 55 Broadway PSA and (5) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the “Code”), for federal income tax purposes (a) each of the Centreville Square Mortgage Loan REMIC, the Upper-Tier REMIC and Lower-Tier REMIC will qualify as a real estate mortgage investment conduit (each, a “REMIC”) within the meaning of Sections 860A through 860G of the Code, (b) (i) the Centreville Square REMIC Regular Interests will evidence the “regular interests” in the Centreville Square Mortgage Loan REMIC, (ii) the Lower-Tier REMIC Regular Interests will evidence the “regular interests” in the Lower-Tier REMIC and (iii) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-SB, Class X-A, Class X-B, Class X-C, Class A-S, Class B, Class C, Class D, Class E, Class F, Class NR and Class CSQ certificates (other than the portion of the Class NR certificates evidencing interests in the Grantor Trust (defined below)) and the Class A-2FL/2FX regular interest will evidence the “regular interests” in the Upper-Tier REMIC and (c) the Class R certificates will represent the sole class of “residual interests” in each of the Trust REMICs, within the meaning of the REMIC Provisions. For convenience, distributions are described in this free writing prospectus as if distributions on the mortgage loans were made directly on the certificates. The Offered Certificates are (or, in the case of the Class EC certificates, represent beneficial ownership of) “Regular Certificates” as defined in the prospectus.

In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, (i) the portions of the trust consisting of (a) any Class A-S, Class B and Class C certificates that have been exchanged for and converted to Class EC certificates (and the related amounts in the Class EC Distribution Account) (b) the Class A-2FL/2FX regular interest, the Class A-2FL Floating Rate Account, the Class A-2FX Floating Rate Account and the swap contract and (c) the Excess Interest (and related amounts in the Excess Interest Distribution Account), will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class EC certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(a) above, (iii) the Class NR certificates will represent undivided beneficial interests in the portion of the Grantor Trust described in clause (i)(c) above, (iv) the Class A-2FX certificates will represent beneficial ownership of their percentage interest of the Class A-2FL/2FX regular interest and amounts in the Class A-2FX Floating Rate Account, and (v) the Class A-2FL certificates will represent beneficial ownership of the related swap contract, their percentage interest of the Class A-2FL/2FX regular interest and amounts in the Class A-2FL Floating Rate Account.

Tax Status of Offered Certificates

Except as provided below, Offered Certificates (whether held directly or in the form of the Class EC certificates) held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the trust would be so treated. For purposes of the foregoing tests, the Trust REMICs are treated as a single REMIC. If at all times 95% or more of the assets of the trust qualify for each of the foregoing treatments, the Offered Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on mortgage loans that are reinvested pending distribution to holders of certificates qualify for such treatment. Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C) only to the extent the mortgage loans are secured by multifamily properties. As of the Cut-off Date, thirty-two (32) of the Mortgaged Properties, securing ten (10) mortgage loans (identified as Loan Nos. 2, 25, 35, 37, 52, 57, 58, 62, 66 and 68 on Annex A-1 to this free writing prospectus), representing approximately 14.3% of the Initial Pool Balance by allocated loan amount, are multifamily properties. Holders of the Offered Certificates should consult their own tax advisors whether the foregoing percentage or some other percentage applies to their certificates. In addition, mortgage loans that have been defeased with government securities will not qualify for the foregoing tax treatments. Offered Certificates held by certain financial institutions will constitute “evidences of indebtedness” within the meaning of Code Section 582(c)(1). Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Section 860G(a)(3) of the Code. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Characterization of Investments in REMIC Certificates” in the prospectus.

Taxation of Offered Certificates

General. Each class of Offered Certificates (whether held directly or in the form of the Class EC certificates) generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Class EC certificates will treat the related portions of the related Exchangeable Certificates as separate debt instruments and will report the aggregate of separate amounts computed with respect thereto. Holders of such classes will be required to include in income all interest on the regular interests represented by their certificates in accordance with the accrual method of accounting, regardless of a Certificateholder’s usual method of accounting. The prepayment assumption that will be used in determining the rate of accrual of original issue discount (“OID”), if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided that it is assumed that each of the ARD Loans prepay on its related Anticipated Repayment Date (the “Prepayment Assumption”). No representation is made that the mortgage loans will prepay at that rate or at any other rate. Treasury Regulations (the “OID Regulations”) governing the computation of OID do not address the manner of accruing OID on securities such as the Offered Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets and which are governed by Section 1272(a)(6) of the Code. The methodology for accruing OID described in this paragraph and in the prospectus will be used for reporting to investors unless and until more specific regulations are issued for obligations governed by Section 1272(a)(6) of the Code. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Premium” in the prospectus.  It is anticipated that the Class [__] certificates will be issued with OID.

In addition, it is anticipated that the certificate administrator will treat the Class X-A and Class X-B certificates as having no qualified stated interest. Accordingly, such classes will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received thereon, over their respective issue prices (including interest accrued prior to the Closing Date). Any “negative” amounts of OID on the Class X-A or Class X-B certificates attributable to rapid prepayments with respect to the mortgage loans will not be deductible currently. Holders of Class X-A and Class X-B certificates may be entitled to a loss, which may be a capital loss, to the extent it becomes certain that such Certificateholders will not recover a portion of their basis in such classes, assuming no further prepayments. In the alternative, it is possible that rules similar to the “noncontingent bond method” of the contingent interest rules of the OID Regulations, may be promulgated with respect to such classes. Unless and until required otherwise by applicable authority, it is not anticipated that the contingent interest rules will apply.

Premium. A Regular Certificate purchased upon initial issuance or in the secondary market at a cost, as adjusted, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus. It is anticipated that the Class [__] certificates will be issued at a premium.

Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and prepayment premiums actually collected on the mortgage loans (or, in the case of the Componentized Mortgage Loan, to the extent collected and allocated to the Pooled Component) will be distributed to the Offered Certificates as described in “Description of the Certificates—Allocation of Yield Maintenance Charges and Prepayment Premiums” in this free writing prospectus. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and prepayment premiums will be treated as giving rise to any income to the holder of such classes of certificates prior to the certificate administrator’s actual receipt of Yield Maintenance Charges and prepayment premiums. Yield Maintenance Charges and prepayment premiums, if any, may be treated as paid upon the retirement or partial retirement of the Offered Certificates. The IRS may disagree with these positions. Holders of Offered Certificates should consult their own tax advisors concerning the treatment of Yield Maintenance Charges and prepayment premiums.

Taxation of the Class EC Certificates

The arrangement under which Exchangeable Certificates converted in an exchange for Class EC certificates is held will be classified as a grantor trust under subpart E, part I of subchapter J of the Code, and the Class EC certificates will evidence beneficial ownership of a portion of the Grantor Trust. The interests in the Exchangeable Certificates that have been exchanged and converted for an interest in the Class EC certificates, including any exchanges effective on the Closing Date, will be the assets of that portion of the Grantor Trust, and such Class EC certificates will represent beneficial ownership of the Upper-Tier REMIC regular interests represented by such Exchangeable Certificates.

The Class EC certificates will represent undivided beneficial interests in the Exchangeable Certificates that have been exchanged for such Class EC certificates, which will be treated as separate debt instruments for federal income tax purposes. The holder of the Class EC certificates must account separately for its interest in each such class of Exchangeable Certificates. See “Taxation of Offered Certificates” above. A purchaser must allocate its basis in the Class EC certificates among the Exchangeable Certificates represented by each Class of Exchangeable Certificates in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such Class EC certificate, the holder must allocate the amount received on the sale among the Exchangeable Certificates represented by each Class of Exchangeable Certificates in accordance with their relative fair market values as of the time of sale. Prospective beneficial owners of the Class EC certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class EC certificates.

If a beneficial owner exchanges Exchangeable Certificates for Class EC certificates, the exchange and conversion will not be taxable. Likewise, if a beneficial owner exchanges and converts Class EC certificates for Exchangeable Certificates, the exchange and conversion will not be taxable.

Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen of resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, or is a foreign estate or trust, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors” in the prospectus.

Further Information

For a discussion of the deductibility, character and timing of losses with respect to the Offered Certificates, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Treatment of Losses” in the prospectus.

For further information regarding the federal income tax consequences of investing in the Offered Certificates, see “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences”, purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential purchasers should consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

CERTAIN ERISA CONSIDERATIONS

A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (an “ERISA Plan”) or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a “Plan”) should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

The U.S. Department of Labor has issued to J.P. Morgan Securities LLC an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002), as amended by PTE 2013-08, 78 Fed. Reg. 41,090 (July 9, 2013) (the “Exemption”). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities LLC, provided that certain conditions set forth in the Exemption are satisfied.

The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by an ERISA Plan must be on terms (including the price paid for the Offered Certificates) that are at least as favorable to the ERISA Plan as they would be in an arm’s-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”). Third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter. The “Restricted Group” consists of any underwriter, the depositor, the trustee, the master servicer, the special servicer, any sub-servicer, the swap counterparty, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates (a “5% Borrower”), and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person’s services under the Pooling and Servicing Agreement and reimbursement of the person’s reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

It is a condition of the issuance of the Offered Certificates that they have the ratings described above required by the Exemption. A fiduciary of an ERISA Plan contemplating purchasing a certificate should determine if one or more of the Rating Agencies meets the requirements to be an Exemption Rating Agency. The depositor believes that, as of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of an ERISA Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories by at least one of the Exemption Rating Agencies for at least one year prior to the ERISA Plan’s acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any ERISA Plan’s acquisition of Offered Certificates.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the depositor or the underwriters and an ERISA Plan when the depositor, any of the underwriters, the trustee, the master servicer, the special servicer, a sub-servicer or a Borrower is a party in interest with respect to the investing ERISA Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this free writing prospectus, an “Excluded Plan” is an ERISA Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the depositor or the underwriters and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by an ERISA Plan and (3) the holding of Offered Certificates by an ERISA Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

Before purchasing an Offered Certificate, a fiduciary of an ERISA Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. The fiduciary of a Plan not subject to ERISA or Section 4975 of the Code, such as a governmental plan, should determine the need for and availability of exemptive relief under applicable Similar Law. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

Prospective investors in the Offered Certificates should note that the San Diego City Employees’ Retirement System, which is a governmental plan, owns all of the equity interests in the borrower with respect to the Mortgage Loan identified as Loan No. 45 on Annex A-1 to this free writing prospectus, representing approximately 0.7% of the Initial Pool Balance.  Persons who have an ongoing relationship with the San Diego City Employees’ Retirement System should consult with counsel regarding whether such a relationship would affect their ability to purchase and hold the Offered Certificates.

THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California, New York and Pennsylvania that is general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the mortgage loans.

California.  Ten (10) Mortgaged Properties (identified as Loan Nos. 1, 16, 20, 21, 29, 30, 31, 53, 63 and 65 on Annex A-1 to this free writing prospectus), securing ten (10) mortgage loans representing 21.5% of the Initial Pool Balance by allocated loan amount are in California.  Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee’s sale (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure, in each case subject to and accordance with the applicable procedures and requirements of California law. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor-in-interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity.   This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as (but not limited to) an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt.  A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”.  Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness.  Further, under California law, once a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.

On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors.  California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

New York.  Two (2) Mortgaged Properties (identified as Loan Nos. 3 and 5 on Annex A-1 to this free writing prospectus), securing two (2) mortgage loans representing 12.1% of the Initial Pool Balance are in New York. Mortgage loans in New York are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is usually accomplished in judicial proceedings.  After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action.  The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale.  Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction.  There is no right of redemption after the foreclosure of sale.  In certain circumstances, deficiency judgments may be obtained.  Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

Pennsylvania.  Five (5) Mortgaged Properties (identified as Loan Nos. 2.01, 2.02, 6.01, 6.03 and 61 on Annex A-1 to this free writing prospectus), partially securing three (3) mortgage loans representing 10.3% of the Initial Pool Balance are in Pennsylvania.  Mortgage loans in Pennsylvania are generally secured by mortgages on the related real estate.  Foreclosure of a mortgage is accomplished by foreclosure in judicial proceedings.  Such proceedings are regulated by statutes and rules and subject throughout to the court’s equitable powers.  Public notice of the judgment of foreclosure and sale and the amount of the judgment is given for a statutory period of time after which the mortgaged real estate is sold by a sheriff at public auction.  The proceeds received by the sheriff from the sale are applied first to the cost and expenses of the sale, then to any liens entitled to priority over the mortgage, such as liens for real estate taxes, and then in satisfaction of the indebtedness secured by the mortgage.  After satisfaction of any other liens, the remaining proceeds are generally payable to the mortgagor.  There is no right of redemption after foreclosure sale in Pennsylvania.  In certain circumstances, deficiency judgments may be obtained.  The remedy of appointment of a receiver for the mortgaged real estate is available and is sometimes used.

Other Aspects. Please see the discussion under “Certain Legal Aspects of Mortgage Loans” in the prospectus regarding other legal aspects of the mortgage loans that you should consider prior to making any investment in the certificates.

LEGAL INVESTMENT

No class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of a Class of Certificates to less than an “investment grade” rating (i.e., lower than the top four rating categories) by a Rating Agency or another NRSRO, whether initially or as a result of a ratings downgrade, may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that Class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity and market value of the Certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other regulatory restrictions. See “Legal Investment” in the prospectus.

The issuing entity will not be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The issuing entity will not be relying upon Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act as a basis for not registering under the Investment Company Act.

LEGAL MATTERS

The validity of the certificates will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP and for the underwriters by Sidley Austin LLP. In addition, material federal income tax matters will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP.

RATINGS

It is a condition to their issuance that the Offered Certificates receive the following credit ratings from the respective Rating Agencies:
Class	Fitch(1)	S&P(1)	KBRA(1)
Class A-1	AAAsf	AAA(sf)	AAA(sf)
Class A-2	AAAsf	AAA(sf)	AAA(sf)
Class A-3	AAAsf	AAA(sf)	AAA(sf)
Class A-4	AAAsf	AAA(sf)	AAA(sf)
Class A-SB	AAAsf	AAA(sf)	AAA(sf)
Class X-A	AAAsf	AAA(sf)	AAA(sf)
Class X-B	AA-sf	AA-(sf)	AAA(sf)
Class A-S	AAAsf	AAA(sf)	AAA(sf)
Class B	AA-sf	AA-(sf)	AA-(sf)
Class C	A-sf	A-(sf)	A-(sf)
Class EC	A-sf	A-(sf)	A-(sf)

(1)
Fitch, S&P and KBRA have informed us that the “sf” designation in their respective ratings represents an identifier for structured finance product ratings.  For information about this identifier, prospective investors can go to the website of the applicable Rating Agency.

It is a condition to their issuance that the Offered Certificates receive investment grade credit ratings from each of the three Rating Agencies.

The ratings address the likelihood of the timely receipt of distributions of interest by the Certificateholders to which they are entitled and, the ultimate distribution of principal by the Rated Final Distribution Date. The ratings of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. The ratings are not a recommendation to buy, sell or hold securities, a measure of asset value or an indication of the suitability of an investment, and may be subject to revision or withdrawal at any time by any Rating Agency. In addition, these ratings do not address: (a) the likelihood, timing, or frequency of prepayments (both voluntary and involuntary) and their impact on interest payments or the degree to which such prepayments might differ from those originally anticipated, (b) the possibility that a Certificateholder might suffer a lower than anticipated yield, (c) the likelihood of receipt of yield maintenance charges, prepayment charges, prepayment premiums, prepayment fees or penalties, default interest or post-anticipated repayment date additional interest, (d) the likelihood of experiencing any Prepayment Interest Shortfalls, an assessment of whether or to what extent the interest payable on any class of Offered Certificates may be reduced in connection with any Prepayment Interest Shortfalls, or of receiving Compensating Interest Payments, (e) the tax treatment of the Offered Certificates or effect of taxes on the payments received, (f) the likelihood or willingness of the parties to the respective documents to meet their contractual obligations or the likelihood or willingness of any party or court to enforce, or hold enforceable, the documents in whole or in part, (g) an assessment of the yield to maturity that investors may experience, (h) the likelihood, timing or receipt of any payments of interest to the holders of the Offered Certificates resulting from an increase in the interest rate on any underlying mortgage loan in connection with a mortgage loan modification, waiver or amendment, (i) Excess Interest, or (j) other non-credit risks, including, without limitation, market risks or liquidity.

The ratings take into consideration the credit quality of the underlying Mortgaged Properties and the mortgage loans, structural and legal aspects associated with the Offered Certificates, and the extent to which the payment stream of the mortgage loans is adequate to make payments required under the Offered Certificates. However, as noted above, the ratings do not represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by the borrowers, or the degree to which such prepayments might differ from those originally anticipated. In general, the ratings address credit risk and not prepayment risk. Ratings are forward-looking opinions about credit risk and express an agency’s opinion about the ability and willingness of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit. In addition, the ratings do not represent an assessment of the yield to maturity that investors may experience or the possibility that the Certificateholders of the Class X-A and Class X-B certificates might not fully recover their initial investment in the event of delinquencies or defaults or rapid prepayments on the mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the mortgage loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the ratings assigned to such certificates.

As indicated in this free writing prospectus, holders of the Class X-A and Class X-B certificates are entitled only to payments of interest on the related mortgage loans. If the mortgage loans were to prepay in the initial month, with the result that the holders of the Class X-A and Class X-B certificates receive only a single month’s interest and therefore, suffer a nearly complete loss of their investment, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class X-A and Class X-B certificates. The Notional Amounts of the Class X-A and Class X-B certificates on which interest is calculated may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The ratings do not address the timing or magnitude of reductions of such Notional Amount, but only the obligation to pay interest timely on the Notional Amount, as so reduced from time to time. Therefore, the ratings of the Class X-A and Class X-B certificates should be evaluated independently from similar ratings on other types of securities.

Although the depositor will prepay fees for ongoing rating surveillance by certain of the Rating Agencies, the depositor has no obligation or ability to ensure that any Rating Agency performs ratings surveillance.  In addition, a Rating Agency may cease ratings surveillance if the information furnished to that Rating Agency is insufficient to allow it to perform surveillance.

As part of the process of obtaining ratings for the Offered Certificates, the depositor had initial discussions with and submitted certain materials to six NRSROs. Based on preliminary feedback from those NRSROs at that time, the depositor selected Fitch, S&P and KBRA to rate the Offered Certificates and not the other three NRSROs, due in part to those NRSROs’ initial subordination levels for the various classes of certificates. Had the depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would have ultimately assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, relying on information obtained pursuant to Rule 17g-5 or otherwise, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates.

INDEX OF DEFINED TERMS

17g-5 Information Provider	S-310	Attestation Report	S-349
2014-C18 Master Servicer	S-143	Available Distribution Amount	S-275
2014-C18 PSA	S-143	Bank of America	S-229
2014-C18 Special Servicer	S-143	Barclays	S-130, S-224
2014-C18 Trust	S-169	Barclays Data Tape	S-225
30/360 Basis	S-259	Barclays Mortgage Loans	S-225
470 Vanderbilt Avenue Intercreditor		Barclays Review Team	S-225
Agreement	S-149	Base Interest Fraction	S-289
470 Vanderbilt Avenue Mortgage Loan	S-142	BSCMI	S-214
470 Vanderbilt Avenue Noteholders	S-149	CBE	S-367
470 Vanderbilt Avenue Pari Passu		Centreville Square Mortgage Loan	S-130
Companion Loan	S-142	Centreville Square REMIC Distribution
470 Vanderbilt Avenue Whole Loan	S-142	Account	S-274
5% Borrower	S-374	Centreville Square REMIC Regular
55 Broadway Directing Holder	S-158	Interests	S-370
55 Broadway Intercreditor Agreement	S-157	Certificate Account	S-273
55 Broadway Mortgage Loan	S-142	Certificate Administrator Fee	S-243
55 Broadway Noteholders	S-157	Certificate Administrator Fee Rate	S-243
55 Broadway Pari Passu Companion		Certificate Balance	S-267
Loan	S-142	Certificate Deferred Interest	S-283
55 Broadway Pari Passu Companion		Certificate Owner	S-268
Loan Securitization Date	S-143, S-157	Certificateholder	S-130, S-268
55 Broadway PSA	S-143	Certificateholder Quorum	S-253
55 Broadway Whole Loan	S-143	Choice Hotels	S-148
Acceptable Insurance Default	S-330	Class A Certificates	S-266
Accrued Interest From Recoveries	S-282	Class A-2FL Floating Rate Account	S-274
Actual/360 Basis	S-189	Class A-2FX Floating Rate Account	S-274
Additional Collateral Amount	S-161	Class A-SB Planned Principal Balance	S-285
Additional Exclusions	S-329	Class CSQ Collateral Support Deficits	S-293
Administrative Cost Rate	S-281	Class CSQ Collateral Support Deficits	S-173
Advances	S-295	Class EC Distribution Account	S-274
Aereo	S-179	Class X Certificates	S-266
Anticipated Repayment Date	S-193	Clearstream	S-268
Appraisal Reduced Interest	S-288	Closing Date	S-130
Appraisal Reduction	S-299	CMA	S-212
Appraisal Reduction Event	S-298	CMA Lockbox	S-212
Appraised-Out Class	S-302	CMBS	S-230, S-251
ARD Loans	S-193	Code	S-370
Arundel Mills & Marketplace		Collateral Support Deficit	S-293
Intercreditor Agreement	S-153	Companion Loan	S-143
Arundel Mills & Marketplace Mortgage		Compensating Interest Payment	S-264
Loan	S-142	Component Loan REMIC	S-211
Arundel Mills & Marketplace		Componentized Mortgage Loan	S-130, S-145
Noteholders	S-153	Consultation Termination Event	S-321
Arundel Mills & Marketplace Pari Passu		Control Appraisal Period	S-161
Companion Loan	S-142	Control Eligible Certificates	S-321
Arundel Mills & Marketplace Whole		Control Event	S-321
Loan	S-142	Controlling Class	S-321
Assessment of Compliance	S-348	Controlling Class Certificateholder	S-320
Asset Status Report	S-316	Corrected Mortgage Loan	S-316
Assumed Final Distribution Date	S-290	CPR	S-361
Assumed Scheduled Payment	S-285	CPY	S-361

CREFC Investor Reporting Package®	S-307	Grantor Trust	S-371
CREFC®	S-310	Gumberg Retail Portfolio Intercreditor
CREFC® Intellectual Property Royalty		Agreement	S-161
License Fee	S-281	Gumberg Retail Portfolio Major
CREFC® Intellectual Property Royalty		Decisions	S-165
License Fee Rate	S-282	Gumberg Retail Portfolio Mortgage
Cross-Over Date	S-279	Loan	S-143
CRR	S-61	Gumberg Retail Portfolio Noteholders	S-161
Cut-off Date	S-130	Gumberg Retail Portfolio Pari Passu
Cut-off Date Balance	S-130	Companion Loan	S-143
Cut-off Date LTV Ratios	S-207	Gumberg Retail Portfolio Whole Loan	S-143
Defaulted Mortgage Loan	S-334	Hard Lockbox	S-212
Defeasance	S-193	Indirect Participants	S-271
Defeasance Lockout Period	S-193	Initial Pool Balance	S-130
Depositories	S-271	Initial Rate	S-193
Determination Date	S-273	Initial Resolution Period	S-209
Direct Participants	S-271	Insurance and Condemnation
Directing Certificateholder	S-320	Proceeds	S-273
Disclosable Special Servicer Fees	S-263	Interest Accrual Period	S-282
Discount Rate	S-190	Interest Distribution Amount	S-282
Distributable Certificate Interest	S-283	Interest Payment Differential	S-191
Distribution Account	S-274	Interest Reserve Account	S-274
Distribution Date	S-273	Interested Person	S-335
Doremus Newark	S-179	Investment Company Act	S-377
DTC	S-268	Investor Certification	S-306
Due Date	S-188, S-276	Investor Q&A Forum	S-309
Due Diligence Requirement	S-61	Investor Registry	S-310
Due Period	S-276	Issuing Entity	S-241
EEA	S-61	JPMCB	S-130, S-214
Effective Gross Income	S-205	JPMCB Data Tape	S-215
EIP	S-179	JPMCB Deal Team	S-215
El Sid	S-179	KeyBank	S-130, S-229
ERISA	S-374	KeyBank Data Tape	S-230
ERISA Plan	S-374	KeyBank Mortgage Loans	S-230
ESA	S-218	KeyBank Review Team	S-230
Escrow/Reserve Mitigating		Liquidation Fee	S-261
Circumstances	S-220	Liquidation Fee Rate	S-261
Euroclear	S-268	Liquidation Proceeds	S-273
Excess Interest	S-282	LNR Partners	S-248
Excess Interest Distribution Account	S-274	Lower-Tier REMIC	S-211
Excess Modification Fee Amount	S-260	Lower-Tier REMIC Distribution Account	S-274
Excess Modification Fees	S-259	Lower-Tier REMIC Regular Interests	S-370
Exchange Act	S-223	LTV Ratio	S-207
Exchange Date	S-270	MAI	S-211
Exchange Proportion	S-270	Major Decision	S-317
Exchangeable Certificates	S-267	Marriott Anaheim Intercreditor
Excluded Plan	S-375	Agreement	S-168
Exemption	S-374	Marriott Anaheim Mortgage Loan	S-143
Exemption Rating Agency	S-374	Marriott Anaheim Noteholders	S-168
Extended Resolution Period	S-210	Marriott Anaheim Pari Passu
Final Asset Status Report	S-316	Companion Loan	S-143
FIRREA	S-185, S-218	Marriott Anaheim Whole Loan	S-143
Form 8-K	S-203	Master Servicer	S-245
FSMA	S-12	Master Servicer Remittance Date	S-294
Gain-on-Sale Reserve Account	S-274	Master Tenant	S-139, S-175
Government Securities	S-193	Maturity Date LTV Ratios	S-207

MGT	S-224	Pooled Certificates	S-130, S-266
Midland	S-251	Pooled Component	S-130
Modeling Assumptions	S-361	Pooling and Servicing Agreement	S-266
Modification Fees	S-259	Prepayment Assumption	S-372
Morningstar	S-246	Prepayment Interest Excess	S-264
Mortgage	S-133	Prepayment Interest Shortfall	S-264
Mortgage Deferred Interest	S-284	Prime Rate	S-298
Mortgage File	S-208	Principal Balance Certificates	S-266
Mortgage Loan Repurchase Price	S-334	Principal Distribution Amount	S-284
Mortgage Note	S-133	Principal Shortfall	S-285
Mortgage Rate	S-188, S-282	Privileged Information	S-324
Mortgaged Property	S-133	Privileged Person	S-305
MSBAM 2014-C15 Directing		Pro Rata Pay Event	S-172
Certificateholder	S-153	Prohibited Prepayment	S-265
MSBAM 2014-C15 Master Servicer	S-143	Purchase Agreement	S-130
MSBAM 2014-C15 PSA	S-143	Purchase Price	S-210
MSBAM 2014-C15 Special Servicer	S-143	Qualification Criteria	S-216
MSBAM 2014-C15 Trust	S-152, S-154	Qualified Replacement Special
Net Aggregate Prepayment Interest		Servicer	S-254
Shortfall	S-283	Qualified Substitute Mortgage Loan	S-210
Net Mortgage Rate	S-281	RAC No-Response Scenario	S-346
Networks	S-179	Rated Final Distribution Date	S-290
Non-Pooled Component	S-130, S-145	Rating Agencies	S-3, S-200
Nonrecoverable Advance	S-296	Rating Agency	S-3
Non-Serviced Mortgage Loan	S-144	Rating Agency Confirmation	S-347
Non-Serviced Mortgage Loan		Record Date	S-273
Controlling Holder	S-321	Regular Certificates	S-266
Non-Serviced Pari Passu Companion		Regulation AB	S-246, S-349
Loan	S-144	Reimbursement Rate	S-298
Non-Serviced Special Servicer	S-351	Reinvestment Yield	S-191
Non-Serviced Trustee	S-351	Related Proceeds	S-296
Non-Serviced Whole Loan	S-144	Release Date	S-193
Notional Amount	S-268	REMIC	S-370
NRSRO	S-306	REMIC Provisions	S-155, S-170
NRSRO Certification	S-306	REO Account	S-331
NYCHRA	S-174	REO Loan	S-286
Occupancy	S-204	REO Property	S-315
Occupancy Date	S-204	Requesting Holders	S-302
Offered Certificates	S-267	Requesting Party	S-346
OID	S-372	Residual Certificates	S-266
OID Regulations	S-372	Restricted Group	S-374
Operating Statements	S-206	Retention Requirement	S-61
Orange City	S-178	Revised Rate	S-193
Other PSA	S-144	Rule 15Ga-1	S-223
P&I Advance	S-294	Rule 17g-5	S-306
PAR	S-218	Rules	S-272
Pari Passu Companion Loans	S-144	Scheduled Principal Distribution
Participants	S-268	Amount	S-284
Pass-Through Rate	S-280	SEC	S-203
Pentalpha Surveillance	S-265	Securities Act	S-348
Percentage Interest	S-268	Securitization Accounts	S-266
Periodic Payments	S-275	Senior Certificates	S-266
Permitted Investments	S-275	Senior Trust Advisor	S-265
Permitted Special Servicer/Affiliate		Senior Trust Advisor Consulting Fee	S-328
Fees	S-263	Senior Trust Advisor Expenses	S-328
Plan	S-374	Senior Trust Advisor Fee	S-328

Senior Trust Advisor Fee Rate	S-328	The Outlets at Orange Whole Loan	S-142
Sequential Pay Event	S-162	TIA	S-354
Serviced Companion Loan	S-144	TIA Applicability Determination	S-354
Serviced Mortgage Loan	S-144	Trust REMIC	S-211
Serviced Pari Passu Companion Loan	S-144	U.S. Obligations	S-191
Serviced Pari Passu Whole Loan	S-144	Underwriting Agreement	S-203
Serviced Whole Loan	S-144	Underwritten Net Cash Flow	S-205
Servicer Termination Event	S-349	Underwritten Net Cash Flow Debt
Servicing Advances	S-295	Service Coverage Ratio	S-204
Servicing Fee	S-258	Underwritten Net Operating Income
Servicing Fee Rate	S-258	Debt Service Coverage Ratio	S-204
Servicing Standard	S-314	Underwritten NOI	S-205
Similar Law	S-374	Unliquidated Advances	S-288
Similar Requirements	S-62	Unscheduled Principal Distribution
Simon	S-83	Amount	S-285
SMC	S-235	Upper-Tier REMIC	S-211
SMF II	S-130, S-235	Upper-Tier REMIC Distribution Account	S-274
SMF II Data Tape	S-236	UW NCF	S-205
SMF II Mortgage Loans	S-236	UW NCF Debt Yield	S-204
Smith Barney	S-224	UW NCF DSCR	S-204
Soft Lockbox	S-213	UW NCF DY	S-204
Special Servicing Fee	S-260	UW NOI	S-205
Special Servicing Fee Rate	S-260	UW NOI Debt Yield	S-205
Specially Serviced Mortgage Loans	S-315	UW NOI DSCR	S-204
Springing Lockbox	S-213	UW NOI DY	S-205
Starwood	S-235	Voting Rights	S-311
Starwood Mortgage Loans	S-235	WAC Rate	S-281
Starwood Review Team	S-236	Wells Fargo Bank	S-242
Stated Principal Balance	S-285	Whole Loan	S-143
Statement to Certificateholders	S-302	Withheld Amounts	S-274
Subordinate Certificates	S-266	Withheld Loans	S-274
Subordinate Companion Loan	S-143	Workout Fee	S-260
Sub-Servicing Agreement	S-264	Workout Fee Rate	S-260
The Outlets at Orange Intercreditor		Workout-Delayed Reimbursement
Agreement	S-149	Amount	S-297
The Outlets at Orange Mortgage Loan	S-142	Yield Maintenance Charge	S-190
The Outlets at Orange Noteholders	S-149	YM Group A	S-288
The Outlets at Orange Pari Passu		YM Group B	S-288
Companion Loan	S-142	YM Groups	S-288

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX A-1

							Number of	Property	Property		Year
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	Properties	Type	Subtype	Year Built	Renovated
1	JPMCB	The Outlets at Orange	20 City Boulevard West	Orange	CA	92868	1	Retail	Regional Outlet Mall	1998
2	KeyBank	NSP Multifamily Portfolio	Various	Various	Various	Various	4	Multifamily	Garden	Various	Various
2.01	KeyBank	Ventana Hills Apartments	1350 Ventana Drive	Coraopolis	PA	15108	1	Multifamily	Garden	2002	2011
2.02	KeyBank	Berkley Manor Apartments	90 Berkley Manor Drive	Cranberry Township	PA	16066	1	Multifamily	Garden	2002	2011
2.03	KeyBank	Woodspring Apartments	550 Mount Zion Road	Florence	KY	41042	1	Multifamily	Garden	1999
2.04	KeyBank	Colts Run Apartments	3170 Mapleleaf Drive	Lexington	KY	40509	1	Multifamily	Garden	1998
3	JPMCB	470 Vanderbilt Avenue	470 Vanderbilt Avenue	Brooklyn	NY	11238	1	Office	CBD	1913	2011
4	Barclays Bank PLC	Arundel Mills & Marketplace	7600 Arundel Mills Boulevard and 7000 Arundel Mills Circle	Hanover	MD	21076	1	Retail	Regional Mall	2000
5	JPMCB	55 Broadway	55 Broadway	New York	NY	10006	1	Office	CBD	1981	1987
6	JPMCB	Gumberg Retail Portfolio	Various	Various	Various	Various	3	Retail	Various	Various	Various
6.01	JPMCB	Waterworks	932 Freeport Road	Pittsburgh	PA	15238	1	Retail	Anchored	1984	2014
6.02	JPMCB	Northtowne Mall	1500 North Clinton Street	Defiance	OH	43512	1	Retail	Regional Mall	1975
6.03	JPMCB	North Huntingdon Square	8931 Route 30	Irwin	PA	15642	1	Retail	Anchored	1973	2012
7	JPMCB	IPCC Shoppes at Page Pointe	2 and 3 Hawes Way	Stoughton	MA	02072	1	Retail	Anchored	2008
8	JPMCB	IPCC Whole Foods	225 West Touhy Avenue	Park Ridge	IL	60068	1	Retail	Freestanding	2013
9	JPMCB	IPCC Academy Sports Frisco	4000 Preston Road	Frisco	TX	75034	1	Retail	Freestanding	2012
10	JPMCB	IPCC Walgreens Westampton	800 Woodlane Road	Westampton	NJ	08060	1	Retail	Freestanding	2013
11	JPMCB	IPCC Schnucks	907 East Highway 50	O’Fallon	IL	62269	1	Retail	Freestanding	1996	2013
12	JPMCB	IPCC Walgreens GA	780 North Glynn Street	Fayetteville	GA	30214	1	Retail	Freestanding	2002
13	JPMCB	IPCC CVS Chelmsford	16 Boston Road	Chelmsford	MA	01862	1	Retail	Freestanding	2012
14	JPMCB	IPCC Walgreens TX	2717 FM 1960 Road	Houston	TX	77073	1	Retail	Freestanding	2004
15	JPMCB	Kleban Southeastern Portfolio Pool 1	Various	Various	Various	Various	2	Retail	Freestanding	Various
15.01	JPMCB	Home Depot - Kenner, LA	2625 Veterans Boulevard	Kenner	LA	70062	1	Retail	Freestanding	1991	2001
15.02	JPMCB	Walmart Supercenter - Mobile, AL	685 Schillinger Road South	Mobile	AL	36695	1	Retail	Freestanding	1997
16	Barclays Bank PLC	Foothill Crossing	12181-12357 Foothill Boulevard and 8158-8338 Day Creek Boulevard	Rancho Cucamonga	CA	91739	1	Retail	Anchored	2004
17	JPMCB	The Summit	13925 South Virginia Street	Reno	NV	89511	1	Retail	Anchored	2005
18	JPMCB	Centreville Square	14215 Centreville Square	Centreville	VA	20121	1	Retail	Anchored	1989
19	JPMCB	Muncie Mall	3501 North Granville Avenue	Muncie	IN	47303	1	Retail	Regional Mall	1971	1997
20	Barclays Bank PLC	Residence Inn Anaheim	11931 Harbor Boulevard	Garden Grove	CA	92840	1	Hotel	Extended Stay	2003	2013
21	JPMCB	Marriott Anaheim	700 West Convention Way	Anaheim	CA	92802	1	Hotel	Full Service	1981	2007
22	Barclays Bank PLC	Four Points Centre	11305 Four Points Drive	Austin	TX	78726	1	Office	Suburban	2007
23	Barclays Bank PLC	Four Leaf Properties MHC Portfolio	Various	Various	Various	Various	5	Manufactured Housing	Manufactured Housing	Various
23.01	Barclays Bank PLC	Norton Shores	3223 Bailey Street	Norton Shores	MI	49444	1	Manufactured Housing	Manufactured Housing	1977
23.02	Barclays Bank PLC	Royal Oaks	1821 Lancelot Place	Peoria	IL	61604	1	Manufactured Housing	Manufactured Housing	1970
23.03	Barclays Bank PLC	Sheffield Estates	3600 Sheffield Avenue	Hammond	IN	46327	1	Manufactured Housing	Manufactured Housing	1970
23.04	Barclays Bank PLC	Lincoln Place	1236 North Oaklane Road	Springfield	IL	62707	1	Manufactured Housing	Manufactured Housing	1970
23.05	Barclays Bank PLC	Four Seasons	109 Windy Hill Street South	Peoria	IL	61604	1	Manufactured Housing	Manufactured Housing	1972
24	SMF II	1001 Woodward	1001 Woodward Avenue	Detroit	MI	48226	1	Office	CBD	1964	2013
25	JPMCB	College Station at West Lafayette	2243 US 52 East	West Lafayette	IN	47906	1	Multifamily	Student	2001
26	KeyBank	Thanksgiving Park IV	2600 Executive Parkway	Lehi	UT	84043	1	Office	Suburban	2013
27	JPMCB	EIP 3	Various	Various	Various	Various	3	Industrial	Various	Various	Various
27.01	JPMCB	Charlotte, NC	920 Black Satchel Road	Charlotte	NC	28216	1	Industrial	Flex	1974	2012
27.02	JPMCB	Blackwood, NJ	500 University Court	Blackwood	NJ	08012	1	Industrial	Warehouse	1996	2013
27.03	JPMCB	Worcester, MA	66 Atlas Street	Worcester	MA	01604	1	Industrial	Warehouse	1969	1986
28	JPMCB	Cantera Meadows	28100 Torch Parkway	Warrenville	IL	60555	1	Office	Suburban	1997	2011
29	JPMCB	3575 Cahuenga	3575 Cahuenga Boulevard West	Los Angeles	CA	90068	1	Office	CBD	1981
30	KeyBank	FedEx Distribution - Roseville	8501 Foothills Boulevard	Roseville	CA	95747	1	Industrial	Warehouse	2013
31	JPMCB	Doubletree Fresno	2233 Ventura Street	Fresno	CA	93721	1	Hotel	Full Service	1983	1999
32	JPMCB	Peachtree Corners	5550 Peachtree Parkway	Peachtree Corners	GA	30092	1	Office	Suburban	1985
33	Barclays Bank PLC	University Office Park I & II	3635 and 3705 Quakerbridge Road	Hamilton	NJ	08619	1	Office	Suburban	1984
34	JPMCB	Bilmar Beach Resort	10650 Gulf Boulevard	Treasure Island	FL	33706	1	Hotel	Full Service	1961	2006
35	SMF II	Pangea 7 Multifamily Portfolio	Various	Various	IL	Various	20	Multifamily	Garden	Various	2013
35.01	SMF II	6238-6244 South Western Avenue	6238-6244 South Western Avenue	Chicago	IL	60636	1	Multifamily	Garden	1926	2013
35.02	SMF II	5101 West Monroe Street	5101 West Monroe Street	Chicago	IL	60644	1	Multifamily	Garden	1923	2013
35.03	SMF II	6306 South Fairfield Avenue	6306 South Fairfield Avenue	Chicago	IL	60629	1	Multifamily	Garden	1925	2013
35.04	SMF II	7409 South Yates Boulevard	7409 South Yates Boulevard	Chicago	IL	60649	1	Multifamily	Garden	1925	2013
35.05	SMF II	8257 South Coles Avenue	8257 South Coles Avenue	Chicago	IL	60617	1	Multifamily	Garden	1930	2013
35.06	SMF II	2110 South 5th Avenue	2110 South 5th Avenue	Maywood	IL	60153	1	Multifamily	Garden	1964	2013
35.07	SMF II	5314 West Washington Boulevard	5314 West Washington Boulevard	Chicago	IL	60644	1	Multifamily	Garden	1928	2013
35.08	SMF II	7701 South May Street	7701 South May Street	Chicago	IL	60620	1	Multifamily	Garden	1925	2013
35.09	SMF II	1145-1449 North LeClaire Avenue	1145-1449 North LeClaire Avenue	Chicago	IL	60651	1	Multifamily	Garden	1928	2013
35.10	SMF II	6022 South Indiana Avenue	6022 South Indiana Avenue	Chicago	IL	60637	1	Multifamily	Garden	1970	2013
35.11	SMF II	5956 West North Avenue	5956 West North Avenue	Chicago	IL	60639	1	Multifamily	Garden	1926	2013
35.12	SMF II	6400 South Rockwell Street	6400 South Rockwell Street	Chicago	IL	60629	1	Multifamily	Garden	1922	2013
35.13	SMF II	8001-8003 South May Street	8001-8003 South May Street	Chicago	IL	60620	1	Multifamily	Garden	1918	2013
35.14	SMF II	14031 South School Street	14031 South School Street	Riverdale	IL	60827	1	Multifamily	Garden	1970	2013
35.15	SMF II	8552 South Laflin Street	8552 South Laflin Street	Chicago	IL	60620	1	Multifamily	Garden	1930	2013
35.16	SMF II	6100-6104 South Artesian Avenue	6100-6104 South Artesian Avenue	Chicago	IL	60629	1	Multifamily	Garden	1924	2013
35.17	SMF II	2826 East 76th Place	2826 East 76th Place	Chicago	IL	60649	1	Multifamily	Garden	1964	2013
35.18	SMF II	6455 South Fairfield Avenue	6455 South Fairfield Avenue	Chicago	IL	60629	1	Multifamily	Garden	1926	2013
35.19	SMF II	1633 Harbor Avenue	1633 Harbor Avenue	Calumet	IL	60409	1	Multifamily	Garden	1977	2013
35.20	SMF II	817 South 19th Avenue	817 South 19th Avenue	Maywood	IL	60153	1	Multifamily	Garden	1962	2013
36	KeyBank	Citrus Center	2601-2691 and 2875 East Gulf to Lake Highway	Inverness	FL	34453	1	Retail	Anchored	1988	2007
37	Barclays Bank PLC	Tuttle Parke Apartments	5701 Ebner Circle	Dublin	OH	43016	1	Multifamily	Garden	1996
38	Barclays Bank PLC	Residence Inn - Norfolk, VA Airport	1590 North Military Highway	Norfolk	VA	23502	1	Hotel	Limited Service	2004	2013
39	SMF II	Grand Williston Hotel and Conference Center	3601 2nd Avenue West	Williston	ND	58801	1	Hotel	Full Service	1979	2013
40	JPMCB	450 H Street	450 H Street NW	Washington	DC	20001	1	Office	CBD	1986	2014
41	Barclays Bank PLC	David Taylor Office	10101 David Taylor Drive	Charlotte	NC	28262	1	Office	Suburban	1985
42	Barclays Bank PLC	David Taylor Data Center	10105 David Taylor Drive	Charlotte	NC	28262	1	Office	Data Center	1985
43	Barclays Bank PLC	Shoppes at Highpointe	6305-6385 East Hampden Avenue	Denver	CO	80222	1	Retail	Unanchored	2013
44	SMF II	Southtown Center	4216-4366 South Scatterfield Road	Anderson	IN	46013	1	Retail	Anchored	1991	1997
45	JPMCB	4040 North Central Expressway	4040 North Central Expressway	Dallas	TX	75204	1	Office	CBD	1966
46	SMF II	Holiday Inn Rock Hill	503 Galleria Boulevard	Rock Hill	SC	29730	1	Hotel	Full Service	2009
47	SMF II	City Walk	1412-1488 North Rochester Road and 80-90 East Tienken Road	Rochester Hills	MI	48307	1	Retail	Shadow Anchored	2007
48	Barclays Bank PLC	Cambria Suites Noblesville	13500 Tegler Drive	Noblesville	IN	46060	1	Hotel	Limited Service	2009

A-1-1

ANNEX A-1

							Number of	Property	Property		Year
Loan #	Seller(1)	Property Name	Street Address	City	State	Zip Code	Properties	Type	Subtype	Year Built	Renovated
49	JPMCB	Business Center at Park Ten	15720, 15730 and 15740 Park Row Boulevard	Houston	TX	77084	1	Industrial	Flex	1998
50	Barclays Bank PLC	Hampton Inn Roanoke	7922 Plantation Road	Roanoke	VA	24019	1	Hotel	Limited Service	1998	2010
51	SMF II	Columbus Corners	104-326 Columbus Corners Drive	Whiteville	NC	28472	1	Retail	Shadow Anchored	2003
52	KeyBank	Church Hill Manor Townhomes	1-8335 Western Winds Circle	Baltimore	MD	21244	1	Multifamily	Garden	1950, 1986
53	Barclays Bank PLC	Sacramento Medical Office	2288 Auburn Boulevard	Sacramento	CA	95821	1	Office	Medical	1988
54	JPMCB	110 & 112 West Hubbard Street	110 and 112 West Hubbard Street	Chicago	IL	60654	1	Retail	Anchored	1934	2009
55	JPMCB	Chaparral Business Park	7257-7337 South Revere Parkway	Centennial	CO	80112	1	Mixed Use	Industrial/Office	1982
56	SMF II	Holiday Inn Express Romulus	7680 Merriman Road	Romulus	MI	48174	1	Hotel	Limited Service	1999	2012
57	SMF II	Carriage Cove Apartments	42250 Carriage Cove Circle	Canton	MI	48187	1	Multifamily	Garden	1984
58	Barclays Bank PLC	Brookhaven Apartments	625 Green Wave Drive	Gallatin	TN	37066	1	Multifamily	Garden	1979	2009
59	KeyBank	622 Hebron	622 Hebron Avenue	Glastonbury	CT	06033	1	Office	Medical	1983	2012
60	Barclays Bank PLC	GSA - Five Points	40 Marietta Street	Atlanta	GA	30303	1	Office	CBD	1964	1999
61	Barclays Bank PLC	Comfort Suites Bloomsburg	120 Plaza Drive	Bloomsburg	PA	17815	1	Hotel	Limited Service	2009
62	Barclays Bank PLC	Hampton Creek Apartments	801 Winston Drive	Cookeville	TN	38506	1	Multifamily	Garden	1979	2007
63	SMF II	161 East Evelyn Avenue	161 East Evelyn Avenue	Mountain View	CA	94041	1	Office	Suburban	1980	2013
64	Barclays Bank PLC	Gulf Breeze Shopping Center	310 Gulf Breeze Parkway	Gulf Breeze	FL	32561	1	Retail	Shadow Anchored	1991	2012
65	KeyBank	Storage Max Self Storage	8333 and 8363 Foothill Boulevard	Rancho Cucamonga	CA	91730	1	Self Storage	Self Storage	2000
66	Barclays Bank PLC	Harpeth Trace Apartments	110 Archway Circle	Dickson	TN	37055	1	Multifamily	Garden	1983	2008
67	Barclays Bank PLC	Silverado Self Storage	5100 Las Brisas Boulevard	Reno	NV	89523	1	Self Storage	Self Storage	2000
68	JPMCB	Valley Creek Apartments	9085 Fairforest Road	Spartanburg	SC	29301	1	Multifamily	Garden	1971
69	SMF II	Lock Up Self Storage	1100 Bernstein Road	Commerce Township	MI	48390	1	Self Storage	Self Storage	1987	1995

A-1-2

ANNEX A-1

											Original		Cut-off Date
				Unit of		Occupancy	Appraised	Appraisal	Cut-off Date	Original	Balance	Cut-off Date	Balance
Loan #	Seller(1)	Property Name	Units(2)	Measure	Occupancy %(2)(3)(4)	Date	Value ($)(5)	Date	LTV %(5)(6)	Balance ($)(6)(7)	per Unit ($)(6)	Balance ($)(6)(7)	per Unit ($)(6)
1	JPMCB	The Outlets at Orange	787,697	Square Feet	98.7%	03/19/14	418,000,000	03/05/14	51.4%	125,000,000	273	125,000,000	273
2	KeyBank	NSP Multifamily Portfolio	1,382	Units	90.9%	04/09/14	170,050,000	02/21/14	70.6%	120,000,000	86,831	120,000,000	86,831
2.01	KeyBank	Ventana Hills Apartments	470	Units	87.7%	04/09/14	76,350,000	02/21/14		53,880,000		53,880,000
2.02	KeyBank	Berkley Manor Apartments	252	Units	94.0%	04/09/14	39,200,000	02/21/14		27,665,000		27,665,000
2.03	KeyBank	Woodspring Apartments	408	Units	90.9%	04/09/14	31,000,000	02/21/14		21,875,000		21,875,000
2.04	KeyBank	Colts Run Apartments	252	Units	93.7%	04/09/14	23,500,000	02/21/14		16,580,000		16,580,000
3	JPMCB	470 Vanderbilt Avenue	646,834	Square Feet	88.4%	03/17/14	203,400,000	03/07/14	69.8%	100,000,000	220	100,000,000	220
4	Barclays Bank PLC	Arundel Mills & Marketplace	1,655,776	Square Feet	98.6%	11/30/13	730,000,000	12/17/13	52.7%	90,000,000	233	90,000,000	233
5	JPMCB	55 Broadway	347,023	Square Feet	89.1%	04/01/14	157,000,000	04/01/14	66.9%	70,000,000	303	70,000,000	303
6	JPMCB	Gumberg Retail Portfolio	1,151,792	Square Feet	97.5%	02/03/14	176,200,000	Various	69.2%	65,000,000	106	64,920,276	106
6.01	JPMCB	Waterworks	634,211	Square Feet	98.5%	02/03/14	139,400,000	02/04/14		51,180,000		51,117,226
6.02	JPMCB	Northtowne Mall	386,032	Square Feet	95.8%	02/03/14	20,000,000	02/04/14		7,510,000		7,500,789
6.03	JPMCB	North Huntingdon Square	131,549	Square Feet	97.2%	02/03/14	16,800,000	02/03/14		6,310,000		6,302,261
7	JPMCB	IPCC Shoppes at Page Pointe	50,900	Square Feet	100.0%	12/31/13	16,200,000	12/19/13	58.3%	9,480,000	166	9,440,676	165
8	JPMCB	IPCC Whole Foods	38,274	Square Feet	100.0%	12/31/13	16,700,000	01/12/14	58.3%	9,130,000	166	9,130,000	165
9	JPMCB	IPCC Academy Sports Frisco	71,687	Square Feet	100.0%	12/31/13	13,800,000	12/08/13	58.3%	8,700,000	166	8,700,000	165
10	JPMCB	IPCC Walgreens Westampton	14,820	Square Feet	100.0%	12/31/13	8,520,000	11/11/13	58.3%	5,400,000	166	5,378,558	165
11	JPMCB	IPCC Schnucks	56,121	Square Feet	100.0%	12/31/13	7,100,000	12/13/13	58.3%	4,140,000	166	4,118,884	165
12	JPMCB	IPCC Walgreens GA	14,650	Square Feet	100.0%	12/31/13	6,400,000	02/01/14	58.3%	3,437,500	166	3,428,035	165
13	JPMCB	IPCC CVS Chelmsford	13,013	Square Feet	100.0%	12/31/13	4,350,000	12/10/13	58.3%	2,608,696	166	2,608,696	165
14	JPMCB	IPCC Walgreens TX	14,820	Square Feet	100.0%	12/31/13	4,800,000	01/27/14	58.3%	2,565,750	166	2,559,392	165
15	JPMCB	Kleban Southeastern Portfolio Pool 1	374,606	Square Feet	100.0%	04/01/14	73,500,000	Various	60.0%	44,100,000	118	44,100,000	118
15.01	JPMCB	Home Depot - Kenner, LA	174,522	Square Feet	100.0%	04/01/14	55,000,000	02/13/14		33,000,000		33,000,000
15.02	JPMCB	Walmart Supercenter - Mobile, AL	200,084	Square Feet	100.0%	04/01/14	18,500,000	02/14/14		11,100,000		11,100,000
16	Barclays Bank PLC	Foothill Crossing	312,307	Square Feet	92.8%	02/21/14	54,100,000	12/09/13	74.6%	40,575,000	130	40,381,488	129
17	JPMCB	The Summit	370,868	Square Feet	81.6%	12/31/13	53,550,000	11/10/13	74.7%	40,000,000	108	40,000,000	108
18	JPMCB	Centreville Square	311,989	Square Feet	95.5%	02/28/14	105,000,000	04/05/14	57.0%	38,297,000	192	38,150,689	192
19	JPMCB	Muncie Mall	515,970	Square Feet	98.6%	02/02/14	73,000,000	02/26/14	50.6%	37,000,000	72	36,948,490	72
20	Barclays Bank PLC	Residence Inn Anaheim	200	Rooms	80.0%	01/31/14	52,600,000	02/21/14	64.6%	34,000,000	170,000	34,000,000	170,000
21	JPMCB	Marriott Anaheim	1,030	Rooms	72.9%	12/31/13	170,000,000	10/31/13	64.7%	30,000,000	106,796	30,000,000	106,796
22	Barclays Bank PLC	Four Points Centre	192,396	Square Feet	100.0%	02/28/14	41,800,000	03/12/14	69.4%	29,000,000	151	29,000,000	151
23	Barclays Bank PLC	Four Leaf Properties MHC Portfolio	1,602	Pads	64.2%	02/01/14	35,980,000	Various	72.2%	26,000,000	16,230	25,967,462	16,209
23.01	Barclays Bank PLC	Norton Shores	521	Pads	65.1%	02/01/14	11,000,000	03/03/14		8,488,208		8,477,585
23.02	Barclays Bank PLC	Royal Oaks	431	Pads	57.1%	02/01/14	9,000,000	02/21/14		7,291,865		7,282,739
23.03	Barclays Bank PLC	Sheffield Estates	278	Pads	66.5%	02/01/14	8,200,000	02/20/14		5,452,344		5,445,521
23.04	Barclays Bank PLC	Lincoln Place	230	Pads	77.8%	02/01/14	4,500,000	02/21/14		3,441,135		3,436,829
23.05	Barclays Bank PLC	Four Seasons	142	Pads	56.3%	02/01/14	3,280,000	02/26/14		1,326,448		1,324,788
24	SMF II	1001 Woodward	298,517	Square Feet	91.7%	04/01/14	41,000,000	02/28/14	59.7%	24,500,000	82	24,470,779	82
25	JPMCB	College Station at West Lafayette	336	Units	86.3%	02/28/14	30,700,000	02/25/14	78.2%	24,000,000	71,429	24,000,000	71,429
26	KeyBank	Thanksgiving Park IV	142,928	Square Feet	92.9%	03/07/14	31,200,000	08/01/14	73.6%	23,000,000	161	22,971,274	161
27	JPMCB	EIP 3	809,176	Square Feet	98.6%	Various	27,200,000	Various	75.0%	20,400,000	25	20,400,000	25
27.01	JPMCB	Charlotte, NC	378,246	Square Feet	96.9%	02/01/14	11,200,000	03/03/14		8,400,000		8,400,000
27.02	JPMCB	Blackwood, NJ	265,930	Square Feet	100.0%	01/24/14	9,900,000	12/17/13		7,425,000		7,425,000
27.03	JPMCB	Worcester, MA	165,000	Square Feet	100.0%	04/01/14	6,100,000	04/01/14		4,575,000		4,575,000
28	JPMCB	Cantera Meadows	203,842	Square Feet	92.0%	01/01/14	28,800,000	12/20/13	68.9%	19,880,000	98	19,856,014	97
29	JPMCB	3575 Cahuenga	143,202	Square Feet	88.5%	01/01/14	27,400,000	02/04/14	70.0%	19,180,000	134	19,180,000	134
30	KeyBank	FedEx Distribution - Roseville	198,774	Square Feet	100.0%	02/07/14	26,600,000	01/23/14	70.7%	18,815,000	95	18,815,000	95
31	JPMCB	Doubletree Fresno	321	Rooms	59.7%	02/28/14	35,000,000	03/01/15	52.5%	18,400,000	57,321	18,377,703	57,251
32	JPMCB	Peachtree Corners	179,692	Square Feet	100.0%	01/10/14	22,350,000	01/31/14	73.8%	16,500,000	92	16,500,000	92
33	Barclays Bank PLC	University Office Park I & II	195,927	Square Feet	72.1%	02/03/14	23,500,000	01/07/14	69.3%	16,300,000	83	16,280,863	83
34	JPMCB	Bilmar Beach Resort	165	Rooms	77.2%	12/31/13	22,600,000	03/04/14	66.4%	15,000,000	90,909	15,000,000	90,909
35	SMF II	Pangea 7 Multifamily Portfolio	300	Units	92.7%	03/01/14	19,225,000	02/17/14	67.6%	13,000,000	43,333	13,000,000	43,333
35.01	SMF II	6238-6244 South Western Avenue	26	Units	84.6%	03/01/14	1,600,000	02/17/14		1,081,925		1,081,925
35.02	SMF II	5101 West Monroe Street	25	Units	96.0%	03/01/14	1,350,000	02/17/14		912,874		912,874
35.03	SMF II	6306 South Fairfield Avenue	26	Units	88.5%	03/01/14	1,300,000	02/17/14		879,064		879,064
35.04	SMF II	7409 South Yates Boulevard	18	Units	94.4%	03/01/14	1,250,000	02/17/14		845,254		845,254
35.05	SMF II	8257 South Coles Avenue	12	Units	83.3%	03/01/14	1,200,000	02/17/14		811,443		811,443
35.06	SMF II	2110 South 5th Avenue	21	Units	95.2%	03/01/14	1,200,000	02/17/14		811,443		811,443
35.07	SMF II	5314 West Washington Boulevard	16	Units	100.0%	03/01/14	1,150,000	02/17/14		777,633		777,633
35.08	SMF II	7701 South May Street	15	Units	100.0%	03/01/14	1,050,000	02/17/14		710,013		710,013
35.09	SMF II	1145-1449 North LeClaire Avenue	15	Units	93.3%	03/01/14	1,050,000	02/17/14		710,013		710,013
35.10	SMF II	6022 South Indiana Avenue	18	Units	88.9%	03/01/14	1,000,000	02/17/14		676,203		676,203
35.11	SMF II	5956 West North Avenue	15	Units	93.3%	03/01/14	975,000	02/17/14		659,298		659,298
35.12	SMF II	6400 South Rockwell Street	13	Units	92.3%	03/01/14	900,000	02/17/14		608,583		608,583
35.13	SMF II	8001-8003 South May Street	13	Units	92.3%	03/01/14	900,000	02/17/14		608,583		608,583
35.14	SMF II	14031 South School Street	12	Units	75.0%	03/01/14	800,000	02/17/14		540,962		540,962
35.15	SMF II	8552 South Laflin Street	12	Units	100.0%	03/01/14	800,000	02/17/14		540,962		540,962
35.16	SMF II	6100-6104 South Artesian Avenue	10	Units	90.0%	03/01/14	700,000	02/17/14		473,342		473,342
35.17	SMF II	2826 East 76th Place	11	Units	100.0%	03/01/14	650,000	02/17/14		439,532		439,532
35.18	SMF II	6455 South Fairfield Avenue	10	Units	100.0%	03/01/14	550,000	02/17/14		371,912		371,912
35.19	SMF II	1633 Harbor Avenue	6	Units	100.0%	03/01/14	450,000	02/17/14		304,291		304,291
35.20	SMF II	817 South 19th Avenue	6	Units	100.0%	03/01/14	350,000	02/17/14		236,671		236,671
36	KeyBank	Citrus Center	118,196	Square Feet	99.0%	02/27/14	17,900,000	02/25/14	72.5%	13,000,000	110	12,984,235	110
37	Barclays Bank PLC	Tuttle Parke Apartments	200	Units	99.0%	01/23/14	16,600,000	01/20/14	74.9%	12,450,000	62,250	12,434,669	62,173
38	Barclays Bank PLC	Residence Inn - Norfolk, VA Airport	130	Rooms	75.3%	12/31/13	19,500,000	11/25/13	62.0%	12,100,000	93,077	12,080,625	92,928
39	SMF II	Grand Williston Hotel and Conference Center	147	Rooms	74.4%	02/28/14	21,000,000	02/11/14	54.7%	11,550,000	78,571	11,481,695	78,107
40	JPMCB	450 H Street	31,340	Square Feet	100.0%	01/01/14	18,100,000	06/01/14	56.4%	10,200,000	325	10,200,000	325
41	Barclays Bank PLC	David Taylor Office	143,129	Square Feet	100.0%	03/04/14	13,475,000	02/20/14	51.6%	7,000,000	49	7,000,000	49
42	Barclays Bank PLC	David Taylor Data Center	62,589	Square Feet	100.0%	04/01/14	5,900,000	02/20/14	51.6%	3,000,000	49	3,000,000	49
43	Barclays Bank PLC	Shoppes at Highpointe	24,401	Square Feet	100.0%	12/06/13	13,100,000	12/04/13	72.5%	9,500,000	389	9,500,000	389
44	SMF II	Southtown Center	180,642	Square Feet	90.9%	03/26/14	13,750,000	01/27/14	69.0%	9,500,000	53	9,486,989	53
45	JPMCB	4040 North Central Expressway	146,864	Square Feet	94.0%	01/10/14	19,500,000	01/17/14	47.4%	9,250,000	63	9,250,000	63
46	SMF II	Holiday Inn Rock Hill	114	Rooms	73.4%	01/31/14	13,200,000	03/03/14	69.9%	9,240,000	81,053	9,229,067	80,957
47	SMF II	City Walk	54,022	Square Feet	87.8%	01/31/14	12,750,000	02/04/14	72.2%	9,200,000	170	9,200,000	170
48	Barclays Bank PLC	Cambria Suites Noblesville	132	Rooms	67.4%	01/31/14	13,200,000	02/17/14	67.7%	8,950,000	67,803	8,939,619	67,724

A-1-3

ANNEX A-1

											Original		Cut-off Date
				Unit of		Occupancy	Appraised	Appraisal	Cut-off Date	Original	Balance	Cut-off Date	Balance
Loan #	Seller(1)	Property Name	Units(2)	Measure	Occupancy %(2)(3)(4)	Date	Value ($)(5)	Date	LTV %(5)(6)	Balance ($)(6)(7)	per Unit ($)(6)	Balance ($)(6)(7)	per Unit ($)(6)
49	JPMCB	Business Center at Park Ten	115,200	Square Feet	91.7%	02/18/14	12,150,000	01/06/14	70.0%	8,500,000	74	8,500,000	74
50	Barclays Bank PLC	Hampton Inn Roanoke	99	Rooms	73.9%	01/31/14	13,300,000	01/24/14	63.8%	8,500,000	85,859	8,478,960	85,646
51	SMF II	Columbus Corners	93,460	Square Feet	88.7%	12/31/13	11,100,000	02/07/14	73.3%	8,150,000	87	8,140,405	87
52	KeyBank	Church Hill Manor Townhomes	77	Units	96.1%	02/17/14	10,200,000	01/31/14	74.4%	7,600,000	98,701	7,591,168	98,587
53	Barclays Bank PLC	Sacramento Medical Office	51,336	Square Feet	82.6%	02/01/14	10,150,000	11/18/13	71.9%	7,300,000	142	7,300,000	142
54	JPMCB	110 & 112 West Hubbard Street	35,000	Square Feet	100.0%	09/01/13	10,500,000	01/10/14	66.6%	7,000,000	200	6,988,855	200
55	JPMCB	Chaparral Business Park	146,175	Square Feet	86.1%	12/11/13	10,100,000	11/18/13	68.0%	6,900,000	47	6,868,835	47
56	SMF II	Holiday Inn Express Romulus	110	Rooms	59.9%	01/31/14	11,400,000	03/01/14	59.5%	6,800,000	61,818	6,783,571	61,669
57	SMF II	Carriage Cove Apartments	208	Units	96.6%	02/20/14	12,000,000	02/24/14	49.9%	6,000,000	28,846	5,992,506	28,810
58	Barclays Bank PLC	Brookhaven Apartments	112	Units	100.0%	01/29/14	7,850,000	02/13/14	74.6%	5,860,000	52,321	5,860,000	52,321
59	KeyBank	622 Hebron	50,119	Square Feet	90.1%	03/01/14	8,500,000	02/19/14	68.2%	5,800,000	116	5,800,000	116
60	Barclays Bank PLC	GSA - Five Points	123,370	Square Feet	100.0%	04/01/14	14,200,000	11/26/13	40.3%	5,750,000	47	5,718,159	46
61	Barclays Bank PLC	Comfort Suites Bloomsburg	82	Rooms	55.5%	12/31/13	9,300,000	01/08/14	61.1%	5,700,000	69,512	5,686,403	69,346
62	Barclays Bank PLC	Hampton Creek Apartments	128	Units	97.7%	01/15/14	7,550,000	02/14/14	71.5%	5,400,000	42,188	5,400,000	42,188
63	SMF II	161 East Evelyn Avenue	18,693	Square Feet	100.0%	02/01/14	9,750,000	02/25/14	51.3%	5,000,000	267	5,000,000	267
64	Barclays Bank PLC	Gulf Breeze Shopping Center	48,817	Square Feet	82.3%	12/16/13	9,000,000	10/25/13	53.3%	4,800,000	98	4,800,000	98
65	KeyBank	Storage Max Self Storage	560	Units	93.8%	01/27/14	7,820,000	01/02/14	61.3%	4,800,000	8,571	4,793,928	8,561
66	Barclays Bank PLC	Harpeth Trace Apartments	90	Units	96.7%	01/31/14	6,000,000	02/12/14	71.8%	4,310,000	47,889	4,310,000	47,889
67	Barclays Bank PLC	Silverado Self Storage	836	Units	90.3%	01/31/14	9,650,000	01/31/14	36.3%	3,500,000	4,187	3,500,000	4,187
68	JPMCB	Valley Creek Apartments	102	Units	97.1%	02/21/14	4,230,000	12/27/13	73.1%	3,100,000	30,392	3,092,595	30,320
69	SMF II	Lock Up Self Storage	537	Units	63.5%	02/25/14	2,750,000	02/11/14	54.4%	1,500,000	2,793	1,495,208	2,784

A-1-4

ANNEX A-1

								Net
			% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt	Annual Debt		First	Partial IO	Partial IO Loan
Loan #	Seller(1)	Property Name	Pool Balance	Loan	Borrower(8)	Rate %(9)	Fee %(9)	Rate %(9)	Accrual Type	Service ($)(10)(11)	Service ($)(11)	Note Date	Payment Date	Last IO Payment	First P&I Payment
1	JPMCB	The Outlets at Orange	8.9%	No	Yes - Group 1	4.21700	0.01060	4.20640	Actual/360	445,371.82	5,344,461.81	03/26/14	05/01/14
2	KeyBank	NSP Multifamily Portfolio	8.5%	No	No	4.74000	0.01810	4.72190	Actual/360	625,253.70	7,503,044.40	04/02/14	05/07/14	04/07/15	05/07/15
2.01	KeyBank	Ventana Hills Apartments	3.8%
2.02	KeyBank	Berkley Manor Apartments	2.0%
2.03	KeyBank	Woodspring Apartments	1.6%
2.04	KeyBank	Colts Run Apartments	1.2%
3	JPMCB	470 Vanderbilt Avenue	7.1%	No	No	4.34100	0.01060	4.33040	Actual/360	366,774.31	4,401,291.67	02/28/14	04/01/14
4	Barclays Bank PLC	Arundel Mills & Marketplace	6.4%	No	Yes - Group 1	4.28800	0.01810	4.26990	Actual/360	326,066.67	3,912,800.04	01/23/14	03/06/14
5	JPMCB	55 Broadway	5.0%	No	Yes - Group 2	4.78650	0.01060	4.77590	Actual/360	283,090.45	3,397,085.42	04/01/14	05/01/14
6	JPMCB	Gumberg Retail Portfolio	4.6%	No	No	4.88850	0.02060	4.86790	Actual/360	344,518.17	4,134,218.04	04/01/14	05/01/14
6.01	JPMCB	Waterworks	3.6%
6.02	JPMCB	Northtowne Mall	0.5%
6.03	JPMCB	North Huntingdon Square	0.4%
7	JPMCB	IPCC Shoppes at Page Pointe	0.7%	Yes	Yes - Group 4	4.41900	0.01060	4.40840	Actual/360	47,578.59	570,943.08	01/28/14	03/01/14
8	JPMCB	IPCC Whole Foods	0.6%	Yes	Yes - Group 4	4.42000	0.01060	4.40940	Actual/360	34,095.90	409,150.81	04/03/14	06/01/14
9	JPMCB	IPCC Academy Sports Frisco	0.6%	Yes	Yes - Group 4	4.67900	0.01060	4.66840	Actual/360	45,011.74	540,140.88	01/17/14	03/01/14	03/01/19	04/01/19
10	JPMCB	IPCC Walgreens Westampton	0.4%	Yes	Yes - Group 4	4.67850	0.01060	4.66790	Actual/360	27,936.70	335,240.40	01/28/14	03/01/14	12/01/23	03/01/14
11	JPMCB	IPCC Schnucks	0.3%	Yes	Yes - Group 4	4.70900	0.01060	4.69840	Actual/360	21,494.01	257,928.12	12/19/13	02/01/14
12	JPMCB	IPCC Walgreens GA	0.2%	Yes	Yes - Group 4	4.04000	0.01060	4.02940	Actual/360	16,490.52	197,886.24	02/18/14	04/01/14
13	JPMCB	IPCC CVS Chelmsford	0.2%	Yes	Yes - Group 4	4.63600	0.01060	4.62540	Actual/360	10,218.24	122,618.86	01/31/14	03/01/14
14	JPMCB	IPCC Walgreens TX	0.2%	Yes	Yes - Group 4	4.57000	0.01060	4.55940	Actual/360	13,107.21	157,286.52	02/27/14	04/01/14
15	JPMCB	Kleban Southeastern Portfolio Pool 1	3.1%	No	No	4.57200	0.02060	4.55140	Actual/360	170,354.63	2,044,255.50	03/21/14	05/01/14
15.01	JPMCB	Home Depot - Kenner, LA	2.3%
15.02	JPMCB	Walmart Supercenter - Mobile, AL	0.8%
16	Barclays Bank PLC	Foothill Crossing	2.9%	No	No	5.07600	0.01060	5.06540	Actual/360	219,703.89	2,636,446.68	01/10/14	02/06/14
17	JPMCB	The Summit	2.8%	No	Yes - Group 3	4.32200	0.01060	4.31140	Actual/360	198,465.65	2,381,587.80	12/19/13	02/01/14	01/01/16	02/01/16
18	JPMCB	Centreville Square	2.7%	No	No	4.98000	0.01060	4.96940	Actual/360	303,992.45	3,647,909.42	03/04/14	05/01/14
19	JPMCB	Muncie Mall	2.6%	No	Yes - Group 1	4.19200	0.01060	4.18140	Actual/360	180,763.63	2,169,163.56	03/14/14	05/01/14
20	Barclays Bank PLC	Residence Inn Anaheim	2.4%	No	No	4.79000	0.01060	4.77940	Actual/360	178,180.76	2,138,169.12	03/21/14	05/06/14	04/06/16	05/06/16
21	JPMCB	Marriott Anaheim	2.1%	No	No	4.78700	0.01060	4.77640	Actual/360	157,163.96	1,885,967.52	01/31/14	03/01/14	02/01/17	03/01/17
22	Barclays Bank PLC	Four Points Centre	2.1%	No	Yes - Group 3	4.50300	0.01060	4.49240	Actual/360	146,990.44	1,763,885.28	04/03/14	05/06/14	04/06/17	05/06/17
23	Barclays Bank PLC	Four Leaf Properties MHC Portfolio	1.8%	No	No	4.77900	0.01060	4.76840	Actual/360	136,083.16	1,632,997.92	03/28/14	05/06/14
23.01	Barclays Bank PLC	Norton Shores	0.6%
23.02	Barclays Bank PLC	Royal Oaks	0.5%
23.03	Barclays Bank PLC	Sheffield Estates	0.4%
23.04	Barclays Bank PLC	Lincoln Place	0.2%
23.05	Barclays Bank PLC	Four Seasons	0.1%
24	SMF II	1001 Woodward	1.7%	No	No	5.04000	0.05810	4.98190	Actual/360	132,120.88	1,585,450.56	04/02/14	05/06/14
25	JPMCB	College Station at West Lafayette	1.7%	No	No	5.41400	0.04060	5.37340	Actual/360	109,783.89	1,317,406.67	03/27/14	05/01/14
26	KeyBank	Thanksgiving Park IV	1.6%	No	No	4.79000	0.01810	4.77190	Actual/360	120,534.05	1,446,408.60	03/07/14	05/01/14
27	JPMCB	EIP 3	1.4%	No	No	4.66800	0.04060	4.62740	Actual/360	105,410.10	1,264,921.20	03/04/14	05/01/14	04/01/15	05/01/15
27.01	JPMCB	Charlotte, NC	0.6%
27.02	JPMCB	Blackwood, NJ	0.5%
27.03	JPMCB	Worcester, MA	0.3%
28	JPMCB	Cantera Meadows	1.4%	No	No	4.97750	0.04060	4.93690	Actual/360	106,446.94	1,277,363.28	03/10/14	05/01/14
29	JPMCB	3575 Cahuenga	1.4%	No	No	4.32300	0.01060	4.31240	Actual/360	70,055.62	840,667.39	03/04/14	05/01/14
30	KeyBank	FedEx Distribution - Roseville	1.3%	No	No	5.00000	0.01810	4.98190	Actual/360	98,883.06	1,186,596.77	03/27/14	05/01/14	04/01/17	05/01/17
31	JPMCB	Doubletree Fresno	1.3%	No	No	4.95400	0.01060	4.94340	Actual/360	98,258.54	1,179,102.48	03/25/14	05/01/14
32	JPMCB	Peachtree Corners	1.2%	No	No	4.66900	0.01060	4.65840	Actual/360	85,268.07	1,023,216.84	03/14/14	05/01/14	04/01/15	05/01/15
33	Barclays Bank PLC	University Office Park I & II	1.2%	No	No	5.12500	0.01060	5.11440	Actual/360	88,751.38	1,065,016.56	03/27/14	05/06/14
34	JPMCB	Bilmar Beach Resort	1.1%	No	No	5.22000	0.01060	5.20940	Actual/360	82,552.05	990,624.60	03/31/14	05/01/14	04/01/15	05/01/15
35	SMF II	Pangea 7 Multifamily Portfolio	0.9%	No	No	4.81000	0.01060	4.79940	Actual/360	68,285.10	819,421.20	03/27/14	05/06/14	04/06/15	05/06/15
35.01	SMF II	6238-6244 South Western Avenue	0.1%
35.02	SMF II	5101 West Monroe Street	0.1%
35.03	SMF II	6306 South Fairfield Avenue	0.1%
35.04	SMF II	7409 South Yates Boulevard	0.1%
35.05	SMF II	8257 South Coles Avenue	0.1%
35.06	SMF II	2110 South 5th Avenue	0.1%
35.07	SMF II	5314 West Washington Boulevard	0.1%
35.08	SMF II	7701 South May Street	0.1%
35.09	SMF II	1145-1449 North LeClaire Avenue	0.1%
35.10	SMF II	6022 South Indiana Avenue	0.0%
35.11	SMF II	5956 West North Avenue	0.0%
35.12	SMF II	6400 South Rockwell Street	0.0%
35.13	SMF II	8001-8003 South May Street	0.0%
35.14	SMF II	14031 South School Street	0.0%
35.15	SMF II	8552 South Laflin Street	0.0%
35.16	SMF II	6100-6104 South Artesian Avenue	0.0%
35.17	SMF II	2826 East 76th Place	0.0%
35.18	SMF II	6455 South Fairfield Avenue	0.0%
35.19	SMF II	1633 Harbor Avenue	0.0%
35.20	SMF II	817 South 19th Avenue	0.0%
36	KeyBank	Citrus Center	0.9%	No	No	4.95000	0.01810	4.93190	Actual/360	69,390.10	832,681.20	03/17/14	05/01/14
37	Barclays Bank PLC	Tuttle Parke Apartments	0.9%	No	No	4.86700	0.01060	4.85640	Actual/360	65,825.98	789,911.76	03/17/14	05/06/14
38	Barclays Bank PLC	Residence Inn - Norfolk, VA Airport	0.9%	No	No	5.31700	0.01060	5.30640	Actual/360	72,988.05	875,856.60	04/02/14	05/06/14
39	SMF II	Grand Williston Hotel and Conference Center	0.8%	No	No	6.57500	0.01060	6.56440	Actual/360	131,589.10	1,579,069.20	03/25/14	05/06/14
40	JPMCB	450 H Street	0.7%	No	Yes - Group 2	4.69400	0.05060	4.64340	Actual/360	40,453.15	485,437.83	03/27/14	05/01/14
41	Barclays Bank PLC	David Taylor Office	0.5%	Yes	Yes - Group 6	4.55200	0.01060	4.54140	Actual/360	26,922.13	323,065.56	03/12/14	05/06/14
42	Barclays Bank PLC	David Taylor Data Center	0.2%	Yes	Yes - Group 6	4.55200	0.01060	4.54140	Actual/360	11,538.06	138,456.72	03/12/14	05/06/14
43	Barclays Bank PLC	Shoppes at Highpointe	0.7%	No	No	5.18250	0.04060	5.14190	Actual/360	52,062.88	624,754.56	12/30/13	02/06/14	01/06/16	02/06/16
44	SMF II	Southtown Center	0.7%	No	No	4.99800	0.05060	4.94740	Actual/360	52,578.13	630,937.56	03/28/14	05/06/14
45	JPMCB	4040 North Central Expressway	0.7%	No	No	4.40200	0.05060	4.35140	Actual/360	34,403.36	412,840.35	01/31/14	03/01/14
46	SMF II	Holiday Inn Rock Hill	0.7%	No	No	5.08300	0.01060	5.07240	Actual/360	50,072.08	600,864.96	03/28/14	05/06/14
47	SMF II	City Walk	0.7%	No	No	5.02000	0.05810	4.96190	Actual/360	49,500.10	594,001.20	03/13/14	05/06/14	04/06/15	05/06/15
48	Barclays Bank PLC	Cambria Suites Noblesville	0.6%	No	No	5.19000	0.01060	5.17940	Actual/360	49,090.15	589,081.80	04/01/14	05/06/14

A-1-5

ANNEX A-1

								Net
			% of Initial	Crossed	Related	Interest	Admin.	Mortgage		Monthly Debt	Annual Debt		First	Partial IO	Partial IO Loan
Loan #	Seller(1)	Property Name	Pool Balance	Loan	Borrower(8)	Rate %(9)	Fee %(9)	Rate %(9)	Accrual Type	Service ($)(10)(11)	Service ($)(11)	Note Date	Payment Date	Last IO Payment	First P&I Payment
49	JPMCB	Business Center at Park Ten	0.6%	No	No	4.14250	0.05060	4.09190	Actual/360	41,281.70	495,380.40	02/19/14	04/01/14	03/01/17	04/01/17
50	Barclays Bank PLC	Hampton Inn Roanoke	0.6%	No	No	4.85000	0.01060	4.83940	Actual/360	55,394.30	664,731.60	04/09/14	05/06/14
51	SMF II	Columbus Corners	0.6%	No	No	5.11000	0.01060	5.09940	Actual/360	44,300.50	531,606.00	03/07/14	05/06/14
52	KeyBank	Church Hill Manor Townhomes	0.5%	No	No	5.18000	0.01810	5.16190	Actual/360	41,638.58	499,662.96	03/11/14	05/01/14
53	Barclays Bank PLC	Sacramento Medical Office	0.5%	No	No	5.08100	0.08060	5.00040	Actual/360	39,550.15	474,601.80	03/06/14	04/06/14	03/06/16	04/06/16
54	JPMCB	110 & 112 West Hubbard Street	0.5%	No	No	5.35450	0.01060	5.34390	Actual/360	42,380.01	508,560.12	03/31/14	05/01/14
55	JPMCB	Chaparral Business Park	0.5%	No	No	5.37000	0.01060	5.35940	Actual/360	38,616.51	463,398.12	12/23/13	02/01/14
56	SMF II	Holiday Inn Express Romulus	0.5%	No	No	5.06000	0.01060	5.04940	Actual/360	45,102.68	541,232.16	03/11/14	05/06/14
57	SMF II	Carriage Cove Apartments	0.4%	No	Yes - Group 7	4.79000	0.01060	4.77940	Actual/360	31,443.66	377,323.92	04/01/14	05/06/14
58	Barclays Bank PLC	Brookhaven Apartments	0.4%	No	Yes - Group 5	4.65700	0.06060	4.59640	Actual/360	30,240.91	362,890.92	02/28/14	04/06/14	03/06/16	04/06/16
59	KeyBank	622 Hebron	0.4%	No	No	4.98000	0.01810	4.96190	Actual/360	31,064.80	372,777.60	04/02/14	06/01/14
60	Barclays Bank PLC	GSA - Five Points	0.4%	No	No	4.54500	0.01060	4.53440	Actual/360	32,107.41	385,288.92	01/15/14	03/06/14
61	Barclays Bank PLC	Comfort Suites Bloomsburg	0.4%	No	No	5.17000	0.01060	5.15940	Actual/360	38,154.83	457,857.96	04/02/14	05/06/14
62	Barclays Bank PLC	Hampton Creek Apartments	0.4%	No	Yes - Group 5	4.65700	0.06060	4.59640	Actual/360	27,867.05	334,404.60	02/28/14	04/06/14	03/06/16	04/06/16
63	SMF II	161 East Evelyn Avenue	0.4%	No	No	5.06000	0.01060	5.04940	Actual/360	27,024.73	324,296.76	03/31/14	05/06/14	04/06/16	05/06/16
64	Barclays Bank PLC	Gulf Breeze Shopping Center	0.3%	No	No	5.27700	0.07060	5.20640	Actual/360	26,586.11	319,033.32	01/28/14	03/06/14	02/06/16	03/06/16
65	KeyBank	Storage Max Self Storage	0.3%	No	No	4.72000	0.01810	4.70190	Actual/360	24,952.35	299,428.20	03/03/14	05/01/14
66	Barclays Bank PLC	Harpeth Trace Apartments	0.3%	No	Yes - Group 5	4.65700	0.06060	4.59640	Actual/360	22,242.03	266,904.36	02/28/14	04/06/14	03/06/16	04/06/16
67	Barclays Bank PLC	Silverado Self Storage	0.2%	No	No	4.90000	0.11060	4.78940	Actual/360	18,575.44	222,905.28	03/03/14	04/06/14	03/06/19	04/06/19
68	JPMCB	Valley Creek Apartments	0.2%	No	No	4.75000	0.01060	4.73940	Actual/360	16,171.07	194,052.84	02/28/14	04/01/14
69	SMF II	Lock Up Self Storage	0.1%	No	Yes - Group 7	5.06000	0.01060	5.04940	Actual/360	8,821.37	105,856.44	03/03/14	04/06/14

A-1-6

ANNEX A-1

			Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD	Maturity	Prepayment
Loan #	Seller(1)	Property Name	Term(12)	Amort(12)	I/O Period(13)	Seasoning	Due Date	(Late Payment)	(Default)	Maturity Date(14)	ARD Loan(14)	Mat Date(14)	Balance ($)(6)(7)	LTV %(5)(6)	Provision (Payments)(15)
1	JPMCB	The Outlets at Orange	119	0	120	1	1	5	5	04/01/24	No		125,000,000	51.4%	L(25),Def(88),O(7)
2	KeyBank	NSP Multifamily Portfolio	59	360	12	1	7	0	0	04/07/19	No		112,380,302	66.1%	L(25),Def(32),O(3)
2.01	KeyBank	Ventana Hills Apartments											50,458,756
2.02	KeyBank	Berkley Manor Apartments											25,908,342
2.03	KeyBank	Woodspring Apartments											20,485,993
2.04	KeyBank	Colts Run Apartments											15,527,212
3	JPMCB	470 Vanderbilt Avenue	58	0	60	2	1	0	0	03/01/19	No		100,000,000	69.8%	L(25),Grtr1%orYM(32),O(3)
4	Barclays Bank PLC	Arundel Mills & Marketplace	117	0	120	3	6	0	0	02/06/24	No		90,000,000	52.7%	L(27),Def(86),O(7)
5	JPMCB	55 Broadway	83	0	84	1	1	0	0	04/01/21	No		70,000,000	66.9%	L(25),Def(56),O(3)
6	JPMCB	Gumberg Retail Portfolio	119	359	0	1	1	0	0	04/01/24	No		53,251,918	56.7%	L(25),Grtr1%orYM(92),O(3)
6.01	JPMCB	Waterworks											41,929,741
6.02	JPMCB	Northtowne Mall											6,152,645
6.03	JPMCB	North Huntingdon Square											5,169,532
7	JPMCB	IPCC Shoppes at Page Pointe	57	357	0	3	1	0	0	02/01/19	Yes	02/01/20	8,663,071	53.9%	L(25),Grtr1%orYM(32),O(3)
8	JPMCB	IPCC Whole Foods	115	0	115	0	1	0	0	12/01/23	Yes	12/01/26	9,130,000	53.9%	L(25),Grtr1%orYM(87),O(3)
9	JPMCB	IPCC Academy Sports Frisco	115	360	61	3	1	0	0	12/01/23	Yes	12/01/26	8,025,671	53.9%	L(25),Grtr1%orYM(90),O(3)
10	JPMCB	IPCC Walgreens Westampton	115	357	57	3	1	0	0	12/01/23	Yes	12/01/26	4,945,226	53.9%	L(25),Grtr1%orYM(90),O(3)
11	JPMCB	IPCC Schnucks	115	356	0	4	1	0	0	12/01/23	Yes	12/01/26	3,378,259	53.9%	L(25),Grtr1%orYM(91),O(3)
12	JPMCB	IPCC Walgreens GA	57	358	0	2	1	0	0	02/01/19	Yes	02/01/20	3,128,563	53.9%	L(25),Grtr1%orYM(31),O(3)
13	JPMCB	IPCC CVS Chelmsford	115	0	118	3	1	0	0	12/01/23	Yes	12/01/26	2,608,696	53.9%	L(25),Grtr1%orYM(90),O(3)
14	JPMCB	IPCC Walgreens TX	115	358	0	2	1	0	0	12/01/23	Yes	12/01/26	2,094,940	53.9%	L(25),Grtr1%orYM(89),O(3)
15	JPMCB	Kleban Southeastern Portfolio Pool 1	119	0	120	1	1	0	0	04/01/24	No		44,100,000	60.0%	L(25),Def(92),O(3)
15.01	JPMCB	Home Depot - Kenner, LA											33,000,000
15.02	JPMCB	Walmart Supercenter - Mobile, AL											11,100,000
16	Barclays Bank PLC	Foothill Crossing	116	356	0	4	6	0	0	01/06/24	No		33,435,320	61.8%	L(25),Grtr1%orYM(91),O(4)
17	JPMCB	The Summit	56	360	24	4	1	0	0	01/01/19	No		37,992,680	70.9%	L(28),Def(29),O(3)
18	JPMCB	Centreville Square	239	239	0	1	1	0	0	04/01/34	No		0	1.0%	L(24),Grtr1%orYM(192),O(24)
19	JPMCB	Muncie Mall	83	359	0	1	1	5	5	04/01/21	No		32,156,295	44.0%	L(25),Def(52),O(7)
20	Barclays Bank PLC	Residence Inn Anaheim	119	360	24	1	6	0	0	04/06/24	No		29,261,257	55.6%	L(25),Def(91),O(4)
21	JPMCB	Marriott Anaheim	117	360	36	3	1	0	3	02/01/24	Yes	02/01/29	26,426,390	57.0%	L(27),Def(87),O(6)
22	Barclays Bank PLC	Four Points Centre	59	360	36	1	6	0	0	04/06/19	No		28,080,861	67.2%	L(25),Def(31),O(4)
23	Barclays Bank PLC	Four Leaf Properties MHC Portfolio	59	359	0	1	6	0	0	04/06/19	No		23,897,773	66.4%	L(25),Def(31),O(4)
23.01	Barclays Bank PLC	Norton Shores											7,801,895
23.02	Barclays Bank PLC	Royal Oaks											6,702,282
23.03	Barclays Bank PLC	Sheffield Estates											5,011,495
23.04	Barclays Bank PLC	Lincoln Place											3,162,902
23.05	Barclays Bank PLC	Four Seasons											1,219,198
24	SMF II	1001 Woodward	59	359	0	1	6	0	0	04/06/19	No		22,609,151	55.1%	L(25),Def(31),O(4)
25	JPMCB	College Station at West Lafayette	59	0	60	1	1	0	0	04/01/19	No		24,000,000	78.2%	L(25),Def(31),O(4)
26	KeyBank	Thanksgiving Park IV	119	359	0	1	1	5	5	04/01/24	No		18,781,367	60.2%	L(25),Def(92),O(3)
27	JPMCB	EIP 3	59	360	12	1	1	0	0	04/01/19	No		19,087,621	70.2%	L(25),Grtr1%orYM(32),O(3)
27.01	JPMCB	Charlotte, NC											7,859,609
27.02	JPMCB	Blackwood, NJ											6,947,333
27.03	JPMCB	Worcester, MA											4,280,680
28	JPMCB	Cantera Meadows	119	359	0	1	1	0	0	04/01/24	No		16,334,706	56.7%	L(25),Def(92),O(3)
29	JPMCB	3575 Cahuenga	59	0	60	1	1	5	5 (twice per year)	04/01/19	No		19,180,000	70.0%	L(25),Def(31),O(4)
30	KeyBank	FedEx Distribution - Roseville	119	360	36	1	1	0	0	04/01/24	No		16,926,759	63.6%	L(25),Def(92),O(3)
31	JPMCB	Doubletree Fresno	119	359	0	1	1	0	0	04/01/24	No		15,106,984	43.2%	L(25),Def(92),O(3)
32	JPMCB	Peachtree Corners	59	360	12	1	1	0	0	04/01/19	No		15,438,709	69.1%	L(25),Def(33),O(2)
33	Barclays Bank PLC	University Office Park I & II	119	359	0	1	6	0	0	04/06/24	No		13,457,582	57.3%	L(25),Def(91),O(4)
34	JPMCB	Bilmar Beach Resort	59	360	12	1	1	0	0	04/01/19	No		14,128,448	62.5%	L(25),O(35)
35	SMF II	Pangea 7 Multifamily Portfolio	119	360	12	1	6	0	0	04/06/24	No		10,916,557	56.8%	L(25),Def(90),O(5)
35.01	SMF II	6238-6244 South Western Avenue											908,530
35.02	SMF II	5101 West Monroe Street											766,572
35.03	SMF II	6306 South Fairfield Avenue											738,181
35.04	SMF II	7409 South Yates Boulevard											709,789
35.05	SMF II	8257 South Coles Avenue											681,398
35.06	SMF II	2110 South 5th Avenue											681,398
35.07	SMF II	5314 West Washington Boulevard											653,006
35.08	SMF II	7701 South May Street											596,223
35.09	SMF II	1145-1449 North LeClaire Avenue											596,223
35.10	SMF II	6022 South Indiana Avenue											567,831
35.11	SMF II	5956 West North Avenue											553,636
35.12	SMF II	6400 South Rockwell Street											511,048
35.13	SMF II	8001-8003 South May Street											511,048
35.14	SMF II	14031 South School Street											454,265
35.15	SMF II	8552 South Laflin Street											454,265
35.16	SMF II	6100-6104 South Artesian Avenue											397,482
35.17	SMF II	2826 East 76th Place											369,090
35.18	SMF II	6455 South Fairfield Avenue											312,307
35.19	SMF II	1633 Harbor Avenue											255,524
35.20	SMF II	817 South 19th Avenue											198,741
36	KeyBank	Citrus Center	119	359	0	1	1	0	5	04/01/24	No		10,672,009	59.6%	L(25),Def(92),O(3)
37	Barclays Bank PLC	Tuttle Parke Apartments	119	359	0	1	6	0	0	04/06/24	No		10,192,530	61.4%	L(25),Def(91),O(4)
38	Barclays Bank PLC	Residence Inn - Norfolk, VA Airport	83	299	0	1	6	0	0	04/06/21	No		10,208,370	52.4%	L(25),Def(55),O(4)
39	SMF II	Grand Williston Hotel and Conference Center	59	119	0	1	6	0	0	04/06/19	No		6,767,256	32.2%	L(25),Def(31),O(4)
40	JPMCB	450 H Street	119	0	120	1	1	0	0	04/01/24	Yes	06/01/25	10,200,000	56.4%	L(25),Def(92),O(3)
41	Barclays Bank PLC	David Taylor Office	119	0	120	1	6	0	0	04/06/24	No		7,000,000	51.6%	L(25),Def(12),DorYM(79),O(4)
42	Barclays Bank PLC	David Taylor Data Center	119	0	120	1	6	0	0	04/06/24	No		3,000,000	51.6%	L(25),Def(12),DorYM(79),O(4)
43	Barclays Bank PLC	Shoppes at Highpointe	116	360	24	4	6	0	0	01/06/24	No		8,257,494	63.0%	L(28),Def(88),O(4)
44	SMF II	Southtown Center	119	335	0	1	6	0	0	04/06/24	No		7,562,961	55.0%	L(25),Def(91),O(4)
45	JPMCB	4040 North Central Expressway	57	0	60	3	1	0	0	02/01/19	No		9,250,000	47.4%	L(25),Grtr1%orYM(33),O(2)
46	SMF II	Holiday Inn Rock Hill	119	359	0	1	6	0	0	04/06/24	No		7,618,353	57.7%	L(25),Def(91),O(4)
47	SMF II	City Walk	119	360	12	1	6	0	0	04/06/24	No		7,773,181	61.0%	L(25),Def(91),O(4)
48	Barclays Bank PLC	Cambria Suites Noblesville	119	359	0	1	6	0	0	04/06/24	No		7,404,762	56.1%	L(25),Def(91),O(4)

A-1-7

ANNEX A-1

			Rem.	Rem.			Payment	Grace Period	Grace Period			Final	Maturity/ARD	Maturity	Prepayment
Loan #	Seller(1)	Property Name	Term(12)	Amort(12)	I/O Period(13)	Seasoning	Due Date	(Late Payment)	(Default)	Maturity Date(14)	ARD Loan(14)	Mat Date(14)	Balance ($)(6)(7)	LTV %(5)(6)	Provision (Payments)(15)
49	JPMCB	Business Center at Park Ten	58	360	36	2	1	0	0	03/01/19	No		8,211,936	67.6%	L(25),Grtr1%orYM(32),O(3)
50	Barclays Bank PLC	Hampton Inn Roanoke	119	239	0	1	6	0	0	04/06/24	No		5,324,990	40.0%	L(25),Def(91),O(4)
51	SMF II	Columbus Corners	119	359	0	1	6	0	0	04/06/24	No		6,725,530	60.6%	L(25),Def(91),O(4)
52	KeyBank	Church Hill Manor Townhomes	119	359	0	1	1	0	5	04/01/24	No		6,285,825	61.6%	L(25),Def(92),O(3)
53	Barclays Bank PLC	Sacramento Medical Office	118	360	24	2	6	0	0	03/06/24	No		6,329,757	62.4%	L(26),Def(90),O(4)
54	JPMCB	110 & 112 West Hubbard Street	119	299	0	1	1	0	0	04/01/24	No		5,301,886	50.5%	L(25),Grtr1%orYM(93),O(2)
55	JPMCB	Chaparral Business Park	56	356	0	4	1	0	0	01/01/19	No		6,398,034	63.3%	L(25),O(35)
56	SMF II	Holiday Inn Express Romulus	119	239	0	1	6	0	0	04/06/24	No		4,296,603	37.7%	L(25),Def(90),O(5)
57	SMF II	Carriage Cove Apartments	119	359	0	1	6	0	0	04/06/24	No		4,899,488	40.8%	L(25),Def(91),O(4)
58	Barclays Bank PLC	Brookhaven Apartments	118	360	24	2	6	0	0	03/06/24	No		5,026,030	64.0%	L(26),Def(90),O(4)
59	KeyBank	622 Hebron	120	360	0	0	1	5	5	05/01/24	No		4,766,345	56.1%	L(24),Def(93),O(3)
60	Barclays Bank PLC	GSA - Five Points	57	297	0	3	6	0	0	02/06/19	No		5,075,306	35.7%	L(27),Def(29),O(4)
61	Barclays Bank PLC	Comfort Suites Bloomsburg	119	239	0	1	6	0	0	04/06/24	No		3,617,606	38.9%	L(25),Def(91),O(4)
62	Barclays Bank PLC	Hampton Creek Apartments	118	360	24	2	6	0	0	03/06/24	No		4,631,495	61.3%	L(26),Def(90),O(4)
63	SMF II	161 East Evelyn Avenue	119	360	24	1	6	0	0	04/06/24	No		4,332,908	44.4%	L(11),Grtr1%orYM(105),O(4)
64	Barclays Bank PLC	Gulf Breeze Shopping Center	117	360	24	3	6	0	0	02/06/24	No		4,181,687	46.5%	L(27),Def(89),O(4)
65	KeyBank	Storage Max Self Storage	59	359	0	1	1	5	5	04/01/19	No		4,407,838	56.4%	L(25),Def(32),O(3)
66	Barclays Bank PLC	Harpeth Trace Apartments	118	360	24	2	6	0	0	03/06/24	No		3,696,620	61.6%	L(26),Def(90),O(4)
67	Barclays Bank PLC	Silverado Self Storage	118	360	60	2	6	0	0	03/06/24	No		3,223,591	33.4%	L(26),Def(90),O(4)
68	JPMCB	Valley Creek Apartments	118	358	0	2	1	0	0	03/01/24	No		2,528,195	59.8%	L(25),Grtr1%orYM(92),O(3)
69	SMF II	Lock Up Self Storage	118	298	0	2	6	0	0	03/06/24	No		1,124,268	40.9%	L(26),Def(90),O(4)

A-1-8

ANNEX A-1

			HISTORICAL FINANCIALS(16)(17)

			2011	2011	2011	2012	2012	2012	2013	2013	2013	Most Recent	Most Recent	Most Recent
Loan #	Seller(1)	Property Name	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	As of
1	JPMCB	The Outlets at Orange	26,077,813	6,925,114	19,152,699	30,567,129	7,929,811	22,637,318	33,190,855	8,440,704	24,750,151	33,223,959	8,549,776	24,674,183	02/28/14
2	KeyBank	NSP Multifamily Portfolio	15,695,878	6,250,882	9,444,998	16,562,606	6,137,497	10,425,110	16,654,476	5,697,320	10,957,156	16,708,321	5,708,607	10,999,715	01/31/14
2.01	KeyBank	Ventana Hills Apartments	6,473,808	2,462,492	4,011,316	6,781,256	2,418,015	4,363,242	6,495,601	1,959,566	4,536,035	6,536,718	1,930,483	4,606,235	01/31/14
2.02	KeyBank	Berkley Manor Apartments	3,511,457	1,265,111	2,246,347	3,740,911	1,223,535	2,517,376	3,853,739	1,222,588	2,631,151	3,839,669	1,236,152	2,603,517	01/31/14
2.03	KeyBank	Woodspring Apartments	3,102,713	1,361,931	1,740,782	3,356,557	1,331,087	2,025,470	3,621,281	1,354,054	2,267,227	3,646,401	1,376,400	2,270,001	01/31/14
2.04	KeyBank	Colts Run Apartments	2,607,900	1,161,348	1,446,553	2,683,882	1,164,860	1,519,022	2,683,855	1,161,112	1,522,743	2,685,533	1,165,572	1,519,962	01/31/14
3	JPMCB	470 Vanderbilt Avenue	8,601,618	2,257,443	6,344,175	5,902,864	2,376,741	3,526,123	14,780,660	7,038,063	7,742,597
4	Barclays Bank PLC	Arundel Mills & Marketplace	52,750,515	17,264,943	35,485,572	58,473,057	16,618,247	41,854,810				63,903,361	17,346,288	46,557,073	11/30/13
5	JPMCB	55 Broadway	15,620,940	6,949,544	8,671,396	15,730,588	7,170,183	8,560,405	14,484,591	7,700,756	6,783,835
6	JPMCB	Gumberg Retail Portfolio	17,958,210	5,035,728	12,922,483	17,902,719	5,103,644	12,799,075	18,161,287	5,107,180	13,054,106
6.01	JPMCB	Waterworks	13,037,701	3,602,493	9,435,207	13,321,920	3,678,289	9,643,631	13,543,377	3,585,993	9,957,384
6.02	JPMCB	Northtowne Mall	3,097,316	1,017,662	2,079,654	2,866,325	988,099	1,878,226	2,893,814	1,020,095	1,873,719
6.03	JPMCB	North Huntingdon Square	1,823,193	415,572	1,407,621	1,714,474	437,256	1,277,218	1,724,096	501,092	1,223,004
7	JPMCB	IPCC Shoppes at Page Pointe	317,711	99,652	218,059	884,206	120,703	763,503				1,348,689	213,739	1,134,950	09/30/13
8	JPMCB	IPCC Whole Foods
9	JPMCB	IPCC Academy Sports Frisco
10	JPMCB	IPCC Walgreens Westampton
11	JPMCB	IPCC Schnucks				502,221	21,436	480,785				504,984	26,272	478,712	10/31/13
12	JPMCB	IPCC Walgreens GA
13	JPMCB	IPCC CVS Chelmsford
14	JPMCB	IPCC Walgreens TX
15	JPMCB	Kleban Southeastern Portfolio Pool 1
15.01	JPMCB	Home Depot - Kenner, LA
15.02	JPMCB	Walmart Supercenter - Mobile, AL
16	Barclays Bank PLC	Foothill Crossing	5,297,721	1,099,513	4,198,208	4,982,579	1,122,827	3,859,752				4,921,865	1,291,367	3,630,497	11/30/13
17	JPMCB	The Summit	8,833,891	3,998,019	4,835,872	8,577,000	3,926,725	4,650,275	8,469,377	4,038,952	4,430,425
18	JPMCB	Centreville Square	8,971,236	2,399,479	6,571,757	8,687,131	2,482,881	6,204,250	8,689,870	2,858,445	5,831,425
19	JPMCB	Muncie Mall	7,427,304	1,996,504	5,430,800	7,700,686	1,960,993	5,739,693	7,272,585	1,980,322	5,292,263
20	Barclays Bank PLC	Residence Inn Anaheim	8,662,015	5,750,433	2,911,582	9,215,913	5,959,166	3,256,747	9,714,723	6,195,928	3,518,795	9,855,832	6,302,024	3,553,808	01/31/14
21	JPMCB	Marriott Anaheim	8,977,550	0	8,977,550	8,977,550	0	8,977,550	8,977,550	0	8,977,550
22	Barclays Bank PLC	Four Points Centre	950,711	1,335,949	-385,238	1,389,983	1,601,210	-211,227	2,523,818	1,941,431	582,387
23	Barclays Bank PLC	Four Leaf Properties MHC Portfolio	5,337,395	2,469,438	2,867,957	5,337,135	2,534,073	2,803,062	5,117,439	2,525,863	2,591,576
23.01	Barclays Bank PLC	Norton Shores	1,724,460	753,521	970,939	1,604,311	714,510	889,801	1,548,331	650,654	897,677
23.02	Barclays Bank PLC	Royal Oaks	1,386,781	658,312	728,469	1,300,779	651,503	649,276	1,252,833	635,961	616,872
23.03	Barclays Bank PLC	Sheffield Estates	1,155,292	459,979	695,313	1,267,517	492,069	775,448	1,165,844	506,862	658,982
23.04	Barclays Bank PLC	Lincoln Place	762,469	408,300	354,169	755,070	431,145	323,925	756,052	428,831	327,221
23.05	Barclays Bank PLC	Four Seasons	308,393	189,326	119,067	409,458	244,846	164,612	394,379	303,555	90,824
24	SMF II	1001 Woodward
25	JPMCB	College Station at West Lafayette				4,254,124	2,023,703	2,230,421	4,121,861	2,398,316	1,723,545	4,280,448	2,459,834	1,820,614	02/28/14
26	KeyBank	Thanksgiving Park IV
27	JPMCB	EIP 3
27.01	JPMCB	Charlotte, NC
27.02	JPMCB	Blackwood, NJ
27.03	JPMCB	Worcester, MA
28	JPMCB	Cantera Meadows							405,526	1,273,130	-867,604
29	JPMCB	3575 Cahuenga	3,110,551	1,352,589	1,757,962	2,895,259	1,363,035	1,532,224	3,032,953	1,344,102	1,688,851
30	KeyBank	FedEx Distribution - Roseville
31	JPMCB	Doubletree Fresno	9,204,284	7,417,473	1,786,811	9,700,036	7,794,808	1,905,228	9,989,605	8,125,363	1,864,242	10,265,535	8,214,052	2,051,483	02/28/14
32	JPMCB	Peachtree Corners	2,610,370	1,499,900	1,110,470	2,961,688	1,429,785	1,531,904	3,374,016	1,494,311	1,879,705
33	Barclays Bank PLC	University Office Park I & II	3,208,505	1,655,209	1,553,296	3,094,572	1,527,751	1,566,821	3,280,778	1,543,842	1,736,936
34	JPMCB	Bilmar Beach Resort	10,605,433	9,049,003	1,556,430	11,415,101	9,424,268	1,990,833	12,042,754	9,662,129	2,380,625
35	SMF II	Pangea 7 Multifamily Portfolio
35.01	SMF II	6238-6244 South Western Avenue
35.02	SMF II	5101 West Monroe Street
35.03	SMF II	6306 South Fairfield Avenue
35.04	SMF II	7409 South Yates Boulevard
35.05	SMF II	8257 South Coles Avenue
35.06	SMF II	2110 South 5th Avenue
35.07	SMF II	5314 West Washington Boulevard
35.08	SMF II	7701 South May Street
35.09	SMF II	1145-1449 North LeClaire Avenue
35.10	SMF II	6022 South Indiana Avenue
35.11	SMF II	5956 West North Avenue
35.12	SMF II	6400 South Rockwell Street
35.13	SMF II	8001-8003 South May Street
35.14	SMF II	14031 South School Street
35.15	SMF II	8552 South Laflin Street
35.16	SMF II	6100-6104 South Artesian Avenue
35.17	SMF II	2826 East 76th Place
35.18	SMF II	6455 South Fairfield Avenue
35.19	SMF II	1633 Harbor Avenue
35.20	SMF II	817 South 19th Avenue
36	KeyBank	Citrus Center	1,930,876	563,909	1,366,967	1,929,613	646,644	1,282,969	1,943,304	537,104	1,406,200
37	Barclays Bank PLC	Tuttle Parke Apartments	1,984,030	903,018	1,081,012	1,885,838	939,622	946,216				2,068,524	907,355	1,161,169	01/31/14
38	Barclays Bank PLC	Residence Inn - Norfolk, VA Airport	3,938,605	2,461,734	1,476,871	4,054,387	2,435,160	1,619,227	3,774,425	2,324,920	1,449,505
39	SMF II	Grand Williston Hotel and Conference Center	6,977,587	3,426,449	3,551,138	8,024,052	4,979,810	3,044,242	7,160,085	4,689,603	2,470,482	7,118,943	4,779,101	2,339,842	02/28/14
40	JPMCB	450 H Street				1,520,635	520,514	1,000,121	1,676,546	545,562	1,130,984
41	Barclays Bank PLC	David Taylor Office	2,718,077	845,176	1,872,901	1,692,801	862,780	830,021	1,407,538	709,078	698,460
42	Barclays Bank PLC	David Taylor Data Center	0	96,552	-96,552	195,752	132,183	63,569	340,056	86,012	254,044
43	Barclays Bank PLC	Shoppes at Highpointe										529,844	269,160	260,684	11/30/13
44	SMF II	Southtown Center
45	JPMCB	4040 North Central Expressway	2,898,083	1,392,741	1,505,342	3,036,617	1,402,958	1,633,659	2,791,541	1,388,701	1,402,840
46	SMF II	Holiday Inn Rock Hill	2,879,969	2,051,490	828,479	3,664,810	2,403,521	1,261,289	3,618,315	2,486,449	1,131,866	3,696,461	2,552,063	1,144,398	01/31/14
47	SMF II	City Walk	855,471	352,315	503,156	1,021,299	334,701	686,598	1,175,847	316,292	859,555
48	Barclays Bank PLC	Cambria Suites Noblesville	2,962,130	2,250,291	711,839	3,421,686	2,594,279	827,407	3,612,221	2,619,441	992,780	3,658,203	2,369,303	1,288,900	01/31/14

A-1-9

ANNEX A-1

			HISTORICAL FINANCIALS(16)(17)

			2011	2011	2011	2012	2012	2012	2013	2013	2013	Most Recent	Most Recent	Most Recent
Loan #	Seller(1)	Property Name	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	Revenues ($)	Total Expenses ($)	NOI ($)	As of
49	JPMCB	Business Center at Park Ten	1,009,092	375,933	633,159	868,898	412,442	456,457	1,169,026	393,470	775,556
50	Barclays Bank PLC	Hampton Inn Roanoke	2,516,595	1,304,740	1,211,855	2,713,488	1,400,792	1,312,696	2,793,846	1,337,673	1,456,173	2,897,989	1,341,392	1,556,597	01/31/14
51	SMF II	Columbus Corners	793,735	179,475	614,259	797,018	164,606	632,412	892,347	192,807	699,540	894,609	191,514	703,095	01/31/14
52	KeyBank	Church Hill Manor Townhomes	936,423	358,698	577,725	971,476	455,019	516,457	1,092,908	362,876	730,032	1,104,826	375,118	729,708	01/31/14
53	Barclays Bank PLC	Sacramento Medical Office				1,424,707	500,013	924,694	1,294,209	521,026	773,183
54	JPMCB	110 & 112 West Hubbard Street							1,281,731	310,964	970,767
55	JPMCB	Chaparral Business Park	1,220,809	617,818	602,991	1,401,790	725,700	676,090	1,467,195	701,619	765,577
56	SMF II	Holiday Inn Express Romulus	1,786,373	1,155,702	630,671	1,456,471	1,141,061	315,410	2,249,638	1,511,411	738,227	2,350,397	1,575,440	774,957	01/31/14
57	SMF II	Carriage Cove Apartments	1,629,192	861,909	767,283	1,660,415	852,930	807,485	1,734,034	868,486	865,548	1,726,713	875,518	851,195	02/28/14
58	Barclays Bank PLC	Brookhaven Apartments	899,226	499,761	399,465	959,728	530,679	429,049	1,033,797	476,656	557,141	1,036,866	480,793	556,073	01/25/14
59	KeyBank	622 Hebron	791,186	188,358	602,828	1,213,398	532,975	680,423	1,283,926	563,152	720,774
60	Barclays Bank PLC	GSA - Five Points	2,475,149	1,274,005	1,201,144	2,658,714	1,211,285	1,447,429				2,653,035	1,160,815	1,492,220	11/30/13
61	Barclays Bank PLC	Comfort Suites Bloomsburg	1,814,159	1,000,578	813,581	1,517,504	966,868	550,636	1,655,822	851,930	803,892
62	Barclays Bank PLC	Hampton Creek Apartments	944,929	460,938	483,991	1,014,497	482,297	532,200	1,067,118	484,257	582,861	1,082,210	498,660	583,550	01/25/14
63	SMF II	161 East Evelyn Avenue				576,144	138,791	437,352
64	Barclays Bank PLC	Gulf Breeze Shopping Center	631,792	373,412	258,380	903,339	375,517	527,822	1,197,245	391,125	806,120
65	KeyBank	Storage Max Self Storage	701,046	290,481	410,565	747,934	289,708	458,225	790,992	270,021	520,971
66	Barclays Bank PLC	Harpeth Trace Apartments	727,110	390,697	336,413	775,687	386,262	389,425	835,020	402,153	432,867	835,191	404,965	430,226	01/25/14
67	Barclays Bank PLC	Silverado Self Storage	803,919	274,083	529,836	901,777	281,816	619,961	955,385	272,744	682,641
68	JPMCB	Valley Creek Apartments				693,329	451,135	242,194				731,132	325,227	405,905	01/31/14
69	SMF II	Lock Up Self Storage	298,497	147,408	151,089	287,723	141,843	145,880	308,769	151,609	157,160

A-1-10

ANNEX A-1

			UW
			Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease
Loan #	Seller(1)	Property Name	Occupancy %	Revenues ($)(4)	Expenses ($)	NOI ($)(4)(17)(18)	Items ($)	NCF ($)(4)(17)(18)	NOI DSCR(6)(19)	DSCR(6)(19)	Debt Yield %(6)	Debt Yield %(6)	Title Type	Expiration	Extension Terms	PML %
1	JPMCB	The Outlets at Orange	97.9%	34,844,400	9,237,940	25,606,460	1,306,276	24,300,185	2.79	2.64	11.9%	11.3%	Fee			8%
2	KeyBank	NSP Multifamily Portfolio	89.9%	16,708,321	5,923,346	10,784,975	345,500	10,439,475	1.44	1.39	9.0%	8.7%	Fee
2.01	KeyBank	Ventana Hills Apartments	86.6%	6,536,717	2,009,685	4,527,032	117,500	4,409,532					Fee
2.02	KeyBank	Berkley Manor Apartments	92.0%	3,839,669	1,240,061	2,599,608	63,000	2,536,608					Fee
2.03	KeyBank	Woodspring Apartments	91.8%	3,646,401	1,475,164	2,171,237	102,000	2,069,237					Fee
2.04	KeyBank	Colts Run Apartments	93.0%	2,685,534	1,198,436	1,487,098	63,000	1,424,098					Fee
3	JPMCB	470 Vanderbilt Avenue	87.1%	19,232,099	7,552,338	11,679,761	438,578	11,241,183	1.87	1.80	8.2%	7.9%	Leasehold	02/01/77	None
4	Barclays Bank PLC	Arundel Mills & Marketplace	97.5%	65,894,657	16,428,304	49,466,352	1,877,845	47,588,507	2.96	2.84	12.8%	12.4%	Fee
5	JPMCB	55 Broadway	88.9%	15,630,793	7,582,421	8,048,372	762,925	7,285,447	1.58	1.43	7.7%	6.9%	Fee
6	JPMCB	Gumberg Retail Portfolio	94.1%	17,985,277	5,323,594	12,661,683	1,078,620	11,583,063	1.63	1.49	10.4%	9.5%	Fee/Leasehold
6.01	JPMCB	Waterworks	95.0%	13,153,057	3,807,242	9,345,814	730,786	8,615,029					Fee/Leasehold	11/30/17	Two five-year options
6.02	JPMCB	Northtowne Mall	90.0%	3,161,091	1,048,130	2,112,961	258,371	1,854,590					Fee
6.03	JPMCB	North Huntingdon Square	95.0%	1,671,129	468,221	1,202,908	89,464	1,113,444					Fee
7	JPMCB	IPCC Shoppes at Page Pointe	95.0%	1,445,546	302,132	1,143,414	18,368	1,125,046	1.75	1.72	10.0%	9.8%	Fee
8	JPMCB	IPCC Whole Foods	95.0%	1,125,351	366,745	758,607	5,741	752,866	1.75	1.72	10.0%	9.8%	Fee
9	JPMCB	IPCC Academy Sports Frisco	95.0%	1,086,467	251,481	834,986	10,753	824,233	1.75	1.72	10.0%	9.8%	Fee
10	JPMCB	IPCC Walgreens Westampton	95.0%	611,376	125,732	485,644	2,519	483,124	1.75	1.72	10.0%	9.8%	Fee
11	JPMCB	IPCC Schnucks	95.0%	634,987	203,120	431,867	8,418	423,449	1.75	1.72	10.0%	9.8%	Fee
12	JPMCB	IPCC Walgreens GA	95.0%	430,681	50,415	380,266	18,322	361,943	1.75	1.72	10.0%	9.8%	Fee
13	JPMCB	IPCC CVS Chelmsford	95.0%	286,092	59,081	227,011	1,952	225,059	1.75	1.72	10.0%	9.8%	Fee
14	JPMCB	IPCC Walgreens TX	95.0%	359,624	83,963	275,660	24,351	251,309	1.75	1.72	10.0%	9.8%	Fee
15	JPMCB	Kleban Southeastern Portfolio Pool 1	98.0%	5,014,365	553,753	4,460,612	221,029	4,239,583	2.18	2.07	10.1%	9.6%	Fee
15.01	JPMCB	Home Depot - Kenner, LA	98.0%	3,642,938	217,284	3,425,654	138,703	3,286,952					Fee
15.02	JPMCB	Walmart Supercenter - Mobile, AL	98.0%	1,371,427	336,469	1,034,958	82,326	952,632					Fee
16	Barclays Bank PLC	Foothill Crossing	90.6%	4,946,775	1,192,136	3,754,639	183,764	3,570,876	1.42	1.35	9.3%	8.8%	Fee			14%
17	JPMCB	The Summit	82.3%	8,274,012	3,666,969	4,607,042	467,294	4,139,749	1.93	1.74	11.5%	10.3%	Fee			7%
18	JPMCB	Centreville Square	94.6%	10,305,000	2,867,164	7,437,836	470,696	6,967,140	1.57	1.47	12.4%	11.6%	Fee
19	JPMCB	Muncie Mall	91.5%	7,328,420	2,179,539	5,148,881	541,769	4,607,112	2.37	2.12	13.9%	12.5%	Fee
20	Barclays Bank PLC	Residence Inn Anaheim	80.0%	9,855,832	6,413,502	3,442,330	0	3,442,330	1.61	1.61	10.1%	10.1%	Fee			10%
21	JPMCB	Marriott Anaheim	72.9%	8,977,550	0	8,977,550	0	8,977,550	1.30	1.30	8.2%	8.2%	Fee			10%
22	Barclays Bank PLC	Four Points Centre	93.0%	4,745,925	1,960,358	2,785,567	300,152	2,485,415	1.58	1.41	9.6%	8.6%	Fee
23	Barclays Bank PLC	Four Leaf Properties MHC Portfolio	55.7%	5,116,855	2,473,749	2,643,107	32,111	2,610,996	1.62	1.60	10.2%	10.1%	Fee
23.01	Barclays Bank PLC	Norton Shores	55.7%	1,581,259	710,291	870,968	9,811	861,157					Fee
23.02	Barclays Bank PLC	Royal Oaks	55.7%	1,233,739	600,068	633,670	9,420	624,251					Fee
23.03	Barclays Bank PLC	Sheffield Estates	55.7%	1,089,722	473,167	616,556	5,538	611,018					Fee
23.04	Barclays Bank PLC	Lincoln Place	55.7%	811,435	401,362	410,073	4,762	405,311					Fee
23.05	Barclays Bank PLC	Four Seasons	55.7%	400,700	288,861	111,839	2,579	109,260					Fee
24	SMF II	1001 Woodward	87.0%	7,114,210	4,010,366	3,103,844	455,982	2,647,862	1.96	1.67	12.7%	10.8%	Fee
25	JPMCB	College Station at West Lafayette	86.4%	4,409,925	2,408,237	2,001,688	144,000	1,857,688	1.52	1.41	8.3%	7.7%	Fee
26	KeyBank	Thanksgiving Park IV	92.5%	3,340,288	987,713	2,352,575	220,778	2,131,797	1.63	1.47	10.2%	9.3%	Fee			8%
27	JPMCB	EIP 3	95.0%	3,403,257	1,287,893	2,115,364	342,485	1,772,879	1.67	1.40	10.4%	8.7%	Fee
27.01	JPMCB	Charlotte, NC	95.0%	1,283,119	427,031	856,088	162,739	693,349					Fee
27.02	JPMCB	Blackwood, NJ	95.0%	1,251,448	549,176	702,272	94,301	607,971					Fee
27.03	JPMCB	Worcester, MA	95.0%	868,690	311,686	557,004	85,445	471,559					Fee
28	JPMCB	Cantera Meadows	90.0%	4,206,600	1,921,222	2,285,378	282,563	2,002,815	1.79	1.57	11.5%	10.1%	Fee
29	JPMCB	3575 Cahuenga	89.1%	3,243,889	1,452,243	1,791,646	179,363	1,612,282	2.13	1.92	9.3%	8.4%	Fee			18%
30	KeyBank	FedEx Distribution - Roseville	97.0%	1,679,637	50,389	1,629,248	19,877	1,609,371	1.37	1.36	8.7%	8.6%	Fee			9%
31	JPMCB	Doubletree Fresno	57.5%	9,886,181	7,952,891	1,933,290	0	1,933,290	1.64	1.64	10.5%	10.5%	Fee			7%
32	JPMCB	Peachtree Corners	90.0%	3,218,937	1,455,718	1,763,219	364,293	1,398,926	1.72	1.37	10.7%	8.5%	Fee
33	Barclays Bank PLC	University Office Park I & II	80.4%	3,394,466	1,617,820	1,776,646	273,557	1,503,089	1.67	1.41	10.9%	9.2%	Fee
34	JPMCB	Bilmar Beach Resort	77.6%	12,067,737	10,139,693	1,928,044	0	1,928,044	1.95	1.95	12.9%	12.9%	Fee/Leasehold	12/17/19	None
35	SMF II	Pangea 7 Multifamily Portfolio	87.4%	2,333,648	994,286	1,339,362	75,000	1,264,362	1.63	1.54	10.3%	9.7%	Fee
35.01	SMF II	6238-6244 South Western Avenue											Fee
35.02	SMF II	5101 West Monroe Street											Fee
35.03	SMF II	6306 South Fairfield Avenue											Fee
35.04	SMF II	7409 South Yates Boulevard											Fee
35.05	SMF II	8257 South Coles Avenue											Fee
35.06	SMF II	2110 South 5th Avenue											Fee
35.07	SMF II	5314 West Washington Boulevard											Fee
35.08	SMF II	7701 South May Street											Fee
35.09	SMF II	1145-1449 North LeClaire Avenue											Fee
35.10	SMF II	6022 South Indiana Avenue											Fee
35.11	SMF II	5956 West North Avenue											Fee
35.12	SMF II	6400 South Rockwell Street											Fee
35.13	SMF II	8001-8003 South May Street											Fee
35.14	SMF II	14031 South School Street											Fee
35.15	SMF II	8552 South Laflin Street											Fee
35.16	SMF II	6100-6104 South Artesian Avenue											Fee
35.17	SMF II	2826 East 76th Place											Fee
35.18	SMF II	6455 South Fairfield Avenue											Fee
35.19	SMF II	1633 Harbor Avenue											Fee
35.20	SMF II	817 South 19th Avenue											Fee
36	KeyBank	Citrus Center	94.5%	1,872,704	578,383	1,294,321	152,839	1,141,482	1.55	1.37	10.0%	8.8%	Fee
37	Barclays Bank PLC	Tuttle Parke Apartments	94.7%	2,018,457	891,810	1,126,647	59,590	1,067,057	1.43	1.35	9.1%	8.6%	Fee
38	Barclays Bank PLC	Residence Inn - Norfolk, VA Airport	75.3%	3,774,425	2,403,331	1,371,094	0	1,371,094	1.57	1.57	11.3%	11.3%	Fee
39	SMF II	Grand Williston Hotel and Conference Center	71.8%	7,889,941	5,806,108	2,083,833	0	2,083,833	1.32	1.32	18.1%	18.1%	Fee
40	JPMCB	450 H Street	100.0%	1,883,185	582,396	1,300,789	7,625	1,293,164	2.68	2.66	12.8%	12.7%	Fee
41	Barclays Bank PLC	David Taylor Office	91.1%	2,308,665	755,272	1,553,393	312,201	1,241,192	4.20	3.36	19.4%	15.5%	Fee
42	Barclays Bank PLC	David Taylor Data Center	91.1%	500,587	114,297	386,291	77,565	308,725	4.20	3.36	19.4%	15.5%	Fee
43	Barclays Bank PLC	Shoppes at Highpointe	95.0%	1,142,928	254,310	888,618	39,141	849,477	1.42	1.36	9.4%	8.9%	Fee
44	SMF II	Southtown Center	87.1%	1,484,007	438,819	1,045,188	216,770	828,418	1.66	1.31	11.0%	8.7%	Fee
45	JPMCB	4040 North Central Expressway	92.0%	2,806,973	1,441,976	1,364,996	207,953	1,157,043	3.31	2.80	14.8%	12.5%	Fee
46	SMF II	Holiday Inn Rock Hill	73.4%	3,696,461	2,675,290	1,021,171	0	1,021,171	1.70	1.70	11.1%	11.1%	Fee
47	SMF II	City Walk	88.4%	1,269,104	315,839	953,265	48,152	905,113	1.60	1.52	10.4%	9.8%	Fee
48	Barclays Bank PLC	Cambria Suites Noblesville	67.4%	3,658,203	2,774,011	884,192	0	884,192	1.50	1.50	9.9%	9.9%	Fee

A-1-11

ANNEX A-1

			UW
			Economic	UW	UW Total	UW	UW Capital	UW	UW	UW NCF	UW NOI	UW NCF		Ground Lease	Ground Lease
Loan #	Seller(1)	Property Name	Occupancy %	Revenues ($)(4)	Expenses ($)	NOI ($)(4)(17)(18)	Items ($)	NCF ($)(4)(17)(18)	NOI DSCR(6)(19)	DSCR(6)(19)	Debt Yield %(6)	Debt Yield %(6)	Title Type	Expiration	Extension Terms	PML %
49	JPMCB	Business Center at Park Ten	90.8%	1,450,951	464,778	986,173	127,255	858,918	1.99	1.73	11.6%	10.1%	Fee
50	Barclays Bank PLC	Hampton Inn Roanoke	73.9%	2,897,990	1,655,313	1,242,677	0	1,242,677	1.87	1.87	14.7%	14.7%	Fee
51	SMF II	Columbus Corners	89.0%	1,117,500	227,074	890,426	86,825	803,601	1.67	1.51	10.9%	9.9%	Fee
52	KeyBank	Church Hill Manor Townhomes	95.0%	1,093,691	408,076	685,615	23,100	662,515	1.37	1.33	9.0%	8.7%	Fee
53	Barclays Bank PLC	Sacramento Medical Office	84.3%	1,292,832	527,454	765,379	98,047	667,331	1.61	1.41	10.5%	9.1%	Fee			8%
54	JPMCB	110 & 112 West Hubbard Street	95.0%	1,276,981	394,869	882,112	86,475	795,637	1.73	1.56	12.6%	11.4%	Fee
55	JPMCB	Chaparral Business Park	87.1%	1,590,567	822,707	767,860	89,167	678,693	1.66	1.46	11.2%	9.9%	Fee
56	SMF II	Holiday Inn Express Romulus	59.7%	2,397,457	1,703,311	694,146	0	694,146	1.28	1.28	10.2%	10.2%	Fee
57	SMF II	Carriage Cove Apartments	95.0%	1,726,713	861,040	865,673	68,090	797,583	2.29	2.11	14.4%	13.3%	Fee
58	Barclays Bank PLC	Brookhaven Apartments	94.7%	1,055,328	495,173	560,155	31,248	528,907	1.54	1.46	9.6%	9.0%	Fee
59	KeyBank	622 Hebron	90.0%	1,233,226	565,082	668,144	98,482	569,662	1.79	1.53	11.5%	9.8%	Fee
60	Barclays Bank PLC	GSA - Five Points	93.9%	2,504,291	1,161,956	1,342,336	228,379	1,113,957	3.48	2.89	23.5%	19.5%	Fee
61	Barclays Bank PLC	Comfort Suites Bloomsburg	55.5%	1,655,795	984,384	671,411	0	671,411	1.47	1.47	11.8%	11.8%	Fee
62	Barclays Bank PLC	Hampton Creek Apartments	94.7%	1,086,406	503,888	582,518	38,016	544,501	1.74	1.63	10.8%	10.1%	Fee
63	SMF II	161 East Evelyn Avenue	92.5%	762,931	125,871	637,060	4,299	632,761	1.96	1.95	12.7%	12.7%	Fee			15%
64	Barclays Bank PLC	Gulf Breeze Shopping Center	83.6%	747,337	243,846	503,491	69,208	434,283	1.58	1.36	10.5%	9.0%	Fee
65	KeyBank	Storage Max Self Storage	88.0%	764,832	292,581	472,251	15,393	456,858	1.58	1.53	9.9%	9.5%	Fee			13%
66	Barclays Bank PLC	Harpeth Trace Apartments	94.1%	846,108	410,774	435,334	27,630	407,704	1.63	1.53	10.1%	9.5%	Fee
67	Barclays Bank PLC	Silverado Self Storage	87.1%	952,107	282,634	669,473	12,540	656,933	3.00	2.95	19.1%	18.8%	Fee			9%
68	JPMCB	Valley Creek Apartments	93.0%	735,380	405,828	329,553	30,600	298,953	1.70	1.54	10.7%	9.7%	Fee
69	SMF II	Lock Up Self Storage	56.4%	308,769	141,149	167,620	9,211	158,409	1.58	1.50	11.2%	10.6%	Fee

A-1-12

ANNEX A-1

			UPFRONT ESCROW(20)							MONTHLY ESCROW(21)

			Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Other	Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)(22)
1	JPMCB	The Outlets at Orange	0	0	0	0	0	0	0	Springing	0	Springing	Springing	Springing	0
2	KeyBank	NSP Multifamily Portfolio	2,000,000	37,500	104,160	0	509,122	0	1,492,719	28,812	0	0	106,049	Springing	0
2.01	KeyBank	Ventana Hills Apartments
2.02	KeyBank	Berkley Manor Apartments
2.03	KeyBank	Woodspring Apartments
2.04	KeyBank	Colts Run Apartments
3	JPMCB	470 Vanderbilt Avenue	8,085	25,875	0	0	36,619	0	32,704,527	8,085	0	Springing	12,452	Springing	263,672
4	Barclays Bank PLC	Arundel Mills & Marketplace	0	0	0	0	0	0	0	Springing	0	Springing	Springing	Springing	0
5	JPMCB	55 Broadway	5,784	1,430,000	0	57,837	1,077,943	0	1,534,242	5,784	0	57,837	215,589	Springing	0
6	JPMCB	Gumberg Retail Portfolio	0	0	0	0	527,665	86,696	3,014,665	17,971	0	83,333	148,762	14,120	41,196
6.01	JPMCB	Waterworks
6.02	JPMCB	Northtowne Mall
6.03	JPMCB	North Huntingdon Square
7	JPMCB	IPCC Shoppes at Page Pointe	0	0	0	0	0	0	0	0	0	0	Springing	Springing	0
8	JPMCB	IPCC Whole Foods	0	0	0	0	0	0	0	0	0	0	Springing	Springing	0
9	JPMCB	IPCC Academy Sports Frisco	0	0	0	0	0	0	0	0	0	0	Springing	Springing	0
10	JPMCB	IPCC Walgreens Westampton	0	0	0	0	0	0	0	0	0	0	Springing	Springing	0
11	JPMCB	IPCC Schnucks	0	0	0	0	0	0	0	0	0	0	Springing	Springing	0
12	JPMCB	IPCC Walgreens GA	0	0	0	0	0	0	0	0	0	0	Springing	Springing	0
13	JPMCB	IPCC CVS Chelmsford	0	0	0	0	0	0	0	0	0	0	Springing	Springing	0
14	JPMCB	IPCC Walgreens TX	0	0	0	0	0	0	0	0	0	0	Springing	Springing	0
15	JPMCB	Kleban Southeastern Portfolio Pool 1	0	0	0	0	72,150	10,244	0	0	0	0	10,307	10,185	0
15.01	JPMCB	Home Depot - Kenner, LA
15.02	JPMCB	Walmart Supercenter - Mobile, AL
16	Barclays Bank PLC	Foothill Crossing	0	158,125	0	0	0	0	0	2,082	0	8,512	17,432	Springing	Springing
17	JPMCB	The Summit	6,181	0	0	2,000,000	122,300	0	155,967	6,181	0	32,760	61,150	Springing	0
18	JPMCB	Centreville Square	0	0	0	0	0	0	2,937,963	Springing	0	Springing	Springing	Springing	0
19	JPMCB	Muncie Mall	0	0	375,000	0	0	0	0	Springing	0	Springing	Springing	Springing	0
20	Barclays Bank PLC	Residence Inn Anaheim	0	0	0	0	47,137	0	0	4% of Gross Revenues	0	0	47,137	Springing	0
21	JPMCB	Marriott Anaheim	0	175,000	0	0	0	0	0	Springing	0	0	Springing	Springing	Springing
22	Barclays Bank PLC	Four Points Centre	0	0	0	0	155,962	0	0	2,405	0	24,050	51,987	Springing	0
23	Barclays Bank PLC	Four Leaf Properties MHC Portfolio	279,187	20,813	0	0	261,500	0	0	7,329	0	0	33,276	6,934	0
23.01	Barclays Bank PLC	Norton Shores
23.02	Barclays Bank PLC	Royal Oaks
23.03	Barclays Bank PLC	Sheffield Estates
23.04	Barclays Bank PLC	Lincoln Place
23.05	Barclays Bank PLC	Four Seasons
24	SMF II	1001 Woodward	0	0	0	0	310,224	21,045	147,000	6,903	0	31,096	44,318	10,523	Springing
25	JPMCB	College Station at West Lafayette	1,685,000	0	0	0	154,709	0	0	10,000	0	0	30,942	Springing	0
26	KeyBank	Thanksgiving Park IV	2,391	0	0	12,000	113,151	0	686,840	2,391	0	12,000	22,630	Springing	0
27	JPMCB	EIP 3	14,764	210,944	0	100,000	78,736	0	0	14,944	0	6,000	56,019	Springing	0
27.01	JPMCB	Charlotte, NC
27.02	JPMCB	Blackwood, NJ
27.03	JPMCB	Worcester, MA
28	JPMCB	Cantera Meadows	3,397	0	0	20,834	208,089	0	731,932	3,397	0	20,834	29,727	Springing	0
29	JPMCB	3575 Cahuenga	2,740	0	0	11,900	66,702	0	222,235	2,740	0	11,900	33,600	Springing	0
30	KeyBank	FedEx Distribution - Roseville	1,656	0	0	0	0	0	526,911	1,656	0	0	Springing	Springing	0
31	JPMCB	Doubletree Fresno	32,954	207,950	0	0	54,989	0	5,903,128	4% of Gross Revenues	0	0	18,330	Springing	0
32	JPMCB	Peachtree Corners	2,546	254,469	0	500,000	156,805	5,754	132,141	2,546	0	28,000	22,401	2,877	0
33	Barclays Bank PLC	University Office Park I & II	0	16,856	0	500,000	0	22,200	161,111	3,426	0	Springing	66,805	3,238	0
34	JPMCB	Bilmar Beach Resort	14,962	11,938	0	0	122,323	47,979	62,229	4% of Gross Revenues	0	0	24,465	47,979	Springing
35	SMF II	Pangea 7 Multifamily Portfolio	0	0	0	0	67,069	39,364	0	6,250	0	0	16,767	4,906	0
35.01	SMF II	6238-6244 South Western Avenue
35.02	SMF II	5101 West Monroe Street
35.03	SMF II	6306 South Fairfield Avenue
35.04	SMF II	7409 South Yates Boulevard
35.05	SMF II	8257 South Coles Avenue
35.06	SMF II	2110 South 5th Avenue
35.07	SMF II	5314 West Washington Boulevard
35.08	SMF II	7701 South May Street
35.09	SMF II	1145-1449 North LeClaire Avenue
35.10	SMF II	6022 South Indiana Avenue
35.11	SMF II	5956 West North Avenue
35.12	SMF II	6400 South Rockwell Street
35.13	SMF II	8001-8003 South May Street
35.14	SMF II	14031 South School Street
35.15	SMF II	8552 South Laflin Street
35.16	SMF II	6100-6104 South Artesian Avenue
35.17	SMF II	2826 East 76th Place
35.18	SMF II	6455 South Fairfield Avenue
35.19	SMF II	1633 Harbor Avenue
35.20	SMF II	817 South 19th Avenue
36	KeyBank	Citrus Center	2,370	0	0	250,000	75,692	0	0	2,370	0	7,565	12,615	9,336	0
37	Barclays Bank PLC	Tuttle Parke Apartments	0	23,438	0	0	122,122	41,259	590,000	4,966	0	0	31,926	5,894	0
38	Barclays Bank PLC	Residence Inn - Norfolk, VA Airport	0	3,125	0	0	16,305	0	0	4% of Gross Revenues	0	0	16,305	Springing	0
39	SMF II	Grand Williston Hotel and Conference Center	0	1,800,000	0	0	9,352	19,108	0	4% of Gross Revenues	0	0	3,117	6,369	0
40	JPMCB	450 H Street	635	334,894	0	3,200,000	25,660	0	728,655	635	0	0	12,830	Springing	0
41	Barclays Bank PLC	David Taylor Office	0	746,250	0	0	85,983	0	500,000	4,294	0	0	Springing	Springing	Springing
42	Barclays Bank PLC	David Taylor Data Center	0	0	0	0	36,850	0	0	782	0	0	Springing	Springing	0
43	Barclays Bank PLC	Shoppes at Highpointe	0	0	0	174,628	52,956	17,500	0	305	0	2,930	8,826	1,502	0
44	SMF II	Southtown Center	0	445,543	0	0	13,596	0	648,704	3,011	0	15,054	13,596	Springing	Springing
45	JPMCB	4040 North Central Expressway	0	0	0	0	47,500	0	550,000	Springing	0	Springing	23,750	Springing	Springing
46	SMF II	Holiday Inn Rock Hill	0	0	0	0	57,365	28,848	0	4% of Gross Revenues	0	0	14,341	3,205	0
47	SMF II	City Walk	0	0	0	0	58,435	5,959	9,245	676	0	3,377	11,687	851	0
48	Barclays Bank PLC	Cambria Suites Noblesville	0	0	0	0	0	0	0	4% of Gross Revenues	0	0	9,493	Springing	Springing

A-1-13

ANNEX A-1

			UPFRONT ESCROW(20)							MONTHLY ESCROW(21)

			Upfront Capex	Upfront Engin.	Upfront Envir.	Upfront TI/LC	Upfront RE Tax	Upfront Ins.	Upfront Other	Monthly Capex	Monthly Envir.	Monthly TI/LC	Monthly RE Tax	Monthly Ins.	Monthly Other
Loan #	Seller(1)	Property Name	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)	Reserve ($)(22)
49	JPMCB	Business Center at Park Ten	1,920	0	0	8,160	39,346	5,330	283,874	1,920	0	8,160	19,673	5,330	0
50	Barclays Bank PLC	Hampton Inn Roanoke	0	40,000	0	0	0	16,103	750,000	4% of Gross Revenues	0	0	4,714	1,610	0
51	SMF II	Columbus Corners	0	0	0	300,000	57,040	11,640	301,750	0	0	Springing	6,338	5,704	0
52	KeyBank	Church Hill Manor Townhomes	1,925	35,000	0	0	118,583	17,945	0	1,925	0	0	11,858	1,994	0
53	Barclays Bank PLC	Sacramento Medical Office	0	65,625	0	0	47,713	1,480	65,509	856	0	6,845	7,952	1,480	0
54	JPMCB	110 & 112 West Hubbard Street	583	0	0	2,898	66,305	0	0	583	0	2,898	16,250	Springing	0
55	JPMCB	Chaparral Business Park	0	13,025	0	150,000	354,974	0	28,262	1,218	0	6,213	39,442	Springing	0
56	SMF II	Holiday Inn Express Romulus	0	0	0	0	25,768	12,824	0	4% of Gross Revenues	0	0	8,589	1,599	0
57	SMF II	Carriage Cove Apartments	0	98,968	0	0	74,050	45,789	0	5,674	0	0	17,547	3,816	0
58	Barclays Bank PLC	Brookhaven Apartments	0	16,700	0	0	9,303	0	0	2,604	0	0	4,607	Springing	0
59	KeyBank	622 Hebron	835	0	0	8,333	51,361	0	250,000	835	0	8,333	12,840	Springing	0
60	Barclays Bank PLC	GSA - Five Points	0	0	0	0	30,357	0	0	2,302	0	16,667	10,119	Springing	0
61	Barclays Bank PLC	Comfort Suites Bloomsburg	0	7,072	0	0	27,186	3,849	278,630	4% of Gross Revenues	0	0	5,068	2,092	0
62	Barclays Bank PLC	Hampton Creek Apartments	0	123,206	0	0	7,945	0	0	3,168	0	0	3,972	Springing	0
63	SMF II	161 East Evelyn Avenue	0	0	0	0	6,199	833	162,148	358	0	0	6,199	417	0
64	Barclays Bank PLC	Gulf Breeze Shopping Center	0	0	0	0	14,537	38,970	0	1,220	0	3,200	4,846	6,495	0
65	KeyBank	Storage Max Self Storage	1,286	0	0	0	6,366	7,335	0	1,286	0	0	6,366	917	0
66	Barclays Bank PLC	Harpeth Trace Apartments	0	16,779	0	0	8,064	0	0	2,303	0	0	3,956	Springing	0
67	Barclays Bank PLC	Silverado Self Storage	0	0	0	0	5,645	4,589	0	0	0	0	5,645	918	0
68	JPMCB	Valley Creek Apartments	2,550	22,975	0	0	16,978	7,630	0	2,550	0	0	5,659	3,815	0
69	SMF II	Lock Up Self Storage	0	0	0	0	12,530	6,359	0	768	0	0	2,506	697	0

A-1-14

ANNEX A-1

			RESERVE CAPS(23)								LARGEST TENANT (4)(24)(25)(26)

			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other	Single			Lease
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant	Largest Tenant	Unit Size	Expiration
1	JPMCB	The Outlets at Orange	407,000		2,205,552					No	AMC Theatres	112,830	11/30/18
2	KeyBank	NSP Multifamily Portfolio								No
2.01	KeyBank	Ventana Hills Apartments								No
2.02	KeyBank	Berkley Manor Apartments								No
2.03	KeyBank	Woodspring Apartments								No
2.04	KeyBank	Colts Run Apartments								No
3	JPMCB	470 Vanderbilt Avenue	194,050							No	New York City Human Resources Administration	400,300	01/31/33
4	Barclays Bank PLC	Arundel Mills & Marketplace	609,600		4,719,600					No	Maryland Live! Casino (ground lease)	260,749	06/06/11
5	JPMCB	55 Broadway			1,388,092					No	Bank of Communications	23,434	12/31/19
6	JPMCB	Gumberg Retail Portfolio			5,000,000					No
6.01	JPMCB	Waterworks								No	Giant Eagle	107,928	08/31/23
6.02	JPMCB	Northtowne Mall								No	Sears	87,235	04/19/18
6.03	JPMCB	North Huntingdon Square								No	Giant Eagle	103,541	11/30/20
7	JPMCB	IPCC Shoppes at Page Pointe								No	LA Fitness	45,000	05/31/27
8	JPMCB	IPCC Whole Foods								Yes	Whole Foods	38,274	11/30/33
9	JPMCB	IPCC Academy Sports Frisco								Yes	Academy Sports	71,687	01/31/33
10	JPMCB	IPCC Walgreens Westampton								Yes	Walgreens	14,820	09/30/34
11	JPMCB	IPCC Schnucks								Yes	Schnucks Markets	56,121	06/01/28
12	JPMCB	IPCC Walgreens GA								Yes	Walgreens	14,650	12/31/27
13	JPMCB	IPCC CVS Chelmsford								Yes	CVS	13,013	01/31/38
14	JPMCB	IPCC Walgreens TX								Yes	Walgreens	14,820	02/25/30
15	JPMCB	Kleban Southeastern Portfolio Pool 1								Yes
15.01	JPMCB	Home Depot - Kenner, LA								Yes	Home Depot	174,522	05/31/32
15.02	JPMCB	Walmart Supercenter - Mobile, AL								Yes	Walmart Supercenter	200,084	07/31/28
16	Barclays Bank PLC	Foothill Crossing	74,955		306,444					No	Sears Grand	180,330	10/31/24
17	JPMCB	The Summit	148,344							No	Century Theatres	49,605	05/31/22
18	JPMCB	Centreville Square								No	Lotte Plaza Supermarket	49,631	03/31/29
19	JPMCB	Muncie Mall	386,892		1,238,328					No	Sears	129,800	08/31/19
20	Barclays Bank PLC	Residence Inn Anaheim								No
21	JPMCB	Marriott Anaheim							Additional Collateral Reserve: 10,000,000	No
22	Barclays Bank PLC	Four Points Centre								No	Sailpoint Technologies, Inc.	44,633	04/30/18
23	Barclays Bank PLC	Four Leaf Properties MHC Portfolio								No
23.01	Barclays Bank PLC	Norton Shores								No
23.02	Barclays Bank PLC	Royal Oaks								No
23.03	Barclays Bank PLC	Sheffield Estates								No
23.04	Barclays Bank PLC	Lincoln Place								No
23.05	Barclays Bank PLC	Four Seasons								No
24	SMF II	1001 Woodward	248,508		1,600,000					No	Meridian Health Plan	71,087	05/31/17
25	JPMCB	College Station at West Lafayette								No
26	KeyBank	Thanksgiving Park IV	57,384		720,000					No	Kirton McConkie	29,956	06/30/24
27	JPMCB	EIP 3			500,000					Various
27.01	JPMCB	Charlotte, NC								No	Coca Cola Bottling	278,400	07/31/22
27.02	JPMCB	Blackwood, NJ								No	Regency Transportation	135,000	06/14/16
27.03	JPMCB	Worcester, MA								Yes	Regency Transportation	165,000	02/28/24
28	JPMCB	Cantera Meadows	122,305		1,000,000					No	EN Engineering	97,177	08/31/20
29	JPMCB	3575 Cahuenga			428,400					No	High Technology Video	19,319	MTM
30	KeyBank	FedEx Distribution - Roseville								Yes	FedEx Ground	198,774	11/30/28
31	JPMCB	Doubletree Fresno								No
32	JPMCB	Peachtree Corners			1,500,000					No	CareerBuilder, LLC	98,549	08/31/18
33	Barclays Bank PLC	University Office Park I & II			500,000					No	Molina	60,142	12/31/15
34	JPMCB	Bilmar Beach Resort								No
35	SMF II	Pangea 7 Multifamily Portfolio	225,000							No
35.01	SMF II	6238-6244 South Western Avenue								No
35.02	SMF II	5101 West Monroe Street								No
35.03	SMF II	6306 South Fairfield Avenue								No
35.04	SMF II	7409 South Yates Boulevard								No
35.05	SMF II	8257 South Coles Avenue								No
35.06	SMF II	2110 South 5th Avenue								No
35.07	SMF II	5314 West Washington Boulevard								No
35.08	SMF II	7701 South May Street								No
35.09	SMF II	1145-1449 North LeClaire Avenue								No
35.10	SMF II	6022 South Indiana Avenue								No
35.11	SMF II	5956 West North Avenue								No
35.12	SMF II	6400 South Rockwell Street								No
35.13	SMF II	8001-8003 South May Street								No
35.14	SMF II	14031 South School Street								No
35.15	SMF II	8552 South Laflin Street								No
35.16	SMF II	6100-6104 South Artesian Avenue								No
35.17	SMF II	2826 East 76th Place								No
35.18	SMF II	6455 South Fairfield Avenue								No
35.19	SMF II	1633 Harbor Avenue								No
35.20	SMF II	817 South 19th Avenue								No
36	KeyBank	Citrus Center								No	TJ Maxx	28,000	03/31/17
37	Barclays Bank PLC	Tuttle Parke Apartments								No
38	Barclays Bank PLC	Residence Inn - Norfolk, VA Airport								No
39	SMF II	Grand Williston Hotel and Conference Center								No
40	JPMCB	450 H Street								Yes	District of Columbia - Department of Youth Rehabilitation	31,340	05/31/25
41	Barclays Bank PLC	David Taylor Office							1,296,870	No	TIAA-CREF	48,250	11/30/15
42	Barclays Bank PLC	David Taylor Data Center								Yes	Peak 10	62,589	05/31/23
43	Barclays Bank PLC	Shoppes at Highpointe	10,980		175,000					No	Panera Bread	4,536	11/30/23
44	SMF II	Southtown Center			750,000					No	Hobby Lobby	55,668	12/31/21
45	JPMCB	4040 North Central Expressway								No	General Service Administration - FDA	60,651	07/31/16
46	SMF II	Holiday Inn Rock Hill								No
47	SMF II	City Walk	32,448		150,000					No	Bar Louie	5,980	11/30/21
48	Barclays Bank PLC	Cambria Suites Noblesville							Shortfall Reserve Account: 120,000	No

A-1-15

ANNEX A-1

			RESERVE CAPS(23)								LARGEST TENANT (4)(24)(25)(26)

			CapEx	Envir.	TI/LC	RE Tax	Insur.	Debt Service	Other	Single			Lease
Loan #	Seller(1)	Property Name	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Reserve Cap ($)	Tenant	Largest Tenant	Unit Size	Expiration
49	JPMCB	Business Center at Park Ten			195,840					No	Lloyds Register Drilling	25,600	09/30/18
50	Barclays Bank PLC	Hampton Inn Roanoke								No
51	SMF II	Columbus Corners			300,000					No	Goody’s	18,000	07/31/18
52	KeyBank	Church Hill Manor Townhomes								No
53	Barclays Bank PLC	Sacramento Medical Office								No	Greater Sacramento Surgery Center	17,181	09/30/19
54	JPMCB	110 & 112 West Hubbard Street	25,000		250,000					No	Hubbard Inn	20,000	05/31/20
55	JPMCB	Chaparral Business Park			223,650					No	MyNeige	31,571	04/30/15
56	SMF II	Holiday Inn Express Romulus	300,000							No
57	SMF II	Carriage Cove Apartments	68,090							No
58	Barclays Bank PLC	Brookhaven Apartments								No
59	KeyBank	622 Hebron								No	Glastonbury Fitness & Wellness	30,595	04/30/20
60	Barclays Bank PLC	GSA - Five Points								Yes	GSA - HUD	123,370	03/19/19
61	Barclays Bank PLC	Comfort Suites Bloomsburg								No
62	Barclays Bank PLC	Hampton Creek Apartments								No
63	SMF II	161 East Evelyn Avenue								Yes	ProQuest LLC	18,693	11/30/20
64	Barclays Bank PLC	Gulf Breeze Shopping Center								No	Tuesday Morning	12,464	01/31/19
65	KeyBank	Storage Max Self Storage	40,000							No
66	Barclays Bank PLC	Harpeth Trace Apartments								No
67	Barclays Bank PLC	Silverado Self Storage								No
68	JPMCB	Valley Creek Apartments								No
69	SMF II	Lock Up Self Storage								No

A-1-16

ANNEX A-1

			2nd LARGEST TENANT (4)(24)(25)(26)			3rd LARGEST TENANT (4)(24)(25)(26)			4th LARGEST TENANT (4)(24)(25)(26)

					Lease			Lease			Lease
Loan #	Seller(1)	Property Name	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration	4th Largest Tenant	Unit Size	Expiration
1	JPMCB	The Outlets at Orange	Dave & Buster’s	57,974	01/31/18	Vans Skate Park	42,355	11/18/18	LA Fitness	38,000	10/21/19
2	KeyBank	NSP Multifamily Portfolio
2.01	KeyBank	Ventana Hills Apartments
2.02	KeyBank	Berkley Manor Apartments
2.03	KeyBank	Woodspring Apartments
2.04	KeyBank	Colts Run Apartments
3	JPMCB	470 Vanderbilt Avenue	New York City Housing Authority	62,400	03/31/30	The League School	39,740	03/14/37	Carl Fenichel Community Services, Inc.	37,408	01/30/37
4	Barclays Bank PLC	Arundel Mills & Marketplace	Bass Pro Shops Outdoor	127,672	10/31/16	Cinemark Theatres	107,190	12/31/20	Burlington Coat Factory	81,282	01/31/16
5	JPMCB	55 Broadway	Knight Capital Group	20,964	10/31/15	Hugh Wood	13,779	12/31/18	Syscom (USA), Inc	12,704	05/31/16
6	JPMCB	Gumberg Retail Portfolio
6.01	JPMCB	Waterworks	Walmart	80,618	01/31/23	Waterworks Cinemas	33,168	10/31/27	Ross Dress for Less	31,123	01/31/18
6.02	JPMCB	Northtowne Mall	JCPenney	47,538	03/31/20	Elder-Beerman	45,000	01/31/17	Dunham’s Sports	26,000	01/31/23
6.03	JPMCB	North Huntingdon Square	Famous Footwear	6,030	06/30/16	Eat’n Park	5,895	04/30/18	Bob Evans	5,300	09/30/24
7	JPMCB	IPCC Shoppes at Page Pointe	TGI Fridays	5,900	10/31/18
8	JPMCB	IPCC Whole Foods
9	JPMCB	IPCC Academy Sports Frisco
10	JPMCB	IPCC Walgreens Westampton
11	JPMCB	IPCC Schnucks
12	JPMCB	IPCC Walgreens GA
13	JPMCB	IPCC CVS Chelmsford
14	JPMCB	IPCC Walgreens TX
15	JPMCB	Kleban Southeastern Portfolio Pool 1
15.01	JPMCB	Home Depot - Kenner, LA
15.02	JPMCB	Walmart Supercenter - Mobile, AL
16	Barclays Bank PLC	Foothill Crossing	Total Wine & More	25,000	10/31/19	Office Depot	20,000	12/31/20	Century 21	15,000	12/31/20
17	JPMCB	The Summit	Old Navy	17,046	04/30/16	Orvis	14,873	12/31/14	Pottery Barn	11,597	01/31/19
18	JPMCB	Centreville Square	Party Depot	11,000	01/31/20	Advance Auto Parts	9,137	08/31/18	Minnieland Private Day School	9,111	09/30/15
19	JPMCB	Muncie Mall	JCPenney	105,956	01/31/17	Carson’s	80,000	01/31/18	Shoe Dept. Encore	24,550	04/30/21
20	Barclays Bank PLC	Residence Inn Anaheim
21	JPMCB	Marriott Anaheim
22	Barclays Bank PLC	Four Points Centre	Zenoss, Inc.	43,542	12/31/18	Big Commerce, Inc.	32,957	04/30/18	Somnio Solutions, Inc.	18,466	08/31/18
23	Barclays Bank PLC	Four Leaf Properties MHC Portfolio
23.01	Barclays Bank PLC	Norton Shores
23.02	Barclays Bank PLC	Royal Oaks
23.03	Barclays Bank PLC	Sheffield Estates
23.04	Barclays Bank PLC	Lincoln Place
23.05	Barclays Bank PLC	Four Seasons
24	SMF II	1001 Woodward	Quicken Loans	65,387	04/30/21	GalaxE Solutions	29,500	10/31/21	SEMCOG	27,000	07/31/20
25	JPMCB	College Station at West Lafayette
26	KeyBank	Thanksgiving Park IV	Seo TowneCenter	29,400	11/30/19	DigiCert	26,461	03/31/20	Moki Mobility	10,746	08/31/19
27	JPMCB	EIP 3
27.01	JPMCB	Charlotte, NC	Lindy’s Homemade Ice Cream	53,621	02/29/16	Fleet Maintenance & Repair	26,038	01/31/15	Eagle Span Corp.	8,470	MTM
27.02	JPMCB	Blackwood, NJ	Karcher North America Inc	130,930	08/31/24
27.03	JPMCB	Worcester, MA
28	JPMCB	Cantera Meadows	Patterson Medical Supplies	53,220	06/30/21	Symbria	26,610	03/31/25
29	JPMCB	3575 Cahuenga	Atlas Digital	19,276	04/15/15	Studio Suites	15,382	MTM	Corepower Yoga	7,061	02/20/23
30	KeyBank	FedEx Distribution - Roseville
31	JPMCB	Doubletree Fresno
32	JPMCB	Peachtree Corners	Ricoh Americas Corp	31,113	01/31/16	Molnlycke Health Care US, LLC	26,041	09/30/19	Teletrack	23,989	05/02/17
33	Barclays Bank PLC	University Office Park I & II	Customers Bank	7,327	06/30/19	Easter Seals of NJ	7,224	12/31/15	First Choice Bank	5,306	04/30/18
34	JPMCB	Bilmar Beach Resort
35	SMF II	Pangea 7 Multifamily Portfolio
35.01	SMF II	6238-6244 South Western Avenue
35.02	SMF II	5101 West Monroe Street
35.03	SMF II	6306 South Fairfield Avenue
35.04	SMF II	7409 South Yates Boulevard
35.05	SMF II	8257 South Coles Avenue
35.06	SMF II	2110 South 5th Avenue
35.07	SMF II	5314 West Washington Boulevard
35.08	SMF II	7701 South May Street
35.09	SMF II	1145-1449 North LeClaire Avenue
35.10	SMF II	6022 South Indiana Avenue
35.11	SMF II	5956 West North Avenue
35.12	SMF II	6400 South Rockwell Street
35.13	SMF II	8001-8003 South May Street
35.14	SMF II	14031 South School Street
35.15	SMF II	8552 South Laflin Street
35.16	SMF II	6100-6104 South Artesian Avenue
35.17	SMF II	2826 East 76th Place
35.18	SMF II	6455 South Fairfield Avenue
35.19	SMF II	1633 Harbor Avenue
35.20	SMF II	817 South 19th Avenue
36	KeyBank	Citrus Center	OfficeMax	17,708	03/31/18	Dollar Tree	10,400	04/30/23	Pet Supermarket, Inc.	7,560	11/30/18
37	Barclays Bank PLC	Tuttle Parke Apartments
38	Barclays Bank PLC	Residence Inn - Norfolk, VA Airport
39	SMF II	Grand Williston Hotel and Conference Center
40	JPMCB	450 H Street
41	Barclays Bank PLC	David Taylor Office	TIAA-CREF	46,000	02/28/15	Electrolux	29,687	10/31/16	TZ Insurance	19,192	06/30/18
42	Barclays Bank PLC	David Taylor Data Center
43	Barclays Bank PLC	Shoppes at Highpointe	Taziki’s	2,800	04/30/33	Zanitas	2,600	03/31/19	Honest Pizza	2,480	01/31/20
44	SMF II	Southtown Center	Big Lots	39,437	01/31/22	PetSmart	20,495	01/31/24	Planet Fitness	19,373	11/30/23
45	JPMCB	4040 North Central Expressway	Methodist Hospitals of Dallas	31,085	07/18/14	General Service Administration - VA	13,022	04/30/23	Three Architecture, Inc.	7,719	11/30/15
46	SMF II	Holiday Inn Rock Hill
47	SMF II	City Walk	Big Boy Restaurant	5,541	02/28/17	Comerica Bank	4,991	02/28/27	Golf Etc.	3,876	07/31/20
48	Barclays Bank PLC	Cambria Suites Noblesville

A-1-17

ANNEX A-1

			2nd LARGEST TENANT (4)(24)(25)(26)			3rd LARGEST TENANT (4)(24)(25)(26)			4th LARGEST TENANT (4)(24)(25)(26)

					Lease			Lease			Lease
Loan #	Seller(1)	Property Name	2nd Largest Tenant	Unit Size	Expiration	3rd Largest Tenant	Unit Size	Expiration	4th Largest Tenant	Unit Size	Expiration
49	JPMCB	Business Center at Park Ten	PGS Americas	14,746	02/28/16	Oilfield Testing & Consulting	11,050	01/31/18	Reel Group	10,600	05/31/16
50	Barclays Bank PLC	Hampton Inn Roanoke
51	SMF II	Columbus Corners	Rainbow Fashions	11,145	01/31/20	Dollar Tree	8,855	09/30/17	Gamestop	5,800	04/30/15
52	KeyBank	Church Hill Manor Townhomes
53	Barclays Bank PLC	Sacramento Medical Office	Metropolitan Pain Management	6,084	04/30/17	Avella of Sacramento	5,722	07/14/21	California IVF	5,090	02/28/27
54	JPMCB	110 & 112 West Hubbard Street	Epic	15,000	12/31/19
55	JPMCB	Chaparral Business Park	National Technology Transfer	19,316	12/31/15	Amerita, Inc	14,625	06/30/20	High Country Assets, Inc.	12,393	01/31/19
56	SMF II	Holiday Inn Express Romulus
57	SMF II	Carriage Cove Apartments
58	Barclays Bank PLC	Brookhaven Apartments
59	KeyBank	622 Hebron	Haynes Street Property Management (ECHN)	5,800	01/31/22	Dermatology Associates	3,513	01/31/17	Galvin & Round Family Dentistry	2,334	01/31/22
60	Barclays Bank PLC	GSA - Five Points
61	Barclays Bank PLC	Comfort Suites Bloomsburg
62	Barclays Bank PLC	Hampton Creek Apartments
63	SMF II	161 East Evelyn Avenue
64	Barclays Bank PLC	Gulf Breeze Shopping Center	Chick-Fil-A	4,686	10/13/27	Hallmark	4,100	02/29/16	Vallartas Mexican Restaurant	2,554	05/31/14
65	KeyBank	Storage Max Self Storage
66	Barclays Bank PLC	Harpeth Trace Apartments
67	Barclays Bank PLC	Silverado Self Storage
68	JPMCB	Valley Creek Apartments
69	SMF II	Lock Up Self Storage

A-1-18

ANNEX A-1

5th LARGEST TENANT (4)(24)(25)(26)

					Lease	Loan
Loan #	Seller(1)	Property Name	5th Largest Tenant	Unit Size	Expiration	Purpose	Principal / Carveout Guarantor(27)(28)
1	JPMCB	The Outlets at Orange	Nordstrom Rack	35,002	02/28/22	Refinance	Simon Property Group, L.P.
2	KeyBank	NSP Multifamily Portfolio				Refinance	Angelina Djurin, The Angelina Djurin Self Declaration of Trust Dated April 2, 2001, Ivan Djurin
2.01	KeyBank	Ventana Hills Apartments
2.02	KeyBank	Berkley Manor Apartments
2.03	KeyBank	Woodspring Apartments
2.04	KeyBank	Colts Run Apartments
3	JPMCB	470 Vanderbilt Avenue	Aereo	19,360	02/15/17	Acquisition	RXR Real Estate Value Added Fund LP, RXR Real Estate Value Added Fund Parallel LP, etc.
4	Barclays Bank PLC	Arundel Mills & Marketplace	Medieval Times	66,244	08/31/23	Refinance	Simon Property Group, L.P.
5	JPMCB	55 Broadway	ProPublica	10,790	03/31/15	Acquisition	HGGP Capital, LLC, HGGP Capital II, LLC, HGGP Capital III, LLC, etc.
6	JPMCB	Gumberg Retail Portfolio				Refinance	Ira J. Gumberg
6.01	JPMCB	Waterworks	Bed Bath & Beyond	30,025	01/31/17
6.02	JPMCB	Northtowne Mall	Big Lots	25,299	01/31/24
6.03	JPMCB	North Huntingdon Square	Panera Bread	5,250	05/31/21
7	JPMCB	IPCC Shoppes at Page Pointe				Acquisition	Inland Private Capital Corporation
8	JPMCB	IPCC Whole Foods				Acquisition	Inland Private Capital Corporation
9	JPMCB	IPCC Academy Sports Frisco				Acquisition	Inland Private Capital Corporation
10	JPMCB	IPCC Walgreens Westampton				Acquisition	Inland Private Capital Corporation
11	JPMCB	IPCC Schnucks				Acquisition	Inland Private Capital Corporation
12	JPMCB	IPCC Walgreens GA				Acquisition	Inland Private Capital Corporation
13	JPMCB	IPCC CVS Chelmsford				Acquisition	Inland Private Capital Corporation
14	JPMCB	IPCC Walgreens TX				Acquisition	Inland Private Capital Corporation
15	JPMCB	Kleban Southeastern Portfolio Pool 1				Acquisition	Kenneth M. Kleban, Albert J. Kleban
15.01	JPMCB	Home Depot - Kenner, LA
15.02	JPMCB	Walmart Supercenter - Mobile, AL
16	Barclays Bank PLC	Foothill Crossing	Joe’s Crab Shack	7,400	12/31/24	Acquisition	Claus Dieckell
17	JPMCB	The Summit	Gap and Gap Body	11,232	03/31/19	Acquisition	DRA G&I Fund VII Real Estate Investment Trust
18	JPMCB	Centreville Square	Columbia College	8,140	05/31/21	Refinance	Albert J. Dwoskin
19	JPMCB	Muncie Mall	Books-A-Million	16,462	01/31/17	Refinance	Simon Property Group, L.P.
20	Barclays Bank PLC	Residence Inn Anaheim				Refinance	Chatham Lodging Trust
21	JPMCB	Marriott Anaheim				Refinance	Tushar Patel, SDRP, LLC
22	Barclays Bank PLC	Four Points Centre	360 Mortgage Group, LLC	12,573	03/31/17	Acquisition	DRA G&I Fund VII Real Estate Investment Trust, Brandywine Operating Partnership, L.P.
23	Barclays Bank PLC	Four Leaf Properties MHC Portfolio				Refinance	Michael P. Callaghan, Kevin M. Shaughnessy, Brad O’Halloran
23.01	Barclays Bank PLC	Norton Shores
23.02	Barclays Bank PLC	Royal Oaks
23.03	Barclays Bank PLC	Sheffield Estates
23.04	Barclays Bank PLC	Lincoln Place
23.05	Barclays Bank PLC	Four Seasons
24	SMF II	1001 Woodward	University of Phoenix	19,867	03/31/20	Refinance	Gilbert Ventures, LLC
25	JPMCB	College Station at West Lafayette				Acquisition	Robert Bronstein
26	KeyBank	Thanksgiving Park IV	97th Floor	6,596	08/31/20	Refinance	Nathan W. Ricks, Ronald S. Lindorf, Andrew E. Bybee, Brandon D. Fugal, John S. Petersen
27	JPMCB	EIP 3				Acquisition	Neal Shalom, Lewis Heafitz, Donald Levine
27.01	JPMCB	Charlotte, NC
27.02	JPMCB	Blackwood, NJ
27.03	JPMCB	Worcester, MA
28	JPMCB	Cantera Meadows				Acquisition	Adventus Holdings LP
29	JPMCB	3575 Cahuenga	Spartan Associates	5,360	10/17/16	Refinance	David Y. Lee
30	KeyBank	FedEx Distribution - Roseville				Refinance	Robert J. Scannell, Robert J. Scannell Revocable Trust Dated September 9, 2002
31	JPMCB	Doubletree Fresno				Refinance	Sidney S. Chan
32	JPMCB	Peachtree Corners				Acquisition	Steven Berman, Brian Granath, Eric Singer
33	Barclays Bank PLC	University Office Park I & II	Riviera Finance	5,249	02/28/15	Refinance	Abraham Hercman, Charles Hercman, Brenda Perkal
34	JPMCB	Bilmar Beach Resort				Acquisition	Kline Hotel Holdings, LLC
35	SMF II	Pangea 7 Multifamily Portfolio				Refinance	Pangea Properties
35.01	SMF II	6238-6244 South Western Avenue
35.02	SMF II	5101 West Monroe Street
35.03	SMF II	6306 South Fairfield Avenue
35.04	SMF II	7409 South Yates Boulevard
35.05	SMF II	8257 South Coles Avenue
35.06	SMF II	2110 South 5th Avenue
35.07	SMF II	5314 West Washington Boulevard
35.08	SMF II	7701 South May Street
35.09	SMF II	1145-1449 North LeClaire Avenue
35.10	SMF II	6022 South Indiana Avenue
35.11	SMF II	5956 West North Avenue
35.12	SMF II	6400 South Rockwell Street
35.13	SMF II	8001-8003 South May Street
35.14	SMF II	14031 South School Street
35.15	SMF II	8552 South Laflin Street
35.16	SMF II	6100-6104 South Artesian Avenue
35.17	SMF II	2826 East 76th Place
35.18	SMF II	6455 South Fairfield Avenue
35.19	SMF II	1633 Harbor Avenue
35.20	SMF II	817 South 19th Avenue
36	KeyBank	Citrus Center	Don Olson Firestone	7,200	07/31/17	Refinance	Ronald N. Weiser, Ronald N. Weiser as trustee of the Ronald N. Weiser Trust u/a/d June 7, 1983
37	Barclays Bank PLC	Tuttle Parke Apartments				Refinance	Murray Ebner
38	Barclays Bank PLC	Residence Inn - Norfolk, VA Airport				Refinance	Malay H. Thakkar, Kush Thakkar, Neel Desai, Tejal Desai, Dilip Desai
39	SMF II	Grand Williston Hotel and Conference Center				Refinance	Trusha Bhatnagar
40	JPMCB	450 H Street				Acquisition	HGGP Capital II, LLC, HGGP Capital III, LLC, HGGP Capital VII, LLC, etc.
41	Barclays Bank PLC	David Taylor Office				Acquisition	Ronald A. Simms
42	Barclays Bank PLC	David Taylor Data Center				Acquisition	Ronald A. Simms
43	Barclays Bank PLC	Shoppes at Highpointe	Elements Massage	2,171	12/31/18	Refinance	David H. Friedman
44	SMF II	Southtown Center	Dollar Tree	11,622	04/30/18	Refinance	James Singleton, Larry Contos, Paul Nicholson
45	JPMCB	4040 North Central Expressway	Law Office of Michael Sawicki	5,504	12/31/16	Refinance	NAP
46	SMF II	Holiday Inn Rock Hill				Refinance	Kartar Singh
47	SMF II	City Walk	Beth’s Imagination Station	3,536	12/31/16	Refinance	The Frank Aragona Trust
48	Barclays Bank PLC	Cambria Suites Noblesville				Refinance	David Crisafi, Frank Crisafi

A-1-19

ANNEX A-1

5th LARGEST TENANT (4)(24)(25)(26)

					Lease	Loan
Loan #	Seller(1)	Property Name	5th Largest Tenant	Unit Size	Expiration	Purpose	Principal / Carveout Guarantor(27)(28)
49	JPMCB	Business Center at Park Ten	Bernard Controls	8,800	01/31/16	Acquisition	Akrea Master Holdco, LLC
50	Barclays Bank PLC	Hampton Inn Roanoke				Refinance	Rajesh Desai
51	SMF II	Columbus Corners	Hibbett Sporting Goods	5,300	01/31/17	Refinance	David Garfunkel
52	KeyBank	Church Hill Manor Townhomes				Refinance	Eric Reitberger, S. Jason Reitberger, Jacob Blumenfeld
53	Barclays Bank PLC	Sacramento Medical Office	Kaiser Foundation Hospitals	2,904	07/31/18	Acquisition	Floyd Eugene Damschen, Terri Lynne Akers
54	JPMCB	110 & 112 West Hubbard Street				Refinance	Marc A. Bushala
55	JPMCB	Chaparral Business Park	Aviall Services, Inc.	7,085	12/31/16	Refinance	Colony Realty Partners II REIT
56	SMF II	Holiday Inn Express Romulus				Refinance	Majid Koza
57	SMF II	Carriage Cove Apartments				Refinance	Kevin Spizizen, Neil Spizizen
58	Barclays Bank PLC	Brookhaven Apartments				Refinance	William M. Warfield
59	KeyBank	622 Hebron	OBGYN Group of Eastern Conn.	1,538	01/31/22	Refinance	Jonathan G. Davis, Paul R. Marcus
60	Barclays Bank PLC	GSA - Five Points				Refinance	Avi Nakash, Joe Nakash, Ralph Nakash
61	Barclays Bank PLC	Comfort Suites Bloomsburg				Refinance	Pirian Sivakumar
62	Barclays Bank PLC	Hampton Creek Apartments				Refinance	William M. Warfield
63	SMF II	161 East Evelyn Avenue				Refinance	Donald Richards Stephens, Lane Brinkman Stephens
64	Barclays Bank PLC	Gulf Breeze Shopping Center	Yo Serve llc	2,300	02/28/17	Refinance	William A. Butler, William E. Coleman, III, Hubert W. Goings, Jr.
65	KeyBank	Storage Max Self Storage				Refinance	John Chakmak, David A. Buxbaum, Thomas B. Francis, Henry S. Chavin, Francis Family Partnership
66	Barclays Bank PLC	Harpeth Trace Apartments				Refinance	William M. Warfield
67	Barclays Bank PLC	Silverado Self Storage				Refinance	Mark J. Ryan, Mary C. Ryan
68	JPMCB	Valley Creek Apartments				Acquisition	Jonathan D. Twombly, Matthew McLennan
69	SMF II	Lock Up Self Storage				Refinance	Kevin Spizizen, Neil Spizizen

A-1-20

ANNEX A-1

									Total Debt	Total Debt	Total Debt	Total Debt
			Lockbox	Lockbox	Additional Debt	Additional Debt	Additional Debt	Additional Debt	Cut-off Date	UW NCF	Cut-off Date	UW NOI
Loan #	Seller(1)	Property Name	(Y/N)	Type(29)	Permitted (Y/N)	Exists (Y/N)(6)(30)	Amount ($)(6)	Type(6)	Balance ($)	DSCR	LTV %	Debt Yield %
1	JPMCB	The Outlets at Orange	Yes	CMA	No	Yes	90,000,000	A-2 Note	215,000,000	2.64	51.4%	11.9%
2	KeyBank	NSP Multifamily Portfolio	Yes	Soft	No	Yes	19,000,000	Mezzanine Loan	139,000,000	1.07	81.7%	7.8%
2.01	KeyBank	Ventana Hills Apartments
2.02	KeyBank	Berkley Manor Apartments
2.03	KeyBank	Woodspring Apartments
2.04	KeyBank	Colts Run Apartments
3	JPMCB	470 Vanderbilt Avenue	Yes	Hard	No	Yes	42,000,000	A-2 Note	142,000,000	1.80	69.8%	8.2%
4	Barclays Bank PLC	Arundel Mills & Marketplace	Yes	CMA	No	Yes	295,000,000	A-1-1 Note, A-1-2 Note, A-2-1 Note, A-2-2 Note	385,000,000	2.84	52.7%	12.8%
5	JPMCB	55 Broadway	Yes	Hard	No	Yes	35,000,000	A-1 Note	105,000,000	1.43	66.9%	7.7%
6	JPMCB	Gumberg Retail Portfolio	Yes	Hard	No	Yes	73,500,000	A-2 Note / B-Note	138,343,806	1.21	78.5%	9.2%
6.01	JPMCB	Waterworks
6.02	JPMCB	Northtowne Mall
6.03	JPMCB	North Huntingdon Square
7	JPMCB	IPCC Shoppes at Page Pointe	Yes	Springing	No	Yes	2,382,000	Crossed Mezzanine Loan	11,822,676	1.28	69.7%	8.4%
8	JPMCB	IPCC Whole Foods	Yes	Springing	No	Yes	0	Crossed Mezzanine Loan	9,130,000	1.28	69.7%	8.4%
9	JPMCB	IPCC Academy Sports Frisco	Yes	Springing	No	Yes	1,660,000	Crossed Mezzanine Loan	10,360,000	1.28	69.7%	8.4%
10	JPMCB	IPCC Walgreens Westampton	Yes	Springing	No	Yes	983,000	Crossed Mezzanine Loan	6,361,558	1.28	69.7%	8.4%
11	JPMCB	IPCC Schnucks	Yes	Springing	No	Yes	1,038,000	Crossed Mezzanine Loan	5,156,884	1.28	69.7%	8.4%
12	JPMCB	IPCC Walgreens GA	Yes	Springing	No	Yes	1,252,000	Crossed Mezzanine Loan	4,680,035	1.28	69.7%	8.4%
13	JPMCB	IPCC CVS Chelmsford	Yes	Springing	No	Yes	651,000	Crossed Mezzanine Loan	3,259,696	1.28	69.7%	8.4%
14	JPMCB	IPCC Walgreens TX	Yes	Springing	No	Yes	934,000	Crossed Mezzanine Loan	3,493,392	1.28	69.7%	8.4%
15	JPMCB	Kleban Southeastern Portfolio Pool 1	Yes	Hard	Yes	No	NAP	Permitted Mezzanine	NAP	NAP	NAP	NAP
15.01	JPMCB	Home Depot - Kenner, LA
15.02	JPMCB	Walmart Supercenter - Mobile, AL
16	Barclays Bank PLC	Foothill Crossing	Yes	CMA	Yes	No	NAP	Permitted Mezzanine	NAP	NAP	NAP	NAP
17	JPMCB	The Summit	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
18	JPMCB	Centreville Square	Yes	Springing	No	Yes	21,703,000	Rake	59,853,689	1.47	57.0%	12.4%
19	JPMCB	Muncie Mall	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
20	Barclays Bank PLC	Residence Inn Anaheim	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
21	JPMCB	Marriott Anaheim	Yes	Soft	No	Yes	80,000,000	A-1 Note	110,000,000	1.30	64.7%	8.2%
22	Barclays Bank PLC	Four Points Centre	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
23	Barclays Bank PLC	Four Leaf Properties MHC Portfolio	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
23.01	Barclays Bank PLC	Norton Shores
23.02	Barclays Bank PLC	Royal Oaks
23.03	Barclays Bank PLC	Sheffield Estates
23.04	Barclays Bank PLC	Lincoln Place
23.05	Barclays Bank PLC	Four Seasons
24	SMF II	1001 Woodward	Yes	Hard	Yes	No	NAP	Permitted Mezzanine	NAP	NAP	NAP	NAP
25	JPMCB	College Station at West Lafayette	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
26	KeyBank	Thanksgiving Park IV	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
27	JPMCB	EIP 3	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
27.01	JPMCB	Charlotte, NC
27.02	JPMCB	Blackwood, NJ
27.03	JPMCB	Worcester, MA
28	JPMCB	Cantera Meadows	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
29	JPMCB	3575 Cahuenga	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
30	KeyBank	FedEx Distribution - Roseville	Yes	Hard	No	Yes	2,325,000	Mezzanine Loan	21,140,000	1.08	79.5%	7.7%
31	JPMCB	Doubletree Fresno	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
32	JPMCB	Peachtree Corners	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
33	Barclays Bank PLC	University Office Park I & II	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
34	JPMCB	Bilmar Beach Resort	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
35	SMF II	Pangea 7 Multifamily Portfolio	No	NAP	Yes	No	NAP	Permitted Mezzanine	NAP	NAP	NAP	NAP
35.01	SMF II	6238-6244 South Western Avenue
35.02	SMF II	5101 West Monroe Street
35.03	SMF II	6306 South Fairfield Avenue
35.04	SMF II	7409 South Yates Boulevard
35.05	SMF II	8257 South Coles Avenue
35.06	SMF II	2110 South 5th Avenue
35.07	SMF II	5314 West Washington Boulevard
35.08	SMF II	7701 South May Street
35.09	SMF II	1145-1449 North LeClaire Avenue
35.10	SMF II	6022 South Indiana Avenue
35.11	SMF II	5956 West North Avenue
35.12	SMF II	6400 South Rockwell Street
35.13	SMF II	8001-8003 South May Street
35.14	SMF II	14031 South School Street
35.15	SMF II	8552 South Laflin Street
35.16	SMF II	6100-6104 South Artesian Avenue
35.17	SMF II	2826 East 76th Place
35.18	SMF II	6455 South Fairfield Avenue
35.19	SMF II	1633 Harbor Avenue
35.20	SMF II	817 South 19th Avenue
36	KeyBank	Citrus Center	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
37	Barclays Bank PLC	Tuttle Parke Apartments	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
38	Barclays Bank PLC	Residence Inn - Norfolk, VA Airport	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
39	SMF II	Grand Williston Hotel and Conference Center	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
40	JPMCB	450 H Street	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
41	Barclays Bank PLC	David Taylor Office	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
42	Barclays Bank PLC	David Taylor Data Center	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
43	Barclays Bank PLC	Shoppes at Highpointe	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
44	SMF II	Southtown Center	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
45	JPMCB	4040 North Central Expressway	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
46	SMF II	Holiday Inn Rock Hill	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
47	SMF II	City Walk	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
48	Barclays Bank PLC	Cambria Suites Noblesville	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP

A-1-21

ANNEX A-1

									Total Debt	Total Debt	Total Debt	Total Debt
			Lockbox	Lockbox	Additional Debt	Additional Debt	Additional Debt	Additional Debt	Cut-off Date	UW NCF	Cut-off Date	UW NOI
Loan #	Seller(1)	Property Name	(Y/N)	Type(29)	Permitted (Y/N)	Exists (Y/N)(6)(30)	Amount ($)(6)	Type(6)	Balance ($)	DSCR	LTV %	Debt Yield %
49	JPMCB	Business Center at Park Ten	Yes	Springing	Yes	No	NAP	Permitted Mezzanine	NAP	NAP	NAP	NAP
50	Barclays Bank PLC	Hampton Inn Roanoke	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
51	SMF II	Columbus Corners	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
52	KeyBank	Church Hill Manor Townhomes	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
53	Barclays Bank PLC	Sacramento Medical Office	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
54	JPMCB	110 & 112 West Hubbard Street	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
55	JPMCB	Chaparral Business Park	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
56	SMF II	Holiday Inn Express Romulus	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
57	SMF II	Carriage Cove Apartments	No	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP
58	Barclays Bank PLC	Brookhaven Apartments	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
59	KeyBank	622 Hebron	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
60	Barclays Bank PLC	GSA - Five Points	Yes	CMA	Yes	No	NAP	Permitted Mezzanine	NAP	NAP	NAP	NAP
61	Barclays Bank PLC	Comfort Suites Bloomsburg	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
62	Barclays Bank PLC	Hampton Creek Apartments	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
63	SMF II	161 East Evelyn Avenue	Yes	Hard	No	No	NAP	NAP	NAP	NAP	NAP	NAP
64	Barclays Bank PLC	Gulf Breeze Shopping Center	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
65	KeyBank	Storage Max Self Storage	No	NAP	No	No	NAP	NAP	NAP	NAP	NAP	NAP
66	Barclays Bank PLC	Harpeth Trace Apartments	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
67	Barclays Bank PLC	Silverado Self Storage	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP
68	JPMCB	Valley Creek Apartments	Yes	CMA	No	No	NAP	NAP	NAP	NAP	NAP	NAP
69	SMF II	Lock Up Self Storage	Yes	Springing	No	No	NAP	NAP	NAP	NAP	NAP	NAP

A-1-22

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2011	2011	2011	2012	2012	2012	2013	2013	2013	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
1	JPMCB	The Outlets at Orange																1
2	KeyBank	NSP Multifamily Portfolio																2
2.01	KeyBank	Ventana Hills Apartments																2.01
2.02	KeyBank	Berkley Manor Apartments																2.02
2.03	KeyBank	Woodspring Apartments																2.03
2.04	KeyBank	Colts Run Apartments																2.04
3	JPMCB	470 Vanderbilt Avenue																3
4	Barclays Bank PLC	Arundel Mills & Marketplace																4
5	JPMCB	55 Broadway																5
6	JPMCB	Gumberg Retail Portfolio																6
6.01	JPMCB	Waterworks																6.01
6.02	JPMCB	Northtowne Mall																6.02
6.03	JPMCB	North Huntingdon Square																6.03
7	JPMCB	IPCC Shoppes at Page Pointe																7
8	JPMCB	IPCC Whole Foods																8
9	JPMCB	IPCC Academy Sports Frisco																9
10	JPMCB	IPCC Walgreens Westampton																10
11	JPMCB	IPCC Schnucks																11
12	JPMCB	IPCC Walgreens GA																12
13	JPMCB	IPCC CVS Chelmsford																13
14	JPMCB	IPCC Walgreens TX																14
15	JPMCB	Kleban Southeastern Portfolio Pool 1																15
15.01	JPMCB	Home Depot - Kenner, LA																15.01
15.02	JPMCB	Walmart Supercenter - Mobile, AL																15.02
16	Barclays Bank PLC	Foothill Crossing																16
17	JPMCB	The Summit																17
18	JPMCB	Centreville Square																18
19	JPMCB	Muncie Mall																19
20	Barclays Bank PLC	Residence Inn Anaheim	78.4%	140.33	109.96	79.3%	146.87	116.47	79.3%	156.93	124.46	80.0%	157.70	126.17	80.0%	157.70	126.17	20
21	JPMCB	Marriott Anaheim																21
22	Barclays Bank PLC	Four Points Centre																22
23	Barclays Bank PLC	Four Leaf Properties MHC Portfolio																23
23.01	Barclays Bank PLC	Norton Shores																23.01
23.02	Barclays Bank PLC	Royal Oaks																23.02
23.03	Barclays Bank PLC	Sheffield Estates																23.03
23.04	Barclays Bank PLC	Lincoln Place																23.04
23.05	Barclays Bank PLC	Four Seasons																23.05
24	SMF II	1001 Woodward																24
25	JPMCB	College Station at West Lafayette																25
26	KeyBank	Thanksgiving Park IV																26
27	JPMCB	EIP 3																27
27.01	JPMCB	Charlotte, NC																27.01
27.02	JPMCB	Blackwood, NJ																27.02
27.03	JPMCB	Worcester, MA																27.03
28	JPMCB	Cantera Meadows																28
29	JPMCB	3575 Cahuenga																29
30	KeyBank	FedEx Distribution - Roseville																30
31	JPMCB	Doubletree Fresno	56.4%	89.80	50.62	57.9%	92.54	53.61	58.4%	94.47	55.22	59.7%	95.60	57.08	57.5%	95.60	54.97	31
32	JPMCB	Peachtree Corners																32
33	Barclays Bank PLC	University Office Park I & II																33
34	JPMCB	Bilmar Beach Resort	73.6%	117.26	86.34	76.2%	127.73	97.28	77.2%	135.02	104.20				77.6%	135.59	105.23	34
35	SMF II	Pangea 7 Multifamily Portfolio																35
35.01	SMF II	6238-6244 South Western Avenue																35.01
35.02	SMF II	5101 West Monroe Street																35.02
35.03	SMF II	6306 South Fairfield Avenue																35.03
35.04	SMF II	7409 South Yates Boulevard																35.04
35.05	SMF II	8257 South Coles Avenue																35.05
35.06	SMF II	2110 South 5th Avenue																35.06
35.07	SMF II	5314 West Washington Boulevard																35.07
35.08	SMF II	7701 South May Street																35.08
35.09	SMF II	1145-1449 North LeClaire Avenue																35.09
35.10	SMF II	6022 South Indiana Avenue																35.10
35.11	SMF II	5956 West North Avenue																35.11
35.12	SMF II	6400 South Rockwell Street																35.12
35.13	SMF II	8001-8003 South May Street																35.13
35.14	SMF II	14031 South School Street																35.14
35.15	SMF II	8552 South Laflin Street																35.15
35.16	SMF II	6100-6104 South Artesian Avenue																35.16
35.17	SMF II	2826 East 76th Place																35.17
35.18	SMF II	6455 South Fairfield Avenue																35.18
35.19	SMF II	1633 Harbor Avenue																35.19
35.20	SMF II	817 South 19th Avenue																35.20
36	KeyBank	Citrus Center																36
37	Barclays Bank PLC	Tuttle Parke Apartments																37
38	Barclays Bank PLC	Residence Inn - Norfolk, VA Airport	80.9%	98.91	80.06	82.6%	99.16	80.06	75.3%	100.58	75.73				75.3%	100.58	75.73	38
39	SMF II	Grand Williston Hotel and Conference Center	96.0%	99.54	95.56	85.4%	120.98	103.30	72.0%	133.53	96.18	74.4%	130.55	97.14	71.8%	130.55	93.69	39
40	JPMCB	450 H Street																40
41	Barclays Bank PLC	David Taylor Office																41
42	Barclays Bank PLC	David Taylor Data Center																42
43	Barclays Bank PLC	Shoppes at Highpointe																43
44	SMF II	Southtown Center																44
45	JPMCB	4040 North Central Expressway																45
46	SMF II	Holiday Inn Rock Hill	63.8%	87.41	55.78	71.5%	100.70	72.00	72.0%	99.61	71.76	73.4%	99.39	72.95	73.4%	99.39	72.95	46
47	SMF II	City Walk																47
48	Barclays Bank PLC	Cambria Suites Noblesville	62.1%	86.00	53.41	62.9%	97.17	53.41	66.4%	98.23	65.19	67.4%	98.09	66.09	67.4%	98.09	66.09	48

A-1-23

ANNEX A-1

			HOTEL OPERATING STATISTICS

			2011	2011	2011	2012	2012	2012	2013	2013	2013	Most Recent	Most Recent	Most Recent	UW	UW	UW
Loan #	Seller(1)	Property Name	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Occupancy %	ADR ($)	RevPAR ($)	Loan #
49	JPMCB	Business Center at Park Ten																49
50	Barclays Bank PLC	Hampton Inn Roanoke	67.4%	102.65	69.10	70.1%	105.63	69.10	74.3%	107.73	77.04	73.9%	108.16	79.93	73.9%	108.16	79.93	50
51	SMF II	Columbus Corners																51
52	KeyBank	Church Hill Manor Townhomes																52
53	Barclays Bank PLC	Sacramento Medical Office																53
54	JPMCB	110 & 112 West Hubbard Street																54
55	JPMCB	Chaparral Business Park																55
56	SMF II	Holiday Inn Express Romulus	63.5%	63.60	40.39	48.1%	68.17	32.80	58.9%	89.71	52.83	59.9%	93.02	55.72	59.7%	95.29	56.89	56
57	SMF II	Carriage Cove Apartments																57
58	Barclays Bank PLC	Brookhaven Apartments																58
59	KeyBank	622 Hebron																59
60	Barclays Bank PLC	GSA - Five Points																60
61	Barclays Bank PLC	Comfort Suites Bloomsburg	64.1%	97.33	62.38	51.2%	103.15	62.38	55.5%	102.15	56.66				55.5%	102.15	56.66	61
62	Barclays Bank PLC	Hampton Creek Apartments																62
63	SMF II	161 East Evelyn Avenue																63
64	Barclays Bank PLC	Gulf Breeze Shopping Center																64
65	KeyBank	Storage Max Self Storage																65
66	Barclays Bank PLC	Harpeth Trace Apartments																66
67	Barclays Bank PLC	Silverado Self Storage																67
68	JPMCB	Valley Creek Apartments																68
69	SMF II	Lock Up Self Storage																69

A-1-24

Footnotes to Annex A-1

(1)
“JPMCB” denotes JPMorgan Chase Bank, National Association, as Mortgage Loan Seller; “Barclays Bank PLC” denotes Barclays Bank PLC, as Mortgage Loan Seller; “KeyBank” denotes KeyBank National Association, as Mortgage Loan Seller; and “SMF II” denotes Starwood Mortgage Funding II, as Mortgage Loan Seller.

(2)	Certain of the mortgage loans include parcels ground leased to tenants in the calculation of the total square footage and the occupancy of the mortgaged property.

With respect to Loan No. 4, Arundel Mills & Marketplace, the total collateral of 1,655,776 square feet includes 260,749 square feet that are ground leased to Maryland Live! Casino (ground lease). In addition, there is a parcel that is ground leased to Anne Arundel Community College.

With respect to Loan No. 7, IPCC Shoppes at Page Pointe, the total collateral of 50,900 square feet includes 5,900 square feet that are ground leased to TGI Fridays.

With respect to Loan No. 15, Kleban Southeastern Retail Portfolio Pool I, the total collateral of 374,606 square feet includes 174,522 square feet that are ground leased to Home Depot.

With respect to Loan No. 16, Foothill Crossing, the total collateral of 312,307 square feet includes 180,330 square feet that are ground leased to Sears Grand, 7,400 square feet that are ground leased to Joe’s Crab Shack and 7,067 square feet that are ground leased to Red Robin.

With respect to Loan No. 23, Four Leaf Properties MHC Portfolio, collateral for each of the related properties in the portfolio contains undeveloped sites which, taken together, total 522 spaces. These undeveloped sites have been excluded from total unit counts as well as the calculations of Occupancy% and UW Economic Occupancy%. No income is underwritten from the undeveloped sites.

With respect to Loan No. 35, Pangea 7 Multifamily Portfolio, there are 292 multifamily units and eight commercial units comprising 10,522 square feet.

With respect to Loan No. 36, Citrus Center, the collateral is comprised of 118,196 square feet, which does not include an additional 24,000 square feet that is a pad lease to Litchfield/Regal Cinema. The pad lease square footage has been excluded from total square footage and calculation of Occupancy% and UW Economic Occupancy%. Rents from Litchfield/Regal Cinema have been included in underwritten cash flows.

With respect to Loan No. 64, Gulf Breeze Shopping Center, the total collateral of 48,817 square feet includes 4,686 square feet that are ground leased to Chick-Fil-A.

(3)
With respect to Loan No. 21, Marriott Anaheim, Occupancy% shown reflects the physical occupancy of the underlying hotel operations as of December 31, 2013, which do not serve as collateral for the loan.

(4)	In certain cases, mortgaged properties may have tenants that have executed leases that were included in the underwriting but have not yet commenced paying rent and/or are not in occupancy.

With respect to Loan No. 3, 470 Vanderbilt Avenue, JPMCB underwrote the November 2015 escalated rent amount of $30.48 per square foot for the largest tenant at the property, New York City Human Resources Administration, although the tenant is currently paying below market rent through November 2015 of $21.48 per square foot. At origination of the loan, JPMCB reserved the difference using proceeds from the annual payments in lieu of rent being made by a former anchor tenant at the property. See “Description of the Mortgage Loans - Net Cash Flow and Certain Underwriting Considerations” in this free writing prospectus.

With respect to Loan No. 18, Centreville Square, the largest tenant by square footage, Lotte Plaza Supermarket, has executed a lease but has not yet taken occupancy. The tenant is expected to take occupancy in May 2014.

With respect to Loan No. 26, Thanksgiving Park IV, the largest tenant by square footage, Kirton McConkie, the second largest tenant by square footage, Seo TowneCenter, the third largest tenant by square footage, DigiCert, and the fifth largest tenant by square footage, 97th Floor, are currently paying reduced rent. For all tenants in a reduced rent period, the full base rent was underwritten, and at closing, the borrower escrowed $483,060 into the

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Reduced Rent Period Reserve. Funds will be released each month in an amount equal to the reduced rent received by each tenant, until such time as each tenant is paying full rent.

With respect to Loan No. 28, Cantera Meadows, the third largest tenant by square footage, Symbria, has executed a lease but has not yet taken occupancy or commenced paying rent. The tenant is expected to take occupancy and commence paying rent in April 2014.

With respect to Loan No. 29, 3575 Cahuenga, Occupancy% includes month-to-month tenants at the property, which occupy approximately 31.6% of the net rentable area at the property.

With respect to Loan No. 35, Pangea 7 Multifamily Portfolio, the occupancy is calculated by units of both the multifamily and retail portions of the related property. The retail portion contains eight units and is 62.5% occupied.

With respect to Loan No. 40, 450 H Street, the sole tenant, District of Columbia - Department of Youth Rehabilitation, is expected to vacate the property for three months during renovation of its space. At origination of the loan, JPMCB reserved the full estimated cost of the renovation and the amount of base rent due under the lease for three months.

With respect to Loan No. 44, Southtown Center, the second largest tenant by square footage, Big Lots, has executed a lease for 39,437 square feet and has taken occupancy of its space but will commence paying rent June 1, 2014. A Big Lots TI/LC and free rent reserve in the amount of $500,350 and $67,375, respectively, were taken at origination.

With respect to Loan No. 51, Columbus Corners, the second largest tenant by square footage, Rainbow Fashions, has executed a lease for 11,145 square feet but not yet taken occupancy of, or commenced paying rent for, its space. The tenant is expected to open for business and commence paying rent in September 2014. A Rainbow Fashions TI/LC reserve in the amount of $301,750 was taken at origination.

(5)
With respect to all mortgage loans, with the exceptions of the mortgage loans listed below, the Current LTV% and the Maturity LTV% are based on the “As-Is” Appraisal Value ($) even though, for certain mortgage loans, the appraiser provided “As-Stabilized” values based on certain criteria being met.

With respect to Loan No. 2.01, NSP Multifamily Portfolio - Ventana Hills Apartments, the appraiser’s hypothetical “As-Is” value of $76,350,000 effective February 21, 2014, which does not include the cost to restore the 20 down units damaged by fire, was used. The appraiser’s “As-Is” value, which includes the cost to restore the down units, is $74,700,000. At closing, the borrower escrowed $1,492,719 to cover the costs associated with the restoration of the down units.

With respect to Loan No. 6.02, Gumberg Retail Portfolio - Northtowne Mall, the appraiser’s hypothetical “As-Is” value for the property, effective February 4, 2014, was used, which assumes that outstanding tenant improvement and leasing commissions have been escrowed. At origination of the loan, JPMCB reserved all outstanding tenant improvement and leasing commissions at closing. The appraiser’s “As-Is” value for the mortgaged property is $17,000,000.

With respect to Loan No. 17, The Summit, the appraiser’s hypothetical “As-Is” value, effective November 10, 2013, was used, which assumes that all pending leases and projected first year tenants are in place and that tenant improvement allowances or leasing commissions will not be deducted from the value of the property. At origination of the loan, JPMCB reserved $2,000,000, which is the full estimated cost of such tenant improvements and leasing commissions. The appraiser’s “As-Is” value for the mortgaged property is $51,750,000.

With respect to Loan No. 18, Centreville Square, the appraiser’s hypothetical “As-Stabilized” value for the property, effective April 5, 2014, was used, which assumes that the largest tenant, Lotte Plaza Supermarket, is in occupancy and paying rent. At origination of the loan, JPMCB reserved $2,255,727, which represents the estimated cost of the tenant improvements and leasing commissions due to Lotte Plaza Supermarket under the lease. The appraiser’s “As-Is” value for the mortgaged property is $102,000,000.

With respect to Loan No. 21, Marriott Anaheim, the Appraised Value ($) represents the market value of the leased fee interest. The fee property is operated under a long term lease with Marriott Hotel Services Inc., a wholly owned subsidiary of Marriott International, Inc., with a fully extended maturity of December 29, 2056, which commenced on February 10, 1981. The lease is a net lease requiring the lessee to pay all real estate taxes, insurance, utilities and all other operating and maintenance costs.

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With respect to Loan No. 23.05, Four Leaf Properties MHC Portfolio - Four Seasons, the Appraised Value ($) includes excess land value in the amount of $880,000.

With respect to Loan No. 26, Thanksgiving Park IV, the appraiser’s Prospective Market Value Upon Stabilization of $31,200,000, which assumes all tenant improvements are completed and all tenants are paying full rent, was utilized. The effective date of the Prospective Market Value Upon Stabilization of August 1, 2014, is the date upon which the last in-place tenant begins paying full base rent under the terms of their lease. The appraiser’s “As-Is” value of the mortgage property is $29,600,000. At closing, the borrower escrowed a total of $686,840 for unfinished space and for the difference between the full rent and the reduced rent for those tenants in reduced rent periods.

With respect to Loan No. 27.03, EIP 3 - Worcester, MA, the appraiser’s hypothetical “As-Stabilized” value for the property, effective April 1, 2014, was used, which assumed that the lease with the largest tenant, Regency Transportation, was in place. At origination of the loan, the borrower and Regency Transportation entered into a lease. The appraiser’s “As-Is” value for the mortgaged property is $5,850,000.

With respect to Loan No. 31, Doubletree Fresno, the appraiser’s hypothetical “As-Renovated” value for the property, effective March 1, 2015, was used, which assumes that the property improvement plan under the related franchise agreement has been completed. At origination of the mortgage loan, JPMCB reserved $5,903,128, which represents the estimated cost of the property improvement plan. The appraiser’s “As-Is” value for the mortgaged property is $27,500,000.

With respect to Loan No. 40, 450 H Street, the appraiser’s hypothetical “As-Stabilized” value for the property, effective June 1, 2014, was used, which assumes that the tenant improvements and renovations related to the sole tenant’s space at the property have been completed. At origination of the mortgage loan, JPMCB escrowed $3,200,000 in a tenant improvement reserve and $334,894 in a deferred maintenance reserve, which represents the estimated cost of the tenant improvements. The appraiser’s “As-Is” value for the mortgaged property is $13,600,000.

(6)
With respect to Loan No. 1, The Outlets at Orange, the loan is part of a $215,000,000 Whole Loan which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 (the “Outlets at Orange Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $125,000,000 and is being contributed to the JPMBB 2014-C19 Trust. Note A-2 (the “Outlets at Orange Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $90,000,000 and is expected to be contributed to a future securitized trust. All loan level metrics are based on the Whole Loan balance.

With respect to Loan No. 3, 470 Vanderbilt Avenue, the loan is part of a $142,000,000 Whole Loan which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 (the “470 Vanderbilt Avenue Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $100,000,000 and is being contributed to the JPMBB 2014-C19 Trust. Note A-2 (the “470 Vanderbilt Avenue Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $42,000,000 and is expected to be contributed to a future securitized trust. All loan level metrics are based on the Whole Loan balance.

With respect to Loan No. 4, Arundel Mills & Marketplace, the loan is part of a $385,000,000 Whole Loan which is comprised of six pari passu components (Note A-1-1, Note A-1-2, Note A-2-1, Note A-2-2, Note A-3-1, and Note A-3-2). Note A-3-1 and Note A-3-2 (the “Arundel Mills & Marketplace Mortgage Loan”) collectively have an outstanding principal balance as of the Cut-off Date of $90,000,000 and are being contributed to the JPMBB 2014-C19 Trust. Note A-1-1, Note A-1-2, Note A-2-1 and Note A-2-2 (the “Arundel Mills & Marketplace Pari Passu Companion Loan”) collectively have an outstanding balance as of the Cut-off Date of $295,000,000 of which Note A-1-1 and Note A-1-2 are being contributed to MSBAM 2014-C15 and Note A-2-1 and Note A-2-2 are expected to be contributed to a future securitized trust. All loan level metrics are based on Whole Loan balance.

With respect to Loan No. 5, 55 Broadway, the loan is part of a $105,000,000 Whole Loan which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 (the “55 Broadway Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $70,000,000 and is being contributed to the JPMBB 2014-C19 Trust. Note A-2 (the “55 Broadway Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $35,000,000 and is expected to be contributed to a future securitized trust. All loan level metrics are based on the Whole Loan balance.

With respect to Loan No. 6, Gumberg Retail Portfolio, the loan is part of a $138,500,000 Whole Loan which is comprised of two senior pari passu components (Note A-1 and Note A-2) and a subordinate component (Note B). Note A-1 (the “Gumberg Retail Portfolio Mortgage Loan”) has an outstanding principal balance as of the Cut-off

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Date of $64,920,276 and is being contributed to the JPMBB 2014-C19 Trust. Note A-2 (the “Gumberg Retail Portfolio Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $56,930,088 and is expected to be contributed to a future securitized trust. Note B (the “Gumberg Retail Portfolio Subordinate Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $16,493,443 and is currently held by a third party investor. All loan level metrics are based on the Gumberg Retail Portfolio Mortgage Loan and the Gumberg Retail Portfolio Pari Passu Companion Loan only and exclude the Gumberg Retail Portfolio Subordinate Companion Loan.

With respect to Loan No. 7, IPCC Shoppes at Page Pointe, Loan No. 8, IPCC Whole Foods, Loan No. 9, IPCC Academy Sports Frisco, Loan No. 10, IPCC Walgreens Westampton, Loan No. 11, IPCC Schnucks, Loan No. 12, IPCC Walgreens GA, Loan No. 13, IPCC CVS Chelmsford and Loan No. 14, IPCC Walgreens TX, the mortgage loans are cross-collateralized and cross-defaulted. All loan level metrics are based on the outstanding combined balance of $45,364,242.

With respect to Loan No. 18, Centreville Square, the principal balance of the loan has been “componentized” and is deemed to be divided into a pooled component having a Cut-off Date balance of $38,150,689 and a non-pooled component having a Cut-off Date balance of $21,703,000. The pooled component will be pooled together with the other mortgage loans in the trust fund and interest and principal received in respect of the Centreville Square mortgage loan and allocable and payable to the pooled component will be available to make distributions in respect of each class of pooled certificates. Payments of interest and principal, as applicable, received in respect of the Centreville Square mortgage loan and allocable and payable to the non-pooled component will only be available to make distributions in respect of the Class CSQ certificates and will not be payable in respect of any other class of certificates. All loan level metrics include principal balance and debt service payments allocable to the related non-pooled component. For additional information regarding the componentized mortgage loan, see “Description of the Mortgage Pool-Componentized Mortgage Loan” in this free writing prospectus.

With respect to Loan No. 21, Marriott Anaheim, the loan is part of a $110,000,000 Whole Loan which is comprised of two pari passu components (Note A-1 and Note A-2). Note A-1 (the “Marriott Anaheim Pari Passu Companion Loan”) has an outstanding principal balance as of the Cut-off Date of $80,000,000 and was contributed to the JPMBB 2014-C18 Trust. Note A-2 (the “Marriott Anaheim Mortgage Loan”) has an outstanding principal balance as of the Cut-off Date of $30,000,000 and is being contributed to the JPMBB 2014-C19 Trust. All loan level metrics are based on the Whole Loan balance.

(7)
For mortgage loans secured by multiple mortgaged properties, each mortgage loan’s Original Balance ($), Cut-off Date Balance ($), and Maturity/ARD Balance ($) are allocated to the respective mortgaged property based on the mortgage loan’s documentation, or if no such allocation is provided in the mortgage loan documentation, the mortgage loan seller’s determination of the appropriate allocation.

(8)	Each number identifies a group of related borrowers.

(9)
For each mortgage loan, the excess of the related Interest Rate% over the related Servicing Fee Rate, the Trustee Fee Rate (including the Certificate Administrator fee rate), the Senior Trust Advisor Fee Rate and the CREFC® Intellectual Property Royalty License Fee Rate (collectively, the “Admin Fee%”).

(10)
For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate% and (iii) 365/360.

(11)	With respect to all mortgage loans, except for the mortgage loan(s) listed below, Annual Debt Service ($) is calculated by multiplying the Monthly Debt Service ($) by 12.

With respect to Loan No. 30, FedEx Distribution - Roseville, the mortgage loan amortizes on a principal payment schedule provided in Annex G of the Free Writing Prospectus. As such, the Cut-off Date Balance ($), Maturity/ARD Balance ($), Monthly Debt Service ($), UW NOI DSCR, and UW NCF DSCR all reflect this principal payment schedule and a fixed interest rate of 5.00000%. The amount of monthly debt service shown in Annex G was calculated using the average of principal and interest payments over the last 12 months of the loan term, the highest of any 12 month period during the loan term.

(12)
With respect to Loan No. 18, Centreville Square, the Rem. Term and Rem. Amort reflect the terms of the mortgage loan. Absent and event of default under the mortgage loan documents, the pooled component will receive all amortization payments through April 1, 2029, thereafter the non-pooled component will receive the remaining

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amortization payments through April 1, 2034. During the continuance of a pro rata pay event under the terms of the related intercreditor agreement, any principal received will be distributed pro rata between the related pooled component and the related non-pooled component, based on their outstanding principal balances.

(13)	With respect to Loan No. 10, IPCC Walgreens Westampton, the I/O Period begins on the April 1, 2019 payment date.

(14)
With respect to Loan No. 7, IPCC Shoppes at Page Pointe, the mortgage loan has an ARD feature with an anticipated repayment date of February 1, 2019, with an increase in the interest rate equal to 3.00000% per annum plus the greater of (i) 4.41900% per annum, or (ii) the ten-year swap yield as determined on the first business day after the ARD, until the Final Mat Date of February 1, 2020. In no case may the interest rate exceed 9.41900%.

With respect to Loan No. 8, IPCC Whole Foods, the mortgage loan has an ARD feature with an anticipated repayment date of December 1, 2023, with an increase in the interest rate equal to 3.00000% per annum plus the greater of (i) 4.42000% per annum, or (ii) the ten-year swap yield as determined on the first business day after the ARD, until the Final Mat Date of December 1, 2026. In no case may the interest rate exceed 9.42000%.

With respect to Loan No. 9, IPCC Academy Sports Frisco, the mortgage loan has an ARD feature with an anticipated repayment date of December 1, 2023, with an increase in the interest rate equal to 3.00000% per annum plus the greater of (i) 4.67900% per annum, or (ii) the ten-year swap yield as determined on the first business day after the ARD, until the Final Mat Date of December 1, 2026. In no case may the interest rate exceed 9.67900%.

With respect to Loan No. 10, IPCC Walgreens Westampton, the mortgage loan has an ARD feature with an anticipated repayment date of December 1, 2023, with an increase in the interest rate equal to 3.00000% per annum plus the greater of (i) 4.67850% per annum, or (ii) the ten-year swap yield as determined on the first business day after the ARD, until the Final Mat Date of December 1, 2026. In no case may the interest rate exceed 9.67850%.

With respect to Loan No. 11, IPCC Schnucks, the mortgage loan has an ARD feature with an anticipated repayment date of December 1, 2023, with an increase in the interest rate equal to 3.00000% per annum plus the greater of (i) 4.70900% per annum, or (ii) the ten-year swap yield as determined on the first business day after the ARD, until the Final Mat Date of December 1, 2026. In no case may the interest rate exceed 9.70900%.

With respect to Loan No. 12, IPCC Walgreens GA, the mortgage loan has an ARD feature with an anticipated repayment date of February 1, 2019, with an increase in the interest rate equal to 3.00000% per annum plus the greater of (i) 4.04000% per annum, or (ii) the ten-year swap yield as determined on the first business day after the ARD, until the Final Mat Date of February 1, 2020. In no case may the interest rate exceed 9.04000%.

With respect to Loan No. 13, IPCC CVS Chelmsford, the mortgage loan has an ARD feature with an anticipated repayment date of December 1, 2023, with an increase in the interest rate equal to 3.00000% per annum plus the greater of (i) 4.63600% per annum, or (ii) the ten-year swap yield as determined on the first business day after the ARD, until the Final Mat Date of December 1, 2026. In no case may the interest rate exceed 9.63600%.

With respect to Loan No. 14, IPCC Walgreens TX, the mortgage loan has an ARD feature with an anticipated repayment date of December 1, 2023, with an increase in the interest rate equal to 3.00000% per annum plus the greater of (i) 4.57000% per annum, or (ii) the ten-year swap yield as determined on the first business day after the ARD, until the Final Mat Date of December 1, 2026. In no case may the interest rate exceed 9.57000%.

With respect to Loan No. 21, Marriott Anaheim, the mortgage loan has an ARD feature with an anticipated repayment date of February 1, 2024, with an increase in the interest rate equal to the greater of (i) 3.0000% per annum plus the initial interest rate of 4.78700% per annum, or (ii) 5.00000% plus the ten-year swap yield as determined on the ARD date, until the Final Mat Date of February 1, 2029.

With respect to Loan No. 40, 450 H Street, the mortgage loan has an ARD feature with an anticipated repayment date of April 1, 2024, with an increase in the interest rate equal to the greater of (i) 3.00000% per annum plus the initial interest rate of 4.69400% per annum, or (ii) 5.00000% plus the ten-year swap yield as determined on the ARD, until the Final Mat Date of June 1, 2025. In no case may the interest rate exceed 9.69400%.

(15)	The “L” component of the prepayment provision represents lockout payments.
The “Def” component of the prepayment provision represents defeasance payments.
The “YM” component of the prepayment provision represents yield maintenance payments.
The “O” Component of the prepayment provision represents the free payments including the Maturity Date.

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With respect to Loan No. 1, The Outlets at Orange, the lockout period is the earlier of fourth anniversary of the first payment date or two years after the latest securitization of The Outlets at Orange Pari Passu Companion Loan. The prepayment string reflects a lockout period ending two years after the anticipated Closing Date.

With respect to Loan No. 4, Arundel Mills & Marketplace, the lockout period is the earlier of August 6, 2017 or two years after the latest securitization of Arundel Mills & Marketplace Pari Passu Companion Loan. The prepayment string reflects a lockout period ending two years after the anticipated Closing Date.

With respect to Loan No. 4, Arundel Mills & Marketplace, after the lockout period, the borrower may obtain a release of the Marketplace Property subject to, amongst other things: (i) receipt of partial defeasance in the principal amount of $9,975,000 and (ii) the debt yield on the remaining property may not be less than 11.99%. Borrower may obtain a release of the Marketplace Property during the lockout period, subject to, amongst other things: (i) no event of default, (ii) transfer shall not cause the securitization to fail to qualify as a REMIC Trust, (iii) payment of $9,975,000 and (iv) payment of yield maintenance calculated on the $9,975,000 payment. If the Anne Arundel Foundation exercises the option to purchase the premises demised under the Anne Arundel Lease, lender is required to release the premises, subject to amongst other things: (i) receipt of nets sales proceeds, (ii) prepayment premium equal to the yield maintenance based on the nets sales proceeds plus amounts calculated in (iii) and (iv), (iii) if the loan-to-value of the remaining property is greater than 125%, a qualified payment amount pursuant to Revenue Procedure 2010-30 and (iv) the positive difference, if any, of $1,237,700 minus the net sales proceeds.

With respect to Loan No. 16, Foothill Crossing, after July 6, 2014, the Sears Parcel may be released provided that, amongst other things, (i) principal payment of $10,500,000, (ii) payment of yield maintenance premium, (iii) the loan-to-value is not greater than 75% after release, (iv) the debt service coverage ratio is greater than or equal to 1.30x after release and (v) the debt yield is not less than 8.45%. Such release shall also be conditioned upon (i) the proposed transferee (which may include an affiliate of borrower) is reasonably acceptable to lender and has entered into signed leases or commitments to lease at least 66% of the net rentable area with total rent equal to or greater than the then current rent under the Sears Grand lease; (ii) borrower’s payment of all the reasonable out-of-pocket fees and costs of lender in connection with such release; and (iii) borrower either (a) deposits (or cause to be deposited) with lender or provide cash, a bond, or letter of credit to lender for an amount equal to the costs of TI/LCs plus a 10% contingency associated with re-tenanting of the Sears parcel (“Tenanting Costs”) or (b) provides evidence that a lender reasonably acceptable to the lender has agreed to provide financing to the proposed transferee to pay for the Tenanting Costs. If the borrower finances any of the Tenanting Costs, that new lender must be acceptable to lender.

With respect to Loan No. 5, 55 Broadway, the lockout period is the earlier of third anniversary of the first payment date or two years after the latest securitization of the 55 Broadway Pari Passu Companion Loan. The prepayment string reflects a lockout period ending two years after the anticipated Closing Date of such securitization.

With respect to Loan No. 27, EIP 3, the borrowers may obtain the release of any individual property at any time (including during the lockout period) through, among other conditions, a prepayment of 125% of the allocated loan amount. To the extent such prepayment arises from application of net proceeds from a casualty or condemnation, a payment of a yield maintenance or other prepayment premium will not be required.

With respect to Loan No. 32, Peachtree Corners, the related borrower may prepay a portion of the mortgage loan equal to $1,012,500 after the expiration of the lockout period, in connection with the partial release of an outparcel. There is no yield maintenance or other prepayment premium required in connection with the partial release.

With respect to Loan No. 34, Bilmar Beach Resort, the borrowers may release up to 20 residential units and the parking parcel after the expiration of the lockout period without the payment of a yield maintenance or other prepayment penalty.

(16)	With respect to some mortgage loans, historical financial information may not be available due to when the properties were constructed and/or acquired.

With respect to Loan No. 7, IPCC Shoppes at Page Pointe, Loan No. 8, IPCC Whole Foods, Loan No. 9, IPCC Academy Sports Frisco, Loan No. 10, IPCC Walgreens Westampton, Loan No. 11, IPCC Schnucks, Loan No. 12, IPCC Walgreens GA, Loan No. 13, IPCC CVS Chelmsford and Loan No. 14, IPCC Walgreens TX, due to the timing of when properties were built and the information provided by the previous owners as part of the acquisitions, consolidated historical financials are not available.

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With respect to Loan No. 7, IPCC Shoppes at Page Pointe and Loan No. 11, IPCC Schnucks, Loan, the most recent historical financials are based on a trailing 9-month and trailing 10-month basis, respectively.

With respect to Loan No. 24, 1001 Woodward, the related property was acquired in the first quarter of 2013. Due to transfer in ownership, historical financials are not available.

With respect to Loan No. 26, Thanksgiving Park IV, the related property is newly constructed, and therefore some historical financials are not available.

With respect to Loan No. 30, FedEx Distribution - Roseville, the related property is newly constructed and/or acquired and some historical financials may not be available.

With respect to Loan No. 35, Pangea 7 Multifamily Portfolio, the related properties were acquired via several transactions between September 2011 and May 2013. Due to transfer in ownership, historical financials are not available.

With respect to Loan No. 43, Shoppes at Highpointe, most recent cash flows represent year to date financials through November 30, 2013, annualized. In addition, the related property was constructed in 2013 and some historical financial information is not available.

With respect to Loan No. 44, Southtown Center, historical operating statements include the income and expenses from an adjacent property which is not a part of the subject collateral. As such, historical financials are not available.

With respect to Loan No. 52, Church Hill Manor Townhomes, the 2011 cash flows are for the four months ended December 31, 2011 annualized.

With respect to Loan No. 53, Sacramento Medical Office, the related property was acquired recently and some historical financial information may not be available.

With respect to Loan No. 63, 161 East Evelyn Avenue, the property was occupied by a single tenant until April 2013, when it vacated at lease expiration. The new lease with single tenant ProQuest LLC was executed in October 2013. As such, 2013 financials are not available. The borrower acquired the property in August 2011. Due to transfer in ownership, 2011 financials are not available.

(17)
With respect to Loan No. 21, Marriott Anaheim, the Historical Nos., UW NOI ($) and UW NCF ($) represent the lease payments received by the borrower. The fee property is operated under a long term lease with Marriott Hotel Services, Inc., a wholly owned subsidiary of Marriott International, Inc.

(18)	With respect to all hotel properties, the UW NOI ($) is shown after taking a deduction for an FF&E reserve, and as such, the UW NOI ($) and UW NCF ($) for these properties are the same.

With respect to Loan No. 3, 470 Vanderbilt Avenue, the property benefits from two separate New York City Industrial and Commercial Incentive Plans. Under the programs, increases in the assessed value of the property resulting from renovations are phased in over a period of 25 years. For the first 16 years of each abatement program, 100% of the projected assessed value less the assessed value prior to construction/renovation is exempt, and each exemption declines 10% annually after that year. The first exemption commenced on July 1, 2001 and is set to expire on June 30, 2026, and the second exemption commenced on July 1, 2010 and is set to expire on June 30, 2035. Taxes for the 2014/2015 year are estimated to be $1,423,769 and are expected to rise to $4,792,198 by the 2018/2019 tax year with the phasing out of one exemption. Real estate taxes were underwritten based on the average real estate tax expense as reduced by the abatements.

With respect to Loan No. 6.02, Gumberg Retail Portfolio - Northtowne Mall, there is a tax abatement in effect for one of the parcels in the property. The improvements were constructed on the parcel in 1999 and has a 15 year tax abatement ending in 2014. Real estate taxes were underwritten based on the full amount of real estate taxes without regard to the tax abatement.

With respect to Loan No. 24, 1001 Woodward, the UW NOI ($) and UW NCF ($) are calculated based on the total revenue generated at the related Mortgaged Property, rather than the payments under the master lease. While the borrower is only entitled to amounts payable under the master lease, each of the master tenant and the borrower have assigned their rights under all of the leases at the related Mortgaged Property to the lender.

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With respect to Loan No. 40, 450 H Street, the UW NOI ($) and UW NCF ($) are based on the straight line average contractual rental rate for the sole tenant at the property, the District of Columbia Department of Youth Rehabilitation, during the term of the mortgage loan.

(19)	The UW NOI DSCR and UW NCF DSCR for all partial interest-only mortgage loans were calculated based on the first principal and interest payment after the Note Date during the term of the mortgage loan.

(20)	Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(21)
Represents the monthly amounts required to be deposited by the borrower. The monthly collected amounts may be increased or decreased pursuant to the terms of the related loan documents. In certain cases, reserves with $0 balances are springing and are collected in the event of certain conditions being triggered in the respective mortgage loan documents. In certain other cases, all excess cash flow will be swept into reserve accounts in the event of certain conditions being triggered in the respective mortgage loan documents.

With respect to Loan No. 3, 470 Vanderbilt Avenue, the monthly deposit for ground lease rent is $263,672 through November 1, 2014. Commencing on the payment date after such period, the monthly deposit for ground lease rent is $292,120.

With respect to Loan No. 27, EIP 3, the borrower is required to make deposits to the Monthly TI/LC Reserve ($) until the balance equals the TI/LC Reserve Cap ($). At such time that the balance in the reserve drops below $250,000, the borrower must resume making monthly deposits into the Monthly TI/LC Reserve ($).

With respect to Loan No. 32, Peachtree Corners, in the event that CareerBuilder, LLC fails to renew its lease in accordance with the loan documents, files for any bankruptcy action or goes dark, vacates or abandons its space, all excess cash flow will be transferred to the Monthly TI/LC Reserve ($). Such amounts are not included for purposes of calculating the TI/LC Reserve Cap ($).

With respect to Loan No. 39, Grand Williston Hotel and Conference Center, the borrower is required to make monthly deposits to the Monthly Capex Reserve ($) in the amount of one-twelfth of 4% of annual gross revenue generated at the related property for the monthly payment dates up to and including April 6, 2015, currently $26,556. Commencing on May 6, 2015 the borrower is required to make monthly deposits to the Monthly Capex Reserve ($) in the amount of one-twelfth of 5% of annual gross revenue generated at the related property.

With respect to Loan No. 48, Cambria Suites Noblesville, on the payment date in November of each calendar year and if the shortfall reserve is less than $120,000, borrower must deposit an amount that replenishes the shortfall reserve to $120,000.

With respect to Loan No. 49, Business Center at Park Ten, in the event that Lloyd’s Register Drilling Integrity Services, Inc. fails to renew its lease in accordance with the loan documents, files for any bankruptcy action, goes dark, vacates or abandons its space, all excess cash flow will be transferred to the Monthly TI/LC Reserve until the foregoing events, as applicable, are cured or the amount of excess cash flow on deposit in such reserve equals $256,000.

With respect to Loan No. 51, Columbus Corners, borrower deposited $300,000 into a joint TI/LC and Capex reserve at origination. The borrower is required to make monthly deposits of $7,790 into the TI/LC and Capex reserve subject to a $300,000 cap.

With respect to Loan No. 60, GSA - Five Points, upon the occurrence of a GSA Trigger Event (provided a low DSCR period, as defined in the loan agreement shall not exist and prior to the occurrence of the 2018 trigger event, as defined in the loan agreement), all excess cash must be deposited into the rollover reserve fund until satisfaction of the GSA rollover cap, as defined in the loan agreement. A “GSA Trigger Event” shall mean the GSA either (i) gives notice of its intent to terminate the GSA lease as to all or to a portion of the property or (ii) terminates the GSA lease as a result of a default by borrower thereunder for failure to comply with parking requirements under the GSA lease. In addition, upon the occurrence of a GSA Trigger Event, the borrower must deposit the GSA security payment in the form of a letter of credit. The GSA security payment must equal the difference of (i) $2,000,000 and (ii) all amounts on deposit in the rollover reserve and excess cash reserve. If the GSA gives notice of its intent to terminate the GSA lease with respect to a portion of the space demised to it under the GSA lease, the amount of the GSA security payment must be adjusted pro rata.

A-1-32

(22)
With respect to Loan No. 3, 470 Vanderbilt Avenue, the borrower is required to deposit $5,406,129 on January 1, 2015 and $1,379,641 on January 1, 2016, respectively, into the Level 3 Reserve; provided, however, that the borrower is only required to make deposits to the extent actually received pursuant to the Level 3 lease, the payment in lieu of rent settlement agreement with Level 3 or the letter of credit for such amounts deposited with the title insurance company at origination of the loan.

With respect to Loan No. 24, 1001 Woodward, on each monthly payment date following a Tenant Trigger Period, all excess cash flow will be deposited with the lender in the Quicken/GalaxE reserve. During any Tenant Trigger Period relating to Quicken Loans, funds will be made available to the borrower to pay for tenant improvement costs and leasing commissions relating to the re-tenanting of the space at the property currently leased to Quicken Loans and/or during any Trigger Tenant Period relating to GalaxE Solutions, funds will be made available to the borrower to pay for tenant improvement costs and leasing commissions relating to the re-tenanting of the space at the property currently leased to GalaxE Solutions. A Tenant Trigger Period is defined as either of the tenants known as GalaxE Solutions or Quicken Loans (i) suffers a monetary default under its lease beyond any applicable notice and/or grace period, (ii) goes dark, sublets, gives notice to vacate, or vacates at least 25% of its leased space at the property and/or (iii) becomes a debtor in any bankruptcy or other insolvency proceeding.

With respect to Loan No. 44, Southtown Center, on each monthly payment date following a Major Tenant Trigger Period, provided no other sweep event period, as defined in the loan documents, is occurring, all excess cash flow will be deposited with the lender in the major tenant reserve. During any Major Tenant Trigger Period relating to Hobby Lobby, funds will be made available to the borrower to pay for tenant improvement costs and leasing commissions relating to the re-tenanting of the space at the property currently leased to Hobby Lobby and/or during any Major Trigger Tenant Period relating to Big Lots, funds will be made available to the borrower to pay for tenant improvement costs and leasing commissions relating to the re-tenanting of the space at the property currently leased to Big Lots. A Major Tenant Trigger Period is defined as either of the tenants known as Hobby Lobby or Big Lots (i) economically or materially defaults under the terms of its lease, (ii) goes dark, sublets, gives notice to vacate, or vacates its leased space at the property, (iii) becomes a debtor in any bankruptcy or other insolvency proceeding and/or (iv) fails to extend the term of its lease for a period of no less than five years, on or prior to July 31, 2021.

(23)
Represents a cap on the amount required to be deposited by the borrower pursuant to the related mortgage loan documents. In certain cases, during the term of the mortgage loan, the caps may be altered or terminated subject to conditions of the respective mortgage loan documents.

(24)	With respect to the footnotes hereto, no footnotes have been provided with respect to tenants that are not among the five largest tenants by square footage for any Mortgaged Property.

With respect to Loan No. 4, Arundel Mills & Marketplace, the largest tenant, Maryland Live! Casino (ground lease), is subject to a ground lease with the borrower.

With respect to Loan No. 7, IPCC Shoppes at Page Pointe, the smaller of the two tenants, TGI Fridays, is subject to a ground lease with the borrower.

With respect to Loan No. 16, Foothill Crossing, the largest tenant, Sears Grand, and the fifth largest tenant, Joe’s Crab Shack, are subject to ground leases.

With respect to Loan No. 64, Gulf Breeze Shopping Center, the second largest tenant, Chick-Fil-A, is subject to a ground lease with the borrower.

(25)
In certain cases, the data for tenants occupying multiple spaces includes square footage only from the primary spaces sharing the same expiration date, and may not include smaller spaces with different expiration dates.

(26)
The lease expirations shown are based on full lease terms; however, in some instances, the tenant may have the option to terminate its lease with respect to all or a portion of its leased space prior to the expiration date shown. In addition, in some instances, a tenant may have the right to assign its lease or sublease the leased premises and be released from its obligations under the subject lease.

For example, with respect to Loan No. 3, 470 Vanderbilt Avenue, the largest tenant by square footage, New York City Human Resources Administration, has the right to terminate its lease in January 2028 with 18 months’ notice and payment of a termination fee. The tenant also has the right to contract its space in January 2023 for the third and fourth floors and a portion of the lobby with nine months’ notice and payment of a contraction fee.

A-1-33

With respect to Loan No. 4, Arundel Mills & Marketplace, the largest tenant by square footage, Maryland Live! Casino (ground lease), may terminate its lease by providing notice at least 365 days (and no more than two years) prior to each of the following respective dates: (i) the last day of the month that is the 15th year anniversary of the rent commencement date (“Tenant’s Initial Termination Right”), and (ii) each 10th year anniversary of Tenant’s Initial Termination Right.

With respect to Loan No. 5, 55 Broadway, the second largest tenant by square footage, Knight Capital Group, subleases 5,352 square feet of its 20,964 square feet of leased space to two tenants. The remaining square footage leased by Knight Capital Group is currently dark. Knight Capital Group continues to remain in compliance with its obligations under the lease. In addition, the fifth largest tenant by square footage, the City of NY DCAS, has the right to terminate its lease on November 10, 2018 with 90 days’ notice and payment of a termination fee.

With respect to Loan No. 16, Foothill Crossing, the fifth largest tenant by square footage, Joe’s Crab Shack, may terminate its lease at any time following the fifth lease year if gross sales from and after the fourth lease year do not exceed $2,500,000. Tenant must provide 180 days prior written notice to exercise its right to terminate its lease.

With respect to Loan No. 18, Centreville Square, the third largest tenant by square footage, Advance Auto Parts, is currently in a co-tenancy period under its related lease due to the fact that the largest tenant by square footage, Lotte Plaza Supermarket, is not yet in occupancy. The tenant has not provided notice that it intends to terminate its lease and is paying full rent under the lease.

With respect to Loan No. 22, Four Points Centre, the largest tenant by square footage, Sailpoint Technologies, Inc. has a one-time right to terminate its lease effective as of the expiration of the third full calendar year following the expiration of the rent abatement period, as defined in the lease, by giving at least 12 months’ notice and payment of a termination fee.

With respect to Loan No. 24, 1001 Woodward, the third largest tenant by square footage, GalaxE Solutions, has the right to terminate its lease, with six months’ written notice, in consideration of payment to landlord in an amount equal to the unamortized portion of the landlord’s costs related to the lease. The fifth largest tenant by square footage, University of Phoenix, has the one-time right to terminate its lease as of April 1, 2018, with twelve months’ written notice and provided that tenant is required to pay landlord a cancellation fee.

With respect to Loan No. 27, EIP 3, the second largest tenant by square footage, Coca-Cola Bottling, has the right to terminate its lease on August 31, 2017 with six months’ written notice and payment of a termination fee.

With respect to Loan No. 28, Cantera Meadows, the third largest tenant by square footage, Symbria, has the right to terminate its lease on March 31, 2021 with 12 months’ notice and payment of a termination fee. The tenant also has the right to contract its space by 5,667 square feet on March 31, 2021 with 12 months’ notice and payment of a contraction fee.

With respect to Loan No. 33, University Office Park I & II, the third largest tenant by square footage, Easter Seals of NJ, may terminate its lease upon 60 days written notice in the event that state funding for the program is canceled. In addition, the fourth largest tenant by square footage, First Choice Bank, may terminate its lease, which termination will be effective as of April 30, 2016. Tenant must exercise this termination right, if at all, by giving written notice to landlord on or before April 30, 2015 and paying to landlord a termination payment.

With respect to Loan No. 40, 450 H Street, the sole tenant at the property, District of Columbia - Department of Youth Rehabilitation, has the right to terminate its lease due to lack of governmental appropriations.

With respect to Loan No. 45, 4040 North Central Expressway, the largest tenant by square footage, General Service Administration - FDA, has the right to terminate at any time with 60 days’ written notice. Additionally, the third largest tenant by square footage, General Services Administration - VA, has the right to terminate its lease any time with 60 days’ written notice.

With respect to Loan No. 51, Columbus Corners, the second largest tenant by square footage, Rainbow Fashions, has right to terminate its lease if tenant’s gross sales during the period commencing with the July 1, 2015 through and including June 30, 2016 do not exceed $892,800. Tenant may terminate, without penalty, with 60 days’ written notice, provided that the notice is delivered prior to December 31, 2016. The fourth largest tenant by square footage, Gamestop, has the right to terminate its lease at any time with 90 days’ written notice.

A-1-34

With respect to Loan No. 53, Sacramento Medical Office, the third largest tenant by square footage, Avella of Sacramento, may terminate its lease as of the seventh year anniversary of the commencement date, which will occur in 2018. Tenant must deliver notice of tenant’s election to terminate at least nine months but no more than 12 months in advance of the lease termination date. Tenant’s election to terminate must be based on one of the following factual circumstances (i) tenant is going out of business; (ii) tenant is leaving the Sacramento region market; (iii) tenant’s most recent four consecutive quarters of operation in the premises evidence flat or negative growth based on gross sales; or (iv) tenant’s change of ownership. In the case of a termination because of tenant’s change of ownership, tenant shall pay to landlord at least 30 days prior to the lease termination date a termination fee equal to the unamortized cost to landlord of the leasehold improvements, based on an amortization over the 10 year term at 7% per annum interest.

With respect to Loan No. 59, 622 Hebron, the third largest tenant by square footage, Dermatology Associates, has the one-time right to terminate its lease effective as of January 31, 2017 with written notice no later than November 1, 2015.

With respect to Loan No. 60, GSA - Five Points, the largest tenant by square footage, GSA - HUD, may terminate its lease in full or in part at any time by giving at least 120 days prior written notice.

With respect to Loan No. 63, 161 East Evelyn Avenue, the sole tenant at the property, ProQuest LLC, has a one-time right to terminate its lease effective November 30, 2018 by giving notice by February 28, 2018 and paying an early termination fee.

(27)	In certain cases, the Principal / Carveout Guarantor name was shortened for spacing purposes.

(28)	With respect to Loan No. 1, The Outlets at Orange, the Carveout Guarantor’s liability shall not exceed $43,000,000.

With respect to Loan No. 4, Arundel Mills & Marketplace, the Carveout Guarantor’s liability shall not exceed $77,000,000.

With respect to Loan No. 6, Gumberg Retail Portfolio, the Carveout Guarantor’s liability under the non-recourse carveout guaranty is limited to bankruptcy or insolvency actions or breaches related to the ground lease.

With respect to Loan No. 21, Marriott Anaheim, the individual Carveout Guarantor, Tushar Patel, is not liable for breaches or violations of the non-recourse carveouts related to fraud, willful misconduct, misapplication or conversion of rents, security deposits, insurance proceeds or condemnation awards, environmental issues, waste or transfers in violation of the loan documents. In addition, Mr. Patel’s liability shall not exceed $50,000,000 under the non-recourse carveout guaranty. SDRP, LLC is liable for breaches or violations of the foregoing non-recourse carveouts and is not subject to a cap on liability.

With respect to Loan No. 45, 4040 North Central Expressway, there is no separate Carveout Guarantor.

(29)	The classification of the lockbox types is described in the Free Writing Prospectus. See “Description of the Mortgage Pool - Lockbox Accounts” for further details.

(30)
Refers to (a) debt secured by the mortgaged property, (b) mezzanine debt and (c) preferred equity. See “Description of the Mortgage Pool-Additional Debt-Existing Mezzanine Debt,” “-Future Mezzanine Debt” and “-Preferred Equity” and “Certain Legal Aspects of the Mortgage Loans” in the free writing prospectus for information related to mortgage loans with subordinate, mezzanine or other additional debt or preferred equity that permit subordinate, mezzanine or other additional debt in the future.

With respect to Loan No. 3, 470 Vanderbilt Avenue, a preferred equity investment in a joint venture that owns and controls the related borrower in the amount of $33,750,000 is held by a third party investor. Additionally, an affiliated entity of the borrower has incurred a secured loan in the principal amount of approximately $47.3 million made by Manufacturers and Traders Trust Company, as trustee for the registered certificate holders of the CGA Credit Lease-Backed Pass Through Trust Certificates, Series 2011-CTL-1. Such loan was made to finance certain tenant improvements for the largest tenant at the mortgaged property. See “Description of the Mortgage Loans - Additional Debt” in this free writing prospectus.

With respect to Loan No. 7, IPCC Shoppes at Page Pointe, Loan No. 8, IPCC Whole Foods, Loan No. 9, IPCC Academy Sports Frisco, Loan No. 10, IPCC Walgreens Westampton, Loan No. 11, IPCC Schnucks, Loan No. 12, IPCC Walgreens GA, Loan No. 13, IPCC CVS Chelmsford and Loan No. 14, IPCC Walgreens TX, a mezzanine

A-1-35

loan of $8.9 million secured by the equity interests in National Net Lease Portfolio V DST, a Delaware statutory trust, which owns, directly or indirectly, 99% of the outstanding interests in the borrowers, was provided by JPMCB. The mezzanine loan has an anticipated repayment date of January 1, 2015 and a final maturity date of April 1, 2019. The mezzanine loan is interest-only for the term of the loan and has an initial interest rate of 9.75000%. If the mezzanine loan has not been paid off in full by January 1, 2015, the interest rate will step up to 12.00000%.

With respect to Loan No. 16, Foothill Crossing, in connection with or after the termination of a Sears Grand lease pursuant to the loan agreement, the partners and members of the borrower may pledge up to 100% of their equity in the borrower as collateral for a mezzanine loan subject to the following, amongst other things: (i) no event of default, (ii) the ratio of the loan and the mezzanine loan to the fair market value of the property shall not exceed 75%, (iii) the ratio of the loan and the mezzanine loan to the Sears Grand re-tenanting costs shall not exceed 75% and (iv) the projected debt service coverage ratio for the loan and mezzanine loan and any Sears Grand Release Lease shall not be less than 1.30x. A “Sears Grand Release Leases” shall mean a lease or leases, or a binding letter of intent or binding letters of intent for a lease or leases entered into with one or more Sears Grand replacement tenants, with a lease term that extends at least five years beyond the maturity date and other terms acceptable to lender in its reasonable discretion.

With respect to Loan No. 23, Four Leaf Properties MHC Portfolio, there are two unsecured subordinate notes to affiliated parties of the borrowers. There is a $3,500,000 unsecured subordinate note to Value Family Properties - North Shores, LLC and a $3,000,000 unsecured subordinate note with to Value Family Properties - Kings Park, LLC, both accruing interest and principal at 1.0% per annum. Both unsecured subordinate notes are subject to a subordination and standstill agreement with the lender that prohibits the subordinate noteholder from exercising any remedies while the mortgage loan is outstanding.

With respect to Loan No. 30, FedEx Distribution - Roseville, the mezzanine loan amortizes on a fixed amortization schedule as provided in the mezzanine loan documents. As such, the Total Debt Cut-off Date Balance ($) reflects this principal payment schedule and the Total Debt UW NCF DSCR is calculated using the average of the principal and interest payments for the mortgage loan and mezzanine loan over the last 12 months of the loan term.

With respect to Loan No. 48, Cambria Suites Noblesville, there is an unsecured subordinate loan with Choice Hotels International, Inc. in the amount of $4,340,113. The subordinate loan is subject to a subordination and standstill agreement with the lender. Pursuant to the unsecured loan, to the extent the borrower pays to Choice Hotels International, Inc. the amount of $785,913 plus any accrued but unpaid interest, such unsecured loan will be considered paid in full.

A-1-36

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

(THIS PAGE INTENTIONALLY LEFT BLANK)

											ANNEX A-2

Trust Cut-off Date Balances

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Trust			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Cut-off Date Balances			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)
$1,495,208	-	$9,999,999	37	$233,070,509	16.5%	4.84182%	105	1.76x	11.8%	62.9%	53.8%
$10,000,000	-	$19,999,999	13	196,190,804	13.9	4.99804%	98	1.60x	11.0%	66.5%	57.7%
$20,000,000	-	$24,999,999	4	91,842,053	6.5	4.99257%	74	1.49x	10.4%	71.4%	65.8%
$25,000,000	-	$49,999,999	9	318,548,128	22.6	4.66339%	110	1.65x	10.7%	65.0%	53.1%
$50,000,000	-	$99,999,999	3	224,920,276	16.0	4.61647%	107	2.01x	10.5%	61.9%	58.3%
$100,000,000	-	$125,000,000	3	345,000,000	24.5	4.43486%	80	1.96x	9.8%	63.4%	61.8%
Total / Wtd. Avg:			69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

Mortgage Rates

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Mortgage Rates			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)
4.04000%	-	4.40000%	8	$423,056,525	30.0%	4.27103%	91	2.30x	11.2%	59.4%	58.4%
4.40001%	-	4.60000%	9	119,198,227	8.5	4.51524%	91	2.05x	11.7%	59.4%	57.8%
4.60001%	-	4.80000%	19	400,293,903	28.4	4.74774%	84	1.50x	9.4%	68.3%	63.1%
4.80001%	-	5.00000%	12	225,804,534	16.0	4.92992%	139	1.51x	11.0%	65.5%	46.1%
5.00001%	-	5.20000%	14	159,998,570	11.4	5.09426%	109	1.48x	10.6%	68.6%	57.2%
5.20001%	-	5.40000%	5	45,738,315	3.2	5.29468%	80	1.65x	11.9%	64.1%	56.4%
5.40001%	-	5.60000%	1	24,000,000	1.7	5.41400%	59	1.41x	8.3%	78.2%	78.2%
5.60001%	-	6.57500%	1	11,481,695	0.8	6.57500%	59	1.32x	18.1%	54.7%	32.2%
Total / Wtd. Avg:			69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

Original Term to Maturity/ARD in Months(1)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)
59	-	60	19	$493,999,569	35.0%	4.67552%	58	1.62x	10.1%	69.1%	65.8%
	84		3	119,029,115	8.4	4.65580%	83	1.66x	10.0%	61.3%	58.3%
115	-	120	46	758,392,397	53.8	4.70415%	118	1.93x	11.0%	62.2%	55.1%
	240		1	38,150,689	2.7	4.98000%	239	1.47x	12.4%	57.0%	1.0%
Total / Wtd. Avg:			69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Term to			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Maturity/ARD in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)
56	-	60	19	$493,999,569	35.0%	4.67552%	58	1.62x	10.1%	69.1%	65.8%
61	-	120	49	877,421,512	62.2	4.69759%	113	1.89x	10.9%	62.1%	55.5%
121	-	239	1	38,150,689	2.7	4.98000%	239	1.47x	12.4%	57.0%	1.0%
Total / Wtd. Avg:			69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

A-2-1

ANNEX A-2

Original Amortization Term in Months(3)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Original Amortization			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Term in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)

Interest Only			13	$513,468,696	36.4%	4.44670%	96	2.21x	10.5%	60.2%	60.1%
	120		1	11,481,695	0.8	6.57500%	59	1.32x	18.1%	54.7%	32.2%
	240		4	59,099,622	4.2	4.98881%	196	1.51x	12.4%	58.7%	14.5%
	300		4	26,282,847	1.9	5.14439%	89	1.85x	14.3%	58.1%	47.6%
	336		1	9,486,989	0.7	4.99800%	119	1.31x	11.0%	69.0%	55.0%
	360		46	789,751,920	56.0	4.79298%	92	1.54x	10.4%	67.9%	60.0%
Total / Wtd. Avg:			69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

Remaining Amortization Term in Months(3)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Remaining Amortization			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Term in Months			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)
Interest Only			13	$513,468,696	36.4%	4.44670%	96	2.21x	10.5%	60.2%	60.1%
119	-	239	5	70,581,318	5.0	5.24684%	174	1.48x	13.3%	58.0%	17.3%
240	-	299	4	26,282,847	1.9	5.14439%	89	1.85x	14.3%	58.1%	47.6%
300	-	360	47	799,238,909	56.7	4.79541%	92	1.54x	10.4%	67.9%	60.0%
Total / Wtd. Avg:			69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

Amortization Types

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Amortization Types			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)
Interest Only			10	$491,530,000	34.9%	4.44106%	95	2.21x	10.5%	60.3%	60.3%
Balloon			29	424,241,839	30.1	4.95420%	103	1.58x	11.4%	65.8%	54.4%
IO-Balloon			19	370,085,000	26.3	4.72947%	78	1.51x	10.1%	69.9%	64.2%
IO-Balloon-ARD			3	44,078,558	3.1	4.75244%	116	1.43x	8.8%	62.7%	56.0%
Fully Amortizing			1	38,150,689	2.7	4.98000%	239	1.47x	12.4%	57.0%	1.0%
Interest Only-ARD			3	21,938,696	1.6	4.57308%	117	2.16x	11.3%	57.4%	55.1%
Balloon-ARD			4	19,546,988	1.4	4.43341%	77	1.72x	10.0%	58.3%	53.9%
Total / Wtd. Avg:			69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

Partial Interest Only Periods

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Partial Interest			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Only Periods			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)
12	-	24	15	$310,270,000	22.0%	4.74839%	77	1.51x	10.1%	70.3%	64.3%
25	-	57	5	91,693,558	6.5	4.67478%	93	1.41x	9.2%	67.5%	62.4%
58	-	61	2	12,200,000	0.9	4.74240%	116	2.07x	12.6%	52.0%	48.0%
Total / Wtd. Avg:			22	$414,163,558	29.4%	4.73192%	82	1.51x	10.0%	69.1%	63.4%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)(3)

						Weighted Averages

Underwritten				Aggregate	% of		Stated			Cut-off
Net Cash Flow			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Debt Service			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Coverage Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)
1.28x	-	1.35x	7	$118,159,580	8.4%	5.12579%	112	1.33x	10.0%	68.9%	55.7%
1.36x	-	1.45x	12	349,580,098	24.8	4.83461%	76	1.40x	9.1%	70.5%	66.3%
1.46x	-	1.55x	15	203,229,231	14.4	4.92797%	138	1.49x	10.8%	67.2%	46.9%
1.56x	-	1.65x	7	122,670,658	8.7	4.92080%	103	1.60x	10.7%	65.3%	55.9%
1.66x	-	1.80x	13	227,564,088	16.1	4.47089%	68	1.75x	9.9%	67.3%	64.7%
1.81x	-	2.00x	4	47,658,960	3.4	4.77640%	76	1.92x	11.8%	65.8%	59.6%
2.01x	-	2.25x	3	87,040,996	6.2	4.42570%	104	2.09x	12.0%	55.3%	51.9%
2.26x	-	3.36x	8	253,668,159	18.0	4.29814%	115	2.76x	13.0%	51.5%	51.3%
Total / Wtd. Avg:			69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

A-2-2

ANNEX A-2

Cut-off Date LTV Ratios(2)(5)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Cut-off Date			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)
36.3%	-	54.9%	14	$327,563,762	23.2%	4.42889%	109	2.52x	13.1%	51.4%	48.8%
55.0%	-	59.9%	12	124,969,281	8.9	4.80523%	136	1.69x	11.5%	58.1%	37.3%
60.0%	-	64.9%	7	139,139,915	9.9	4.78279%	113	1.69x	10.1%	62.6%	55.4%
65.0%	-	69.9%	14	375,370,517	26.6	4.75296%	88	1.58x	9.5%	68.7%	63.1%
70.0%	-	74.9%	20	398,128,296	28.2	4.76089%	84	1.48x	9.8%	72.3%	65.0%
75.0%	-	78.2%	2	44,400,000	3.1	5.07124%	59	1.41x	9.3%	76.7%	74.5%
Total / Wtd. Avg:			69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

LTV Ratio at Maturity/ARD(1)(2)(5)

						Weighted Averages

				Aggregate	% of		Stated			Cut-off
			Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Maturity Date/ARD			Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
LTV Ratios			Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)
1.0%	-	44.9%	12	$147,613,384	10.5%	4.88417%	134	1.79x	13.7%	53.7%	30.4%
45.0%	-	49.9%	2	14,050,000	1.0	4.70093%	77	2.31x	13.3%	49.4%	47.1%
50.0%	-	54.9%	14	289,433,721	20.5	4.37129%	114	2.51x	12.1%	53.7%	52.2%
55.0%	-	59.9%	15	267,054,364	18.9	4.90928%	112	1.55x	10.6%	66.7%	56.6%
60.0%	-	64.9%	15	217,872,839	15.5	4.92192%	112	1.58x	10.0%	70.0%	61.5%
65.0%	-	78.2%	11	473,547,462	33.6	4.61590%	62	1.55x	9.1%	70.9%	68.6%
Total / Wtd. Avg:			69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

Type of Mortgaged Properties

						Weighted Averages

				Aggregate	% of				Cut-off
			Number of	Cut-off	Initial			UW	Date	LTV Ratio
			Mortgaged	Date	Pool		UW NCF	NOI	LTV	at
Property Type			Properties	Balance	Balance	Occupancy	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)
Retail
Anchored			9	$214,852,418	15.2%	93.5%	1.50x	10.8%	68.7%	50.2%
Regional Mall			3	134,449,278	9.5	98.4%	2.57x	13.0%	53.0%	50.5%
Regional Outlet Mall			1	125,000,000	8.9	98.7%	2.64x	11.9%	51.4%	51.4%
Freestanding			9	80,023,566	5.7	100.0%	1.91x	10.1%	59.2%	57.3%
Shadow Anchored			3	22,140,405	1.6	86.9%	1.48x	10.6%	68.5%	57.7%
Unanchored			1	9,500,000	0.7	100.0%	1.36x	9.4%	72.5%	63.0%
Subtotal:			26	$585,965,667	41.6%	96.5%	2.04x	11.4%	60.2%	52.0%

Office
CBD			7	$238,818,938	16.9%	89.9%	1.79x	9.4%	65.8%	65.2%
Suburban			7	116,608,151	8.3	93.3%	1.58x	11.1%	68.9%	61.0%
Medical			2	13,100,000	0.9	85.9%	1.46x	10.9%	70.3%	59.6%
Data Center			1	3,000,000	0.2	100.0%	3.36x	19.4%	51.6%	51.6%
Subtotal:			17	$371,527,089	26.4%	90.9%	1.73x	10.1%	66.8%	63.6%

Multifamily
Garden			31	$177,680,938	12.6%	92.5%	1.44x	9.4%	70.4%	63.6%
Student			1	24,000,000	1.7	86.3%	1.41x	8.3%	78.2%	78.2%
Subtotal:			32	$201,680,938	14.3%	91.8%	1.43x	9.3%	71.3%	65.3%

Hotel
Full Service			5	$84,088,465	6.0%	71.0%	1.54x	11.2%	61.5%	51.7%
Limited Service			5	41,969,177	3.0	68.2%	1.56x	11.6%	63.1%	46.5%
Extended Stay			1	34,000,000	2.4	80.0%	1.61x	10.1%	64.6%	55.6%
Subtotal:			11	$160,057,642	11.4%	72.2%	1.56x	11.1%	62.6%	51.1%

Industrial
Warehouse			3	$30,815,000	2.2%	100.0%	1.38x	9.4%	72.4%	66.2%
Flex			2	16,900,000	1.2	94.3%	1.57x	11.0%	72.5%	68.9%
Subtotal:			5	$47,715,000	3.4%	98.0%	1.44x	9.9%	72.4%	67.1%

Manufactured Housing			5	$25,967,462	1.8%	64.4%	1.60x	10.2%	72.2%	66.4%

Self Storage			3	$9,789,136	0.7%	87.9%	2.03x	13.4%	51.3%	45.8%

Mixed Use
Industrial/Office			1	$6,868,835	0.5%	86.1%	1.46x	11.2%	68.0%	63.3%
Subtotal:			1	$6,868,835	0.5%	86.1%	1.46x	11.2%	68.0%	63.3%

Total / Wtd. Avg:			100	$1,409,571,770	100.0%	90.9%	1.79x	10.7%	64.4%	57.6%

A-2-3

ANNEX A-2

Mortgaged Properties by Location

				Weighted Averages

		Aggregate	% of				Cut-off
	Number of	Cut-off	Initial			UW	Date	LTV Ratio
	Mortgaged	Date	Pool		UW NCF	NOI	LTV	at
Location	Properties	Balance	Balance	Occupancy	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)
California	10	$302,848,118	21.5%	89.9%	1.98x	10.5%	60.4%	55.5%
New York	2	170,000,000	12.1	88.7%	1.65x	8.0%	68.6%	68.6%
Pennsylvania	5	144,650,889	10.3	91.9%	1.43x	9.7%	69.7%	61.3%
Maryland	2	97,591,168	6.9	98.4%	2.72x	12.5%	54.4%	53.4%
Indiana	5	84,820,618	6.0	88.9%	1.73x	11.3%	63.7%	57.6%
Illinois	27	65,138,108	4.6	89.2%	1.60x	10.8%	66.8%	57.3%
Virginia	3	58,710,274	4.2	88.2%	1.55x	12.5%	59.0%	17.2%
Texas	5	58,009,392	4.1	97.8%	1.74x	10.8%	63.8%	61.5%
Michigan	6	56,419,650	4.0	83.0%	1.63x	11.8%	62.4%	53.8%
Nevada	2	43,500,000	3.1	82.3%	1.84x	12.1%	71.6%	67.9%
Kentucky	2	38,455,000	2.7	92.1%	1.39x	9.0%	70.6%	66.1%
Louisiana	1	33,000,000	2.3	100.0%	2.07x	10.1%	60.0%	60.0%
Florida	3	32,784,235	2.3	86.6%	1.63x	11.4%	66.9%	59.0%
New Jersey	3	29,084,421	2.1	84.4%	1.46x	10.6%	68.7%	60.0%
North Carolina	4	26,540,405	1.9	95.6%	2.17x	13.9%	65.7%	60.2%
Georgia	3	25,646,194	1.8	100.0%	1.76x	13.5%	64.3%	59.6%
Utah	1	22,971,274	1.6	92.9%	1.47x	10.2%	73.6%	60.2%
Ohio	2	19,935,458	1.4	97.8%	1.40x	9.6%	72.8%	59.6%
Massachusetts	3	16,624,372	1.2	100.0%	1.63x	10.1%	62.9%	58.4%
Colorado	2	16,368,835	1.2	94.2%	1.40x	10.2%	70.6%	63.1%
Tennessee	3	15,570,000	1.1	98.3%	1.54x	10.2%	72.7%	62.4%
South Carolina	2	12,321,662	0.9	79.3%	1.66x	11.0%	70.7%	58.2%
North Dakota	1	11,481,695	0.8	74.4%	1.32x	18.1%	54.7%	32.2%
Alabama	1	11,100,000	0.8	100.0%	2.07x	10.1%	60.0%	60.0%
Washington, D.C.	1	10,200,000	0.7	100.0%	2.66x	12.8%	56.4%	56.4%
Connecticut	1	5,800,000	0.4	90.1%	1.53x	11.5%	68.2%	56.1%

Total / Wtd. Avg:	100	$1,409,571,770	100.0%	90.9%	1.79x	10.7%	64.4%	57.6%

Prepayment Protection

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Prepayment	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Protection	Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)
Defeasance	47	$1,035,654,791	73.5%	4.69343%	96	1.82x	10.7%	63.7%	58.4%
Yield Maintenance	18	342,048,143	24.3	4.67764%	105	1.64x	10.0%	66.7%	55.1%
None	2	21,868,835	1.6	5.26711%	58	1.80x	12.4%	66.9%	62.8%
Defeasance/Yield Maintenance	2	10,000,000	0.7	4.55200%	119	3.36x	19.4%	51.6%	51.6%
Total / Wtd. Avg:	69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

Loan Purpose

				Weighted Averages

		Aggregate	% of		Stated			Cut-off
	Number of	Cut-off	Initial		Remaining		UW	Date	LTV Ratio
Loan	Mortgage	Date	Pool	Mortgage	Term	UW NCF	NOI	LTV	at
Purpose	Loans	Balance	Balance	Rate	(Mos.)(1)	DSCR(2)(3)	DY(2)	Ratio(2)(4)	Maturity/ARD(1)(2)(4)
Refinance	44	$905,877,432	64.3%	4.72198%	107	1.84x	11.2%	62.2%	53.4%
Acquisition	25	503,694,338	35.7	4.65348%	81	1.69x	9.8%	68.3%	65.2%
Total / Wtd. Avg:	69	$1,409,571,770	100.0%	4.69750%	98	1.79x	10.7%	64.4%	57.6%

(1) In the case of Loan Nos. 7, 8, 9, 10, 11, 12, 13, 14, 21, and 40 which have anticipated repayment dates, Original Term to Maturity/ARD, Remaining Term to Maturity/ARD, Stated Remaining Term (Mos.) and LTV Ratio at Maturity/ARD are as of the anticipated repayment date.

(2)  In the case of Loan Nos. 1, 3, 4, 5, 6, 18 and 21, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD calculations include the related Pari Passu Companion Loan or Non-Pooled Component, as applicable. In the case of Loan No. 6, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV Ratio and LTV Ratio at Maturity/ARD calculations exclude the Subordinate Companion Loan.

(3)  In the case of Loan No. 30, the UW NCF DSCR is calculated using the average of the final 12 principal and interest payments over the term of the mortgage loan based on the principal payment schedule provided on Annex G of the Free Writing Prospectus.

(4) In the case of Loan Nos. 2.01, 6.02, 17, 18, 21, 23.05, 26, 27.03, 31 and 40 the Cut-off Date LTV Ratio and the LTV Ratio at Maturity Date/ARD are calculated based upon hypothetical appraised values based on certain assumptions. Refer to “Description of the Mortgage Pool – Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

A-2-4

ANNEX A-3

DESCRIPTION OF TOP TEN MORTGAGE LOANS AND ADDITIONAL MORTGAGE LOAN
INFORMATION

Annex A-3	JPMBB 2014-C19

The Outlets at Orange

amc 30

BUY TICKETS
AT SIMON
GUEST SERVICES
FOREVER 21
THE
OUTLETS
AT ORANGE

S. LEWIS ST
METROPOLITAN DR
Guitar
Center
Dave & Buster's
AMC Theatres
Lucky Strike Lanes
CITY BLVD E
H&M
Sports Authority
Vans Skatepark
Last Call by
Neiman Marcus
Nordstrom Rack
Off Broadway
Shoe Warehouse
JUSTICE CENTER WAY
Saks Fifth Avenue
OFF 5TH
THE OUTLETS AT ORANGE

OLD NAVY

Saks
Fifth
Avenue
OFF
5TH

PLAY ANYTHING INSIDE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-2

Annex A-3	JPMBB 2014-C19

The Outlets at Orange

MAP © 2014 CARTIFACT · DATA © BROADMAP
0.5 MILES
ANAHEIM
DISNEYLAND
Anaheim GardenWalk
ANAHEIM CONVENTION CENTER
Marriott Anaheim
Western Medical Center-Anaheim
Honda Center
ARTIC Regional Rail Station (Future)
ANGEL STADIUM OF ANAHEIM
Residence Inn Anaheim
The Outlets at Orange
20 City Boulevard West
Orange, CA 92868
UCI Medical Center
Orange
Chapman University
CHOC Children's Hospital
St Joseph Hospital
Mainplace Mall
Santa Ana
Garden Grove
Garden Grove Hospital
Santa Ana College
Santa Ana Municipal Stadium
The Village at Orange
SANTA ANA FWY
GARDEN GROVE FWY
ORANGE FWY
Los Angeles
Anaheim
Fullerton
Long Beach
Huntington Beach
Newport Beach
Irvine
Laguna Beach
Mission Viejo
Ontario

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-3

Annex A-3	JPMBB 2014-C19

The Outlets at Orange

NORDSTROM RACK
OFF BROADWAY SHOES
OFF 5TH
SPORTS AUTHORITY
VANS
LUCKY STRIKE LANES
DAVE AND BUSTER'S D&B
H&M
PUMA
FOREVER 21
OLD NAVY
HOLLISTER
ALDO
LOFT
lastcall BY NEIMAN MARCUS
DKNY
Calvin Klein
Guitar Center
NIKE
PLACE
AMC THEATRES
Anchor
Non Anchor
Vacant
Storage
Not Part of the Collateral
N

FRIDAYS
Carl's Jr.
THE CITY DRIVE SOUTH
County of Orange Manchester Avenue Complex
EL TORRITO
DOUBLETREE
NORDSTROM RACK
OFF BROADWAY SHOES
OFF 5TH
VANS
lastcall BY NEIMAN MARCUS
SPORTS AUTHORITY
LUCKY STRIKE LANES
H&M
AMC THEATRES
City Plaza
City Tower
Parking Structure
LA FITNESS
Bergen Brunswig Building
SOUTH LEWIS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-4

Annex A-3	JPMBB 2014-C19

The Outlets at Orange

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$125,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$125,000,000	Property Type - Subtype:	Retail - Regional Outlet Mall
% of Pool by IPB:	8.9%	Net Rentable Area (SF):	787,697
Loan Purpose:	Refinance	Location:	Orange, CA
Borrowers(2):	Various	Year Built / Renovated:	1998 / N/A
Sponsor:	Simon Property Group, L.P.	Occupancy(3):	98.7%
Interest Rate:	4.21700%	Occupancy Date:	3/19/2014
Note Date:	3/26/2014	Number of Tenants:	106
Maturity Date:	4/1/2024	2011 NOI:	$19,152,699
Interest-only Period:	120 months	2012 NOI:	$22,637,318
Original Term:	120 months	2013 NOI:	$24,750,151
Original Amortization:	None	TTM NOI (2/2014)(4):	$24,674,183
Amortization Type:	Interest Only	UW Economic Occupancy:	97.9%
Call Protection(5):	L(25),Def(88),O(7)	UW Revenues:	$34,844,400
Lockbox:	CMA	UW Expenses:	$9,237,940
Additional Debt:	Yes	UW NOI(4):	$25,606,460
Additional Debt Balance:	$90,000,000	UW NCF:	$24,300,185
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$418,000,000 / $531
		Appraisal Date:	3/5/2014

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$273
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$273
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.4%
Replacement Reserves:	$0	Springing	$407,000	Maturity Date LTV:	51.4%
TI/LC:	$0	Springing	$2,205,552	UW NCF DSCR:	2.64x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$215,000,000	100.0%	Payoff Existing Debt	$212,636,284	98.9%
			Closing Costs	1,738,947	0.8
			Return of Equity	624,768	0.3
Total Sources	$215,000,000	100.0%	Total Uses	$215,000,000	100.0%
(1)
The Outlets at Orange is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $215.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $215.0 million The Outlets at Orange Whole Loan.

(2)	For a full description of the borrowers, please refer to “The Borrowers” below.
(3)
Occupancy includes two tenants, Asics (2,780 square feet) and Shoe Palace (4,197 square feet), which have executed leases but are not yet in occupancy. The tenants are expected to take occupancy and commence rent payments in May 2014.

(4)
UW NOI is higher than TTM NOI due primarily to contractual rent increases as well as ten new or renewal leases commencing between March 2013 and May 2014 totaling approximately 34,894 square feet and accounting for approximately $1.3 million in annual rent.

(5)
The lockout period will be at least 25 payment dates beginning with and including the first payment date of May 1, 2014. Defeasance of the full $215.0 million The Outlets at Orange Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) May 1, 2018.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-5

Annex A-3	JPMBB 2014-C19

The Outlets at Orange

The Loan. The Outlets at Orange loan is secured by a first mortgage lien on a 787,697 square foot regional outlet mall located in Orange, California. The whole loan has an outstanding principal balance of $215.0 million (“The Outlets at Orange Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $125.0 million and is being contributed to the JPMBB 2014-C19 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $90.0 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The holder of Note A-1 will be the Trustee of the JPMBB 2014-C19 Trust. The Trustee (or, prior to the occurrence and continuance of a Control Event, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to The Outlets at Orange Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Outlets at Orange Whole Loan has a ten-year term and is interest-only for the term of the loan. The previously existing debt was originated by JPMCB and was securitized in the JPMCC 2007-C1 and the JPMCC 2008-C2 transactions. At the time of those previous securitizations, the property was called The Block at Orange. The property was rebranded as The Outlets at Orange in 2011.

The Borrowers. The borrowing entities for The Outlets at Orange Whole Loan are Orange City Mills Limited Partnership, Orange City Mills II Limited Partnership and Orange City Mills III Limited Partnership, each a Delaware limited partnership and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P., an affiliate of Simon Property Group, Inc. (“SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3/A by Moody’s and S&P) is an S&P 100 company and the largest public real estate company in the world. SPG currently owns or has an interest in 325 retail real estate properties in North America and Asia comprising 243 million square feet. In December 2013, SPG announced plans to spin off all of its strip center business and smaller enclosed malls into an independent, publicly traded REIT, however, The Outlets at Orange was not on the list of assets to be included in the spin-off. The nonrecourse carve-out guaranty to the sponsor is capped at $43.0 million.

The Outlets at Orange is owned by a 50/50 joint venture between affiliates of SPG and KanAm USA. SPG came into ownership of the property through a series of acquisitions. In 2007, a joint venture between SPG and Farallon Capital Management, L.L.C. acquired a 50% ownership stake in The Outlets at Orange through their acquisition of Mills Corp. In 2012, SPG subsequently acquired Farallon’s joint venture stake in 26 properties, one of which was The Outlets at Orange. The remaining 50% is owned by affiliates of KanAm USA, which partnered with Mills Corporation when The Outlets at Orange was developed. KanAm USA is affiliated with The KanAM Group, a Germany based institutional real estate investment group.

The Property. The Outlets at Orange is a 787,697 square foot open-air, regional outlet mall located in Orange, California. The property was constructed in 1998 and is comprised of 16 buildings located on approximately 70.8 acres. When the property was originally constructed it was known as The Block at Orange, but was rebranded as The Outlets at Orange in late 2011. The property features several anchor tenants including a 30-screen AMC Theatres (112,830 square feet), Dave & Buster’s (57,974 square feet), Vans Skate Park (42,355 square feet), LA Fitness (38,000 square feet), Nordstrom Rack (35,002 square feet) and Off 5th Saks Fifth Ave (31,368 square feet). The property also includes several smaller anchors including Last Call Neiman Marcus (29,624 square feet), Sports Authority (29,110 square feet) and Lucky Strike Lanes (25,015 square feet). Additionally, the property also features a range of restaurants and food court tenants including T.G.I. Fridays, Buffalo Wild Wings and Johnny Rockets. The property provides approximately 4,199 parking spaces which are included in the collateral, resulting in a parking ratio of approximately 5.3 spaces per 1,000 square feet of net rentable area.

As of March 19, 2014, the property was approximately 98.7% leased by 106 tenants. In addition to its anchors, the property’s in-line tenants generally consist of national tenants such as American Eagle Outfitters, Ann Taylor Factory Store, DKNY, Forever 21, Hollister Co., Old Navy and Victoria’s Secret. Gross mall sales for all tenants that reported as of the trailing-twelve-month period ending December 31, 2013 were approximately $251.8 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $405, $433, $497 and $552 in 2010, 2011, 2012 and 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 15.6%, 15.2%, 13.0% and 12.2%, respectively.

The property is located at the northwest intersection of The City Drive and the Garden Grove Freeway, just south of the Santa Ana Freeway in the City of Orange. The City of Orange is located in central Orange County and is bordered by Anaheim to the northwest, Santa Ana and Tustin to the south and Villa Park to the east. Orange is located approximately 34 miles southeast of Los Angeles. Regional access to the area is provided by Interstate 5, the Garden Grove Freeway, the Costa Mesa Freeway and the Orange Freeway. The property is within five miles of popular area attractions, including Disneyland Resort, Angels Stadium, Honda Center, and the Anaheim Convention Center. According to the appraisal, the trade area within a 10-mile radius contains approximately 2.2 million people, with a median household income of $64,746, as of 2013. The appraisal concluded that market rents were generally in-line with the rents in-place at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-6

Annex A-3	JPMBB 2014-C19

The Outlets at Orange

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. Sales PSF	Est. Occ.	Proximity	Anchor Tenants
Westfield Mainplace	1987 / 2006	1,111,393	$371	92%	2 miles	Nordstrom, Macy’s, JCPenney
The Village at Orange	1971 / 2004	855,911	$320	87%	5 miles	JCPenney, Sears, Walmart, Ross Dress for Less, Trader Joe’s

South Coast Plaza	1967 / 2007	2,700,000	$865	96%	7 miles	Saks Fifth Avenue, Bloomingdale’s, Nordstrom, Barneys, Macy’s Men’s Store, Sears

Bella Terra	2005 / 2008	777,000	NAV	NAV	7 miles	Kohl’s, Burlington Coat Factory, Staples, Costco, REI
The District at Tustin Legacy	2007	1,100,000	NAV	NAV	7 miles	Target, Lowe’s, Costco, DSW, AMC Theatres, Office Depot, Whole Foods
(1)	Per a third party research firm.

Historical and Current Occupancy(1)
2011	2012	2013	Current(2)
92.2%	98.9%	99.5%	98.7%
(1)	Historical Occupancies are as of December 31 of each respective year and exclude temporary tenants.
(2)
Current Occupancy is as of March 19, 2014 and includes two tenants, Asics (2,780 square feet) and Shoe Palace (4,197 square feet), which have executed leases but are not yet in occupancy. The tenants are expected to take occupancy and commence paying rent by May 2014.

Historical In-line Sales and Occupancy Costs(1)
	2010	2011	2012	2013
In-line Sales PSF	$405	$433	$497	$552
Occupancy Costs	15.6%	15.2%	13.0%	12.2%
(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
AMC Theatres(4)	NA / B / NA	112,830	14.3%	$22.00	$635,233	14.2%	11/30/2018
Dave & Buster’s	B3 / B / NA	57,974	7.4%	$22.63	$244	10.0%	1/31/2018
Vans Skate Park	A3 / A- / A+	42,355	5.4%	$13.31	$97	17.7%	11/18/2018
LA Fitness	NA / NA / NA	38,000	4.8%	$21.37	N/A	N/A	10/21/2019
Nordstrom Rack	Baa1 / A- / BB-	35,002	4.4%	$23.00	N/A	N/A	2/28/2022
Off 5th Saks Fifth Ave	B1 / B+ / NA	31,368	4.0%	$12.00	$459	2.6%	1/31/2019
Last Call Neiman Marcus	NA / NA / NA	29,624	3.8%	$14.00	$313	5.4%	1/31/2020
Sports Authority	NA / NA / NA	29,110	3.7%	$17.00	N/A	N/A	1/31/2023
Lucky Strike Lanes	NA / NA / NA	25,015	3.2%	$21.00	$138	18.3%	10/31/2018
Off Broadway Shoes	NA / NA / NA	22,196	2.8%	$32.90	$192	18.0%	10/31/2019
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2013 for all tenants.
(4)	Sales PSF reflects sales per screen for AMC Theatres. Sales per screen is based on a total of 30 screens.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-7

Annex A-3	JPMBB 2014-C19

The Outlets at Orange

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	10,111	1.3%	NAP	NAP	10,111	1.3%	NAP	NAP
2014 & MTM	4	4,844	0.6	$292,350	1.3%	14,955	1.9%	$292,350	1.3%
2015	12	47,708	6.1	1,688,623	7.7	62,663	8.0%	$1,980,973	9.1%
2016	5	8,861	1.1	401,572	1.8	71,524	9.1%	$2,382,545	10.9%
2017	2	3,078	0.4	139,948	0.6	74,602	9.5%	$2,522,493	11.6%
2018	20	287,792	36.5	7,440,501	34.1	362,394	46.0%	$9,962,995	45.7%
2019	16	135,451	17.2	4,120,393	18.9	497,845	63.2%	$14,083,387	64.6%
2020	5	51,106	6.5	1,123,406	5.2	548,951	69.7%	$15,206,793	69.7%
2021	11	58,198	7.4	1,982,486	9.1	607,149	77.1%	$17,189,279	78.8%
2022	12	85,232	10.8	2,154,037	9.9	692,381	87.9%	$19,343,316	88.7%
2023	11	68,781	8.7	1,666,535	7.6	761,162	96.6%	$21,009,851	96.3%
2024	4	10,762	1.4	412,164	1.9	771,924	98.0%	$21,422,016	98.2%
2025 & Beyond	4	15,773	2.0	386,921	1.8	787,697	100.0%	$21,808,937	100.0%
Total	106	787,697	100.0%	$21,808,937	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$16,969,694	$19,334,624	$20,524,797	$20,585,075	$21,808,937	$27.69	65.2%
Vacant Income	0	0	0	0	718,500	0.91	2.1
Gross Potential Rent	$16,969,694	$19,334,624	$20,524,797	$20,585,075	$22,527,437	$28.60	67.3%
Total Reimbursements	7,071,697	9,298,236	10,541,763	10,472,156	10,932,261	13.88	32.7
Net Rental Income	$24,041,391	$28,632,860	$31,066,560	$31,057,231	$33,459,698	$42.48	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(718,500)	(0.91)	(2.1)
Other Income	2,036,422	1,934,269	2,124,295	2,166,728	2,103,202	2.67	6.3
Effective Gross Income	$26,077,813	$30,567,129	$33,190,855	$33,223,959	$34,844,400	$44.24	104.1%

Total Expenses	$6,925,114	$7,929,811	$8,440,704	$8,549,776	$9,237,940	$11.73	26.5%

Net Operating Income	$19,152,699	$22,637,318	$24,750,151	$24,674,183	$25,606,460	$32.51	73.5%

Total TI/LC, Capex/RR	0	0	0	0	1,306,276	1.66	3.7
Net Cash Flow	$19,152,699	$22,637,318	$24,750,151	$24,674,183	$24,300,185	$30.85	69.7%
(1)	The TTM column represents the trailing twelve months ending February 28, 2014.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)
Underwritten Rents in Place is higher than historical primarily due contractual rent increases as well as ten new or renewal leases commencing between March 2013 and May 2014 totaling approximately 34,894 square feet and accounting for approximately $1.3 million in annual rent.

Property Management. The property is managed by Simon Management Associates II, LLC, an affiliate of the sponsor.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrowers to make monthly deposits to the tax escrow is waived so long as no DSCR Reserve Trigger Period exists and the borrowers do not become delinquent on taxes or fail to provide the lender with satisfactory evidence that taxes have not become delinquent upon request.

A “Lockbox Event” means: (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of the borrowers or manager, (iii) the DSCR as calculated in the loan documents based on the trailing twelve-month period falls below 1.50x for two consecutive calendar quarters.

A “DSCR Reserve Trigger Period” means the DSCR as calculated in the loan documents based on the trailing four calendar quarters falls below 1.75x for two consecutive calendar quarters.

Insurance Escrows - The requirement for the borrowers to make monthly deposits to the insurance escrow is waived so long as no event of default exists. In addition, the borrowers are not required to make deposits for insurance premiums so long as the borrowers provide satisfactory evidence that the property is insured under an acceptable blanket policy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-8

Annex A-3	JPMBB 2014-C19

The Outlets at Orange

Replacement Reserves - The requirement for the borrowers to make monthly deposits to the replacement reserve is waived so long as no DSCR Reserve Trigger Period or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Period or an event of default, the borrowers are required to deposit $16,958 per month ($0.26 per square foot annually) for replacement reserves. The reserve is subject to a cap of $407,000 ($0.52 per square foot).

TI/LC Reserves - The requirement for the borrowers to make monthly deposits into the TI/LC reserve is waived so long as no DSCR Reserve Trigger Period or event of default exists. Following the occurrence and during the continuance of a DSCR Reserve Trigger Period or an event of default, the borrowers are required to deposit $91,898 per month ($1.40 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $2,205,552 ($2.80 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. The borrowers were required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrowers until the occurrence of a Lockbox Event. During the continuance of a Lockbox Event, all rents will be swept to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Lockbox Event, all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

Release of Outparcels. The borrowers are permitted to make transfers of non-income producing portions of the property to third parties or affiliates in accordance with certain terms and conditions set forth in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-9

Annex A-3	JPMBB 2014-C19

NSP Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-10

Annex A-3	JPMBB 2014-C19

NSP Multifamily Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-11

Annex A-3	JPMBB 2014-C19

NSP Multifamily Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	KeyBank	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$120,000,000	Title:	Fee
Cut-off Date Principal Balance:	$120,000,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	8.5%	Number of Units:	1,382
Loan Purpose:	Refinance	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / Various
Sponsors(2):	Various	Occupancy:	90.9%
Interest Rate:	4.74000%	Occupancy Date:	4/9/2014
Note Date:	4/2/2014	Number of Tenants:	N/A
Maturity Date:	4/7/2019	2011 NOI:	$9,444,998
Interest-only Period:	12 months	2012 NOI:	$10,425,110
Original Term:	60 months	2013 NOI:	$10,957,156
Original Amortization:	360 months	TTM NOI (as of 1/2014):	$10,999,715
Amortization Type:	IO-Balloon	UW Economic Occupancy:	89.9%
Call Protection:	L(25),Def(32),O(3)	UW Revenues:	$16,708,321
Lockbox:	Soft	UW Expenses:	$5,923,346
Additional Debt:	Yes	UW NOI:	$10,784,975
Additional Debt Balance:	$19,000,000	UW NCF:	$10,439,475
Additional Debt Type:	Mezzanine Loan	Appraised Value / Per Unit(3):	$170,050,000 / $123,046
		Appraisal Date:	2/21/2014

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$86,831
Taxes:	$509,122	$106,049	N/A	Maturity Date Loan / Unit:	$81,317
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):	70.6%
Replacement Reserves:	$2,000,000	$28,812	N/A	Maturity Date LTV(3):	66.1%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.39x
Other:	$1,634,379	$0	N/A	UW NOI Debt Yield:	9.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$120,000,000	86.3%	Payoff Existing Debt	$131,653,156	94.7%
Mezzanine Loan	19,000,000	13.7	Upfront Reserves	4,143,501	3.0
			Closing Costs	2,371,163	1.7
			Return of Equity	832,180	0.6
Total Sources	$139,000,000	100.0%	Total Uses	$139,000,000	100.0%
(1)	For a full description of Borrowers, please refer to “The Borrowers” below.
(2)	For a full description of Sponsors, please refer to “The Sponsors” below.
(3)
The Ventana Hills Apartments Appraised Value reflects the “Hypothetical Market Value As-Is” of $76,350,000, which excludes the cost to restore 20 units at the Ventana Hills Apartments property damaged by fire in March 2013. The “Market Value As-Is,” which includes the cost to restore the 20 units, is $74,700,000 and results in a corresponding Cut-off Date LTV and Maturity Date LTV of 71.3% and 66.7%, respectively. At origination, the borrower escrowed $1,492,719 to cover the costs associated with the restoration of the 20 damaged units.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The NSP Multifamily Portfolio loan has an outstanding principal balance of $120.0 million and is secured by a first mortgage lien on a portfolio of four multifamily properties consisting of 1,382 units (the “NSP Multifamily Portfolio Properties”) located in Pennsylvania and Kentucky.  The loan has a five-year term, and subsequent to a 12-month interest-only period, amortizes on a 30-year schedule.

The Borrowers. The borrowing entities for the loan are Colts Run Owner LLC, Mt. Zion Owner LLC, Berkley Manor Apartments Operator LLC and Ventana Hills Apartments Operator LLC, each a Delaware limited liability company and a special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Angelina Djurin, The Angelina Djurin Self Declaration of Trust Dated April 2, 2001, an Illinois Trust, and Ivan Djurin.  Angelina Djurin is owner of North Street Properties, a Chicago, Illinois based real estate investment company founded in 2004 which owns and manages 1,921 multifamily units in Pennsylvania, Kentucky and Illinois.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-12

Annex A-3	JPMBB 2014-C19

NSP Multifamily Portfolio

The Properties. The NSP Multifamily Portfolio Properties consist of four multifamily properties totaling 1,382 units located in the Pittsburgh, Pennsylvania; Cincinnati, Ohio; and Lexington, Kentucky area markets. The NSP Multifamily Portfolio Properties were built between 1998 and 2002 and two of the properties, Ventana Hills Apartments and Berkley Manor Apartments, were renovated in 2011. As of April 2014, the portfolio was 90.9% leased with an average historical occupancy of approximately 93.1% between 2011 and 2013. The loan sponsor invested approximately $5.8 million ($4,162 per unit) between 2010 and 2013 on capital improvements for the portfolio.

Portfolio Summary
Property	MSA	Year Built	Year Renovated	Units	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow
Ventana Hills Apartments(1)	Pittsburgh, PA	2002	2011	470	$53,880,000	44.9%	$76,350,000	$4,409,532
Berkley Manor Apartments	Pittsburgh, PA	2002	2011	252	27,665,000	23.1	39,200,000	2,536,608
Woodspring Apartments	Cincinnati, OH-KY-IN	1999	N/A	408	21,875,000	18.2	31,000,000	2,069,237
Colts Run Apartments	Lexington, KY	1998	N/A	252	16,580,000	13.8	23,500,000	1,424,098
Total				1,382	$120,000,000	100.0%	$170,050,000	$10,439,475
(1)
The Ventana Hills Apartments Appraised Value reflects the “Hypothetical Market Value As-Is” of $76,350,000, which excludes the cost to restore 20 units at the Ventana Hills Apartments property damaged by fire. The “Market Value As-Is,” which includes the cost to restore the 20 units, is $74,700,000.  At origination, the borrower escrowed $1,492,719 to cover the costs associated with the restoration of the 20 damaged units.

Historical and Current Occupancy(1)
Property	2011	2012	2013	Current(2)
Ventana Hills Apartments(3)	97.7%	95.4%	90.9%	87.7%
Berkley Manor Apartments	97.8%	97.1%	95.4%	94.0%
Woodspring Apartments	81.6%	88.5%	92.9%	90.9%
Colts Run Apartments	95.3%	95.9%	94.5%	93.7%
Weighted Average	92.5%	93.8%	93.0%	90.9%
(1)	Historical occupancies are the average for each respective year.
(2)	Current Occupancy as of April 9, 2014.
(3)	When excluding the 20 fire damaged units not currently online; the current occupancy of the Ventana Hills Apartments property is 91.6%.

Ventana Hills Apartments. Ventana Hills Apartments is a 470-unit, Class A, garden style multifamily property located in Coraopolis, Pennsylvania, approximately 12.5 miles northwest of Pittsburgh, Pennsylvania. Constructed in 2002 and renovated in 2011, the property is located approximately 2.5 miles west of Interstate 79 and approximately 2.1 miles north of US Route 60 which provides access to the Pittsburgh International Airport 7.7 miles west of the property. Ventana Hills Apartments consists of 30 apartment buildings located on approximately 63.6 acres. As of April 9, 2014, the property was 87.7% leased and had an average occupancy of 94.7% between 2011 through 2013. The property features a mix of studio, one, two and three bedroom units with amenities that include garages, storage, pool with a sun deck, fitness center, business center, conference room, clubhouse, playground and grilling area. Individual units include full size washer and dryer, fireplace, patio or balcony, walk in closets and air conditioning.  Since 2010, the loan sponsor has invested approximately $1.9 million ($4,133 per unit) on capital improvements. In March 2013, one of the buildings suffered fire damage resulting in 20 down units. At origination, the borrower escrowed $1,492,719 to cover the costs associated with the restoration of these units.

According to the appraisal, Ventana Hills Apartments is located within the Pittsburgh Apartment market and West submarket which reported vacancy rates of 3.0% and 2.1%, respectively, as of year-end 2013. The primary trade area (three-mile radius) has an average household income of $84,295, compared to $65,337 for the greater Pittsburgh metropolitan statistical area. Within the submarket and between 2009 and 2013, 674 new units were completed while 1,041 new units were absorbed. There are currently 427 units under construction in the submarket. The appraisal identified five competitive properties ranging from 268 to 468 units which were constructed between 1986 and 2001. The competitive set reported a weighted average occupancy of approximately 94.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-13

Annex A-3	JPMBB 2014-C19

NSP Multifamily Portfolio

Ventana Hills Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Unit Size (SF)	Appraiser’s Market Rent Per Unit	Average Monthly Rents Per Unit(2)
Studio	4	0.9%	4	100.0%	725	$949	$949
1 Bed / 1 Bath	180	38.3	159	88.3%	776	$1,059	$1,034
2 Bed / 2 Bath	144	30.6	125	86.8%	1,007	$1,310	$1,257
2 Bed / 2 Bath	28	6.0	23	82.1%	1,128	$1,549	$1,505
3 Bed / 2 Bath	50	10.6	46	92.0%	1,194	$1,503	$1,431
3 Bed / 2 Bath	37	7.9	30	81.1%	1,321	$1,554	$1,510
3 Bed / 2 Bath	27	5.7	25	92.6%	1,491	$1,749	$1,715
Total / Wtd. Avg.	470	100.0%	412	87.7%	996	$1,290	$1,247
(1)	Appraiser’s Market Rent Per Unit is based on the appraisal; all other data is based on the underwritten rent roll.
(2)	Average Monthly Rents Per Unit are based on occupied units only.

Berkley Manor Apartments. Berkley Manor Apartments is a 252-unit, Class A, garden style multifamily property located in Cranberry Township, Pennsylvania, approximately 22 miles northwest of Pittsburgh, Pennsylvania. Constructed in 2002 and renovated in 2011, the property is located approximately 1.3 miles west of Interstate 76 (PA Turnpike). Berkley Manor Apartments consists of 12 apartment buildings located on approximately 23.7 acres. As of April 9, 2014, the property was 94.0% leased and had an average occupancy of 96.7% between 2011 through 2013. The property features a mix of studio, one, two and three bedroom units with amenities that include garages, pool, fitness center, business center, conference room, playground, grilling area, tanning bed, dog park and car wash. Individual units include washer and dryer, fireplace and balcony or patio. Since 2010, the loan sponsor has invested approximately $0.9 million ($3,615 per unit) on capital improvements.

According to the appraisal, Berkley Manor Apartments is located within the Pittsburgh Apartment market and North submarket which reported vacancy rates of 3.0% and 3.3%, respectively, as of year-end 2013. The primary trade area (three-mile radius) has an average household income of $100,420, compared to $65,337 for the greater Pittsburgh metropolitan statistical area. Within the submarket and between 2009 and 2013, 339 new units were completed while 782 new units were absorbed. There are currently 823 units under construction in the submarket. The appraisal identified five competitive properties constructed between 1991 and 2012 that range from 96 to 320 units. The competitive set reported a weighted average occupancy of approximately 94.1%.

Berkley Manor Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Unit Size (SF)	Appraiser’s Market Rent Per Unit	Average Monthly Rents Per Unit(2)
Studio	2	0.8%	2	100.0%	725	$999	$999
1 Bed / 1 Bath	120	47.6	114	95.0%	776	$1,111	$1,075
2 Bed / 2 Bath	98	38.9	91	92.9%	1,007	$1,370	$1,297
3 Bed / 2 Bath	10	4.0	10	100.0%	1,194	$1,521	$1,500
3 Bed / 2 Bath	22	8.7	20	90.9%	1,321	$1,579	$1,565
Total / Wtd. Avg.	252	100.0%	237	94.0%	930	$1,268	$1,219
(1)	Appraiser’s Market Rent Per Unit is based on the appraisal; all other data is based on the underwritten rent roll.
(2)	Average Monthly Rents Per Unit are based on occupied units only.

Woodspring Apartments. Woodspring Apartments is a 408-unit, Class A, garden style multifamily property located off Interstate 71/75 in Florence, Kentucky, approximately 15.6 miles southwest of Cincinnati, Ohio. The property was constructed in 1999 and consists of 18 apartment buildings located on approximately 27.6 acres. As of April 9, 2014, the property was 90.9% leased and had an average occupancy of 87.7% between 2011 through 2013. The property features a mix of one and two bedroom units with amenities that include outdoor swimming pool, fitness center, sauna, tennis court, basketball court, car care center, pet park, jogging trail, lake and playground. Individual units include garage, fireplace, balcony and screened patio. Since 2010, the loan sponsor has invested approximately $1.5 million ($3,712 per unit) on capital improvements.

According to the appraisal, Woodspring Apartments is located within the Cincinnati Apartment market and Northern Kentucky submarket which reported vacancy rates of 3.3% and 2.5%, respectively, as of year-end 2013. The primary trade area (three-mile radius) has an average household income of $71,531 compared to $68,427 for the greater Cincinnati metropolitan statistical area. Within the submarket and between 2009 and 2013, 605 new units were completed while 1,078 new units were absorbed. There are currently 65 units under construction in the submarket. The appraisal identified six competitive properties ranging from 108 to 380 units which were constructed between 1987 and 2013. The competitive set reported a weighted average occupancy of approximately 94.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-14

Annex A-3	JPMBB 2014-C19

NSP Multifamily Portfolio

Woodspring Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Unit Size (SF)	Appraiser’s Market Rent Per Unit(2)	Average Monthly Rents Per Unit(3)
1 Bed / 1 Bath	168	41.2%	155	92.3%	800	$650-665	$652
2 Bed / 2 Bath	240	58.8	216	90.0%	1,125	$750-770	$748
Total / Wtd. Avg.	408	100.0%	371	90.9%	991	$718	$708
(1)	Appraiser’s Market Rent Per Unit is based on the appraisal; all other data is based on the underwritten rent roll.
(2)	Weighted average Appraiser’s Market Rent Per Unit is calculated based on the midpoint for unit types with a range of values.
(3)	Average Monthly Rents Per Unit are based on occupied units only.

Colts Run Apartments. Colts Run Apartments is a 252-unit, Class B, garden style multifamily property located in Lexington, Kentucky, approximately six miles southeast of the Lexington central business district. The property is located adjacent to a municipal park and golf course, with convenient access to Hamburg Pavilion, a lifestyle center located one mile northeast of the property at the Interstate 75 and Man O’War Boulevard interchange with approximately one million square feet. The property was constructed in 1998 and consists of 22 apartment buildings located on approximately 13.8 acres. As of April 9, 2014, the property was 93.7% leased and had an average occupancy of 95.2% between 2011 through 2013. The property features a mix of one, two and three bedroom units with amenities that include outdoor swimming pool, fitness center, business center, clubhouse and secured entry gates. Individual units include washer and dryer, fireplace, balcony or patio and attached garage in select units. Since 2010, the loan sponsor has invested approximately $1.4 million ($5,493 per unit) on capital improvements.

According to the appraisal, Colts Run Apartments is located within the Lexington Apartment market and the East Fayette County submarket which reported vacancy rates of 5.7% and 7.4%, respectively, as of year-end 2013. The primary trade area (three-mile radius) has an average household income of $67,766, compared to $59,865 for the greater Lexington metropolitan statistical area. Within the submarket and between 2009 and 2013, no new units were completed while 113 new units were absorbed. No units are currently under construction in the submarket. The appraisal identified six competitive properties ranging from 208 to 552 units, which were constructed between 1998 and 2007. The competitive set reported a weighted average occupancy of approximately 96.2%.

Colts Run Apartments Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Unit Size (SF)	Appraiser’s Market Rent Per Unit(2)	Average Monthly Rents Per Unit(3)
1 Bed / 1 Bath	35	13.9%	35	100.0%	752	$729-789	$733
1 Bed / 1 Bath	32	12.7	31	96.9%	900	$779-829	$791
2 Bed / 2 Bath	96	38.1	83	86.5%	950	$829	$819
2 Bed / 2 Bath	43	17.1	43	100.0%	1,145	$989-1,029	$989
2 Bed / 2 Bath	22	8.7	22	100.0%	1,302	$1,129-1,159	$1,147
3 Bed / 2 Bath	24	9.5	22	91.7%	1,398	$1,229	$1,218
Total / Wtd. Avg.	252	100.0%	236	93.7%	1,023	$912	$901
(1)	Appraiser’s Market Rent Per Unit is based on the appraisal; all other data is based on the underwritten rent roll.
(2)	Weighted average Appraiser’s Market Rent Per Unit is calculated based on the midpoint for unit types with a range of values.
(3)	Average Monthly Rents Per Unit are based on occupied units only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-15

Annex A-3	JPMBB 2014-C19

NSP Multifamily Portfolio

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place	$15,438,553	$16,101,125	$16,683,888	$16,718,022	$15,336,660	$11,097	90.7%
Vacant Income	0	0	0	0	1,574,381	1,139	9.3
Gross Potential Rent	$15,438,553	$16,101,125	$16,683,888	$16,718,022	$16,911,041	$12,237	100.0%
Total Reimbursements	0	0	0	0	0	0	0.0
Net Rental Income	$15,438,553	$16,101,125	$16,683,888	$16,718,022	$16,911,041	$12,237	100.0%
(Vacancy/Credit Loss)	(1,488,046)	(1,386,984)	(1,743,958)	(1,751,232)	(1,944,251)	(1,407)	(11.5)
Other Income(3)	1,745,372	1,848,465	1,714,546	1,741,532	1,741,531	1,260	10.3
Effective Gross Income	$15,695,878	$16,562,606	$16,654,476	$16,708,321	$16,708,321	$12,090	98.8%

Total Expenses	$6,250,882	$6,137,497	$5,697,320	$5,708,607	$5,923,346	$4,286	35.5%

Net Operating Income	$9,444,998	$10,425,110	$10,957,156	$10,999,715	$10,784,975	$7,804	64.5%

Total Capex/RR	0	0	0	0	345,500	250	2.1
Net Cash Flow	$9,444,998	$10,425,110	$10,957,156	$10,999,715	$10,439,475	$7,554	62.5%
(1)	TTM column represents the trailing twelve–month period ending January 31, 2014.
(2)	Percentage column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income includes cable, parking, storage, short term lease, utility, lease termination fee and other miscellaneous income.

Property Management. The NSP Multifamily Portfolio Properties are managed by North Street Properties, Inc., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow $2,000,000 (approximately $289 per unit annually) for replacement reserves, $1,492,719 for the restoration of 20 damaged units at the Ventana Hills Apartments property, $509,122 for real estate taxes, $104,160 for radon mitigation at the Ventana Hills Apartments property and $37,500 for mold and water remediation at the Woodspring Apartments property.

Tax Escrows - The borrowers are required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $106,049.

Insurance Escrows - The requirement of the borrowers to make monthly deposits to the insurance reserve is waived so long as no event of default exists, the borrowers provide satisfactory evidence that the NSP Multifamily Portfolio Properties are insured as part of a blanket policy in accordance with the loan documents, and all insurance premiums have been paid.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $28,812 (approximately $250 per unit annually) for replacement reserves relating to the properties.

Lockbox / Cash Management. The loan is structured with a soft lockbox. The borrowers or manager are required to have all collected funds deposited into a lockbox account.  All funds in the lockbox account are swept within one business day of receipt to a cash management account under the control of the lender and disbursed in accordance with the loan documents.  The lender will have a first priority security interest in the cash management account and such account will be under the lender’s sole control and the borrowers will have no rights of withdrawal with respect to such account.  To the extent that (i) the stated maturity date has been reached, (ii) a default or an event of default exists, (iii) any of the borrowers or property manager becomes the subject of a bankruptcy, insolvency or similar action, or (iv) the DSCR of the mortgage loan and the mezzanine loan, if any, as calculated in the loan agreements, and based on the trailing three-month period immediately preceding the date of such determination falls below 1.05x, or if the DSCR falls below 1.15x if the mezzanine loan is not outstanding, all excess cash flow after payment of all amounts as required by the loan documents will be deposited into the cash management account and held as additional collateral for the loan.

Release of Properties. The borrowers may release an individual property from the collateral for the NSP Multifamily Portfolio loan from the date after the lockout period in connection with the sale of the property to a third party provided that, among other things: (i) no event of default has occurred or is continuing; (ii) a release amount equal to the greater of (a) 115% of the applicable allocated loan amount or (b) the lender’s allocation of 80% of the net sale proceeds from the released property is delivered; (iii) after giving effect to the release for the applicable individual property, the DSCR (inclusive of the mezzanine loan, if any) for the remaining NSP Multifamily Portfolio Properties based on the trailing twelve months preceding the release is no less than the greater of (a) 1.07x or (b) the DSCR (inclusive of the mezzanine loan, if any) for all the NSP Multifamily Portfolio Properties immediately preceding the release of the applicable individual property; and (iv) after giving effect to the release for the applicable individual property, the LTV (inclusive of the mezzanine loan, if any) of the remaining NSP Multifamily Portfolio Properties is no greater than the lesser of (a) the LTV (inclusive of the mezzanine loan, if any) immediately preceding the release of the applicable individual property and (b) 81.7%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-16

Annex A-3	JPMBB 2014-C19

NSP Multifamily Portfolio

Additional Debt. A mezzanine loan of $19.0 million secured by the equity interests in the borrowers is currently held by Carbon Capital V, a fund managed by BlackRock Financial Management, Inc. The mezzanine loan has a coterminous maturity with the NSP Multifamily Portfolio loan, is interest-only and has an interest rate of 11.50000%. Including the mezzanine loan, the loan has a Cut-off Date LTV of 81.7%, a UW NCF DSCR of 1.07x and a UW NOI Debt Yield of 7.8%.

Prior Mortgage Debt. The NSP Multifamily Portfolio Properties were previously encumbered with debt originated by balance sheet lenders. The original balance sheet lender that owned the debt secured by the Ventana Hills Apartments and Berkley Manor Apartments mortgaged properties was Anglo Irish Bank. Anglo Irish Bank sold this debt along with other balance sheet loans to a subsequent investor in a portfolio loan sale. This subsequent investor agreed to a de minimis discounted payment of $50,000 for each of the Ventana Hills Apartments and Berkley Manor Apartments mortgaged properties at discounts of 0.10% and 0.18%, respectively, based on the prior mortgage loans current outstanding principal balances.  The two remaining properties in the portfolio were paid off at par.

The previous owner of the NSP Multifamily Portfolio Properties (entities that were indirectly owned by Ivan Djurin, one of the non-recourse guarantors) filed for bankruptcy protection in connection with defaults under the balance sheet mortgage loans described above, that had been secured by the NSP Multifamily Portfolio Properties. During the bankruptcy settlement proceedings in 2011 and 2012 with the prior balance sheet mortgage lenders, the NSP Multifamily Portfolio Properties were transferred to entities controlled by Angelina Djurin, one of the non-recourse guarantors. See “Description of the Mortgaged Pool - Mortgaged Property Considerations - Litigation, Bankruptcy Issues and Other Proceedings” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-17

Annex A-3	JPMBB 2014-C19

470 Vanderbilt Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-18

Annex A-3	JPMBB 2014-C19

470 Vanderbilt Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-19

Annex A-3	JPMBB 2014-C19

470 Vanderbilt Avenue

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-20

Annex A-3	JPMBB 2014-C19

470 Vanderbilt Avenue

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$100,000,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$100,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	7.1%	Net Rentable Area (SF):	646,834
Loan Purpose:	Acquisition	Location:	Brooklyn, NY
Borrower:	Vanderbilt Associates Owner LP	Year Built / Renovated:	1913 / 2011
Sponsors(2):	Various	Occupancy:	88.4%
Interest Rate:	4.34100%	Occupancy Date:	3/17/2014
Note Date:	2/28/2014	Number of Tenants:	6
Maturity Date:	3/1/2019	2011 NOI(3):	$6,344,175
Interest-only Period:	60 months	2012 NOI(3)(4):	$3,526,123
Original Term:	60 months	2013 NOI(4)(5):	$7,742,597
Original Amortization:	None	UW Economic Occupancy:	87.1%
Amortization Type:	Interest Only	UW Revenues:	$19,232,099
Call Protection:	L(25),Grtr1%orYM(32),O(3)	UW Expenses:	$7,552,338
Lockbox:	Hard	UW NOI(5):	$11,679,761
Additional Debt:	Yes	UW NCF:	$11,241,183
Additional Debt Balance:	$42,000,000	Appraised Value / Per SF:	$203,400,000 / $314
Additional Debt Type:	Pari Passu	Appraisal Date:	3/7/2014

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$220
Taxes:	$36,619	$12,452	N/A	Maturity Date Loan / SF:	$220
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.8%
Replacement Reserves:	$8,085	$8,085	$194,050	Maturity Date LTV:	69.8%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.80x
Other:	$32,730,402	$263,672	N/A	UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$142,000,000	67.1%	Purchase Price	$194,500,000	91.9%
Preferred Equity	33,750,000	16.0	Upfront Reserves(7)	4,856,005	2.3
Sponsor Equity	35,781,066	16.9	Closing Costs	4,175,061	2.0
			Outstanding Leasing Commissions	4,110,000	1.9
			Ground Lessor Fee	3,890,000	1.8
Total Sources	$211,531,066	100.0%	Total Uses	$211,531,066	100.0%
(1)
470 Vanderbilt Avenue is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $142.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $142.0 million 470 Vanderbilt Avenue Whole Loan.

(2)	For a full description of the sponsors, please refer to “The Sponsors” below.
(3)	The decrease in 2011 NOI to 2012 NOI is a result of the property undergoing a conversion from a telecommunications facility to an office property.
(4)	The increase from 2012 NOI to 2013 NOI is primarily a result of the New York City Human Resources Administration (61.9% of the net rentable area) taking occupancy in November 2012.
(5)
The increase from 2013 NOI to the UW NOI is primarily the result of contractual rental increases for six tenants, the majority of which is attributable to the New York City Human Resources Administration. The New York City Human Resources Administration’s current rent per square foot of $21.48 increases to $30.48 in November 2015, and JPMCB has underwritten the escalated rent. At origination, funds from the 2014 Level 3 lease termination payment were escrowed to cover the difference between contract rent and underwritten rent through December 2014. The reserve is required to be replenished in January 2015 with funds from the next Level 3 lease termination payment as described in the “Level 3 Reserve Fund” below. The remaining five tenants have contractual rent increases occurring on or before April 2015.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(7)	Upfront Reserves do not include the $27.9 million HRA reserve. Please refer to “HRA Tenant Improvement Financing” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-21

Annex A-3	JPMBB 2014-C19

470 Vanderbilt Avenue

The Loan. The 470 Vanderbilt Avenue loan is secured by a first mortgage lien on the borrower’s leasehold interest in a 10-story, 646,834 square foot office building located in Brooklyn, New York. The whole loan has an outstanding principal balance of $142.0 million (the “470 Vanderbilt Avenue Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $100.0 million and is being contributed to the JPMBB 2014-C19 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of $42.0 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The holder of the Note A-1 will be the Trustee of the JPMBB 2014-C19 Trust. The Trustee (or, prior to the occurrence and continuance of a Control Event, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the related 470 Vanderbilt Avenue Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan has a five-year term and is interest only for the term of the loan.

The Borrower. The borrowing entity for the 470 Vanderbilt Avenue Whole Loan is Vanderbilt Associates Owner LP, a Delaware limited partnership and special purpose entity.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are RXR Real Estate Value Added Fund LP, RXR Real Estate Value Added Fund Parallel LP, RXR Real Estate Value Added Fund Parallel II LP, RXR Real Estate Value Added Fund Parallel II (REIT) LP and RXR Real Estate Value Added Fund Parallel III LP.  RXR Realty LLC (“RXR”) is a vertically integrated private real estate company with expertise in investment management, property management, development, design, construction, leasing and financing.  RXR’s core growth strategy is focused on New York City and the surrounding tri-state area markets. RXR has interests in approximately $6.5 billion of assets, comprised of 108 operating properties containing approximately 20 million square feet. The sponsors acquired the property from a joint venture between affiliates of Starwood Capital Partners and GFI Development for approximately $194.5 million.

The Property. 470 Vanderbilt Avenue is a 646,834 square foot, Class A office building located in Brooklyn, New York. The 10-story building was constructed in 1913 as an industrial and manufacturing building and in 2001 was converted into a telecommunications facility. In 2011, the property underwent an approximately $74.0 million ($114 per square foot) renovation to convert the property from a telecommunications facility to Class A office and included modernized lobbies, new elevators, new mechanical, electrical, plumbing and life safety systems. The renovation also created separate entrances for the four largest tenants at the property.

As of March 2014, the property was 88.4% leased by six tenants. Of the total net rentable area, approximately 71.5% is leased to investment grade rated tenants rated Aa2 / AA / AA by Moody’s, S&P and Fitch, respectively. In connection with the recent re-development, the property was configured largely around the largest tenant, the New York City Human Resources Administration (“HRA”), which leases 61.9% of the net rentable area through January 2033. The HRA took occupancy in 2012 and consolidated approximately 1,880 employees from three separate office properties in Manhattan and Brooklyn to this location. Approximately $43.5 million has been spent on tenant improvements in connection with the HRA space, which consisted of $26.5 million from the previous owner and $17.0 million by the HRA. The HRA provides temporary help to more than 3.0 million New Yorkers with social service and economic needs to assist them in reaching self-sufficiency. The second largest tenant, the New York City Housing Authority (“NYCHA”), leases 9.6% of the net rentable area through March 2030. The NYCHA provides public housing for low and moderate-income residents throughout the five boroughs of New York City. The third largest tenant, The League School, leases 6.1% of the net rentable area through March 2037. The League School, along with the fourth largest tenant at the property, Carl Fenichel Community Services, Inc., work in tandem to provide critical services to New York City’s neediest families and at-risk children, teens and adults. In addition to the office space, the property also has approximately 21,289 square feet of vacant ground floor retail which has not yet been built out or marketed for lease. The retail space is located directly across from Atlantic Yards and is positioned for either a big box user or several smaller shop tenants.

The property is located at the intersection of Vanderbilt Avenue and Atlantic Avenue directly across from the new Atlantic Yards site at the confluence of the Fort Greene, Clinton Hill and Prospect Heights neighborhoods. The Atlantic Yards project and recently completed Barclays Center are helping to revitalize the area surrounding the property. The Atlantic Yards project has an estimated cost of approximately $4.9 billion and includes the recently completed Barclays Center, an 18,000 seat sports and entertainment arena which opened in September 2012. Additionally, approximately 6,430 residential units, 628,000 square feet of office space, 256,000 square feet of retail space and a 180-key hotel are planned for development. The property is only five blocks from the Barclays Center and Atlantic Terminal, a half-mile from the Brooklyn Academy of Music and the Downtown Brooklyn Cultural District and less than a mile from Grand Army Plaza and Prospect Park. The property is also within walking distance of major subway lines (A, B, C, D, F, G, N, R, 2, 3, 4 and 5) along with the Long Island Railroad.  According to the appraisal, the property is located within the Brooklyn submarket of the New York Outer Boroughs Office market. As of the fourth quarter of 2013, the Class A Brooklyn submarket contains approximately 10.4 million square feet of office space and reported a vacancy rate of 6.3% with asking rents of $31.11 per square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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470 Vanderbilt Avenue

Historical and Current Occupancy(1)

2011(2)	2012	2013	Current(3)(4)
11.6%	88.4%	88.4%	88.4%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	In 2011, the property was being converted from a telecommunications facility to office.
(3)	Current Occupancy is as of March 17, 2014.
(4)	Current Occupancy includes 5,444 square feet of data center space that is leased to multiple tenants over various lease terms.

Tenant Summary(1)(2)

Tenant	Ratings Moody’s/S&P/Fitch(3)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
New York City Human Resources Administration(4)(5)	Aa2 / AA / AA	400,300	61.9%	$30.48	1/31/2033
New York City Housing Authority	Aa2 / AA / AA	62,400	9.6%	$30.30	3/31/2030
The League School	NA / NA / NA	39,740	6.1%	$25.26	3/14/2037
Carl Fenichel Community Services, Inc.	NA / NA / NA	37,408	5.8%	$29.50	1/30/2037
Aereo(6)	NA / NA / NA	19,360	3.0%	$35.51	2/15/2017
Switchnet, Corp.	NA / NA / NA	7,100	1.1%	$37.14	12/31/2020
(1)	Based on the underwritten rent roll.
(2)
The Tenant Summary excludes 5,444 square feet of data center space that is leased to multiple tenants over various lease terms. Current data tenants include Clear Wireless, Fibertower Corporation, KeySpan Communications and Verizon.

(3)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(4)
The New York City Human Resources Administration’s current Base Rent PSF is $21.48 and is scheduled to increase to $30.48 per square foot in November 2015. At origination of the loan, funds were escrowed to cover the rental payment difference between the current rate of $21.48 and the underwritten rent per square foot of $30.48. The reserve will be replenished in January 2015 with funds from the next Level 3 lease termination payment as described in “Level 3 Reserve Fund” below.

(5)
The New York City Human Resource Administration has the right to contract its space on the third and fourth floors and a portion of the lobby in January 2023 with nine months notice and payment of a contraction fee. In addition, the New York City Human Resources Administration’s has the right to terminate its lease in January 2028 with 18 months notice and payment of a termination fee.

(6)
Aereo is involved in a lawsuit with Walt Disney Co’s ABC network, CBS Broadcasting Inc, Comcast Corp’s NBCUniversal and Twenty-First Century Fox Inc. (collectively, the “Networks”). The Networks brought suit claiming that Aereo steals copyrighted TV content and have appealed a decision by the 2nd U.S. Circuit Court of Appeals in April that denied their request to shut Aereo down while litigation proceeds.  Aereo’s business is to charge users a fee to watch live or recorded broadcasts of over the air TV though computers or mobile devices. The appeal will be heard by the Supreme Court on or about April 22, 2014.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	75,082	11.6%	NAP	NAP	75,082	11.6%	NAP	NAP
2014 & MTM(2)	0	5,444	0.8	$0	0.0%	80,526	12.4%	$0	0.0%
2015	0	0	0.0	0	0.0	80,526	12.4%	$0	0.0%
2016	0	0	0.0	0	0.0	80,526	12.4%	$0	0.0%
2017	1	19,360	3.0	687,543	4.0	99,886	15.4%	$687,543	4.0%
2018	0	0	0.0	0	0.0	99,886	15.4%	$687,543	4.0%
2019	0	0	0.0	0	0.0	99,886	15.4%	$687,543	4.0%
2020	1	7,100	1.1	263,694	1.5	106,986	16.5%	$951,237	5.5%
2021	0	0	0.0	0	0.0	106,986	16.5%	$951,237	5.5%
2022	0	0	0.0	0	0.0	106,986	16.5%	$951,237	5.5%
2023	0	0	0.0	0	0.0	106,986	16.5%	$951,237	5.5%
2024	0	0	0.0	0	0.0	106,986	16.5%	$951,237	5.5%
2025 & Beyond	4	539,848	83.5	16,198,379	94.5	646,834	100.0%	$17,149,616	100.0%
Total	6	646,834	100.0%	$17,149,616	100.0%
(1)	Based on the underwritten rent roll.
(2)	The Net Rentable Area Expiring in 2014 includes 5,444 square feet of data center space that is leased to multiple tenants on various lease terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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470 Vanderbilt Avenue

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)(3)(4)(5)	$5,880,695	$4,273,641	$12,873,699	$17,149,616	$26.51	77.8%
Vacant Income	0	0	0	2,532,611	3.92	11.5
Gross Potential Rent	$5,880,695	$4,273,641	$12,873,699	$19,682,227	$30.43	89.3%
Total Reimbursements	889,108	687,151	1,018,432	1,364,191	2.11	6.2
Other Rental(5)	1,761,224	896,199	848,269	996,562	1.54	4.5
Net Rental Income(6)	$8,531,027	$5,856,992	$14,740,400	$22,042,980	$34.08	100.0%
(Vacancy/Credit Loss)	0	0	0	(2,836,380)	(4.39)	(12.9)
Other Income	70,591	45,872	40,260	25,500	0.04	0.1
Effective Gross Income	$8,601,618	$5,902,864	$14,780,660	$19,232,099	$29.73	87.2%

Total Expenses	$2,257,443	$2,376,741	$7,038,063	$7,552,338	$11.68	39.3%

Net Operating Income	$6,344,175	$3,526,123	$7,742,597	$11,679,761	$18.06	60.7%

Total TI/LC, Capex/RR	0	0	0	438,578	0.68	2.3
Net Cash Flow	$6,344,175	$3,526,123	$7,742,597	$11,241,183	$17.38	58.5%

(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	The increase in Rents in Place from 2012 to 2013 is a result of the HRA (61.9% of the net rentable area) taking occupancy in November 2012.
(3)	2012 and 2013 Rents in Place exclude Level 3 lease termination payments of approximately $5.1 million and $5.2 million, respectively.
(4)
Underwritten Rents in Place are higher than 2013 due to contractual rental increases for six tenants, the majority of which is attributable to the New York City Human Resources Administration’s. The New York City Human Resources Administration’s current rent per square foot of $21.48 increases to $30.48 in November 2015. Approximately $3.6 million of the increase in Underwritten Rents in Place is attributable to the higher underwritten New York City Human Resources Administration’s rent of $30.48. At origination, funds were escrowed to cover the difference between actual rent and underwritten rent. The reserve will be replenished in January 2015 with funds from the next Level 3 lease termination payment as described under “Level 3 Reserve Fund” below. The remaining five tenants have contractual rent increases occurring on or before April 2015.

(5)
Other Rental income includes income from data center tenants and antenna income. Approximately 5,444 square feet of the building is dedicated as a “meet-me-room” for data center tenants to connect to other tenants as well as receive service from non-tenant telecom providers.

(6)	The decrease in Net Rental Income from 2011 to 2012 is a result of the property undergoing a conversion from a telecommunications facility to an office property.

Property Management. The property is managed by RXR Property Management LLC, an affiliate of the borrowers.

Ground Lease. 470 Vanderbilt Avenue is encumbered by a ground lease. The ground lease commenced in February 2000 and expires in February 2077, which is a term of 77 years. The current ground lease payment is $3,164,063 and increases every five years. The underwritten ground lease payment of $3,505,438 reflects the increased annual ground lease payment that will occur in January 2015.

Tax Abatement. The property currently benefits from two Industrial and Commercial Incentive Program property tax exemptions. Under this program, increases in assessed value resulting from a commercial property renovation are phased in over a period of 25 years. For years 1-16 after completion, 100% of the projected assessed value less the assessed value prior to construction is exempt. The exemption declines by 10% every year thereafter. The first exemption began in 2001 after the property was converted from an industrial and manufacturing building to a telecommunications facility and is set to expire in 2026 and the second exemption began in 2010 after the property was converted from a telecommunications facility to an office building and is set to expire in 2035. The underwritten real estate taxes reflect the average real estate tax expense over the loan term.

HRA Tenant Improvement Financing. As part of the redevelopment of the building from a telecommunications building to office, the previous property owner in conjunction with the HRA obtained an approximately $47.3 million loan from the Manufacturers and Traders Trust Company to provide tenant improvement financing for the HRA space (the “TI Loan”). In addition to base rent, the HRA lease provides for a dedicated rent stream (the “TI Rent”) created to service the TI Loan.  The TI Rent is in an amount equal to the debt service on the TI Loan and will fully amortize the TI Loan by September 2018. An indirect subsidiary of the mortgage borrower is the borrower under the TI Loan. Base rent is paid to the mortgage borrower and the TI Rent is paid to the subsidiary through a rental escrow agreement with a third-party bank. The TI lender has an assignment of the TI Rent but has no security interest in the base rent under the HRA lease. The mortgage lender and TI lender entered into an intercreditor agreement at the closing of the mortgage loan that provides that among other things (i) the TI Loan is not secured by a lien on the property or any other collateral securing the mortgage loan, (ii) the mortgage loan is not secured by a lien on the TI Rent and (iii) the mortgage lender cannot modify the mortgage loan to encumber the TI Rent or modify the section of the HRA lease which provides for the TI Rent payments. A condition of the TI Loan required any unused TI Loan proceeds to be transferred to the mortgage lender to be used as an offset against base rent due under the HRA lease. The mortgage loan documents provide that the mortgage lender will release sums into the cash management account that match the HRA base rent amounts that are due under the HRA lease. At origination, approximately $27.9 million of unused TI Loan proceeds were transferred to the mortgage lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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470 Vanderbilt Avenue

Escrows and Reserves. At origination, the borrower deposited into escrow approximately $27.9 million for the HRA reserve, $4.5 million for the Level 3 reserve, $263,672 for ground lease payments, $66,836 for outstanding tenant improvement and leasing commissions, $36,619 for real estate taxes, $25,875 for immediate repairs and $8,085 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $12,452.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $8,085 (approximately $0.15 per square foot annually) for replacement reserves. The reserve is subject to a cap of $194,050 ($0.30 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the TI/LC reserve is waived so long as the DSCR (as calculated in the loan documents) based on the prior calendar quarter is not less than 1.25x. In the event the DSCR (as calculated in the loan documents) falls below 1.25x, the borrower is required to deposit $26,951 (approximately $0.50 per square foot annually) on a monthly basis into the TI/LC escrow.

Ground Lease Reserve - On a monthly basis through November 1, 2014, the borrower is required to escrow $263,672 for ground lease payments. The monthly escrow will increase to $292,120 beginning on December 1, 2014 through the end of the loan term.

Level 3 Reserve Fund - A portion of the space currently leased to the HRA was previously leased to Williams Communications LLC through December 2018. Williams Communications LLC was acquired by Level 3 Communications, LLC (“Level 3”) in 2005. After the acquisition, Level 3 was not utilizing the space and in 2011, Level 3 executed a lease amendment with the prior owner of 470 Vanderbilt Avenue, in which Level 3 agreed to accelerate the expiration date of its lease and agreed to pay five payments in lieu of rent on January 1 of each year starting in 2012 for an aggregate amount of approximately $22.4 million. As part of the agreement, Level 3 posted a $2.2 million letter of credit that may be drawn upon by the borrower if, among other things, Level 3 fails to make an annual installment payment. In addition to the letter of credit, the previous owner established an escrow account with First American Title Insurance Company for the full balance of the remaining Level 3 payments due on January 1, 2015 and January 1, 2016.

At origination, the borrower deposited into escrow approximately $4.5 million which represents the remaining 2014 Level 3 lease termination fee payments. On January 1, 2015 and January 1, 2016, the borrower is required to deposit an additional amount of approximately $5.4 million and $1.4 million, respectively, of Level 3 lease termination fees that are required to be paid by Level 3 on those respective dates. In the event that Level 3 fails to make the required termination payments, the borrower is required to demand the remaining amounts in accordance with the terms of the escrow agreement put in place by the seller of the property at the closing of the acquisition and to draw down on the Level 3 letter of credit.

On a monthly basis, funds in the Level 3 reserve will be released into the cash management account in an amount equal to $445,492 from April 1, 2014 through January 1, 2015, $450,511 from February 1, 2015 to January 1, 2016 and $459,880 from February 1, 2016 to April 1, 2016.

HRA Reserve - At origination approximately $27.9 million of unused TI Loan proceeds that will be used to cover future HRA rent payments were transferred to the mortgage lender. On each payment date, the lender is required to make disbursements in the amount of the base rent required under the HRA lease for the related property. Such disbursements are required to be made from the HRA reserve into the cash management account and disbursed in accordance with the loan agreement.

Lockbox / Cash Management.  The loan is structured with a hard lockbox and in-place cash management. The borrower was required to send tenant direction letters to tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the term of the loan in accordance with the loan documents. To the extent that (i) the DSCR (as calculated in the loan documents) for any calendar quarter falls below 1.20x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan.

Preferred Equity. A preferred equity investment totaling $33.75 million was provided at origination by a third party investor. The preferred equity holder is entitled to a preferred return of 8.0% for the first two years of the loan term and 10.25%, thereafter. Distributions for the preferred return may only be made by the borrower to the extent there is sufficient cash flow after payment of debt service, required reserves and operating expenses. The preferred equity holder has the right to replace the management of the borrower upon certain specified events (including the failure to pay the preferred return to the extent required by the operating agreement). Prior to exercising rights to replace the management of the borrowers, the preferred equity holder is required to deliver to the lender a replacement guaranty and environmental indemnity in accordance with the terms of the mortgage loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-25

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Arundel Mills & Marketplace

XD

COACH
ANDREW MARC

GAP
AMERICAN EAGLE OUTFITTERS

Bass Pro Shops

Live!
CASINO
LITTLE
RIVER BAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Arundel Mills & Marketplace

Arundel Mills & Marketplace
7600 Arundel Mills Boulevard and
7000 Arundel Mills Circle
Hanover, MD 21076
Baltimore
Woodlawn
Catonsville
Ellicott City
Elkridge
Halethorpe
Baltimore Highlands
Pumphrey
Linthicum
Ferndale
BALTIMORE-WASHINGTON INT'L THURGOOD MARSHALL AIRPORT
Savage-Guilford
Jessup
Severn
South Gate
Fort Meade
BALTIMORE OUTER BELTWAY
BALTIMORE WASHINGTON PKWY
PATUXENT FWY
Patapsco Valley State Park
Timbers at Troy Golf Course
Fort Meade Golf Course
University of Maryland Baltimore County
The Community College of Baltimore County
Baltimore National Cemetery
Cathedral Cemetery
MARC PENN
MARC CAMDEN
1 MILE
Randallstown
Columbia
Brookeville
Gaithersburg
Rockville
Laurel
Potomac
Silver Spring
Bowie
Washington, D.C.
Alexandria
BALTIMORE WASHINGTON INT'L

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Arundel Mills & Marketplace

MARYLAND
Live!
CASINO
Burlington
TJ maxx
PLACE
H&M
MODELL'S
BAM!
CINEMARK
FOREVER 21
OFF BROADWAY
Medieval Times
DINNER & TOURNAMENT
BEST BUY
OLD NAVY
BED BATH & BEYOND
Bass Pro Shops
OFF 5TH
lastcall
D&B
N

JARED
The Galleria Of Jewelry
Wendy's
Chick-fil-A
ARUNDEL MILLS BOULEVARD
BAY VANGUARD
MATTRESS WAREHOUSE
MILLS DRIVE
EXXON
hhgregg
Michaels
PETSMART
STAPLES
FRIDAYS
CLARK ROAD
N

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Arundel Mills & Marketplace

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$90,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$90,000,000	Property Type - Subtype:	Retail - Super Regional Mall
% of Pool by IPB:	6.4%	Net Rentable Area (SF):	1,655,776
Loan Purpose:	Refinance	Location:	Hanover, MD
Borrowers:	Arundel Mills Limited Partnership	Year Built / Renovated:	2000 / N/A
	and Arundel Mills Marketplace	Occupancy:	98.6%
	Limited Partnership	Occupancy Date:	11/30/2013
Sponsor:	Simon Property Group, L.P.	Number of Tenants:	170
Interest Rate:	4.28800%	2010 NOI:	$35,020,520
Note Date:	1/23/2014	2011 NOI:	$35,485,572
Maturity Date:	2/6/2024	2012 NOI:	$41,854,810
Interest-only Period:	120 months	TTM NOI (as of 11/2013)(2):	$46,557,073
Original Term:	120 months	UW Economic Occupancy:	97.5%
Original Amortization:	None	UW Revenues:	$65,894,657
Amortization Type:	Interest Only	UW Expenses:	$16,428,304
Call Protection(3):	L(27),Def(86),O(7)	UW NOI(2):	$49,466,352
Lockbox:	CMA	UW NCF:	$47,588,507
Additional Debt:	Yes	Appraised Value / Per SF:	$730,000,000 / $441
Additional Debt Balance:	$295,000,000	Appraisal Date:	12/17/2013
Additional Debt Type:	Pari Passu

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$233
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$233
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	52.7%
Replacement Reserves:	$0	Springing	$609,600	Maturity Date LTV:	52.7%
TI/LC:	$0	Springing	$4,719,600	UW NCF DSCR:	2.84x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$385,000,000	100.0%	Payoff Existing Debt	$381,880,287	99.2%
			Return of Equity	1,666,537	0.4
			Closing Costs	1,453,176	0.4
Total Sources	$385,000,000	100.0%	Total Uses	$385,000,000	100.0%

(1)
Arundel Mills & Marketplace is part of a loan evidenced by six pari passu notes with an aggregate original principal balance of $385.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $385.0 million Arundel Mills & Marketplace Whole Loan.

(2)	UW NOI is higher than TTM NOI primarily due to 23 leases signed or renewed in 2013 and 2014 along with increases in overage rent as well as contractual rent steps taken through February 2015.
(3)
The lockout period will be at least 27 payment dates beginning with and including the first payment date of March 6, 2014. Defeasance of the full $385.0 million Arundel Mills & Marketplace Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last pari passu note to be securitized and (ii) August 6, 2017.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2014-C19

Arundel Mills & Marketplace

The Loan. The Arundel Mills & Marketplace loan is secured by first mortgage liens on Arundel Mills, a 1,554,241 square foot super regional mall and Arundel Marketplace, a 101,535 square foot adjacent one-story anchored shopping center, both located in Hanover, Maryland. The whole loan was co-originated by Barclays Bank PLC and Bank of America, N.A. and has an outstanding principal balance of $385.0 million (the “Arundel Mills & Marketplace Whole Loan”) comprised of six pari passu notes, Note A-1-1 through Note A-3-2. Note A-3-1 and Note A-3-2 have an outstanding principal balance as of the Cut-off Date of $90.0 million and are being contributed to the JPMBB 2014-C19 Trust. The controlling holder of Note A-1-1 and Note A-1-2 will be the trustee of the MSBAM 2014-C15 Trust (or, prior to the occurrence and continuance of a control event under the MSBAM 2014-C15 pooling and servicing agreement, the directing certificateholder for that securitization) and will be entitled to exercise all of the rights of the controlling noteholder with respect to the related Arundel Mills & Marketplace Whole Loan; however, the holders of the other pari passu notes will be entitled, under certain circumstances, to consult with respect to certain major decisions. Note A-2-1 and Note A-2-2, with an outstanding principal balance as of the Cut-off Date of $145.0 million, are expected to be contributed to future securitized trusts. The Arundel Mills & Marketplace Whole Loan has a 10-year term and is interest-only for the entire term of the whole loan. The previously existing debt was securitized in the BSCMS 2004-PWR3, BACM 2007-4, BACM 2007-5, BACM 2008-1 and MLMT 2008-C1 transactions.

The Borrowers. The borrowing entities for the loan are Arundel Mills Limited Partnership and Arundel Mills Marketplace Limited Partnership, each a Delaware limited partnership and a special purpose entity. Equity ownership in the Arundel Mills & Marketplace borrowing entities is indirectly held by KanAm, LLC (41%) and Simon Property Group, L.P. (59%), a subsidiary of Simon Property Group, Inc. (“SPG”).

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P., an affiliate of SPG. SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3/A by Moody’s and S&P) is an S&P 100 company and the largest real estate company in the world. SPG currently owns or has an interest in 325 retail real estate properties in North America and Asia comprising 243 million square feet. In December 2013, SPG announced plans to spin off all of its strip center business and smaller enclosed malls into an independent, publicly traded REIT, however, the Arundel Mills & Marketplace property was not on the list of assets to be included in the spin off. The nonrecourse guaranty to the loan sponsor is capped at $77.0 million on the Arundel Mills & Marketplace Whole Loan.

The Property.  The Arundel Mills & Marketplace property consists of Arundel Mills, a 1,554,241 square foot super regional mall and Arundel Marketplace, an adjacent one-story anchored shopping center containing 101,535 square feet, each located in Hanover, Maryland. The property was built in 2000 on a 249.4-acre parcel within the southeast quadrant of the intersection of State Route 295 and State Route 100, approximately two miles southwest of the Baltimore-Washington Thurgood Marshall International Airport (“BWI Airport”) and two miles north of the Fort George G. Meade Military Reservation (“Fort Meade”). The property is anchored by Bass Pro Shops Outdoor (127,672 square feet), Cinemark Theatres (24 screens), Burlington Coat Factory (81,282 square feet), Medieval Times (66,244 square feet) and Dave & Buster’s (63,631 square feet). The Maryland Live! Casino (260,749 square feet) is adjacent to the property and on a 99-year collateral ground lease, which commenced in 2012 and expires on June 6, 2111. As of year-end 2013, Bass Pro Shops Outdoor, Cinemark Theatres, Burlington Coat Factory, Medieval Times and Dave & Buster’s generated sales of approximately $50.9 million ($399 per square foot), $19.9 million ($830,142 per screen), $20.2 million ($248 per square foot), $10.7 million ($161 per square foot) and $16.1 million ($254 per square foot), respectively. As of year-end 2013, Maryland Live! Casino reported revenue of approximately $616.1 million. According to the appraisal, the anchors at the property are primarily targeted toward the middle-income consumer, which complements the demographic profile of the immediate trade area. Additionally, there are 9,681 surface parking spaces at the property which are included in the collateral, resulting in a parking ratio of 5.85 spaces per 1,000 square feet of net rentable area.

As of November 30, 2013, the super regional mall was approximately 98.6% occupied by 170 tenants. In-line tenants at the property include Nike Factory Store, Express, Banana Republic Factory Store, Victoria’s Secret, American Eagle Outfitters, Coach, Guess? Factory Store, Tommy Hilfiger, J. Crew, Michael Kors and DKNY. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $338, $394, $417 and $468 in 2010, 2011, 2012 and 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 14.2%, 13.1%, 12.6% and 12.4%, respectively. As of year-end 2013, total sales for all reporting tenants, excluding Maryland! Live Casino, were approximately $439.5 million.

The property is located in Hanover, Anne Arundel County, Maryland, approximately 10 miles southwest of downtown Baltimore City and 20 miles northeast of downtown Washington, D.C., within the Baltimore metropolitan statistical area (“MSA”) and the Baltimore-Washington Corridor, approximately two miles southwest of the BWI Airport and two miles north of Fort Meade. Fort Meade is a 13,000-acre Army post and home to the National Security Agency (“NSA”). Fort Meade has the fourth largest workforce of Army installations in the United States and is one of the largest joint service centers in the U.S. According to the appraisal, the property is the main focal point for retail development in the area and was the catalyst for a variety of ancillary retail developments. The property has a primary trade area consisting of a fifteen-mile radius that contains 1,699,258 people with an average household income of $87,493 as of year-end 2013. The property has a secondary trade area consisting of a thirty-mile radius that contains 5,203,468 people with an average household income of $102,795 as of year-end 2013. The appraisal concluded average market rents of $36.96 per square foot for in-line spaces less than 7,500 square feet, which is in line with the property’s average in place lease rent of $37.59 per square foot and above the property’s recent leasing rents of $34.26 per square foot. For spaces greater than 7,500 square feet, the appraisal concluded average market rents of $32.00 per square foot, which is in line with the property’s average in place lease rent of $31.45 per square foot and below the property’s recent leasing rents of $33.69 per square foot. According to the appraisal, the property’s primary competition consists of five properties that are detailed in the table below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-30

Annex A-3	JPMBB 2014-C19

Arundel Mills & Marketplace

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. Occ.	Est. Sales (PSF)	Proximity	Anchor Tenants
Marley Station	1987 / 1996	1,069,497	85%	$340	7.0 miles	JCPenney, Macy’s, Sears
The Mall in Columbia	1971 / 2003	1,402,675	98%	$680	8.0 miles	JCPenney, LL Bean, Lord & Taylor, Macy’s, Nordstrom
Westfield Annapolis	1980 / 2007	1,462,363	98%	$540	15.0 miles	JCPenney, Macy’s, Sears, Lord & Taylor, Nordstrom
Towson Town Center	1958 / 2007	1,063,549	92%	$495	18.0 miles	Macy’s, Nordstrom, Crate & Barrel, Nordstrom Rack
Westfield Montgomery	1968 / 2001	1,275,111	94%	$600	24.0 miles	Macy’s, Macy’s Home, Nordstrom, Sears
Total / Weighted Average		6,273,195	94%	$542

(1)	Per the appraisal.

Historical Occupancy, In-line Sales and Occupancy Costs(1)
	2010	2011	2012	2013(2)
Occupancy	99.5%	99.6%	99.9%	98.6%
In-line Sales PSF(3)	$338	$394	$417	$468
Occupancy Costs(3)	14.2%	13.1%	12.6%	12.4%
(1)	Historical Occupancies, In-line Sales and Occupancy Costs are as of December 31 of each respective year
(2)	2013 occupancy is as of November 30, 2013.
(3)	In-line Sales PSF and Occupancy Costs are for comparable tenants occupying less than 10,000 square feet.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Maryland Live! Casino (ground lease)(4)(5)(6)	NA / NA / NA	260,749	15.7%	$7.82	N/A	N/A	6/6/2111
Bass Pro Shops Outdoor	NA / NA / NA	127,672	7.7%	$7.86	$399	2.2%	10/31/2016
Cinemark Theatres	B2 / BB- / NA	107,190	6.5%	$32.00	$830,142	18.6%	12/31/2020
Burlington Coat Factory	NA / B / NA	81,282	4.9%	$5.50	$248	3.1%	1/31/2016
Medieval Times	NA / NA / NA	66,244	4.0%	$5.58	$161	5.0%	8/31/2023
Dave & Buster’s	B3 / B / NA	63,631	3.8%	$23.50	$254	11.5%	11/16/2015
Best Buy	Baa2 / BB / BB-	46,143	2.8%	$22.92	N/A	N/A	1/31/2017
T.J. Maxx	A3 / A+ / NA	34,043	2.1%	$9.35	$267	4.2%	1/31/2015
H.H. Gregg	NA / NA / NA	33,165	2.0%	$9.50	N/A	N/A	4/30/2020
Bed Bath & Beyond	NA / BBB+ / NA	32,116	1.9%	$10.62	$304	4.2%	1/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs are provided by the borrowers and are as of December 31, 2013. Cinemark Theatres’ Sales PSF are per screen, based on 24 screens.
(4)	The Maryland Live! Casino ground lease provides for a rental rate of $7.82 per square foot and overage rent equivalent to 1.0% of revenues less $1.5 million.
(5)	Maryland Live! Casino reported revenue of approximately $616.1 million as of December 31, 2013.
(6)
Maryland Live! Casino may terminate its lease by providing notice of at least 365 days (and no more than two years) prior to each of the following respective dates: (i) the last day of the month that is the 15-year anniversary of the rent commencement date (June 30, 2027) and (ii) each successive ten-year anniversary of June 30, 2027.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring (SF)	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring (SF)	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	23,473	1.4%	NAP	NAP	23,473	1.4%	NAP	NAP
2014 & MTM	10	28,431	1.7	$1,102,646	3.0%	51,904	3.1%	$1,102,646	3.0%
2015	25	235,158	14.2	5,299,697	14.6	287,062	17.3%	$6,402,343	17.7%
2016	22	324,496	19.6	4,823,707	13.3	611,558	36.9%	$11,226,051	31.0%
2017	16	125,493	7.6	4,065,818	11.2	737,051	44.5%	$15,291,869	42.2%
2018	20	132,946	8.0	3,052,128	8.4	869,997	52.5%	$18,343,997	50.7%
2019	11	39,471	2.4	1,398,406	3.9	909,468	54.9%	$19,742,403	54.5%
2020	14	205,003	12.4	6,099,671	16.8	1,114,471	67.3%	$25,842,074	71.4%
2021	10	28,081	1.7	1,003,132	2.8	1,142,552	69.0%	$26,845,207	74.1%
2022	13	52,069	3.1	1,966,340	5.4	1,194,621	72.1%	$28,811,547	79.6%
2023	16	146,568	8.9	2,985,092	8.2	1,341,189	81.0%	$31,796,639	87.8%
2024	10	53,837	3.3	2,253,784	6.2	1,395,026	84.3%	$34,050,422	94.0%
2025 & Beyond	3	260,750	15.7	2,160,200	6.0	1,655,776	100.0%	$36,210,622	100.0%
Total	170	1,655,776	100.0%	$36,210,622	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-31

Annex A-3	JPMBB 2014-C19

Arundel Mills & Marketplace

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$29,453,947	$30,129,925	$32,362,075	$34,220,932	$36,210,622	$21.87	57.5%
Vacant Income	0	0	0	0	1,535,796	0.93	2.4
Percentage Rent	746,314	687,427	2,543,445	4,927,096	5,572,832	3.37	8.9
Gross Potential Rent	$30,200,261	$30,817,352	$34,905,520	$39,148,028	$43,319,250	$26.16	68.8%
Total Reimbursements	17,145,314	16,789,258	19,013,771	20,083,373	19,640,774	11.86	31.2
Net Rental Income	$47,345,575	$47,606,610	$53,919,291	$59,231,401	$62,960,024	$38.02	100.0%
(Vacancy/Credit Loss)	(16,237)	307,648	108,032	134,880	(1,602,448)	(0.97)	(2.5)
Other Income(3)	4,713,214	4,836,257	4,445,734	4,537,080	4,537,080	2.74	7.2
Effective Gross Income	$52,042,552	$52,750,515	$58,473,057	$63,903,361	$65,894,657	$39.80	104.7%

Total Expenses	$17,022,032	$17,264,943	$16,618,247	$17,346,288	$16,428,304	$9.92	24.9%

Net Operating Income(4)	$35,020,520	$35,485,572	$41,854,810	$46,557,073	$49,466,352	$29.88	75.1%
Total TI/LC, Capex/RR	0	0	0	0	1,877,845	1.13	2.8
Net Cash Flow	$35,020,520	$35,485,572	$41,854,810	$46,557,073	$47,588,507	$28.74	72.2%

(1)	The TTM column represents the trailing twelve months ending November 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income is primarily attributable to temporary tenant income.
(4)
Underwritten Net Operating Income is higher than TTM Net Operating Income primarily due to 23 leases signed or renewed in 2013 and 2014 along with increases in percentage rent as well as contractual rent steps taken through February 2015.

Property Management. The property is managed by Simon Management Associates II, LLC, an affiliate of the borrowers.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrowers to make monthly deposits to the tax escrow is waived so long as no Reserve Event exists.

Insurance Escrows - The requirement for the borrowers to make monthly deposits to the insurance escrow is waived so long as no Reserve Event exists. In addition, the borrowers are not required to make deposits for insurance premiums so long as the borrowers provides satisfactory evidence that the property is insured under an acceptable blanket policy.

Replacement Reserves - Following a Reserve Event, the borrowers are required to deposit $25,400 per month (approximately $0.18 per square foot annually) for replacement reserves. The reserve is subject to a cap of $609,600 (approximately $0.37 per square foot).

TI/LC Reserves - Following a Reserve Event, the borrowers are required to deposit $131,100 per month (approximately $0.95 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $4,719,600 (approximately $2.85 per square foot).

A “Reserve Event” means the debt service coverage ratio based on the immediately preceding four calendar quarters is less than 1.60x for two consecutive calendar quarters.

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. Within 30 days of origination, the borrowers were required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the lockbox account. The funds are then returned to an account controlled by the borrowers until the occurrence of a Cash Sweep Period. During the continuance of a Cash Sweep Period, all rents will be swept to a segregated cash management account and held in trust and for the benefit of the lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and during the continuance of a Cash Sweep Period, all funds deposited into the cash management account after payment of debt service, required reserves and budgeted operating expenses will be held as additional security for the loan.

A “Cash Sweep Period” means, the period (i) commencing on the date on which the debt service ratio coverage ratio for the immediately preceding four calendar quarters is less than 1.40x for two consecutive calendar quarters and ending on the date the debt service coverage ratio for the immediately preceding four calendar quarters equals or exceeds 1.40x for two consecutive calendar quarters, or (ii) during the continuance of an event of default.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-32

Annex A-3	JPMBB 2014-C19

Arundel Mills & Marketplace

Release of Property.  Provided no event of default has occurred and is continuing, the borrowers are permitted to obtain a release of the lien of the mortgage as to the parcel identified as the “Marketplace Property” through partial defeasance or prepayment with a yield maintenance premium, subject to the satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to the following: (A) a lender determination that the debt yield, as calculated in the loan documents, with respect to the Arundel Mills & Marketplace Whole Loan after giving effect to the release of the Marketplace Property is not less than 11.99%; (B) conveyance of the Marketplace Property to a person other than the borrowers; (C) in the case of a release through partial defeasance, such release (w) may only occur after the date that is the earlier of (i) two years from the securitization closing date with respect to the last pari passu note to be included in a securitization and (ii) August 6, 2017, (x) requires confirmation from each rating agency that such release will not cause the downgrade, withdrawal or qualification of the current ratings of any related securities, (y) requires delivery of an opinion of counsel to the effect that a related securitization trust will not fail to maintain its status as a REMIC as a result of such release and (z) requires providing defeasance collateral in an amount equal to $9,975,000 (the “Marketplace Partial Defeasance Principal Amount”); (D) in the case of a release through a prepayment with a yield maintenance premium, payment of (1) $9,975,000 (the “Marketplace Prepayment Release Amount”), plus (2) a prepayment premium equal to yield maintenance calculated based on the Marketplace Prepayment Release Amount, plus (3) any accrued interest; and (E) if immediately following any release of the Marketplace Property, the ratio of the unpaid principal balance of the Arundel Mills & Marketplace Whole Loan to the value of the remaining property is greater than 125%, then the borrowers will be required to pay down the Arundel Mills & Marketplace Whole Loan by a “qualified amount” pursuant to Revenue Procedure 2010-30, as the same may be amended or superseded.
In addition, in the event that Anne Arundel Foundation tenant exercises the option to purchase the portion of the property demised under its lease (the “Anne Arundel Foundation Release Parcel”), the Anne Arundel Foundation Release Parcel may be released from the lien of the mortgage upon satisfaction of certain requirements and conditions set forth in the loan documents, including, but not limited to: (A) delivery of an opinion of counsel to the effect that a related securitization trust will not fail to maintain its status as a REMIC as a result of such release and (B) payment to lender of (I) the net sales proceeds from such sale, plus (2) a prepayment premium equal to yield maintenance calculated based on the amount of such net sales proceeds (together with the amounts payable, if applicable, pursuant to (4) and (5) below), plus (3) if such prepayment is made on a date other than a scheduled payment date, a sum equal to the amount of interest which would have accrued on the portion of the Arundel Mills & Marketplace Whole Loan prepaid if such prepayment occurred on the next scheduled payment date, plus (4) if immediately following the release of such portion of the property, the ratio of the unpaid principal balance of the Arundel Mills & Marketplace Whole Loan to the value of the remaining property is greater than 125%, the borrowers will be required to pay down the Arundel Mills & Marketplace Whole Loan by a “qualified amount” pursuant to Revenue Procedure 2010-30, as the same may be amended or superseded, plus (5) the positive difference, if any, of $1,238,700 (the “Anne Arundel Foundation Release Price”) minus the net sales proceeds paid pursuant to the foregoing.

Finally, the borrowers may obtain a release of the lien of the mortgage with respect to certain immaterial or non-income producing portions of the property including, without limitation, (i) portions of such property’s “ring road”, for dedication or public use or to owners of outparcels and department store pads, pads for office buildings, hotels or other properties and (ii) to dedicate such portions of the property or to grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for traffic circulation, ingress, egress, parking, access, utilities lines or for other similar purposes; provided, that (A) no event of default has occurred and is continuing, (B) such release does not cause a related securitization trust to fail to qualify as a REMIC and (C) if immediately following the release of the Marketplace Property, the ratio of the unpaid principal balance of the Arundel Mills & Marketplace Whole Loan to the value of the remaining property is greater than 125%, then the borrowers will be required to pay down the Arundel Mills & Marketplace Whole Loan by a “qualified amount” pursuant to Revenue Procedure 2010-30, as the same may be amended or superseded.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-33

Annex A-3	JPMBB 2014-C19

55 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-34

Annex A-3	JPMBB 2014-C19

55 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-35

Annex A-3	JPMBB 2014-C19

55 Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-36

Annex A-3	JPMBB 2014-C19

55 Broadway

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$70,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$70,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	5.0%	Net Rentable Area (SF):	347,023
Loan Purpose:	Acquisition	Location:	New York, NY
Borrowers:	55 Broadway Associates, LLC and EAR 55	Year Built / Renovated:	1981 / 1987
	Broadway, LLC	Occupancy(2):	89.1%
Sponsors(3):	Various	Occupancy Date:	4/1/2014
Interest Rate:	4.78650%	Number of Tenants:	43
Note Date:	4/1/2014	2011 NOI:	$8,671,396
Maturity Date:	4/1/2021	2012 NOI:	$8,560,405
Interest-only Period:	84 months	2013 NOI(4):	$6,783,835
Original Term:	84 months	UW Economic Occupancy:	88.9%
Original Amortization:	None	UW Revenues:	$15,630,793
Amortization Type:	Interest Only	UW Expenses:	$7,582,421
Call Protection(5):	L(25),Def(56),O(3)	UW NOI(4):	$8,048,372
Lockbox:	Hard	UW NCF:	$7,285,447
Additional Debt:	Yes	Appraised Value / Per SF:	$157,000,000 / $452
Additional Debt Balance:	$35,000,000	Appraisal Date:	4/1/2014
Additional Debt Type:	Pari Passu

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$303
Taxes:	$1,077,943	$215,589	N/A	Maturity Date Loan / SF:	$303
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	66.9%
Replacement Reserves:	$5,784	$5,784	N/A	Maturity Date LTV:	66.9%
TI/LC:	$57,837	$57,837	$1,388,092	UW NCF DSCR:	1.43x
Other:	$2,964,242	$0	N/A	UW NOI Debt Yield:	7.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$105,000,000	63.4%	Purchase Price	$157,339,776	94.9%
Sponsor Equity	60,726,527	36.6	Closing Costs	4,280,945	2.6
			Upfront Reserves	4,105,806	2.5
Total Sources	$165,726,527	100.0%	Total Uses	$165,726,527	100.0%
(1)
55 Broadway is part of a loan evidenced by two pari passu notes with an aggregate principal balance of $105.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $105.0 million 55 Broadway Whole Loan.

(2)
Occupancy includes Knight Capital Group. Of Knight Capital Group’s 20,964 square feet, 5,352 square feet is subleased to two tenants and the remaining space is currently dark. Knight Capital Group represents approximately 6.0% of the net rentable area on a lease through October 2015 and continues to remain in compliance with its obligations under the lease. Excluding the Knight Capital Group dark space, the Occupancy is 84.6%.

(3)	For a full description of the sponsors, please refer to “The Sponsors” below.
(4)	UW NOI is higher than 2013 NOI primarily due to seven recently executed leases with start dates in 2014, totaling 38,860 square feet which account for approximately $1.5 million of underwritten rent.
(5)
The lockout period will be at least 24 payment dates beginning with and including the first payment date of May 1, 2014. Defeasance of the full $105.0 million 55 Broadway Whole Loan is permitted after the date that is the earlier of the third anniversary of the first payment date or two years after securitization of the last pari passu note to be securitized.

(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-37

Annex A-3	JPMBB 2014-C19

55 Broadway

The Loan. The 55 Broadway loan is secured by a first mortgage lien on a 32-story, 347,023 square foot office building located on the southwest corner of Broadway and Exchange Alley in New York, New York. The loan has an outstanding principal balance of $105.0 million (the “55 Broadway Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2 has an outstanding principal balance as of the Cut-off Date of $70.0 million and is being contributed to the JPMBB 2014-C19 Trust. Note A-1, with an outstanding principal balance as of the Cut-off Date of $35.0 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. Prior to securitization of Note A-1, the trustee of the JPMBB 2014-C19 Trust, as holder of Note A-2, will be the controlling holder of the 55 Broadway Whole Loan and the trustee of the JPMBB 2014-C19 Trust (or, prior to the occurrence and continuance of a Control Event, the Directing Certificateholder) will be entitled to exercise all of the rights of the controlling holder with respect to the related Whole Loan. Following the securitization of Note A-1, the trustee with respect to such other securitization, as holder of Note A-1, will be the controlling holder of the 55 Broadway Whole Loan and the trustee for that securitization (or, prior to the occurrence and continuance of a control event thereunder, the directing certificateholder with respect to such other securitization) will be entitled to exercise all of the rights of the controlling holder with respect to the related 55 Broadway Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The 55 Broadway Whole Loan has a seven-year term and will be interest-only for the entire term of the loan.

The Borrowers. The borrowing entities for the 55 Broadway loan are 55 Broadway Associates, LLC and EAR 55 Broadway, LLC, each a Delaware limited liability company and special purpose entity. The borrowers own the property as tenants-in-common.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are HGGP Capital, LLC, HGGP Capital II, LLC, HGGP Capital III, LLC, HGGP Capital IV, LLC, HGGP Capital V, LLC, HGGP Capital VI, LLC, HGGP Capital VII, LLC, HGGP Capital VIII, LLC, and HGGP Capital IX, LLC. The loan’s sponsors are affiliated with Harbor Group International, LLC (“Harbor Group”), a global real estate investment firm focusing on national and international real estate investment opportunities. Harbor Group currently owns more than 10.5 million square feet of commercial properties and 24,500 apartment units with an estimated value of approximately $3.8 billion. The sponsor acquired the property for approximately $157.3 million from affiliates of Broad Street Development and contributed $60.7 million of fresh equity.

The Property. 55 Broadway is a Class A office building located on the southwest corner of Broadway and Exchange Alley in downtown Manhattan. The property was constructed in 1981, renovated in 1987 and has undergone various renovations between 2007 and 2013. The 32-story property totals 347,023 square feet and consists of primarily office space with a small retail and storage component. 55 Broadway has floor plates ranging from approximately 11,000 square feet to 17,000 square feet which allows the borrowers to market the property to full-floor boutique users such as technology, advertising and publishing firms, which generally have smaller square footage requirements. According to CoStar, there are only 19 Class A office properties in the Downtown market with floor plates less than 20,000 square feet. These properties report a weighted average occupancy of approximately 94.0%.

As of April 1, 2014, the property was 89.1% leased by 43 tenants. The largest tenant at the property, Bank of Communications, leases 6.8% of the net rentable area through December 2019 and has been a tenant at the property since 1994. Bank of Communications was founded in 1908 and is among the largest commercial banks in China. Bank of Communications offers clients commercial banking, securities, trust, financial leasing, fund management, insurance and offshore financial services. The bank has a network of over 2,600 branches covering more than 80 major cities. The bank is currently traded on both the Hong Kong Stock Exchange and the Shanghai Stock Exchange. The second largest tenant, Knight Capital Group, leases 6.0% of the net rentable area through October 2015. In 2013, Knight Capital Group was merged with GETCO Holding Company, LLC (“GETCO”) to create KCG Holdings, Inc. The parent company of Knight Capital Group, KCG Holdings, Inc., trades on the NYSE (KCG) and has a current market capitalization of approximately $1.4 billion. KCG Holdings, Inc. is an independent securities firm which provides a range of services designed to address trading needs across asset classes, product types and time zones. Of Knight Capital Group’s 20,964 square feet, 5,352 square feet is subleased to two tenants and the remaining space is currently dark. Knight Capital Group continues to remain in compliance with its obligations under the lease. The third largest tenant, Hugh Wood, leases 4.0% of the net rentable area through December 2018. Hugh Wood was founded in 1982 and is a provider of insurance and risk management services.

The property has the potential to add an additional 11,000 square feet of ground floor retail space, a portion of which would have frontage along Broadway. The previous owner obtained approvals from the city to eliminate an exterior pedestrian plaza which will allow the sponsor to enclose the space in order to create new street level retail space. According to the appraisal, the estimated market rent for retail space with frontage along Broadway is $100 per square foot. The borrowers believe the proposed retail space will benefit from the newly emerging Fulton Street retail corridor, which is approximately four blocks north and has recently attracted retailer tenants such as Michael Kors, Hermes, Salvatore Ferragamo, Zara, Gap and Urban Outfitters. The borrowers are currently working to identify the right tenant for the space and do not have a definitive date as to when the retail space will be developed. In the event the borrowers begin construction of the new retail space, they will be required to escrow all expected construction costs. The loan agreement also gives the borrowers the option to convert the entire property to a commercial condominium and to release the retail portion to a third party developer, subject to the conditions described in “Release of Retail Component” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-38

Annex A-3	JPMBB 2014-C19

55 Broadway

The property was recently re-measured by the seller based on a 27.0% loss factor, which is consistent with market standards. The re-measured total net rentable area is approximately 358,637 square feet, resulting in an additional 11,699 square feet of rentable area. As leases expire, the new or renewal tenants will be paying rent based on their re-measured area, which is standard in the market. Please note that the Underwritten NOI and NCF do not account for the potential future income associated with the re-measured space or the potential retail space.

The property is located on the southwest corner of Broadway and Exchange Alley in the Financial West office submarket of downtown Manhattan. 55 Broadway is approximately one block west of the New York Stock Exchange and four blocks south of the World Trade Center development site and the Fulton Street retail corridor. The property is also within a few blocks of several subway lines including the 1, 2, 3, 4, 5, J and R lines. According to the appraisal, despite the increase in supply coming to the market, downtown Manhattan has benefited from the conversion of office space to residential units. This resulted in an increased residential population, which is, in turn, driving demand for new restaurants, shops and additional retail development. In addition to the residential development, downtown’s office space continues to be priced lower than the Midtown market where asking rents are $69.52 per square foot compared to downtown office space of $48.26 per square foot.

According to the appraisal, the Downtown, Class A office market consists of 48 buildings totaling approximately 49.8 million square feet with an overall vacancy rate of 13.8% and average rents of $51.69 as of the fourth quarter of 2013. The Class A, Financial West submarket consists of two properties, one of which is 55 Broadway, and reported a vacancy rate of 10.9% as of the fourth quarter of 2013. The Financial West office market is the smallest submarket in downtown Manhattan and has traditionally been the beneficiary of overflow demand for office space in the Financial East and World Financial districts. The appraisal identified eight directly competitive properties built between 1915 and 2000 and ranging in size from approximately 91,000 to 1,916,700 square feet. The comparable properties reported occupancies ranging from 45.6% to 100.0% with a weighted average of 86.4%. Asking rents for the comparable properties range from $33.00 to $57.00 per square foot. The appraisal also identified 10 comparable leases within the competitive set with adjusted rental rates ranging from $38.50 to $49.91 with an average of $42.10 per square foot. According to the appraisal approximately 3.0 million square feet of office space has become available at several buildings in the Brookfield Place complex and the newly completed Four World Trade Center. The majority of the new space coming online has larger floor plates with asking rents of $55 to $70 per square foot and caters to a different tenant profile than 55 Broadway which has smaller floor plates and asking rents in the low $40 per square foot range.

Historical and Current Occupancy(1)
2009	2010	2011	2012	2013	Current(2)(3)
92.3%	98.6%	96.4%	91.7%	88.0%	89.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of April 1, 2014.
(3)
Current Occupancy includes Knight Capital Group. Of Knight Capital Group’s 20,964 square feet, 5,352 square feet is subleased to two tenants and the remaining space is currently dark. Knight Capital Group represents approximately 6.0% of the net rentable area on a lease through October 2015 and continues to remain in compliance with its obligations under the lease. Excluding the Knight Capital Group dark space, the Occupancy is 84.6%.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Bank of Communications	A3 / A- / A	23,434	6.8%	$62.36	12/31/2019
Knight Capital Group(3)	NA / NA / NA	20,964	6.0%	$27.50	10/31/2015
Hugh Wood	NA / NA / NA	13,779	4.0%	$54.01	12/31/2018
Syscom (USA), Inc	NA / NA / NA	12,704	3.7%	$36.90	5/31/2016
ProPublica	NA / NA / NA	10,790	3.1%	$71.05	3/31/2015
Fog Creek	NA / NA / NA	10,790	3.1%	$70.00	9/30/2018
City of NY DCAS(4)	Aa2 / AA / AA	10,790	3.1%	$60.90	10/31/2018
Roosevelt & Cross, inc	NA / NA / NA	10,591	3.1%	$32.15	2/28/2020
Bank of Nagara Indonesia	NA / NA / NA	10,514	3.0%	$35.00	4/30/2024
Discover Ready	NA / NA / NA	10,370	3.0%	$41.35	6/30/2020
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)
Of Knight Capital Group’s 20,964 square feet, 5,352 square feet is subleased to two tenants and the remaining space is currently dark. Knight Capital Group represents approximately 6.0% of the net rentable area on a lease through October 2015 and continues to remain in compliance with its obligations under the lease.

(4)	The City of NY DCAS has the right to terminate its lease on or after November 10, 2018, with 90 days notice and payment of a termination fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-39

Annex A-3	JPMBB 2014-C19

55 Broadway

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	37,979	10.9%	NAP	NAP	37,979	10.9%	NAP	NAP
2014 & MTM	2	10,847	3.1	$421,320	3.1%	48,826	14.1%	$421,320	3.1%
2015	6	52,030	15.0	2,134,611	15.7	100,856	29.1%	$2,555,931	18.8%
2016	4	31,395	9.0	1,200,250	8.8	132,251	38.1%	$3,756,182	27.7%
2017	2	13,776	4.0	642,660	4.7	146,027	42.1%	$4,398,841	32.4%
2018	12	82,239	23.7	4,169,915	30.7	228,266	65.8%	$8,568,756	63.1%
2019	7	54,575	15.7	2,691,720	19.8	282,841	81.5%	$11,260,476	83.0%
2020	4	33,662	9.7	1,210,746	8.9	316,503	91.2%	$12,471,222	91.9%
2021	3	13,419	3.9	495,161	3.6	329,922	95.1%	$12,966,383	95.5%
2022	0	0	0.0	0	0.0	329,922	95.1%	$12,966,383	95.5%
2023	0	0	0.0	0	0.0	329,922	95.1%	$12,966,383	95.5%
2024	2	15,898	4.6	604,886	4.5	345,820	99.7%	$13,571,269	100.0%
2025 & Beyond	1	1,203	0.3	0	0.0	347,023	100.0%	$13,571,269	100.0%
Total	43	347,023	100.0%	$13,571,269	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$13,831,891	$13,817,164	$12,703,291	$13,571,269	$39.11	77.2%
Vacant Income	0	0	0	1,686,807	4.86	9.6
Gross Potential Rent	$13,831,891	$13,817,164	$12,703,291	$15,258,076	$43.97	86.8%
Total Reimbursements	1,936,095	2,117,251	2,094,344	2,315,507	6.67	13.2
Net Rental Income	$15,767,987	$15,934,415	$14,797,635	$17,573,584	$50.64	100.0%
(Vacancy/Credit Loss)	(147,046)	(203,827)	(313,044)	(1,942,790)	(5.60)	(11.1)
Other Income	0	0	0	0	0.00	0.0
Effective Gross Income	$15,620,940	$15,730,588	$14,484,591	$15,630,793	$45.04	88.9%

Total Expenses	$6,949,544	$7,170,183	$7,700,756	$7,582,421	$21.85	48.5%

Net Operating Income	$8,671,396	$8,560,405	$6,783,835	$8,048,372	$23.19	51.5%

Total TI/LC, Capex/RR	0	0	0	762,925	2.20	4.9
Net Cash Flow	$8,671,396	$8,560,405	$6,783,835	$7,285,447	$20.99	46.6%

(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Rents in Place are higher than 2013 primarily due to seven recently executed leases with start dates in 2014, totaling 38,860 square feet which account for approximately $1.5 million of underwritten rent.

Property Management. The property is managed by Harbor Group Management Co., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $1.4 million for elevator modernization, $1.1 million for real estate taxes, $928,367 for outstanding free rent associated with nine tenants, $605,876 for outstanding tenant improvements and leasing commissions associated with two tenants, $57,837 for TI/LC reserves, $12,500 for deferred maintenance and $5,784 for replacement reserves.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $215,589.

Insurance Escrows - The requirement for the borrowers to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing, and the borrowers provide satisfactory evidence that the property is insured pursuant to an acceptable blanket insurance policy.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $5,784 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrowers are required to deposit $57,837 (approximately $2.00 per square foot annually) into the TI/LC escrow. The reserve is subject to a cap of approximately $1.4 million (approximately $4.00 per square foot).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-40

Annex A-3	JPMBB 2014-C19

55 Broadway

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrowers are required to send tenant direction letters to all tenants instructing them to deposit all rents payable into the lockbox account controlled by the lender. All funds in the lockbox account are swept weekly to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent (i) the DSCR as calculated in the loan documents based on the immediately preceding trailing three-month period falls below 1.05x, (ii) there is an event of default under the loan documents or (iii) the borrowers or the property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow after payments of debt service, operating expenses and required reserves is required to be deposited into the cash management account and will be held as additional collateral for the loan.

Release of Retail Component. In the event that the borrowers develop the retail space and consummate a condominium conversion as contemplated by the loan documents, the borrowers may release the individual retail units from the collateral for the loan after the expiration of the lockout period provided that, among other conditions (i) no event of default exists; (ii) the borrowers pay the related release price, which will be determined by the lender during the conversion process in accordance with the loan documents and based upon an updated appraisal, together with the yield maintenance premium if applicable and (iii) the DSCR as calculated in the loan documents for the remaining property after giving effect to such release is equal to or greater than the greater of (a) 1.10x and (b) the DSCR as calculated in the loan documents of all of the property (including the unit being released) as of the date immediately prior to the date of the release or the date that borrowers provided notice to lender of the proposed release.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-41

Annex A-3	JPMBB 2014-C19

Gumberg Retail Portfolio

BATH & BODY WORKS
AVENUE

PETCO

GIANT EAGLE

Eat'n Park

WAL★MART

Elder-Beerman

Famous Footwear
Panera
BREAD

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-42

Annex A-3	JPMBB 2014-C19

Gumberg Retail Portfolio

PITTSBURGH INT'L AIRPORT
Bellevue
Sharpsburg
Blawnox
Millvale
McKees Rocks
Allegheny Cemetery
The Mall at Robinson
Pittsburgh
Ingram
Thornburg
Crafton
Rosslyn Farms
Wilkinsburg
Churchill
Community Col of Allegheny-Boyce
Murrysville
North Fayette
Swissvale
Rankin
Turtle Creek
Monroeville
Green Tree
Mt Oliver
Homestead
Braddock
Pitcairn
Carnegie
Oakdale
Heidelberg
Dormont
Wall
Trafford
Brentwood
North Versailles
Duquesne
McDonald
Castle Shannon
Whitehall
West Mifflin
Dravosburg
Bridgeville
ALLEGHENY COUNTY AIRPORT
South Hills Village
Baldwin
McKeesport
White Oak
North Irwin
Manor
Irwin
Penn
Port Vue
Bethel Park
Pleasant Hills
Glassport
Versailles
Adamsburg
Clairton
Lincoln

DEFIANCE MEMORIAL AIRPORT
STEVER RD
CHRISTY RD
N CLINTON ST
MILL ST
Defiance Regional Medical Center
Defiance College
DOMERSVILLE RD
Kettering Country Club
E RIVER DR
Mercy Hospital of Defiance
E 2ND ST
Defiance
BALTIMORE ST
Riverside Cemetery
S CLINTON ST
JEFFERSON AVE
OTTAWA AVE
AYERSVILLE AVE

Coldwater
Adrian
Dundee
Newport
Monroe
MICHIGAN
Sturgis
Sylvania
Lake Erie
Angola
Toledo
Perrysburg
Waterville
Bryan
Napoleon
Bowling Green
Auburn
Defiance
Fort Wayne
OHIO
Fostoria
FWA
Ottawa
Findlay
Van Wert
Decatur
Lima
INDIANA
Celina
Wapakoneta
St Marys
Portland
Bellefontaine
CARTIFACT

GUMBERG RETAIL PORTFOLIO

	PROPERTY	ADDRESS	CITY, STATE	ZIP
1	Waterworks	932 Freeport Road	Pittsburgh, PA	15238
2	Northtowne Mall	1500 North Clinton Street	Defiance, OH	43512
3	North Huntingdon Square	8931 Route 30	Irwin, PA	15642

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-43

Annex A-3	JPMBB 2014-C19

Gumberg Retail Portfolio

Waterworks

T.J.maxx
PETCO
Walmart
ROSS
Dollar Bank
GIANT EAGLE
PNC

Northtowne Mall

Elder-Beerman
sears
Marshalls
BIG LOTS
PET SUPPLIES PLUS
Walmart
Supercenter

North Huntingdon Square

TARGET
GIANT EAGLE
KOHL'S
Panera

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-44

Annex A-3	JPMBB 2014-C19

Gumberg Retail Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$65,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$64,920,276	Property Type - Subtype:	Retail - Various
% of Pool by IPB:	4.6%	Net Rentable Area (SF):	1,151,792
Loan Purpose:	Refinance	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Sponsor:	Ira J. Gumberg	Occupancy(3):	97.5%
Interest Rate:	4.88850%	Occupancy Date:	2/3/2014
Note Date:	4/1/2014	Number of Tenants:	96
Maturity Date:	4/1/2024	2011 NOI:	$12,922,483
Interest-only Period:	None	2012 NOI:	$12,799,075
Original Term:	120 months	2013 NOI:	$13,054,106
Original Amortization:	360 months	UW Economic Occupancy:	94.1%
Amortization Type:	Balloon	UW Revenues:	$17,985,277
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$5,323,594
Lockbox:	Hard	UW NOI:	$12,661,683
Additional Debt:	Yes	UW NCF:	$11,583,063
Additional Debt Balance:	$56,930,088 / $16,493,443	Appraised Value / Per SF(4):	$176,200,000 / $153
Additional Debt Type:	Pari Passu / B-Note	Appraisal Date:	February 2014

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap		A-Note(1)	Whole Loan
Taxes:	$527,665	$148,762	N/A	Cut-off Date Loan / SF:	$106	$120
Insurance:	$86,696	$14,120	N/A	Maturity Date Loan / SF:	$87	$100
Replacement Reserves:	$0	$17,971	N/A	Cut-off Date LTV(4):	69.2%	78.5%
TI/LC:	$0	$83,333	$5,000,000	Maturity Date LTV(4):	56.7%	65.6%
Other:	$3,014,665	$41,196	N/A	UW NCF DSCR:	1.49x	1.21x
				UW NOI Debt Yield:	10.4%	9.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
A-Note(1)	$122,000,000	88.1%	Payoff Existing Debt(6)	$121,743,491	87.9%
B-Note	16,500,000	11.9	Return of Equity	10,696,568	7.7
			Upfront Reserves	3,629,026	2.6
			Closing Costs	2,430,915	1.8
Total Sources	$138,500,000	100.0%	Total Uses	$138,500,000	100.0%
(1)
The Gumberg Retail Portfolio is part of a loan evidenced by two pari passu senior notes (“A-Note”) and a subordinate B-Note, with an aggregate original principal balance of $138.5 million. The A-Note Financial Information presented in the chart above reflects the Cut-off Date balance of the approximately $122.0 million senior portion of the Gumberg Retail Portfolio Whole Loan, but not the $16.5 million subordinate B-Note.

(2)	For a full description of the borrowers, please refer to “The Borrowers” below.
(3)
Occupancy includes Marshalls (22,427 square feet) and Books-A-Million (3,754 square feet) at the Northtowne Mall property, which have executed leases but are not expected to take occupancy until May 2015 and June 2014, respectively.

(4)
The appraised value for the Northtowne Mall property of $20.0 million is the “Hypothetical As Is Value” as of February 4, 2014, which assumes that all outstanding tenant improvement and leasing commissions have been escrowed. The “as is” value for the property assuming that outstanding tenant improvement and leasing commissions were not reserved is $17.0 million, resulting in an A-Note Cut-off Date LTV of 70.4% and Maturity Date LTV of 57.7%. The borrowers escrowed the outstanding tenant improvement and leasing commissions at origination.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)
The previously existing debt included a fourth property, Clearview Mall. A borrower affiliate financed Clearview Mall in a separate transaction that involved the contribution of approximately $19.9 million of new equity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2014-C19

Gumberg Retail Portfolio

The Loan. The Gumberg Retail Portfolio loan is secured by a first mortgage lien on an approximately 1.15 million square foot retail portfolio which includes three assets that are located in Pittsburgh, Pennsylvania, Defiance, Ohio and Irwin, Pennsylvania. The whole loan has an outstanding principal balance of approximately $138.3 million (“Gumberg Retail Portfolio Whole Loan”) as of the Cut-off Date, which is comprised of two pari passu notes, Note A-1 and Note A-2, and an approximately $16.5 million subordinate B-Note. Note A-1 has an outstanding principal balance as of the Cut-off Date of approximately $64.9 million and is being contributed to the JPMBB 2014-C19 Trust. Note A-2, with an outstanding principal balance as of the Cut-off Date of approximately $56.9 million, is currently held by JPMCB and is expected to be contributed to a future securitized trust. The subordinate B-Note is held by a third party investor. Prior to a control event with respect to the subordinate B-Note, under certain circumstances, the holder of the subordinate B-Note will have the right to approve certain major decisions with respect to the Gumberg Retail Portfolio Whole Loan and to replace the special servicer with or without cause. After a control event with respect to the subordinate B-Note, the holder of Note A-1 (which prior to the occurrence and continuance of a control event, will be the Directing Certificateholder), will be entitled to exercise all of the rights of controlling noteholder with respect to the Gumberg Retail Portfolio Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult, with respect to certain major decisions. The previously existing debt was originated by JPMCB and was securitized in the JPMCC 2011-C3 transaction. The previously existing financing included a fourth property, which was refinanced in a separate transaction by an affiliate of the borrowers. The Gumberg Retail Portfolio Whole Loan has a 10-year term and amortizes on a 30-year schedule.

The Borrowers. The borrowing entities for the Gumberg Retail Portfolio Whole Loan are Gumberg Associates-Chapel Square, Waterworks Phase II, WGW Associates, Northtowne Associates and CANH Associates, each a Pennsylvania limited partnership and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Ira J. Gumberg. Mr. Gumberg is the President and Chief Executive officer of J.J. Gumberg Co., a global real estate development company that is headquartered in Pittsburgh, Pennsylvania. J.J. Gumberg Co. currently manages 13 properties totaling over 5.4 million square feet across three states. The guarantor’s liabilities under the guaranty are limited to breaches or violations of bankruptcy/insolvency and ground lease carveouts.

The Property. The Gumberg Retail Portfolio is a 1,151,792 square foot retail portfolio which includes three assets located in Pittsburgh, Pennsylvania, Defiance, Ohio and Irwin, Pennsylvania. The portfolio consists of two grocery anchored retail centers and one regional mall.

Portfolio Summary
Property	Location	Net Rentable Area(SF)	Year Built	Allocated A-Note Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Waterworks	Pittsburgh, PA	634,211	1984	$96,070,000	78.7%	$139,400,000	$8,615,029	74.4%
Northtowne Mall(1)	Defiance, OH	386,032	1975	14,090,000	11.6	20,000,000	1,854,590	16.0
North Huntingdon Square	Irwin, PA	131,549	1973	11,840,000	9.7	16,800,000	1,113,444	9.6
Total		1,151,792		$122,000,000	100.0%	$176,200,000	$11,583,063	100.0%
(1)
The appraised value for the Northtowne Mall property of $20.0 million is the “Hypothetical As Is Value” as of February 4, 2014, which assumes that outstanding tenant improvement and leasing commissions have been escrowed. The “as is” value for the property assuming that tenant improvement and leasing commissions were not reserved is $17.0 million. The borrowers escrowed the outstanding tenant improvement and leasing commissions at origination.

Historical and Current Occupancy(1)
Property	2011	2012	2013	Current(2)
Waterworks	99.0%	99.9%	100.0%	98.5%
Northtowne Mall(3)	89.6%	85.9%	92.1%	95.8%
North Huntingdon Square	100.0%	100.0%	98.6%	97.2%
Weighted Average	96.0%	95.2%	97.2%	97.5%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy as of February 3, 2014.
(3)
Current Occupancy at Northtowne Mall includes Marshalls (22,427 square feet) and Books-A-Million (3,754 square feet), which have executed leases but are not expected to take occupancy or commence paying rent until May 2015 and June 2014, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Gumberg Retail Portfolio

Waterworks (Pittsburgh, Pennsylvania). Waterworks is a 634,211 square foot grocery anchored retail center located in Pittsburgh, Pennsylvania on a 53.9 acre site. The property was originally constructed by affiliates of the borrowers in 1984 and later expanded. As of February 2014, the property was 98.5% leased by 54 tenants. The property is anchored by Giant Eagle (107,928 square feet), the largest grocery store chain in the Pittsburgh area, and Walmart (80,618 square feet). Giant Eagle and Walmart have lease expiration dates of August 2023 and January 2023, respectively. In conjunction with an early lease renewal through 2023, Giant Eagle is currently expanding its space by 2,660 square feet and is expected to invest approximately $17.0 million in its space. In 2013, Giant Eagle had sales of $660 per square foot and an occupancy cost of 2.5%. Other tenants at the property include a 10-screen Waterworks Cinemas (33,168 square feet), Ross Dress for Less (31,123 square feet), Bed Bath & Beyond (30,025 square feet), Marshalls (27,000 square feet), Dunham’s Sports (25,200 square feet) and TJ Maxx (25,155 square feet).

The property is situated approximately eight miles northeast of the Pittsburgh central business district in the Northeast Pittsburgh retail submarket of Pittsburgh, Pennsylvania. Regional access to the area is provided by Interstate 76 (the Pennsylvania Turnpike), Interstate 376 (Parkway West) and Route 28. According to the appraisal, the trade area consisting of a five-mile radius contains 269,364  people, with an average household income of $66,494 as of 2013. According to the appraisal, as of the fourth quarter of 2013, the Northeast Pittsburgh submarket had a retail inventory of approximately 8.6 million square feet and a vacancy of 5.9%. The appraisal identified five comparable centers that serve as the competitive set for the property. The centers in the competitive set range from approximately 118,324 to 1.1 million square feet and were constructed between 1917 and 2009. The competitive set has an average occupancy rate of approximately 92.8%.

Approximately 5.8 acres of the property is subject to a ground lease. The fee interest is owned by Kroger which previously had a store at the location. The store was shut down when Kroger began exiting the Pittsburgh market in the mid 1980s. The ground lease has a fully extended expiration date of November 2027. The appraisal only attributed $642,000 of the appraised value to this parcel. Tenants on the ground leased parcel represent 52,804 square feet and approximately 2.9% of the net cash flow.

Northtowne Mall (Defiance, Ohio). Northtowne Mall is a 386,032 square foot enclosed regional mall located in Defiance, Ohio on a 49.7 acre site. The property was originally constructed in 1975 and later expanded. The property was acquired by affiliates of the borrowers in 2005 for approximately $19.1 million. As of February 2014, the property was 95.8% leased by 37 tenants. The property is anchored by Sears (87,235 square feet), JCPenney (47,538 square feet which recently renewed its lease through March 2020), Elder-Beerman (45,000 square feet), Dunham’s Sports (26,000 square feet), Big Lots (25,299 square feet) and the nine-screen Northtowne Cinema (23,549 square feet). The borrowers are in the process of relocating some smaller inline tenants to create an additional anchor space for an executed 22,427 square foot lease with Marshalls which commences in May 2015. The estimated costs related to the build-out and relocations is approximately $2.2 million (which was reserved at origination in the tenant improvements and leasing commissions reserve).

The property is located in Defiance County, Ohio, approximately 50 miles southwest of Toledo, Ohio. Regional access to the area is provided by Highway 24, Highway 127, State Route 18 and State Route 66. The property is located in an area with a large retail presence including retailers such as Lowe’s, Kohl’s, Walmart and Office Max. According to the appraisal, the trade area consisting of a five-mile radius contains approximately 21,595 people, with an average household income of $54,037 as of 2013. The appraisal identified four comparable centers that serve as the competitive set for the property. The centers in the competitive set range from approximately 8,000 to 125,000 square feet and were constructed between 1972 and 2013. Three of the properties in the competitive set have an average occupancy rate of approximately 90.3% and the fourth property is currently in lease-up.

North Huntingdon Square (Irwin, Pennsylvania). North Huntingdon Square is a 131,549 square foot grocery anchored retail center located in Irwin, Pennsylvania on a 17.9 acre site. The property was originally constructed in 1973 and renovated in 2012. Affiliates of the borrowers acquired the property through separate transactions in 1994 and 1997. As of February 2014, the property was 97.2% leased by five tenants. The property is anchored by Giant Eagle (105,436 square feet), the largest grocery store chain in the Pittsburgh area, and shadow anchored by Target (not included in the collateral). Giant Eagle has a lease expiration date of November 2020 with six, five-year extension options. Giant Eagle renovated its space in 2011 investing approximately $11 million of capital. In 2013, Giant Eagle had sales of $607 per square foot and an occupancy cost of 1.9%. Other tenants at the property include Famous Footwear (6,030 square feet), Eat’n Park (5,895 square feet), Bob Evans (5,300 square feet) and Panera Bread (5,250 square feet).

The property is located in the city of Irwin approximately 20 miles southwest of the Pittsburgh central business district in the Westmoreland County retail submarket of Pittsburgh, Pennsylvania. Regional access to the area is provided by Interstate 76 (the Pennsylvania Turnpike), Interstate 70 and Route 30. According to the appraisal, the trade area consisting of a five-mile radius contains approximately 74,501 people, with an average household income of $66,889 as of 2013.  According to the appraisal, as of the fourth quarter of 2013, the Westmoreland County submarket had a retail inventory of approximately 8.3 million square feet and a vacancy of 4.3%. The appraisal identified five comparable centers that serve as the competitive set for the property. The centers in the competitive set range from 75,726 to 283,252 square feet and were constructed between 1950 and 1993. The competitive set has an average occupancy rate of approximately 96.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Gumberg Retail Portfolio

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Giant Eagle(4)	Various	NA / NA / NA	213,364	18.5%	$11.20	$634	2.2%	Various
Sears	Northtowne	Caa1 / CCC+ / CCC	87,235	7.6%	$3.25	$62	7.2%	4/19/2018
Walmart	Waterworks	Aa2 / AA / AA	80,618	7.0%	$13.64	NAV	NAV	1/31/2023
Dunham’s Sports(5)	Various	NA / NA / NA	51,200	4.4%	$8.14	$130	9.0%	Various
Marshalls(6)	Various	A3 / A+ / NA	49,427	4.3%	$10.39	$284	5.8%	Various
JCPenney	Northtowne	Caa1 / CCC+ / CCC	47,538	4.1%	$3.74	$89	5.0%	3/31/2020
Elder-Beerman	Northtowne	Caa2 / B- / NA	45,000	3.9%	$3.93	$95	5.0%	1/31/2017
Waterworks Cinemas(7)	Waterworks	NA / NA / NA	33,168	2.9%	$16.58	$264,876	25.9%	10/31/2027
Ross Dress for Less	Waterworks	NA / A- / NA	31,123	2.7%	$14.00	NAV	NAV	1/31/2018
Bed Bath & Beyond	Waterworks	NA / BBB+ / NA	30,025	2.6%	$15.00	NAV	NAV	1/31/2017
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2013 for all tenants.
(4)
Giant Eagle leases 107,928 square feet at Waterworks which expires in August 2023 and 103,541 square feet at North Huntingdon which expires in November 2020. The leases have an annual base rent of $13.10 and $9.43 per square foot, respectively. The Giant Eagle at the Waterworks property reported 2013 Sales PSF of $660 with an occupancy cost of 2.5%. The Giant Eagle at North Huntingdon reported 2013 Sales PSF of $607 with an occupancy cost of 1.9%.

(5)
Dunham’s Sports leases 26,000 square feet at Northtowne Mall which expires in January 2023 and 25,200 square feet at Waterworks which expires in October 2017. The leases have an annual base rent of $6.34 and $10.00 per square foot, respectively.

(6)
Marshalls leases 27,000 square feet at Waterworks which expires in January 2023 and 22,427 square feet at Northtowne which expires in April 2025. The leases have an annual base rent of $13.00 and $7.25 per square foot, respectively. The Northtowne Mall lease is recently executed and does not commence until May 2015. Sales PSF and occupancy cost are only based on the Waterworks location and represent sales as of December 31, 2012.

(7)	Sales PSF reflects sales per screen for Waterworks Cinemas. Sales per screen is based on a total of 10 screens.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	29,208	2.5%	NAP	NAP	29,208	2.5%	NAP	NAP
2014	7	26,301	2.3	$535,385	3.6%	55,509	4.8%	$535,385	3.6%
2015	16	55,059	4.8	1,029,368	7.0	110,568	9.6%	$1,564,753	10.6%
2016	14	58,443	5.1	1,276,358	8.7	169,011	14.7%	$2,841,111	19.3%
2017	12	164,092	14.2	2,211,782	15.0	333,103	28.9%	$5,052,893	34.3%
2018	14	186,552	16.2	2,068,633	14.0	519,655	45.1%	$7,121,526	48.3%
2019	5	33,446	2.9	587,444	4.0	553,101	48.0%	$7,708,970	52.3%
2020	6	172,575	15.0	1,600,559	10.9	725,676	63.0%	$9,309,529	63.2%
2021	5	18,602	1.6	342,152	2.3	744,278	64.6%	$9,651,681	65.5%
2022	3	12,532	1.1	256,110	1.7	756,810	65.7%	$9,907,791	67.3%
2023	5	266,701	23.2	3,319,183	22.5	1,023,511	88.9%	$13,226,974	89.8%
2024	2	30,599	2.7	172,495	1.2	1,054,110	91.5%	$13,399,469	91.0%
2025 & Beyond	7	97,682	8.5	1,330,396	9.0	1,151,792	100.0%	$14,729,864	100.0%
Total	96	1,151,792	100.0%	$14,729,864	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Gumberg Retail Portfolio

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$13,968,258	$14,095,174	$14,155,412	$14,574,866	$14,729,864	$12.79	77.5%
Vacant Income	0	0	0	0	536,145	0.47	2.8
Gross Potential Rent	$13,968,258	$14,095,174	$14,155,412	$14,574,866	$15,266,009	$13.25	80.3%
Total Reimbursements	3,716,196	3,760,648	3,611,043	3,473,685	3,743,240	3.25	19.7
Net Rental Income	$17,684,454	$17,855,822	$17,766,454	$18,048,551	$19,009,249	$16.50	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,122,121)	(0.97)	(5.9)
Other Income	106,533	102,388	136,265	112,736	98,150	0.09	0.5
Effective Gross Income	$17,790,987	$17,958,210	$17,902,719	$18,161,287	$17,985,277	$15.62	94.6%

Total Expenses	$5,134,486	$5,035,728	$5,103,644	$5,107,180	$5,323,594	$4.62	29.6%

Net Operating Income	$12,656,501	$12,922,483	$12,799,075	$13,054,106	$12,661,683	$10.99	70.4%

Total TI/LC, Capex/RR	0	0	0	0	1,078,620	0.94	6.0
Net Cash Flow	$12,656,501	$12,922,483	$12,799,075	$13,054,106	$11,583,063	$10.06	64.4%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Rents in Place is higher than 2013 primarily due to a new 22,427 square foot lease to Marshalls at the Northtowne Mall property which accounts for $162,596 in annual rent and commences in May 2015.

Property Management. The Gumberg Retail Portfolio is managed by J.J. Gumberg Co., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow approximately $2.2 million for outstanding tenant improvements and leasing commissions related to the Marshall’s space at Northtowne Mall, $745,749 for free rent associated with five tenants, $527,665 for real estate taxes, $86,696 for insurance premiums and $41,196 for ground lease rent.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $148,762.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual insurance payments, which currently equates to $14,120.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $17,971 (approximately $0.19 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrowers are required to escrow $83,333 (approximately $0.87 per square foot annually) for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $5,000,000 (approximately $4.34 per square foot).

Anchor Tenant Reserve - In the event that any of the following tenants: JCPenney, Elder-Beerman, Sears (collectively the “Northtowne Mall Tenants”), Giant Eagle (North Huntingdon Square), Giant Eagle (Waterworks), or Walmart either (a) fails to renew its lease in accordance with the lease on or before the notice period required for renewal or (b) goes dark, vacates or abandons the premises and the borrowers have not found replacement tenants in accordance with the terms of the loan documents, then excess cash flow will be swept into a reserve account to be used for tenant improvement and leasing commission obligations. With respect to the Northtowne Mall Tenants, the swept amount of the reserve is capped at $500,000 in the event one of the three Northtowne Mall Tenants fails to renew or goes darks. In the event that more than one of the Northtowne Mall Tenants or any of the other tenants listed above fails to renew or goes dark, the swept amount of the reserve is uncapped.

Ground Rent Reserve - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated ground lease payments at the Waterworks property, which currently equates to $41,196.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrowers were required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent that (i) the DSCR for the Gumberg Retail Portfolio Whole Loan as calculated in the loan documents, based on the trailing three-month period falls below 1.05x, (ii) there is an event of default under the loan documents, (iii) the borrowers or property manager becomes the subject of a bankruptcy, insolvency or similar action or (iv) if two or more of the tenants listed in the “Anchor Tenant Reserve” above fails to renew their lease or goes dark, then all excess cash flow after payments of debt service, operating expenses and required reserves will be deposited into the cash management account and will be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Gumberg Retail Portfolio

Release of Properties. The borrowers may release the Northtowne Mall property from the collateral for the loan after the expiration of the lockout period provided that, among other things: (i) no event of default exists; (ii) the borrowers pay a release price of 115% of the allocated loan amount and the individual property yield maintenance premium; (iii) the DSCR as calculated in the loan documents based on the immediately preceding trailing twelve month period for the properties then remaining subject to the lien of the mortgage after giving effect to such release is equal to or greater than the greater of (a) 1.15x and (b) the DSCR for all of the properties (including the Northtowne Mall property being released) as calculated in the loan documents based on the immediately preceding trailing twelve month period immediately preceding the release of the Northtowne Mall property and (iv) after giving effect to the release for the applicable individual property, the LTV for the properties then remaining is equal to or less than 75%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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IPCC Retail Portfolio Loans

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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IPCC Retail Portfolio Loans

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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IPCC Retail Portfolio Loans

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$45,461,946	Title:	Fee
Cut-off Date Principal Balance(1):	$45,364,242	Property Type - Subtype:	Retail - Various
% of Pool by IPB:	3.2%	Net Rentable Area (SF):	274,285
Loan Purpose:	Acquisition	Location:	Various
Borrowers(2):	Various	Year Built / Renovated:	Various / Various
Sponsor:	Inland Private Capital Corporation	Occupancy:	100.0%
Interest Rate(3):	4.51851%	Occupancy Date:	12/31/2013
Note Date:	See Chart on Following Page	Number of Tenants:	9
Anticipated Repayment Date(4):	See Chart on Following Page	2011 NOI(5):	N/A
Interest-only Period:	See Chart on Following Page	2012 NOI(5):	N/A
Original Term:	See Chart on Following Page	2013 NOI(5):	N/A
Original Amortization:	See Chart on Following Page	UW Economic Occupancy:	95.0%
Amortization Type:	See Chart on Following Page	UW Revenues:	$5,980,123
Call Protection:	See Chart on Following Page	UW Expenses:	$1,442,669
Lockbox:	Springing	UW NOI:	$4,537,455
Additional Debt:	Yes	UW NCF:	$4,447,030
Additional Debt Balance:	$8,900,000	Appraised Value / Per SF(6):	$77,870,000 / $284
Additional Debt Type:	Mezzanine Loan	Appraisal Date:	Various

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$165
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$153
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.3%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	53.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.72x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,461,946	58.7%	Purchase Price	$76,865,029	99.2%
Mezzanine Loan	8,900,000	11.5	Closing Costs	647,056	0.8
Sponsor Equity	23,150,139	29.9
Total Sources	$77,512,085	100.0%	Total Uses	$77,512,085	100.0%
(1)	Represents the aggregate amounts of the eight cross-collateralized and cross-defaulted loans.
(2)	For a full description of the borrowers, please refer to “The Borrowers” below.
(3)	Represents the weighted average of each of the individual loans. Each loan has a different interest rate which is shown in the “Individual Loan Details” chart on the next page.
(4)
The loans are each structured with an anticipated repayment date (“ARD”) that is shown in the chart on the next page. In the event that each loan is not paid off on or before the related ARD, the borrower is required to make monthly payments to the lender of interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue at the difference between the initial interest rate and an amount that is the greater of (i) 3.0% plus the initial interest rate and (ii) 3.0% plus the then-current 10-year swap rate. The maximum adjusted interest rate may not exceed 5.0% plus the initial interest rate.

(5)	Due to the timing of when properties were built and the lack of information provided by the previous owners as part of the acquisitions, consolidated historical financials are not available.
(6)	The appraisals also concluded an aggregate “Hypothetical Market Value as Dark or Vacant” of $50.9 million ($186 per square foot).
(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The IPCC Shoppes at Page Pointe, IPCC Whole Foods, IPCC Academy Sports Frisco, IPCC Walgreens Westampton, IPCC Schnucks, IPCC Walgreens GA, IPCC CVS Chelmsford and IPCC Walgreens TX loans (together, the “IPCC Retail Portfolio Loans”) are eight cross-collateralized and cross-defaulted loans with an aggregate outstanding principal balance of approximately $45.4 million. The respective outstanding individual principal balances are approximately $9.4 million, $9.1 million, $8.7 million, $5.4 million, $4.1 million, $3.4 million, $2.6 million and $2.6 million, respectively. The IPCC Retail Portfolio Loans are secured by first mortgage liens on 274,285 square feet of single and multi-tenant retail properties located in Illinois, Massachusetts, Texas, New Jersey and Georgia. The IPCC Retail Portfolio Loans have terms ranging from 59 months to 119 months and varying amortization schedules which are detailed in the chart on the next page.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Borrowers. The borrowing entities for the loans are Stoughton Pointe Retail DST, Chicagoland Whole Market DST, Frisco Sports Retail DST, Westampton Pharmacy DST, St Louis Grocery DST, Fayetteville Pharmacy DST, Chelmsford Pharmacy DST and Houston W Pharmacy DST, each a Delaware statutory trust and special purpose entity.

The Sponsor. The loans’ sponsor and nonrecourse carve-out guarantor is Inland Private Capital Corporation (“IPCC”), which is a subsidiary of Inland Real Estate Investment Corporation (“IREIC”) focused on IRS Section 1031 real estate exchanges. IREIC has managed assets with a value exceeding $25.1 billion in its more than 40 year history and has a portfolio of 105 retail properties consisting of single tenant, neighborhood retail centers, community centers and power centers located in seven states totaling approximately 10.8 million square feet as of December 31, 2013.

Individual Loan Details
Loan Name	Interest Rate(1)	Note Date	ARD Date	Final Maturity Date	Interest Only Period	Original Term(2)	Amortization Period	Amortization Type	Call Protection
Shoppes at Page Pointe	4.41900%	1/28/14	2/1/19	2/1/20	0	60	360	Balloon-ARD	L(25),Grtr1%orYM(32),O(3)
Whole Foods	4.42000%	4/3/14	12/1/23	12/1/26	115	115	0	Interest Only-ARD	L(25),Grtr1%orYM(87),O(3)
Academy Sports Frisco	4.67900%	1/17/14	12/1/23	12/1/26	61	118	360	IO-Balloon-ARD	L(25),Grtr1%orYM(90),O(3)
Walgreens Westampton(3)	4.67850%	1/28/14	12/1/23	12/1/26	57	118	360	IO-Balloon-ARD	L(25),Grtr1%orYM(90),O(3)
Schnucks	4.70900%	12/19/13	12/1/23	12/1/26	0	119	360	Balloon-ARD	L(25),Grtr1%orYM(91),O(3)
Walgreens GA	4.04000%	2/18/14	2/1/19	2/1/20	0	59	360	Balloon-ARD	L(25),Grtr1%orYM(31),O(3)
CVS Chelmsford	4.63600%	1/31/14	12/1/23	12/1/26	118	118	0	Interest Only-ARD	L(25),Grtr1%orYM(90),O(3)
Walgreens TX	4.57000%	2/27/14	12/1/23	12/1/26	0	117	360	Balloon-ARD	L(25),Grtr1%orYM(89),O(3)
Weighted Average	4.51851%
(1)
Represents the initial interest rate. In the event that each loan is not paid off on or before the related ARD, the related borrower is required to make monthly payments to the lender of interest in the amount of the monthly debt service payment at the applicable initial interest rate and additional interest will accrue at the difference between the initial interest rate and an amount that is the greater of (i) 3.0% plus the initial interest rate and (ii) 3.0% plus the then current 10-year swap rate. The maximum adjusted interest rate may not exceed 5.0% plus the initial interest rate.

(2)	Represents the Original Term to the ARD.
(3)	The Walgreens Westampton interest only period begins on April 1, 2019.

Portfolio Summary
Property	Location	Net Rentable Area (SF)	Year Built	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
IPCC Shoppes at Page Pointe	Stoughton, MA	50,900	2008	$9,480,000	20.9%	$16,200,000	$1,125,046	25.3%
IPCC Whole Foods	Park Ridge, IL	38,274	2013	9,130,000	20.1	16,700,000	752,866	16.9
IPCC Academy Sports Frisco	Frisco, TX	71,687	2012	8,700,000	19.1	13,800,000	824,233	18.5
IPCC Walgreens Westampton	Westampton, NJ	14,820	2013	5,400,000	11.9	8,520,000	483,124	10.9
IPCC Schnucks	O’Fallon, IL	56,121	1996	4,140,000	9.1	7,100,000	423,449	9.5
IPCC Walgreens GA	Fayetteville, GA	14,650	2002	3,437,500	7.6	6,400,000	361,943	8.1
IPCC CVS Chelmsford	Chelmsford, MA	13,013	2012	2,608,696	5.7	4,350,000	225,059	5.1
IPCC Walgreens TX	Houston, TX	14,820	2004	2,565,750	5.6	4,800,000	251,309	5.7
Total		274,285		$45,461,946	100.0%	$77,870,000	$4,447,030	100.0%

The Properties. The IPCC Retail Portfolio Loans are eight cross-collateralized loans each secured by an anchored or freestanding retail property. In the aggregate, the properties total approximately 274,285 square feet and are located across Illinois, Massachusetts, Texas, New Jersey and Georgia. The properties are currently 100.0% occupied by a total of nine tenants.

IPCC Shoppes at Page Pointe. The largest property by outstanding principal balance is IPCC Shoppes at Page Pointe. The collateral for the IPCC Shoppes at Page Pointe loan consists of a 45,000 square foot LA Fitness with a lease expiration in May 2027 and a 5,900 square foot outparcel that TGI Friday’s ground leases through October 2018. Both buildings are part of a larger anchored neighborhood retail center located in Stoughton, Massachusetts and the remainder of the center is not included in the collateral for the loan. The property is shadow anchored by a 143,000 square foot Target which is not included in the collateral for the loan. The LA Fitness, which was constructed in 2012, currently has approximately 4,000 members and offers amenities such as indoor racquetball courts, indoor swimming pool, free weights area, fitness equipment, spin room, office area, childcare room and basketball court. The property is located in Stoughton, Massachusetts approximately 20 miles south of Boston. According to the appraisal, the property is located in the Southwest/Bristol submarket of Boston which was comprised of approximately 6.2 million square feet of retail space and reported a vacancy rate of 5.3% as of the third quarter of 2013. According to the appraisal, the estimated population and household income within a five mile radius was 145,690 people and $66,470, respectively in 2013.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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IPCC Whole Foods. The second largest property by outstanding principal balance is IPCC Whole Foods. The collateral for the IPCC Whole Foods loan consists of a single-story, 38,274 square foot stand-alone retail building that is 100.0% occupied by Whole Foods Market which opened in November 2013 and has a lease through November 2033. The property is situated on a 4.5 acres with 268 parking spaces, resulting in a parking ratio of 7.0 spaces per 1,000 square feet of net rentable area. The property is located in Park Ridge, Illinois approximately 14 miles northwest of Chicago. According to the appraisal, the property is located in the Far North submarket of Chicago which was comprised of approximately 8.2 million square feet of retail space and reported a vacancy rate of 8.0% as of the third quarter of 2013. The property has direct access from West Touhy Avenue which has a daily traffic count of approximately 23,000 cars per day. According to the appraisal, the estimated population and household income within a five mile radius was 437,411 people and $77,906, respectively, in 2013.

The remaining properties are all leased to a single tenant and range in size from 13,013 square feet to 71,687 square feet. Four of the six properties are leased to Walgreens or CVS which have an average remaining lease term of approximately 18.5 years. The other two properties are both 100.0% leased to Academy Sports with a lease expiration of January 2033 and Schnucks Markets with a lease expiration of June 2028.

Historical and Current Occupancy(1)
Property	Single Tenant (Yes / No)	2011	2012	2013
IPCC Shoppes at Page Pointe	No	100.0%	100.0%	100.0%
IPCC Whole Foods	Yes	N/A	100.0%	100.0%
IPCC Academy Sports Frisco	Yes	N/A	100.0%	100.0%
IPCC Walgreens Westampton	Yes	100.0%	100.0%	100.0%
IPCC Schnucks	Yes	100.0%	100.0%	100.0%
IPCC Walgreens GA	Yes	100.0%	100.0%	100.0%
IPCC CVS Chelmsford	Yes	100.0%	100.0%	100.0%
IPCC Walgreens TX	Yes	100.0%	100.0%	100.0%
(1)	Historical occupancies as of December 31 of each respective year.

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	Lease Expiration Date
Academy Sports	IPCC Academy Sports Frisco	NA / NA / NA	71,687	26.1%	$12.90	1/31/2033
Schnucks Markets	IPCC Schnucks	NA / NA / NA	56,121	20.5%	$8.82	6/1/2028
LA Fitness	IPCC Shoppes at Page Pointe	NA / NA / NA	45,000	16.4%	$21.50	5/31/2027
Walgreens(4)	Various	Baa1 / BBB / NA	44,290	16.1%	$27.73	Various
Whole Foods	IPCC Whole Foods	NA / BBB- / NA	38,274	14.0%	$22.25	11/30/2033
CVS	IPCC CVS Chelmsford	Baa1 / BBB+ / NA	13,013	4.7%	$19.21	1/31/2038
TGI Fridays	IPCC Shoppes at Page Pointe	NA / NA / NA	5,900	2.2%	$42.37	10/31/2018
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Base Rent PSF reflects the average underwritten rent for all of the tenants in cases where a tenant has leases at multiple properties.
(4)
Walgreens is a tenant at three of the properties within the portfolio (IPCC Walgreens Westampton, IPCC Walgreens GA and IPCC Walgreens TX) with lease expiration dates of September 2034, December 2027 and February 2030, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring

Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2014 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	1	5,900	2.2	250,000	5.0	5,900	2.2%	$250,000	5.0%
2019	0	0	0.0	0	0.0	5,900	2.2%	$250,000	5.0%
2020	0	0	0.0	0	0.0	5,900	2.2%	$250,000	5.0%
2021	0	0	0.0	0	0.0	5,900	2.2%	$250,000	5.0%
2022	0	0	0.0	0	0.0	5,900	2.2%	$250,000	5.0%
2023	0	0	0.0	0	0.0	5,900	2.2%	$250,000	5.0%
2024	0	0	0.0	0	0.0	5,900	2.2%	$250,000	5.0%
2025 & Beyond	8	268,385	97.8	4,717,079	95.0	274,285	100.0%	$4,967,079	100.0%
Total	9	274,285	100.0%	$4,967,079	100.0%
(1)	Based on the underwritten rent roll.

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,967,079	$18.11	78.9%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$4,967,079	$18.11	78.9%
Total Reimbursements	1,327,788	4.84	21.1
Net Rental Income	$6,294,867	$22.95	100.0%
(Vacancy/Credit Loss)	(314,743)	(1.15)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$5,980,123	$21.80	95.0%

Total Expenses	$1,442,669	$5.26	24.1%

Net Operating Income	$4,537,455	$16.54	75.9%

Total TI/LC, Capex/RR	90,425	0.33	1.5
Net Cash Flow	$4,447,030	$16.21	74.4%
(1)	Due to the timing of when properties were built and the lack of information provided by the previous owners as part of the acquisitions, consolidated historical financials are not available.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The properties are managed by affiliates of the borrowers.

Escrows and Reserves. No upfront escrows were taken at origination.

Tax Escrows - The requirement for the borrowers to make monthly deposits to the tax escrow is waived so long as no Cash Sweep Event exists.

A “Cash Sweep Event” means: (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of any of the borrowers, manager or Master DST, (iii) the aggregate DSCR for the loans (including the mezzanine loan) as calculated in the loan documents based on the trailing three month period falls below (a) 1.10x, if the mezzanine loan has not been paid in full, or (b) 1.35x, if the mezzanine loan has been paid in full, (iv) if three or more anchor tenants go dark or become subject to bankruptcy actions, (v) any loan has not been repaid in full one month prior to the applicable anticipated repayment date or (vi) the mezzanine loan is not repaid in full on or prior to January 1, 2015.

“Master DST” means National Net Lease Portfolio V DST, a Delaware statutory trust. For each property, Master DST owns 99% of the outstanding beneficial interests in the borrower and certain affiliates of the borrower. The sponsor intends to have individual investors purchase beneficial interests in Master DST, rather than any individual underlying borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the properties are insured under a blanket policy.

Lockbox / Cash Management. The loans are each structured with a springing lockbox. After the occurrence of a Cash Management Event, the borrowers or the managers are required to send tenant direction letters to the tenants at the properties instructing them to deposit all rents and payments into the lockbox account. The funds are then returned to an account controlled by the borrower except during the existence of a Cash Sweep Event. During a Cash Sweep Event, all excess cash flow after payment of debt service, required reserves and budgeted operating expenses (which may be for one or more properties as described below) will be swept to a segregated cash management account set up upon the occurrence of the Cash Sweep Event and held in trust for the benefit of the lender. The lender will have a first priority security interest in the cash management account.

A “Cash Management Event” means: (i) the occurrence and continuance of an event of default, (ii) any bankruptcy action of any of the borrowers, managers or Master DST, (iii) the aggregate DSCR for the loans (including the mezzanine loan) as calculated in the loan documents based on the trailing three month period falls below (a) 1.20x, if the mezzanine loan has not been paid in full, or (b) 1.60x, if the mezzanine loan has been paid in full, (iv) if three or more anchor tenants go dark or become subject to bankruptcy actions, (v) any loan has not been repaid in full one month prior to the applicable anticipated repayment date or (vi) the mezzanine loan is not repaid in full on or prior to January 1, 2015.

Release of Properties. The borrower may release one or more individual properties after the expiration of the lockout period from the cross-collateralization provisions with a repayment of the applicable loan provided that, among other things; (i) no event of default exists; (ii) the borrower pays a release price of (a) 105% of the original principal balance for the IPCC Shoppes at Page Pointe property, (b) 110% of the original principal balance for the IPCC Academy Sports Frisco property or (c) 120% of the applicable original principal balance for each of the remaining properties and the applicable yield maintenance premium; (iii) the DSCR as calculated in the loan documents based on the immediately preceding trailing twelve month period for the properties then remaining subject to the lien of the mortgage after giving effect to such release is equal to or greater than (i) the product of 1.61 multiplied by a fraction of which (a) the numerator is the sum of the initial principal balance of the properties (including the property to be released), and (b) the denominator is the sum of the then-current outstanding principal balances of each such property, or (ii) the DSCR based on the immediately preceding trailing twelve month period immediately preceding the release of the properties than remaining subject to the mortgage loans, inclusive of the property requested to be released.

Additional Debt. A mezzanine loan of $8.9 million secured by the equity interests in Master DST, which owns, directly or indirectly, 99% of the outstanding interests in the borrowers, was provided by JPMCB. The mezzanine loan has an anticipated repayment date of January 1, 2015 and a final maturity date of April 1, 2019. The mezzanine loan is interest-only for the term of the loan and has an initial interest rate of 9.75000%. If the mezzanine loan has not been paid off in full by January 1, 2015, the interest rate will step up to 12.00000%. Including the mezzanine loan, the Cut-off Date LTV is 69.7%, the UW NCF DSCR is 1.28x and the UW NOI Debt Yield is 8.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Kleban Southeastern Portfolio Pool 1

Walmart

Walmart
Women's

Fresh Produce
Grocery
Low Price
$3.48

THE HOME DEPOT

Cleaning

Walmart

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Kleban Southeastern Portfolio Pool 1

Lake Pontchartrain
Pontchartrain Center
Chateau Golf and Country Club
Esplanade
W ESPLANADE AVE
W ESPLANADE AVE N
VETERANS BLVD
Clearview Mall
Lowe's
Lakeside Shopping Center
BUCKTOWN
Lafreniere Park
University of New Orleans
Kiefer Uno Lakefront Arena
ST ANTHONY
North Course at City Park
City Park
Dillard University
Tad Gormley Stadium
Fair Grounds Race Course
NEW ORLEANS INT'L AIRPORT
Kenner
Metairie
Zephyr Field
AIRLINE HWY
EARHART EXPY
New Orleans Country Club
Mississippi River
NEW ORLEANS
FRENCH QUARTER
ELMWOOD
Harahan
BROADMOOR
Louisiana Superdome
Riverwalk Marketplace
NAVAL SUPPORT ACTIVITY NEW ORLEANS
Tulane University
Loyola University-New Orleans
Audubon Park
RTJ Golf Trail at Magnolia Grove
HOWELLS FERRY RD
MOFFETT RD
Langan Park
Azalea City Golf Club
University of South Alabama
OLD SHELL RD
MOBILE REGIONAL AIRPORT
AIRPORT BLVD
SuperTarget
Home Depot
Providence Hospital
USA Medical Center
USA Children's & Womens Hospital
DOWNTOWN
Spring Hill College Golf Course
Springhill Medical Ctr
Country Club of Mobile
Springdale Mall
Mobile
Colonial Mall Bel Air
Ladd-Peebles Stadium
DAUPHIN ST
GOVERNMENT ST
VIRGINIA ST
Matthews Park
Cottage Hill Park
GRELOT RD
SCHILLINGER RD S
UNIVERSITY BLVD S
Heron Lakes Country Club
CARTIFACT

KLEBAN SOUTHEASTERN PORTFOLIO POOL 1

	PROPERTY	ADDRESS	CITY, STATE	ZIP
1	Home Depot - Kenner, LA	2625 Veterans Boulevard	Kenner, LA	70062
2	Walmart Supercenter - Mobile, AL	685 Schillinger Road South	Mobile, AL	36695

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$44,100,000	Title:	Fee
Cut-off Date Principal Balance:	$44,100,000	Property Type - Subtype:	Retail - Freestanding
% of Pool by IPB:	3.1%	Net Rentable Area (SF):	374,606
Loan Purpose:	Acquisition	Location:	Various
Borrowers(1):	Various	Year Built / Renovated:	Various / N/A
Sponsors:	Kenneth M. Kleban and Albert J. Kleban	Occupancy:	100.0%
		Occupancy Date:	4/1/2014
Interest Rate:	4.57200%	Number of Tenants:	2
Note Date:	3/21/2014	2011 NOI(2):	N/A
Maturity Date:	4/1/2024	2012 NOI(2):	N/A
Interest-only Period:	120 months	2013 NOI(2):	N/A
Original Term:	120 months	UW Economic Occupancy:	98.0%
Original Amortization:	None	UW Revenues:	$5,014,365
Amortization Type:	Interest Only	UW Expenses:	$553,753
Call Protection:	L(25),Def(92),O(3)	UW NOI:	$4,460,612
Lockbox:	Hard	UW NCF:	$4,239,583
Additional Debt:	N/A	Appraised Value / Per SF:	$73,500,000 / $196
Additional Debt Balance:	N/A	Appraisal Date:	February 2014
Additional Debt Type:	N/A

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$118
Taxes:	$72,150	$10,307	N/A	Maturity Date Loan / SF:	$118
Insurance:	$10,244	$10,185	N/A	Cut-off Date LTV:	60.0%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	60.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.07x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$44,100,000	59.2%	Purchase Price	$73,400,500	98.5%
Sponsor Equity	30,449,297	40.8	Closing Costs	1,066,403	1.4
			Upfront Reserves	82,394	0.1
Total Sources	$74,549,297	100.0%	Total Uses	$74,549,297	100.0%
(1)	For a full description of the borrowers, please refer to “The Borrowers” below.
(2)	Historical financials were not provided by the previous owner as part of the acquisition. The portfolio consists of two single tenant, triple net leased properties.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Kleban Southeastern Portfolio Pool 1 loan has an outstanding principal balance of $44.1 million and is secured by a first mortgage lien on the fee interest in a 200,084 square foot Walmart Supercenter and a 174,522 square foot Home Depot located in Mobile, Alabama and Kenner, Louisiana, respectively. The Kleban Southeastern Portfolio Pool 1 loan has a 10-year term and will be interest-only for the entire term of the loan.

The Borrowers. The borrowing entities for the Kleban Southeastern Portfolio Pool 1 loan are Brick Walk Associates WOS, LLC, Pine Tree Ventures WOS, LLC, Bright Star WOS, LLC, 1261 Post Road Associates WOS, LLC, Kleban Development Company WOS, LLC, Kleban Holding Company WOS, LLC, Kleban Holding Company II WOS, LLC, Sun Realty Associates WOS, LLC, FBW WOS, LLC, Kleban Fairfield WOS, LLC and Alida Kleban Holding Company WOS, LLC, each a Delaware limited liability company and special purpose entity. The borrowers own the properties as tenants-in-common.

The Sponsors. The loan’s sponsors and nonrecourse carve-out guarantors are Kenneth M. Kleban and Albert J. Kleban. Albert and Kenneth Kleban are principals of Kleban Properties. Kleban Properties is a real estate developer that owns and operates office, retail and mixed-use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Kleban Southeastern Portfolio Pool 1

The Property. The Kleban Southeastern Portfolio Pool 1 is a 374,606 square foot, two-property retail portfolio with assets located in Kenner, Louisiana and Mobile, Alabama. The portfolio consists of two single-tenant, triple-net leased properties leased to two credit tenants Walmart Supercenter and Home Depot.

Home Depot (Kenner, Louisiana): The property is a 174,522 square foot, single-tenant freestanding building located on approximately 12.9 acres which was constructed for Home Depot in 1991 and renovated in 2001. The property is located in a retail area with a Walmart Supercenter just to the east of the property and a Burger King, Whitney Bank and a small strip center to the immediate north of the property. The property is 100% triple net leased to Home Depot through May 31, 2032, with ten, five-year extension options, each subject to an increase in base rent of 5.0%. The lease does not provide for any early termination options.

The property is located at the intersection of Veterans Boulevard and Roosevelt Boulevard in the city of Kenner, which is part of the New Orleans metropolitan statistical area. The property is located northeast of the New Orleans International Airport.  Regional access to the area is provided by Interstate 10. According to the appraisal, the mortgaged property has a primary trade area consisting of a three-mile radius that contains 88,453 people with an average household income of $62,697 as of 2013. The mortgaged property has a secondary trade area consisting of a five-mile radius that contains 182,738 people with an average household income of $68,665 as of 2013.

Walmart Supercenter (Mobile, Alabama): The property is a 200,084 square foot, single-tenant building located on approximately 20.0 acres which was constructed for the Walmart Supercenter in 1997.  The building is adjacent to a 43,940 square foot neighborhood center (which is not part of the collateral) with tenants that include Goody’s, Game Stop, The Shoe Depot and other small space retail tenants. The property is 100% triple net leased to Walmart Supercenter through July 31, 2028, with eight five-year extension options at the current rent. The lease does not provide for any early termination options.

The property is located at the intersection of Schillinger Road and Thomas Road. Regional access to the area is provided by Interstate 10 and Interstate 65. Mobile is located in southwest Alabama at the junction of the Mobile River and Mobile Bay on the Gulf of Mexico.  Mobile is home to the University of South Alabama, one of the region’s largest employers.  According to the appraisal, the mortgaged property has a primary trade area consisting of a three-mile radius that contains 46,231 people with an average household income of $70,289 as of 2013. The mortgaged property has a secondary trade area consisting of a five-mile radius that contains 115,098 people with an average household income of $72,232 as of 2013.

Portfolio Summary
Property	Location	Net Rentable Area (SF)	Year Built	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Home Depot	Kenner, LA	174,522	1991	$33,000,000	74.8%	$55,000,000	$3,286,952	77.5%
Walmart Supercenter	Mobile, AL	200,084	1997	11,100,000	25.2	18,500,000	952,631	22.5
Total		374,606		$44,100,000	100.0%	$73,500,000	$4,239,583	100.0%

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Home Depot	A2 / A / A-	174,522	46.6%	$3,500,000	$20.05	76.7%	5/31/2032
Walmart Supercenter	Aa2 / AA / AA	200,084	53.4%	$1,062,946	$5.31	23.3%	7/31/2028
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.

Historical and Current Occupancy(1)
Tenant	2010	2011	2012	2013	Current(2)
Home Depot	100.0%	100.0%	100.0%	100.0%	100.0%
Walmart Supercenter	100.0%	100.0%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy as of April 1, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Kleban Southeastern Portfolio Pool 1

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2014	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2015	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2016	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2017	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2018	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2019	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025 & Beyond	2	374,606	100.0	4,562,946	100.0	374,606	100.0%	$4,562,946	100.0%
Total	2	374,606	100.0%	$4,562,946	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow(1)
	Budget	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,562,946	$4,562,946	$12.18	89.2%
Vacant Income	0	0	0.00	0.0
Gross Potential Rent	$4,562,946	$4,562,946	$12.18	89.2%
Total Reimbursements	0	553,753	1.48	10.8
Net Rental Income	$4,562,946	$5,116,699	$13.66	100.0%
(Vacancy/Credit Loss)	0	(102,334)	(0.27)	(2.0)
Other Income	0	0	0.00	0.0
Effective Gross Income	$4,562,946	$5,014,365	$13.39	98.0%

Total Expenses	$0	$553,753	$1.48	11.0%

Net Operating Income	$4,562,946	$4,460,612	$11.91	89.0%

Total TI/LC, Capex/RR	0	221,029	0.59	4.4
Net Cash Flow	$4,562,946	$4,239,583	$11.32	84.5%
(1)	Historical financials were not provided by the seller as part of the acquisition. The portfolio consists of two single tenant, triple net leased properties.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Kleban Properties, LLC, an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited into escrow $72,150 for real estate taxes and $10,244 for insurance.

Tax Escrows - The borrowers are required to escrow 1/12 of the annual estimated tax payments monthly, which currently equates to $10,307. The requirement for the borrowers to make monthly deposits to the tax escrow is waived so long as (i) no event of default has occurred and is continuing, (ii) the DSCR as calculated in the loan documents is not less than 1.80x and (iii) the borrowers provide to lender, at least 10 days prior to the date on which such taxes would be delinquent, evidence satisfactory (as determined by lender) that such taxes have been paid by investment grade tenants.

Insurance Escrows - The borrowers are required to escrow 1/12 of the annual estimated insurance premiums monthly, which currently equates to $10,185. The requirement for the borrowers to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrowers provide satisfactory evidence that the properties are insured as part of a blanket policy in accordance with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Kleban Southeastern Portfolio Pool 1

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. The borrowers were required to send tenant direction letters to all tenants instructing them to deposit all rents and payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. To the extent that (i) the DSCR as calculated in the loan documents, based on the trailing three-month period falls below 1.80x, (ii) there is an event of default under the loan documents or (iii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, then all excess cash flow after payments of debt service, operating expenses and required reserves is required to be deposited into the cash management account and will be held as additional collateral for the loan.

Future Additional Debt. A mezzanine loan may be obtained by the borrowers’ affiliates, provided certain terms and conditions are satisfied, including, but not limited to, the following: (i) no event of default exists, (ii) the aggregate LTV ratio of the mortgage and mezzanine loans does not exceed 65.0% based on a recent appraisal, (iii) the DSCR as calculated in the loan documents (taking into account the mezzanine loan) is not less than 1.93x, (iv) the maturity date of the mezzanine loan will be on or after the maturity date of the mortgage loan or is freely prepayable from and after the maturity date of the mortgage loan, (v) such mezzanine loan pays interest on a fixed basis with no payment-in-kind feature and (vi) after securitization, the borrowers are required to deliver a confirmation from the rating agencies that such mezzanine loan will not result in the downgrade, qualification or withdrawal of the current ratings of the certificates as a result of the mezzanine loan.

Property Releases. The borrowers may release either property from the collateral for the loan through a partial defeasance, provided that, among other things, (i) no event of default exists; (ii) the borrowers defease 115% of the applicable release amount; (iii) the DSCR as calculated in the loan documents for the individual property then remaining subject to the lien of the mortgage after giving effect to such release is equal to or greater than 2.08x and (iv) after giving effect to the release for the applicable individual property, the LTV as calculated in the loan documents, for the property then remaining is equal to or less than 60.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Foothill Crossing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Foothill Crossing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Foothill Crossing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Foothill Crossing

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,575,000	Title:	Fee
Cut-off Date Principal Balance:	$40,381,488	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.9%	Net Rentable Area (SF):	312,307
Loan Purpose:	Acquisition	Location:	Rancho Cucamonga, CA
Borrower:	FC Rancho, LLC	Year Built / Renovated:	2004 / N/A
Sponsor:	Claus Dieckell	Occupancy:	92.8%
Interest Rate:	5.07600%	Occupancy Date:	2/21/2014
Note Date:	1/10/2014	Number of Tenants:	16
Maturity Date:	1/6/2024	2010 NOI:	$3,743,928
Interest-only Period:	None	2011 NOI:	$4,198,208
Original Term:	120 months	2012 NOI:	$3,859,752
Original Amortization:	360 months	TTM NOI (as of 11/2013):	$3,630,497
Amortization Type:	Balloon	UW Economic Occupancy:	90.6%
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW Revenues:	$4,946,775
Lockbox:	CMA	UW Expenses:	$1,192,136
Additional Debt:	N/A	UW NOI:	$3,754,639
Additional Debt Balance:	N/A	UW NCF:	$3,570,876
Additional Debt Type:	N/A	Appraised Value / Per SF:	$54,100,000 / $173
		Appraisal Date:	12/9/2013

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$129
Taxes:	$0	$17,432	N/A	Maturity Date Loan / SF:	$107
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	74.6%
Replacement Reserves:	$0	$2,082	$74,955	Maturity Date LTV:	61.8%
TI/LC:	$0	$8,512	$306,444	UW NCF DSCR:	1.35x
Other:	$158,125	Springing	N/A	UW NOI Debt Yield:	9.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,575,000	74.3%	Purchase Price	$54,100,000	99.0%
Sponsor Equity	14,046,367	25.7	Closing Costs	363,242	0.7
			Upfront Reserves	158,125	0.3
Total Sources	$54,621,367	100.0%	Total Uses	$54,621,367	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Foothill Crossing loan has an outstanding principal balance of approximately $40.4 million and is secured by a first mortgage lien on a 312,307 square foot, anchored retail center located in Rancho Cucamonga, California. The loan has a 10-year term and amortizes on a 30-year schedule. The borrower acquired the Foothill Crossing property in October 2013 for a purchase price of $54.1 million.

The Borrower. The borrowing entity for the loan is FC Rancho, LLC, a Delaware limited liability company and a special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is Claus Dieckell. Claus Dieckell is the Founder and Chairman of Milan Capital Management and directs the firm’s overall investment strategy. Milan Capital Management is an investment real estate company that specializes in the acquisition, development and management of commercial and multifamily assets. Headquartered in Anaheim, California, Milan Capital Management focuses primarily on the Southern California market where it owns five retail properties, six office properties and two multifamily properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Foothill Crossing

The Property.  Foothill Crossing was built between 2004 and 2006 and is a 312,307 square foot anchored retail center located within the Inland Empire in Rancho Cucamonga, California. The property consists of 12 buildings across approximately 31.1 acres, consisting of four multi-tenant outparcel buildings and eight single tenant outparcel buildings. The property is anchored by Sears Grand (180,330 square feet), Total Wine & More (25,000 square feet) and Office Depot (20,000 square feet). Three of the eight single outparcel tenants (Sears Grand, Joe’s Crab Shack and Red Robin) own their respective improvements and lease the ground from the borrower. There are 1,775 collateral parking spaces at the property resulting in a parking ratio of 5.68 spaces per 1,000 square feet of net rentable area.

As of February 2014, the property was approximately 92.8% occupied by 16 tenants. The three anchor tenants combined account for approximately 47.7% of underwritten rent with no other tenant contributing more than 7.6% of underwritten rent. Average occupancy at the property since 2009 is equal to approximately 97.5% and has never fallen below 92.8% during that time. Of the 16 tenants, 14 tenants have at least one renewal option remaining. Six tenants, comprising 50,400 square feet, had reported full year sales for 2012 totaling approximately $21.1 million, resulting in sales per square foot of $419 and occupancy costs of 7.9%. Five of the six tenants reporting sales have increased their respective annual sales figure year over year since 2010. Additionally, a third party provider has estimated gross sales figures of approximately $31.2 million ($173 per square foot) and approximately $4.2 million ($208 per square foot) for Sears Grand and Office Depot for the trailing twelve month period ending November 2013, respectively, both of which were greater than their most recently reported national average sales per store and per square foot figures.

Foothill Crossing is located in an infill location adjacent to Interstate 15 (traffic count of 206,528 cars per day), along Foothill Boulevard (traffic count of 49,709 cars per day), approximately 45 miles east of downtown Los Angeles within the Inland Empire. The property is located just south of Victoria Gardens, a 1.5 million square foot open-air retail center with tenants that include Apple, Banana Republic, Bass Pro Shops Outdoor World, The Cheesecake Factory, Coach, Forever 21, H&M and Victoria’s Secret.

According to the appraisal, the population and average household income in 2013 within a one, three and five mile radius was 11,106, 115,268 and 267,989 and $90,136, $87,745 and $85,926, respectively. The appraisal concluded ground lease market rent for the Sears Grand parcel of $7.21 per square foot compared to $4.39 per square foot in ground rent currently paid by Sears Grand. Additionally, the appraisal concluded other ground lease market rents (excluding Sears Grand) ranging from $20.27 to $21.23 per square foot, junior anchor space market rent of $18.00 per square foot and shop space market rents ranging from $33.00 to $39.00 per square foot. According to the appraisal, the average in place rents are below the average market rents. According to the appraisal and as of third quarter 2013, the property’s trade area (three mile radius) consists of approximately ten million square feet of retail rentable building area and has an overall retail occupancy level of 94.9%. The appraisal has noted that there are no retail properties under construction in the local area that would be considered competitive with Foothill Crossing.

Historical and Current Occupancy(1)
2009	2010	2011	2012	Current(2)
99.2%	99.2%	99.2%	97.3%	92.8%
(1)	Historical Occupancies are as of December 31 of each respective year. Current Occupancy is as of February 21, 2014.
(2)
Current Occupancy includes the tenant US Bank, whose space was dark as of December 31, 2013. US Bank leases 2,500 square feet (0.8% of NRA) and its lease expires January 2015. US Bank is rated “A1,” “A+” and “AA-” by Moody’s, S&P and Fitch, respectively. US Bank continues paying rent for its space.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Base Rent	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Sears Grand(4)(5)	Caa1 / CCC+ / NA	180,330	57.7%	$4.83	23.0%	$173	2.8%	10/31/2024
Total Wine & More	NA / NA / NA	25,000	8.0%	$24.20	15.9%	$398	6.1%	10/31/2019
Office Depot(5)	Caa1 / B- / NA	20,000	6.4%	$16.75	8.8%	$208	8.1%	12/31/2020
Century 21	NA / NA / NA	15,000	4.8%	$16.80	6.6%	N/A	N/A	12/31/2020
Joe’s Crab Shack(4)	NA / NA / NA	7,400	2.4%	$18.24	3.6%	$496	4.4%	12/31/2024
Red Robin(4)	NA / NA / NA	7,067	2.3%	$20.24	3.8%	N/A	N/A	4/30/2020
Ortho Mattress	NA / NA / NA	6,000	1.9%	$47.97	7.6%	$130	42.0%	1/31/2020
Buffalo Wild Wings(6)	NA / NA / NA	5,500	1.8%	$41.40	6.0%	$1,108	4.4%	3/31/2015
The Vitamin Shoppe	NA / NA / NA	4,500	1.4%	$40.50	4.8%	N/A	N/A	12/31/2014
National Vision(7)	NA / B / NA	4,500	1.4%	$46.97	5.6%	$107	48.0%	6/30/2015
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for year-end 2012 unless otherwise noted.
(4)	Tenant owns respective improvements and leases the ground from the borrower.
(5)
Sales PSF and Occupancy Costs reflect estimated sales information provided by a third party provider dated November 2013. Estimated gross sales for Sears Grand and Office Depot were approximately $31.2 million and $4.2 million, respectively.

(6)
In addition to the minimum annual rent of $227,700 per year ($41.40 per square foot), Buffalo Wild Wings also pays percentage rent in an amount equal to 5.0% of annual sales above $3.3 million. For 2012, gross sales achieved by tenant equaled approximately $6.1 million.

(7)	National Vision is not in occupancy of approximately 45.0% of its leased space however the tenant continues to remain in compliance with its obligations under the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Foothill Crossing

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring (SF)	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring (SF)	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	22,510	7.2%	NAP	NAP	22,510	7.2%	NAP	NAP
2014	1	4,500	1.4	$182,256	4.8%	27,010	8.6%	$182,256	4.8%
2015	6	18,500	5.9	834,912	22.0	45,510	14.6%	$1,017,168	26.8%
2016	0	0	0.0	0	0.0	45,510	14.6%	$1,017,168	26.8%
2017	0	0	0.0	0	0.0	45,510	14.6%	$1,017,168	26.8%
2018	0	0	0.0	0	0.0	45,510	14.6%	$1,017,168	26.8%
2019	1	25,000	8.0	605,000	15.9	70,510	22.6%	$1,622,168	42.7%
2020	5	51,467	16.5	1,076,214	28.4	121,977	39.1%	$2,698,382	71.1%
2021	0	0	0.0	0	0.0	121,977	39.1%	$2,698,382	71.1%
2022	0	0	0.0	0	0.0	121,977	39.1%	$2,698,382	71.1%
2023	1	2,600	0.8	90,480	2.4	124,577	39.9%	$2,788,862	73.5%
2024	2	187,730	60.1	1,006,200	26.5	312,307	100.0%	$3,795,062	100.0%
2025 & Beyond	0	0	0.0	0	0.0	312,307	100.0%	$3,795,062	100.0%
Total	16	312,307	100.0%	$3,795,062	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$4,289,119	$4,312,739	$4,002,388	$3,928,515	$3,795,062	$12.15	69.5%
Vacant Income	0	0	0	0	457,890	1.47	8.4
Percentage Rent	62,149	71,999	97,323	139,651	139,651	0.45	2.6
Gross Potential Rent	$4,351,268	$4,384,738	$4,099,710	$4,068,165	$4,392,603	$14.07	80.5%
Total Reimbursements	518,092	934,795	903,445	871,233	1,067,414	3.42	19.5
Net Rental Income	$4,869,359	$5,319,533	$5,003,155	$4,939,398	$5,460,017	$17.48	100.0%
(Vacancy/Credit Loss)	(19,886)	(21,812)	(23,076)	(23,196)	(513,242)	(1.64)	(9.4)
Other Income	1,088	0	2,500	5,663	0	0.00	0.0
Effective Gross Income	$4,850,561	$5,297,721	$4,982,579	$4,921,865	$4,946,775	$15.84	90.6%

Total Expenses	$1,106,633	$1,099,513	$1,122,827	$1,291,367	$1,192,136	$3.82	24.1%

Net Operating Income	$3,743,928	$4,198,208	$3,859,752	$3,630,497	$3,754,639	$12.02	75.9%

Total TI/LC, Capex/RR	0	0	0	0	183,764	0.59	3.7
Net Cash Flow	$3,743,928	$4,198,208	$3,859,752	$3,630,497	$3,570,876	$11.43	72.2%
(1)	The TTM column represents the trailing-twelve months ending November 30, 2013.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Foothill Crossing

Property Management. The property is managed by Milan Capital Management, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited into escrow $158,125 for immediate repairs.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated real estate tax payments monthly, which currently equates to $17,432.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow will be waived so long as there is no event of default and the borrower provides the lender with evidence that the property is insured pursuant to an acceptable blanket insurance policy.

Replacement Reserves - On a monthly basis, the borrower is required to deposit $2,082 (approximately $0.21 per square foot annually after excluding ground leased space) for replacement reserves. The reserve is subject to a cap of $74,955 (approximately $0.64 per square foot after excluding ground leased space).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $8,512 (approximately $0.87 per square foot annually after excluding ground leased space) for TI/LC reserves. The reserve is subject to a cap of $306,444 (approximately $2.61 per square foot after excluding ground leased space).

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to the tenants at the property instructing them to deposit all rents and payments into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Triggering Event. During the continuance of a Triggering Event, all rents will be swept to a segregated cash management account and all excess cash flow after the payment of debt service and required reserves will be disbursed either (i) during the continuance of an Excess Cash Sweep Period, to an excess cash reserve account to be held as additional collateral for the loan or (ii) to the borrower.

A “Triggering Event” means a period commencing upon the earliest of (i) the occurrence of an event of default, (ii) the debt service coverage ratio being less than 1.15x for the trailing twelve month period and (iii) if twelve months prior to the expiration of the Sears Grand lease the Sears Grand space has not been released or the related lease has not been terminated.

An “Excess Cash Sweep Period” means a period commencing upon the earlier of (i) the debt service coverage ratio being less than 1.15x for the trailing twelve month period for two consecutive calendar quarters and (ii) if twelve months prior to the expiration of the Sears Grand lease the Sears Grand space has not been released or the related lease has not been terminated.

Release of Sears Grand Parcel. The borrower may release the Sears Grand parcel after July 6, 2014 upon satisfaction of, among other things, the following conditions: (i) payment of a release price equal to $10,500,000, (ii) the borrower delivers to lender 90 days notice to release the Sears Grand parcel, (iii) after giving effect to such release, the ratio of the outstanding loan balance on the mortgage loan and any mezzanine loan to value of the property will not be more than 75.0%, (iv) after giving effect to such release, the debt service coverage ratio will be equal to or greater than 1.30x, (v) after giving effect to such release, the net cash flow debt yield is not less than 8.45%, (vi) the transferee (which may be an affiliate of borrower) has leased or has a binding letter of intent for a lease with a Sears Grand Replacement Tenant and (vii) the borrower will (a) pay lender cash, a completion bond, or a letter of credit, in an amount equal to the Sears Grand re-tenanting costs (tenant improvements and leasing commissions), or (b) provide evidence that a lender has agreed to provide the transferee financing to pay for the Sears Grand re-tenanting costs.

Sears Grand Lease Termination. The borrower may terminate the Sears Grand lease and release Sears Grand from any liability under the Sears Grand lease or any related guaranty upon satisfaction of, among other things, the following conditions: (i) borrower has leased or has a binding letter of intent for a lease with a Sears Grand Replacement Tenant and (ii) the borrower pays lender cash, a completion bond, or a letter of credit, in an amount equal to the Sears Grand re-tenanting costs (tenant improvements and leasing commissions) that will be deposited in the TI/LC Reserves fund, plus any projected shortfalls as it relates to the proposed release of the Sears Grand parcel as calculated by lender to be deposited into a separate reserve as additional collateral for the loan.

Sears Grand Lease Buyout. The borrower may allow Sears Grand to transfer its interest under its lease (including a transfer to an affiliate of the borrower) upon satisfaction of, among other things, the following conditions: (i) the proposed transferee has leased or has a binding letter of intent for a lease with a Sears Grand Replacement Tenant and (ii) the borrower will (a) pay lender cash, a completion bond, or a letter of credit, in an amount equal to the Sears Grand re-tenanting costs (tenant improvements and leasing commissions) that will be deposited in the TI/LC Reserves fund, plus any projected shortfalls as it relates to the proposed release of the Sears Grand parcel as calculated by lender to be deposited into a separate reserve as additional collateral for the loan or (b) pay lender cash equal to any projected shortfalls as it relates to the proposed release of the Sears Grand parcel as calculated by lender and provide evidence to lender that a leasehold lender has agreed to provide the transferee financing to pay for the Sears Grand re-tenanting costs, which financing may be secured by the transferee’s interest in the Sears Grand lease.

If the above conditions have been satisfied, (i) the borrower may amend the terms of the Sears Grand lease provided that such amendment does not adversely affect rent or term, except that borrower may release Sears from any liability under the Sears Grand

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Foothill Crossing

lease or any related guaranty and (ii) the transferee may enter into leasehold financing with a leasehold lender to provide financing to pay for the Sears Grand re-tenanting costs, which financing may be secured by the transferee’s interest in the Sears Grand lease.

A “Sears Grand Replacement Tenant” means one or more Sears Grand replacement tenants acceptable to the lender with a minimum five year lease term beyond the loan’s maturity date which cumulatively equals 66.0% or more of the net rentable area of the Sears Grand parcel with total rent equal to or greater than the then current rent under the Sears Grand lease. The lender is required to approve Sears Grand replacement tenants that have (a) a credit rating equal to or greater than “BBB-“ by S&P and (b) operate 12 or more retail locations. In no event will lender be required to approve JCPenney as a Sears Grand replacement tenant.

Future Additional Debt. The members of the borrower may, in connection with, or after the termination of the Sears Grand lease (see “Sears Grand Lease Termination” section above) pledge up to 100.0% of its equity interest in the borrower as collateral for a mezzanine loan upon the satisfaction of, among other things, the following conditions: (i) no event of default has occurred and is continuing, (ii) the ratio of the outstanding loan balance of the mortgage loan and the mezzanine loan to the fair market value, will not exceed 75.0%, (iii) the ratio of the mezzanine loan to Sears Grand re-tenanting costs will not exceed 75.0%, (iv) the debt service coverage ratio (including the mortgage loan and mezzanine loan, and any replacement tenant lease(s) entered into in connection with such termination) will be no less than 1.30x, (v) the mezzanine lender will enter into a standard intercreditor agreement acceptable to lender and (vi) the borrower will provide written confirmation from the applicable rating agencies that such mezzanine loan will not cause a downgrade of the then-current rating of the securities.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Summit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Summit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Summit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Summit

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,000,000	Title:	Fee
Cut-off Date Principal Balance:	$40,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.8%	Net Rentable Area (SF):	370,868
Loan Purpose:	Acquisition	Location:	Reno, NV
Borrower:	G&I VII Reno Operating LLC	Year Built / Renovated:	2005 / N/A
Sponsor:	DRA G&I Fund VII Real Estate Investment Trust	Occupancy(1):	81.6%
		Occupancy Date:	12/31/2013
Interest Rate:	4.32200%	Number of Tenants:	67
Note Date:	12/19/2013	2011 NOI:	$4,835,872
Maturity Date:	1/1/2019	2012 NOI:	$4,650,275
Interest-only Period:	24 months	2013 NOI:	$4,430,425
Original Term:	60 months	UW Economic Occupancy(1):	82.3%
Original Amortization:	360 months	UW Revenues:	$8,274,012
Amortization Type:	IO-Balloon	UW Expenses:	$3,666,969
Call Protection:	L(28),Def(29),O(3)	UW NOI:	$4,607,042
Lockbox:	CMA	UW NCF:	$4,139,749
Additional Debt:	N/A	Appraised Value / Per SF(2):	$53,550,000 / $144
Additional Debt Balance:	N/A	Appraisal Date:	11/10/2013
Additional Debt Type:	N/A

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$108
Taxes:	$122,300	$61,150	N/A	Maturity Date Loan / SF:	$102
Insurance:	$0	Springing	N/A	Cut-off Date LTV(2):	74.7%
Replacement Reserves:	$6,181	$6,181	$148,344	Maturity Date LTV(2):	70.9%
TI/LC:	$2,000,000	$32,760	N/A	UW NCF DSCR(1):	1.74x
Other:	$155,967	$0	N/A	UW NOI Debt Yield(1):	11.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$40,000,000	72.0%	Purchase Price	$53,000,000	95.4%
Sponsor Equity	15,557,364	28.0	Upfront Reserves	2,284,448	4.1
			Closing Costs	272,916	0.5
Total Sources	$55,557,364	100.0%	Total Uses	$55,557,364	100.0%
(1)
Occupancy, UW Economic Occupancy and UW Revenues are based on the December 31, 2013 rent roll. On April 11, 2014, Coldwater Creek, which leases 4,562 square feet, filed for Chapter 11 bankruptcy protection with plans to close all of its stores.  The Occupancy, UW Economic Occupancy, UW NCF DSCR and UW NOI Debt Yield without this tenant would be 80.4%, 80.9%, 1.67x and 11.1%, respectively.

(2)
Based on the “hypothetical market as-is” value, which assumes a $2.0 million upfront future leasing reserve was escrowed at origination. At origination, $2.0 million was escrowed to cover such future costs and expenses. The “as-is” value assuming the upfront leasing reserve is not in place is $51.75 million, which results in a Cut-off Date LTV of 77.3% and Maturity Date LTV of 73.4%.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Summit loan has an outstanding principal balance of $40.0 million and is secured by a first mortgage lien on a 370,868 square foot portion of a retail center located in Reno, Nevada. The loan has a five-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule.

The Borrower. The borrowing entity for the loan is G&I VII Reno Operating LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan’s sponsor and nonrecourse carve-out guarantor is DRA G&I Fund VII Real Estate Investment Trust, an affiliate of DRA Advisors LLC (“DRA”). Founded in 1986, DRA is a real estate investment organization that specializes in value-added investing and management services for institutional and private investors. DRA’s portfolio currently includes approximately 42.0 million square feet of office, retail and industrial properties along with approximately 40,100 multifamily units. DRA currently has approximately $11.0 billion of assets under management.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Summit

The Property.  The Summit is a 600,063 square foot lifestyle center, of which 370,868 serves as collateral for the loan. The property is situated on approximately 53.9 acres and is anchored by a Dillard’s (199,519 square feet) and a 16 screen Century Theatres (49,605 square feet). Dillard’s, along with five developed outparcels, each of which own their own land and improvements, are excluded from the collateral for the loan.

The property was constructed in 2005 by affiliates of Bayer Properties, L.L.C. at an estimated cost of approximately $120.0 million and was financed by an approximately $94.0 million construction loan that was provided by a banking syndicate. Due to the recessionary effect on the property and the total debt encumbering the asset, the construction loan went into maturity default in 2009 and was restructured in 2010 with a 2-year extension. The restructured loan went into maturity default again in December of 2012 and the property was subsequently listed for sale in 2013. The property was purchased by DRA Advisors in December for approximately $53.0 million and the construction loan was paid off at a discount of approximately 46%.

As of December 2013, the collateral was approximately 81.6% occupied by 67 tenants. The property’s tenancy caters to mid to upscale customers, with tenants such as Apple, William-Sonoma, Coach, J. Jill, Pottery Barn, Banana Republic, Sephora, Talbots and White House / Black Market. The property also contains several restaurant tenants such as Buffalo Wild Wings and Fatburger. Sales per square foot and occupancy costs for tenants occupying less than 10,000 square feet were $451 and 6.7%, respectively, as of December 2013.

The Summit is located approximately 15 miles south of the Reno, Nevada central business district adjacent to Highway 395 and South Virginia Street.  Highway 395 is a six to eight-lane freeway, traversing the neighborhood in a north-south direction. This arterial connects the neighborhood with the City of Reno to the north, and Carson City to the south. Additionally, traffic between Reno and Lake Tahoe passes by the property when traveling on Highway 395. It is reported that approximately 120,000 vehicles travel along Highway 395 and South Virginia Street a day. According to the appraisal, the property has a primary trade area consisting of a 15 mile radius that contains approximately 374,000 people, with an estimated average household income of $59,071 as of 2013. The secondary trade area, defined as being within a 25 mile radius of the property, contains approximately 530,500 people with an estimated average household income of $61,353 as of 2013. The appraisal concluded per square foot market rents of $12.00 for junior anchor spaces, $15.00 for the theater space, $25.00 for restaurant tenants and $25.00 for in-line space. According to the appraisal, the property’s only direct competition is Meadowood Mall which is controlled by Simon Property Group.

Competitive Set Summary(1)
Property	Year Built	Total GLA	Est. 2012 Sales PSF	Est. 2012 Occ.	Proximity	Anchor Tenants
Meadowood Mall	1978	883,569	$425	90.0%	5 Miles	Macy’s, Sears, JCPenney
(1)	Per the appraisal.

Historical Occupancy, In-line Sales and Occupancy Costs
	2011	2012	2013
Occupancy(1)	89.2%	80.3%	81.6%
In-line Sales PSF(2)(3)	$460	$477	$451
Occupancy Costs(2)(4)	7.7%	6.8%	6.7%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.
(3)	In-line Sales PSF excluding Apple were $301, $306 and $296 for 2011, 2012 and 2013, respectively.
(4)	Occupancy Costs excluding Apple were 11.6%, 10.5% and 10.1% for 2011, 2012 and 2013, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Summit

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Non-Collateral Anchors
Dillard’s(4)	Ba3 / BB+ / BBB-	199,519	N/A	N/A	N/A	N/A	N/A

Top 10 Collateral Tenants
Century Theatres(5)	NA / BB- / NA	49,605	13.4%	$14.60	$377,802	12.0%	5/31/2022
Old Navy(6)	Baa3 / BBB- / BBB-	17,046	4.6%	$15.23	$203	7.5%	4/30/2016
Orvis(6)	NA / NA / NA	14,873	4.0%	$5.24	$65	8.0%	12/31/2014
Pottery Barn(6)	NA / NA / NA	11,597	3.1%	$27.65	$307	9.0%	1/31/2019
Gap and Gap Body(6)	Baa3 / BBB- / BBB-	11,232	3.0%	$15.79	$174	9.0%	3/31/2019
Charming Charlie	B2 / B- / NA	9,753	2.6%	$19.43	$181	10.8%	3/31/2021
Banana Republic(6)	Baa3 / BBB- / BBB-	7,266	2.0%	$16.06	$178	9.0%	3/31/2015
Lane Bryant	NA / NA / NA	7,204	1.9%	$18.00	$208	16.1%	3/31/2016
Tilly’s	NA / NA / NA	6,533	1.8%	$36.00	$238	21.7%	11/30/2016
Victoria’s Secret	Ba2 / BB+ / BB+	6,034	1.6%	$22.00	$573	6.3%	3/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for 2013 for all tenants.
(4)	Dillard’s owns its own land and improvements and is excluded from the collateral for the loan.
(5)	Sales PSF reflects sales per screen for Century Theatres. Sales per screen is based on a total of 16 screens.
(6)	Old Navy, Orvis, Pottery Barn, Gap and Gap Body and Banana Republic pay a percentage of sales in lieu of base rent. Base Rent PSF represents percentage rent based on 2013 sales.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	68,056	18.4%	NAP	NAP	68,056	18.4%	NAP	NAP
2014 & MTM	4	20,089	5.4	$110,000	2.2%	88,145	23.8%	$110,000	2.2%
2015	4	17,024	4.6	57,195	1.2	105,169	28.4%	$167,195	3.4%
2016	29	110,587	29.8	2,184,588	44.3	215,756	58.2%	$2,351,783	47.7%
2017	10	28,694	7.7	576,716	11.7	244,450	65.9%	$2,928,499	59.4%
2018	5	13,262	3.6	299,340	6.1	257,712	69.5%	$3,227,838	65.4%
2019	7	39,848	10.7	490,406	9.9	297,560	80.2%	$3,718,245	75.4%
2020	1	4,083	1.1	114,324	2.3	301,643	81.3%	$3,832,569	77.7%
2021	3	13,825	3.7	313,391	6.4	315,468	85.1%	$4,145,960	84.0%
2022	1	49,605	13.4	724,446	14.7	365,073	98.4%	$4,870,406	98.7%
2023	2	4,245	1.1	63,400	1.3	369,318	99.6%	$4,933,806	100.0%
2024	0	0	0.0	0	0.0	369,318	99.6%	$4,933,806	100.0%
2025 & Beyond	1	1,550	0.4	0	0.0	370,868	100.0%	$4,933,806	100.0%
Total	67	370,868	100.0%	$4,933,806	100.0%
(1)	Based on the underwritten rent roll.
(2)	Base Rent Expiring does not include rent from 12 tenants totaling 87,777 square feet that pay a percentage of sales in lieu of base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Summit

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$5,790,568	$5,056,536	$4,986,698	$5,239,537	$4,933,806	$13.30	51.4%
Vacant Income	0	0	0	0	1,701,400	4.59	17.7
Gross Potential Rent	$5,790,568	$5,056,536	$4,986,698	$5,239,537	$6,635,206	$17.89	69.1%
Total Reimbursements	1,651,541	1,434,715	1,367,747	1,462,992	1,443,312	3.89	15.0
Percentage Rent(3)	1,695,775	1,711,307	1,797,642	1,401,998	1,527,611	4.12	15.9
Net Rental Income	$9,137,884	$8,202,558	$8,152,087	$8,104,527	$9,606,129	$25.90	100.0%
(Vacancy/Credit Loss)	(52,522)	(401)	(167,405)	(31,438)	(1,701,400)	(4.59)	(17.7)
Other Income	722,144	631,734	592,318	396,288	369,283	1.00	3.8
Effective Gross Income	$9,807,506	$8,833,891	$8,577,000	$8,469,377	$8,274,012	$22.31	86.1%

Total Expenses	$4,419,703	$3,998,019	$3,926,725	$4,038,952	$3,666,969	$9.89	44.3%

Net Operating Income	$5,387,803	$4,835,872	$4,650,275	$4,430,425	$4,607,042	$12.42	55.7%

Total TI/LC, Capex/RR	0	0	0	0	467,294	1.26	5.6
Net Cash Flow	$5,387,803	$4,835,872	$4,650,275	$4,430,425	$4,139,749	$11.16	50.0%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)
Underwritten Rents in Place are based on the December 31, 2014 rent roll. One tenant, Coldwater Creek, filed for Chapter 11 bankruptcy protection on April 11, 2014 and plans to close all of its stores. Coldwater Creek’s underwritten annual base rent of $123,174 is included in Underwritten Rents in Place.

(3)	Underwritten Percentage Rent includes 12 tenants totaling 87,777 square feet that pay a percentage of sales in lieu of base rent and two tenants that are paying overage rent.

Property Management. The property is managed by Bayer Properties, L.L.C.

Escrows and Reserves. At origination, the borrower deposited into escrow $2.0 million to prefund the tenant improvement and leasing commission reserve, $155,967 for free rent associated with five tenants, $122,300 for real estate taxes and $6,181 for upfront replacement reserves.

Tax Escrows - The borrower is required to escrow 1/12 of the annual estimated real estate tax payments monthly, which currently equates to $61,150.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no Cash Sweep Event has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured under a blanket policy as set forth in the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $6,181 (approximately $0.20 per square foot annually) for replacement reserves. The replacement reserve is subject to a cap of $148,344 (approximately $0.40 per square foot).

TI/LC Reserves - At origination, the borrower deposited $2.0 million to prefund the TI/LC reserve account. In addition, the borrower is required to deposit into the TI/LC reserve account $32,760 per month (approximately $1.06 per square foot annually).

A “Cash Sweep Event” means any of the following: (i) an event of default under the loan documents, (ii) any bankruptcy action of the borrower or an affiliated property manager or (iii) the DSCR as calculated in the loan documents based on the trailing three-month period falls below 1.40x.

Lockbox / Cash Management.  The loan is structured with a CMA lockbox. At origination the borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. In the event of a Cash Sweep Event, the borrower and cash management bank are required to set up a segregated cash management account to be held in trust and for the benefit of lender. The lender will have a first priority security interest in the cash management account. Upon the occurrence and continuation of a Cash Sweep Event, all funds deposited into the lockbox will be swept to the cash management account for payment of debt service, required reserves and operating expenses, with the remaining balance to be held as additional collateral for the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Centreville Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$38,297,000	Title:	Fee
Cut-off Date Principal Balance(1):	$38,150,689	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	311,989
Loan Purpose:	Refinance	Location:	Centreville, VA
Borrower:	Centreville Square Project Limited	Year Built / Renovated:	1989 / N/A
	Partnership	Occupancy(2):	95.5%
Sponsor:	Albert J. Dwoskin	Occupancy Date:	2/28/2014
Interest Rate:	4.98000%	Number of Tenants:	109
Note Date:	3/4/2014	2011 NOI:	$6,571,757
Maturity Date:	4/1/2034	2012 NOI:	$6,204,250
Interest-only Period:	None	2013 NOI(3):	$5,831,425
Original Term:	240 months	UW Economic Occupancy:	94.6%
Original Amortization:	240 months	UW Revenues:	$10,305,000
Amortization Type:	Fully Amortizing	UW Expenses:	$2,867,164
Call Protection:	L(24),Grtr1%orYM(192),O(24)	UW NOI(3):	$7,437,836
Lockbox:	Springing	UW NCF:	$6,967,140
Additional Debt:	Yes	Appraised Value / Per SF(4):	$105,000,000 / $337
Additional Debt Balance:	$21,703,000	Appraisal Date:	4/5/2014
Additional Debt Type:	Non-Pooled Component

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$192
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$3
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	57.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV(4):	1.0%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.47x
Other(5):	$2,937,963	$0	N/A	UW NOI Debt Yield:	12.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$60,000,000	100.0%	Payoff Existing Debt	$54,251,647	90.4%
			Upfront Reserves	2,937,963	4.9
			Return of Equity	2,282,545	3.8
			Closing Costs	527,845	0.9
Total Sources	$60,000,000	100.0%	Total Uses	$60,000,000	100.0%
(1)
Centreville Square is part of a loan divided into a Pooled Component and a Non-Pooled Component with an aggregate principal balance of approximately $59.9 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $59.9 million Centreville Square Whole Loan.

(2)	Occupancy includes one tenant, Lotte Plaza Supermarket, occupying 49,631 square feet, which has executed a lease and has begun paying rent but is not expected to take occupancy until May 2014.
(3)	UW NOI is higher than 2013 NOI primarily due to 17 new leases beginning in 2013 totaling 86,069 square feet that account for approximately $1.7 million in annual rent.
(4)
Based on the “as-stabilized” value as of April 5, 2014, which assumes that Lotte Plaza Supermarket has completed its $2.0 million of tenant improvements. The “as-is” value assuming Lotte Plaza Supermarket has not completed its tenant improvements is $102.0 million, which results in a Cut-off Date LTV of 58.7% and Maturity Date LTV of 1.0%.

(5)
The initial other Escrows and Reserves consists of approximately $2.86 million for outstanding tenant improvement and leasing commissions associated with 17 tenants and $74,463 for outstanding rent abatements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Centreville Square

The Loan. The Centreville Square loan is secured by a first mortgage lien on a 311,989 square foot grocery anchored retail center in Centreville, Virginia. The loan has an outstanding principal balance of approximately $59.9 million (the “Centreville Square Whole Loan”) and will be split into a $38.2 million Pooled Component and a $21.7 million Non-Pooled Component for purposes of determining distributions to the Certificates. The Pooled Component will be pooled together with the other mortgage loans, and interest and principal allocated in respect of the Pooled Component will be available to make distributions in respect of each class of Certificates other than Class CSQ Certificates. Interest and principal allocated in respect of the Non-Pooled Component will be payable only to the Class CSQ Certificates. Interest will be paid to the Pooled Component and Non-Pooled Component pro rata. Principal will be paid to the Pooled Component until paid to zero and then to the Non-Pooled Component unless a pro rata payment event occurs as described in the Free Writing Prospectus. The Centreville Square Whole Loan has a 20-year term and amortizes on a 20-year schedule. The previously existing debt was securitized in the COMM 2004-LB3A transaction.

The loan’s sponsor and nonrecourse carve-out guarantor is Albert J. Dwoskin. Mr. Dwoskin is the founder and CEO of A.J. Dwoskin & Associates, Inc., (“A.J. Dwoskin”) a real estate company that was founded in 1967. A.J. Dwoskin is a fully integrated real estate company with acquisition, construction, property management, leasing and asset management capabilities. Mr. Dwoskin’s current portfolio includes over 1.4 million square feet of retail and office space as well as 1,800 apartment units.

The Property. Centreville Square is a 311,989 square foot, grocery anchored retail center located in Centreville, Virginia. The property was constructed by the loan sponsor in two phases; phase 1, which totals 109,003 square feet, was built in 1989 and phase II, which totals 202,986 square feet, was built in 1991. Centreville Square consists of 14 single-story buildings on a 29.5 acre site. Additionally, there are 1,633 surface parking spaces at the property that constitute collateral, resulting in a parking ratio of 5.24 spaces per 1,000 square feet of net rentable area. The borrower has a current basis of approximately $53.1 million and plans on spending $2.1 million on capital improvements in 2014, including $1.9 million on roof replacements which will be phased in over the next three years.

As of February 2014, the collateral was approximately 95.5% leased by 109 tenants. The grocery anchored retail center consists of a mix of various national and local tenants, many of which cater to the Asian-American community. According to the appraisal and CoStar, within a three- and five- mile radius of the property are approximately 96,473 and 207,679 people respectively, of which approximately 25.6% and 21.2% of the population are Asian-American. Since the start of 2013, the borrower has signed 17 new leases and five renewal/expansion leases for a total of 103,738 square feet (33.3% of the net rentable area). The property is anchored by a Lotte Plaza Supermarket (“Lotte”) (15.9% of the net rentable area). Lotte executed a 15-year lease in July 2013 and is currently completing a $2.0 million build out with an expected store opening in May 2014. The second largest tenant, Columbia College (3.7% of the net rentable area), has multiple leases at the property. In total, Columbia College has 3,393 square feet expiring in December 2020 and 8,140 square feet expiring in May 2021. A portion of the Columbia College space is used for an English as a second language training program and the other space is used as a cosmetology training school. The third largest tenant, Party Depot (3.5% of the net rentable area), has a lease through January 2020 with one five-year renewal option remaining. Additional tenants at the property include Advance Auto Parts, Sleepy’s, Suntrust Bank, Wells Fargo, Panda Express and Five Guys.

The Lotte space was previously leased to another grocer, Grand Mart International, which departed in April 2013 after the borrower chose not to renew its lease. Lotte is an international supermarket chain owned by Sungwon Inc., which caters to the Asian-American community with 17 domestic locations in seven states as well as stores in Japan, Korea and China. Lotte is headquartered in Columbia, Maryland and operates six stores in Maryland and three stores in Virginia. The Lotte lease provides for $1.00 per square foot rent increases at the start of lease years three, five, nine and 13 as well as three five-year renewal options. In addition to base rent, the lease also allows for percentage rent of 1.0% for sales exceeding $30.0 million ($604 per square foot). The borrower was provided sales for two other Lotte stores located in Chantilly, Virginia (opened in 2008) and Ellicott City, Maryland (opened in 1999) that reported average sales of $673 per square foot with gross sales of approximately $35.8 million and occupancy costs of 3.1%.

The Market. The property is located on the south side of Lee Highway near the Interstate 66 interchange in downtown Centreville, Virginia, a suburb of Fairfax County approximately 20 miles west of Washington, D.C. The property’s location provides access to the Northern Fairfax County employment centers of Arlington, Alexandria, Tysons Corner and the Dulles Corridor, as well as Washington D.C. Land use surrounding the property primarily consists of retail, office and multifamily. According to the appraisal, the propertys’ estimated 2013 population and median household income within one-, three- and five- mile radius was 25,715, 96,473 and 207,679 and $76,995, $109,159 and $100,603, respectively. According to the appraisal, the property is located in the Suburban Fairfax County retail submarket. The submarket contains approximately 12.9 million square feet and accounts for 32.3% of the total Northern Virginia inventory. The submarket reports a vacancy rate of 5.4% which is below the regional average of 6.4% as of the end of 2013. The average effective rental rate within the submarket of $28.41 is above the regional average of $24.55 per square foot. The appraisal identified five competitive properties built between 1983 and 1999 that range in size from 46,955 to 312,277 square feet. The competitive set reported an average occupancy of approximately 89.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Centreville Square

Tenant Summary(1)(2)
Tenant	Ratings(3) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Lotte Plaza Supermarket(4)	NA / NA / NA	49,631	15.9%	$14.00	3/31/2029
Columbia College(5)	NA / NA / NA	11,533	3.7%	$23.25	5/31/2021
Party Depot	NA / NA / NA	11,000	3.5%	$15.25	1/31/2020
Advance Auto Parts(6)	Baa3 / BBB- / NA	9,137	2.9%	$12.00	8/31/2018
Minnieland Private Day School	NA / NA / NA	9,111	2.9%	$25.60	9/30/2015
Clock Tower Thrift Shop	NA / NA / NA	8,000	2.6%	$26.00	4/30/2019
Hutchison & Gorman	NA / NA / NA	7,019	2.2%	$30.18	5/31/2024
Sleepy’s	NA / NA / NA	6,735	2.2%	$24.19	11/30/2023
Iron Age Restaurant	NA / NA / NA	5,749	1.8%	$25.00	9/30/2023
New Kang Chon Restaurant	NA / NA / NA	5,278	1.7%	$25.29	2/28/2023

(1)	Based on the underwritten rent roll.
(2)	Sales information is not available for any tenants.
(3)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(4)	Lotte Plaza Supermarket has an executed lease and has begun paying rent but is not expected to take occupancy until May 2014.
(5)
Columbia College has multiple leases at the property and the expiration date listed above reflects the expiration date of the largest space that Columbia College occupies. In total, Columbia College has 3,393 square feet expiring in December 2020 and 8,140 square feet expiring in May 2021.

(6)
Advance Auto Parts is currently in a co-tenancy period under its lease due to the temporary vacancy of the Lotte Plaza Supermarket space. Under its lease, Advance Auto Parts has the right to pay reduced rent or terminate its lease, but the tenant has not sent notice to the borrower that it intends to exercise any remedies. The co-tenancy period will end when Lotte Plaza Supermarket is in occupancy.

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$8,403,685	$8,394,378	$8,778,977	$8,421,824	$26.99	77.9%
Vacant Income	0	0	0	405,807	1.30	3.8
Gross Potential Rent	$8,403,685	$8,394,378	$8,778,977	$8,827,631	$28.29	81.7%
Total Reimbursements	1,789,515	1,354,542	1,446,661	1,976,876	6.34	18.3
Net Rental Income	$10,193,200	$9,748,920	$10,225,638	$10,804,507	$34.63	100.0%
(Vacancy/Credit Loss)	(1,247,960)	(1,161,225)	(1,710,809)	(583,443)	(1.87)	(5.4)
Other Income	25,996	99,436	175,041	83,936	0.27	0.8
Effective Gross Income	$8,971,236	$8,687,131	$8,689,870	$10,305,000	$33.03	95.4%

Total Expenses	$2,399,479	$2,482,881	$2,858,445	$2,867,164	$9.19	27.8%

Net Operating Income	$6,571,757	$6,204,250	$5,831,425	$7,437,836	$23.84	72.2%

Total TI/LC, Capex/RR	246,847	1,330	405,277	470,696	1.51	4.6
Net Cash Flow	$6,324,910	$6,202,920	$5,426,148	$6,967,140	$22.33	67.6%

Occupancy(3)(4)	88.8%	85.1%	95.7%	94.6%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place are higher than 2013 primarily due to 17 new leases beginning in 2013 totaling 86,069 square feet that account for approximately $1.7 million in annual rent.
(3)
The property was 94.0% occupied in 2009 and 95.4% occupied in 2010. According to the borrower, the decrease in occupancy in 2011 and 2012 was due to two reasons: (i) the borrower elected to begin replacing tenants run by local operators with national chains and (ii) some tenants chose to vacate knowing the previous grocer, Grand Mart International, had a lease expiration in April 2013.

(4)	2013 and Underwritten Occupancy includes one tenant, Lotte Plaza Supermarket, which has an executed lease and has begun paying rent but is not expected to take occupancy until May 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Muncie Mall

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$37,000,000	Title:	Fee
Cut-off Date Principal Balance:	$36,948,490	Property Type - Subtype:	Retail - Regional Mall
% of Pool by IPB:	2.6%	Net Rentable Area (SF):	515,970
Loan Purpose:	Refinance	Location:	Muncie, IN
Borrower:	Muncie Mall, LLC	Year Built / Renovated:	1971 / 1997
Sponsor:	Simon Property Group, L.P.	Occupancy:	98.6%
Interest Rate:	4.19200%	Occupancy Date:	2/2/2014
Note Date:	3/14/2014	Number of Tenants:	56
Maturity Date:	4/1/2021	2011 NOI:	$5,430,800
Interest-only Period:	None	2012 NOI:	$5,739,693
Original Term:	84 months	2013 NOI:	$5,292,263
Original Amortization:	360 months	UW Economic Occupancy:	91.5%
Amortization Type:	Balloon	UW Revenues:	$7,328,420
Call Protection:	L(25),Def(52),O(7)	UW Expenses:	$2,179,539
Lockbox:	CMA	UW NOI:	$5,148,881
Additional Debt:	N/A	UW NCF:	$4,607,112
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$73,000,000 / $141
Additional Debt Type:	N/A	Appraisal Date:	2/26/2014

Escrows and Reserves	Financial Information
Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$72
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$62
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	50.6%
Replacement Reserves:	$0	Springing	$386,892	Maturity Date LTV:	44.0%
TI/LC:	$0	Springing	$1,238,328	UW NCF DSCR:	2.12x
Other(1):	$375,000	$0	N/A	UW NOI Debt Yield:	13.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$37,000,000	100.0%	Return of Equity	$36,112,605	97.6%
Closing Costs	512,395	1.4
Upfront Reserves	375,000	1.0
Total Sources	$37,000,000	100.0%	Total Uses	$37,000,000	100.0%
(1)	Initial Other Escrows and Reserves represents an upfront environmental reserve. See “Environmental Assessment” below.

The Loan. The Muncie Mall loan has an outstanding principal balance of approximately $36.9 million and is secured by a first mortgage lien on a 515,970 square foot single-story regional mall in Muncie, Indiana. The loan has a seven-year term and amortizes on a 30-year schedule. The property was previously unencumbered.

The loan’s sponsor and nonrecourse carve-out guarantor is Simon Property Group, L.P., an affiliate of Simon Property Group, Inc. (“SPG”). SPG was founded in 1960 and is headquartered in Indianapolis, Indiana. SPG (NYSE: SPG, rated A3 / A by Moody’s / S&P) is an S&P 100 company and the largest public real estate company in the world. SPG currently owns or has an interest in 325 retail real estate properties in North America and Asia comprising 243 million square feet. In December 2013, SPG announced plans to spin off all of its strip center business and smaller enclosed malls into an independent, publicly traded REIT and Muncie Mall was on the list of assets to be included in the spin-off. Simon has the right to transfer sponsorship to its proposed spin-off REIT, to be known as Washington Prime Group Inc. (“WPG”). WPG is expected to own or have an interest in 54 strip centers and 44 malls totaling 53.0 million square feet in 23 states. As of September 30, 2013, occupancy at these prospective strip centers and malls is 94.2% and 90.4%, respectively. WPG will be led by CEO Mark Ordan, who held prior leadership roles with Fresh Fields, Federal Realty Investment Trust, Sunrise Senior Living and The Mills Corporation. For additional detail see “Spin-off” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Muncie Mall

The Property.  Muncie Mall is a 635,970 square foot enclosed regional mall, of which 515,970 square feet serves as collateral for the loan. The property is situated on approximately 53.4 acres in Muncie, Indiana, approximately 60 miles northeast of Indianapolis. The property is anchored by Sears (129,800 square feet), Macy’s (120,000 square feet), JCPenney (105,956 square feet) and Carson’s (80,000 square feet). Each of the anchors is included in the collateral for the loan except Macy’s, which owns its own land and improvements. Additionally, there are 3,428 surface parking spaces at the property which are included in the collateral, resulting in a parking ratio of 6.65 spaces per 1,000 square feet of net rentable area. Constructed in 1971, the property was most recently renovated and expanded in 1997.

As of February 2, 2014, the portion of the property serving as collateral for the loan was approximately 98.6% occupied by 56 tenants. Gross mall sales for all tenants that reported in 2013 were approximately $60.4 million. In-line sales per square foot for comparable stores less than 10,000 square feet were approximately $283, $277, $304 and $301 in 2010, 2011, 2012 and 2013, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 13.9%, 14.5%, 13.5% and 12.7%, respectively.

The Market.  Muncie Mall is located in Muncie, Indiana, approximately 60 miles northeast of downtown Indianapolis, and is one of only two regional malls within an approximately 35-mile radius. The other mall, Mounds Mall, is approximately 24 miles from the property and has a vacant anchor box that was occupied by Sears until 2012 and is approximately 65.0% occupied. Muncie Mall is located just off of McGalliard Road which connects to Interstate 69, approximately 10 miles to the west. According to the appraisal, the property is located in the Muncie MSA, with its largest employers coming from a variety of industries including education, healthcare, transportation/utilities and government. The property is located approximately three miles from Ball State University, a 21,000 student university offering 180 undergraduate and 100 graduate and masters degrees. According to the appraisal, the property has a primary trade area consisting of a five-mile radius that contains approximately 83,223 people, with a median household income of $31,247 as of 2013. The secondary trade area, defined as being within a 20-mile radius of the property, contains approximately 247,997 people with a median household income of $36,038 as of 2013. According to the appraisal, the property’s primary competition consists of the five properties detailed in the table below.

Competitive Set Summary(1)
Property	Year Built / Renovated	Total GLA	Est. Occ.	Proximity	Anchor Tenants
Castleton Square	1972 / 2012	1,371,000	98.0%	51 miles	Macy’s, Von Maur, JCPenney, Sears, Dick’s Sporting Goods, AMC Theatres
Five Points Mall	1978 / 2009	464,827	N/A	40 miles	Carson’s
Hamilton Town Center	2008 / N/A	655,490	95.0%	41 miles	JCPenney, Dick’s Sporting Goods
Mounds Mall	1965 / 2003	300,000	65.0%	24 miles	Carson’s
Washington Square	1974 / 1999	965,000	N/A	55 miles	Sears, Target, Burlington, Dick’s Sporting Goods, AMC Theatres
Total / Weighted Average		3,756,317	92.9%
(1)	Per the appraisal.

Historical and Current Occupancy(1)
2009	2010	2011	2012	Current(2)
93.0%	95.3%	96.1%	97.1%	98.6%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of February 2, 2014.

In-line Sales and Occupancy Costs(1)
	2010	2011	2012	2013
In-line Sales PSF	$283	$277	$304	$301
Occupancy Costs	13.9%	14.5%	13.5%	12.7%
(1)	In-line Sales PSF and Occupancy Costs are for comparable tenants less than 10,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Muncie Mall

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Anchor Tenants
Sears	Caa1 / CCC+ / B-	129,800	25.2%	$1.51	$60	2.5%	8/31/2019
Macy’s(4)	Baa2 / BBB+ / BBB	120,000	N/A	N/A	N/A	N/A	N/A
JCPenney(5)	Caa1 / CCC+ / CCC	105,956	20.5%	$2.50	$71	4.3%	1/31/2017
Carson’s	NA / NA / NA	80,000	15.5%	$4.00	$58	7.5%	1/31/2018
Total:		435,756

Top 5 Non-Anchor Tenants
Shoe Dept. Encore	NA / NA / NA	24,550	4.8%	$6.59	$60	11.0%	4/30/2021
Books-A-Million	NA / NA / NA	16,462	3.2%	$11.50	$104	12.5%	1/31/2017
The Finish Line	NA / NA / NA	9,855	1.9%	$23.93	$328	12.4%	2/29/2020
MCL Cafeteria	NA / NA / NA	9,568	1.9%	$13.50	$205	8.8%	12/31/2016
Dress Barn(6)	NA / NA / NA	8,742	1.7%	$12.87	N/A	N/A	12/31/2023
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending December 31, 2013 for all tenants.
(4)	Macy’s owns its own land and improvements and is excluded from the collateral for the loan.
(5)	JCPenney Sales PSF are based on the trailing twelve month period ending January 2014.
(6)	Dress Barn opened for business in October 2013, therefore full year Sales PSF and Occupancy Costs are not available.

Operating History and Underwritten Net Cash Flow
	2010	2011	2012	2013	Underwritten	Per Square Foot	%(1)
Rents in Place(2)	$4,249,301	$4,364,462	$4,577,061	$4,563,712	$4,895,182	$9.49	66.6%
Vacant Income	0	0	0	0	327,015	0.63	4.4
Gross Potential Rent	$4,249,301	$4,364,462	$4,577,061	$4,563,712	$5,222,197	$10.12	71.0%
Total Reimbursements	2,182,847	2,373,243	2,398,494	2,124,114	2,127,949	4.12	29.0
Net Rental Income	$6,432,148	$6,737,705	$6,975,555	$6,687,826	$7,350,146	$14.25	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(626,245)	(1.21)	(8.5)
Other Income	716,843	689,599	725,131	584,759	604,518	1.17	8.2
Effective Gross Income	$7,148,991	$7,427,304	$7,700,686	$7,272,585	$7,328,420	$14.20	99.7%

Total Expenses	$1,696,863	$1,996,504	$1,960,993	$1,980,322	$2,179,539	$4.22	29.7%

Net Operating Income	$5,452,128	$5,430,800	$5,739,693	$5,292,263	$5,148,881	$9.98	70.3%

Total TI/LC, Capex/RR	0	0	0	0	541,769	1.05	7.4
Net Cash Flow	$5,452,128	$5,430,800	$5,739,693	$5,292,263	$4,607,112	$8.93	62.9%

Occupancy	95.3%	96.1%	97.1%	99.5%	91.5%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Rents in Place are higher than 2013 primarily due to 11 recently executed leases with start dates in 2013, totaling 32,282 square feet, which account for $648,533 in underwritten rent.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower was required to send tenant direction letters to tenants at the property instructing them to deposit all rents and payments directly to the lockbox account. Unless a Lockbox Event is continuing, all funds in the lockbox account are disbursed to an account controlled by the borrower. During a Lockbox Event, all funds in the lockbox account will be swept weekly to a segregated cash management account to be established upon the occurrence of a Lockbox Event and, in the case of clauses (i) and (ii) as described below in the definition of Lockbox Event, all excess cash flow after payment of debt service, required reserves, and budgeted operating expenses will be held in trust for the benefit of the lender in accordance with a cash management agreement executed at closing. The lender will have a first priority security interest in the cash management account.

A “Lockbox Event” means: (i) the occurrence of an event of default; (ii) any bankruptcy action of the borrower or property manager, (iii) a DSCR Trigger Event or (iv) an Anchor Trigger Event.

A “DSCR Trigger Event” means the DSCR as calculated in the loan documents based on the trailing four calendar quarters falls below 1.60x for two consecutive calendar quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-88

Annex A-3	JPMBB 2014-C19

Muncie Mall

An “Anchor Trigger Event” means: (i) Macy’s goes dark, vacates or abandons its parcel (ii) Sears fails to renew its lease one year prior to the lease expiration or goes dark, vacates or abandons its parcel (iii) Carson’s fails to renew its lease one year prior to the lease expiration or goes dark, vacates or abandons its parcel or (iv) JCPenney fails to renew its lease six months prior to the lease expiration or goes dark, vacates or abandons its parcel.

Spin-off. SPG intends to spin off its strip center properties and smaller enclosed malls that is expected to be completed in the second quarter of 2014 (the “Spin-off”). Muncie Mall will be one of the properties included in the Spin-off. In connection with the Spin-off, SPG intends to transfer all of their indirect interests in the Borrower to Washington Prime Group Inc. (“Washington Inc.”) and/or Washington Prime Group, L.P. (“Washington LP”) through certain distributions of common shares and limited partnership units.  Any transfers of interest in connection with the Spin-off are permitted without the consent of the lender under the loan documents if certain conditions set forth in the loan documents are satisfied, including, without limitation that within 15 days of the Spin-off, the Borrower delivers a replacement guaranty agreement from a Washington Key Principal in the same form as was delivered at origination (such replacement guaranty agreement is required to cover any liability arising from and after the origination date and upon delivery of such replacement guaranty, the lender is required to release the guaranty agreement delivered by the non-recourse carve-out guarantor at origination).

A “Washington Key Principal” means one or more of (i) Washington Inc. (ii) Washington LP, (iii) such other entity that is the resulting real estate investment trust entity upon completion of the Spin-off, so long as, in the case of any entity under clauses (i) – (iii) above, such entity is substantially similar with respect to the number of assets owned and total asset value, all as contemplated in Form 10 (each entity described in clauses (i), (ii) and (iii) of this definition, as the context may require, “Washington”), and (iv) any subsidiary of Washington; provided that Washington directly or indirectly owns at least 51% of such subsidiary and controls the day-to-day decision making of such subsidiary, notwithstanding that one or more third parties may have rights to participate in major decisions of such subsidiary.

Environmental Assessment. The environmental assessment obtained at origination of the loan reported that three motor oil underground storage tanks (“USTs”) were previously removed from the Sears Auto Center tenant space and each of those three USTs received “No Further Action” classification from the Indiana Department of Environmental Management.  However, no information was available regarding any subsurface evaluation for any potential contamination.  Additionally, the Sears Auto Center uses a trench drain, and an oil/water separator, and has approximately thirteen out-of-service below-ground hydraulic lifts.  Based on the lack of documentation regarding the condition of the former gasoline UST and on the long term use of the lifts and other items in association with motor vehicle maintenance, the assessment recommended further investigation as to any potential impacts.  The assessment estimated that in the event that soil and groundwater impacts require remediation, the estimated costs would be $300,000. At origination, the lender required the borrower to escrow $375,000 for such potential costs. In addition to the environmental reserve, the mortgage loan documents require the borrower to obtain a Phase II environmental assessment for the property and, to the extent that there is any contamination, remediate any issues in accordance with applicable laws.  To date, the recommended Phase II has not been completed. We cannot assure you that the borrower will obtain the required Phase II assessment or that the reserve will be sufficient for any remediation that might be required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2014-C19

Residence Inn Anaheim

200
200
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$34,000,000	Title:	Fee
Cut-off Date Principal Balance:	$34,000,000	Property Type - Subtype:	Hotel - Extended Stay
% of Pool by IPB:	2.4%	Net Rentable Area (Rooms):	200
Loan Purpose:	Refinance	Location:	Garden Grove, CA
Borrower:	Chatham Rigg LLC	Year Built / Renovated:	2003 / 2013
Sponsor:	Chatham Lodging Trust	Occupancy / ADR / RevPAR:	80.0% / $157.70 / $126.17
Interest Rate:	4.79000%	Occupancy / ADR / RevPAR Date:	1/31/2014
Note Date:	3/21/2014	Number of Tenants:	N/A
Maturity Date:	4/6/2024	2011 NOI(1):	$2,911,582
Interest-only Period:	24 months	2012 NOI(1):	$3,256,747
Original Term:	120 months	2013 NOI(1):	$3,518,795
Original Amortization:	360 months	TTM NOI (as of 1/2014)(1):	$3,553,808
Amortization Type:	IO-Balloon	UW Occupancy / ADR / RevPAR:	80.0% / $157.70 / $126.17
Call Protection:	L(25),Def(91),O(4)	UW Revenues:	$9,855,832
Lockbox:	CMA	UW Expenses:	$6,413,502
Additional Debt:	N/A	UW NOI:	$3,442,330
Additional Debt Balance:	N/A	UW NCF:	$3,442,330
Additional Debt Type:	N/A	Appraised Value / Per Room:	$52,600,000 / $263,000
		Appraisal Date:	2/21/2014

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$170,000
Taxes:	$47,137	$47,137	N/A	Maturity Date Loan / Room:	$146,306
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.6%
FF&E Reserves:	$0	4% of Gross Revenues	N/A	Maturity Date LTV:	55.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.61x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.1%

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan		$34,000,000	100.0%	Payoff Existing Debt	$32,357,785	95.2%
				Return of Equity	1,130,760	3.3
				Closing Costs	464,318	1.4
				Upfront Reserves	47,137	0.1
Total Sources		$34,000,000	100.0%	Total Uses	$34,000,000	100.0%
(1)
TTM NOI increase from 2011 NOI is primarily due to increase in the average daily rate. The average daily rate was approximately $140.33, $146.87, $156.93 and $157.70 for 2011, 2012, 2013 and 1/2014 TTM, respectively.

The Loan. The Residence Inn Anaheim loan has an outstanding principal balance of $34.0 million and is secured by a first mortgage lien on a 200-room extended stay hotel in Garden Grove, California. The loan has a 10-year term, and subsequent to a 24-month interest-only period, amortizes on a 30-year schedule. The loan’s sponsor and nonrecourse carve-out guarantor is Chatham Lodging Trust (“Chatham”), a self-advised REIT that was organized to invest in extended stay hotels and premium-branded, select service hotels. As of year-end 2013, Chatham owned interests in 77 hotels totaling 10,686 rooms/suites, comprised of 25 wholly-owned hotels with an aggregate of 3,591 rooms/suites in 15 states and the District of Columbia and minority investments in two joint ventures that own 52 hotels with an aggregate of 7,095 rooms. Chatham indirectly acquired the Residence Inn Anaheim property in July 2011 for approximately $51.6 million and invested approximately $4.3 million into capital improvements. Based on the purchase price, capital improvements, initial reserves and closing costs, the borrower has approximately $22.3 million of equity in the transaction. The previously existing debt was securitized in the CSMC 2007-C1 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-90

Annex A-3	JPMBB 2014-C19

Residence Inn Anaheim

The Property. The Residence Inn Anaheim is a 200-room, eight-story, extended stay hotel located at the border of Garden Grove and Anaheim, approximately one mile south of the Disneyland Resort. The property was built in 2003 and renovated in 2013 and includes 1,300 square feet of meeting space, an outdoor pool, an outdoor wading pool, an outdoor whirlpool, an exercise room, an outdoor sport court, an outdoor grill patio area, a business center, a gift shop, a game room, a guest laundry room, complimentary breakfast and suites fully equipped with standard extended stay features.

The property is in a core location within the Anaheim Resort district, approximately one mile south of Disneyland. Covering 50 square miles in Orange County, the city of Anaheim is home to more than 336,000 residents (one of California’s most populous cities). Orange County hosted over 44.4 million visitors in 2013 with an economic impact of over $9.6 billion, marking a 10.1% increase in visitor spending over 2012. The property is also approximately one mile south of the LEED-certified Anaheim Convention Center, the largest on the west coast, attracting over one million attendees and contributing over $1.0 billion in delegate spending annually. Nearby attractions include Angel Stadium, Honda Center, Grove of Anaheim, Anaheim Gardenwalk and The Outlets at Orange.

Historical Occupancy, ADR, RevPAR

	Competitive Set(1)			Residence Inn Anaheim(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	70.9%	$108.40	$76.87	78.4%	$140.33	$109.96	110.6%	129.5%	143.0%
2012	77.1%	$109.56	$84.44	79.3%	$146.87	$116.47	102.9%	134.1%	137.9%
2013	77.8%	$117.13	$91.07	79.3%	$156.93	$124.46	101.9%	134.0%	136.7%
TTM(4)	78.4%	$117.30	$91.95	80.0%	$157.70	$126.17	102.0%	134.4%	137.2%
(1)
Data provided by Smith Travel Research. Competitive set contains the following properties: Hampton Inn Suites Los Angeles Disneyland Area, Homewood Suites by Hilton Anaheim Maingate, Marriott Anaheim Suites, Crowne Plaza Resort Anaheim Garden Grove, Staybridge Suites Anaheim Garden Grove, Embassy Suites Anaheim South and Sheraton Hotel Garden Grove Anaheim South.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and based on operating statements provided by the borrower for the property.
(4)	TTM represents the trailing twelve-month period ending January 31, 2014.

Competitive Hotels Profile(1)
			2013 Estimated Market Mix				2013 Estimated Operating Statistics

Property	Rooms	Year Built	Extended Stay	Leisure	Group	Commercial	Occupancy	ADR	RevPAR
Residence Inn Anaheim	200	2003	40%	35%	20%	5%	79%	$156.93	$124.46
Homewood Suites by Hilton Anaheim Maingate	166	2000	45%	35%	15%	5%	80%	$122.00	$97.60
Residence Inn by Marriott Anaheim Maingate	200	1988	50%	40%	5%	5%	83%	$177.00	$146.91
Hampton Inn & Suites Anaheim Garden Grove	172	1999	5%	75%	15%	5%	77%	$112.00	$86.24
Staybridge Suites Anaheim Garden Grove	143	2001	60%	30%	5%	5%	83%	$160.00	$132.80
Total(2)	681
(1)	Based on the appraisal.
(2)	Excludes the Residence Inn Anaheim property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2014-C19

Residence Inn Anaheim

Operating History and Underwritten Net Cash Flow
	2011	2012	2013	TTM(1)	Underwritten	Per Room	% of Total Revenue(2)
Occupancy	78.4%	79.3%	79.3%	80.0%	80.0%
ADR	$140.33	$146.87	$156.93	$157.70	$157.70
RevPAR	$109.96	$116.47	$124.46	$126.17	$126.17

Room Revenue	$8,026,913	$8,525,266	$9,085,390	$9,210,433	$9,210,433	$46,052	93.5%
Telephone Revenue	30,150	28,276	25,148	25,030	25,030	125	0.3
Other Departmental Revenues	604,952	662,371	604,185	620,369	620,369	3,102	6.3
Total Revenue	$8,662,015	$9,215,913	$9,714,723	$9,855,832	$9,855,832	$49,279	100.0%

Room Expense	$2,012,867	$1,955,954	$2,031,690	$2,096,912	$2,096,912	$10,485	22.8%
Telephone Expense	33,386	39,467	33,058	32,038	32,038	160	128.0
Other Departmental Expenses	326,661	397,068	342,377	348,466	348,466	1,742	56.2
Departmental Expenses	$2,372,914	$2,392,489	$2,407,125	$2,477,416	$2,477,416	$12,387	25.1%

Departmental Profit	$6,289,101	$6,823,424	$7,307,598	$7,378,416	$7,378,416	$36,892	74.9%

Operating Expenses	$1,716,755	$1,779,624	$1,850,007	$1,865,986	$1,865,986	$9,330	18.9%
Gross Operating Profit	$4,572,346	$5,043,800	$5,457,591	$5,512,430	$5,512,430	$27,562	55.9%

Fixed Expenses	$452,581	$548,423	$624,104	$625,274	$641,004	$3,205	6.5%
Management Fee	199,374	230,197	242,789	246,323	295,675	1,478	3.0
Franchise Fee	662,321	639,797	683,314	692,792	739,187	3,696	7.5
FF&E	346,488	368,636	388,589	394,233	394,233	1,971	4.0
Total Other Expenses	$1,660,764	$1,787,053	$1,938,796	$1,958,622	$2,070,100	$10,351	21.0%

Net Operating Income	$2,911,582	$3,256,747	$3,518,795	$3,553,808	$3,442,330	$17,212	34.9%
Net Cash Flow	$2,911,582	$3,256,747	$3,518,795	$3,553,808	$3,442,330	$17,212	34.9%
(1)	TTM column represents the trailing twelve-month period ending January 31, 2014.
(2)	% of Total Revenue column for Room Expense, Telephone Expense and Other Departmental Expenses is based on their corresponding revenue line item.

Franchise Agreement. The Residence Inn Anaheim property has a franchise agreement with Marriott International, Inc. for use of the Residence Inn flag through July 2031 with no extension options. The franchise agreement provides for an aggregate franchise fee and marketing fund charge of 8.0% of the hotel’s gross room revenues.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-92

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-93

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Annex A-3	JPMBB 2014-C19

Marriott Anaheim

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$30,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$30,000,000	Property Type - Subtype(2):	Hotel - Full Service
% of Pool by IPB:	2.1%	Net Rentable Area (Rooms):	1,030
Loan Purpose:	Refinance	Location:	Anaheim, CA
Borrower:	AMH, LLC	Year Built / Renovated:	1981 / 2007
Sponsors:	Tushar Patel and SDRP, LLC	Occupancy / ADR / RevPAR(3):	72.9% / $141.74 / $103.33
Interest Rate:	4.78700%	Occupancy / ADR / RevPAR Date:	12/31/2013
Note Date:	1/31/2014	Number of Tenants:	N/A
Anticipated Repayment Date(4):	2/1/2024	2010 NOI(5):	$8,977,550
Interest-only Period:	36 months	2011 NOI(5):	$8,977,550
Original Term(6):	120 months	2012 NOI(5):	$8,977,550
Original Amortization:	360 months	2013 NOI(5):	$8,977,550
Amortization Type:	ARD-IO-Balloon	UW Occupancy / ADR / RevPAR(3):	72.9% / $141.74 / $103.33
Call Protection:	L(27),Def(87),O(6)	UW Revenues:	$8,977,550
Lockbox:	Soft	UW Expenses(2):	$0
Additional Debt:	Yes	UW NOI:	$8,977,550
Additional Debt Balance:	$80,000,000	UW NCF:	$8,977,550
Additional Debt Type:	Pari Passu	Appraised Value / Per Room(7):	$170,000,000 / $165,049
		Appraisal Date:	10/31/2013

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$106,796
Taxes:	$0	Springing	N/A	Maturity Date Loan / Room:	$94,075
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	64.7%
FF&E Reserves:	$0	Springing	N/A	Maturity Date LTV(7):	57.0%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.30x
Other(8):	$175,000	Springing	$10,000,000	UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$110,000,000	100.0%	Payoff Existing Debt	$61,057,838	55.5%
			Return of Equity	47,945,046	43.6
			Closing Costs	822,117	0.7
			Upfront Reserves	175,000	0.2
Total Sources	$110,000,000	100.0%	Total Uses	$110,000,000	100.0%
(1)
Marriott Anaheim is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $110.0 million. The Financial Information presented in the chart above reflects the Cut-Off Date balance of the $110.0 million Marriott Anaheim Whole Loan.

(2)
The fee property is operated under a long term lease with Marriott Hotel Services, Inc. (“Marriott”), a wholly owned subsidiary of Marriott International, Inc., with a fully extended maturity of December 29, 2056, which commenced on February 10, 1981. The lease is a net lease requiring Marriott to pay all real estate taxes, insurance, utilities and all other operating and maintenance costs.

(3)	Occupancy, UW Economic Occupancy, ADR and RevPAR represent the occupancy and metrics of the underlying hotel operations which do not serve as collateral for the loan.
(4)
The loan is structured with an anticipated repayment date (“ARD”) of February 1, 2024. In the event that the loan is not paid off on or before the ARD, the borrower is required to make monthly payments to the lender of interest in the amount of the monthly debt service payment at the initial interest rate and additional interest will accrue at the difference between the initial interest rate and an amount that is the greater of (i) 3.0% plus the initial interest rate and (ii) 5.0% plus the then current 10-year swap rate. The final maturity date of the loan is February 1, 2029.

(5)	Historic NOI represents the lease payments received by the borrower.
(6)	Represents the Original Term to the ARD.
(7)	Appraised Value is based on the leased-fee interest. The appraised value for the fee interest is approximately $214.6 million resulting in a Cut-off Date LTV of 51.3% and Maturity Date LTV of 45.2%.
(8)	Initial Other reserves includes $175,000 for immediate repairs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2014-C19

Marriott Anaheim

The Loan. The Marriott Anaheim loan is secured by a first mortgage lien on the fee interest in a 1,030-room full service Marriott hotel located in Anaheim, California. The whole loan has an outstanding principal balance of $110.0 million (the “Marriott Anaheim Whole Loan”), which is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, with an outstanding principal balance as of the Cut-off Date of $30.0 million and is being contributed to the JPMBB 2014-C19 Trust. The holder of Note A-1, which has an outstanding principal balance as of the Cut-off Date of $80.0 million, is the trustee of the JPMBB 2013-C18 Trust. The Trustee of the JPMBB 2013-C18 Trust (or, prior to the occurrence and continuance of a control event under the JPMBB 2013-C18 pooling and servicing agreement, the directing certificateholder for that securitization) will be entitled to exercise all of the rights of the controlling noteholder with respect to the Marriott Anaheim Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The loan is structured with an anticipated repayment date of February 1, 2024, and a final maturity date of February 1, 2029. Subsequent to a 36-month interest-only period, the loan amortizes on a 30-year schedule. The previously existing debt was securitized in the MSC 2004-IQ8 transaction.

The loan’s sponsors and nonrecourse carve-out guarantors are Tushar Patel and SDRP, LLC. Mr. Patel is the founder and chairman of Tarsadia Hotels and Tarsadia Investments. Established in 1976, Tarsadia Investments is a Newport Beach, California based real estate and investment company. Tarsadia Investments currently manages approximately $2.0 billion in capital focused in real estate, health care, financial services, clean technology and alternative investments. Tushar Patel’s liability under the carve-out guaranty is capped at $50,000,000 plus any related collection costs and expenses.

Operating Lease. The Marriott Anaheim property is operated under a lease between the borrower, as lessor, and Marriott (the “Operating Lease”), a wholly-owned subsidiary of Marriott International, Inc. (NYSE: MAR) (rated Baa2/BBB/BBB by Moody’s, S&P and Fitch, respectively), as lessee. Marriott International, Inc. is an operator and franchisor of hotels and related lodging facilities worldwide. Marriott International, Inc. operates or franchises over 3,800 lodging properties worldwide.

The Operating Lease commenced in February 1981 and had an initial maturity in 2006, at which time Marriott chose to exercise the first of two 25-year extensions, resulting in an expiration of December 2031. Marriott has one additional 25-year renewal option remaining, resulting in a fully extended maturity date of December 29, 2056. The Operating Lease is a net lease requiring Marriott to pay all real estate taxes, insurance, utilities and all other operating and maintenance costs. Under the Operating Lease, Marriott makes rent payments to the borrower in an amount equal to 10.0% of the sponsor’s investment in the property, currently equating to $8,977,550 per year. The fixed payment has the potential to increase if the sponsor invests additional capital to upgrade the property. The loan documents permit the borrower to terminate the Operating Lease for monetary defaults without triggering an event of default or any recourse liability.

Since acquiring the property in 1999, the borrower has invested approximately $39.2 million for renovations including a $26.9 million renovation between 2000-2003, which included renovating the property’s guestrooms and improvements to the property’s lobby and public areas. Additionally, in 2007, Marriott invested approximately $25.4 million for capital improvements which included the addition of a 25,410 square foot ballroom and other upgrades to the conference and meeting spaces.

The Property. The Marriott Anaheim loan is secured by the fee interest in a 1,030-guest room, full-service hotel situated on approximately 14.5 acres located immediately adjacent to the Anaheim Convention Center and approximately two blocks from the Disneyland Resort in Orange County, California. The property originally opened in 1981, and is comprised of six buildings, including a 19-story tower and a 17-story tower that house the majority of the guestrooms, a five-level, above-grade parking structure and a surface parking area which, combined, total 1,335 parking spaces. The property includes five restaurants, approximately 80,000 square feet of meeting space, a fitness center and an outdoor swimming pool.

The property is located in downtown Anaheim, California, adjacent to multiple local demand generators and area attractions including Disneyland, Disney’s California Adventure, the 945,000 square foot Anaheim Convention Center, Knott’s Berry Farm and Angel Stadium of Anaheim, home of Major League Baseball’s Los Angeles Angels of Anaheim. In 2012, Disneyland attracted approximately 16.0 million visitors, while the Anaheim Convention Center, which completed a 100,000 square foot expansion in 2013, attracted another 1.2 million visitors. According to the appraisal, the property generated approximately 63% of its room nights from meeting and group business. There are several new hotels under construction, but according to the appraisal none of the new supply is expected to be directly competitive with the property.

Casualty and Condemnation. In connection with a casualty where the property is destroyed or substantially damaged during the term of the Operating Lease, Marriott is obligated to restore the property to the extent of available insurance proceeds. To the extent that restoration is prevented due to applicable laws or if the hotel is substantially damaged during the last two years of the lease term, Marriott is not required to restore the property.  In those circumstances, Marriott is entitled to a portion of the insurance proceeds in an amount sufficient to reimburse it for the value of its leasehold interest, provided that the borrower receives the value of its initial investment in the property plus any contributions made by the borrower to the property improvement escrow or capital improvements paid for by the borrower, as depreciated in accordance with GAAP.  Pursuant to the loan documents, the borrower is required to insure the property in an amount not less than the replacement cost of the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Marriott Anaheim

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)			Marriott Anaheim(2)			Penetration Factor(3)

Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2010	64.2%	$120.89	$77.60	66.1%	$136.20	$90.04	103.0%	112.7%	116.0%
2011	66.7%	$124.10	$82.82	66.2%	$137.61	$91.07	99.2%	110.9%	110.0%
2012	70.5%	$126.70	$89.36	71.7%	$137.11	$98.37	101.8%	108.2%	110.1%
2013	73.5%	$132.78	$97.56	72.9%	$141.74	$103.33	99.2%	106.7%	105.9%
(1)
Data provided by Smith Travel Research. The competitive set contains the following properties: Sheraton Hotel Anaheim, Hilton Anaheim, Sheraton Park Hotel at the Anaheim Resort, Hyatt Regency Orange County and Crowne Plaza Resort Anaheim Garden Grove.

(2)	Based on operating statements provided by the borrower.
(3)	Penetration Factor is calculated based on data provided by Smith Travel Research for the competitive set and borrower provided operating statements for the property.

Competitive Hotels Profile(1)
				2012 Estimated Market Mix		2013 Estimated Operating Statistics

Property	Rooms	Year Built	Meeting Space (SF)	Transient	Meeting & Group	Leisure	Occupancy	ADR	RevPAR
Marriott Anaheim	1,030	1981	78,193	37%	63%	0%	76%	$137.11	$104.48
Hilton Anaheim	1,572	1984	100,000	45%	55%	0%	78%	$143.00	$111.54
Sheraton Park Hotel @ The Anaheim Resort	490	1966	28,500	60%	40%	0%	76%	$133.00	$101.08
Sheraton Hotel Anaheim	489	1969	19,392	80%	20%	0%	55%	$130.00	$71.50
Crowne Plaza Resort Anaheim Garden Grove	376	2000	36,000	70%	30%	0%	77%	$98.00	$75.46
Hyatt Regency Orange County	653	1986	51,201	55%	45%	0%	77%	$140.00	$107.80
Total(2)	3,580
(1)	Based on the appraisal.
(2)	Excludes the Marriott Anaheim property.

Operating History (1)
	2010	2011	2012	2013	Per Room(2)	% of Total Revenue(3)
Occupancy	66.1%	66.2%	71.7%	72.9%
ADR	$136.20	$137.61	$137.11	$141.74
RevPAR	$90.04	$91.07	$98.37	$103.33

Room Revenue	$33,756,658	$34,143,067	$36,880,518	$39,151,975	$38,012	55.6%
Food and Beverage	22,588,076	22,542,835	24,794,217	25,401,972	24,662	36.1
Other Department Revenues	5,262,393	5,183,107	5,608,982	5,852,728	5,682	8.3
Total Revenue	$61,607,127	$61,869,009	$67,283,717	$70,406,675	$68,356	100.0%

Room Expense	$11,201,069	$10,635,278	$11,947,005	$12,781,957	$12,410	32.6%
Food and Beverage Expense	16,689,018	16,458,919	17,671,800	18,656,382	18,113	73.4
Other Departmental Expenses	2,364,219	2,463,990	2,659,731	2,738,295	2,659	46.8
Departmental Expenses	$30,254,306	$29,558,187	$32,278,536	$34,176,634	$33,181	48.5%

Departmental Profit	$31,352,821	$32,310,822	$35,005,181	$36,230,041	$35,175	51.5%

Operating Expenses	$15,434,431	$15,228,823	$16,735,358	$17,899,519	$17,378	25.4%
Gross Operating Profit	$15,918,390	$17,081,999	$18,269,823	$18,330,522	$17,797	26.0%

Fixed Expenses	$3,003,570	$2,991,692	$3,271,027	$3,272,976	$3,178	4.6%
FF&E(4)	3,080,449	3,093,471	3,364,252	3,520,334	3,418	5.0
Total Other Expenses	$6,084,019	$6,085,163	$6,635,279	$6,793,310	$6,595	9.6%

Net Operating Income	$9,834,371	$10,996,836	$11,634,544	$11,537,212	$11,201	16.4%
Operating Lease Payment	8,977,550	8,977,550	8,977,550	8,977,550	8,716	12.8
Net Cash Flow	$856,821	$2,019,286	$2,656,994	$2,559,662	$2,485	3.6%
(1)	The information provided in the table reflects the cash flow from operations of the hotel.
(2)	Per Room values based on 1,030 guest rooms.
(3)	% of Total Revenue column for Room Expense, Food and Beverage Expense and Other Departmental Expenses is based on their corresponding revenue line item.
(4)
Marriott is required to reserve 5.0% of Total Revenue per year, subject to a cap of $7.6 million. In 2013, the balance in the FF&E reserve reached the cap, however the 2013 FF&E includes 5.0% of Total Revenue for illustrative purposes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Marriott Anaheim

Purchase Option. Marriott may request that the borrower make additional contributions for FF&E and/or repairs to the extent Marriott’s annual budget for such items exceeds available funds held in reserve.  In connection with the request, Marriott is required to deliver documents and data describing the scope and estimated costs of the proposed FF&E and/or repairs.  If the borrower agrees to make the additional contribution, its percentage share of the costs is 62.5% (with Marriott being responsible for the remaining 37.5%).  If the borrower does not agree to make the additional contribution, Marriott can either make the proposed FF&E and/or repairs from its own funds, or purchase the property for a price determined pursuant to the Operating Lease (currently estimated to be approximately $101.3 million).  The loan is fully recourse to the borrower and the nonrecourse carveout guarantor (subject to a $50 million aggregate cap) if Marriott exercises the purchase option, unless the loan is defeased in full or Marriott assumes the loan, in each case in accordance with the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2014-C19

Four Points Centre

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Barclays	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$29,000,000	Title:	Fee
Cut-off Date Principal Balance:	$29,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.1%	Net Rentable Area (SF):	192,396
Loan Purpose:	Acquisition	Location:	Austin, TX
Borrower:	G&I VII Four Points LP	Year Built / Renovated:	2007 / N/A
Sponsors:	Brandywine Operating Partnership, L.P. and DRA G&I Fund VII Real Estate Investment Trust	Occupancy:	100.0%
		Occupancy Date:	2/28/2014
		Number of Tenants:	14
Interest Rate:	4.50300%	2011 NOI(1):	($385,238)
Note Date:	4/3/2014	2012 NOI(1):	($211,227)
Maturity Date:	4/6/2019	2013 NOI(1):	$582,387
Interest-only Period:	36 months	UW Economic Occupancy:	93.0%
Original Term:	60 months	UW Revenues:	$4,745,925
Original Amortization:	360 months	UW Expenses:	$1,960,358
Amortization Type:	IO-Balloon	UW NOI(1):	$2,785,567
Call Protection:	L(25),Def(31),O(4)	UW NCF:	$2,485,415
Lockbox:	CMA	Appraised Value / Per SF:	$41,800,000 / $217
Additional Debt:	N/A	Appraisal Date:	3/12/2014
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$151
Taxes:	$155,962	$51,987	N/A	Maturity Date Loan / SF:	$146
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	69.4%
Replacement Reserves:	$0	$2,405	N/A	Maturity Date LTV:	67.2%
TI/LC(2):	$0	$24,050	N/A	UW NCF DSCR:	1.41x
Other:	$0	$0	N/A	UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$29,000,000	69.5%	Purchase Price	$41,500,000	99.4%
Sponsor Equity	12,738,905	30.5	Upfront Reserves	155,962	0.4
			Closing Costs	82,943	0.2
Total Sources	$41,738,905	100.0%	Total Uses	$41,738,905	100.0%
(1)
UW NOI is significantly greater than historical figures due to approximately 163,000 square feet of leases being executed over the last 18 months. As of the rent roll dated February 28, 2014, the property is 100% occupied by 14 tenants.

(2)
A full cash flow sweep will commence on 3/1/2017 (14 months prior to tenant Sailpoint Technologies, Inc. lease expiration in April 2018), and continuing until 80% of the current tenants have entered into lease extensions at terms satisfactory to the lender, or until the borrower has entered into new leasing agreements with replacement tenants covering 80% of the space at the property.

The Loan. The Four Points Centre loan has an outstanding balance of $29.0 million and is secured by a first mortgage lien on two Class A office buildings comprising 192,396 square feet located in Austin, Texas. The loan has a five-year term and, subsequent to a 36-month interest-only period, amortizes on a 30-year schedule. The loan’s sponsors and nonrecourse guarantors are Brandywine Operating Partnership, L.P. and DRA G&I Fund VII Real Estate Investment Trust.  The borrower acquired the property and two additional parcels of land (not included in the collateral) on December 19, 2013 for a purchase price of approximately $47.3 million in an all cash transaction. The allocated purchase price of the property is $41.5 million, representing a loan-to-purchase of 69.9%.

The Property. The property is located at 11305 Four Points Drive in Austin, Texas within the 330 acre Four Points master planned development. The property was developed in 2007 and was recently leased up, reporting a 100.0% occupancy rate as of the February 28, 2014 rent roll. The property features a modern design, which includes a limestone exterior with state of the art building systems, floor-to-ceiling glass windows and 33,000 square foot floor plates.  Included in the collateral is a six-level parking structure providing onsite parking at a ratio of 4.21 spaces per 1,000 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Annex A-3	JPMBB 2014-C19

Four Points Centre

The largest tenant at the property, Sailpoint Technologies, Inc., leases 23.2% of the net rentable area through April 2018. Sailpoint Technologies, Inc. is an independent identity and access management provider that helps organizations deliver and manage user access from any device to data and applications residing in the datacenter, on mobile devices, and in the cloud.

The Market. Four Points Centre is located in Austin, Texas which has exhibited a 26.3% growth in employment since 2002 according to the appraisal. Austin was named “America’s Fastest Growing City” and “America’s #1 Big City for Jobs” in 2012 by Forbes.com.  Firms such as Apple, Intel, Samsung, eBay, GM, Indeed, Visa, Google, Oracle and Altera have all recently relocated to or expanded their operations in Austin, contributing to the over 15,000 new jobs created from corporate relocations over the past 24 months. More specifically, the property is located in the Far Northwest Austin office submarket.  As of the fourth quarter 2013, net absorption was nearly 500,000 square feet, resulting in a 9.3% submarket vacancy rate, which is the lowest since 2006.  The appraiser concluded market rent of $17.90 per square feet.  The in-place rent at the property is $15.97 per square foot, which is below the appraiser’s conclusions.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	Lease Expiration Date
Sailpoint Technologies, Inc.	NA / NA / NA	44,633	23.2%	$16.21	4/30/2018
Zenoss, Inc.	NA / NA / NA	43,542	22.6%	$17.00	12/31/2018
Big Commerce, Inc.	NA / NA / NA	32,957	17.1%	$16.25	4/30/2018
Somnio Solutions, Inc.	NA / NA / NA	18,466	9.6%	$16.00	8/31/2018
360 Mortgage Group, LLC	NA / NA / NA	12,573	6.5%	$18.00	3/31/2017
Univar USA, Inc.	B2 / NA / NA	11,610	6.0%	$15.40	6/30/2018
Consilience Software, Inc.	NA / NA / NA	8,283	4.3%	$16.35	7/31/2018
Avnet, Inc.	Baa3 / BBB- / BBB-	7,240	3.8%	$17.00	12/31/2016
United States Gold Coin Reserve	NA / NA / NA	6,131	3.2%	$15.75	11/30/2017
Fidelis Information Systems Corp.	NA / NA / NA	2,085	1.1%	$16.50	11/30/2020
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Operating History and Underwritten Net Cash Flow

	2011	2012	2013	Underwritten(1)	Per Square Foot	%(2)
Rents in Place	$605,287	$871,184	$1,458,723	$3,145,958	$16.35	61.6%
Vacant Income	0	0	0	0	0	0
Gross Potential Rent	$605,287	$871,184	$1,458,723	$3,145,958	$16.35	61.6%
Total Reimbursements	344,374	516,946	1,063,219	1,955,311	10.16	38.3
Other Income	1,050	1,853	1,876	1,876	0.01	0.0
Net Rental Income	$950,711	$1,389,983	$2,523,818	$5,103,145	$26.52	100.0%
(Vacancy/Credit Loss)	0	0	0	(357,220)	(1.86)	(7.0%)
Effective Gross Income	$950,711	$1,389,983	$2,523,818	$4,745,925	$24.67	93.0%

Total Expenses	$1,335,949	$1,601,210	$1,941,431	$1,960,358	$10.19	41.3%

Net Operating Income	($385,238)	($211,227)	$582,387	$2,785,567	$14.48	58.7%

Total TI/LC, Capex/RR	0	0	0	300,152	1.56	6.3

Net Cash Flow	($385,238)	($211,227)	$582,387	$2,485,415	$12.92	52.4%

Occupancy	29.5%	48.9%	99.2%	93.0%
(1)
UW NOI is significantly greater than historical figures due to approximately 163,000 square feet of leases being executed over the last 18 months. The property was developed in 2007 and has been in its lease-up phase since then.  As of the rent roll dated February 28, 2014, the property is 100% occupied by 14 tenants.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Annex A-3-99

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ANNEX B

FORM OF REPORT TO CERTIFICATEHOLDERS

(THIS PAGE INTENTIONALLY LEFT BLANK)

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

DISTRIBUTION DATE STATEMENT

STATEMENT SECTIONS	PAGE(s)

Certificate Distribution Detail	2
Certificate Factor Detail	3
Reconciliation Detail	4
Other Required Information	5
Cash Reconciliation Detail	6
Current Mortgage Loan and Property Stratification Tables	7-9
Mortgage Loan Detail	10
NOI Detail	11
Principal Prepayment Detail	12
Historical Detail	13
Delinquency Loan Detail	14
Specially Serviced Loan Detail	15-16
Advance Summary	17
Modified Loan Detail	18
Historical Liquidated Loan Detail	19
Historical Bond / Collateral Loss Reconciliation	20
Interest Shortfall Reconciliation Detail	21-22
Defeased Loan Detail	23
Supplemental Reporting	24

Depositor	Master Servicer	Special Servicer	Senior Trust Advisor
J.P. Morgan Chase Commercial Mortgage Securities Corp. 383 Madison Avenue New York, NY 10179 Contact: Brian Baker Phone Number: (212) 834-3813	KeyBank National Association 11501 Outlook Suite 300 Overland Park, KS 66211 Contact: Andy Lindenman Phone Number: (913) 317-4372	Midland Loan Services A Division of PNC Bank, N.A. 10851 Mastin Street, Building 82 Overland Park, KS 66210 Contact: Heather Wagner Phone Number: (913) 253-9570	Pentalpha Surveillance LLC PO Box 4839 Greenwich, CT 06831 Contact: Don Simon Phone Number: (203) 660-6100

This report is compiled by Wells Fargo Bank, N.A. from information provided by third parties.  Wells Fargo Bank, N.A. has not independently confirmed the accuracy of the information.

Please visit www.ctslink.com for additional information and special notices.  In addition, certificateholders may register online for email notification when special notices are posted.  For information or assistance please call 866-846-4526.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

Certificate Distribution Detail
Class	CUSIP	Pass-Through Rate	Original Balance	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Total Distribution	Ending Balance	Current Subordination Level (1)
A-1		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2FL		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2FX		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
EC		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
NR		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CSQ		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
LP		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
R		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals			0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Class	CUSIP	Pass-Through Rate	Original Notional Amount	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Total Distribution	Ending Notional Amount
X-A		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-B		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00
X-C		0.000000%	0.00	0.00	0.00	0.00	0.00	0.00

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and (ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

Certificate Factor Detail
Class	CUSIP	Beginning Balance	Principal Distribution	Interest Distribution	Prepayment Premium	Realized Loss/ Additional Trust Fund Expenses	Ending Balance
A-1		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2FL		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-2FX		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-3		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-4		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-SB		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
A-S		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
B		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
C		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
EC		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
D		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
E		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
F		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
NR		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
CSQ		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
LP		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000
R		0.00000000	0.00000000	0.00000000	0.00000000	0.00000000	0.00000000

Class	CUSIP	Beginning Notional Amount	Interest Distribution	Prepayment Premium	Ending Notional Amount
X-A		0.00000000	0.00000000	0.00000000	0.00000000
X-B		0.00000000	0.00000000	0.00000000	0.00000000
X-C		0.00000000	0.00000000	0.00000000	0.00000000

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

Reconciliation Detail
Principal Reconciliation
	Stated Beginning Principal Balance	Unpaid Beginning Principal Balance	Scheduled Principal	Unscheduled Principal	Principal Adjustments	Realized Loss	Stated Ending Principal Balance	Unpaid Ending Principal Balance	Current Principal Distribution Amount
Total	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Certificate Interest Reconciliation
Class	Accrual Dates	Accrual Days	Accrued Certificate Interest	Net Aggregate Prepayment Interest Shortfall	Distributable Certificate Interest	Distributable Certificate Interest Adjustment	WAC CAP Shortfall	Additional Trust Fund Expenses	Interest Distribution	Remaining Unpaid Distributable Certificate Interest
A-1	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2FL	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-2FX	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-3	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-4	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-SB	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-A	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
A-S	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
B	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
EC	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
X-C	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
D	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
E	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
F	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
CSQ	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
LP	0	0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Totals		0	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

Other Required Information

Available Distribution Amount (1)	0.00

		Appraisal Reduction Amount
Current 1-Month LIBOR Rate	0.00000%	Loan Number	Appraisal	Cumulative	Most Recent
Next 1-Month LIBOR Rate	0.00000%		Reduction	ASER	App. Red.
			Effected	Amount	Date

		Total
(1) The Available Distribution Amount includes any Prepayment Premiums.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

Cash Reconciliation Detail

Total Funds Collected			Total Funds Distributed

Interest:			Fees:
Interest paid or advanced	0.00		Master Servicing Fee - Key Bank, N.A.	0.00
Interest reductions due to Non-Recoverability Determinations	0.00		Trustee Fee - Wells Fargo Bank, N.A.	0.00
Interest Adjustments	0.00		Certificate Administration Fee - Wells Fargo Bank, N.A.	0.00
Deferred Interest	0.00		CREFC Royalty License Fee	0.00
Net Prepayment Interest Shortfall	0.00		Senior Trust Advisor Fee - Pentalpha Surveillance LLC	0.00
Net Prepayment Interest Excess	0.00		Total Fees		0.00
Extension Interest	0.00		Additional Trust Fund Expenses:
Interest Reserve Withdrawal	0.00
Total Interest Collected		0.00	Reimbursement for Interest on Advances	0.00
			ASER Amount	0.00
Principal:			Special Servicing Fee	0.00
Scheduled Principal	0.00		Rating Agency Expenses	0.00
Unscheduled Principal	0.00		Attorney Fees & Expenses	0.00
Principal Prepayments	0.00		Bankruptcy Expense	0.00
Collection of Principal after Maturity Date	0.00		Taxes Imposed on Trust Fund	0.00
Recoveries from Liquidation and Insurance Proceeds	0.00		Non-Recoverable Advances	0.00
Excess of Prior Principal Amounts paid	0.00		Other Expenses	0.00
Curtailments	0.00		Total Additional Trust Fund Expenses		0.00
Negative Amortization	0.00
Principal Adjustments	0.00		Interest Reserve Deposit		0.00
Total Principal Collected		0.00
			Payments to Certificateholders & Others:
Other:			Interest Distribution	0.00
Prepayment Penalties/Yield Maintenance	0.00		Principal Distribution	0.00
Repayment Fees	0.00		Prepayment Penalties/Yield Maintenance	0.00
Borrower Option Extension Fees	0.00		Borrower Option Extension Fees	0.00
Equity Payments Received	0.00		Equity Payments Paid	0.00
Net Swap Counterparty Payments Received	0.00		Net Swap Counterparty Payments Paid	0.00
Total Other Collected		0.00	Total Payments to Certificateholders & Others		0.00
Total Funds Collected		0.00	Total Funds Distributed		0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Scheduled Balance							State (3)
Scheduled Balance	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	State	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Debt Service Coverage Ratio							Property Type (3)
Debt Service Coverage Ratio	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Property Type	# of Props.	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Note Rate							Seasoning
Note Rate	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Seasoning	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

See footnotes on last page of this section.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

Current Mortgage Loan and Property Stratification Tables Aggregate Pool

Anticipated Remaining Term (ARD and Balloon Loans)							Remaining Stated Term (Fully Amortizing Loans)
Anticipated Remaining Term (2)	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Remaining Stated Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

Remaining Amortization Term (ARD and Balloon Loans)							Age of Most Recent NOI
Remaining Amortization Term	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)	Age of Most Recent NOI	# of loans	Scheduled Balance	% of Agg. Bal.	WAM (2)	WAC	Weighted Avg DSCR (1)

Totals							Totals

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases, the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

Mortgage Loan Detail
Loan Number	ODCR	Property Type (1)	City	State	Interest Payment	Principal Payment	Gross Coupon	Anticipated Repayment Date	Maturity Date	Neg. Amort (Y/N)	Beginning Scheduled Balance	Ending Scheduled Balance	Paid Thru Date	Appraisal Reduction Date	Appraisal Reduction Amount	Res. Strat. (2)	Mod. Code (3)

Totals

(1) Property Type Code						(2) Resolution Strategy Code									(3) Modification Code

MF	-	Multi-Family	OF	-	Office	1	-	Modification	6	-	DPO	10	-	Deed in Lieu Of	1	-	Maturity Date Extension	6	-	Capitalization of Interest
RT	-	Retail	MU	-	Mixed Use	2	-	Foreclosure	7	-	REO			Foreclosure	2	-	Amortization Change	7	-	Capitalization of Taxes
HC	-	Health Care	LO	-	Lodging	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	3	-	Principal Write-Off	8	-	Principal Write-Off
IN	-	Industrial	SS	-	Self Storage	4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	4	-	Blank	9	-	Combination
WH	-	Warehouse	OT	-	Other	5	-	Note Sale			to Master Servicer	13	-	Other or TBD	5	-	Temporary Rate Reduction
MH	-	Mobile Home Park

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

NOI Detail

Loan Number	ODCR	Property Type	City	State	Ending Scheduled Balance	Most Recent Fiscal NOI	Most Recent NOI	Most Recent NOI Start Date	Most Recent NOI End Date

Total

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

Principal Prepayment Detail

Loan Number	Loan Group	Offering Document Cross-Reference	Principal Prepayment Amount		Prepayment Penalties
			Payoff Amount	Curtailment Amount	Prepayment Premium	Yield Maintenance Premium

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

Historical Detail

Delinquencies							Prepayments		Rate and Maturities
Distribution Date	30-59 Days # Balance	60-89 Days # Balance	90 Days or More # Balance	Foreclosure # Balance	REO # Balance	Modifications # Balance	Curtailments # Balance	Payoff # Balance	Next Weighted Avg. Coupon Remit	WAM

Note: Foreclosure and REO Totals are excluded from the delinquencies.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

Delinquency Loan Detail

Loan Number	Offering Document Cross-Reference	# of Months Delinq.	Paid Through Date	Current P & I Advances	Outstanding P & I Advances **	Status of Mortgage Loan (1)	Resolution Strategy Code (2)	Servicing Transfer Date	Foreclosure Date	Actual Principal Balance	Outstanding Servicing Advances	Bankruptcy Date	REO Date

Totals

(1) Status of Mortgage Loan									(2) Resolution Strategy Code

A	-	Payment Not Received	0	-	Current	4	-	Assumed Scheduled Payment	1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
		But Still in Grace Period	1	-	One Month Delinquent			(Performing Matured Balloon)	2	-	Foreclosure	7	-	REO			Foreclosure
		Or Not Yet Due	2	-	Two Months Delinquent	5	-	Non Performing Matured Balloon	3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
B	-	Late Payment But Less	3	-	Three or More Months Delinquent				4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
		Than 1 Month Delinquent							5	-	Note Sale			to Master Servicer	13	-	Other or TBD

** Outstanding P & I Advances include the current period advance.

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

Specially Serviced Loan Detail - Part 1
Distribution Date	Loan Number	Offering Document Cross-Reference	Servicing Transfer Date	Resolution Strategy Code (1)	Scheduled Balance	Property Type (2)	State	Interest Rate	Actual Balance	Net Operating Income	NOI Date	DSCR	Note Date	Maturity Date	Remaining Amortization Term

(1) Resolution Strategy Code									(2) Property Type Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of	MF	-	Multi-Family	OF	-	Office
2	-	Foreclosure	7	-	REO			Foreclosure	RT	-	Retail	MU	-	Mixed use
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff	HC	-	Health Care	LO	-	Lodging
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties	IN	-	Industrial	SS	-	Self Storage
5	-	Note Sale			to Master Servicer	13	-	Other or TBD	WH MH	- -	Warehouse Mobile Home Park	OT	-	Other

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

Specially Serviced Loan Detail - Part 2

Distribution Date	Loan Number	Offering Document Cross-Reference	Resolution Strategy Code (1)	Site Inspection Date	Phase 1 Date	Appraisal Date	Appraisal Value	Other REO Property Revenue	Comment

(1) Resolution Strategy Code

1	-	Modification	6	-	DPO	10	-	Deed In Lieu Of
2	-	Foreclosure	7	-	REO			Foreclosure
3	-	Bankruptcy	8	-	Resolved	11	-	Full Payoff
4	-	Extension	9	-	Pending Return	12	-	Reps and Warranties
5	-	Note Sale			to Master Servicer	13		Other or TBD

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

Advance Summary

	Current P&I Advances	Outstanding P&I Advances	Outstanding Servicing Advances	Current Period Interest on P&I and Servicing Advances Paid

Totals	0.00	0.00	0.00	0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

Modified Loan Detail

Loan Number	Offering Document Cross-Reference	Pre-Modification Balance	Post-Modification Balance	Pre-Modification Interest Rate	Post-Modification Interest Rate	Modification Date	Modification Description

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

Historical Liquidated Loan Detail

Distribution Date	ODCR	Beginning Scheduled Balance	Fees, Advances, and Expenses *	Most Recent Appraised Value or BPO	Gross Sales Proceeds or Other Proceeds	Net Proceeds Received on Liquidation	Net Proceeds Available for Distribution	Realized Loss to Trust	Date of Current Period Adj. to Trust	Current Period Adjustment to Trust	Cumulative Adjustment to Trust	Loss to Loan with Cum Adj. to Trust

Current Total
Cumulative Total

* Fees, Advances and Expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014
Historical Bond/Collateral Loss Reconciliation Detail
Distribution Date	Offering Document Cross-Reference	Beginning Balance at Liquidation	Aggregate Realized Loss on Loans	Prior Realized Loss Applied to Certificates	Amounts Covered by Credit Support	Interest (Shortages)/ Excesses	Modification /Appraisal Reduction Adj.	Additional (Recoveries) /Expenses	Realized Loss Applied to Certificates to Date	Recoveries of Realized Losses Paid as Cash	(Recoveries)/ Losses Applied to Certificate Interest

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014
Interest Shortfall Reconciliation Detail - Part 1
Offering Document Cross-Reference	Stated Principal Balance at Contribution	Current Ending Scheduled Balance	Special Servicing Fees					Non-Recoverable (Scheduled Interest)	Interest on Advances	Modified Interest Rate (Reduction) /Excess
			Monthly	Liquidation	Work Out	ASER	(PPIS) Excess

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

Interest Shortfall Reconciliation Detail - Part 2

Offering	Stated Principal	Current Ending	Reimb of Advances to the Servicer		Other (Shortfalls)/ Refunds
Document	Balance at	Scheduled	Current Month	Left to Reimburse		Comments
Cross-Reference	Contribution	Balance		Master Servicer

Totals
Interest Shortfall Reconciliation Detail Part 2 Total				0.00
Interest Shortfall Reconciliation Detail Part 1 Total				0.00
Total Interest Shortfall Allocated to Trust				0.00

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

Defeased Loan Detail

Loan Number	Offering Document Cross-Reference	Ending Scheduled Balance	Maturity Date	Note Rate	Defeasance Status

Totals

Wells Fargo Bank, N.A. Corporate Trust Services 8480 Stagecoach Circle Frederick, MD 21701-4747	JPMBB Commercial Mortgage Securities Trust 2014-C19 Commercial Mortgage Pass- Through Certificates Series 2014-C19	For Additional Information please contact CTSLink Customer Service 1-866-846-4526 Reports Available www.ctslink.com
		Payment Date:	06/17/2014
		Record Date:	05/30/2014
		Determination Date:	06/11/2014

Supplemental Reporting

ANNEX C

FORM OF SENIOR TRUST ADVISOR ANNUAL REPORT1

Report Date: After the occurrence and during the continuance of a Control Event, this report will be delivered annually no later than [INSERT DATE], pursuant to the terms and conditions of the Pooling and Servicing Agreement.
Transaction: JPMBB Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2014-C19
Senior Trust Advisor:  Pentalpha Surveillance LLC
Special Servicer:  Midland Loan Services, a Division of PNC Bank, National Association
Directing Certificateholder: [___]

I.	Population of Mortgage Loans that Were Considered in Compiling this Report

1.	The Special Servicer has notified the Senior Trust Advisor that [●] Specially Serviced Mortgage Loans were transferred to special servicing in the prior calendar year [INSERT YEAR].

a.	[●] of those Specially Serviced Mortgage Loans are still being analyzed by the Special Servicer as part of the development of an Asset Status Report.

b.
Asset Status Reports were issued with respect to [●] of such Specially Serviced Mortgage Loans. This report is based only on the Specially Serviced Mortgage Loans in respect of which an Asset Status Report has been issued. The Asset Status Reports may not yet be fully implemented.

II.	Executive Summary

Based on the requirements and qualifications set forth in the Pooling and Servicing Agreement, as well as the items listed below, the Senior Trust Advisor (in accordance with the Senior Trust Advisor’s analysis requirements outlined in the Pooling and Servicing Agreement) has undertaken a limited review of the Special Servicer’s operational activities to service certain Specially Serviced Mortgage Loans in accordance with the Servicing Standard. Based on such limited review, the Senior Trust Advisor [does, does not] believe there are material violations of the Special Servicer’s compliance with its obligations under the Pooling and Servicing Agreement. In addition, the Senior Trust Advisor notes the following: [PROVIDE SUMMARY OF ANY ADDITIONAL MATERIAL INFORMATION].

In connection with the assessment set forth in this report, the Senior Trust Advisor:

1.
Reviewed the Asset Status Reports, the Special Servicer’s assessment of compliance report, attestation report by a third party regarding the Special Servicer’s compliance with its obligations and net present value calculations and Appraisal Reduction calculations and [LIST OTHER REVIEWED INFORMATION] for the following [●] Specially Serviced Mortgage Loans: [List applicable mortgage loans]

2.
Consulted with the Special Servicer as provided under the Pooling and Servicing Agreement. The Senior Trust Advisor’s analysis of the Asset Status Reports (including related net present value calculations and Appraisal Reduction calculations) related to the Specially Serviced

1      This report is an indicative report and does not reflect the final form of annual report to be used in any particular year. The Senior Trust Advisor will have the ability to modify or alter the organization and content of any particular report, subject to the compliance with the terms of the Pooling and Servicing Agreement, including, without limitation, provisions relating to Privileged Information.

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Mortgage Loans should be considered a limited investigation and not be considered a full or limited audit. For instance, we did not review each page of the Special Servicer’s policy and procedure manuals (including amendments and appendices), re-engineer the quantitative aspects of their net present value calculator, visit any property, visit the Special Servicer, visit the Directing Certificateholder or interact with any borrower.  In addition, our review of the net present value calculations and Appraisal Reduction calculations is limited to the mathematical accuracy of the calculations and the corresponding application of the non-discretionary portions of the applicable formulas, and as such, does not take into account the reasonableness of the discretionary portions of such formulas.

III.	Specific Items of Review

1.	The Senior Trust Advisor reviewed the following items in connection with the generation of this report: [LIST MATERIAL ITEMS].

2.
During the prior year, the Senior Trust Advisor consulted with the Special Servicer regarding its strategy plan for a limited number of issues related to the following Specially Serviced Mortgage Loans: [LIST]. The Senior Trust Advisor participated in discussions and made strategic observations and recommended alternative courses of action to the extent it deemed such observations and recommendations appropriate. The Special Servicer [agreed with/did not agree with] the material recommendations made by the Senior Trust Advisor. Such recommendations generally included the following: [LIST].

3.	Appraisal Reduction calculations and net present value calculations:

4.
The Senior Trust Advisor [received/did not receive] information necessary to recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portions of the applicable formulas required to be utilized in connection with any Appraisal Reduction or net present value calculations used in the special servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Mortgage Loan prior to the utilization by the special servicer.

a.
The senior trust advisor [agrees/does not agree] with the [mathematical calculations] [and/or] [the application of the applicable non-discretionary portions of the formula] required to be utilized for such calculation.

b.
After consultation with the special servicer to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations, such inaccuracy [has been/ has not been] resolved.

5.	The following is a general discussion of certain concerns raised by the Senior Trust Advisor discussed in this report: [LIST CONCERNS].

6.	In addition to the other information presented herein, the Senior Trust Advisor notes the following additional items, if any: [LIST ADDITIONAL ITEMS].

IV.	Qualifications Related to the Work Product Undertaken and Opinions Related to this Report

1.
The Senior Trust Advisor did not participate in, or have access to, the Special Servicer’s and Directing Certificateholder’s discussion(s) regarding any Specially Serviced Mortgage Loan. The Senior Trust Advisor does not have authority to speak with the Directing Certificateholder directly. As such, the Senior Trust Advisor generally relied upon the information delivered to it

Annex C-2

by the Special Servicer as well as its interaction with the Special Servicer, if any, in gathering the relevant information to generate this report.

2.
The Special Servicer has the legal authority and responsibility to service the Specially Serviced Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Senior Trust Advisor has no responsibility or authority to alter such standards set forth therein.

3.
Confidentiality and other contractual limitations limit the Senior Trust Advisor’s ability to outline the details or substance of the discussions held between it and the Special Servicer regarding any Specially Serviced Mortgage Loans and certain information it reviewed in connection with its duties under the Pooling and Servicing Agreement. As a result, this report may not reflect all the relevant information that the Senior Trust Advisor is given access to by the Special Servicer.

4.
There are many tasks that the Special Servicer undertakes on an ongoing basis related to Specially Serviced Mortgage Loans. These include, but are not limited to, assumptions, ownership changes, collateral substitutions, capital reserve changes, etc. The Senior Trust Advisor does not participate in any discussions regarding such actions. As such, Senior Trust Advisor has not assessed the Special Servicer’s operational compliance with respect to those types of actions.

5.
The Senior Trust Advisor is not empowered to speak with any investors directly. If the investors have questions regarding this report, they should address such questions to the certificate administrator through the certificate administrator’s website.

Terms used but not defined herein have the meaning set forth in the Pooling and Servicing Agreement dated May 1, 2014.

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ANNEX D-1

MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

The mortgage loan seller will make the representations and warranties set forth below as of the date specified below or, if no such date is specified, generally as of the Closing Date, in each case subject to the exceptions to those representations and warranties that are described on Annex D-1 to this free writing prospectus. Prior to the execution of the related final mortgage loan purchase agreement (the “MLPA”), there may be additions, subtractions or other modifications to the representations, warranties and exceptions. These representations, warranties and exceptions should not be read alone, but should only be read in conjunction with the free writing prospectus.

Each MLPA, together with the related representations and warranties (subject to the exceptions thereto), serves to contractually allocate risk between the mortgage loan seller, on the one hand, and the trust fund, on the other. The representations and warranties are not intended to be disclosure statements regarding the characteristics of the related mortgage loans, Mortgaged Properties or other subjects discussed therein, but rather are intended as a risk allocation mechanism. We cannot assure you that the mortgage loans actually conform to the statements made in the representations and warranties that are presented below. The representations, warranties and exceptions have been provided to you for informational purposes only and prospective investors should not rely on the representations, warranties and exceptions as a basis for any investment decision. For disclosure regarding the characteristics, risks and other information regarding the mortgage loans, mortgaged properties and certificates relating to the trust fund, you should read and rely solely on the free writing prospectus. None of the depositor or the underwriters or their respective affiliates makes any representation regarding the accuracy or completeness of the representations, warranties and exceptions.

1.      Complete Servicing File. All documents comprising the Servicing File will be or have been delivered to the Master Servicer with respect to each Mortgage Loan by the deadlines set forth in the Pooling and Servicing Agreement and/or Mortgage Loan Purchase Agreement.

2.      Whole Loan; Ownership of Mortgage Loans. Except with respect to each Serviced Mortgage Loan, each Mortgage Loan is a whole loan and not an interest in a Mortgage Loan. Each Mortgage Loan is a senior portion (or a pari passu portion of a senior portion) of a whole mortgage loan evidenced by a senior note. Immediately prior to the sale, transfer and assignment to depositor, no Mortgage Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation (other than with respect to Serviced Mortgage Loans) or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations (other than with respect to agreements among noteholders with respect to a Whole Loan), any other ownership interests and other interests on, in or to such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller). The Mortgage Loan Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to depositor constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Mortgage Loan Seller).

3.      Loan Document Status. Each related Mortgage Note, Mortgage, Assignment of Leases (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Mortgagor, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Mortgagor, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency

Annex D-1-1

legislation), as applicable, and is enforceable in accordance with its terms, except as such enforcement may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law and except that certain provisions in such Mortgage Loan documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance premiums) may be further limited or rendered unenforceable by applicable law, but (subject to the limitations set forth above) such limitations or unenforceability will not render such Mortgage Loan documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Insolvency Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Mortgagor with respect to any of the related Mortgage Notes, Mortgages or other Mortgage Loan documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by the Mortgage Loan Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Mortgage Note, Mortgage or other Mortgage Loan documents.

4.      Mortgage Provisions. The Mortgage Loan documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, nonjudicial foreclosure subject to the limitations set forth in the Insolvency Qualifications.

5.      Hospitality Provisions. The Mortgage Loan documents for each Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable by the Trust against such franchisor, either directly or as an assignee of the originator. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a security interest in the revenues of such property for which a UCC financing statement has been filed in the appropriate filing office.

6.      Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of such Mortgaged Property; and (c) neither Mortgagor nor guarantor has been released from its obligations under the Mortgage Loan. The material terms of such Mortgage, Mortgage Note, Mortgage Loan guaranty, and related Mortgage Loan documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect since April 21, 2014.

7.      Lien; Valid Assignment. Subject to the Insolvency Qualifications, each endorsement and assignment of Mortgage and assignment of Assignment of Leases from the Mortgage Loan Seller constitutes a legal, valid and binding endorsement or assignment from the Mortgage Loan Seller. Each related Mortgage and Assignment of Leases is freely assignable without the consent of the related Mortgagor. Each related Mortgage is a legal, valid and enforceable first lien on the related Mortgagor’s fee (or if identified on the Mortgage Loan Schedule, leasehold) interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below)), except as the enforcement thereof may be limited by the Insolvency Qualifications. Such Mortgaged Property (subject to Permitted Encumbrances) as of origination was, and as of the Cut-off Date to the Mortgage Loan Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances, and to the Mortgage Loan Seller’s knowledge and subject to the rights of tenants, no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage,

Annex D-1-2

except those which are insured against by a lender’s title insurance policy (as described below). Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid and enforceable lien on property described therein subject to Permitted Encumbrances, except as such enforcement may be limited by Insolvency Qualifications subject to the limitations described in clause (11) below. Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements is required in order to effect such perfection.

At the time of the assignment of the Mortgage Loans to the Depositor, the Seller had good and marketable title to and was the sole owner and holder of, each Mortgage Loan, free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing and/or defeasance successor borrower rights as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller) and such assignment validly and effectively transfers and conveys all legal and beneficial ownership of the Mortgage Loans to the Depositor free and clear of any pledge, lien, encumbrance or security interest (subject to certain agreements regarding servicing as provided in the Pooling and Servicing Agreement, subservicing agreements permitted thereunder and that certain Servicing Rights Purchase Agreement, dated as of the Closing Date between the Master Servicer and the Seller).

8.      Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record specifically identified in the Title Policy; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property which the Mortgage Loan documents do not require to be subordinated to the lien of such Mortgage; and (f) if the related Mortgage Loan constitutes a cross-collateralized Mortgage Loan, the lien of the Mortgage for another Mortgage Loan contained in the same Crossed Mortgage Loan Group, provides that none of which items (a) through (f), individually or in the aggregate, materially interferes with the value, current use or operation of the Mortgaged Property or the security intended to be provided by such Mortgage or with the current ability of the related Mortgaged Property to generate net cash flow sufficient to service the related Mortgage Loan or the Mortgagor’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Mortgage Loan Seller thereunder and no claims have been paid thereunder. Neither the Mortgage Loan Seller, nor to the Mortgage Loan Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Each Title Policy contains no exclusion for, or affirmatively insures (except for any Mortgaged Property located in a jurisdiction where such affirmative insurance is not available in which case such exclusion may exist), (a) that the Mortgaged Property shown on the survey is the same as the property legally described in the Mortgage, and (b) to the extent that the Mortgaged Property consists of two or more adjoining parcels, such parcels are contiguous.

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9.      Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, there are no subordinate mortgages or junior liens encumbering the related Mortgaged Property. The Mortgage Loan Seller has no knowledge of any mezzanine debt related to the Mortgaged Property and secured directly by the ownership interests in the Mortgagor.

10.    Assignment of Leases and Rents. There exists as part of the related Mortgage File an Assignment of Leases (either as a separate instrument or incorporated into the related Mortgage). Each related Assignment of Leases creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Insolvency Qualifications; no person other than the related Mortgagor owns any interest in any payments due under such lease or leases that is superior to or of equal priority with the lender’s interest therein. The related Mortgage or related Assignment of Leases, subject to applicable law, provides for, upon an event of default under the Mortgage Loan, a receiver to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

11.    Financing Statements. Each Mortgage Loan or related security agreement establishes a valid security interest in, and a UCC-1 financing statement has been filed (except, in the case of fixtures, the Mortgage constitutes a fixture filing) in all places necessary to perfect a valid security interest in, the personal property (the creation and perfection of which is governed by the UCC) owned by the Mortgagor and necessary to operate any Mortgaged Property in its current use other than (1) non-material personal property, (2) personal property subject to purchase money security interests and (3) personal property that is leased equipment. Each UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property and each UCC-2 or UCC-3 assignment, if any, filed with respect to such financing statement was in suitable form for filing in the filing office in which such financing statement was filed.

12.    Condition of Property. The Mortgage Loan Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within four months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date, which indicates that, except as set forth in such engineering report or with respect to which repairs were required to be reserved for or made, all building systems for the improvements of each related Mortgaged Property are in good working order, and further indicates that each related Mortgaged Property (a) is free of any material damage, (b) is in good repair and condition, and (c) is free of structural defects, except to the extent (i) any damage or deficiencies that would not materially and adversely affect the use, operation or value of the Mortgaged Property or the security intended to be provided by such Mortgage or repairs with respect to such damage or deficiencies estimated to cost less than $50,000 in the aggregate per Mortgaged Property; (ii) such repairs have been completed; or (iii) escrows in an aggregate amount consistent with the standards utilized by the Mortgage Loan Seller with respect to similar loans it originates for securitization have been established, which escrows will in all events be in an aggregate amount not less than the estimated cost of such repairs. The Mortgage Loan Seller has no knowledge of any material issues with the physical condition of the Mortgaged Property that the Mortgage Loan Seller believes would have a material adverse effect on the use, operation or value of the Mortgaged Property other than those disclosed in the engineering report and those addressed in sub-clauses (i), (ii) and (iii) of the preceding sentence.

13.    Taxes and Assessments. As of the date of origination and as of the Closing Date, all taxes and governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges) due with respect to the Mortgaged Property (excluding any related personal property) securing a Mortgage Loan that is or if left unpaid could become a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that became due and

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delinquent and owing prior to the Cut-off Date with respect to each related Mortgaged Property have been paid, or, if the appropriate amount of such taxes or charges is being appealed or is otherwise in dispute, the unpaid taxes or charges are covered by an escrow of funds or other security sufficient to pay such tax or charge and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real property taxes, governmental assessments and other outstanding governmental charges shall not be considered delinquent until the date on which interest and/or penalties would be payable thereon.

14.    Condemnation. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there is no proceeding pending or threatened for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the use or operation of the Mortgaged Property.

15.    Actions Concerning Mortgage Loan. As of the date of origination and to the Mortgage Loan Seller’s knowledge as of the Closing Date, there was no pending, filed or threatened action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor, or Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the use, operation or value of the Mortgaged Property, (f) the principal benefit of the security intended to be provided by the Mortgage Loan documents, (g) the current ability of the Mortgaged Property to generate net cash flow sufficient to service such Mortgage Loan, or (h) the current principal use of the Mortgaged Property.

16.    Escrow Deposits. All escrow deposits and payments required pursuant to each Mortgage Loan (including capital improvements and environmental remediation reserves) are in the possession, or under the control, of the Mortgage Loan Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required under the related Mortgage Loan documents are being conveyed by the Mortgage Loan Seller to depositor or its servicer and identified as such with appropriate detail. Any and all requirements under the Mortgage Loan as to completion of any material improvements and as to disbursements of any funds escrowed for such purpose, which requirements were to have been complied with on or before Closing Date, have been complied with in all material respects or the funds so escrowed have not been released unless such release was consistent with proper and prudent commercial mortgage servicing practices or such released funds were otherwise used for their intended purpose. No other escrow amounts have been released except in accordance with the terms and conditions of the related Mortgage Loan documents.

17.    No Holdbacks. The principal amount of the Mortgage Loan stated on the Mortgage Loan Schedule has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs, occupancy, performance or other matters with respect to the related Mortgaged Property), and any requirements or conditions to disbursements of any loan proceeds held in escrow have been satisfied with respect to any disbursement of any such escrow fund prior to the Cut-off Date.

18.    Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all-risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Mortgage Loan documents and having a claims-paying or financial strength rating of at least “A-:VIII” (for a Mortgage Loan with a principal balance below $35 million) and “A:VIII” (for a Mortgage Loan with a principal balance of $35 million or more) from A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the

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mortgagor and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Mortgage Loan documents, by business interruption or rental loss insurance which (i) covers a period of not less than 12 months (or with respect to each Mortgage Loan with a principal balance of $35 million or more, 18 months); (ii) for a Mortgage Loan with a principal balance of $50 million or more contains a 180-day “extended period of indemnity”; and (iii) covers the actual loss sustained during restoration.

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in the maximum amount available under the National Flood Insurance Program, plus such additional excess flood coverage in an amount as is generally required by the Mortgage Loan Seller originating mortgage loans for securitization.

If windstorm and/or windstorm related perils and/or “named storms” are excluded from the primary property damage insurance policy the Mortgaged Property is insured by a separate windstorm insurance policy issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms, in an amount at least equal to 100% of the full insurable value on a replacement cost basis of the Improvements and personalty and fixtures owned by the mortgagor and included in the related Mortgaged Property by an insurer meeting the Insurance Rating Requirements.

The Mortgaged Property is covered, and required to be covered pursuant to the related Mortgage Loan documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including broad-form coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Mortgage Loan Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the PML or equivalent was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the PML or equivalent would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the PML or the equivalent.

The Mortgage Loan documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan, the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the trustee. Each related Mortgage Loan obligates the related Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the lender to maintain such insurance at the Mortgagor’s cost and expense and to charge such Mortgagor for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the

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lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by the Mortgage Loan Seller.

19.    Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

20.    No Encroachments. To the Mortgage Loan Seller’s knowledge and based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, (a) all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy, (b) no improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property, or are insured by applicable provisions of the Title Policy and (c) no improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or are insured by applicable provisions of the Title Policy.

21.    No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by the Mortgage Loan Seller.

22.    REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code (but determined without regard to the rule in Treasury Regulations Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either:  (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan or Whole Loan on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of

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Treasury Regulations Section 1.860G-(b)(2). All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

23.    Compliance. The terms of the Mortgage Loan documents evidencing such Mortgage Loan, comply in all material respects with all applicable local, state and federal laws and regulations, and the Seller has complied with all material requirements pertaining to the origination of the Mortgage Loans, including but not limited to, usury and any and all other material requirements of any federal, state or local law to the extent non-compliance would have a material adverse effect on the Mortgage Loan.

24.    Authorized to do Business. To the extent required under applicable law, as of the Closing Date or as of the date that such entity held the Mortgage Note, each holder of the Mortgage Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan.

25.    Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee, and except in connection with a trustee’s sale after a default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for such Mortgage Loan, no fees are payable to such trustee except for de minimis fees paid.

26.    Local Law Compliance. To the Mortgage Loan Seller’s knowledge, based solely upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization, the improvements located on or forming part of each Mortgaged Property securing a Mortgage Loan are in material compliance with applicable laws, zoning ordinances, rules, covenants, and restrictions (collectively “Zoning Regulations”) governing the occupancy, use, and operation of such Mortgaged Property or constitute a legal non-conforming use or structure and any non-conformity with zoning laws constitutes a legal non-conforming use or structure which does not materially and adversely affect the use or operation of such Mortgaged Property. In the event of casualty or destruction, (a) the Mortgaged Property may be restored or repaired to the extent necessary to maintain the use of the structure immediately prior to such casualty or destruction, (b) law and ordinance insurance coverage has been obtained for the Mortgaged Property in amounts customarily required by the Mortgage Loan Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations, (c) the inability to restore the Mortgaged Property to the full extent of the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of such Mortgaged Property, or (d) title insurance coverage has been obtained for such nonconformity.

27.    Licenses and Permits. Each Mortgagor covenants in the Mortgage Loan documents that it shall keep all material licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Mortgaged Property in full force and effect, and to the Mortgage Loan Seller’s knowledge based upon any of a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Mortgage Loan Seller for similar commercial and multifamily mortgage loans intended for securitization; all such material licenses, permits, franchises, certificates of occupancy, consents, and other approvals are in effect or the failure to obtain or maintain such material licenses, permits, franchises or certificates of occupancy does not materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the Mortgage Loan or the rights of a holder of the related Mortgage Loan. The Mortgage Loan requires the related Mortgagor to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located and for the Mortgagor and the Mortgaged Property to be in compliance in all material respects with all regulations, zoning and building laws.

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28.    Recourse Obligations. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan (a) becomes full recourse to the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis) in any of the following events: (i) if any petition for bankruptcy, insolvency, dissolution or liquidation pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by, consented to, or acquiesced in by, the Mortgagor; (ii) Mortgagor or guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to the Mortgagor or (iii) transfers of either the Mortgaged Property or equity interests in Mortgagor made in violation of the Mortgage Loan documents; and (b) contains provisions providing for recourse against the Mortgagor and guarantor (which is a natural person or persons, or an entity distinct from the Mortgagor (but may be affiliated with the Mortgagor) that has assets other than equity in the related Mortgaged Property that are not de minimis), for losses and damages sustained in the case of (i) (A) misapplication, misappropriation or conversion of insurance proceeds or condemnation awards or of rents following an event of default, or (B) any security deposits not delivered to lender upon foreclosure or action in lieu thereof (except to the extent applied in accordance with leases prior to a Mortgage Loan event of default); (ii) the Mortgagor’s fraud or intentional misrepresentation; (iii) willful misconduct by the Mortgagor or guarantor; (iv) breaches of the environmental covenants in the Mortgage Loan documents; or (v) commission of material physical waste at the Mortgaged Property, which may, with respect to this clause (v), in certain instances, be limited to acts or omissions of the related Mortgagor, guarantor, property manager or their affiliates, employees or agents.

29.    Mortgage Releases. The terms of the related Mortgage or related Mortgage Loan documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment of not less than a specified percentage at least equal to 115% of the related allocated loan amount of such portion of the Mortgaged Property, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance defined in paragraph (34) below, (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any material value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b)(2) and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Code; or (y) the mortgagee or servicer can, in accordance with the related Mortgage Loan documents, condition such release of collateral on the related Mortgagor’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), for any Mortgage Loan originated after December 6, 2010, if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan or Whole Loan outstanding after the release, the Mortgagor is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan originated after December 6, 2010, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Mortgagor can be required to pay down the principal balance of the Mortgage Loan or Whole Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, may not be required to apply such an amount to the restoration of the Mortgaged Property or released to the Mortgagor, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan or Whole Loan.

In the case of any Mortgage Loan originated after December 6, 2010, no such Mortgage Loan that is secured by more than one Mortgaged Property or that is cross-collateralized with another Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof,

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including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

30.    Financial Reporting and Rent Rolls. Each Mortgage requires the Mortgagor to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements (i) with respect to each Mortgage Loan with more than one Mortgagor are in the form of an annual combined balance sheet of the Mortgagor entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis and (ii) for each Mortgage Loan with an original principal balance greater than $50 million shall be audited by an independent certified public accountant upon the request of the owner or holder of the Mortgage.

31.    Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to the Mortgage Loan Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Mortgage Loan documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto, except to the extent that any right to require such coverage may be limited by availability on commercially reasonable terms.

32.    Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due-on-sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage and/or complying with the requirements of the related Mortgage Loan documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Mortgage Loan Seller lending on the security of property comparable to the related Mortgaged Property, such as transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Mortgage Loan documents), (a) the related Mortgaged Property, or any controlling equity interest in the related Mortgagor, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Mortgage Loan documents, (iii) transfers of less than a controlling interest in a Mortgagor, (iv) transfers to another holder of direct or indirect equity in the Mortgagor, a specific Person designated in the related Mortgage Loan documents or a Person satisfying specific criteria identified in the related Mortgage Loan documents, (v) transfers of common stock in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs 29 and 34 in this Annex D-1, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan, or future permitted mezzanine debt or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Interest of any Mortgage Loan or any subordinate debt that existed at origination and is permitted under the related Mortgage Loan documents, (ii) purchase money security interests (iii) any Mortgage Loan that is cross-collateralized and cross-defaulted with another Mortgage Loan or (iv) Permitted Encumbrances. The Mortgage or other Mortgage Loan documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Mortgagor is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

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33.    Single-Purpose Entity. Each Mortgage Loan requires the Mortgagor to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Mortgage Loan documents and the organizational documents of the Mortgagor with respect to each Mortgage Loan with a Cut-off Date Principal Balance in excess of $5 million provide that the Mortgagor is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Mortgagor. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Principal Balance equal to $5 million or less, its organizational documents or the related Mortgage Loan documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

34.    Defeasance. With respect to any Mortgage Loan that, pursuant to the Mortgage Loan documents, can be defeased (a “Defeasance”), (i) the Mortgage Loan documents provide for defeasance as a unilateral right of the Mortgagor, subject to satisfaction of conditions specified in the Mortgage Loan documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Mortgagor is permitted to pledge only United States “government securities” within the meaning of Treasury Regulations Section 1.860G-2(a)(8)(ii), the revenues from which will be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to 115% of the allocated loan amount for the real property to be released; (iv) the defeasance collateral is not permitted to be subject to prepayment, call, or early redemption; (v) the Mortgagor is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Mortgage Note as set forth in (iii) above, (vi) if the Mortgagor would continue to own assets in addition to the defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed by a Single-Purpose Entity; (vii) the Mortgagor is required to deliver an opinion of counsel that the trustee has a perfected security interest in such collateral prior to any other claim or interest; and (viii) the Mortgagor is required to pay all rating agency fees associated with defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

35.    Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

36.    Ground Leases. For purposes of the MLPA, a “Ground Lease” shall mean a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land and buildings and other improvements, if any, to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a ground leasehold estate in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the ground lease and any estoppel or other

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agreement received from the ground lessor in favor of the Mortgage Loan Seller, its successors and assigns, the Mortgage Loan Seller represents and warrants that:

(A)      The ground lease or a memorandum regarding such ground lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The ground lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. To the Mortgage Loan Seller’s knowledge, no material change in the terms of the ground lease had occurred since its recordation, except by any written instruments which are included in the related Mortgage File;

(B)      The lessor under such ground lease has agreed in a writing included in the related Mortgage File (or in such ground lease) that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns;

(C)      The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(D)      The ground lease is not subject to any interests, estates, liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances;

(E)      The ground lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the ground lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(F)      The Mortgage Loan Seller has not received any written notice of default under or notice of termination of such ground lease. To the Mortgage Loan Seller’s knowledge, there is no default under such ground lease and no condition that, but for the passage of time or giving of notice, would result in a default under the terms of such ground lease. Such ground lease is in full force and effect as of the Closing Date;

(G)     The ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, provides that no notice of default or termination is effective unless such notice is given to the lender, and requires that the ground lessor will supply an estoppel;

(H)      A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the ground lease through legal proceedings) to cure any default under the ground lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the ground lease;

(I)       The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Mortgage Loan Seller in connection with loans originated for securitization;

(J)      Under the terms of the ground lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than in respect of a total or substantially total loss or taking as addressed in subpart (K)) will be applied either to the repair or to

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restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Mortgage Loan documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(K)      In the case of a total or substantial taking or loss, under the terms of the ground lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(L)      Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the ground lease for any reason, including rejection of the ground lease in a bankruptcy proceeding.

37.    Servicing. The servicing and collection practices used by the Mortgage Loan Seller in respect of each Mortgage Loan complied in all material respects with all applicable laws and regulations and was in all material respects legal, proper and prudent, in accordance with Mortgage Loan Seller’s customary commercial mortgage servicing practices.

38.    ARD Loans. Each Mortgage Loan identified in the Mortgage Loan Schedule as an ARD Loan starts to amortize no later than the Due Date of the calendar month immediately after the calendar month in which such ARD Loan closed and substantially fully amortizes over its stated term, which term is at least 60 months after the related Anticipated Repayment Date. Each ARD Loan has an Anticipated Repayment Date not less than five years following the origination of such Mortgage Loan. If the related Mortgagor elects not to prepay its ARD Loan in full on or prior to the Anticipated Repayment Date pursuant to the existing terms of the Mortgage Loan or a unilateral option (as defined in Treasury Regulations under Section 1001 of the Code) in the Mortgage Loan exercisable during the term of the Mortgage Loan, (i) the Mortgage Loan’s interest rate will step up to an interest rate per annum as specified in the related Mortgage Loan documents; provided, however, that payment of such Excess Interest shall be deferred until the principal of such ARD Loan has been paid in full; (ii) all or a substantial portion of the excess cash flow (which is net of certain costs associated with owning, managing and operating the related Mortgaged Property) collected after the Anticipated Repayment Date shall be applied towards the prepayment of such ARD Loan and once the principal balance of an ARD Loan has been reduced to zero all excess cash flow will be applied to the payment of accrued Excess Interest; and (iii) if the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee on the basis of a debt service coverage test, the subject debt service coverage ratio shall be calculated without taking account of any increase in the related Mortgage Interest Rate on such Mortgage Loan’s Anticipated Repayment Date. No ARD Loan provides that the property manager for the related Mortgaged Property can be removed by or at the direction of the mortgagee solely because of the passage of the related Anticipated Repayment Date.

39.    Rent Rolls; Operating Histories. The Mortgage Loan Seller has obtained a rent roll (the “Certified Rent Roll(s)”) other than with respect to hospitality properties certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Mortgage Loan Seller has obtained operating histories (the “Certified Operating Histories”) with respect to each Mortgaged Property certified by the related Mortgagor or the related guarantor(s) as accurate and complete in all material respects as of a date within 180 days of the date of origination of the related Mortgage Loan. The Certified Operating Histories collectively report on operations for a period equal to (a) at least a continuous three-year period or (b) in the event the Mortgaged Property was owned, operated or constructed by the Mortgagor or an affiliate for less than three years then for such shorter period of time, it being understood that for mortgaged properties acquired with the proceeds of a Mortgage Loan, Certified Operating Histories may not have been available.

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40.    No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the Closing Date, no Mortgage Loan is delinquent (beyond any applicable grace or cure period) in making required payments. To the Mortgage Loan Seller’s knowledge, there is (a) no, and since origination there has been no, material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Mortgage Loan Seller in Exhibit C to the MLPA. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Mortgage Loan documents.

41.    Bankruptcy. In respect of each Mortgage Loan, the related Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganization, insolvency, moratorium or similar proceeding.

42.    Organization of Mortgagor. The Mortgage Loan Seller has obtained an organizational chart or other description of each Mortgagor which identifies all beneficial controlling owners of the Mortgagor (i.e., managing members, general partners or similar controlling person for such Mortgagor) (the “Controlling Owner”) and all owners that hold a 20% or greater direct ownership share (i.e., the “Major Sponsors”). The Mortgage Loan Seller (1) required questionnaires to be completed by each Controlling Owner and guarantor or performed other processes designed to elicit information from each Controlling Owner and guarantor regarding such Controlling Owner’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and (2) performed or caused to be performed searches of the public records or services such as Lexis/Nexis, or a similar service designed to elicit information about each Controlling Owner, Major Sponsor and guarantor regarding such Controlling Owner’s, Major Sponsor’s or guarantor’s prior history for at least 10 years regarding any bankruptcies or other insolvencies, any felony convictions, and provided, however, that records searches were limited to the last 10 years. ((1) and (2) collectively, the “Sponsor Diligence”). Based solely on the Sponsor Diligence, to the knowledge of the Mortgage Loan Seller, no Major Sponsor or guarantor (i) was in a state of federal bankruptcy or insolvency proceeding, (ii) had a prior record of having been in a state of federal bankruptcy or insolvency, or (iii) had been convicted of a felony.

43.    Environmental Conditions. At origination, each Mortgagor represented and warranted that to its knowledge no hazardous materials or any other substances or materials which are included under or regulated by environmental laws are located on, or have been handled, manufactured, generated, stored, processed, or disposed of on or released or discharged from the Mortgaged Property, except as disclosed by a Phase I environmental assessment (or a Phase II environmental assessment, if applicable) delivered in connection with the origination of the Mortgage Loan or except for those substances commonly used in the operation and maintenance of properties of kind and nature similar to those of the Mortgaged Property in compliance with all environmental laws and in a manner that does not result in contamination of the Mortgaged Property. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA (i) did not reveal any known circumstance or condition that rendered the Mortgaged Property at the date of the ESA in material noncompliance with applicable environmental laws or the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) or the need for further investigation, or (ii) if any material noncompliance with environmental laws or the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) 125% of the funds reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Mortgagor and is held by the related lender; (B) if the only Environmental

Annex D-1-14

Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint, or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Mortgagor that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the Cut-off Date, and, as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the environmental issue affecting the related Mortgaged Property was otherwise listed by such governmental authority as administratively “closed” or a reputable environmental consultant has concluded that no further action is required); (D) an environmental policy or a lender’s pollution legal liability insurance policy meeting the requirements set forth below that covers liability for the identified circumstance or condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and/or Fitch Ratings, Inc.; (E) a party not related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance; or (F) a party related to the Mortgagor with assets reasonably estimated to be adequate to effect all necessary remediation was identified as the responsible party for such condition or circumstance is required to take action. The ESA will be part of the Servicing File; and to the Mortgage Loan Seller’s knowledge, except as set forth in the ESA, there is no (1) known circumstance or condition that rendered the Mortgaged Property in material noncompliance with applicable environmental laws, (ii) Environmental Conditions (as such term is defined in ASTM E1527-05 or its successor), or (iii) need for further investigation.

In the case of each Mortgage Loan set forth on Schedule I to the MLPA, (i) such Mortgage Loan is the subject of an environmental insurance policy, issued by the issuer set forth on Schedule I (the “Policy Issuer”) and effective as of the date thereof (the “Environmental Insurance Policy”), (ii) as of the Cut-off Date the Environmental Insurance Policy is in full force and effect, there is no deductible and the trustee is a named insured under such policy, (iii)(a) a property condition or engineering report was prepared, if the related Mortgaged Property was constructed prior to 1985, with respect to asbestos-containing materials (“ACM”) and, if the related Mortgaged Property is a multifamily property, with respect to radon gas (“RG”) and lead-based paint (“LBP”), and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security or establish with the mortgagee a reserve in an amount deemed to be sufficient by the Mortgage Loan Seller, for the remediation of the problem, and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan that should reasonably be expected to mitigate the environmental risk related to the identified LBP, ACM or RG condition, (iv) on the effective date of the Environmental Insurance Policy, the Mortgage Loan Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the following: (a) the application for insurance, (b) a Mortgagor questionnaire that was provided to the Policy Issuer, or (c) an engineering or other report provided to the Policy Issuer, and (v) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy’s term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

44.    Lease Estoppels. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property leased to a single tenant, the Mortgage Loan Seller reviewed such estoppel obtained from such tenant no earlier than 90 days prior to the origination date of the related Mortgage Loan, and to the Mortgage Loan Seller’s knowledge based solely on the related estoppel certificate, the related lease is in full force and effect or if not in full force and effect the related space was underwritten as vacant, subject to customary reservations of tenant’s rights, such as, without limitation, with respect to common area maintenance (“CAM”) and pass-through audits and verification of landlord’s compliance with co-tenancy provisions. With respect to each Mortgage Loan predominantly secured by a retail, office or industrial property, the Mortgage Loan Seller has received lease estoppels executed within 90 days of the origination date of the related Mortgage Loan that collectively account for at least 65% of the in-place base rent for the Mortgaged Property or set of cross-collateralized properties that secure a Mortgage Loan that is represented on the Certified Rent Roll. To the Mortgage Loan Seller’s knowledge, each lease

Annex D-1-15

represented on the Certified Rent Roll is in full force and effect, subject to customary reservations of tenant’s rights, such as with respect to CAM and pass-through audits and verification of landlord’s compliance with co-tenancy provisions.

45.    Appraisal. The Mortgage File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is a Member of the Appraisal Institute (“MAI”) and, to the Mortgage Loan Seller’s knowledge, had no interest, direct or indirect, in the Mortgaged Property or the Mortgagor or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation.

46.    Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the Mortgage Loan Schedule attached as an exhibit to the MLPA is true and correct in all material respects as of the Cut-off Date and contains all information required by the Pooling and Servicing Agreement to be contained therein.

47.    Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any other Mortgage Loan that is outside the Mortgage Pool.

48.    Advance of Funds by the Mortgage Loan Seller. No advance of funds has been made by the Mortgage Loan Seller to the related Mortgagor, and no funds have been received from any person other than the related Mortgagor or an affiliate, directly, or, to the knowledge of the Mortgage Loan Seller, indirectly for, or on account of, payments due on the Mortgage Loan. Neither the Mortgage Loan Seller nor any affiliate thereof has any obligation to make any capital contribution to any Mortgagor under a Mortgage Loan, other than contributions made on or prior to the Closing Date.

49.    Compliance with Anti-Money Laundering Laws. The Mortgage Loan Seller has complied with its internal procedures with respect to all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 in connection with the origination of the Mortgage Loan.

50.    Litigation. Whether or not a Mortgage Loan was originated by the Mortgage Loan Seller, to the Mortgage Loan Seller’s knowledge, with respect to each Mortgage Loan originated by the Mortgage Loan Seller and each Mortgage Loan originated by any Person other than the Mortgage Loan Seller, as of the date of origination of the related Mortgage Loan, and, to the Mortgage Loan Seller’s actual knowledge, with respect to each Mortgage Loan originated by the Mortgage Loan Seller and any prior holder of the Mortgage Loan, as of the Closing Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other governmental authority or agency now pending against or affecting the Mortgagor under any Mortgage Loan or any of the Mortgaged Properties which, if determined against such Mortgagor or such Mortgaged Property, would materially and adversely affect the value of such Mortgaged Property, the security intended to be provided with respect to the related Mortgage Loan, or the ability of such Mortgagor and/or the current use of such Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Mortgage Loan; and to the Mortgage Loan Seller’s actual knowledge there are no such actions, suits or proceedings threatened against such Mortgagor.

For purposes of these representations and warranties, the phrases “the Mortgage Loan Seller’s knowledge” or “the Mortgage Loan Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the officers and employees of the Mortgage Loan Seller directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein. All information contained in documents which are part of or required to be part of a Servicing File, as specified in the Pooling and Servicing Agreement (to the extent such documents exist or existed), shall be deemed to be within the Mortgage Loan Seller’s knowledge including but not limited to any written notices from or on behalf of the Mortgagor.

Annex D-1-16

“Servicing File.” A copy of the Mortgage File and documents and records not otherwise required to be contained in the Mortgage File that (i) relate to the origination and/or servicing and administration of the Mortgage Loans, (ii) are reasonably necessary for the ongoing administration and/or servicing of the Mortgage Loans or for evidencing or enforcing any of the rights of the holder of the Mortgage Loans or holders of interests therein and (iii) are in the possession or under the control of the Mortgage Loan Seller, provided that the Mortgage Loan Seller shall not be required to deliver any draft documents, privileged or other communications, credit underwriting, due diligence analyses or data or internal worksheets, memoranda, communications or evaluations.

Annex D-1-17

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ANNEX D-2

EXCEPTIONS TO MORTGAGE LOAN REPRESENTATIONS AND WARRANTIES

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	Doubletree Fresno (Loan No. 31)
(Hospitality Provisions) – A comfort letter was issued for the benefit of the lender which may be relied upon by the Trust, provided that the lender gives notice to the franchisor of the assignment of the related Mortgage Loan to the Trust within thirty (30) days of such assignment.

8	College Station at West Lafayette (Loan No. 25)	(Permitted Liens; Title Insurance) – The title insurance policy contains an exception for 2013 real estate taxes.
8	110 & 112 West Hubbard Street (Loan No. 54)	(Permitted Liens; Title Insurance) – The title insurance policy contains an exception for 2013 real estate taxes.
9
IPCC Shoppes at Page Pointe (Loan No. 7), IPCC Academy Sports Frisco (Loan No. 9), IPCC Walgreens Westampton (Loan No. 10), IPCC Schnucks (Loan No. 11), IPCC Walgreens GA (Loan No. 12), IPCC CVS Chelmsford (Loan No. 13) and IPCC  Walgreens TX (Loan No. 14)

(Junior Liens) – There is a mezzanine loan in the amount of $8,900,000, which is currently held by JPMCB.  In connection with the mezzanine loan, the Mortgage Loan Seller and the mezzanine lender entered into an intercreditor agreement, a copy of which is included in the related Mortgage File.

9	Business Center at Park Ten (Loan No. 49)
(Junior Liens) – Future mezzanine debt is permitted in accordance with the related Mortgage Loan documents, provided that certain conditions are satisfied, which conditions include (but are not limited to) the following: (i) a combined maximum LTV Ratio of not greater than 70%; (ii) a combined minimum DSCR of at least 1.4x; and (iii) the execution of an intercreditor agreement satisfactory to the lender.

14	IPCC Walgreens Westampton (Loan No. 10)	(Condemnation) – Burlington County, New Jersey intends to take a strip of land located at the front of the related Mortgaged Property as part of a planned road widening.
14	The Summit (Loan No. 17)
(Condemnation) – The Mortgage Loan documents permit the Mortgagor to dedicate a private road that runs through the Mortgaged Property to the City of Reno, Nevada, subject to certain conditions set forth in the Mortgage Loan documents, which include, among other things, a condition that the road continue to be used for vehicular access and traffic through the Mortgaged Property.

18	The Outlets at Orange (Loan No. 1)
(Insurance) – The deductible for the all-risk special form property insurance may not exceed $500,000 (the deductible may also be higher than $500,000 if the Mortgagor delivers a letter of credit for the difference between the actual deductible and the maximum

Annex D-2-1

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

deductible permitted by the Mortgage Loan documents).  The deductibles for flood, earthquake, and windstorm coverage may not exceed 5% of the insurable value. The amount of these deductibles may be considered higher than customary.

The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage  and the first layer of coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage and the first layer of coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A” or better by S&P, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P.

18	470 Vanderbilt Avenue (Loan No. 3)	(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $100,000. The amount of this deductible may be considered higher than customary.
18	55 Broadway (Loan No. 5)
(Insurance) – The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A-” or better by S&P, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P.

18	IPCC Whole Foods (Loan No. 8)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible for windstorm coverage that does not exceed five percent (5%) of the total insurable value.  The amount of this deductible may be considered higher than customary.

The sole tenant at the related Mortgaged Property is permitted to self-insure the Mortgaged Property, provided that: (i) the lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the lease, (iii) the tenant or guarantor under the lease remains fully liable for the obligations and liabilities under the lease and maintains a credit rating from S&P of at least “BBB-”, (iv) the lease will remain in full force and effect following a casualty, and the tenant is obligated under the lease to rebuild and/or repair the Mortgaged Property at its sole cost and expense and is entitled to no period of rent abatement, (v) the tenant or its guarantor maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by the tenant under the lease and the lender as additional insured under the commercial general liability insurance policies required under the lease (inclusive of any

Annex D-2-2

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

required umbrella/excess liability as may be required under the lease), and (vi) Mortgagor shall have provided to the lender evidence satisfactory to the lender that the tenant maintains in full force and effect the insurance described in clause (v) above.  If the foregoing criteria are not satisfied, then Mortgagor is required to obtain, at its sole cost and expense, all insurance as required by the Mortgage Loan documents.  Such insurance shall either be (x) “primary” insurance coverage in the event that the tenant does not provide the applicable insurance coverage required by the Mortgage Loan documents, or (y) “excess and contingent” insurance coverage, over and above any other valid and collectible coverage then in existence, in the event that tenant does not have sufficient coverage to meet the requirements under the Mortgage Loan documents, as shall be necessary to bring the insurance coverage for the Mortgaged Property into full compliance with all of the terms and conditions of the Mortgage Loan documents.

18	IPCC Walgreens Westampton (Loan No. 10)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible for windstorm coverage that does not exceed five percent (5%) of the total insurable value.  The amount of this deductible may be considered higher than customary.

The sole tenant at the related Mortgaged Property is permitted to self-insure the Mortgaged Property, provided that: (i) the lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the lease, (iii) the tenant or guarantor under the lease remains fully liable for the obligations and liabilities under the lease and maintains a credit rating from S&P of at least “BBB”, (iv) the lease will remain in full force and effect following a casualty, and the tenant is obligated under the lease to rebuild and/or repair the Mortgaged Property at its sole cost and expense and is entitled to no period of rent abatement, (v) the tenant or its guarantor maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by the tenant under the lease and the lender as additional insured under the commercial general liability insurance policies required under the lease (inclusive of any required umbrella/excess liability as may be required under the lease), and (vi) Mortgagor shall have provided to the lender evidence satisfactory to the lender that the tenant maintains in full force and effect the insurance described in clause (v) above.  If the foregoing criteria are not satisfied, then Mortgagor is required to obtain, at its sole cost and expense, all insurance as required by the Mortgage Loan documents.  Such insurance shall either be (x) “primary” insurance coverage in the event that the tenant does not provide the applicable insurance coverage required by the Mortgage Loan documents, or (y) “excess and contingent” insurance coverage, over and above any other valid and collectible coverage then in existence, in the event that tenant does not have sufficient coverage to meet the requirements under the Mortgage Loan documents, as shall be necessary to bring the

Annex D-2-3

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
insurance coverage for the Mortgaged Property into full compliance with all of the terms and conditions of the Mortgage Loan documents.
18	IPCC Walgreens GA (Loan No. 12)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible for windstorm coverage that does not exceed five percent (5%) of the total insurable value.  The amount of this deductible may be considered higher than customary.

The sole tenant at the related Mortgaged Property is permitted to self-insure the Mortgaged Property, provided that: (i) the lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the lease, (iii) the tenant or guarantor under the lease remains fully liable for the obligations and liabilities under the lease and maintains a credit rating from S&P of at least “BBB”, (iv) the lease will remain in full force and effect following a casualty, and the tenant is obligated under the lease to rebuild and/or repair the Mortgaged Property at its sole cost and expense and is entitled to no period of rent abatement, (v) the tenant or its guarantor maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by the tenant under the lease and the lender as additional insured under the commercial general liability insurance policies required under the lease (inclusive of any required umbrella/excess liability as may be required under the lease), and (vi) Mortgagor shall have provided to the lender evidence satisfactory to the lender that the tenant maintains in full force and effect the insurance described in clause (v) above.  If the foregoing criteria are not satisfied, then Mortgagor is required to obtain, at its sole cost and expense, all insurance as required by the Mortgage Loan documents.  Such insurance shall either be (x) “primary” insurance coverage in the event that the tenant does not provide the applicable insurance coverage required by the Mortgage Loan documents, or (y) “excess and contingent” insurance coverage, over and above any other valid and collectible coverage then in existence, in the event that tenant does not have sufficient coverage to meet the requirements under the Mortgage Loan documents, as shall be necessary to bring the insurance coverage for the Mortgaged Property into full compliance with all of the terms and conditions of the Mortgage Loan documents.

18	IPCC CVS Chelmsford (Loan No. 13)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible for windstorm coverage that does not exceed five percent (5%) of the total insurable value.  The amount of this deductible may be considered higher than customary.

The sole tenant at the related Mortgaged Property is permitted to self-insure the Mortgaged Property, provided that: (i) the lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the lease, (iii) the tenant or guarantor under the lease remains fully liable for

Annex D-2-4

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

the obligations and liabilities under the lease and maintains a credit rating from S&P of at least “BBB”, (iv) the lease will remain in full force and effect following a casualty, and the tenant is obligated under the lease to rebuild and/or repair the Mortgaged Property at its sole cost and expense and is entitled to no period of rent abatement, (v) the tenant or its guarantor maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by the tenant under the lease and the lender as additional insured under the commercial general liability insurance policies required under the lease (inclusive of any required umbrella/excess liability as may be required under the lease), and (vi) Mortgagor shall have provided to the lender evidence satisfactory to the lender that the tenant maintains in full force and effect the insurance described in clause (v) above.  If the foregoing criteria are not satisfied, then Mortgagor is required to obtain, at its sole cost and expense, all insurance as required by the Mortgage Loan documents.  Such insurance shall either be (x) “primary” insurance coverage in the event that the tenant does not provide the applicable insurance coverage required by the Mortgage Loan documents, or (y) “excess and contingent” insurance coverage, over and above any other valid and collectible coverage then in existence, in the event that tenant does not have sufficient coverage to meet the requirements under the Mortgage Loan documents, as shall be necessary to bring the insurance coverage for the Mortgaged Property into full compliance with all of the terms and conditions of the Mortgage Loan documents.

18	IPCC Walgreens TX (Loan No. 14)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible for windstorm coverage that does not exceed five percent (5%) of the total insurable value.  The amount of this deductible may be considered higher than customary.

The sole tenant at the related Mortgaged Property is permitted to self-insure the Mortgaged Property, provided that: (i) the lease is in full force and effect, (ii) no default beyond any applicable notice and cure period has occurred and is continuing under the lease, (iii) the tenant or guarantor under the lease remains fully liable for the obligations and liabilities under the lease and maintains a credit rating from S&P of at least “BBB”, (iv) the lease will remain in full force and effect following a casualty, and the tenant is obligated under the lease to rebuild and/or repair the Mortgaged Property at its sole cost and expense and is entitled to no period of rent abatement, (v) the tenant or its guarantor maintains, either through a program of self-insurance or otherwise, the insurance required to be maintained by the tenant under the lease and the lender as additional insured under the commercial general liability insurance policies required under the lease (inclusive of any required umbrella/excess liability as may be required under the lease), and (vi) Mortgagor shall have provided to the lender evidence satisfactory to the lender that the tenant maintains in full force and effect the insurance described in clause (v) above.  If the

Annex D-2-5

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

foregoing criteria are not satisfied, then Mortgagor is required to obtain, at its sole cost and expense, all insurance as required by the Mortgage Loan documents.  Such insurance shall either be (x) “primary” insurance coverage in the event that the tenant does not provide the applicable insurance coverage required by the Mortgage Loan documents, or (y) “excess and contingent” insurance coverage, over and above any other valid and collectible coverage then in existence, in the event that tenant does not have sufficient coverage to meet the requirements under the Mortgage Loan documents, as shall be necessary to bring the insurance coverage for the Mortgaged Property into full compliance with all of the terms and conditions of the Mortgage Loan documents.

18	Kleban Southeastern Portfolio Pool I (Loan No. 15)	(Insurance) – The related Mortgagor may maintain flood insurance with a deductible that does not exceed $50,000. The amount of this deductible may be considered higher than customary.
18	The Summit (Loan No. 17)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with deductibles that do not exceed (i) five percent (5%) of the insured value for windstorm  and earthquake coverage,  and (ii) $25,000 for flood coverage.  The amount of these deductibles may be considered higher than customary.

The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A” or better by S&P, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P.

18	Muncie Mall (Loan No. 19)
(Insurance) – The deductible for the all-risk special form property insurance may not exceed $500,000 (the deductible may also be higher than $500,000 if Mortgagor delivers a letter of credit for the difference between the actual deductible and the maximum deductible permitted by the Mortgage Loan documents).  The deductibles for flood, earthquake, and windstorm coverage may not exceed 5% of the insurable value. The amount of these deductibles may be considered higher than customary.

The Mortgage Loan documents permit insurance through a syndicate of insurers, provided that at least seventy-five percent (75%) of the coverage (if there are four (4) or fewer members of the syndicate) or at least sixty percent (60%) of the coverage (if there are five (5) or more members of the syndicate) is with carriers having a claims paying ability rating of “A-” or better by S&P, and the balance of the coverage is, in each case, provided by insurers with a claims paying ability rating of “BBB” or better by S&P.

Annex D-2-6

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
18	Marriott Anaheim (Loan No. 21)	(Insurance) – The general liability insurance coverage contains a self-insured retention of $50,000.
18	College Station at West Lafayette (Loan No. 25)
(Insurance) – The related Mortgagor may maintain property all-risk and flood insurance with deductibles that do not exceed $50,0000.  The amount of these deductibles may be considered higher than customary.

The Mortgage Loan documents permit the Mortgagor  to obtain a private flood insurance policy in lieu of a National Flood Insurance Program policy, provided that the private flood policy meets the limits and deductible requirements in the Mortgage Loan documents.

The Mortgage Loan documents permit Westfield Insurance Company as an acceptable insurer, provided that such insurer maintains a rating of “Api”  from S&P.

18	EIP 3 (Loan No. 27)
(Insurance) – The related Mortgagor’s deductibles for windstorm, earthquake and flood insurance coverage shall not exceed $100,000. The amount of these deductibles may be considered higher than customary.

Affiliated FM Insurance Company is permitted as an acceptable insurer, provided that such insurer maintains a rating of “A” or better from Fitch. Additionally, Wausau Insurance Company is permitted as an acceptable insurer, provided that such insurer maintains a rating of “A-” or better from S&P.

18	Bilmar Beach Resort (Loan No. 34)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed $50,000.  The amount of this deductible may be considered higher than customary.

The Mortgage Loan documents permit the Mortgagor to obtain a private flood insurance policy in lieu of a National Flood Insurance Program policy, provided that the private flood policy meets the limits and deductible requirements in the Mortgage Loan documents.

The Mortgagor’s deductible for excess limits windstorm insurance coverage shall not exceed 5% of the total insurable value of the property. The amount of this deductible may be considered higher than customary.

The Mortgage Loan documents permit Kinsale Insurance Company as an acceptable insurer, provided that such insurer maintains a rating of “A-: VII” or better from Best’s Insurance Reports.

18	4040 North Central Expressway (Loan No. 45)	(Insurance) – The related Mortgagor may maintain property all-risk insurance with deductibles that do not exceed (i) five percent (5%) of the insured value for windstorm and earthquake coverage, and

Annex D-2-7

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

(ii) $250,000 for all other such coverage.  Additionally, the related Mortgagor may maintain umbrella and excess liability coverage with a self-insured retention of $50,000.  The amount of these deductibles may be considered higher than customary.

18	Business Center at Park Ten (Loan No. 49)
(Insurance) – The related Mortgagor may maintain property all-risk insurance with a deductible that does not exceed five percent (5%) of the insured value for windstorm coverage.  The amount of this deductible may be considered higher than customary.

19	IPCC Whole Foods (Loan No. 8) and IPCC CVS Chelmsford (Loan No. 13)
(Access; Utilities; Separate Tax Lots) – The tax parcels that include the related Mortgaged Properties also contain certain land that is not part of the respective Mortgaged Properties.  In each case, the related Mortgagor has applied for separate tax parcel identification numbers, such that each of the Mortgaged Properties will be comprised of one (1) or more tax parcels and will not constitute a portion of any other tax lot which is not part of the applicable Mortgaged Property.  The related Mortgage Loan documents require the Mortgagor to diligently prosecute to completion the assignment of such separate tax parcel identification numbers, which will be issued upon satisfaction of certain non-discretionary and ministerial acts by the relevant taxing authority.  Upon the assignment of such separate tax parcel identification numbers, the Mortgagor is required to cause the title company to issue an endorsement to the lender’s title policy insuring against loss or damage in the event that any of the Mortgaged Properties is not comprised of one (1) or more separate tax lot(s) that do not constitute a portion of any other tax lot which is not a part of the applicable Mortgaged Property.  The requirement for the Mortgagor to escrow real estate taxes with the lender has been waived with respect to the Mortgage Loans.  The Mortgage Loan documents contain carve-outs for any losses incurred as a result of the failure of these Mortgaged Properties to be comprised of one or more parcels which constitute separate tax lots.

28	The Outlets at Orange (Loan No. 1)
(Recourse Obligations) – The obligations and liabilities of the related guarantor under the guaranty are capped at $43,000,000.

There is no carve-out regarding waste.

The carve-out for willful misconduct is limited to willful misconduct regarding the operation of the Mortgaged Property.

Conversion of prepaid rents or rents after an event of default, condemnation awards or insurance proceeds is not a carveout. Misappropriation or misapplication of such amounts is a loss carveout.

The loss carveout related to willful misconduct is limited to the willful misconduct of Mortgagor or the guarantor with respect to the operation of the Mortgaged Property.

Annex D-2-8

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

The full recourse carveout for involuntary bankruptcy filings excludes filings by the lender or any servicer.

The obligations and liabilities of the related Mortgagor with respect to environmental issues will terminate and be of no further force and effect upon the payment or defeasance in full of the related Mortgage Loan if the indemnitee receives a satisfactory environmental report dated no earlier than the date the related Mortgage Loan is paid or defeased in full.  The updated environmental report will be deemed to be satisfactory if such update environmental report indicates no change in any material respect from the environmental assessment obtained at origination of the Mortgage Loan.

28	470 Vanderbilt Avenue (Loan No. 3)
(Recourse Obligations) – The carve-out for commission of material physical waste is limited to waste as a result of the related Mortgagor’s failure to adequately maintain the Mortgaged Property despite sufficient cash flows from the Mortgaged Property being made available to the Mortgagor.

Upon payment or satisfaction of the Mortgage Loan in full, the obligations and liabilities of the Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim, provided that: (i) the indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental report showing that the related Mortgaged Property is free from hazardous materials; and (ii) two (2) years have passed since delivery of the environmental report.

28	55 Broadway (Loan No. 5)
(Recourse Obligations) – Upon payment of the Mortgage Loan in full, the obligations and liabilities of the Mortgagors and guarantors with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim, provided that: (i) the indemnitee shall have received an updated environmental assessment showing no actual or threatened (other than as disclosed in the environmental report delivered in connection with the origination of the loan) (A) material noncompliance with or violation of environmental laws (or permits issued pursuant to environmental laws) in connection with the Mortgaged Property or its operations, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings concerning any environmental matter, or (D) presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been remediated as required by applicable environmental laws; and (ii) two (2) years have passed since the Mortgage Loan was paid in full.

The carve-out for transfers expressly excludes liens being contested in accordance with the provisions of the Mortgage Loan

Annex D-2-9

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
documents.
28	Gumberg Retail Portfolio (Loan No. 6)
(Recourse Obligations) – The obligations and liabilities of the related guarantor under the non-recourse carveout guaranty are limited to breaches or violations of the non-recourse carveouts related to bankruptcy or insolvency matters or the ground lease related to the Waterworks individual Mortgaged Property.

28
IPCC Shoppes at Page Pointe (Loan No. 7), IPCC Whole Foods (Loan No. 8), IPCC Academy Sports Frisco (Loan No. 9), IPCC Walgreens Westampton (Loan No. 10), IPCC Schnucks (Loan No. 11), IPCC Walgreens GA (Loan No. 12), IPCC CVS Chelmsford (Loan No. 13) and IPCC  Walgreens TX (Loan No. 14)

(Recourse Obligations) - The obligations and liabilities of the Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim after the date that is two (2) years after payment in full of the related Mortgage Loan, provided that: (i) the related Mortgage Loan shall have been paid in full on or prior to the maturity date and indemnitee has not foreclosed or otherwise taken possession of any related Mortgaged Property, (ii) there has been no material change, between the date of origination of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, notwithstanding the fact that the related Mortgage Loan is paid in full, and (iii) indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.

Upon the acceptance by lender of any cure by related Mortgagor of a recourse trigger for any failure to obtain lender’s prior written consent to any transfer, the debt shall no longer be fully recourse to the Mortgagor and guarantor solely as a result of such trigger, provided, however, the Mortgagor and guarantor remain liable to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by lender (including attorneys’ fees and costs reasonably incurred) arising out of or in connection with such trigger.  Lender is not obligated to accept any such cure and may reject or accept in its sole and absolute discretion.

28	Kleban Southeastern Portfolio Pool I (Loan No. 15)
(Recourse Obligations) – The carve-out for commission of material physical waste is limited to waste as a result of the Mortgagor’s failure to adequately maintain the Mortgaged Property despite sufficient cash flow from operations at the related Mortgaged Property being made available to Mortgagor (unless such insufficiency arises from the intentional misappropriation or conversion of revenues by Mortgagor, its principal or the guarantors).

28	The Summit (Loan No. 17)	(Recourse Obligations) – Conversion of prepaid rents or rents after an event of default, condemnation awards or insurance

Annex D-2-10

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

proceeds has been deleted as a carveout. Misappropriation of such amounts in violation of the Mortgage Loan documents remains a loss carveout.

The obligations and liabilities of the Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim after the date that is two (2) years after payment in full of the related Mortgage Loan, provided that: (i) the related Mortgage Loan shall have been paid in full on or prior to the maturity date and indemnitee has not foreclosed or otherwise taken possession of any related Mortgaged Property, (ii) there has been no material change, between the date of origination of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, notwithstanding the fact that the related Mortgage Loan is paid in full, and (iii) indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental report showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.

28	Muncie Mall (Loan No. 19)
(Recourse Obligations) – There is no carve-out regarding waste.

The carve-out for willful misconduct is limited to willful misconduct regarding the operation of the Mortgaged Property.

Conversion of prepaid rents or rents after an event of default, condemnation awards or insurance proceeds is not a carveout. Misappropriation or misapplication of such amounts is a loss carveout.

The loss carveout related to willful misconduct is limited to the willful misconduct of Mortgagor or the guarantor with respect to the operation of the Mortgaged Property.

The full recourse carveout for involuntary bankruptcy filings excludes filings by the lender or any servicer.

The obligations and liabilities of the related Mortgagor with respect to environmental issues will terminate and be of no further force and effect upon the payment or defeasance in full of the related Mortgage Loan if the indemnitee receives a satisfactory environmental report dated no earlier than the date the related Mortgage Loan is paid or defeased in full.  The updated environmental report will be deemed to be satisfactory if such update environmental report indicates no change in any material respect from the environmental assessment obtained at origination of the Mortgage Loan.

Annex D-2-11

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
28	Marriott Anaheim (Loan No. 21)
(Recourse Obligations) – The carve-out for willful misconduct contains an exception which provides that, to the extent the Mortgagor cannot comply with a covenant due to events that are outside of the control of the Mortgagor or without requiring additional capital contributions or the infusion of other sums to the Mortgagor, that such failure will not constitute willful misconduct.

The carve-out for commission of material physical waste is limited to waste by the Mortgagor or any guarantor.

The full recourse carve-out for involuntary bankruptcy filings excludes filings by the lender or any person under the control or direction of the lender.

28	College Station at West Lafayette (Loan No. 25)
(Recourse Obligations) – The obligations and liabilities of the Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim after the date that is twenty four (24) months after payment in full of the related Mortgage Loan, provided that: (i) the related Mortgage Loan shall have been paid in full on or prior to the maturity date and indemnitee has not foreclosed or otherwise taken possession of any related Mortgaged Property, (ii) there has been no material change, between the date of origination of the Mortgage Loan and the date the Mortgage Loan is paid in full, in any environmental law, the effect of which would make a lender or mortgagee liable in respect to any matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents, notwithstanding the fact that the related Mortgage Loan is paid in full, and (iii) indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental report dated within sixty (60) days of the requested release showing, to the reasonable satisfaction of indemnitee, that there exists no matter for which the indemnified parties are entitled to indemnification pursuant to the related Mortgage Loan documents.

The carve-out for commission of material physical waste is limited to the extent there is sufficient cash flow from operations at the related Mortgaged Property made available to Mortgagor (unless such insufficiency arises from the intentional misappropriation or conversion of revenues by Mortgagor, its principal or the guarantors or their respective affiliates).

The full recourse carve-out for involuntary bankruptcy filings excludes filings by or on behalf of the lender.

The carve-out for misapplication or conversion of condemnation awards, insurance proceeds or rents following an event of default under the Mortgage Loan excludes any funds delivered to the lender or applied by the Mortgagor to pay for the expense of operating, maintaining, repairing and/or replacing any portion of the collateral (excluding enhancements, but including

Annex D-2-12

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
replacements of existing worn, damaged or obsolete items).
28	EIP 3 (Loan No. 27)
(Recourse Obligations) – The carve-out for material physical waste is limited to intentional material physical waste.

The carve-out for misappropriation of rents, insurance proceeds or condemnation awards has been deleted. The carve-outs for misapplication or conversion of these items remain.

28	3575 Cahuenga (Loan No. 29)
(Recourse Obligations) – The carve-out for commission of material physical waste is limited to waste caused by or on behalf of Mortgagor, its principal or the guarantor, unless such waste was due to the fact that rents received during the period in question are insufficient to pay the Mortgagor’s current and/or past due liabilities (including any relevant costs) with respect to the Mortgaged Property.

Upon payment of the Mortgage Loan in full, the obligations and liabilities of the Mortgagor and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim, provided that: (i) the indemnitee shall have received, at Mortgagor’s and guarantor’s expense, an updated environmental assessment dated as of the date of repayment showing no actual or threatened (other than as disclosed in the environmental report delivered in connection with the origination of the loan) (A) noncompliance with or violation of environmental laws (or permits issued pursuant to environmental laws) in connection with the Mortgaged Property or its operations, which has not been cured in accordance with applicable environmental laws, (B) environmental liens encumbering the Mortgaged Property, (C) administrative processes or proceedings or judicial proceedings concerning any environmental matter, or (D) unlawful presence or release of hazardous substances in, on, above or under the Mortgaged Property that has not been remediated as required by applicable environmental laws; and (ii) five (5) years have passed since the Mortgage Loan was paid in full.  The Mortgage Loan is not deemed to be paid full if the lender or its affiliate acquires title to the Mortgaged Property through the exercise of remedies.

28	Bilmar Beach Resort (Loan No. 34)
(Recourse Obligations) – The carve-out for material physical waste is qualified with respect to deferred maintenance if sufficient cash flow is not available to the Mortgagors (provided that such insufficiency does not occur due to misappropriation or conversion of revenues by the Mortgagors or the guarantor, and further provided that such deferred maintenance costs were not incurred by the Mortgagors after an event of default). The carveout for material physical waste is further qualified to the extent that the lender fails to deposit available funds in applicable reserves.

Upon payment of the Mortgage Loan in full, the  obligations and

Annex D-2-13

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

liabilities of the Mortgagors and guarantor with respect to environmental issues will terminate and be of no further force and effect with respect to any unasserted claim, provided that: (i) the lender has not foreclosed or otherwise taken possession of the Mortgaged Property; (ii) there has been no material change in environmental laws that would make the lender otherwise liable; (iii) the lender receives an acceptable Phase I environmental assessment dated within 60 days of the requested release date showing no matters for which the lender would be entitled to indemnification; and (iv) two (2) years have passed since the Mortgage Loan was paid in full.

28	4040 North Central Expressway (Loan No. 45)
(Recourse Obligations) – There is no separate carve-out guarantor, and the related Mortgagor is solely responsible for any breaches or violations of the nonrecourse carve-out provisions in the related Mortgage Loan documents.

28	Business Center at Park Ten (Loan No. 49)
(Recourse Obligations) – The carve-out for commission of material physical waste is limited to the extent there is sufficient cash flow from operations at the related Mortgaged Property (unless such insufficiency arises from the intentional misappropriation or conversion of revenues with respect to the Mortgaged Property).

29	55 Broadway (Loan No. 5)
(Mortgage Releases) – After conversion of the Mortgaged Property into a condominium regime, the related Mortgagors may obtain the release of individual retail condominium units from the lien of the related Mortgage Loan documents, subject to compliance with the Mortgage Loan documents, including any payments as required by the REMIC Provisions.  The release price for each unit will be determined by the lender after the conversion based upon a recent appraisal.

29	IPCC Shoppes at Page Pointe (Loan No. 7)
(Mortgage Releases) – The related Mortgagor may obtain the release of the Mortgaged Property from the related cross-collateralization and cross-default agreement, subject to compliance with the Mortgage Loan documents, including any payments as required by the REMIC Provisions. The Mortgagor must prepay the Mortgage Loan in full and pay a five percent (5%) premium for such release.  The Mortgagor is not required to pay the premium to the extent the prepayment occurs during the Mortgage Loan’s “open period”.

29	IPCC Academy Sports Frisco (Loan No. 9)
(Mortgage Releases) – The related Mortgagor may obtain the release of the Mortgaged Property from the related cross-collateralization and cross-default agreement, subject to compliance with the Mortgage Loan documents, including any payments as required by the REMIC Provisions. The Mortgagor must prepay the Mortgage Loan in full and pay a ten percent (10%) premium for such release.  The Mortgagor is not required to

Annex D-2-14

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
pay the premium to the extent the prepayment occurs during the Mortgage Loan’s “open period”.
29	Peachtree Corners (Loan No. 32)
(Mortgage Releases) – The related Mortgagor may obtain the release of one (1) outparcel from the lien of the related Mortgage Loan documents, subject to compliance with the Mortgage Loan documents, including any payments as required by the REMIC Provisions. The release price is $1,012,500.

29	Bilmar Beach Resort (Loan No. 34)
(Mortgage Releases) – The related Mortgagors may obtain the release of up to 20 residential condominium units from the lien of the related Mortgage Loan documents, subject to compliance with the Mortgage Loan documents, including any payments as required by the REMIC Provisions.  The release price for each unit is set forth in the Mortgage Loan documents.

The related Mortgagors may also obtain the release of a parcel currently used for parking from the lien of the related Mortgage Loan documents, subject to compliance with the Mortgage Loan documents, including any payments as required by the REMIC Provisions.  The release price for the parking parcel is $1,500,000.

30	The Outlets at Orange (Loan No. 1)	(Financial Reporting and Rent Rolls) – Annual financial statements are not required to be audited.
30	Gumberg Retail Portfolio (Loan No. 6)	(Financial Reporting and Rent Rolls) – Annual financial statements are not required to be audited.
30	Centreville Square (Loan No. 18)	(Financial Reporting and Rent Rolls) – Annual financial statements are not required to be audited.
31	The Outlets at Orange (Loan No. 1)
(Acts of Terrorism Exclusion) – If TRIA is not in effect and the insurance policies contain an exclusion for acts of terrorism, Mortgagor is not required to pay more than two (2) times the cost of then current property insurance coverage (based on the cost to purchase a stand-alone policy and excluding the wind, flood and earthquake components of such policy) on terrorism coverage.

To the extent that Mortgagor is required to obtain a stand-alone insurance policy to cover acts of terrorism, the Mortgagor may maintain such policy with a deductible that is reasonable for similar properties in the region (provided that in no event will such deductible exceed $5,000,000). The amount of this deductible may be considered higher than customary.

31	55 Broadway (Loan No. 5)
(Acts of Terrorism Exclusion) – If TRIA is discontinued or not renewed, Mortgagors are not required to pay more than two (2) times the cost of then current property all risk insurance and business interruption/rent loss coverage on a stand-alone policy basis (excluding the terrorism component of such policy and the  business interruption/rent loss insurance) on terrorism coverage.

Annex D-2-15

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
31	Kleban Southeastern Portfolio Pool I (Loan No. 15)
(Acts of Terrorism Exclusion) – If TRIA is discontinued or not renewed, Mortgagor is not required to pay more than two and one-half (2.5) times the cost of then current property all risk insurance coverage (based on the cost to purchase a stand-alone policy) on terrorism coverage.

31	The Summit (Loan No. 17)
(Acts of Terrorism Exclusion) – If TRIA is discontinued or not renewed, Mortgagor is not required to pay more than two and one-half (2.5) times the cost of then current property all risk insurance and business interruption/rent loss coverage (based on the allocated cost with respect to the Property to purchase a blanket policy) on terrorism coverage.

31	Muncie Mall (Loan No. 19)
(Acts of Terrorism Exclusion) – If TRIA is not in effect and the insurance policies contain an exclusion for acts of terrorism, Mortgagor is not required to pay more than two (2) times the cost of then current property insurance coverage (based on the cost to purchase a stand-alone policy and excluding the wind, flood and earthquake components of such policy) on terrorism coverage.

To the extent that Mortgagor is required to obtain a stand-alone insurance policy to cover acts of terrorism, the Mortgagor may maintain such policy with a deductible that is reasonable for similar properties in the region (provided that in no event will such deductible exceed $5,000,000). The amount of this deductible may be considered higher than customary.

31	Bilmar Beach Resort (Loan No. 34)
(Acts of Terrorism Exclusion) – If TRIA is discontinued or not renewed, the Mortgagors are not required to pay more than two (2) times the cost of then current property all risk insurance and business interruption/rent loss coverage (based on the cost to purchase a stand-alone policy) on terrorism coverage (excluding the terrorism components of such policies).

33	The Outlets at Orange (Loan No. 1)	(Single-Purpose Entity) – The Mortgagors previously owned real property which is no longer part of the collateral. The properties are described in the related Mortgage Loan documents.
33
IPCC Shoppes at Page Pointe (Loan No. 7), IPCC Whole Foods (Loan No. 8), IPCC Academy Sports Frisco (Loan No. 9), IPCC Walgreens Westampton (Loan No. 10), IPCC Schnucks (Loan No. 11), IPCC Walgreens GA (Loan No. 12), IPCC CVS Chelmsford (Loan No. 13) and IPCC  Walgreens TX (Loan No. 14)

(Single-Purpose Entity) – The related property manager maintains a custodial account on behalf of the related Mortgagors and certain affiliates of the Mortgagors in which the funds have been and are separately accounted and will continue to be separately accounted, for each item of income and expense applicable to the related Mortgaged Properties and Mortgagors.

Annex D-2-16

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
36	470 Vanderbilt Avenue (Loan No. 3)
(Ground Leases) – Only a leasehold mortgagee which meets the definition of an “Institutional Mortgagee” is allowed to exercise the rights and remedies given to a leasehold mortgagee under the ground lease.  The definition of “Institutional Mortgagee” includes a trustee in connection with a securitization of the related Mortgage Loan.

In the event there is a condemnation and the ground lease is not terminated, the ground lease requires that condemnation awards be used first to pay for the cost of restoration, with the balance held by an insurance trustee to be used toward hard cost expenditures in the building at the Mortgagor’s reasonable discretion.  If the balance of the award is not used within 5 years, then the balance is retained by the ground lessor.

36	Gumberg Retail Portfolio –Waterworks (Loan No. 6.01)
(Ground Leases) – A portion of the related Mortgaged Property consisting of approximately 5.8 acres is subject to a ground lease with Kroger. Tenants occupying the portion of the Mortgaged Property subject to the ground lease are Ross Dress for Less, Caribou Coffee, Five Guys, Cold Stone Creamery, Subway and LaCapella.

The ground lease provides that Mortgagor shall not place any mortgage on its leasehold interest under the ground lease without the consent of the ground lessor.  The ground lessor consented in writing to the lien of the Mortgage Loan on the Mortgagor’s leasehold interest under an Agreement of Ground Lessor executed at origination of the Mortgage Loan.

The ground lessor has not agreed in writing that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the lender and that any such action without such consent is not binding on the lender, its successors or assigns.

The term of the ground lease extends to November 30,2027, which is not more than 20 years beyond the stated maturity date.

The ground lease may only be assigned with the consent of the lessor which shall not to be unreasonably withheld.

There is no requirement of written notice of default to the lender and the ground lease does not address estoppels.

There is no provision in the ground lease providing that the lender has an opportunity to cure any default by the Mortgagor under the ground lease.

The ground lease can only be sublet with the consent of the ground lessor, which may not be unreasonably withheld.

In the event that the improvements on the ground leased portion of the Mortgaged Property shall be damaged or destroyed by fire or any other casualty, the ground lessor is required, at its expense, to promptly repair, rebuild and restore the same as nearly as

Annex D-2-17

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
practicable to condition just prior to such damage or destruction. In the event that the casualty has taken place within five (5) years of the then scheduled expiration date of the current term of the ground lease and if the extent of such damage exceeds fifty percent (50%) of the amount it would have cost to replace the ground lessor’s improvements in its entirety at the time the casualty took place, the ground lessor may terminate the lease as of the date of such damage (unless Mortgagor gives notice of any remaining renewal). Under the terms of the ground lease, if the ground lessor is not obligated to rebuild, casualty insurance proceeds go to ground lessor and its mortgagee.

All condemnation proceeds shall belong to the ground lessor except those awards specifically awarded to Mortgagor for Mortgagor’s trade fixtures or moving expense. The improvements on the portion of the Mortgaged Property subject to the ground lease are owned by the ground lessor.

36	Bilmar Beach Resort (Loan No. 34)
(Ground Leases) – The Mortgage Loan is secured partially by a leasehold interest for property used for parking under a reciprocal ground lease arrangement with an adjacent property owner. The term extends through December 17, 2019, which is not more than 20 years beyond the stated maturity date.

The ground lease is silent on the right to mortgage the leasehold interest and on the right to assign or sublet such interest.

As of the origination date of the Mortgage Loan, the ground lessor had not provided an estoppel, nor is it required to provide an estoppel under the terms of the ground lease. The Mortgagor is required to use commercially reasonable efforts to obtain an estoppel from the ground lessor within thirty (30) days after origination.

In the event of a substantial or total casualty, the ground lease does not provide for insurance proceeds to be paid to the leasehold mortgagee.

The ground lease is silent on the disposition of proceeds in the event of a condemnation.

The ground lessor has not agreed to enter into a new lease upon termination of the ground lease or a rejection of the ground lease in bankruptcy.

38	IPCC Shoppes at Page Pointe (Loan No. 7), IPCC Schnucks (Loan No. 11), IPCC Walgreens GA (Loan No. 12) and IPCC Walgreens TX (Loan No. 14)
(ARD Loans) – The term of each Mortgage Loan is less than sixty (60) months after the occurrence of its related anticipated repayment date.  The Mortgage Loans will not substantially fully amortize over their stated term.

A cash sweep period caused solely by an ARD Trigger may be cured by the delivery by the related Mortgagor to Lender of a fully-executed commitment to refinance the related Mortgage Loan in full in form and substance satisfactory to Lender in its reasonable discretion; provided, however, that if the Mortgage Loan has not

Annex D-2-18

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

been repaid in full within 60 days after such cure, such cure shall be deemed ineffective and the cash sweep period shall be reinstated.

An “ARD Trigger” means that the Mortgage Loan has not been repaid in full pursuant to the terms hereof on or before the payment date that is one (1) month prior to the anticipated repayment date.

38	IPCC Whole Foods (Loan No. 8) and IPCC CVS Chelmsford (Loan No. 13)
(ARD Loans) – The term of each Mortgage Loan is less than sixty (60) months after the occurrence of its related anticipated repayment date.  The Mortgage Loans are interest only until the related anticipated repayment dates and will not substantially fully amortize over their stated term.

A cash sweep period caused solely by an ARD Trigger may be cured by the delivery by the related Mortgagor to Lender of a fully-executed commitment to refinance the related Mortgage Loan in full in form and substance satisfactory to Lender in its reasonable discretion; provided, however, that if the Mortgage Loan has not been repaid in full within 60 days after such cure, such cure shall be deemed ineffective and the cash sweep period shall be reinstated.

An “ARD Trigger” means that the Mortgage Loan has not been repaid in full pursuant to the terms hereof on or before the payment date that is one (1) month prior to the anticipated repayment date.

38	IPCC Academy Sports Frisco (Loan No. 9)
(ARD Loans) – The term of the Mortgage Loan is less than sixty (60) months after the occurrence of its anticipated repayment date.  The Mortgage Loan is interest only for sixty (60) months and will not substantially fully amortize over its stated term.

A cash sweep period caused solely by an ARD Trigger may be cured by the delivery by the related Mortgagor to Lender of a fully-executed commitment to refinance the related Mortgage Loan in full in form and substance satisfactory to Lender in its reasonable discretion; provided, however, that if the Mortgage Loan has not been repaid in full within 60 days after such cure, such cure shall be deemed ineffective and the cash sweep period shall be reinstated.

An “ARD Trigger” means that the Mortgage Loan has not been repaid in full pursuant to the terms hereof on or before the payment date that is one (1) month prior to the anticipated repayment date.

38	IPCC Walgreens Westampton (Loan No. 10)
(ARD Loans) – The term of the Mortgage Loan is less than sixty (60) months after the occurrence of its anticipated repayment date.  The Mortgage Loan requires principal and interest payments for sixty (60) months and payments of interest only after such date and will not substantially fully amortize over its stated term.

Annex D-2-19

JPMorgan Chase Bank, National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

A cash sweep period caused solely by an ARD Trigger may be cured by the delivery by the related Mortgagor to Lender of a fully-executed commitment to refinance the related Mortgage Loan in full in form and substance satisfactory to Lender in its reasonable discretion; provided, however, that if the Mortgage Loan has not been repaid in full within 60 days after such cure, such cure shall be deemed ineffective and the cash sweep period shall be reinstated.

An “ARD Trigger” means that the Mortgage Loan has not been repaid in full pursuant to the terms hereof on or before the payment date that is one (1) month prior to the anticipated repayment date.

38	Marriott Anaheim (Loan No. 21)	(ARD Loans) – The Mortgage Loan is interest only for three years and may not substantially fully amortize over its stated term.
38	450 H Street (Loan No. 40)
(ARD Loans) – The term of the Mortgage Loan is less than sixty (60) months after the occurrence of its anticipated repayment date.  The Mortgage Loan is interest only for its entire term and will not substantially fully amortize over its stated term.

42	The Outlets at Orange (Loan No. 1)
(Organization of Mortgagor) – The organizational chart for the related Mortgagor does not identify the investors in Kan AM USA XVI, which indirectly owns approximately 30% of the related Mortgagors.  An officer of such entity provided a written confirmation to the lender that no such investor owns more than a five percent (5%) ownership interest in the Mortgagors.

43	Muncie Mall (Loan No. 19)
(Environmental Conditions) – The related Mortgaged Property includes a Sears Auto Center containing a possible underground storage tank, hydraulic lifts, trench drain and oil/water separator. The Mortgagor is required to obtain a Phase II environmental assessment for that portion of the Mortgaged Property. The lender escrowed $375,000 at origination of the Mortgage Loan for potential required environmental remediation work at the Mortgaged Property.  Such amount represents 125% of the funds estimated by the environmental assessment required to cover the cost of any potential remediation.

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
7	Arundel Mills & Marketplace (Loan No. 4)	(Lien; Valid Assignment) – The related Mortgage secures the Arundel Mills & Marketplace Mortgage Notes and the Arundel Mills & Marketplace Companion Notes on a pari passu basis.

Annex D-2-20

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

8	Arundel Mills & Marketplace (Loan No. 4)	(Permitted Liens; Title Insurance) – The related Mortgage secures the Arundel Mills & Marketplace Mortgage Notes and the Arundel Mills & Marketplace Companion Notes on a pari passu basis.
15	Foothill Crossing (Loan No. 16)
(Actions Concerning Mortgage Loan)  – The Mortgagor reports that Tivoli Square Apartments, LP, the sole member of the Mortgagor, together with other parties as defendants, is the subject of a lawsuit relating to the sale/purchase of real property unrelated to the Mortgaged Property.  The sole member denies liability, and the mortgage loan documents related to the Mortgaged Property include a guaranty covering any losses suffered by the lender in connection with such litigation. The Title Policy also covers losses suffered by the lender in connection with such litigation.

18	Arundel Mills & Marketplace (Loan No. 4)
(Insurance)  – The related mortgage loan documents allow the Mortgaged Property to be insured by the following insurance companies: (A) (1) if there is more than one but less than five insurance companies collectively issuing the policies in the first layer of coverage, 75% or more of the insured amount must have a claims paying ability rating of “A” or better and the remaining 25% (or lesser remaining amount) of which must have a claims paying ability rating of “BBB” or better, and (2) if there are five or more insurance companies collectively issuing the policies, 60% or more of the insured amount must have a claims paying ability rating of “A” or better and the remaining 40% (or lesser remaining amount) must have a claims paying ability rating of “BBB” or better or (B) such other ratings approved by the lender from time to time.  All ratings must be as stated, or the equivalent thereof, by at least two of Moody’s, Fitch or S&P (one of which must be S&P).

If any material part of the improvements located on the Mortgaged Property is in area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Mortgagor is required to maintain insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Mortgage Loan or (2) the maximum amount of such insurance available under the National Flood Insurance Program.

18	Residence Inn – Anaheim (Loan No. 20)
(Insurance)  – The related Mortgagor may utilize Ironshore Specialty Insurance Company (“Ironshore”), rated “Baa1” by Moody’s, as the provider of the property insurance in its current participation amount and position within the insurance syndicate; provided, that if the use of Ironshore would cause a downgrade, withdrawal or qualification of the Certificates, or if Ironshore falls below its current ratings, the Mortgagor is required to immediately replace Ironshore with an insurer meeting the minimum claims paying ability of “A-” (or its equivalent).

Business interruption insurance is required covering a period continuing until the restoration of the Mortgaged Property is

Annex D-2-21

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
completed or the expiration of 18 months, whichever occurs first.
18	Four Leaf Properties MHC Portfolio (Loan No. 23); Cambria Suites Noblesville (Loan No. 48)
(Insurance)  – Business interruption insurance is required covering a period continuing until the restoration of the Mortgaged Property is completed or the expiration of 18 months, whichever occurs first.

18
University Office Park I & II (Loan No. 33); Tuttle Parke Apartments (Loan No. 37); Residence Inn – Norfolk, VA Airport (Loan No. 38); Shoppes at Highpointe (Loan No. 43); Hampton Inn Roanoke (Loan No. 50); Brookhaven Apartments (Loan No. 58); Comfort Suites Bloomsburg (Loan No. 61); Hampton Creek Apartments (Loan No. 62); Harpeth Trace Apartments (Loan No. 66)

(Insurance)  – Business interruption insurance is required covering a period continuing until the restoration of the Mortgaged Property is completed or the expiration of 12 months, whichever occurs first.

19	David Taylor Office (Loan No. 41); David Taylor Data Center (Loan No. 42)
(Access; Utilities; Separate Tax Lots) – The tax parcel identification number that includes the Mortgaged Property contains additional real property not subject to the Mortgage. However, all taxes estimated to be due and payable for the Mortgaged Property and additional real property for the current tax year was escrowed by the related Mortgagor. The Mortgagor is required to use commercially reasonable efforts to cause the appropriate governmental authority to issue one or more tax parcel identification numbers for the Mortgaged Property and additional real property, and thereafter deliver to the lender an endorsement to the Title Policy insuring the lender against loss in the event that the Mortgaged Property and additional real property fail to constitute separate tax parcels, and the lender has the right to require the Mortgagor to reserve for the entire amount of tax payable until the foregoing is satisfied.

19	GSA – Five Points (Loan No. 60)
(Access; Utilities; Separate Tax Lots) – No legal access exists to the underground parking area at the Mortgaged Property. The underground parking area includes only 14 parking stalls. The Mortgaged Property is adjacent to a municipal parking lot. Additionally, other parking lots are located within close proximity of the Mortgaged Property, and it also benefits from being located adjacent to the Metropolitan Atlanta Rapid Transit Authority Five Points rail station.

27	Cambria Suites Noblesville (Loan No. 48)
(Licenses and Permits)  – The related Mortgagor executed a post-closing agreement requiring the Mortgagor to deliver to the lender within 120 days of the closing date of the Mortgage Loan, reasonably satisfactory evidence that the liquor license was transferred from the Mortgagor’s sole member to the Mortgagor or

Annex D-2-22

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

that a new liquor license be obtained in the Mortgagor’s own name. The Mortgagor has taken all necessary actions to have the liquor license transferred to it, and local counsel informs the lender that the process should not exceed 120 days.

28	Arundel Mills & Marketplace (Loan No. 4)
(Recourse Obligations) – The related guarantor is only liable for the related Mortgagor filing a voluntary petition or soliciting creditors for an involuntary petition, the environmental indemnity and a prepayment relating to the exercise by the Anne Arundel Foundation of its option to purchase the portion of the Mortgaged Property demised under the Anne Arundel lease, and such guarantor’s liability shall not exceed $77,000,000.

28	Residence Inn – Anaheim (Loan No. 20)
(Recourse Obligations) – Recourse related to transfers of either the Mortgaged Property or equity interests in the related Mortgagor in violation of the mortgage loan documents is limited to voluntary and intentional violation; recourse related to the Mortgagor’s fraud or intentional misrepresentation is limited to intentional and material misrepresentation; and there is no recourse for willful misconduct by the Mortgagor or the related guarantor.

28	University Office Park I & II (Loan No. 33)
(Recourse Obligations) – There is no recourse for willful misconduct by the related Mortgagor or the related guarantor. However, there is recourse for fraud, intentional misrepresentation and misappropriation of funds.

28
David Taylor Office (Loan No. 41); David Taylor Corporate Center (Loan No. 42); Brookhaven Apartments (Loan No. 58); GSA – Five Points (Loan No. 60); Hampton Creek Apartments (Loan No. 62); Harpeth Trace Apartments (Loan No. 66)

(Recourse Obligations) – There is no recourse for collusion with other creditors to cause an involuntary bankruptcy filing with respect to the related Mortgagor. However, there is recourse to the Mortgagor and the related guarantor for the Mortgagor’s voluntary bankruptcy and breach of single purpose entity provisions in its organizational documents. Additionally, the mortgage loan agreement suspends the lender’s general commitment not to pursue recourse if the Mortgagor breaches its single purpose entity provisions and such breach is cited as a factor in the Mortgagor’s substantive consolidation.

29	Arundel Mills & Marketplace (Loan No. 4)
(Mortgage Releases)  – The Mortgage Loan documents permit the partial release of the Marketplace parcel upon the satisfaction of certain conditions precedent set forth therein, including, prior to the defeasance lock-out date, (i) the payment of a release price equal to $9,975,000 (in addition to any amounts required under the REMIC provisions), rather than a specified percentage of the allocated loan amount and (ii) payment of a yield maintenance premium.

29	Arundel Mills & Marketplace (Loan No. 4)
(Mortgage Releases)  – The mortgage loan documents permit the partial release of the Anne Arundel parcel in the event that the Anne Arundel Foundation exercises the option to purchase such portion of the Mortgaged Property upon the satisfaction of certain

Annex D-2-23

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

conditions precedent set forth therein, including (i) the payment of the net sales proceeds from such sale (in addition to any amounts required under the REMIC provisions of the mortgage loan documents), rather than a specified percentage of the allocated loan amount, (ii) payment of a yield maintenance premium and (iii) the positive difference, if any, of $1,238,700 minus the net sales proceeds.

29	Foothill Crossing (Loan No. 16)
(Mortgage Releases)  – The mortgage loan documents permit the partial release of the portion of the Mortgaged Property leased to Sears, Roebuck & Co. after July 6, 2014 for a release price of $10,500,000 (in addition to any amounts required under the REMIC provisions of the mortgage loan documents), rather than a specified percentage of the allocated loan amount.

29	David Taylor Office (Loan No. 41); David Taylor Data Center (Loan No. 42)
(Mortgage Releases)  – The mortgage loan documents permit the  release of one of the Mortgaged Properties in connection with the severance of the cross-collateralization provisions upon satisfaction of certain conditions precedent set forth therein, including a paydown equal to $1,050,000 with respect to the David Taylor Data Center mortgage loan if the David Taylor Office mortgage loan is prepaid or defeased and a paydown equal to $450,000 with respect to the David Taylor Office mortgage loan if the David Taylor Data Center mortgage loan is prepaid or defeased, which dollar amounts equal 115% of the related mortgage loan.

30	Arundel Mills & Marketplace (Loan No. 4)	(Financial Reporting and Rent Roll) – The related mortgage loan documents do not require annual financial statements to be audited.
31	Arundel Mills & Marketplace (Loan No. 4)
 (Acts of Terrorism Exclusion) – In the event the Terrorism Risk Insurance Program Reauthorization Act of 2007 or subsequent statute, reauthorization or extension is no longer in effect, the related Mortgagor is required to obtain a stand-alone policy with a deductible in the maximum amount of $5,000,000.

32	Arundel Mills & Marketplace (Loan No. 4)
(Due on Sale or Encumbrance)  – The related mortgage loan documents permit transfers of direct or indirect interests in the related Mortgagor to any person who satisfies the requirements set forth in the related mortgage loan documents including (a)(i) any person or its affiliate who owns and operates a certain number of shopping centers and retail and shopping centers totaling a minimum square footage of leasable area set forth in the related mortgage loan documents and (ii) any person or its affiliate who has a net worth in excess of $400,000,000, or in case of a pension fund, total assets in excess of $2,500,000,000 total assets in excess of $250,000,000, (b)(i) any person or its affiliate who has a net worth in excess of $400,000,000, or in case of a pension fund, total assets in excess of $2,500,000,000 total assets in excess of $250,000,000 and (ii) is a qualified manager or employs a qualified

Annex D-2-24

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

manager or (c) any person provided that the lender has received a Rating Agency Confirmation with respect to such transfer.

The related mortgage loan documents permit pledges of direct or indirect interests in the related Mortgagor to any person who satisfies the requirements set forth in the related mortgage loan documents in connection with the incurrence of corporate indebtedness (and not indebtedness secured by the related Mortgaged Property).

The related mortgage loan documents permit releases of the Marketplace parcel and Anne Arundel Community College parcel upon the satisfaction of certain conditions precedent set forth therein, including, (i) with respect to the Marketplace parcel, (A) prior to the defeasance lock-out date, (x) the payment of a release price equal to $9,975,000  (in addition to any amounts required under the REMIC provisions of the mortgage loan documents) and (y) payment of a yield maintenance premium and (B) after the defeasance lock-out date, (x) partial defeasance  in an amount equal to $9,975,000 so long as the debt yield of the Mortgaged Property remaining subject to the lien is not less than 11.99%; and (ii) with respect to the Anne Arundel Community College parcel, the payment of (A) $1,238,000  (in addition to any amounts required under the REMIC provisions of the mortgage loan documents) and (B) a yield maintenance premium.

32	Foothill Crossing (Loan No. 16)
(Due on Sale or Encumbrance)  – The related mortgage loan documents permit the partial release of the portion of the Mortgaged Property leased to Sears, Roebuck & Co. after July 6, 2013 for a release price of $10,500,000 (in addition to any amounts required under the REMIC provisions).

32	David Taylor Office (Loan No. 41); David Taylor Data Center (Loan No. 42)
(Due on Sale or Encumbrance)  – The related mortgage loan documents permit the release of one of the Mortgaged Properties in connection with the severance of the cross-collateralization provisions upon satisfaction of certain conditions precedent set forth therein, including a paydown equal to $1,050,000 with respect to the David Taylor Data Center mortgage loan if the David Taylor Office mortgage loan is prepaid or defeased and a paydown equal to $450,000 with respect to the David Taylor Office mortgage loan if the David Taylor Data Center mortgage loan is prepaid or defeased.

34	Arundel Mills & Marketplace (Loan No. 4)
(Defeasance)  – The related Mortgagor is permitted to partially defease the mortgage loan in connection with the release of the Marketplace parcel for a partial defeasance amount equal to $9,975,000, rather than a specified portion of the allocated loan amount.

34	David Taylor Office (Loan No. 41)	(Defeasance) – The related Mortgagor is required to partially defease or pay down the mortgage loan in connection with the severance of the cross-collateralization provisions for a partial

Annex D-2-25

Barclays Bank PLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception

defeasance amount  (in the case of defeasance) equal to $450,000 (rather than a specified portion of the allocated loan amount) if the David Taylor Data Center mortgage loan has been defeased. However, such dollar amount equals 115% of the initial principal balance of the mortgage loan.

34	David Taylor Data Center (Loan No. 42)
(Defeasance)  – The related Mortgagor is required to partially defease or pay down the mortgage loan in connection with the severance of the cross-collateralization provisions for a partial defeasance amount (in the case of defeasance) equal to $1,050,000 (rather than a specified portion of the allocated loan amount) if the David Taylor Office mortgage loan has been defeased. However, such dollar amount equals 115% of the initial principal balance of the mortgage loan.

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
9	NSP Multifamily Portfolio (Loan No. 2)	(Junior Liens) – The ownership interests in the related Mortgagor have been pledged as security for an existing $19,000,000 mezzanine loan.
9	FedEx Distribution – Roseville (Loan No. 30)	(Junior Liens) – The ownership interests in the related Mortgagor have been pledged as security for an existing $2,325,000 mezzanine loan.
18	FedEx Distribution – Roseville (Loan No. 30)
(Insurance) – The related mortgage loan documents provide that so long as certain conditions are met with respect to the applicable leases, the insurance obligations of the related Mortgagor under the mortgage loan documents can be satisfied by the insurance provisions contained in the applicable lease.

26	Storage Max Self Storage (Loan No. 65)
(Local Law Compliance) – The Mortgaged Property is non-conforming as to permitted use and displayed signs. Revenue from the non-conforming use was not included in underwriting. The applicable rebuild provision provides that if 50% or more of the Mortgaged Property is damaged, it cannot be rebuilt as a self-storage property.  Law and ordinance insurance has been obtained. The related mortgage loan documents provide that if after casualty or condemnation the related Mortgagor is unable to rebuild, then the lender will not be obligated to disburse insurance proceeds.

28	NSP Multifamily Portfolio (Loan No. 2)
(Recourse Obligations) – The non-recourse provision of the related mortgage loan documents provides for liability for actual losses, liabilities, costs and damages in connection with “intentional physical waste” as opposed to “material physical

Annex D-2-26

KeyBank National Association
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
waste.”
28
Thanksgiving Park IV (Loan No. 26); FedEx Distribution – Roseville (Loan No. 30); Citrus Center (Loan No. 36); Church Hill Manor Townhomes (Loan No. 52); 622 Hebron (Loan No. 59); Storage Max Self Storage (Loan No. 65)

(Recourse Obligations) – The non-recourse provision of the related mortgage loan documents provides for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation.”

29
NSP Multifamily Portfolio (Loan No. 2); Thanksgiving Park IV (Loan No. 26); FedEx Distribution – Roseville (Loan No. 30); Citrus Center (Loan No. 36); Church Hill Manor Townhomes (Loan No. 52); 622 Hebron (Loan No. 59); Storage Max Self Storage (Loan No. 65)

(Mortgage Releases) – With respect to a taking of a portion of the Mortgaged Property, the principal balance of the related mortgage loan is not required to be paid down if the holder of the mortgage loan receives an opinion of counsel that, if such amount is not paid, the securitization will not fail to maintain its status as a REMIC trust.

44	Thanksgiving Park IV (Loan No. 26)
(Lease Estoppels) – The lender obtained estoppels that covered 64.1% of the in-place rent at such time due to certain reduced rent periods.  Upon the expiration of such reduced rent periods, the tenants that provided estoppels will represent 76.4% of the in-place rent at that time. At origination, the lender held back a reserve equal to the difference between the reduced rent being paid by such tenants and the full amount of rent. This reserve will be released to the borrower in accordance with a schedule included in the mortgage loan documents.

Starwood Mortgage Funding II LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
5	Holiday Inn Rock Hill (Loan No. 46)
(Hospitality Provisions) – The related comfort letter provided at the Mortgage Loan origination is not enforceable by the securitization trust.  The comfort letter provides that upon written request to the franchisor to issue a replacement comfort letter (within certain time frames specified in the comfort letter), a replacement comfort letter will be issued.

5	Holiday Inn Express Romulus (Loan No. 56)
(Hospitality Provisions) – The related comfort letter provided at the Mortgage Loan origination is not enforceable by the securitization trust.  The comfort letter provides that upon written request to the franchisor to issue a replacement comfort letter (within certain time frames specified in the comfort letter), a replacement comfort letter will be issued.

9	1001 Woodward (Loan No. 24)	(Junior Liens) – The related loan documents permit future

Annex D-2-27

Starwood Mortgage Funding II LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
mezzanine debt, provided that certain conditions are satisfied, including, but not limited to, the following: (i) a minimum combined debt service coverage ratio of 1.25x, (ii) a maximum combined loan-to-value ratio of 75.0% and (iii) the execution of an intercreditor agreement acceptable to the lender and any applicable rating agency.
9	Pangea 7 Multifamily Portfolio (Loan No. 35)
(Junior Liens) – The related loan documents permit future mezzanine debt, provided that certain conditions are satisfied, including, but not limited to, the following: (i) a minimum combined debt service coverage ratio of 1.50x, (ii) a maximum combined loan-to-value ratio of 70.0%, (iii) a minimum combined debt yield of 9.5% and (iv) the execution of an intercreditor agreement acceptable to the lender and any applicable rating agency.

26	161 East Evelyn Avenue (Loan No. 63)
(Local Law Compliance) – The current use of the related Mortgaged Property as an office property is nonconforming, because a conditional use permit has not been issued.  Upon the issuance of a conditional use permit, the use would be legal conforming. In addition, a valid certificate of occupancy may only be issued upon the issuance of a conditional use permit. The related borrower and non-recourse carveout guarantor are required to cause the issuance of a conditional use permit and a certificate of occupancy within 6 months of origination.  Failure to do so will constitute an event of default under the loan documents. In addition, the borrower has escrowed an amount equal to 6 months’ debt service to be held as additional collateral until a conditional use permit and permanent certificate of occupancy have been obtained.

27	161 East Evelyn Avenue (Loan No. 63)
(Licenses and Permits) – A valid certificate of occupancy is not available relating to the sole tenant at the Mortgaged Property.  A valid certificate of occupancy may only be issued upon the issuance of a conditional use permit.  The related borrower and non-recourse carveout guarantor are required to cause the issuance of a conditional use permit and a certificate of occupancy within 6 months of origination.  Failure to do so will constitute an event of default under the loan documents. In addition, the borrower has escrowed an amount equal to 6 months’ debt service to be held as additional collateral until a conditional use permit and permanent certificate of occupancy have been obtained.

31	Grand Williston Hotel and Conference Center (Loan No. 39)
(Acts of Terrorism Exclusion) – The related borrower is only required to obtain terrorism insurance coverage that can be obtained with premiums equal to 2 times the premium for a separate “special form” or “all risks” policy or equivalent policy (such insurance premium not to include catastrophe loss perils) insuring only the related Mortgaged Property on a stand-alone basis at the time the related Mortgage Loan was originated.

31	Southtown Center (Loan No. 44)
(Acts of Terrorism Exclusion) – The related borrower is only required to obtain terrorism insurance coverage that can be obtained with premiums equal to 2 times the premium for a separate “special form” or “all risks” policy or equivalent policy (such insurance premium not to include catastrophe loss perils) insuring only the related Mortgaged Property on a stand-alone

Annex D-2-28

Starwood Mortgage Funding II LLC
Rep. No. on Annex D-1	Mortgage Loan and Number as Identified on Annex A-1	Description of Exception
basis at the time the related Mortgage Loan was originated.
32	Pangea 7 Multifamily Portfolio (Loan No. 35)
(Due on Sale or Encumbrance) – The 100% indirect holder of the borrower is a non-public REIT.  While the loan documents prohibit change in control of the borrower other than in connection with transfers occurring as a result of death or estate planning transfers, the loan documents do not prohibit change in control of the REIT that controls the borrower.

33	Southtown Center (Loan No. 44)	(Single-Purpose Entity) - The related borrower is a recycled Single-Purpose Entity which previously owned other property.
39	1001 Woodward (Loan No. 24)	(Rent Rolls; Operating Histories) – The Mortgage Loan Seller has not obtained Certified Operating Histories relating to the related Mortgaged Property.
39	Pangea 7 Multifamily Portfolio (Loan No. 35)	(Rent Rolls; Operating Histories) – The Mortgage Loan Seller has not obtained Certified Operating Histories relating to the related Mortgaged Property.
39	Southtown Center (Loan No. 44)	(Rent Rolls; Operating Histories) – The Mortgage Loan Seller has not obtained Certified Operating Histories relating to the related Mortgaged Property.
39	161 East Evelyn Avenue (Loan No. 63)	(Rent Rolls; Operating Histories) – The Mortgage Loan Seller has only obtained a Certified Operating History relating to the related Mortgaged Property for 2012.
42	Various Mortgage Loans transferred by SMF II
(Organization of Mortgagor) – In some cases, the Mortgage Loan Seller did not perform searches of the public records for the last ten years’ prior history regarding bankruptcies or insolvencies or felony convictions for Major Sponsors (other than those Major Sponsors that are also a Controlling Owner or guarantor (for which such searches were performed), subject to the exception to Representation and Warranty No. 42 relating to 1001 Woodward).

42	1001 Woodward (Loan No. 24)
(Organization of Mortgagor) – The Mortgage Loan Seller did not require questionnaires to be completed from the related Controlling Owner or guarantor and did not perform searches of the public records for the last ten years’ prior history regarding bankruptcies or insolvencies or felony convictions for the related Major Sponsor, Controlling Owner or guarantor.

Annex D-2-29

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX E

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Distribution Date	Balance ($)	Distribution Date	Balance ($)
6/2014	62,128,000.00	10/2018	62,128,000.00
7/2014	62,128,000.00	11/2018	62,128,000.00
8/2014	62,128,000.00	12/2018	62,128,000.00
9/2014	62,128,000.00	1/2019	62,127,239.94
10/2014	62,128,000.00	2/2019	60,732,373.40
11/2014	62,128,000.00	3/2019	59,048,209.13
12/2014	62,128,000.00	4/2019	57,679,201.94
1/2015	62,128,000.00	5/2019	56,679,710.97
2/2015	62,128,000.00	6/2019	55,747,848.39
3/2015	62,128,000.00	7/2019	54,740,423.88
4/2015	62,128,000.00	8/2019	53,800,329.52
5/2015	62,128,000.00	9/2019	52,856,245.13
6/2015	62,128,000.00	10/2019	51,836,942.71
7/2015	62,128,000.00	11/2019	50,884,523.95
8/2015	62,128,000.00	12/2019	49,857,121.67
9/2015	62,128,000.00	1/2020	48,896,298.58
10/2015	62,128,000.00	2/2020	47,931,397.22
11/2015	62,128,000.00	3/2020	46,821,326.94
12/2015	62,128,000.00	4/2020	45,847,616.05
1/2016	62,128,000.00	5/2020	44,799,520.76
2/2016	62,128,000.00	6/2020	43,817,226.78
3/2016	62,128,000.00	7/2020	42,760,789.91
4/2016	62,128,000.00	8/2020	41,769,840.78
5/2016	62,128,000.00	9/2020	40,774,685.11
6/2016	62,128,000.00	10/2020	39,705,748.44
7/2016	62,128,000.00	11/2020	38,701,829.64
8/2016	62,128,000.00	12/2020	37,624,376.42
9/2016	62,128,000.00	1/2021	36,611,620.91
10/2016	62,128,000.00	2/2021	35,594,566.00
11/2016	62,128,000.00	3/2021	34,366,652.09
12/2016	62,128,000.00	4/2021	33,340,399.33
1/2017	62,128,000.00	5/2021	32,337,101.88
2/2017	62,128,000.00	6/2021	31,392,795.90
3/2017	62,128,000.00	7/2021	30,381,431.12
4/2017	62,128,000.00	8/2021	29,428,754.32
5/2017	62,128,000.00	9/2021	28,472,000.05
6/2017	62,128,000.00	10/2021	27,448,536.91
7/2017	62,128,000.00	11/2021	26,483,306.61
8/2017	62,128,000.00	12/2021	25,451,605.69
9/2017	62,128,000.00	1/2022	24,477,827.72
10/2017	62,128,000.00	2/2022	23,499,881.84
11/2017	62,128,000.00	3/2022	22,331,967.98
12/2017	62,128,000.00	4/2022	21,344,835.65
1/2018	62,128,000.00	5/2022	20,291,848.36
2/2018	62,128,000.00	6/2022	19,295,983.22
3/2018	62,128,000.00	7/2022	18,234,508.60
4/2018	62,128,000.00	8/2022	17,229,836.84
5/2018	62,128,000.00	9/2022	16,220,864.73
6/2018	62,128,000.00	10/2022	15,146,651.57
7/2018	62,128,000.00	11/2022	14,128,762.04
8/2018	62,128,000.00	12/2022	13,045,882.13
9/2018	62,128,000.00	1/2023	12,018,999.81
		2/2023	10,987,721.93

Annex E-1

Distribution Date	Balance ($)
3/2023	9,771,430.74
4/2023	8,730,530.41
5/2023	7,625,286.52
6/2023	6,575,198.88
7/2023	5,461,025.93
8/2023	4,401,673.31
9/2023	3,337,785.93
10/2023	2,210,201.14
11/2023	1,136,932.14
12/2023 and
thereafter	0.00

Annex E-2

ANNEX F

PRINCIPAL PAYMENT SCHEDULE FOR CENTREVILLE SQUARE

In the absence of a Pro Rata Pay Event, scheduled principal will be allocated to the Pooled and Non-Pooled Component as set forth in the schedule below. During the continuation of a Pro Rata Pay Event, principal will be allocated on a pro rata basis between the Pooled Component and Non-Pooled Component. See “Description of the Mortgage Pool—Componentized Mortgage Loan” in this free writing prospectus.

	Principal ($)	Principal ($)		Principal ($)	Principal ($)
Distribution	(Pooled	(Non-Pooled	Distribution	(Pooled	(Non-Pooled
Date	Component)	Component)	Date	Component)	Component)
6/2014	138,638.27	0.00	2/2018	168,209.34	0.00
7/2014	147,493.38	0.00	3/2018	190,838.44	0.00
8/2014	139,865.30	0.00	4/2018	169,749.06	0.00
9/2014	140,465.09	0.00	5/2018	177,729.70	0.00
10/2014	149,268.85	0.00	6/2018	171,239.16	0.00
11/2014	141,707.56	0.00	7/2018	179,177.92	0.00
12/2014	150,476.40	0.00	8/2018	172,741.87	0.00
1/2015	142,960.54	0.00	9/2018	173,482.64	0.00
2/2015	143,573.61	0.00	10/2018	181,358.34	0.00
3/2015	168,491.38	0.00	11/2018	175,004.32	0.00
4/2015	144,911.85	0.00	12/2018	182,837.25	0.00
5/2015	153,590.62	0.00	1/2019	176,538.86	0.00
6/2015	146,191.92	0.00	2/2019	177,295.92	0.00
7/2015	154,834.71	0.00	3/2019	199,080.86	0.00
8/2015	147,482.83	0.00	4/2019	178,909.95	0.00
9/2015	148,115.28	0.00	5/2019	186,633.10	0.00
10/2015	156,704.01	0.00	6/2019	180,477.52	0.00
11/2015	149,422.45	0.00	7/2019	188,156.61	0.00
12/2015	157,974.44	0.00	8/2019	182,058.35	0.00
1/2016	150,740.67	0.00	9/2019	182,839.07	0.00
2/2016	151,387.10	0.00	10/2019	190,451.78	0.00
3/2016	167,731.43	0.00	11/2019	184,439.87	0.00
4/2016	152,755.58	0.00	12/2019	192,007.58	0.00
5/2016	161,213.88	0.00	1/2020	186,054.20	0.00
6/2016	154,101.99	0.00	2/2020	186,852.06	0.00
7/2016	162,522.44	0.00	3/2020	201,050.60	0.00
8/2016	155,459.78	0.00	4/2020	188,515.52	0.00
9/2016	156,126.44	0.00	5/2020	195,968.68	0.00
10/2016	164,489.99	0.00	6/2020	190,164.32	0.00
11/2016	157,501.35	0.00	7/2020	197,571.13	0.00
12/2016	165,826.26	0.00	8/2020	191,827.05	0.00
1/2017	158,887.89	0.00	9/2020	192,649.67	0.00
2/2017	159,569.25	0.00	10/2020	199,986.63	0.00
3/2017	183,001.02	0.00	11/2020	194,333.43	0.00
4/2017	161,038.31	0.00	12/2020	201,623.05	0.00
5/2017	169,263.80	0.00	1/2021	196,031.42	0.00
6/2017	162,454.75	0.00	2/2021	196,872.07	0.00
7/2017	170,640.43	0.00	3/2021	216,838.37	0.00
8/2017	163,883.18	0.00	4/2021	198,646.20	0.00
9/2017	164,585.96	0.00	5/2021	205,814.60	0.00
10/2017	172,711.73	0.00	6/2021	200,380.66	0.00
11/2017	166,032.41	0.00	7/2021	207,500.31	0.00
12/2017	174,117.52	0.00	8/2021	202,129.79	0.00
1/2018	167,491.08	0.00	9/2021	202,996.59	0.00

Annex F-1

	Principal ($)	Principal ($)		Principal ($)	Principal ($)
Distribution	(Pooled	(Non-Pooled	Distribution	(Pooled	(Non-Pooled
Date	Component)	Component)	Date	Component)	Component)
10/2021	210,042.71	0.00	4/2026	257,689.75	0.00
11/2021	204,767.84	0.00	5/2026	263,198.56	0.00
12/2021	211,764.18	0.00	6/2026	259,923.50	0.00
1/2022	206,554.07	0.00	7/2026	265,369.51	0.00
2/2022	207,439.84	0.00	8/2026	262,176.13	0.00
3/2022	226,424.39	0.00	9/2026	263,300.43	0.00
4/2022	209,300.40	0.00	10/2026	268,651.52	0.00
5/2022	216,169.33	0.00	11/2026	265,581.61	0.00
6/2022	211,124.95	0.00	12/2026	270,868.59	0.00
7/2022	217,942.60	0.00	1/2027	267,882.09	0.00
8/2022	212,964.94	0.00	2/2027	269,030.86	0.00
9/2022	213,878.20	0.00	3/2027	282,293.55	0.00
10/2022	220,618.46	0.00	4/2027	271,395.12	0.00
11/2022	215,741.47	0.00	5/2027	276,518.69	0.00
12/2022	222,429.35	0.00	6/2027	273,744.76	0.00
1/2023	217,620.49	0.00	7/2027	278,802.29	0.00
2/2023	218,553.72	0.00	8/2027	276,114.26	0.00
3/2023	236,505.78	0.00	9/2027	277,298.33	0.00
4/2023	220,505.17	0.00	10/2027	282,255.98	0.00
5/2023	227,059.16	0.00	11/2027	279,697.89	0.00
6/2023	222,424.47	0.00	12/2027	284,588.09	0.00
7/2023	228,924.51	0.00	1/2028	282,117.74	0.00
8/2023	224,360.01	0.00	2/2028	283,327.55	0.00
9/2023	225,322.14	0.00	3/2028	291,688.90	0.00
10/2023	231,740.73	0.00	4/2028	285,793.41	0.00
11/2023	227,282.17	0.00	5/2028	290,512.28	0.00
12/2023	233,645.67	0.00	6/2028	288,264.80	0.00
1/2024	229,258.79	0.00	7/2028	292,914.20	0.00
2/2024	230,241.92	0.00	8/2028	290,757.09	0.00
3/2024	241,815.19	0.00	9/2028	292,003.96	0.00
4/2024	232,266.26	0.00	10/2028	296,548.25	0.00
5/2024	238,489.67	0.00	11/2028	294,527.87	0.00
6/2024	234,285.02	0.00	12/2028	299,001.22	0.00
7/2024	240,451.69	0.00	1/2029	297,073.12	0.00
8/2024	236,320.85	0.00	2/2029	298,347.06	0.00
9/2024	237,334.27	0.00	3/2029	308,886.25	0.00
10/2024	243,415.23	0.00	4/2029	300,829.83	121.25
11/2024	239,395.89	0.00	5/2029	0.00	305,243.89
12/2024	245,418.89	0.00	6/2029	0.00	303,550.65
1/2025	241,474.93	0.00	7/2029	0.00	307,770.39
2/2025	242,510.46	0.00	8/2029	0.00	306,172.20
3/2025	258,236.92	0.00	9/2029	0.00	307,485.17
4/2025	244,657.83	0.00	10/2029	0.00	311,594.32
5/2025	250,532.94	0.00	11/2029	0.00	310,139.99
6/2025	246,781.37	0.00	12/2029	0.00	314,174.51
7/2025	252,596.79	0.00	1/2030	0.00	312,817.25
8/2025	248,922.87	0.00	2/2030	0.00	314,158.72
9/2025	249,990.34	0.00	3/2030	0.00	323,228.99
10/2025	255,715.56	0.00	4/2030	0.00	316,892.05
11/2025	252,158.97	0.00	5/2030	0.00	320,736.79
12/2025	257,823.24	0.00	6/2030	0.00	319,626.41
1/2026	254,345.95	0.00	7/2030	0.00	323,394.30
2/2026	255,436.67	0.00	8/2030	0.00	322,383.90
3/2026	269,962.27	0.00	9/2030	0.00	323,766.39

Annex F-2

	Principal ($)	Principal ($)		Principal ($)	Principal ($)
Distribution	(Pooled	(Non-Pooled	Distribution	(Pooled	(Non-Pooled
Date	Component)	Component)	Date	Component)	Component)
10/2030	0.00	327,417.91	8/2032	0.00	357,357.49
11/2030	0.00	326,558.89	9/2032	0.00	358,889.96
12/2030	0.00	330,131.91	10/2032	0.00	361,554.22
1/2031	0.00	329,375.00	11/2032	0.00	361,979.47
2/2031	0.00	330,787.47	12/2032	0.00	364,556.89
3/2031	0.00	338,312.91	1/2033	0.00	365,095.10
4/2031	0.00	333,656.79	2/2033	0.00	366,660.75
5/2031	0.00	337,030.31	3/2033	0.00	370,853.53
6/2031	0.00	336,532.92	4/2033	0.00	369,823.45
7/2031	0.00	339,825.59	5/2033	0.00	372,180.39
8/2031	0.00	339,433.37	6/2033	0.00	373,005.41
9/2031	0.00	340,888.97	7/2033	0.00	375,272.91
10/2031	0.00	344,059.21	8/2033	0.00	376,214.28
11/2031	0.00	343,826.26	9/2033	0.00	377,827.61
12/2031	0.00	346,913.93	10/2033	0.00	379,959.57
1/2032	0.00	346,788.39	11/2033	0.00	381,077.26
2/2032	0.00	348,275.53	12/2033	0.00	383,117.87
3/2032	0.00	352,707.23	1/2034	0.00	384,354.38
4/2032	0.00	351,281.58	2/2034	0.00	386,002.62
5/2032	0.00	354,159.69	3/2034	0.00	388,398.53
6/2032	0.00	354,306.74	4/2034	0.00	1,396,190.71
7/2032	0.00	357,099.83

Annex F-3

(THIS PAGE INTENTIONALLY LEFT BLANK)

ANNEX G

PRINCIPAL PAYMENT SCHEDULE FOR FEDEX DISTRIBUTION - ROSEVILLE

Distribution Date	Principal ($)	Distribution Date	Principal ($)
6/2014	0.00	9/2018	18,059.50
7/2014	0.00	10/2018	21,113.34
8/2014	0.00	11/2018	18,254.13
9/2014	0.00	12/2018	21,302.63
10/2014	0.00	1/2019	18,450.67
11/2014	0.00	2/2019	18,542.34
12/2014	0.00	3/2019	27,479.86
1/2015	0.00	4/2019	18,771.00
2/2015	0.00	5/2019	21,805.31
3/2015	0.00	6/2019	18,972.60
4/2015	0.00	7/2019	22,001.38
5/2015	0.00	8/2019	19,176.18
6/2015	0.00	9/2019	19,271.46
7/2015	0.00	10/2019	22,292.04
8/2015	0.00	11/2019	19,477.97
9/2015	0.00	12/2019	22,492.88
10/2015	0.00	1/2020	19,686.50
11/2015	0.00	2/2020	19,784.31
12/2015	0.00	3/2020	25,699.01
1/2016	0.00	4/2020	20,010.30
2/2016	0.00	5/2020	23,010.59
3/2016	0.00	6/2020	20,224.05
4/2016	0.00	7/2020	23,218.47
5/2016	0.00	8/2020	20,439.89
6/2016	0.00	9/2020	20,541.44
7/2016	0.00	10/2020	23,527.16
8/2016	0.00	11/2020	20,760.40
9/2016	0.00	12/2020	23,740.10
10/2016	0.00	1/2021	20,981.50
11/2016	0.00	2/2021	21,085.75
12/2016	0.00	3/2021	29,788.54
1/2017	0.00	4/2021	21,338.52
2/2017	0.00	5/2021	24,302.35
3/2017	0.00	6/2021	21,565.28
4/2017	0.00	7/2021	24,522.89
5/2017	19,570.10	8/2021	21,794.27
6/2017	16,651.78	9/2021	21,902.56
7/2017	19,744.26	10/2021	24,850.91
8/2017	16,832.61	11/2021	22,134.85
9/2017	16,916.24	12/2021	25,076.83
10/2017	20,001.47	1/2022	22,369.42
11/2017	17,099.67	2/2022	22,480.56
12/2017	20,179.86	3/2022	31,054.63
1/2018	17,284.89	4/2022	22,746.55
2/2018	17,370.77	5/2022	25,671.74
3/2018	26,416.41	6/2022	22,987.12
4/2018	17,588.33	7/2022	25,905.70
5/2018	20,655.11	8/2022	23,230.04
6/2018	17,778.34	9/2022	23,345.46
7/2018	20,839.90	10/2022	26,254.21
8/2018	17,970.21	11/2022	23,591.90

Annex G-1

Distribution Date	Principal ($)
12/2022	26,493.88
1/2023	23,840.75
2/2023	23,959.20
3/2023	32,396.81
4/2023	24,239.21
5/2023	27,123.42
6/2023	24,494.40
7/2023	27,371.61
8/2023	24,752.10
9/2023	24,875.08
10/2023	27,741.84
11/2023	25,136.50
12/2023	27,996.09
1/2024	25,400.49
2/2024	25,526.70
3/2024	31,097.61
4/2024	16,952,567.30

Annex G-2

ANNEX H

PRINCIPAL PAYMENT SCHEDULE FOR IPCC WALGREENS WESTAMPTON

Distribution Date	Principal ($)	Distribution Date	Principal ($)
6/2014	6,268.05	9/2018	7,778.70
7/2014	6,991.48	10/2018	8,459.28
8/2014	6,321.47	11/2018	7,844.12
9/2014	6,346.94	12/2018	8,522.85
10/2014	7,068.13	1/2019	7,910.05
11/2014	6,400.99	2/2019	7,941.92
12/2014	7,120.64	3/2019	9,905.80
1/2015	6,455.46	4/2019	0.00
2/2015	6,481.47	5/2019	0.00
3/2015	8,581.36	6/2019	0.00
4/2015	6,542.15	7/2019	0.00
5/2015	7,257.80	8/2019	0.00
6/2015	6,597.75	9/2019	0.00
7/2015	7,311.82	10/2019	0.00
8/2015	6,653.78	11/2019	0.00
9/2015	6,680.59	12/2019	0.00
10/2015	7,392.32	1/2020	0.00
11/2015	6,737.29	2/2020	0.00
12/2015	7,447.41	3/2020	0.00
1/2016	6,794.43	4/2020	0.00
2/2016	6,821.81	5/2020	0.00
3/2016	8,209.77	6/2020	0.00
4/2016	6,882.36	7/2020	0.00
5/2016	7,588.37	8/2020	0.00
6/2016	6,940.66	9/2020	0.00
7/2016	7,645.01	10/2020	0.00
8/2016	6,999.42	11/2020	0.00
9/2016	7,027.62	12/2020	0.00
10/2016	7,729.51	1/2021	0.00
11/2016	7,087.07	2/2021	0.00
12/2016	7,787.27	3/2021	0.00
1/2017	7,147.00	4/2021	0.00
2/2017	7,175.79	5/2021	0.00
3/2017	9,211.02	6/2021	0.00
4/2017	7,241.81	7/2021	0.00
5/2017	7,937.62	8/2021	0.00
6/2017	7,302.96	9/2021	0.00
7/2017	7,997.04	10/2021	0.00
8/2017	7,364.60	11/2021	0.00
9/2017	7,394.27	12/2021	0.00
10/2017	8,085.76	1/2022	0.00
11/2017	7,456.64	2/2022	0.00
12/2017	8,146.36	3/2022	0.00
1/2018	7,519.50	4/2022	0.00
2/2018	7,549.79	5/2022	0.00
3/2018	9,550.19	6/2022	0.00
4/2018	7,618.68	7/2022	0.00
5/2018	8,303.81	8/2022	0.00
6/2018	7,682.83	9/2022	0.00
7/2018	8,366.13	10/2022	0.00
8/2018	7,747.49	11/2022	0.00

Annex H-1

Distribution Date	Principal ($)
12/2022	0.00
1/2023	0.00
2/2023	0.00
3/2023	0.00
4/2023	0.00
5/2023	0.00
6/2023	0.00
7/2023	0.00
8/2023	0.00
9/2023	0.00
10/2023	0.00
11/2023	0.00
12/2023	4,945,225.75

Annex H-2

PROSPECTUS

MORTGAGE PASS-THROUGH CERTIFICATES
(ISSUABLE IN SERIES)

J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

DEPOSITOR

          J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

          The certificates of each series will not represent an obligation of the depositor, the sponsor, any servicer or any of their respective affiliates. The certificates and any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person only to the extent as specified in the related prospectus supplement.

          The primary assets of the trust fund may include:

●	one or more multifamily and commercial mortgage loans;

●	mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

●	direct obligations of the United States or other government agencies; or

●	a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION “RISK FACTORS” BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

December 6, 2013

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

          Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

          You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

          This prospectus and any related prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any state or other jurisdiction where such offer would be unlawful.

          Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption “Index of Defined Terms” beginning on page 132 in this prospectus.

          In this prospectus, the terms “Depositor,” “we,” “us” and “our” refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

          If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, and telephone number is (212) 272-6858.

SUMMARY OF PROSPECTUS	1	Investors to Greater Risks of
RISK FACTORS	9	Default and Loss	24
Your Ability to Resell Certificates		Limitations of Appraisals	25
May Be Limited Because of Their		Your Lack of Control Over Trust
Characteristics	9	Fund Can Create Risks	25
The Assets of the Trust Fund		One Action Jurisdiction May Limit
May Not Be Sufficient to Pay		the Ability of the Servicer to
Your Certificates	10	Foreclose on a Mortgaged
Prepayments of the Mortgage		Property	25
Assets Will Affect the Timing of		Rights Against Tenants May Be
Your Cash Flow and May Affect		Limited if Leases Are Not
Your Yield	10	Subordinate to Mortgage or Do
Ratings Do Not Guarantee Payment		Not Contain Attornment
and Do Not Address Prepayment		Provisions	26
Risks	11	If Mortgaged Properties Are Not in
Commercial and Multifamily		Compliance With Current Zoning
Mortgage Loans Have Risks That		Laws Restoration Following a
May Affect Payments on Your		Casualty Loss May Be Limited	26
Certificates	12	Inspections of the Mortgaged
The Borrower’s Form of Entity May		Properties Will Be Limited	27
Cause Special Risks	16	Compliance with Americans with
Ability to Incur Other Borrowings		Disabilities Act May Result in
Entails Risk	17	Additional Losses	27
Borrowers May Be Unable to Make		Litigation Concerns	27
Balloon Payments	18	Risks to the Financial Markets
Credit Support May Not Cover		Relating to Terrorist Attacks	27
Losses	19	Risks to the Mortgaged Properties
Tenant Concentration Entails Risk	20	Relating to Terrorist Attacks and
Certain Additional Risks Relating to		Foreign Conflicts	28
Tenants	20	Some Certificates May Not Be
Mortgaged Properties Leased to		Appropriate for Benefit Plans	28
Multiple Tenants Also Have Risks	21	Material Federal Tax Considerations
Mortgaged Properties Leased to		Regarding Residual Certificates	28
Borrowers or Borrower Affiliated		Material Federal Tax Considerations
Entities Also Have Risks	21	Regarding Original Issue
Tenant Bankruptcy Entails Risks	21	Discount	29
Assignment of Leases and Rents		Bankruptcy Proceedings Could
May Be Limited by State Law	22	Adversely Affect Payments on
Failure to Comply with		Your Certificates	29
Environmental Law May Result in		Risks Relating to Enforceability of
Additional Losses	22	Yield Maintenance Charges,
Hazard Insurance May Be		Prepayment Premiums or
Insufficient to Cover All Losses		Defeasance Provisions	30
on Mortgaged Properties	22	Risks Relating to Borrower Default	30
Poor Property Management		Risks Relating to Certain Payments	31
May Adversely Affect the		Risks Relating to Enforceability	31
Performance of the Related		Book-Entry System for Certain
Mortgaged Property	23	Classes May Decrease Liquidity
Property Value May Be Adversely		and Delay Payment	31
Affected Even When Current		Delinquent and Non-Performing
Operating Income Is Not	24	Mortgage Loans Could Adversely
Mortgage Loans Secured by		Affect Payments on Your
Leasehold Interests May Expose		Certificates	32

Changes to REMIC Restrictions on		Exchangeable Certificates	57
Loan Modifications May Impact		Reports to Certificateholders	59
an Investment in the Certificates	32	Voting Rights	61
In The Event of an Early		Termination	61
Termination of a Swap		Book-Entry Registration and
Agreement Due to Certain Swap		Definitive Certificates	61
Termination Events, a Trust May		DESCRIPTION OF THE POOLING
Be Required to Make a Large		AGREEMENTS	64
Termination Payment to any		General	64
Related Swap Counterparty	33	Assignment of Mortgage Loans;
Your Securities Will Have Greater		Repurchases	65
Risk if an Interest Rate Swap		Representations and Warranties;
Agreement Terminates	33	Repurchases	66
DESCRIPTION OF THE TRUST		Collection and Other Servicing
FUNDS	33	Procedures	67
General	33	Sub-Servicers	67
Mortgage Loans	34	Special Servicers	67
MBS	38	Certificate Account	68
Certificate Accounts	39	Modifications, Waivers and
Other Accounts	39	Amendments of Mortgage Loans	71
Credit Support	40	Realization Upon Defaulted
Cash Flow Agreements	40	Mortgage Loans	71
YIELD AND MATURITY		Hazard Insurance Policies	71
CONSIDERATIONS	40	Due-on-Sale and
General	40	Due-on-Encumbrance Provisions	72
Pass-Through Rate	40	Servicing Compensation and
Payment Delays	40	Payment of Expenses	72
Certain Shortfalls in Collections of		Evidence as to Compliance	73
Interest	41	Certain Matters Regarding the
Yield and Prepayment		Master Servicer and the
Considerations	41	Depositor	73
Weighted Average Life and Maturity	43	Servicer Termination Events	74
Controlled Amortization Classes and		Amendment	74
Companion Classes	44	List of Certificateholders	75
Other Factors Affecting Yield,		The Trustee	75
Weighted Average Life and		Duties of the Trustee	75
Maturity	44	Certain Matters Regarding the
THE SPONSOR	46	Trustee	75
THE DEPOSITOR	47	Resignation and Removal of the
THE ISSUING ENTITY	47	Trustee	76
USE OF PROCEEDS	47	DESCRIPTION OF CREDIT SUPPORT	76
DESCRIPTION OF THE		General	76
CERTIFICATES	48	Subordinate Certificates	77
General	48	Cross-Support Provisions	77
Distributions	49	Insurance or Guarantees with
Distributions of Interest on the		Respect to Mortgage Loans	77
Certificates	49	Letter of Credit	77
Determination of Interest Rates	50	Certificate Insurance and Surety
Distributions of Principal on the		Bonds	78
Certificates	55	Reserve Funds	78
Distributions on the Certificates in		Credit Support with Respect to MBS	78
Respect of Prepayment		CERTAIN LEGAL ASPECTS OF
Premiums	56	MORTGAGE LOANS	78
Allocation of Losses and Shortfalls	56	General	79
Advances in Respect of		Types of Mortgage Instruments	79
Delinquencies	56	Leases and Rents	79

Personalty	80	3.8% Medicare Tax On “Net
Foreclosure	80	Investment Income”	117
Bankruptcy Laws	83	Backup Withholding	117
Environmental Risks	87	Reporting Requirements	117
Due-on-Sale and		Federal Income Tax Consequences
Due-on-Encumbrance	89	for Certificates as to which No
Subordinate Financing	89	REMIC Election Is Made	118
Default Interest and Limitations on		Standard Certificates	118
Prepayments	89	Stripped Certificates	121
Applicability of Usury Laws	89	3.8% Medicare Tax On “Net
Servicemembers Civil Relief Act	90	Investment Income”	124
Type of Mortgaged Property	90	Reporting Requirements and
Americans with Disabilities Act	91	Backup Withholding	124
Anti-Money Laundering, Economic		Taxation of Certain Foreign
Sanctions and Bribery	91	Investors	125
Potential Forfeiture of Assets	91	STATE AND OTHER TAX
MATERIAL FEDERAL INCOME TAX		CONSIDERATIONS	125
CONSEQUENCES	92	CERTAIN ERISA CONSIDERATIONS	125
Federal Income Tax Consequences		General	125
for REMIC Certificates	92	Plan Asset Regulations	126
General	92	Administrative Exemptions	127
Characterization of Investments in		Insurance Company General
REMIC Certificates	93	Accounts	127
Qualification as a REMIC	93	Unrelated Business Taxable
Taxation of Regular Certificates	95	Income; Residual Certificates	127
Tax Treatment of Exchangeable		LEGAL INVESTMENT	128
Certificates	103	METHOD OF DISTRIBUTION	129
Taxation of Residual Certificates	106	INCORPORATION OF CERTAIN
Taxes That May Be Imposed on the		INFORMATION BY REFERENCE	130
REMIC Pool	113	WHERE YOU CAN FIND MORE
Liquidation of the REMIC Pool	114	INFORMATION	131
Administrative Matters	114	LEGAL MATTERS	131
Limitations on Deduction of Certain		FINANCIAL INFORMATION	131
Expenses	115	RATING	131
Taxation of Certain Foreign		INDEX OF DEFINED TERMS	132
Investors	115

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SUMMARY OF PROSPECTUS

          This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Defined Terms is included at the end of this prospectus.

Title of Certificates	Mortgage pass-through certificates, issuable in series.

Depositor
J.P. Morgan Chase Commercial Mortgage Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, National Association, a national banking association, which is a wholly owned subsidiary of JPMorgan Chase & Co., a Delaware corporation.

Sponsor
The related prospectus supplement will identify the sponsor for each series. JPMorgan Chase Bank, National Association, a national banking association may be a sponsor. For more information, see “The Sponsor” in this prospectus.

Issuing Entity
For each series of certificates, a New York common law trust to be established on the closing date of the securitization under the pooling and servicing agreement. For more information, see “Issuing Entity” in this prospectus.

Master Servicer
The master servicer, if any, for a series of certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor, sponsor or a special servicer.

Special Servicer
One or more special servicers, if any, for a series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor, sponsor or the master servicer.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement.

The Trust Assets	Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets	The mortgage assets with respect to each series of certificates will, in general, consist of one or more loans secured by liens on, or security interests in:

● residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

● office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. The mortgage loans will be guaranteed only to the extent specified in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

As described in the related prospectus supplement, a mortgage loan:

●
may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

●	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

●	may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments;

●	may provide for defeasance of the mortgage loan; and

●	may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans” in this prospectus.

If so specified in the related prospectus supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

●	private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities; or

●
certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association, the Federal Agricultural Mortgage Corporation or any other agency of the United States of America.

Each of the above mortgage assets will evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See “Description of the Trust Funds—MBS” in this prospectus.

B. Certificate Account
Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See “Description of the Trust Funds—Certificate Accounts” and “Description of the Pooling Agreements—Certificate Account” in this prospectus.

C. Other Accounts	The prospectus supplement for each trust will also describe any other accounts established for such series.

D. Credit Support
If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See “Risk Factors—Credit Support May Not Cover Losses,” “Description of the Trust Funds—Credit Support” and “Description of Credit Support” in this prospectus.

E. Cash Flow Agreements
If so provided in the related prospectus supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See “Description of the Trust Funds—Cash Flow Agreements” in this prospectus.

Description of Certificates
We will offer certificates in one or more classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

As described in the related prospectus supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

	●	are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

	●	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

	●	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

●
provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

●
provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

	●	provide for controlled distributions of principal to be made based on a specified schedule or other methodology, subject to available funds; or

	●	provide for distributions based on collections of prepayment premiums or yield maintenance penalties on the mortgage assets in the related trust fund.

Each class of certificates, other than interest-only certificates and residual certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

The certificates will be guaranteed or insured only to the extent specified in the related prospectus supplement. See “Risk Factors—The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates” and “Description of the Certificates” in this prospectus.

Distributions of Interest on the Certificates
Interest on each class of offered certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield”; “Yield and Maturity Considerations” and “Description of the Certificates—Distributions of Interest on the Certificates” in this prospectus.

Distributions of Principal of the Certificates
Each class of certificates of each series, other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance. The principal balance of a class of certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

Distributions of principal with respect to one or more classes of certificates may:

	●	not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

	●	be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates;

●
be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received;

●
be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund; or

●
be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.

See “Description of the Certificates—Distributions of Principal on the Certificates” in this prospectus.

Advances
If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances (i) with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans and (ii) to pay delinquent real estate taxes, assessments and hazard insurance premiums and other similar costs and expenses in connection with the servicing of the mortgage loans. Any of the advances of principal and interest or servicing advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus.

Termination
If so specified in the related prospectus supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement. See “Description of the Certificates— Termination” in this prospectus.

Registration of Book-Entry Certificates

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

Material Federal Income Tax Consequences

The federal income tax consequences to certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more “real estate mortgage investment conduits” (each, a “REMIC”) or grantor trusts under the provisions of the Internal Revenue Code. The prospectus supplement for each series of certificates will specify whether one or more REMIC elections will be made. See “Material Federal Income Tax Consequences” in this prospectus.

Certain ERISA Considerations
If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See “Certain ERISA Considerations” in this prospectus and in the related prospectus supplement.

Legal Investment
Your offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership and sale of the offered certificates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating organizations. See “Rating” in this prospectus and “Ratings” in the related prospectus supplement.

RISK FACTORS

You should carefully consider the following risks and the risks described under “Risk Factors” in the prospectus supplement for the applicable series of certificates before making an investment decision.  In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

Your Ability to Resell Certificates May Be Limited Because of Their Characteristics

We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates.  The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so and may discontinue such a secondary market at any time.  Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you.  See “Description of the Certificates—Reports to Certificateholders” in this prospectus.  We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source.  The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

●	The perceived liquidity of the certificates;

●
The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

●
The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

●
The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates.  Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

You will generally have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement.  See “Description of the Certificates—Termination” in this prospectus.

The Assets of the Trust Fund May Not Be Sufficient to Pay Your Certificates

If not described in the related prospectus supplement,

●
The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

●	The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments.  Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates.  If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner specified in the prospectus supplement.

Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield

As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable.  Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled.  Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors.  For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans.  Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans.  We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement.  As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

●
A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

●	A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule.  Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  As described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

A series of certificates may include one or more classes of offered certificates offered at a premium or discount.  Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund.  Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios.  The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates.  You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.  See “Yield and Maturity Considerations” in this prospectus.

Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks

Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled.  This rating will not constitute an assessment of the probability that:

●	principal prepayments on the related mortgage loans will be made;

●	the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

●	the likelihood of early optional termination of the related trust fund.

Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series.  These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group.  However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.  In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund.  However, we cannot assure you that those values will not decline in the future.  See “Description of Credit Support” and “Rating” in this prospectus.

If one or more of the rating agencies downgrade, suspend or withdraw a rating of a class of your offered certificates, those certificates will decrease in value and the liquidity and regulatory characteristics of such certificates may also be adversely affected.  Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement will have any obligation to maintain a rating on a class of offered certificates, you will have no recourse if your offered certificates decrease in value by reason of a downgrade, suspension or withdrawal of a rating.  In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies.  Those rating agencies may issue their own ratings of the certificates in reliance on that information or otherwise, which ratings may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for a class of offered certificates that is lower than the rating issued by a retained rating agency, that may have an adverse effect on the liquidity, market value and regulatory characteristics of such class.

Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates

A description of risks associated with investments in mortgage loans is included under “Certain Legal Aspects of Mortgage Loans” in this prospectus.  Commercial and multifamily lending are generally thought to expose the lender to a greater risk of loss than one  to four family residential lending.  Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one to four family mortgage loans.  Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans” in this prospectus.  If the cash flow from the project is reduced (for example, if leases are not obtained or renewed or rental, hotel room or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.  Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions.  Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property.  For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.  A number of the mortgage loans may be secured by liens on owner occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants.  Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors.  Some of these factors relate to the properties themselves, such as:

●	the age, design and construction quality of the properties;

●	perceptions regarding the safety, convenience and attractiveness of the properties;

●	the characteristics of the neighborhood where the property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the property’s management and maintenance;

●	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the properties or make improvements;

●	dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

●	a decline in the financial condition of a major tenant;

●	an increase in vacancy rates; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

●	local real estate conditions, such as an oversupply of retail space, office space, multifamily housing or hotel capacity;

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments; and

●	the public perception of safety for customers and clients.

The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

●	the length of tenant leases;

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which new rentals occur; and

●
the property’s “operating leverage”  which is generally  the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month to month leases, and may lead to higher rates of delinquency or defaults.

Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

●	Changes in general or local economic conditions and/or specific industry segments;

●	Declines in real estate values;

●	Declines in rental or occupancy rates;

●	Increases in interest rates, real estate tax rates and other operating expenses;

●	Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

●	Acts of God; and

●	Other factors beyond the control of a master servicer or special servicer.

The type and use of a particular mortgaged property may present additional risk.  For instance:

●
Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

●
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator.  Moreover, the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

●
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative.  Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

●	Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

●	Construction of competing hotels or resorts;

●	Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

●	Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses.  The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements.  The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor’s consent.  Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure.  Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property.  It is more likely that those persons would have to apply for new licenses.  We cannot assure you that a new license could be obtained or that it could be obtained promptly.

Other multifamily properties, hotels, retail properties, office buildings, mobile home parks and manufactured housing communities, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers.  The leasing of real estate is highly competitive.  The principal means of competition are price, location and the nature and condition of the facility to be leased.  A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located.  Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities.  While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk.  Increased competition could adversely affect income from and market value of the mortgaged properties.  In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low.  The conversion of self-storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self-storage mortgaged properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self-storage mortgaged property may be substantially less, relative to the amount owing on the mortgage loan, than would be the case if the self-storage mortgaged property were readily adaptable to other uses.  Tenant privacy and lack of efficient access may heighten environmental risks.

It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable.  As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan.  However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

The Borrower’s Form of Entity May Cause Special Risks

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member of the borrower.

The organizational documents of a borrower may also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower.  In any event, we cannot assure you that a borrower will not file for bankruptcy protection or that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Ability to Incur Other Borrowings Entails Risk

When a mortgage loan borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk.  The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan generally also will make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

Additionally, if a borrower, or its constituent members, defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust’s ability to foreclose during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, no investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

The mortgage loans will generally permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property.  In addition, the borrowers under certain of the mortgage loans have incurred, and/or may incur in the future, unsecured debt other than in the ordinary course of business.

Additionally, the terms of certain mortgage loans may permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

The mortgage loan documents generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer (which consent in certain instances would consist of the mortgagee ascertaining that certain specific transfer conditions have been satisfied). Moreover, in general, mortgage loans with borrowers that do not meet single purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. See “—The Borrower’s Form of Entity May Cause Special Risks” above and “Risk Factors—The Borrower’s Form of Entity May Cause Special Risks” in the prospectus supplement. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, to be incurred in the future subject to criteria set forth in the mortgage loan documents.

Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor’s equity interest in the related borrowers, such financing effectively reduces the obligor’s economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower’s mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or an option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt, if permitted pursuant to the terms of the related intercreditor agreement, and provided that foreclosure is not stayed by the commencement of a bankruptcy proceeding involving the mezzanine borrowers. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower’s ability to make payments on the related mortgage loan in a timely manner.

In addition, borrowers under certain of the mortgage loans have issued or are permitted to issue preferred equity in such borrowers.  Preferred equity in a borrower will generally require such borrower to make certain specified dividend payments to the preferred equity holder on a preferred basis. Since a borrower’s assets are generally limited to its mortgaged property, any preferred equity in the borrower effectively reduces the borrower’s economic stake in the related mortgaged property. The existence of preferred equity may reduce cash flow on the borrower’s mortgaged property after payment of debt service on the mortgage loans and any mezzanine loans, and may thus increase the likelihood that a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on a mortgage loan secured by a mortgaged property whose value or income is relatively weak.

See “Description of the Mortgage Pool—General” in the prospectus supplement and “Certain Legal Aspects of Mortgage Loans—Subordinate Financing” in this prospectus.

Borrowers May Be Unable to Make Balloon Payments

Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. In addition, fully amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Mortgage loans of this type involve a greater degree of risk than self-amortizing mortgage loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the mortgage loan or to sell the related mortgaged property.  A borrower’s ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to achieve either of these goals will be affected by a number of factors, including:

●	The fair market value of the related mortgaged property;

●	The level of available mortgage interest rates at the time of sale or refinancing;

●	The borrower’s equity in the related mortgaged property;

●	The borrower’s financial condition;

●	The operating history and occupancy level of the related mortgaged property;

●	Tax laws;

●	Reductions in government assistance/rent subsidy programs;

●	Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

●	Prevailing general and regional economic conditions; and

●	The availability of, and competition for, credit for loans secured by multifamily or commercial real properties generally.

We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable.  While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

Credit Support May Not Cover Losses

The prospectus supplement for a series of certificates will describe any credit support provided for those certificates.  Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks.  For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement.  Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement.  In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full.  As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates.  Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors.  However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels.  See “—Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks,” “Description of the Certificates” and “Description of Credit Support” in this prospectus.

Tenant Concentration Entails Risk

A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner–occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income.  Mortgaged properties that are wholly or significantly owner occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner occupier’s business operations are negatively impacted or if such a tenant fails to renew its lease.  This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants.

Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry.

Certain Additional Risks Relating to Tenants

The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

●      space in the mortgaged properties could not be leased or re-leased;

●      leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

●      substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

●      tenants were unwilling or unable to meet their lease obligations;

●      a significant tenant were to become a debtor in a bankruptcy case;

●      a borrower fails to perform its obligations under a lease resulting in the related tenant having a right to terminate such lease; or

●      rental payments could not be collected for any other reason.

Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.  Certain of the mortgaged properties may be leased in whole or in part by government sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations.  Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages.

In addition, certain properties may have tenants that are paying rent but are not in occupancy or may have vacant space that is not leased, and in certain cases, the occupancy percentage could be less than 80%.  Any such “dark” space may cause the property to be less desirable to other potential tenants and the related tenant may be more likely to default in its obligations under the lease. We cannot assure you that those tenants will continue to fulfill their lease obligations or that the space will be relet. Additionally, certain tenants may have a right to a rent abatement or the right to cancel their lease if certain major tenants at the mortgaged property vacate or go dark.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks

If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks

If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, there may be conflicts. For instance, it is more likely a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee is physically occupying space related to its business; in other cases, the affiliated lessee is a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged property. These master leases are typically used to bring occupancy to a “stabilized” level but may not provide additional economic support for the mortgage loan. We cannot assure you that the space “leased” by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens. These risks may be mitigated when mortgaged properties are leased to unrelated third parties.

Tenant Bankruptcy Entails Risks

The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property.  Under the federal bankruptcy code a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim).  In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for bankruptcy protection in the future or, if any tenants so file, that they will continue to make rental payments in a timely manner.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that any mortgaged property would be considered a shopping center by a court considering the question.

Assignment of Leases and Rents May Be Limited by State Law

Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents.  In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

Failure to Comply with Environmental Law May Result in Additional Losses

Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup.  In several states, that lien has priority over an existing mortgage lien on that property.  In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property.  This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances.  The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator.  In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “off-site” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s or neighboring property, if agents or employees of the lender have participated in the management of the borrower’s property.  This liability could exist even if a previous owner caused the environmental damage.  The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.  See “Certain Legal Aspects of Mortgage Loans—Environmental Risks” in this prospectus.

Hazard Insurance May Be Insufficient to Cover All Losses on Mortgaged Properties

The master servicer for the related trust fund will generally be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance.  The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy. However, we cannot assure you that the amount of insurance maintained will be sufficient to insure against all losses on the mortgaged properties.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the mortgaged property by:

●	fire;

●	lightning;

●	explosion;

●	smoke;

●	windstorm and hail; and

●	riot, strike and civil commotion.

Each subject to the conditions and exclusions specified in each policy.

The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions.  However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks.  Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support.  See “Description of the Pooling Agreements—Hazard Insurance Policies” in this prospectus.

Poor Property Management May Adversely Affect the Performance of the Related Mortgaged Property

The successful operation of a real estate project also depends upon the performance and viability of the property manager.  Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases.  The property manager is generally responsible for:

●	operating the properties;

●	providing building services;

●	establishing and implementing the rental structure;

●	managing operating expenses;

●	responding to changes in the local market; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Property managers may not be in a financial condition to fulfill their management responsibilities.

Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor.  If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property.  This may adversely affect cash flow.  However, the mortgage loans may permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

We make no representation or warranty as to the skills of any present or future managers.  In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates.  Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of a mortgaged property without affecting the property’s current net operating income. These factors include, among others:

●      the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

●      potential environmental legislation or liabilities or other legal liabilities;

●      the availability of refinancing; and

●      changes in interest rate levels.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest.  Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease.  If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

A leasehold lender could lose its security unless the leasehold lender holds a fee mortgage, the ground lease requires the lessor to enter into a new lease with the leasehold lender upon termination or rejection of the ground lease, or the bankruptcy court, as a court of equity, allows the leasehold lender to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position.  Although not directly covered by the 1994 amendments to the federal bankruptcy code, such a result would be consistent with the purpose of the 1994 amendments to the federal bankruptcy code granting the holders of leasehold mortgages permitted under the terms of the lease the right to succeed to the position of a leasehold mortgagor.  Although consistent with the federal bankruptcy code, such position may not be adopted by the applicable bankruptcy court.

Further, in a decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the federal bankruptcy code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the federal bankruptcy code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a “free and clear” sale under Section 363(f) of the federal bankruptcy code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)–(4) of the federal bankruptcy code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the federal bankruptcy code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

Limitations of Appraisals

Appraisals will be obtained with respect to each of the mortgaged properties servicing mortgage loans of a series at or about the time of the origination of the applicable mortgage loan.  In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  The values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  We cannot assure you that the information set forth in the prospectus supplement regarding appraised values or loan to value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

Your Lack of Control Over Trust Fund Can Create Risks

You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust.  See “Servicing of the Mortgage Loans—General” in the prospectus supplement.  Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable.  Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions

Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure.  Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement.  In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the mortgaged property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws Restoration Following a Casualty Loss May Be Limited

Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed.  These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss.  Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss.  If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full.  In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations.  Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius.  These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited

The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties.  There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Compliance with Americans with Disabilities Act May Result in Additional Losses

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property. For example, under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in this prospectus.  To the extent the mortgaged properties do not comply with the act, the borrowers may be required to incur costs to comply with the act.  In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.  The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Litigation Concerns

There may be legal proceedings pending and, from time to time, threatened against, or other past or present adverse regulatory circumstances experienced by the borrowers, their sponsors and managers of the mortgaged properties or their respective affiliates relating to the business of or arising out of the ordinary course of business of the borrowers, their sponsors, managers and affiliates.  There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed in lieu of foreclosures. We cannot assure you that any litigation, other legal proceedings, or other adverse situations will not have a material adverse effect on your investment.

Risks to the Financial Markets Relating to Terrorist Attacks

On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania.  It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States Government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts.  Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments.

In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts

The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future.  The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent.  As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certificates May Not Be Appropriate for Benefit Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans.  Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws.  Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series.  See “Certain ERISA Considerations” in this prospectus.

Material Federal Tax Considerations Regarding Residual Certificates

If you hold certain classes of certificates that constitute a residual interest in a “real estate mortgage investment conduit” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates” in this prospectus.  Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period.  The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal.  A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion” income to you, which:

●	generally, will not be subject to offset by losses from other activities;

●	if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

●	if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer.  Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates may substantially exceed the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield.  As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

Material Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income.  Accordingly, investors must have sufficient sources of cash to pay any federal, state or local income taxes with respect to the original issue discount.  See “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates” in this prospectus.

Bankruptcy Proceedings Could Adversely Affect Payments on Your Certificates

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the pending sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender.  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property.  This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce periodic payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower’s trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) assignment of rents and leases.  The federal bankruptcy code also may interfere with the master servicer’s or special servicer’s ability to enforce lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions

Provisions requiring yield maintenance charges or prepayment premiums may not be enforceable in some states and under federal bankruptcy law.  Those provisions also may be interpreted as constituting the collection of interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable.  Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium.  In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

Risks Relating to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

●      the aggregate amount of distributions on the offered certificates;

●      their yield to maturity;

●      the rate of principal payments; and

●      their weighted average life.

If losses on the mortgage loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess, up to the outstanding principal amount of that class.

If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield.  Under certain extreme scenarios, that yield could be negative.  In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates.  This may be so because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates.  The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Risks Relating to Certain Payments

To the extent described in the related prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed P&I advances.  This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement.  In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities.  The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates.  The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on the offered certificates.

Risks Relating to Enforceability

The mortgages will generally permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property’s cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates.  Each class of book-entry  certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

●
the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

●
your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

●
your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

●
you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

Delinquent and Non-Performing Mortgage Loans Could Adversely Affect Payments on Your Certificates

If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due.  In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.  None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series.  If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund.  Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans.  You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series.  See “Description of the Trust Funds—Mortgage Loans—General” in this prospectus.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

The IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features to permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations). The IRS has also issued Revenue Procedure 2010-30, describing circumstances in which it will not challenge the treatment of mortgage loans as “qualified mortgages” on the grounds that the mortgage loan is not “principally secured by real property”, that is, has a real property loan-to-value ratio greater than 125% following a release of liens on some or all of the real property securing such mortgage loan. The general rule is that a mortgage loan must continue to be “principally secured by real property” following any such lien release, unless the lien release is pursuant to a defeasance permitted under the original loan documents and occurs more than two years after the startup day of the REMIC, all in accordance with the REMIC provisions. Revenue Procedure 2010-30 also allows lien releases in certain “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction” even if the mortgage loan after the transaction might not otherwise be treated as principally secured by a lien on real property. If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the servicers’ actions in negotiating the terms of a workout or in allowing minor lien releases in circumstances in which, after giving effect to the release, the mortgage loan would not have a real property loan-to-value ratio of 125% or less. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

In The Event of an Early Termination of a Swap Agreement Due to Certain Swap Termination Events, a Trust May Be Required to Make a Large Termination Payment to any Related Swap Counterparty

To the extent described in the related prospectus supplement, a trust may enter into one or more interest rate swap agreements.  A swap agreement generally may not be terminated except upon the occurrence of enumerated termination events set forth in the applicable swap agreement which will be described in the related prospectus supplement.  Depending on the reason for the termination, however, a swap termination payment may be due from either the trust or the related swap counterparty.

If a termination event under any of these swap agreements occurs and the trust owes the related swap counterparty a large termination payment that is required to be paid pro rata with interest due to the related securities, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal, and the holders of all classes of securities may suffer a loss.

Your Securities Will Have Greater Risk if an Interest Rate Swap Agreement Terminates

If on any distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the trust is unable to arrange for a replacement swap agreement, holders of such securities will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated.  If this occurs, amounts available to make payments on the related securities will be reduced to the extent the interest rates on those securities exceed the rates which the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement.  In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of securities and you may suffer a loss.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

1.      one or more types of multifamily or commercial mortgage loans,

2.      mortgage participations, pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

3.      a combination of mortgage loans and MBS.

J.P. Morgan Chase Commercial Mortgage Securities Corp. (the “Depositor”) will establish each trust fund.  Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a “Mortgage Asset Seller”), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate.  The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates and will be guaranteed or insured by a governmental agency or instrumentality or by any other person only to the extent described in the related prospectus supplement.  The discussion under the heading “—Mortgage Loans” below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Mortgage Loans

General.  The mortgage loans will be evidenced by promissory notes (the “Mortgage Notes”) secured by mortgages, deeds of trust or similar security instruments (the “Mortgages”) that create liens on fee or leasehold estates in properties (the “Mortgaged Properties”) consisting of

●	Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

●
Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks and manufactured housing communities, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties, cell phone tower properties, automobile dealerships and/or unimproved land.

The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations (“Cooperatives”), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units.  Each Mortgage will create a first priority or junior priority mortgage lien on a borrower’s fee estate in a Mortgaged Property.  If a Mortgage creates a lien on a borrower’s leasehold estate in a property, then, the term of that leasehold will generally exceed the term of the Mortgage Note by at least two years.  Generally, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor. Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction.  In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed.  In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued.  In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

Default and Loss Considerations with Respect to the Mortgage Loans.  Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes.  The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income).  Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

Lenders typically look to the Debt Service Coverage Ratio and the Debt Yield of a loan secured by income-producing property as important factors in evaluating the risk of default on and / or losses related to that loan. The “Debt Service Coverage Ratio” or “DSCR” of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property.  The “Debt Yield” of a mortgage loan at any given time is generally the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period divided by (2) the outstanding principal amount of the mortgage loan secured by the related Mortgaged Property, expressed in percentage terms. The prospectus supplement may describe certain variations in the calculation of Debt Service Coverage Ratio and / or Debt Yield that are applicable to a specific series. “Net Operating Income” generally means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time.  The prospectus supplement may describe certain variations in the calculation of Net Operating Income that are applicable to a specific series.  As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy.  In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants.  Commercial properties may be owner-occupied or leased to a small number of tenants.  Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan.  As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”).  However, the existence of these “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. The “Loan-to-Value Ratio” or “LTV” of a mortgage loan at any given time is generally the ratio (expressed as a percentage) of

●	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

●	the Value of the related Mortgaged Property.

The prospectus supplement may describe certain variations in the calculation of Loan-to-Value Ratio that are applicable to a specific series.

The “Value” of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan.  The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a Mortgaged Property, and thus

(a)      the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

(b)      the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans.  For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus.  Moreover, even when current, an appraisal is not necessarily a reliable estimate of value.  Appraised values of income-producing properties are generally based on:

●	the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

●	the cost replacement method which calculates the cost of replacing the property at that date,

●	the income capitalization method which projects value based upon the property’s projected net cash flow, or

●	upon a selection from or interpolation of the values derived from those methods.

Each of these appraisal methods can present analytical difficulties.  It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.  Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant.  See “Risk Factors—Commercial and Multifamily Mortgage Loans Have Risks That May Affect Payments on Your Certificates” and “—Borrowers May Be Unable to Make Balloon Payments” in this prospectus.

Payment Provisions of the Mortgage Loans.  In general, each mortgage loan:

●	will provide for scheduled payments of principal, interest or both, to be made on specified dates (“Due Dates”) that occur monthly, quarterly, semi-annually or annually,

●
may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

●	may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

●
may prohibit over its term or for a certain period prepayments (the period of that prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance penalty (a “Prepayment Premium”) in connection with certain prepayments, in each case as described in the related prospectus supplement.

Mortgage Loan Information in Prospectus Supplements.  Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

●	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

●	the type or types of property that provide security for repayment of the mortgage loans,

●	the earliest and latest origination date and maturity date of the mortgage loans,

●
the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

●
the Loan-to-Value Ratios of the mortgage loans as of the cut-off date, or the range of the Loan-to-Value Ratios as of the cut-off date, and the weighted average Loan-to-Value Ratio of the mortgage loans as of the cut-off date,

●	the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

●
with respect to mortgage loans with adjustable mortgage interest rates (“ARM Loans”), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

●	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

●
the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

●	the geographic distribution of the Mortgaged Properties on a state-by-state basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties.  If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) contemporaneously with the final prospectus.

MBS

MBS may include:

●
private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

●
certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”) provided that, if so specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

Any MBS will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”).  The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will have entered into the MBS Agreement, generally with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus.  The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement.  The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

●	the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

●	the original and remaining term to stated maturity of the MBS, if applicable,

●	the pass-through or bond rate of the MBS or the formula for determining the rates,

●	the payment characteristics of the MBS,

●	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

●	a description of the credit support, if any,

●	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

●	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

●
the type of mortgage loans underlying the MBS and such other applicable information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements” above,

●	such other applicable information in respect of the mortgage loans underlying the MBS required under Regulation AB, and

●	the characteristics of any cash flow agreements that relate to the MBS.

Any MBS either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisfied with respect to the MBS:

1.      neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued;

2.      neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, Depositor, issuing entity or underwriter of the related series of securities to be issued; and

3.      the Depositor would be free to publicly resell the MBS without registration under the Securities Act.

If the issuer of the MBS is required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the related prospectus supplement will describe how to locate such reports of the MBS issuer.  The MBS issuer generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts.  If the related prospectus supplement so specifies, the MBS issuer may be one of our affiliates where the MBS have been previously registered under the Securities Act or the MBS themselves are exempt from registration under Section 3 of the Securities Act.  The obligations of the MBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets.  The MBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage backed securities issued under the MBS pooling and servicing agreement.  Additionally, although the mortgage loans underlying the MBS may be guaranteed by an agency or instrumentality of the United States, the MBS themselves will not be so guaranteed.

Certificate Accounts

Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts in the trust fund.  A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

Other Accounts

The prospectus supplement for each trust will also describe any other accounts established for such series.

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them.  The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates.  See “Risk Factors—Credit Support May Not Cover Losses” and “Description of Credit Support” in this prospectus.

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate.  The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates.  The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a “Cash Flow Agreement”), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price you paid, the fixed, variable rate or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate.  See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” in this prospectus.  The following discussion contemplates a trust fund that consists solely of mortgage loans.  While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund.  The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders.  That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment.  However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period.  “Due Period” is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the “Determination Date”) or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date.  Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series.  If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected.  The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates.  If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls.  The related prospectus supplement will also describe any other amounts available to offset those shortfalls.  See “Description of the Pooling Agreements—Servicing Compensation and Payment of Expenses” in this prospectus.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate.  The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund).  Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount.  An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.  In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor’s offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor’s yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments.  As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series.  Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates.  If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates.  Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans.  However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

●	the availability of mortgage credit,

●	the relative economic vitality of the area in which the Mortgaged Properties are located,

●	the quality of management of the Mortgaged Properties,

●	the servicing of the mortgage loans,

●	possible changes in tax laws and other opportunities for investment,

●	the existence of Lock-out Periods,

●	requirements that principal prepayments be accompanied by Prepayment Premiums, and

●	by the extent to which these provisions may be practicably enforced.

The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level.  When the prevailing market interest rate is below a mortgage loan’s interest rate, a borrower may have an increased incentive to refinance its mortgage loan.  Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby “locking in” that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments.  In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.  We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series.  Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class.  Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model.  CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans.  SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month.  Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans.  Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans.  Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity.  Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity.  Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout.  In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located.  In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent.  Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

Negative Amortization.  The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur.  A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant.  This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series.  In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series.  The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series.  The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates.  Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate.  Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan.  This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate.  See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans.  The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series.  Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets.  The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls.  In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, if so specified in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization.  In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

1.      amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

2.      Excess Funds, or

3.      any other amounts described in the related prospectus supplement.

“Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.  The prospectus supplement may describe certain variations in the calculation of Excess Funds that are applicable to a specific series.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates.  The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

Optional Early Termination.  If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement.  In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

THE SPONSOR

The related  prospectus supplement will identify the sponsor or sponsors of the applicable series.  JPMorgan Chase Bank, National Association (“JPMCB”), a national banking association, may be a sponsor (in such capacity, the “Sponsor”).  JPMCB is a national bank and acquires and originates mortgage loans for public and private securitizations as well as being a commercial bank offering a wide range of banking services to its customers, both domestically and internationally.  JPMCB is a wholly owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York.  JPMCB is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

Additional information, including the most recent Form 10-K and Annual Report of JPMorgan Chase & Co., and additional annual, quarterly and current reports filed or furnished with the SEC by JPMorgan Chase & Co., as they become available, may be obtained without charge by each person to whom this prospectus is delivered upon the written request of any such person to the Office of the Secretary, JPMorgan Chase & Co., 270 Park Avenue, New York, New York 10017 or at the SEC’s website at http://www.sec.gov.

JPMCB may also act as a Mortgage Asset Seller and may act as Servicer and/or a provider of any cashflow agreements with respect to  the offered certificates.  JPMCB is an affiliate of the Depositor and J.P. Morgan Securities LLC.

THE DEPOSITOR

J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994.  The Depositor is a wholly owned subsidiary of JPMCB.  The Depositor maintains its principal office at 383 Madison Avenue, 31st Floor, New York, New York 10179.  Its telephone number is (212) 272-6858.  The Depositor does not have, nor is it expected in the future to have, any significant assets.

The Depositor purchases commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets and does not engage in any activities unrelated thereto.

On December 22, 2009, the Depositor merged with its affiliate, Bear Stearns Commercial Mortgage Securities Inc.  Prior to the merger, Bear Stearns Commercial Mortgage Securities Inc. separately purchased commercial mortgage loans and interests in commercial mortgage loans for the purpose of selling those assets to trusts created in connection with the securitization of pools of assets.  The Depositor is the surviving entity of the merger.

The Depositor remains responsible under the Pooling Agreement for providing the master servicer, special servicer and trustee with certain information and other assistance requested by those parties and reasonably necessary to performing their duties under the Pooling Agreement.  The Depositor also remains responsible for mailing notices to the Certificateholders upon the appointment of certain successor entities under the Pooling Agreement.

THE ISSUING ENTITY

The Issuing Entity will be a New York common law trust, formed on the closing date of each series of certificates pursuant to a Pooling Agreement.  The trust will have no officers or directors and no continuing duties other than to hold the assets underlying the certificates and to issue the certificates.  The Issuing Entity will operate under a fiscal year ending each December 31st.  The trustee, the master servicer and the special servicer are the persons authorized to act on behalf of the Issuing Entity under the Pooling Agreement with respect to the mortgage loans and the certificates.

USE OF PROCEEDS

We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets.  We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in a trust fund.  As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

●	provide for the accrual of interest on the certificates at a fixed rate, variable rate or adjustable rate;

●
are senior (collectively, “Senior Certificates”) or subordinate (collectively, “Subordinate Certificates”) to one or more other classes of certificates in entitlement to certain distributions on the certificates;

●	are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

●	are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

●
provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

●
provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

●	provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

●	provide for distributions based on collections of Prepayment Premiums on the mortgage assets in the related trust fund.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement.  As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, “Definitive Certificates”) or may be offered in book-entry format (those certificates, “Book-Entry Certificates”) through the facilities of The Depository Trust Company (“DTC”).  The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith.  Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations.  See “Risk Factors—Your Ability to Resell Certificates May Be Limited Because of Their Characteristics” and “—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” in this prospectus.

Distributions

Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date.  The “Available Distribution Amount” for any distribution date will generally refer to the total of all payments or other collections on or in respect of the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund that are available for distribution to the holders of certificates of that series on that date.  The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

Distributions on the certificates, other than the final distribution in retirement of that certificate, will generally be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement.  The Record Date for each series will be set forth in the related prospectus supplement.  All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class.  Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

Distributions of Interest on the Certificates

Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates (“Residual Certificates”) that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable.  The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class.  If so specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement (“Accrual Certificates”), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date.  Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date.  With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified period of time, or accrual period, generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

1.      based on the principal balances of some or all of the mortgage assets in the related trust fund,

2.      equal to the principal balances of one or more other classes of certificates of the same series, or

3.      an amount or amounts specified in the applicable prospectus supplement.

Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal.  If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls.  The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.  The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund may result in a corresponding increase in the principal balance of that class if so specified in the related prospectus supplement.  See “Risk Factors—Prepayments of the Mortgage Assets Will Affect the Timing of Your Cash Flow and May Affect Your Yield” and “Yield and Maturity Considerations” in this prospectus.

Determination of Interest Rates

Day Count Basis; Interest Rate Change Dates; Interest Rate Determination Dates. The prospectus supplement for each series of certificates will specify the applicable interest rates (or the methods by which interest will be determined) and day count conventions for each class of certificates. For any class of certificates that bears interest at (i) a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year, and (ii) a fixed rate, interest due for any accrual period will be determined on the basis of a 30/360 day year. The applicable day count convention will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

●	“30/360” which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

●	“Actual/360” which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

●	“Actual/365 (fixed)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

●	“Actual/Actual (accrual basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

●
“Actual/Actual (payment basis)” which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

●
“Actual/Actual (ISMA)” is a calculation in accordance with the definition of “Actual/Actual” adopted by the International Securities Market Association (“ISMA”), which means that interest is calculated on the following basis:

●
where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

●	where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1)
the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)
the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where “determination period” means the period from and including one calculation date to but excluding the next calculation date and “calculation date” means, in each year, each of those days in the calendar year that are specified herein as being the scheduled distribution dates.

For any class of securities that bears interest at a LIBOR-based rate, the related interest rate determination dates will be LIBOR Determination Dates, as described under “—LIBOR” below.

LIBOR. The prospectus supplement for a series of certificates will set forth the definition of LIBOR, and how LIBOR will be determined. In most cases, we expect that LIBOR, for any accrual period, will be the London interbank offered rate for deposits in U.S. Dollars for a period equal to one month, which appears on the Reuters Screen LIBOR01 Page as of 11:00 a.m. London time, on the related LIBOR Determination Date. If an applicable rate does not appear on The Reuters Screen LIBOR01 Page, the rate for that accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars, are offered at approximately 11:00 a.m., London time, on that LIBOR Determination Date, to prime banks in the London interbank market by the Reference Banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The trustee, the paying agent or another person performing similar functions will request the principal London office of each Reference Bank to provide a quotation of its rate. If the Reference Banks provide at least two quotations, the rate for that accrual period will be the arithmetic mean of the quotations. If the Reference Banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, the paying agent or another person performing similar functions, at approximately 11:00 a.m. New York time, on that LIBOR Determination Date, for loans in U.S. Dollars to leading European banks and in an amount that is representative for a single such transaction in the relevant market at the relevant time. If the Reference Banks are not providing quotations, LIBOR in effect for the applicable accrual period will be LIBOR for the specified maturity in effect for the previous accrual period.

For this purpose:

●	“LIBOR Determination Date” means, for each accrual period, the second business day before the beginning of that accrual period unless another day is specified in the related prospectus supplement.

●
“Reuters Screen LIBOR01 Page” means the display on the Reuters service, or any successor service, on the page designated as “LIBOR01” or any replacement page or pages on which London interbank rates of major banks for the relevant index currency are displayed.

●	“Reference Banks” means four major banks in the London interbank market selected by the trustee, the paying agent or another person performing similar functions.

For purposes of calculating LIBOR, a business day is any day on which banks in New York City and the City of London are open for the transaction of international business.

Commercial Paper Rate. If certificates of any series bear interest based on the commercial paper rate (the “Commercial Paper Rate”), the Commercial Paper Rate for any relevant interest determination date will be the Bond Equivalent Yield shown below of the rate for 90-day commercial paper, as published in H.15 (519) prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Commercial Paper—Financial”.

If the commercial paper rate cannot be determined as described above, the following procedures will be observed:

●
If the rate described above is not published in H.15 (519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the bond equivalent yield of the rate on the relevant interest determination date, for commercial paper having a similar index maturity, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading “Commercial Paper— Financial”. The “Bond Equivalent Yield” will be calculated as follows:

                    Bond Equivalent Yield =        N x D         x 100
                                                          360 (D × 90)

where “D” refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal and “N” refers to 365 or 366, as the case may be.

●	If the rate described in the prior paragraph cannot be determined, the Commercial Paper Rate will remain the commercial paper rate then in effect on that interest determination date.

●	The Commercial Paper Rate will be subject to a lock-in period of six New York City business days.

CMT Rate. If the certificates of any series bear interest based on the Treasury constant maturity rate (the “CMT Rate”), the CMT Rate for any relevant interest determination date will be the rate displayed on the applicable Designated CMT Reuters Page shown below by 3:00 p.m., New York City time, on that interest determination date under the caption “Treasury Constant Maturities Federal Reserve Board Release H.15...Mondays Approximately 3:45 p.m.,” under the column for:

●	If the Designated CMT Reuters Page is the Reuters Screen FRBCMT Page, the rate on that interest determination date; or

●	If the Designated CMT Reuters Page is the Reuters Screen FEDCMT Page, the average for the month ended immediately before the week in which the related interest determination date occurs.

For this purpose:

“Designated CMT Reuters Page”  means the Reuters page specified in the applicable prospectus supplement that displays treasury constant maturities as reported in H.15 (519). If no Reuters page is so specified, then the applicable page will be the Reuters Screen FEDCMT Page. If the Reuters Screen FEDCMT Page applies but the applicable prospectus supplement does not specify whether the weekly or monthly average applies, the weekly average will apply.

“Reuters Screen FEDCMT page” means the display on the Reuters service, or any successor service, on the page designated as “FEDCMT” or any replacement page or pages on which CMT Rates are displayed.

“Reuters Screen FRBCMT Page” means the display on the Reuters service, or any successor service, on the page designated as “FRBCMT” or any replacement page or pages on which CMT Rates are displayed.

The following procedures will apply if the CMT Rate cannot be determined as described above:

●
If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determination date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15 (519) or another recognized electronic source for displaying the rate.

●
If the applicable rate described above is not published in H.15 (519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the trustee, the paying agent or another person performing similar functions determines to be comparable to the rate formerly displayed on the Designated CMT Reuters Page shown above and published in H.15 (519).

●
If the rate described in the prior paragraph cannot be determined, then the CMT Rate will be determined to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest determination date reported, according to their written records, by leading primary United States government securities dealers in New York City.  The trustee, the paying agent or another person performing similar functions will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct nonmalleable fixed rate obligations of the United States Treasury (“Treasury Notes”) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

●
If three Treasury Note quotations of the kind described in the prior paragraph cannot be obtained, the CMT Rate will be determined to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the trustee, the paying agent or another person performing similar functions will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury

Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, quotations will be obtained for the Treasury Note with the shorter remaining term to maturity.

●
If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

●
If fewer than three of the selected leading primary United States government securities dealers selected are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on that interest determination date.

Federal Funds Rate. If the certificates of any series bear interest based on the federal funds rate (the “Federal Funds Rate”), the Federal Funds Rate for any relevant interest determination date will be the rate for U.S. dollar Federal funds, as published in H.15 (519) for that day opposite the caption “Federal Funds (Effective)” as that rate is displayed on that interest determination date on the display on the Reuters service, or any successor service, on the page designated as “FEDFUNDS1” or any replacement page or pages on which U.S. dollar federal funds rates are displayed (the “Reuters Screen FEDFUNDS1 Page”) under the heading “EFFECT”. The following procedures will be observed if the Federal Funds Rate cannot be determined as described above:

●
If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15 (519) by 3:00 p.m., New York City time, on that interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal funds rate for the relevant interest determination date will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading “Federal Funds (Effective)”.

●
If the rate described above does not appear on Reuters Screen FEDFUNDS1 Page or is not yet published in H.15 (519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on that interest determination date, the Federal Funds Rate for that interest determination date will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the trustee, the paying agent or another person performing similar functions, on that interest determination date.

●	If fewer than three of the selected brokers are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the relevant interest determination date.

91-day Treasury Bill Rate. If the certificates of any series bear interest at the 91-day Treasury Bill Rate (the “91-day Treasury Bill Rate”), the 91-day Treasury Bill Rate for any relevant interest determination date will be the rate equal to the weighted average per annum discount rate (expressed as a bond equivalent yield and applied on a daily basis) for direct obligations of the United States with a maturity of thirteen weeks (“91-day Treasury Bills”) sold at the applicable 91-day Treasury Bill auction, as published in H.15 (519) or otherwise or as reported by the U.S. Department of the Treasury.

In the event that the results of the auctions of 91-day Treasury Bills cease to be published or reported as provided above, or that no 91-day Treasury Bill auction is held in a particular week, then the 91-day Treasury Bill Rate in effect as a result of the last such publication or report will remain in effect until such time, if any, as the results of auctions of 91-day Treasury Bills will again be so published or reported or such auction is held, as the case may be.

The 91-day Treasury Bill Rate will be subject to a lock-in period of six New York City business days.

Prime Rate. If certificates of any series bear interest based on the prime rate (the “Prime Rate”), the Prime Rate for any relevant interest determination date is the prime rate or base lending rate on that date, as published in H.15 (519), prior to 3:00 p.m., New York City time, on that interest determination date under the heading “Bank Prime Loan.”

The following procedures will be observed if the Prime Rate cannot be determined as described above:

●
If the rate described above is not published in H.15 (519) prior to 3:00 p.m., New York City time, on the relevant interest determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption “Bank Prime Loan.”

●
If the above rate is not published in either H.15 (519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest determination date, then the trustee, the paying agent or another person performing similar functions will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the display on the Reuters service, or any successor service, on the page designated as “US PRIME 1” or any replacement page or pages on which prime rates or base lending rates of major U.S. banks are displayed (the “Reuters Screen US PRIME 1 Page”), as that bank’s prime rate or base lending rate as in effect on that interest determination date.

●
If fewer than four rates appear on the Reuters Screen US PRIME 1 Page on the relevant interest determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest determination date by three major banks in New York City selected by the trustee, the paying agent or another person performing similar functions.

●	If the selected banks are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest determination date.

Distributions of Principal on the Certificates

Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and any interest rate or currency swap or interest rate cap, floor or collar contracts included in the related trust fund.  The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time.  In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above).  The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement.  As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero.  Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.  Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund.  Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule.  Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.  If so specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

Distributions on the Certificates in Respect of Prepayment Premiums

If so provided in the related prospectus supplement, Prepayment Premiums received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement.  As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

Advances in Respect of Delinquencies

If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

In addition, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, in respect of any mortgage loan in connection with the servicing and administration of any related Mortgaged Property or REO Property, amounts necessary to pay delinquent real estate taxes, assessments and hazard insurance premiums, and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents, or to protect, lease, manage and maintain the related Mortgaged Property or REO Property, as described in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses.  Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, “Related Proceeds”) and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates.  No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date.  If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond.  If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as described in the prospectus supplement.

The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

Exchangeable Certificates

If specified in the related prospectus supplement, a series of certificates may include one or more classes that are “exchangeable certificates” (“Exchangeable Certificates”). In any of these series, the holders of one or more of the classes of Exchangeable Certificates will be entitled, after notice and, to the extent set forth in the related prospectus supplement, payment to the trustee of an exchange fee, to exchange all or a portion of those classes of Exchangeable Certificates for proportionate interests in one or more other specified classes of Exchangeable Certificates in such series.

If a series includes Exchangeable Certificates as described in the related prospectus supplement, all of these classes of Exchangeable Certificates will be listed in the related prospectus supplement. The classes of certificates that are exchangeable for one another will be referred to in the related prospectus supplement as “related” to each other, and each related grouping of Exchangeable Certificates will be referred to as a “combination.”  Each combination of Exchangeable Certificates will be issued by the related Trust Fund.  At any time after their initial issuance, any class of Exchangeable Certificates may be exchanged for the related class or classes of Exchangeable Certificates. In some cases, multiple classes of Exchangeable Certificates may be exchanged for one or more classes of related Exchangeable Certificates.

The descriptions in the related prospectus supplement of the certificates of a series that includes Exchangeable Certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations, tax and legal investment considerations and considerations of ERISA also will apply to each class of Exchangeable Certificates. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in each class of Exchangeable Certificates. For example, separate decrement tables and yield tables, if applicable, will be included for each class of Exchangeable Certificates.

Exchanges.  If a holder of Exchangeable Certificates elects to exchange its Exchangeable Certificates for related Exchangeable Certificates, then:

●
the aggregate principal balance of the related Exchangeable Certificates received in the exchange, immediately after the exchange, will equal the aggregate principal balance, immediately prior to the exchange, of the Exchangeable Certificates so exchanged (for purposes of an exchange, interest-only classes of Exchangeable Certificates will have a principal balance of zero);

●
the aggregate amount of interest distributable on each distribution date with respect to the related Exchangeable Certificates received in the exchange will equal the aggregate amount of interest distributable on each distribution date with respect to the Exchangeable Certificates so exchanged; and

●	the class or classes of Exchangeable Certificates will be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

Different types of combinations may exist. Any individual series of certificates may have multiple types of combinations. Some examples of combinations of Exchangeable Certificates that differ in their interest characteristics include:

●
A class of Exchangeable Certificates with an interest rate that varies directly with changes in an index and a class of Exchangeable Certificates with an interest rate that varies indirectly with changes in the index may be exchangeable, together, for a related class of Exchangeable Certificates with a fixed interest rate. In such a combination, the classes of Exchangeable Certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the related class of Exchangeable Certificates with a fixed interest rate. In addition, the aggregate principal balance of the two classes of Exchangeable Certificates with interest rates that vary with an index would equal the aggregate principal balance of the related class of Exchangeable Certificates with the fixed interest rate.

●
An interest-only class and a principal-only class of Exchangeable Certificates may be exchangeable, together, for a related class of Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the related class would be equal to the aggregate principal balance of the principal-only class of Exchangeable Certificates, and the interest rate on the related class, when applied to the aggregate principal balance of this related class, would generate interest equal to the annual interest amount of the interest-only class of Exchangeable Certificates.

●
Two or  more classes of principal and interest classes of Exchangeable Certificates with different fixed interest rates may be exchangeable, together, for a single class of related Exchangeable Certificates that is entitled to both principal and interest distributions.  In such a combination, the aggregate principal balance of the single class of related Exchangeable Certificates would be equal to the aggregate principal balance of the two or more classes of Exchangeable Certificates, and the single class of related Exchangeable Certificates would have a fixed interest rate that, when applied to the principal balance of the single class of Exchangeable Certificates, would generate  interest equal to the aggregate annual interest amount of the two or more classes of Exchangeable Certificates.

In some series, a Certificateholder may be able to exchange its Exchangeable Certificates for other related Exchangeable Certificates that have different principal distribution characteristics.  Some examples of combinations of Exchangeable Certificates that differ in the principal distribution characteristics include:

●
A class of Exchangeable Certificates that accretes all of its interest for a specified period, with the accreted amount added to the aggregate principal balance of the class of Exchangeable Certificates, and a second class of Exchangeable Certificates that receives principal distributions from these accretions, may be exchangeable, together, for a single class of related Exchangeable Certificates that receives distributions of interest continuously from the first distribution date on which it receives interest until it is retired.

●	A class of Exchangeable Certificates that is a planned amortization class, and a class of Exchangeable Certificates that only receives principal distributions on a distribution date if scheduled payments have been made on the planned amortization class, may be exchangeable, together, for a class of related Exchangeable Certificates that receives principal distributions without regard to the planned amortization schedule for the planned amortization class from the first distribution date on which it receives principal until it is retired.

A number of factors may limit the ability of a holder of Exchangeable Certificates to effect an exchange. For example, the Certificateholder must own, at the time of the proposed exchange, the class or classes of Exchangeable Certificates necessary to make the exchange in the necessary proportions. If a Certificateholder does not own the necessary classes of Exchangeable Certificates or does not own the necessary classes of Exchangeable Certificates in the proper proportions, the Certificateholder may not be able to obtain the desired classes of Exchangeable Certificates. The Certificateholder desiring to make the exchange may not be able to purchase the necessary class of Exchangeable Certificates from the then current owner at a reasonable price, or the necessary proportion of the needed class of Exchangeable Certificates may no longer be available due to principal payments or prepayments that have been applied to that class of Exchangeable Certificates.

Procedures.  The related prospectus supplement will describe the procedures that must be followed to make an exchange of Exchangeable Certificates.  A Certificateholder will be required to provide notice to the trustee prior to the proposed exchange date within the time period specified in the related prospectus supplement. The notice must include the outstanding principal or notional amount of the Exchangeable Certificates to be exchanged and the related securities to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the Certificateholder regarding delivery of the Exchangeable Certificates and, to the extent set forth in the related prospectus supplement, payment of the exchange fee. A Certificateholder’s notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date specified in the related prospectus supplement. Any Exchangeable Certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book entry securities.

If the related prospectus supplement describes exchange proportions for a combination of classes of Exchangeable Certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

Distributions on an Exchangeable Certificate received in an exchange will be made as described in the related prospectus supplement.  Distributions will be made to the Certificateholder of record as of the applicable record date.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a “Distribution Date Statement”) that will set forth, among other things, in each case to the extent applicable:

●
the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

●
the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

●
the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to Prepayment Premiums expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

●	the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

●	if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

●
if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

●	information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

●	if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

●
if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

●
the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

●
if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

●	the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

●
if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

●	to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

The prospectus supplement for each series of certificates may describe variations or additions to the type of information to be included in reports to the holders of the offered certificates of that series.

Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder.  This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the “Code”), as are from time to time in force.  See, however, “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in this prospectus.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

Voting Rights

The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as specified in the related prospectus supplement.  See “Description of the Pooling Agreements—Amendment” in this prospectus.  The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute a termination event with respect to the related master servicer.  See “Description of the Pooling Agreements—Servicer Termination Events,” and “—Resignation and Removal of the Trustee” in this prospectus.

Termination

The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

●	the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

●	the payment to the certificateholders of the series of all amounts required to be paid to them.

Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement.  If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System,

a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.  DTC was created to hold securities for its participating organizations (“Participants”) and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates.  “Direct Participants”, which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations.  DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC’s records.

The ownership interest of each actual purchaser of a Book-Entry Certificate (a “Certificate Owner”) is in turn to be recorded on the Direct and Indirect Participants’ records.  Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction.  Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners.  Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC’s records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners.  The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit Direct Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date.  Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time.  Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

Generally, with respect to Book-Entry Certificates, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued.  Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

If so specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

●
the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

●
the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination.

Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates.  Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.

Transfers between Participants of Euroclear Bank, as operator of the Euroclear System, in Europe (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) will occur in accordance with their applicable rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures.  If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the offered certificates may do so only through Direct and Indirect Participants.  In addition, Certificate Owners will receive all distributions of principal of and interest on the offered certificates from the Trustee through DTC and its Direct and Indirect Participants.  Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC.  DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of offered certificates.  Except as otherwise provided under “Description of the Certificates—Reports to Certificateholders; Certain Available Information” in the related prospectus supplement, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book entry transfers of the offered certificates among Participants and to receive and transmit distributions of principal of, and interest on, the offered certificates.  Direct and Indirect Participants with which Certificate Owners have accounts with respect to the offered certificates similarly are required to make book entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners.  Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the offered certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the offered certificates.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an offered certificate under the Pooling Agreement only at the direction of one or more Participants to whose accounts with DTC the offered certificates are credited.  DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of Euroclear and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a “Pooling Agreement”).  In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement.  However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party.  All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement.  If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer.  Any party to a Pooling Agreement may own certificates.

A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part.  However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund.  The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued.  The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement.  The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement.  We will provide a copy of the Pooling Agreement that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: President.

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund.  The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts to be included in the trust fund for that series.  Each mortgage loan will be identified in a schedule.  That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which will generally include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form.  The related Pooling Agreement will generally require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.  In the event a particular Pooling Agreement differs with respect to the mortgage file delivery requirements for a particular series, the terms will be described in the related prospectus supplement.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series.  Generally, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series or the value of the mortgage loan affected by such document defect, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller.  In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, the Mortgage Asset Seller will generally be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.  A Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will generally have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.  This repurchase or substitution obligation will generally constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so.  Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then the Mortgage Asset Seller will generally not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy. In the event a particular Pooling Agreement differs with respect to the above requirements for a particular series, the terms will be described in the related prospectus supplement.

Representations and Warranties; Repurchases

The Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the “Warranting Party”) covering, by way of example:

●	the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

●	the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

●	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

●	the payment status of the mortgage loan.

A brief summary of additional representations and warranties that are applicable to a particular series will be described in the prospectus supplement.  It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor.  The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

Each Pooling Agreement will generally provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series or the value of the related mortgage loan.  If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement.  If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement.  This repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made.  However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance.  The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

1.      the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

2.      applicable law, and

3.      the servicing standard specified in the related Pooling Agreement and prospectus supplement (the “Servicing Standard”).

The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to those mortgage loans. The master servicer will generally be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support.  See “Description of Credit Support” in this prospectus.

Sub-Servicers

A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that the master servicer will generally remain obligated under the related Pooling Agreement.  A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer.  Each sub-servicing agreement between a master servicer and a sub-servicer (a “Sub-Servicing Agreement”) will generally provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer’s rights and obligations under that Sub-Servicing Agreement.  A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

Generally, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay those fees.  Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement.  See “—Certificate Account” and “—Servicing Compensation and Payment of Expenses” in this prospectus.

Special Servicers

To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party.  A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer.  A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer.  The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates.  The master servicer will not be liable for the performance of a special servicer.

Certificate Account

General.  The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series.  A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (“Permitted Investments”).  Any interest or other income earned on funds in a certificate account will generally be paid to the related master servicer, trustee or any special servicer as additional compensation.  A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards.  If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

Deposits.  A master servicer, trustee or special servicer will generally be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

1.      all payments on account of principal, including principal prepayments, on the mortgage loans;

2.      all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

3.      all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, “Insurance and Condemnation Proceeds”) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (“Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

4.      any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under “Description of Credit Support” in this prospectus;

5.      any advances made as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus;

6.      any amounts paid under any Cash Flow Agreement, as described under “Description of the Trust Funds—Cash Flow Agreements” in this prospectus;

7.      all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under “—Assignment of Mortgage Loans; Repurchases” and “—Representations and

Warranties; Repurchases” in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans” in this prospectus, and all proceeds of any mortgage asset purchased as described under “Description of the Certificates—Termination” in this prospectus (all of the foregoing, also “Liquidation Proceeds”);

8.      any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under “—Servicing Compensation and Payment of Expenses” in this prospectus;

9.      to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums with respect to the mortgage loans;

10.    all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under “—Hazard Insurance Policies” in this prospectus;

11.    any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

12.    any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals.  A master servicer, trustee or special servicer may generally make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

1.      to make distributions to the certificateholders on each distribution date;

2.      to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

3.      to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under “Description of the Certificates—Advances in Respect of Delinquencies” in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

4.      to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

5.      to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

6.      if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

7.      if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

8.      to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under “—Certain Matters Regarding the Master Servicer and the Depositor” in this prospectus;

9.      if described in the related prospectus supplement, to pay the fees of trustee;

10.    to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under “—Certain Matters Regarding the Trustee” in this prospectus;

11.    if described in the related prospectus supplement, to pay the fees of any provider of credit support;

12.    if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

13.    to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

14.    to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

15.    if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes That May Be Imposed on the REMIC Pool” in this prospectus;

16.    to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

17.    to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

18.    to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

19.    to clear and terminate the certificate account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard and the REMIC provisions, or grantor trust provisions, as applicable.  For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

Realization Upon Defaulted Mortgage Loans

A borrower’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt.  In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property.  In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard.  A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located.  If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings.  See “Certain Legal Aspects of Mortgage Loans” in this prospectus.

The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan.  Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

Hazard Insurance Policies

Each Pooling Agreement will generally require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. The coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property.  The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers.  All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer’s normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account.  The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund.  If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.  Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks.  Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, those clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of (1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender’s consent.  Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property.  The master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard.  The master servicer will generally be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property.  See “Certain Legal Aspects of Mortgage Loans—Due-on-Sale and Due-on-Encumbrance” in this prospectus.

Servicing Compensation and Payment of Expenses

A master servicer’s primary servicing compensation with respect to a series of certificates generally will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund.  Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans.  As additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account.  Any sub-servicer will receive a portion of the master servicer’s compensation as its sub-servicing compensation.

In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders.  Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls.  See “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” in this prospectus.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the related Pooling Agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the related Pooling Agreement has been made under the supervision of the officer, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the related Pooling Agreement throughout the year, or, if there has been a default in the fulfillment of any obligation, specifying the default known to the officer and the nature and status of the default.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and any interest rate or currency swap or interest rate cap, floor or collar contracts comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB under the Securities Act (17 C.F.R. 229.1122) that contains the following:

(a)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(b)	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

(c)
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

(d)
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

Certain Matters Regarding the Master Servicer and the Depositor

The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement.  For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met.  In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment.  The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates.  In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

Servicer Termination Events

Each prospectus supplement will describe the events which will trigger a termination event (each a “Servicer Termination Event”).  For example, the related prospectus supplement may provide that a servicer termination event will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

The related prospectus supplement will describe the remedies available if a Servicer Termination Event occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

Amendment

Each Pooling Agreement generally may be amended, without the consent of any of the holders of the related series of certificates for those purposes described in the related prospectus supplement, which, among others, may include:

1.      to cure any ambiguity,

2.      to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

3.      to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions, or

4.      to comply with any requirements imposed by the Code;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

Each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than the percentage specified in the related prospectus supplement of the voting rights for that series allocated to the affected classes, for any purpose.  The related prospectus supplement may provide that these types of amendments may not:

1.      reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

2.      adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

3.      modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

Generally, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

List of Certificateholders

Generally, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person.  If that list is of a date more than 90 days prior to the date of receipt of that certificateholder’s request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement.  The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer.  If no Servicer Termination Event has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement.  However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

Certain Matters Regarding the Trustee

As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

The trustee for each series of certificates will generally be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement.  However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

The trustee for each series of certificates will generally be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders.  Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee.  If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee.  In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.

DESCRIPTION OF CREDIT SUPPORT

General

Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets.  Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing.  If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

The credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement.  If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies.  Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

●	the nature and amount of coverage under the credit support,

●	any conditions to payment under the credit support not otherwise described in this prospectus,

●	any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

●	the material provisions relating to the credit support.

Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

●	a brief description of its principal business activities;

●	its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

●	if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

●
its total assets, and its stockholders’ equity or policyholders’ surplus, if applicable, as of a date that will be specified in the prospectus supplement.  See “Risk Factors—Credit Support May Not Cover Losses” in this prospectus.

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates.  To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates.  If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls.  The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund.  The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees.  A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC contemporaneously with the final prospectus.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the “L/C Bank”).  Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates.  If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls.  The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement.  The obligations of the L/C

Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.  A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes.  Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.  The related prospectus supplement will describe any limitations on the draws that may be made under that instrument.  A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement.  If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement.  If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls.  Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

Amounts deposited in any reserve fund will generally be invested in short-term debt obligations.  Any reinvestment income or other gain from those investments will generally be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund.  However, that income may be payable to any related master servicer or another service provider as additional compensation for its services.  The reserve fund, if any, for a series will not be a part of the trust fund.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus.  The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties.  Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated.  Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states.  See “Description of the Trust Funds—Mortgage Loans” in this prospectus.

General

Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located.  Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as “mortgages.”  A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note.  The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office.  However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender.  In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made.  Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note.  A deed to secure debt typically has two parties.  The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid.  In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower.  At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note.  The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower (or with respect to any indemnity deed of trust structure, the related property owner) assigns to the lender the its right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect the rents.  Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC.  In cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue.  In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest.  Even if the lender’s security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default.  See “—Bankruptcy Laws” below.

Personalty

In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security.  The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

Foreclosure

General.  Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage.  If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure procedures vary from state to state.  Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.  Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.  Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties’ intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower’s filing for bankruptcy protection.

Judicial Foreclosure.  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property.  Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.  Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants.  When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming.  Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment.  Those sales are made in accordance with procedures that vary from state to state.

Equitable Limitations on Enforceability of Certain Provisions.  United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions.  These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair.  Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability.  In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.  Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice.  For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

Non-Judicial Foreclosure/Power of Sale.  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust.  A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits.  A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law.  In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale.  In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders.  A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation.  In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale.  Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale.  A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings.  Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v.  Washington National Insurance Company and other decisions that have followed its reasoning.  The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code.  Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v.  Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett.  For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure.  Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender.  Thereafter, subject to the mortgagor’s right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property.  For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale.  Frequently, the lender employs a third party management company to manage and operate the property.  The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property.  The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes, hospitals or casinos, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations.  The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property.  Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings.  Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold.  In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated.  See “—Environmental Risks” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property.  In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption.  The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.”  The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest.  Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption.  In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property.  In some states, statutory redemption may occur only upon payment of the foreclosure sale price.  In other states, redemption may be permitted if the former borrower pays only a portion of the sums due.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired.  In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

Anti-Deficiency Legislation.  Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan.  However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law.  For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.  A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender.  Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security.  Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security.  Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Risks.  Mortgage loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease.  Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security.  This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Cooperative Shares.  Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants.  Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property.  This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative.  Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid.  Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale.  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Generally.  The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case.  The delay and the consequences of a delay caused by an automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified.  In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date.  Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the plan of reorganization does not provide for payment in full of the amount due under the original loan. Thus, the full amount due under the original loan may never be repaid. Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

The Bankruptcy Code provides that a lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.”  The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents. Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute “cash collateral” under the Bankruptcy Code.  Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code.  In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account would also constitute “cash collateral” under the Bankruptcy Code.  So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt.  It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

Federal bankruptcy law provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events.  This prohibition on so-called “ipso facto clauses” could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property.  In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay a trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code.  For example, a mortgagee would be stayed from enforcing an assignment by a borrower of rents and leases related to a mortgaged property if the related borrower was in a bankruptcy proceeding.  The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents.  Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition.  While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is "necessary to an effective reorganization" for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole.

Rents and leases may also escape an assignment (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, or (iv) to the extent the bankruptcy court determines that the lender is adequately protected.

In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease.  If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor.  The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days.  If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned.  If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition.  As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law.  The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund.  Payments on long term debt may be protected from recovery as preferences if they qualify for the "ordinary course" exception under the Bankruptcy Code or if certain of the other defenses in the Bankruptcy Code are applicable.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.  The measure of insolvency will vary depending on the law of the applicable jurisdiction.  However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Under Sections 363(b) and (f) of the Bankruptcy Code, a trustee, or a borrower as debtor in possession, may, under certain circumstances, despite the provisions of the related mortgage to the contrary, sell the related mortgaged property free and clear of all liens, which liens would then attach to the proceeds of such sale.  Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

 Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien.  In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties.  Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender.  In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept.  Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust.  Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

Certain of the Borrowers May Be Partnerships.  The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement.  This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable.  Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so.  In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets.  Those state laws, however, may not be enforceable or effective in a bankruptcy case.  The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil.  In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrowers that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Risks

Real property pledged as security for a mortgage loan may be subject to certain environmental risks.  Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as “CERCLA”) and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that:

●	may pose an imminent or substantial endangerment to human health or welfare or the environment,

●	may result in a release or threatened release of any hazardous material,

●	may give rise to any environmental claim or demand, or

●
may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government.  In several states, the lien has priority over the lien of an existing mortgage against the property.  Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or hazardous material treatment, storage or disposal activity.  Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender.  Under the laws of some states and under CERCLA, a lender may become liable as an “owner” or an “operator” of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property.  The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

Excluded from CERCLA’s definition of “owner or operator” is any person “who, without participating in the management of a vessel or facility, holds indicia of ownership primarily to protect his security interest” (the “secured-creditor exemption”).  This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property.  Thus, if a lender’s activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an “owner or operator” under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property

(whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations.  Additionally, the amendments provide certain protections from CERCLA liability as an “owner or operator” to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms.  The amendments also limit the potential liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks.  However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts.  Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on “owners or operators” but do not incorporate the secured-creditor exemption.  Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on “generators” or “transporters” of hazardous substances.

Environmental clean-up costs may be substantial.  It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer.  It is possible that a property securing a mortgage loan could be subject to these transfer restrictions.  If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

The cost of remediating hazardous substance contamination at a property can be substantial.  If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

To reduce the likelihood of this kind of loss, the related Pooling Agreement may provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so.  There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected.  In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower’s repayment.  Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations.  Compliance could be complicated and may entail substantial expense.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure.  That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

Due-on-Sale and Due-on-Encumbrance

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property.  The Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses by providing, among other things, that “due-on-sale” clauses in certain loans are enforceable within certain limitations as set forth in the Garn Act.  Therefore, subject to those limitations, a master servicer may have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, whether or not the master servicer can demonstrate that the transfer threatens its security interest in the property.

Subordinate Financing

Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans.  Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender.  Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties.  In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980.  A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or

(2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that the choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan.  One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty.  Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest.  A second group of statutes is more severe.  A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (the “Relief Act”), a borrower who enters military service after the origination of that borrower’s mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower’s active duty status.  In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender.  The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military.  Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.  Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans.  Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, any form of credit support provided in connection with those certificates.  In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

Type of Mortgaged Property

The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question.  For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions.  Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association.  Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

1.      hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

2.      the transferability of the hotel’s operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under this act (the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.  The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person.  In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord.  Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer or the Trustee could be requested or required to obtain certain assurances from prospective investors intending to purchase Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer and the Trustee to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer or the Trustee to provide requested information or take such other actions as may be necessary or advisable for the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer or the Trustee to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s Certificates.  In addition, each of the Depositor, the Issuing Entity, the Underwriters, the Master Servicer, the Special Servicer and the Trustee intends to comply with the U.S. Bank Secrecy Act, the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the U.S. Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its Mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the Mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates.  The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules.  Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively.  No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below.  Accordingly, the IRS may take contrary positions.  This discussion reflects the applicable provisions of the Code as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”).  Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest.  References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a “REMIC Pool.”  For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of Residual Certificates in the case of each REMIC Pool.  Qualification as a REMIC requires ongoing compliance with certain conditions.  With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

1.      the making of an election,

2.      compliance with the Pooling Agreement and any other governing documents and

3.      compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code,

each REMIC Pool will qualify as a REMIC.

In that case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool.  The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to that REMIC Pool.  If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes.  See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made” below.

Characterization of Investments in REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans .  .  .  secured by an interest in real property which is .  .  .  residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment.  REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated.  If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety.  Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.  For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment.  Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%.  Regular Certificates will be “qualified mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by a regulated investment company will not constitute “Government Securities” within the meaning of Code Section 851(b)(3)(A)(i).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code.  The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.”  The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets.  An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets.  A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement.  The Pooling Agreement for each series will contain a provision designed to meet this requirement.  See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations” below.

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the Startup Day.  Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

1.      the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

2.      substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified prior to the closing date other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last modification or at closing.  A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter.  A “defective obligation” includes:

●	a mortgage in default or as to which default is reasonably foreseeable,

●	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

●	a mortgage that was fraudulently procured by the mortgagor, and

●	a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property.  A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool.  A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies.  In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms.  A reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages.  A reserve fund must be reduced “promptly and appropriately” to the extent no longer required.  Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool.  Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements.  All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata.  A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages.  The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.  The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.  A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest.  An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls.  Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter.  In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool.  The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief.  Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “Reform Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Exchangeable Certificates.  If a series of certificates includes Exchangeable Certificates, each class of Exchangeable Certificates will represent beneficial ownership of one or more interests in one or more REMIC regular interests. The related prospectus supplement will specify whether each class of Exchangeable Certificates represents a proportionate or disproportionate interest in each underlying REMIC regular interest. The exchangeable certificates will be created, sold and administered pursuant to an arrangement that will be treated as a grantor trust under subpart E, part I of subchapter J of the Code. The tax treatment of Exchangeable Certificates is discussed under “—Tax Treatment of Exchangeable Certificates” below.

Taxation of Regular Certificates

General.

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes.  In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income).  Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

Original Issue Discount.

Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a).  Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income.  The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act.  Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.  To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act.  We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot (“Random Lot Certificates”), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income.  The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.”  The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date.  The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.  The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute “qualified stated interest.”  Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate.  Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest.  However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest.  Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates.  Likewise, we intend to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount, a so-called “super-premium” class, as having no qualified stated interest.  Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate.  For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate.  The

Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates.  The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement.  Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset.  However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method.  See “—Election to Treat All Interest Under the Constant Yield Method” below.

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition.  We intend to treat the monthly period ending on the day before each distribution date as the accrual period.  With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate.  The Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption.  Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of:

1.      the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity, over

2.      the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

1.      the yield to maturity of the Regular Certificate at the issue date,

2.      events (including actual prepayments) that have occurred prior to the end of the accrual period, and

3.      the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in those prior periods.  The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period.  With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption.  An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption.  In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed.  We believe that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole.  You are advised to consult your tax advisors as to this treatment.

The Treasury proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the Regular Certificateholder’s right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates.  If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date.  The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days.  The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium.

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.  Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading “—Election to Treat All Interest Under the Constant Yield Method” below.

Variable Rate Regular Certificates.

Regular Certificates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

1.      the issue price does not exceed the original principal balance by more than a specified amount, and

2.      the interest compounds or is payable at least annually at current values of

(a)     one or more “qualified floating rates,”

(b)     a single fixed rate and one or more qualified floating rates,

(c)     a single “objective rate,” or

(d)     a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a qualified floating rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors (each, a “variable rate”), or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, if so indicated in the related prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “—Original Issue Discount” with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Generally, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity.  Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount.  The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans.  In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs.  Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

Deferred Interest.

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof.  Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

Market Discount.

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278.  Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase.  The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution.  The market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption.  The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period.  You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received.  You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates.  The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year.  The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of.  As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which that election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “—Original Issue Discount”) remaining after the date of purchase.  It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount.  See “—Original Issue Discount” above.  Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules.  You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium.

A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium.  If you hold a Regular Certificate as a “capital asset” within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method.  The election to amortize premium applies to all the premium bonds you hold at the beginning of the taxable year and to all premium bonds you acquire thereafter.  Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates.  However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “—Market Discount” are available.  Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item.  See “—Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method.

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest.  For purposes of applying the constant yield method to a debt instrument subject to an election, (1) “interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.  It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply.  A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments.  However, if you make the election with respect to a premium bond,  then you are deemed to make the election to amortize premium for all the premium bonds you hold at the beginning of the taxable year and all premium bonds you acquire thereafter.  If you make the election with respect to a market discount bond,  then you are deemed to make the election to accrue market discount for all the market discount bonds you acquire at the beginning of the taxable year and all market discount bonds you acquire thereafter.   The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

Prepayment Premiums.

Prepayment Premiums actually collected on the mortgage loans will be distributed to the Regular Certificates as described in “Description of the Offered Certificates—Distributions” in the prospectus supplement.  It is not entirely clear under the Code when the amount of prepayment premiums so allocated should be taxed to the holders of the Regular Certificates, but it is not expected, for federal income tax reporting purposes, that prepayment premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Trustee’s actual receipt of a prepayment premium.  Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of the Regular Certificates.  The IRS may disagree with these positions.  Certificateholders should consult their own tax advisors concerning the treatment of prepayment premiums.

Sale or Exchange of Regular Certificates.

If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate.  The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below).  That gain will be treated as ordinary income as follows:

1.      if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction,

2.      in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

3.      to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses.

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible.  Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year.  In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless.  Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts.  Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Tax Treatment of Exchangeable Certificates

In General.  The Exchangeable Certificates for a series may represent either (1)  beneficial ownership of  proportionate interests in each related Exchangeable Certificate corresponding to that Exchangeable Certificate or (2) beneficial ownership of disproportionate interests in the related Exchangeable Certificates corresponding to that Exchangeable Certificate.  The prospectus supplement for any series offering Exchangeable Certificates will specify whether the Exchangeable Certificates for such series represent either proportionate or disproportionate interests in the related Exchangeable Certificates.  An Exchangeable Certificate may be (1) a REMIC Regular Certificate or (2) a Standard Certificate representing beneficial ownership in one or more uncertificated REMIC regular interests.

Exchangeable Certificates Representing Proportionate Interests in Two or More Related Exchangeable Certificates.  If an Exchangeable Certificate represents beneficial ownership of a proportionate interest in each related Exchangeable Certificate corresponding to that Exchangeable Certificate, then each beneficial owner of such an Exchangeable Certificate should account separately for its ownership interest in each related Exchangeable Certificate underlying that Exchangeable Certificate as if such related Exchangeable Certificate were a Regular Certificate, as described under “—Taxation of Regular Certificates.”  If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying related Exchangeable Certificates other than in an exchange described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the underlying related Exchangeable Certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying related Exchangeable Certificates in proportion to their relative fair market values at the time of sale.

Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more related Exchangeable Certificates, those related Exchangeable Certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more related Exchangeable Certificates underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for the underlying related Exchangeable Certificates, (ii) sell one of those related Exchangeable Certificates and (iii) retain one or more of the remaining related Exchangeable Certificates, the beneficial owner might be treated as having engaged in a “coupon stripping” or “bond stripping” transaction within the meaning of Code Section 1286. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the underlying related Exchangeable Certificates sold and the related Exchangeable Certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the related Exchangeable Certificates sold using its basis allocable to those related Exchangeable Certificates. Also, the beneficial owner then must treat the related Exchangeable Certificates underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner’s basis allocable to those related Exchangeable Certificates. Accordingly, the beneficial owner must accrue interest and OID with respect to the related Exchangeable Certificates retained based on the beneficial owner’s basis in those related Exchangeable Certificates.

As a result, when compared to treating each related Exchangeable Certificate underlying an Exchangeable Certificate as a separate debt instrument, aggregating the related Exchangeable Certificates underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of such an Exchangeable Certificate. Moreover, if Code Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Trustee. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Trustee’s lack of information necessary to report computations that might be required by Code Section 1286, the Trustee will treat each related Exchangeable Certificate underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more related Exchangeable Certificates underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to such an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the related Exchangeable Certificates underlying an Exchangeable Certificate should be aggregated for OID purposes.

Exchangeable Certificates Representing Disproportionate Interests in Related Exchangeable Certificates.  If an Exchangeable Certificate represents beneficial ownership of a disproportionate interest in the related Exchangeable Certificates corresponding to that Exchangeable Certificate, then the tax consequences to the beneficial owner of the Exchangeable Certificate will be determined under Code Section 1286, except as discussed below. Under Code Section 1286, a beneficial owner of an Exchangeable Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payment on the underlying related Exchangeable Certificates. If an Exchangeable Certificate entitles the holder to payments of principal and interest on an underlying related Exchangeable Certificate, the IRS could contend that the Exchangeable Certificate should be treated (i) as an interest in the underlying related Exchangeable Certificate to the extent that the Exchangeable Certificate represents an equal pro rata portion of principal and interest on the underlying related Exchangeable Certificate, and (ii) with respect to the remainder, as an installment obligation consisting of “stripped bonds” to the extent of its share of principal payments or “stripped coupons” to the extent of its share of interest payments. For purposes of information reporting, however, each Exchangeable Certificate will be treated as a single debt instrument, regardless of whether it entitles the holder to payments of principal and interest.

Under Code Section 1286, each beneficial owner of an Exchangeable Certificate must treat the Exchangeable Certificate as a debt instrument originally issued on the date the owner acquires it and as having OID equal to the excess, if any, of its “stated redemption price at maturity” over the price paid by the owner to acquire it. The stated redemption price at maturity for an Exchangeable Certificate is determined in the same manner as described with respect to Regular Certificates under “—Taxation of Regular Certificates—Original Issue Discount.”

If the Exchangeable Certificate has OID, the beneficial owner must include the OID in its ordinary income for federal income tax purposes as the OID accrues, which may be prior to the receipt of the cash attributable to that income. Although the matter is not entirely clear, a beneficial owner should accrue OID using a method similar to that described with respect to the accrual of OID on a Regular Certificate under “—Taxation of Regular Certificates—Original Issue Discount.” A beneficial owner, however, determines its yield to maturity based on its purchase price. For a particular beneficial owner, it is not clear whether the prepayment assumption used for calculating OID would be one determined at the time the Exchangeable Certificate is acquired or would be the prepayment assumption for the underlying related Exchangeable Certificates.

In light of the application of Code Section 1286, a beneficial owner of an Exchangeable Certificate generally will be required to compute accruals of OID based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the Trustee. Accordingly, any information reporting provided by the Trustee with respect to the Exchangeable Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of OID for these certificates. Prospective investors therefore should be aware that the timing of accruals of OID applicable to an Exchangeable Certificate generally will be different than that reported to holders and the IRS. Prospective investors are advised to consult their own tax advisors regarding their obligation to compute and include in income the correct amount of OID accruals and any possible tax consequences should they fail to do so.

The rules of Code Section 1286 also apply if (i) a beneficial owner of one or more Exchangeable Certificates exchanges them for another Exchangeable Certificate, (ii) the beneficial owner sells some, but not all, of such exchanged Exchangeable Certificates, and (iii) the combination of retained Exchangeable Certificates cannot be exchanged for the related underlying Exchangeable Certificates.   As of the date of such a sale, the beneficial owner must allocate its basis in the underlying related Exchangeable Certificates between the part of the related Exchangeable Certificates underlying the Exchangeable Certificates sold and the part of the related Exchangeable Certificates underlying the Exchangeable Certificates retained in proportion to their relative fair market values. Code Section 1286 treats the beneficial owner as purchasing the Exchangeable Certificates retained for the amount of the basis allocated to the retained Exchangeable Certificates, and the beneficial owner must then accrue any OID with respect to the retained Exchangeable Certificates as described above. Code Section 1286 does not apply, however, if a beneficial owner exchanges the underlying related Exchangeable Certificates for other Exchangeable Certificates and retains all such Exchangeable Certificates, see “—Treatment of Exchanges” below.

Upon the sale of an Exchangeable Certificate, a beneficial owner will realize gain or loss on the sale in an amount equal to the difference between the amount realized and its adjusted basis in the Exchangeable Certificate. The owner’s adjusted basis generally is equal to the owner’s cost of the Exchangeable Certificate (or portion of the cost of the related Exchangeable Certificates allocable to the Exchangeable Certificate), increased by income previously included, and reduced (but not below zero) by distributions previously received and by any amortized premium. If the beneficial owner holds the Exchangeable Certificate as a capital asset, any gain or loss realized will be capital gain or loss, except to the extent provided under “—Sale or Exchange of Regular Certificates.”

Although the matter is not free from doubt, if a beneficial owner acquires in one transaction (other than an exchange described under “—Treatment of Exchanges” below) a combination of Exchangeable Certificates that may be exchanged for underlying related Exchangeable Certificates, the owner should be treated as owning the underlying related Exchangeable Certificates, in which case Code Section 1286 would not apply. If a beneficial owner acquires such a combination in separate transactions, the law is unclear as to whether the combination should be aggregated or each Exchangeable Certificate should be treated as a separate debt instrument. You should consult your tax advisors regarding the proper treatment of Exchangeable Certificates in this regard.

Treatment of Exchanges.  If a beneficial owner of one or more Exchangeable Certificates exchanges them for the related Exchangeable Certificates in the manner described under “Description of the Certificates—Exchangeable Certificates” in this prospectus, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each underlying related Exchangeable Certificate that it owned immediately prior to the exchange.

Taxation of Residual Certificates

Taxation of REMIC Income.

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Certificateholders”), and will not be taxed separately to the REMIC Pool.  The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day.  REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

1.      the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

2.      all bad loans will be deductible as business bad debts, and

3.      the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates.  The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans.  The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand.  In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.  When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following the issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount.  If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made.  Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan.  Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of “excess inclusions” below under “—Limitations on Offset or Exemption of REMIC Income.”  The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses.

The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter.  The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate.  The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder.  Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool.  However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows.  The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool’s basis in its assets.  Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic REMIC residual interests.  These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder.  Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.  If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.  Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool’s basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder.  The REMIC Regulations currently in effect do not so provide.  See “—Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “—Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense.

Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations.  We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

Original Issue Discount and Premium.  Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under “—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described in that section, and “—Premium” above.

Deferred Interest.  Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under “—Taxation of Regular Certificates—Deferred Interest” above.

Market Discount.  The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans.  The REMIC Pool’s basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool.  The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described under “—Taxation of Regular Certificates—Market Discount” above.

Premium.  Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess.  As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool.  In a manner analogous to the discussion above under “—Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS or MBS that are REMIC regular interests under the constant yield method.  Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.  Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder.  The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income.

A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment.  That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period.  For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period.  Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return.  However, net operating loss carryovers are determined without regard to excess inclusion income.  Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511.  In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under “—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise.  See “—Taxation of Certain Foreign Investors—Residual Certificates” below.  Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder.  First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions.  Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year.  Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates.

Disqualified Organizations.  If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations.  The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption.  The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue.  The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent.  However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.  The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate.  This tax would be deductible from the ordinary gross income of the

Pass-Through Entity for the taxable year.  The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder’s taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

If an “electing large partnership” as defined in Code Section 775 holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c).  An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

For these purposes:

1.      “Disqualified Organization” means any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to the Class R Certificates (except certain farmers’ cooperatives described in Section 521 of the Code), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership”, as defined in Section 775 of the Code and (vi) any other person so designated by the Trustee or the Certificate Administrator based upon an opinion of counsel as provided to the Trustee or the Certificate Administrator (at no expense to the Trustee or the Certificate Administrator) that the holding of an ownership interest in a Class R Certificate by such person may cause either (i) the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or (ii) any person having an ownership interest in any Class of Certificates (other than such person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Class R Certificate to such person.  The terms “United States,” “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions, and

2.      “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis.  Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false.  Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee.  Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions.  Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

Noneconomic Residual Interests.  The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool.  Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under “—Foreign Investors” below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax.  A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a “noneconomic residual interest” unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under “—Disqualified Organizations” above.  The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the “formula test” or the “assets test,” (each described below) is satisfied.  The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading “—Disqualified Organizations” above.  The transferor must have no actual knowledge or reason to know that those statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

  (i)     the present value of any consideration given to the transferee to acquire the interest;

 (ii)     the present value of the expected future distributions on the interest; and

(iii)     the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate.  Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of the transfer and the compounding period used by the transferee.

The assets test is satisfied if (i) the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

Foreign Investors.  The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes.  This rule appears intended to apply to a transferee who is not a U.S. Person (a “Non-U.S. Person”), unless the transferee’s income is effectively connected with the conduct of a trade or business within the United States.  A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.  If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the related prospectus supplement, a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person.  The term “U.S. Person” means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 that have elected to be treated as U.S. Persons).

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner.  Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) a non-U.S. Person.

Sale or Exchange of a Residual Certificate.

Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under “—Basis and Losses” above, in the Residual Certificate at the time of the sale or exchange.  In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date.  That income will be treated as gain from the sale or exchange of the Residual Certificates.  It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations.

The Treasury has issued regulations, the “Mark to Market Regulations,” under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers.  This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions.

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate.  Prohibited transactions generally include

1.      the disposition of a qualified mortgage other than for:

(a)     substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

(b)     foreclosure, default or imminent default of a qualified mortgage,

(c)     bankruptcy or insolvency of the REMIC Pool, or

(d)     a qualified (complete) liquidation,

2.      the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

3.      the receipt of compensation for services or

4.      the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding.  The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day.

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day.  Exceptions are provided for cash contributions to the REMIC Pool:

1.      during the three months following the Startup Day,

2.      made to a qualified reserve fund by a Residual Certificateholder,

3.      in the nature of a guarantee,

4.      made to facilitate a qualified liquidation or clean-up call, and

5.      as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property.

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts.  Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension.  Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.  In addition, if so disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return.  The trustee will be required to sign the REMIC Pool’s returns.  Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding.  The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool.  Each Residual

Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year.  In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates.  If so indicated in the related prospectus supplement, all those expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates.

Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) of, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more borrowers) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.  The appropriate documentation includes Form W-8BEN if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN or Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-

U.S. Person is a partnership.  An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification.  A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate.  A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If that statement, or any other required statement, is not provided, 30% withholding will apply unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person.  In that latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates.  Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates.

The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest,” subject to the conditions described in “—Regular Certificates” above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).  Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form.  Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income” above.  If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates.  If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount.  See “—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners.  Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

FATCA.

Under Sections 1471 through 1474 of the Code (“FATCA”) “foreign financial institutions” will be required to enter into an agreement with the IRS requiring them to obtain and to disclose to the IRS information about certain of their U.S. investors, if any. FATCA also requires certain other foreign entities to obtain and disclose information about their investors to the relevant withholding agent who would, in turn, be required to provide such information to the IRS.  FATCA imposes a 30% withholding tax on certain payments of income and gross proceeds to an applicable foreign entity (which includes foreign financial institutions as well as certain other financial entities) if that foreign entity fails to enter into an information sharing agreement with the IRS or otherwise fails to comply with the requirements of the legislation.  Withholding under FATCA will be effective for payments of income made after June 30, 2014, and for gross proceeds realized after December 31, 2016, but would not apply to obligations, such as any Regular Certificates, outstanding on or before July 1, 2014.  Non-U.S. Persons should consult their tax advisors regarding their requirements with respect to the new legislation and related Treasury regulations and announcements.

3.8% Medicare Tax On “Net Investment Income”

U.S. holders of REMIC Certificates that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any income or gain with respect to the REMIC Certificates, to the extent that their net investment income, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the regular income tax.  U.S. Persons should consult their advisors with respect to the application of the 3.8% Medicare tax to their income and gains, if any, with respect to the REMIC Certificates.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at a current rate of 28% on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may also apply regardless of whether withholding is required.  Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee.  All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates.  Holders through nominees must request that information from the nominee.

Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.  Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see “—Limitations on Deduction of Certain Expenses” above, allocable to those holders.  Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described under “—Qualification as a REMIC” above.

Federal Income Tax Consequences
for Certificates as to which No REMIC Election Is Made

Standard Certificates

General.

In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as “—Stripped Certificates,” as described below, as a REMIC (certificates of that kind of series are referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a “Standard Certificateholder”) in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under “—Recharacterization of Servicing Fees” below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described under “—Stripped Certificates” and “—Recharacterization of Servicing Fees,” below.

Tax Status.

In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

1.      Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans....secured by an interest in real property which is .  .  .  residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

2.      Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      Standard Certificate owned by a REMIC will be considered to represent an “obligation .  .  .  which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount.

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium.  The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium” above.

Original Issue Discount.  The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans  originated with original issue discount.  Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income.  If so indicated in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.  However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal.  Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

Market Discount.  Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met.  Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount” above, except that the ratable accrual methods described there will not apply and it is unclear whether a Prepayment Assumption would apply.  Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected.  If so indicated in the related prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders.  In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis.  If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules.  That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

Accordingly, if the IRS’s approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans.  Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed under “—Stripped Certificates” below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder.  While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest.  Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose.  In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated.  See “—Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate.  In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates.  Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset.  However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.  Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year.  The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General.

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates.” Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

1.      we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

2.      the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See “—Standard Certificates—Recharacterization of Servicing Fees” above), and

3.      certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered.  See discussion under “—Standard Certificates—Recharacterization of Servicing Fees” above.  Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods.  The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under “—Standard Certificates—General” above, subject to the limitation described there.

Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased.  Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of  the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.  This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations.  While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under “—Taxation of Stripped Certificates—Possible Alternative Characterizations” below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes.  The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount.  In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium.  This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.  This market discount would be reportable as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount” above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans.  Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans .  .  .  secured by an interest in real property which is .  .  .  residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

Original Issue Discount.  Except as described under “—General” above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes.  Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income.  Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates” above.  However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under “—General” above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder’s Stripped Certificate.  While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are “contingent” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates.  However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption.  The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee.  Accordingly, any information reporting provided by the trustee with respect to the Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.  Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

Sale or Exchange of Stripped Certificates.  Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in that Stripped Certificate, as described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates” above.  To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates.  Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations.  The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions.  For example, the Stripped Certificateholder may be treated as the owner of

1.      one installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan,

2.      as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

3.      a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto.

Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder.  Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable.  The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

3.8% Medicare Tax On “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income”, above.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns.  The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements.  The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price.  In particular, in the case of Stripped Certificates, if so provided in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates.  The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28% may be required in respect of any reportable payments, as described under “—Federal Income Tax Consequences for REMIC Certificates—Backup Withholding” above.

The IRS has published final regulations which establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner.  A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder.  The same requirements would be imposed on middlemen holding certificates on behalf of holders.  Under certain circumstances, the trustee may report under the safe harbor for widely-held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman.  The information must be provided to parties specified in clause (i) on or before (a) the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request if any trust assets are interests in another widely-held fixed investment trust or REMIC regular interests, and otherwise (b) the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans will be “portfolio interest” and will be treated in the manner, and those persons will be subject to the same certification and reporting requirements, described under “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates” above.

Holders that are “foreign financial institutions” may be required to provide additional information under FATCA.  See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—FATCA”, above.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences”, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates.  State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as “Plans”), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets.  Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.  However, those plans may be subject to the provisions of other applicable federal, state or local law (“Similar Law”) materially similar to the foregoing provisions of ERISA or the Code.  Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan.  In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available.  Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.  These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.  Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates.  Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

Plan Asset Regulations

A Plan’s investment in offered certificates may cause the trust assets to be deemed Plan assets.  Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”), as modified by Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by “benefit plan investors” (that is, Plans and entities whose underlying assets include plan assets) is not “significant.” For this purpose, in general, equity participation in a trust fund will be “significant” on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan.  If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan “fiduciary” with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of

ERISA and the Code.  In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

Administrative Exemptions

Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the “Exemptions”) which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent.  If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability. Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Exemptions.

Insurance Company General Accounts

Sections I and III of Prohibited Transaction Class Exemption (“PTCE”) 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied.  If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions.  All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available.  Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

Section 401(c) to ERISA provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account.  Pursuant to Section 401(c) of ERISA, the DOL issued regulations (“401(c) Regulations”), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured’s general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets.  Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets.  In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account.  Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

Unrelated Business Taxable Income; Residual Certificates

The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to “unrelated business taxable income” as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a “Disqualified Organization,” which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption “Material Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC

Certificates—Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

The sale of certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that this investment is appropriate for Plans generally or for any particular Plan.

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  Generally, the only classes of offered certificates which will qualify as “mortgage related securities” will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, as defined in Section 3(a)(62) of the Exchange Act (“NRSRO”); and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgage related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of offered certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

 The appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the offered certificates, are subject to significant interpretive uncertainties.  Except as may be specified in the related prospectus supplement with regard to the status of certain classes of offered certificates as “mortgage related securities” for purposes of SMMEA, no representations are made as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any offered certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of offered certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class.  The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity and market value of the offered certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

METHOD OF DISTRIBUTION

The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below.  The prospectus supplement prepared for each series will describe the method of offering being utilized for that series, including the initial public offering or purchase price of each class or the method by which the price will be determined, and our net proceeds from that sale.

We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods.  Those methods are as follows:

1.      by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.      by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

3.      through direct offerings by the Depositor.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The managing underwriter or underwriters with respect to the offer and sale of a particular series of offered certificates will be set forth on the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

In connection with the sale of the offered certificates, the underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.  Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.  The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by us to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by J.P. Morgan Securities LLC, acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement, or J.P. Morgan Securities LLC may act as a dealer with regard to the offered certificates.  The depositor is an affiliate of J.P. Morgan Securities LLC and, as such, J.P. Morgan Securities LLC will have potential conflicts of interest in underwriting or acting as a dealer with regard to any offered certificates.  Any potential conflicts of interest pertaining to J.P. Morgan Securities LLC, any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of any series of offered certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, and the underwriters will indemnify us and our controlling persons, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors.  Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be “underwriters” within the meaning of the Securities Act in connection with reoffers and resales by them of offered certificates.  If you purchase offered certificates, you should consult with your legal advisors in this regard prior to any reoffer or resale.

All or part of any class of offered certificates may be acquired by us or by one or more of our affiliates in a secondary market transaction or from an affiliate.  Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to each series of certificates, only those classes rated in an investment grade rating category by an NRSRO will be offered by this prospectus and the related prospectus supplement.  We may initially retain any class rated below investment grade, or any unrated class, and we may sell it at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which such underwriter acts as principal.  An underwriter may also act as agent in such transactions.  Sales may be made at negotiated prices determined at the time of sale.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports (other than annual reports on Form 10-K) filed or caused to be filed by the Depositor with respect to a trust fund before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, that relate specifically to the related series of certificates.  The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents).  Requests to the Depositor should be directed in writing to its principal executive offices at 383 Madison Avenue, 31st Floor, New York, New York 10179, Attention: President, or by telephone at (212) 272-6858.  The Depositor has determined that its financial statements will not be material to the offering of any offered certificates.

The Depositor filed a registration statement (the “Registration Statement”) relating to the certificates with the SEC.  This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

WHERE YOU CAN FIND MORE INFORMATION

Copies of the Registration Statement and other filed materials, including distribution reports on Form 10-D, annual reports on Form 10-K, current reports on Form 8-K, and any amendments for these reports may be read and copied at the Public Reference Section of the SEC, 100 F Street N.W., Washington, D.C. 20549.  Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.  The SEC also maintains a site on the World Wide Web at “http://www.sec.gov” at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.  The Depositor has filed the Registration Statement (SEC File No. 333-190246), including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the SEC’s Web site.  The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

If so specified in the related prospectus supplement, copies of all filings through the EDGAR system of the related issuing entity on Forms 10-D, 10-K and 8-K will be made available on the applicable Trustee’s or other identified party’s website.

LEGAL MATTERS

The validity of the certificates of each series and material federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP or such other counsel as may be specified in the applicable prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates.  Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Other NRSROs that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they obtain pursuant to Rule 17g-5 under the Exchange Act or otherwise.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled.  These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any.  Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated.  As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO.  Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

30/360	50	FATCA	116
401(c) Regulations	127	Federal Funds Rate	54
91-day Treasury Bill Rate	54	FHLMC	38
91-day Treasury Bills	54	FNMA	38
Accrual Certificates	49	Garn Act	89
Accrued Certificate Interest	49	GNMA	38
Actual/360	50	Indirect Participants	62
Actual/365 (fixed)	50	Insurance and Condemnation Proceeds	68
Actual/Actual (accrual basis)	50	IRS	92
Actual/Actual (ISMA)	51	ISMA	51
Actual/Actual (payment basis)	51	Issuing Entity	1
ADA	91	JPMCB	46
ARM Loans	37	L/C Bank	77
Assessment of Compliance	73	LIBOR Determination Date	52
Attestation Report	73	Liquidation Proceeds	68, 69
Available Distribution Amount	49	Loan-to-Value Ratio	35
Bankruptcy Code	81	Lock-out Date	37
Bond Equivalent Yield	52	Lock-out Period	37
Book-Entry Certificates	48	LTV	35
Cash Flow Agreement	40	MBS	33
CERCLA	87	MBS Agreement	38
Certificate Owner	62	MBS Issuer	38
Clearstream	63	MBS Servicer	38
CMT Rate	52	MBS Trustee	38
Code	60	Mortgage Asset Seller	34
Commercial Paper Rate	52	Mortgage Notes	34
Cooperatives	34	Mortgaged Properties	34
CPR	43	Mortgages	34
Debt Service Coverage Ratio	35	Net Leases	35
Debt Yield	35	Net Operating Income	35
defective obligation	94	Nonrecoverable Advance	57
Definitive Certificates	48	Non-U.S. Person	112
Depositor	ii, 34	NRSRO	128
Designated CMT Reuters Page	53	OID Regulations	96
Determination Date	41	Participants	62
Direct Participants	62	Parties in Interest	126
Disqualified Organization	110, 127	Pass-Through Entity	110
Distribution Date Statement	59	Patriot Act	91
DOL	126	Permitted Investments	68
DSCR	35	Plans	126
DTC	48	Pooling Agreement	64
Due Dates	36	prepayment	43
Due Period	41	Prepayment Assumption	97
EDGAR	131	Prepayment Interest Shortfall	41
Euroclear	63	Prepayment Premium	37
Excess Funds	46	Prime Rate	54
excess servicing	120	PTCE	127
Exchange Act	39	Random Lot Certificates	96
Exchangeable Certificates	57	Record Date	49
Exemptions	127	Reference Banks	52
FAMC	38	Reform Act	95

Registration Statement	130	Servicer Termination Event	74
Regular Certificateholder	95	Servicing Standard	67
Regular Certificates	92	Similar Law	126
Related Proceeds	56	SMMEA	128
Relief Act	90	SPA	43
REMIC	7, 92	Sponsor	46
REMIC Certificates	92	Standard Certificateholder	118
REMIC Pool	92	Standard Certificates	118
REMIC Regulations	92	Startup Day	93
REO Property	67	Stripped Certificateholder	122
Residual Certificateholders	106	Stripped Certificates	121
Residual Certificates	49	Subordinate Certificates	48
Reuters Screen FEDCMT Page	53	Sub-Servicing Agreement	67
Reuters Screen FEDFUNDS1 Page	54	Terms and Conditions	64
Reuters Screen FRBCMT Page	53	Title V	89
Reuters Screen LIBOR01 Page	52	Treasury	92
Reuters Screen US PRIME 1 Page	55	Treasury Notes	53
SEC	37	U.S. Person	112
secured-creditor exemption	87	Value	36
Securities Act	39	variable rate	99
Senior Certificates	48	Warranting Party	66

IMPORTANT NOTICE TO ALL POTENTIAL INVESTORS

The attached disc relates to this free writing prospectus. The disc contains Annex A-1 to this free writing prospectus, which will be included with and form part of the paper version of this free writing prospectus. Defined terms used in Annex A-1, but not otherwise defined in Annex A-1, shall have the respective meanings assigned to them in the paper portion of this free writing prospectus. All of the information contained in the disc is subject to the same limitations and qualifications contained in this free writing prospectus. Prospective investors are strongly urged to read the paper portion of this free writing prospectus in its entirety prior to accessing the disc, and if the disc is received separately, any information on the disc will be supplemented in its entirety by the paper portion of this free writing prospectus. If the disc was not received in a sealed package, we cannot assure you that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact Kunal Singh of J.P. Morgan Securities LLC at (212) 834-5467 to receive an original copy of the disc.

The delivery of this disc is not an offer to sell or a solicitation of an offer to buy any securities, nor an offer of any securities to any person in any country, state or other jurisdiction in which such offer would be unlawful. The delivery of this disc does not imply that the information set forth in this disc is correct as of any date subsequent to the date of such information.

No dealer, salesman or other person is authorized to give any information or to represent anything not contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

$1,088,661,000
(Approximate)

J.P. Morgan Chase
Commercial Mortgage
Securities Corp.
Depositor

JPMBB
Commercial Mortgage
Securities Trust 2014-C19
Issuing Entity

Commercial Mortgage Pass-Through
Certificates, Series 2014-C19

Free Writing Prospectus

Summary of Certificates	S-3
Important Notice Regarding The Offered Certificates	S-9
Important Notice About Information Presented in This
Free Writing Prospectus and the Accompanying
Prospectus	S-10
Summary of Terms	S-14
Risk Factors	S-59
Description of the Mortgage Pool	S-130
Transaction Parties	S-214
Description of the Certificates	S-266
Servicing of the Mortgage Loans	S-312
Certain Affiliations, Relationships and Related
Transactions Involving Transaction Parties	S-355
Pending Legal Proceedings Involving Transaction
Parties	S-356
Yield and Maturity Considerations	S-356
Material Federal Income Tax Consequences	S-370
Certain State and Local Tax Considerations	S-373
Certain ERISA Considerations	S-374
Certain Legal Aspects of the Mortgage Loans	S-376	Class A-1	$67,211,000
Legal Investment	S-377	Class A-2	$318,698,000
Legal Matters	S-378	Class A-3	$112,365,000
Ratings	S-378	Class A-4	$276,298,000
Index of Defined Terms	S-380	Class A-SB	$62,128,000
		Class X-A	$1,085,370,000
Prospectus		Class X-B	$89,860,000
		Class A-S	$98,670,000
Summary of Prospectus	1	Class B	$89,860,000
Risk Factors	9	Class C	$63,431,000
Description of the Trust Funds	33	Class EC	$251,961,000
Yield and Maturity Considerations	40
The Sponsor	46	FREE WRITING PROSPECTUS J.P. Morgan Co-Lead Manager and Joint Bookrunner Barclays Co-Lead Manager and Joint Bookrunner KeyBanc Capital Markets Co-Manager April , 2014
The Depositor	47
The Issuing Entity	47
Use of Proceeds	47
Description of the Certificates	48
Description of the Pooling Agreements	64
Description of Credit Support	76
Certain Legal Aspects of Mortgage Loans	78
Material Federal Income Tax Consequences	92
State and Other Tax Considerations	125
Certain ERISA Considerations	125
Legal Investment	128
Method of Distribution	129
Incorporation of Certain Information by Reference	130
Where You Can Find More Information	131
Legal Matters	131
Financial Information	131
Rating	131
Index of Defined Terms	132